FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-190246-17

The information in this free writing prospectus is not complete and may be amended prior to the time of sale. This free writing prospectus is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

THIS FREE WRITING PROSPECTUS, DATED OCTOBER 6, 2015, MAY BE AMENDED OR COMPLETED PRIOR TO TIME OF SALE (THIS FREE WRITING PROSPECTUS ACCOMPANIES THE ATTACHED PROSPECTUS DATED OCTOBER 6, 2015)

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-190246) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 866-400-7834 or by emailing cmbs-prospectus@jpmorgan.com.

$1,062,050,000 (Approximate)

JPMBB Commercial Mortgage Securities Trust 2015-C32

Issuing Entity

J.P. Morgan Chase Commercial Mortgage Securities Corp.

Depositor

JPMorgan Chase Bank, National Association

Barclays Bank PLC

Starwood Mortgage Funding II LLC

MC-Five Mile Commercial Mortgage Finance LLC

Redwood Commercial Mortgage Corporation
RAIT Funding, LLC

Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2015-C32

J.P. Morgan Chase Commercial Mortgage Securities Corp. is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2015-C32 consisting of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class A-S, Class B, Class C, Class EC and Class D certificates. The certificates (which are comprised of the certificates offered by this free writing prospectus and the Class X-C, Class X-D, Class E, Class F, Class G, Class NR, Class R and Class Z certificates) represent the beneficial ownership interests in the issuing entity, which will be a trust named JPMBB Commercial Mortgage Securities Trust 2015-C32. The assets of the trust will primarily consist of a pool of fixed rate commercial mortgage loans, which are generally the sole source of payments on the certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Collateral Support Deficit” in this free writing prospectus. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th is not a business day, the next business day), commencing in November 2015.

	Initial Class Certificate Balance or Notional Amount(1)		Initial Approx. Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)	Expected Ratings (Moody’s/Fitch/DBRS/KBRA)(5)	Rated Final Distribution Date(3)
Class A-1	$80,183,000%			(6)	April 2020	Aaa(sf) / AAAsf / AAA(sf) / AAA(sf)	November 2048
Class A-2	$244,690,000%			(6)	October 2020	Aaa(sf) / AAAsf / AAA(sf) / AAA(sf)	November 2048
Class A-3	$28,747,000%			(6)	September 2022	Aaa(sf) / AAAsf / AAA(sf) / AAA(sf)	November 2048
Class A-4	$100,000,000%			(6)	August 2025	Aaa(sf) / AAAsf / AAA(sf) / AAA(sf)	November 2048
Class A-5	$234,856,000%			(6)	September 2025	Aaa(sf) / AAAsf / AAA(sf) / AAA(sf)	November 2048
Class A-SB	$115,238,000%			(6)	June 2025	Aaa(sf) / AAAsf / AAA(sf) / AAA(sf)	November 2048
Class X-A	$855,381,000	(7)%		Variable(8)	September 2025	Aa1(sf) / AAAsf / AAA(sf) / AAA(sf)	November 2048
Class X-B	$57,408,000	(7)%		Variable(8)	October 2025	Aa3(sf) / AA-sf / AAA(sf) / AAA(sf)	November 2048
Class A-S(9)	$51,667,000	(10)%		(6)	September 2025	Aa1(sf) / AAAsf / AAA(sf) / AAA(sf)	November 2048
Class B(9)	$57,408,000	(10)%		(6)	October 2025	Aa3(sf) / AA-sf / AA(low)(sf) / AA-(sf)	November 2048
Class C(9)	$99,029,000	(10)%		(6)	October 2025	NR / NR / A(low)(sf) / A-(sf)	November 2048
Class EC(9)(11)	$208,104,000	(10)	(12)	N/A(12)	October 2025	NR / NR / A(low)(sf) / A-(sf)	November 2048
Class D	$50,232,000%			(6)	October 2025	NR / NR / BBB(low)(sf) / BBB-(sf)	November 2048

(Footnotes on table on page S-3)

You should carefully consider the risk factors beginning on page S-61 of this free writing prospectus and page 9 of the prospectus.

Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this free writing prospectus or the accompanying prospectus. Any representation to the contrary is a criminal offense. J.P. Morgan Chase Commercial Mortgage Securities Corp. will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this free writing prospectus).

The underwriters, J.P. Morgan Securities LLC, Barclays Capital Inc. and Drexel Hamilton, LLC, will purchase the offered certificates from J.P. Morgan Chase Commercial Mortgage Securities Corp. and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. J.P. Morgan Securities LLC and Barclays Capital Inc. are acting as co-lead managers and joint bookrunners in the following manner: J.P. Morgan Securities LLC is acting as sole bookrunning manager with respect to approximately 58.2% of each class of offered certificates and Barclays Capital Inc. is acting as sole bookrunning manager with respect to approximately 41.8% of each class of offered certificates. Drexel Hamilton, LLC is acting as co-manager.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about October 29, 2015.

J.P. Morgan		Barclays
Co-Lead Manager and Joint Bookrunner		Co-Lead Manager and Joint Bookrunner

Drexel Hamilton
Co-Manager

October , 2015

# JPMBB Commercial Mortgage Securities Trust 2015-C32

Commercial Mortgage Pass-Through Certificates, Series 2015-C32

Idaho
1 property
$292,362
0.0% of total
South Dakota
1 property
$809,123
0.1% of total
Missouri
5 properties
$1,627,577
0.1% of total
Iowa
1 property
$409,306
0.0% of total
Minnesota
5 properties
$6,519,031
0.6% of total
Wisconsin
3 properties
$1,526,542
0.1% of total
Illinois
20 properties
$246,726,231
21.5% of total
Indiana
8 properties
$20,832,894
1.8% of total
Ontario
1 property
$430,094
0.0% of total
New York
11 properties
$31,679,638
2.8% of total
Maine
1 property
$268,973
0.0% of total
Washington
3 properties
$808,114
0.1% of total
New Hampshire
2 properties
$502,862
0.0% of total
Michigan
9 properties
$102,179,390
8.9% of total
Pennsylvania
21 properties
$142,716,068
12.4% of total
Oregon
2 properties
$953,099
0.1% of total
Massachusetts
3 properties
$7,769,210
0.7% of total
Ohio
15 properties
$33,681,684
2.9% of total
Rhode Island
1 property
$204,653
0.0% of total
Nevada
3 properties
$3,618,577
0.3% of total
Connecticut
4 properties
$1,321,475
0.1% of total
New Jersey
5 properties
$57,138,117
5.0% of total
Maryland
4 properties
$12,880,386
1.1% of total
California
40 properties
$97,965,242
8.5% of total
Virginia
6 properties
$22,695,342
2.0% of total
Kentucky
2 properties
$643,196
0.1% of total
Utah
1 property
$157,875
0.0% of total
North Carolina
6 properties
$21,726,662
1.9% of total
Arizona
9 properties
$26,116,061
2.3% of total
South Carolina
2 properties
$672,432
0.1% of total
Colorado
10 properties
$12,119,475
1.1% of total
Kansas
1 property
$539,415
0.0% of total
Arkansas
3 properties
$1,070,044
0.1% of total
Mississippi
2 properties
$861,381
0.1% of total
Alabama
6 properties
$15,310,189
1.3% of total
Georgia
13 properties
$45,085,409
3.9% of total
Oklahoma
1 property
$1,379,947
0.1% of total
Texas
22 properties
$101,845,531
8.9% of total
Louisiana
4 properties
$39,326,128
3.4% of total
Tennessee
4 properties
$1,223,242
0.1% of total
Florida
12 properties
$84,529,671
7.4% of total
Percentage of Initial Pool Balance
0.0% – 5.0%
5.1% – 10.0%
10.1% – 21.5%

Summary of Certificates

Class	Initial Class Certificate Balance or Notional Amount(1)		Approx. Initial Credit Support(2)	Pass- Through Rate Description	Assumed Final Distribution Date(3)	Initial Approx. Pass- Through Rate	Weighted Average Life (Yrs.)(4)	Expected Ratings (Moody’s/Fitch/DBRS/KBRA)(5)	Principal Window(4)
Offered Certificates
A-1	$80,183,000		30.000%	(6)	April 2020%		2.52	Aaa(sf) / AAAsf / AAA(sf) /AAA(sf)	11/15-04/20
A-2	$244,690,000		30.000%	(6)	October 2020%		4.89	Aaa(sf) / AAAsf / AAA(sf) /AAA(sf)	04/20-10/20
A-3	$28,747,000		30.000%	(6)	September 2022%		6.88	Aaa(sf) / AAAsf / AAA(sf) /AAA(sf)	09/22-09/22
A-4	$100,000,000		30.000%	(6)	August 2025%		9.70	Aaa(sf) / AAAsf / AAA(sf) /AAA(sf)	06/25-08/25
A-5	$234,856,000		30.000%	(6)	September 2025%		9.83	Aaa(sf) / AAAsf / AAA(sf) /AAA(sf)	08/25-09/25
A-SB	$115,238,000		30.000%	(6)	June 2025%		7.14	Aaa(sf) / AAAsf / AAA(sf) /AAA(sf)	04/20-06/25
X-A	$855,381,000	(7)	N/A	Variable(8)	September 2025%		N/A	Aa1(sf) / AAAsf / AAA(sf) /AAA(sf)	N/A
X-B	$57,408,000	(7)	N/A	Variable(8)	October 2025%		N/A	Aa3(sf) / AA-sf / AAA(sf) / AAA(sf)	N/A
A-S(9)	$51,667,000	(10)	25.500%	(6)	September 2025%		9.88	Aa1(sf) / AAAsf / AAA(sf) /AAA(sf)	09/25-09/25
B(9)	$57,408,000	(10)	20.500%	(6)	October 2025%		9.91	Aa3(sf) / AA-sf / AA(low)(sf) /AA-(sf)	09/25-10/25
C(9)	$99,029,000	(10)	11.875%	(6)	October 2025%		9.96	NR / NR / A(low)(sf) / A-(sf)	10/25-10/25
EC(9)(11)	$208,104,000	(10)	11.875%	N/A(12)	October 2025	(12)	9.93	NR / NR / A(low)(sf) / A-(sf)	09/25-10/25
D	$50,232,000		7.500%	(6)	October 2025%		9.96	NR / NR / BBB(low)(sf) / BBB-(sf)	10/25-10/25
Non Offered Certificates(13)
X-C	$99,029,000	(14)	N/A	Variable(15)	October 2025%		N/A	NR / NR / AAA(sf) / AAA(sf)	N/A
X-D	$50,232,000	(16)	N/A	Variable(17)	October 2025%		N/A	NR / NR / AAA(sf) / BBB-(sf)	N/A
E	$28,705,000		5.000%	(6)	October 2025%		9.96	NR / NR / BB(low)(sf) / BB-(sf)	10/25-10/25
F	$11,481,000		4.000%	(6)	October 2025%		9.96	NR / NR / B(sf) / B(sf)	10/25-10/25
G	$11,482,000		3.000%	(6)	October 2025%		9.96	NR / NR / B(low)(sf) / NR	10/25-10/25
NR	$34,444,648		0.000%	(6)	October 2025%		9.96	NR / NR / NR / NR	10/25-10/25

(1)	Approximate, subject to a permitted variance of plus or minus 5%.

(2)	The initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, are represented in the aggregate.

(3)	The assumed final distribution dates set forth in this free writing prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date” in this free writing prospectus. The rated final distribution date for each class of offered certificates is the distribution date in November 2048. See “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date” in this free writing prospectus.

(4)	The weighted average life and period during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates (other than the Class X-A, Class X-B, Class X-C and Class X-D certificates) are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in this free writing prospectus and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.

(5)	Ratings shown are those of Moody’s Investors Service, Inc. (“Moody’s”), Fitch Ratings, Inc. (“Fitch”), DBRS, Inc. (“DBRS”), and Kroll Bond Rating Agency, Inc. (“KBRA”) (each a “Rating Agency” and collectively, the “Rating Agencies”). Certain nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the offered certificates and any of Moody’s, Fitch, DBRS and KBRA may issue unsolicited credit ratings on one or more classes of offered certificates that it ultimately does not rate. We cannot assure you as to whether such rating agencies will rate each class of offered certificates or, if they were to rate only certain classes of offered certificates, what rating would be assigned to the other classes of offered certificates. Additionally, we cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Ratings of the Certificates” and “Ratings” in this free writing prospectus. Moody’s, Fitch, DBRS and KBRA have informed us that the “sf” designation in their ratings represents an identifier for structured finance product ratings. For additional information about this identifier, prospective investors can go to the related rating agency’s website. The depositor and the underwriters have not verified, do not adopt and do not accept responsibility for any statements made by the Rating Agencies on their internet websites. Important disclaimer: Credit ratings referenced throughout this material are forward-looking opinions about credit risk and express an agency’s opinion about the ability of and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit and are not buy, sell or hold recommendations, a measure of asset value, or an indication of the suitability of an investment.

(6)	The pass-through rate applicable to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class NR certificates on each distribution date will be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) the lesser of a specified fixed pass-through rate and the rate described in clause (ii) above or (iv) the rate described in clause (ii) above less a specified percentage.

(7)	The notional amount of the Class X-A certificates will be equal to the aggregate of the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates (determined without giving effect to any exchange and conversion of any Class A-S certificates for Class EC certificates). The notional amount of the Class X-B certificates will be equal to the certificate balance of the Class B certificates (determined without giving effect to any exchange and conversion of any Class B certificates for Class EC certificates). The Class X-A and Class X-B certificates will not be entitled to distributions of principal.

(8)	The pass-through rate for the Class X-A certificates for any distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates, weighted on the basis of their respective certificate balances immediately prior to that

S-3

distribution date and calculated without giving effect to any exchange and conversion of any Class A-S certificates for Class EC certificates. The pass-through rate for the Class X-B certificates for any distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate of the Class B certificates for that distribution date. See “Description of the Certificates—Distributions” in this free writing prospectus.

(9)	A holder of Class A-S, Class B and Class C certificates may exchange and convert such classes of certificates (on an aggregate basis) for a related amount of Class EC certificates, and a holder of Class EC certificates may exchange and convert that Class for a ratable portion of each class of Class A-S, Class B and Class C certificates.

(10)	The initial certificate balance of any of the Class A-S, Class B or Class C certificates represents the principal balance of such class without giving effect to any exchange and conversion for Class EC certificates. The initial certificate balance of the Class EC certificates is equal to the aggregate of the initial certificate balances of the Class A-S, Class B and Class C certificates and represents the maximum principal balance of such class that could be issued in an exchange and conversion. In the event that none of the Class A-S, Class B and Class C certificates are converted to Class EC certificates, the Class EC certificate balance would be equal to zero. Other than for federal income tax purposes, any exchange of (i) a portion of the Class A-S, Class B or Class C certificates will result in a conversion and reduction, on a dollar-for-dollar basis, of a proportionate share of each related component class of Class A-S, Class B and Class C certificates for, and an increase, on a dollar-for-dollar basis, of the certificate balance of the Class EC certificates, and (ii) any amount of the Class EC certificates will result in a conversion and reduction, on a dollar-for-dollar basis, of the certificate balance of the Class EC certificates converted and an increase, on a dollar-for-dollar basis, of a proportionate share of the related certificate balances of each class of Class A-S, Class B and Class C certificates.

(11)	Although the Class EC certificates are listed below the Class C certificates in the chart, the Class EC certificates’ payment entitlements and subordination priority will be a result of the payment entitlements and subordination priority at each level of the related component classes of Class A-S, Class B and Class C certificates. For purposes of determining the approximate initial credit support for Class EC certificates, the calculation is based on the aggregate initial class certificate balance of the Class A-S, Class B and Class C certificates as if they were a single class.

(12)	The Class EC certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest that would otherwise be distributable on the Class A-S, Class B and Class C certificates that are converted in an exchange for such Class EC certificates. The effective pass-through rate applicable to the Class EC certificates for the initial distribution date is approximately ●% per annum.

(13)	The Class R and Class Z certificates are not represented in the above table.

(14)	The notional amount of the Class X-C certificates will be equal to the certificate balance of the Class C certificates (determined without giving effect to any exchange and conversion of any Class C certificates for Class EC certificates). The Class X-C certificates will not be entitled to distributions of principal.

(15)	The pass-through rate for the Class X-C certificates for any distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate of the Class C certificates for that distribution date. See “Description of the Certificates—Distributions” in this free writing prospectus.

(16)	The notional amount of the Class X-D certificates will be equal to the certificate balance of the Class D certificates. The Class X-D certificates will not be entitled to distributions of principal.

(17)	The pass-through rate for the Class X-D certificates for any distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate of the Class D certificates for that distribution date. See “Description of the Certificates—Distributions” in this free writing prospectus.

The Class X-C, Class X-D, Class E, Class F, Class G, Class NR, Class R and Class Z certificates are not offered by this free writing prospectus. Any information in this free writing prospectus concerning certificates other than the offered certificates is presented solely to enhance your understanding of the offered certificates.

S-4

Summary of Certificates	S-3
Important Notice Regarding The Offered Certificates	S-10
Important Notice About Information Presented in This Free Writing Prospectus and the Accompanying Prospectus	S-11
Summary of Terms	S-16
Risk Factors	S-61
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	S-61
The Offered Certificates May Not Be a Suitable Investment for You	S-61
The Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of Commercial Mortgage-Backed Securities	S-61
Market Considerations and Limited Liquidity	S-62
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Certificates	S-63
The Volatile Economy and Credit Crisis May Increase Loan Defaults and Affect the Value and Liquidity of Your Investment	S-65
The Prospective Performance of the Mortgage Loans Included in the Trust Fund Should Be Evaluated Separately from the Performance of the Mortgage Loans in Any of Our Other Trusts	S-67
Commercial Lending Is Dependent Upon Net Operating Income	S-68
Risks Relating to Underwritten Net Cash Flow	S-69
Limited Information Causes Uncertainty	S-69
No Reunderwriting of the Mortgage Loans	S-69
Risks Associated with Commercial Real Estate Lending	S-70
Office Properties Have Special Risks	S-70
Retail Properties Have Special Risks	S-71
Multifamily Properties Have Special Risks	S-74
Hotel Properties Have Special Risks	S-75
Risks Relating to Affiliation with a Franchise or Hotel Management Company	S-76
Mixed Use Facilities Have Special Risks	S-77
Self Storage Properties Have Special Risks	S-78
Industrial Properties Have Special Risks	S-78
Manufactured Housing Community Properties Have Special Risks	S-79
Risks of Lease Early Termination Options	S-81
Geographic Concentration Entails Risks	S-82
Risks Relating to Mortgage Loan Concentrations and Borrower-Sponsor Concentrations	S-83
The Borrower’s Form of Entity May Cause Special Risks	S-85
Tenancies-in-Common May Hinder Recovery	S-87
Additional Debt or the Ability To Incur Other Borrowings Entails Risk	S-88
Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Create Risks	S-90
Tenant Concentration Entails Risk	S-92
Certain Additional Risks Relating to Tenants	S-92
Options and Other Purchase Rights May Affect Value or Hinder Recovery with Respect to the Mortgaged Properties	S-95
Risks Related to Redevelopment and Renovation at the Mortgaged Properties	S-95
Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks	S-96
Tenant Bankruptcy Entails Risks	S-96
Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed	S-97

S-5

Lack of Skillful Property Management Entails Risks	S-97
The Performance of a Mortgage Loan and the Related Mortgaged Property Depends in Part on Who Controls the Borrower and the Related Mortgaged Property	S-98
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	S-98
Condominiums and Master Developments May Limit Use and Improvements	S-98
Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss	S-99
Limitations of Appraisals	S-100
Different Timing of Mortgage Loan Amortization Poses Certain Risks	S-100
Environmental Risks Relating to the Mortgaged Properties	S-100
Availability of Earthquake, Flood and Other Insurance	S-104
Risks Associated with Blanket Insurance Policies or Self-Insurance	S-106
Availability of Terrorism Insurance	S-106
Zoning Compliance, Use Restrictions and Condemnation May Adversely Affect Property Value	S-107
Increases in Real Estate Taxes Due to Termination of a PILOT Program or Other Tax Abatement Arrangements May Reduce Net Cash Flow and Payments to Certificateholders	S-108
Litigation or Other Legal Proceedings Could Adversely Affect the Mortgage Loans	S-108
Certain of the Mortgage Loans Lack Customary Provisions	S-109
Subordination of the Class A-S, Class B, Class C, Class EC and Class D Certificates Will Affect the Timing of Distributions and the Application of Losses on the Class A-S, Class B, Class C, Class EC and Class D Certificates	S-110
Potential Conflicts of Interest	S-110
Potential Conflicts of Interest of the Sponsors and Mortgage Loan Sellers	S-110
Potential Conflicts of Interest of the Master Servicer and the Special Servicer	S-113
Potential Conflicts of Interest of the Directing Certificateholder	S-115
Conflicts Between Certificateholders and the Holder of a Companion Loan	S-116
Potential Conflicts of Interest of the Underwriters and Their Affiliates	S-117
Other Possible Conflicts of Interest	S-118
Potential Conflicts of Interest in the Selection of the Mortgage Loans	S-119
Your Lack of Control Over the Trust Can Adversely Impact Your Investment	S-120
Special Servicer May Be Directed To Take Actions	S-122
The Sponsors, the Depositor and the Trust Are Subject to Bankruptcy or Insolvency Laws That May Affect the Trust Fund’s Ownership of the Mortgage Loans	S-123
Risks Relating to the Exchangeable Certificates and Class EC Certificates	S-125
Risks Relating to Prepayments and Repurchases	S-125
Optional Early Termination of the Trust Fund May Result in an Adverse Impact on Your Yield or May Result in a Loss	S-128
The Mortgage Loan Sellers May Not Be Able To Make a Required Repurchase or Substitution of a Defective Mortgage Loan	S-129
Realization on Certain Mortgage Loans May Be Adversely Affected by the Rights of the Holder of the Related Mezzanine Lender	S-129
Limited Obligations	S-129
Changes to Accounting Standards and Regulatory Restrictions Could Have an Adverse Impact on the Certificates	S-130

S-6

Tax Consequences Related to Foreclosure	S-130
State and Local Tax Considerations	S-130
Ratings of the Certificates	S-131
Description of the Mortgage Pool	S-134
General	S-134
Mortgage Pool Characteristics	S-135
General	S-135
Fee & Leasehold Estates; Ground Leases	S-137
Mortgage Loan Concentrations	S-138
Cross-Collateralized Mortgage Loans; Multi-Property Mortgage Loans and Related Borrower Mortgage Loans	S-138
Tenancies-in-Common	S-141
Property Type Concentrations	S-141
Geographic Concentrations	S-144
Additional Debt	S-145
The Whole Loans	S-151
The Civic Opera Building Whole Loan	S-151
The U-Haul Portfolio Whole Loan	S-155
The First National Building Whole Loan	S-162
The One Shell Square Whole Loan	S-166
The Eastmont Town Center Whole Loan	S-170
The Hyatt Place Texas Portfolio Whole Loan	S-173
The Brunswick Portfolio Whole Loan	S-177
The New Center One Building Whole Loan	S-181
Net Cash Flow and Certain Underwriting Considerations	S-185
Mortgaged Property Considerations	S-186
Environmental Considerations	S-186
Property Redevelopment and Renovation Issues	S-188
Litigation Considerations; Bankruptcy Issues and Other Proceedings	S-189
Tenant Issues	S-192
Purchase Options, Rights of First Refusal and Rights of First Offer	S-195
Additional Considerations	S-196
Assessments of Property Value and Condition	S-196
Appraisals	S-196
Engineering Reports	S-198
Zoning and Building Code Compliance and Condemnation	S-198
Certain Terms and Conditions of the Mortgage Loans	S-199
ARD Loans	S-203
Defeasance; Collateral Substitution; Property Releases	S-203
Releases of Individual Mortgaged Properties	S-205
Other Releases	S-207
“Due-on-Sale” and “Due-on-Encumbrance” Provisions	S-207
Hazard, Liability and Other Insurance	S-209
Additional Mortgage Loan Information	S-211
Sale of Mortgage Loans; Mortgage File Delivery	S-215
Representations and Warranties; Repurchases and Substitutions	S-217
Lockbox Accounts	S-220
Transaction Parties	S-222
The Sponsors and Mortgage Loan Sellers	S-222
JPMorgan Chase Bank, National Association	S-222
Barclays Bank PLC	S-231
Starwood Mortgage Funding II LLC	S-236
MC-Five Mile Commercial Mortgage Finance LLC	S-242
Redwood Commercial Mortgage Corporation	S-250
RAIT Funding, LLC	S-257
The Depositor	S-261
The Trust	S-262
The Trustee	S-262
The Certificate Administrator	S-263
Resignation and Removal of the Trustee and the Certificate Administrator	S-266
The Master Servicer	S-266
The Special Servicer	S-270
Replacement of the Special Servicer	S-273
Servicing and Other Compensation and Payment of Expenses	S-275
The Senior Trust Advisor	S-286
Description of the Certificates	S-287
General	S-287
Exchanges of Exchangeable Certificates and Class EC Certificates	S-290
Exchanges	S-290

S-7

Procedures and Fees	S-291
Book-Entry Registration and Definitive Certificates	S-292
List of Certificateholders	S-294
Distributions	S-294
Allocation of Yield Maintenance Charges and Prepayment Premiums	S-308
Assumed Final Distribution Date; Rated Final Distribution Date	S-310
Subordination; Allocation of Collateral Support Deficit	S-310
Advances	S-313
Appraisal Reductions	S-317
Reports to Certificateholders; Certain Available Information	S-321
Voting Rights	S-331
Termination; Retirement of Certificates	S-331
Servicing of the Mortgage Loans	S-333
General	S-333
The Directing Certificateholder	S-337
Limitation on Liability of Directing Certificateholder	S-343
The Senior Trust Advisor	S-344
Consultation Duties of the Senior Trust Advisor After a Control Event	S-346
Replacement of the Special Servicer	S-348
Termination and Resignation of the Senior Trust Advisor	S-348
Senior Trust Advisor Compensation	S-349
Maintenance of Insurance	S-350
Modifications, Waivers and Amendments	S-352
Mortgage Loans with “Due-on-Sale” and “Due-on-Encumbrance” Provisions	S-356
Realization Upon Defaulted Mortgage Loans	S-357
Servicing of the Civic Opera Building Mortgage Loan	S-361
Servicing of the U-Haul Portfolio Mortgage Loan	S-362
Servicing of the One Shell Square Mortgage Loan and the
Brunswick Portfolio Mortgage Loan	S-367
Inspections; Collection of Operating Information	S-369
Certain Matters Regarding the Master Servicer, the Special Servicer, the Senior Trust Advisor and the Depositor	S-370
Rating Agency Confirmations	S-372
Evidence as to Compliance	S-374
Servicer Termination Events	S-375
Rights Upon Servicer Termination Event	S-377
Amendment	S-379
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	S-381
Pending Legal Proceedings Involving Transaction Parties	S-382
Yield and Maturity Considerations	S-383
Yield Considerations	S-383
Weighted Average Life	S-386
Yield Sensitivity of the Class X-A and Class X-B Certificates	S-393
Pre-Tax Yield to Maturity Tables	S-394
Material Federal Income Tax Consequences	S-400
General	S-400
Tax Status of Offered Certificates	S-401
Taxation of Offered Certificates	S-401
Taxation of the Class EC Certificates	S-402
Taxation of Foreign Investors	S-403
Further Information	S-403
Certain State, Local and foreign Tax Considerations	S-403
Certain ERISA Considerations	S-403
Certain Legal Aspects of the Mortgage Loans	S-406
Legal Investment	S-407
Legal Matters	S-407
Ratings	S-408
Index of Defined Terms	S-411

ANNEX A-1	CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
ANNEX A-2	CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

S-8

ANNEX A-3	DESCRIPTION OF TOP TEN MORTGAGE LOANS AND ADDITIONAL MORTGAGE LOAN INFORMATION
ANNEX B	FORM OF REPORT TO CERTIFICATEHOLDERS
ANNEX C	FORM OF SENIOR TRUST ADVISOR ANNUAL REPORT
ANNEX D-1	MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
ANNEX D-2	EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
ANNEX E	CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE
ANNEX F	ASSUMED PRINCIPAL PAYMENT SCHEDULE FOR THE U-HAUL PORTFOLIO MORTGAGE LOAN

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Important Notice Regarding The Offered Certificates

THE OFFERED CERTIFICATES REFERRED TO IN THESE MATERIALS, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS. PROSPECTIVE INVESTORS SHOULD UNDERSTAND THAT, WHEN CONSIDERING THE PURCHASE OF THE OFFERED CERTIFICATES, A CONTRACT OF SALE WILL COME INTO BEING NO SOONER THAN THE DATE ON WHICH THE RELEVANT CLASS OF CERTIFICATES HAS BEEN PRICED AND THE UNDERWRITERS HAVE CONFIRMED THE ALLOCATION OF CERTIFICATES TO BE MADE TO INVESTORS; ANY “INDICATIONS OF INTEREST” EXPRESSED BY ANY PROSPECTIVE INVESTOR, AND ANY “SOFT CIRCLES” GENERATED BY THE UNDERWRITERS, WILL NOT CREATE BINDING CONTRACTUAL OBLIGATIONS FOR SUCH PROSPECTIVE INVESTORS, ON THE ONE HAND, OR THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE OTHER HAND.

AS A RESULT OF THE FOREGOING, A PROSPECTIVE INVESTOR MAY COMMIT TO PURCHASE CERTIFICATES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND EACH PROSPECTIVE INVESTOR IS ADVISED THAT ALL OR A PORTION OF THE CERTIFICATES REFERRED TO IN THESE MATERIALS MAY BE ISSUED WITHOUT ALL OR CERTAIN OF THE CHARACTERISTICS DESCRIBED IN THIS FREE WRITING PROSPECTUS OR MAY BE ISSUED WITH CHARACTERISTICS THAT DIFFER FROM THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. THE UNDERWRITERS’ OBLIGATION TO SELL CERTIFICATES TO ANY PROSPECTIVE INVESTOR IS CONDITIONED ON THE CERTIFICATES AND THE TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. IF THE UNDERWRITERS DETERMINE THAT ONE OR MORE CONDITIONS ARE NOT SATISFIED IN ANY MATERIAL RESPECT, SUCH PROSPECTIVE INVESTOR WILL BE NOTIFIED, AND NEITHER THE DEPOSITOR NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO SUCH PROSPECTIVE INVESTOR TO DELIVER ANY PORTION OF THE CERTIFICATES THAT SUCH PROSPECTIVE INVESTOR HAS COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE ONE HAND, AND SUCH PROSPECTIVE INVESTOR, ON THE OTHER HAND, AS A CONSEQUENCE OF THE NON-DELIVERY.

EACH PROSPECTIVE INVESTOR HAS REQUESTED THAT THE UNDERWRITERS PROVIDE TO SUCH PROSPECTIVE INVESTOR INFORMATION IN CONNECTION WITH SUCH PROSPECTIVE INVESTOR’S CONSIDERATION OF THE PURCHASE OF CERTAIN OFFERED CERTIFICATES DESCRIBED IN THESE MATERIALS. THESE MATERIALS ARE BEING PROVIDED TO EACH PROSPECTIVE INVESTOR FOR INFORMATION PURPOSES ONLY IN RESPONSE TO SUCH PROSPECTIVE INVESTOR’S SPECIFIC REQUEST, THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY SECURITY OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS FREE WRITING PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR AND WILL BE SUPERSEDED BY INFORMATION DELIVERED TO SUCH PROSPECTIVE INVESTOR PRIOR TO THE TIME OF SALE.

THIS FREE WRITING PROSPECTUS DOES NOT CONTAIN ALL INFORMATION THAT IS REQUIRED TO BE INCLUDED IN THE PROSPECTUS AND THE PROSPECTUS SUPPLEMENT.

S-10

Important Notice About Information Presented in This Free Writing Prospectus and the Accompanying Prospectus

Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this free writing prospectus, which describes the specific terms of the offered certificates. References in the accompanying prospectus to “prospectus supplement” should, in general, be treated as references to this free writing prospectus insofar as they relate to the certificates offered by this free writing prospectus.

You should rely only on the information contained in this free writing prospectus and the prospectus. We have not authorized anyone to provide you with information that is different from that contained in this free writing prospectus and the prospectus. The information contained in this free writing prospectus is accurate only as of the date of this free writing prospectus.

This free writing prospectus begins with several introductory sections describing the certificates and the trust in abbreviated form:

Summary of Certificates, commencing on page S-3 of this free writing prospectus, which sets forth important statistical information relating to the certificates;

Summary of Terms, commencing on page S-16 of this free writing prospectus, which gives a brief introduction of the key features of the certificates and a description of the underlying mortgage loans; and

Risk Factors, commencing on page S-61 of this free writing prospectus, which describe risks that apply to the certificates which are in addition to those described in the prospectus with respect to the securities issued by the trust generally.

This free writing prospectus and the accompanying prospectus include cross references to Sections in these materials where you can find further related discussions. The Tables of Contents in this free writing prospectus and the prospectus identify the pages where these Sections are located.

Certain capitalized terms are defined and used in this free writing prospectus and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this free writing prospectus are defined on the pages indicated under the caption “Index of Defined Terms” commencing on page S-411 of this free writing prospectus. The capitalized terms used in the prospectus are defined on the pages indicated under the caption “Index of Defined Terms” commencing on page 132 of the prospectus.

All annexes and schedules attached to this free writing prospectus are a part of this free writing prospectus.

In this free writing prospectus, the terms “depositor,” “we,” “us” and “our” refer to J.P. Morgan Chase Commercial Mortgage Securities Corp.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state or other jurisdiction where such offer, solicitation or sale is not permitted.

S-11

EUROPEAN ECONOMIC AREA

This FREE WRITING PROSPECTUS has been prepared on the basis that any offer of certificates in any Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) will be made pursuant to an exemption under the Prospectus Directive (as defined below) from the requirement to publish a prospectus for offers of certificates. Accordingly any person making or intending to make an offer in that Relevant Member State of certificates which are the subject of an offering contemplated in this FREE WRITING PROSPECTUS may only do so in circumstances in which no obligation arises for the DEPOSITOR, THE issuing entity or an underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer.

NONE OF THE DEPOSITOR, the issuing entity or any of the underwriters has authorized, nor does any of them authorize, the making of any offer of certificates in circumstances in which an obligation arises for THE DEPOSITOR, the issuing entity or an underwriter to publish or supplement a prospectus for such offer.

FOR THE PURPOSES OF THIS PROVISION AND THE PROVISION IMMEDIATELY BELOW, THE EXPRESSION “PROSPECTUS DIRECTIVE” MEANS DIRECTIVE 2003/71/EC (AS AMENDED, INCLUDING BY DIRECTIVE 2010/73/EU), AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN THE RELEVANT MEMBER STATE.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

IN RELATION TO EACH RELEVANT MEMBER STATE, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT, WITH EFFECT FROM AND INCLUDING THE DATE ON WHICH THE PROSPECTUS DIRECTIVE IS IMPLEMENTED IN THAT RELEVANT MEMBER STATE, IT HAS NOT MADE AND WILL NOT MAKE AN OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS FREE WRITING PROSPECTUS TO THE PUBLIC IN THAT RELEVANT MEMBER STATE OTHER THAN:

(A) TO ANY LEGAL ENTITY WHICH IS A “QUALIFIED INVESTOR” AS DEFINED IN THE PROSPECTUS DIRECTIVE;

(B) TO FEWER THAN 150 NATURAL OR LEGAL PERSONS (OTHER THAN “QUALIFIED INVESTORS” AS DEFINED IN THE PROSPECTUS DIRECTIVE) SUBJECT TO OBTAINING THE PRIOR CONSENT OF THE RELEVANT UNDERWRITER OR UNDERWRITERS NOMINATED BY THE ISSUING ENTITY FOR ANY SUCH OFFER; OR

(C) IN ANY OTHER CIRCUMSTANCES FALLING WITHIN ARTICLE 3(2) OF THE PROSPECTUS DIRECTIVE;

PROVIDED THAT NO SUCH OFFER OF THE OFFERED CERTIFICATES REFERRED TO IN CLAUSES (A) TO (C) ABOVE SHALL REQUIRE THE DEPOSITOR, THE ISSUING ENTITY OR ANY UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE.

FOR THE PURPOSES OF THE PRIOR PARAGRAPH, THE EXPRESSION AN “OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS FREE WRITING PROSPECTUS TO THE PUBLIC” IN RELATION TO ANY OFFERED CERTIFICATE IN ANY RELEVANT MEMBER STATE MEANS THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE TO THE

S-12

OFFERED CERTIFICATES, AS THE SAME MAY BE VARIED IN THAT RELEVANT MEMBER STATE BY ANY MEASURE IMPLEMENTING THE PROSPECTUS DIRECTIVE IN THAT RELEVANT MEMBER STATE.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED OR OTHERWISE APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS FREE WRITING PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2001 (THE “FINANCIAL PROMOTION ORDER”) , OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE FINANCIAL PROMOTION ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS” ); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “PCIS PERSONS” AND, TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”) .

THIS FREE WRITING PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS FREE WRITING PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. ANY PERSONS OTHER THAN RELEVANT PERSONS SHOULD NOT ACT OR RELY ON THIS FREE WRITING PROSPECTUS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

UNITED KINGDOM SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A) IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (“FSMA” ) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE CERTIFICATES IN CIRCUMSTANCES IN WHICH

S-13

SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY OR THE DEPOSITOR; AND

(B) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

HONG KONG

THIS FREE WRITING PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS FREE WRITING PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. THIS FREE WRITING PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

EACH UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT: (1) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY OFFERED CERTIFICATES (EXCEPT FOR CERTIFICATES WHICH ARE A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) (THE “SFO”) OF HONG KONG) OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32) (THE “C(WUMP)O”) OF HONG KONG OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE C(WUMP)O; AND (2) IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO.

W A R N I N G

THE CONTENTS OF THIS FREE WRITING PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS FREE WRITING PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

THIS FREE WRITING PROSPECTUS HAS NOT BEEN AND WILL NOT BE REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE. ACCORDINGLY, THIS FREE WRITING PROSPECTUS AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 UNDER THE SECURITIES AND FUTURES ACT, CHAPTER 289 OF SINGAPORE (THE “SFA”), (II) TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR ANY PERSON PURSUANT

S-14

TO SECTION 275(1A) OF THE SFA, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA OR (III) OTHERWISE PURSUANT TO, AND IN ACCORDANCE WITH THE CONDITIONS OF, ANY OTHER APPLICABLE PROVISION OF THE SFA.

WHERE THE OFFERED CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 OF THE SFA BY A RELEVANT PERSON WHICH IS: (A) A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A OF THE SFA)) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR (B) A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN ACCREDITED INVESTOR, SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST (HOWSOEVER DESCRIBED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR 6 MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE OFFERED CERTIFICATES UNDER SECTION 275 OF THE SFA EXCEPT: (1) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR TO ANY PERSON PURSUANT TO AN OFFER THAT IS MADE ON TERMS THAT SUCH SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR SUCH RIGHTS OR INTEREST IN THAT TRUST ARE ACQUIRED AT A CONSIDERATION OF NOT LESS THAN 200,000 SINGAPORE DOLLARS (OR ITS EQUIVALENT IN A FOREIGN CURRENCY) FOR EACH TRANSACTION, WHETHER SUCH AMOUNT IS TO BE PAID FOR IN CASH OR BY EXCHANGE OF SECURITIES OR OTHER ASSETS, AND FURTHER FOR CORPORATIONS, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275(1A) OF THE SFA; (2) WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; (3) BY OPERATION OF LAW; OR (4) AS SPECIFIED IN SECTION 276(7) OF THE SFA.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS FREE WRITING PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

S-15

Summary of Terms

This summary highlights selected information from this free writing prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document and the accompanying prospectus carefully.

Relevant Parties and Dates

Depositor	J.P. Morgan Chase Commercial Mortgage Securities Corp., a Delaware corporation, a wholly-owned subsidiary of JPMorgan Chase Bank, National Association, a national banking association organized under the laws of the United States of America, which is a wholly-owned subsidiary of JPMorgan Chase & Co., a Delaware corporation. The depositor’s address is 383 Madison Avenue, 31st Floor, New York, New York 10179, and its telephone number is (212) 272-6858. See “Transaction Parties—The Depositor” in this free writing prospectus.

Issuing Entity	JPMBB Commercial Mortgage Securities Trust 2015-C32, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Trust” in this free writing prospectus.

Mortgage Loan Sellers	JPMorgan Chase Bank, National Association, a national banking association organized under the laws of the United States of America, Barclays Bank PLC, a public limited company registered in England and Wales, Starwood Mortgage Funding II LLC, a Delaware limited liability company, MC-Five Mile Commercial Mortgage Finance LLC, a Delaware limited liability company, Redwood Commercial Mortgage Corporation, a Delaware corporation, and RAIT Funding, LLC, a Delaware limited liability company. JPMorgan Chase Bank, National Association is also an affiliate of each of the depositor and J.P. Morgan Securities LLC, one of the underwriters and an initial purchaser of the non-offered certificates. Barclays Bank PLC is an affiliate of Barclays Capital Inc., one of the underwriters and an initial purchaser of certain of the non-offered certificates. Starwood Mortgage Funding II LLC is an affiliate of Starwood Mortgage Capital LLC, an originator, LNR Partners, LLC, the initial special servicer, and LNR Securities Holdings, LLC (or its affiliate), the entity expected to purchase the Class E, Class F, Class G, Class NR and Class Z certificates on the closing date and appoint itself to be the initial directing certificateholder. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” in this free writing prospectus.

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Sellers of the Mortgage Loans

Seller	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
JPMCB(1)	20	$498,747,197	43.4%
Barclays	39	304,673,209	26.5
Starwood	11	147,014,882	12.8
MC-Five Mile	12	95,055,451	8.3
RCMC	6	73,866,520	6.4
RAIT	1	28,805,390	2.5
Total	89	$1,148,162,649	100.0%

(1) One (1) mortgage loan secured by the mortgaged properties identified as “U-Haul Portfolio” on Annex A-1 to this free writing prospectus, representing approximately 4.3% of the initial aggregate balance of the pool of mortgage loans as of the cut-off date, was co-originated by JPMCB and Morgan Stanley Bank, N.A.

Master Servicer	Wells Fargo Bank, National Association, a national banking association, will be the master servicer and will be responsible for the master servicing and administration of the mortgage loans and the serviced whole loans, pursuant to the pooling and servicing agreement. The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC D1086-120, 550 South Tryon Street, Charlotte, North Carolina 28202. See “Transaction Parties—The Master Servicer” in this free writing prospectus.

The Civic Opera Building whole loan will be serviced under the pooling and servicing agreement entered into in connection with the issuance of the JPMBB Commercial Mortgage Securities Trust 2015-C31, Commercial Mortgage Pass-Through Certificates, Series 2015-C31. The master servicer of the Civic Opera Building whole loan under the JPMBB 2015-C31 pooling and servicing agreement is Midland Loan Services, a Division of PNC Bank, National Association. See “Description of the Mortgage Pool—The Whole Loans—The Civic Opera Building Whole Loan” in this free writing prospectus.

The U-Haul Portfolio whole loan will be serviced under a trust and servicing agreement entered into in connection with a private CMBS transaction. The master servicer of the U-Haul Portfolio whole loan under such private CMBS transaction is expected to be Wells Fargo Bank, National Association. See “Description of the Mortgage Pool—The Whole Loans—The U-Haul Portfolio Whole Loan” and “Servicing of the Mortgage Loans—Servicing of the U-Haul Portfolio Mortgage Loan” in this free writing prospectus.

The One Shell Square whole loan and the Brunswick Portfolio whole loan will be serviced under the pooling and servicing agreement entered into in connection with the issuance of the JPMBB Commercial Mortgage Securities Trust 2015-C30, Commercial Mortgage Pass-Through Certificates, Series

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2015-C30. The master servicer of the One Shell Square whole loan and the Brunswick Portfolio whole loan under the JPMBB 2015-C30 pooling and servicing agreement is Wells Fargo Bank, National Association. See “Description of the Mortgage Pool—The Whole Loans—The One Shell Square Whole Loan” and “—The Brunswick Portfolio Whole Loan” in this free writing prospectus.

Special Servicer	LNR Partners, LLC, a Florida limited liability company, will act as special servicer with respect to the mortgage loans (other than the Civic Opera Building mortgage loan, the U-Haul Portfolio mortgage loan, the One Shell Square mortgage loan and the Brunswick Portfolio mortgage loan and any excluded special servicer loan) and the serviced whole loans. The special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to the mortgage loans and the serviced whole loans that, in general, are in default or as to which default is imminent and (ii) conducting or managing certain mortgage loan related litigation. LNR Partners, LLC was appointed to be the special servicer by the initial directing certificateholder, which is expected to be LNR Securities Holdings, LLC (or its affiliate). The primary servicing office of LNR Partners, LLC is located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139, and its telephone number is (305) 695-5600. See “Transaction Parties—The Special Servicer” in this free writing prospectus. LNR Securities Holdings, LLC (or its affiliate) is also expected to purchase, on the closing date, the Class E, Class F, Class G, Class NR and Class Z certificates (and may purchase certain other classes of certificates). See “—Directing Certificateholder” below. In addition, LNR Partners, LLC is an affiliate of Starwood Mortgage Funding II LLC, a sponsor and mortgage loan seller and Starwood Mortgage Capital LLC, an originator.

If the special servicer becomes a borrower party with respect to any excluded special servicer loan, if any, the special servicer will be required to resign as special servicer of that excluded special servicer loan. Prior to the occurrence of a control event under the pooling and servicing agreement, the directing certificateholder or the controlling class representative on its behalf will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan. After the occurrence and during the continuance of a control event or if at any time the applicable excluded special servicer loan is also an excluded loan, the resigning special servicer will be required to select the related excluded special servicer. See “—Directing Certificateholder” below and “Transaction Parties—Replacement of the Special Servicer” in this free writing prospectus. Any excluded special servicer will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan.

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The Civic Opera Building whole loan will be specially serviced under the pooling and servicing agreement entered into in connection with the issuance of the JPMBB Commercial Mortgage Securities Trust 2015-C31, Commercial Mortgage Pass-Through Certificates, Series 2015-C31. The special servicer of the Civic Opera Building whole loan under the JPMBB 2015-C31 pooling and servicing agreement is Midland Loan Services, a Division of PNC Bank, National Association. See “Description of the Mortgage Pool—The Whole Loans—The Civic Opera Building Whole Loan” in this free writing prospectus.

The U-Haul Portfolio whole loan will be serviced under a trust and servicing agreement entered into in connection with a private CMBS transaction. The special servicer of the U-Haul Portfolio whole loan under such private CMBS transaction is expected to be Wells Fargo Bank, National Association. See “Description of the Mortgage Pool—The Whole Loans—The U-Haul Portfolio Whole Loan” and “Servicing of the Mortgage Loans—Servicing of the U-Haul Portfolio Mortgage Loan” in this free writing prospectus.

The One Shell Square whole loan and the Brunswick Portfolio whole loan will be specially serviced under the pooling and servicing agreement entered into in connection with the issuance of the JPMBB Commercial Mortgage Securities Trust 2015-C30, Commercial Mortgage Pass-Through Certificates, Series 2015-C30. The special servicer of the One Shell Square whole loan and the Brunswick Portfolio whole loan under the JPMBB 2015-C30 pooling and servicing agreement is Torchlight Loan Services, LLC, a Delaware limited liability company. The primary servicing office of Torchlight Loan Services, LLC is located at 701 Brickell Avenue, Suite 2200, Miami, Florida 33131, and its telephone number is (212) 883-2800. See “Description of the Mortgage Pool—The Whole Loans—The One Shell Square Whole Loan” and “—The Brunswick Portfolio Whole Loan” in this free writing prospectus.

Trustee	Wilmington Trust, National Association, a national banking association, will act as trustee. The corporate trust office of Wilmington Trust, National Association is located at 1100 North Market Street, Wilmington, Delaware 19890. See “Transaction Parties—The Trustee” in this free writing prospectus. Following the transfer of the mortgage loans into the trust, the trustee, on behalf of the trust, will become the mortgagee of record under each mortgage loan, except for (i) the Civic Opera Building mortgage loan, for which Wells Fargo Bank, National Association, in its capacity as trustee under the JPMBB 2015-C31 pooling and servicing agreement, is the mortgagee of record under the JPMBB Commercial Mortgage Securities Trust 2015-C31 securitization, (ii) the U-Haul Portfolio mortgage loan, for which U.S. Bank National Association, in its capacity as trustee under the trust and servicing agreement entered into in connection with a private CMBS securitization that is expected to govern the servicing and administration of the U-Haul Portfolio whole loan, is the mortgagee of record under such private CMBS securitization, and (iii) the One Shell Square mortgage loan and

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the Brunswick Portfolio mortgage loan, for which Wilmington Trust, National Association, in its capacity as trustee under the JPMBB 2015-C30 pooling and servicing agreement, is the mortgagee of record under the JPMBB Commercial Mortgage Securities Trust 2015-C30 securitization. See “Description of the Mortgage Pool—The Whole Loans—The Civic Opera Building Whole Loan”, “—The U-Haul Portfolio Whole Loan”, “—The One Shell Square Whole Loan” and “—The Brunswick Portfolio Whole Loan” in this free writing prospectus.

Certificate Administrator
and Custodian	Wells Fargo Bank, National Association, a national banking association, will initially act as certificate administrator, custodian, certificate registrar and authenticating agent. The corporate trust offices of Wells Fargo Bank, National Association are located at 9062 Old Annapolis Road, Columbia, Maryland 21045 and for certificate transfer services, at Sixth Street & Marquette Avenue, Minneapolis, Minnesota 55479-0113. See “Transaction Parties—The Certificate Administrator” in this free writing prospectus.

The custodian with respect to the Civic Opera Building mortgage loan is Wells Fargo Bank, National Association, the custodian under the JPMBB 2015-C31 pooling and servicing agreement.

The custodian with respect to the U-Haul Portfolio mortgage loan is expected to be U.S. Bank National Association, the custodian under the trust and servicing agreement entered into in connection with a private CMBS securitization that is expected to govern the servicing and administration of the U-Haul Portfolio whole loan.

The custodian with respect to the One Shell Square mortgage loan and the Brunswick Portfolio mortgage loan is Wells Fargo Bank, National Association, the custodian under the JPMBB 2015-C30 pooling and servicing agreement.

Sponsors	JPMorgan Chase Bank, National Association, a national banking association, Barclays Bank PLC, a public limited company registered in England and Wales, Starwood Mortgage Funding II LLC, a Delaware limited liability company, MC-Five Mile Commercial Mortgage Finance LLC, a Delaware limited liability company, Redwood Commercial Mortgage Corporation, a Delaware corporation, and RAIT Funding, LLC, a Delaware limited liability company. For more information, see “Transaction Parties—The Sponsors and Mortgage Loan Sellers” in this free writing prospectus and “The Sponsor” in the prospectus.

Senior Trust Advisor	Pentalpha Surveillance LLC, a Delaware limited liability company, will be the senior trust advisor. During such time as the Class E certificates have a certificate balance (taking into account the application of appraisal reductions to notionally reduce the certificate balance of such class of certificates) of less than 25% of the initial certificate balance of the Class E certificates, the senior trust advisor will generally be required to review the special servicer’s operational practices in respect of

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specially serviced mortgage loans to formulate an opinion as to whether or not those operational practices generally satisfy the servicing standard with respect to the resolution and/or liquidation of specially serviced mortgage loans. In addition, during such time, the senior trust advisor will consult on a non-binding basis with the special servicer with regard to certain matters with respect to the servicing of specially serviced mortgage loans to the extent set forth in the pooling and servicing agreement and described in this free writing prospectus. See “Transaction Parties—The Senior Trust Advisor” in this free writing prospectus.

From time to time and under certain circumstances, the senior trust advisor, in order to maintain its familiarity with the mortgage loans, is required to review promptly certain information available to privileged persons regarding the mortgage loans and certain asset status reports; however, prior to the occurrence of a control event, the senior trust advisor generally will not be involved in any assessment of specific actions of the special servicer or be obligated to deliver any reports or otherwise provide feedback to investors as to any specific actions of the special servicer and, in any event, will be subject to limitations set forth in the pooling and servicing agreement and described in this free writing prospectus.

After the occurrence and continuance of a control event, the senior trust advisor will prepare an annual report to be provided to the certificate administrator for the benefit of the certificateholders setting forth its assessment of the special servicer’s performance of its duties under the pooling and servicing agreement on a “platform-level basis” with respect to the resolution and liquidation of specially serviced mortgage loans that the special servicer is responsible for servicing under the pooling and servicing agreement; provided, however, that in the event the special servicer is replaced, the senior trust advisor’s annual report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such annual report. Only as used in connection with the senior trust advisor’s annual report, the term “platform-level basis” refers to the special servicer’s performance of its duties as they relate to the resolution and liquidation of specially serviced mortgage loans, taking into account the special servicer’s specific duties under the pooling and servicing agreement as well as the extent to which those duties were performed in accordance with the servicing standard, with reasonable consideration by the senior trust advisor of any assessment of compliance report, attestation report, asset status report and other information delivered to the senior trust advisor by the special servicer (other than any communications between the directing certificateholder and the special servicer that would be privileged information) pursuant to the pooling and servicing agreement for this transaction.

After the occurrence of a consultation termination event, if the senior trust advisor determines the special servicer is not

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performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, the senior trust advisor may recommend the replacement of the special servicer as described under “Transaction Parties—Replacement of the Special Servicer” in this free writing prospectus.

For additional information regarding the responsibilities of the senior trust advisor, see “Servicing of the Mortgage Loans—The Senior Trust Advisor” in this free writing prospectus.

The senior trust advisor will be entitled to a fee payable on each distribution date calculated on the outstanding principal amount of each mortgage loan in the trust fund and the senior trust advisor fee rate, and will have certain rights to indemnification for certain expenses by the trust fund. The senior trust advisor will also be entitled under certain circumstances to a consulting fee. See “Servicing of the Mortgage Loans—The Senior Trust Advisor” in this free writing prospectus.

Notwithstanding the foregoing, the senior trust advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to the Civic Opera Building whole loan, the U-Haul Portfolio whole loan, the One Shell Square whole loan or the Brunswick Portfolio whole loan or, in each case, any related REO property.

However, Pentalpha Surveillance LLC is the senior trust advisor under the JPMBB 2015-C31 pooling and servicing agreement, and, in such capacity, has certain obligations and consultation rights with respect to the Civic Opera Building whole loan that are substantially similar to those of the senior trust advisor under the pooling and servicing agreement for this transaction. See “Description of the Mortgage Pool—The Whole Loans—The Civic Opera Building Whole Loan” in this free writing prospectus. Pentalpha Surveillance LLC is also the senior trust advisor under the JPMBB 2015-C30 pooling and servicing agreement, and, in such capacity, has certain obligations and consultation rights with respect to the One Shell Square whole loan and the Brunswick Portfolio whole loan that are substantially similar to those of the senior trust advisor under the pooling and servicing agreement for this transaction. See “Description of the Mortgage Pool—The Whole Loans—The One Shell Square Whole Loan” and “—The Brunswick Portfolio Whole Loan” in this free writing prospectus.

There will be no senior trust advisor under the trust and servicing agreement entered into in connection with the private CMBS securitization that is expected to govern the servicing and administration of the U-Haul Portfolio whole loan.

In addition, in the event that the only mortgage loan (or REO loan) that remains in the trust is the mortgage loan identified as “U-Haul Portfolio” on Annex A-1 to this free writing prospectus, representing 4.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the senior trust advisor

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may resign as senior trust advisor and no replacement senior trust advisor will be engaged.

Directing Certificateholder	With respect to each mortgage loan (other than the non-serviced mortgage loans), the directing certificateholder will be the controlling class certificateholder (or its representative) selected by more than 50% of the controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement); provided, however, that (1) absent that selection, or (2) until a directing certificateholder is so selected or (3) upon receipt of a notice from a majority of the controlling class certificateholders, by certificate balance, that a directing certificateholder is no longer designated, the controlling class certificateholder that owns the largest aggregate certificate balance of the controlling class (or its representative) will, upon certification of the same to the certificate administrator and the special servicer, be the directing certificateholder; provided, however, that in the case of this clause (3), then (A) (i) the holder of the largest percentage in excess of 25% that sends notice of the election of a directing certificateholder will be entitled to so appoint a directing certificateholder or (ii) if no such holder sends notice pursuant to clause (i) then (1) the certificate administrator will provide notice thereof to LNR Securities Holdings, LLC, each party to the pooling and servicing agreement and each controlling class certificateholder substantially in the form provided in the pooling and servicing agreement, requesting a certification from an authorized representative of LNR Securities Holdings, LLC that LNR Securities Holdings, LLC or its affiliate owns at least 25% of the certificate balance of the controlling class and (2) for as long as LNR Securities Holdings, LLC or its affiliate owns at least 25% of such class of certificates as confirmed to the certificate administrator in such certification then such entity will be the directing certificateholder or (B) in the event no one holder owns the largest aggregate certificate balance of the controlling class and a directing certificateholder is not determined through the operation of clause (A) above, then there will be no directing certificateholder until appointed in accordance with the terms of the pooling and servicing agreement.

The controlling class will be the most subordinate class of the Class E, Class F, Class G and Class NR certificates then outstanding that has an aggregate certificate balance, as notionally reduced by any appraisal reductions allocable to such class, at least equal to 25% of the initial certificate balance of that class. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a directing certificateholder.

The directing certificateholder will have certain consent and consultation rights under the pooling and servicing agreement in certain circumstances with respect to the mortgage loans (other than the non-serviced mortgage loans and any excluded loan); provided that, after and during such time as the Class E certificates have a certificate balance (taking into account the

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application of appraisal reductions to notionally reduce the certificate balance of such class of certificates) of less than 25% of the initial certificate balance, the consent rights will terminate. After such time that none of the Class E, Class F, Class G and Class NR certificates has a then-outstanding certificate balance at least equal to 25% of the initial certificate balance of that class without regard to the application of any appraisal reductions, the consultation rights of the directing certificateholder will terminate.

In addition, with respect to any excluded special servicer loan (that is not also an excluded loan), if any, the directing certificateholder (prior to the occurrence and continuance of a control event) will be required to select the excluded special servicer with respect to such excluded special servicer loan. It will be a condition to any such appointment that (i) each of the four NRSROs engaged by the depositor to rate the offered certificates confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the certificates issued pursuant to the pooling and servicing agreement and the equivalent from each NRSRO hired to provide ratings with respect to any class of securities backed, wholly or partially, by any serviced pari passu companion loan, (ii) any such successor special servicer satisfies the requirements of a qualified replacement special servicer as further described in “Transaction Parties—Replacement of the Special Servicer” in this free writing prospectus and (iii) the successor special servicer delivers to the depositor and any applicable depositor of any other securitization, if applicable, that contains a serviced pari passu companion loan, the information, if any, required pursuant to Item 6.02 of the Form 8-K current report regarding itself in its role as excluded special servicer. After the occurrence and during the continuance of a control event or if at any time the applicable excluded special servicer loan is also an excluded loan, the directing certificateholder will not have the right to appoint such excluded special servicer and such excluded special servicer will be appointed by the resigning special servicer as described in “Transaction Parties—Replacement of the Special Servicer” in this free writing prospectus.

An “excluded loan” is a mortgage loan or whole loan with respect to which the directing certificateholder or the holder of the majority of the controlling class certificates (by certificate principal balance), is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan (unless (i) acceleration was automatic under such mezzanine loan, (ii) the event directly giving rise to the automatic acceleration under such mezzanine loan was not initiated by such mezzanine lender or an affiliate of such mezzanine lender, and (iii) such mezzanine lender is stayed from exercising and has not commenced the exercise of remedies associated with foreclosure of the equity collateral under such mezzanine loan) or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate thereof.

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It is anticipated that LNR Securities Holdings, LLC (or its affiliate) will purchase the Class E, Class F, Class G, Class NR and Class Z certificates (and may purchase certain other classes of certificates), and, on the closing date, is expected to be the initial directing certificateholder with respect to each mortgage loan (other than the non-serviced mortgage loans); however, we cannot assure you that arrangement will continue. See “Risk Factors—Potential Conflicts of Interest—Potential Conflicts of Interest of the Directing Certificateholder” in this free writing prospectus.

KKR Real Estate Finance Manager, LLC, the directing certificateholder under the JPMBB 2015-C31 pooling and servicing agreement, will have certain consent and consultation rights with respect to the Civic Opera Building whole loan, which rights are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans—The Civic Opera Building Whole Loan” in this free writing prospectus.

The controlling class representative under the trust and servicing agreement entered into in connection with a private CMBS securitization that is expected to govern the servicing and administration of the U-Haul Portfolio whole loan will have certain consent and consultation rights with respect to the U-Haul Portfolio whole loan, which rights are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans—The U-Haul Portfolio Whole Loan” in this free writing prospectus.

Torchlight Investors, LLC, the directing certificateholder under the JPMBB 2015-C30 pooling and servicing agreement, will have certain consent and consultation rights with respect to the One Shell Square whole loan and the Brunswick Portfolio whole loan, which rights are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans—The One Shell Square Whole Loan” and “—The Brunswick Portfolio Whole Loan” in this free writing prospectus.

Certain Affiliations	JPMorgan Chase Bank, National Association and its affiliates have several roles in this transaction. J.P. Morgan Chase Commercial Mortgage Securities Corp. is the depositor and a wholly-owned subsidiary of JPMorgan Chase Bank, National Association. JPMorgan Chase Bank, National Association, Barclays Bank PLC, Starwood Mortgage Funding II LLC, MC-Five Mile Commercial Mortgage Finance LLC, Redwood Commercial Mortgage Corporation and RAIT Funding, LLC, each have (or, as of the closing date, will have) originated, co-originated or acquired their respective mortgage loans and will be selling them to the depositor.

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JPMorgan Chase Bank, National Association is also an affiliate of J.P. Morgan Securities LLC, an underwriter for the offering of the offered certificates and an initial purchaser of the non-offered certificates. JPMorgan Chase Bank, National Association is also a sponsor.

JPMorgan Chase Bank, National Association currently holds the First National Building pari passu companion loan and the New Center One Building pari passu companion loan; however, JPMorgan Chase Bank, National Association expects to deposit each pari passu companion loan into one or more future securitizations.

In addition, JPMorgan Chase Bank, National Association currently holds certain equity interests in the parent company for the two tenants under the master lease related to the mortgaged properties identified as “Brunswick Portfolio” on Annex A-1 to this free writing prospectus, representing approximately 1.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. JPMorgan Chase Bank, National Association acquired the equity interests as part of the reorganization of the parent company after a bankruptcy filing in 2012. JPMorgan Chase Bank, National Association owns a minority interest in the parent company and is entitled to appoint one member of the board of directors, which consists of nine total members.

Barclays Bank PLC, one of the sponsors and a mortgage loan seller, is an affiliate of Barclays Capital Inc., an underwriter for the offering of the offered certificates and an initial purchaser of certain of the non-offered certificates. Barclays Bank PLC provides warehouse financing to Starwood Mortgage Funding II LLC through a repurchase facility. All of the mortgage loans that Starwood Mortgage Funding II LLC will transfer to the depositor, except the mortgage loan identified as “Best Buy Sanford, FL” on Annex A-1 to this free writing prospectus, representing approximately 12.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are subject to that repurchase facility. Proceeds received by Starwood Mortgage Funding II LLC in connection with the contribution of mortgage loans to this securitization transaction will be applied, among other things, to reacquire the financed mortgage loans and make payments to Barclays Bank PLC as the repurchase agreement counterparty. See “Risk Factors—Potential Conflicts of Interest—Potential Conflicts of Interest of the Sponsors and Mortgage Loan Sellers” in this free writing prospectus.

Starwood Mortgage Funding II LLC, a mortgage loan seller, and Starwood Mortgage Capital LLC, an originator, are affiliated with each other and are each an affiliate of LNR Partners, LLC, the initial special servicer, and of LNR Securities Holdings, LLC (or its affiliate), which is expected to purchase the Class E, Class F, Class G, Class NR and Class Z certificates and may purchase certain other classes of certificates.

In addition, Starwood Mortgage Funding II LLC currently holds the Hyatt Place Texas Portfolio pari passu companion loan; however, Starwood Mortgage Funding II LLC or an affiliate

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expects to deposit such pari passu companion loan into a future securitization.

Redwood Commercial Mortgage Corporation is an indirect wholly-owned subsidiary of Redwood Trust, Inc. Redwood Trust, Inc. will guarantee the performance of Redwood Commercial Mortgage Corporation’s obligations to repurchase or replace its respective mortgage loans for material breaches of representations and warranties or defective loan documentation under the circumstances described under “Description of the Mortgage Pool—Sale of Mortgage Loans; Mortgage File Delivery” and “—Representations and Warranties; Repurchases and Substitutions” in this free writing prospectus. JPMorgan Chase Bank, National Association, provides warehouse financing to an affiliate of Redwood Commercial Mortgage Corporation through a repurchase facility. Two (2) of the mortgage loans that Redwood Commercial Mortgage Corporation intends to transfer to the depositor identified as “Park Place I & II Portfolio” and “Falcon Gateway” on Annex A-1 to this free writing prospectus, representing approximately 3.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are expected to be subject to that repurchase facility.

Redwood Commercial Mortgage Corporation is the holder of one (1) mezzanine loan related to one (1) mortgage loan identified as “Falcon Gateway” on Annex A-1 to this free writing prospectus, representing approximately 0.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

RAIT Funding, LLC is a wholly-owned indirect subsidiary of RAIT Financial Trust. RAIT Financial Trust will guarantee the performance of RAIT Funding, LLC’s obligations to repurchase or replace its respective mortgage loans for material breaches of representations and warranties or defective loan documentation under the circumstances described under “Description of the Mortgage Pool—Sale of Mortgage Loans; Mortgage File Delivery” and “—Representations and Warranties; Repurchases and Substitutions” in this free writing prospectus.

Wells Fargo Bank, National Association is the master servicer, the certificate administrator, the custodian, the certificate registrar and the 17g-5 information provider under the pooling and servicing agreement for this transaction. Wells Fargo Bank, National Association serves as the trustee, the custodian and the certificate administrator (among other functions) under the JPMBB 2015-C31 pooling and servicing agreement with respect to the Civic Opera Building whole loan. Wells Fargo Bank, National Association is expected to be the master servicer and the special servicer under the trust and servicing agreement entered into in connection with a private CMBS securitization that is expected to govern the servicing and administration of the U-Haul Portfolio whole loan. Wells Fargo Bank, National Association also serves as the master servicer, the custodian and the certificate administrator (among other functions) under the JPMBB 2015-C30 pooling and servicing agreement with

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respect to the One Shell Square whole loan and the Brunswick Portfolio whole loan.

As described in “—Relevant Parties and Dates” above, each of the master servicer, the special servicer, the certificate administrator, the trustee and the senior trust advisor is also a service provider under one or more pooling and servicing agreements for different securitizations that govern the servicing and administration of the mortgage loans included in the trust but which will not be serviced under the pooling and servicing agreement for this transaction. These roles may create similar conflicts of interest as those described above.

These roles and other potential relationships may give rise to conflicts of interest as further described in this free writing prospectus under “Risk Factors—Potential Conflicts of Interest” in this free writing prospectus.

Cut-off Date	With respect to each mortgage loan, the related due date in October 2015, or with respect to any mortgage loan that has its first due date in November 2015, the date that would have otherwise been the related due date in October 2015.

Closing Date	On or about October 29, 2015.

Distribution Date	The 4th business day following each determination date. The first distribution date will be in November 2015.

Interest Accrual Period	Interest will accrue on the offered certificates during the calendar month prior to the related distribution date. Interest will be calculated on the offered certificates assuming that each month has 30 days and each year has 360 days.

Due Period	For any mortgage loan and any distribution date, the period commencing on the day immediately following the due date for such mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the due date for such mortgage loan in the month in which that distribution date occurs. However, in the event that the last day of a due period (or applicable grace period) is not a business day, any periodic payments received with respect to the mortgage loans relating to that due period on the business day immediately following that last day will be deemed to have been received during that due period and not during any other due period.

Determination Date	The 11th calendar day of each month or, if the 11th calendar day is not a business day, then the business day immediately succeeding such 11th calendar day.

Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.

Assumed Final Distribution Date	The assumed final distribution dates set forth below for each class have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final

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Distribution Date; Rated Final Distribution Date” in this free writing prospectus:

Class A-1	April 2020
Class A-2	October 2020
Class A-3	September 2022
Class A-4	August 2025
Class A-5	September 2025
Class A-SB	June 2025
Class X-A	September 2025
Class X-B	October 2025
Class A-S	September 2025
Class B	October 2025
Class C	October 2025
Class EC	October 2025
Class D	October 2025

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Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The trust, which will be the issuing entity, will be formed by a pooling and servicing agreement, to be entered into among the depositor, the master servicer, the special servicer, the certificate administrator, the trustee and the senior trust advisor. The master servicer will service the mortgage loans (other than the specially serviced mortgage loans and the non-serviced mortgage loans) in accordance with the pooling and servicing agreement and provide the information to the certificate administrator necessary for the certificate administrator to calculate distributions and other information regarding the certificates.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below:

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Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2015-C32:

	•	Class A-1
	•	Class A-2
	•	Class A-3
	•	Class A-4
	•	Class A-5
	•	Class A-SB
	•	Class X-A
	•	Class X-B
	•	Class A-S
	•	Class B
	•	Class C
	•	Class EC
	•	Class D

The certificates will consist of the above classes and the following classes that are not being offered by this free writing prospectus and the accompanying prospectus: Class X-C, Class X-D, Class E, Class F, Class G, Class NR, Class R and Class Z.

The certificates will collectively represent beneficial ownership in the issuing entity, a trust created by J.P. Morgan Chase Commercial Mortgage Securities Corp. The trust’s assets will primarily be eighty-nine (89) fixed rate commercial mortgage loans secured by first mortgage liens on two hundred and seventy-three (273) mortgaged properties. The mortgage loans are comprised of (i) eighty-one (81) mortgage loans (which have no related pari passu or subordinate interest secured by the related mortgaged property or properties), (ii) seven (7) mortgage loans, each represented by a pari passu portion of a split whole loan (each of which has one or more related pari passu interests secured by the related mortgaged property or properties) and (iii) one (1) mortgage loan represented by a pari passu portion of a split whole loan (which has two related pari passu interests and a related subordinate companion interest secured by the related mortgaged properties).

For purposes of the mortgage loan and pool composition data and other information contained in this free writing prospectus (including the annexes and statistical information), the above described pari passu or subordinate companion loans are not reflected in this free writing prospectus, and the term “mortgage loan” does not include any pari passu or subordinate companion loan, unless otherwise expressly stated in this free writing prospectus. However, with respect to each of the mortgage loans that is part of a whole loan, we generally present the loan-to-value ratio, debt service coverage ratio, debt yield and

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cut-off date balance per net rentable square foot, pad, room or unit, as applicable, in this free writing prospectus (including any tables, charts and information set forth on Annexes A-1, A-2 and A-3) in a manner that takes account of that mortgage loan and its related pari passu companion loan(s), but not the related subordinate companion loan. Other than as specifically noted, the loan-to-value ratio, the debt service coverage ratio, debt yield and mortgage loan rate information for each mortgage loan is presented in this free writing prospectus without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related mortgage loan without combination with the other indebtedness. Whenever percentages and other information in this free writing prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property (or within a group of cross-collateralized mortgage loans) is based on allocated loan amounts as stated in Annex A-1 to this free writing prospectus.

Certificate Balances and
Notional Amounts	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:

Class A-1	$80,183,000
Class A-2	$244,690,000
Class A-3	$28,747,000
Class A-4	$100,000,000
Class A-5	$234,856,000
Class A-SB	$115,238,000
Class X-A	$855,381,000
Class X-B	$57,408,000
Class A-S(1)	$51,667,000
Class B(1)	$57,408,000
Class C(1)	$99,029,000
Class EC(1)	$208,104,000
Class D	$50,232,000

(1)	The initial certificate balance of any of the Class A-S, Class B or Class C certificates represents the principal balance of such class without giving effect to any exchange and conversion for Class EC certificates. The initial certificate balance of the Class EC certificates is equal to the aggregate of the initial certificate balances of the Class A-S, Class B and Class C certificates and represents the maximum principal balance of such class that could be issued in an exchange and conversion. In the event that none of the Class A-S, Class B and Class C certificates are converted to Class EC certificates, the Class EC certificate balance would be equal to zero. Other than for federal income tax purposes, any exchange of (i) a portion of the Class A-S, Class B or Class C certificates will result in a conversion and reduction, on a dollar-for-dollar basis, of a proportionate share of each related component class of Class A-S, Class B and Class C certificates for, and an increase, on a dollar-for-dollar basis, of the certificate balance of the Class EC certificates, and (ii) any amount of the Class EC certificates will result in a conversion and reduction, on a dollar-for-dollar basis, of the certificate balance of the Class EC certificates converted and an increase, on a dollar-for-dollar basis, of a proportionate share of the related certificate balances of each class of Class A-S, Class B and Class C certificates.

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Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial approximate pass-through rate is set forth below for each class:

Class A-1%
Class A-2%
Class A-3%
Class A-4%
Class A-5%
	Class A-SB	%
	Class X-A	%(1)
	Class X-B	%(2)
	Class A-S	%
	Class B	%
	Class C	%
	Class EC	NA(3)
	Class D	%

(1)	The interest accrual amount on the Class X-A certificates will be calculated by reference to a notional amount equal to the aggregate of the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates (calculated without giving effect to any exchange and conversion of any Class A-S certificates for Class EC certificates). The pass-through rate for the Class X-A certificates for any distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates weighted on the basis of their respective certificate balances immediately prior to that distribution date (calculated without giving effect to any exchange and conversion of any Class A-S certificates for Class EC certificates) as described under “Description of the Certificates—Distributions” in this free writing prospectus.

(2)	The interest accrual amount on the Class X-B certificates will be calculated by reference to a notional amount equal to the certificate balance of the Class B certificates (calculated without giving effect to any exchange and conversion of any Class B certificates for Class EC certificates). The pass-through rate for the Class X-B certificates for any distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360 day year consisting of twelve 30-day months) for the related distribution date, over (b) the pass-through rate of the Class B certificates for the distribution date, as described under “Description of the Certificates—Distributions” in this free writing prospectus.

(3)	The Class EC certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest that would otherwise be distributable on the Class A-S, Class B and Class C certificates that are converted in an exchange for such Class EC certificates. The effective pass-through rate applicable to the Class EC certificates for the initial distribution date is approximately __% per annum.

B. Class EC and
Exchangeable Certificates	Exchangeable certificates (the Class A-S, Class B and Class C certificates), in the exchange proportion described in this free writing prospectus, may be converted in an exchange for Class EC certificates. Conversely, Class EC certificates may be converted in an exchange for a proportionate interest in the exchangeable certificates (in the exchange proportion described in this free writing prospectus). The Class EC certificates will

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receive principal and interest that would otherwise have been payable on the portion of the exchangeable certificates that have been exchanged for such Class EC certificates. Any such allocations of principal and interest as between Class EC certificates, on the one hand, and exchangeable certificates, on the other hand, will have no effect on the principal or interest entitlements of any other class of certificates. Exchanges will be subject to various conditions that we describe in this free writing prospectus. See “Description of the Certificates—Exchanges of Exchangeable Certificates and Class EC Certificates” in this free writing prospectus for a description of the conversion and exchange procedures relating to the Class EC certificates and the exchangeable certificates. See also “Risk Factors—Risks Relating to the Exchangeable Certificates and Class EC Certificates” in this free writing prospectus.

C. Interest Rate Calculation
Convention	Interest on the offered certificates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.

For purposes of calculating the pass-through rates on the offered certificates (other than the Class EC certificates), the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount” in this free writing prospectus.

D. Servicing and
Administration Fees	The master servicer and the special servicer are entitled to a master servicing fee and a special servicing fee, respectively, from the interest payments on each mortgage loan (other than the non-serviced mortgage loans with respect to the special servicing fee only), each REO loan, each serviced companion loan and, with respect to special servicing fees, if the related loan interest payments (or other collections in respect of the related loan or property) are insufficient, then from general collections on all mortgage loans. The servicing fee for each distribution date pursuant to the pooling and servicing agreement, which includes the master servicing fee and the portion of the servicing fee payable to any primary servicer, is calculated on the outstanding principal amount of each mortgage loan (including any REO loan and the non-serviced mortgage loans) and the serviced companion loans at the servicing fee rate equal to a per annum rate ranging from 0.00500% to 0.08250%. The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan that is a specially serviced mortgage loan or REO loan, on a loan-by-loan basis at the

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special servicing fee rate equal to the greater of a per annum rate of 0.25000% and the per annum rate that would result in a special servicing fee of $3,500 for the related month; provided, that the special servicer will not be entitled to a special servicing fee with respect to the Civic Opera Building mortgage loan, but the special servicer under the JPMBB 2015-C31 pooling and servicing agreement will be entitled to a special servicing fee at a rate equal to a per annum rate of 0.25000%; provided, further, that the special servicer will not be entitled to a special servicing fee with respect to the U-Haul Portfolio mortgage loan, but the special servicer under the U-Haul Portfolio trust and servicing agreement will be entitled to a special servicing fee at a rate equal to a per annum rate of 0.25000%; provided, further, that the special servicer will not be entitled to a special servicing fee with respect to the One Shell Square mortgage loan or the Brunswick Portfolio mortgage loan, but the special servicer under the JPMBB 2015-C30 pooling and servicing agreement will be entitled to a special servicing fee at a rate equal to the greater of a per annum rate of 0.25000% and the per annum rate that would result in a special servicing fee of $3,500 for the related month. Any primary servicing fees or sub-servicing fees will be paid by the master servicer or special servicer, respectively, out of the fees described above. The master servicer and the special servicer are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See “Transaction Parties—Servicing and Other Compensation and Payment of Expenses” in this free writing prospectus.

The certificate administrator fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan (including any non-serviced mortgage loan) and any REO loan (other than the portion of an REO loan related to any serviced companion loan) in the trust fund at the certificate administrator fee rate equal to a per annum rate of 0.00420%. The trustee fee is payable by the certificate administrator from the certificate administrator fee. The senior trust advisor will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan (including any non-serviced mortgage loan) and any REO loan (other than the portion of an REO loan related to any serviced companion loan) in the trust fund and at the senior trust advisor fee rate, which will be a per annum rate of 0.00250%. The senior trust advisor will also be entitled under certain circumstances to a consulting fee. Fees payable by the trust to the master servicer, special servicer and senior trust advisor are generally payable prior to any distributions to certificateholders. See “Transaction Parties—Servicing and Other Compensation and Payment of Expenses” and “Servicing of the Mortgage Loans—The Senior Trust Advisor” in this free writing prospectus.

Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan and any REO loan (but not any companion loan) in the trust will be

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payable to the Commercial Real Estate Finance Council as a license fee for use of their names and trademarks, including an investor reporting package. This fee will be payable prior to any distributions to certificateholders.

Distributions

A. Amount and Order of
Distributions	On each distribution date, funds available for distribution from the mortgage loans (net of specified trust fees, reimbursements, expenses and yield maintenance charges or other prepayment premiums and excess interest) will be distributed to the certificates in the following amounts and order of priority:

First, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-C and Class X-D certificates: To pay interest on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-C and Class X-D certificates, pro rata, in each case in accordance with their interest entitlements.

Second, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates: To the extent of funds allocated to principal and available for distribution: (a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E to this free writing prospectus, (b) second, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (c) third, to principal on the Class A-2 certificates, until the certificate balance of the Class A-2 certificates has been reduced to zero, (d) fourth, to principal on the Class A-3 certificates, until the certificate balance of the Class A-3 certificates has been reduced to zero, (e) fifth, to principal on the Class A-4 certificates until the certificate balance of the Class A-4 certificates has been reduced to zero, (f) sixth, to principal on the Class A-5 certificates, until the certificate balance of the Class A-5 certificates has been reduced to zero and (g) seventh, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to zero. If the certificate balance of each class of certificates other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates has been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates.

Third, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates: To reimburse the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes.

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Fourth, Class A-S certificates: To the Class A-S certificates as follows: (a) first, to interest on the Class A-S certificates, in an amount up to their interest entitlement; (b) second, to the extent of funds allocated to principal and available for distribution remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates), to principal on the Class A-S certificates, until the certificate balance of the Class A-S certificates has been reduced to zero; and (c) third, to reimburse the Class A-S certificates, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class.

Fifth, Class B certificates: To the Class B certificates in a manner analogous to the Class A-S certificates’ allocations of priority Fourth above.

Sixth, Class C certificates: To the Class C certificates in a manner analogous to the Class A-S certificates’ allocations of priority Fourth above.

Seventh, Class D certificates: To the Class D certificates in a manner analogous to the Class A-S certificates’ allocations of priority Fourth above.

Eighth, Non-offered certificates (other than the Class X-C, Class X-D and Class Z certificates): In the amounts and order of priority described in “Description of the Certificates—Distributions” in this free writing prospectus.

On each distribution date, the Class EC certificates will receive, in the aggregate, the sum of the principal and interest and other amounts otherwise distributable to the Class A-S, Class B and Class C certificates that are converted in an exchange for such Class EC certificates and will similarly be allocated the realized losses and other shortfalls otherwise allocable to the Class A-S, Class B and Class C certificates that are converted in an exchange for such Class EC certificates.

B. Interest and Principal
Entitlements	A description of the interest entitlement of each class of certificates (other than the Class R and Class Z certificates) can be found in “Description of the Certificates—Distributions—Interest Distribution Amount” in this free writing prospectus.

A description of the amount of principal required to be distributed to each class of certificates entitled to principal on a particular distribution date can be found in “Description of the Certificates—Distributions—Principal Distribution Amount” in this free writing prospectus.

C. Yield Maintenance Charges,
Prepayment Premiums
and Excess Interest	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the certificates as described in “Description of the Certificates—Allocation of

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Yield Maintenance Charges and Prepayment Premiums” in this free writing prospectus.

For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans” in this free writing prospectus.

On each distribution date, any excess interest collected in respect of a mortgage loan in the trust fund with an anticipated repayment date during the related collection period will be distributed to the holders of the Class Z certificates. This interest will not be available to provide credit support for other classes of certificates or offset any interest shortfalls.

D. General	The chart below describes the manner in which the payment rights of certain classes of certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates. The chart shows the entitlement to receive principal and/or interest of certain classes of certificates (other than excess interest that accrues on each mortgage loan that has an anticipated repayment date) on any distribution date in descending order. It also shows the manner in which mortgage loan losses are allocated to certain classes of the certificates in ascending order (beginning with the non-offered certificates, other than the Class X-C, Class X-D, Class R and Class Z certificates); provided that no principal payments or mortgage loan losses will be allocated to the Class X-A, Class X-B, Class X-C, Class X-D, Class R or Class Z certificates, although principal payments and mortgage loan losses may reduce the notional amounts of the Class X-A, Class X-B, Class X-C or Class X-D certificates and, therefore, the amount of interest they accrue.

(1) The Class X-A, Class X-B, Class X-C and Class X-D certificates are interest-only certificates and the Class X-C and Class X-D certificates are not offered by this free writing prospectus.

(2) The Class A-S, Class B and Class C certificates may be exchanged for Class EC certificates in the manner described under “Description of the Certificates—Exchanges of Exchangeable Certificates and Class EC Certificates” in this free writing prospectus.

(3) Other than the Class X-C, Class X-D, Class R and Class Z certificates.

Other than the subordination of certain classes of certificates, as described above, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

On each distribution date, the Class EC certificates will receive, in the aggregate, the sum of the principal and interest and other

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amounts otherwise distributable to the Class A-S, Class B and Class C certificates that are converted in an exchange for such Class EC certificates and will similarly be allocated any realized losses and other shortfalls otherwise allocable to the Class A-S, Class B and Class C certificates that are converted in an exchange for such Class EC certificates.

Principal losses and principal payments, if any, on mortgage loans that are allocated to a class of certificates (other than the Class X-A, Class X-B, Class X-C, Class X-D, Class R or Class Z certificates) will reduce the certificate balance of that class of certificates.

The notional amount of the Class X-A certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates (determined without giving effect to any exchange and conversion of any Class A-S certificates for Class EC certificates). The notional amount of the Class X-B certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class B certificates (determined without giving effect to any exchange and conversion of any Class B certificates for Class EC certificates). The notional amount of the Class X-C certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class C certificates (determined without giving effect to any exchange and conversion of any Class C certificates for Class EC certificates).The notional amount of the Class X-D certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class D certificates.

See “Description of the Certificates” in this free writing prospectus.

E. Shortfalls in Available Funds	The following types of shortfalls in available funds will reduce distributions to the classes of certificates with the lowest payment priorities: shortfalls resulting from the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive; shortfalls resulting from interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower); shortfalls resulting from the application of appraisal reductions to reduce principal and interest advances; shortfalls resulting from extraordinary expenses of the trust, including indemnification payments payable to the depositor, master servicer, special servicer, certificate administrator, trustee or senior trust advisor; shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and shortfalls resulting from other unanticipated or default-related expenses of the trust. Prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by the master servicer are required to be allocated among the classes of certificates (other than the Class EC, Class R and Class Z certificates), on a pro rata basis, to reduce the amount of interest

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payable on each such class of certificates to the extent described in this free writing prospectus. The Class EC certificates will receive the sum of the interest that would otherwise be distributable to the Class A-S, Class B and Class C certificates that are converted in an exchange for such Class EC certificates, and will therefore bear the risk of prepayment interest shortfalls that would otherwise be allocated to such certificates. See “Description of the Certificates—Distributions—Priority” in this free writing prospectus.

F. Excess Interest	On each distribution date, any excess interest in respect of the increase in the interest rate on any mortgage loan with an anticipated repayment date after the related anticipated repayment date to the extent actually collected and applied as interest during a due period will be distributed to the holders of the Class Z certificates on the related distribution date. This excess interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the pooling and servicing agreement.

Advances

A. P&I Advances	The master servicer is required to advance a delinquent periodic mortgage loan payment (unless the master servicer or the special servicer determines that the advance would be nonrecoverable). Neither the master servicer nor the trustee will be required to advance balloon payments due at maturity in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges. The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan). See “Description of the Certificates—Advances” in this free writing prospectus. There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be nonrecoverable. See “Description of the Certificates—Advances” in this free writing prospectus. If an interest advance is made by the master servicer, the master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the certificate administrator’s fee and the CREFC® license fee. See “Description of the Certificates—Advances” in this free writing prospectus. None of the master servicer, the special servicer or the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan that is not part of the trust.

B. Property Protection Advances	The master servicer may be required to make advances with respect to mortgage loans that it is required to service to pay

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delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:

• protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;

• maintain the lien on the related mortgaged property; and/or

• enforce the related mortgage loan documents.

The special servicer will have no obligation to make any property protection advances, but may make such advances in an urgent or emergency situation as described in “Description of the Certificates—Advances” in this free writing prospectus.

If the master servicer fails to make a required advance of this type, the trustee will be required to make this advance. None of the master servicer, the special servicer or the trustee is required to advance amounts determined by such party to be nonrecoverable. See “Description of the Certificates—Advances” in this free writing prospectus.

With respect to the Civic Opera Building mortgage loan, the master servicer (and the trustee, as applicable), under the JPMBB 2015-C31 pooling and servicing agreement is required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above. It is expected that the applicable master servicer under the trust and servicing agreement governing the securitization of the U-Haul Portfolio companion loans will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above. With respect to the One Shell Square mortgage loan and the Brunswick Portfolio mortgage loan, the master servicer (and the trustee, as applicable), under the JPMBB 2015-C30 pooling and servicing agreement is required to, and the special servicer under the JPMBB 2015-C30 pooling and servicing agreement may, make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.

C. Interest on Advances	The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on the above described advances at the “Prime Rate” as published in The Wall Street Journal, as described in this free writing prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See “Description of the Certificates—Advances” and “—Subordination; Allocation of Collateral Support Deficit” in this free writing prospectus.

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With respect to the non-serviced mortgage loans, the applicable makers of advances under the related pooling and servicing agreement will similarly be entitled to interest on advances.

The Mortgage Loans

The Mortgage Pool	The trust’s primary assets will be eighty-nine (89) fixed rate commercial mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee and/or leasehold estate of the related borrower(s) in two hundred and seventy-three (273) commercial, multifamily and manufactured housing community properties. See “Description of the Mortgage Pool—Additional Debt” in this free writing prospectus.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $1,148,162,649.

Whole Loans

As used in this free writing prospectus, the term “mortgage loan” refers to the mortgage loans that are assets of the trust and does not include any subordinate companion loan or any of the pari passu companion loans.

In the case of the seven (7) mortgage loans identified as “Civic Opera Building”, “First National Building”, “One Shell Square”, “Eastmont Town Center”, “Hyatt Place Texas Portfolio”, “Brunswick Portfolio” and “New Center One Building” on Annex A-1 to this free writing prospectus, representing approximately 6.5%, 3.5%, 3.1%, 2.5%, 2.2%, 1.7% and 1.7%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, each such mortgage loan is part of a split loan structure that also includes one or more pari passu companion loans. Each such mortgage loan is secured by the same mortgage instrument(s) on the same mortgaged property or portfolio of mortgaged properties as a related pari passu companion loan, each of which companion loan is evidenced by a pari passu note that is not part of the trust and is referred to in this free writing prospectus as the respective “pari passu companion loan”.

In the case of the mortgage loan identified as “U-Haul Portfolio” on Annex A-1 to this free writing prospectus, representing approximately 4.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, such mortgage loan is secured by the same mortgage instruments on the same mortgaged properties as (i) two (2) related companion loans (each pari passu with the U-Haul Portfolio mortgage loan and each comprised of one or more pari passu notes), which companion loans are not part of the trust, and are each referred to in this free writing prospectus as a “pari passu companion loan”, and (ii) one (1) subordinate companion loan (comprised of two (2) pari passu notes), which subordinate companion loan is not part of the trust, and is referred to in this free writing prospectus as a “subordinate companion loan”. See “Description

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of the Mortgage Pool—The Whole Loans—The U-Haul Portfolio Whole Loan” in this free writing prospectus.

The following table and discussion contains general information regarding the whole loans:

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Principal Balance	Approx. % of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance
2	Civic Opera Building	$75,000,000	6.5%	$89,000,000	N/A
5	U-Haul Portfolio	$49,666,409	4.3%	$108,666,409	$111,000,000
7	First National Building	$40,000,000	3.5%	$30,000,000	N/A
9	One Shell Square	$36,100,000	3.1%	$90,000,000	N/A
13	Eastmont Town Center	$28,805,390	2.5%	$12,242,291	N/A
14	Hyatt Place Texas Portfolio	$25,000,000	2.2%	$13,500,000	N/A
16	Brunswick Portfolio	$19,901,032	1.7%	$99,505,158	N/A
17	New Center One Building	$18,976,139	1.7%	$18,976,139	N/A

Each mortgage loan identified in the above table is included in the trust; however, none of the related companion loans are included in the trust. In the case of the Civic Opera Building whole loan, the note comprising the related pari passu companion loan is included in the JPMBB Commercial Mortgage Securities Trust 2015-C31 securitization. In the case of the U-Haul Portfolio whole loan, the notes comprising the related pari passu companion loans and the notes comprising the related subordinate companion loan are expected to be included in a private CMBS securitization and one or more future securitizations. In the case of the One Shell Square whole loan, the note comprising the related pari passu companion loan is included in the JPMBB Commercial Mortgage Securities Trust 2015-C30 securitization. In the case of the Eastmont Town Center whole loan, the note comprising the related pari passu companion loan is included in the Citigroup Commercial Mortgage Trust 2015-GC29 securitization. In the case of the Brunswick Portfolio whole loan, the two related pari passu companion loans are included in the JPMBB Commercial Mortgage Securities Trust 2015-C30 securitization and the JPMBB Commercial Mortgage Securities Trust 2015-C31 securitization, respectively. In the case of each of the First National Building pari passu companion loan, the Hyatt Place Texas Portfolio pari passu companion loan and the New Center One Building pari passu companion loan, each such pari passu companion loan is expected to be deposited into one or more future securitizations. In each instance, the related pari passu companion loan(s) is pari passu in right of payment with the related mortgage loan.

Servicing of the Whole Loans	Each of the First National Building whole loan, the Eastmont Town Center whole loan, the Hyatt Place Texas Portfolio whole loan and the New Center One Building whole loan will be serviced in accordance with the pooling and servicing agreement for this transaction and the related intercreditor agreement by the master servicer and the special servicer, and in accordance with the servicing standard provided in the pooling and servicing agreement. In addition, pursuant to the related intercreditor agreement, the directing certificateholder (prior to the occurrence and continuance of a control event under the pooling and

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servicing agreement) may exercise certain rights granted to the holder of the related mortgage loan and therefore will have the right, subject to certain conditions set forth in the related intercreditor agreement, to advise and direct the master servicer and/or special servicer with respect to various servicing matters or mortgage loan modifications affecting the applicable mortgage loan in the related split loan structure. In addition, pursuant to the intercreditor agreement related to the applicable serviced whole loan, the directing certificateholder under the pooling and servicing agreement has the right (prior to the occurrence and continuance of a control event under the pooling and servicing agreement) to replace the special servicer for such mortgage loans to the extent provided in the pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The First National Building Whole Loan”, “—The Eastmont Town Center Whole Loan”, “—The Hyatt Place Texas Portfolio Whole Loan” and “—The New Center One Building Whole Loan” in this free writing prospectus.

The Civic Opera Building whole loan is serviced under the JPMBB 2015-C31 pooling and servicing agreement entered into in connection with the issuance of the JPMBB Commercial Mortgage Securities Trust 2015-C31, Commercial Mortgage Pass-Through Certificates, Series 2015-C31. The One Shell Square whole loan and the Brunswick Portfolio whole loan are serviced under the JPMBB 2015-C30 pooling and servicing agreement entered into in connection with the issuance of the JPMBB Commercial Mortgage Securities Trust 2015-C30, Commercial Mortgage Pass-Through Certificates, Series 2015-C30. In addition, pursuant to the related intercreditor agreement, the directing certificateholder under the applicable non-serviced pooling and servicing agreement may exercise certain rights granted to the holders of the related pari passu companion loans, and therefore will have the right, subject to certain conditions set forth in the related intercreditor agreement, to advise and direct the master servicer and/or special servicer under the applicable non-serviced pooling and servicing agreement with respect to various servicing matters or mortgage loan modifications affecting such mortgage loan in the related split loan structure. In addition, pursuant to the related intercreditor agreement, the directing certificateholder under the applicable non-serviced pooling and servicing agreement has the right to replace the special servicer for the related mortgage loan as described under “Description of the Mortgage Pool—The Whole Loans—The Civic Opera Building Whole Loan”, “—The One Shell Square Whole Loan” and “—The Brunswick Portfolio Whole Loan” in this free writing prospectus.

The U-Haul Portfolio whole loan is expected to be serviced pursuant to a trust and servicing agreement entered into in connection with a private CMBS transaction by Wells Fargo Bank, National Association, the servicer and the special servicer under the private CMBS transaction. In addition, pursuant to the related intercreditor agreement, the consent and consultation rights with respect to the U-Haul Portfolio whole loan will be held by the directing certificateholder or controlling class

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representative for the private CMBS securitization that is expected to govern the servicing and administration of the U-Haul Portfolio whole loan as described under “Description of the Mortgage Pool—The Whole Loans—The U-Haul Portfolio Whole Loan” and “Servicing of the Mortgage Loans—Servicing of the U-Haul Portfolio Mortgage Loan” in this free writing prospectus.

Serviced Whole Loans

Each of the First National Building whole loan, the Eastmont Town Center whole loan, the Hyatt Place Texas Portfolio whole loan and the New Center One Building whole loan is referred to in this free writing prospectus as a “serviced whole loan” or a “serviced pari passu whole loan”.

Each of the First National Building pari passu companion loan, the Eastmont Town Center pari passu companion loan, the Hyatt Place Texas Portfolio pari passu companion loan and the New Center One Building pari passu companion loan is referred to in this free writing prospectus as a “serviced companion loan” or a “serviced pari passu companion loan”.

The pooling and servicing agreements or trust and servicing agreement pursuant to which each of the non-serviced whole loans are serviced and administered are each referred to in this free writing prospectus as a “non-serviced pooling and servicing agreement”.

For additional information regarding these pari passu split loans, see “Description of the Mortgage Pool—The Whole Loans—The First National Building Whole Loan”, “—The Eastmont Town Center Whole Loan”, “—The Hyatt Place Texas Portfolio Whole Loan” and “—The New Center One Building Whole Loan” in this free writing prospectus.

Non-Serviced Whole Loans

Each of the Civic Opera Building whole loan, the U-Haul Portfolio whole loan, the One Shell Square whole loan and the Brunswick Portfolio whole loan is referred to in this free writing prospectus as a “non-serviced whole loan”.

Each of the Civic Opera Building pari passu companion loan, the U-Haul Portfolio pari passu companion loan, the One Shell Square pari passu companion loan and the Brunswick Portfolio pari passu companion loans are referred to in this free writing prospectus as the “non-serviced pari passu companion loans”. The U-Haul Portfolio subordinate companion loan is referred to in this free writing prospectus as a “subordinate companion loan”, and together with the “non-serviced pari passu companion loans”, are referred to in this free writing prospectus as “non-serviced companion loans”.

For additional information regarding these split loans, see “Description of the Mortgage Pool—The Whole Loans—The Civic Opera Building Whole Loan”, “—The U-Haul Portfolio

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Whole Loan”, “—The One Shell Square Whole Loan” and “—The Brunswick Portfolio Whole Loan” in this free writing prospectus.

Mortgage Loan Characteristics

The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). With respect to each of the mortgage loans that is part of a whole loan, we generally present the loan-to-value ratio, debt service coverage ratio, debt yield and cut-off date balance per net rentable square foot, bed, room or unit, as applicable, in this free writing prospectus (including any tables, charts and information set forth on Annexes A-1, A-2 and A-3) in a manner that takes account of that mortgage loan and its related pari passu companion loan(s) but not the related subordinate companion loan. Other than as specifically noted, the loan-to-value ratio, the debt service coverage ratio, debt yield and mortgage loan rate information for each mortgage loan is presented in this free writing prospectus without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related mortgage loan without combination with the other indebtedness.

The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this free writing prospectus and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this free writing prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property (or within a group of cross-collateralized mortgage loans) is based on allocated loan amounts as stated in Annex A-1 to this free writing prospectus.

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The mortgage loans will have the following approximate characteristics as of the cut-off date:

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Aggregate outstanding principal balance(1)	$1,148,162,649
Number of mortgage loans	89
Number of mortgaged properties	273
Number of crossed loan pools	4
Crossed loan pools as a percentage	0.9%
Range of mortgage loan principal balances	$665,000 to $77,260,000
Average mortgage loan principal balances	$12,900,704
Range of mortgage rates	4.19530% to 5.19700%
Weighted average mortgage rate	4.68955%
Range of original terms to maturity(2)	60 months to 240 months
Weighted average original term to maturity(2)	110 months
Range of remaining terms to maturity(2)	54 months to 239 months
Weighted average remaining term to maturity(2)	109 months
Range of original amortization term(3)(4)	240 months to 360 months
Weighted average original amortization term(3)(4)	351 months
Range of remaining amortization terms(3)(4)	236 months to 360 months
Weighted average remaining amortization term(3)(4)	350 months
Range of loan-to-value ratios(5)(6)	34.6% to 75.0%
Weighted average loan-to-value ratio(5)(6)	67.3%
Range of loan-to-value ratios as of the maturity date(2)(5)(6)	0.0% to 68.7%
Weighted average loan-to-value ratio as of the maturity date(2)(5)(6)	56.8%
Range of underwritten net cash flow debt service coverage ratios (6)(7)	1.23x to 2.40x
Weighted average underwritten net cash flow debt service coverage ratio(6)(7)	1.52x
Percentage of aggregate outstanding principal balance consisting of:
Balloon	49.4%
Interest Only-Balloon	43.5%
Fully Amortizing	4.3%
ARD-Balloon	2.5%
Interest Only	0.3%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	In the case of one (1) mortgage loan with an anticipated repayment date, identified as “Eastmont Town Center” on Annex A-1 to this free writing prospectus, representing approximately 2.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, calculated as of the anticipated repayment date.

(3)	Excludes one (1) mortgage loan identified as “Chippewa Towne Centre” on Annex A-1 to this free writing prospectus, representing approximately 0.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, that is interest only for the entire term.

(4)	In the case of one (1) mortgage loan identified as “U-Haul Portfolio” on Annex A-1 to this free writing prospectus, representing approximately 4.3% of the aggregate principal balance of the pool of mortgage loans as of the

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cut-off date, the loan will amortize based on the assumed principal payment schedule set forth on Annex F to this free writing prospectus.

(5)	In the case of eight (8) mortgaged properties identified as “Hilton Suites Chicago Magnificent Mile”, “Civic Opera Building”, “One Shell Square”, “Hilton Atlanta Perimeter”, “Hyatt Place Texas Portfolio” and “Langhorne Shopping Center” on Annex A-1 to this free writing prospectus, securing six (6) mortgage loans representing approximately 22.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the loan-to-value ratio was calculated based upon a hypothetical valuation other than an “as-is” value. In addition, with respect to one hundred and five (105) mortgaged properties securing one (1) mortgage loan identified as “U-Haul Portfolio” on Annex A-1 to this free writing prospectus, representing approximately 4.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the loan-to-value ratio was calculated based on the portfolio value rather than the aggregate individual appraised values, which includes a premium for the value of selling the portfolio in its entirety. The remaining mortgage loans were calculated using “as-is” values as described under “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this free writing prospectus. For further information, see Annex A-1 to this free writing prospectus. See also “Risk Factors—Limitations of Appraisals”, “Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMorgan Chase Bank, National Association—Exceptions to JPMCB’s Disclosed Underwriting Guidelines” and “Description of the Mortgage Pool—Assessments of Property Value and Condition—Appraisals” in this free writing prospectus.

(6)	In the case of eight (8) mortgage loans identified as “Cedar Pointe Apartments”, “South View (Avalon) Apartments”, “Forest View Apartments”, “Royal Palms Apartments”, “Beverly Terrace Apartments”, “Iron Mountain Apartments”, “Highland Springs Apartments” and “Highland Meadows (43/44) Apartments” on Annex A-1 to this free writing prospectus, representing approximately 0.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the mortgage loans are comprised of four (4) groups of cross-collateralized and cross-defaulted loans, and the loan-to-value ratios and debt service coverage ratios are presented on an aggregate basis. For each mortgage loan with a related pari passu companion loan, the calculation of the loan-to-value ratios and debt service coverage ratios includes the principal balance and debt service payment of the related pari passu companion loan(s), but excludes the related subordinate companion loan. With respect to one (1) mortgage loan identified as “U-Haul Portfolio” on Annex A-1 to this free writing prospectus, representing approximately 4.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the calculation of the loan-to-value ratios and debt service coverage ratios is without regard to the related subordinate companion loan, and the related loan-to-value ratio as of the cut-off date and underwritten net cash flow debt service coverage ratio including the related subordinate companion loan are 58.8% and 1.38x, respectively.

(7)	For each partial interest-only loan, the debt service coverage ratio was calculated based on the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced. For all interest-only loans, the debt service coverage ratio was calculated based on the sum of the first 12 interest payments following the cut-off date. With respect to one hundred and seventy-two (172) mortgaged properties identified as “Hilton Suites Chicago Magnificent Mile”, “U-Haul Portfolio”, “One Shell Square”, “The Park at Veneto”, “Brunswick Portfolio”, “New Center One Building”, “The Park at Murano”, “780 Dedham Street”, “One Park Centre”, “Colony Village” and “Brynn Marr Village” on Annex A-1 to this free writing prospectus, securing eleven (11) mortgage loans, representing approximately 23.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, certain assumptions and/or adjustments were made to the underwritten net cash flow and underwritten net cash flow debt service coverage ratios reflected in the table above. For specific discussions on those particular assumptions and adjustments, see “Description of the Mortgage Pool—Net Cash Flow and Certain Underwriting Considerations”, “—Mortgaged Property Considerations—Tenant Issues—Occupancy and Tenant Concentrations” and “—Additional Mortgage Loan Information” in this free writing prospectus. See also Annex A-1 and Annex A-3 to this free writing prospectus.

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All of the mortgage loans accrue interest on an actual/360 basis (other than one (1) mortgage loan identified as “The Outlet Shoppes at Gettysburg” on Annex A-1 to this free writing prospectus, representing approximately 3.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, which accrues interest on the basis of a 360-day year consisting of twelve 30-day months).

The mortgage loans have the amortization characteristics set forth in the following table:

Amortization Types

Amortization Type	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Balloon	59	$ 566,923,350	49.4%
IO-Balloon	27	499,367,500	43.5
Fully Amortizing	1	49,666,409	4.3
ARD-Balloon	1	28,805,390	2.5
Interest Only	1	3,400,000	0.3
Total:	89	$ 1,148,162,649	100.0%

One (1) mortgage loan secured by the mortgaged property identified as “Eastmont Town Center” on Annex A-1 to this free writing prospectus, representing approximately 2.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provides for an increase in the related interest rate after, and otherwise provides incentives to the related borrower to repay the mortgage loan by, a certain date, referred to as the anticipated repayment date. The interest accrued in excess of the original rate, together with any interest on that accrued interest (if any, as required by the mortgage loan documents and to the extent permitted by applicable law), will be deferred and will not be paid until the principal balance of the mortgage loan has been paid, at which time the excess interest, to the extent actually collected, will be required to be paid to the Class Z certificates. After the anticipated repayment date, cash flow in excess of that required for debt service, required reserves and certain budgeted expenses with respect to the mortgaged property would be applied towards the payment of principal (without payment of a yield maintenance charge or prepayment premium) of the mortgage loan until its principal balance has been reduced to zero and then to the payment of accrued excess interest. A substantial principal payment will be required to pay off the mortgage loan on its anticipated repayment date. The actual term for the mortgage loan is longer than the period up to the mortgage loan’s anticipated repayment date. See “Description of the Mortgage Pool—Additional Mortgage Loan Information” and “—Certain Terms and Conditions of the Mortgage Loans—ARD Loans” in this free writing prospectus and representation number 38 in Annex D-1 and the identified exceptions to that representation in Annex D-2 to this free writing prospectus.

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The following table contains general information regarding the prepayment provisions of the mortgage loans:

Overview of Prepayment Protection(1)(2)
Prepayment Protection	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Defeasance(3)	70	$ 744,301,508	64.8%
Yield Maintenance(4)	19	403,861,141	35.2
Total:	89	$ 1,148,162,649	100.0%

(1)	See Annex A-1 to this free writing prospectus for specific criteria applicable to the mortgage loans.

(2)	Prepayments may occur (often without any yield maintenance charge or prepayment premium) in connection with a casualty at or condemnation of the related mortgaged property and, if the casualty or condemnation is sufficiently material and/or if the insurance proceeds or condemnation award is not released for restoration, some mortgage loans permit the related borrower to prepay the related mortgage loan in full or up to a specified percentage of the allocated loan amount of the affected property to obtain a property release.

(3)	With respect to one (1) mortgage loan secured by the mortgaged properties identified as “U-Haul Portfolio” on Annex A-1 to this free writing prospectus, representing approximately 4.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the mortgage loan fully amortizes during the defeasance period and there is no open period.

(4)	Includes fifty-eight (58) mortgaged properties securing one (1) mortgage loan identified as “Brunswick Portfolio” on Annex A-1 to this free writing prospectus, representing approximately 1.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, that permits the related borrower to prepay a portion of the mortgage loan at any time (including during the lockout period) with the payment of a yield maintenance premium in connection with the termination of the master lease as to any mortgaged property which the tenants under the master lease deem uneconomical or unsuitable for further use in the tenants’ business. See “Description of the Mortgage Pool—Mortgaged Property Considerations—Purchase Options, Rights of First Refusal and Rights of First Offer” and “—Certain Terms and Conditions of the Mortgage Loans—Releases of Individual Mortgaged Properties” in this free writing prospectus.

Defeasance permits the related borrower to substitute direct non-callable U.S. Treasury obligations or, in certain cases, other government securities for the related mortgaged property as collateral for the related mortgage loan (or whole loan).

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The mortgage loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during a limited “open period” immediately prior to and including the stated maturity date or anticipated repayment date as follows:

Prepayment Open Periods(1)

Open Periods (Payments)	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
3	9	$ 131,898,617	11.5%
4	51	762,947,180	66.4
5	26	184,879,818	16.1
6	2	63,450,000	5.5
7	1	4,987,033	0.4
Total:	89	$ 1,148,162,649	100.0%

(1)	See Annex A-1 to this free writing prospectus for specific criteria applicable to the mortgage loans.

See “Description of the Mortgage Pool—Additional Mortgage Loan Information” and “—Certain Terms and Conditions of the Mortgage Loans—Defeasance; Collateral Substitution; Property Releases” in this free writing prospectus.

Current Uses of the Mortgaged Properties(1)

Property Type	Number of Mortgaged Properties	Aggregate Principal Balance of Mortgaged Properties	Approx. % of Initial Pool Balance
Office	13	$ 328,442,214	28.6%
Retail	94	249,182,234	21.7
Multifamily	36	202,494,623	17.6
Hotel	11	171,064,250	14.9
Mixed Use	4	77,286,715	6.7
Self Storage	110	77,158,248	6.7
Industrial	3	30,305,778	2.6
Manufactured Housing	2	12,228,587	1.1
Total:	273	$ 1,148,162,649	100.0%

(1)	Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as set forth in Annex A-1.

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	The mortgaged properties are located in forty (40) states and one (1) province in Canada. The following table lists the states that have concentrations of mortgaged properties of 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date:

	Geographic Distribution(1)

	Geographic Location	Number of Mortgaged Properties	Aggregate Principal Balance of Mortgaged Properties	Approx. % of Initial Pool Balance
	Illinois	20	$ 246,726,231	21.5%
	Pennsylvania	21	142,716,068	12.4
	Michigan	9	102,179,390	8.9
	Texas	22	101,845,531	8.9
	California	40	97,965,242	8.5
	Florida	12	84,529,671	7.4
	New Jersey	5	57,138,117	5.0
	Total:	129	$ 833,100,250	72.6%

	(1)	Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as set forth in Annex A-1.

Refinanced Loans	Several of the mortgage loans were refinancings of loans in default at the time of refinancing and/or otherwise involved discounted pay-offs in connection with the origination of the mortgage loan as described below:

	With respect to four (4) mortgaged properties identified as “Big Curve Shopping Center”, “Freeway Crossing”, “Condor Garden Apartments” and “Comfort Inn – Woodstock, VA” on Annex A-1 to this free writing prospectus, securing four (4) mortgage loans representing approximately 2.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related mortgage loans refinanced prior loans that were in maturity default.

	With respect to one (1) mortgaged property identified as “780 Dedham Street” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 0.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the mortgaged property was previously financed through a securitized loan with an original principal balance of approximately $12.6 million. The prior loan was transferred to special servicing in July 2011 after a drop in tenancy at the mortgaged property, and the mortgaged property was foreclosed on in February 2012. The current loan sponsor acquired the mortgaged property in 2014 for the purchase price of $6,425,000, which represents an approximately 43.4% discount of the amount due and payable by the related borrower under the prior loan at the time of the foreclosure.

Additional Aspects of Certificates

Denominations	The offered certificates (other than the Class X-A and Class X-B certificates) that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A and

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Class X-B certificates will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance and
Settlement

Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in this free writing prospectus and in the prospectus.

Information Available to
Certificateholders	On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the trust. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this free writing prospectus.

Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:

	•	Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management Inc., Interactive Data Corporation, CMBS.com and Markit;

	•	the certificate administrator’s website initially located at “www.ctslink.com”; and

	•	the master servicer’s website initially located at “www.wellsfargo.com/com/comintro”.

Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans is less than (or, in the case of clause (ii) below, less than or equal to) the greater of (i) 1% of the aggregate principal balance of the mortgage loans as of the cut-off date, or (ii) if the mortgage loan identified on Annex

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A-1 to this free writing prospectus as “U-Haul Portfolio” is an asset of the trust fund, the product of (x) a percentage that is calculated by dividing the outstanding principal balance of the mortgage loan identified on Annex A-1 to this free writing prospectus as “U-Haul Portfolio” on the date that is the 10-year anniversary from the start-up date of the trust by the aggregate principal balance of the mortgage loans as of the cut-off date and (y) the aggregate principal balance of the mortgage loans as of the cut-off date, certain entities specified in this free writing prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this free writing prospectus; provided, however, that this termination right will not be exercisable at the percentage threshold specified in clause (ii) above earlier than the distribution date in October 2025. Exercise of this option will terminate the trust and retire the then-outstanding certificates.

The trust may also be terminated in connection with a voluntary exchange of all the then-outstanding certificates (other than the Class R and Class Z certificates) (provided, however, that the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class EC, Class D, Class X-A, Class X-B, Class X-C and Class X-D certificates are no longer outstanding, there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class R and Class Z certificates) and the master servicer consents to the exchange) for the mortgage loans and each REO property remaining in the trust.

See “Description of the Certificates—Termination; Retirement of Certificates” in this free writing prospectus and “Description of the Certificates—Termination” in the prospectus.

Required Repurchases or
Substitutions of Mortgage Loans	Under certain circumstances, the related mortgage loan seller (or Starwood Mortgage Capital LLC, Redwood Trust Inc. or RAIT Financial Trust, as applicable, as guarantor of the repurchase and substitution obligations of Starwood Mortgage Funding II LLC, Redwood Commercial Mortgage Corporation or RAIT Funding, LLC, respectively) may be obligated to repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute for an affected mortgage loan from the trust as a result of a material document defect or a material breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of certificateholders in the mortgage loan. See “Description of the Mortgage Pool—Representations and Warranties; Repurchases and Substitutions” in this free writing prospectus.

Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement (and subject to any applicable intercreditor agreement), the special servicer may offer to sell to any person (or may offer to purchase) any

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specially serviced mortgage loan (other than a non-serviced mortgage loan) if it determines that no satisfactory arrangements (including by way of a discounted pay-off) can be made for collection of delinquent payments and such a sale would be in the best economic interest of the trust (or, in the case of any serviced whole loan, the trust and the holder of the related serviced companion loan, as a collective whole) on a net present value basis. The special servicer is generally required to accept the highest offer received from any person as more particularly described in “Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans” in this free writing prospectus. However, with respect to each mortgage loan with a related mezzanine loan (including if any such mezzanine loan is originated in the future), the sale by the special servicer of any defaulted mortgage loan may be subject to the rights of the holder of any related mezzanine debt, to exercise its option to purchase the related mortgage loan or REO property, as applicable, following a default to the extent set forth in the related intercreditor agreement.

If any mortgage loan with a related pari passu companion loan becomes a defaulted mortgage loan and the special servicer (or, with respect to each non-serviced mortgage loan, the applicable other special servicer described in this free writing prospectus) determines to sell the related mortgage loan as described above, then the applicable special servicer will be required to sell the related pari passu companion loan(s) and, in the case of the U-Haul Portfolio whole loan only, the related subordinate companion loan, together with the related mortgage loan as a single loan. In connection with any such sale, such special servicer will be required to follow the procedures set forth under “Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans” in this free writing prospectus, or similar procedures provided for under the other pooling and servicing agreement, as applicable.

Tax Status	Elections will be made to treat designated portions of the trust (exclusive of (a) interest that is deferred after the anticipated repayment date of each mortgage loan with an anticipated repayment date and the excess interest distribution account and (b) the portion, if any, of the Class A-S, Class B and Class C certificates that have been exchanged for and converted to Class EC certificates and the related amounts in the Class EC distribution account) as two separate REMICs – the lower-tier REMIC and the upper-tier REMIC – for federal income tax purposes. In addition, (i) the portions of the trust consisting of (a) any Class A-S, Class B and Class C certificates that have been exchanged for and converted to Class EC certificates (and the related amounts in the Class EC distribution account) and (b) the excess interest (and related amounts in the excess interest distribution account), will be treated as a grantor trust for federal income tax purposes under subpart E, part I of subchapter J of the Internal Revenue Code of 1986, as amended, (ii) the Class EC certificates will represent undivided beneficial interests in the portion of the grantor trust described in clause (i)(a) above and (iii) the Class Z certificates will represent

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undivided beneficial interests in the portion of the grantor trust described in clause (i)(b) above.

Pertinent federal income tax consequences of an investment in the offered certificates include:

• Each class of offered certificates will represent or beneficially represent, in the case of the Class EC certificates, “regular interests” in a trust REMIC as further described under “Material Federal Income Tax Consequences” in this free writing prospectus.

• Each regular interest represented by an offered certificate will generally be treated as a newly originated debt instrument for federal income tax purposes.

• You will be required to report income on the regular interest represented by your offered certificates using the accrual method of accounting.

• It is anticipated that the Class certificates will be issued with original issue discount and that the Class certificates will be issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Consequences” in this free writing prospectus and the prospectus.

Certain ERISA Considerations	Subject to important considerations described under “Certain ERISA Considerations” in this free writing prospectus and the prospectus, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment	No class of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the certificates.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this free writing prospectus).

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See “Legal Investment” in this free writing prospectus and in the prospectus.

Ratings	The offered certificates will not be issued unless each of the offered classes receives the following ratings from Moody’s Investors Service, Inc., Fitch Ratings, Inc., DBRS, Inc. and Kroll Bond Rating Agency, Inc.:

	Class	Moody’s(1)	Fitch(1)	DBRS(1)	KBRA(1)
	Class A-1	Aaa(sf)	AAAsf	AAA(sf)	AAA(sf)
	Class A-2	Aaa(sf)	AAAsf	AAA(sf)	AAA(sf)
	Class A-3	Aaa(sf)	AAAsf	AAA(sf)	AAA(sf)
	Class A-4	Aaa(sf)	AAAsf	AAA(sf)	AAA(sf)
	Class A-5	Aaa(sf)	AAAsf	AAA(sf)	AAA(sf)
	Class A-SB	Aaa(sf)	AAAsf	AAA(sf)	AAA(sf)
	Class X-A	Aa1(sf)	AAAsf	AAA(sf)	AAA(sf)
	Class X-B	Aa3(sf)	AA-sf	AAA(sf)	AAA(sf)
	Class A-S	Aa1(sf)	AAAsf	AAA(sf)	AAA(sf)
	Class B	Aa3(sf)	AA-sf	AA(low)(sf)	AA-(sf)
	Class C	NR	NR	A(low)(sf)	A-(sf)
	Class EC	NR	NR	A(low)(sf)	A-(sf)
	Class D	NR	NR	BBB(low)(sf)	BBB-(sf)

	(1)	Moody’s Investors Service, Inc., Fitch Ratings, Inc., DBRS, Inc. and Kroll Bond Rating Agency, Inc. have informed us that the “sf” designation in their ratings represents an identifier for structured finance product ratings. For additional information about this identifier, prospective investors can go to the website of the applicable rating agency. The depositor, issuing entity and the underwriters have not verified, do not adopt and do not accept responsibility for any statements made by the rating agencies on their Internet websites. Credit ratings referenced throughout this material are forward-looking opinions about credit risk and express a rating agency’s opinion about the ability of and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit and are not buy, sell or hold recommendations, a measure of asset value, or an indication of the suitability of an investment.

The ratings address the likelihood of full and timely payment to the certificateholders of all distributions of interest at the applicable pass-through rate on the offered certificates on each distribution date and the ultimate payment in full of the certificate balance of each class of offered certificates on a date that is not later than the rated final distribution date with respect to such class of certificates. Each security rating assigned to the offered certificates should be evaluated independently of any other security rating. Such ratings on the offered certificates do not address the tax attributes of such certificates or the receipt of any default interest or prepayment premium or constitute an assessment of the likelihood or frequency of prepayments on the mortgage loans.

In general, the ratings address credit risk and not prepayment risk and do not represent any assessment of the yield to maturity that purchasers may experience as a result of the rate of principal prepayments. A security rating is not a recommendation to buy, sell, or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by the assigning rating agency. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and

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willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. See “Ratings” in this free writing prospectus. A security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of the Class X-A and Class X-B certificates might not fully recover their initial investment in the event of delinquencies or defaults, prepayments (both voluntary (to the extent permitted) and involuntary), or losses in respect of the mortgage loans. As described in this free writing prospectus, the amounts payable with respect to the Class X-A and Class X-B certificates consist only of interest. If the mortgage loans were to prepay in the initial month, with the result that the holders of the Class X-A and Class X-B certificates receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on the Class X-A and Class X-B certificates. The notional amounts of the Class X-A and Class X-B certificates on which interest is calculated may be reduced by the allocation of realized losses and principal prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such notional amount, but only the obligation to pay interest timely on the notional amount, as so reduced from time to time. Therefore, the ratings of the Class X-A and Class X-B certificates should be evaluated independently from similar ratings on other types of securities.

The rated final distribution date will be the distribution date in November 2048. See “Yield and Maturity Considerations” and “Description of the Certificates—Advances” in this free writing prospectus.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the rating agencies engaged by the depositor, the depositor has no obligation or ability to ensure that any rating agency performs ratings surveillance. In addition, a rating agency may cease ratings surveillance if the information furnished to that rating agency is insufficient to allow it to perform surveillance.

Additionally, other nationally recognized statistical rating organizations that we have not engaged to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from or lower than any ratings assigned to the offered certificates by any other nationally recognized statistical rating organization. The issuance of an unsolicited rating of a class of the offered certificates that is lower than the ratings assigned by the rating agencies engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and

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submitted certain materials to DBRS, Inc., Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc., Moody’s Investors Service, Inc. and Morningstar Credit Ratings, LLC. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected Moody’s Investors Service, Inc., Fitch Ratings, Inc., DBRS, Inc., and Kroll Bond Rating Agency, Inc. to rate the offered certificates and not the other nationally recognized statistical rating organization due, in part, to their initial subordination levels for the various classes of offered and non-offered certificates. Had the depositor selected such other nationally recognized statistical rating organization to rate the offered certificates, we cannot assure you as to the ratings that such other nationally recognized statistical rating organization would ultimately have assigned to the offered certificates. In the case of Moody’s Investors Service, Inc. and Fitch Ratings, Inc., the depositor only requested ratings for certain classes of rated certificates, due in part to the final subordination levels provided by Moody’s Investors Service, Inc. or Fitch Ratings, Inc., as applicable, for such classes of certificates. If the depositor had selected either Moody’s Investors Service, Inc. or Fitch Ratings, Inc. to rate those other classes of rated certificates not rated by it, its ratings of those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by DBRS, Inc. and Kroll Bond Rating Agency, Inc. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. In addition, the decision not to engage Moody’s Investors Service, Inc. and Fitch Ratings, Inc. in the rating of certain classes of the offered certificates to be issued in connection with this transaction, may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. See “Risk Factors—Ratings of the Certificates” and “Ratings” in this free writing prospectus.

In addition, neither the depositor nor any other person or entity will be required to monitor any changes to any ratings of the offered certificates or will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of offered certificates after the date of this free writing prospectus. In no event will rating agency confirmations from any such other nationally recognized statistical rating organization (except insofar as the matter involves a mortgage loan with a split loan structure and such other rating organization is hired to rate securities backed by the related pari passu companion loan) be a condition to any action, or the exercise of any right, power or privilege by any person or entity under the pooling and servicing agreement.

Furthermore, the Securities and Exchange Commission may determine that any or all of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates no longer qualifies as a nationally recognized

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statistical rating organization, or is no longer qualified to rate the offered certificates, and that determination may have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. See “Risk Factors—Ratings of the Certificates” and “Ratings” in this free writing prospectus.

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RISK FACTORS

You should carefully consider the following risks and those risks described in “Risk Factors” in the accompanying prospectus before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to, the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

The risks and uncertainties described below are not the only ones relating to the offered certificates. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also impair your investment. If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. This free writing prospectus also contains forward looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward looking statements as a result of certain factors, including the risks described below and elsewhere in this free writing prospectus.

In connection with the information presented in this free writing prospectus relating to risks that may relate to certain of the mortgage loans or the mortgage loans in general, examples are sometimes given with respect to a particular risk and a particular mortgage loan. However, the fact that examples are given should not be interpreted as meaning that such examples reflect all of the mortgage loans in the trust to which such risk is applicable or that the identified mortgage loan is not subject to other risk factors described in this free writing prospectus.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this free writing prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

The Offered Certificates May Not Be a Suitable Investment for You

The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with that class of certificates. For the reasons set forth in these “Risk Factors”, the yield to maturity and the aggregate amount and timing of distributions on the offered certificates are subject to material variability from period to period and over the life of those certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the offered certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate diligence on the mortgage loans and the offered certificates.

The Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of Commercial Mortgage-Backed Securities

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities, as well as the debt markets, global financial markets and the economy generally, experienced significant dislocations, illiquidity and volatility. Declining real estate values, coupled with diminished availability of leverage and/or refinancings for commercial real estate resulted in increased delinquencies and defaults on commercial mortgage loans. In addition, the most recent downturn in the general economy affected the financial strength of many commercial real estate tenants and resulted in increased rent delinquencies and increased vacancies, particularly in the retail sector.

Any further economic downturn may lead to increased vacancies, decreased rents or other declines in income from, or the value of, commercial real estate, which would likely have an adverse effect on the value and/or liquidity of commercial mortgage-backed securities that are backed by loans secured by

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such commercial real estate. We cannot assure you that the dislocation in the commercial mortgage-backed securities market will not continue to occur or become more severe. Even if the commercial mortgage-backed securities market does recover, the mortgaged properties and therefore, the mortgage loans and the offered certificates, may decline in value. Any further economic downturn may adversely affect the financial resources of the related borrower under the mortgage loans and may result in the inability of the related borrower to make principal and interest payments on, or refinance, the outstanding debt when due or to sell the mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. In the event of default by a borrower under any of the mortgage loans, the trust may suffer a partial or total loss with respect to such mortgage loan and, consequently, the offered certificates. Any delinquency or loss on the mortgage loans may have an adverse effect on the distributions of principal and interest received by holders of the certificates.

Even if commercial mortgage-backed securities are performing as anticipated, the value of such commercial mortgage-backed securities in the secondary market may nevertheless decline as a result of a deterioration in general market conditions for other asset backed securities or structured products. Trading activity associated with commercial mortgage-backed securities indices may also drive spreads on those indices wider than spreads on commercial mortgage-backed securities, thereby resulting in a decrease in value of such commercial mortgage-backed securities.

Market Considerations and Limited Liquidity

The offered certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for the offered certificates. While the underwriters currently intend to make a secondary market in the offered certificates, no underwriter is obligated to do so, any market-making may be discontinued at any time, and we cannot assure you that an active secondary market for the offered certificates will develop. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for the offered certificates. Lack of liquidity could result in a substantial decrease in the market value and may adversely affect the regulatory characteristics of the offered certificates. The market value of the offered certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending. No representation is made by any person or entity as to what the market value of any offered certificate will be at any time. Furthermore, you should be aware that the market for securities of the same type as the offered certificates has in the past been volatile and offered very limited liquidity from time to time. See “Risk Factors—Your Ability to Resell Certificates May Be Limited Because of Their Characteristics” in the prospectus.

The market value of the offered certificates can decline even if the offered certificates and the mortgage loans are performing at or above your expectations. The market value of the offered certificates will be sensitive to fluctuations in current interest rates. However, any change in the market value of the offered certificates may be disproportionately impacted by upward or downward movement in current interest rates.

In particular, the market value of the offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial mortgage loans, whether newly originated or held in portfolios, that are available for securitization. In addition, financial reform legislation enacted in the United States could adversely affect the availability of credit for commercial real estate. A number of factors will affect investors’ demand for commercial mortgage-backed securities, including:

•	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

•	legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities, limit the amount or types of commercial mortgage-backed securities

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that it may acquire, or require it to maintain increased capital or reserves as a result of its investment in commercial mortgage-backed securities;

•	investors’ perceptions regarding the commercial real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans secured by income producing properties;

•	investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial real estate markets; and

•	the impact on demand generally for commercial mortgage-backed securities as a result of the existence or cancellation of government-sponsored economic programs.

If you decide to sell any offered certificates, the ability to sell those certificates will depend on, among other things, whether and to what extent a secondary market then exists for those certificates, and you may have to sell at a discount from the price you paid for reasons unrelated to the performance of the certificates or the mortgage loans.

The liquidity of the offered certificates may also be affected by present uncertainties and future unfavorable determinations concerning legal investment. No class of the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. See “Legal Investment” in this free writing prospectus.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions, or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. We note that regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire commercial mortgage-backed securities, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell such certificates in the secondary market. For example:

•	Effective January 1, 2014, EU Regulation 575/2013 (the “CRR”) imposes on European Economic Area (“EEA”) credit institutions and investment firms investing in securitizations issued on or after January 1, 2011, or in securitizations issued prior to that date where new assets are added or substituted after December 31, 2014: (a) a requirement (the “Retention Requirement”) that the originator, sponsor or original lender of such securitization has explicitly disclosed to the investor that it will retain, on an on-going basis, a material net economic interest which, in any event, shall not be less than 5%; and (b) a requirement (the “Due Diligence Requirement”) that the investing credit institution or investment firm has undertaken certain due diligence in respect of the securitization and the underlying exposures and has established procedures for monitoring them on an on-going basis.

National regulators in EEA member states impose penal risk weights on securitization investments in respect of which the Retention Requirement or the Due Diligence Requirement has not been satisfied in any material respect by reason of the negligence or omission of the investing credit institution or investment firm.

If either of the Retention Requirement or the Due Diligence Requirement is not satisfied in respect of a securitization investment held by a non-EEA subsidiary of an EEA credit institution or investment firm, then a penal capital charge may be applied to such securitization investment when taken into account on a consolidated basis at the level of the EEA credit institution or investment firm.

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Requirements similar to the Retention Requirement and the Due Diligence Requirement (the “Similar Requirements”): (i) apply to investments in securitizations by investment funds managed by EEA investment managers subject to EU Directive 2011/61/EU; and (ii) subject to the adoption of certain secondary legislation, will apply to investments in securitizations by EEA insurance and reinsurance undertakings and by EEA undertakings for collective investment in transferable securities.

None of the sponsors, the depositor or any other party intends to retain a material net economic interest in the securitization constituted by the issue of the offered certificates in accordance with Retention Requirement or to take any other action which may be required by EEA-regulated investors for the purposes of their compliance with Retention Requirement, the Due Diligence Requirement or Similar Requirements. Consequently, the offered certificates are not a suitable investment for EEA credit institutions, investment firms or the other types of EEA regulated investors mentioned above. As a result, the price and liquidity of the offered certificates in the secondary market may be adversely affected. EEA-regulated investors are encouraged to consult with their own investment and legal advisors regarding the suitability of the offered certificates for investment.

•	The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States requires that federal banking agencies amend their regulations to remove reference to or reliance on credit agency ratings, including, but not limited to, those found in the federal banking agencies’ risk-based capital regulations. New capital regulations were issued by the banking regulators in July 2013 and began phasing in on January 1, 2014; these regulations implement the increased capital requirements established under the Basel Accord. These new capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. As a result of these regulations, investments in commercial mortgage-backed securities like the certificates by institutions subject to the risk-based capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of commercial mortgage-backed securities for their regulatory capital purposes.

•	The Issuing Entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the Issuing Entity. The Issuing Entity is being structured so as not to constitute a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Act (such statutory provision together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. The Volcker Rule became effective on July 21, 2012, and final regulations implementing the Volcker Rule were adopted on December 10, 2013 and became effective on April 1, 2014. Conformance with the Volcker Rule and its implementing regulations is required by July 21, 2015 (subject to the possibility of up to two one-year extensions). In the interim, banking entities must make good-faith efforts to conform their activities and investments to the Volcker Rule. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act. The Volcker Rule’s provisions may adversely affect the ability of banking entities to purchase and sell the offered certificates. However, the general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other affiliate thereof, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

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•	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the trust, could under certain circumstances require an investor or its owner generally to consolidate the assets of the trust in its financial statements and record third parties’ investments in the trust as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in commercial mortgage-backed securities for financial reporting purposes.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements.

The Volatile Economy and Credit Crisis May Increase Loan Defaults and Affect the Value and Liquidity of Your Investment

In recent years, the global economy experienced a significant recession, as well as a severe, ongoing disruption in the credit markets, including the general absence of investor demand for and purchases of commercial mortgage-backed securities and other asset-backed securities and structured financial products. While the United States economy may technically be out of the recession, any recovery could be fragile and may not be sustainable for any specific period of time, and the global or United States economy could slip into an even more significant recession. Continued downward price pressures and increasing defaults and foreclosures in residential real estate or other conditions that severely depressed the overall economy and contributed to the credit crisis have also led to increased vacancies, decreased rents or other/declines in income from, or the value of, commercial real estate.

Additionally, decreases in the value of commercial properties and the tightening by commercial real estate lenders of underwriting standards have prevented many commercial borrowers from refinancing their mortgages. A substantial amount of U.S. mortgage loans, with balloon payment obligations in excess of their respective current property values, are maturing over the coming three years. These circumstances have increased delinquency and default rates of securitized commercial mortgage loans, and lead to widespread commercial mortgage defaults.

In addition, the declines in commercial real estate values have resulted in reduced borrower equity, hindering such borrower’s ability to refinance in an environment of increasingly restrictive lending standards and giving them less incentive to cure delinquencies and avoid foreclosure. Higher loan-to-value ratios are likely to result in lower recoveries on foreclosure, and an increase in loss severities above those that would have been realized had commercial property values remained the same or continued to increase. Defaults, delinquencies and losses have further decreased property values, thereby resulting in additional defaults by commercial mortgage borrowers, further credit constraints, further declines in property values and further adverse effects on the perception of the value of commercial mortgage-backed securities. Even if the real estate market does recover, the mortgaged property underlying the mortgage loans and, therefore, the certificates, may decline in value. Any further economic downturn may adversely affect the financial resources of the related borrowers and may result in the inability of the related borrowers to make interest payments on the related mortgage loans and repayment at maturity. In the event of default by the related borrowers under the related mortgage loans, the certificateholders would likely suffer a loss on their investment.

In addition, the global financial markets have experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries. Much of this uncertainty has related to certain countries, including Greece, Ireland, Spain, Portugal and Italy, that participate in the European Monetary Union and whose sovereign debt is generally denominated in euros, the common currency shared by members of that union. In addition, some economists, observers and market participants have expressed concerns regarding the sustainability of the monetary union and the common currency in their current form.

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Concerns regarding sovereign debt may spread to other countries at any time. Furthermore, many state and local governments in the United States are experiencing, and are expected to continue to experience, severe budgetary constraints. Market volatility or disruption could result if a state were to default on its debt, or a significant local government were to default on its debt or seek relief from their debt in bankruptcy or by agreement with their creditors. In addition, recently-enacted financial reform legislation in the United States could adversely affect the availability of credit for commercial real estate.

Any or all of the circumstances described above may lead to further volatility in or disruption of the credit markets at any time. Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets, such as wars, revolts, insurrections, armed conflicts, energy supply or price disruptions, terrorism, political crises, natural disasters and man-made disasters. We cannot predict such matters or their effect on the value or performance of the certificates.

Investors should consider that general conditions in the commercial real estate and mortgage markets may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates. In addition, in connection with all the circumstances described above, you should be aware in particular that:

•	such circumstances may result in substantial delinquencies and defaults on the mortgage loans and adversely affect the amount of liquidation proceeds that would be realized in the event of foreclosures and liquidations;

•	defaults on the mortgage loans may occur in large concentrations over a period of time, which might result in rapid declines in the value of your certificates;

•	notwithstanding that the mortgage loans were recently underwritten and originated or acquired, the values of the mortgaged properties may have declined since the related mortgage loans were originated or acquired and may decline following the issuance of the offered certificates and such declines may be substantial and occur in a relatively short period following the issuance of the offered certificates; and such declines may or may not occur for reasons largely unrelated to the circumstances of the particular property;

•	if you determine to sell offered certificates, you may be unable to do so or you may be able to do so only at a substantial discount from the price you paid, which may be the case for reasons unrelated to the then-current performance of the offered certificates or the mortgage loans, and which may be the case within a relatively short period following the issuance of the offered certificates;

•	if the mortgage loans default, then the yield on your investment may be substantially reduced notwithstanding that liquidation proceeds may be sufficient to result in the repayment of the principal of and accrued interest on your certificates; an earlier than anticipated repayment of principal (even in the absence of losses) in the event of a default in advance of the maturity date would tend to shorten the weighted average period during which you earn interest on your investment; and a later than anticipated repayment of principal (even in the absence of losses) in the event of a default upon the maturity date would tend to delay your receipt of principal and the interest on your investment may be insufficient to compensate you for that delay;

•	even if liquidation proceeds received on defaulted mortgage loans are sufficient to cover the principal and accrued interest on those mortgage loans, the trust fund may experience losses in the form of special servicing fees and other expenses, and you may bear losses as a result, or your yield may be adversely affected by such losses;

•	the time periods to resolve defaulted mortgage loans may be long, and those periods may be further extended because of borrower bankruptcies, judicial foreclosure and related litigation; and this may be especially true in the case of loans made to borrowers that have, or whose affiliates have, substantial debts other than the mortgage loan, including related subordinate or mezzanine financing. See “—Potential Conflicts of Interest” in this free writing prospectus;

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•	if foreclosure or similar proceedings involve mortgaged properties across multiple states, resolution may take a longer time period and involve greater expenses, resulting in a lower recovery than may have been realized than if foreclosure or similar proceedings were instituted in a single jurisdiction;

•	trading activity associated with indices of commercial mortgage-backed securities may also drive spreads on those indices wider than spreads on commercial mortgage-backed securities, thereby resulting in a decrease in value of such commercial mortgage-backed securities, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial real estate markets and may be affected for reasons that are unknown and cannot be discerned; and

•	even if you intend to hold your certificates, depending on your circumstances, you may be required to report declines in the value of your certificates, and/or record losses, on your financial statements or regulatory or supervisory reports, and/or repay or post additional collateral for any secured financing, hedging arrangements, repurchase transactions or other financial transactions that you have entered into that are backed by or make reference to your certificates, in each case as if your certificates were to be sold immediately.

In connection with all the circumstances described above, the risks we describe elsewhere under “Risk Factors” in this free writing prospectus and the accompanying prospectus are heightened substantially, and you should review and carefully consider such risk factors in light of such circumstances.

The Prospective Performance of the Mortgage Loans Included in the Trust Fund Should Be Evaluated Separately from the Performance of the Mortgage Loans in Any of Our Other Trusts

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of commercial mortgage loans underlying any other series of certificates.

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this free writing prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsor of assets of the type to be securitized (known as “static pool data”). Because of the highly heterogeneous nature of the assets in commercial mortgage backed securities transactions, static pool data for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the loans may be materially different. In particular, static pool data that may show a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors. Therefore, investors should evaluate this offering on the basis of the information set forth in this free writing prospectus with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

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Commercial Lending Is Dependent Upon Net Operating Income

The liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the commercial mortgage loan at any given time.

For historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available, prospective investors should review Annex A-1 and Annex A-3 to this free writing prospectus. Certain mortgage loans are secured in whole or in part by mortgaged properties that have no prior operating history available or otherwise lack or have limited historical financial figures and information. A mortgaged property may lack or have limited prior operating history or historical financial information because it is newly constructed, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the mortgage loan sellers’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases (or, in some cases, based on leases that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease, or lease amendment expanding the leased space, but are not yet in occupancy in all or a portion of their space and/or paying rent) and historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. However, we cannot assure you that such tenants will execute leases or expand their space or, in any event, that actual cash flows from such mortgaged properties will meet such projected cash flows, income and expense levels or that those funds will be sufficient to meet the payment obligations of the related mortgage loans. See “Description of the Mortgage Pool—Additional Mortgage Loan Information” and “—Net Cash Flow and Certain Underwriting Considerations” in this free writing prospectus and “Risk Factors—Commercial and Multifamily Mortgage Loans Have Risks That May Affect Payments on Your Certificates” in the prospectus.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

•	the length of tenant leases (including that, in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenant at a particular mortgaged property have leases that expire or permit the tenant(s) to terminate its or their lease(s) during the term of the related mortgage loan);

•	the creditworthiness of tenants;

•	tenant defaults;

•	in the case of rental properties, the rate at which new rentals occur; and

•	the property’s “operating leverage” which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of such assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this free writing prospectus) to vary substantially from the actual net operating income of a mortgaged property. See “—Risks Relating to Underwritten Net Cash Flow” below.

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Risks Relating to Underwritten Net Cash Flow

As described under “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this free writing prospectus, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the mortgage loan sellers. No representation is made that the underwritten net cash flow set forth in this free writing prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the trust, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases, (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the trust, the underwritten net cash flow may be based on certain tenants that have not yet executed leases (and may still be under negotiation) or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy in all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. Each investor should review these and other similar assumptions and make its own determination of the appropriate assumptions to be used in determining underwritten net cash flow. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly adversely affected.

In addition, the debt service coverage ratios set forth in this free writing prospectus for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents. See “Description of the Mortgage Pool—Net Cash Flow and Certain Underwriting Considerations” and the charts entitled “Operating History and Underwritten Net Cash Flow” and the related footnotes in “Description of Top Ten Mortgage Loans and Additional Mortgage Loan Information” in Annex A-3 to this free writing prospectus for additional information on certain of the mortgage loans in the trust.

Limited Information Causes Uncertainty

Some of the mortgage loans that we intend to include in the trust are mortgage loans that were made to enable the related borrower to acquire the related mortgaged property, and certain mortgage loans may be secured by recently constructed properties. Accordingly, for certain of these mortgage loans, limited or no historical operating information is available with respect to the related mortgaged properties. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

No Reunderwriting of the Mortgage Loans

We have not reunderwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the applicable mortgage loan seller’s obligation to repurchase, substitute for or cure a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of the certificateholders. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans, although none of the mortgage loan sellers have made representations and warranties that they know to be untrue (subject to the exceptions to the representations and

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warranties described in the purchase agreement and this free writing prospectus). If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty. In addition, we can give no assurance that the applicable mortgage loan seller will be able to repurchase a mortgage loan if a representation or warranty has been breached. See “Description of the Mortgage Pool—Representations and Warranties; Repurchases and Substitutions” in this free writing prospectus.

Risks Associated with Commercial Real Estate Lending

The borrower’s ability to make payments due on its related mortgage loan will be subject to the risks generally associated with real estate investments. These risks include adverse changes in general or local economic conditions, real estate values generally and in the locales of the related mortgaged properties, interest rates, real estate tax rates, other operating expenses (including costs of energy), inflation, the supply of and demand for properties of the type involved, zoning laws or other governmental rules and policies (including environmental restrictions), competitive conditions (including changes in land use and construction of new competitive properties) that may affect the ability of a borrower to obtain or maintain full occupancy of the related mortgaged properties, bankruptcy or other events adversely affecting the tenants or prospective tenants at such mortgaged properties, civil disorder, acts of war or of terrorists, acts of God, such as floods or earthquakes, and other factors beyond the control of the related borrower. Due to these and other factors, the performance of real estate has historically been cyclical. Such factors may make it difficult for the mortgaged properties to generate sufficient net operating income to make full and timely payments on the related mortgage loans. Also, if any major repair or improvement is required at a mortgaged property, we cannot assure you that the related borrower (or tenant, if required under its lease) will be able to obtain funds to make such repair or improvement. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required at a mortgaged property, changes in governmental approvals may be applicable and may materially affect the cost to, or ability of, the related borrower to effect such reconstruction, major repair or improvement. Furthermore, certain of the reciprocal easement and operating agreements or anchor tenant leases may provide that the anchor tenant is permitted to terminate its lease or operating covenant in certain circumstances, including if a mortgaged property is substantially damaged or taken by condemnation. See “—Retail Properties Have Special Risks” below.

Office Properties Have Special Risks

Thirteen (13) of the mortgaged properties, securing twelve (12) mortgage loans, representing approximately 28.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are office properties.

A large number of factors may adversely affect the value of office properties, including:

•	the quality of an office building’s tenants;

•	an economic decline in the business operated by the tenants;

•	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, location, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

•	the physical attributes of the building with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;

•	the diversity of an office building’s tenants (or reliance on a single or dominant tenant);

•	the desirability of the area as a business location;

•	the strength and nature of the local economy, including labor costs, tax environment and the quality of life for employees; and

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•	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (all of which affect the demand for office space).

Certain of the mortgage loans identified as being secured by office properties are medical office properties, which are subject to certain additional risks. The performance of a medical office property may depend on (i) the proximity of such property to a hospital or other health care establishment and (ii) reimbursements for patient fees from private or government-sponsored insurers. The performance of a medical or dental office property may depend on (i) its ability to attract doctors and nurses to be on staff, (ii) its ability to afford and acquire the latest medical or dental equipment, (iii) a sufficient patient base and (iv) reimbursements for patient fees and other charges from private or government sponsored insurers. Issues related to reimbursement (ranging from non-payment to delays in payment) from insurers could adversely impact cash flow at such mortgaged property.

Certain of the mortgage loans identified as being secured by office properties may include parking garages, which present certain risks. Parking garages present risks not associated with other properties. The primary source of income for parking garages is the rental fees charged for parking spaces. Factors affecting the success of a parking garage include the number of rentable parking spaces and rates charged and the amount of alternative parking spaces in the area. In addition, because of the unique construction requirements of many parking garages, a parking garage may not be easily converted to other uses. See “—Some Mortgaged Properties May Not Be Readily Convertible To Alternative Uses” in this free writing prospectus.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants. See “—Risks Relating to Mortgage Loan Concentrations and Borrower-Sponsor Concentrations” below and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Type Concentrations” in this free writing prospectus.

Retail Properties Have Special Risks

Ninety-four (94) of the mortgaged properties, securing twenty-one (21) mortgage loans, representing approximately 21.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are retail properties. Sixteen (16) of these mortgaged properties identified as “Frandor Shopping Center”, “The Outlet Shoppes at Gettysburg”, “Langhorne Shopping Center”, “Town & Country Shopping Center”, “Premiere Place”, “Emerson Pointe”, “Big Curve Shopping Center”, “Falcon Gateway”, “Southwest Plaza”, “Mattoon Market Place”, “Freeway Crossing”, “Market Square at Montrose”, “Heritage Shopping Center”, “Chippewa Towne Centre”, “Frankford Square” and “Pine Tree Square” on Annex A-1 to this free writing prospectus, securing sixteen (16) mortgage loans, representing approximately 17.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, may have one or more “anchor tenants” or “shadow anchor tenants”, which may or may not be tenants at the mortgaged properties that represent collateral for the related mortgage loan. The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics. The correlation between success of tenant businesses and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales.

Whether a retail property is “anchored”, “shadow anchored” or “unanchored” is also an important consideration. The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important because anchors play a key role in generating customer traffic and making a center desirable for other tenants. An “anchor tenant” located on a related property is usually proportionately larger in size than most other tenants in the property and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants in the property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the property so as to influence and attract potential customers, but is not located on the mortgaged property. The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

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•	an anchor tenant’s or shadow anchor tenant’s failure to renew or extend its lease;

•	termination of an anchor tenant’s or shadow anchor tenant’s lease or, if the anchor tenant or shadow anchor tenant owns its own site, a decision to vacate;

•	the bankruptcy or economic decline of an anchor tenant, shadow anchor tenant or self-owned anchor; or

•	the cessation of the business of an anchor tenant, a shadow anchor tenant or of a self-owned anchor (notwithstanding its continued payment of rent).

In certain instances with respect to the mortgaged properties, anchor tenant leases expire during the term of the related mortgage loan or such tenants may have the option to terminate their respective leases early. See “Description of Top Ten Mortgage Loans and Additional Mortgage Loan Information” in Annex A-3 to this free writing prospectus for the lease rollover schedules for certain of the mortgage loans and see Annex A-1 to this free writing prospectus for the lease expiration dates for the five (5) largest tenants (based on net rentable area leased) at each mortgaged property to the extent applicable. We cannot assure you that if anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or remain vacant, such anchor tenants or shadow anchor tenants, as applicable, would be replaced in a timely manner or, if part of the collateral for the related mortgage loan, without incurring material additional costs to the related borrower or resulting in adverse economic effects. See “Description of the Mortgage Pool—Mortgaged Property Considerations—Tenant Issues—Terminations” and “—Expirations” in this free writing prospectus.

In addition, various anchor parcels and/or anchor improvements at a mortgaged property may be owned by the anchor tenant (or an affiliate of the anchor tenant) or by a third party and therefore not be part of the related mortgaged property and the related borrower may not receive rental income from such anchor tenant.

Retail properties that have anchor tenant-owned stores often have reciprocal easement and operating agreements between the retail property owner and such anchor tenants containing certain operating and maintenance covenants. We cannot assure you that the reciprocal easement or operating agreements, as applicable, will not expire prior to the maturity date of the related mortgage loan. Although an anchor tenant that owns its own parcel does not pay rent, it generally is required to pay a contribution toward common area maintenance and real estate taxes on the improvements and related real property. Anchor tenants that lease their stores often have operating covenants as well. Such operating covenants may be provided for in the anchor tenant lease or in the reciprocal easement and operating agreement, if any, affecting the mortgaged property. Anchor tenants that have no operating covenants or whose covenants have expired previously or will expire during the term of the related mortgage loan are or will not be contractually obligated to operate their stores at the applicable mortgaged property. A number of the tenant leases and reciprocal easement and operating agreements at the mortgaged properties have co-tenancy clauses which permit such stores to abate the rent payable, refrain from opening for business, cease operating and/or terminate their leases if certain anchor or other major tenants, and/or if a specified percentage of the stores at the related mortgaged property, are not occupied and operating. Certain tenants may also have certain other termination rights related to sales targets. Certain of the operating covenants with respect to the mortgaged properties have expired or will expire prior to the maturity date of the related mortgage loan. We cannot assure you that operating covenants will be obtained in the future for these or any of the anchor tenants.

Certain tenant (including anchor tenant) estoppels obtained in connection with the origination of the mortgage loans identified disputes between the related borrower and the applicable tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or reciprocal easement and operating agreement. Such disputes, defaults or potential defaults could result in a tenant off-setting rent or could lead to a termination or attempted termination of the applicable lease or reciprocal easement and operating agreement by the tenant or to litigation against the related borrower. We cannot assure you that the identified tenant disputes will not have a material adverse effect on the ability of the related

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borrowers to repay the mortgage loan. In addition, we cannot assure you that the tenant estoppels obtained identify all potential disputes that may arise with tenants.

In addition, certain tenants may not provide estoppels, or the estoppels obtained may not be timely. In such cases material information about the related leases may not have been available for loan underwriting purposes at origination. We cannot assure you that the failure to obtain related estoppel information will not have a material adverse effect on the related mortgage loans.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. Certain tenants at the mortgaged properties may be paying rent but are not yet in occupancy or have signed leases but have not yet started paying rent and/or are not yet in occupancy. See “—Certain Additional Risks Relating to Tenants” in this free writing prospectus. Risks applicable to anchor tenants (such as bankruptcy, failure to renew leases, early terminations of leases and vacancies) also apply to other tenants. We cannot assure you that the rate of occupancy at the stores will remain at the current levels or that the net operating income contributed by the mortgaged properties will remain at its current or past levels. See “—Risks of Lease Early Termination Options” in this free writing prospectus.

Borrowers, property managers and their affiliates of mortgaged properties may currently own, and in the future property managers of mortgaged properties and affiliates of borrowers may develop or acquire, additional properties and lease space in other properties in the same market areas where the mortgaged properties are located. Property managers at the related mortgaged properties also may manage competing properties. None of the property managers or any other party has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to, or near the mortgaged properties. See “Description of the Mortgage Pool–Mortgage Pool Characteristics—Property Type Concentrations” in this free writing prospectus.

Retail properties also face competition from sources outside a given real estate market. Factory outlet centers, discount shopping centers and clubs, video shopping networks, catalogue retailers, home shopping networks, direct mail, Internet selling and telemarketing all compete with more traditional retail properties for consumer dollars. Continued growth of these and other alternative retail outlets could adversely affect the rents collectible at the mortgaged properties secured by retail properties. Increased competition could adversely affect income from and market value of those mortgaged properties.

In some cases, the leases of certain anchor and other significant tenants prohibit the landlord from leasing space at or near the related mortgaged property to a competitor of the subject tenant, thereby adversely affecting the potential tenant pool and/or the value of the related mortgaged property in a foreclosure scenario.

In addition, certain of the retail properties have tenants that are subject to risks unique to their business, such as theaters, bowling alleys, gas stations, educational facilities, fitness centers and restaurants. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Type Concentrations” in this free writing prospectus. In such cases, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. For example, the limited adaptability of certain shopping malls that have proven unprofitable has recently resulted in extremely high loss severities on mortgage loans secured by those shopping malls, which mortgage loans were owned by commercial mortgage-backed securitization trusts. In one particular case, a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, resulted in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below.

In addition, decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit, lease defaults, ratings and, in certain cases, bankruptcy filings. See “—Tenant Bankruptcy Entails Risks” below. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the

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current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Certain retail properties may have other non-retail types of tenants, including medical office tenants. For risks related to these types of tenants, see “—Office Properties Have Special Risks” in this free writing prospectus.

Multifamily Properties Have Special Risks

Thirty-six (36) of the mortgaged properties, partially securing thirty-four (34) mortgage loans representing approximately 17.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are multifamily properties.

A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

•	the physical attributes of the apartment or student housing building (e.g., its age, appearance and construction quality);

•	the quality of property management;

•	the location of the property (e.g., a change in the neighborhood over time or increased crime in the neighborhood);

•	the ability of management to provide adequate security, maintenance and insurance;

•	the types of services the property provides;

•	the property’s reputation;

•	the level of mortgage interest rates (which may encourage tenants to purchase rather than rent housing);

•	the generally short term of residential leases and the need for continued reletting;

•	rent concessions and month-to-month leases, which may impact cash flow on the property;

•	in the case of student housing facilities, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and the fact that student tenants have a higher turnover rate (and may be financially less able to make rent payments) than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

•	restrictions on the age of tenants who may reside at the property;

•	receipt of rent subsidies from the United States Department of Housing and Urban Development under its Section 8 Tenant-Based Assistance Rental Certificate Program;

•	state and local regulations, including rent control and rent stabilization ordinances and regulations;

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•	whether the property is subject to low income housing use restrictions that limit income of tenants and rent for units;

•	the presence of competing properties and residential developments in the local market;

•	the existence of corporate tenants renting large blocks of units at the property, which in the event such tenant vacates would leave the property with a significant percentage of unoccupied space; and in the event such tenant was renting at an above-market rent may make finding replacement tenants difficult;

•	the tenant mix, particularly if the tenants are predominantly students, personnel from or workers related to a military base or workers from a particular business or industry;

•	adverse local, regional or national economic conditions, which may limit the amount of rent that can be charged and may result in a reduction in timely rent payments or a reduction in occupancy;

•	state and local regulations;

•	government assistance/rent subsidy programs; and

•	national, state or local politics.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Type Concentrations” in this free writing prospectus.

Hotel Properties Have Special Risks

Eleven (11) of the mortgaged properties, partially securing nine (9) mortgage loans, representing approximately 14.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are hotel properties. See “Risk Factors—Commercial and Multifamily Mortgage Loans Have Risks That May Affect Payments on Your Certificates” in the prospectus.

Because rooms are generally rented for short periods of time, the financial performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hospitality properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, some of the hospitality mortgaged properties are limited-service hotels. Hospitality properties that are limited-service hotels may subject a lender to more risk than full-service hotels as they generally require less capital for construction than full-service hotels. In addition, as limited-service hotels generally offer fewer amenities than full-service hotels, they are less distinguishable from each other. As a result, it is easier for limited-service hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hospitality properties also operate entertainment complexes that include restaurants, lounges, nightclubs and/or banquet and meeting spaces and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer

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preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the potential for bank failures, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s or bar’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hospitality property’s nightclubs, restaurants or bars will maintain their current level of popularity or perception in the market. Any such change could have a material adverse effect on the net cash flow of the property.

Some of the hotels have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hotel property that holds a liquor license, the special servicer on behalf of the trust or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hotel could have an adverse impact on the revenue from the related mortgaged property or on the hotel’s occupancy rate.

Additionally, certain of these mortgaged properties may have been designated as historic or landmark buildings or may be located in areas designated as historic or landmark. Such properties may have restrictions related to renovations, construction or other restrictions. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Type Concentrations” in this free writing prospectus.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

Eleven (11) mortgaged properties identified as “Hilton Suites Chicago Magnificent Mile”, “Hilton Atlanta Perimeter”, “Hyatt Place Texas Portfolio”, “Residence Inn - Clifton Park”, “Best Western – Leesburg, VA”, “Comfort Inn – Staunton, VA”, “La Quinta Inn & Suites – Angleton, TX”, “Comfort Inn – Woodstock, VA” and “Red Roof Inn & Suites – Savannah GA” on Annex A-1 to this free writing prospectus, securing nine (9) mortgage loans representing approximately 14.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are affiliated with a franchise, licensing or hotel management company through a franchise, membership or management agreement. See “Risk Factors—Commercial and Multifamily Mortgage Loans Have Risks That May Affect Payments on Your Certificates” in the prospectus.

The continuation of a franchise agreement, licensing agreement, membership agreement or management agreement is typically subject to specified operating standards, property improvement plans, and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions could result in the loss or cancellation of their rights under the franchise agreement, licensing agreement, membership agreement or management agreement. In addition, some of these agreements applicable to the hotel mortgaged properties expire, or grant the franchisor/licensor/member a termination right that is exercisable, during the term of the related mortgage loan. We cannot assure you that a replacement franchise or license could be obtained in the event of a termination. In addition, replacement franchises/licenses/memberships may require significantly higher fees as well as the investment of capital to bring the hotel into compliance with the requirements of the replacement franchisor/licensor/member. Any provision in a franchise agreement, licensing agreement, membership agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable.

The franchise agreements, license agreements, membership agreements and the property management agreements generally restrict transfers of the subject agreement, transfers of the ownership

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interests of the related borrower and/or transfers of the subject hospitality mortgaged property, and generally (a) contain certain approval rights regarding the transferee and/or (b) prohibit certain transfers for various reasons, including, without limitation, that (i) the transferee does not have sufficient financial resources to fulfill the owner’s obligations under the franchise agreement, licensing agreement, membership agreement or management agreement, as applicable, (ii) the transferee is among a group of specifically designated prohibited transferees and/or (iii) the transferee is a competitor (as defined in the franchise agreement, licensing agreement, membership agreement or management agreement). Such restrictions may impact a foreclosure sale or a sale of an REO property. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property.

In some cases where a hospitality property is subject to a license or franchise agreement, the licensor or franchisor has required the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the franchisor. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hospitality property losing its license or franchise. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hospitality property. In addition, in some cases, those reserves will be maintained by the franchisor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

In addition, there may be risks associated with hospitality properties that have not entered into or become a party to any franchise agreement, license agreement, membership agreement or other “flag”. Hospitality properties often enter into these types of agreements in order to align the hospitality property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hospitality properties that lack such benefits will be able to operate successfully on an independent basis. See “Description of Top Ten Mortgage Loans and Additional Mortgage Loan Information” in Annex A-3 to this free writing prospectus.

See also “—Hotel Properties Have Special Risks” above and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Type Concentrations” in this free writing prospectus.

Mixed Use Facilities Have Special Risks

Four (4) of the mortgaged properties, securing four (4) mortgage loans representing approximately 6.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are mixed use properties. The value of mixed use facilities with retail components is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics. The correlation between success of tenant businesses and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales.

The mixed use mortgaged properties consist of parking garage, retail, office and/or industrial components, and as such, the mortgage loans secured by the mixed use mortgaged properties will share risks associated with such underlying components. In addition, a mixed use property may be managed by a manager that is not experienced in managing all of the property types comprising the mortgaged property.

See “—Office Properties Have Special Risks”, “—Retail Properties Have Special Risks”, “—Industrial Properties Have Special Risks” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Type Concentrations” in this free writing prospectus.

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Self Storage Properties Have Special Risks

One hundred and ten (110) of the mortgaged properties, securing four (4) mortgage loans representing approximately 6.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are self storage properties.

The self storage facilities market contains low barriers to entry. In addition, due to the short-term nature of self storage leases, self storage properties also may be subject to more volatility in terms of supply and demand than loans secured by other types of properties.

Because of the construction utilized in connection with certain self storage facilities, it might be difficult or costly to convert such a facility to an alternative use. Thus the liquidation value of self storage properties may be substantially less than would be the case if the same were readily adaptable to other uses.

In addition, it is difficult to assess the environmental risks posed by self storage facilities due to tenant privacy, anonymity and unsupervised access to these facilities. Therefore, these types of facilities may pose additional environmental risks to investors. The environmental site assessments discussed in this free writing prospectus did not include an inspection of the contents of the self storage units included in the self storage properties. We therefore cannot provide assurance that all of the units included in the self storage properties are free from hazardous materials, or that they will remain so in the future.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Type Concentrations” in this free writing prospectus.

Industrial Properties Have Special Risks

Three (3) of the mortgaged properties, securing three (3) mortgage loans representing approximately 2.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are industrial properties. Significant factors determining the value of industrial properties are:

•	the quality of tenants;

•	reduced demand for industrial space because of a decline in a particular industry segment;

•	the property becoming functionally obsolete;

•	building design and adaptability;

•	unavailability of labor sources;

•	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

•	changes in proximity of supply sources;

•	the expenses of converting a previously adapted space to general use; and

•	the location of the property.

Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties may be more frequently dependent on a single or a few tenants.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to

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relet to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable for a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Type Concentrations” in this free writing prospectus.

Manufactured Housing Community Properties Have Special Risks

Two (2) of the mortgaged properties, securing two (2) mortgage loans representing approximately 1.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are manufactured housing community properties.

Commercial mortgage loans secured by liens on manufactured housing community properties pose risks not associated with commercial mortgage loans secured by liens on other types of income-producing real estate. The successful operation of a manufactured housing community property may depend upon the number of other competing residential developments in the local market, such as:

•	other manufactured housing community properties;

•	apartment buildings; and

•	site-built single family homes.

Other factors affecting the successful operation of a manufactured housing community property may also include:

•	the physical attributes of the community, including its age and appearance;

•	location of the manufactured housing community property, including the seasonal effect upon occupancy, particularly with respect to seasonal sites occupied by recreational vehicles and travel-trailers, which often have short term rental contracts;

•	the percentage of owner-occupied homes versus rental homes;

•	any restrictions on the age of tenants who may reside at the property;

•	the ability of management to provide adequate maintenance and insurance;

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•	the types of services or amenities provided;

•	the property’s reputation; and

•	state and local regulations, including rent control and rent stabilization as well as tenant association rights.

In general, a manufactured housing community property is a “single-purpose” property that could not be readily converted to general residential, retail or office use. Thus, if the operation of the manufactured housing community property becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

Some of the manufactured housing community mortgaged properties securing mortgage loans in the issuing entity:

•	may be subject to rent control and other laws regulating the relationship between a property owner and its residential tenants;

•	may not be connected to public water and sewer systems;

•	have tenants that may not have leases or have short term or month-to-month leases and, accordingly, that are not obligated to remain at such mortgaged property for any extended period;

•	are located, in whole or in part, in a flood zone that requires the related borrower to maintain flood insurance if it owns any material structures located in a flood zone; or

•	may be deemed legally nonconforming for zoning purposes as to the underlying manufactured housing community use.

Certain manufactured housing community properties securing mortgage loans in the issuing entity are, in whole or in part, age-restricted to individuals that, in general, are 55 years of age or older. Such restrictions limit the potential residents of the related mortgaged properties and may affect property performance.

In the case of manufactured housing community mortgaged properties that are not connected to public water and sewer systems, the borrower could incur a substantial expense in connection with either the repair, maintenance or replacement of the existing system or the required connection to such public systems in the future. In addition, the use of well water and/or septic systems or private sewage treatment facilities enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

In the case of manufactured housing community mortgaged properties that are located, in whole or in part, in a flood zone, flood insurance may not be available and, even if there are no material borrower-owned structures located in that flood zone, the potential for flooding may be a deterrent to tenants. See also representation number 18 in Annex D-1 and the identified exceptions to that representation in Annex D-2 to this free writing prospectus.

In the case of manufactured housing community mortgaged properties for which the current use or building conformation is deemed legally nonconforming for zoning purposes, limitations on rebuilding following a casualty can have significant and adverse economic effect on the related mortgaged property. First, zoning ordinances frequently establish a damage threshold beyond which the current use or conformation has to conform to current requirements. Where the units themselves are included in the calculation of the damage threshold (as opposed to the calculation being based solely on the underlying pads), or where the units themselves are separately subject to the damage threshold, it is more probable

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that the damage threshold will be exceeded by manufactured housing community mortgaged properties than for other types of mortgaged properties under comparable circumstances (and property value may be impaired by restrictions on replacing the units). Second, even where proceeds from casualty insurance, including law and ordinance coverage, are available, the value of insured improvements is generally much less than the loan amount. We cannot assure you that, if a casualty results in the manufactured housing community uses or other zoning characteristics, such as setbacks, no longer being permitted by the applicable zoning regulations, the lender will be able to recognize sufficient proceeds from the exercise of foreclosure or equivalent remedies or available insurance to avoid losses on the manufactured housing community mortgage loan. See “—Zoning Compliance, Use Restrictions and Condemnation May Adversely Affect Property Value” in this free writing prospectus.

Depending on the location of a manufactured housing community property, occupancy and collections may be highly seasonal. For example, a manufactured housing community in a warm weather state might earn most of its income from late fall to early spring.

Some of the manufactured housing community mortgaged properties securing the mortgage loans in the issuing entity may have a material number of leased homes that are owned (currently or in the future) by the related borrower or an affiliate of the related borrower and rented by the respective tenants, like apartments. In circumstances where the leased homes are owned by an affiliate of the borrower, the related pads may, in some cases, be subject to a master lease with that affiliate. In such cases, the tenants will tend to be more transient and less tied to the property than if they owned their own home. Such leased homes may, in certain cases, constitute collateral for the related mortgage loan. The borrower or an affiliate of the related borrower may acquire, own, lease, sell and/or finance the ownership of homes at a manufactured housing community mortgaged property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Type Concentrations” in this free writing prospectus.

Risks of Lease Early Termination Options

Retail leases often give tenants the right to terminate the related lease or abate or reduce the related rent at the applicable mortgaged property (i) if the borrower allows uses at the mortgaged property in violation of use restrictions in current tenant leases, (ii) if the borrower or a prior owner of the mortgaged property or any of their respective affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions, (iii) if the related borrower fails to provide a designated number of parking spaces or otherwise fails to comply with particular parking agreements, (iv) if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility or a tenant’s use of, or access to, the mortgaged property, (v) upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time or if the casualty or condemnation occurs near the end of the lease, (vi) if a tenant’s use is not permitted by zoning or applicable law, (vii) if a tenant is not permitted to exercise expansion rights at the mortgaged property, (viii) if the landlord fails to undertake various property renovations or improvement, (ix) if a tenant fails to meet certain sales criteria, or (x) if the landlord defaults on its obligations under the lease. In each identified instance the borrower may have interests adverse to the mortgagee, and we cannot assure you that the borrower will not violate those restrictions if it feels that such violation may otherwise benefit it or its affiliates to do so, even where such action is to the detriment of the mortgaged property.

In addition, it is common for other tenants at anchored or shadow-anchored retail centers to have the right to terminate their lease or abate or reduce rent if an anchor or shadow anchor tenant goes dark or for anchor tenants to have such rights if other anchor tenants or shadow anchor tenants go dark. Even if other tenants do not have termination or rent abatement rights, because an anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants, we cannot assure you that any loss of an anchor tenant or shadow anchor tenant will not have a material

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adverse impact on the non-anchor tenants’ ability to operate, which may in turn adversely impact the borrower’s ability to meet its obligations under the related mortgage loan documents. If an anchor tenant or shadow anchor tenant goes dark, generally the borrower’s only remedy is to terminate that lease after the anchor tenant or shadow anchor tenant has been dark for a specified amount of time.

In addition, certain of the tenant leases for the mortgaged properties permit the related tenant to terminate its lease and/or abate or reduce rent if the tenant fails to meet certain sales targets or other business objectives for a specified period of time. We cannot assure you that all or any of these tenants will meet the sales targets or business objectives required to avoid the exercise of any termination and/or abatement rights.

In addition, certain of the tenant leases for the mortgaged properties permit the affected tenants to terminate their leases and/or abate or reduce rent if a certain number of anchor tenants, shadow anchors or particular significant tenants, and/or a percentage of the tenants, cease to operate, or a certain percentage of the space at the property becomes vacant, at the applicable mortgaged property. Further, certain of the tenant leases for the other mortgaged properties may permit affected tenants to terminate their leases or reduce their rent if a tenant at an adjacent or nearby property terminates its lease or goes dark.

In addition to termination options tied to certain triggers described above that are common with respect to retail properties, certain tenant leases of other property types permit the related tenant to unilaterally terminate its lease or contract for its leased space without the occurrence of any trigger. Generally, any tenants that hold termination options are required to provide advance notice and in some instances pay a termination fee to the related borrowers. We cannot assure you that tenants at any of the mortgaged properties will not exercise any such early termination and contraction rights, or will honor their obligations to pay a termination fee, and we cannot assure you that the absence or reduced presence of any such tenants at the related mortgaged properties will not have a material adverse impact on the related mortgaged properties. See “Description of Top Ten Mortgage Loans and Additional Mortgage Loan Information” in Annex A-3 to this free writing prospectus for additional descriptions of lease termination rights or rights to reduce space for certain tenants with respect to the applicable mortgage loans. In addition, see Annex A-1 to this free writing prospectus and the footnotes thereto for additional information on any tenant’s rights applicable to the top five tenants at the mortgaged properties and “Description of the Mortgage Pool—Mortgaged Property Considerations—Tenant Issues—Terminations”, “—Expirations” and “—Additional Considerations” in this free writing prospectus for further information on the mortgage loans included in the trust.

Geographic Concentration Entails Risks

Mortgaged properties located in Illinois, Pennsylvania, Michigan, Texas, California, Florida and New Jersey, partially secure approximately 21.5%, 12.4%, 8.9%, 8.9%, 8.5%, 7.4% and 5.0%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount and collectively secure approximately 72.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount.

The remaining mortgaged properties are located throughout thirty-four (34) other states and one (1) province in Canada, with no more than 3.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount secured by mortgaged properties located in any such jurisdiction.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to geographic areas or the regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that adverse economic or other developments or natural disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In recent periods, several regions of the United States have experienced significant real estate downturns. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties. In addition, local or regional

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economies may be adversely affected to a greater degree than other areas of the country by developments affecting industries concentrated in such area. A decline in the general economic condition in the region in which mortgaged properties securing the related mortgage loans are located would result in a decrease in consumer demand in the region and the income from and market value of the mortgaged properties may be adversely affected.

Several mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets. Mortgage loans secured by mortgaged properties in these secondary or tertiary markets may be more susceptible to the impacts of risks disclosed in this free writing prospectus.

Other regional factors—e.g., earthquakes, floods, forest fires or hurricanes or changes in governmental rules or fiscal policies—also may adversely affect the mortgaged properties. Mortgaged properties in certain regional areas are more susceptible to certain hazards (such as earthquakes, mudslides, wildfires, hurricanes or floods) than properties in other parts of the country and properties located in coastal states or territories are generally more susceptible to hurricanes than properties in other parts of the country. As a result, areas affected by such events often experience disruptions in travel, transportation and tourism, loss of jobs and an overall decrease in consumer activity, and often a decline in real estate-related investments. We cannot assure you that the economies in such impacted areas will recover sufficiently to support income producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the local or national economy. Furthermore, the mortgage loans do not all require flood insurance on the related mortgaged property unless they have material improvements that are in flood zones and flood insurance is available. We cannot assure you that any hurricane damage would be covered by insurance. See “Servicing of the Mortgage Loans—Maintenance of Insurance” and “Certain Legal Aspects of the Mortgage Loans” in this free writing prospectus and “Description of the Pooling Agreements—Hazard Insurance Policies” in the prospectus.

In addition, certain cities, states or regions of the country are currently facing or may face a depressed real estate market, which is not due to any natural disaster, but which may cause an overall decline in property values. Certain of the mortgaged properties are located in such cities, states and regions of the country.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Type Concentrations” in this free writing prospectus.

Risks Relating to Mortgage Loan Concentrations and Borrower-Sponsor Concentrations

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. In this regard:

•	The largest mortgage loan represents approximately 6.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

•	The three (3) largest mortgage loans represent, in the aggregate, approximately 18.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

•	The ten (10) largest mortgage loans represent, in the aggregate, approximately 44.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgage Loan Concentrations” in this free writing prospectus.

Each of the other mortgage loans represents no more than approximately 2.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

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A concentration of mortgaged property types can pose increased risks. A concentration of mortgage loans secured by the same types of mortgaged property can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. In that regard, the following table lists the property type concentrations in excess of 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date:

Property Type Concentrations Greater Than 5%(1)

Property Type	Number of Mortgaged Properties	Aggregate Principal Balance of Mortgaged Properties	Approx. % of Initial Pool Balance
Office	13	$328,442,214	28.6%
Retail	94	249,182,234	21.7
Multifamily	36	202,494,623	17.6
Hotel	11	171,064,250	14.9
Mixed Use	4	77,286,715	6.7
Self Storage	110	77,158,248	6.7
Total:	268	$1,105,628,283	96.3%

(1)	Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as set forth in Annex A-1.

A concentration of mortgaged property types can pose increased risks. A concentration of mortgage loans secured by the same types of mortgaged property can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Type Concentrations” in this free writing prospectus for information related to property type concentrations.

Certain of the mortgage loans have borrowers that are related to each other. Mortgage loans with related borrowers are identified under “Related Borrower” on Annex A-1 to this free writing prospectus.

A concentration of mortgage loans with the same borrower or related borrowers can also pose increased risks. Any adverse circumstances relating to a borrower or an affiliate of the borrower and affecting one of the related mortgage loans or mortgaged properties could also affect other mortgage loans or mortgaged properties of the related borrower. For example, if a borrower that owns or controls several properties (whether or not all of them secure mortgage loans in the pool) experiences financial difficulty at one property, it could defer maintenance at a mortgaged property in order to satisfy current expenses with respect to the other properties, or they could attempt to avert a foreclosure by filing a bankruptcy petition that might have the effect of interrupting payments for an indefinite period on all of the related mortgage loans. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Cross-Collateralized Mortgage Loans; Multi-Property Mortgage Loans and Related Borrower Mortgage Loans” in this free writing prospectus.

In addition, it is possible that some or all of the properties owned or controlled by a borrower or related borrower will be managed by the same property manager (whether or not all of the properties secure mortgage loans in the pool). A concentration of mortgaged properties with a common property manager may result in a conflict of interest in that the property manager may have interests in other competing properties that may be adverse to the mortgaged properties in the pool.

Mortgaged properties owned by related borrowers are likely to:

•	have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans; and

•	have common general partners or managing members, which could increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans.

Mortgage loans involving more than one borrower could be challenged as fraudulent conveyances by creditors of the respective borrowers in an action brought outside a bankruptcy case or, if a borrower were to become a debtor in a bankruptcy case, by a borrower’s representative. See “Certain Legal

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Aspects of Mortgage Loans—Bankruptcy Laws” in the prospectus. This is particularly the case where multiple borrowers with respect to a mortgage loan have differing ownership structures. Having different ownership structures poses a greater risk that borrowers who own different properties securing one loan did not receive fair consideration or reasonably equivalent value when they allowed their respective mortgaged properties to be encumbered by a lien securing the entire indebtedness, and that the lien is an avoidable fraudulent conveyance.

A lien granted by a borrower could be avoided if a court were to determine that (i) the borrower was insolvent when it granted the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness, or was not able to pay its debts as they matured when it granted the lien; and (ii) the borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could: (i) subordinate all or part of the pertinent mortgage loan to existing or future indebtedness of that borrower; (ii) recover payments made under that mortgage loan; or (iii) take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the mortgage loan or the mortgages securing the cross-collateralization.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Cross-Collateralized Mortgage Loans; Multi-Property Mortgage Loans and Related Borrower Mortgage Loans” in this free writing prospectus for information relating to mortgage loans secured by multiple mortgaged properties and mortgage loans with related borrowers.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally, but not in all cases, do not have personal assets and creditworthiness at stake aside from their interest in the properties. The terms of the mortgage loans generally, but not in all cases, require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as “single-purpose entities”. In general, but not in all cases, borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties, and related ancillary activities, and limit the borrowers’ ability to incur additional indebtedness or create or allow any encumbrance on the mortgaged properties to secure additional indebtedness or obligations of other entities. These provisions are designed to mitigate the possibility that the borrowers’ financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws” in the prospectus. Also, although a borrower may currently be a single purpose entity, in certain cases, that borrower was not originally a single-purpose entity, but at origination of the related mortgage loan its organizational documents were amended. That borrower may also have previously owned property other than the related mortgaged property or be a “recycled” single-purpose vehicle that previously had other liabilities. See representation number 33 in Annex D-1 and the identified exceptions to that representation in Annex D-2 to this free writing prospectus. In addition, that borrower may not have observed all covenants that typically are required to consider a borrower a “single purpose entity”. The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Borrowers that are not single-purpose entities structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because the borrowers may be:

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•	operating entities with a business distinct from the operation of the mortgaged property with the associated liabilities and risks of operating an ongoing business; or

•	entities or individuals that have personal liabilities unrelated to the mortgaged property.

However, any borrower, even a single-purpose entity structured to be bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against the borrower or corporate or individual general partner or managing member.

Certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. In addition, where a mortgage loan includes provisions imposing recourse liability on an affiliate or sponsor there is greater risk of consolidation. In such event, consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

The organizational documents of a borrower (generally, but not in all cases, under a mortgage loan that has an original principal balance in excess of $20,000,000) may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced by certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent directors, managers or trustees (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine in the exercise of their fiduciary duties to the applicable borrower that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower, such that the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower. In any event, we cannot assure you that a borrower will not file for bankruptcy protection, that creditors of a borrower will not initiate a bankruptcy or similar proceeding against such borrower, or that, if initiated, a bankruptcy case of the borrower could be dismissed.

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For example, in the bankruptcy case of In re General Growth Properties, Inc., notwithstanding that the subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity. Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings. In denying the motions, the bankruptcy court stated that the fundamental and bargained-for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases. Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities. The moving lenders had argued that the 20 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders. However, the bankruptcy code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective. Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross-defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing. In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were crucial to the parent’s reorganization.

As demonstrated in the In re General Growth Properties, Inc. bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances. Unless a mortgage loan had an original principal balance in excess of $20 million, it is unlikely that the originator obtained a non-consolidation opinion with respect to the related borrower. Additionally in certain circumstances where the related mortgage loan had an original principal balance in excess of $20 million, no non-consolidation opinion was obtained with respect to the related borrower at origination. See representation number 33 in Annex D-1 and the identified exceptions to that representation in Annex D-2 to this free writing prospectus and see “Risk Factors—The Borrower’s Form of Entity May Cause Special Risks” in the prospectus.

In addition, certain of the mortgage loans may be secured by a mortgaged property owned by a Delaware statutory trust (or its signatory trustee if required by local law) or by a borrower that has the ability to convert to a Delaware statutory trust (including two (2) mortgaged properties identified as “Behringer Tractor Supply Portfolio” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 0.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date). Delaware statutory trusts are restricted in their ability to actively operate a property, including with respect to loan workouts, leasing and re-leasing, making material improvements and other material actions affecting the related mortgaged property. In addition, in the case of a mortgaged property that is owned by a Delaware statutory trust, certain decisions may require the consent of the holders of the beneficial interests in the Delaware statutory trust and, in such event, there is a risk that obtaining such consent will be time consuming and cause delays in the event certain actions need to be taken by or on behalf of the borrower or with respect to the mortgaged property. See “Description of the Mortgage Pool” in this free writing prospectus.

Tenancies-in-Common May Hinder Recovery

Three (3) mortgaged properties identified as “Freeway Crossing” and “CVS Portfolio” on Annex A-1 to this free writing prospectus, securing two (2) mortgage loans representing approximately 1.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, have one or more borrowers that own at least a portion of the related mortgaged properties as tenants-in-common. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common” in this free writing prospectus for additional information on certain of the mortgage loans.

In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition), the tenant-in-common has the

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ability to request that a court order a sale of the property and distribute the proceeds to each tenant-in-common proportionally. As a result, if a tenant-in-common borrower or owner exercises its right of partition, the related mortgage loan may be subject to prepayment. In addition, the tenant-in-common structure may cause delays in the enforcement of remedies because each time a tenant-in-common borrower or owners file for bankruptcy, the bankruptcy court stay will be reinstated. In each case, each related tenant-in-common borrower or owner has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents provide for full recourse or personal liability for losses as to the related tenants-in-common and the guarantor or for the occurrence of an event of default under such mortgage loan documents if a tenant-in-common files for partition. In some cases, a related tenant-in-common borrower or owner is a special purpose entity (in some cases bankruptcy remote), reducing the risk of bankruptcy. We cannot assure you that a bankruptcy proceeding by a single tenant-in-common borrower or owner will not delay enforcement of the related mortgage loan. Additionally, in some cases, subject to the terms of the related mortgage loan documents, a borrower or a tenant-in-common borrower may assign its interests to one or more tenant-in-common borrowers. Such change to, or increase in, the number of tenant-in-common borrowers increases the risks related to this ownership structure. See “—The Borrower’s Form of Entity May Cause Special Risks” in this free writing prospectus.

Additional Debt or the Ability To Incur Other Borrowings Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are subordinate or mezzanine loans), the trust is subjected to additional risk. See “Risk Factors—Ability to Incur Other Borrowings Entails Risk” in the prospectus.

Seven (7) mortgage loans identified as “Civic Opera Building”, “First National Building”, “One Shell Square”, “Eastmont Town Center”, “Hyatt Place Texas Portfolio”, “Brunswick Portfolio” and “New Center One Building” on Annex A-1 to this free writing prospectus, representing approximately 6.5%, 3.5%, 3.1%, 2.5%, 2.2%, 1.7% and 1.7%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are each part of a pari passu split loan structure (i.e., each such mortgage loan and the related pari passu companion loan(s) are all secured by the same mortgage instrument(s) on the related mortgaged property or portfolio of mortgaged properties). In the case of the Civic Opera Building whole loan, the note comprising the related pari passu companion loan is included in the JPMBB Commercial Mortgage Trust 2015-C31 securitization. In the case of the One Shell Square whole loan, the note comprising the related pari passu companion loan is included in the JPMBB Commercial Mortgage Trust 2015-C30 securitization. In the case of the Eastmont Town Center whole loan, the note comprising the related pari passu companion loan is included in the Citigroup Commercial Mortgage Trust 2015-GC29 securitization. In the case of the Brunswick Portfolio whole loan, one of the two notes comprising the related pari passu companion loan is included in the JPMBB Commercial Mortgage Trust 2015-C30 securitization and the second note comprising the related pari passu companion loan is included in the JPMBB Commercial Mortgage Trust 2015-C31 securitization. In the case of the First National Building whole loan, the Hyatt Place Texas Portfolio whole loan and the New Center One Building whole loan, each related pari passu companion loan is expected to be included in one or more future securitizations. In each instance, the related pari passu companion loan is pari passu in right of payment with the related mortgage loan and will be allocated losses pari passu with the related mortgage loan. See “Description of the Mortgage Pool—The Whole Loans—The Civic Opera Building Whole Loan”, “—The First National Building Whole Loan”, “—The One Shell Square Whole Loan”, “—The Eastmont Town Center Whole Loan”, “—The Hyatt Place Texas Portfolio Whole Loan”, “—The Brunswick Portfolio Whole Loan” and “—The New Center One Building Whole Loan” in this free writing prospectus.

One (1) mortgage loan identified as “U-Haul Portfolio” on Annex A-1 to this free writing prospectus, representing approximately 4.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is part of a senior and subordinate split loan structure that is secured by the same mortgage instruments on the related mortgaged properties. With respect to the U-Haul Portfolio whole loan, the related mortgage loan is included in the trust, but neither the related pari passu companion loans nor the related subordinate companion loan is included in the trust. In the case of the U-Haul Portfolio whole loan, one of the related pari passu companion loans and the related subordinate

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companion loan are expected to be included in a private CMBS securitization. The other pari passu companion loan is expected to be included in a different future securitization.

The holder of the subordinate companion loan related to the U-Haul Portfolio whole loan does not have any cure or purchase rights under the related intercreditor agreement. However, the consent and consultation rights with respect to the U-Haul Portfolio whole loan will be held by the directing certificateholder or controlling class representative for the private CMBS securitization that is expected to govern the servicing and administration of such whole loan. Each U-Haul Portfolio pari passu companion loan is pari passu in right of payment with the U-Haul Portfolio mortgage loan and will be allocated losses pari passu with the U-Haul Portfolio mortgage loan following allocation of losses to the related subordinate companion loan (subject to the terms of the related intercreditor agreement). The U-Haul Portfolio subordinate companion loan is generally subordinate in right of payment to the U-Haul Portfolio mortgage loan and the U-Haul Portfolio pari passu companion loans, subject to the terms of the related intercreditor agreement. Amounts received in respect of the U-Haul Portfolio Whole Loan, after payment of certain fees and expenses will be allocated first as interest to each of the notes comprising the U-Haul Portfolio Whole Loan, on a pro rata and pari passu basis with one another, in each case up to the accrued and unpaid interest on each such note, and then as principal to each of the notes comprising the U-Haul Portfolio Whole Loan: (i) unless a U-Haul Portfolio cross over period has occurred and is continuing (as described in “Description of the Mortgage Pool—Additional Debt” and “—The Whole Loans—The U-Haul Portfolio Whole Loan” in this free writing prospectus) first to the U-Haul Portfolio mortgage loan and the related U-Haul Portfolio pari passu companion loan in the related group of senior notes (on a pro rata and pari passu basis with one another), and then to the other U-Haul Portfolio pari passu companion loans in the other group of senior notes (on a pro rata and pari passu basis with one another), and then to the U-Haul Portfolio subordinate companion loan; and (ii) during the occurrence and continuance of a U-Haul Portfolio cross over period, first to the U-Haul Portfolio mortgage loan and each related U-Haul Portfolio pari passu companion loan (on a pro rata and pari passu basis with one another) and then to the U-Haul Portfolio subordinate companion loan, in each case up to the outstanding principal balance of the related note. As such, while the Subordinate Companion Loan is subordinate to the U-Haul Portfolio Mortgage Loan and the U-Haul Portfolio Pari Passu Companion Loans, even in a circumstance where the U-Haul Portfolio Mortgage Loan is in default, certain amounts received in respect of the U-Haul Portfolio Whole Loan will be paid to the Subordinate Companion Loan while amounts are still outstanding on the U-Haul Portfolio Mortgage Loan. See “Description of the Mortgage Pool—Additional Debt” and “—The Whole Loans—The U-Haul Portfolio Whole Loan” and “Servicing of the Mortgage Loans—Servicing of the U-Haul Portfolio Mortgage Loan” in this free writing prospectus.

Although no pari passu or subordinate companion loan is an asset of the trust, in each instance the related borrower is still obligated to make interest and principal payments on or in respect of each related pari passu or subordinate companion loan. Additionally, in the case of the pari passu companion loans, such obligations are not subordinate to the obligations under the related mortgage loan, but rather are pari passu in right of entitlement with the related mortgage loan. As a result of the foregoing, the trust is subject to additional risks, including:

•	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the related borrower to pay the required debt service on each related companion loan and that the value of the mortgaged property may decline as a result; and

•	the risk that it may be more difficult for the related borrower to refinance the related mortgage loan, or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of the applicable whole loan, upon the maturity of the related mortgage loan.

See “Description of the Mortgage Pool—The Whole Loans—The Civic Opera Building Whole Loan”, “—The U-Haul Portfolio Whole Loan”, “—The First National Building Whole Loan”, “—The One Shell Square Whole Loan”, “—The Eastmont Town Center Whole Loan”, “—The Hyatt Place Texas Portfolio Whole Loan”, “—The Brunswick Portfolio Whole Loan” and “—The New Center One Building Whole Loan” in this free writing prospectus.

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Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

The mortgage loan documents generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgage loans generally permit, subject to certain limitations, the transfer or pledge of limited partnership, non-managing member or other passive equity interests in a borrower. Certain of the mortgage loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage or control limitation or requiring the consent of the mortgagee to any such transfer (which consent in certain instances would consist of the mortgagee ascertaining that certain specific transfer conditions have been satisfied). Moreover, in general, mortgage loans with borrowers that do not meet single-purpose entity criteria may not restrict in any way the incurrence by the relevant borrower of mezzanine debt or other types of debt. See “—The Borrower’s Form of Entity May Cause Special Risks” in this free writing prospectus.

Certain of the mortgage loans will have mezzanine debt secured by pledges of direct or indirect ownership interests in the related borrower in place on the closing date of this securitization transaction. In addition, certain of the mortgage loans permit future mezzanine debt, secured by pledges of direct or indirect ownership interests in the borrower, to be incurred in the future subject to criteria set forth in the mortgage loan documents. See “Description of the Mortgage Pool—Additional Debt—Mezzanine Debt” and “—Existing Mezzanine Debt” in this free writing prospectus.

See “Description of the Mortgage Pool—Additional Debt—Existing Mezzanine Debt”, “—Future Mezzanine Debt” and “Certain Legal Aspects of the Mortgage Loans” in this free writing prospectus for information related to mortgage loans with subordinate, mezzanine or other additional debt or that permit subordinate, mezzanine or other additional debt in the future. In addition, see representation number 9 in Annex D-1 and the identified exceptions to that representation in Annex D-2 to this free writing prospectus.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower. See “Description of the Mortgage Pool—Additional Debt—Unsecured Debt” in this free writing prospectus.

Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Create Risks

Mortgage loans with substantial remaining principal balances on their stated maturity date or anticipated repayment date, as applicable, involve greater risk than fully amortizing loans. This is because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans that may pay interest on an actual/360 basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity. See “Risk Factors—Borrowers May Be Unable to Make Balloon Payments” in the prospectus.

The mortgage loan sellers have informed us that each mortgage loan is expected to have a substantial remaining principal balance as of the stated maturity date or anticipated repayment date of the related mortgage loan, including certain mortgage loans that pay interest-only for a portion of the related term or until the respective maturity dates or anticipated repayment dates of the related mortgage loans, and that substantially all of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity or any related anticipated repayment dates. See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans” in this free writing prospectus.

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A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date or anticipated repayment date of the mortgage loan, as applicable, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon or anticipated repayment date payment at maturity or on the related anticipated repayment date, as applicable, and (ii) lead to increased losses for the trust either during the loan term or at maturity or on the anticipated repayment date if the mortgage loan becomes a defaulted mortgage loan. The ability of a borrower to make the required balloon or anticipated repayment date payment at maturity or on the related anticipated repayment date, as applicable, depends upon its ability either to refinance the related mortgage loan (including any related companion loan) or to sell the mortgaged property for an amount that is sufficient to repay the mortgage loan (including any related companion loan) in full with interest. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

•	the availability of, and competition for, credit for commercial properties, which may fluctuate over time;

•	prevailing interest rates;

•	the fair market value of the related mortgaged property;

•	the borrower’s equity in the related mortgaged property;

•	the borrower’s financial condition;

•	the operating history and occupancy level of the mortgaged property;

•	tax laws; and

•	prevailing general and regional economic conditions.

See “Risk Factors—Borrowers May Be Unable to Make Balloon Payments” in the accompanying prospectus for additional risk factor considerations.

Whether or not losses are ultimately sustained, any delay in the collection of a balloon payment or an anticipated repayment date payment that would otherwise be distributable on your certificates, whether such delay is due to a borrower default or to a modification of the related mortgage loan or otherwise, will likely extend the weighted average life of your certificates. Failure to repay a mortgage loan on any applicable anticipated repayment date is not an event of default.

Furthermore, the recent credit crisis and economic downturn resulted in tightened lending standards and a substantial reduction in capital available to refinance commercial mortgage loans at maturity. These factors increased the risk that refinancing may not be available for commercial mortgage loans. See “—The Volatile Economy and Credit Crisis May Increase Loan Defaults and Affect the Value and Liquidity of Your Investment” in this free writing prospectus. We cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable. Although there may be financial incentives to do so, failure to pay a mortgage loan with an anticipated repayment date in full on or before that date will not be an event of default.

Additionally, none of the mortgage loan sellers, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer to extend the maturity of, or otherwise modify mortgage loans (other than the non-serviced mortgage loans, which will each be serviced pursuant to a separate pooling and servicing agreement) in a manner consistent with the servicing standard and subject to Sections 860A through

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860G of the Internal Revenue Code of 1986, as amended, any related Treasury regulations, and any related rulings or announcements promulgated by the IRS, subject to the limitations described under “Servicing of the Mortgage Loans—Modifications, Waivers and Amendments” in this free writing prospectus. We cannot assure you, however, that any such extension or modification will increase the present value of recoveries in a given case.

We cannot assure you that each borrower will have the ability to repay the remaining principal balances on the applicable maturity date or anticipated repayment date.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—General” and “—Certain Terms and Conditions of the Mortgage Loans” in this free writing prospectus for information on the terms of the mortgage loans in the trust.

Tenant Concentration Entails Risk

A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is wholly or significantly owner-occupied or leased to a single tenant or if any tenant makes up a significant portion of the rental income. Mortgaged properties that are wholly or significantly owner-occupied or that are leased to a single tenant or whose tenants make up a significant portion of the rental income also are more susceptible to interruptions of cash flow if the owner-occupier’s business operations are negatively impacted or that single tenant or those tenants fail to renew their leases. This is so because the financial effect of the absence of operating income or rental income may be severe; more time may be required to re-lease the space; and substantial capital costs may be incurred to make the space appropriate for replacement tenants.

With respect to some of the mortgage loans that are secured by mortgaged properties that are leased to a single tenant or a tenant that makes up a significant portion of the rental income, leases will expire prior to, at or soon after the anticipated repayment dates or maturity dates of the related mortgage loans. In addition, certain of the mortgage loans may have mortgaged properties for which the leases of significant tenants provide the tenant with the ability to assign its lease or sublease its space, in some cases, subject to certain conditions set forth in such lease. In certain circumstances, the tenants and/or lease guarantors may be released from further liability under such leases in connection with such assignments and/or subleases. See “—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” below.

The underwriting of the single-tenant mortgage loans is based primarily upon the monthly rental payments due from the tenant under the lease of the related mortgaged property. Where the primary lease term expires before the scheduled maturity date or anticipated repayment date, as applicable, of the related mortgage loan, the mortgage loan sellers considered the incentives for the primary tenant to re-lease the premises and the anticipated rental value of the premises at the end of the primary lease term or took additional reserves or required letters of credit in connection with the lease expiration.

We cannot assure you that any material or sole tenant will re-lease the premises or that the premises will be relet to another tenant or that the space will be relet at the same rent per square foot during the term of, or at the expiration of, the primary lease term, or that the related mortgaged property will not suffer adverse economic consequences in this regard. Additionally, the underwriting of certain of these mortgage loans with mortgaged properties leased to single tenants or material tenants may have taken into account the creditworthiness of the tenants under the related leases and consequently may have higher loan-to-value ratios and lower debt service coverage ratios than other types of mortgage loans. See “Description of the Mortgage Pool—Mortgaged Property Considerations—Tenant Issues” in this free writing prospectus for additional information on certain mortgage loans included in the trust and “Risk Factors—Tenant Concentration Entails Risk” in the prospectus.

Certain Additional Risks Relating to Tenants

Certain of the mortgaged properties may have tenants that sublet a portion or all of their space or may intend to sublet out a portion or all of their space in the future. With respect to certain of these

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spaces that are sublet, the rents with respect to the related mortgage loan may have been underwritten at the amount of rent paid by the direct tenant even if the rent being paid by the sublessee is lower. See “Risk Factors—Certain Additional Risks Relating to Tenants” in the prospectus.

Certain of the mortgaged properties are and/or may be leased in whole or in part by government-sponsored tenants who have the right to rent reductions or to cancel their leases at any time for lack of appropriations or as a result of a government shutdown or for damage to the leased premises caused by casualty or condemnation. In some of these cases, the government-sponsored tenant may have the right to terminate its lease at any time for any reason. See Annex A-1 to this free writing prospectus for an identification of any government-sponsored tenant that constitutes one of the five (5) largest tenants at any mortgaged property. In addition, see “Description of the Mortgage Pool—Mortgaged Property Considerations—Tenant Issues” in this free writing prospectus.

In addition, in certain cases a mortgaged property may be leased in whole or substantial part by the related borrower under the mortgage loan to an affiliate of the borrower. In such cases, it may be more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant or have other non-standard, more tenant-friendly provisions. We cannot assure you that any conflicts arising where a borrower is affiliated with a tenant at a mortgaged property would not adversely impact the value of the related mortgage loan. In some cases an affiliated lessee may be physically occupying space related to its business; in other cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some of all of the master leased space, but may not provide additional economic support for the mortgage loan. We cannot assure you that any space “leased” by a borrower affiliate will eventually be occupied by third party tenants and consequently, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower’s ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. These risks may be mitigated when mortgaged properties are leased to unrelated third parties. See “—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” below and “Description of the Mortgage Pool—Net Cash Flow and Certain Underwriting Considerations” and “—Mortgage Pool Characteristics—Property Type Concentrations” in this free writing prospectus.

In addition, certain of the mortgage loans may have tenants who are leasing their spaces on a month to month basis and have the right to terminate their leases on a monthly basis. Further, certain tenants’ leases may permit affected tenants to terminate their leases or reduce their rent if a tenant at an adjacent or nearby property terminates its lease or goes dark.

Tenant Rollover Risks. The mortgaged properties related to certain mortgage loans have one or more properties with leases to single tenants in which the lease expires prior to, at or shortly after the maturity date or anticipated repayment date, as applicable, of the related mortgage loans. In addition, the mortgaged properties related to many of the mortgage loans will experience substantial (50% or more, and as much as 100%, of gross leasable area) lease rollover prior to the maturity date or anticipated repayment date, as applicable, of the related mortgage loan and in many cases relatively near, or soon after, the maturity dates or anticipated repayment dates, as applicable, of the related mortgage loans. See “Description of the Mortgage Pool—Mortgaged Property Considerations—Tenant Issues—Terminations” and “—Expirations” in this free writing prospectus for additional information relating to lease terminations and expirations with respect to certain mortgage loans in the trust. In addition, for tenant rollover information relating to each of the top ten mortgage loans, see the related summaries attached as Annex A-3 to this free writing prospectus.

Certain of the mortgaged properties securing other mortgage loans included in the trust are scheduled to have large lease rollovers prior to or shortly after the related maturity date or anticipated repayment date. Prospective investors are encouraged to review the lease expirations for the top five (5) tenants at each mortgaged property on Annex A-1 to this free writing prospectus where applicable.

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Co-tenancy. In the event certain tenants fail to meet certain sales thresholds or other economic hurdles at the related mortgaged property, or certain key tenants or a certain percent of tenants terminate their respective leases or cease operations or vacate their respective premises at the related mortgaged properties, certain co-tenancy clauses may be triggered with respect to such tenants or other tenants at the related mortgaged property thereby enhancing the impact of the lease expirations or terminations.

Certain examples of co-tenancy provisions and other lease termination rights affecting various mortgaged properties are identified under “Description of the Mortgage Pool—Mortgaged Property Considerations—Tenant Issues—Terminations”, “—Expirations” and “—Additional Considerations” in this free writing prospectus and in Annex A-1, Annex A-3 and in the footnotes to each such Annex.

Occupancy and Other Leasing Considerations. With respect to the mortgage loans described above and certain other mortgage loans, some of the related mortgage loan documents require tenant improvement and leasing commission or other reserves (including trapping excess cash flow after notice of lease termination or failure to notify the lender of a lease term extension, or if the tenant vacates its space or files for bankruptcy protection), and in some cases, the leases contain lessee extension options extending the term of such leases for a specified term. However, we cannot assure you that any extension options will be exercised or that the amount of any reserves will be adequate to mitigate the lack of rental income associated with these rollovers. Also, certain of the mortgaged properties may be subject to tenant termination or contraction rights prior to the maturity date or anticipated repayment date, as applicable, of the related mortgage loan. See “Description of the Mortgage Pool—Mortgaged Property Considerations—Tenant Issues—Terminations” and “—Expirations” in this free writing prospectus and in Annex A-1, Annex A-3 and in the footnotes to each such Annex.

In addition, certain mortgaged properties may have ongoing negotiations with potential tenants or tenants for which leases (or subleases) are “out for signature” or for which prospective tenants have signed letters of intent related to certain space at the mortgaged property, or that have executed leases, but have not yet commenced paying rent, or are not in occupancy or may have vacant space that is not leased. In addition, in certain cases the related lender has reserved funds for rent abatements and/or tenant build-outs at the related space. Unless otherwise specifically indicated, the occupancy, underwritten net operating income and underwritten net cash flow statistics set forth in this free writing prospectus assume that those tenants are presently occupying the related leased space; however we cannot assure you that those tenants that are not currently in occupancy will ultimately occupy their respective spaces or that those tenants that are not currently paying full rent will pay that rent as required under their respective leases. For more information regarding tenants that have not executed leases or that may have executed leases, but are not yet in occupancy, see Annex A-1 to this free writing prospectus including the footnotes thereto, Annex A-3 to this free writing prospectus and “Description of the Mortgage Pool—Net Cash Flow and Certain Underwriting Considerations” in this free writing prospectus. In addition, investors should note that mortgaged properties with significant vacant space may be more difficult to relet as compared with mortgaged properties that have the benefit of higher occupancy rates.

Certain anchor or national tenant leases permit such tenants to cease operations (or go “dark”). Any “dark” space may often be recaptured by the related borrower, as landlord, following a period of vacancy or ceased operations to the extent provided in the respective lease, however recapture is not always an available remedy if not otherwise provided in the related lease and such tenant is not otherwise in default nor may a suitable replacement tenant be willing to relet the “dark” space.

The leases with respect to certain of the mortgage loans provide that under certain circumstances the related tenant has the right to cease operating at the related mortgaged property provided that it continues to pay rent subject, in certain circumstances, to certain landlord recapture rights.

Certain tenants at the mortgaged properties may presently be dark but are continuing to pay current rent. See “Description of the Mortgage Pool—Mortgaged Property Considerations—Tenant Issues—Occupancy and Tenant Concentrations” in this free writing prospectus.

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In addition, certain of the tenant leases for the mortgaged properties permit the affected tenants to terminate their leases and/or abate rent if all or a portion of the leased property is affected by a casualty or subject to a condemnation proceeding, which in some cases is a relatively low percentage. See “Risk Factors—Certain Additional Risks Relating to Tenants” in the prospectus.

For additional descriptions of lease termination rights, rights to reduce space for certain tenants and occupancy and leasing issues with respect to the applicable mortgage loans, see “—Risks of Lease Early Termination Options” and “—Certain Additional Risks Relating to Tenants”, “Description of the Mortgage Pool—Mortgaged Property Considerations—Tenant Issues—Terminations” and “—Expirations” in this free writing prospectus, and “Description of Top Ten Mortgage Loans and Additional Mortgage Loan Information” in Annex A-3 to this free writing prospectus. See also Annex A-1 to this free writing prospectus and the related footnotes for additional information on certain occupancy and leasing issues applicable to the top five tenants at the mortgaged properties.

Options and Other Purchase Rights May Affect Value or Hinder Recovery with Respect to the Mortgaged Properties

With respect to certain of the mortgage loans, the related borrower has given to one or more tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right may not be subordinate to the related mortgage. In addition, state statutes may grant a right of first refusal to certain designated parties. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure and may affect the value and/or marketability of the related mortgaged property. Additionally, the exercise of such a purchase option may result in the related mortgage loan being prepaid during a period when voluntary prepayments are otherwise prohibited. See “—Risks Relating to Prepayments and Repurchases”, “Description of the Mortgage Pool—Mortgaged Property Considerations—Tenant Issues” in this free writing prospectus and “Description of Top Ten Mortgage Loans and Additional Mortgage Loan Information” in Annex A-3 to this free writing prospectus.

Rights of first refusal or rights of first offer may continue to apply after a foreclosure or comparable conversion of the related mortgaged properties, and may have a chilling effect on the special servicer’s ability to liquidate the mortgaged property, and as a result may materially adversely impact any liquidation proceeds available for distribution to certificateholders. Additionally, the exercise of a purchase option may result in the related mortgage loan being prepaid during a period when voluntary prepayments are otherwise prohibited.

See “Description of the Mortgage Pool—Mortgaged Property Considerations—Tenant Issues” in this free writing prospectus for additional information on certain mortgage loans in the trust relating to purchase options, rights of first offer and rights of first refusal affecting the related mortgaged properties.

Risks Related to Redevelopment and Renovation at the Mortgaged Properties

Certain of the mortgaged properties are properties that are currently undergoing or are expected to undergo in the future redevelopment, property improvement plans, renovations or expansions. As described in “Description of the Mortgage Pool—Assessments of Property Value and Condition—Appraisals” in this free writing prospectus, the underwriting of certain of the mortgage loans relied upon certain hypothetical values in the related appraisals related to such redevelopment, property improvements, renovation or expansion. We cannot assure you that any current or planned redevelopment, property improvements, renovation or expansion will be completed, that such redevelopment, property improvements, renovation or expansion will be completed in the time frame contemplated, or that, when and if redevelopment, renovation or expansion is completed, such redevelopment, property improvements, renovation or expansion will improve the operations at, or increase the value of, the subject property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

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In the event the related borrower (or a tenant, if applicable) fails to pay the costs of work completed or material delivered in connection with such ongoing redevelopment, renovation or expansion, the portion of the mortgaged property on which there is ongoing construction or renovation may be subject to mechanic’s or materialmen’s liens that may be senior to the lien securing the related mortgage loan.

The existence of construction at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly, in each case, could have a negative effect on net operating income.

If the special servicer forecloses on behalf of the trust on a mortgaged property that is being redeveloped, renovated or expanded, pursuant to the REMIC provisions of the Internal Revenue Code of 1986, as amended, the special servicer will only be permitted to arrange for completion of the redevelopment, renovation or expansion if more than 10% of the costs of construction were incurred at the time the default on the related mortgage loan became imminent. As a result, the trust fund may not realize as much proceeds upon disposition of a foreclosure property as it would if it were permitted to complete construction.

In addition, we cannot assure you that any disruption caused by renovations at the mortgaged properties will not have an adverse impact on the revenue from the related mortgaged properties, and therefore on the borrower’s ability to repay the related mortgage loan with income from the related mortgaged property. See “Description of the Mortgage Pool—Mortgaged Property Considerations—Property Redevelopment and Renovation Issues” in this free writing prospectus for additional related information on certain mortgage loans in the trust.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the related mortgage loan or to an affiliate of the borrower, there may be conflicts of interest.

In such cases, it may be more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant or have other non-standard, more tenant-friendly provisions. We cannot assure you that any conflicts arising where a borrower is affiliated with a tenant at a mortgaged property would not adversely impact the value of the related mortgage loan. See “—Certain Additional Risks Relating to Tenants” above and “Description of the Mortgage Pool—Net Cash Flow and Certain Underwriting Considerations” and “—Mortgaged Property Considerations—Tenant Issues” in this free writing prospectus.

See “Risk Factors—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” in the prospectus.

Tenant Bankruptcy Entails Risks

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Section 365(e) of the bankruptcy code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s solvency, but the bankruptcy code allows the debtor to assume or reject or, subject to certain conditions, assume and assign to a third party, any unexpired lease in full (which, as a practical matter, may give the debtor leverage to seek amendments to the lease in order to avoid a rejection). If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim)

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be treated as a general unsecured claim against the tenant. The amount of the claim would be limited to the amount owed for unpaid rent under the lease for the periods prior to the bankruptcy petition, or earlier repossession or surrender of the lease premises, plus the rent under the lease for the greater of one year, or 15%, not to exceed three years, of the remaining term of such lease, and the actual amount of the recovery could be less than the amount of the claim. If a tenant assigns or assumes and assigns its lease, the tenant must cure all defaults under the lease and provide the landlord with adequate assurance of its future performance under the lease. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants so file, that they will continue to make rental payments in the future or, if any tenants so file, that they will continue to make rental payments in a timely manner. See “Risk Factors—Tenant Bankruptcy Entails Risks” in the prospectus.

Under the Federal Deposit Insurance Act, upon the insolvency of certain banking institutions, the Federal Deposit Insurance Corporation would be appointed as receiver for such tenant and has the option to disaffirm any lease it determines to be burdensome if disaffirmance will permit the orderly administration of the failed bank. In such event, where a bank was the lessee, damages would be limited to contractual rent accruing before the later of the date (i) the notice of disaffirmance was mailed by the Federal Deposit Insurance Corporation or (ii) the disaffirmance becomes effective, unless the lessor is in breach of the lease. Upon such a disaffirmance, the landlord will also generally have a claim for unpaid rent due as the date of appointment of the receiver, subject to all defenses, and to the limitation on claims of the failed tenant’s creditors generally. To the extent the landlord’s claim for past rent is unsecured, such claim may be further limited by the depositor preference provisions of the Federal Deposit Insurance Act that could cause the bulk of the failed tenant’s assets to be paid to depositors and the Federal Deposit Insurance Corporation as the subrogee of any depositors paid by the Federal Deposit Insurance Corporation in its capacity as insurer.

Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed

In general, the mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a nonrecourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the mortgage loan, subject to, in some cases, certain customary non-recourse carveouts to the borrower and/or one or more principals or affiliates of the borrower. Even if a mortgage loan is recourse to the borrower (or if a non-recourse carveout to the borrower applies), in most cases, the borrower’s assets are limited primarily to its interest in the related mortgaged property. Consequently, payment prior to maturity or the anticipated repayment date is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Even if the mortgage loan provides limited or full recourse to a principal or affiliate of the related borrower, we cannot assure you that any recovery from such principal or affiliate will be made or that such principal’s or affiliate’s assets would be sufficient to pay any otherwise recoverable claim. In certain cases, there may be limits or caps on the borrower’s or guarantor’s liability for the non-recourse carveouts, and in other cases the borrower may be the only obligor responsible for breaches or violations of some or all of the non-recourse carveout provisions. See “Description of the Mortgage Pool—Mortgaged Property Considerations—Additional Considerations” in this free writing prospectus, as well as representation number 28 in Annex D-1 and the identified exceptions to that representation in Annex D-2 in this free writing prospectus.

Payment at maturity or the anticipated repayment date is primarily dependent upon the market value of the mortgaged property in relation to the unpaid balance of the related mortgage loan or the borrower’s ability to sell or refinance the mortgaged property for an amount sufficient to repay the mortgage loan.

Lack of Skillful Property Management Entails Risks

The successful operation of a real estate project depends upon the property manager’s performance and viability. Certain individuals involved in the management or general business development at certain

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mortgaged properties may engage in unlawful activities or otherwise exhibit poor business judgment that adversely affect operations and ultimately cash flow at such properties. We make no representation or warranty as to the skills of any present or future managers. See “Risk Factors—Poor Property Management May Adversely Affect the Performance of the Related Mortgaged Property” in the prospectus.

The Performance of a Mortgage Loan and the Related Mortgaged Property Depends in Part on Who Controls the Borrower and the Related Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the related borrower and the related mortgaged property. The performance of such mortgage loan may be adversely affected if control of the related borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in such borrower. Generally, the mortgage loan documents place certain restrictions on the transfer and/or pledging of equity interests in the related borrower, including specific percentage or control limitations. Oftentimes, however, the terms of the mortgage loan documents will permit, subject to certain limitations, the transfer or pledge of less than a controlling portion of the equity interests in the related borrower or a transfer of the equity interests of the borrower to an affiliate of the borrower and, in certain cases, the mortgage loans may have existing or permitted future mezzanine indebtedness. See also “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—”Due-on-Sale” and “Due-on-Encumbrance” Provisions” and “Description of the Mortgage Pool—Additional Debt—Existing Mezzanine Debt” in this free writing prospectus.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Some of the mortgaged properties securing the mortgage loans included in the trust fund may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason. For example, mortgaged properties that are part of a condominium regime may not be readily convertible due to use and other restrictive covenants imposed by the condominium declaration and other related documents, especially in a situation where such mortgaged property does not represent the entire condominium regime. Additionally, any vacant movie theater space would not easily be converted to other uses due to the unique construction requirements of movie theaters. In addition, converting bowling alleys, self storage space, retail banks, specialty self storage space, manufactured housing community properties, hospitals, parking garages, certain specialized tenant retail, office or industrial properties, fitness and/or entertainment centers or other athletic facilities, educational institutions, restaurants and kennels to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such mortgaged properties. Furthermore, certain mortgaged properties may be subject to certain use restrictions and/or low-income housing restrictions in order to remain eligible for low-income housing tax credits or governmental subsidized rental payments that could prevent the conversion of the mortgaged property to alternative uses. The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if the mortgaged property were readily adaptable to other uses. See “—Retail Properties Have Special Risks” above.

Zoning or other restrictions (including, without limitation, any designation of a mortgaged property as a landmark or historical site) may also prevent alternative uses. See “—Zoning Compliance, Use Restrictions and Condemnation May Adversely Affect Property Value” below.

Condominiums and Master Developments May Limit Use and Improvements

With respect to two (2) mortgaged properties identified as “The Outlet Shoppes at Gettysburg” and “Hawthorne Townhomes” on Annex A-1 to this free writing prospectus, securing two (2) mortgage loan representing approximately 4.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, all or part of the related mortgaged properties consists of the related borrower’s interest in commercial and/or residential condominium interests in buildings and/or other improvements or in real

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property that is part of a master development, and related interests in the common areas and/or the related voting rights in the condominium or owners association.

Condominium interests in buildings and/or other improvements or in real property that is part of a master development may in some cases constitute less than a majority of such voting rights and result in the related borrower not having control of the related condominium or owners association. The board of managers or directors of the related condominium or master development generally has discretion to make decisions affecting the condominium or master development and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium or by a property that is part of that master development will have any control over decisions made by the related board of managers or directors. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium or master development and many other decisions affecting the maintenance of that condominium or master development, may have a significant impact on the related mortgage loans in the trust fund that are secured by mortgaged properties consisting of such condominium interests or that are part of a master development. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans. In addition, with respect to such mortgage loans, there are certain circumstances when insurance proceeds must be used to repair and restore the related mortgaged property in accordance with the terms of the governing documents for the related condominium or master development. The manner in which those proceeds and awards are required to be used under the governing documents may limit the amounts available for restoration of the related mortgaged property and may result in a material adverse effect on the related borrower’s ability to satisfy its obligations under the mortgage loan documents.

Further, due to the nature of condominiums and master developments, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units or part of a master development. The rights of other unit or property owners, the documents governing the management of the condominium units or properties that are part of master developments and the state and local laws applicable to condominium units or properties that are part of master developments must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit or part of a master development.

See “Description of the Mortgage Pool—Mortgaged Property Considerations—Additional Considerations” in this free writing prospectus for additional information on certain mortgage loans in the trust relating to condominium interests affecting the related mortgaged properties.

Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss

With respect to four (4) mortgaged properties identified as “Walnut Multifamily Portfolio – Forbes Terrace”, “Walnut Multifamily Portfolio – Walnut on Wightman”, “Market Square at Montrose” and “CVS Portfolio – CVS Pharmacy-Cortland” on Annex A-1 to this free writing prospectus, securing or partially securing three (3) mortgage loans collectively representing approximately 1.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, all or a portion of the related mortgaged property consists of a leasehold interest in the related mortgaged property. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in this free writing prospectus and “Risk Factors—Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss” in the accompanying prospectus. Additionally, see representation No. 36 in Annex D-1 and the identified exceptions to that representation in Annex D-2 to this free writing prospectus for additional information with respect to any mortgage loan secured in whole or in part by a leasehold interest.

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Limitations of Appraisals

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of the origination or acquisition of the applicable mortgage loan. In general, appraisals represent the analysis and opinion of qualified appraisers, but appraisals are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property. Moreover, notwithstanding that all of the mortgage loans were underwritten and originated within approximately the past seven (7) months (and all of the mortgage loans have appraisal dates within approximately eleven (11) months of the cut-off date), the values of the mortgaged properties may have fluctuated significantly since the appraisals were performed. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. Further, with respect to eight (8) mortgaged properties identified as “Hilton Suites Chicago Magnificent Mile”, “Civic Opera Building”, “One Shell Square”, “Hilton Atlanta Perimeter”, “Hyatt Place Texas Portfolio” and “Langhorne Shopping Center” on Annex A-1 to this free writing prospectus, securing six (6) mortgage loans representing approximately 22.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related appraisals provided a hypothetical valuation other than an “as-is” value, as described under “Description of the Mortgage Pool—Assessments of Property Value and Condition—Appraisals” in this free writing prospectus. In addition, with respect to one hundred and five (105) mortgaged properties identified as “U-Haul Portfolio” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 4.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the loan-to-value ratio was calculated based on the portfolio value rather than the sum of the individual appraised values, which includes a premium for the value of selling the portfolio in its entirety. With respect to certain mortgage loans made in connection with the acquisition of the related mortgaged properties, the acquisition price of such mortgaged properties was less than the “as-is” appraised value set forth in the related appraisal. See “—Risks Related to Redevelopment and Renovation at the Mortgaged Properties”, “Description of the Mortgage Pool—Assessments of Property Value and Condition—Appraisals” in this free writing prospectus and “Risk Factors—Limitations of Appraisals” in the prospectus.

Different Timing of Mortgage Loan Amortization Poses Certain Risks

As principal payments or prepayments are made on a mortgage loan that is part of a pool of mortgage loans, the pool will be subject to more concentration risks with respect to the diversity of mortgaged properties, types of mortgaged properties and number of borrowers, as described in this free writing prospectus. Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or a higher priority. This is so because principal on the offered certificates is generally payable in sequential order, and no class entitled to distributions of principal generally receives principal until the certificate balance of the preceding (higher priority) class or classes entitled to receive principal has been reduced to zero.

Environmental Risks Relating to the Mortgaged Properties

The trust could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

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Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or in certain limited cases, after origination), including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. In some cases, the related environmental site assessment may have recommended no further action where (i) underground storage tanks had been removed or abandoned in place with no contamination found and/or were issued regulatory closure, (ii) former gas stations or dry cleaning facilities or manufacturing activities had resulted in soil and/or groundwater contamination that received regulatory closure based on completion of remediation or of a determination of low environmental risk, or (iii) nearby third-party contamination sites were not likely to impact the mortgaged properties. In other cases, Phase II environmental site assessments or equivalent tests also have been performed or recommended. In certain cases, these assessments revealed conditions that resulted in requirements that the related borrowers establish operations and maintenance plans, monitor the mortgaged property or nearby properties, abate or remediate the condition, and/or provide additional security such as letters of credit, reserves, a secured creditor impaired property policy, environmental insurance policy or pollution legal liability environmental impairment policy or environmental indemnification. In certain cases, recommended Phase II site assessments were not performed and reserves or insurance policies were obtained in lieu of such Phase II site assessments or the related lender otherwise determined not to have the Phase II site assessment performed. Additionally, certain of the mortgaged properties have had recognized environmental conditions for which remediation has previously occurred or ongoing remediation or monitoring is still continuing. Although assessments were made on the majority of the mortgaged properties and these involved site visits and other types of review, we cannot assure you that all environmental conditions and risks were identified.

Except as described under “Description of the Mortgage Pool—Mortgaged Property Considerations—Environmental Considerations” in this free writing prospectus, none of the environmental site assessments revealed any material adverse environmental condition or circumstance at any mortgaged property except for those:

•	that will be remediated or abated in all material respects by the closing date;

•	for which an escrow or letter of credit for the remediation was established;

•	for which an environmental insurance policy was obtained from a third party insurer;

•	for which the consultant recommended an operations and maintenance plan with respect to the applicable mortgaged property or periodic monitoring of nearby properties, which recommendations are consistent with industry practice;

•	for which the borrower, the principal of the borrower or another financially responsible party has provided an indemnity or is required to take, or is liable for the failure to take, such actions, if any, with respect to such matters as have been required by the applicable governmental authority or recommended by the environmental site assessments;

•	for which such conditions or circumstances were investigated further and the environmental consultant recommended no further action or remediation;

•	as to which the borrower or other responsible party obtained a “no further action” letter or other evidence that governmental authorities are not requiring further action or remediation (or as to which the borrower or other responsible party will be obtaining such “no further action” or remediation letter and a holdback or other assurance was made to secure the receipt of such letter); or

•	that would not require substantial cleanup, remedial action or other extraordinary response under environmental laws.

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With respect to such environmental site assessments, in certain cases the identified condition was related to the presence of asbestos-containing materials, lead-based paint, mold and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related mortgage loan documents, with certain exceptions, generally required the establishment of an operation and maintenance plan to address the issue or, in some cases involving asbestos-containing materials, lead-based paint and mold, a containment, abatement or removal program. Other identified conditions could, for example, include leaks from storage tanks or hydraulic equipment and on-site spills. Corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance, letter of credit or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed. Additionally, we cannot assure you that actions of tenants at mortgaged properties will not adversely affect the environmental condition of the mortgaged properties.

In addition, problems associated with mold may pose risks to mortgaged properties and may also be the basis for personal injury claims against a borrower. Although the mortgaged properties are required to be inspected periodically, we cannot assure you that the presence or extent of mold will be accurately identified. If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses, any of which could adversely impact collections from a mortgaged property or otherwise adversely affect the ability of the borrower to pay its loan obligations.

We cannot assure you that with respect to any mortgaged property that any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will not be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

In general, different types of environmental liability insurance policies provide coverage with respect to a mortgage loan for one or more of the following losses, subject to the applicable coverage limits and deductibles, and further subject to each policy’s conditions and exclusions:

•	if, during the term of some types of lender environmental policies, the borrower defaults under its mortgage loan and adverse environmental conditions exist at levels above legal limits on the related underlying real property, the insurer will indemnify the insured for an amount (in some cases capped at remediation costs) equal to the outstanding principal balance (or, in some cases, a lesser specified amount) of the related mortgage loan on the date of the default, together with accrued interest from the date of default (or, in some cases, the date that the default is reported to the insurer) until the date that the outstanding principal balance is paid; or

•	if the insured becomes legally obligated to pay as a result of a claim first made against the insured and reported to the insurer during the term of a policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on, under or emanating from the underlying real property, the insurer will pay the lesser of a specified amount and the amount of that claim; or

•	if the insured enforces the related mortgage loan, the insurer will thereafter pay the lesser of a specified amount and the amount of the legally required clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under the acquired underlying real property; provided that the appropriate party reported those conditions to the applicable government agency in accordance with applicable law.

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Environmental liability insurance policies do not cover adverse environmental conditions that the insured first became aware of before the term of the policy unless those conditions were disclosed to the insurer before the policy was issued. In some cases, policies exclude coverage for known conditions even if disclosed.

Environmental liability insurance policies may contain additional limitations and exclusions, including, but not limited to, exclusions from coverage for mold or other microbial contamination, asbestos and lead based paint, coverages that are less than the related loan amount or policy durations which do not extend to or beyond the maturity of the related loan.

Some borrowers under the mortgage loans may not have satisfied or may not satisfy all post-closing obligations required by the related mortgage loan documents with respect to environmental matters. We cannot assure you that recommended operations and maintenance plans have been implemented or will continue to be complied with.

In some cases, the environmental consultant did not recommend that any action be taken by the related borrower with respect to a potential adverse environmental condition at a mortgaged property because a responsible party, other than the related borrower, had been identified with respect to that condition. We cannot assure you, however, that such a responsible party will be willing or financially able to remediate the subject condition.

In addition, certain properties may be undergoing ongoing monitoring in connection with past remediation or contamination.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

•	future laws, ordinances or regulations will not impose any material environmental liability; or

•	the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

Before the special servicer acquires title to a mortgaged property on behalf of the trust, it must obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement will decrease the likelihood that the trust will become liable under any environmental law. However, this requirement may effectively preclude foreclosure until a satisfactory environmental assessment is obtained, or until any required remedial action is taken. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the trust from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders.

See “Description of the Mortgage Pool—Mortgaged Property Considerations—Environmental Considerations” in this free writing prospectus for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the trust. See also representation number 43 in Annex D-1 and the identified exceptions to that representation in Annex D-2 to this free writing prospectus.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes—Environmental Site Assessment”, “—Barclays Bank PLC—Barclays’ Underwriting Guidelines and Processes”, “—Starwood Mortgage Funding II LLC—SMF II’s Underwriting Guidelines and Processes—Assessments of Property Condition—Environmental Assessment”, “—MC-Five Mile Commercial Mortgage Finance LLC—MC-Five Mile’s Underwriting Guidelines and Processes—Assessments of Property Condition—Environmental

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Assessment”, “—Redwood Commercial Mortgage Corporation—RCMC’s Underwriting Standards and Loan Analysis—Environmental Report”, “—RAIT Funding, LLC—RAIT’s Underwriting Guidelines and Processes”, “Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans” and “Certain Legal Aspects of the Mortgage Loans” in this free writing prospectus.

Availability of Earthquake, Flood and Other Insurance

Although the mortgaged properties are required to be insured against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they have material improvements that are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan.  In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the master servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties or be able to pay any deductible on a policy, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties and the amount available to make payments on the related mortgage loan and, consequently, the offered certificates could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates.

In general (other than where the mortgage loan documents permit the borrower to rely on a tenant (including a ground tenant) or other third party (such as a condominium association, if applicable) to obtain the insurance coverage, on self-insurance provided by a tenant or on a tenant’s agreement to rebuild or continue paying rent), the master servicer and the special servicer will be required to cause the borrower on each mortgage loan to maintain such insurance coverage in respect of the related mortgaged property as is required under the related mortgage loan documents. See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Hazard, Liability and Other Insurance” in this free writing prospectus. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning,

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explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy (windstorm is a common exclusion for properties located in certain locations). Most policies typically do not cover any physical damage resulting from, among other things:

•	war;

•	revolution;

•	terrorism;

•	nuclear, biological or chemical materials;

•	governmental actions;

•	floods and other water related causes;

•	earth movement, including earthquakes, landslides and mudflows;

•	wet or dry rot;

•	vermin; and

•	domestic animals.

Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from such causes, then, the resulting losses may be borne by you as a holder of certificates. See “Servicing of the Mortgage Loans—Maintenance of Insurance” in this free writing prospectus.

Even if a type of loss is covered by the insurance policies required to be in place at the mortgaged properties, the mortgaged properties may suffer losses for which the insurance coverage is inadequate. For example:

•	in a case where terrorism coverage is included under a policy, if the terrorist attack is, for example, nuclear, biological or chemical in nature, the policy may include an exclusion that precludes coverage for such terrorist attack;

•	in certain cases, particularly where land values are high, the insurable value (at the time of origination of the mortgage loan) of the mortgaged property may be significantly lower than the principal balance of the mortgage loan;

•	with respect to mortgaged properties located in flood prone areas where flood insurance is required, the related mortgaged property may only have federal flood insurance (which only covers up to $500,000), not private flood insurance, and the related mortgaged property may suffer losses that exceed the amounts covered by the federal flood insurance;

•	the mortgage loan documents may limit the requirement to obtain related insurance to where the premium amounts are “commercially reasonable” or a similar limitation; and

•	if reconstruction or major repairs are required, changes in laws may materially affect the borrower’s ability to effect any reconstruction or major repairs and/or may materially increase the costs of the reconstruction or repairs and insurance may not cover or sufficiently compensate the insured.

See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Hazard, Liability and Other Insurance” in this free writing prospectus.

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Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover insurable risks at the related mortgaged property. In addition, with respect to some of the mortgaged properties, a tenant, the related borrower or their respective affiliates are permitted to provide insurance or to self-insure against risks. To the extent that insurance coverage relies on self-insurance, there is risk that the “insurer” will not be willing or have the financial ability to satisfy the claim when a loss occurs. Additionally, the risk of blanket or self-insurance can be magnified if affiliated borrowers under multiple mortgage loans in the trust are covered under the same blanket policy. See representation number 18 on Annex D-1 to this free writing prospectus and the exceptions to that representation on Annex D-2 to this free writing prospectus.

Availability of Terrorism Insurance

Following the September 11, 2001 terrorist attacks in the New York City area and Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) eliminated coverage for acts of terrorism from their reinsurance policies. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage. In order to offset this risk, Congress passed the Terrorism Risk Insurance Act of 2002, which established the Terrorism Insurance Program. On December 26, 2007, the Terrorism Insurance Program was extended and amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 through December 31, 2014 and was reauthorized and amended on January 12, 2015 until December 31, 2020 under the Terrorism Risk Insurance Program Reauthorization Act of 2015.

The Terrorism Insurance Program is administered by the Secretary of the Treasury and provides some financial assistance from the United States Government to insurers in the event of another terrorist attack that results in an insurance claim. The program applies to United States risks only and to acts that are committed by an individual or individuals as an effort to influence or coerce United States civilians or the United States Government. To facilitate the availability of coverage for acts of terrorism, the Terrorism Insurance Program voids exclusions in property and casualty insurance policies for acts of terrorism; however, it does not expressly void coverage exclusions in such policies, such as those for damage resulting from nuclear, biological, chemical and radiological attacks. See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Hazard, Liability and Other Insurance” in this free writing prospectus.

In addition, no compensation is payable under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed a specified threshold, which is $100 million in 2015, subject to annual $20 million increases until the threshold is equal to $200 million. As a result, unless the borrowers obtains separate coverage for events that do not meet these thresholds (which coverage may not be required by the respective mortgage loan documents and may not otherwise be obtainable), such events would not be covered. We cannot assure you that the Terrorism Insurance Program will create any long term changes in the availability and cost of insuring terrorism risks. In addition, we cannot assure you that terrorism insurance or the Terrorism Insurance Program will be available or provide sufficient protection against risks of loss on the mortgaged properties resulting from acts of terrorism.

Under the Terrorism Insurance Program, the federal share of compensation will be equal to 85% in 2015, subject to annual decreases of 1% until equal to 80% of the portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year (which insurer deductible was fixed by the Terrorism Risk Insurance Program Reauthorization Act of 2015 at 20% of an insurer’s direct earned premium for any program year). The federal share in the aggregate in any program year

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may not exceed $100 billion (with the insurers being liable for any amount that exceeds this cap). An insurer that paid its deductible is not liable for the payment of any portion of total annual United States wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

In addition, certain of the mortgage loans contain limitations on the borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrowers are required to maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) waiving the requirement that such borrowers are required to maintain terrorism insurance, or limiting the amount of such insurance, for mortgaged properties in certain locations or for certain property types, (iii) providing that the related borrowers may not be required to spend in excess of a specified dollar amount or a cap based on a percentage or multiple factor in order to obtain such terrorism insurance, or, in the event such terrorism insurance is not available from a “qualified carrier”, then the borrower may be permitted to obtain such terrorism insurance from the highest rated insurance company providing such terrorism coverage, (iv) permitting certain tenants to insure or to self-insure as to risks of terrorism at mortgaged properties that may only be occupied (or are predominantly occupied) by such tenants, or (v) allowing for a deductible (which may be substantial in certain instances) for such terrorism insurance.

See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Hazard, Liability and Other Insurance” in this free writing prospectus for additional information on certain mortgage loans in the trust. See also representation number 31 in Annex D-1 and the identified exceptions to that representation in Annex D-2 to this free writing prospectus.

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Zoning Compliance, Use Restrictions and Condemnation May Adversely Affect Property Value

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to satisfy the remaining indebtedness of the related mortgage loan. Similarly, proceeds payable in connection with partial condemnations may not be sufficient to restore the related mortgaged property and, as a result, any partial condemnation may have a material adverse effect on the continued use of, or income generation from, the affected mortgaged property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your certificates. See also representation number 26 in Annex D-1 and the identified exceptions to that representation in Annex D-2 to this free writing prospectus.

Certain of the mortgaged properties have zoning violations based on current law, including those related to density, use, parking, height, setbacks, area ratio or building separation. Many of these mortgaged properties have been determined to be (i) legal non-conforming structures, which would be required to be rebuilt in accordance with current zoning requirements if there is a casualty greater than a certain threshold percentage of the property, or (ii) legal non-conforming uses, which would no longer be permitted if there is a casualty greater than a certain threshold percentage of the property or if there is an abandonment of the legal non-conforming use for a requisite period. In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from the inability to rebuild the improvements as it existed prior to such casualty. However, if as a result of the applicable zoning laws the rebuilt improvements are constrained by size or square footage limitations, or otherwise are limited in the type of property that may be rebuilt as compared to the original improvements, any potential loss in income will generally not be covered by law and ordinance insurance. In addition, certain of the mortgaged properties are in violation of zoning requirements. In connection with the mortgaged properties that are legal non-conforming or have zoning violations, see “Description of the Mortgage Pool—Assessments of Property Value and Condition—Zoning and Building Code Compliance and Condemnation” in this free writing prospectus for additional information on certain mortgage loans in the

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trust and “Risk Factors—If Mortgaged Properties Are Not in Compliance With Current Zoning Laws Restoration Following a Casualty Loss May Be Limited” in the prospectus. See also representation number 26 in Annex D-1 and the identified exceptions to that representation in Annex D-2 to this free writing prospectus.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, ground leases, restrictive covenants, environmental deed restrictions, reciprocal easement agreements or operating agreements or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations may impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

Additionally, certain of these mortgaged properties may have been designated as historic or landmark buildings or may be located in areas designated as historic or landmark. Such properties may be subject to historic preservation requirements and regulations. Compliance with these regulations may be costly and may impede the related borrowers’ ability to renovate or remodel the related property. Historic preservation regulations may also adversely impact the ability of the related borrowers to convert the related property to alternative uses or otherwise develop or alter the property. In addition, any alteration, reconstruction, demolition, or new construction affecting such property may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment.

Increases in Real Estate Taxes Due to Termination of a PILOT Program or Other Tax Abatement Arrangements May Reduce Net Cash Flow and Payments to Certificateholders

Certain of the mortgaged properties securing the mortgage loans may have or may in the future have the benefit of reduced real estate taxes under a local government program of payment in lieu of taxes (often known as a “PILOT” program) or other tax abatement or reimbursement arrangements. Some of these programs or arrangements are scheduled to terminate or have significant tax increases prior to the maturity of the related mortgage loan, resulting in higher, and in some cases substantially higher, real estate tax obligations for the related borrower or a reduction of payments to the related borrower. An increase in real estate taxes may affect the ability of the borrower to pay debt service on the related mortgage loan. We cannot assure you that any such program will continue for the term of the related mortgage loan or would survive a mortgage loan foreclosure or deed in lieu of foreclosure.

Litigation or Other Legal Proceedings Could Adversely Affect the Mortgage Loans

There may be pending or threatened legal proceedings against, or other past or present adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the mortgaged properties and their respective affiliates related to the business of or arising out of the ordinary business of the borrowers, their sponsors, managers and affiliates. Any such litigation or proceedings could adversely impact the related borrower’s ability to meet its obligations under the related mortgage loan and, as a result, have a material adverse effect on your certificates.

In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions,

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or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the trust in the future upon any attempt by the special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony.

If a borrower or a principal of a borrower or affiliate has been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or has been convicted of a crime in the past, we cannot assure you that the borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the federal bankruptcy code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates.

Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or loan sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners.

See “Description of the Mortgage Pool—Mortgaged Property Considerations—Litigation Considerations; Bankruptcy Issues and Other Proceedings” in this free writing prospectus for additional information on certain mortgage loans in the trust and “Risk Factors—Litigation Concerns” in the prospectus.

Certain of the Mortgage Loans Lack Customary Provisions

Certain of the mortgage loans lack one or more features that are customary in mortgage loans intended for securitization. The borrowers with respect to those mortgage loans may not be required to make payments to lockboxes or to maintain reserves for certain expenses, such as taxes, insurance premiums, capital expenditures, tenant improvements and leasing commissions, or the requirement to make such payments may be suspended if the related borrower or a tenant at the mortgaged property complies with the terms of the related mortgage loan documents, or the lenders under such mortgage loans may not have the right to terminate the related property manager upon the occurrence of certain events or require lender approval of a replacement property manager. However, as described in this free writing prospectus, the mortgage loans were generally originated in accordance with the related mortgage loan seller’s underwriting guidelines.

For more information, see “Description of the Mortgage Pool—Mortgaged Property Considerations—Additional Considerations”, “Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes”, “—Barclays Bank PLC—Barclays’ Underwriting Guidelines and Processes”, “—Starwood Mortgage Funding II LLC—SMF II’s Underwriting Guidelines and Processes”, “—MC-Five Mile Commercial Mortgage Finance LLC—

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MC-Five Mile’s Underwriting Guidelines and Processes”, “—Redwood Commercial Mortgage Corporation—RCMC’s Underwriting Standards and Loan Analysis” and “—RAIT Funding, LLC—RAIT’s Underwriting Guidelines and Processes” in this free writing prospectus.

Subordination of the Class A-S, Class B, Class C, Class EC and Class D Certificates Will Affect the Timing of Distributions and the Application of Losses on the Class A-S, Class B, Class C, Class EC and Class D Certificates

As described in this free writing prospectus, the rights of the holders of each class of subordinate certificates, and the Class EC certificates in respect of its various components, to receive payments of principal and interest otherwise payable on their certificates will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical or alphanumeric class designation and to the rights of the holders of the Class EC certificates in respect of any components thereof having an earlier alphabetical designation. If your certificates are Class A-S, Class B, Class C, Class EC or Class D certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will generally be subordinated to those of the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-C and Class X-D certificates and, if your certificates are Class B or Class C certificates, to those of the holders of the Class A-S certificates (and the holders of the Class EC certificates, to the extent of the Class A-S certificates exchanged for such Class EC certificates) and, if your certificates are Class C certificates, to those of the holders of the Class B certificates (and the holders of the Class EC certificates, to the extent of the Class B certificates exchanged for such Class EC certificates) and if your certificates are Class D certificates, to those of the holders of the Class C certificates (and the holders of the Class EC certificates, to the extent of the Class C certificates exchanged for such Class EC certificates). Because the notional amount of the Class X-A certificates is based upon the aggregate certificate principal balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates and the Class A-S certificates (determined without giving effect to any exchange and conversion of any Class A-S certificates for Class EC certificates), the Class X-A certificates will be adversely affected by losses allocated to such classes of certificates. Because the notional amount of the Class X-B certificates is based upon the certificate balance of the Class B certificates (determined without giving effect to any exchange and conversion of any Class B certificates for Class EC certificates), the Class X-B certificates will be adversely affected by losses allocated to such certificates. See “Description of the Certificates” in this free writing prospectus. As a result, you will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the trust fund before the holders of those other classes of certificates. See “Description of the Certificates—Distributions” in this free writing prospectus.

Potential Conflicts of Interest

Potential Conflicts of Interest of the Sponsors and Mortgage Loan Sellers

JPMorgan Chase Bank, National Association is a sponsor and one of the mortgage loan sellers and is an affiliate of each of J.P. Morgan Chase Commercial Mortgage Securities Corp., the depositor and J.P. Morgan Securities LLC, an underwriter and an initial purchaser of the non-offered certificates. JPMorgan Chase Bank, National Association currently holds the First National Building pari passu companion loan and the New Center One Building pari passu companion loan; however, JPMorgan Chase Bank, National Association expects to deposit each such pari passu companion loan into one or more future securitizations. In addition, JPMorgan Chase Bank, National Association currently holds one or more promissory notes comprising a portion of a U-Haul Portfolio pari passu companion loan or U-Haul Portfolio subordinate companion loan, as applicable; however, J.P. Morgan Chase Bank, National Association, expects to deposit each of its promissory notes comprising a portion of each U-Haul Portfolio pari passu companion loan or U-Haul Portfolio subordinate companion loan, as applicable, into a private CMBS securitization prior to the closing of this securitization.

JPMorgan Chase Bank, National Association provides warehouse financing to an affiliate of Redwood Commercial Mortgage Corporation, a mortgage loan seller, through a repurchase facility. Two (2) of the mortgage loans that Redwood Commercial Mortgage Corporation will transfer to the depositor identified

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as “Park Place I & II Portfolio” and “Falcon Gateway” on Annex A-1 to this free writing prospectus, representing approximately 3.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are expected to be subject to that repurchase facility.

In addition, JPMorgan Chase Bank, National Association currently holds certain equity interests in the parent company for the two tenants under the master lease related to the mortgaged properties identified as “Brunswick Portfolio” on Annex A-1 to this free writing prospectus, representing approximately 1.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. JPMorgan Chase Bank, National Association acquired the equity interests as part of the reorganization of the parent company after a bankruptcy filing in 2012. JPMorgan Chase Bank, National Association owns a minority interest in the parent company and is entitled to appoint one member of the board of directors, which consists of nine total members.

Barclays Bank PLC is a sponsor and one of the mortgage loan sellers and is an affiliate of Barclays Capital Inc., an underwriter for the offered certificates and an initial purchaser of the non-offered certificates. Barclays Bank PLC provides warehouse financing to Starwood Mortgage Funding II LLC through a repurchase facility. All of the mortgage loans that Starwood Mortgage Funding II LLC will transfer to the depositor, except the mortgage loan identified as “Best Buy Sanford, FL” on Annex A-1 to this free writing prospectus, representing approximately 12.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are subject to that repurchase facility. Proceeds received by Starwood Mortgage Funding II LLC in connection with the contribution of mortgage loans to this securitization transaction will be applied, among other things, to reacquire the financed mortgage loans and make payments to Barclays Bank PLC as the repurchase agreement counterparty.

Starwood Mortgage Funding II LLC, a sponsor and mortgage loan seller, is an affiliate of LNR Partners, LLC, the initial special servicer, and of LNR Securities Holdings, LLC (or its affiliate), which is expected to purchase the Class E, Class F, Class G, Class NR and Class Z certificates and may purchase certain other classes of certificates. Conflicts may arise due to Starwood Mortgage Funding II LLC participating in this transaction in the capacity of a sponsor and mortgage loan seller as well as being an affiliate of the initial special servicer and the anticipated purchaser of the Class E, Class F, Class G, Class NR and Class Z certificates.

In connection with its acquisition of the Class E, Class F, Class G, Class NR and Class Z certificates, LNR Securities Holdings, LLC (or its affiliate) was given the opportunity to perform due diligence on the mortgage loans originally identified by the mortgage loan sellers for inclusion in the trust, or to request the removal, re-sizing or modification of other features of some or all of the mortgage loans. We cannot assure you that a third party purchaser or an unaffiliated purchaser of the Class E, Class F, Class G, Class NR and Class Z certificates would have agreed to the inclusion of any or all of such mortgage loans in the trust.

Because the incentives of the anticipated purchaser of the Class E, Class F, Class G, Class NR and Class Z certificates, may, in certain circumstances, differ from a purchaser who is not the same entity as, or is not affiliated with, any of the mortgage loan sellers, prospective investors should consider the potential impact of the conflicts of interest described above.

Starwood Mortgage Funding II LLC currently holds the Hyatt Place Texas Portfolio pari passu companion loan; however, Starwood Mortgage Funding II LLC or an affiliate expects to deposit such pari passu companion loan into a future securitization.

Redwood Commercial Mortgage Corporation is an indirect wholly-owned subsidiary of Redwood Trust, Inc. Redwood Trust, Inc. will guarantee the performance of Redwood Commercial Mortgage Corporation’s obligations to repurchase or replace its respective mortgage loans for material breaches of representations and warranties or defective loan documentation under the circumstances described under “Description of the Mortgage Pool—Sale of Mortgage Loans; Mortgage File Delivery” and “—Representations and Warranties; Repurchases and Substitutions” in this free writing prospectus.

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Redwood Commercial Mortgage Corporation, a sponsor and mortgage loan seller, is currently the holder of one (1) mezzanine loan related to one (1) mortgage loan identified as “Falcon Gateway” on Annex A-1 to this free writing prospectus, representing approximately 0.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The additional financial interest in this mortgaged property may create a conflict of interest. See “Description of the Mortgage Pool—Additional Debt” in this free writing prospectus. In exercising its rights, the mezzanine lender has no obligation to consider the interests of, or impact of the exercise of such rights upon, the trust or the certificateholders.

RAIT Funding, LLC is an indirect wholly-owned subsidiary of RAIT Financial Trust. RAIT Financial Trust will guarantee the performance of RAIT Funding, LLC’s obligations to repurchase or replace its respective mortgage loans for material breaches of representations and warranties or defective loan documentation under the circumstances described under “Description of the Mortgage Pool—Sale of Mortgage Loans; Mortgage File Delivery” and “—Representations and Warranties; Repurchases and Substitutions” in this free writing prospectus.

Pursuant to the related mortgage loan purchase agreement, each mortgage loan seller (or Starwood Mortgage Capital LLC, as guarantor of the repurchase and substitution obligations of Starwood Mortgage Funding II LLC, Redwood Trust Inc. as guarantor of the repurchase and substitution obligations of Redwood Commercial Mortgage Corporation and RAIT Financial Trust as guarantor of the repurchase and substitution obligations of RAIT Funding, LLC) is obligated to repurchase or substitute a similar commercial mortgage loan for a mortgage loan sold by it in connection with either a material breach of such mortgage loan seller’s representations and warranties or any material document defects, if the applicable mortgage loan seller does not otherwise cure such breach or defect pursuant to the related mortgage loan purchase agreement. See “Description of the Mortgage Pool—Representations and Warranties; Repurchases and Substitutions” in this free writing prospectus.

Conflicts may also arise because the mortgage loan sellers and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the mortgage loan sellers and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the mortgaged properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The mortgage loan sellers may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the trust fund. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the trust may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller or a mortgage loan seller or its affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the trust. Each of the mortgage loan sellers and their respective affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the mortgage loan sellers and their respective affiliates may differ from, and compete with, the interests of the trust fund. Additional financial interests in, or other financial dealings with, a borrower or its affiliates under any of the related mortgage loans may also create conflicts of interest.

Courts may apply the doctrine of equitable subordination to subordinate the claim or lien of a lender against a borrower to claims or liens of other creditors of the borrower, when the lender or one of its affiliates is found to have engaged in unfair, inequitable or fraudulent conduct. The courts have also applied the doctrine of equitable subordination when a lender or one of its affiliates is found to have exerted inappropriate control over a client, including control resulting from the ownership of equity interests in the borrower. Payments on a loan to a borrower in which the lender or one of its affiliates also holds an equity interest, may be subject to claims of equitable subordination. If the lender were deemed to have the ability to control or otherwise exercise influence over the business and affairs of the borrower resulting in economic hardship to other creditors of the borrower, this control or influence may constitute

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grounds for equitable subordination and a court may treat one or more of the loans as if it were unsecured or common equity in the borrower. In that case, if the borrower were to liquidate, the lender (which may include unaffiliated assignees in some cases) would be entitled to repayment of its loan on a pro rata basis with other unsecured debt or, if the effect of subordination was to place the lender at the level of common equity, then on an equal basis with other holders of the borrower’s common equity only after all of the borrower’s obligations relating to its debt and preferred securities had been satisfied.

In addition, the sponsors and their affiliates may benefit from this offering in a number of ways, some of which may be inconsistent with the interests of purchasers of the certificates. The sponsors will sell the mortgage loans to the depositor. To the extent unhedged or not completely hedged, these sales will reduce or eliminate the sponsors’ exposure to these mortgage loans by effectively transferring the sponsors’ exposure to the purchasers of the offered certificates. The sponsors and their respective affiliates will be compensated in an amount based on, among other things, the offering price of the offered certificates and the amount of proceeds received from the sale of the offered certificates to investors.

Furthermore, the sponsors and their respective affiliates may benefit from a completed offering of the offered certificates because the offering would establish an additional market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their respective affiliates to conduct similar offerings in the future and permitting them to write up, avoid writing down or otherwise adjust the fair value of mortgage loans or other similar assets or securities held on their balance sheet.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans and any serviced whole loans are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their respective affiliates. See “Servicing of the Mortgage Loans—General” in this free writing prospectus.

Notwithstanding the foregoing, the master servicer, the special servicer or any of their respective affiliates may have interests when dealing with the mortgage loans and any serviced whole loans that are in conflict with those of holders of the certificates, especially if the master servicer, the special servicer or any of their respective affiliates holds remaining certificates, or has financial interests in or other financial dealings with a borrower under any of the mortgage loans and any serviced whole loans. In order to minimize the effect of this conflict of interest, for so long as the special servicer is a borrower party with respect to a mortgage loan (any such loan referred to herein as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer with respect to that mortgage loan and, prior to the occurrence of a control event under the pooling and servicing agreement, the directing certificateholder or the controlling class representative on its behalf will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan. After the occurrence and during the continuance of a control event or at any time the applicable excluded special servicer loan is also an excluded loan, the resigning special servicer will be required to select the related excluded special servicer. See “Transaction Parties—Replacement of the Special Servicer” in this free writing prospectus. Any excluded special servicer will be required to perform all of the obligations of the special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While the special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, the special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to the excluded special servicer loan to the related borrower party or any employees or personnel of such borrower party involved in the management of any investment in the related borrower party or the related mortgaged property and

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will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

The special servicer may enter into one or more arrangements with the directing certificateholder, holders of controlling class certificates or any person with the right to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to the special servicer’s compensation in consideration of, among other things, the appointment of the special servicer and limitations on the directing certificateholder’s right to replace the special servicer. Each of these relationships may create a conflict of interest. For instance, a special servicer or its affiliate that holds remaining certificates or an interest in a companion loan might seek to reduce the potential for losses allocable to those certificates or from a related troubled mortgage loan with a split loan structure by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the trust than would be realized if earlier action had been taken. In general, neither the master servicer nor the special servicer is required to act in a manner more favorable to the certificates or any particular class of certificates than to the remaining certificates. See “—Special Servicer May Be Directed To Take Actions” below. LNR Partners, LLC, which is expected to act as the initial special servicer, is an affiliate of LNR Securities Holdings, LLC (or its affiliate), the anticipated initial directing certificateholder, Starwood Mortgage Funding II LLC, one of the sponsors and mortgage loan sellers, and Starwood Mortgage Capital LLC, an originator.

LNR Partners, LLC assisted LNR Securities Holdings, LLC (or its affiliate), which is expected to purchase the Class E, Class F, Class G, Class NR and Class Z certificates, with due diligence relating to the mortgage loans to be included in the mortgage pool.

The master servicer services and will, in the future, service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer may perform services, on behalf of the trust, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the master servicer.

Certain relationships and transactions between the directing certificateholder (or any other party entitled to remove the special servicer) and the special servicer may result in conflicts of interest. The directing certificateholder appoints and can remove the special servicer during such time as the Class E certificates have a certificate balance (taking into account the application of appraisal reductions to notionally reduce the certificate balance of such class of certificates) that is not less than 25% of its initial certificate balance (a) for cause at any time and (b) without cause if either (i) LNR Partners, LLC or its affiliate is no longer the special servicer or (ii) LNR Securities Holdings, LLC or its affiliate owns less than 25% of the controlling class of certificates. In addition, the directing certificateholder maintains certain consent and consultation rights with respect to the mortgage loans that relate to, and could impact, the special servicer’s duties. Additionally, these parties (and/or their affiliates) may, in the ordinary course of business, have relationships with, render services to, and engage in other transactions with each other. We cannot assure you that these transactions and relationships will not influence the actions taken by the special servicer.

In addition, the Civic Opera Building mortgage loan is serviced under the JPMBB 2015-C31 pooling and servicing agreement. The directing certificateholder under the JPMBB 2015-C31 pooling and servicing agreement has certain consent and consultation rights with respect to the Civic Opera Building whole loan that are substantially similar to those of the directing certificateholder under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans—The Civic Opera Building Whole Loan” in this free writing prospectus. While the directing certificateholder in this securitization has certain consultation rights with respect to actions for which the JPMBB 2015-C31 directing certificateholder has consent rights, in

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exercising such rights the JPMBB 2015-C31 directing certificateholder does not have any obligation to consider the interests of, or impact on, the trust or the holders of the certificates. Midland Loan Services, a Division of PNC Bank, National Association is the master servicer and the special servicer of the Civic Opera Building whole loan under the JPMBB 2015-C31 pooling and servicing agreement.

In addition, the U-Haul Portfolio mortgage loan will be serviced under the trust and servicing agreement entered into in connection with the private CMBS securitization that is expected to govern the servicing and administration of the U-Haul Portfolio whole loan. The controlling class representative under the U-Haul Portfolio trust and servicing agreement has certain consent and consultation rights with respect to the U-Haul Portfolio whole loan that are substantially similar to those of the directing certificateholder under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans—The U-Haul Portfolio Whole Loan” in this free writing prospectus. While the directing certificateholder in this securitization has certain consultation rights with respect to actions for which the controlling class representative in the private CMBS securitization has consent rights, in exercising such rights the controlling class representative in the private CMBS securitization does not have any obligation to consider the interests of, or impact on, the trust or the holders of the certificates. Wells Fargo Bank, National Association is expected to be the servicer and the special servicer of the U-Haul Portfolio whole loan under the U-Haul Portfolio trust and servicing agreement.

In addition, each of the One Shell Square mortgage loan and the Brunswick Portfolio mortgage loan is serviced under the JPMBB 2015-C30 pooling and servicing agreement. The directing certificateholder under the JPMBB 2015-C30 pooling and servicing agreement has certain consent and consultation rights with respect to the One Shell Square whole loan and the Brunswick Portfolio whole loan that are substantially similar to those of the directing certificateholder under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans—The One Shell Square Whole Loan” and “—The Brunswick Portfolio Whole Loan” in this free writing prospectus. While the directing certificateholder in this securitization has certain consultation rights with respect to actions for which the JPMBB 2015-C30 directing certificateholder has consent rights, in exercising such rights the JPMBB 2015-C30 directing certificateholder does not have any obligation to consider the interests of, or impact on, the trust or the holders of the certificates. Wells Fargo Bank, National Association is the master servicer and Torchlight Loan Services, LLC is the special servicer of the One Shell Square whole loan and the Brunswick Portfolio whole loan under the JPMBB 2015-C30 pooling and servicing agreement.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Directing Certificateholder

The special servicer, an affiliate of the entity expected to be the initial directing certificateholder, will be required to consult with the directing certificateholder with respect to certain actions of the special servicer and in certain circumstances obtain the consent of the directing certificateholder (other than with respect to an excluded loan described in “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this free writing prospectus). The directing certificateholder has no duties to the holders of any class of certificates and may take actions that favor the interests of the holders of the controlling class over the interests of the holders of one or more other classes of certificates. See “Servicing of the Mortgage Loans—The Directing Certificateholder” in this free writing prospectus. In order to minimize the effect of this conflict of interest, for so long as any borrower party is the directing certificateholder or the holder of the majority of the controlling class, the directing certificateholder will not have consent or consultation rights solely with respect to the related excluded loan (however, the directing certificateholder will be provided certain notices and certain information relating to such excluded loan as described in the pooling and servicing agreement). In addition, for so long as any borrower party is the directing certificateholder or a controlling class certificateholder, as applicable, the directing certificateholder or such controlling class certificateholder, as applicable, will not be given access to any excluded information solely relating to the related excluded controlling class loan and/or the

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related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding those restrictions, there can be no assurance that the directing certificateholder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded controlling class loan or otherwise seek to exert its influence over the special servicer in the event an excluded controlling class loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this free writing prospectus.

The directing certificateholder and its affiliates may have interests that are in conflict with those of certificateholders, especially if the directing certificateholder or any of its affiliates holds certificates, or has financial interests in or other financial dealings with a borrower or a parent of a borrower. Each of these relationships may create a conflict of interest.

Conflicts Between Certificateholders and the Holder of a Companion Loan

With respect to eight (8) mortgage loans identified as “Civic Opera Building”, “U-Haul Portfolio”, “First National Building”, “One Shell Square”, “Eastmont Town Center”, “Hyatt Place Texas Portfolio”, “Brunswick Portfolio” and “New Center One Building” on Annex A-1 to this free writing prospectus, representing approximately 6.5%, 4.3%, 3.5%, 3.1%, 2.5%, 2.2%, 1.7% and 1.7%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related mortgaged property or properties also secures one or more related pari passu companion loans, and, with respect to one (1) mortgage loan identified as “U-Haul Portfolio” on Annex A-1 to this free writing prospectus, one related subordinate companion loan. In addition, with respect to four (4) of these mortgage loans identified as “First National Building”, “Eastmont Town Center”, “Hyatt Place Texas Portfolio” and “New Center One Building”, representing approximately 3.5%, 2.5%, 2.2% and 1.7%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, pursuant to the related intercreditor agreement, for so long as each such mortgage loan and each related pari passu companion loan are serviced under the pooling and servicing agreement, certain decisions to be made with respect to each such mortgage loan will be subject to the consent and consultation rights of the directing certificateholder.

The Civic Opera Building whole loan will be serviced pursuant to the JPMBB 2015-C31 pooling and servicing agreement and certain decisions to be made with respect to the related mortgage loan are subject to the consent and consultation rights of the directing certificateholder of that securitization. As a result, you will have less control over the servicing of the Civic Opera Building mortgage loan than you would have if such mortgage loan was being serviced by the master servicer and the special servicer pursuant to the terms of the pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Civic Opera Building Whole Loan” and “Servicing of the Mortgage Loans—Servicing of the Civic Opera Building Mortgage Loan” in this free writing prospectus.

The U-Haul Portfolio whole loan will be serviced pursuant to the trust and servicing agreement entered into in connection with the private CMBS securitization that is expected to govern the servicing and administration of the U-Haul Portfolio whole loan and certain decisions to be made with respect to the related mortgage loan are subject to the consent and consultation rights of the directing certificateholder of that securitization. As a result, you will have less control over the servicing of the U-Haul Portfolio mortgage loan than you would have if such mortgage loan was being serviced by the master servicer and the special servicer pursuant to the terms of the pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The U-Haul Portfolio Whole Loan” and “Servicing of the Mortgage Loans—Servicing of the U-Haul Portfolio Mortgage Loan” in this free writing prospectus.

The One Shell Square whole loan and the Brunswick Portfolio whole loan will be serviced pursuant to the JPMBB 2015-C30 pooling and servicing agreement and certain decisions to be made with respect to the related mortgage loans are subject to the consent and consultation rights of the directing certificateholder of that securitization. As a result, you will have less control over the servicing of the One Shell Square mortgage loan and the Brunswick Portfolio mortgage loan than you would have if such mortgage loans were being serviced by the master servicer and the special servicer pursuant to the terms of the pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The

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One Shell Square Whole Loan”, “—The Brunswick Portfolio Whole Loan” and “Servicing of the Mortgage Loans—Servicing of the One Shell Square Mortgage Loan and the Brunswick Portfolio Mortgage Loan” in this free writing prospectus.

The interests of each directing certificateholder of the other securitizations (or such other party specified in the JPMBB 2015-C31 pooling and servicing agreement, the U-Haul Portfolio trust and servicing agreement or the JPMBB 2015-C30 pooling and servicing agreement, as applicable) entitled to exercise various rights with respect to the servicing of the Civic Opera Building whole loan, the U-Haul Portfolio whole loan, the One Shell Square whole loan and the Brunswick Portfolio whole loan, respectively, may conflict with the interests of, and its decisions may adversely affect, the holders of one or more classes of offered certificates. No certificateholder may take any action against any such party for having acted solely in its respective interest. See “Servicing of the Mortgage Loans—Servicing of the Civic Opera Building Mortgage Loan”, “Servicing of the U-Haul Portfolio Mortgage Loan” and “Servicing of the One Shell Square Mortgage Loan and the Brunswick Portfolio Mortgage Loan” in this free writing prospectus.

In exercising the rights set forth above, no holder of a pari passu companion loan or any representative of such holder has any obligation to consider the interests of, or impact of the exercise of such rights upon, the trust or the certificateholders. However, pursuant to the intercreditor agreements related to each of the Civic Opera Building mortgage loan, the U-Haul Portfolio mortgage loan, the One Shell Square mortgage loan and the Brunswick Portfolio mortgage loan, the directing certificateholder under the pooling and servicing agreement related to this securitization will have certain consultation rights with the applicable special servicer.

Potential Conflicts of Interest of the Underwriters and Their Affiliates

The activities of the underwriters and their respective affiliates (which, in the case of certain of the underwriters, include a sponsor for this securitization transaction) may result in certain conflicts of interest. The underwriters and their respective affiliates may retain, or own in the future, classes of the offered certificates, and any voting rights of that class could be exercised by them in a manner that could adversely impact the certificates. Any of the underwriters or their respective affiliates may invest or take long or short positions in securities or instruments, including the offered certificates, that may be different from your position as an investor in the offered certificates. If that were to occur, that underwriter or affiliate’s interests may not be aligned with your interests in the offered certificates that you acquire.

The underwriters and their respective affiliates include broker-dealers whose business includes executing securities and derivative transactions on their own behalf as principals and on behalf of clients. Accordingly, the underwriters and their respective affiliates and clients acting through them from time to time buy, sell or hold securities or other instruments, which may include one or more classes of the offered certificates, and do so without consideration of the fact that the underwriters acted as underwriters for such certificates. Such transactions may result in underwriters and their respective affiliates and/or their clients having long or short positions in such instruments. Any such short positions will increase in value if the related securities or other instruments decrease in value. Further, the underwriters and their respective affiliates may (on their own behalf as principals or for their clients) enter into credit derivative or other derivative transactions with other parties pursuant to which they sell or buy credit protection with respect to one or more of the offered certificates. The positions of the underwriters and their respective affiliates or their clients in such derivative transactions may increase in value if the offered certificates default or decrease in value. In conducting such activities, no underwriter or its respective affiliates has any obligation to take into account the interests of the certificateholders or holders of companion loans or any possible effect that such activities could have on them. The underwriters and their respective affiliates and clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the certificates or the certificateholders or holders of companion loans.

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In addition, the underwriters and their respective affiliates will have no obligation to monitor the performance of the offered certificates or the actions of the master servicer, the special servicer, the senior trust advisor, the certificate administrator or the trustee and will have no authority to advise the master servicer, the special servicer, the senior trust advisor, the certificate administrator or the trustee or to direct their actions.

In addition, the underwriters and their respective affiliates may have ongoing relationships with, render services to, and engage in transactions with the borrowers, the sponsors and their respective affiliates, which relationships and transactions may create conflicts of interest between the underwriters and their respective affiliates, on the one hand, and the trust, on the other hand.

See “Summary of Terms—Relevant Parties and Dates—Certain Affiliations” in this free writing prospectus for a description of certain affiliations and relationships between the underwriters and other participants in this offering.

Each of those relationships should be considered carefully by you before you invest in any of the offered certificates.

Other Possible Conflicts of Interest

The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

•	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

•	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

•	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers, or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to, or near the mortgaged properties.

With respect to mortgage loans that have mezzanine debt, the mezzanine lenders will have certain rights with respect to the related mortgage loan under certain circumstances, including the right, under certain conditions, to consent to various modifications and waivers or other matters affecting the related mortgage loan and certain actions and amendments to the mortgage loan documents proposed by the special servicer with respect to the related mortgage loan or to purchase the related mortgage loan after certain defaults under such mortgage loan (and an originator of a mortgage loan that intends to retain the related mezzanine debt that it also originated may have an incentive to give itself more favorable rights as a mezzanine lender than it would grant an unaffiliated third party). With respect to one (1) mortgage loan identified as “Falcon Gateway” on Annex A-1 to this free writing prospectus, representing approximately 0.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, Redwood Commercial Mortgage Corporation, a sponsor and mortgage loan seller, is the holder of a related mezzanine loan secured by direct or indirect equity interests in the related mortgage borrower. These additional financial interests in the mortgaged properties may create conflicts of interest. See “Description of the Mortgage Pool—Additional Debt” in this free writing prospectus. In exercising such rights, no mezzanine lender has any obligation to consider the interests of, or impact of the exercise of such rights upon, the trust or the certificateholders.

Pentalpha Surveillance LLC has been appointed the senior trust advisor. See “Transaction Parties—The Senior Trust Advisor” in this free writing prospectus. Pursuant to the pooling and servicing agreement, during such time as the Class E certificates have a certificate balance (taking into account the application of appraisal reductions to notionally reduce the certificate balance of such class of certificates)

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that is less than 25% of its initial certificate balance, the senior trust advisor will be required to consult with the special servicer with respect to certain actions of the special servicer. Additionally, during that time, the master servicer or the special servicer, as applicable, will be required to use commercially reasonable efforts consistent with the servicing standard to collect a senior trust advisor consulting fee from the related borrower in connection with certain major decisions related to the mortgage loans, to the extent not prohibited by the related mortgage loan documents. In acting as senior trust advisor, the senior trust advisor is acting solely as a contracting party to the extent described in this free writing prospectus and will have no fiduciary duty to any party. See “Transaction Parties—The Senior Trust Advisor” in this free writing prospectus.

In the normal course of conducting its business, Pentalpha Surveillance LLC and its affiliates may have rendered services to, performed surveillance of, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the master servicer, the special servicer, the certificate administrator, the trustee, the directing certificateholder, collateral property owners or affiliates of any of the foregoing parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to Pentalpha Surveillance LLC’s duties as senior trust advisor. There can be no guarantee that the existence of these relationships and other relationships in the future will not impact the manner in which the senior trust advisor performs its duties under the pooling and servicing agreement.

In addition, the senior trust advisor and its affiliates may have duties with respect to existing and new commercial and multifamily mortgage loans for third parties or itself or its affiliates, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. In addition, in the event that the only mortgage loan (or REO loan) that remains in the trust is the mortgage loan identified as “U-Haul Portfolio” on Annex A-1 to this free writing prospectus, representing 4.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the senior trust advisor may resign as senior trust advisor. A replacement senior trust advisor will not be engaged in the event that the senior trust advisor elects to resign under these circumstances. As a result of the investments and activities described above, the interests of the senior trust advisor and its affiliates and their clients may differ from, and compete with the interests of the issuing entity.

Although the senior trust advisor is required to consider the servicing standard in connection with its analysis and reporting regarding the special servicer under the pooling and servicing agreement, the senior trust advisor will not itself be bound by the servicing standard.

The senior trust advisor is prohibited from making a principal investment in any class of certificates issued by the trust. However, that prohibition will not be construed to have been violated in connection with riskless principal transactions effected by a broker-dealer affiliate of the senior trust advisor or investments by an affiliate of the senior trust advisor if the senior trust advisor and such affiliate maintain policies and procedures designed to segregate personnel involved in the activities of the senior trust advisor under the pooling and servicing agreement from personnel involved in such affiliate’s investment activities and to prevent such affiliate and its personnel from gaining access to information regarding the trust fund and the senior trust advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities. In addition, we cannot assure you that such policies and procedures will be effective for their intended purposes.

Each of the foregoing relationships should be considered carefully by prospective investors.

Potential Conflicts of Interest in the Selection of the Mortgage Loans

The anticipated purchasers of the Class E, Class F, Class G, Class NR and Class Z certificates were given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the trust, and to request the removal, re-sizing or modification of other features of some or all of the mortgage loans or to request certain price adjustments or cost mitigation

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arrangements in connection with their agreement to purchase those classes of certificates. The mortgage loans’ pricing and purchase terms as originally proposed by the sponsors may be adjusted based on some of this feedback prior to the closing date.

We cannot assure you that you or another investor would make requests to modify the original pool if given the opportunity or that the final pool if influenced by such purchasers’ feedback would not adversely affect the performance of the offered certificates and benefit the performance of such purchasers’ certificates. Because of the differing subordination levels, such purchasers have interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits such purchasers but that does not benefit other investors. In addition, such purchasers may enter into hedging or other transactions or otherwise have business objectives that also could cause their interests with respect to the asset pool to diverge from those of other purchasers of the certificates.

The anticipated purchasers of those certificates will have no liability to any certificateholder for any actions taken with respect to the preceding two paragraphs, and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

It is anticipated that LNR Securities Holdings, LLC (or its affiliate) will purchase the Class E, Class F, Class G, Class NR and Class Z certificates, and may purchase certain other classes of certificates, and is expected to be the initial directing certificateholder, and thus will have certain rights to direct and consult with the special servicer as described under “Servicing of the Mortgage Loans—The Directing Certificateholder” in this free writing prospectus.

LNR Partners, LLC, which is expected to act as the special servicer, assisted LNR Securities Holdings, LLC (or its affiliate) with due diligence relating to the mortgage loans to be included in the mortgage pool.

Because the incentives and actions of the anticipated purchaser of those certificates may, in some circumstances, differ from or be adverse to those of purchasers of other classes of certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this free writing prospectus and your own view of the mortgage loans.

Your Lack of Control Over the Trust Can Adversely Impact Your Investment

Except as described in this free writing prospectus, investors in the certificates do not have the right to make decisions with respect to the administration of the trust. These decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the special servicer, the certificate administrator and the trustee. Any decision made by any of those parties in respect of the trust in accordance with the terms of the pooling and servicing agreement, even if it determines that decision to be in your best interests, may be contrary to the decision that you would have made and may negatively affect your interests.

Notwithstanding the foregoing, the directing certificateholder appointed by the controlling class will have certain consent rights prior to the occurrence and continuance of such time as the Class E certificates have a certificate balance (taking into account the application of appraisal reductions to notionally reduce the certificate balance of such class of certificates) that is less than 25% of its initial certificate balance, and will have certain non-binding consultation rights prior to such time as the Class E certificates have a certificate balance (without taking into account the application of appraisal reductions to notionally reduce the certificate balance of such class of certificates) that is less than 25% of its initial certificate balance. See “Servicing of the Mortgage Loans—The Directing Certificateholder” in this free writing prospectus and “Risk Factors—Your Lack of Control Over Trust Fund Can Create Risks” in the prospectus.

In addition, while there is a senior trust advisor with certain obligations in respect of reviewing the compliance of the special servicer with certain of its obligations under the pooling and servicing

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agreement, the senior trust advisor (i) has no control rights over actions by the special servicer at any time, (ii) has no ability to communicate with or directly influence the activities of the borrowers at any time, and (iii) has no consultation rights over actions by the special servicer prior to such time as the Class E certificates have a certificate balance (taking into account the application of appraisal reductions to notionally reduce the certificate balance of such class of certificates) that is less than 25% of its initial certificate balance. In addition, the senior trust advisor only has the limited obligations and duties set forth in the pooling and servicing agreement, and the special servicer is under no obligation at any time to act upon any of the senior trust advisor’s recommendations. In addition, the senior trust advisor has no (A) fiduciary duty or (B) other duty to act on behalf of the certificateholders or the trust fund or in the best interest of any particular certificateholder. It is not intended that the senior trust advisor act as a surrogate for the certificateholders. Investors should not rely on the senior trust advisor to affect the special servicer’s actions under the pooling and servicing agreement or to monitor the actions of the directing certificateholder or special servicer, other than to the limited extent specifically required in respect of certain actions of the special servicer at certain prescribed times under the pooling and servicing agreement. Further, the senior trust advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced whole loan or any related REO Property, which will be or are expected to be serviced pursuant to separate pooling and servicing agreements. However, Pentalpha Surveillance LLC is the senior trust advisor under the JPMBB 2015-C31 pooling and servicing agreement, and, in such capacity, has certain obligations and consultation rights with respect to the Civic Opera Building whole loan that are substantially similar to those of the senior trust advisor under the pooling and servicing agreement for this transaction. Pentalpha Surveillance LLC is also the senior trust advisor under the JPMBB 2015-C30 pooling and servicing agreement, and, in such capacity, has certain obligations and consultation rights with respect to the One Shell Square whole loan and the Brunswick Portfolio whole loan that are substantially similar to those of the senior trust advisor under the pooling and servicing agreement for this transaction. There will be no senior trust advisor under the trust and servicing agreement entered into in connection with the private CMBS securitization that is expected to govern the servicing and administration of the U-Haul Portfolio whole loan.

In certain limited circumstances, certificateholders have the right to vote on matters affecting the trust. In some cases these votes are by certificateholders taken as a whole and in others the vote is by class. In all cases, voting is based on the outstanding certificate balance, which is reduced by realized losses, and in certain cases, also by appraisal reductions. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights” and “Transaction Parties—Replacement of the Special Servicer” in this free writing prospectus.

In addition, none of the pari passu companion loans will be included as an asset of the trust fund, but each related whole loan (other than the non-serviced whole loans) will be serviced under the pooling and servicing agreement for this transaction. The directing certificateholder (or, with respect to each non-serviced whole loan, the directing certificateholder or controlling class representative for the related securitization) will have certain rights with respect to the related whole loan and the related mortgaged property or properties, including the right, under certain conditions, to advise and direct the applicable master servicer and/or the applicable special servicer with respect to various servicing matters or mortgage loan modifications affecting the related whole loan.

The directing certificateholder in this securitization will have certain consultation rights with respect to actions taken by the directing certificateholder or controlling class representative under the JPMBB 2015-C31 pooling and servicing agreement in the case of the Civic Opera Building whole loan. The directing certificateholder in this securitization will also have certain consultation rights with respect to actions taken by the directing certificateholder or controlling class representative under the trust and servicing agreement entered into in connection with the private CMBS securitization that is expected to govern the servicing and administration of the U-Haul Portfolio whole loan in the case of the U-Haul Portfolio whole loan. In addition, the directing certificateholder in this securitization will have certain consultation rights with respect to actions taken by the directing certificateholder or controlling class representative under the JPMBB 2015-C30 pooling and servicing agreement in the case of the One Shell Square whole loan and the Brunswick Portfolio whole loan. No directing certificateholder or controlling class representative (in

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this securitization or the securitization of any pari passu companion loan), in exercising any consultation, consent or direction rights, will have any obligation to consider the interests of or the impact on, the holder of the certificates in any transaction other than the related controlling class for which it is acting. The directing certificateholder or controlling class representative for any other trust may not have the same incentives with respect to the effects on this trust as would the directing certificateholder for this securitization.

In addition, with respect to mortgage loans that have mezzanine debt (or permit future mezzanine debt), the related mezzanine lender will usually have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Debt” in this free writing prospectus.

Special Servicer May Be Directed To Take Actions

In connection with the servicing of the mortgage loans (other than the non-serviced mortgage loans), the special servicer may, at the direction of the directing certificateholder (prior to the occurrence and continuance of a control event and other than with respect to an excluded loan described in “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this free writing prospectus), take actions with respect to such specially serviced mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates. The directing certificateholder will be controlled by the controlling class certificateholders. The directing certificateholder may have interests in conflict with those of the other certificateholders. As a result, it is possible that the directing certificateholder may direct the special servicer to take actions that conflict with the interests of certain classes of the offered certificates. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents.

In addition, except as limited by certain conditions described under “Transaction Parties—Replacement of the Special Servicer”, the special servicer may be removed by the directing certificateholder (a) for cause at any time and (b) without cause if either (i) LNR Partners, LLC or its affiliate is no longer the special servicer or (ii) LNR Securities Holdings, LLC or its affiliate owns less than 25% of the controlling class of certificates, in each case, as described in this free writing prospectus. The special servicer may also be removed in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) of the certificates (other than the Class X-A, Class X-B, Class X-C, Class X-D, Class Z and Class R certificates) and (y) upon receipt of approval by certificateholders holding at least 75% of a quorum of the certificateholders (which is the holders of certificates evidencing at least 75% of the voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances) of the certificates (other than the Class X-A, Class X-B, Class X-C, Class X-D, Class Z and Class R certificates)), as described in this free writing prospectus. See “Servicing of the Mortgage Loans—General”, “Transaction Parties—The Special Servicer” and “—Replacement of the Special Servicer” in this free writing prospectus.

Similarly, (i) the special servicer under the JPMBB 2015-C31 pooling and servicing agreement may, at the direction of the related directing certificateholder or controlling class representative, take actions with respect to the Civic Opera Building mortgage loan that could adversely affect the holders of some or all of the classes of the offered certificates, (ii) the special servicer under the trust and servicing agreement entered into in connection with the private CMBS securitization that is expected to govern the servicing and administration of the U-Haul Portfolio whole loan may, at the direction of the related directing certificateholder or controlling class representative, take actions with respect to the U-Haul Portfolio mortgage loan that could adversely affect the holders of some or all of the classes of the offered certificates and (iii) the special servicer under the JPMBB 2015-C30 pooling and servicing agreement

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may, at the direction of the related directing certificateholder or controlling class representative, take actions with respect to the One Shell Square mortgage loan and the Brunswick Portfolio mortgage loan that could adversely affect the holders of some or all of the classes of the offered certificates.

The directing certificateholder under the JPMBB 2015-C31 pooling and servicing agreement will exercise its rights in accordance with the related pooling and servicing agreement and the related intercreditor agreement, pursuant to which the Civic Opera Building mortgage loan and the related companion loan are serviced. The directing certificateholder or controlling class representative under the trust and servicing agreement entered into in connection with the private CMBS securitization that is expected to govern the servicing and administration of the U-Haul Portfolio whole loan will exercise its rights in accordance with the related trust and servicing agreement and the related intercreditor agreement, pursuant to which the U-Haul Portfolio mortgage loan and the related companion loans are serviced. The directing certificateholder under the JPMBB 2015-C30 pooling and servicing agreement will exercise its rights in accordance with the related pooling and servicing agreement and the related intercreditor agreement, pursuant to which the One Shell Square mortgage loan and the Brunswick Portfolio mortgage loan and the related companion loans are serviced.

Each of these parties have interests in conflict with those of the certificateholders of the classes of the offered certificates in this transaction. As a result, it is possible that such parties may direct the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable, entered into in connection with the securitization of the related pari passu companion loans to take actions that conflict with the interests of certain classes of the offered certificates. However, such special servicer will not be permitted to take actions that are prohibited by law or violate the servicing standards or breach the terms of the related mortgage loan documents. In addition such special servicer may be removed without cause by the related directing certificateholder or controlling class representative as described in this free writing prospectus. See “Servicing of the Mortgage Loans—General”, “—The Directing Certificateholder”, “Transaction Parties—The Special Servicer” and “Description of the Mortgage Pool—The Whole Loans—The Civic Opera Building Whole Loan”, “—The U-Haul Portfolio Whole Loan”, “—The One Shell Square Whole Loan” and “—The Brunswick Portfolio Whole Loan” in this free writing prospectus.

Furthermore, there will be no senior trust advisor under the private CMBS securitization that governs the servicing and administration of the U-Haul Portfolio whole loan.  The special servicer of the U-Haul Portfolio whole loan and the directing certificateholder under such private CMBS securitization are expected to be the same party. If the U-Haul Portfolio whole loan were to become specially serviced, then after the occurrence and continuance of a control event under such securitization, or after the occurrence of a consultation termination event under such securitization, no party would be engaged to review the special servicer’s performance under such securitization or to determine if the special servicer is acting in accordance with the servicing standard under such securitization, respectively.  A conflict of interest affecting the duties of the special servicer of the U-Haul Portfolio whole loan under the private CMBS securitization could adversely affect the holders of some or all of the classes of the offered certificates.

The Sponsors, the Depositor and the Trust Are Subject to Bankruptcy or Insolvency Laws That May Affect the Trust Fund’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of a sponsor or the depositor, it is possible the trust’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur.

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation for securitizations sponsored by insured depository institutions (12 C.F.R. § 360.6); however, the safe harbor is non-exclusive.

In the case of each sponsor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the applicable mortgage loans by such sponsor to the depositor would generally be respected in the event of

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a bankruptcy or insolvency of such sponsor. Nevertheless, we cannot assure you that the Federal Deposit Insurance Corporation, a bankruptcy trustee, if applicable, or another interested party would not attempt to assert that such transfer was not a sale. Even if a challenge were not successful, it is possible that payments on the offered certificates would be delayed while a court resolves the claim.

In addition, since the trust is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the trust is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act provides for an orderly liquidation authority under which the Federal Deposit Insurance Corporation can be appointed as receiver of certain U.S. non-bank financial companies and their direct or indirect subsidiaries in certain cases if it is determined that their failure would have adverse effects on U.S. financial stability. We make no representation as to whether this would or could apply to any of the sponsors. In January 2011, the acting general counsel of the Federal Deposit Insurance Corporation issued a letter in which he expressed his view that, under then-existing regulations, the Federal Deposit Insurance Corporation, as receiver under the orderly liquidation authority, would not, in the exercise of its orderly liquidation authority repudiation powers, recover as property of a financial company assets transferred by the financial company; provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the bankruptcy code. The letter further noted that, while the Federal Deposit Insurance Corporation staff may be considering recommending further regulations under orderly liquidation authority, the acting general counsel would recommend that such regulations incorporate a 90 day transition period for any provisions affecting the Federal Deposit Insurance Corporation’s statutory power to disaffirm or repudiate contracts. If, however, the Federal Deposit Insurance Corporation were to adopt a different approach than that described in the acting general counsel’s letter, delays or reductions in payments on the offered certificates would occur.

Barclays, a loan seller, is subject to the provisions of the Insolvency Act 1986 (United Kingdom Act of Parliament, 1986 ch. 45) (the “Insolvency Act”) and the Banking Act 2009 (United Kingdom Act of Parliament, 2009 ch. 1) (the “Banking Act”). Under the terms of the Insolvency Act, certain transactions by an English-registered company, such as Barclays, may be challenged by an insolvency officer appointed to that company on its insolvency. Under the Banking Act, the Secretary of State, Prudential Regulation Authority, or Bank of England can apply to the court for implementation of an insolvency regime specifically for certain deposit-taking institutions. One aspect of this regime is that an insolvency officer will conduct the relevant insolvency process in such a manner as to promote protection of retail deposits held by such an institution (in combination with the United Kingdom Financial Services Compensation Scheme). Further, under the Banking Act, the UK Treasury, the Prudential Regulation Authority and/or the Bank of England may also, in the circumstances set out in the Banking Act, make an order for the transfer of any property, assets or liabilities of a UK authorized deposit taker either to a company owned by the Bank of England or to any private sector purchaser. Orders under the Banking Act may also modify the way in which rights of third parties can be exercised. These powers exist within a broader range of powers designed to ensure the stability of the UK banking sector and exercise of such may have an impact on the rights of third parties relative to Barclays. An opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of Barclays’ interest in the mortgage loan by Barclays will constitute a true sale of such assets. Nevertheless, we cannot assure you that an interested party would not attempt to assert that such transfer was not a sale nor challenge the transaction under UK insolvency rules, nor that the transfer could not be affected by an order under the Banking Act. Even if a challenge were not successful, or if an order under the Banking Act itself was successfully challenged, resolution of such a matter could cause significant delay which may impact on payments under the certificates.

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If Barclays were acting through its New York branch, and were to become the subject of an insolvency proceeding under the laws of the United Kingdom and a proceeding were initiated under Chapter 15 of the Bankruptcy Code or the New York Superintendent of Financial Services were to take possession of the New York branch, it is possible that the New York Superintendent of Financial Services, a creditor or trustee in bankruptcy of Barclays may argue that the sale of its interest in the mortgage loan by Barclays was a pledge of the receivables rather than a sale. The New York Superintendent of Financial Services, a creditor, a bankruptcy trustee or another interested party could still attempt to assert that the transfer of Barclays’ interest in the mortgage loan was not a sale. If such party’s challenge is successful, payments on the certificates would be reduced or delayed. Even if the challenge is not successful, payments on the certificates could be delayed while a court resolves the claim.

Risks Relating to the Exchangeable Certificates and Class EC Certificates

The characteristics of the Class EC certificates will reflect, in the aggregate, the characteristics of the exchangeable certificates that make up the components of such class. As a result, the Class EC certificates will be subject to the same risks as each exchangeable certificate described in this free writing prospectus. Investors are encouraged to also consider a number of factors that will limit a certificateholder’s ability to exchange and convert exchangeable certificates for Class EC certificates and vice versa:

•	At the time of a proposed exchange and conversion, a certificateholder must own exchangeable certificates in the requisite exchange proportion to make the desired exchange and conversion.

•	A certificateholder that does not own each class of the exchangeable certificates in the requisite exchange proportion may be unable to obtain the necessary exchangeable certificates because the holders of the needed certificates may be unwilling or unable to sell them or because the necessary certificates have been placed into other financial structures.

•	Principal distributions will decrease the amounts available for exchange and conversion over time and once any class of exchangeable certificates has been reduced to zero as a result of such class being paid all interest and principal on such class in full or through the allocation of collateral support deficits, conversions will no longer be permissible.

•	Certificates may only be held in authorized denominations.

Risks Relating to Prepayments and Repurchases

The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties or document defects.

In addition, it is important to note that previously issued commercial mortgage-backed securities (including, potentially, certain commercial mortgage-backed securities sponsored by JPMorgan Chase Bank, National Association, Barclays Bank PLC, Starwood Mortgage Funding II LLC, MC-Five Mile Commercial Mortgage Finance LLC, Redwood Commercial Mortgage Corporation, RAIT Funding, LLC or affiliates of any of those parties) have recently experienced greater losses than expected, and in certain circumstances significantly greater losses, as a result of defaults and liquidations of the mortgage loans that comprise those commercial mortgage-backed securities. We cannot assure you that the losses actually incurred with respect to the mortgage loans that back the offered certificates will not similarly exceed any assumed or expected losses. See “Yield and Maturity Considerations” in this free writing prospectus.

The yield on each of the classes of certificates that have a pass-through rate equal to, limited by, or based on, the weighted average mortgage rate could (or in the case of any class of certificates with a

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pass-through rate equal to, or based on, the weighted average mortgage rate, would) be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates. The pass-through rates on these classes of certificates may also be adversely affected as a result of a decrease in the weighted average of the net mortgage rates on the mortgage loans even if principal prepayments do not occur. See “Yield and Maturity Considerations” in this free writing prospectus.

The Class X-A and Class X-B certificates will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the Class X-A certificates is based upon the outstanding aggregate certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates (determined without giving effect to any exchange and conversion of any Class A-S certificates for Class EC certificates) and the notional amount of the Class X-B certificates is based upon the outstanding certificate balance of the Class B certificates (determined without giving effect to any exchange and conversion of any Class B certificates for Class EC certificates), the yield to maturity on the Class X-A and Class X-B certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related classes of certificates. In particular, the Class X-A certificates (and to a lesser extent, the Class X-B certificates) will be sensitive to prepayments on the mortgage loans because the prepayments will have the effect of reducing the notional amount of the Class X-A certificates first. A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A certificates and then the Class X-B certificates. Investors in the Class X-A and Class X-B certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments.

In addition, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates were outstanding.

The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.

Any changes in the weighted average lives of your certificates may adversely affect your yield. Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the trust fund ultimately affect the average life of the offered certificates will depend on the terms of the offered certificates, more particularly:

•	A class of offered certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

•	A class of offered certificates that entitles the holders of the offered certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

See “Yield and Maturity Considerations” in this free writing prospectus.

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Although the mortgage loans generally have prepayment protection in the form of lockout periods and/or one or more of the following: (a) defeasance, (b) yield maintenance or (c) prepayment premium provisions, we cannot assure you that the related borrowers will refrain from prepaying their related mortgage loans due to the existence of yield maintenance charges or prepayment premiums or that involuntary prepayments will not occur.

There are nineteen (19) mortgage loans identified as “Hilton Suites Chicago Magnificent Mile”, “Civic Opera Building”, “First National Building”, “One Shell Square”, “Waterstone Apartments”, “Hilton Atlanta Perimeter”, “Brunswick Portfolio”, “New Center One Building”, “North Miami Business Park”, “Town & Country Shopping Center”, “780 Dedham Street”, “Colony Village”, “Guardian Self Storage - Liberty Avenue”, “Brynn Marr Village”, “Best Western – Leesburg, VA”, “Comfort Inn – Staunton, VA”, “Bedford Square I & II”, “Chippewa Towne Centre”, and “Comfort Inn – Woodstock, VA” on Annex A-1 to this free writing prospectus, representing approximately 35.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, that permit prepayment together with the payment of a yield maintenance premium, generally following the end of a lockout period of at least twenty-three (23) due dates from and including the first payment date.

We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experiences of commercial mortgage loans. However, the rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

•	the terms of the related mortgage loans;

•	the length of any prepayment lockout period;

•	the level of prevailing interest rates;

•	the availability of mortgage credit;

•	any applicable yield maintenance charges and prepayment premiums;

•	the master servicer’s or special servicer’s ability to enforce those yield maintenance charges or prepayment premiums;

•	the failure to meet certain requirements for the release of escrows;

•	the occurrence of casualties or natural disasters; and

•	economic, demographic, tax, legal or other factors.

In addition, the rate at which voluntary prepayments occur may also be impacted by the existence of any purchase options related to a mortgaged property. The exercise of the purchase option could occur during what would otherwise be a lockout/defeasance period. The resulting prepayment is required to be accompanied by a yield maintenance charge. See “Yield and Maturity Considerations” in this free writing prospectus. Further, the rate at which voluntary prepayments occur may also be impacted by the ability of borrowers with respect to certain mortgage loans to affect a paydown of amounts owing under the related mortgage loan documents in connection with a release of a particular related mortgaged property or a portion of the related mortgaged property or by the application of earnout reserves to pay down a mortgage loan as a result of the related borrower’s failure to satisfy the conditions for a release of the reserves, in any event during periods in which prepayments on the mortgage loan were otherwise prohibited. See “Description of the Mortgage Pool—Mortgaged Property Considerations—Tenant Issues” and “—Certain Terms and Conditions of the Mortgage Loans—Releases of Individual Mortgaged Properties” in this free writing prospectus for additional information relating to prepayment provisions on certain mortgage loans in the trust.

We cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable. See “—Risks Relating to Prepayments and Repurchases” in this free writing prospectus. Provisions requiring yield maintenance charges or prepayment premiums may not be enforceable in some jurisdictions and under federal bankruptcy law. Those provisions also may be

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interpreted as constituting the collection of interest for usury purposes. Also, we cannot assure you that liquidation proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium. Generally, no yield maintenance charge or prepayment premium will be required for prepayments in connection with a casualty or condemnation. In addition, certain of the mortgage loans permit the related borrower, after a partial casualty or partial condemnation or a change in applicable laws that would allow a lender to accelerate the related mortgage loan pursuant to the related mortgage loan documents, to prepay the remaining principal balance of the mortgage loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the mortgage loan), which may in certain cases not be accompanied by any prepayment consideration; provided that the prepayment of the remaining balance is made within a specified period of time following the date of the application of proceeds or award and/or no event of default has occurred and is continuing under the mortgage loan. See “Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge or prepayment premium. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

Certain shortfalls in interest as a result of involuntary prepayments may reduce the available distribution amount. In addition, if a mortgage loan seller repurchases any mortgage loan from the trust due to breaches of representations or warranties or document defects, the repurchase price paid with respect to such mortgage loan will be passed through to the holders of the offered certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or prepayment premium will be payable. Mezzanine lenders may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance payments or prepayment charges. In addition, certain of the mortgage loans are secured by mortgaged properties that have franchisors, tenants or other parties that have an option to purchase the mortgaged property. See “—Certain Additional Risks Relating to Tenants” above. A repurchase or the exercise of such a purchase option may adversely affect the yield to maturity on the offered certificates.

Certain of the mortgage loans are secured in part by letters of credit and/or cash reserves that in each such case:

                  (i)   will be released to the related borrower, in whole or in part, upon satisfaction by that borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

                 (ii)   if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay or defease the related mortgage loan if such performance related conditions are not satisfied within specified time periods.

In addition, with respect to certain of the mortgage loans, if the borrower does not satisfy the performance conditions and does not qualify for the release of the related cash reserve, the reserve, less, in some cases, a yield maintenance charge or prepayment premium (which, in some cases, may be paid out of the related additional collateral), may be applied to reduce the principal balance of the mortgage loan and the remaining unpaid balance of the mortgage loan may be re-amortized over the remaining amortization term. If such amount is used to prepay or defease the mortgage loan as described in paragraph (ii) above, there is no obligation on the part of the related borrower to replenish such cash reserves.

Optional Early Termination of the Trust Fund May Result in an Adverse Impact on Your Yield or May Result in a Loss

The certificates will be subject to optional early termination by means of the purchase of the mortgage loans and any REO properties in the trust fund. We cannot assure you that the proceeds from a sale of

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the mortgage loans and/or REO properties will be sufficient to distribute the outstanding certificate balance plus accrued interest and any undistributed shortfalls in interest accrued on the certificates that are subject to the termination. Accordingly, the holders of offered certificates affected by such a termination may suffer an adverse impact on the overall yield on their certificates, may experience repayment of their investment at an unpredictable and inopportune time or may even incur a loss on their investment. See “Description of the Certificates—Termination; Retirement of Certificates” in this free writing prospectus.

The Mortgage Loan Sellers May Not Be Able To Make a Required Repurchase or Substitution of a Defective Mortgage Loan

The related mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by it to us. However, Starwood Mortgage Capital LLC, Redwood Trust, Inc. and RAIT Financial Trust will guarantee the performance of Starwood Mortgage Funding II LLC’s, Redwood Commercial Mortgage Corporation’s and RAIT Funding, LLC’s obligations, respectively, to repurchase or replace defective mortgage loans. Neither we nor any of our affiliates (except, in certain circumstances, for JPMorgan Chase Bank, National Association solely in its capacity as a mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a material breach of a mortgage loan seller’s representations and warranties or any material document defects, if the applicable mortgage loan seller defaults on its obligation to do so. We cannot assure you that the loan sellers or, notwithstanding the existence of any guarantee, the related guarantor, will effect or cause, as applicable, such a repurchase or substitution. If any mortgage loan seller fails to fulfill such obligation, you could experience cash flow disruptions or losses on your certificates. In addition, the mortgage loan sellers (or Starwood Mortgage Capital LLC, Redwood Trust Inc. or RAIT Financial Trust, as applicable, as guarantor of the repurchase and substitution obligations of Starwood Mortgage Funding II LLC, Redwood Commercial Mortgage Corporation and RAIT Funding, LLC, respectively) may have various legal defenses available to them in connection with a repurchase or substitution obligation. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Starwood Mortgage Funding II LLC”, “Redwood Commercial Mortgage Corporation” and “—RAIT Funding, LLC” in this free writing prospectus. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the trust fund to fail to qualify as one or more REMICs or cause the trust fund to incur a tax. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Pool—Representations and Warranties; Repurchases and Substitutions” in this free writing prospectus.

Realization on Certain Mortgage Loans May Be Adversely Affected by the Rights of the Holder of the Related Mezzanine Lender

Mezzanine lenders commonly hold a defaulted mortgage loan purchase option pursuant to the related intercreditor agreement, which generally permits the mezzanine lender to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses and fees, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event that such party is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the special servicer under the terms of the pooling and servicing agreement, then the exercise of such party’s rights under the intercreditor agreement to purchase the related mortgage loan from the trust may result in a loss to the trust in the amount of those fees and additional expenses. Furthermore, a mezzanine lender generally has the right to cure defaults under the related defaulted mortgage loan, thereby delaying the mortgagee’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

Limited Obligations

The certificates, when issued, will represent beneficial interests in the trust fund. The certificates will not represent an interest in, or obligation of, the sponsors, the mortgage loan sellers, the depositor, the master servicer, the special servicer, the certificate administrator, the trustee or any other person. The

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primary assets of the trust fund will be the notes evidencing the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in this free writing prospectus. Payments on the offered certificates are expected to be derived from payments made by the borrowers on or in respect of the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the holders of the offered certificates are entitled. See “Description of the Certificates—General” in this free writing prospectus.

Changes to Accounting Standards and Regulatory Restrictions Could Have an Adverse Impact on the Certificates

None of the issuing entity, the depositor, the sponsors or the underwriters make any representation or warranty regarding any accounting implications related to the offered certificates. The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any other future changes, may impact the accounting for entities such as the trust and could require the trust to be consolidated in an investor’s financial statements. Each investor in the offered certificates should consult its accounting advisor to determine the impact these accounting changes might have as a result of an investment in the offered certificates.

Tax Consequences Related to Foreclosure

If the trust were to acquire a mortgaged property subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer would be required to retain an independent contractor to operate and manage such mortgaged property. Among other things, the independent contractor would not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless such construction was more than 10% completed when the default on the related mortgage loan became imminent. Any (i) net income from such operation and management (other than qualifying “rents from real property”), (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is noncustomary in the area and for the type of property involved, and (iii) rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to that personal property exceeds 15% of the total rent at the related mortgaged property for the taxable year, will subject the related REMIC to federal (and possibly state or local) tax on such income at the highest marginal corporate tax rate (currently 35%), thereby reducing net proceeds available for distribution to certificateholders. No determination has been made whether any portion of the income from the mortgaged property constitutes “rents from real property”. The pooling and servicing agreement provides that the special servicer will be permitted to cause the REMICs to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than another method of operating, e.g., net leasing the mortgaged property. See “Material Federal Income Tax Consequences” in this free writing prospectus. In addition, if the trust were to acquire any mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

State and Local Tax Considerations

In addition to the federal income tax consequences described under the heading “Material Federal Income Tax Consequences” in this free writing prospectus, potential purchasers should consider the state and local income tax consequences of the acquisition, ownership and disposition of the certificates. State and local income tax laws may differ substantially from the corresponding federal tax laws, and this free writing prospectus does not purport to describe any aspects of the income tax laws of the states or localities in which the mortgaged properties are located or of any other applicable state or locality.

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It is possible that one or more jurisdictions may attempt to tax nonresident holders of certificates solely by reason of the location in that jurisdiction of the depositor, the certificate administrator, the trustee, the related borrower or the mortgaged properties or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of certificates. We cannot assure you that holders of certificates will not be subject to tax in any particular state or local taxing jurisdiction.

If any tax or penalty is successfully asserted by any state or local taxing jurisdiction, none of the depositor, the related borrower, the certificate administrator, the trustee, the master servicer or the special servicer will be obligated to indemnify or otherwise to reimburse the holders of certificates therefor.

Potential purchasers should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the certificates.

Ratings of the Certificates

The ratings assigned to the offered certificates by Moody’s Investors Service, Inc., Fitch Ratings, Inc., DBRS, Inc. and Kroll Bond Rating Agency, Inc. are based, among other things, on the economic characteristics of the mortgaged properties and other relevant structural features of the transaction. A security rating does not represent any assessment of the yield to maturity that a certificateholder may experience. The ratings assigned to the offered certificates reflect only the views of the respective rating agencies as of the date such ratings were issued. Future events could have an adverse impact on such ratings. The ratings may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information. The ratings do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of the offered certificates will be prepaid.

Furthermore, the amount, type and nature of credit support, if any, provided with respect to the offered certificates are determined on the basis of criteria established by each rating agency. These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of the mortgage loans in the trust. As evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued commercial mortgage-backed securities during the recent credit crisis by the hired rating agencies and other nationally recognized statistical rating organizations, the assumptions by the rating agencies engaged by the depositor and other nationally recognized statistical rating organizations regarding the performance of the mortgage loans related to such commercial mortgage-backed securities were not, in all cases, correct.

We are not obligated to maintain any particular rating with respect to any class of the offered certificates, and the ratings initially assigned to the offered certificates by any or all of the rating agencies engaged by the depositor to rate the offered certificates could change adversely as a result of changes affecting, among other things, the underlying mortgage loans, the mortgaged properties, the sponsors, the certificate administrator, the trustee, the senior trust advisor, the master servicer or the special servicer, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the offered certificates. Although these changes would not necessarily be or result from an event of default on any underlying mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates. Changes affecting the mortgaged properties, the trustee, the certificate administrator, the master servicer, the special servicer or another person may have an adverse effect on the ratings of the offered certificates, and thus on the liquidity, market value and regulatory characteristics of the offered certificates, although such adverse changes would not necessarily be an event of default under any related mortgage loan. See “Ratings” in this free writing prospectus.

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Further, a rating of any class of offered certificates below an investment grade rating by any of the rating agencies engaged by the depositor or another nationally recognized statistical rating organization, whether initially or as a result of a ratings downgrade, could adversely affect the ability of a benefit plan or other investor to purchase or retain that class. See “Certain ERISA Considerations” and “Legal Investment” in this free writing prospectus.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the rating agencies engaged by the depositor, the depositor has no obligation or ability to ensure that any rating agency performs ratings surveillance. In addition, a rating agency may cease ratings surveillance if the information furnished to that rating agency is insufficient to allow it to perform surveillance.

The depositor has requested a rating on the offered certificates from Moody’s Investors Service, Inc., Fitch Ratings, Inc., DBRS, Inc. and Kroll Bond Rating Agency, Inc. We cannot assure you as to whether such rating agencies will rate each class of offered certificates or, if they were to rate only certain class of offered certificates, what rating would be assigned to the other classes of offered certificates. Additionally, we cannot assure you as to whether another nationally recognized statistical rating organization will rate any class of the offered certificates or, if it were to rate any class of offered certificates, what rating would be assigned by it. Additionally, other nationally recognized statistical rating organizations that we have not engaged to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of the offered certificates and any of Moody’s Investors Service, Inc., Fitch Ratings, Inc., DBRS, Inc. and Kroll Bond Rating Agency, Inc. may issue unsolicited credit ratings on one or more classes of offered certificates that it ultimately did not rate, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from the ratings assigned by the rating agencies engaged by the depositor. The issuance of an unsolicited rating of a class of the offered certificates that is lower than the ratings assigned by the rating agencies engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to DBRS, Inc., Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc., Moody’s Investors Service, Inc. and Morningstar Credit Ratings, LLC. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected four of them to rate the offered certificates (although Moody’s Investors Service, Inc., Fitch Ratings, Inc., DBRS, Inc. and Kroll Bond Rating Agency, Inc. may not ultimately issue ratings on all the offered certificates), and did not select the other nationally recognized statistical rating organization due, in part, to their initial subordination levels for the various classes of the offered certificates. Had the depositor selected the other nationally recognized statistical rating organization to rate the offered certificates, we cannot assure you as to the ratings that it would ultimately have assigned to the offered certificates. In addition, had the depositor engaged each of Moody’s Investors Service, Inc., Fitch Ratings, Inc., DBRS, Inc. and Kroll Bond Rating Agency, Inc. to rate all classes of the offered certificates, the ratings of those classes of the offered certificates that were not ultimately rated by one or more of those rating agencies may have been different, and potentially lower, than the ratings ultimately assigned to the offered certificates. In the case of Moody’s Investors Service, Inc. and Fitch Ratings, Inc., the depositor only requested ratings for certain classes of rated certificates, due in part to the final subordination levels provided by Moody’s Investors Service, Inc. or Fitch Ratings, Inc., as applicable, for such classes of certificates. If the depositor had selected either Moody’s Investors Service, Inc. or Fitch Ratings, Inc. to rate those other classes of rated certificates not rated by it, its ratings of those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by DBRS, Inc. and Kroll Bond Rating Agency, Inc. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. The decision not to engage Moody’s Investors Service, Inc. and Fitch Ratings, Inc. in the rating of certain classes of offered certificates to be issued in connection with this transaction, may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. In addition, neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of the offered certificates after the date of

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this free writing prospectus. In no event will rating agency confirmations from any such other nationally recognized statistical rating organization (except insofar as the matter involves a mortgage loan with a split loan structure and such other rating organization is hired to rate securities backed by the related companion loan) be a condition to any action, or the exercise of any right, power or privilege by any person or entity under the pooling and servicing agreement.

Certain actions provided for in the mortgage loan agreements require, as a condition to taking such action, that a rating agency confirmation be obtained from each of the rating agencies engaged by the depositor. In certain circumstances, this condition may be deemed to have been met or waived without any such rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings on the certificates as a result of the taking of such action. If you invest in the certificates, the terms of the pooling and servicing agreement will be binding on you, and as a result, you should be aware of the procedures relating to no downgrade confirmations described under the definition of “Rating Agency Confirmation” in “Servicing of the Mortgage Loans—Rating Agency Confirmations” in this free writing prospectus.

Furthermore, the United States Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the offered certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the offered certificates, and that determination may have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. See “Ratings” in this free writing prospectus.

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Description of the Mortgage Pool

General

The trust will consist primarily of a pool of eighty-nine (89) fixed rate commercial mortgage loans with an aggregate principal balance of approximately $1,148,162,649 as of the Cut-off Date (the “Initial Pool Balance”).

On or about October 29, 2015 (the “Closing Date”), J.P. Morgan Chase Commercial Mortgage Securities Corp., as depositor, will acquire the mortgage loans from JPMorgan Chase Bank, National Association (“JPMCB”), Barclays Bank PLC (“Barclays”), Starwood Mortgage Funding II LLC (“SMF II”), MC-Five Mile Commercial Mortgage Finance LLC (“MC-Five Mile”), Redwood Commercial Mortgage Corporation (“RCMC”) and RAIT Funding, LLC (“RAIT”), pursuant to a separate mortgage loan purchase agreement with each mortgage loan seller (each, a “Purchase Agreement”). We will then assign our interests in the mortgage loans, without recourse, to Wilmington Trust, National Association, as trustee for the benefit of the holders of the certificates (each, a “Certificateholder”).

The “Cut-off Date” with respect to each mortgage loan is the related due date in October 2015, or with respect to any mortgage loan that has its first due date in November 2015, the date that would have otherwise been the related due date in October 2015. All percentages of the mortgage loans and Mortgaged Properties, or of any specified group of mortgage loans and Mortgaged Properties, referred to in this free writing prospectus without further description are approximate percentages by Cut-off Date Balances and/or allocated loan amounts.

The “Cut-off Date Balance” of any mortgage loan will be the unpaid principal balance of that mortgage loan as of the Cut-off Date for such mortgage loan after application of all payments due on or before that date, whether or not received.

The mortgage loans were originated in the period between March 6, 2015 and September 22, 2015 and were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the mortgage loan sellers and their respective affiliates, or originated or co-originated by or with others and/or acquired by the mortgage loan sellers specifically for a securitization of this type, in either case, taking into account, among other factors, rating agency criteria and anticipated feedback from investors in the most subordinate certificates, property type and geographic location. Forty-one (41) mortgage loans, representing approximately 42.5% of the Initial Pool Balance, will not have made any scheduled debt service payments as of the related Cut-off Date.

As of the Cut-off Date, none of the mortgage loans will be 30 days or more delinquent and none of the mortgage loans have been 30 days or more delinquent since origination. A mortgage loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

The mortgage loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity. You should consider all of the mortgage loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related mortgage loan.

As used in this free writing prospectus, the term “mortgage loan” refers to the mortgage loans that are assets of the trust, which will be either (i) a whole mortgage loan, (ii) in the case of any of the Civic Opera Building Whole Loan, the First National Building Whole Loan, the One Shell Square Whole Loan, the Eastmont Town Center Whole Loan, the Hyatt Place Texas Portfolio Whole Loan, the Brunswick Portfolio Whole Loan and the New Center One Building Whole Loan (each as described below), only the related mortgage loan but not any related Pari Passu Companion Loan or (iii) in the case of the U-Haul Portfolio Whole Loan (as described below), only the related mortgage loan but not the related Pari Passu Companion Loans or the related Subordinate Companion Loan. See “Description of Top Ten Mortgage Loans and Additional Mortgage Loan Information” in Annex A-3 to this free writing prospectus for additional descriptions of these mortgage loans.

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Lenders typically look to the “debt yield” and/or “debt service coverage ratio” or “DSCR”, each of which is based on the property’s net operating income, and the “Loan-to-Value Ratio” or “LTV Ratio” as important factors in evaluating the risk of default on that loan and the likelihood of recovery of the principal balance of the loan in the event of a default and liquidation. See “Description of the Trust Funds—Mortgage Loans—Default and Loss Considerations with Respect to the Mortgage Loans” in the prospectus for a description of debt service coverage ratios, net operating income, LTV Ratios and debt yield, the manner in which these terms are calculated and important considerations related to their use.

Mortgage Pool Characteristics

General

For a discussion of the presentation of statistical information on the mortgage loans and Mortgaged Properties described in this free writing prospectus and the related Annexes, see “—Additional Mortgage Loan Information”. Calculations of debt service coverage ratios, LTV Ratios and debt yields will differ, and may differ significantly, depending on the assumptions and inputs used. The information presented in this free writing prospectus reflects assumptions and inputs provided by the mortgage loan sellers in connection with the origination of the mortgage loans. For purposes of the mortgage loan and pool composition data and other information contained in this free writing prospectus (including any tables, charts and information set forth on Annexes A-1, A-2 and A-3) with respect to each of the mortgage loans that is part of a Whole Loan, we generally present the loan-to-value ratio, debt service coverage ratio, debt yield and cut-off date balance per net rentable square foot, pad, room or unit, as applicable, in this free writing prospectus in a manner that takes account of that mortgage loan and its related Pari Passu Companion Loan, but not the related Subordinate Companion Loan. Other than as specifically noted, the loan-to-value ratio, the debt service coverage ratio, debt yield and mortgage loan rate information for each mortgage loan is presented in this free writing prospectus without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related mortgage loan without combination with the other indebtedness. See “Risk Factors—Commercial Lending Is Dependent Upon Net Operating Income” and “—Limitations of Appraisals” in this free writing prospectus.

The tables set forth in this free writing prospectus present certain anticipated characteristics of the mortgage loans as of the Cut-off Date (unless otherwise indicated). The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in these tables are calculated as described below under “—Additional Mortgage Loan Information” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date. The principal balance of each mortgage loan as of the Cut-off Date assumes the timely receipt of principal scheduled to be paid on or before the Cut-off Date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the Cut-off Date. Whenever percentages and other information in this free writing prospectus are presented on the Mortgaged Property level rather than the mortgage loan level, the information for mortgage loans secured by more than one Mortgaged Property (or within a group of cross-collateralized mortgage loans) is based on allocated loan amounts as stated in Annex A-1 to this free writing prospectus.

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General Mortgage Loan Characteristics
(As of the Cut-off Date unless otherwise indicated)

All Mortgage Loans
Initial Pool Balance(1)	$1,148,162,649
Number of mortgage loans	89
Number of Mortgaged Properties	273
Range of Cut-off Date Balances	$665,000 to $77,260,000
Number of crossed loan pools	4
Crossed loan pools as a percentage	0.9%
Average Cut-off Date Balance	$12,900,704
Range of Mortgage Rates	4.19530% to 5.19700%
Weighted average Mortgage Rate	4.68955%
Range of original terms to maturity(2)	60 months to 240 months
Weighted average original term to maturity(2)	110 months
Range of remaining terms to maturity(2)	54 months to 239 months
Weighted average remaining term to maturity(2)	109 months
Range of original amortization term(3)(4)	240 months to 360 months
Weighted average original amortization term(3)(4)	351 months
Range of remaining amortization terms(3)(4)	236 months to 360 months
Weighted average remaining amortization term(3)(4)	350 months
Range of Loan-to-Value Ratios(5)(6)	34.6% to 75.0%
Weighted average Loan-to-Value Ratio(5)(6)	67.3%
Range of Loan-to-Value Ratios as of the maturity date(2)(5)(6)	0.0% to 68.7%
Weighted average Loan-to-Value Ratio as of the maturity date(2)(5)(6)	56.8%
Range of UW NCF DSCR(6)(7)	1.23x to 2.40x
Weighted average UW NCF DSCR(6)(7)	1.52x
Percentage of Initial Pool Balance consisting of:
Balloon	49.4%
Interest Only-Balloon	43.5%
Fully Amortizing	4.3%
ARD-Balloon	2.5%
Interest Only	0.3%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	In the case of one (1) mortgage loan with an Anticipated Repayment Date, identified as “Eastmont Town Center” on Annex A-1 to this free writing prospectus, representing approximately 2.5% of the Initial Pool Balance, calculated as of the Anticipated Repayment Date.

(3)	Excludes one (1) mortgage loan identified as “Chippewa Towne Centre” on Annex A-1 to this free writing prospectus, representing approximately 0.3% of the Initial Pool Balance, that is interest only for the entire term.

(4)	In the case of one (1) mortgage loan identified as “U-Haul Portfolio” on Annex A-1 to this free writing prospectus, representing approximately 4.3% of the Initial Pool Balance, the loan will amortize based on the assumed principal payment schedule set forth on Annex F to this free writing prospectus.

(5)	In the case of eight (8) Mortgaged Properties identified as “Hilton Suites Chicago Magnificent Mile”, “Civic Opera Building”, “One Shell Square”, “Hilton Atlanta Perimeter”, “Hyatt Place Texas Portfolio” and “Langhorne Shopping Center” on Annex A-1 to this free writing prospectus, securing six (6) mortgage loans representing approximately 22.5% of the Initial Pool Balance by allocated loan amount, the Loan-to-Value Ratio was calculated based upon a hypothetical valuation other than an “as-is” value. In addition, with respect to one hundred and five (105) Mortgaged Properties, securing one (1) mortgage loan identified as “U-Haul Portfolio” on Annex A-1 to this free writing prospectus, representing approximately 4.3% of the Initial Pool Balance, the Loan-to-Value Ratio was calculated based on the portfolio value rather than the aggregate individual appraised values, which includes a premium for the value of selling the portfolio in its entirety. The remaining mortgage loans were calculated using “as-is” values as described under “—Additional Mortgage Loan Information” in this free writing prospectus. For further information,

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see Annex A-1 to this free writing prospectus. See also “Risk Factors—Limitations of Appraisals”, “Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMorgan Chase Bank, National Association—Exceptions to JPMCB’s Disclosed Underwriting Guidelines”, and “Description of the Mortgage Pool—Assessments of Property Value and Condition—Appraisals” in this free writing prospectus.

(6)	In the case of eight (8) mortgage loans identified as “Cedar Pointe Apartments”, “South View (Avalon) Apartments”, “Forest View Apartments”, “Royal Palms Apartments”, “Beverly Terrace Apartments”, “Iron Mountain Apartments”, “Highland Springs Apartments” and “Highland Meadows (43/44) Apartments” on Annex A-1 to this free writing prospectus, representing approximately 0.9% of the Initial Pool Balance, the mortgage loans are comprised of four (4) groups of cross-collateralized and cross-defaulted loans with each other, and the Loan-to-Value Ratios and DSCRs are presented on an aggregate basis. For each mortgage loan with a related Pari Passu Companion Loan, the calculation of the Loan-to-Value Ratios and debt service coverage ratios includes the principal balance and debt service payment of the related Pari Passu Companion Loan(s), but excludes the related Subordinate Companion Loan. With respect to one (1) mortgage loan identified as “U-Haul Portfolio” on Annex A-1 to this free writing prospectus, representing approximately 4.3% of the Initial Pool Balance, the calculation of the Loan-to-Value Ratios and DSCRs is determined without regard to the related Subordinate Companion Loan, and the related Loan-to-Value Ratio as of the Cut-off Date and UW NCF DSCR calculated including the related Subordinate Companion Loan are 58.8% and 1.38x, respectively.

(7)	For each partial interest only loan, the UW NCF DSCR was calculated based on the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced. For all interest only loans, the UW NCF DSCR was calculated based on the sum of the first 12 interest payments following the Cut-off Date. With respect to one hundred and seventy-two (172) Mortgaged Properties identified as “Hilton Suites Chicago Magnificent Mile”, “U-Haul Portfolio”, “One Shell Square”, “The Park at Veneto”, “Brunswick Portfolio”, “New Center One Building”, “The Park at Murano”, “780 Dedham Street”, “One Park Centre”, “Colony Village” and “Brynn Marr Village” on Annex A-1 to this free writing prospectus, securing eleven (11) mortgage loans, representing approximately 23.0% of the Initial Pool Balance, certain assumptions and/or adjustments were made to the UW NCF and/or UW NCF DSCRs reflected in the table above. For specific discussions on those particular assumptions and adjustments, see “—Net Cash Flow and Certain Underwriting Considerations”, “—Mortgaged Property Considerations—Tenant Issues—Occupancy and Tenant Concentrations” and “—Additional Mortgage Loan Information” in this free writing prospectus. See also Annex A-1 and Annex A-3 to this free writing prospectus.

Fee & Leasehold Estates; Ground Leases

Each mortgage loan, including any Whole Loan, is evidenced by one or more promissory notes (each, a “Mortgage Note”) and secured by one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”). In all cases, the Mortgages create a first mortgage lien:

(1)     on a fee simple estate in one or more commercial properties;

(2)     on a leasehold estate in one or more commercial properties; and/or

(3)     on a combination of fee simple estates and leasehold estates in one or more commercial properties (each of the fee simple estates and/or leasehold estates described in clauses (1), (2) and/or this clause (3), a “Mortgaged Property”).

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Underlying Estate Distribution(1)

Underlying Estate	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee	169	$1,082,389,075	94.3%
Fee/Leasehold	100	47,447,969	4.1
Leasehold	4	18,325,605	1.6
Total:	273	$1,148,162,649	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not mortgage loans, the information for mortgage loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with mortgage loans secured by fee simple estates. See “Risk Factors—Mortgage Loans

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Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss” in this free writing prospectus and “Risk Factors—Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss”, “Certain Legal Aspects of Mortgage Loans—Foreclosure” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws” in the prospectus.

With regard to ground leases, see representation number 36 on Annex D-1 to this free writing prospectus and the exceptions to that representation on Annex D-2 to this free writing prospectus. See also “Description of Top Ten Mortgage Loans and Additional Mortgage Loan Information” in Annex A-3 to this free writing prospectus for an additional description of the ground leases related to four (4) Mortgaged Properties identified as “Walnut Multifamily Portfolio – Forbes Terrace”, “Walnut Multifamily Portfolio – Walnut on Wightman”, “Market Square at Montrose” and “CVS Portfolio – CVS Pharmacy-Cortland” on Annex A-1 to this free writing prospectus, securing or partially securing three (3) mortgage loans representing approximately 1.6% of the Initial Pool Balance by allocated loan amount.

Mortgage Loan Concentrations

Top Ten Mortgage Loans

The following table shows certain information regarding the ten largest mortgage loans by Cut-off Date Balance:

Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Loan per SF/Room	UW NCF DSCR(1)	Cut-off Date LTV Ratio(1)	Property Type
Hilton Suites Chicago Magnificent Mile	$77,260,000	6.7%	$223,942	1.54x	68.7%	Hotel
Civic Opera Building	$75,000,000	6.5%	$179	1.29x	74.5%	Office
Palmer House Retail Shops	$62,000,000	5.4%	$461	1.27x	67.0%	Mixed Use
Gateway Business Park	$55,931,143	4.9%	$109	1.30x	74.5%	Office
U-Haul Portfolio	$49,666,409	4.3%	$59	1.86x	34.6%	Self Storage
Frandor Shopping Center	$40,393,787	3.5%	$89	1.65x	70.9%	Retail
First National Building	$40,000,000	3.5%	$83	1.78x	66.0%	Office
The Outlet Shoppes at Gettysburg	$38,450,000	3.3%	$154	1.60x	59.3%	Retail
One Shell Square	$36,100,000	3.1%	$102	1.78x	69.8%	Office
Park Place I & II Portfolio	$30,375,000	2.6%	$143	1.63x	71.6%	Office

Top 3 Total/Weighted Average	$214,260,000	18.7%		1.37x	70.2%
Top 5 Total/Weighted Average	$319,857,553	27.9%		1.44x	65.4%
Top 10 Total/Weighted Average	$505,176,339	44.0%		1.53x	66.1%

(1)	In the case of each of the mortgage loans that is part of a Whole Loan, each of which has a related Pari Passu Companion Loan that is not part of the trust, the Loan per SF/Room, UW NCF DSCR and Cut-off Date LTV Ratio for each such mortgage loan is calculated based on the principal balance, debt service payment and Underwritten Net Cash Flow for the mortgage loan included in the trust and any related Pari Passu Companion Loan in the aggregate but not the principal balance and debt service payment of the related Subordinate Companion Loan. See “—Assessments of Property Value and Condition” in this free writing prospectus for additional information.

For more information regarding the ten largest mortgage loans and/or loan concentrations and related Mortgaged Properties, see the individual mortgage loan and portfolio descriptions under “Description of Top Ten Mortgage Loans and Additional Mortgage Loan Information” in Annex A-3 to this free writing prospectus. Other than with respect to the top ten mortgage loans identified in the table above, each of the other mortgage loans represents no more than 2.6% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to Mortgage Loan Concentrations and Borrower-Sponsor Concentrations” in this free writing prospectus.

Cross-Collateralized Mortgage Loans; Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

The pool of mortgage loans will include seventeen (17) mortgage loans, set forth in the table below entitled “Cross-Collateralized/Multi-Property Mortgage Loans”, representing approximately 16.1% of the

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Initial Pool Balance, which are each secured by two or more properties. In some cases, however, the amount of the mortgage lien encumbering a particular property may be less than the full amount of indebtedness under the mortgage loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular Mortgaged Property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other Mortgaged Properties securing the same mortgage loan or group of cross-collateralized mortgage loans. See “Risk Factors—The Volatile Economy and Credit Crisis May Increase Loan Defaults and Affect the Value and Liquidity of Your Investment” in this free writing prospectus.

The table below shows each individual mortgage loan that is secured by two or more Mortgaged Properties and each group of cross-collateralized mortgage loans:

Cross-Collateralized/Multi-Property Mortgage Loans

Mortgage Loan/Property Portfolio Names	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
U-Haul Portfolio	$ 49,666,409	4.3%
Park Place I & II Portfolio	30,375,000	2.6
Hyatt Place Texas Portfolio	25,000,000	2.2
Brunswick Portfolio	19,901,032	1.7
Chow Triple Net Retail Portfolio I	14,779,977	1.3
Walnut Multifamily Portfolio	13,750,000	1.2
Simply Self Storage Portfolio	12,500,000	1.1
CVS Portfolio	4,189,854	0.4
Behringer Tractor Supply Portfolio	4,000,000	0.3
Cedar Pointe Apartments(1)	2,390,000	0.2
Highland Springs Apartments(4)	1,440,000	0.1
Forest View Apartments(2)	1,390,000	0.1
Royal Palms Apartments(2)	1,315,000	0.1
Beverly Terrace Apartments(3)	1,315,000	0.1
Iron Mountain Apartments(3)	1,075,000	0.1
South View (Avalon) Apartments(1)	865,000	0.1
Highland Meadows (43/44) Apartments(4)	665,000	0.1
Total:	$ 184,617,272	16.1%

(1)	The Cedar Pointe Apartments and the South View (Avalon) Apartments mortgage loans are cross-collateralized and cross-defaulted and are presented in the table above on an aggregate basis.

(2)	The Forest View Apartments and the Royal Palms Apartments mortgage loans are cross-collateralized and cross-defaulted and are presented in the table above on an aggregate basis.

(3	The Beverly Terrace Apartments and the Iron Mountain Apartments mortgage loans are cross-collateralized and cross-defaulted and are presented in the table above on an aggregate basis.

(4)	The Highland Springs Apartments and the Highland Meadows (43/44) Apartments mortgage loans are cross-collateralized and cross-defaulted and are presented in the table above on an aggregate basis.

In some cases, an individual Mortgaged Property may be comprised of two or more parcels that may not be contiguous or may be owned by separate borrowers.

Seven (7) groups of mortgage loans, set forth in the table below entitled “Related Borrower Loans (Other Than Cross-Collateralized Groups)”, representing approximately 20.2% of the Initial Pool Balance, are not cross-collateralized but have borrower sponsors related to each other, but no group of mortgage loans having borrower sponsors that are related to each other represents more than approximately 9.4% of the Initial Pool Balance. The following table shows each group of mortgage loans having borrowers that are related to each other. See “Risk Factors—Risks Relating to Mortgage Loan Concentrations and

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Borrower-Sponsor Concentrations” in this free writing prospectus in addition to Annex A-1 to this free writing prospectus.

Related Borrower Loans (Other Than Cross-Collateralized Groups)

Mortgage Loan	Aggregate Cut-off Date Principal Balance	Approx. % of Initial Pool Balance

Group 1:
Hilton Suites Chicago Magnificent Mile	$77,260,000	6.7%
Hilton Atlanta Perimeter	30,170,000	2.6
Total for Group 1:	$107,430,000	9.4%
Group 2:
The Park at Veneto	$20,200,000	1.8%
The Park at Murano	15,800,000	1.4
Total for Group 2:	$36,000,000	3.1%

Group 3:
Shadow Hills Apartments	$9,675,000	0.8%
Diamond Pointe Apartments (6th/Deodar)	3,500,000	0.3
Rose Pointe Apartments (Euclid/Budd)	3,470,000	0.3
Rose Terrace Apartments (Parthenia)	2,625,000	0.2
Camellia Apartments	2,125,000	0.2
Glen Terrace Apartments	2,050,000	0.2
Twin Palms	2,000,000	0.2
Summer Wind Apartments	1,535,000	0.1
Beverly Terrace Apartments	1,315,000	0.1
Iron Mountain Apartments	1,075,000	0.1
Total for Group 3:	$29,370,000	2.6%

Group 4:
Summer View Apartments	$6,450,000	0.6%
Suncrest Apartments	3,200,000	0.3
Cedar Pointe Apartments	2,390,000	0.2
Highland Meadows (Meridian) Apartments	1,825,000	0.2
South View (Carondelet) Apartments	1,775,000	0.2
South View (Main) Apartments	1,640,000	0.1
Highland Springs Apartments	1,440,000	0.1
Forest View Apartments	1,390,000	0.1
Royal Palms Apartments	1,315,000	0.1
South View (Avalon) Apartments	865,000	0.1
Highland Meadows (43/44) Apartments	665,000	0.1
Total for Group 4:	$22,955,000	2.0%

Group 5:
University Studios	$6,975,000	0.6%
Condor Garden Apartments	5,550,000	0.5
Evergreen Village Apartments	4,050,000	0.4
Total for Group 5:	$16,575,000	1.4%

Group 6:
Best Western – Leesburg, VA	$5,481,698	0.5%
Comfort Inn – Staunton, VA	4,983,378	0.4
Comfort Inn – Woodstock, VA	3,089,555	0.3
Total for Group 6:	$13,554,632	1.2%

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Mortgage Loan	Aggregate Cut-off Date Principal Balance	Approx. % of Initial Pool Balance

Group 7:
Colony Village	$6,500,000	0.6%
Brynn Marr Village	6,180,000	0.5
Total for Group 7:	$12,680,000	1.1%

Mortgage loans with related borrowers are identified under “Related Borrower” on Annex A-1 to this free writing prospectus. See “Risk Factors—Risks Relating to Mortgage Loan Concentrations and Borrower-Sponsor Concentrations” in this free writing prospectus in addition to Annex A-1 and the footnotes related thereto.

Tenancies-in-Common

Three (3) Mortgaged Properties identified as “Freeway Crossing” and “CVS Portfolio” on Annex A-1 to this free writing prospectus, securing two (2) mortgage loans representing 1.0% of the Initial Pool Balance, have one or more borrowers that own all or a portion of the related Mortgaged Property as tenants-in-common, and the respective tenants-in-common have agreed to a waiver of their rights of partition. See “Risk Factors—Tenancies-in-Common May Hinder Recovery” in this free writing prospectus.

Property Type Concentrations

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Office	13	$328,442,214	28.6%
Retail	94	249,182,234	21.7
Multifamily	36	202,494,623	17.6
Hotel	11	171,064,250	14.9
Mixed Use	4	77,286,715	6.7
Self Storage	110	77,158,248	6.7
Industrial	3	30,305,778	2.6
Manufactured Housing	2	12,228,587	1.1
Total:	273	$1,148,162,649	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not mortgage loans, the information for mortgage loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1 to this free writing prospectus.

With respect to the office properties set forth in the above chart and mixed use, retail and self-storage properties that include office tenants, we note in particular the following:

•	Eight (8) Mortgaged Properties identified as “Gateway Business Park”, “Eastmont Town Center”, “New Center One Building”, “Robinson Plaza”, “Big Curve Shopping Center”, “One Park Centre”, “Bedford Square I & II” and “Pine Tree Square” on Annex A-1 to this free writing prospectus, securing eight (8) mortgage loans representing approximately 12.8% of the Initial Pool Balance, have one or more tenants operating medical, veterinary hospital and/or dental offices among the five (5) largest tenants (by net rentable area leased) at the related Mortgaged Property. Medical and dental offices and facilities pose unique risks. See “Risk Factors—Office Properties Have

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Special Risks” in this free writing prospectus. In addition, one (1) Mortgaged Property identified as “Big Curve Shopping Center” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 1.0% of the Initial Pool Balance, have a retail bank or credit union branch among the five (5) largest tenants (by net rentable area leased) at the Mortgaged Property. Bank branches or specialty use properties that are outfitted with vaults, teller counters and other equipment and installations require significant capital expenditures in connection with the conversion to any alternative use. The ability to lease this space to entities other than financial institutions may be difficult due to the added costs and time of retrofitting the property. See “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this free writing prospectus.

•	With respect to one (1) Mortgaged Property identified as “One Shell Square” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 3.1% of the Initial Pool Balance, affiliates of the borrower and sponsor currently (and in the future may) own properties within a five mile radius which compete with the Mortgaged Property. The mortgage loan documents restrict the borrower and its sponsor from offering below-market inducements to any tenants at the Mortgaged Property and require that the borrower offer market-rate incentives to maintain existing tenants. The mortgage loan documents also restrict the borrower from relocating any tenants at the Mortgaged Property to any other property without the prior consent of the lender, unless such tenant(s) elects to relocate in its discretion upon expiration of the lease term.

See “Risk Factors—Office Properties Have Special Risks” and “Risk Factors—Mixed Use Facilities Have Special Risks” in this free writing prospectus.

With respect to the multifamily properties set forth in the above chart, we note in particular the following:

•	With respect to one (1) Mortgaged Property identified as “Waterstone Apartments” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 2.6% of the Initial Pool Balance, there are two newly constructed properties totaling 780 units located within five miles of the Mortgaged Property that are expected to compete directly with the Mortgaged Property.

•	With respect to two (2) Mortgaged Property identified as “Hawthorne Townhomes” and “University Studios” on Annex A-1 to this free writing prospectus, securing two (2) mortgage loan representing approximately 1.3% of the Initial Pool Balance, a significant concentration of the tenants at the related Mortgaged Properties are students.

•	With respect one (1) Mortgaged Property identified as “Mustang Crossing Apartments” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 0.9% of the Initial Pool Balance, the Mortgaged Property is subject to a Land Use Restrictive Agreement (“LURA”), which requires a minimum of 35 units be leased to residents that qualify as “lower income families” (annual income not in excess of 80% of area household median) and a minimum of 20 units be leased to residents that qualify as “very low income families” (annual income not in excess of 50% of area household median). The LURA has a 40 year term and expires in 2034.

See “Risk Factors—Multifamily Properties Have Special Risks” and “—Potential Conflicts of Interest” in this free writing prospectus.

With respect to the retail, office and mixed use properties with retail components set forth in the above chart, we note in particular the following:

•	Sixteen (16) of the Mortgaged Properties identified as “Frandor Shopping Center”, “The Outlet Shoppes at Gettysburg”, “Langhorne Shopping Center”, “Town & Country Shopping Center”, “Premiere Place”, “Emerson Pointe”, “Big Curve Shopping Center”, “Falcon Gateway”,

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“Southwest Plaza”, “Mattoon Market Place”, “Freeway Crossing”, “Market Square at Montrose”, “Heritage Shopping Center”, “Chippewa Towne Centre”, “Frankford Square” and “Pine Tree Square” on Annex A-1 to this free writing prospectus, securing sixteen (16) mortgage loans representing approximately 17.5% of the Initial Pool Balance by allocated loan amount, are each considered by the applicable borrower sponsor to have an “anchor tenant” or “shadow anchor tenant” which tenants occupy space at the related property, but may or may not occupy space that is collateral for the related mortgage loan.

•	Seven (7) of the Mortgaged Properties identified as “Emerson Pointe”, “Big Curve Shopping Center”, “Falcon Gateway”, “Mattoon Market Place”, “Heritage Shopping Center”, “International Design Center” and “Chippewa Towne Centre” on Annex A-1 to this free writing prospectus, securing seven (7) mortgage loans representing approximately 4.9% of the Initial Pool Balance, have one or more restaurants among the five (5) largest tenants (by net rentable area leased) at the Mortgaged Property.

•	One (1) Mortgaged Property identified as “The Outlet Shoppes at Gettysburg” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 3.3% of the Initial Pool Balance, has a movie theater among the five (5) largest tenants (by net rentable area leased) at the Mortgaged Property. Properties with a theater tenant are exposed to unique risks. Aspects of building site design and adaptability may affect the value of a theater and make it difficult to easily convert to another use. See “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this free writing prospectus.

•	Three (3) of the Mortgaged Properties identified as “Emerson Pointe”, “Southwest Plaza” and “Mattoon Market Place” on Annex A-1 to this free writing prospectus, securing three (3) mortgage loans representing approximately 2.6% of the Initial Pool Balance by allocated loan amount, each have a fitness center as part of their respective retail mix. Aspects of building site design and adaptability may affect the value of a fitness center and make it difficult to convert to another use. See “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this free writing prospectus.

•	Fifty-eight (58) of the Mortgaged Properties identified as “Brunswick Portfolio” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 1.7% of the Initial Pool Balance, are bowling alleys. See “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this free writing prospectus.

With respect to the hotel properties set forth in the above chart, we note in particular the following:

•	With respect to two (2) Mortgaged Properties identified as “Hilton Suites Chicago Magnificent Mile” and “Hilton Atlanta Perimeter”, securing two (2) mortgage loans representing approximately 9.4% of the Initial Pool Balance, there are newly constructed and/or proposed hotels totaling approximately 1,371 and 374 rooms, respectively, located within five miles of the Mortgaged Properties that are expected to directly or indirectly compete with the Mortgaged Properties. In addition, with respect to one (1) Mortgaged Property identified as “Residence Inn - Clifton Park” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 1.5% of the Initial Pool Balance, there is a newly constructed hotel property totaling 130 rooms located within five miles of the Mortgaged Property that is expected to compete directly with the Mortgaged Property. In addition, the sponsor of the borrower has started construction on a hotel property located in Clifton Park that may also compete directly with the Mortgaged Property.

•	Eleven (11) Mortgaged Properties identified as “Hilton Suites Chicago Magnificent Mile”, “Hilton Atlanta Perimeter”, “Hyatt Place Texas Portfolio”, “Residence Inn - Clifton Park”, “Best Western – Leesburg, VA”, “Comfort Inn – Staunton, VA”, “La Quinta Inn & Suites – Angleton, TX”, “Comfort Inn – Woodstock, VA” and “Red Roof Inn & Suites – Savannah GA” on Annex A-1 to this free writing prospectus, securing nine (9) mortgage loans representing approximately 14.9% of the

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Initial Pool Balance, are affiliated with a franchise, licensing or hotel management company through a franchise, membership or management agreement. See “Risk Factors—Risks Relating to Affiliation with a Franchise or Hotel Management Company” in this free writing prospectus.

See “Risk Factors—Hotel Properties Have Special Risks” and “—Risks Relating to Affiliation with a Franchise or Hotel Management Company” in this free writing prospectus.

Geographic Concentrations

The Mortgaged Properties are located in forty (40) states and one (1) province in Canada. The following table lists the states that have concentrations of Mortgaged Properties of 5% or more of the Initial Pool Balance:

Geographic Distribution(1)

Geographic Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Illinois	20	$ 246,726,231	21.5%
Pennsylvania	21	142,716,068	12.4
Michigan	9	102,179,390	8.9
Texas	22	101,845,531	8.9
California	40	97,965,242	8.5
Florida	12	84,529,671	7.4
New Jersey	5	57,138,117	5.0
Total:	129	$ 833,100,250	72.6%

(1)	Because this table presents information relating to Mortgaged Properties and not mortgage loans, the information for mortgage loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1 to this free writing prospectus.

The remaining Mortgaged Properties are located throughout thirty-three (33) other states and one (1) province in Canada, with no more than 3.9% of the Initial Pool Balance by allocated loan amount secured by Mortgaged Properties located in any such jurisdiction.

Repayments by borrowers and the market value of the related Mortgaged Properties could be affected by economic conditions generally or specific to geographic areas or the regions of the United States, particularly where Mortgaged Properties are concentrated in distinct geographic areas. In this regard, we note that the Mortgaged Properties included in the trust include the following:

•	Thirty-one (31) Mortgaged Properties identified as “Gateway Business Park”, “U-Haul Portfolio – Lafayette”, “U-Haul Portfolio – Spring”, “U-Haul Portfolio – Fort Pierce”, “U-Haul Portfolio – Tropicana Field”, “U-Haul Portfolio – Hammond Sq”, “U-Haul Portfolio – Jefferson Davis Hwy”, “U-Haul Portfolio – Veterans Memorial”, “U-Haul Portfolio – Mesa Rd”, “U-Haul Portfolio – Pensacola-Bellview”, “One Shell Square”, “Waterstone Apartments”, “The Park at Veneto”, “North Miami Business Park”, “The Park at Murano”, “Oakland Hills”, “Premiere Place”, “Mustang Crossing Apartments”, “Acosta Headquarters”, “Eastlake RV Resort”, “Freeway Crossing”, “Colony Village”, “Brynn Marr Village”, “Best Buy Sanford, FL”, “Best Western – Leesburg, VA”, “Behringer Tractor Supply Portfolio”, “Bedford Square I & II”, “Comfort Inn – Woodstock, VA”, “Red Roof Inn & Suites – Savannah GA” and “Frankford Square” on Annex A-1 to this free writing prospectus, securing or partially securing twenty-two (22) mortgage loans representing approximately 24.8% of the Initial Pool Balance by allocated loan amount, are located in coastal areas in states or territories more susceptible to hurricanes.

•	Fifty-two (52) Mortgaged Properties identified as “U-Haul Portfolio – Inglewood”, “U-Haul Portfolio – South Central”, “U-Haul Portfolio – Summer Ave”, “U-Haul Portfolio – Milwaukie”, “U-Haul Portfolio – Gresham”, “U-Haul Portfolio – Midway”, “U-Haul Portfolio – Ontario”, “U-Haul Portfolio

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– Mather”, “U-Haul Portfolio – Idaho Falls”, “U-Haul Portfolio – Jonesboro”, “U-Haul Portfolio – Chula Vista”, “U-Haul Portfolio – Barstow”, “U-Haul Portfolio – North Hills”, “U-Haul Portfolio – Hwy 367”, “U-Haul Portfolio – Provo”, “U-Haul Portfolio – Bremerton”, “U-Haul Portfolio – Cape Girardeau”, “U-Haul Portfolio – N Watkins”, “Eastmont Town Center”, “Brunswick Portfolio – Cal Oaks Bowl”, “Brunswick Portfolio – Classic Lanes”, “Brunswick Portfolio – Premier Lanes”, “Brunswick Portfolio – Majestic Lanes”, “Brunswick Portfolio – BZ Upland”, “Brunswick Portfolio – Foothill Lanes”, “Brunswick Portfolio – Moreno Valley Bowl”, “Brunswick Portfolio – Vista Lanes”, “Chow Triple Net Retail Portfolio I – 7-Eleven - Sacramento, CA”, “Big Curve Shopping Center”, “Shadow Hills Apartments”, “Summer View Apartments”, “Heritage Shopping Center”, “Antelope Valley Partners”, “Diamond Pointe Apartments (6th/Deodar)”, “Rose Pointe Apartments (Euclid/Budd)”, “Cedar Pointe Apartments”, “South View (Avalon) Apartments”, “Suncrest Apartments”, “Forest View Apartments”, “Royal Palms Apartments”, “Rose Terrace Apartments (Parthenia)”, “Beverly Terrace Apartments”, “Iron Mountain Apartments”, “Camellia Apartments”, “Highland Springs Apartments”, “Highland Meadows (43/44) Apartments”, “Glen Terrace Apartments”, “Twin Palms”, “Highland Meadows (Meridian) Apartments”, “South View (Carondelet) Apartments”, “South View (Main) Apartments” and “Summer Wind Apartments” on Annex A-1 to this free writing prospectus, partially securing twenty-eight (28) mortgage loans representing approximately 9.9% of the Initial Pool Balance by allocated loan amount, are located in an area that is considered a high earthquake risk (seismic zone 3 or 4). These areas include, without limitation, all or parts of the States of California, Arizona, Arkansas, Utah, Tennessee, Washington, Idaho, Missouri or Oregon. A seismic report was prepared with respect to the Mortgaged Properties, and based on those reports, no Mortgaged Property has a probable maximum loss in excess of 19%.

See “Risk Factors—Geographic Concentration Entails Risks” in this free writing prospectus.

Additional Debt

General. Substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property. Moreover, in general, any borrower that does not meet single purpose entity criteria may not be restricted from incurring unsecured debt.

The terms of certain mortgage loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the mortgage loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee. See “Risk Factors—Additional Debt or the Ability To Incur Other Borrowings Entails Risk” in this free writing prospectus.

Loan Combinations. The mortgage loans secured by the Mortgaged Properties identified on Annex A-1 to this free writing prospectus as “Civic Opera Building”, “U-Haul Portfolio”, “First National Building”, “One Shell Square”, “Eastmont Town Center”, “Hyatt Place Texas Portfolio”, “Brunswick Portfolio” and “New Center One Building” are each part of a Whole Loan, evidenced by one or more pari passu mortgage notes (and, in the case of the U-Haul Portfolio whole loan, one additional subordinate companion loan) and, together with the related Pari Passu Companion Loan(s), secured by a single mortgage and a single assignment of leases and rents or by the same set of mortgages and assignments of leases and rents in the case of any Whole Loan secured by multiple Mortgaged Properties.

One (1) mortgage loan identified as “Civic Opera Building” on Annex A-1 to this free writing prospectus (the “Civic Opera Building Mortgage Loan”), representing approximately 6.5% of the Initial Pool Balance, has a pari passu companion loan that is not included in the trust, and which is referred to in this free writing prospectus as the “Civic Opera Building Pari Passu Companion Loan”. Together, the Civic Opera Building Mortgage Loan and the Civic Opera Building Pari Passu Companion Loan, are referred to in this free writing prospectus as the “Civic Opera Building Whole Loan”, and comprise the entire mortgage loan evidenced by those interests.

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One (1) mortgage loan identified as “U-Haul Portfolio” on Annex A-1 to this free writing prospectus (the “U-Haul Portfolio Mortgage Loan”), representing approximately 4.3% of the Initial Pool Balance, has two (2) companion loans that are not included in the trust (each such companion loan being pari passu with the U-Haul Portfolio Mortgage Loan and evidenced, in the aggregate, by three (3) pari passu notes, referred to in this free writing prospectus as a “U-Haul Portfolio Pari Passu Companion Loan“ and, collectively, the “U-Haul Portfolio Pari Passu Companion Loans”) and one (1) subordinate companion loan that is not included in the trust (such subordinate companion loan comprising two (2) pari passu notes and collectively, referred to in this free writing prospectus as the “U-Haul Portfolio Subordinate Companion Loan“ and, together with the U-Haul Portfolio Pari Passu Companion Loans, the “U-Haul Portfolio Companion Loans“). Together, the U-Haul Portfolio Mortgage Loan, the U-Haul Portfolio Pari Passu Companion Loans and the U-Haul Portfolio Subordinate Companion Loan, are referred to in this free writing prospectus as the “U-Haul Portfolio Whole Loan”, and comprise the entire mortgage loan evidenced by those interests.

One (1) mortgage loan identified as “First National Building” on Annex A-1 to this free writing prospectus (the “First National Building Mortgage Loan”), representing approximately 3.5% of the Initial Pool Balance, has a pari passu companion loan that is not included in the trust, and which is referred to in this free writing prospectus as the “First National Building Pari Passu Companion Loan”. Together, the First National Building Mortgage Loan and the First National Building Pari Passu Companion Loan, are referred to in this free writing prospectus as the “First National Building Whole Loan”, and comprise the entire mortgage loan evidenced by those interests.

One (1) mortgage loan identified as “One Shell Square” on Annex A-1 to this free writing prospectus (the “One Shell Square Mortgage Loan”), representing approximately 3.1% of the Initial Pool Balance, has a pari passu companion loan that is not included in the trust, and which is referred to in this free writing prospectus as the “One Shell Square Pari Passu Companion Loan”. Together, the One Shell Square Mortgage Loan and the One Shell Square Pari Passu Companion Loan, are referred to in this free writing prospectus as the “One Shell Square Whole Loan”, and comprise the entire mortgage loan evidenced by those interests.

One (1) mortgage loan identified as “Eastmont Town Center” on Annex A-1 to this free writing prospectus (the “Eastmont Town Center Mortgage Loan”), representing approximately 2.5% of the Initial Pool Balance, has a pari passu companion loan that is not included in the trust, and which is referred to in this free writing prospectus as the “Eastmont Town Center Pari Passu Companion Loan”. Together, the Eastmont Town Center Mortgage Loan and the Eastmont Town Center Pari Passu Companion Loan, are referred to in this free writing prospectus as the “Eastmont Town Center Whole Loan”, and comprise the entire mortgage loan evidenced by those interests.

One (1) mortgage loan identified as “Hyatt Place Texas Portfolio” on Annex A-1 to this free writing prospectus (the “Hyatt Place Texas Portfolio Mortgage Loan”), representing approximately 2.2% of the Initial Pool Balance, has a pari passu companion loan that is not included in the trust, and which is referred to in this free writing prospectus as the “Hyatt Place Texas Portfolio Pari Passu Companion Loan”. Together, the Hyatt Place Texas Portfolio Mortgage Loan and the Hyatt Place Texas Portfolio Pari Passu Companion Loan, are referred to in this free writing prospectus as the “Hyatt Place Texas Portfolio Whole Loan”, and comprise the entire mortgage loan evidenced by those interests.

One (1) mortgage loan identified as “Brunswick Portfolio” on Annex A-1 to this free writing prospectus (the “Brunswick Portfolio Mortgage Loan”), representing approximately 1.7% of the Initial Pool Balance, has two pari passu companion loans that are not included in the trust, and which are referred to in this free writing prospectus as the “Brunswick Portfolio Pari Passu Companion Loans”. Together, the Brunswick Portfolio Mortgage Loan and the Brunswick Portfolio Pari Passu Companion Loans, are referred to in this free writing prospectus as the “Brunswick Portfolio Whole Loan”, and comprise the entire mortgage loan evidenced by those interests.

One (1) mortgage loan identified as “New Center One Building” on Annex A-1 to this free writing prospectus (the “New Center One Building Mortgage Loan”), representing approximately 1.7% of the Initial Pool Balance, has a pari passu companion loan that is not included in the trust, and which is

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referred to in this free writing prospectus as the “New Center One Building Pari Passu Companion Loan”. Together, the New Center One Building Mortgage Loan and the New Center One Building Pari Passu Companion Loan, are referred to in this free writing prospectus as the “New Center One Building Whole Loan”, and comprise the entire mortgage loan evidenced by those interests.

The Civic Opera Building Pari Passu Companion Loan, the U-Haul Portfolio Pari Passu Companion Loans, the U-Haul Portfolio Subordinate Companion Loan, the First National Building Pari Passu Companion Loan, the One Shell Square Pari Passu Companion Loan, the Eastmont Town Center Pari Passu Companion Loan, the Hyatt Place Texas Portfolio Pari Passu Companion Loan, the Brunswick Portfolio Pari Passu Companion Loans and the New Center One Building Pari Passu Companion Loan are each sometimes referred to in this free writing prospectus, individually or collectively, as the context requires, as a “Companion Loan”. In addition, the Civic Opera Building Whole Loan, the U-Haul Portfolio Whole Loan, the First National Building Whole Loan, the One Shell Square Whole Loan, the Eastmont Town Center Whole Loan, the Hyatt Place Texas Portfolio Whole Loan, the Brunswick Portfolio Whole Loan and the New Center One Building Whole Loan are sometimes referred to in this free writing prospectus, individually or collectively, as the context requires, as a “Whole Loan”.

Each of the First National Building Whole Loan, the Eastmont Town Center Whole Loan, the Hyatt Place Texas Portfolio Whole Loan and the New Center One Building Whole Loan will be serviced by the master servicer and the special servicer pursuant to the Pooling and Servicing Agreement and the applicable intercreditor agreement.

The Civic Opera Building Whole Loan is being serviced pursuant to the pooling and servicing agreement (the “JPMBB 2015-C31 Pooling and Servicing Agreement”) entered into in connection with the issuance of the JPMBB Commercial Mortgage Securities Trust 2015-C31, Commercial Mortgage Pass-Through Certificates, Series 2015-C31 and the applicable intercreditor agreement by Midland Loan Services, a Division of PNC Bank, National Association, the master servicer under the JPMBB 2015-C31 Pooling and Servicing Agreement (in such capacity, the “JPMBB 2015-C31 Master Servicer”) and the special servicer under the JPMBB 2015-C31 Pooling and Servicing Agreement (in such capacity, the “JPMBB 2015-C31 Special Servicer”).

The U-Haul Portfolio Whole Loan is expected to be serviced pursuant to a trust and servicing agreement (the “U-Haul Portfolio Trust and Servicing Agreement“) entered into in connection with a private CMBS transaction and the applicable intercreditor agreement by Wells Fargo Bank, National Association, the master servicer under the private CMBS transaction (in such capacity, the “U-Haul Portfolio Master Servicer“) and the special servicer under the private CMBS transaction (in such capacity, the “U-Haul Portfolio Special Servicer“ and, together with the U-Haul Portfolio Master Servicer, the “U-Haul Portfolio Servicers”).

Each of the One Shell Square Whole Loan and the Brunswick Portfolio Whole Loan is being serviced pursuant to the pooling and servicing agreement (the “JPMBB 2015-C30 Pooling and Servicing Agreement”) entered into in connection with the issuance of the JPMBB Commercial Mortgage Securities Trust 2015-C30, Commercial Mortgage Pass-Through Certificates, Series 2015-C30 and the applicable intercreditor agreement by Wells Fargo Bank, National Association, the master servicer under the JPMBB 2015-C30 Pooling and Servicing Agreement (in such capacity, the “JPMBB 2015-C30 Master Servicer”) and Torchlight Loan Services, LLC, the special servicer under the JPMBB 2015-C30 Pooling and Servicing Agreement (in such capacity, the “JPMBB 2015-C30 Special Servicer”).

As used in this free writing prospectus, the following terms are used to refer to the different portions of each Whole Loan:

“Non-Serviced Mortgage Loan” means each of the Civic Opera Building Mortgage Loan, the U-Haul Portfolio Mortgage Loan, the One Shell Square Mortgage Loan and the Brunswick Portfolio Mortgage Loan.

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“Non-Serviced Pari Passu Companion Loan” means each of the Civic Opera Building Pari Passu Companion Loan, the U-Haul Portfolio Pari Passu Companion Loans, the One Shell Square Pari Passu Companion Loan and the Brunswick Portfolio Pari Passu Companion Loans.

“Non-Serviced Companion Loan” means each of the Civic Opera Building Pari Passu Companion Loan, the U-Haul Portfolio Pari Passu Companion Loans, the U-Haul Portfolio Subordinate Companion Loan, the One Shell Square Pari Passu Companion Loan and the Brunswick Portfolio Pari Passu Companion Loans.

“Non-Serviced Whole Loan” means each of the Civic Opera Building Whole Loan, U-Haul Portfolio Whole Loan, the One Shell Square Whole Loan and the Brunswick Portfolio Whole Loan.

“Non-Serviced PSA” means (i) with respect to the Civic Opera Building Whole Loan, the JPMBB 2015-C31 Pooling and Servicing Agreement, (ii) with respect to the U-Haul Portfolio Whole Loan, the U-Haul Portfolio Trust and Servicing Agreement and (iii) with respect to the One Shell Square Whole Loan and the Brunswick Portfolio Whole Loan, the JPMBB 2015-C30 Pooling and Servicing Agreement.

“Pari Passu Companion Loan” means each of the Civic Opera Building Pari Passu Companion Loan, the U-Haul Portfolio Pari Passu Companion Loans, the First National Building Pari Passu Companion Loan, the One Shell Square Pari Passu Companion Loan, the Eastmont Town Center Pari Passu Companion Loan, the Hyatt Place Texas Portfolio Pari Passu Companion Loan, the Brunswick Portfolio Pari Passu Companion Loans and the New Center One Building Pari Passu Companion Loan.

“Serviced Companion Loan” means each of the First National Building Pari Passu Companion Loan, the Eastmont Town Center Pari Passu Companion Loan, Hyatt Place Texas Portfolio Pari Passu Companion Loan and the New Center One Building Pari Passu Companion Loan.

“Serviced Mortgage Loan” means each of the First National Building Mortgage Loan, the Eastmont Town Center Mortgage Loan, the Hyatt Place Texas Portfolio Mortgage Loan and the New Center One Building Mortgage Loan.

“Serviced Pari Passu Companion Loan” means each of the First National Building Pari Passu Companion Loan, the Eastmont Town Center Pari Passu Companion Loan, the Hyatt Place Texas Portfolio Pari Passu Companion Loan and the New Center One Building Pari Passu Companion Loan.

“Serviced Pari Passu Whole Loan” means each of the First National Building Whole Loan, the Eastmont Town Center Whole Loan, the Hyatt Place Texas Portfolio Whole Loan and the New Center One Building Whole Loan.

“Serviced Whole Loan” means each of the First National Building Whole Loan, the Eastmont Town Center Whole Loan, the Hyatt Place Texas Portfolio Whole Loan and the New Center One Building Whole Loan.

“Subordinate Companion Loan” means the U-Haul Portfolio Subordinate Companion Loan.

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Information regarding each Whole Loan and its related Companion Loan as of the Cut-off Date is as set forth in the following table:

Loan Combination Summary

Loan No.	Whole Loan	Mortgage Loan Cut-off Date Balance(1)	Approx. % of Initial Pool Balance(1)	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan UW NCF DSCR(2)	Total Debt UW NCF DSCR(3)	Mortgage Loan Cut- off Date LTV Ratio(2)	Total Debt Cut-off Date LTV Ratio(3)
2	Civic Opera Building	$75,000,000	6.5%	$89,000,000	N/A	1.29x	1.29x	74.5%	74.5%
5	U-Haul Portfolio	$49,666,409	4.3%	$108,666,409	$111,000,000	1.86x	1.38x	34.6%	58.8%
7	First National Building	$40,000,000	3.5%	$30,000,000	N/A	1.78x	1.78x	66.0%	66.0%
9	One Shell Square	$36,100,000	3.1%	$90,000,000	N/A	1.78x	1.39x	69.8%	80.9%
13	Eastmont Town Center	$28,805,390	2.5%	$12,242,291	N/A	1.73x	1.73x	66.4%	66.4%
14	Hyatt Place Texas Portfolio	$25,000,000	2.2%	$13,500,000	N/A	1.66x	1.66x	67.5%	67.5%
16	Brunswick Portfolio	$19,901,032	1.7%	$99,505,158	N/A	1.47x	1.47x	57.9%	57.9%
17	New Center One Building	$18,976,139	1.7%	$18,976,139	N/A	1.60x	1.60x	67.5%	67.5%

(1)	Information is presented without regard to any related Pari Passu Companion Loan(s) or Subordinate Companion Loan.

(2)	For each mortgage loan with a related Pari Passu Companion Loan, the calculation of the Mortgage Loan UW NCF DSCR and Mortgage Loan Cut-off Date LTV Ratio includes the principal balance and debt service payment of any related Pari Passu Companion Loan(s), but not the related Subordinate Companion Loan.

(3)	For each Whole Loan with a related Subordinate Companion Loan, the calculation of the Total Debt UW NCF DSCR and Total Debt Cut-off Date LTV Ratio includes the principal balance and debt service payment of the related Pari Passu Companion Loan(s) and of the related Subordinate Companion Loan.

Mezzanine Debt. Although the mortgage loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgages generally permit, subject to certain limitations, the pledge of less than a controlling portion of the limited partnership or non-managing membership equity interests in a borrower. Certain mortgage loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio, and in some cases mezzanine debt is already in place. Also, certain of the mortgage loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt. To the extent that a direct or indirect equity owner in a mortgage borrower has previously incurred, or in the future incurs, mezzanine debt secured by its direct or indirect equity interests, the holders of such mezzanine loans may have (or, in the case of the existing mezzanine loans described below, do have) the right to cure certain defaults occurring on the related mortgage loan, consent rights over certain modifications, waivers and amendments of the related mortgage loan, and the right to purchase the related mortgage loan if certain defaults on the related mortgage loan occur. The purchase price generally required to be paid in connection with the purchase of a mortgage loan by a mezzanine lender is equal to the outstanding principal balance of the related mortgage loan, together with accrued and unpaid interest (other than default interest) on, and unpaid servicing expenses, liquidation fees (with respect to certain loans and in certain circumstances), protective advances and interest on Advances related to, such mortgage loan. However, with respect to permitted future mezzanine loans, that price may have different components. In addition, the holder of the mezzanine debt typically is able to foreclose upon the ownership interests in the related borrower subject to the terms of an intercreditor agreement, which typically require either confirmation from each Rating Agency that the transfer would not result in the downgrade, withdrawal or qualification of the then-current ratings assigned to any class of offered certificates, lender approval or that the holder of the ownership interests is the original mezzanine lender or an entity which at the time it acquires the mezzanine loan meets certain financial and other tests under the related intercreditor agreement. See “Risk Factors—Additional Debt or the Ability To Incur Other Borrowings Entails Risk” in this free writing prospectus.

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Existing Mezzanine Debt. As of the Cut-off Date, the mortgage loan sellers have informed us that they are aware of the following mezzanine indebtedness with respect to mortgage loans the mortgage loan sellers are selling to the depositor.

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Mezzanine Loan Cut-off Date Balance	Mortgage Loan UW NCF DSCR	Combined UW NCF DSCR(1)	Mortgage Loan Cut-off Date LTV Ratio	Combined Cut-off Date LTV Ratio(2)
9	One Shell Square	$36,100,000	3.1%	$20,000,000	1.78x	1.39x	69.8%	80.9%
33	Falcon Gateway	$10,586,978	0.9%	$1,399,501	1.31x	1.06x	74.0%	83.8%

(1)	The Combined UW NCF DSCR reflects the aggregate of all mortgage debt (regardless of lien priority) and mezzanine debt related to the Mortgaged Property.

(2)	The Combined Cut-off Date LTV Ratio reflects the aggregate of all mortgage debt (regardless of lien priority) and mezzanine debt related to the Mortgaged Property.

Certain risks relating to additional debt are described in “Risk Factors—Additional Debt or the Ability To Incur Other Borrowings Entails Risk” and “Certain Legal Aspects of the Mortgage Loans” in this free writing prospectus.

Future Mezzanine Debt. With respect to the mortgage loans listed in the following chart, the mortgage loan sellers have informed us that the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related loan documents, including, among other things, the combined maximum loan-to-value ratio and the combined minimum debt service coverage ratio, as listed in the following chart and determined in accordance with the related loan documents.

Mortgage Loan	Mortgage Loan Cut-off Date Balance	Combined Maximum LTV Ratio	Combined Minimum DSCR	Combined Minimum Debt Yield
Palmer House Retail Shops(1)	$62,000,000	63.7%	1.33x	N/A
Waterstone Apartments(2)	$30,240,000	72.0%	1.20x	N/A
Colony Village(3)	$6,500,000	75.0%	1.20x	N/A
Brynn Marr Village(3)	$6,180,000	75.0%	1.20x	N/A

(1)	For the mortgage loan secured by the Mortgaged Property identified as “Palmer House Retail Shops” on Annex A-1 to this free writing prospectus, future mezzanine debt is permitted provided that certain conditions are satisfied, which conditions include (but are not limited to) the following: (i) the combined loan-to-value ratio, as calculated in the loan documents, does not exceed 95.0% of the loan-to-value ratio on the origination date (approximately 63.7%, based on the Cut-off Date LTV Ratio) and (ii) the combined debt service coverage ratio, as calculated in the loan documents, is not less than 105.0% of the debt service coverage ratio on the origination date (approximately 1.33x, based on the UW NCF DSCR).

(2)	The calculation of the Combined Minimum DSCR under the loan documents is based on the 12-month period immediately preceding the funding of the mezzanine loan using the net operating income for the prior three months annualized.

(3)	For the mortgage loans secured by the Mortgaged Properties identified as “Colony Village” and “Brynn Marr Village” on Annex A-1 to this free writing prospectus, future mezzanine debt is permitted only in connection with a bona fide sale and assumption under the related loan documents.

The mortgage loans may also permit mezzanine debt in circumstances where, if the mezzanine lender were to take possession of the equity collateral, such transfer would not trigger any due-on-sale clause.

Generally, upon a default under a mezzanine loan, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such mezzanine debt. Although this transfer of equity may not trigger the due-on-sale clause under the related mortgage loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine debt to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related mortgage loan in a timely manner.

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Certain risks relating to additional debt are described in “Risk Factors—Additional Debt or the Ability To Incur Other Borrowings Entails Risk” and “Certain Legal Aspects of the Mortgage Loans” in this free writing prospectus.

Unsecured Debt. Substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property. Moreover, in general, any borrower that does not meet single purpose entity criteria may not be restricted from incurring unsecured debt.

With respect to two (2) Mortgaged Properties identified as “Hilton Suites Chicago Magnificent Mile” and “Hilton Atlanta Perimeter” on Annex A-1 to this free writing prospectus, securing two (2) mortgage loans representing approximately 9.4% of the Initial Pool Balance, the related franchisor provided “key money” financing in the original amounts of $3,000,000 and $1,000,000, respectively, for use by the borrowers in connection with the property improvement plans required by the franchise agreements. In each case, the “key money” financing is unsecured and there is no obligation to repay the indebtedness unless the franchise agreement is terminated prior to its expiration or the related borrower fails to complete the property improvement plan in accordance with the requirements of the related franchise agreement. To the extent the related borrower is required to repay the financing, it will be required to pay the unamortized portion of the remaining debt. In each case, the mortgage loan documents include a non-recourse carve-out to the related borrower and guarantor for any losses associated with this financing. We can provide no assurances that the related borrowers will complete the property improvement plans as required by the franchise agreement or whether the borrowers and guarantors have the financial ability to repay the “key money” financing in the event the franchise agreements are terminated.

With respect to one (1) Mortgaged Property identified as “First National Building” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 3.5% of the Initial Pool Balance, the loan documents allow for one or more additional loan(s) to the borrower that are unsecured and subordinate to the mortgage loan, subject to the satisfaction of certain conditions, including, without limitation, that (i) the lenders enter into a subordination and standstill agreement satisfactory to the mortgage lender in its sole discretion, (ii) amounts payable pursuant to such loan(s) are only permitted from excess cash flow from the Mortgaged Property after all required payments under the mortgage loan documents are made, and (iii) there is no maturity date for the subordinate loan(s). The loan documents provide that the aggregate amount of such unsecured loan(s), together with trade payables, may not exceed 4% of the original principal balance of the mortgage loan.

The Whole Loans

The Civic Opera Building Whole Loan

General. The Civic Opera Building Mortgage Loan, representing approximately 6.5% of the Initial Pool Balance, is part of a split loan structure comprised of two (2) mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The Civic Opera Building Mortgage Loan is evidenced by a promissory note with a Cut-off Date Balance of $75,000,000. The Civic Opera Building Pari Passu Companion Loan is evidenced by a promissory note with an aggregate outstanding principal balance as of the Cut-off Date of $89,000,000 that is not included in the trust. Only the Civic Opera Building Mortgage Loan is included in the trust. The Civic Opera Building Mortgage Loan and the Civic Opera Building Pari Passu Companion Loan are pari passu with each other in terms of priority and are collectively referred to in this free writing prospectus as the Civic Opera Building Whole Loan.

The holders (the “Civic Opera Building Noteholders”) of each promissory note comprising the Civic Opera Building Whole Loan have entered into a co-lender agreement (the “Civic Opera Building Intercreditor Agreement”) that sets forth the respective rights of each Civic Opera Building Noteholder. The Civic Opera Building Whole Loan will be serviced and administered pursuant to the terms of the JPMBB 2015-C31 Pooling and Servicing Agreement. The Civic Opera Building Intercreditor Agreement

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provides that expenses, losses and shortfalls relating to the Civic Opera Building Whole Loan will be allocated on a pro rata basis to the Civic Opera Building Noteholders.

The trust formed pursuant to the JPMBB 2015-C31 Pooling and Servicing Agreement (the “JPMBB 2015-C31 Trust”) is the holder of a Civic Opera Building Pari Passu Companion Loan and so long as no control event has occurred under the JPMBB 2015-C31 Pooling and Servicing Agreement, the JPMBB 2015-C31 directing certificateholder will have the right to direct, consult with and advise the JPMBB 2015-C31 Master Servicer and the JPMBB 2015-C31 Special Servicer with respect to the Civic Opera Building Whole Loan, but will be required to consult with the Directing Certificateholder of the Civic Opera Building Mortgage Loan (so long as no Control Event has occurred and is continuing under the Pooling and Servicing Agreement for this transaction) with respect to such advice, consent or action. In the event that the parties exercising the rights of the holder of the Civic Opera Building Pari Passu Companion Loan and the holder of the Civic Opera Building Mortgage Loan under the Civic Opera Building Intercreditor Agreement disagree, the decision of the party exercising the rights of the holder of the Civic Opera Building Pari Passu Companion Loan under the JPMBB 2015-C31 Pooling and Servicing Agreement will be binding.

Servicing. The Civic Opera Building Whole Loan (including the Civic Opera Building Mortgage Loan) and any related REO Property will be serviced and administered by the JPMBB 2015-C31 Master Servicer and, if necessary, the JPMBB 2015-C31 Special Servicer, according to the terms of the JPMBB 2015-C31 Pooling and Servicing Agreement and the servicing standard thereunder, which requires the JPMBB 2015-C31 Master Servicer and the JPMBB 2015-C31 Special Servicer to take into account the interests, as a collective whole, of both the Certificateholders and the holder of the Civic Opera Building Pari Passu Companion Loan.

Amounts payable to the trust as holder of the Civic Opera Building Mortgage Loan pursuant to the related Civic Opera Building Intercreditor Agreement will be included in the Available Distribution Amount for the related Distribution Date to the extent described in this free writing prospectus, and amounts payable to the holder of the Civic Opera Building Pari Passu Companion Loan will be distributed to such holder net of certain fees and expenses on the Civic Opera Building Pari Passu Companion Loan as set forth in the Civic Opera Building Intercreditor Agreement and will not be available for distributions on the Offered Certificates.

Application of Payments. The Civic Opera Building Intercreditor Agreement sets forth the respective rights of the holder of the Civic Opera Building Mortgage Loan and the holder of the Civic Opera Building Pari Passu Companion Loan with respect to distributions of funds received in respect of the Civic Opera Building Whole Loan, and provides, in general, that:

•	the Civic Opera Building Mortgage Loan and the Civic Opera Building Pari Passu Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

•	all payments, proceeds and other recoveries on or in respect of the Civic Opera Building Whole Loan or the related Mortgaged Property will be applied to the Civic Opera Building Mortgage Loan and the Civic Opera Building Pari Passu Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment of amounts for required reserves or escrows required by the related mortgage loan documents and payment and reimbursement rights of the JPMBB 2015-C31 Master Servicer, the JPMBB 2015-C31 Special Servicer, the related senior trust advisor, the related certificate administrator, the related depositor and the related trustee) in accordance with the terms of the Civic Opera Building Intercreditor Agreement and the JPMBB 2015-C31 Pooling and Servicing Agreement; and

•	costs, fees, expenses, losses and shortfalls relating to the Civic Opera Building Whole Loan will be allocated, on a pro rata and pari passu basis, to the Civic Opera Building Mortgage Loan and the Civic Opera Building Pari Passu Companion Loan in accordance with the terms of the Civic

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Opera Building Intercreditor Agreement and the JPMBB 2015-C31 Pooling and Servicing Agreement.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Civic Opera Building Mortgage Loan pursuant to the terms of the Pooling and Servicing Agreement, then that P&I Advance, together with interest on that P&I Advance, may only be reimbursed out of future payments and collections on the Civic Opera Building Mortgage Loan or, as and to the extent described under “Description of the Certificates—Advances” in this free writing prospectus, on other mortgage loans in this securitization, but not out of payments or other collections on the Civic Opera Building Pari Passu Companion Loan or any loans included in any securitization trust related to the Civic Opera Building Pari Passu Companion Loan.

Certain costs and expenses (such as a pro rata share of any servicing advance with respect to the Civic Opera Building Whole Loan made pursuant to the JPMBB 2015-C31 Pooling and Servicing Agreement) allocable to the Civic Opera Building Mortgage Loan in accordance with the JPMBB 2015-C31 Pooling and Servicing Agreement and the Civic Opera Building Intercreditor Agreement may be paid or reimbursed out of payments and other collections on the mortgage pool. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to holders of the certificates.

Consultation and Control. The controlling noteholder under the Civic Opera Building Intercreditor Agreement will be the JPMBB 2015-C31 Trust as holder of a Civic Opera Building Pari Passu Companion Loan under the JPMBB 2015-C31 Pooling and Servicing Agreement; provided that, prior to the occurrence and continuance of a control event under the JPMBB 2015-C31 Pooling and Servicing Agreement, the controlling class certificateholder (or the directing certificateholder on its behalf) under the JPMBB 2015-C31 Pooling and Servicing Agreement (the “JPMBB 2015-C31 Directing Certificateholder”) will be entitled to exercise the rights of the controlling noteholder with respect to the Civic Opera Building Whole Loan. The JPMBB 2015-C31 Directing Certificateholder will be entitled to exercise rights substantially similar to the rights of the trust, in its capacity as the controlling noteholder under the Civic Opera Building Intercreditor Agreement, as described in this free writing prospectus under “Servicing of the Mortgage Loans—The Directing Certificateholder” with respect to the Civic Opera Building Whole Loan, and the implementation of any recommended actions outlined in an asset status report with respect to the Civic Opera Building Whole Loan will require the JPMBB 2015-C31 Special Servicer to consult with and/or obtain the approval of the JPMBB 2015-C31 Directing Certificateholder in a manner substantially similar to that described herein under “Servicing of the Mortgage Loans—General”. Pursuant to the terms of the JPMBB 2015-C31 Pooling and Servicing Agreement, the JPMBB 2015-C31 Directing Certificateholder and the related senior trust advisor will each have the same consent and/or consultation rights with respect to the Civic Opera Building Whole Loan as each does, and for so long as each does, with respect to the other mortgage loans included in that trust.

In addition, pursuant to the terms of the Civic Opera Building Intercreditor Agreement, the holder of the Civic Opera Building Mortgage Loan (or its representative, which will be the Controlling Class Certificateholder or any other party assigned the rights to exercise the rights of the holder of the Civic Opera Building Mortgage Loan, as and to the extent provided in the Pooling and Servicing Agreement) will (i) have the right to receive copies of all notices, information and reports that the JPMBB 2015-C31 Master Servicer or the JPMBB 2015-C31 Special Servicer, as applicable, is required to provide to the JPMBB 2015-C31 Directing Certificateholder (within the same time frame, such notices, information and reports are or would have been required to be provided to the JPMBB 2015-C31 Directing Certificateholder under the JPMBB 2015-C31 Pooling and Servicing Agreement without regard to the occurrence of any control event or consultation termination event under the JPMBB 2015-C31 Pooling and Servicing Agreement) with respect to any major decisions to be taken with respect to the Civic Opera Building Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Civic Opera Building Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis to the extent the holder of the Civic Opera Building Mortgage Loan (or its representative) requests consultation with respect to certain major decisions to be taken with respect to the Civic Opera Building Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Civic Opera Building Whole Loan. The consultation right of the holder of the Civic Opera

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Building Mortgage Loan (or its representative) will expire 10 business days following the delivery of written notice and information relating to the matter subject to consultation whether or not the holder of the Civic Opera Building Mortgage Loan (or its representative) has responded within such period; provided that if the JPMBB 2015-C31 Master Servicer or the JPMBB 2015-C31 Special Servicer, as applicable, proposes a new course of action that is materially different from the actions previously proposed, the 10 business day consultation period will be deemed to begin anew from the date of delivery of such new proposal and delivery of all information related to such new proposal. Notwithstanding the consultation rights of the holder of the Civic Opera Building Mortgage Loan (or its representative) described above, the JPMBB 2015-C31 Master Servicer or the JPMBB 2015-C31 Special Servicer, as applicable, is permitted to make any material decision or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Civic Opera Building Mortgage Loan and the Civic Opera Building Pari Passu Companion Loan. Neither the JPMBB 2015-C31 Master Servicer nor the JPMBB 2015-C31 Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the holder of the Civic Opera Building Mortgage Loan (or its representative, including, the directing certificateholder (or similar entity)). The senior trust advisor will generally have no obligations or consultation rights under the Pooling and Servicing Agreement with respect to the Civic Opera Building Whole Loan or any related REO Property. However, Pentalpha Surveillance LLC is also the senior trust advisor under the JPMBB 2015-C31 Pooling and Servicing Agreement and, in such capacity, will have certain obligations and consultation rights with respect to the Civic Opera Building Whole Loan that are substantially similar to those of the senior trust advisor under the Pooling and Servicing Agreement.

Neither the JPMBB 2015-C31 Master Servicer nor the JPMBB 2015-C31 Special Servicer may follow or be required to follow any direction, advice or consultation provided by the holder of the Civic Opera Building Mortgage Loan (or its representative) that would require or cause the JPMBB 2015-C31 Master Servicer or the JPMBB 2015-C31 Special Servicer, as applicable, to violate any applicable law, including Sections 860A through 860G of the Code, any related Treasury regulations, and any related rulings or announcements promulgated by the IRS (collectively, the “REMIC Provisions”), be inconsistent with the servicing standard under the JPMBB 2015-C31 Pooling and Servicing Agreement, require or cause the JPMBB 2015-C31 Master Servicer or the JPMBB 2015-C31 Special Servicer, as applicable, to violate provisions of the Civic Opera Building Intercreditor Agreement or the JPMBB 2015-C31 Pooling and Servicing Agreement, require or cause the JPMBB 2015-C31 Master Servicer or the JPMBB 2015-C31 Special Servicer, as applicable, to violate the terms of the Civic Opera Building Whole Loan, or materially expand the scope of any of the JPMBB 2015-C31 Master Servicer’s or the JPMBB 2015-C31 Special Servicer’s, as applicable, responsibilities under the Civic Opera Building Intercreditor Agreement or the JPMBB 2015-C31 Pooling and Servicing Agreement.

In addition to the consultation rights of the holder of the Civic Opera Building Mortgage Loan (or its representative) described above, pursuant to the terms of the Civic Opera Building Intercreditor Agreement, the holder of the Civic Opera Building Mortgage Loan (or its representative) will have the right to attend (in-person or telephonically in the discretion of the JPMBB 2015-C31 Master Servicer or the JPMBB 2015-C31 Special Servicer, as applicable) annual meetings with the JPMBB 2015-C31 Master Servicer or the JPMBB 2015-C31 Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the JPMBB 2015-C31 Master Servicer or the JPMBB 2015-C31 Special Servicer, as applicable, for the purpose of discussing servicing issues related to the Civic Opera Building Whole Loan.

Sale of Defaulted Civic Opera Building Whole Loan. Pursuant to the terms of the Civic Opera Building Intercreditor Agreement, if the Civic Opera Building Whole Loan becomes a defaulted whole loan, and if the JPMBB 2015-C31 Special Servicer determines to sell the Civic Opera Building Pari Passu Companion Loan included in the JPMBB 2015-C31 Trust in accordance with the JPMBB 2015-C31 Pooling and Servicing Agreement, then the JPMBB 2015-C31 Special Servicer will be required to sell the Civic Opera Building Mortgage Loan together with the Civic Opera Building Pari Passu Companion Loan as one whole loan. In connection with any such sale, the JPMBB 2015-C31 Special Servicer will be required to follow the procedures contained in the JPMBB 2015-C31 Pooling and Servicing Agreement,

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which are substantially similar to those set forth under “Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans” in this free writing prospectus.

Notwithstanding the foregoing, the JPMBB 2015-C31 Special Servicer will not be permitted to sell the Civic Opera Building Mortgage Loan and the Civic Opera Building Pari Passu Companion Loan if such Whole Loan becomes a defaulted whole loan without the written consent of the holder of the Civic Opera Building Mortgage Loan (provided that such consent is not required if the holder of the Civic Opera Building Mortgage Loan is the borrower or an affiliate of the borrower) unless the JPMBB 2015-C31 Special Servicer has delivered to the holder of the Civic Opera Building Mortgage Loan: (a) at least 15 business days prior written notice of any decision to attempt to sell the Civic Opera Building Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the JPMBB 2015-C31 Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Civic Opera Building Whole Loan, and any documents in the servicing file reasonably requested by the holder of the Civic Opera Building Mortgage Loan that are material to the price of the Civic Opera Building Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the JPMBB 2015-C31 Directing Certificateholder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the JPMBB 2015-C31 Master Servicer or the JPMBB 2015-C31 Special Servicer in connection with the proposed sale; provided that the holder of the Civic Opera Building Mortgage Loan may waive any of the delivery or timing requirements described in this sentence. Subject to the terms of the JPMBB 2015-C31 Pooling and Servicing Agreement, the holder of the Civic Opera Building Mortgage Loan (or its representative) will be permitted to bid at any sale of the Civic Opera Building Whole Loan (unless such person is the borrower or an agent or affiliate of the borrower).

See “Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans” in this free writing prospectus.

Special Servicer Appointment Rights. Pursuant and subject to the terms of the Civic Opera Building Intercreditor Agreement and the JPMBB 2015-C31 Pooling and Servicing Agreement, the controlling noteholder (or its representative) with respect to the Civic Opera Building Whole Loan (which will be the 2015-C31 Trust) will have the right with or without cause to replace the special servicer then acting with respect to the Civic Opera Building Whole Loan and appoint a replacement special servicer without the consent of the holder of the Civic Opera Building Mortgage Loan. The JPMBB 2015-C31 Directing Certificateholder (prior to a control event under the JPMBB 2015-C31 Pooling and Servicing Agreement), and the applicable certificateholders under the JPMBB 2015-C31 Pooling and Servicing Agreement with the requisite percentage of voting rights (after a control event under the JPMBB 2015-C31 Pooling and Servicing Agreement) will exercise the rights of the JPMBB 2015-C31 Trust as controlling noteholder, and will have the right to replace the special servicer then acting with respect to the Civic Opera Building Whole Loan and appoint a replacement special servicer, in a manner substantially similar to that described under “Servicing of the Mortgage Loans—Rights Upon Servicer Termination Event” in this free writing prospectus.

The U-Haul Portfolio Whole Loan

General. The U-Haul Portfolio Mortgage Loan, representing approximately 4.3% of the Initial Pool Balance, is part of a split loan structure comprised of six (6) mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The U-Haul Portfolio Mortgage Loan is evidenced by one (1) promissory note (the “U-Haul Portfolio Trust A-1B Note”), as set forth in the chart below) with an aggregate Cut-off Date Balance of $49,666,409. The U-Haul Portfolio Pari Passu Companion Loans are comprised in the aggregate of three (3) promissory notes (Note A-1A (the “U-Haul Portfolio Companion A-1A Note” and, together with the U-Haul Portfolio Trust A-1B Note, the “U-Haul Portfolio Group 1 Notes”), Note A-2A (the “U-Haul Portfolio Companion A-2A Note”) and Note A-2B (collectively, the “U-Haul Portfolio Group 2 Notes” and, together

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with the U-Haul Portfolio Group 1 Notes, the “U-Haul Portfolio Senior Notes”), each as set forth in the chart below) with an aggregate Cut-off Date Balance of $108,666,409 that are not included in the trust. The U-Haul Portfolio Subordinate Companion Loan is evidenced by two (2) promissory notes, each of which is subordinate to the U-Haul Portfolio Senior Notes (Note A-3A and Note A-3B (collectively, the “U-Haul Portfolio Group 3 Notes” and, together with the U-Haul Portfolio Group 1 Notes and the U-Haul Portfolio Group 2 Notes, the “U-Haul Portfolio Notes” and each a “U-Haul Portfolio Note”), each as set forth in the chart below) with an aggregate Cut-off Date Balance of $111,000,000, that are not included in the trust. Only the U-Haul Portfolio Trust A-1B Note is included in the trust. Each U-Haul Portfolio Group 1 Note is pari passu with each other U-Haul Portfolio Group 1 Note, each U-Haul Portfolio Group 2 Note is pari passu with each other U-Haul Portfolio Group 2 Note, and each U-Haul Portfolio Group 3 Note is pari passu with each other U-Haul Portfolio Group 3 Note. Each U-Haul Portfolio Group 1 Note is also pari passu with each U-Haul Portfolio Group 2 Note. The U-Haul Portfolio Mortgage Loan, the U-Haul Portfolio Pari Passu Companion Loans and the U-Haul Portfolio Subordinate Companion Loan are collectively referred to in this free writing prospectus as the U-Haul Portfolio Whole Loan. The interests in the U-Haul Portfolio Whole Loan described above and their relative priority are as set forth in the chart below (the loan balances set forth in the chart below are the original principal balances of the U-Haul Portfolio Mortgage Loan, the U-Haul Portfolio Pari Passu Companion Loans and the U-Haul Portfolio Subordinate Companion Loan, as applicable).

U-Haul Portfolio Mortgage Loan $50,000,000 (Note A-1B)	U-Haul Portfolio Pari Passu Companion Loan $50,000,000 (Note A-1A)	U-Haul Portfolio Pari Passu Companion Loan $59,000,000 (Note A-2A and Note A-2B)
U-Haul Portfolio Subordinate Companion Loan $111,000,000 (Note A-3A and Note A-3B)

The holders (the “U-Haul Portfolio Noteholders”) of each promissory note comprising the U-Haul Portfolio Whole Loan, have entered into a co-lender agreement (the “U-Haul Portfolio Intercreditor Agreement”) that sets forth the respective rights of the U-Haul Portfolio Noteholders. Pursuant to the terms of the U-Haul Portfolio Intercreditor Agreement, the U-Haul Portfolio Whole Loan will be serviced and administered pursuant to the U-Haul Portfolio Trust and Servicing Agreement. In each case the U-Haul Portfolio Intercreditor Agreement provides that expenses, losses (including any reductions by a bankruptcy court) and shortfalls relating to the U-Haul Portfolio Whole Loan will be allocated in reverse sequential order, first, to the U-Haul Portfolio Group 3 Notes (and pro rata between the promissory notes comprising such Subordinate Companion Loan), and then, pro rata among the U-Haul Portfolio Senior Notes. Any realized losses (including reductions by a bankruptcy court) applied to reduce the principal balance of the U-Haul Portfolio Whole Loan will be reimbursed in sequential order after all amounts of interest and principal have otherwise been paid in full on all the notes.

Servicing. The U-Haul Portfolio Whole Loan and any related REO Property will be serviced and administered by the U-Haul Portfolio Master Servicer and, if necessary, the U-Haul Portfolio Special Servicer, according to the terms of the U-Haul Portfolio Trust and Servicing Agreement and the servicing standard thereunder, which will require the U-Haul Portfolio Servicers to take into account the interests, as a collective whole, of each of the Certificateholders, the holder of the U-Haul Portfolio Pari Passu Companion Loans and the holder of the U-Haul Portfolio Subordinate Companion Loan (taking into account the subordinate or pari passu nature of such Companion Loans, as the case may be).

Amounts payable to the trust as holder of the U-Haul Portfolio Mortgage Loan pursuant to the U-Haul Portfolio Intercreditor Agreement net of certain fees and expenses on the U-Haul Portfolio Whole Loan, will be included in the Available Distribution Amount for the related Distribution Date to the extent described in this free writing prospectus, and amounts payable to the holder of the U-Haul Portfolio Pari Passu Companion Loans and the U-Haul Portfolio Subordinate Companion Loan will be distributed to such holders net of certain fees and expenses on the U-Haul Portfolio Whole Loan as set forth in the U-

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Haul Portfolio Intercreditor Agreement and will not be available for distributions on the Offered Certificates.

Application of Payments. The U-Haul Portfolio Intercreditor Agreement sets forth the respective rights of the holder of the U-Haul Portfolio Mortgage Loan, the holders of the U-Haul Portfolio Pari Passu Companion Loans and the holder of the U-Haul Portfolio Subordinate Companion Loan with respect to distributions of funds received in respect of the U-Haul Portfolio Whole Loan, and provides, in general, that

•	as long as no U-Haul Portfolio Triggering Event of Default (as defined below) has occurred and is continuing, all amounts available for payment on the U-Haul Portfolio Whole Loan (excluding (i) all amounts for required reserves or escrows required by the loan documents to be held as reserves or escrows and proceeds, awards or settlements to be applied to the restoration or repair of the related properties or released to the related borrowers in accordance with the terms of the loan documents, (ii) all amounts received as reimbursements on account of recoveries in respect of property protection advances then due and payable or reimbursable to the U-Haul Portfolio Trustee, the U-Haul Portfolio Master Servicer or the U-Haul Portfolio Special Servicer, and (iii) certain amounts that are then due, payable or reimbursable to the U-Haul Portfolio Servicer or the U-Haul Portfolio Special Servicer), will be allocated, subject to any deduction, reimbursement, recovery or other payment required or permitted under the U-Haul Portfolio Intercreditor Agreement, as follows:

○	first, to the holders of the U-Haul Portfolio Senior Notes on a pro rata and pari passu basis up to the amount of any unreimbursed costs and expenses paid by such holders of the U-Haul Portfolio Senior Notes (or paid or advanced by a U-Haul Portfolio Servicer or the U-Haul Portfolio Trustee, as applicable) with respect to the U-Haul Portfolio Whole Loan pursuant to the U-Haul Portfolio Intercreditor Agreement or the U-Haul Portfolio Trust and Servicing Agreement;

○	second, pro rata based on their respective interest entitlements, to each holder of the U-Haul Portfolio Notes, in an amount equal to the accrued and unpaid interest on the principal balance of its respective U-Haul Portfolio Note at the net interest rate applicable to such U-Haul Portfolio Note;

○	third, (A) with respect to any payment made prior to, and after the termination of, a U-Haul Portfolio Cross Over Period (as defined below), first, to the holders of the U-Haul Portfolio Group 1 Notes on a pro rata and pari passu basis, in an amount equal to their respective principal entitlement with respect to the applicable monthly payment date, which amount will be applied in reduction of the principal balances of such U-Haul Portfolio Group 1 Notes, until the principal balances of such U-Haul Portfolio Group 1 Notes have been reduced to zero, and second, to the holders of the U-Haul Portfolio Group 2 Notes on a pro rata and pari passu basis, in an amount equal to their respective principal entitlement with respect to the applicable monthly payment date, which amount will be applied in reduction of the principal balances of such U-Haul Portfolio Group 2 Notes, until the principal balances of such U-Haul Portfolio Group 2 Notes have been reduced to zero; and (B) with respect to any payment made during a U-Haul Portfolio Cross Over Period, to the holders of the U-Haul Portfolio Senior Notes on a pro rata and pari passu basis, in an amount equal to the respective principal entitlement of the U-Haul Portfolio Senior Notes with respect to the applicable monthly payment date, which amount will be applied in reduction of the principal balances of such U-Haul Portfolio Senior Notes, until the principal balances of such U-Haul Portfolio Senior Notes have been reduced to zero;

○	fourth, if the proceeds of any foreclosure sale or any liquidation of the U-Haul Portfolio Whole Loan or the related Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses first through third and, as a result of a

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workout the principal balances of the U-Haul Portfolio Senior Notes have been reduced (to the extent such reductions were made in accordance with the U-Haul Portfolio Trust and Servicing Agreement notwithstanding the provisions of the U-Haul Portfolio Intercreditor Agreement by reason of the insufficiency of the U-Haul Portfolio Group 3 Notes to bear the full economic effect of the workout), such excess amount will be paid to the holders of the U-Haul Portfolio Senior Notes on a pro rata and pari passu basis in an amount up to the reduction of the aggregate principal balance of the U-Haul Portfolio Senior Notes as a result of such workout, plus interest on such amount at the interest rate under the mortgage loan agreement;

○	fifth, to the holders of the U-Haul Portfolio Group 3 Notes on a pro rata and pari passu basis up to the amount of any unreimbursed costs and expenses paid by such holders of the U-Haul Portfolio Group 3 Notes (or paid or advanced by a U-Haul Portfolio Servicer or the U-Haul Portfolio Trustee, as applicable) with respect to the U-Haul Portfolio Whole Loan pursuant to the U-Haul Portfolio Intercreditor Agreement or the U-Haul Portfolio Trust and Servicing Agreement;

○	sixth, to the holders of the U-Haul Portfolio Group 3 Notes on a pro rata and pari passu basis, to each holder of a U-Haul Portfolio Group 3 Note in an amount equal to its respective principal entitlement with respect to the applicable monthly payment date, which amount will be applied in reduction of the principal balances of such U-Haul Portfolio Group 3 Notes;

○	seventh, if the proceeds of any foreclosure sale or any liquidation of the U-Haul Portfolio Whole Loan or related Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses first through sixth and, as a result of a workout the principal balances of the U-Haul Portfolio Group 3 Notes have been reduced, such excess amount will be paid to the holders of the U-Haul Portfolio Group 3 Notes on a pro rata and pari passu basis in an amount up to the reduction of the aggregate principal balance of the U-Haul Portfolio Group 3 Notes as a result of such workout, plus interest on such amount at the interest rate under the mortgage loan agreement;

○	eighth, to the holders of the U-Haul Portfolio Notes, pro rata, based on their respective percentage interests, any prepayment or yield maintenance premium, to the extent paid by the U-Haul Portfolio Whole Loan borrowers;

○	ninth, to the extent assumption fees, transfer fees, late payment fees or charges (other than any prepayment or yield maintenance premium) actually paid by the U-Haul Portfolio Whole Loan borrowers are not required to be otherwise applied under the U-Haul Portfolio Trust and Servicing Agreement, including, without limitation, to provide reimbursement for advance interest, to pay any additional servicing expenses or to compensate a U-Haul Portfolio Servicer (in each case provided that such reimbursements or payments relate to the U-Haul Portfolio Whole Loan), any such fees or expenses, to the extent actually paid by the U-Haul Portfolio Whole Loan borrowers, will be paid to the holder of the U-Haul Portfolio Notes, pro rata, based on their respective percentage interests; and

○	tenth, if any excess amount is available to be distributed in respect of the U-Haul Portfolio Whole Loan, and not otherwise applied in accordance with the foregoing clauses first through ninth, any remaining amount will be paid pro rata to the holder of the U-Haul Portfolio Notes in accordance with their respective percentage interests;

provided, that, to the extent required under the REMIC Provisions, payments or proceeds received with respect to any partial release of any portion of the related Mortgaged Properties (including pursuant to a condemnation) at a time when the loan-to-value ratio of the U-Haul Portfolio Whole Loan (as determined in accordance with the applicable

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REMIC requirements) exceeds 125% (based solely upon the value of the remaining real property and excluding any personal property or going concern value), will be allocated to reduce the principal balances of the Notes in the manner permitted by the REMIC Provisions.

•	if a U-Haul Portfolio Triggering Event of Default has occurred and is continuing, all amounts available for payment on the U-Haul Portfolio Whole Loan (excluding (i) all amounts for required reserves or escrows required by the loan documents to be held as reserves or escrows and proceeds, awards or settlements to applied to the restoration or repair of a property or released to the borrowers in accordance with the terms of the loan documents, (ii) all amounts received as reimbursements on account of recoveries in respect of property protection advances then due and payable or reimbursable to the U-Haul Portfolio Trustee, the U-Haul Portfolio Master Servicer or the U-Haul Portfolio Special Servicer, and (iii) certain amounts that are then due, payable or reimbursable to the U-Haul Portfolio Master Servicer or the U-Haul Portfolio Special Servicer), will be allocated, subject to any deduction, reimbursement, recovery or other payment required or permitted under the U-Haul Portfolio Intercreditor Agreement, as follows:

○	first, to the holders of the U-Haul Portfolio Senior Notes on a pro rata and pari passu basis up to the amount of any unreimbursed costs and expenses paid by such holders of the U-Haul Portfolio Senior Notes (or paid or advanced by a U-Haul Portfolio Servicer or the U-Haul Portfolio Trustee, as applicable) with respect to the U-Haul Portfolio Whole Loan pursuant to the U-Haul Portfolio Intercreditor Agreement or the U-Haul Portfolio Trust and Servicing Agreement;

○	second, pro rata based on their respective interest entitlements, to each holder of the U-Haul Portfolio Notes in an amount equal to the accrued and unpaid interest on its respective principal balance at the net interest rate applicable to such U-Haul Portfolio Note;

○	third, (A) with respect to any payment made prior to, and after the termination of, a U-Haul Portfolio Cross Over Period, first, to the holders of the U-Haul Portfolio Group 1 Notes on a pro rata and pari passu basis, until the principal balances of the U-Haul Portfolio Group 1 Notes have been reduced to zero, and second, to the holders of the U-Haul Portfolio Group 2 Notes on a pro rata and pari passu basis, until the principal balances of the U-Haul Portfolio Group 2 Notes have been reduced to zero; and (B) with respect to any payment made during a U-Haul Portfolio Cross Over Period, to the holders of the U-Haul Portfolio Senior Notes on a pro rata and pari passu basis, until the principal balances of the U-Haul Portfolio Senior Notes have been reduced to zero;

○	fourth, if the proceeds of any foreclosure sale or any liquidation of the U-Haul Portfolio Whole Loan or the related Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing first through third and, as a result of a workout the principal balances of the U-Haul Portfolio Senior Notes have been reduced (to the extent such reductions were made in accordance with the U-Haul Portfolio Trust and Servicing Agreement notwithstanding the provisions of the U-Haul Portfolio Intercreditor Agreement by reason of the insufficiency of the U-Haul Portfolio Group 3 Notes to bear the full economic effect of the workout), such excess amount will be paid to the holders of the U-Haul Portfolio Senior Notes on a pro rata and pari passu basis in an amount up to the reduction of the aggregate principal balance of the U-Haul Portfolio Senior Notes as a result of such workout, plus interest on such amount at the interest rate under the mortgage loan agreement;

○	fifth, to the holders of the U-Haul Portfolio Group 3 Notes on a pro rata and pari passu basis up to the amount of any unreimbursed costs and expenses paid by such holders of the U-Haul Portfolio Group 3 Notes (or paid or advanced by a U-Haul Portfolio Servicer or the U-Haul Portfolio Trustee, as applicable) with respect to the U-Haul Portfolio Whole

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Loan pursuant to the U-Haul Portfolio Intercreditor Agreement or the U-Haul Portfolio Trust and Servicing Agreement;

○	sixth, to the holders of the U-Haul Portfolio Group 3 Notes on a pro rata and pari passu basis, until the principal balances of the U-Haul Portfolio Group 3 Notes have been reduced to zero;

○	seventh, if the proceeds of any foreclosure sale or any liquidation of the U-Haul Portfolio Whole Loan or the related Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing first through sixth and, as a result of a workout the principal balances of the U-Haul Portfolio Group 3 Notes have been reduced, such excess amount will be paid to the holders of the U-Haul Portfolio Group 3 Notes on a pro rata and pari passu basis in an amount up to the reduction, if any, of the principal balances of the U-Haul Portfolio Group 3 Notes as a result of such workout, plus interest on such amount at the interest rate under the mortgage loan agreement;

○	eighth, to the holders of the U-Haul Portfolio Notes, pro rata, based on their respective Percentage Interests, any prepayment or yield maintenance premium, to the extent paid by the U-Haul Portfolio Whole Loan borrowers;

○	ninth, to the extent assumption fees, transfer fees, late payment fees or charges (other than any prepayment or yield maintenance premium) actually paid by the U-Haul Portfolio Whole Loan borrowers are not required to be otherwise applied under the U-Haul Portfolio Trust and Servicing Agreement, including, without limitation, to provide reimbursement for advance interest, to pay any additional servicing expenses or to compensate a U-Haul Portfolio Servicer (in each case provided that such reimbursements or payments relate to the U-Haul Portfolio Whole Loan), any such fees or expenses, to the extent actually paid by the U-Haul Portfolio Whole Loan borrowers, will be paid to the holders of the U-Haul Portfolio Notes, pro rata, based on their respective percentage interests;

○	tenth, if any excess amount is available to be distributed in respect of the U-Haul Portfolio Whole Loan, and not otherwise applied in accordance with the foregoing first through ninth, any remaining amount will be paid to the holders of the U-Haul Portfolio Notes, pro rata, based on their respective percentage interests;

○	provided, that to the extent required under the REMIC Provisions, payments or proceeds received with respect to any partial release of any portion of the related Mortgaged Properties (including pursuant to a condemnation) at a time when the loan-to-value ratio of the U-Haul Portfolio Whole Loan (as determined in accordance with the applicable REMIC requirements) exceeds 125% (based solely upon the value of the remaining real property and excluding any personal property or going concern value), will be allocated to reduce the principal balances of the U-Haul Portfolio Notes in the manner permitted by the REMIC Provisions; and

•	costs, fees, expenses, losses and shortfalls relating to the U-Haul Portfolio Whole Loan will be allocated, first, to the reduction of the principal balances of the U-Haul Portfolio Group 3 Notes, on a pro rata and pari passu basis (based on the relative principal balances of such U-Haul Portfolio Group 3 Notes) until their principal balances have been reduced to zero, and second, to the reduction of the principal balances of the U-Haul Portfolio Senior Notes, on a pro rata and pari passu basis (based on the relative principal balances of such U-Haul Portfolio Senior Notes) until their principal balances have been reduced to zero.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the U-Haul Portfolio Mortgage Loan, pursuant to the terms of the Pooling and Servicing Agreement, then that P&I Advance, together with interest on that P&I Advance, may only be reimbursed out of future payments and collections on the U-Haul Portfolio Mortgage Loan, but not out of payments or other collections on the U-

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Haul Portfolio Companion Loans or any loans included in any future securitization trust related to any U-Haul Portfolio Companion Loan.

A “U-Haul Portfolio Cross Over Period” means any period during which an event of default under the related loan documents has occurred and is continuing and either (i) the aggregate outstanding principal balance of the U-Haul Portfolio Group 3 Notes has been reduced to zero or (ii) the aggregate appraisal reduction amount applied to the U-Haul Portfolio Whole Loan pursuant to the terms of the U-Haul Portfolio Trust and Servicing Agreement is greater than or equal to the aggregate outstanding principal balance of the U-Haul Portfolio Group 3 Notes.

A “U-Haul Portfolio Triggering Event of Default” means (i) any event of default with respect to an obligation of the related borrowers to pay money due under the U-Haul Portfolio Whole Loan or (ii) any non-monetary event of default as a result of which the U-Haul Portfolio Whole Loan becomes a specially serviced mortgage loan (which, for clarification, will not include certain defaults based on the judgment of the U-Haul Portfolio Master Servicer under the U-Haul Portfolio Trust and Servicing Agreement).

Consultation and Control. The controlling noteholder under the U-Haul Portfolio Intercreditor Agreement will be the trust formed pursuant to the U-Haul Portfolio Trust and Servicing Agreement (the “U-Haul Portfolio Trust”) as holder of the U-Haul Portfolio Companion A-2A Note under the U-Haul Portfolio Trust and Servicing Agreement; provided that, prior to the occurrence and continuance of a control event under the U-Haul Portfolio Trust and Servicing Agreement, the U-Haul Portfolio controlling class certificateholder (or the U-Haul Portfolio directing certificateholder on its behalf) (the “U-Haul Portfolio Directing Certificateholder”) will be entitled to exercise the rights of the controlling noteholder with respect to the U-Haul Portfolio Whole Loan. The U-Haul Portfolio Directing Certificateholder will be entitled to exercise rights as described under “Servicing of the Mortgage Loans—Servicing of the U-Haul Portfolio Mortgage Loan” with respect to the U-Haul Portfolio Whole Loan, and the implementation of any recommended actions outlined in an asset status report with respect to the U-Haul Portfolio Whole Loan will require the U-Haul Portfolio Special Servicer to consult with the U-Haul Portfolio Directing Certificateholder upon request in a manner substantially similar to that described herein under “Servicing of the Mortgage Loans—General”. It is expected that a majority of the U-Haul Portfolio controlling class will be held by an affiliate of the guarantor of the U-Haul Portfolio Whole Loan and consequently it is expected that there will be no U-Haul Portfolio Directing Certificateholder on the closing date of the securitization relating to the U-Haul Portfolio Trust.

In addition, pursuant to the terms of the U-Haul Portfolio Intercreditor Agreement, the holder of the U-Haul Portfolio Mortgage Loan (or its related representative, which will be the Directing Certificateholder or any other party assigned the rights to exercise the rights of the holder of the U-Haul Portfolio Mortgage Loan, as and to the extent provided in the Pooling and Servicing Agreement), (i) will have non-binding consultation rights with respect to “major decisions” and the implementation of any recommended action outlined in the asset status report, (ii) will have the right to an annual meeting with the U-Haul Portfolio Master Servicer and the U-Haul Portfolio Special Servicer in which servicing issues related to the U-Haul Portfolio Whole Loan may be discussed and (iii) will have the right to receive copies of all notices, information and reports that the U-Haul Portfolio Master Servicer or the U-Haul Portfolio Special Servicer, as applicable, is required to provide to the U-Haul Portfolio Directing Certificateholder (within the same time frame such notices, information and reports are or would have been required to be provided to the U-Haul Portfolio Directing Certificateholder under the U-Haul Portfolio Trust and Servicing Agreement).

Neither of the U-Haul Portfolio Servicers will be permitted to follow any advice or consultation provided by the U-Haul Portfolio Directing Certificateholder (or its representative) that would require or cause such U-Haul Portfolio Servicer to violate any applicable law, including the REMIC Provisions, be inconsistent with the servicing standard under the U-Haul Portfolio Trust and Servicing Agreement, require or cause such U-Haul Portfolio Servicer to violate provisions of the U-Haul Portfolio Intercreditor Agreement or the U-Haul Portfolio Trust and Servicing Agreement, require or cause such U-Haul Portfolio Servicer to violate the terms of the U-Haul Portfolio Whole Loan, or materially expand the scope of any of such U-Haul Portfolio Servicer’s responsibilities under the U-Haul Portfolio Intercreditor Agreement.

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Sale of Defaulted U-Haul Portfolio Whole Loan. Pursuant to the terms of the U-Haul Portfolio Intercreditor Agreement, if the U-Haul Portfolio Whole Loan becomes a defaulted mortgage loan, and if the U-Haul Portfolio Directing Certificateholder (or the U-Haul Portfolio Special Servicer acting on its behalf) determines to sell the related Pari Passu Companion Loans in accordance with the U-Haul Portfolio Trust and Servicing Agreement, then the U-Haul Portfolio Special Servicer will be required to sell the U-Haul Portfolio Pari Passu Companion Loans and the U-Haul Portfolio Subordinate Companion Loan together with the U-Haul Portfolio Mortgage Loan as one whole loan. In connection with any such sale, the U-Haul Portfolio Special Servicer will be required to follow the procedures contained in the U-Haul Portfolio Trust and Servicing Agreement, which are substantially similar to those set forth under “Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans.”

Special Servicer Appointment Rights. Pursuant to the U-Haul Portfolio Intercreditor Agreement and the U-Haul Portfolio Trust and Servicing Agreement, the controlling noteholder (or its representative) with respect to the U-Haul Portfolio Whole Loan (which will be the U-Haul Portfolio Directing Certificateholder) will have the right, with or without cause, to replace the special servicer then acting with respect to the U-Haul Portfolio Whole Loan and appoint a replacement special servicer in lieu of such special servicer without the consent of the holder of the U-Haul Portfolio Mortgage Loan. The U-Haul Portfolio Directing Certificateholder (prior to a control event under the U-Haul Portfolio Trust and Servicing Agreement) and the applicable certificateholders under the U-Haul Portfolio Trust and Servicing Agreement with the requisite percentage of voting rights (after a control event under the U-Haul Portfolio Trust and Servicing Agreement) will have the right, with or without cause, to replace the U-Haul Portfolio Special Servicer and appoint a replacement special servicer in lieu thereof, in a manner described under “Servicing of the Mortgage Loans—Servicing of the U-Haul Portfolio Mortgage Loan” in this free writing prospectus.

The First National Building Whole Loan

General. The First National Building Mortgage Loan, representing approximately 3.5% of the Initial Pool Balance, is part of a split loan structure comprised of two (2) mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The First National Building Mortgage Loan is evidenced by a promissory note with a Cut-off Date Balance of $40,000,000. The related First National Building Pari Passu Companion Loan is evidenced by a promissory note with an outstanding principal balance as of the Cut-off Date of $30,000,000 that is not included in the trust. Only the First National Building Mortgage Loan is included in the trust. The First National Building Mortgage Loan and the First National Building Pari Passu Companion Loan are pari passu with each other in terms of priority and are collectively referred to in this free writing prospectus as the First National Building Whole Loan. It is anticipated that the First National Building Pari Passu Companion Loan will be included in a future securitization; however, we cannot assure you that this will ultimately occur.

The holders (the “First National Building Noteholders”) of each promissory note comprising the First National Building Whole Loan have entered into a co-lender agreement (the “First National Building Intercreditor Agreement”) that sets forth the respective rights of each First National Building Noteholder. The First National Building Whole Loan will be serviced and administered pursuant to the terms of the Pooling and Servicing Agreement by the master servicer and the special servicer, as the case may be, according to the Servicing Standard. The First National Building Intercreditor Agreement provides that expenses, losses and shortfalls relating to the First National Building Whole Loan will be allocated on a pro rata basis to the First National Building Noteholders.

Servicing. The First National Building Whole Loan (including the First National Building Mortgage Loan) and any related REO Property will be serviced and administered by the master servicer and, if necessary, the special servicer, pursuant to the Pooling and Servicing Agreement, in the manner described under “Servicing of the Mortgage Loans” in this free writing prospectus, but subject to the terms of the related First National Building Intercreditor Agreement. In servicing the First National Building Whole Loan, the Servicing Standard set forth in the Pooling and Servicing Agreement will require the

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master servicer and the special servicer to take into account the interests, as a collective whole, of both the Certificateholders and the holder of the First National Building Pari Passu Companion Loan.

Amounts payable to the trust as holder of the First National Building Mortgage Loan pursuant to the related First National Building Intercreditor Agreement will be included in the Available Distribution Amount for the related Distribution Date to the extent described in this free writing prospectus, and amounts payable to the holder of the First National Building Pari Passu Companion Loan will be distributed to such holder net of certain fees and expenses on the First National Building Pari Passu Companion Loan as set forth in the First National Building Intercreditor Agreement and will not be available for distributions on the Offered Certificates.

Application of Payments. The First National Building Intercreditor Agreement sets forth the respective rights of the holder of the First National Building Mortgage Loan and the holder of the First National Building Pari Passu Companion Loan with respect to distributions of funds received in respect of the First National Building Whole Loan, and provides, in general, that:

•	the First National Building Mortgage Loan and the First National Building Pari Passu Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

•	all payments, proceeds and other recoveries on or in respect of the First National Building Whole Loan or the related Mortgaged Property will be applied to the First National Building Mortgage Loan and the First National Building Pari Passu Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment of amounts for required reserves or escrows required by the related mortgage loan documents and payment and reimbursement rights of the master servicer, the special servicer, the senior trust advisor, the certificate administrator, the depositor and the trustee) in accordance with the terms of the First National Building Intercreditor Agreement and the Pooling and Servicing Agreement; and

•	costs, fees, expenses, losses and shortfalls relating to the First National Building Whole Loan will be allocated, on a pro rata and pari passu basis, to the First National Building Mortgage Loan and the First National Building Pari Passu Companion Loan in accordance with the terms of the First National Building Intercreditor Agreement and the Pooling and Servicing Agreement.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the First National Building Mortgage Loan pursuant to the terms of the Pooling and Servicing Agreement, then that P&I Advance, together with interest on that P&I Advance, may only be reimbursed out of future payments and collections on the First National Building Mortgage Loan or, as and to the extent described under “Description of the Certificates—Advances” in this free writing prospectus, on other mortgage loans in this securitization, but not out of payments or other collections on the First National Building Pari Passu Companion Loan or any loans included in any future securitization trust related to the First National Building Pari Passu Companion Loan.

Because of the timing of collections on the First National Building Whole Loan, certain costs and expenses (such as related Servicing Advances and interest thereon) allocable to the First National Building Whole Loan may be paid or reimbursed out of payments and other collections on the mortgage pool, subject to the trust’s right to reimbursement from future payments and other collections on the First National Building Pari Passu Companion Loan or from general collections with respect to the securitization of the First National Building Pari Passu Companion Loan for its pro rata share of such costs and expenses. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to holders of the certificates.

Consultation and Control. The controlling noteholder under the First National Building Intercreditor Agreement will be the trust as holder of the First National Building Mortgage Loan; provided that, prior to the occurrence and continuance of a Control Event, the Directing Certificateholder will be entitled to exercise the rights of the controlling noteholder with respect to the First National Building Whole Loan.

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The Directing Certificateholder will be entitled to exercise all of the rights of the trust in its capacity as the controlling noteholder under the First National Building Intercreditor Agreement, as and to the extent described in this free writing prospectus under “Servicing of the Mortgage Loans—The Directing Certificateholder” with respect to the First National Building Whole Loan, and the implementation of any recommended actions outlined in an asset status report with respect to the First National Building Whole Loan will require the special servicer to consult with and/or obtain the approval of the Directing Certificateholder as and to the extent described in this free writing prospectus under “Servicing of the Mortgage Loans—General” in this free writing prospectus. Pursuant to the terms of the Pooling and Servicing Agreement, the Directing Certificateholder and the senior trust advisor will each have the same consent and/or consultation rights with respect to the First National Building Whole Loan as each does, and for so long as each does, with respect to the other mortgage loans included in the trust.

In addition, pursuant to the terms of the First National Building Intercreditor Agreement, the holder of the First National Building Pari Passu Companion Loan (or its representative which, at any time the First National Building Pari Passu Companion Loan is included in a securitization, may be the directing certificateholder or controlling class representative for that securitization or any other party assigned the rights to exercise the rights of the holder of the First National Building Pari Passu Companion Loan, as and to the extent provided in the related pooling and servicing agreement) will (i) have the right to receive copies of all notices, information and reports that the master servicer or special servicer, as applicable, is required to provide to the Directing Certificateholder (within the same time frame such notices, information and reports are or would have been required to be provided to the Directing Certificateholder under the Pooling and Servicing Agreement without regard to the occurrence of a Control Event or Consultation Termination Event) with respect to any major decisions to be taken with respect to the First National Building Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the First National Building Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis to the extent the holder of the First National Building Pari Passu Companion Loan (or its representative) requests consultation with respect to certain major decisions to be taken with respect to the First National Building Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the First National Building Whole Loan. The consultation right of the holder of the First National Building Pari Passu Companion Loan (or its representative) will expire 10 business days following the delivery of written notice and information relating to the matter subject to consultation whether or not the holder of the First National Building Pari Passu Companion Loan (or its representative) has responded within such period; provided that if the master servicer or special servicer, as applicable, proposes a new course of action that is materially different from the actions previously proposed, the 10 business day consultation period will be deemed to begin anew from the date of delivery of such new proposal and delivery of all information related to such new proposal. Notwithstanding the consultation rights of the holder of the First National Building Pari Passu Companion Loan (or its representative) described above, the master servicer or special servicer, as applicable, is permitted to make any material decision or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the First National Building Mortgage Loan and First National Building Pari Passu Companion Loan. Neither the master servicer nor the special servicer will be obligated at any time to follow or take any alternative actions recommended by the holder of the First National Building Pari Passu Companion Loan (or its representative, including, if the First National Building Pari Passu Companion Loan has been contributed to a securitization, the related directing certificateholder or controlling class representative (or similar entity)).

Neither the master servicer nor the special servicer may follow or be required to follow any direction, advice or consultation provided by the Directing Certificateholder or the holder of the First National Building Pari Passu Companion Loan (or its representative) that would require or cause the master servicer or the special servicer, as applicable, to violate any applicable law, including the REMIC Provisions, be inconsistent with the Servicing Standard, require or cause the master servicer or the special servicer, as applicable, to violate provisions of the First National Building Intercreditor Agreement, require or cause the master servicer or the special servicer, as applicable, to violate the terms of the First National Building Whole Loan, or materially expand the scope of any of the master servicer’s or the

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special servicer’s, as applicable, responsibilities under the First National Building Intercreditor Agreement or the Pooling and Servicing Agreement.

In addition to the consultation rights of the holder of the First National Building Pari Passu Companion Loan (or its representative) described above, pursuant to the terms of the First National Building Intercreditor Agreement, the holder of the First National Building Pari Passu Companion Loan (or its representative) will have the right to attend (in-person or telephonically in the discretion of the master servicer or special servicer, as applicable) annual meetings with the master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, for the purpose of discussing servicing issues related to the First National Building Whole Loan.

Sale of Defaulted Serviced Pari Passu Whole Loan. Pursuant to the terms of the First National Building Intercreditor Agreement, if the First National Building Mortgage Loan becomes a Defaulted Mortgage Loan, and if the special servicer determines to sell the First National Building Mortgage Loan upon its becoming a Specially Serviced Mortgage Loan in accordance with the Pooling and Servicing Agreement, then the special servicer will be required to sell the related First National Building Pari Passu Companion Loan together with the First National Building Mortgage Loan as one whole loan. In connection with any such sale, the special servicer will be required to follow the procedures set forth under “Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans” in this free writing prospectus.

Notwithstanding the foregoing, the special servicer will not be permitted to sell the First National Building Mortgage Loan and First National Building Pari Passu Companion Loan if such Whole Loan becomes a defaulted whole loan without the written consent of the holder of the First National Building Pari Passu Companion Loan (provided that such consent is not required if the holder of the First National Building Pari Passu Companion Loan is the borrower or an affiliate of the borrower) unless the special servicer has delivered to the holder of the First National Building Pari Passu Companion Loan: (a) at least 15 business days prior written notice of any decision to attempt to sell the related Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the special servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the First National Building Whole Loan, and any documents in the servicing file reasonably requested by the holder of the First National Building Pari Passu Companion Loan that are material to the price of the First National Building Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the master servicer or the special servicer in connection with the proposed sale; provided that the holder of the First National Building Pari Passu Companion Loan may waive as to itself any of the delivery or timing requirements described in this sentence. Subject to the terms of the Pooling and Servicing Agreement, the holder of the First National Building Pari Passu Companion Loan (or its representative) will be permitted to submit an offer at any sale of the related Whole Loan.

See “Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans” in this free writing prospectus.

Special Servicer Appointment Rights. Subject to the terms of the Pooling and Servicing Agreement, the controlling noteholder (or its representative) with respect to the First National Building Whole Loan (which will be the trust) will have the right to replace the special servicer then acting with respect to the First National Building Whole Loan (a) for cause at any time and (b) without cause if either (i) LNR Partners, LLC (or its affiliate) is no longer the special servicer or (ii) LNR Securities Holdings, LLC (or its affiliate) owns less than 25% of the Controlling Class, and appoint a replacement special servicer without the consent of the holder of the First National Building Pari Passu Companion Loan. The Directing Certificateholder (prior to a Control Event), and the applicable certificateholders with the requisite percentage of Voting Rights (after a Control Event) will exercise the rights of the trust as controlling noteholder, and will have the right, with or without cause (subject to the limitations described herein and

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in the pooling and servicing agreement), to replace the special servicer then acting with respect to the First National Building Whole Loan and appoint a replacement special servicer, as described under “Servicing of the Mortgage Loans—Rights Upon Servicer Termination Event” in this free writing prospectus.

The One Shell Square Whole Loan

General. The One Shell Square Mortgage Loan, representing approximately 3.1% of the Initial Pool Balance, is part of a split loan structure comprised of two (2) mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The One Shell Square Mortgage Loan is evidenced by a promissory note with a Cut-off Date Balance of $36,100,000. The One Shell Square Pari Passu Companion Loan is evidenced by a promissory note with an aggregate outstanding principal balance as of the Cut-off Date of $90,000,000 that is not included in the trust. Only the One Shell Square Mortgage Loan is included in the trust. The One Shell Square Mortgage Loan and the One Shell Square Pari Passu Companion Loan are pari passu with each other in terms of priority and are collectively referred to in this free writing prospectus as the One Shell Square Whole Loan.

The holders (the “One Shell Square Noteholders”) of each promissory note comprising the One Shell Square Whole Loan have entered into a co-lender agreement (the “One Shell Square Intercreditor Agreement”) that sets forth the respective rights of each One Shell Square Noteholder. The One Shell Square Whole Loan will be serviced and administered pursuant to the terms of the JPMBB 2015-C30 Pooling and Servicing Agreement. The One Shell Square Intercreditor Agreement provides that expenses, losses and shortfalls relating to the One Shell Square Whole Loan will be allocated on a pro rata basis to the One Shell Square Noteholders.

The trust formed pursuant to the JPMBB 2015-C30 Pooling and Servicing Agreement (the “JPMBB 2015-C30 Trust”) is the holder of a One Shell Square Pari Passu Companion Loan and so long as no control event has occurred under the JPMBB 2015-C30 Pooling and Servicing Agreement, the JPMBB 2015-C30 directing certificateholder will have the right to direct, consult with and advise the JPMBB 2015-C30 Master Servicer and the JPMBB 2015-C30 Special Servicer with respect to the One Shell Square Whole Loan, but will be required to consult with the Directing Certificateholder of the One Shell Square Mortgage Loan (so long as no Control Event has occurred and is continuing under the Pooling and Servicing Agreement for this transaction) with respect to such advice, consent or action. In the event that the parties exercising the rights of the holder of the One Shell Square Pari Passu Companion Loan and the holder of the One Shell Square Mortgage Loan under the One Shell Square Intercreditor Agreement disagree, the decision of the party exercising the rights of the holder of the One Shell Square Pari Passu Companion Loan under the JPMBB 2015-C30 Pooling and Servicing Agreement will be binding.

Servicing. The One Shell Square Whole Loan (including the One Shell Square Mortgage Loan) and any related REO Property will be serviced and administered by the JPMBB 2015-C30 Master Servicer and, if necessary, the JPMBB 2015-C30 Special Servicer, according to the terms of the JPMBB 2015-C30 Pooling and Servicing Agreement and the servicing standard thereunder, which requires the JPMBB 2015-C30 Master Servicer and the JPMBB 2015-C30 Special Servicer to take into account the interests, as a collective whole, of both the Certificateholders and the holder of the One Shell Square Pari Passu Companion Loan.

Amounts payable to the trust as holder of the One Shell Square Mortgage Loan pursuant to the related One Shell Square Intercreditor Agreement will be included in the Available Distribution Amount for the related Distribution Date to the extent described in this free writing prospectus, and amounts payable to the holder of the One Shell Square Pari Passu Companion Loan will be distributed to such holder net of certain fees and expenses on the One Shell Square Pari Passu Companion Loan as set forth in the One Shell Square Intercreditor Agreement and will not be available for distributions on the Offered Certificates.

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Application of Payments. The One Shell Square Intercreditor Agreement sets forth the respective rights of the holder of the One Shell Square Mortgage Loan and the holder of the One Shell Square Pari Passu Companion Loan with respect to distributions of funds received in respect of the One Shell Square Whole Loan, and provides, in general, that:

•	the One Shell Square Mortgage Loan and the One Shell Square Pari Passu Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

•	all payments, proceeds and other recoveries on or in respect of the One Shell Square Whole Loan or the related Mortgaged Property will be applied to the One Shell Square Mortgage Loan and the One Shell Square Pari Passu Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment of amounts for required reserves or escrows required by the related mortgage loan documents and payment and reimbursement rights of the JPMBB 2015-C30 Master Servicer, the JPMBB 2015-C30 Special Servicer, the related senior trust advisor, the related certificate administrator, the related depositor and the related trustee) in accordance with the terms of the One Shell Square Intercreditor Agreement and the JPMBB 2015-C30 Pooling and Servicing Agreement; and

•	costs, fees, expenses, losses and shortfalls relating to the One Shell Square Whole Loan will be allocated, on a pro rata and pari passu basis, to the One Shell Square Mortgage Loan and the One Shell Square Pari Passu Companion Loan in accordance with the terms of the One Shell Square Intercreditor Agreement and the JPMBB 2015-C30 Pooling and Servicing Agreement.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the One Shell Square Mortgage Loan pursuant to the terms of the Pooling and Servicing Agreement, then that P&I Advance, together with interest on that P&I Advance, may only be reimbursed out of future payments and collections on the One Shell Square Mortgage Loan or, as and to the extent described under “Description of the Certificates—Advances” in this free writing prospectus, on other mortgage loans in this securitization, but not out of payments or other collections on the One Shell Square Pari Passu Companion Loan or any loans included in any securitization trust related to the One Shell Square Pari Passu Companion Loan.

Certain costs and expenses (such as a pro rata share of any servicing advance with respect to the One Shell Square Whole Loan made pursuant to the JPMBB 2015-C30 Pooling and Servicing Agreement) allocable to the One Shell Square Mortgage Loan in accordance with the JPMBB 2015-C30 Pooling and Servicing Agreement and the One Shell Square Intercreditor Agreement may be paid or reimbursed out of payments and other collections on the mortgage pool. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to holders of the certificates.

Consultation and Control. The controlling noteholder under the One Shell Square Intercreditor Agreement will be the JPMBB 2015-C30 Trust as holder of a One Shell Square Pari Passu Companion Loan under the JPMBB 2015-C30 Pooling and Servicing Agreement; provided that, prior to the occurrence and continuance of a control event under the JPMBB 2015-C30 Pooling and Servicing Agreement, the controlling class certificateholder (or the directing certificateholder on its behalf) under the JPMBB 2015-C30 Pooling and Servicing Agreement (the “JPMBB 2015-C30 Directing Certificateholder”) will be entitled to exercise the rights of the controlling noteholder with respect to the One Shell Square Whole Loan. The JPMBB 2015-C30 Directing Certificateholder will be entitled to exercise rights substantially similar to the rights of the trust, in its capacity as the controlling noteholder under the One Shell Square Intercreditor Agreement, as described in this free writing prospectus under “Servicing of the Mortgage Loans—The Directing Certificateholder” with respect to the One Shell Square Whole Loan, and the implementation of any recommended actions outlined in an asset status report with respect to the One Shell Square Whole Loan will require the JPMBB 2015-C30 Special Servicer to consult with the JPMBB 2015-C30 Directing Certificateholder in a manner substantially similar to that described herein under “Servicing of the Mortgage Loans—General”. Pursuant to the terms of the JPMBB 2015-C30

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Pooling and Servicing Agreement, the JPMBB 2015-C30 Directing Certificateholder and the related senior trust advisor will each have the same consent and/or consultation rights with respect to the One Shell Square Whole Loan as each does, and for so long as each does, with respect to the other mortgage loans included in that trust.

In addition, pursuant to the terms of the One Shell Square Intercreditor Agreement, the holder of the One Shell Square Mortgage Loan (or its representative, which will be the Controlling Class Certificateholder or any other party assigned the rights to exercise the rights of the holder of the One Shell Square Mortgage Loan, as and to the extent provided in the Pooling and Servicing Agreement) will (i) have the right to receive copies of all notices, information and reports that the JPMBB 2015-C30 Master Servicer or the JPMBB 2015-C30 Special Servicer, as applicable, is required to provide to the JPMBB 2015-C30 Directing Certificateholder (within the same time frame, such notices, information and reports are or would have been required to be provided to the JPMBB 2015-C30 Directing Certificateholder under the JPMBB 2015-C30 Pooling and Servicing Agreement without regard to the occurrence of any control event or consultation termination event under the JPMBB 2015-C30 Pooling and Servicing Agreement) with respect to any major decisions to be taken with respect to the One Shell Square Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the One Shell Square Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis to the extent the holder of the One Shell Square Mortgage Loan (or its representative) requests consultation with respect to certain major decisions to be taken with respect to the One Shell Square Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the One Shell Square Whole Loan. The consultation right of the holder of the One Shell Square Mortgage Loan (or its representative) will expire 10 business days following the delivery of written notice and information relating to the matter subject to consultation whether or not the holder of the One Shell Square Mortgage Loan (or its representative) has responded within such period; provided that if the JPMBB 2015-C30 Master Servicer or the JPMBB 2015-C30 Special Servicer, as applicable, proposes a new course of action that is materially different from the actions previously proposed, the 10 business day consultation period will be deemed to begin anew from the date of delivery of such new proposal and delivery of all information related to such new proposal. Notwithstanding the consultation rights of the holder of the One Shell Square Mortgage Loan (or its representative) described above, the JPMBB 2015-C30 Master Servicer or the JPMBB 2015-C30 Special Servicer, as applicable, is permitted to make any material decision or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the One Shell Square Mortgage Loan and the One Shell Square Pari Passu Companion Loan. Neither the JPMBB 2015-C30 Master Servicer nor the JPMBB 2015-C30 Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the holder of the One Shell Square Mortgage Loan (or its representative, including, the directing certificateholder (or similar entity)). The senior trust advisor will generally have no obligations or consultation rights under the Pooling and Servicing Agreement with respect to the One Shell Square Whole Loan or any related REO Property. However, Pentalpha Surveillance LLC is also the senior trust advisor under the JPMBB 2015-C30 Pooling and Servicing Agreement and, in such capacity, will have certain obligations and consultation rights with respect to the One Shell Square Whole Loan that are substantially similar to those of the senior trust advisor under the Pooling and Servicing Agreement.

Neither the JPMBB 2015-C30 Master Servicer nor the JPMBB 2015-C30 Special Servicer may follow or be required to follow any advice or consultation provided by the holder of the One Shell Square Mortgage Loan (or its representative) that would require or cause the JPMBB 2015-C30 Master Servicer or the JPMBB 2015-C30 Special Servicer, as applicable, to violate any applicable law, including the REMIC Provisions, be inconsistent with the servicing standard under the JPMBB 2015-C30 Pooling and Servicing Agreement, require or cause the JPMBB 2015-C30 Master Servicer or the JPMBB 2015-C30 Special Servicer, as applicable, to violate provisions of the One Shell Square Intercreditor Agreement or the JPMBB 2015-C30 Pooling and Servicing Agreement, require or cause the JPMBB 2015-C30 Master Servicer or the JPMBB 2015-C30 Special Servicer, as applicable, to violate the terms of the One Shell Square Whole Loan, or materially expand the scope of any of the JPMBB 2015-C30 Master Servicer’s or the JPMBB 2015-C30 Special Servicer’s, as applicable, responsibilities under the One Shell Square Intercreditor Agreement or the JPMBB 2015-C30 Pooling and Servicing Agreement.

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In addition to the consultation rights of the holder of the One Shell Square Mortgage Loan (or its representative) described above, pursuant to the terms of the One Shell Square Intercreditor Agreement, the holder of the One Shell Square Mortgage Loan (or its representative) will have the right to attend (in-person or telephonically in the discretion of the JPMBB 2015-C30 Master Servicer or the JPMBB 2015-C30 Special Servicer, as applicable) annual meetings with the JPMBB 2015-C30 Master Servicer or the JPMBB 2015-C30 Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the JPMBB 2015-C30 Master Servicer or the JPMBB 2015-C30 Special Servicer, as applicable, for the purpose of discussing servicing issues related to the One Shell Square Whole Loan.

Sale of Defaulted One Shell Square Whole Loan. Pursuant to the terms of the One Shell Square Intercreditor Agreement, if the One Shell Square Whole Loan becomes a defaulted whole loan, and if the JPMBB 2015-C30 Special Servicer determines to sell the One Shell Square Pari Passu Companion Loan included in the JPMBB 2015-C30 Trust in accordance with the JPMBB 2015-C30 Pooling and Servicing Agreement, then the JPMBB 2015-C30 Special Servicer will be required to sell the One Shell Square Mortgage Loan together with the One Shell Square Pari Passu Companion Loan as one whole loan. In connection with any such sale, the JPMBB 2015-C30 Special Servicer will be required to follow the procedures contained in the JPMBB 2015-C30 Pooling and Servicing Agreement, which are substantially similar to those set forth under “Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans” in this free writing prospectus.

Notwithstanding the foregoing, the JPMBB 2015-C30 Special Servicer will not be permitted to sell the One Shell Square Mortgage Loan and the One Shell Square Pari Passu Companion Loan if such Whole Loan becomes a defaulted whole loan without the written consent of the holder of the One Shell Square Mortgage Loan (provided that such consent is not required if the holder of the One Shell Square Mortgage Loan is the borrower or an affiliate of the borrower) unless the JPMBB 2015-C30 Special Servicer has delivered to the holder of the One Shell Square Mortgage Loan: (a) at least 15 business days prior written notice of any decision to attempt to sell the One Shell Square Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the JPMBB 2015-C30 Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the One Shell Square Whole Loan, and any documents in the servicing file reasonably requested by the holder of the One Shell Square Mortgage Loan that are material to the price of the One Shell Square Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the JPMBB 2015-C30 Directing Certificateholder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the JPMBB 2015-C30 Master Servicer or the JPMBB 2015-C30 Special Servicer in connection with the proposed sale; provided that the holder of the One Shell Square Mortgage Loan may waive any of the delivery or timing requirements described in this sentence. Subject to the terms of the JPMBB 2015-C30 Pooling and Servicing Agreement, the holder of the One Shell Square Mortgage Loan (or its representative) will be permitted to bid at any sale of the One Shell Square Whole Loan (unless such person is the borrower or an agent or affiliate of the borrower).

See “Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans” in this free writing prospectus.

Special Servicer Appointment Rights. Pursuant and subject to the terms of the One Shell Square Intercreditor Agreement and the JPMBB 2015-C30 Pooling and Servicing Agreement, the controlling noteholder (or its representative) with respect to the One Shell Square Whole Loan (which will be the 2015-C30 Trust) will have the right with or without cause to replace the special servicer then acting with respect to the One Shell Square Whole Loan and appoint a replacement special servicer without the consent of the holder of the One Shell Square Mortgage Loan. The JPMBB 2015-C30 Directing Certificateholder (prior to a control event under the JPMBB 2015-C30 Pooling and Servicing Agreement), and the applicable certificateholders under the JPMBB 2015-C30 Pooling and Servicing Agreement with the requisite percentage of voting rights (after a control event under the JPMBB 2015-C30 Pooling and Servicing Agreement) will exercise the rights of the JPMBB 2015-C30 Trust as controlling noteholder, and will have the right to replace the special servicer then acting with respect to the One Shell Square Whole

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Loan and appoint a replacement special servicer, in a manner substantially similar to that described under “Servicing of the Mortgage Loans—Rights Upon Servicer Termination Event” in this free writing prospectus.

The Eastmont Town Center Whole Loan

General. The Eastmont Town Center Mortgage Loan, representing approximately 2.5% of the Initial Pool Balance, is part of a split loan structure comprised of two (2) mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The Eastmont Town Center Mortgage Loan is evidenced by a promissory note with a Cut-off Date Balance of $28,805,390. The Eastmont Town Center Pari Passu Companion Loan is evidenced by a promissory note with a Cut-off Date Balance of $12,242,291 that is not included in the trust. Only the Eastmont Town Center Mortgage Loan is included in the trust. The Eastmont Town Center Mortgage Loan and the Eastmont Town Center Pari Passu Companion Loan are pari passu with each other in terms of priority and are collectively referred to in this free writing prospectus as the Eastmont Town Center Whole Loan.

The holders (the “Eastmont Town Center Noteholders”) of each promissory note comprising the Eastmont Town Center Whole Loan have entered into a co-lender agreement (the “Eastmont Town Center Intercreditor Agreement”) that sets forth the respective rights of each the Eastmont Town Center Noteholder. Pursuant to the terms of the Eastmont Town Center Intercreditor Agreement, the Eastmont Town Center Whole Loan will be serviced and administered pursuant to the terms of the Pooling and Servicing Agreement. Pursuant to the Eastmont Town Center Intercreditor Agreement, expenses, losses and shortfalls relating to the Eastmont Town Center Whole Loan are required to be allocated on a pro rata basis to the Eastmont Town Center Noteholders.

The trust formed in connection with the issuance of the Citigroup Commercial Mortgage Trust 2015-GC29, Commercial Mortgage Pass-Through Certificates, Series 2015-GC29 (the “CGCMT 2015-GC29 Trust”) is the holder of the Eastmont Town Center Pari Passu Companion Loan. Prior to the Closing Date, the Eastmont Town Center Whole Loan has been serviced under the Pooling and Servicing Agreement for the CGCMT 2015-GC29 Trust (the “CGCMT 2015-GC29 Pooling and Servicing Agreement”), by Midland Loan Services, a Division of PNC Bank, National Association, as master servicer and as special servicer. From and after the Closing Date, the Eastmont Town Center Whole Loan will be serviced under the Pooling and Servicing Agreement.

So long as no Control Event has occurred under the Pooling and Servicing Agreement, the Directing Certificateholder will have the right to direct, consult with and advise the master servicer and the special servicer with respect to the Eastmont Town Center Whole Loan. However, the trust (or master servicer or special servicer on its behalf) will also be required to consult, on a strictly non-binding basis, with the CGCMT 2015-GC29 Trust, as holder of the Eastmont Town Center Pari Passu Companion Loan, or its representative (which will be, prior to the occurrence and continuance of a control event under the CGCMT 2015-GC29 Pooling and Servicing Agreement, the controlling class certificateholder under the CGCMT 2015-GC29 Pooling and Servicing Agreement (or the directing certificateholder under the CGCMT 2015-GC29 Pooling and Servicing Agreement on its behalf)) with respect to certain major decisions and the implementation of any recommended actions outlined in an asset status report; provided that in no event shall the trust (or the master servicer or special servicer on its behalf) be obligated to follow or take any alternative actions recommended by the holder of the Eastmont Town Center Pari Passu Companion Loan, or its representative.

Servicing. The Eastmont Town Center Whole Loan (including the Eastmont Town Center Mortgage Loan) and any related REO Property will be serviced and administered by the master servicer and, if necessary, the special servicer, pursuant to the Pooling and Servicing Agreement, in the manner described under “Servicing of the Mortgage Loans” in this free writing prospectus, but subject to the terms of the related Eastmont Town Center Intercreditor Agreement.

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Amounts payable to the trust as holder of the Eastmont Town Center Mortgage Loan pursuant to the Eastmont Town Center Intercreditor Agreement will be included in the Available Distribution Amount for the related Distribution Date to the extent described in this free writing prospectus, and amounts payable to the holder of the Eastmont Town Center Pari Passu Companion Loan will be distributed to such holder net of certain fees and expenses on the Eastmont Town Center Pari Passu Companion Loan as set forth in the Eastmont Town Center Intercreditor Agreement and will not be available for distributions on the Offered Certificates.

Application of Payments. The Eastmont Town Center Intercreditor Agreement sets forth the respective rights of the holder of the Eastmont Town Center Mortgage Loan and the holder of the Eastmont Town Center Pari Passu Companion Loan with respect to distributions of funds received in respect of the Eastmont Town Center Whole Loan, and provides, in general, that:

•	The Eastmont Town Center Mortgage Loan and the Eastmont Town Center Pari Passu Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

•	all payments, proceeds and other recoveries on or in respect of the Eastmont Town Center Whole Loan or the related Mortgaged Property will be applied to the Eastmont Town Center Mortgage Loan and the Eastmont Town Center Pari Passu Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment of amounts for required reserves or escrows required by the related mortgage loan documents and payment and reimbursement rights of the master servicer, the special servicer, the senior trust advisor, the certificate administrator, the depositor and the trustee) in accordance with the terms of the Eastmont Town Center Intercreditor Agreement and the Pooling and Servicing Agreement; and

•	costs, fees, expenses, losses and shortfalls relating to the Eastmont Town Center Whole Loan will be allocated, on a pro rata and pari passu basis, to the Eastmont Town Center Mortgage Loan and the Eastmont Town Center Pari Passu Companion Loan in accordance with the terms of the Eastmont Town Center Intercreditor Agreement and the Pooling and Servicing Agreement.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Eastmont Town Center Mortgage Loan pursuant to the terms of the Pooling and Servicing Agreement, then that P&I Advance, together with interest on that P&I Advance, may only be reimbursed out of future payments and collections on the Eastmont Town Center Mortgage Loan or, as and to the extent described under “Description of the Certificates—Advances” in this free writing prospectus, on other mortgage loans, but not out of payments or other collections on the Eastmont Town Center Pari Passu Companion Loan or any loans included in the CGCMT 2015-GC29 Trust.

Because of the timing of collections on the Eastmont Town Center Whole Loan, certain costs and expenses (such as Servicing Advances and interest thereon) allocable to the Eastmont Town Center Whole Loan may be paid or reimbursed out of payments and other collections on the mortgage pool, subject to the trust’s right to reimbursement from future payments and other collections on the Eastmont Town Center Pari Passu Companion Loan or from general collections with respect to the CGCMT 2015-GC29 Trust for its pro rata share of such costs and expenses. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to holders of the certificates.

Consultation and Control. The controlling noteholder under the Eastmont Town Center Intercreditor Agreement will be the trust as holder of the Eastmont Town Center Mortgage Loan; provided that, prior to the occurrence and continuance of a Control Event, the Directing Certificateholder will be entitled to exercise the rights of the controlling noteholder with respect to the Eastmont Town Center Whole Loan. The Directing Certificateholder will be entitled to exercise all the rights of the trust, in its capacity as the controlling noteholder under the Eastmont Town Center Intercreditor Agreement, as and to the extent set forth in this free writing prospectus under “Servicing of the Mortgage Loans—The Directing Certificateholder” with respect to the Eastmont Town Center Whole Loan, and the implementation of any recommended actions outlined in an asset status report with respect to the Eastmont Town Center Whole

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Loan will require the special servicer to consult with and/or obtain the approval of the Directing Certificateholder as and to the extent described herein under “Servicing of the Mortgage Loans—General”. Pursuant to the terms of the Pooling and Servicing Agreement, the Directing Certificateholder and the senior trust advisor will each have the same consent and/or consultation rights with respect to the Eastmont Town Center Whole Loan as each does, and for so long as each does, with respect to the other mortgage loans included in the trust.

In addition, pursuant to the terms of the Eastmont Town Center Intercreditor Agreement, the CGCMT 2015-GC29 Trust, as holder of the Eastmont Town Center Pari Passu Companion Loan (or its representative (which will be, prior to the occurrence and continuance of a control event under the CGCMT 2015-GC29 Pooling and Servicing Agreement, the controlling class representative under the CGCMT 2015-GC29 Pooling and Servicing Agreement) or any other party assigned the rights to exercise the rights of the holder of the Eastmont Town Center Pari Passu Companion Loan, as and to the extent provided in the CGCMT 2015-GC29 Pooling and Servicing Agreement) will (i) have the right to receive copies of all notices, information and reports that the master servicer or the special servicer, as applicable, is required to provide to the Directing Certificateholder (within the same time frame, such notices, information and reports are or would have been required to be provided to the Directing Certificateholder under the Pooling and Servicing Agreement without regard to the occurrence of a Control Event or Consultation Termination Event) with respect to any major decisions to be taken with respect to the Eastmont Town Center Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Eastmont Town Center Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis to the extent the holder of the Eastmont Town Center Pari Passu Companion Loan (or its representative) requests consultation with respect to certain major decisions to be taken with respect to the Eastmont Town Center Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Eastmont Town Center Whole Loan. The consultation right of the holder of the Eastmont Town Center Pari Passu Companion Loan (or its representative) will expire 10 business days following the delivery of written notice and information relating to the matter subject to consultation whether or not the holder of the Eastmont Town Center Pari Passu Companion Loan (or its representative) has responded within such period; provided that if the master servicer or the special servicer, as applicable, proposes a new course of action that is materially different from the actions previously proposed, the 10 business day consultation period will be deemed to begin anew from the date of delivery of such new proposal and delivery of all information related to such new proposal. Notwithstanding the consultation rights of the holder of the Eastmont Town Center Pari Passu Companion Loan (or its representative) described above, the master servicer or the special servicer, as applicable, is permitted to make any material decision or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Eastmont Town Center Mortgage Loan and the Eastmont Town Center Pari Passu Companion Loan. Neither the master servicer nor the special servicer will be obligated at any time to follow or take any alternative actions recommended by the holder of the Eastmont Town Center Pari Passu Companion Loan (or its representative, including, the controlling class representative (or similar entity)).

No objection of the Directing Certificateholder or the holder of the Eastmont Town Center Pari Passu Companion Loan (or its representative) may require or cause the master servicer or the special servicer, as applicable, to violate any provision of the Eastmont Town Center Whole Loan, applicable law, the Pooling and Servicing Agreement, the Eastmont Town Center Intercreditor Agreement, the REMIC provisions of the Code or the obligation to act in accordance with the Servicing Standard.

In addition to the consultation rights of the holder of the Eastmont Town Center Pari Passu Companion Loan (or its representative) described above, pursuant to the terms of the Eastmont Town Center Intercreditor Agreement, the holder of the Eastmont Town Center Pari Passu Companion Loan (or its representative) will have the right to attend (in-person or telephonically in the discretion of the master servicer or the special servicer, as applicable) annual meetings with the master servicer or the special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or the special servicer, as applicable, for the purpose of discussing servicing issues related to the Eastmont Town Center Whole Loan.

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Sale of Defaulted Eastmont Town Center Whole Loan. Pursuant to the terms of the Eastmont Town Center Intercreditor Agreement, if the Eastmont Town Center Whole Loan becomes a defaulted whole loan, and if the special servicer determines to sell the Eastmont Town Center Mortgage Loan in accordance with the Pooling and Servicing Agreement, then the special servicer will be required to sell the Eastmont Town Center Pari Passu Companion Loan together with the Eastmont Town Center Mortgage Loan as one whole loan. In connection with any such sale, the special servicer will be required to follow the procedures set forth under “Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans” in this free writing prospectus, except as otherwise described below.

Notwithstanding the foregoing, the special servicer will not be permitted to sell the Eastmont Town Center Whole Loan if it becomes a defaulted whole loan without the written consent of the holder of the Eastmont Town Center Pari Passu Companion Loan (provided that such consent is not required if the holder of the Eastmont Town Center Pari Passu Companion Loan is the borrower or an affiliate of the borrower) unless the special servicer has delivered to the holder of the Eastmont Town Center Pari Passu Companion Loan: (a) at least 15 business days prior written notice of any decision to attempt to sell the Eastmont Town Center Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the special servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Eastmont Town Center Whole Loan, and any documents in the servicing file reasonably requested by the holder of the Eastmont Town Center Pari Passu Companion Loan that are material to the price of the Eastmont Town Center Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the master servicer or the special servicer in connection with the proposed sale; provided that the holder of the Eastmont Town Center Pari Passu Companion Loan may waive any of the delivery or timing requirements described in this sentence. Subject to the terms of the Pooling and Servicing Agreement, the holder of the Eastmont Town Center Pari Passu Companion Loan (or its representative) will be permitted to bid at any sale of the Eastmont Town Center Whole Loan (unless such person is the borrower or an agent or affiliate of the borrower).

See “Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans” in this free writing prospectus.

Special Servicer Appointment Rights. Subject to the terms of the Pooling and Servicing Agreement, the controlling noteholder (or its representative) with respect to the Eastmont Town Center Whole Loan (which will be the trust) will have the right to replace the special servicer then acting with respect to the Eastmont Town Center Whole Loan (a) for cause at any time and (b) without cause if either (i) LNR Partners, LLC (or its affiliate) is no longer the special servicer or (ii) LNR Securities Holdings, LLC (or its affiliate) owns less than 25% of the Controlling Class, and appoint a replacement special servicer without the consent of the holder of the Eastmont Town Center Pari Passu Companion Loan. The Directing Certificateholder (prior to a Control Event), and the applicable certificateholders with the requisite percentage of Voting Rights (after a Control Event) will exercise the rights of the trust as controlling noteholder, and will have the right to replace the special servicer then acting with respect to the Eastmont Town Center Whole Loan and appoint a replacement special servicer, as described under “Servicing of the Mortgage Loans—Rights Upon Servicer Termination Event” in this free writing prospectus.

The Hyatt Place Texas Portfolio Whole Loan

General. The Hyatt Place Texas Portfolio Mortgage Loan, representing approximately 2.2% of the Initial Pool Balance, is part of a split loan structure comprised of two (2) mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The Hyatt Place Texas Portfolio Mortgage Loan is evidenced by a promissory note with a Cut-off Date Balance of $25,000,000. The related Hyatt Place Texas Portfolio Pari Passu Companion Loan is evidenced by a promissory note with an outstanding principal balance as of the Cut-off Date of

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$13,500,000 that is not included in the trust. Only the Hyatt Place Texas Portfolio Mortgage Loan is included in the trust. The Hyatt Place Texas Portfolio Mortgage Loan and the Hyatt Place Texas Portfolio Pari Passu Companion Loan are pari passu with each other in terms of priority and are collectively referred to in this free writing prospectus as the Hyatt Place Texas Portfolio Whole Loan. It is anticipated that the Hyatt Place Texas Portfolio Pari Passu Companion Loan will be included in a future securitization; however, we cannot assure you that this will ultimately occur.

The holders (the “Hyatt Place Texas Portfolio Noteholders”) of each promissory note comprising the Hyatt Place Texas Portfolio Whole Loan have entered into a co-lender agreement (the “Hyatt Place Texas Portfolio Intercreditor Agreement”) that sets forth the respective rights of each Hyatt Place Texas Portfolio Noteholder. The Hyatt Place Texas Portfolio Whole Loan will be serviced and administered pursuant to the terms of the Pooling and Servicing Agreement by the master servicer and the special servicer, as the case may be, according to the Servicing Standard. The Hyatt Place Texas Portfolio Intercreditor Agreement provides that expenses, losses and shortfalls relating to the Hyatt Place Texas Portfolio Whole Loan will be allocated on a pro rata basis to the Hyatt Place Texas Portfolio Noteholders.

Servicing. The Hyatt Place Texas Portfolio Whole Loan (including the Hyatt Place Texas Portfolio Mortgage Loan) and any related REO Property will be serviced and administered by the master servicer and, if necessary, the special servicer, pursuant to the Pooling and Servicing Agreement, in the manner described under “Servicing of the Mortgage Loans” in this free writing prospectus, but subject to the terms of the related Hyatt Place Texas Portfolio Intercreditor Agreement. In servicing the Hyatt Place Texas Portfolio Whole Loan, the Servicing Standard set forth in the Pooling and Servicing Agreement will require the master servicer and the special servicer to take into account the interests, as a collective whole, of both the Certificateholders and the holder of the Hyatt Place Texas Portfolio Pari Passu Companion Loan.

Amounts payable to the trust as holder of the Hyatt Place Texas Portfolio Mortgage Loan pursuant to the related Hyatt Place Texas Portfolio Intercreditor Agreement will be included in the Available Distribution Amount for the related Distribution Date to the extent described in this free writing prospectus, and amounts payable to the holder of the Hyatt Place Texas Portfolio Pari Passu Companion Loan will be distributed to such holder net of certain fees and expenses on the Hyatt Place Texas Portfolio Pari Passu Companion Loan as set forth in the Hyatt Place Texas Portfolio Intercreditor Agreement and will not be available for distributions on the Offered Certificates.

Application of Payments. The Hyatt Place Texas Portfolio Intercreditor Agreement sets forth the respective rights of the holder of the Hyatt Place Texas Portfolio Mortgage Loan and the holder of the Hyatt Place Texas Portfolio Pari Passu Companion Loan with respect to distributions of funds received in respect of the Hyatt Place Texas Portfolio Whole Loan, and provides, in general, that:

•    the Hyatt Place Texas Portfolio Mortgage Loan and the Hyatt Place Texas Portfolio Pari Passu Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor; and

•    all payments, proceeds and other recoveries on or in respect of the Hyatt Place Texas Portfolio Whole Loan or the related Mortgaged Property will be applied to the Hyatt Place Texas Portfolio Mortgage Loan and the Hyatt Place Texas Portfolio Pari Passu Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment of amounts for required reserves or escrows required by the related mortgage loan documents and payment and reimbursement rights of the master servicer, the special servicer and the trustee) in accordance with the terms of the Hyatt Place Texas Portfolio Intercreditor Agreement and the Pooling and Servicing Agreement.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Hyatt Place Texas Portfolio Mortgage Loan pursuant to the terms of the Pooling and Servicing Agreement, then that P&I Advance, together with interest on that P&I Advance, may only be reimbursed out of future payments and collections on the Hyatt Place Texas Portfolio Mortgage Loan or, as and to the extent described under

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“Description of the Certificates—Advances” in this free writing prospectus, on other mortgage loans in this securitization, but not out of payments or other collections on the Hyatt Place Texas Portfolio Pari Passu Companion Loan or any loans included in any future securitization trust related to the Hyatt Place Texas Portfolio Pari Passu Companion Loan.

Because of the timing of collections on the Hyatt Place Texas Portfolio Whole Loan, certain costs and expenses (such as related Servicing Advances and interest thereon) allocable to the Hyatt Place Texas Portfolio Whole Loan may be paid or reimbursed out of payments and other collections on the mortgage pool, subject to the trust’s right to reimbursement from future payments and other collections on the Hyatt Place Texas Portfolio Pari Passu Companion Loan or from general collections with respect to the securitization of the Hyatt Place Texas Portfolio Pari Passu Companion Loan for its pro rata share of such costs and expenses. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to holders of the certificates.

Consultation and Control. The controlling noteholder under the Hyatt Place Texas Portfolio Intercreditor Agreement will be the trust as holder of the Hyatt Place Texas Portfolio Mortgage Loan; provided that, prior to the occurrence and continuance of a Control Event, the Directing Certificateholder will be entitled to exercise the rights of the controlling noteholder with respect to the Hyatt Place Texas Portfolio Whole Loan. The Directing Certificateholder will be entitled to exercise all of the rights of the trust in its capacity as the controlling noteholder under the Hyatt Place Texas Portfolio Intercreditor Agreement, as and to the extent set forth in this free writing prospectus under “Servicing of the Mortgage Loans—The Directing Certificateholder” with respect to the Hyatt Place Texas Portfolio Whole Loan, and the implementation of any recommended actions outlined in an asset status report with respect to the Hyatt Place Texas Portfolio Whole Loan will require the special servicer to consult with and/or obtain the approval of the Directing Certificateholder as and to the extent described in this free writing prospectus under “Servicing of the Mortgage Loans—General” in this free writing prospectus. Pursuant to the terms of the Pooling and Servicing Agreement, the Directing Certificateholder and the senior trust advisor will each have the same consent and/or consultation rights with respect to the Hyatt Place Texas Portfolio Whole Loan as each does, and for so long as each does, with respect to the other mortgage loans included in the trust.

In addition, pursuant to the terms of the Hyatt Place Texas Portfolio Intercreditor Agreement, the holder of the Hyatt Place Texas Portfolio Pari Passu Companion Loan (or its representative which, at any time the Hyatt Place Texas Portfolio Pari Passu Companion Loan is included in a securitization, may be the directing certificateholder or controlling class representative for that securitization or any other party assigned the rights to exercise the rights of the holder of the Hyatt Place Texas Portfolio Pari Passu Companion Loan, as and to the extent provided in the related pooling and servicing agreement) will (i) have the right to receive copies of all notices, information and reports that the master servicer or special servicer, as applicable, is required to provide to the Directing Certificateholder (within the same time frame such notices, information and reports are or would have been required to be provided to the Directing Certificateholder under the Pooling and Servicing Agreement without regard to the occurrence of a Control Event or Consultation Termination Event) with respect to any major decisions to be taken with respect to the Hyatt Place Texas Portfolio Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Hyatt Place Texas Portfolio Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis to the extent the holder of the Hyatt Place Texas Portfolio Pari Passu Companion Loan (or its representative) requests consultation with respect to certain major decisions to be taken with respect to the Hyatt Place Texas Portfolio Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Hyatt Place Texas Portfolio Whole Loan. The consultation right of the holder of the Hyatt Place Texas Portfolio Pari Passu Companion Loan (or its representative) will expire 10 business days following the delivery of written notice and information relating to the matter subject to consultation whether or not the holder of the Hyatt Place Texas Portfolio Pari Passu Companion Loan (or its representative) has responded within such period; provided that if the master servicer or special servicer, as applicable, proposes a new course of action that is materially different from the actions previously proposed, the 10 business day consultation period will be deemed to begin anew from the date of delivery of such new proposal and delivery of all information related to such new proposal. Notwithstanding the consultation

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rights of the holder of the Hyatt Place Texas Portfolio Pari Passu Companion Loan (or its representative) described above, the master servicer or special servicer, as applicable, is permitted to make any material decision or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Hyatt Place Texas Portfolio Mortgage Loan and the Hyatt Place Texas Portfolio Pari Passu Companion Loan. Neither the master servicer nor the special servicer will be obligated at any time to follow or take any alternative actions recommended by the holder of the Hyatt Place Texas Portfolio Pari Passu Companion Loan (or its representative, including, if the Hyatt Place Texas Portfolio Pari Passu Companion Loan has been contributed to a securitization, the related directing certificateholder or controlling class representative (or similar entity)).

Neither the master servicer nor the special servicer may follow or be required to follow any advice or consultation provided by the holder of the Hyatt Place Texas Portfolio Pari Passu Companion Loan (or its representative) that would require or cause the master servicer or the special servicer, as applicable, to violate any applicable law, including the REMIC Provisions, be inconsistent with the Servicing Standard, require or cause the master servicer or the special servicer, as applicable, to violate provisions of the Hyatt Place Texas Portfolio Intercreditor Agreement, require or cause the master servicer or the special servicer, as applicable, to violate the terms of the Hyatt Place Texas Portfolio Whole Loan, or materially expand the scope of any of the master servicer’s or the special servicer’s, as applicable, responsibilities under the Hyatt Place Texas Portfolio Intercreditor Agreement or the Pooling and Servicing Agreement.

In addition to the consultation rights of the holder of the Hyatt Place Texas Portfolio Pari Passu Companion Loan (or its representative) described above, pursuant to the terms of the Hyatt Place Texas Portfolio Intercreditor Agreement, the holder of the Hyatt Place Texas Portfolio Pari Passu Companion Loan (or its representative) will have the right to attend (in-person or telephonically in the discretion of the master servicer or special servicer, as applicable) annual meetings with the master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, for the purpose of discussing servicing issues related to the Hyatt Place Texas Portfolio Whole Loan.

Sale of Defaulted Serviced Pari Passu Whole Loan. Pursuant to the terms of the Hyatt Place Texas Portfolio Intercreditor Agreement, if the Hyatt Place Texas Portfolio Mortgage Loan becomes a Defaulted Mortgage Loan, and if the special servicer determines to sell the Hyatt Place Texas Portfolio Mortgage Loan upon its becoming a Specially Serviced Mortgage Loan in accordance with the Pooling and Servicing Agreement, then the special servicer will be required to sell the related Hyatt Place Texas Portfolio Pari Passu Companion Loan together with the Hyatt Place Texas Portfolio Mortgage Loan as one whole loan. In connection with any such sale, the special servicer will be required to follow the procedures set forth under “Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans” in this free writing prospectus.

Notwithstanding the foregoing, the special servicer will not be permitted to sell the Hyatt Place Texas Portfolio Mortgage Loan and Hyatt Place Texas Portfolio Pari Passu Companion Loan if such Whole Loan becomes a defaulted whole loan without the written consent of the holder of the Hyatt Place Texas Portfolio Pari Passu Companion Loan (provided that such consent is not required if the holder of the Hyatt Place Texas Portfolio Pari Passu Companion Loan is the borrower or an affiliate of the borrower) unless the special servicer has delivered to the holder of the Hyatt Place Texas Portfolio Pari Passu Companion Loan: (a) at least 15 business days prior written notice of any decision to attempt to sell the related Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the special servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Hyatt Place Texas Portfolio Whole Loan, and any documents in the servicing file reasonably requested by the holder of the Hyatt Place Texas Portfolio Pari Passu Companion Loan that are material to the price of the Hyatt Place Texas Portfolio Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and other

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documents being provided to other offerors and all leases or other documents that are approved by the master servicer or the special servicer in connection with the proposed sale; provided that the holder of the Hyatt Place Texas Portfolio Pari Passu Companion Loan may waive as to itself any of the delivery or timing requirements described in this sentence. Subject to the terms of the Pooling and Servicing Agreement, the holder of the Hyatt Place Texas Portfolio Pari Passu Companion Loan (or its representative) will be permitted to submit an offer at any sale of the related Whole Loan.

See “Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans” in this free writing prospectus.

Special Servicer Appointment Rights. Subject to the terms of the Pooling and Servicing Agreement, the controlling noteholder (or its representative) with respect to the Hyatt Place Texas Portfolio Whole Loan (which will be the trust) will have the right to replace the special servicer then acting with respect to the Hyatt Place Texas Portfolio Whole Loan (a) for cause at any time and (b) without cause if either (i) LNR Partners, LLC (or its affiliate) is no longer the special servicer or (ii) LNR Securities Holdings, LLC (or its affiliate) owns less than 25% of the Controlling Class, and appoint a replacement special servicer without the consent of the holder of the Hyatt Place Texas Portfolio Pari Passu Companion Loan. The Directing Certificateholder (prior to a Control Event), and the applicable certificateholders with the requisite percentage of Voting Rights (after a Control Event) will exercise the rights of the trust as controlling noteholder, and will have the right, with or without cause (subject to the limitations described herein and in the pooling and servicing agreement), to replace the special servicer then acting with respect to the Hyatt Place Texas Portfolio Whole Loan and appoint a replacement special servicer, as described under “Servicing of the Mortgage Loans—Rights Upon Servicer Termination Event” in this free writing prospectus.

The Brunswick Portfolio Whole Loan

General. The Brunswick Portfolio Mortgage Loan, representing approximately 1.7% of the Initial Pool Balance, is part of a split loan structure comprised of three (3) mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The Brunswick Portfolio Mortgage Loan is evidenced by a promissory note with a Cut-off Date Balance of $19,901,032. The Brunswick Portfolio Pari Passu Companion Loans are evidenced by two promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $99,505,158 that are not included in the trust. Only the Brunswick Portfolio Mortgage Loan is included in the trust. The Brunswick Portfolio Mortgage Loan and the Brunswick Portfolio Pari Passu Companion Loans are pari passu with each other in terms of priority and are collectively referred to in this free writing prospectus as the Brunswick Portfolio Whole Loan.

The holders (the “Brunswick Portfolio Noteholders”) of each promissory note comprising the Brunswick Portfolio Whole Loan have entered into a co-lender agreement (the “Brunswick Portfolio Intercreditor Agreement”) that sets forth the respective rights of each Brunswick Portfolio Noteholder. The Brunswick Portfolio Whole Loan will be serviced and administered pursuant to the terms of the JPMBB 2015-C30 Pooling and Servicing Agreement. The Brunswick Portfolio Intercreditor Agreement provides that expenses, losses and shortfalls relating to the Brunswick Portfolio Whole Loan will be allocated on a pro rata basis to the Brunswick Portfolio Noteholders.

The trust formed pursuant to the JPMBB 2015-C30 Pooling and Servicing Agreement (the “JPMBB 2015-C30 Trust”) is the holder of a Brunswick Portfolio Pari Passu Companion Loan and so long as no control event has occurred under the JPMBB 2015-C30 Pooling and Servicing Agreement, the JPMBB 2015-C30 directing certificateholder will have the right to direct, consult with and advise the JPMBB 2015-C30 Master Servicer and the JPMBB 2015-C30 Special Servicer with respect to the Brunswick Portfolio Whole Loan, but will be required to consult with the Directing Certificateholder of the Brunswick Portfolio Mortgage Loan (so long as no Control Event has occurred and is continuing under the Pooling and Servicing Agreement for this transaction) with respect to such advice, consent or action. In the event that the parties exercising the rights of the holder or holders of the Brunswick Portfolio Pari Passu Companion Loans and the holder of the Brunswick Portfolio Mortgage Loan under the Brunswick Portfolio

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Intercreditor Agreement disagree, the decision of the party exercising the rights of the holder of the Brunswick Portfolio Pari Passu Companion Loan under the JPMBB 2015-C30 Pooling and Servicing Agreement will be binding.

Servicing. The Brunswick Portfolio Whole Loan (including the Brunswick Portfolio Mortgage Loan) and any related REO Property will be serviced and administered by the JPMBB 2015-C30 Master Servicer and, if necessary, the JPMBB 2015-C30 Special Servicer, according to the terms of the JPMBB 2015-C30 Pooling and Servicing Agreement and the servicing standard thereunder, which requires the JPMBB 2015-C30 Master Servicer and the JPMBB 2015-C30 Special Servicer to take into account the interests, as a collective whole, of both the Certificateholders and the holder or holders of the Brunswick Portfolio Pari Passu Companion Loans.

Amounts payable to the trust as holder of the Brunswick Portfolio Mortgage Loan pursuant to the related Brunswick Portfolio Intercreditor Agreement will be included in the Available Distribution Amount for the related Distribution Date to the extent described in this free writing prospectus, and amounts payable to the holder or holders of the Brunswick Portfolio Pari Passu Companion Loans will be distributed to such holder net of certain fees and expenses on the Brunswick Portfolio Pari Passu Companion Loans as set forth in the Brunswick Portfolio Intercreditor Agreement and will not be available for distributions on the Offered Certificates.

Application of Payments. The Brunswick Portfolio Intercreditor Agreement sets forth the respective rights of the holder of the Brunswick Portfolio Mortgage Loan and the holder or holders of the Brunswick Portfolio Pari Passu Companion Loans with respect to distributions of funds received in respect of the Brunswick Portfolio Whole Loan, and provides, in general, that:

•	the Brunswick Portfolio Mortgage Loan and the Brunswick Portfolio Pari Passu Companion Loans are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

•	all payments, proceeds and other recoveries on or in respect of the Brunswick Portfolio Whole Loan or the related Mortgaged Property will be applied to the Brunswick Portfolio Mortgage Loan and the Brunswick Portfolio Pari Passu Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment of amounts for required reserves or escrows required by the related mortgage loan documents and payment and reimbursement rights of the JPMBB 2015-C30 Master Servicer, the JPMBB 2015-C30 Special Servicer, the related senior trust advisor, the related certificate administrator, the related depositor and the related trustee) in accordance with the terms of the Brunswick Portfolio Intercreditor Agreement and the JPMBB 2015-C30 Pooling and Servicing Agreement; and

•	costs, fees, expenses, losses and shortfalls relating to the Brunswick Portfolio Whole Loan will be allocated, on a pro rata and pari passu basis, to the Brunswick Portfolio Mortgage Loan and the Brunswick Portfolio Pari Passu Companion Loans in accordance with the terms of the Brunswick Portfolio Intercreditor Agreement and the JPMBB 2015-C30 Pooling and Servicing Agreement.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Brunswick Portfolio Mortgage Loan pursuant to the terms of the Pooling and Servicing Agreement, then that P&I Advance, together with interest on that P&I Advance, may only be reimbursed out of future payments and collections on the Brunswick Portfolio Mortgage Loan or, as and to the extent described under “Description of the Certificates—Advances” in this free writing prospectus, on other mortgage loans in this securitization, but not out of payments or other collections on the Brunswick Portfolio Pari Passu Companion Loans or any loans included in any securitization trust related to the Brunswick Portfolio Pari Passu Companion Loans.

Certain costs and expenses (such as a pro rata share of any servicing advance with respect to the Brunswick Portfolio Whole Loan made pursuant to the JPMBB 2015-C30 Pooling and Servicing Agreement) allocable to the Brunswick Portfolio Mortgage Loan in accordance with the JPMBB 2015-C30

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Pooling and Servicing Agreement and the Brunswick Portfolio Intercreditor Agreement may be paid or reimbursed out of payments and other collections on the mortgage pool. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to holders of the certificates.

Consultation and Control. The controlling noteholder under the Brunswick Portfolio Intercreditor Agreement will be the JPMBB 2015-C30 Trust as holder of a Brunswick Portfolio Pari Passu Companion Loan under the JPMBB 2015-C30 Pooling and Servicing Agreement; provided that, prior to the occurrence and continuance of a control event under the JPMBB 2015-C30 Pooling and Servicing Agreement, the controlling class certificateholder (or the directing certificateholder on its behalf) under the JPMBB 2015-C30 Pooling and Servicing Agreement (the “JPMBB 2015-C30 Directing Certificateholder”) will be entitled to exercise the rights of the controlling noteholder with respect to the Brunswick Portfolio Whole Loan. The JPMBB 2015-C30 Directing Certificateholder will be entitled to exercise rights substantially similar to the rights of the trust, in its capacity as the controlling noteholder under the Brunswick Portfolio Intercreditor Agreement, as described in this free writing prospectus under “Servicing of the Mortgage Loans—The Directing Certificateholder” with respect to the Brunswick Portfolio Whole Loan, and the implementation of any recommended actions outlined in an asset status report with respect to the Brunswick Portfolio Whole Loan will require the JPMBB 2015-C30 Special Servicer to consult with the JPMBB 2015-C30 Directing Certificateholder in a manner substantially similar to that described herein under “Servicing of the Mortgage Loans—General”. Pursuant to the terms of the JPMBB 2015-C30 Pooling and Servicing Agreement, the JPMBB 2015-C30 Directing Certificateholder and the related senior trust advisor will each have the same consent and/or consultation rights with respect to the Brunswick Portfolio Whole Loan as each does, and for so long as each does, with respect to the other mortgage loans included in that trust.

In addition, pursuant to the terms of the Brunswick Portfolio Intercreditor Agreement, the holder of the Brunswick Portfolio Mortgage Loan (or its representative, which will be the Controlling Class Certificateholder or any other party assigned the rights to exercise the rights of the holder of the Brunswick Portfolio Mortgage Loan, as and to the extent provided in the Pooling and Servicing Agreement) will (i) have the right to receive copies of all notices, information and reports that the JPMBB 2015-C30 Master Servicer or the JPMBB 2015-C30 Special Servicer, as applicable, is required to provide to the JPMBB 2015-C30 Directing Certificateholder (within the same time frame, such notices, information and reports are or would have been required to be provided to the JPMBB 2015-C30 Directing Certificateholder under the JPMBB 2015-C30 Pooling and Servicing Agreement without regard to the occurrence of any control event or consultation termination event under the JPMBB 2015-C30 Pooling and Servicing Agreement) with respect to any major decisions to be taken with respect to the Brunswick Portfolio Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Brunswick Portfolio Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis to the extent the holder of the Brunswick Portfolio Mortgage Loan (or its representative) requests consultation with respect to certain major decisions to be taken with respect to the Brunswick Portfolio Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Brunswick Portfolio Whole Loan. The consultation right of the holder of the Brunswick Portfolio Mortgage Loan (or its representative) will expire 10 business days following the delivery of written notice and information relating to the matter subject to consultation whether or not the holder of the Brunswick Portfolio Mortgage Loan (or its representative) has responded within such period; provided that if the JPMBB 2015-C30 Master Servicer or the JPMBB 2015-C30 Special Servicer, as applicable, proposes a new course of action that is materially different from the actions previously proposed, the 10 business day consultation period will be deemed to begin anew from the date of delivery of such new proposal and delivery of all information related to such new proposal. Notwithstanding the consultation rights of the holder of the Brunswick Portfolio Mortgage Loan (or its representative) described above, the JPMBB 2015-C30 Master Servicer or the JPMBB 2015-C30 Special Servicer, as applicable, is permitted to make any material decision or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Brunswick Portfolio Mortgage Loan and the Brunswick Portfolio Pari Passu Companion Loans. Neither the JPMBB 2015-C30 Master Servicer nor the JPMBB 2015-C30 Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the holder of the Brunswick Portfolio Mortgage Loan (or its representative,

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including, the directing certificateholder (or similar entity)). The senior trust advisor will generally have no obligations or consultation rights under the Pooling and Servicing Agreement with respect to the Brunswick Portfolio Whole Loan or any related REO Property. However, Pentalpha Surveillance LLC is also the senior trust advisor under the JPMBB 2015-C30 Pooling and Servicing Agreement and, in such capacity, will have certain obligations and consultation rights with respect to the Brunswick Portfolio Whole Loan that are substantially similar to those of the senior trust advisor under the Pooling and Servicing Agreement.

Neither the JPMBB 2015-C30 Master Servicer nor the JPMBB 2015-C30 Special Servicer may follow or be required to follow any advice or consultation provided by the holder of the Brunswick Portfolio Mortgage Loan (or its representative) that would require or cause the JPMBB 2015-C30 Master Servicer or the JPMBB 2015-C30 Special Servicer, as applicable, to violate any applicable law, including the REMIC Provisions, be inconsistent with the servicing standard under the JPMBB 2015-C30 Pooling and Servicing Agreement, require or cause the JPMBB 2015-C30 Master Servicer or the JPMBB 2015-C30 Special Servicer, as applicable, to violate provisions of the Brunswick Portfolio Intercreditor Agreement or the JPMBB 2015-C30 Pooling and Servicing Agreement, require or cause the JPMBB 2015-C30 Master Servicer or the JPMBB 2015-C30 Special Servicer, as applicable, to violate the terms of the Brunswick Portfolio Whole Loan, or materially expand the scope of any of the JPMBB 2015-C30 Master Servicer’s or the JPMBB 2015-C30 Special Servicer’s, as applicable, responsibilities under the Brunswick Portfolio Intercreditor Agreement or the JPMBB 2015-C30 Pooling and Servicing Agreement.

In addition to the consultation rights of the holder of the Brunswick Portfolio Mortgage Loan (or its representative) described above, pursuant to the terms of the Brunswick Portfolio Intercreditor Agreement, the holder of the Brunswick Portfolio Mortgage Loan (or its representative) will have the right to attend (in-person or telephonically in the discretion of the JPMBB 2015-C30 Master Servicer or the JPMBB 2015-C30 Special Servicer, as applicable) annual meetings with the JPMBB 2015-C30 Master Servicer or the JPMBB 2015-C30 Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the JPMBB 2015-C30 Master Servicer or the JPMBB 2015-C30 Special Servicer, as applicable, for the purpose of discussing servicing issues related to the Brunswick Portfolio Whole Loan.

Sale of Defaulted Brunswick Portfolio Whole Loan. Pursuant to the terms of the Brunswick Portfolio Intercreditor Agreement, if the Brunswick Portfolio Whole Loan becomes a defaulted whole loan, and if the JPMBB 2015-C30 Special Servicer determines to sell the Brunswick Portfolio Pari Passu Companion Loan included in the JPMBB 2015-C30 Trust in accordance with the JPMBB 2015-C30 Pooling and Servicing Agreement, then the JPMBB 2015-C30 Special Servicer will be required to sell the Brunswick Portfolio Mortgage Loan together with the Brunswick Portfolio Pari Passu Companion Loans as one whole loan. In connection with any such sale, the JPMBB 2015-C30 Special Servicer will be required to follow the procedures contained in the JPMBB 2015-C30 Pooling and Servicing Agreement, which are substantially similar to those set forth under “Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans” in this free writing prospectus.

Notwithstanding the foregoing, the JPMBB 2015-C30 Special Servicer will not be permitted to sell the Brunswick Portfolio Mortgage Loan and the Brunswick Portfolio Pari Passu Companion Loans if such Whole Loan becomes a defaulted whole loan without the written consent of the holder of the Brunswick Portfolio Mortgage Loan (provided that such consent is not required if the holder of the Brunswick Portfolio Mortgage Loan is the borrower or an affiliate of the borrower) unless the JPMBB 2015-C30 Special Servicer has delivered to the holder of the Brunswick Portfolio Mortgage Loan: (a) at least 15 business days prior written notice of any decision to attempt to sell the Brunswick Portfolio Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the JPMBB 2015-C30 Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Brunswick Portfolio Whole Loan, and any documents in the servicing file reasonably requested by the holder of the Brunswick Portfolio Mortgage Loan that are material to the price of the Brunswick Portfolio Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the JPMBB 2015-C30 Directing

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Certificateholder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the JPMBB 2015-C30 Master Servicer or the JPMBB 2015-C30 Special Servicer in connection with the proposed sale; provided that the holder of the Brunswick Portfolio Mortgage Loan may waive any of the delivery or timing requirements described in this sentence. Subject to the terms of the JPMBB 2015-C30 Pooling and Servicing Agreement, the holder of the Brunswick Portfolio Mortgage Loan (or its representative) will be permitted to bid at any sale of the Brunswick Portfolio Whole Loan (unless such person is the borrower or an agent or affiliate of the borrower).

See “Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans” in this free writing prospectus.

Special Servicer Appointment Rights. Pursuant and subject to the terms of the Brunswick Portfolio Intercreditor Agreement and the JPMBB 2015-C30 Pooling and Servicing Agreement, the controlling noteholder (or its representative) with respect to the Brunswick Portfolio Whole Loan (which will be the 2015-C30 Trust) will have the right with or without cause to replace the special servicer then acting with respect to the Brunswick Portfolio Whole Loan and appoint a replacement special servicer without the consent of the holder of the Brunswick Portfolio Mortgage Loan. The JPMBB 2015-C30 Directing Certificateholder (prior to a control event under the JPMBB 2015-C30 Pooling and Servicing Agreement), and the applicable certificateholders under the JPMBB 2015-C30 Pooling and Servicing Agreement with the requisite percentage of voting rights (after a control event under the JPMBB 2015-C30 Pooling and Servicing Agreement) will exercise the rights of the JPMBB 2015-C30 Trust as controlling noteholder, and will have the right to replace the special servicer then acting with respect to the Brunswick Portfolio Whole Loan and appoint a replacement special servicer, in a manner substantially similar to that described under “Servicing of the Mortgage Loans—Rights Upon Servicer Termination Event” in this free writing prospectus.

The New Center One Building Whole Loan

General. The New Center One Building Mortgage Loan, representing approximately 1.7% of the Initial Pool Balance, is part of a split loan structure comprised of two (2) mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The New Center One Building Mortgage Loan is evidenced by a promissory note with a Cut-off Date Balance of $18,976,139. The related New Center One Building Pari Passu Companion Loan is evidenced by a promissory note with an outstanding principal balance as of the Cut-off Date of $18,976,139 that is not included in the trust. Only the New Center One Building Mortgage Loan is included in the trust. The New Center One Building Mortgage Loan and the New Center One Building Pari Passu Companion Loan are pari passu with each other in terms of priority and are collectively referred to in this free writing prospectus as the New Center One Building Whole Loan. It is anticipated that the New Center One Building Pari Passu Companion Loan will be included in a future securitization; however, we cannot assure you that this will ultimately occur.

The holders (the “New Center One Building Noteholders”) of each promissory note comprising the New Center One Building Loan have entered into a co-lender agreement (the “New Center One Building Intercreditor Agreement”) that sets forth the respective rights of each New Center One Building Noteholder. The New Center One Building Whole Loan will be serviced and administered pursuant to the terms of the Pooling and Servicing Agreement by the master servicer and the special servicer, as the case may be, according to the Servicing Standard. The New Center One Building Intercreditor Agreement provides that expenses, losses and shortfalls relating to the New Center One Building Whole Loan will be allocated on a pro rata basis to the New Center One Building Noteholders.

Servicing. The New Center One Building Whole Loan (including the New Center One Building Mortgage Loan) and any related REO Property will be serviced and administered by the master servicer and, if necessary, the special servicer, pursuant to the Pooling and Servicing Agreement, in the manner described under “Servicing of the Mortgage Loans” in this free writing prospectus, but subject to the terms of the related New Center One Building Intercreditor Agreement. In servicing the New Center One

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Building Whole Loan, the Servicing Standard set forth in the Pooling and Servicing Agreement will require the master servicer and the special servicer to take into account the interests, as a collective whole, of both the Certificateholders and the holder of the New Center One Building Pari Passu Companion Loan.

Amounts payable to the trust as holder of the New Center One Building Mortgage Loan pursuant to the related New Center One Building Intercreditor Agreement will be included in the Available Distribution Amount for the related Distribution Date to the extent described in this free writing prospectus, and amounts payable to the holder of the New Center One Building Pari Passu Companion Loan will be distributed to such holder net of certain fees and expenses on the New Center One Building Pari Passu Companion Loan as set forth in the New Center One Building Intercreditor Agreement and will not be available for distributions on the Offered Certificates.

Application of Payments. The New Center One Building Intercreditor Agreement sets forth the respective rights of the holder of the New Center One Building Mortgage Loan and the holder of the New Center One Building Pari Passu Companion Loan with respect to distributions of funds received in respect of the New Center One Building Whole Loan, and provides, in general, that:

•	the New Center One Building Mortgage Loan and the New Center One Building Pari Passu Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

•	all payments, proceeds and other recoveries on or in respect of the New Center One Building Whole Loan or the related Mortgaged Property will be applied to the New Center One Building Mortgage Loan and the New Center One Building Pari Passu Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment of amounts for required reserves or escrows required by the related mortgage loan documents and payment and reimbursement rights of the master servicer, the special servicer, the senior trust advisor, the certificate administrator, the depositor and the trustee) in accordance with the terms of the New Center One Building Intercreditor Agreement and the Pooling and Servicing Agreement; and

•	costs, fees, expenses, losses and shortfalls relating to the New Center One Building Whole Loan will be allocated, on a pro rata and pari passu basis, to the New Center One Building Mortgage Loan and the New Center One Building Pari Passu Companion Loan in accordance with the terms of the New Center One Building Intercreditor Agreement and the Pooling and Servicing Agreement.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the New Center One Building Mortgage Loan pursuant to the terms of the Pooling and Servicing Agreement, then that P&I Advance, together with interest on that P&I Advance, may only be reimbursed out of future payments and collections on the New Center One Building Mortgage Loan or, as and to the extent described under “Description of the Certificates—Advances” in this free writing prospectus, on other mortgage loans in this securitization, but not out of payments or other collections on the New Center One Building Pari Passu Companion Loan or any loans included in any future securitization trust related to the New Center One Building Pari Passu Companion Loan.

Because of the timing of collections on the New Center One Building Whole Loan, certain costs and expenses (such as related Servicing Advances and interest thereon) allocable to the New Center One Building Whole Loan may be paid or reimbursed out of payments and other collections on the mortgage pool, subject to the trust’s right to reimbursement from future payments and other collections on the New Center One Building Pari Passu Companion Loan or from general collections with respect to the securitization of the New Center One Building Pari Passu Companion Loan for its pro rata share of such costs and expenses. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to holders of the certificates.

Consultation and Control. The controlling noteholder under the New Center One Building Intercreditor Agreement will be the trust as holder of the New Center One Building Mortgage Loan; provided that, prior

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to the occurrence and continuance of a Control Event, the Directing Certificateholder will be entitled to exercise the rights of the controlling noteholder with respect to the New Center One Building Whole Loan. The Directing Certificateholder will be entitled to exercise all of the rights of the trust in its capacity as the controlling noteholder under the New Center One Building Intercreditor Agreement, as and to the extent described in this free writing prospectus under “Servicing of the Mortgage Loans—The Directing Certificateholder” with respect to the New Center One Building Whole Loan, and the implementation of any recommended actions outlined in an asset status report with respect to the New Center One Building Whole Loan will require the special servicer to consult with and/or obtain the approval of the Directing Certificateholder as and to the extent described in this free writing prospectus under “Servicing of the Mortgage Loans—General” in this free writing prospectus. Pursuant to the terms of the Pooling and Servicing Agreement, the Directing Certificateholder and the senior trust advisor will each have the same consent and/or consultation rights with respect to the New Center One Building Whole Loan as each does, and for so long as each does, with respect to the other mortgage loans included in the trust.

In addition, pursuant to the terms of the New Center One Building Intercreditor Agreement, the holder of the New Center One Building Pari Passu Companion Loan (or its representative which, at any time the New Center One Building Pari Passu Companion Loan is included in a securitization, may be the directing certificateholder or controlling class representative for that securitization or any other party assigned the rights to exercise the rights of the holder of the New Center One Building Pari Passu Companion Loan, as and to the extent provided in the related pooling and servicing agreement) will (i) have the right to receive copies of all notices, information and reports that the master servicer or special servicer, as applicable, is required to provide to the Directing Certificateholder (within the same time frame such notices, information and reports are or would have been required to be provided to the Directing Certificateholder under the Pooling and Servicing Agreement without regard to the occurrence of a Control Event or Consultation Termination Event) with respect to any major decisions to be taken with respect to the New Center One Building Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the New Center One Building Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis to the extent the holder of the New Center One Building Pari Passu Companion Loan (or its representative) requests consultation with respect to certain major decisions to be taken with respect to the New Center One Building Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the New Center One Building Whole Loan. The consultation right of the holder of the New Center One Building Pari Passu Companion Loan (or its representative) will expire 10 business days following the delivery of written notice and information relating to the matter subject to consultation whether or not the holder of the New Center One Building Pari Passu Companion Loan (or its representative) has responded within such period; provided that if the master servicer or special servicer, as applicable, proposes a new course of action that is materially different from the actions previously proposed, the 10 business day consultation period will be deemed to begin anew from the date of delivery of such new proposal and delivery of all information related to such new proposal. Notwithstanding the consultation rights of the holder of the New Center One Building Pari Passu Companion Loan (or its representative) described above, the master servicer or special servicer, as applicable, is permitted to make any material decision or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the New Center One Building Mortgage Loan and New Center One Building Pari Passu Companion Loan. Neither the master servicer nor the special servicer will be obligated at any time to follow or take any alternative actions recommended by the holder of the New Center One Building Pari Passu Companion Loan (or its representative, including, if the New Center One Building Pari Passu Companion Loan has been contributed to a securitization, the related directing certificateholder or controlling class representative (or similar entity)).

Neither the master servicer nor the special servicer may follow or be required to follow any direction, advice or consultation provided by the Directing Certificateholder or the holder of the New Center One Building Pari Passu Companion Loan (or its representative) that would require or cause the master servicer or the special servicer, as applicable, to violate any applicable law, including the REMIC Provisions, be inconsistent with the Servicing Standard, require or cause the master servicer or the special servicer, as applicable, to violate provisions of the New Center One Building Intercreditor

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Agreement, require or cause the master servicer or the special servicer, as applicable, to violate the terms of the New Center One Building Whole Loan, or materially expand the scope of any of the master servicer’s or the special servicer’s, as applicable, responsibilities under the New Center One Building Intercreditor Agreement or the Pooling and Servicing Agreement.

In addition to the consultation rights of the holder of the New Center One Building Pari Passu Companion Loan (or its representative) described above, pursuant to the terms of the New Center One Building Intercreditor Agreement, the holder of the New Center One Building Pari Passu Companion Loan (or its representative) will have the right to attend (in-person or telephonically in the discretion of the master servicer or special servicer, as applicable) annual meetings with the master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, for the purpose of discussing servicing issues related to the New Center One Building Whole Loan.

Sale of Defaulted Serviced Pari Passu Whole Loan. Pursuant to the terms of the New Center One Building Intercreditor Agreement, if the New Center One Building Mortgage Loan becomes a Defaulted Mortgage Loan, and if the special servicer determines to sell the New Center One Building Mortgage Loan upon its becoming a Specially Serviced Mortgage Loan in accordance with the Pooling and Servicing Agreement, then the special servicer will be required to sell the related New Center One Building Pari Passu Companion Loan together with the New Center One Building Mortgage Loan as one whole loan. In connection with any such sale, the special servicer will be required to follow the procedures set forth under “Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans” in this free writing prospectus.

Notwithstanding the foregoing, the special servicer will not be permitted to sell the New Center One Building Mortgage Loan and New Center One Building Pari Passu Companion Loan if such Whole Loan becomes a defaulted whole loan without the written consent of the holder of the New Center One Building Pari Passu Companion Loan (provided that such consent is not required if the holder of the New Center One Building Pari Passu Companion Loan is the borrower or an affiliate of the borrower) unless the special servicer has delivered to the holder of the New Center One Building Pari Passu Companion Loan: (a) at least 15 business days prior written notice of any decision to attempt to sell the related Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the special servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the New Center One Building Whole Loan, and any documents in the servicing file reasonably requested by the holder of the New Center One Building Pari Passu Companion Loan that are material to the price of the New Center One Building Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the master servicer or the special servicer in connection with the proposed sale; provided that the holder of the New Center One Building Pari Passu Companion Loan may waive as to itself any of the delivery or timing requirements described in this sentence. Subject to the terms of the Pooling and Servicing Agreement, the holder of the New Center One Building Pari Passu Companion Loan (or its representative) will be permitted to submit an offer at any sale of the related Whole Loan.

See “Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans” in this free writing prospectus.

Special Servicer Appointment Rights. Subject to the terms of the Pooling and Servicing Agreement, the controlling noteholder (or its representative) with respect to the New Center One Building Whole Loan (which will be the trust) will have the right to replace the special servicer then acting with respect to the New Center One Building Whole Loan (a) for cause at any time and (b) without cause if either (i) LNR Partners, LLC (or its affiliate) is no longer the special servicer or (ii) LNR Securities Holdings, LLC (or its affiliate) owns less than 25% of the Controlling Class, and appoint a replacement special servicer without the consent of the holder of the New Center One Building Pari Passu Companion Loan. The Directing Certificateholder (prior to a Control Event), and the applicable certificateholders with the requisite

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percentage of Voting Rights (after a Control Event) will exercise the rights of the trust as controlling noteholder, and will have the right, with or without cause (subject to the limitations described herein and in the pooling and servicing agreement), to replace the special servicer then acting with respect to the New Center One Building Whole Loan and appoint a replacement special servicer, as described under “Servicing of the Mortgage Loans—Rights Upon Servicer Termination Event” in this free writing prospectus.

Net Cash Flow and Certain Underwriting Considerations

Underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the mortgage loan sellers. Each investor should review the assumptions described in “—Additional Mortgage Loan Information” below and make its own determination of the appropriateness of the assumptions used in determining underwritten net cash flow. In addition, with respect to the mortgage loans in the trust, we note the following:

•	In the case of one hundred and five (105) Mortgaged Properties identified as “U-Haul Portfolio” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 4.3% of the Initial Pool Balance, approximately 3.3% of the underwritten revenue of the Mortgaged Properties is non-storage revenue associated with four (4) agreements by and among the related borrowers and certain affiliates of U-Haul International, Inc., which is also affiliated with the sponsor and guarantor of the mortgage loan. The applicable affiliates of U-Haul International, Inc. have entered into an assignment and subordination agreement that provides that, during the continuance of an event of default, the affiliates will continue to perform their obligations under the agreements at the request of the lender or, at the option of the lender, the agreements will terminate. In addition, upon a foreclosure or deed-in-lieu of foreclosure, unless the lender elects to terminate the agreements with at least 30 days’ written notice, the dealer agreements will remain in place for one year following the foreclosure or transfer in lieu of foreclosure. We cannot assure you that net operating income or the Mortgaged Properties will not be negatively impacted if the lender elects to foreclose on its interests in the Mortgaged Properties and terminates the dealer agreements, or that such revenue streams will continue to be a significant portion of total revenues generated by the Mortgaged Properties.

•	In the case of five (5) Mortgaged Properties identified as “Hilton Suites Chicago Magnificent Mile”, “Palmer House Retail Shops”, “One Shell Square”, “New Center One Building” and “Sak’s Garage” on Annex A-1 to this free writing prospectus, securing five (5) mortgage loans representing approximately 17.2% of the Initial Pool Balance, the related Mortgaged Properties include parking garages that is expected to generate parking income that accounts for approximately 7.6%, 24.4%, 9.5%, 17.9% and 100.0%, respectively, of the net underwritten rental income at the related Mortgaged Properties.

•	In the case of sixty-five (65) Mortgaged Properties identified as “The Park at Veneto”, “Brunswick Portfolio”, “Behringer Tractor Supply Portfolio”, “Residence Inn - Clifton Park”, “The Park at Murano”, “Colony Village” and “Brynn Marr Village” on Annex A-1 to this free writing prospectus, securing six (6) mortgage loans representing approximately 7.9% of the Initial Pool Balance, the related mortgage loans are secured in whole or in part by recently acquired and/or newly renovated or constructed Mortgaged Properties that either have no or limited prior operating histories or do not have historical financial information. See “Risk Factors—Commercial Lending is Dependent Upon Net Operating Income” in this free writing prospectus.

•	In the case of four (4) Mortgaged Properties identified as “780 Dedham Street”, “One Park Centre”, “Colony Village” and “International Design Center” on Annex A-1 to this free writing prospectus, securing four (4) mortgage loans representing approximately 2.2% of the Initial Pool Balance, the occupancy reflected in this free writing prospectus includes certain tenants that are among the five (5) largest tenants at the related Mortgaged Property or which, in the aggregate, constitute a significant portion of the related Mortgaged Property, that have signed leases but are not in occupancy of their full spaces and/or are not paying full contractual rent and/or are entitled to periodic rent abatements (which in some cases were not reserved for). The Underwritten Net

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Cash Flow and Underwritten Net Cash Flow Debt Service Coverage Ratio reflected in this free writing prospectus includes rent from those tenants (without deduction for abated rent) even though the related tenants may not be paying full contractual rent or are paying reduced or no rent or will receive periodic rent abatements. See Annex A-1 and Annex A-3 (including the related footnotes) in this free writing prospectus.

•	In the case of one (1) Mortgaged Property identified as “Robinson Plaza” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loans representing approximately 1.6% of the Initial Pool Balance, the second largest tenant, Thermal Solutions, has executed a lease but has not yet completed its build-out, taken full occupancy of its leased space or begun paying rent. At origination of the mortgage loan, the borrower reserved approximately $746,246 related to the base rent due under such tenant’s lease.

See “Risk Factors—Risks Relating to Underwritten Net Cash Flow”, Annex A-1 and Annex A-3 (including the related footnotes) in this free writing prospectus.

Mortgaged Property Considerations

Environmental Considerations

In connection with the origination of the mortgage loans, the related mortgage loan seller or other originator either (i) obtained or updated an environmental site assessment for the related Mortgaged Property from a qualified environmental firm or (ii) obtained an environmental insurance policy for the related Mortgaged Property. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes—Environmental Site Assessment”, “—Barclays Bank PLC—Barclays’ Underwriting Guidelines and Processes”, “—Starwood Mortgage Funding II LLC—SMF II’s Underwriting Guidelines and Processes—Assessments of Property Condition—Environmental Assessment”, “—MC-Five Mile Commercial Mortgage Finance LLC—MC-Five Mile’s Underwriting Guidelines and Processes—Assessments of Property Condition—Environmental Assessment”, “—Redwood Commercial Mortgage Corporation—RCMC’s Underwriting Standards and Loan Analysis—Environmental Report” and “—RAIT Funding, LLC—RAIT’s Underwriting Guidelines and Processes”, “Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans” and “Certain Legal Aspects of the Mortgage Loans” in this free writing prospectus.

See “Risk Factors—Environmental Risks Relating to the Mortgaged Properties” in this free writing prospectus and “Certain Legal Aspects of the Mortgage Loans—Environmental Risks” in the prospectus. In addition, with respect to the mortgage loans in the trust, we note the following:

With respect to one (1) mortgage loan identified as “U-Haul Portfolio” on Annex A-1 to this free writing prospectus, representing approximately 4.3% of the Initial Pool Balance, the related environmental site assessments (“ESAs”) for certain of the Mortgaged Properties reported potential or known residual impacts related to hydraulic lifts and current and former USTs that in some cases were removed and investigated and/or remediated pursuant to state requirements, and other leaks or spills.  For example, with respect to one such Mortgaged Property, identified as “U-Haul Portfolio – Grand Concourse” on Annex A-1 to this free writing prospectus, partially securing the mortgage loan and representing approximately 0.2% of the Initial Pool Balance by allocated loan amount, the related ESA reported that six USTs previously were used onsite and remediation was followed by a regulatory no further action determination in 2002. However, the ESA noted that four remaining vent pipes might be related to the former USTs. Given the unknown status and integrity of the UST systems, the ESA considered the USTs a recognized environmental condition to be further investigated. Additionally, a waste oil spill was classified as no further action after groundwater monitoring demonstrated declining contaminant levels in 2001-2002 and a gasoline release in 2000 received regulatory closure in 2003. The borrowers maintain a blanket environmental insurance policy that covers each of the Mortgaged Properties and also obtained an additional environmental insurance policy with an individual limit of $1,000,000 and an aggregate limit of $25,000,000 with a deductible of $100,000. We cannot assure you that no future circumstances will

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warrant any further action in regard to any of these matters or that the environmental insurance policies will be sufficient to cover any required environmental remediation.

With respect to one (1) Mortgaged Property identified as “Frandor Shopping Center” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 3.5% of the Initial Pool Balance, an environmental consultant identified a recognized environmental condition relating to the former operation of two dry cleaning facilities at the Mortgaged Property. The lender has received an environmental impairment liability insurance policy from Beazley Insurance Company, Inc. for a term of 10 years and 30 days. The policy has limits per incident and an aggregate limit of $2,000,000 with a deductible of $50,000. We can provide no assurance that such environmental insurance policy will be sufficient to cover any required environmental remediation.

With respect to one (1) Mortgaged Property identified as “Big Curve Shopping Center” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 1.0% of the Initial Pool Balance, an environmental reserve in the amount of $300,000 was required for remediation of elevated concentration of chlorinated solvents in soil gas as a result of the operation of an onsite dry cleaner. Funds will be available to cover the cost of installation and operation of a soil vapor extraction system until the borrower obtains a no further action letter from the Arizona Department of Environmental Quality and an engineer’s report stating successful completion of Human Health Risk Assessment (HHRA) utilizing US EPA guidelines. If the borrower is able to obtain a no further action letter and an engineer’s report without installation of the soil vapor extraction system, the remaining funds in the environmental reserve will be released to the borrower according to the terms of the mortgage loan documents.

With respect to one (1) Mortgaged Property identified as “Freeway Crossing” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 0.6% of the Initial Pool Balance, a Phase II subsurface investigation was performed due to potential impacts associated with the on-site dry cleaners. The Phase II investigation revealed elevated levels of tetrachloroethene (PCE) in various soil and groundwater samples taken in the vicinity and that the presence of chlorinated VOCs in soil and groundwater represents a recognized environmental condition and may present a risk for vapor intrusion. The environmental report recommended that (i) the soil and groundwater data collected from the Phase II investigation be reported to the North Carolina Department of Environment and Natural Resources (“NCDENR”) and (ii) the borrower petition the site into the state’s Drycleaning Solvent Cleanup Act (“DSCA”) program. The borrower submitted its application to the NCDENR on April 9, 2015. Under the DSCA program, the state is responsible for directing all further investigation and remediation activities and is responsible for all costs with the exception of a “co-pay”. The borrower is responsible for paying a $1,000 application fee plus 1% of assessment/remediation costs (up to a cap of $1,000,000). If the above-noted potential vapor intrusion concern materializes, it is expected to be addressed and remediated under the DSCA program. The mortgage loan contains a $15,000 environmental reserve (which is 150% of 1% of $1,000,000), which represents the borrower’s maximum exposure to remediation costs. We cannot assure you that if accepted into the DSCA program, funds will in fact be available to complete any necessary remediation.

With respect to one (1) Mortgaged Property identified as “Heritage Shopping Center” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 0.4% of the Initial Pool Balance, an environmental consultant identified a recognized environmental condition relating to a dry cleaning facility that is currently operated at the Mortgaged Property. The environmental consultant indicated that secondary containment was observed beneath the dry cleaning machine, however no secondary containment pallet was observed beneath the 55-gallon waste drum. The environmental consultant indicated that evidence of spills or releases of solvent or waste materials was observed in the vicinity of the waste drum in the form of staining on the floor. Additionally, deteriorated asphalt paving was observed. The environmental consultant recommended that a limited subsurface investigation be conducted at an estimated cost of $8,000 to $10,000. The lender has received a $5,000,000 Lender’s Environmental policy from Zurich American Insurance Company with a $50,000 self-insured retention. We can provide no assurance that such environmental insurance policy will be sufficient to cover any required environmental remediation.

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See also representation number 43 in Annex D-1 and the identified exceptions to that representation in Annex D-2 to this free writing prospectus.

Property Redevelopment and Renovation Issues

Certain of the Mortgaged Properties are properties that are currently undergoing or are expected to undergo in the future redevelopment or renovation.

Two (2) Mortgaged Properties identified as “Hilton Suites Chicago Magnificent Mile” and “Hilton Atlanta Perimeter” on Annex A-1 to this free writing prospectus, securing two (2) mortgage loans representing approximately 9.4% of the Initial Pool Balance, are subject to property improvement plans (each, a “PIP”) required by the related franchise agreements. In each case, the PIP includes comprehensive renovations to the entire hotels, including improvements to the guest rooms. The PIP for the Mortgaged Property identified as “Hilton Suites Chicago Magnificent Mile” is expected to cost approximately $10.2 million and the PIP for the Mortgaged Property identified as “Hilton Atlanta Perimeter” is expected to cost approximately $7.8 million. In each case, the related borrower was required to reserve the full remaining estimated cost of the related PIP into a renovation reserve. We cannot assure you that the borrowers will complete the PIPs in accordance with the requirements of the franchise agreements, that the work required to complete the renovations will not have a material adverse effect on the performance of the related Mortgaged Property or that the failure to complete the PIPs will not have a material adverse effect on the franchise agreements or the Mortgaged Properties.

With respect to one hundred and five (105) Mortgaged Properties identified as “U-Haul Portfolio” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 4.3% of the Initial Pool Balance, the borrowers may construct additional buildings or structures at the Mortgaged Properties for the purpose of adding storage units or other ancillary improvements without the consent of the lender, provided that such alterations will not have a material adverse effect on the borrowers’ financial condition, the value of the Mortgaged Property or the net operating income of such Mortgaged Property. The loan documents require that any such alterations or construction be performed in accordance with applicable legal requirements and without the incurrence of any additional debt. The borrowers also have the right under the loan documents to acquire certain parcels of real estate adjacent and contiguous to the Mortgaged Properties (or ground lease non-contiguous parcels which are owned by affiliates of the guarantors) for purposes of expansion on the terms and conditions in the mortgage loan documents, which include, without limitation, delivery of a title insurance policy covering the new property, a current survey, an environmental assessment showing no hazardous substances or risk of contamination and certificates of insurance reflecting the insurance coverage required by the mortgage loan documents. There are loss carve-outs related to the acquisition of any of the adjacent parcels, the ground lease of non-contiguous parcels or for the failure to complete any alterations or construction as provided in the loan documents.

With respect to one (1) Mortgaged Property identified as “One Shell Square” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 3.1% of the Initial Pool Balance, the property condition report identified certain significant deferred maintenance for which a reserve in the amount of $11,357,584 has been established with the lender. These deferred maintenance items include repairs to the parking areas, HVAC and other systems. We cannot assure you that the borrower will complete these required renovations or that the failure to complete will not have a material adverse effect on the Mortgaged Property or its operations.

With respect to three (3) Mortgaged Properties identified as “Hyatt Place Texas Portfolio” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 2.2% of the Initial Pool Balance, each property is subject to a PIP required by the related franchise agreement. The PIP includes renovating common areas, guest rooms and meeting spaces, pool and fitness center upgrades, resealing and restriping parking lots, exterior painting and installing new windows. The borrower sponsor anticipates completing the interior renovations by March 2016 and exterior renovations by December 2016. At origination of the mortgage loan, the borrower deposited approximately $6,461,588 into a reserve, which amount represents approximately 100% of the estimated cost of the

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PIP. We cannot assure you that the borrower will complete the PIP in accordance with the requirements of the franchise agreement, that the work required to complete the renovations will not have a material adverse effect on the performance of the related Mortgaged Property or that the failure to complete the PIPs will not have a material adverse effect on the franchise agreement or the Mortgaged Properties.

With respect to one (1) Mortgaged Property identified as “Langhorne Shopping Center” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 1.3% of the Initial Pool Balance, the borrower is permitted to construct one or more buildings on the expansion areas specified in the loan documents, provided that, among other conditions: (i) the borrower submits to the lender the plans and specifications for approval; (ii) the borrower delivers to the lender a detailed budget of all hard and soft costs for the construction of each building and the schedule of work to complete approved in writing by the architect or engineer; (iii) the borrower provides the lender with the source of the equity funding for the construction and evidence reasonably satisfactory to the lender that the borrower has sufficient funds to cover the costs of construction or deposits the amount reasonably required by the lender to cover the costs of construction; and (iv) the borrower has executed one or more leases covering 100% of the rentable square feet in the new building on the terms in the loan agreement. The borrower deposited $993,750 into the tenant improvements and leasing commissions reserve at origination to cover the cost of such expansion. We cannot assure that the borrower will have sufficient funds to complete the expansion or that the failure to complete the expansion at the Mortgaged Property will not have a material adverse effect on the Mortgaged Property.

With respect to two (2) Mortgaged Properties identified as “Colony Village” and “Brynn Marr Village” on Annex A-1 to this free writing prospectus, securing two (2) mortgage loans representing approximately 1.1% of the Initial Pool Balance, the related sponsor intends to implement a capital improvement plan at each Mortgaged Property. Each capital improvement plan includes renovations to the fixtures, hardware, cabinets and countertops for the units. The renovations are expected to cost approximately $445,000 for Colony Village and approximately $510,000 for Brynn Marr Village. At origination of the mortgage loans, the borrower for the Mortgaged Property identified as “Colony Village” was required to escrow $449,275 into a replacement reserve and the borrower for the Mortgaged Property identified as “Brynn Marr Village” loan was required to escrow $514,900 into a replacement reserve to pay for the renovations. We can provide no assurances that the borrower will complete these required renovations or that the failure to complete will not have a material adverse effect on the Mortgaged Property or its operations.

One (1) Mortgaged Property identified as “Best Western – Leesburg, VA” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 0.5% of the Initial Pool Balance, is subject to a PIP required by the related franchise agreement. The PIP includes grounds and landscaping upgrades and repairs, new carpeting and fixtures at a front desk and vestibule area, breakfast area upgrades, an additional computer in the business center, new carpeting, furniture and fixtures in standard guest rooms and parlor suites, and minor guest bathroom upgrades. The sponsor reported that the renovations are expected to be completed by 2016. At origination of the mortgage loan, the borrower deposited $319,819 into a reserve to pay for the PIP. We cannot assure you that the borrower will complete the PIP in accordance with the requirements of the franchise agreement or that the failure to do so will not have a material adverse effect on the franchise agreement or the Mortgaged Property.

We cannot assure you that any of these redevelopments, renovations or expansions will be completed, that any amounts reserved in connection therewith will be sufficient to complete any such redevelopment, renovation or expansion or that the failure to do so will not have a material adverse impact on the related Mortgaged Properties.

See “Risk Factors—Risks Related to Redevelopment and Renovation at the Mortgaged Properties” in this free writing prospectus.

Litigation Considerations; Bankruptcy Issues and Other Proceedings

There may be pending or threatened legal proceedings against, or other past or present adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged

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Properties and their respective affiliates arising out of the ordinary business of the borrowers, their sponsors, managers and affiliates. In addition, certain of the borrower sponsors and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past. In some cases, Mortgaged Properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Several of the mortgage loans refinanced a loan which had been modified, in default and/or otherwise involved discounted pay offs in connection with the origination of such mortgage loans as described below:

•	With respect to four (4) Mortgaged Properties identified as “Big Curve Shopping Center”, “Freeway Crossing”, “Condor Garden Apartments” and “Comfort Inn – Woodstock, VA” on Annex A-1 to this free writing prospectus, securing four (4) mortgage loans representing approximately 2.4% of the Initial Pool Balance, the related mortgage loans refinanced prior loans that were in maturity default.

•	With respect to one (1) Mortgaged Property identified as “780 Dedham Street” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 0.6% of the Initial Pool Balance, the Mortgaged Property was previously financed through a securitized loan with an original principal balance of approximately $12.6 million. The prior loan was transferred to special servicing in July 2011 after a drop in tenancy at the Mortgaged Property, and the Mortgaged Property was foreclosed on in February 2012. The current loan sponsor acquired the Mortgaged Property in 2014 for the purchase price of $6,425,000, which represents an approximately 43.4% discount of the amount due and payable by the related borrower under the prior loan at the time of the foreclosure.

With respect to twenty-nine (29) Mortgaged Properties identified as “Frandor Shopping Center”, “The Outlet Shoppes at Gettysburg”, “Hyatt Place Texas Portfolio”, “New Center One Building”, “Oakland Hills”, “Premiere Place”, “Simply Self Storage Portfolio”, “Emerson Pointe”, “Mustang Crossing Apartments”, “Falcon Gateway”, “Southwest Plaza”, “Hawthorne Townhomes”, “Freeway Crossing”, “780 Dedham Street”, “University Studios”, “One Park Centre”, “Best Buy Sanford, FL”, “Condor Garden Apartments”, “Heritage Shopping Center”, “International Design Center”, “Evergreen Village Apartments”, “Bedford Square I & II”, “Sak’s Garage”, “Red Roof Inn & Suites - Savannah GA” and “Frankford Square” on Annex A-1 to this free writing prospectus, securing twenty-five (25) mortgage loans representing approximately 24.3% of the Initial Pool Balance, within the last 10 years, borrower sponsors or key principals (or affiliates of borrower sponsors or key principals) have previously sponsored real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties in this trust (which Mortgaged Properties, in certain cases, involved prior owners in connection with financings unrelated to the mortgage loans)) that became or are currently the subject of foreclosure proceedings, deed-in-lieu of foreclosure, short sale, discounted pay offs, loan restructuring, forbearance agreement, bankruptcy or insolvency proceedings or similar proceedings. See “Risk Factors—Risks Associated with Commercial Real Estate Lending”, “—The Borrower’s Form of Entity May Cause Special Risks” and “—Litigation or Other Legal Proceedings Could Adversely Affect the Mortgage Loans” in this free writing prospectus.

In the case of one (1) Mortgaged Property identified as “Palmer House Retail Shops” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 5.4% of the Initial Pool Balance, the borrower sponsor reported that it is subject to a complaint for alleged breach of good faith, tortious interference, conspiracy, breach of contract and prospective economic damages. The plaintiff entered into a contract with a seller to buy a building, which the seller terminated due to the plaintiff’s failure to pay the down payment on time. The plaintiff’s case against the seller was dismissed and the plaintiff is now suing the borrower sponsor of the Mortgaged Property, the ultimate buyer of the building. The borrower sponsor has filed a motion to dismiss. The borrower sponsor reported that it is also subject to a separate complaint for alleged breach of contract, breach of the implied covenant of

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good faith, interference and contempt in connection with such plaintiff’s inability to use a trademark that the borrower sponsor exclusively licensed to manufacture clothing under. The parties are discussing a settlement and if the case does not settle, the borrower sponsor will file a motion to dismiss.

In the case of twenty-one (21) Mortgaged Properties identified as “Shadow Hills Apartments”, “Summer View Apartments”, “Diamond Pointe Apartments (6th/Deodar)”, “Rose Pointe Apartments (Euclid/Budd)”, “Cedar Pointe Apartments”, “South View (Avalon) Apartments”, “Suncrest Apartments”, “Forest View Apartments”, “Royal Palms Apartments”, “Rose Terrace Apartments (Parthenia)”, “Beverly Terrace Apartments”, “Iron Mountain Apartments”, “Camellia Apartments”, “Highland Springs Apartments”, “Highland Meadows (43/44) Apartments”, “Glen Terrace Apartments”, “Twin Palms”, “Highland Meadows (Meridian) Apartments”, “South View (Carondelet) Apartments”, “South View (Main) Apartments” and “Summer Wind Apartments” on Annex A-1 to this free writing prospectus, securing twenty-one (21) mortgage loans collectively representing approximately 4.6% of the Initial Pool Balance, the borrower sponsors reported that their primary owner (the “Owner”) is a defendant in two pending suits brought by two of his brothers alleging that the Owner and his brothers orally formed a general partnership agreement relating to certain business ventures. Among the claims brought by the Owner’s brothers is a claim filed in 2003 relating to profits earned by the acquisition of certain apartment buildings. In connection with such claim, the plaintiffs sought $250,000,000 and a jury awarded them $65,000,000. Such decision was remanded back to the district court after the appellate court issued an order affirming in part and reversing in part. The other brother asserts that he is entitled to a 19% interest in the Owner’s real estate business and real estate assets.  No trial date has been set in either matter. The borrower sponsors have a combined net worth of greater than $1,200,000,000 and a combined liquidity of greater than $655,000,000.

In the case of one hundred and five (105) Mortgaged Properties identified as “U-Haul Portfolio” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 4.3% of the Initial Pool Balance, AMERCO, the loan sponsor and non-recourse carve-out guarantor for the mortgage loan, filed for Chapter 11 bankruptcy protection in 2003 after it failed to obtain refinancing for $866 million of debt. The company emerged from bankruptcy approximately 9 months later, and creditors were paid in full on their claims. The borrowers and the related Mortgaged Properties were not involved in the Chapter 11 proceedings. However, we can provide no assurances that the guarantor will not choose to avail itself of its rights in bankruptcy in the event the company, or the Mortgaged Properties, experiences additional economic hardship.

In the case of fifty-eight (58) Mortgaged Properties identified as “Brunswick Portfolio” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 1.7% of the Initial Pool Balance, the borrowers master lease all of the Mortgaged Properties to two tenants, and the predecessor of the parent company of the tenants has filed for bankruptcy twice during the last 10 years. The most recent bankruptcy resulted in the reorganization of the company, which then merged with another company, Strike Holdings, LLC, to form the current company. While the master lease prohibits the tenants from rejecting the master lease in bankruptcy, we cannot assure you that the parent company will not face solvency issues in the future or that any future bankruptcy filing will not lead to a termination or rejection of the master lease in bankruptcy.

In the case of one (1) Mortgaged Property identified as “Langhorne Shopping Center” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 1.3% of the Initial Pool Balance, the borrower sponsor and non-recourse carve-out guarantor is one of the defendants in an outstanding civil litigation in New Jersey, filed on December 24, 2013 by El Sid Properties, LLC (“El Sid”) relating to Doremus Newark, LLC (“Doremus Newark”), a joint venture between El Sid and Equity Industrial Partners Corp (“EIP”), an entity for which the guarantor is a principal. El Sid primarily alleges that EIP and certain other affiliates and principals (including the guarantor) caused the fraudulent and wrongful diversion of proceeds from a portfolio refinancing cross-collateralized by a property owned by Doremus Newark, as well as other properties in which El Sid had no beneficial interest, misallocated liabilities, costs and expenses to the Doremus Newark entity, and engaged in acts of self-dealing at the expense of the Doremus Newark venture. The plaintiff is demanding, among other things, unspecified compensatory damages and punitive damages against all defendants, the appointment of a custodian to

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manage the affairs of Doremus Newark and its parent, and a full accounting of the defendants’ assets. In September 2014, a court-appointed special fiscal agent produced a report finding that the majority of the proceeds received by Doremus Newark were properly accounted for, but expressed no opinion on the allocation of debts and liabilities among the various entities as it was beyond the scope of the court-appointed assignment. We can provide no assurances regarding the outcome of this litigation or the effects of an adverse judgment on the guarantor or the Mortgaged Property.

In the case of one (1) Mortgaged Property identified as “Oakland Hills” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 1.2% of the Initial Pool Balance, the borrower sponsor reported that it is a financial participant in a 2005 land transaction which remains the subject of ongoing litigation. The estimated maximum exposure to the borrower sponsor is approximately $600,000 to $950,000. The combined net worth of the borrower sponsor is approximately $89,000,000 and the combined liquidity is approximately $9,100,000.

See “Risk Factors—Risks Associated with Commercial Real Estate Lending”, “—The Borrower’s Form of Entity May Cause Special Risks”, “—Lack of Skillful Property Management Entails Risks” and “—Litigation or Other Legal Proceedings Could Adversely Affect the Mortgage Loans” in this free writing prospectus. See also “Risk Factors—Litigation or Other Legal Proceedings Could Adversely Affect the Mortgage Loans” in this free writing prospectus and “Risk Factors—Litigation Concerns” in the prospectus.

Tenant Issues

Occupancy and Tenant Concentrations. Mortgaged Properties that are owner-occupied or leased to a single tenant, or leased to a tenant that makes up a significant portion of the rental income, are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease.

See “Risk Factors—Risks of Lease Early Termination Options” and “—Certain Additional Risks Relating to Tenants” in this free writing prospectus, and Annex A-3 to this free writing prospectus.

Mortgaged Properties securing certain mortgage loans have tenant lease concentrations. For certain information on the top ten tenants at each of the top ten mortgage loans, see the chart entitled “Tenant Summary” on Annex A-3 to this free writing prospectus. In addition, see Annex A-1 for the identity and size of the top five tenants at each Mortgaged Property. Further, we note the following with respect to the mortgage loans in the trust:

•	Seven (7) Mortgaged Properties identified as “First National Building”, “One Shell Square”, “Langhorne Shopping Center”, “Chow Triple Net Retail Portfolio I – 7-Eleven and LA Insurance - Las Vegas, NV”, “Old Stage Warehouse”, “Market Square at Montrose” and “Sak’s Garage” on Annex A-1 to this free writing prospectus, securing or partially securing seven (7) mortgage loans representing approximately 9.6% of the Initial Pool Balance by allocated loan amount, are each leased to a tenant that makes up 50% or more (but less than 100%) of the rentable square footage.

•	Seventy-nine (79) Mortgaged Properties identified as “Park Place I & II Portfolio – Park Place II”, “Brunswick Portfolio”, “Chow Triple Net Retail Portfolio I – 7-Eleven - Las Vegas, NV”, “Chow Triple Net Retail Portfolio I – Chipotle - Pittsburgh, PA”, “Chow Triple Net Retail Portfolio I – 7-Eleven - Sacramento, CA”, “Chow Triple Net Retail Portfolio I – Taco Bell - Las Vegas, NV”, “Chow Triple Net Retail Portfolio I – Arby’s - Colorado Springs, CO”, “Chow Triple Net Retail Portfolio I – TGI Friday’s - Denver, CO”, “Chow Triple Net Retail Portfolio I – Burger King - Troy, MI”, “Chow Triple Net Retail Portfolio I – Burger King - Mitchell, SD”, “Chow Triple Net Retail Portfolio I – Burger King - Oshkosh, WI”, “Chow Triple Net Retail Portfolio I – Hooter’s - Tuscaloosa, AL”, “Chow Triple Net Retail Portfolio I – Pizza Hut - Meridian, MS”, “Chow Triple Net Retail Portfolio I – KFC/Taco Bell - Portland, IN”, “Chow Triple Net Retail Portfolio I – KFC - Great Bend, KS”, “Acosta Headquarters”, “Best Buy Sanford, FL”, “CVS Portfolio”, “Antelope Valley Partners” and “Behringer Tractor Supply Portfolio” on Annex A-1 to this free writing

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prospectus, securing or partially securing eight (8) mortgage loans representing approximately 6.8% of the Initial Pool Balance by allocated loan amount, are leased to a single tenant (or, in the case of the Mortgaged Properties identified as “Brunswick Portfolio”, two affiliated tenants). With respect to certain of these mortgage loans, the single tenant’s lease may expire prior to or shortly after the related maturity date or anticipated repayment date, as applicable. See Annex A-1 to this free writing prospectus for tenant lease expiration dates for the single tenants at these respective Mortgaged Properties.

•	Five (5) Mortgaged Properties identified as “Eastmont Town Center”, “New Center One Building”, “North Miami Business Park”, “Town & Country Shopping Center” and “Big Curve Shopping Center” on Annex A-1 to this free writing prospectus, securing five (5) mortgage loans representing approximately 7.8% of the Initial Pool Balance, have government tenants among the five (5) largest tenants at the related Mortgaged Property that in certain cases may have the right to terminate their leases under certain circumstances, including due to a lack of appropriations during the term of the lease.

•	In the case of fifty-eight (58) Mortgaged Properties identified as “Brunswick Portfolio” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 1.7% of the Initial Pool Balance by allocated loan amount, all of the Mortgaged Properties are master leased by the borrowers to two tenants, unaffiliated with the borrowers, which operate the businesses. JPMCB owns a minority interest in the parent company for the tenants under the master lease. See “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this free writing prospectus for additional information.

See “Risk Factors—Tenant Concentration Entails Risk” and “—Certain Additional Risks Relating to Tenants” in this free writing prospectus.

Certain Mortgaged Properties securing some of the mortgage loans may have low occupancy rates. For the occupancy rate and the date of its measurement for each mortgage loan, see Annex A-1 to this free writing prospectus.

Certain of the Mortgaged Properties are leased to the related borrower or affiliates of the related borrower. In that regard, we note the following examples with respect to the mortgage loans in this trust:

•	In the case of two (2) Mortgaged Properties identified as “First National Building” and “Town & Country Shopping Center” on Annex A-1 to this free writing prospectus, securing two (2) mortgage loans representing approximately 4.7% of the Initial Pool Balance, the largest and fourth largest tenants by net rentable area, respectively, at the related Mortgaged Properties are affiliates of the borrowers and borrower sponsors.

•	With respect to one (1) Mortgaged Property identified as “Eastlake RV Resort” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 0.8% of the Initial Pool Balance, the sole member of the borrower owns 22 manufactured homes and/or fixed location travel trailers (“Rentals”) at the Mortgaged Property. The borrower and its sole member have entered into a master lease for the 22 pads on which the Rentals are located. The sole member, as the master tenant, may add up to no more than 10% of all pads at the Mortgaged Property. The master lease is guaranteed by the guarantors. If the Mortgaged Property achieves a 10% debt yield on pad income (not including the income from the master lease and from the park owned homes and fixed location travel trailers), the guarantors are no longer required to personally guarantee the master lease payment.

•	In the case of one (1) mortgage loan identified as “U-Haul Portfolio” on Annex A-1 to this free writing prospectus, representing approximately 4.3% of the Initial Pool Balance, 24 of the 105 Mortgaged Properties feature space that is rented by affiliates of the borrower sponsor on long-term leases through 2037. These spaces generally include real estate rented to the operating company from the self-storage facility in order to operate the truck rental business or for corporate purposes, including truck and trailer repair shops, marketing company offices, third

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party retail centers, manufacturing shops and administrative offices. The appraiser concluded that the space leased to these affiliates could be either leased to third party users or converted to additional self-storage space. Revenues from these affiliated leases contributed $1,428,313 to the related UW NOI, which accounts for 4.8% of the related UW NOI.

•	With respect to one (1) Mortgaged Property identified as “University Studios” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 0.6% of the Initial Pool Balance, one of the tenants at the Mortgaged Property is a 2,500 square foot café that is owned and operated by the loan sponsors. The affiliated tenant pays annual rent of approximately $75,000, which accounts for 5.9% of the related underwritten revenues.

In each of the above circumstances, we cannot assure you that the terms of those leases are not inherently more beneficial to the tenant than similar leases to unaffiliated third party tenants. See “Risk Factors—Certain Additional Risks Relating to Tenants” and “—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” in this free writing prospectus.

Expirations. Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related mortgage loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top ten mortgage loans, see the related summaries attached as Annex A-3 to this free writing prospectus. In addition, see Annex A-1 to this free writing prospectus for tenant lease expiration dates for the five (5) largest tenants at each Mortgaged Property. In addition, identified below are certain lease expirations with respect to the retail, office, industrial and mixed-use Mortgaged Properties securing certain of the mortgage loans included in the trust:

•	Twenty-five (25) Mortgaged Properties identified as “Civic Opera Building”, “Palmer House Retail Shops”, “Gateway Business Park”, “Frandor Shopping Center”, “The Outlet Shoppes at Gettysburg”, “Eastmont Town Center”, “Chow Triple Net Retail Portfolio I”, “Emerson Pointe”, “Southwest Plaza”, “Freeway Crossing” and “One Park Centre” on Annex A-1 to this free writing prospectus, securing eleven (11) mortgage loans representing approximately 30.6% of the Initial Pool Balance, are each subject to tenant leases that are scheduled to have a 50% or more, but less than 100% (based either on net rentable area or total underwritten rent) lease rollover prior to, or in the same year as, the related maturity date or anticipated repayment date.

•	Sixteen (16) Mortgaged Properties identified as “Park Place I & II Portfolio”, “New Center One Building”, “North Miami Business Park”, “Town & Country Shopping Center”, “Falcon Gateway”, “Old Stage Warehouse”, “780 Dedham Street”, “Prospect Industrial Center”, “Heritage Shopping Center”, “International Design Center”, “CVS Portfolio”, “Bedford Square I & II”, “Sak’s Garage” and “Chippewa Towne Centre” on Annex A-1 to this free writing prospectus, securing fourteen (14) mortgage loans representing approximately 11.8% of the Initial Pool Balance, are each subject to tenant leases that are scheduled to have 100% (based either on net rentable area or total underwritten rent) lease rollover prior to, or in the same year as, the related maturity date or anticipated repayment date.

Terminations. Tenants under commercial leases often have the right to terminate the related lease or abate or reduce the related rent for various reasons or upon various conditions. See “Risk Factors—Risks of Lease Early Termination Options” in this free writing prospectus.

•	Seventy-six (76) Mortgaged Properties identified as “Civic Opera Building”, “Palmer House Retail Shops”, “Gateway Business Park”, “The Outlet Shoppes at Gettysburg”, “One Shell Square”, “Park Place I & II Portfolio”, “Eastmont Town Center”, “Brunswick Portfolio”, “New Center One Building”, “Robinson Plaza”, “Town & Country Shopping Center”, “Premiere Place”, “Big Curve Shopping Center”, “Falcon Gateway”, “Freeway Crossing”, “One Park Centre”, “International Design Center” and “Pine Tree Square” on Annex A-1 to this free writing prospectus, securing eighteen (18) mortgage loans representing approximately 39.5% of the Initial Pool Balance, are each subject to leases where one or more of the top five (5) tenants at such Mortgaged Property either has the right to terminate its lease during the term of the loan, prior to the stated expiration of the full lease term and during the term of the related mortgage loan (either at such tenant’s

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option or for reasons other than a landlord default under the applicable lease, including as a result of the trigger of co-tenancy provisions) and/or the right to reduce such tenant’s total leased space or reduce the related rent at the related Mortgaged Property pursuant to the related lease. See Annex A-1 to this free writing prospectus and the footnotes related thereto for additional information on the top five tenants at the related Mortgaged Properties.

Purchase Options, Rights of First Refusal and Rights of First Offer

Tenants under commercial leases, franchisors, property managers, ground lessors and others may have the right to purchase all or a portion of the related Mortgaged Property under certain circumstances, including, in the event that the related borrower contemplates a sale of such Mortgaged Property. See “Risk Factors—Options and Other Purchase Rights May Affect Value or Hinder Recovery with Respect to the Mortgaged Properties” in this free writing prospectus and representation number 8 on Annex D-1 to this free writing prospectus and the exceptions to that representation on Annex D-2 to this free writing prospectus. With respect to the Mortgaged Properties securing the mortgage loans in the trust, we note in particular the following:

•	In the case of eighty (80) Mortgaged Properties identified as “Hilton Suites Chicago Magnificent Mile”, “Civic Opera Building”, “Hilton Atlanta Perimeter”, “Brunswick Portfolio”, “Residence Inn - Clifton Park”, “Chow Triple Net Retail Portfolio I”, “Antelope Valley Partners” and “Behringer Tractor Supply Portfolio” on Annex A-1 to this free writing prospectus, securing eight (8) mortgage loans representing approximately 21.1% of the Initial Pool Balance, certain tenants, franchisors, property managers, ground lessors, developers or owners’ associations at such Mortgaged Properties or other parties have a purchase option or a right of first refusal or right of first offer, upon satisfaction of certain conditions, to purchase all or a portion of the related Mortgaged Property in the event the related borrower decides to sell the related Mortgaged Property or a portion thereof, as applicable. See “—Certain Terms and Conditions of the Mortgage Loans—Releases of Individual Mortgaged Properties” in this free writing prospectus

•	In the case of fifty-eight (58) Mortgaged Properties identified as “Brunswick Portfolio” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 1.7% of the Initial Pool Balance, the tenants under the master lease have the irrevocable option to purchase all of the Mortgaged Properties in the event the borrowers do not consent to a proposed assignment of the master lease or the incurrence of additional debt by the tenants (to the extent that the borrowers’ consent is required under the master lease for such actions). The tenants are required to purchase the Mortgaged Properties for cash in the amount of the average annual rent for the next five years multiplied by a factor of 12.5, plus all costs incidental to such purchase (including the payment of any prepayment fees). In the event of a substantial taking or condemnation of a Mortgaged Property such that the Mortgaged Property is no longer suitable for use by the tenants, the tenants may terminate the master lease with respect to the Mortgaged Property provided that they make an irrevocable offer to purchase the Mortgaged Property. In addition, the tenants under the master lease may terminate the lease for any Mortgaged Property which has become uneconomical or unsuitable for continued use in the tenants’ business. Under the master lease, the tenants are permitted to arrange for a sale of the Mortgaged Property on behalf of the borrowers, with a purchase price of not less than the Mortgaged Property’s percentage of the portfolio multiplied by the fixed annual rent for the next five years plus 12.5%. If the borrowers elect not to accept the sale, the master lease will terminate for such Mortgaged Property and rent will be adjusted accordingly. The tenants are limited to seven (7) such sales/terminations during the term of the master lease and the total amount of sales pursuant to this provision may not exceed $25,000,000. Finally, provided no event of default under the master lease exists, if the borrowers receive a bona fide offer from an unaffiliated third party to purchase any portion of the Mortgaged Property which offer borrower desires to accept, the master lease grants the tenants a right of first refusal to acquire such property for cash or cash plus purchase money financing, provided that the right of first refusal does not apply in certain circumstances (such as a mortgage foreclosure or a deed in lieu of foreclosure) as further described in the master lease.

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•	In the case of two (2) Mortgaged Properties identified as “CVS Portfolio” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 0.4% of the Initial Pool Balance, the related mortgage loan documents provide for a ground lease buyout reserve of $150,000, which was held back at closing. An affiliate of the borrower is required to execute the purchase option relating to the ground lease for the CVS Portfolio – CVS Pharmacy-Cortland Mortgaged Property at any date prior to March 2018, or nine months prior to the expiration of the ground lease on November 30, 2018. In addition to the buyout reserve, the lender collected an upfront reserve equal to one year’s annual ground rent payments, which will be released upon completion of the borrower affiliate’s acquisition of the fee simple interest in the CVS Portfolio – CVS Pharmacy-Cortland Mortgaged Property.

Additional Considerations

In the case of one (1) Mortgaged Property identified as “One Shell Square” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 3.1% of the Initial Pool Balance, the borrower was required to reserve $29,053,102 into a reserve for outstanding tenant improvements and leasing commissions associated with fifteen (15) tenants at the Mortgaged Property including, without limitation, the largest tenant at the Mortgaged Property, Shell Oil Company. Of the reserved amount, $24,465,897 and $2,666,648 are specifically allocated to tenant improvements and leasing commissions, respectively, associated with the largest tenant’s lease.

With respect to two (2) Mortgaged Properties identified as “Park Place I & II Portfolio” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 2.6% of the Initial Pool Balance, Williams Companies, Inc., the parent of the guarantor of Williams Field Services Group, LLC, the sole tenant at the Park Place II property, which tenant occupies approximately 53% of the net rentable space at the Mortgaged Properties, announced a business combination transaction with Energy Transfer Equity, L.P., which transaction has been approved by the boards of directors of both entities. We cannot assure you that the business combination transaction will take place or that it will not have a material adverse effect on the tenant or the Mortgaged Properties.

Assessments of Property Value and Condition

Appraisals

For each Mortgaged Property, the related mortgage loan seller obtained a current (within seven (7) months of the origination date of the mortgage loan) full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”). See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes—Appraisal and Loan-to-Value Ratio”, “—Barclays Bank PLC—Barclays’ Underwriting Guidelines and Processes”, “—Starwood Mortgage Funding II LLC—SMF II’s Underwriting Guidelines and Processes—Assessments of Property Condition—Appraisals”, “—MC-Five Mile Commercial Mortgage Finance LLC—MC-Five Mile’s Underwriting Guidelines and Processes—Assessments of Property Condition—Appraisals”, “—Redwood Commercial Mortgage Corporation—RCMC’s Underwriting Standards and Loan Analysis—Appraisal Report” and “—RAIT Funding, LLC—RAIT’s Underwriting Guidelines and Processes” in this free writing prospectus.

In the case of one (1) Mortgaged Property identified as “Hilton Suites Chicago Magnificent Mile” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 6.7% of the Initial Pool Balance, the appraiser provided an “as if complete” hypothetical value of $112,400,000, dated as of July 7, 2015 for the Mortgaged Property, which assumes that the renovations associated with the property improvement plan at the hotel have been completed. At origination of the mortgage loan, the borrower was required to reserve $10,158,748 with the lender to complete the property improvement plan. The “as if complete” value of $112,400,000 results in a Cut-off Date LTV Ratio of 68.7%, and the “as-is” appraised value of $102,100,000 results in a Cut-off Date LTV Ratio of 75.7%. See Annex A-1 and Annex A-3 in this free writing prospectus for additional information.

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In the case of one (1) Mortgaged Property identified as “Civic Opera Building” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 6.5% of the Initial Pool Balance, the appraiser provided a “hypothetical market value assuming contractual tenant improvements and free rent abatements are escrowed” of $220,000,000, dated as of June 2, 2015 for the Mortgaged Property, which assumes that all contractual tenant improvement allowances and free rent (in the aggregate amount of $7,733,934) were escrowed at origination of the mortgage loan. At origination of the mortgage loan, the borrower was required to reserve $3,000,000 into the reserve for tenant improvements and leasing commissions, as well as separate reserves of $3,711,165 for outstanding free rent and $2,407,592 for outstanding tenant improvements at the Mortgaged Property. The “hypothetical market value assuming contractual tenant improvements and free rent abatements are escrowed” value of $220,000,000 results in a Cut-off Date LTV Ratio of 74.5%, and the “as-is” appraised value of $214,000,000 results in a Cut-off Date LTV Ratio of 76.6%. See Annex A-1 and Annex A-3 in this free writing prospectus for additional information.

In the case of one hundred and five (105) Mortgaged Properties identified as “U-Haul Portfolio” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 4.3% of the Initial Pool Balance, the appraiser provided a portfolio value for the Mortgaged Properties which includes a premium for the value of selling the portfolio in its entirety. The Cut-off Date LTV Ratio based on the portfolio value is 34.6%, and the Cut-off Date LTV Ratio based on the sum of the individual Mortgaged Property appraised values of $424,700,000 is 37.3%. See Annex A-1 and Annex A-3 in this free writing prospectus for additional information.

In the case of one (1) Mortgaged Property identified as “One Shell Square” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 3.1% of the Initial Pool Balance, the appraiser provided a “market value subject to hypothetical condition” value of $180,600,000, dated as of April 24, 2015 for the Mortgaged Property, which assumes that all outstanding tenant improvements, leasing commissions, planned capital expenditures and free rent have been paid. At origination of the mortgage loan, the borrower was required to reserve $29,053,102 for outstanding tenant improvements/leasing commissions, $11,357,584 for deferred maintenance and $8,038 for free rent under the leases at the Mortgaged Property. The “market value subject to hypothetical condition” value of $180,600,000 results in a Cut-off Date LTV Ratio of 69.8%, and the “as-is” appraised value of $138,000,000 results in a Cut-off Date LTV Ratio of 91.4%. See Annex A-1 and Annex A-3 in this free writing prospectus for additional information.

In the case of one (1) Mortgaged Property identified as “Hilton Atlanta Perimeter” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 2.6% of the Initial Pool Balance, the appraiser provided an “as if complete” hypothetical value of $43,100,000, dated as of July 8, 2015 for the Mortgaged Property, which assumes that the renovations associated with the property improvement plan at the hotel have been completed. At origination of the mortgage loan, the borrower was required to reserve $7,757,641 with the lender to complete the renovation plan. The “as if complete” value of $43,100,000 results in a Cut-off Date LTV Ratio of 70.0%, and the “as-is” appraised value of $35,100,000 results in a Cut-off Date LTV Ratio of 86.0%. See Annex A-1 and Annex A-3 to this free writing prospectus for additional information.

In the case of three (3) Mortgaged Properties identified as “Hyatt Place Texas Portfolio” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 2.2% of the Initial Pool Balance, the appraiser provided an “as-complete market value based on a hypothetical condition” of $57,000,000 (corresponding to a Cut-off Date LTV Ratio of 67.5%) for the Mortgaged Properties, which assumes a property improvement plan costing approximately $6,055,088 was completed across all three Mortgaged Properties as of August 1, 2015. The related appraisals also reported an “as-is” value of $50,500,000 (corresponding to a Cut-off Date LTV Ratio of 76.2%) that assumes the property improvement plan has not yet been completed but makes the assumption that it will be completed during the first year of the projection period at a cost of approximately $6,055,088. The related franchisor required the property improvement plans at the Hyatt Place Texas Portfolio Properties in connection with extending the franchise agreements through 2035. The budgeted cost of the property improvement plans is $6,461,588, which was reserved at origination of the mortgage loan. The “as-is”

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values for the Hyatt Place Austin Mortgaged Property, the Hyatt Place San Antonio Mortgaged Property and the Hyatt Place Dallas Mortgaged Property are $25,500,000, $13,000,000 and $12,000,000, respectively. See Annex A-1 and Annex A-3 to this free writing prospectus for additional information.

In the case of one (1) Mortgaged Property identified as “Langhorne Shopping Center” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 1.3% of the Initial Pool Balance, the appraiser provided a “prospective market value upon completion” value of $20,175,000, dated as of September 1, 2016 for the Mortgaged Property, which assumes that the proposed expansion at the Mortgaged Property is completed. At origination of the mortgage loan, the borrower was required to reserve $993,750 in the tenant improvements and leasing commissions reserve to complete the expansion. The “prospective market value upon completion” value of $20,175,000 results in a Cut-off Date LTV Ratio of 75.0%, and the “as-is” appraised value of $18,850,000 results in a Cut-off Date LTV Ratio of 80.3%. See Annex A-1 and Annex A-3 to this free writing prospectus for additional information.

See “Risk Factors—Limitations of Appraisals” in this free writing prospectus.

Engineering Reports

In connection with the origination of each mortgage loan included in the trust, other than as identified below, the related mortgage loan seller or other originator obtained an engineering report with respect to the related Mortgaged Property with an engineering report dated within twelve (12) months of the Cut-off Date. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes—Physical Assessment Report”, “—Barclays Bank PLC—Barclays’ Underwriting Guidelines and Processes”, “—Starwood Mortgage Funding II LLC—SMF II’s Underwriting Guidelines and Processes—Assessments of Property Condition”, “MC-Five Mile Commercial Mortgage Finance LLC—MC-Five Mile’s Underwriting Guidelines and Processes—Assessments of Property Condition—Engineering Assessments”, “—Redwood Commercial Mortgage Corporation—RCMC’s Underwriting Standards and Loan Analysis—Engineering Report” and “—RAIT Funding, LLC—RAIT’s Underwriting Guidelines and Processes” in this free writing prospectus.

See “Risk Factors—Limitations of Appraisals” in this free writing prospectus.

Zoning and Building Code Compliance and Condemnation

In connection with the origination of each mortgage loan included in the trust, the related mortgage loan seller or other originator generally examined whether the use and occupancy of the related real property collateral was in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes—Zoning and Building Code Compliance”, “—Barclays Bank PLC—Barclays’ Underwriting Guidelines and Processes”, “—Starwood Mortgage Funding Corporation II LLC—SMF II’s Underwriting Guidelines and Processes—Assessments of Property Condition—Zoning and Building Code Compliance”, “—MC-Five Mile Commercial Mortgage Finance LLC—MC-Five Mile’s Underwriting Guidelines and Processes—Zoning and Building Code Compliance”, “—Redwood Commercial Mortgage Corporation—RCMC’s Underwriting Standards and Loan Analysis—Zoning and Building Code Compliance” and “—RAIT Funding, LLC—RAIT’s Underwriting Guidelines and Processes” in this free writing prospectus. For example, in this regard we note the following example:

With respect to one (1) Mortgaged Property identified as “Civic Opera Building” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 6.5% of the Initial Pool Balance, the Mortgaged Property has been designated as a historical landmark by the City of Chicago and permits for certain types of alterations, improvements, demolitions, relocations or other work would require the approval of the city commission for historical and architectural landmarks.

With respect to two (2) Mortgaged Properties identified as “Shadow Hills Apartments” and “Summer View Apartments” on Annex A-1 to this free writing prospectus, securing two (2) mortgage loans collectively representing approximately 1.4% of the Initial Pool Balance, each Mortgaged Property is

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subject to a notice of sub-standard condition issued by the City of Los Angeles Department of Housing and Development with respect to the converted use from a storage space and mezzanine area to apartments for 13 units with respect to the Shadow Hills Mortgaged Property and from a storage space and a recreation room to apartments for 3 units with respect to the Summer View Apartments Mortgaged Property in violation of the Certificate of Occupancy. The loan documents require the borrower to use its best efforts to obtain within three years of the closing date of the mortgage loan a clearance of such violation and release of the notice by the City of Los Angeles. The mortgage loan is recourse to the guarantor if borrower fails to clear the existing violation within three years of the closing date of the mortgage loan or if the City of Los Angeles commences any enforcement action against the Mortgaged Property or borrower with respect to such existing violation.

With respect one (1) Mortgaged Property identified as “Mustang Crossing Apartments“ on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 0.9% of the Initial Pool Balance, the Mortgaged Property is subject to a Land Use Restrictive Agreement (“LURA”), which requires a minimum of 35 units to be leased to residents that qualify as “lower income families” (annual income not in excess of 80% of area household median) and a minimum of 20 units to be leased to residents that qualify as “very low income families” (annual income not in excess of 50% of area household median). The LURA has a 40 year term and expires in 2034.

With respect to one (1) Mortgaged Property identified as “Brynn Marr Village” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 0.5% of the Initial Pool Balance, the use of the Mortgaged Property as a multifamily property is a legal non-conforming use. The Mortgaged Property is zoned for low density residential purposes, and in the event of a casualty of 50% or more of the value of the Mortgaged Property, the borrower would be required to rebuild the Mortgaged Property to conform to current code requirements.

See “Risk Factors—Zoning Compliance, Use Restrictions and Condemnation May Adversely Affect Property Value” in this free writing prospectus and see representation number 26 in Annex D-1 and the identified exceptions to that representation in Annex D-2 to this free writing prospectus.

Certain Terms and Conditions of the Mortgage Loans

Each of the mortgage loans bears interest at a mortgage rate (each, a “Mortgage Rate”) that will remain fixed for their remaining terms; provided, however, that after the Anticipated Repayment Date, the interest rate on an ARD Loan will increase as described in this free writing prospectus. See “—ARD Loans” in this free writing prospectus. The mortgage loans have due dates that occur on the day of each month as set forth in the following table:

Overview of Due Dates

Due Date	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
1	21	$527,552,587	45.9%
5	6	73,866,520	6.4
6	62	546,743,542	47.6
Total:	89	$1,148,162,649	100.0%

As used in this free writing prospectus, “Due Date” means, with respect to each mortgage loan, the date on which scheduled payments of principal, interest or both are required to be made by the related borrower on the mortgage loan.

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The mortgage loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period (Days)	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
0	83	$1,033,190,088	90.0%
2 (once per year, only two times)	1	30,240,000	2.6
5	3	52,106,421	4.5
5 (once per year)	2	32,626,139	2.8
Total:	89	$1,148,162,649	100.0%

As used in this free writing prospectus, “grace period” is the number of days following the Due Date before a payment default would exist under each mortgage loan and is based solely on the express terms of the respective mortgage loans. Various states may impose statutorily longer grace periods.

In some cases, there are exceptions to the strict operation of the grace period (or lack thereof), allowing a notice and cure right, for example, prior to acceleration of the mortgage loan or in the event that the failure to make timely principal and interest payments is relatively infrequent.

All of the mortgage loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”) (other than with respect to one (1) mortgage loan identified as “The Outlet Shoppes at Gettysburg” on Annex A-1 to this free writing prospectus, representing approximately 3.3% of the Initial Pool Balance, which accrues interest on the basis of a 360-day year consisting of twelve 30-day months).

The mortgage loans have the amortization characteristics set forth in the following table:

Amortization Types

Amortization Type	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Balloon	59	$566,923,350	49.4%
IO-Balloon	27	499,367,500	43.5
Fully Amortizing	1	49,666,409	4.3
ARD-Balloon	1	28,805,390	2.5
Interest Only	1	3,400,000	0.3
Total:	89	$1,148,162,649	100.0%

Overview of Prepayment Protection(1)(2)

Prepayment Protection	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Defeasance(3)	70	$744,301,508	64.8%
Yield Maintenance(4)	19	403,861,141	35.2
Total:	89	$1,148,162,649	100.0%

(1)	See Annex A-1 to this free writing prospectus for specific criteria applicable to the mortgage loans.

(2)	Prepayments may occur (often without any yield maintenance charge or prepayment premium) in connection with a casualty at or condemnation of the related mortgaged property and, if the casualty or condemnation is sufficiently material and/or if the insurance proceeds or condemnation award is not released for restoration, some mortgage loans permit the related borrower to prepay the related mortgage loan in full or up to a specified percentage of the allocated loan amount of the affected property to obtain the release thereof.

(3)	With respect to one (1) mortgage loan secured by the Mortgaged Properties identified as “U-Haul Portfolio” on Annex A-1 to this free writing prospectus, representing approximately 4.3% of the Initial Pool Balance, the mortgage loan fully amortizes during the defeasance period and there is no open period.

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(4)	Includes fifty-eight (58) Mortgaged Properties securing one (1) mortgage loan identified as “Brunswick Portfolio” on Annex A-1 to this free writing prospectus, representing approximately 1.7% of the Initial Pool Balance, that permits the related borrower to prepay a portion of the mortgage loan at any time (including during the lockout period) with the payment of a yield maintenance premium in connection with the termination of the master lease as to any mortgaged property which the tenants under the master lease deem uneconomical or unsuitable for further use in the tenants’ business. See “Description of the Mortgage Pool—Mortgaged Property Considerations—Purchase Options, Rights of First Refusal and Rights of First Offer” and “—Certain Terms and Conditions of the Mortgage Loans—Releases of Individual Mortgaged Properties” in this free writing prospectus.

With respect to certain mortgage loans that permit prepayment subject to yield maintenance, the “Yield Maintenance Charge” will generally, subject to variations, be equal to the greater of (i) a specified percentage of the amount being prepaid and (ii) the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest (including any balloon payment) from the prepayment date through the date specified in the related mortgage loan documents (which will generally be the maturity date, the Anticipated Repayment Date or the first date on which the borrower can prepay without a yield maintenance charge) determined by discounting such payments at a Discount Rate, less the amount of principal being prepaid. See Annex A-1 to this free writing prospectus for the specific prepayment restrictions for each mortgage loan.

The term “Discount Rate” as used in the preceding paragraph will be as set forth in the related loan documents but will generally mean the yield on a U.S. Treasury security that has the most closely corresponding maturity date to the maturity date, open prepayment date and/or Anticipated Repayment Date or the remaining weighted average life, of the related mortgage loan plus, in certain circumstances, an additional specified percentage and converted to a monthly equivalent yield (as described in the respective loan documents).

With respect to certain other mortgage loans that permit prepayment subject to yield maintenance, the “Yield Maintenance Charge” will generally, subject to certain variations, be an amount (in some cases, not less than 1.0% of the amount prepaid) equal to the present value of a series of payments, each equal to the Interest Payment Differential and payable on each scheduled due date over the remaining original term of the prepaid yield maintenance mortgage loan and, with respect to the principal balance of the note due to be outstanding on such date, the stated maturity date, the Anticipated Repayment Date or the date preceding the commencement of the open prepayment period, as applicable, discounted at the Reinvestment Yield as of the date of prepayment for the number of months remaining from such date of prepayment to each scheduled due date through and including the stated maturity date, the Anticipated Repayment Date or the date preceding the commencement of the open prepayment period, as applicable.

The term “Interest Payment Differential” with respect to any related prepaid yield maintenance mortgage loan will generally equal (i) the Mortgage Rate minus the Reinvestment Yield, divided by (ii) 12, and multiplied by (iii) the outstanding principal balance of the prepaid yield maintenance mortgage loan on the date of prepayment (if the prepayment date is a scheduled due date, after the application of the monthly payment amount due); provided that the Interest Payment Differential will never be less than zero.

The term “Reinvestment Yield” means with respect to any related prepaid yield maintenance mortgage loan, will generally equal, depending on the mortgage loan, either: (a) the yield calculated by the related lender by the linear interpolation of the yields, “as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities” for the week ending prior to the date of prepayment, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the loan maturity date or the Anticipated Repayment Date or the date preceding the commencement of the open prepayment period, as applicable (and, as used in the second preceding paragraph, converted to a monthly compounded nominal yield); or (b) the lesser of (i) the yield on the U.S. Obligations with the same maturity date as the stated maturity date, the Anticipated Repayment Date or date preceding the commencement of the open prepayment period, as applicable, of the prepaid yield maintenance mortgage loan or, if no such U.S. Obligations issue is available, then the interpolated yield on the two U.S. Obligations issues (primary issues) with maturity dates (one prior to and one following) that are closest to the stated maturity date, the Anticipated Repayment Date or the date preceding the commencement of the open prepayment period,

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as applicable, of the prepaid yield maintenance mortgage loan or (ii) the yield on the U.S. Obligations with a term equal to the remaining average life of the prepaid yield maintenance mortgage loan or, if no such U.S. Obligations are available, then the interpolated yield on the two U.S. Obligations issues (primary issues) with terms (one prior to and one following) that are closest to the remaining average life of the prepaid yield maintenance mortgage loan with each such yield being based on the bid price for such issue as published in The Wall Street Journal on the date that is 14 days prior to the date of prepayment set forth in the related borrower’s notice of repayment (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield.

The term “U.S. Obligations” means, in general, securities evidencing an obligation to timely pay principal and/or interest in a full and timely manner that are (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged, not subject to prepayment, call or early redemption, (2) certain other non-callable “government securities” as defined in Treasury Regulations Section 1.860G-2(a)(8), as amended, or (3) such other instruments, if any, as set forth in the related mortgage loan documents.

Yield Maintenance Charges and any prepayment premiums are distributable as described in this free writing prospectus under “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

The mortgage loans generally permit voluntary prepayment without the payment of a Yield Maintenance Charge or any prepayment premium during an “open period” immediately prior to and including the stated maturity date or Anticipated Repayment Date set forth in the following table:

Prepayment Open Periods(1)

Open Period (Payments)	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
3	9	$131,898,617	11.5%
4	51	762,947,180	66.4
5	26	184,879,818	16.1
6	2	63,450,000	5.5
7	1	4,987,033	0.4
Total:	89	$1,148,162,649	100.0%

(1)	See Annex A-1 to this free writing prospectus for specific criteria applicable to the mortgage loans.

Unless a mortgage loan is relatively near its stated maturity date (or Anticipated Repayment Date), or unless the sale price or the amount of the refinancing of the related Mortgaged Property is considerably higher than the current outstanding principal balance of the mortgage loan (due to an increase in the value of the Mortgaged Property or otherwise) and depending on the interest rate environment at the time of prepayment, the Yield Maintenance Charge or prepayment premium may offset entirely or render insignificant any economic benefit to be received by a related borrower upon a refinancing or sale of its Mortgaged Property. The Yield Maintenance Charge or prepayment premium provision of a mortgage loan creates an economic disincentive for the borrower to prepay its mortgage loan voluntarily and, accordingly, the related borrower may elect not to prepay its mortgage loan. However, we cannot assure you that the imposition of a Yield Maintenance Charge or prepayment premium will provide a sufficient disincentive to prevent a voluntary principal prepayment or sufficient compensation to Certificateholders affected by a prepayment to offset the effects of such prepayment on the yield to Certificateholders.

Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. Certain mortgage loans may require the payment of Yield Maintenance Charges or prepayment premiums in connection with a prepayment of the related mortgage loan as a result of a casualty or condemnation. Certain other of the mortgage loans do not require the payment of Yield Maintenance Charges or prepayment premiums in connection with a prepayment of the related mortgage loan with Insurance and Condemnation Proceeds as a result of a

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casualty or condemnation; provided that no event of default exists. In addition, certain of the mortgage loans permit the related borrower, after a partial casualty or partial condemnation, to prepay the remaining principal balance of the mortgage loan (after application of the related Insurance and Condemnation Proceeds to pay the principal balance of the mortgage loan), which may in certain cases not be accompanied by any prepayment consideration; provided that (i) the prepayment of the remaining balance is made within a specified period of time following the date of the application of proceeds or award and/or (ii) no event of default exists. Furthermore, the enforceability, under the laws of a number of states, of provisions providing for payments comparable to Yield Maintenance Charges or prepayment premiums upon an involuntary prepayment is unclear. We cannot assure you that, at the time a Yield Maintenance Charge or prepayment premium is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to pay the Yield Maintenance Charge or prepayment premium will be enforceable under applicable state law. See “Certain Legal Aspects of the Mortgage Loans” in this free writing prospectus and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments” in the prospectus.

Certain of the mortgage loans may provide for a recast of the amortization schedule and an adjustment of the scheduled debt service payments on the related mortgage loan upon application of specified amounts of Insurance and Condemnation Proceeds, upon the release of individual properties securing certain mortgage loans or upon application of certain holdbacks, if such holdbacks are not used for their specified purpose, to pay the related unpaid principal balance. Such application of a holdback may or may not require a payment of a Yield Maintenance Charge or prepayment premium based upon the amount of the principal being paid.

ARD Loans

One (1) mortgage loan identified as “Eastmont Town Center” on Annex A-1 to this free writing prospectus (the “ARD Loan”), representing approximately 2.5% of the Initial Pool Balance, provides that, if after a certain date (the “Anticipated Repayment Date”), the borrower has not prepaid the applicable ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the applicable stated Mortgage Rate (the “Initial Rate”). See Annex A-1 in this free writing prospectus for the Anticipated Repayment Date and Revised Rate for the ARD Loan. After the Anticipated Repayment Date, the ARD Loan further requires that all cash flow available from the Mortgaged Property after payment of the Periodic Payments required under the terms of the mortgage loan documents and all escrows and property expenses required under the mortgage loan documents be used to accelerate amortization of principal (without payment of any yield maintenance premium or prepayment charge) on the ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on an ARD Loan after its Anticipated Repayment Date, the payment of Excess Interest, to the extent actually collected, will be deferred and will be required to be paid, with interest (to the extent permitted under applicable law and the mortgage loan documents), only after the outstanding principal balance of the ARD Loan has been paid in full, at which time the Excess Interest will be paid to the holders of the Class Z certificates.

Additionally, an account has been established for the ARD Loan into which the tenants are required to directly deposit rents or other revenues from the related Mortgaged Property. The foregoing feature is designed to increase the likelihood that the ARD Loan will be prepaid by the borrower on or about its Anticipated Repayment Date. However, we cannot assure you that any ARD Loan will be prepaid on its Anticipated Repayment Date.

Defeasance; Collateral Substitution; Property Releases

The terms of seventy (70) mortgage loans identified as being subject to defeasance (or defeasance and other forms of prepayment protection) under the column heading “Prepayment Provisions” on Annex A-1 to this free writing prospectus, representing approximately 64.8% of the Initial Pool Balance, permit the applicable borrower on any due date after a specified period not less than two years from the Closing Date (or in the case of any Serviced Whole Loans under such column heading, not less than the earlier of three years after origination or two years after the latest securitization of any of the related Pari

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Passu Companion Loans), provided that no event of default exists, to obtain a release of all of a Mortgaged Property from the lien of the related Mortgage in exchange for a grant of a security interest in certain U.S. government securities (a “Defeasance”). However, with respect to one (1) mortgage loan secured by the Mortgaged Properties identified as “U-Haul Portfolio” on Annex A-1 to this free writing prospectus, representing approximately 4.3% of the Initial Pool Balance, the mortgage loan fully amortizes during the Defeasance period. For further information, see “Risk Factors—Risks Relating to Prepayments and Repurchases” and Annex A-1 to this free writing prospectus.

In general, the release is subject to certain conditions, including, among other conditions, that the borrower:

(a) pays or delivers to the master servicer on any due date (the “Release Date”) (1) all interest accrued and unpaid on the principal balance of the Mortgage Note to but not including the Release Date, (2) all other sums due under the mortgage loan and all other loan documents executed in connection with the related mortgage loan, (3) funds to purchase direct non-callable obligations of the United States of America or, in certain cases, other government securities within the meaning of Section 2(a)(16) the Investment Company Act of 1940, as amended (“Government Securities”), providing payments (x) on or prior to all successive scheduled due dates from the Release Date to the related maturity date (or, in some cases, the first day of the open period) including all outstanding principal and interest, and (y) in amounts at least equal to the scheduled payments due on these dates under the mortgage loan or the related defeased amount of the mortgage loan in the case of a partial Defeasance (including any balloon payment at maturity or anticipated repayment date, as applicable), and (4) any costs and expenses incurred in connection with the purchase of the Government Securities; and

(b) delivers a security agreement granting the trust fund a first priority lien on the Government Securities purchased as substitute collateral and an opinion of counsel relating to the enforceability of such security interest.

The existing borrower or, if the borrower is not required to do so under the mortgage loan documents, the master servicer, will be responsible for purchasing the Government Securities on behalf of the borrower at the borrower’s expense. Simultaneously with these actions, the applicable Mortgaged Property or Properties will be released from the lien of the Mortgage and the pledged Government Securities (together with any Mortgaged Property not released, in the case of a partial Defeasance) will be substituted as the collateral securing the mortgage loan (although in some cases involving a partial Defeasance, the Government Securities and the remaining real property collateral secure separate non-crossed notes).

In some cases, a successor borrower established or designated by the existing borrower or by the originator (or, if the existing borrower is not required or permitted to do so under the mortgage loan documents, established or designated by the master servicer) will assume all of the defeased obligations of a borrower exercising a Defeasance option under a mortgage loan and the existing borrower will be relieved of all of the defeased obligations under the mortgage loan. In other cases, the existing borrower will remain liable for all of the defeased obligations, subject to the mortgage loan documents, after releasing the Mortgaged Property.

Although the collateral substitution provisions related to Defeasance are not intended to be, and do not have the same effect on the Certificateholders as, a prepayment of the related mortgage loan, a court could interpret the excess, if any, of the amount paid to purchase the Defeasance collateral over the amount of the defeased debt, as being equivalent to an unenforceable Yield Maintenance Charge or prepayment premium. We make no representation as to the enforceability of the Defeasance provisions of any mortgage loan.

In addition to the provisions described above, certain mortgage loans permit partial Defeasances, partial releases and property substitutions as described below.

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Releases of Individual Mortgaged Properties

With respect to one (1) Mortgaged Property identified as “Civic Opera Building” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 6.5% of the Initial Pool Balance, the related mortgage loan documents provide that in the event the owner of the theater parcel (which is not included in the collateral) notifies the related borrower of its election to exercise its property exchange option to obtain the “option space” identified in the mortgage loan agreement pursuant to a reciprocal easement agreement for the Mortgaged Property, the borrower is permitted to convey the “option space” to the theater parcel owner and obtain the release of the “option space” from the lien of the loan documents, provided that, among other conditions: (i) the borrower provides the plans, specifications and location of the space to be exchanged for the “option space” and receives the lender’s consent, which may not be unreasonably withheld, conditioned or delayed; (ii) the borrower delivers an updated legal description and survey for the Mortgaged Property; and (iii) the borrower delivers amendments to the security documents and an endorsement to the title insurance policy.

With respect to two (2) Mortgaged Properties identified as “Park Place I & II Portfolio” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 2.6% of the Initial Pool Balance, the related mortgage loan documents permit the release of the Park Place II property from the lien of the security instrument in connection with an arm’s-length transfer and defeasance at any time after the date that is the earlier of (a) four years from the first payment date or (b) two (2) years from the “startup day” within the meaning of Section 860G(a)(9) of the Code of the REMIC trust, subject to the satisfaction of conditions set forth in the related mortgage loan documents, including but not limited to: (i) delivery of defeasance collateral in the amount of $20,644,082.50; (ii) the debt service coverage ratio of the remaining property is not less than the greater of (A) 1.65x and (B) the debt service coverage ratio immediately prior to the release; (iii) the debt yield of the remaining property is not less than the greater of (A) 10.1% and (B) the debt yield immediately prior to the release; (iv) the loan-to-value ratio of the remaining property does not exceed 71.8%; (v) the delivery of an opinion of counsel that the trust will not fail to maintain its status as a REMIC trust as a result of the release and (vi) the delivery of a Rating Agency Confirmation.

With respect to three (3) Mortgaged Properties identified as “Hyatt Place Texas Portfolio” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 2.2% of the Initial Pool Balance, the loan documents permit the borrower to release an individual property from the lien of the security instrument in connection with a partial defeasance after the permitted defeasance date, subject to the satisfaction of conditions set forth in the related loan documents, including: (i) defeasance of the portion of the mortgage loan in an amount equal to the greatest of (a) 120% of the allocated loan amount of the individual property being released, (b) an amount which would result in the debt service coverage ratio for the remaining property being less than 1.45x, (c) an amount which would result in the loan-to-value ratio for the remaining property being no greater than 70.0% and (d) an amount which would result in the debt yield for the remaining property being not less than 10.0% and (ii) the delivery of an opinion of counsel that the issuing entity will not fail to maintain its status as REMIC trust as a result of the release.

With respect to fifty-eight (58) Mortgaged Properties identified as “Brunswick Portfolio” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 1.7% of the Initial Pool Balance, the related borrowers are permitted to release one or more Mortgaged Properties in connection with certain rights of the master tenants to terminate the master lease as to a Mortgaged Property due to a condemnation or a determination by the tenants that the Mortgaged Property has become uneconomical or unsuitable for continued use in their business, at any time during the mortgage loan (including during the lockout period), upon certain terms and conditions including, without limitation: (i) the partial prepayment of the Adjusted Release Amount (defined below); (ii) all of the conditions for a termination of the master lease for the applicable Mortgaged Property in the master lease have been satisfied; and (iii) the delivery of a REMIC opinion. If the resulting loan-to-value ratio exceeds 125% (excluding the value of personal property and the business as a going concern), the borrowers must pay down the mortgage loan by the amount specified in the mortgage loan documents. The “Adjusted Release Amount” for a sale of a Mortgaged Property (a) as the result of an economic abandonment will

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be the greater of (i) 125% of the allocated loan amount for the Mortgaged Property and (ii) 85% of the net sales proceeds for the Mortgaged Property, (b) if the borrowers elect not to accept the sale and the master lease is terminated for that Mortgaged Property, 125% of the allocated loan amount for the Mortgaged Property and (c) in the event of a condemnation, the “Adjusted Release Amount” will be the greater of (i) 125% of the allocated loan amount of the Mortgaged Property and (ii) 85% of the purchase price received by the borrowers from the master tenants pursuant to the master lease less, in either case, the amount of the award received by the lender in accordance with the mortgage loan documents for the condemnation. See “Description of the Mortgage Pool—Mortgaged Property Considerations—Purchase Options, Rights of First Refusal and Rights of First Offer” in this free writing prospectus for additional information regarding the master lease.

With respect to fifteen (15) Mortgaged Properties identified as “Chow Triple Net Retail Portfolio I” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 1.3% of the Initial Pool Balance, the loan documents permit the borrower to release an individual property (on a property-by-property basis) from the lien of the security instrument in connection with a partial defeasance after the permitted defeasance date, subject to the satisfaction of conditions set forth in the related loan documents, including: (i) defeasance of the portion of the mortgage loan equal to 120% of the allocated loan amount of the individual property being released, (ii) the delivery of an opinion of counsel that the issuing entity will not fail to maintain its status as REMIC trust as a result of the release and (iii) the delivery of a Rating Agency Confirmation.

In the case of three (3) Mortgaged Properties identified as “Walnut Multifamily Portfolio” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 1.2% of the Initial Pool Balance, individual properties may be partially defeased at any time after the defeasance lockout date in an amount equal to 125% of the principal allocated loan amount and upon satisfaction of the following conditions: (i) the remaining debt service coverage ratio must be not less than the greater of (x) 1.35x and (y) the debt service coverage ratio for the Mortgage Loan immediately prior to the date of partial defeasance; (ii) the debt yield must be not less than the greater of (x) 8.50% and (y) the debt yield immediately prior to the date of partial defeasance; and (iii) the loan to value ratio must not exceed the lesser of (x) 67.6% and (y) the loan to value ratio immediately prior to the date of partial defeasance.

With respect to three (3) Mortgaged Properties identified as “Simply Self Storage Portfolio” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 1.1% of the Initial Pool Balance, the loan documents permit the borrower to release an individual property from the lien of the security instrument in connection with a partial defeasance after the permitted defeasance date, subject to the satisfaction of conditions set forth in the related loan documents, including: (i) defeasance of the portion of the mortgage loan in an amount equal to the greater of (a) 125% of the allocated loan amount of the individual property being released, (b) the amount that would result in the debt service coverage ratio for the remaining property being no less than 1.45x, (c) the amount that would result in the loan-to-value ratio for the remaining property being no greater than 75.0% and (d) the amount that would result in the debt yield for the remaining property being no less than 9.0% and (ii) the delivery of an opinion of counsel that the issuing entity will not fail to maintain its status as REMIC trust as a result of the release.

With respect to one (1) Mortgaged Property identified as “Hawthorne Townhomes” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 0.7% of the Initial Pool Balance, individual properties may be partially defeased after the defeasance lockout date provided (i) the remaining DSCR must be not less than the greater of (x) 1.40x and (y) the DSCR for the mortgage loan immediately prior to the date of partial defeasance; (ii) the debt yield must be not less than the greater of (x) 8.53% and (y) the debt yield immediately prior to the date of partial defeasance; and (iii) the loan to value ratio must not exceed the lesser of (x) 67.5% and (y) the loan to value ratio immediately prior to the date of partial defeasance.

In the case of two (2) Mortgaged Properties identified as “CVS Portfolio” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 0.4% of the Initial Pool Balance, individual properties may be partially defeased after the defeasance lockout date in an amount equal to the greater of (1) 125% of the principal allocated loan amount and (2) the amount such that, after

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such release, the remaining sites in the aggregate satisfy the following conditions: (i) the remaining debt service coverage ratio must be not less than the greater of (x) 1.43x and (y) the debt service coverage ratio for the Mortgage Loan immediately prior to the date of partial defeasance; (ii) the debt yield must be not less than the greater of (x) 8.81% and (y) the debt yield immediately prior to the date of partial defeasance; and (iii) the loan to value ratio must not exceed the lesser of (x) 68.86% and (y) the loan to value ratio immediately prior to the date of partial defeasance.

With respect to one (1) Mortgaged Property identified as “Chippewa Towne Centre” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 0.3% of the Initial Pool Balance, the loan documents permit the borrower to release a certain portion of the mortgaged property after the lockout period containing approximately 1.436 acres from the lien of the security instrument, subject to satisfaction of conditions set forth in the related loan documents, including: (i) the payment of a release price equal to $115,000, (ii) the DSCR will not be less than the greater of (a) the DSCR immediately prior to such release and (b) 1.40x, (iii) the delivery of an opinion of counsel that the issuing entity will not fail to maintain its status as REMIC trust as a result of the release and (iv) the delivery of a Rating Agency Confirmation.

Other Releases

With respect to five (5) Mortgaged Properties identified as “The Outlet Shoppes at Gettysburg”, “New Center One Building”, “Residence Inn - Clifton Park”, “Langhorne Shopping Center” and “Best Buy Sanford, FL” on Annex A-1 to this free writing prospectus, securing five (5) mortgage loans representing approximately 8.4% of the Initial Pool Balance, subject to the satisfaction of conditions set forth in the related mortgage loan documents, including satisfaction of REMIC requirements, the related mortgage loan documents permit, without any required partial prepayment or defeasance of the subject mortgage loan, a partial release of an unimproved or minimally improved portion of real property collateral (which may have landscaping, parking or other non-income generating improvements or minimal improvements such as a miniature golf course and merchant facilities). However, in some cases, the property to be released may have material value even though it is currently unimproved or minimally improved.

“Due-on-Sale” and “Due-on-Encumbrance” Provisions

The mortgage loans contain “due-on-sale” and “due-on-encumbrance” provisions that in each case, with limited exceptions, permit the holder of the Mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or upon the transfer or encumbrance of ownership interests in the related borrower or its equity owner(s) without the consent of the holder of the mortgage loan; provided, however, that under the terms of many of the mortgage loans, this consent may not be unreasonably withheld, and in some cases must be granted if certain conditions are met. Certain of the mortgage loans permit transfers by the related borrower of the Mortgaged Property to purchasers who would then assume the related mortgage loan subject to the reasonable acceptability of the transferee to the mortgagee and the satisfaction of certain conditions provided in the related loan documents. Certain of the Mortgaged Properties have been, or may become, subject to additional financing. See “—Additional Debt” in this free writing prospectus.

Exceptions to the “Due-On-Sale” provisions may include, but are not limited to:

•	transfers related to family and estate planning,

•	transfers related to the death or physical or mental disability of holder,

•	transfers of a passive interest or less than a controlling interest in the borrower,

•	transfers to affiliates of, or persons otherwise related to, the borrower or transferor,

•	transfers among existing members, partners, shareholders or beneficiary owners in the borrower or between holders of tenant-in-common interests in the Mortgaged Property,

•	transfers in connection with mergers, consolidations and similar transactions involving affiliated companies,

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•	transfers (including mergers, consolidations and similar transactions) involving publicly traded entities,

•	transfers of stock listed on a nationally recognized stock exchange,

•	transfers among affiliated borrowers with respect to any multi-property mortgage loans,

•	transfers which consolidate tenant-in-common ownership into one or more surviving tenant-in-common borrowers,

•	transfers related to conversions of a borrower entity form, including drop-down distributions or entity conversions resulting from a borrower structured as (or converted to) a Delaware statutory trust and certain triggering conditions that may require or necessitate such transfers,

•	transfers of tenant-in-common interests or beneficial interests in a Delaware statutory trust to third parties, subject in some cases to lender approval if such transfers are in excess of specified thresholds,

•	transfers to a pre-approved person or entity or an entity controlled by a pre-approved person or entity,

•	transfers to any person or entity so long as certain specified persons or entities, or persons or entities satisfying specified criteria, remain in control or acquire control of the day to day operations of the borrower,

•	transfers to certain qualifying entities, which entities generally are required to satisfy, or be under the control of other entities that satisfy, specified criteria, such as net worth and/or experience related tests and satisfy conditions specified in the mortgage loan documents but for which lender consent may not be required,

•	transfers related to the foreclosure of existing or permitted mezzanine debt,

•	transfers as to which a Rating Agency Confirmation is obtained, or

•	other transfers customarily acceptable to prudent commercial and multifamily mortgage lending institutions with respect to comparable property and transfers of a similar nature to the foregoing meeting the requirements of the mortgage loan documents.

The special servicer will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a mortgage loan or related Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on that mortgage loan, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive its right to exercise such rights; provided, however, that with respect to such waiver of rights, if (i) prior to the occurrence and continuance of any Control Event, the special servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder (or after the occurrence and continuance of a Control Event, but prior to a Consultation Termination Event, upon consultation with the Directing Certificateholder), and (iii) with respect to any mortgage loan (x) with a Stated Principal Balance greater than or equal to $20,000,000, (y) with a Stated Principal Balance greater than or equal to 5% of the aggregate Stated Principal Balance of the mortgage loans then outstanding, and (z) together with all other mortgage loans with which it is cross-collateralized or cross-defaulted or together with all other mortgage loans with the same or an affiliated borrower, that is one of the ten largest mortgage loans outstanding (by Stated Principal Balance), a Rating Agency Confirmation is received by the special servicer from the four NRSROs engaged by the depositor to rate the Offered Certificates (collectively, the “Rating Agencies”) and confirmation from the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then current ratings of any securities related to a Serviced Pari Passu Companion Loan (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this free writing prospectus); provided, however, that with respect to clauses (y) and (z) of this paragraph, such mortgage loan will also be required to have a Stated Principal Balance of at least $10,000,000 for such Rating Agency Confirmation requirement to apply.

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With respect to a mortgage loan with a “due-on-encumbrance” clause, the special servicer will determine, in a manner consistent with the Servicing Standard, whether to (a) exercise any right it may have with respect to a mortgage loan or any related Companion Loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) waive its right to exercise such rights; provided that, (i) the special servicer has obtained, prior to the occurrence and continuance of any Control Event and other than with respect to an Excluded Loan, the prior written consent or the deemed consent of the Directing Certificateholder, and (ii)  the special servicer has received a Rating Agency Confirmation from each Rating Agency if such mortgage loan (1) has an outstanding principal balance that is greater than or equal to 2% of the aggregate Stated Principal Balance of the mortgage loans or (2) has a loan-to-value ratio greater than 85% (including any existing and proposed debt) or (3) has a debt service coverage ratio less than 1.20x (in each case, determined based upon the aggregate of the Stated Principal Balance of the mortgage loan and related Companion Loan, if any, and the principal amount of the proposed additional loan) or (4) is one of the ten largest mortgage loans (by Stated Principal Balance) or (5) has a Stated Principal Balance over $20,000,000; provided, however, that with respect to clauses (1), (2), (3) and (4), such mortgage loan must also have a Stated Principal Balance of at least $10,000,000 for such Rating Agency Confirmation to apply.

Any Rating Agency Confirmations and any similar confirmation from a rating agency with respect to any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan described above will be at the related borrower’s expense, to the extent permitted by the related mortgage loan documents; provided that to the extent the mortgage loan documents are silent as to who bears the costs of any such confirmation, the master servicer or the special servicer, as applicable, is required to use reasonable efforts to have the related borrower bear such costs and expenses. Unless determined to be nonrecoverable, any such costs not collected from the related borrower will be required to be advanced as a Servicing Advance.

The existence of any additional indebtedness may increase the difficulty of refinancing the related mortgage loan at its maturity date or Anticipated Repayment Date, as applicable, and increase the possibility that reduced cash flow could result in deferred maintenance. Also, if the holder of the additional debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure of the related mortgage loan could be delayed. See “Risk Factors—Additional Debt or the Ability To Incur Other Borrowings Entails Risk” and “Certain Legal Aspects of the Mortgage Loans” in this free writing prospectus.

Hazard, Liability and Other Insurance

The mortgage loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible, which may be a large amount in the case of certain mortgage loans) at least equal to the lesser of (a) the outstanding principal balance of the related mortgage loan and (b) 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that in the case of certain of the mortgage loans, the hazard insurance may be in such other amounts as was required by the applicable mortgage loan seller and, in some cases, may be significantly less than the outstanding principal amount of the mortgage loan. Moreover, with respect to certain of the mortgage loans insured for less than the full principal balance, applicable zoning ordinances may prevent restoration of the use or prevent or limit rebuilding of the related Mortgaged Properties to their current condition under certain circumstances. Certain mortgage loans permit a borrower to satisfy its insurance coverage requirement by permitting its tenant to self-insure or permitting its tenant or a condominium association or a hotel franchiser to provide insurance for its premises. In some cases, even where a tenant self-insures, a lease may be terminated based on a material casualty or condemnation, particularly near the end of the lease term. In some cases, required insurance is provided under a blanket policy that also insures properties that do not secure mortgage loans included in this securitization. See “Risk Factors—Risks Associated with Blanket Insurance Policies or Self-Insurance” in this free writing prospectus.

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In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the deductibles, conditions and exclusions set forth in each policy. Each mortgage loan generally also requires the related borrower to maintain general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000 per occurrence. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Accordingly, a Mortgaged Property may not be insured for losses arising from such causes unless the related Mortgage specifically requires, or permits the mortgagee to require, that coverage. Each mortgage loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In addition, some mortgage loans permit the related borrower to satisfy its obligations to insure the related Mortgaged Property by relying on a tenant or condominium association to obtain the insurance or permit a tenant to self-insure. See representation numbers 18 and 31 on Annex D-1 to this free writing prospectus and the exceptions to those representations on Annex D-2 to this free writing prospectus.

In general, the mortgage loans do not require earthquake insurance. In particular, fifty-two (52) Mortgaged Properties identified as “U-Haul Portfolio – Inglewood”, “U-Haul Portfolio – South Central”, “U-Haul Portfolio – Summer Ave”, “U-Haul Portfolio – Milwaukie”, “U-Haul Portfolio – Gresham”, “U-Haul Portfolio – Midway”, “U-Haul Portfolio – Ontario”, “U-Haul Portfolio – Mather”, “U-Haul Portfolio – Idaho Falls”, “U-Haul Portfolio – Jonesboro”, “U-Haul Portfolio – Chula Vista”, “U-Haul Portfolio – Barstow”, “U-Haul Portfolio – North Hills”, “U-Haul Portfolio – Hwy 367”, “U-Haul Portfolio – Provo”, “U-Haul Portfolio – Bremerton”, “U-Haul Portfolio – Cape Girardeau”, “U-Haul Portfolio – N Watkins”, “Eastmont Town Center”, “Brunswick Portfolio – Cal Oaks Bowl”, “Brunswick Portfolio – Classic Lanes”, “Brunswick Portfolio – Premier Lanes”, “Brunswick Portfolio – Majestic Lanes”, “Brunswick Portfolio – BZ Upland”, “Brunswick Portfolio – Foothill Lanes”, “Brunswick Portfolio – Moreno Valley Bowl”, “Brunswick Portfolio – Vista Lanes”, “Chow Triple Net Retail Portfolio I – 7-Eleven - Sacramento, CA”, “Big Curve Shopping Center”, “Shadow Hills Apartments”, “Summer View Apartments”, “Heritage Shopping Center”, “Antelope Valley Partners”, “Diamond Pointe Apartments (6th/Deodar)”, “Rose Pointe Apartments (Euclid/Budd)”, “Cedar Pointe Apartments”, “South View (Avalon) Apartments”, “Suncrest Apartments”, “Forest View Apartments”, “Royal Palms Apartments”, “Rose Terrace Apartments (Parthenia)”, “Beverly Terrace Apartments”, “Iron Mountain Apartments”, “Camellia Apartments”, “Highland Springs Apartments”, “Highland Meadows (43/44) Apartments”, “Glen Terrace Apartments”, “Twin Palms”, “Highland Meadows (Meridian) Apartments”, “South View (Carondelet) Apartments”, “South View (Main) Apartments” and “Summer Wind Apartments” on Annex A-1 to this free writing prospectus, securing or partially securing twenty-eight (28) mortgage loans representing approximately 9.9% of the Initial Pool Balance by allocated loan amount, are located in an area that is considered a high earthquake risk (seismic zone 3 or 4). These areas include, without limitation, all or parts of the States of California, Arizona, Arkansas, Utah, Tennessee, Washington, Idaho, Missouri or Oregon. A seismic report was prepared with respect to the Mortgaged Properties, and based on those reports, no Mortgaged Property has a probable maximum loss in excess of 19%.

See “Risk Factors—Availability of Earthquake, Flood and Other Insurance” in this free writing prospectus for information regarding earthquake insurance coverage.

With respect to hazard, liability and other insurances required by the mortgage loans included in the trust, we note in particular the following:

•	Several additional mortgage loans provide for waivers of, or other limitations on, the requirement to maintain terrorism insurance, and/or permit a tenant to maintain the required insurance coverage with respect to the related Mortgaged Property or to self-insure or allow for a deductible

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for such policy, which may be substantial in certain cases. With respect to two (2) Mortgaged Properties identified as “Civic Opera Building” and “Waterstone Apartments” on Annex A-1 to this free writing prospectus, securing two (2) mortgage loans representing approximately 9.2% of the Initial Pool Balance, the related mortgage loan documents place a cap on the related borrower’s out-of-pocket cost for terrorism insurance premiums at two (2) times the then-current premium for the property insurance policy on a stand-alone basis.

•	With respect to four (4) Mortgaged Properties identified as “CVS Portfolio” and “Behringer Tractor Supply Portfolio” on Annex A-1 to this free writing prospectus, securing two (2) mortgage loans representing approximately 0.7% of the Initial Pool Balance, each related borrower is permitted to rely on the insurance required by the related sole tenant in accordance with the terms of its lease so long as no event of default exists under the applicable lease, which lease permits the sole tenant to self-insure.

•	With respect to fifteen (15) Mortgaged Properties identified as “Chow Triple Net Retail Portfolio I” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 1.3% of the Initial Pool Balance, provided the tenants are paying insurance premiums and maintaining insurance at such mortgaged property set forth in the applicable lease, the borrower is not obligated to maintain such insurance or to make monthly deposits into the tax and insurance escrow fund.

See also representation numbers 18 and 31 on Annex D-1 to this free writing prospectus and the exceptions to those representations on Annex D-2 to this free writing prospectus.

Additional Mortgage Loan Information

The tables presented in Annex A-2 set forth certain anticipated characteristics of the mortgage loans and the Mortgaged Properties. For purposes of the information contained in this free writing prospectus (including in Annexes A-1, Annex A-2 and Annex A-3), unless otherwise indicated, the Subordinate Companion Loan is not reflected in this free writing prospectus and the term “mortgage loan” does not include any related Subordinate Companion Loan. For purposes of the presentation of numbers and statistical information set forth in this free writing prospectus, unless otherwise noted, all numbers and statistical information regarding the mortgage loans that are part of a Whole Loan include any related Pari Passu Companion Loan(s), but exclude any related Subordinate Companion Loan. The sum in any column in the tables presented in Annex A-2 to this free writing prospectus may not equal the indicated total due to rounding. The descriptions in this free writing prospectus of the mortgage loans and the Mortgaged Properties are based upon the pool of mortgage loans as it is expected to be constituted as of the close of business on the Closing Date, assuming that (1) all scheduled principal and/or interest payments due on or before the Cut-off Date will be made and (2) there will be no principal prepayments on or before the Cut-off Date.

Prior to the issuance of the certificates, one or more mortgage loans (including mortgage loans specifically described in this free writing prospectus) may be removed from the pool of mortgage loans as a result of prepayments, delinquencies, incomplete documentation or for any other reason, if the depositor or the mortgage loan sellers deem the removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the pool of mortgage loans prior to the issuance of the certificates, unless including those mortgage loans would materially alter the characteristics of the pool of mortgage loans as described in this free writing prospectus. The depositor believes that the information set forth in this free writing prospectus will be representative of the characteristics of the pool of mortgage loans as it will be constituted at the time the certificates are issued, although the range of Mortgage Rates and maturities as well as other characteristics of the mortgage loans described in this free writing prospectus may vary.

With respect to mortgage loans secured by more than one Mortgaged Property, the information presented in this free writing prospectus with respect to UW NCF Debt Yield, UW NCF DSCR and LTV Ratios, as applicable, is the UW NCF Debt Yield, UW NCF DSCR or LTV Ratio of the mortgage loan

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based on all of the related Mortgaged Properties collectively. The UW NCF Debt Yield, UW NCF DSCR and LTV Ratio for any loan or allocated loan amount comprising a portion of these mortgage loans will vary from the UW NCF Debt Yield, UW NCF DSCR and LTV Ratio shown. See Annex A-1 for the UW NOI and UW NCF for each loan or allocated loan amount comprising these mortgage loans.

For purposes of the statistical information in this free writing prospectus, with respect to each mortgage loan that is part of a Whole Loan, we generally present the LTV Ratios, UW NCF DSCR and UW NCF Debt Yield per net rentable square foot, pad, room or unit, as applicable, in this free writing prospectus in a manner that takes account of that mortgage loan and its related Pari Passu Companion Loan(s), but exclude any related Subordinate Companion Loan. Other than as specifically noted, the LTV Ratios, UW NCF DSCR, UW NCF Debt Yield and the mortgage loan rate information for each mortgage loan is presented in this free writing prospectus without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related mortgage loan without combination with the other indebtedness.

Whenever percentages and other information in this free writing prospectus are presented on the Mortgaged Property level rather than the mortgage loan level, the information for mortgage loans secured by more than one Mortgaged Property (or within a group of cross-collateralized mortgage loans) is based on allocated loan amounts as stated in Annex A-1 to this free writing prospectus.

A current report on Form 8-K (the “Form 8-K”) will be available to purchasers of the Offered Certificates contemporaneously with the filing of the final prospectus supplement and will be filed, together with the Pooling and Servicing Agreement, the underwriting agreement and the Purchase Agreements, with the United States Securities and Exchange Commission (the “SEC”). If mortgage loans are removed from or added to the pool of mortgage loans as set forth above, the removal or addition will be noted in the Form 8-K.

For a detailed presentation of certain characteristics of the mortgage loans and the Mortgaged Properties on an individual basis, see Annex A-1 to this free writing prospectus. All of the numerical information included in this free writing prospectus is presented on an approximate basis and any sums presented may not equal the indicated total due to rounding.

“Occupancy” means the percentage of square feet, units, rooms, or pads, as the case may be, of a Mortgaged Property that were occupied or leased as of or, in the case of certain properties, average units or rooms so occupied over a specified period ending on, a specified date (identified on Annex A-1 to this free writing prospectus as the “Occupancy Date”). The Occupancy may have been obtained from the borrower, as derived from the Mortgaged Property’s rent rolls, operating statements or appraisals or as determined by a site inspection of such Mortgaged Property.

The “Underwritten Net Cash Flow Debt Service Coverage Ratio” or “UW NCF DSCR” for any mortgage loan for any period, as presented in this free writing prospectus, including the tables presented on Annex A-1 and Annex A-2 attached to this free writing prospectus, is the ratio of Underwritten Net Cash Flow calculated for the related Mortgaged Property to the amount of total annual debt service on such mortgage loan except that the Underwritten Net Cash Flow Debt Service Coverage Ratio for all partial interest-only loans, if any, was calculated based on the first principal and interest payment required to be made into the trust fund during the term of the loan. The Underwritten Net Cash Flow Debt Service Coverage Ratio for all interest-only loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date. With respect to any mortgage loan cross-collateralized with other mortgage loans, the Underwritten Net Cash Flow Debt Service Coverage Ratio is the ratio of the Underwritten Net Cash Flow calculated for the Mortgaged Properties related to the cross-collateralized group to the total annual debt service for all of the mortgage loans in the cross-collateralized group. The Underwritten Net Cash Flow Debt Service Coverage Ratio for the mortgage loan identified as “U-Haul Portfolio” on Annex A-1 to this free writing prospectus was calculated based on the average of the first 12 principal and interest payments following the Cut-off Date listed on the assumed principal payment schedule set forth on Annex F to this free writing prospectus.

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The “Underwritten Net Operating Income Debt Service Coverage Ratio” or “UW NOI DSCR” for any mortgage loan for any period, as presented in this free writing prospectus, including the tables presented on Annex A-1 and Annex A-2 attached to this free writing prospectus, is the ratio of Underwritten NOI calculated for the related Mortgaged Property to the amount of total annual debt service on such mortgage loan except that the Underwritten Net Operating Income Debt Service Coverage Ratio for all partial interest-only loans, if any, was calculated based on the first principal and interest payment required to be made into the trust fund during the term of the loan. The Underwritten Net Operating Income Debt Service Coverage Ratio for all interest-only loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date. With respect to any mortgage loan cross-collateralized with other mortgage loans, the Underwritten Net Operating Income Debt Service Coverage Ratio is the ratio of the Underwritten NOI calculated for the Mortgaged Properties related to the cross-collateralized group to the total annual debt service for all of the mortgage loans in the cross-collateralized group. The Underwritten Net Operating Income Debt Service Coverage Ratio for the mortgage loan identified as “U-Haul Portfolio” on Annex A-1 to this free writing prospectus was calculated based on the average of the first 12 principal and interest payments following the Cut-off Date listed on the assumed principal payment schedule set forth on Annex F to this free writing prospectus.

The “UW NCF Debt Yield” or “UW NCF DY” for any mortgage loan is calculated by dividing (x) the UW NCF for such mortgage loan by (y) the Cut-off Date Balance for such mortgage loan. With respect to any mortgage loan cross-collateralized with other mortgage loans, the UW NCF Debt Yield is calculated by dividing (x) the aggregate UW NCF of each mortgage loan comprising the cross-collateralized group of mortgage loans by (y) the aggregate Cut-off Date Balance of such mortgage loans.

The “UW NOI Debt Yield” or “UW NOI DY” for any mortgage loan is calculated by dividing (x) the UW NOI for such mortgage loan by (y) the Cut-off Date Balance for such mortgage loan. With respect to any mortgage loan cross-collateralized with other mortgage loans, the UW NOI Debt Yield is calculated by dividing (x) the aggregate UW NOI of each mortgage loan comprising the cross-collateralized group of mortgage loans by (y) the aggregate Cut-off Date Balance of such mortgage loans.

The “UW NOI Debt Yield” with respect to any class of certificates is calculated by dividing (x) the aggregate UW NOI for the pool of mortgage loans by (y) the aggregate Certificate Balance of such class of certificates and all classes of certificates senior to such class of certificates (or, in the case of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 or Class A-SB certificates, the aggregate Certificate Balances of such certificates). Although the UW NOI for the pool of mortgage loans is based on an aggregate of the mortgage loans, excess cash flow available from any particular mortgage loan will not be available to support any other mortgage loan.

The “Underwritten Net Cash Flow” or “UW NCF” for any Mortgaged Property means the Underwritten NOI for such Mortgaged Property decreased by an amount that the related mortgage loan seller has determined to be an appropriate allowance for average annual tenant improvements and leasing commissions and/or replacement reserves for capital items based upon its underwriting guidelines.

“Underwritten NOI” or “UW NOI” for any Mortgaged Property means the net operating income for such Mortgaged Property as determined by the related mortgage loan seller in accordance with its underwriting guidelines for similar properties. Operating revenues from a Mortgaged Property (“Effective Gross Income”) are generally calculated as follows: rental revenue is calculated using actual rental rates or, in some cases, estimates in the appraisal, which are usually derived from historical results, but which may include anticipated revenues from newly executed contracts, in some cases adjusted downward to market rates or upward to account for contractual rent increases that are specified in a tenant’s lease or contract (as deemed appropriate by the applicable mortgage loan seller in light of the circumstances), with vacancy rates equal to the related Mortgaged Property’s historical rate, the market rate or an assumed vacancy rate (or that are effective in a lease renewal option period that a tenant has orally indicated its intent to exercise as deemed appropriate by the applicable mortgage loan seller in light of the circumstances); other revenue, such as parking fees, laundry fees and other income items are included only if supported by a trend and/or are likely to be recurring. In some cases, the related mortgage loan seller included in the operating revenues rents otherwise payable by a tenant in occupancy of its space but for the existence of an initial or periodic “free rent” period, reduced rent period or a permitted rent

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abatement, or rents payable by a tenant that is not in occupancy but has executed a lease, for which (in any of the foregoing cases) the related mortgage loan seller may have reserved funds as deemed appropriate by the applicable mortgage loan seller in light of the circumstances. Operating expenses generally reflect the related Mortgaged Property’s historical expenses, adjusted in some cases to account for inflation, significant occupancy increases and a market rate management fee. However, some operating expenses are based on the budget of the borrower or the appraiser’s estimate.

The Underwritten NOI for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual operating income for such Mortgaged Property to differ materially from the Underwritten NOI set forth in this free writing prospectus. Some assumptions and subjective judgments are related to future events, conditions and circumstances, including future expense levels and the re-leasing of occupied space, which will be affected by a variety of complex factors over which none of the trust, the depositor, the sponsors, the mortgage loan sellers, the master servicer, the special servicer, the certificate administrator or the trustee has control. In some cases, the Underwritten NOI for any Mortgaged Property is higher, and may be materially higher, than the actual annual net operating income for that Mortgaged Property, based on historical operating statements. No guaranty can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by a mortgage loan seller in determining the relevant operating information. See “Risk Factors—Risks Relating to Underwritten Net Cash Flow” in this free writing prospectus. The mortgage loan amount used in this free writing prospectus for purposes of calculating the loan-to-value ratios, debt service coverage ratios and debt yields for each Whole Loan is the aggregate principal balance of the related mortgage loan and the related Pari Passu Companion Loan(s), but not any related Subordinate Companion Loan. Further, in the case of three (3) Mortgaged Properties identified as “780 Dedham Street”, “One Park Centre” and “International Design Center” on Annex A-1 to this free writing prospectus, securing three (3) mortgage loans, representing approximately 1.6% of the Initial Pool Balance by allocated loan amount, certain tenants among the five (5) largest tenants (based on net rentable area leased) at the respective related Mortgaged Properties or tenants, which in the aggregate constitute a significant portion of the Mortgaged Property, have executed leases but are not currently fully occupying the related space and/or not paying full contractual rent and/or are entitled to periodic rent abatements (which in some cases were not reserved for). In certain cases, the UW NOI includes rent from those tenants (without deduction for abated rent) even though the related tenants are not paying full contractual rent or are paying reduced or no rent or will receive such periodic rent abatements. In certain cases, the related lender has reserved funds for rent abatements and/or tenant build-outs at the related space. We cannot assure you that any of those tenants will occupy its respective space and/or pay rent as required under its respective lease. See “Description of the Mortgage Pool—Net Cash Flow and Certain Underwriting Considerations” in this free writing prospectus, as well as Annex A-1 and “Description of Top Ten Mortgage Loans and Additional Mortgage Loan Information” in Annex A-3 to this free writing prospectus, for additional information.

The amounts representing net operating income, Underwritten NOI and Underwritten Net Cash Flow are not a substitute for or an improvement upon net income, as determined in accordance with generally accepted accounting principles, as a measure of the results of the Mortgaged Property’s operations or a substitute for cash flows from operating activities, as determined in accordance with generally accepted accounting principles, as a measure of liquidity. No representation is made as to the future cash flow of the Mortgaged Properties, nor are the net operating income, Underwritten NOI and Underwritten Net Cash Flow set forth in this free writing prospectus intended to represent such future cash flow.

The UW NCFs and UW NOIs used as a basis for calculating the UW NCF DSCRs presented in this free writing prospectus, including the tables presented on Annex A-1 and Annex A-2, were derived principally from operating statements obtained from the respective borrowers (the “Operating Statements”) and appraiser’s estimates. With respect to mortgage loans secured by newly constructed or recently acquired Mortgaged Properties, the UW NCFs used as a basis for calculating UW NCF DSCRs are derived principally from rent rolls, tenant leases and the borrowers’ appraisers’ projected expense levels. In certain cases when the information is available, UW NCFs for newly constructed or recently acquired Mortgaged Properties are based on historical data provided by the borrower. The Operating Statements and rent rolls were not audited and in most cases were not prepared in accordance with

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generally accepted accounting principles. To increase the level of consistency between the Operating Statements and rent rolls, in some instances, adjustments were made to such Operating Statements. As regards expenses, these adjustments were principally for real estate tax and insurance expenses (e.g., adjusting for the payment of two years of expenses in one year), and to eliminate obvious items not related to the operation of the Mortgaged Property. However, such adjustments were subjective in nature and may not have been made in a uniform manner.

The tables presented in Annex A-2 that are entitled “Cut-off Date LTV Ratios” and “Maturity Date LTV Ratios” set forth the range of LTV Ratios of the mortgage loans as of the Cut-off Date and the stated maturity dates (or, if applicable, the Anticipated Repayment Date), respectively, of the related mortgage loans, respectively. An “LTV Ratio” for any mortgage loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the mortgage loan as of that date (assuming no defaults or prepayments on the mortgage loan prior to that date), and the denominator of which is the “as-is” appraised value of the related Mortgaged Property or Mortgaged Properties, as applicable (or, with respect to the Mortgaged Properties identified as “Hilton Suites Chicago Magnificent Mile”, “Civic Opera Building”, “One Shell Square”, “Hilton Atlanta Perimeter”, “Hyatt Place Texas Portfolio” and “Langhorne Shopping Center” on Annex A-1 to this free writing prospectus, the hypothetical appraised value as described under “—Assessments of Property Value and Condition—Appraisals” in this free writing prospectus) as determined by an appraisal of the Mortgaged Property obtained at or about the time of the origination of the related mortgage loan. In the event that a mortgage loan is cross-collateralized with other mortgage loans, the LTV Ratio is the fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of all the mortgage loans in the cross-collateralized group and the denominator of which is the aggregate of the appraised values of all the Mortgaged Properties related to the cross-collateralized group. The LTV Ratio as of the related maturity date or, if applicable, the Anticipated Repayment Date, set forth in Annex A-2 was calculated based on the principal balance of the related mortgage loan on the related maturity date or Anticipated Repayment Date, as the case may be, assuming all principal payments required to be made on or prior to the related maturity date or, if applicable, the Anticipated Repayment Date, (in either case, not including the balloon payment) are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in this free writing prospectus in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a mortgage loan and the LTV Ratio at maturity may be higher than its LTV Ratio at origination even after taking into account amortization since origination. See “Risk Factors—Limitations of Appraisals” in this free writing prospectus.

The characteristics described above and in Annex A-2, along with certain additional characteristics of the mortgage loans presented on a loan-by-loan basis, are set forth in Annex A-1 to this free writing prospectus. Certain additional information regarding the mortgage loans is set forth in this free writing prospectus below under “Certain Legal Aspects of the Mortgage Loans” and “Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes”, “—Barclays Bank PLC—Barclays’ Underwriting Guidelines and Processes”, “—Starwood Mortgage Funding II LLC—SMF II’s Underwriting Guidelines and Processes”, “—MC-Five Mile Commercial Mortgage Finance LLC—MC-Five Mile’s”, “—Redwood Commercial Mortgage Corporation—RCMC’s Underwriting Standards and Loan Analysis” and “—RAIT Funding, LLC—RAIT Underwriting Guidelines and Processes” in this free writing prospectus.

Sale of Mortgage Loans; Mortgage File Delivery

On the Closing Date, the depositor will acquire each of the mortgage loans from the related mortgage loan seller and will simultaneously transfer the mortgage loans, without recourse, to the trustee for the benefit of the Certificateholders. Under the related transaction documents, the depositor will require each mortgage loan seller to deliver to the custodian, among other things, the following documents with respect to each mortgage loan or Companion Loan, if applicable, sold by the applicable mortgage loan seller (except that (A) the documents with respect to the Civic Opera Building Whole Loan (other than the

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documents described in clause (i) below) will be held by the custodian under the JPMBB 2015-C31 Pooling and Servicing Agreement, (B) the documents with respect to the U-Haul Portfolio Whole Loan will be delivered to the custodian on or prior to the Closing Date and such documents (other than the documents described in clause (i)) will be held or is expected to be held by the custodian under the U-Haul Portfolio Trust and Servicing Agreement and (C) the documents with respect to each of the One Shell Square Whole Loan and the Brunswick Portfolio Whole Loan (other than the documents described in clause (i) below) will be held by the custodian under the JPMBB 2015-C30 Pooling and Servicing Agreement) (collectively, as to each mortgage loan, the “Mortgage File”): (i) the original Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee); (ii) the original or a certified copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording; (iii) an original assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy of such assignment to be sent for recordation); (iv) the original or a copy of any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording; (v) an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy of such assignment to be sent for recordation); (vi) the original assignment of all unrecorded documents relating to the mortgage loan, if not already assigned pursuant to items (iii) or (v) above; (vii) originals or copies of all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the mortgage loan has been assumed or consolidated; (viii) the original or a copy of the policy or certificate of lender’s title insurance issued on the date of the origination of such mortgage loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy; (ix) any filed copies (bearing evidence of filing) or evidence of filing of any Uniform Commercial Code financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller; (x) an original assignment in favor of the trustee of any financing statement executed and filed in favor of the applicable mortgage loan seller in the relevant jurisdiction (or, if the related mortgage loan seller is responsible for the filing of that assignment, a copy of such assignment to be sent for filing); (xi) any intercreditor agreement relating to permitted debt of the borrower; (xii) copies of any loan agreement, escrow agreement, security agreement or letter of credit relating to a mortgage loan; (xiii) the original or copy of any ground lease, ground lessor estoppel, environmental insurance policy or guaranty relating to a mortgage loan; (xiv) a copy of any property management agreement relating to a mortgage loan; (xv) a copy of any franchise agreements and comfort letters or similar agreements relating to a mortgage loan and, with respect to any franchise agreement, comfort letter or similar agreement related thereto, any assignment of such agreements or any notice to the franchisor of the transfer of the mortgage loan and a request for confirmation that the issuing entity is a beneficiary of such comfort letter or other agreement, or for the issuance of a new comfort letter in favor of the issuing entity, as the case may be; (xvi) a copy of any lock-box or cash management agreement relating to a mortgage loan; (xvii) a copy of any related mezzanine intercreditor agreement; (xviii) with respect to each mortgage loan with a related Companion Loan, a copy of the related intercreditor agreement and a copy of the mortgage note related to such Companion Loan, rather than the original; and (xix) a copy of all environmental reports that were received by the applicable mortgage loan seller.

As provided in the Pooling and Servicing Agreement, the custodian is required to review each Mortgage File within a specified period following its receipt of such Mortgage File. If any of the above-

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described documents is found during the course of such review to be missing from any Mortgage File or defective, and in either case such omission or defect materially and adversely affects the value of the applicable mortgage loan, the value of the related Mortgaged Property or the interests of the Certificateholders in the mortgage loan or Mortgaged Property, the applicable mortgage loan seller, if it cannot deliver the document or cure the defect (other than omissions solely due to a document not having been returned by the related recording office) within a period of 90 days (which, in certain circumstances, may be extended to 180 days) following such mortgage loan seller’s receipt of notice thereof, will be obligated pursuant to the applicable Purchase Agreement to (1) repurchase the affected mortgage loan within such 90-day period (or extended period) for the Purchase Price or (2) substitute a Qualified Substitute Mortgage Loan (other than with respect to the Whole Loans for which no substitution will be permitted) for such mortgage loan and pay a shortfall amount within such 90-day period (or extended period). See “—Representations and Warranties; Repurchases and Substitutions” below.

The Pooling and Servicing Agreement requires that the certificate administrator take the actions specified in the Pooling and Servicing Agreement necessary to maintain the security interest of the trust in the mortgage loans. In addition, the custodian is required to maintain custody of the Mortgage File for each mortgage loan.

Representations and Warranties; Repurchases and Substitutions

In the related Purchase Agreement, it is anticipated that each mortgage loan seller will make the representations and warranties set forth in Annex D-1 to this free writing prospectus as of the Closing Date, or as of another date specifically provided in the representation and warranty, with respect to each mortgage loan sold by that mortgage loan seller, subject to certain exceptions to such representations and warranties set forth in Annex D-2 to this free writing prospectus.

In addition, the related Purchase Agreements provide that, with respect to each Non-Serviced Whole Loan, if a “material document defect” exists under the related Non-Serviced PSA, and the related seller repurchases the related Non-Serviced Pari Passu Companion Loan(s) from the trust formed under the applicable Non-Serviced PSA, such seller is required to repurchase the related Non-Serviced Mortgage Loan; provided, however, that no such repurchase obligation will apply to any material document defect related solely to the promissory notes for any related Pari Passu Companion Loans contained in a trust formed under the applicable Non-Serviced PSA.

Any disclosures in this free writing prospectus that are contrary to the representations and warranties included in Annex D-1 should also be considered exceptions thereto.

If the related mortgage loan seller has been notified of a breach of any of the representations and warranties included in Annex D-1 or of a document defect that in any case materially and adversely affects the value of a mortgage loan, the value of the related Mortgaged Property or the interests of the Certificateholders in the mortgage loan, and if the related mortgage loan seller cannot cure the breach or defect within a period of 90 days following (x) except in the case of the succeeding clause (y), such mortgage loan seller’s receipt of that notice or, (y) in the case of a breach or a defect that would cause the mortgage loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective mortgage loan to be treated as a qualified mortgage, the earlier of (A) the mortgage loan seller’s discovery of the breach or defect, or (B) discovery of such breach or defect by any other party identified in the Purchase Agreement, provided the mortgage loan seller has received prompt written notice of such breach or defect (such 90-day period, the “Initial Resolution Period”), then the related mortgage loan seller will be obligated pursuant to the related Purchase Agreement (the relevant rights under which will be assigned, together with the mortgage loans sold thereunder, to the trustee), to (a) repurchase the affected mortgage loan (or any related REO Loan) within the Initial Resolution Period (or with respect to certain breaches or document defects, an extended cure period), at a price (the “Purchase Price”) equal to the sum of (1) the outstanding principal balance of the mortgage loan (or related REO Loan) (excluding, for such purpose, any related Companion Loan, if applicable), as of the date of purchase, (2) all accrued and unpaid interest on the mortgage loan (or the related REO Loan) (excluding, for such

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purpose, any related Companion Loan, if applicable) at the related Mortgage Rate in effect from time to time (excluding any portion of such interest that represents default interest or Excess Interest on any ARD Loan), to, but not including, the due date immediately preceding the Determination Date for the Due Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and any other additional trust fund expenses (except for Liquidation Fees) in respect of the mortgage loan (or related REO Loan, if any) in the manner provided for under the Pooling and Servicing Agreement, (4) solely in the case of a repurchase or substitution by a mortgage loan seller, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the master servicer, the special servicer, the depositor, the certificate administrator or the trustee in respect of the breach or document defect giving rise to the repurchase or substitution obligation, including any expenses arising out of the enforcement of the repurchase or substitution obligation, including, without limitation, legal fees and expenses and any additional trust expenses relating to such mortgage loan (or related REO Loan), and (5) Liquidation Fees, if any, payable with respect to the affected mortgage loan (which will not include any Liquidation Fees if such affected mortgage loan is repurchased prior to the expiration of the Extended Resolution Period), or (b) within 2 years following the Closing Date, substitute a Qualified Substitute Mortgage Loan (other than with respect to the related Whole Loans, for which no substitution will be permitted) and pay any shortfall amount equal to the difference between the Purchase Price of the mortgage loan calculated as of the date of substitution and the scheduled principal balance of the Qualified Substitute Mortgage Loan as of the due date in the month of substitution; provided, however, that the applicable mortgage loan seller generally has an additional 90-day period (the “Extended Resolution Period”) immediately following the expiration of the Initial Resolution Period to cure the breach or defect (or, failing such cure, to repurchase the related mortgage loan or REO Loan (excluding any related Companion Loan, if applicable) or, if applicable, substitute a Qualified Substitute Mortgage Loan as described below) (other than with respect to the related Whole Loans, for which no substitution will be permitted) if it is diligently proceeding toward that cure, and has delivered to the master servicer, the special servicer, the certificate administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the senior trust advisor and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder, an officer’s certificate that describes the reasons that a cure was not effected within the Initial Resolution Period. Notwithstanding the foregoing, the actions specified in (a) and (b) of the preceding sentence must be taken within 90 days following the earlier of the mortgage loan seller’s receipt of notice or discovery of a breach or document defect, with no extension, if such breach or document defect would cause the mortgage loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3). No delay in either the discovery of a document defect or a breach of a representation or warranty on the part of any party to the Pooling and Servicing Agreement in providing notice of such defect or breach will relieve the applicable mortgage loan seller of its obligation to repurchase the related mortgage loan unless (i) the mortgage loan seller did not otherwise discover or have knowledge of such breach or defect, (ii) such delay is the result of the failure by a party to the applicable Purchase Agreement or the Pooling and Servicing Agreement to provide prompt notice as required by the terms of the applicable Purchase Agreement or the Pooling and Servicing Agreement after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report) and (iii) such delay precludes the mortgage loan seller from curing such defect or breach. The master servicer (in the case of non-Specially Serviced Mortgage Loans) or the special servicer (in the case of Specially Serviced Mortgage Loans) will be required, for the benefit of the Certificateholders and the trustee, to enforce the obligations of the applicable mortgage loan seller under the applicable Purchase Agreement.

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to the pari passu Whole Loans, for which no substitution will be permitted) replacing a Mortgage Loan with respect to which a material breach or document defect exists that must, on the date of substitution: (a) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the deleted mortgage loan as of the due date in the calendar month during which the substitution occurs; (b) have a Mortgage Rate not less than the Mortgage Rate of the deleted mortgage loan; (c) have the same due date and a grace period no longer than that of the deleted mortgage loan; (d) accrue interest on the same basis as the deleted mortgage loan (for example, on the

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basis of a 360-day year consisting of twelve 30-day months); (e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted mortgage loan; (f) have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the deleted mortgage loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”) prepared in accordance with the requirements of the FIRREA; (g) comply (except in a manner that would not be adverse to the interests of the Certificateholders) as of the date of substitution in all material respects with all of the representations and warranties set forth in the related Purchase Agreement; (h) have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property that will be delivered as a part of the related Mortgage File; (i) have a then-current DSCR at least equal to the greater of (i) the original DSCR of the deleted mortgage loan as of the Closing Date and (ii) 1.25x; (j) constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the applicable mortgage loan seller’s expense); (k) not have a maturity date or an amortization period that extends to a date that is after the date two years prior to the Rated Final Distribution Date; (l) have comparable prepayment restrictions to those of the deleted mortgage loan; (m) not be substituted for a deleted mortgage loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the applicable mortgage loan seller); (n) have been approved, so long as a Control Event has not occurred and is not continuing, by the Directing Certificateholder; (o) prohibit Defeasance within two years of the Closing Date; (p) not be substituted for a deleted mortgage loan if it would result in the termination of the REMIC status of the lower-tier REMIC (the “Lower-Tier REMIC”) or the upper-tier REMIC (the “Upper-Tier REMIC”) (collectively, the “Trust REMICs”) or the imposition of tax on either Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the Pooling and Servicing Agreement as determined by an opinion of counsel; (q) have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property which will be delivered as a part of the related servicing file; and (r) be current in the payment of all scheduled payments of principal and interest then due. In the event that more than one mortgage loan is substituted for a deleted mortgage loan or mortgage loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each proposed substitute mortgage loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee, the Certificate Administrator Fee and the Senior Trust Advisor Fee) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any Principal Balance Certificates having a principal balance then outstanding. When a Qualified Substitute Mortgage Loan is substituted for a deleted mortgage loan, the applicable mortgage loan seller will be required to certify that the mortgage loan meets all of the requirements of the above definition and send the certification to the trustee the certificate administrator and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder.

The foregoing repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders and the trustee under the Pooling and Servicing Agreement for any uncured breach of any mortgage loan seller’s representations and warranties regarding the mortgage loans or any uncured document defect; provided, however, that if any breach pertains to a representation or warranty that the related mortgage loan documents or any particular mortgage loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such mortgage loan document(s), then the applicable mortgage loan seller (or, Starwood Mortgage Capital LLC, Redwood Trust Inc. or RAIT Financial Trust or as applicable, as guarantor of the repurchase and substitution obligations of Starwood Mortgage Funding II LLC, Redwood Commercial Mortgage Corporation and RAIT Funding, LLC, respectively) will be required to cure such breach within the applicable cure period (as the same may be extended) by reimbursing the trust for the reasonable amount of any such costs and expenses incurred by the master servicer, the special servicer, the certificate administrator, the trustee or the trust fund that are incurred as a result of such breach and have not been reimbursed by the related borrower; provided, further, that in the event any such costs and

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expenses exceed $10,000, the applicable mortgage loan seller (or its guarantor) will have the option to either repurchase or substitute for the related mortgage loan as provided above or pay such costs and expenses. The applicable mortgage loan seller (or its guarantor) will remit the amount of these costs and expenses and upon its making such remittance, the applicable mortgage loan seller (or its guarantor) will be deemed to have cured the breach in all respects. The respective mortgage loan seller (or, Starwood Mortgage Capital LLC, Redwood Trust Inc. or RAIT Financial Trust or as applicable, as guarantor of the repurchase and substitution obligations of Starwood Mortgage Funding II LLC, Redwood Commercial Mortgage Corporation and RAIT Funding, LLC, respectively) will be the sole warranting party in respect of the mortgage loans sold by that mortgage loan seller to the depositor, and none of its affiliates (other than the guarantor) and none of the depositor, the master servicer, the special servicer, the other mortgage loan seller, the trustee, the certificate administrator, the underwriters or any of their affiliates will be obligated to repurchase or replace any affected mortgage loan in connection with a breach of the applicable mortgage loan seller’s representations and warranties or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so. We cannot assure you that the applicable mortgage loan seller (or its guarantor) will have sufficient resources to repurchase or replace a defective mortgage loan. If any mortgage loan seller fails to fulfill such obligation, you could experience cash flow disruptions or losses on your certificates. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” in this free writing prospectus. However, the depositor will not include any mortgage loan in the pool of mortgage loans if anything has come to the depositor’s attention prior to the Closing Date that causes it to believe that the representations and warranties, subject to the exceptions to the representations and warranties, made by a mortgage loan seller (or its guarantor) regarding the mortgage loan will not be correct in all material respects when made.

Lockbox Accounts

The mortgage loans documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the account mechanics prescribed for the mortgage loans included in the trust:

Lockbox Account Types

Lockbox Type	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
CMA	27	$502,139,794	43.7%
Springing	52	404,596,823	35.2
Hard	5	203,651,032	17.7
None	5	37,775,000	3.3
Total:	89	$1,148,162,649	100.0%

Except as set forth in the table above and where noted below, the borrower is entitled to receive a disbursement of all cash remaining in the lockbox account after required payment for debt service, agent fees, required reserves, and operating expenses, the agreements governing the lockbox accounts provide that the borrower has no withdrawal or transfer rights with respect to the related lockbox account. The lockbox accounts will not be assets of the trust.

“CMA Lockbox” or “CMA” means that the related mortgage loan documents currently require tenants, or the related borrower (or its property manager), at the related Mortgaged Property to pay rent or other income directly to the lockbox account; however, thereafter funds deposited in such lockbox account are paid directly to the related borrower who pays debt service and funds all required escrow and reserve accounts (including debt service) from amounts received. However, upon the occurrence of certain triggering events enumerated in the related mortgage loan documents, the lockbox account converts to a Hard Lockbox.

“Springing Lockbox” means that no lockbox account is currently in place and that the related borrower (or its property manager) is responsible for paying debt service and funding all escrow and reserve accounts (including debt service); however, upon the occurrence of certain triggering events enumerated in the related mortgage loan documents, the related borrower is required to implement either a Hard Lockbox, Soft Lockbox or CMA Lockbox.

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“Hard Lockbox” means that the related mortgage loan documents currently require tenants (or its property manager) to pay rent or other income directly to the lockbox account, with the funding of all required escrow and reserve accounts (including for debt service) derived directly from such lockbox account.

“Soft Lockbox” means that the related mortgage loan documents currently require the related borrower or the property manager at the related Mortgaged Property to collect rents from tenants and pay all such rent directly to the lockbox account, with the funding of all required escrow and reserve accounts (including for debt service) derived directly from such lockbox account.

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Transaction Parties

The Sponsors and Mortgage Loan Sellers

JPMorgan Chase Bank, National Association

JPMorgan Chase Bank, National Association (“JPMCB”) is a national banking association and wholly owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation whose principal office is located in New York, New York. JPMCB offers a wide range of banking services to its customers, both domestically and internationally. It is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency. JPMCB is an affiliate of J.P. Morgan Securities LLC, an underwriter and the depositor. Additional information, including the most recent annual report on Form 10-K for the year ended December 31, 2014, of JPMorgan Chase & Co., the 2014 Annual Report of JPMorgan Chase & Co., and additional annual, quarterly and current reports filed with or furnished to the SEC by JPMorgan Chase & Co., as they become available, may be obtained without charge by each person to whom this free writing prospectus is delivered upon the written request of any such person to the Office of the Secretary, JPMorgan Chase & Co., 270 Park Avenue, New York, New York 10017 or at the SEC’s website at www.sec.gov. None of the documents that JPMorgan Chase & Co. files with the SEC or any of the information on, or accessible through, the SEC’s website, is part of, or incorporated by reference into, this free writing prospectus.

JPMCB Securitization Program. The following is a description of JPMCB’s commercial mortgage-backed securitization program.

JPMCB underwrites and originates mortgage loans secured by commercial, multifamily and manufactured housing community properties for its securitization program. As sponsor, JPMCB sells the loans it originates or acquires through commercial mortgage-backed securitizations. JPMCB, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans for securitization in 1994 and securitizing commercial mortgage loans in 1995. As of December 31, 2014, the total amount of commercial mortgage loans originated and securitized by JPMCB and its predecessors is in excess of $97.6 billion. Of that amount, approximately $85.5 billion has been securitized by the depositor. In its fiscal year ended December 31, 2014, JPMCB originated approximately $13.1 billion of commercial mortgage loans, of which approximately $10.5 billion were securitized by the depositor.

On May 30, 2008, JPMorgan Chase & Co., the parent of JPMCB, merged with The Bear Stearns Companies Inc. As a result of such merger, Bear Stearns Commercial Mortgage, Inc. (“BSCMI”) became a subsidiary of JPMCB. Subsequent to such merger, BSCMI changed its name to J.P. Morgan Commercial Mortgage Inc. Prior to the merger, BSCMI was a sponsor of its own commercial mortgage-backed securitization program. BSCMI, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans in 1995 and securitizing commercial mortgage loans in 1996. As of November 30, 2007, the total amount of commercial mortgage loans originated by BSCMI was in excess of $60 billion, of which approximately $39 billion has been securitized. Of that amount, approximately $22 billion has been securitized by an affiliate of BSCMI acting as depositor. BSCMI’s annual commercial mortgage loan originations grew from approximately $65 million in 1995 to approximately $1.0 billion in 2000 and to approximately $21.0 billion in 2007. After the merger, only JPMCB continued to be a sponsor of commercial mortgage-backed securitizations.

The commercial mortgage loans originated, co-originated or acquired by JPMCB include both fixed rate and floating rate loans and both smaller “conduit” loans and large loans. JPMCB primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. JPMCB originates loans in every state.

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As a sponsor, JPMCB originates, co-originates or acquires mortgage loans and, either by itself or together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the trust for the related securitization. In coordination with its affiliate, J.P. Morgan Securities LLC, and other underwriters, JPMCB works with rating agencies, loan sellers, subordinated debt purchasers and master servicers in structuring the securitization transaction. JPMCB acts as sponsor, originator or loan seller both in transactions in which it is the sole sponsor and mortgage loan seller as well as in transactions in which other entities act as sponsor and/or mortgage loan seller. Some of these loan sellers may be affiliated with underwriters on the transactions.

Neither JPMCB nor any of its affiliates acts as master servicer of the commercial mortgage loans in its securitizations. Instead, JPMCB sells the right to be appointed master servicer of its securitized loans to rating-agency approved master servicers.

For a description of certain affiliations, relationships and related transactions between the sponsor and the other transaction parties, see “Risk Factors—Potential Conflicts of Interest” in this free writing prospectus.

Review of JPMCB Mortgage Loans

Overview. JPMCB, in its capacity as the sponsor of the JPMCB mortgage loans, has conducted a review of the JPMCB mortgage loans in connection with the securitization described in this free writing prospectus. The review of the JPMCB mortgage loans was performed by a deal team comprised of real estate and securitization professionals who are employees of JPMCB, or one or more of JPMCB’s affiliates, or, in certain circumstances, are consultants engaged by JPMCB (the “JPMCB Deal Team”). The review procedures described below were employed with respect to all of the JPMCB mortgage loans, except that certain review procedures only were relevant to the large loan disclosures in this free writing prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the JPMCB Deal Team updated its internal origination database of loan-level and property-level information relating to each JPMCB mortgage loan. The database was compiled from, among other sources, the related mortgage loan documents, third party appraisals (as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained), zoning reports, if applicable, evidence of insurance coverage or summaries of the same prepared by an outside insurance consultant, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by JPMCB during the underwriting process. After origination or acquisition of each JPMCB mortgage loan, the JPMCB Deal Team updated the information in the database with respect to such JPMCB mortgage loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the JPMCB Deal Team.

A data tape (the “JPMCB Data Tape”) containing detailed information regarding each JPMCB mortgage loan was created from the information in the database referred to in the prior paragraph. The JPMCB Data Tape was used by the JPMCB Deal Team to provide the numerical information regarding the JPMCB mortgage loans in this free writing prospectus.

Data Comparison and Recalculation. JPMCB engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by JPMCB relating to information in this free writing prospectus regarding the JPMCB mortgage loans. These procedures included:

•	comparing the information in the JPMCB Data Tape against various source documents provided by JPMCB that are described above under “—Database”;

•	comparing numerical information regarding the JPMCB mortgage loans and the related Mortgaged Properties disclosed in this free writing prospectus against the JPMCB Data Tape; and

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•	recalculating certain percentages, ratios and other formulae relating to the JPMCB mortgage loans disclosed in this free writing prospectus.

Legal Review. JPMCB engaged various law firms to conduct certain legal reviews of the JPMCB mortgage loans for disclosure in this free writing prospectus. In anticipation of the securitization of each JPMCB mortgage loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from material provisions of JPMCB’s standard form loan documents. In addition, origination counsel for each JPMCB mortgage loan reviewed JPMCB’s representations and warranties set forth on Annex D-1 to this free writing prospectus and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the JPMCB mortgage loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain JPMCB mortgage loans marked against the standard form document, (ii) a review of the legal data records referred to above relating to the JPMCB mortgage loans prepared by origination counsel, and (iii) a review of due diligence questionnaires completed by the JPMCB Deal Team and origination counsel. Securitization counsel also reviewed the property release provisions, if any, and condemnation provisions for each JPMCB mortgage loan for compliance with the REMIC Provisions.

Origination counsel and securitization counsel also assisted in the preparation of the risk factors and mortgage loan summaries set forth in Annex A-3 to this free writing prospectus, based on their respective reviews of pertinent sections of the related mortgage loan documents.

Other Review Procedures. On a case-by-case basis as deemed necessary by JPMCB, with respect to any pending litigation that existed at the origination of any JPMCB mortgage loan that is material and not covered by insurance, JPMCB requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. JPMCB confirmed with the related servicer that there has not been recent material casualty to any improvements located on real property that serves as collateral for JPMCB mortgage loans. In addition, if JPMCB became aware of a significant natural disaster in the immediate vicinity of any Mortgaged Property securing a JPMCB mortgage loan, JPMCB obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The JPMCB Deal Team also consulted with JPMCB personnel responsible for the origination of the JPMCB mortgage loans to confirm that the JPMCB mortgage loans were originated or acquired in compliance with the origination and underwriting criteria described below under “—JPMCB’s Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “—Exceptions to JPMCB’s Disclosed Underwriting Guidelines” below.

Findings and Conclusions. Based on the foregoing review procedures, JPMCB determined that the disclosure regarding the JPMCB mortgage loans in this free writing prospectus is accurate in all material respects. JPMCB also determined that the JPMCB mortgage loans were originated or acquired in accordance with JPMCB’s origination procedures and underwriting criteria, except as described under
“—Exceptions to JPMCB’s Disclosed Underwriting Guidelines” below. JPMCB attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. JPMCB will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with material breach of a representation or warranty or a material document defect. JPMCB, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related Purchase Agreement and the Pooling and Servicing Agreement (the “Qualification Criteria”). JPMCB will engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by JPMCB and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by JPMCB to render any tax opinion required in connection with the substitution.

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The U-Haul Portfolio Whole Loan consists of six (6) promissory notes co-originated by JPMorgan Chase Bank, National Association and Morgan Stanley Bank, N.A. JPMCB is selling Note A-1B to the depositor for inclusion in the Issuing Entity.

JPMCB’s Underwriting Guidelines and Processes

JPMCB has developed guidelines establishing certain procedures with respect to underwriting the mortgage loans originated or purchased by it. All of the mortgage loans sold to the trust by JPMCB were generally underwritten in accordance with the guidelines below. In some instances, one or more provisions of the guidelines were waived or modified by JPMCB at origination where it was determined not to adversely affect the related mortgage loan originated by it in any material respect. The mortgage loans to be included in the trust were originated or acquired by JPMCB generally in accordance with the commercial mortgage-backed securitization program of JPMCB. For a description of any material exceptions to the underwriting guidelines in this free writing prospectus, see “—Exceptions to JPMCB’s Disclosed Underwriting Guidelines” below.

Notwithstanding the discussion below, given the differences between individual commercial Mortgaged Properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current and alternative uses, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. However, except as described in the exceptions to the underwriting guidelines (see “—Exceptions to JPMCB’s Disclosed Underwriting Guidelines”), the underwriting of the JPMCB mortgage loans will conform to the general guidelines described below.

Property Analysis. JPMCB performs or causes to be performed a site inspection to evaluate the location and quality of the related Mortgaged Properties. Such inspection generally includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as location to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. JPMCB assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, JPMCB evaluates the property’s age, physical condition, operating history, lease and tenant mix, and management.

Cash Flow Analysis. JPMCB reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio, including taking into account the benefits of any governmental assistance programs. See “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this free writing prospectus.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and the loan-to-value ratio in connection with the origination of each loan.

The debt service coverage ratio will generally be calculated based on the ratio of the underwritten net cash flow from the property in question as determined by JPMCB and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. For specific discussions on the particular assumptions and adjustments, see “Description of the Mortgage Pool—Net Cash Flow and Certain Underwriting Considerations” and Annex A-1 and Annex A-3 to this free writing prospectus. The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal. In addition, with respect to certain mortgage loans, there

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may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans will have a lower combined debt service coverage ratio and/or a higher combined loan-to-value ratio when such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

Appraisal and Loan-to-Value Ratio. For each Mortgaged Property, JPMCB obtains a current (within 6 months of the origination date of the mortgage loan) full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”). The appraisal is based on the current use of the Mortgaged Property and must include an estimate of the then-current market value of the property “as-is” in its then-current condition although in certain cases, JPMCB may also obtain a value on an “as-stabilized” basis reflecting leases that have been executed but tenants have not commenced paying rent. JPMCB then determines the loan-to-value ratio of the mortgage loan at the date of origination or, if applicable, in connection with its acquisition, in each case based on the value set forth in the appraisal.

Evaluation of Borrower. JPMCB evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities as a result of, among other things, fraud, misrepresentation, misappropriation or conversion of funds and breach of environmental or hazardous materials requirements. JPMCB evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

Environmental Site Assessment. Prior to origination, JPMCB either (i) obtains or updates an environmental site assessment (“ESA”) for a Mortgaged Property prepared by a qualified environmental firm or (ii) obtains an environmental insurance policy for a Mortgaged Property. If an ESA is obtained or updated, JPMCB reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous materials or other material adverse environmental condition or circumstance. In cases in which the ESA identifies conditions that would require cleanup, remedial action or any other response estimated to cost in excess of 5% of the outstanding principal balance of the mortgage loan, JPMCB either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the Mortgaged Property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required.

Certain of the mortgage loans may also have environmental insurance policies. See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Hazard, Liability and Other Insurance” above.

Physical Assessment Report. Prior to origination, JPMCB obtains a physical assessment report (“PAR”) for each Mortgaged Property prepared by a qualified structural engineering firm. JPMCB reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, JPMCB generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to

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place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months. In certain instances, JPMCB may waive such escrows but require the related borrower to complete such repairs within a stated period of time in the related mortgage loan documents.

Title Insurance Policy. The borrower is required to provide, and JPMCB reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

Property Insurance. The borrower is required to provide, and JPMCB reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing “special” form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as JPMCB may require based on the specific characteristics of the Mortgaged Property.

Seismic Report. A seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, the originator will examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: a zoning report, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

Escrow Requirements. JPMCB may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts. In addition, JPMCB may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by JPMCB. The typical required escrows for mortgage loans originated by JPMCB are as follows:

•	Taxes – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide JPMCB with sufficient funds to satisfy all taxes and assessments. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant pays taxes directly (or JPMCB may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that pays taxes for its portion of the Mortgaged Property directly); or (ii) any Escrow/Reserve Mitigating Circumstances.

•	Insurance – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are required to provide JPMCB with sufficient funds to pay all insurance premiums. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the borrower maintains a blanket insurance policy;

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(ii) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property or self-insures); or (iii) any Escrow/Reserve Mitigating Circumstances.

•	Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property); or (ii) any Escrow/Reserve Mitigating Circumstances.

•	Tenant Improvement/Lease Commissions – A tenant improvement/leasing commission reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or springing upon certain tenant events to cover certain anticipated leasing commissions, free rent periods or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; or (ii) any Escrow/Reserve Mitigating Circumstances.

•	Deferred Maintenance – A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs; (ii) the deferred maintenance items do not materially impact the function, performance or value of the property; (iii) the deferred maintenance cost does not exceed $50,000; (iv) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), and the tenant is responsible for the repairs; or (v) any Escrow/Reserve Mitigating Circumstances.

•	Environmental Remediation – An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee agreeing to complete the remediation; (ii) environmental insurance is in place or obtained; or (iii) any Escrow/Reserve Mitigating Circumstances.

JPMCB may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) JPMCB’s evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) JPMCB has structured springing escrows that arise for identified risks, (v) JPMCB has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) JPMCB believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

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Notwithstanding the foregoing discussion under this caption “—JPMCB’s Underwriting Guidelines and Processes”, one or more of the mortgage loans contributed to this securitization by JPMCB may vary from, or may not comply with, JPMCB’s underwriting guidelines described above. In addition, in the case of one or more of the mortgage loans contributed to this securitization by JPMCB, JPMCB may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating or mitigating factors.

Exceptions to JPMCB’s Disclosed Underwriting Guidelines

We have disclosed generally our underwriting guidelines with respect to the mortgage loans. However, one or more of JPMCB’s mortgage loans may vary from the specific JPMCB underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of JPMCB’s mortgage loans, JPMCB may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. In certain cases, we may have made exceptions and the underwriting of a particular mortgage loan did not comply with all aspects of the disclosed criteria.

With respect to five (5) Mortgaged Properties identified as “Hilton Suites Chicago Magnificent Mile”, “Civic Opera Building”, “One Shell Square”, “Hilton Atlanta Perimeter” and “Langhorne Shopping Center” on Annex A-1 to this free writing prospectus, securing five (5) mortgage loans representing approximately 20.4% of the Initial Pool Balance, the respective Cut-off Date LTV Ratio is based on a hypothetical appraised value of the related Mortgaged Property. The use of the hypothetical appraised values represents an exception to the underwriting guidelines for JPMCB. JPMCB’s determination to include the mortgage loans notwithstanding these exceptions was supported by the compensating factor that the assumptions underlying the hypothetical values had been reserved for on the origination date. Accordingly, JPMCB believes that the hypothetical appraised values are the accurate reflection of the Cut-off Date LTV Ratio for these mortgage loans and approved inclusion of these mortgage loans in this transaction. Certain characteristics of the mortgage loans can be found in Annex A-1 and Annex A-3 to this free writing prospectus.

With respect to fifty-eight (58) Mortgaged Properties, securing one (1) mortgage loan identified as “Brunswick Portfolio” on Annex A-1 to this free writing prospectus, representing approximately 1.7% of the Initial Pool Balance, JPMCB agreed to waive the reserves for replacements to the extent there is no cash sweep period in effect under the mortgage loan documents. The waiver of these reserves represents exceptions to the underwriting guidelines for JPMCB. Based on the credit characteristics of the related sponsors and the debt service coverage ratio/debt yield requirements for a cash sweep period, JPMCB approved inclusion of the mortgage loans in this transaction. Certain characteristics of the mortgage loans can be found in Annex A-1 and Annex A-3 to this free writing prospectus.

Compliance with Rule 15Ga-1 under the Exchange Act

The depositor’s most recently filed Form ABS-15G, which includes information related to JPMCB, was filed with the SEC on May 7, 2015. The depositor’s CIK number is 0001013611. JPMCB’s most recently filed Form ABS-15G was filed with the SEC on February 6, 2015. JPMCB’s CIK number is 0000835271. With respect to the period from and including July 1, 2012 to and including June 30, 2015, JPMCB has the following activity to report as required by Rule 15Ga-1 (“Rule 15Ga-1”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

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Name of Issuing Entity(1)	Check if Registered	Name of Originator	Total Assets in ABS by Originator			Assets That Were Subject of Demand(1)			Assets That Were Repurchased or Replaced			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute(1)			Demand Withdrawn			Demand Rejected
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)

Asset Class – Commercial Mortgages(1)
J.P. Morgan Chase Commercial Mortgage Securities Trust 2008-C2 (CIK# 0001432823)	X	JPMorgan Chase Bank, N.A.	29	662,438,813	56.8	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	0.00	0.00	0	0.00	0.00
J.P. Morgan Commercial Mortgage Finance Corp., Mortgage Pass-Through Certificates, Series 1997-C5 (CIK# 0001046305)	X	Smith Barney Mortgage Capital Group, Inc.	71	234,889,102	22.7	1	1,336,954	2.94	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	1,336,954(2)	2.94	0	0.00	0.00
J.P. Morgan Commercial Mortgage Finance Corp., Mortgage Pass-Through Certificates, Series 1997-C5 (CIK# 0001046305)	X	Morgan Guaranty Trust Company of New York	93	401,244,372	38.8	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

(1)	This column does not include any previously-reported repurchase request or demand for which there has been no change in reporting status during this reporting period from the status previously reported.
(2)	The mortgage loan included on this chart that was subject to a demand to repurchase or replace for breach of a representation and warranty was paid off during the April 1, 2012 to June 30, 2012 reporting period. The outstanding principal balance reflected in the chart was calculated at the time of payoff and the percentage of principal balance reflected in the chart was calculated by dividing the outstanding principal balance by the total pool balance as of the immediately preceding trustee’s report. Such mortgage loan was originated by Smith Barney Mortgage Capital Group, Inc. (“Smith Barney”) and sold to Morgan Guaranty Trust Company of New York (“MGT”). In connection with the securitization, MGT made the representations and warranties to the securitization trust for such mortgage loan and, as a result, the demand to repurchase or replace such mortgage loan was made to MGT and Smith Barney. JPMCB is the successor in interest to MGT.

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Barclays Bank PLC

General

Barclays Bank PLC, a public limited company registered in England and Wales under number 1026167 (“Barclays”), a sponsor and a mortgage loan seller, is an affiliate of Barclays Capital Inc., one of the underwriters. The principal offices of Barclays in the United States are located at 745 Seventh Avenue, New York, New York 10019, telephone number (212) 412-4000.

Barclays’ Securitization Program

As a sponsor, Barclays originates or acquires mortgage loans and initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor who in turn transfers those mortgage loans to the issuing entity. In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria. Barclays’ role also includes participation in the selection of third-party service providers such as the master servicer, the special servicer, the trustee and the certificate administrator, and engaging the rating agencies. In coordination with the underwriters for the related offering, Barclays works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

Barclays has been engaged in commercial mortgage loan securitization in the United States since 2004. The vast majority of commercial mortgage loans originated by Barclays are intended to be either sold through securitization transactions in which Barclays acts as a sponsor or sold to third parties in individual loan sale transactions. The following is a general description of the types of commercial mortgage loans that Barclays originates for securitization:

•	Fixed rate mortgage loans generally having maturities between five and ten years and secured by commercial real estate such as office, retail, hospitality, multifamily, manufactured housing, healthcare, self storage and industrial properties. These loans are primarily originated for the purpose of securitization.

•	Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties. These loans are primarily originated for securitization, though in certain cases only a senior interest in the loan is intended to be securitized.

•	Subordinate mortgage loans and mezzanine loans. These loans are generally not originated for securitization and are sold in individual loan sale transactions.

In general, Barclays does not hold the loans it originates until maturity.

Neither Barclays nor any of its affiliates act as servicer of the commercial mortgage loans in its securitization transactions. Instead, Barclays contracts with other entities to service the mortgage loans in the securitization transactions.

Barclays’ affiliates commenced selling commercial mortgage loans into U.S. securitizations in 2004. During the period commencing in 2004 and ending on September 29, 2015, Barclays’ affiliates were the loan sellers in approximately 55 commercial mortgage-backed securitization transactions. Approximately $19.15 billion of the mortgage loans included in those transactions were originated or acquired by Barclays.

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The following table sets forth information with respect to originations and securitizations of fixed rate and floating rate commercial and multifamily mortgage loans by Barclays affiliates for the years ending on December 31, 2007, 2008, 2009, 2010, 2011, 2012, 2013, 2014 and for the period January 1, 2015 through June 19, 2015.

Fixed and Floating Rate Commercial Loans

Year	Aggregate Principal Balance of Fixed and Floating Rate Loans Securitized in CMBS by Barclays and Affiliates (as loan seller) (approximate)
2015	$3,970,654,099
2014	$3,351,106,750
2013	$2,723,393,594
2012	$2,056,096,250
2011	$0
2010	$0
2009	$0
2008	$196,399,012
2007	$2,470,879,020

Review of Barclays Mortgage Loans

Overview. Barclays has conducted a review of the mortgage loans for which Barclays is a sponsor in this securitization (the “Barclays Mortgage Loans”) in connection with the securitization described in this free writing prospectus. The review of the Barclays Mortgage Loans was performed by a team comprised of real estate and securitization professionals at Barclays’ offices (the “Barclays Review Team”). The review procedures described below were employed with respect to all of the Barclays Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the Barclays Review Team created a database of loan-level and property-level information relating to each Barclays Mortgage Loan. The database was compiled from, among other sources, the related loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Barclays Review Team during the underwriting process. After origination of each Barclays Mortgage Loan, the Barclays Review Team updated the information in the database with respect to such Barclays Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Barclays Review Team.

A data tape (the “Barclays Data Tape”) containing detailed information regarding each Barclays Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Barclays Data Tape was used to provide the numerical information regarding the Barclays Mortgage Loans in this free writing prospectus.

Data Comparison and Recalculation. An affiliate of Barclays engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by Barclays, relating to information in this free writing prospectus regarding the Barclays Mortgage Loans. These procedures included:

•	comparing the information in the Barclays Data Tape against various source documents provided by Barclays that are described above under “—Database”;

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•	comparing numerical information regarding the Barclays Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the Barclays Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the Barclays Mortgage Loans disclosed in this free writing prospectus.

Legal Review. Barclays and the other originators of the Barclays Mortgage Loans engaged various law firms to conduct certain legal reviews of the Barclays Mortgage Loans for disclosure in this free writing prospectus. In anticipation of the securitization of each Barclays Mortgage Loan, Barclays’ and the other originators’ origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Barclays’ and the other originators’ origination and underwriting staff also performed a review of the representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the Barclays Mortgage Loans. Such assistance included, among other things, (i) a review of Barclays’ internal credit memorandum for each Barclays Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the Barclays Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the Barclays Review Team of a due diligence questionnaire relating to the Barclays Mortgage Loans, and (iv) the review of certain loan documents with respect to the Barclays Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation of which Barclays was aware at the origination of any Barclays Mortgage Loan, Barclays requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The Barclays Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the Barclays Mortgage Loans to determine whether any Barclays Mortgage Loan materially deviated from the underwriting guidelines set forth under “—Barclays’ Underwriting Guidelines and Processes”, “—Exceptions to Barclays’ Disclosed Underwriting Guidelines” below.

Findings and Conclusions. Based on the foregoing review procedures, Barclays determined that the disclosure regarding the Barclays Mortgage Loans in this free writing prospectus is accurate in all material respects. Barclays also determined that the Barclays Mortgage Loans were originated in accordance with Barclays’ origination procedures and underwriting criteria, respectively, except as described under “—Exceptions to Barclays’ Disclosed Underwriting Guidelines” below. Barclays attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. Barclays will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Barclays, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related Purchase Agreement and the Pooling and Servicing Agreement. Barclays will engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Barclays and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Barclays to render any tax opinion required in connection with the substitution.

Barclays’ Underwriting Guidelines and Processes

After review and participation in the pre-closing due diligence and closing process by Barclays, each of the Barclays Mortgage Loans was generally originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general

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guidelines below are applied to that specific loan. These underwriting criteria are general, and we cannot assure you that every loan will comply in all respects with the guidelines. For additional information with respect to exceptions to the underwriting guidelines, see “—Exceptions to Barclays’ Disclosed Underwriting Guidelines” below. Barclays originates mortgage loans principally for securitization.

General. Barclays originates commercial mortgage loans from its headquarters in New York and its West Coast office. Barclays also originates and acquires loans pursuant to table funding arrangements through third party origination platforms that have origination offices in additional locations. Bankers at Barclays and at table funded lenders focus on sourcing, structuring, underwriting and performing due diligence on their loans. Structured finance bankers work closely with the loans’ originators to ensure that the loans are suitable for securitization and satisfy rating agency criteria. All mortgage loans, including those originated by table funded lenders, must be approved by Barclays’ credit department, as described below under “—Loan Approval”.

With respect to certain mortgage loans, Barclays has delegated certain of its underwriting and origination functions to table funded lenders, subject to loan-by-loan oversight and ultimate review and approval by Barclays’ professionals. These functions were all performed in substantial accordance with the mortgage loan approval procedures described in this free writing prospectus. In all cases, mortgage loans are documented on Barclays’ approved documentation.

Loan Analysis. Generally, Barclays performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of anti-money laundering or OFAC checks, as well as background checks and the analysis of its loan sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance loan underwriter. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to reduce the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $20 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval. All mortgage loans originated or table funded by Barclays must be approved by a credit committee. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. Barclays’ underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios. A loan-to-value generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate is considered. The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by Barclays may vary from these guidelines.

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Escrow Requirements. Generally, Barclays requires most borrowers to fund escrows for expenses such as taxes and insurance, capital expenses and replacement reserves, in some cases upon triggers. In the case of certain hotel loans, FF&E reserves may be held by the franchisor or manager rather than the lender. Generally, the required escrows for mortgage loans originated or acquired by Barclays are as follows (see Annex A-1 to this free writing prospectus for instances in which reserves were not taken):

•	Taxes – Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. Barclays may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio.

•	Insurance – If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or loan sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade or creditworthy tenant is responsible for paying all insurance premiums, or (iv) where there is a low loan-to-value ratio.

•	Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. Barclays relies on information provided by an independent engineer to make this determination. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade or creditworthy tenant is responsible for replacements under the terms of its lease, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio.

•	Completion Repair/Environmental Remediation – Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, Barclays generally requires that at least 110% – 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, (ii) where an investment grade or creditworthy party has agreed to take responsibility, and pay, for any required repair or remediation or (iii) the amount recommended is de minimis.

•	Tenant Improvement/Lease Commissions – In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of tenants, (iii) where rents at the Mortgaged Property are considered to be sufficiently below market, (iv) where no material leases expire within the mortgage loan term, or the lease roll is not concentrated or (v) where there is a low loan-to-value ratio.

•	For certain mortgage loans, Barclays requires reserves only upon the occurrence of certain trigger events, such as debt service coverage ratios or tenant-specific tests or occurrences.

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•	Other Factors – Other factors that are considered in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Servicing. Interim servicing for all loans originated or acquired by Barclays prior to securitization is typically performed by Wells Fargo Bank, National Association.

Exceptions to Barclays’ Disclosed Underwriting Guidelines

None of the Barclays Mortgage Loans have exceptions to the related underwriting guidelines set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act

Barclays has most recently filed a Form ABS 15G on June 30, 2015 in connection with it being a securitizer of certain types of mortgage loans. Barclays’ Central Index Key is 0000312070. It has no history of repurchases or repurchase requests required to be reported by Barclays under Rule 15Ga-1 under the Exchange Act, as amended, with respect to breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations.

The information set forth under this sub-heading has been provided by Barclays.

Neither Barclays Bank PLC nor any of its affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against Barclays Bank PLC for any losses or other claims in connection with the certificates or the mortgage loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by Barclays Bank PLC in the related Purchase Agreement as described under “Description of the Mortgage Pool—Representations and Warranties; Repurchases and Substitution” in this free writing prospectus.

From time to time, Barclays is involved in civil legal proceedings and arbitration proceedings concerning matters arising in connection with the conduct of its securitization business. Although there can be no assurance as to the ultimate outcome of such matters, Barclays has denied, or believes it has meritorious defenses and will deny, liability in all significant cases pending against it in its capacity as sponsor or mortgage loan seller, and intends to defend actively each such case.

Starwood Mortgage Funding II LLC

General

Starwood Mortgage Funding II LLC (“SMF II”) is a limited liability company organized under the laws of the state of Delaware and a wholly-owned subsidiary of Starwood Mortgage Capital LLC (“SMC” and, together with its subsidiaries, including SMF II, “Starwood”). SMC is affiliated with LNR Property LLC, an international commercial real estate company specializing in property development, specialty finance, asset management, investing and special servicing of CMBS loans. SMF II is a sponsor of, and a seller of certain mortgage loans (the “Starwood Mortgage Loans”) into, the securitization described in this free writing prospectus. Starwood was formed to invest in commercial real estate debt. The executive offices of Starwood are located at 1601 Washington Avenue, Suite 800, Miami Beach, Florida 33139. Starwood also maintains offices in Charlotte, North Carolina, Newport Beach, California and New York, New York.

Barclays Bank PLC provides warehouse financing to SMF II through a master repurchase facility. All of the Starwood Mortgage Loans, except the mortgage loan identified as “Best Buy Sanford, FL” on Annex A-1 to this free writing prospectus, representing approximately 12.3% of the Initial Pool Balance, are subject to that repurchase facility. Proceeds received by SMF II in connection with the sale of the SMF II Mortgage Loans to the depositor will be applied, among other things, to reacquire the financed mortgage loans and to make payments to Barclays Bank PLC as the repurchase agreement counterparty.

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SMF II is an affiliate of LNR Partners, LLC, the initial special servicer, and of LNR Securities Holdings, LLC (or its affiliate), which is expected to purchase the Class E, Class F, Class G, Class NR and Class Z certificates on the Closing Date.

Pursuant to interim servicing agreements between Wells Fargo Bank, National Association, which is the master servicer, the certificate administrator, the custodian, the certificate registrar and the 17g-5 information provider, and SMF II, which is a sponsor and an originator, Wells Fargo Bank, National Association acts as interim servicer with respect to some or all of the mortgage loans to be contributed to this securitization by SMF II.

Starwood’s Securitization Program

This is the 40th commercial mortgage securitization to which Starwood is contributing loans; however, certain key members of the senior management team of SMC were senior officers at Donaldson, Lufkin & Jenrette, Deutsche Bank Mortgage Capital, L.L.C., Wachovia Bank and Banc of America Securities. These members of the senior management team have been active in the commercial mortgage securitization business since 1992, and have been directly and/or indirectly responsible for the origination and/or securitization of several billion dollars of loans. Starwood securitized approximately $5.28 billion of commercial loans in its prior securitizations.

Starwood originates commercial mortgage loans that are secured by retail shopping centers, office buildings, multifamily apartment complexes, hotels, mixed use, self storage and industrial properties located in North America. Starwood’s securitization program generally provides fixed rate mortgage loans having maturities between five and ten years. Additionally, Starwood may from time to time provide bridge/transitional loans, mezzanine loans and preferred equity structures.

Review of SMF II Mortgage Loans

Overview. SMF II has conducted a review of the SMF II mortgage loans (the “SMF II Mortgage Loans”) in connection with the securitization described in this free writing prospectus. The review of the SMF II Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of Starwood or one or more of its affiliates (the “Starwood Review Team”). The review procedures described below were employed with respect to all of the SMF II Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the Starwood Review Team created a database of loan-level and property-level information relating to each SMF II Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Starwood Review Team during the underwriting process. After origination of each SMF II Mortgage Loan, the Starwood Review Team updated the information in the database with respect to such SMF II Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Starwood Review Team.

A data tape (the “SMF II Data Tape”) containing detailed information regarding each SMF II Mortgage Loan was created from the information in the database referred to in the prior paragraph. The SMF II Data Tape was used to provide the numerical information regarding the SMF II Mortgage Loans in this free writing prospectus.

Data Comparison and Recalculation. SMF II engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by SMF II, relating to information in this free writing prospectus regarding the SMF II Mortgage Loans. These procedures included:

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•	comparing the information in the SMF II Data Tape against various source documents provided by SMF II that are described above under “—Database”;

•	comparing numerical information regarding the SMF II Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the SMF II Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the SMF II Mortgage Loans disclosed in this free writing prospectus.

Legal Review. Starwood engaged various law firms to conduct certain legal reviews of the SMF II Mortgage Loans for disclosure in this free writing prospectus. In anticipation of the securitization of each SMF II Mortgage Loan, Starwood’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Starwood’s origination and underwriting staff performed a similar review and prepared similar exception reports.

Legal counsel was also engaged in connection with this securitization to assist in the review of the SMF II Mortgage Loans. Such assistance included, among other things, (i) a review of Starwood’s internal credit memorandum for each SMF II Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the SMF II Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the Starwood Review Team of a due diligence questionnaire relating to the SMF II Mortgage Loans, and (iv) the review of certain loan documents with respect to the SMF II Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation of which Starwood was aware at the origination of any SMF II Mortgage Loan, Starwood requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The Starwood Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the SMF II Mortgage Loans to determine whether any SMF II Mortgage Loan materially deviated from the underwriting guidelines set forth under “—SMF II’s Underwriting Guidelines and Processes” below. See “—Exceptions to SMF II’s Disclosed Underwriting Guidelines” below.

Findings and Conclusions. Based on the foregoing review procedures, Starwood determined that the disclosure regarding the SMF II Mortgage Loans in this free writing prospectus is accurate in all material respects. Starwood also determined that the SMF II Mortgage Loans were originated in accordance with Starwood’s origination procedures and underwriting criteria, except as described below under
“—Exceptions to SMF II’s Disclosed Underwriting Guidelines” below. SMF II attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. SMF II will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. SMF II, and if appropriate its legal counsel, will review the mortgage loan documents of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related Purchase Agreement and the Pooling and Servicing Agreement.

SMF II’s Underwriting Guidelines and Processes

Overview. Set forth below is a discussion of certain general underwriting guidelines with respect to mortgage loans originated by Starwood for securitization.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, the property type, current use, size, location, market conditions, reserve requirements, additional collateral, tenant quality and lease terms,

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borrower identity, sponsorship, performance history and/or other factors. Therefore, this general description of SMF II’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it complies entirely with all procedures and criteria set forth below. For important information about the circumstances that have affected the underwriting of an SMF II Mortgage Loan in the mortgage pool, see the “Risk Factors” section of this free writing prospectus, the other subsections of this “Transaction Parties—The Sponsors and Mortgage Loan Sellers” section and “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties” in this free writing prospectus.

If a mortgage loan exhibits any one or more of the following characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced property loan sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.

Loan Analysis. Generally, both a credit analysis and a collateral analysis are conducted with respect to each mortgage loan. The credit analysis of the borrower generally includes a review of third-party credit reports and/or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments, zoning reports and seismic reports, if applicable, and obtained. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends. Unless otherwise specified in this free writing prospectus, all financial, occupancy and other information contained in this free writing prospectus is based on such information and we cannot assure you that such financial, occupancy and other information remains accurate.

Loan Approval. All mortgage loans originated by Starwood require approval by a loan credit committee which includes senior executives of SMC. The committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. Generally, the debt service coverage ratio for mortgage loans originated by Starwood will be equal to or greater than 1.20x and the loan-to-value ratio for mortgage loans originated by Starwood will be equal to or less than 80%; provided, however, that the underwriting guidelines provide that exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related property, loan-to-value ratio, reserves or other factors. For example, Starwood may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Starwood’s judgment of improved property and/or market performance and/or other relevant factors.

In addition, with respect to certain mortgage loans originated by Starwood, there may exist subordinate debt secured by the related property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account. Also, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. The debt service coverage ratio guideline discussed above is calculated based on values determined at the origination of the mortgage loan.

Additional Debt. Certain mortgage loans originated by Starwood may have, or permit in the future, certain additional subordinate debt, whether secured or unsecured. It is possible that an affiliate of Starwood may be the lender on that additional debt.

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The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition. As part of the underwriting process, the property assessments and reports described below generally will be obtained:

•	Appraisals. Independent appraisals or an update of an independent appraisal is required in connection with the origination of each mortgage loan. Starwood requires that the appraiser comply with and abide by Title XI of the Financial Institution Reform, Recovery and Enforcement Act of 1989 (although such act is not applicable to Starwood) and the Uniform Standards of Professional Appraisal Practice.

•	Environmental Assessment. Phase I environmental assessments that conform to the American Society for Testing and Materials (ASTM) Standard E 1527-05 entitled, “Standard Practices for Environmental Site Assessment: Phase I Environmental Site Assessment Process,” as may be amended from time to time, are performed on all properties. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Nevertheless, an environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues.

•	Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; and/or a guaranty or reserves with respect to environmental matters.

•	Property Condition Assessments. Inspections or updates of previously conducted inspections are conducted by independent licensed engineers or architects or both for all properties in connection with the origination of a mortgage loan. The inspections are conducted to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a property. The resulting reports on some of the properties may indicate a variety of deferred maintenance items and recommended capital expenditures. In some instances, repairs or maintenance are completed before closing or cash reserves are established to fund the deferred maintenance or replacement items or both.

•	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

•	Zoning and Building Code Compliance. With respect to each mortgage loan, Starwood will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

However, the underwriting guidelines provide that Starwood may, on a case-by-case basis, consider a loan secured by a property that does not conform to current zoning regulations governing density, size, set-backs or parking for the property under certain circumstances including, but not limited to, when (i) legislation or the local zoning or housing authority permits the improvements to be rebuilt to pre-damage use, size and density in the event of partial or full destruction; and (ii) documentation of such permission is submitted in the form of legislation or a variance letter or certificate of rebuildability from the zoning authority.

Escrow Requirements. Generally, Starwood requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Starwood are as follows:

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•	Taxes – typically, an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Starwood with sufficient funds to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional loan sponsor or high net worth individual loan sponsor, or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.

•	Insurance – if the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide Starwood with sufficient funds to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy, or (ii) if the related mortgaged property is a single tenant property and the related tenant self-insures.

•	Replacement Reserves – replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.

•	Completion Repair/Environmental Remediation – typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, Starwood generally requires that at least 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee with respect to such matter, (ii) if the estimated cost of such repair or remediation does not materially impact the property’s function, performance or value, or if the related mortgaged property is a single tenant property for which the tenant is responsible for such repair or remediation or (iii) if environmental insurance is obtained or already in place.

•	Tenant Improvement/Lease Commissions – in most cases, various tenants have lease expirations within the loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term, or (ii) where rent at the related mortgaged property is considered below market.

Furthermore, Starwood may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Starwood may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Starwood’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the SMF II Mortgage Loans, please see Annex A-1 to this free writing prospectus.

Title Insurance Policy. The borrower is required to provide, and Starwood or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided

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typically must meet the following requirements: (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance. Starwood typically requires the borrower to provide one or more of the following insurance policies: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance. In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

Exceptions to SMF II’s Disclosed Underwriting Guidelines

None of the SMF II Mortgage Loans have exceptions to the applicable underwriting guidelines set forth above.

Servicing

Interim servicing for all loans originated by Starwood prior to securitization is typically performed by Wells Fargo Bank, National Association. In addition, primary servicing is occasionally retained by certain mortgage brokerage firms under established sub-servicing agreements with Starwood, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust at the closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Compliance with Rule 15Ga-1 under the Exchange Act

Starwood has no history as a securitizer prior to February 2012. SMC most recently filed a Form ABS-15G on February 13, 2015. SMC’s Central Index Key is 0001548405. Starwood has no demand, repurchase or replacement history to report as required by Rule 15Ga-1.

MC-Five Mile Commercial Mortgage Finance LLC

General

MC-Five Mile Commercial Mortgage Finance LLC (“MC-Five Mile”) is a sponsor with respect to, and a seller of certain mortgage loans (the “MC-Five Mile Mortgage Loans”) into, the securitization described in this free writing prospectus. MC-Five Mile is a limited liability company organized under the laws of the State of Delaware.

MC-Five Mile is a privately held company that commenced operations in July 2012. MC-Five Mile was formed for the purpose of acquiring, originating, syndicating and securitizing commercial and multi-family real estate related debt. The executive offices of MC-Five Mile are located at 1330 Avenue of the Americas, New York, New York 10019.

Pursuant to interim servicing agreements between Wells Fargo Bank, National Association, which is the master servicer, the certificate administrator, the custodian, the certificate registrar and the authenticating agent, and MC-Five Mile, which is a sponsor and an originator, Wells Fargo Bank, National Association acts as interim servicer with respect to certain of the mortgage loans to be contributed to this securitization by MC-Five Mile.

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MC-Five Mile’s Securitization Program

MC-Five Mile underwrites and originates mortgage loans secured by commercial or multifamily properties for its securitization program. As sponsor, MC-Five Mile sells fixed rate first mortgage loans it originates through commercial mortgage-backed securitizations. This is MC-Five Mile’s twenty-first securitization. In its prior securitizations, MC-Five Mile securitized mortgage loans with an aggregate principal balance of approximately $2.5 billion as of the cut-off date for such securitizations. MC-Five Mile was formed on July 12, 2012 and through various entities, is a 50%/50% joint venture between MC Asset Management Holdings, LLC (a wholly owned subsidiary of Mitsubishi Corporation) and Five Mile Capital Partners LLC.

Five Mile Capital Partners LLC was established in 2003 and has over $2 billion of assets under management. Five Mile Capital Partners LLC specializes in investment opportunities in commercial real estate, debt products, structured finance, asset-based lending and financial services private equity. MC Asset Management Holdings, LLC is an alternative asset management firm that provides alternative investment products to global institutional investors. MC Asset Management Holdings, LLC is a subsidiary of Mitsubishi Corporation.

The commercial mortgage loans originated or acquired by MC-Five Mile are fixed rate loans and include both smaller “conduit” loans and large loans. MC-Five Mile primarily originates loans secured by retail, office, multifamily, hospitality, industrial and manufactured housing properties, but also can originate loans secured by self storage properties, theaters, land subject to a ground lease and mixed use properties.

As a sponsor, MC-Five Mile originates or acquires mortgage loans and, either by itself or together with other sponsors or loan sellers, intends to initiate their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the trust for the related securitization. In coordination with other underwriters, MC-Five Mile works with rating agencies, loan sellers, subordinated debt purchasers and master servicers in structuring the securitization transaction. MC-Five Mile acts as sponsor, originator or loan seller in transactions in which other entities act as sponsor and/or mortgage loan seller. Some of these loan sellers may be affiliated with underwriters on the transactions.

Neither MC-Five Mile nor any of its affiliates acts as master servicer of the commercial mortgage loans in its securitizations. Instead, MC-Five Mile sells the right to be appointed master servicer of its securitized loans to rating-agency approved master servicers.

Review of MC-Five Mile’s Mortgage Loans

Overview. MC-Five Mile conducted a review of the MC-Five Mile Mortgage Loans in connection with the securitization described in this free writing prospectus. The review of the MC-Five Mile Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of MC-Five Mile or one of its affiliates (the “MC-Five Mile Deal Team”). The review procedures described below were employed with respect to all of the MC-Five Mile Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this free writing prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the MC-Five Mile Deal Team created a database of loan level and property-level information relating to each MC-Five Mile Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third party reports, zoning reports, if applicable, insurance policies or summaries of the same prepared by an outside insurance consultant, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by MC-Five Mile during the underwriting process. After origination of each MC-Five Mile Mortgage Loan, the MC-Five Mile Deal Team updated the information in the database with respect to the MC-Five Mile Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the MC-Five Mile Deal Team.

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A data tape (the “MC-Five Mile Data Tape”) containing detailed information regarding each MC-Five Mile Mortgage Loan was created from the information in the database referred to in the prior paragraph. The MC-Five Mile Data Tape was used by the MC-Five Mile Deal Team to provide certain numerical information regarding the MC-Five Mile Mortgage Loans in this free writing prospectus.

Data Comparison and Recalculation. MC-Five Mile engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by MC-Five Mile, relating to information in this free writing prospectus regarding the MC-Five Mile Mortgage Loans. These procedures included:

•       comparing certain information in the MC-Five Mile Data Tape against various source documents provided by MC-Five Mile that are described above under “—Database”;

•       comparing numerical information regarding the MC-Five Mile Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the MC-Five Mile Data Tape; and

•       recalculating certain percentages, ratios and other formulae relating to the MC-Five Mile Mortgage Loans disclosed in this free writing prospectus.

Legal Review. MC-Five Mile engaged various law firms to conduct certain legal reviews of the MC-Five Mile Mortgage Loans for disclosure in this free writing prospectus. In anticipation of the securitization of each MC-Five Mile Mortgage Loan, origination counsel assisted in the preparation of certain due diligence questionnaires designed to identify material deviations from MC-Five Mile’s standard form loan documents. In addition, origination counsel for each MC-Five Mile Mortgage Loan reviewed MC-Five Mile’s representations and warranties set forth on Annex D-1 to this free writing prospectus and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the MC-Five Mile Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain MC-Five Mile Mortgage Loans marked against the standard form document, (ii) a review of a due diligence questionnaire completed by the MC-Five Mile Deal Team and (iii) the review of certain loan documents with respect to the MC-Five Mile Mortgage Loans. Securitization counsel also reviewed the property release provisions, if any, for each MC-Five Mile Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC Provisions of the Code.

Other Review Procedures. With respect to any material pending litigation that existed at the origination of any MC-Five Mile Mortgage Loan, MC-Five Mile requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. If MC-Five Mile became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a MC-Five Mile Mortgage Loan, MC-Five Mile obtained information on the status of the Mortgaged Property from the related borrower to confirm that no material damage to the Mortgaged Property had occurred, or in the event that any such damage had occurred, that the Mortgaged Property was in adequate physical condition (based on a report prepared by an independent licensed engineer or architect).

The MC-Five Mile Deal Team, with the assistance of counsel engaged in connection with this securitization transaction, also reviewed the MC-Five Mile Mortgage Loans to determine whether any MC-Five Mile Mortgage.

Loan materially deviated from the underwriting guidelines set forth under “—The Sponsors and Mortgage Loan Sellers—MC-Five Mile Commercial Mortgage Finance LLC” below. See “MC-Five Mile’s Underwriting Guidelines and Processes” below. See “—Exceptions to MC-Five Mile’s Disclosed Underwriting Guidelines” below.

Findings and Conclusions. Based on the foregoing review procedures, MC-Five Mile determined that the disclosure regarding the MC-Five Mile Mortgage Loans in this free writing prospectus is accurate in all material respects. MC-Five Mile also determined that the MC-Five Mile Mortgage Loans were originated in accordance with MC-Five Mile’s origination procedures and underwriting criteria. MC-Five Mile attributes to itself all findings and conclusions resulting from the foregoing review procedures.

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Repurchase Requests

MC-Five Mile has no history as a securitizer prior to February 2013. MC-Five Mile most recently filed a Form ABS-15G on February 10, 2015. MC-Five Mile’s Central Index Key Number is 001576832. MC-Five Mile has no demand, repurchase or replacement history to report as required by Rule 15Ga-1.

MC-Five Mile’s Underwriting Guidelines and Processes

Overview. Set forth below is a discussion of certain general underwriting guidelines and processes with respect to the mortgage loans originated by MC-Five Mile for securitization.

Notwithstanding the discussion below, given the unique nature of commercial or multifamily mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial or multifamily mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, the property type, current and alternative uses, size, location, market conditions, reserve requirements, additional collateral, tenant quality and lease terms, borrower identity, sponsorship, performance history and/or other factors. Therefore, this general description of MC-Five Mile’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it complies entirely with all procedures and criteria set forth below. For important information about the circumstances that have affected the underwriting of particular MC-Five Mile Mortgage Loans, see the “Risk Factors” section of this free writing prospectus, the other subsections of this “Transaction Parties—The Sponsors and Mortgage Loan Sellers” section and “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties” in this free writing prospectus.

If a mortgage loan exhibits any one or more of the following characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced property sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.

Loan Analysis. Generally both a credit analysis and a collateral analysis are conducted with respect to each mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports and/or judgment, lien, bankruptcy and pending litigation searches, prior experience as an owner and operator of commercial real estate properties and the borrower’s financial capacity. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments and, if applicable, zoning reports and seismic reports. Generally, a member of the loan underwriting team also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. Unless otherwise specified in this free writing prospectus, all financial, occupancy and other information contained in this free writing prospectus is based on such information and we cannot assure you that such financial, occupancy and other information remains accurate.

Loan Approval. All mortgage loans originated by MC-Five Mile require approval by an investment committee which includes senior executives of Five Mile Capital Partners LLC and MC Asset Management Holdings, LLC. The committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline the proposed loan.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of debt service coverage ratio and loan-to-value ratio in connection with the origination of each loan. MC-Five Mile’s underwriting guidelines generally require, without regard to any other debt, a debt service coverage ratio (calculated for this purpose using a 30-year amortization schedule) of not less than 1.25x (or 1.20x for multifamily properties) and a loan-to-value ratio of not more than 75%. MC-Five Mile may

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originate a mortgage loan with a debt service coverage ratio below 1.25x based on, among other things, the amortization features of the mortgage loan, the type of tenants and leases at the property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, MC-Five Mile’s judgment of improved property and/or market performance and/or other relevant factors.

The debt service coverage ratio will generally be calculated based on the ratio of the underwritten net cash flow from the property in question as determined by MC-Five Mile and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. As described above, for the purpose of determining whether a mortgage loan’s debt service coverage ratio meets MC-Five Mile’s underwriting criteria, the debt service coverage ratio is calculated based on a debt service payment using a 30-year amortization term, however if a loan’s debt service coverage ratio is less than 1.25x because its debt service payment is calculated on an amortization schedule less than 30 years but its debt service coverage ratio calculated using a 30-year amortization term is equal to or greater than 1.25x, that loan meets MC-Five Mile’s underwriting criteria for debt service coverage ratio. The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have or permit in the future certain additional subordinate debt, whether secured or unsecured, and/or mezzanine. It is possible that an affiliate of MC-Five Mile may be the lender on that additional debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

Mortgage Loan Terms. MC-Five Mile’s underwriting guidelines generally require that the term of a mortgage loan be not less than five years and not more than ten years.

Assessments of Property Condition. As part of the underwriting process, the property assessments and reports described below will typically be obtained:

•	Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination of each mortgage loan. Each appraisal must meet the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. The appraisal is based on the current use of the Mortgaged Property and must include an estimate of the then-current market value of the property “as-is” in its then-current condition although in certain cases, MC-Five Mile may also obtain a value on an “as-stabilized” basis reflecting leases that have been executed but tenants have not commenced paying rent or on an “as-completed” basis reflecting completion of capital improvements that are being undertaken at the Mortgaged Property. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation. MC-Five Mile then determines the loan-to-value ratio of the mortgage loan in each case based on the value set forth in the appraisal.

•	Environmental Assessment. Phase I ESA that confirm with American Society for Testing and Materials (ASTM) Standard E 1527 05 entitled, “Standard Practices for Environmental Site Assessment: Phase I Environmental Site Assessment Process”, are required with respect to the real property collateral for each mortgage loan as may be amended from time to time, are performed on all properties. However, when circumstances warrant, an update of a prior environmental

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assessment, a transaction screen or a desktop review may be utilized. Furthermore, an ESA conducted at any particular real property collateral will not necessarily cover all potential environmental issues.

Depending on the findings of the initial environmental assessment additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral may be required. In cases in which the ESA identifies conditions that would require cleanup, remedial action or any other response, MC-Five Mile either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the Mortgaged Property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required.

•	Engineering Assessment. Inspections are conducted by independent licensed engineers or architects or both for all properties in connection with the origination process. The inspections are conducted to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems and general condition of the site, buildings and other improvements located at a property. The resulting report may identify deferred maintenance and/or recommended capital expenditures, corrections or replacements. In cases in which the engineering assessment identifies material repairs or replacements needed immediately, MC-Five Mile generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months. In certain instances, MC-Five Mile may waive such escrows but require the related borrower to complete such repairs within a stated period of time in the related mortgage loan documents.

•	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Title Insurance Policy. The borrower is required to provide, and MC-Five Mile, or its counsel reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan (or with respect to a mortgage loan secured by multiple Mortgaged Properties, an amount at least equal to the allocated loan amount with respect to the title policy for each such Mortgaged Property); (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property.

Property Insurance. Except in certain instances where sole or significant tenants (which may include ground lease tenants) are required to obtain insurance or may self-insure, the borrower is required to provide, and MC-Five Mile’s insurance consultant reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing “special” form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as MC-Five Mile may require based on the specific characteristics of the Mortgaged Property.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, MC-Five Mile will examine whether the use and occupancy of the related real

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property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: a zoning report, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

In some cases, a Mortgaged Property may constitute a legal non-conforming use or structure. In those cases, MC-Five Mile may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance insurance with respect to the particular non conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. MC-Five Mile generally requires borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves may be limited to certain capped amounts. In addition, MC-Five Mile may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by MC-Five Mile. Generally, the required escrows for mortgage loans originated by MC-Five Mile are as follows:

•	Taxes—An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current mileage rate) are required to provide MC-Five Mile with sufficient funds to satisfy all taxes and assessments. This escrow requirement may be waived by MC-Five Mile in certain circumstances, including, but not limited to: (i) the Mortgaged Property is an institutional sponsor or high net worth individual sponsor or (ii) if the related mortgaged property is a single tenant property (or substantially leased to a single tenant) and the tenant pays taxes directly (or MC-Five Mile may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that pays taxes for its portion of the Mortgaged Property directly); or (iii) any Escrow/Reserve Mitigating Circumstances (defined below).

•	Insurance—Typically an initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are required to provide MC-Five Mile with sufficient funds to pay all insurance premiums. MC-Five Mile may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the borrower or its affiliates maintains a blanket insurance policy; (ii) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property or self-insures); or (iii) any Escrow/Reserve Mitigating Circumstances.

•	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. MC-Five Mile may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant or another third party is responsible for the repairs and maintenance of the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property); or (ii) any Escrow/Reserve Mitigating Circumstances.

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•	Tenant Improvement/Lease Commissions—A tenant improvement/leasing commission reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or springing upon certain tenant events to cover certain anticipated leasing commissions, free rent periods or tenant improvement costs which might be associated with re-leasing the space at the Mortgaged Property. MC-Five Mile may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the mortgaged property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; (ii) the rent for the space in question is considered below market; or (iii) any Escrow/Reserve Mitigating Circumstances.

•	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount typically equal to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report. MC-Five Mile may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the deferred maintenance items do not materially impact the function, performance or value of the property; (ii) the deferred maintenance cost does not exceed $50,000; (iii) a tenant (which may include a ground lease tenant) at the related Mortgaged Property or other third party is responsible for the repairs; or (iv) any Escrow/Reserve Mitigating Circumstances.

•	Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount typically equal to 150% of the estimated remediation cost identified in the environmental report. MC-Five Mile may waive this escrow requirement in certain circumstances, including, but not limited to: (i) environmental insurance is in place or obtained; (ii) a third party unrelated to the borrower is identified as the responsible party; or (iii) any Escrow/Reserve Mitigating Circumstances.

MC-Five Mile may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis; (ii) the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve; (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio; (iv) MC-Five Mile has structured springing escrows that arise for identified risks; (v) MC-Five Mile has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed; (vi) MC-Five Mile believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; (vi) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association; or (vii) a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

For a description of the escrows collected with respect to the MC-Five Mile Mortgage Loans, please see Annex A to this free writing prospectus.

Exceptions to MC-Five Mile’s Disclosed Underwriting Guidelines

None of the MC-Five Mile Mortgage Loans have exceptions to the related underwriting criteria.

Servicing

Interim servicing for the loans originated by MC-Five Mile prior to securitization is typically performed by Wells Fargo Bank, National Association. In some instances, interim servicing for certain loans originated by MC-Five Mile is performed by Grandbridge Real Estate Capital LLC. Generally, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust on the securitization Closing Date. From time to time, the interim servicer may retain primary servicing.

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Redwood Commercial Mortgage Corporation

General

Redwood Commercial Mortgage Corporation, a Delaware corporation formed in November 2009 (“RCMC”), a sponsor and a mortgage loan seller, is indirectly wholly-owned by Redwood Trust, Inc. (“Redwood Trust”), a Maryland corporation that was formed in April 1994 and commenced operations in August 1994. Redwood Trust (NYSE: RWT) invests in, finances and manages real estate assets. The executive offices of RCMC are located at One Belvedere Place, Suite 300, Mill Valley, California 94941. RCMC originates and acquires commercial real estate debt investments with a general focus on stabilized income-producing properties.

RCMC’s Securitization Program

This is the twenty-third commercial real estate debt investment securitization to which RCMC is contributing commercial real estate debt investments. The commercial real estate debt investments originated and acquired by RCMC may include mortgage loans, mezzanine loans, B notes, participation interests, rake bonds, subordinate mortgage loans and preferred equity investments. The commercial real estate debt investments originated or acquired by RCMC may be secured by or relate to commercial or multifamily properties. RCMC began originating commercial mortgage loans for securitization in 2012. As of August 29, 2015, the total amount of commercial mortgage loans originated or acquired by RCMC and contributed to securitizations is in excess of approximately $2,041,123,148.

The commercial mortgage loans RCMC primarily originates are typically secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but RCMC also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease, condominium units, and mixed use properties.

Neither RCMC nor any of its affiliates acts as master servicer of the commercial mortgage loans it contributes to securitizations.

Review of the RCMC Mortgage Loans

Overview. RCMC has conducted a review of the RCMC mortgage loans in connection with the securitization described in this free writing prospectus. The review of the RCMC mortgage loans was performed by a team comprised of real estate and securitization professionals who are employees of RCMC or one or more of its affiliates (the “RCMC Review Team”). The review procedures described below were employed with respect to the RCMC mortgage loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the RCMC Review Team reviewed a database of loan-level and property-level information relating to the RCMC mortgage loans. RCMC engaged a third party to assist in the preparation of the database, which was compiled from, among other sources, the related mortgage loan documents, appraisal, environmental assessment report, property condition report, zoning reports, insurance review summary, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the RCMC Review Team during the underwriting process. Prior to securitization of the RCMC mortgage loans, the RCMC Review Team may have updated the information in the database with respect to the RCMC mortgage loans based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the RCMC Review Team. Such updates, if any, were not intended to be, and do not serve as, a re-underwriting of the RCMC mortgage loans.

A data tape (the “RCMC Data Tape”) containing detailed information regarding the RCMC mortgage loans was created from the information in the database referred to in the prior paragraph. The RCMC Data Tape was used to provide the numerical information regarding the RCMC mortgage loans in this free writing prospectus.

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Data Comparison and Recalculation. RCMC engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by RCMC and relating to information in this free writing prospectus regarding the RCMC mortgage loans. These procedures included:

•	comparing the information in the RCMC Data Tape against various source documents provided by RCMC that are described above under “—Database”;

•	comparing numerical information regarding the RCMC mortgage loans and the related Mortgaged Properties disclosed in this free writing prospectus against the RCMC Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the RCMC mortgage loans disclosed in this free writing prospectus.

Legal Review. RCMC engaged legal counsel to conduct certain legal reviews of the RCMC mortgage loans for disclosure in this free writing prospectus. In anticipation of the securitization described in this free writing prospectus, RCMC’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. RCMC’s origination and underwriting staff also performed a review of the representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the RCMC mortgage loans. Such assistance included, among other things, (i) a review of any of RCMC’s internal credit memoranda for the RCMC mortgage loans, (ii) a review of the representations and warranties and exception reports referred to above relating to the RCMC mortgage loans prepared by origination counsel, (iii) the review of, and assistance in the completion by the RCMC Review Team of, a due diligence questionnaire relating to the RCMC mortgage loans and (iv) the review of certain loan documents with respect to the RCMC mortgage loans.

Other Review Procedures. The RCMC Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the RCMC mortgage loans to determine whether it materially deviated from the underwriting guidelines set forth under “—RCMC’s Underwriting Standards and Loan Analysis” and “—Underwriting Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, RCMC determined that the disclosure regarding the RCMC mortgage loans in this free writing prospectus is accurate in all material respects. RCMC also determined that the RCMC mortgage loans were not originated with any material exceptions from RCMC’s underwriting guidelines and procedures, except as described under “—Underwriting Exceptions” below. RCMC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. RCMC will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. RCMC, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related Purchase Agreement and the Pooling and Servicing Agreement. RCMC will engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by RCMC and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by RCMC to render any tax opinion required in connection with the substitution.

RCMC’s Underwriting Standards and Loan Analysis

Overview. RCMC is the originator of six (6) mortgage loans. Generally, RCMC performed an underwriting analysis with respect to each mortgage loan applicant and the related Mortgaged Property.

Set forth below is a discussion of certain current general guidelines of RCMC generally applicable with respect to RCMC’s underwriting analysis of multifamily and commercial real estate properties which

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serve as the direct or indirect source of repayment for commercial real estate debt originated by RCMC. All or a portion of the underwriting guidelines described below may not be applied exactly as described below at the time a particular asset is originated by RCMC. Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and analyses with respect to any particular asset may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history, and any other factors deemed material or pertinent by RCMC. Consequently, we cannot assure you that the underwriting analysis with respect to any asset will conform to the general guidelines described herein.

Process and Loan Analysis. The underwriting process for each RCMC investment is performed by a transaction team comprised of real estate professionals that typically includes a loan originator and an underwriter subject to oversight by the members of the management team of RCMC. This team conducts a review of the related real property, which typically includes an examination of some or all of the following information, among other things, to the extent applicable and available: historical operating statements, rent rolls, certain tenant leases, real estate tax information, insurance policies and/or schedules and third party reports pertaining to appraisal, physical condition and environmental status. Each applicable report is reviewed for acceptability by RCMC or a third-party reviewer. The results of these reviews are incorporated into RCMC’s underwriting analysis. In some cases, certain of these documents may not be required or may not be reviewed due to the nature of the related real property. For instance, historical operating statements may not be available with respect to real property with limited operating history or that has been recently acquired by its current owner. In addition, rent rolls would not be examined for certain property types (e.g., hospitality properties), and executed tenant leases would not be examined for certain property types (e.g., hospitality, self-storage, multifamily and manufactured housing community properties) although the forms of leases would typically be reviewed for certain of these property types.

RCMC also performs an underwriting analysis with respect to the borrower under each asset it originates. The underwriting analysis of the borrower may include a review of third-party credit reports and reports resulting from judgment, lien or bankruptcy searches. Borrowers are generally required to be single purpose entities (although exceptions may be made from time to time on a case-by-case basis) and, in some cases, other structural requirements may be imposed on the borrower which are intended to reduce the likelihood of the borrower becoming involved in a bankruptcy proceeding; however, we cannot assure you that any of these structural requirements will prevent a particular borrower from becoming involved in a bankruptcy proceeding.

After the compilation and review of all applicable documentation and other relevant considerations, the transaction team finalizes its detailed underwriting analysis of the real property’s cash flow in a manner generally consistent with RCMC’s underwriting guidelines. Determinations are also made regarding the implementation of appropriate transaction terms to address certain risks, which may result in the recommendation of certain additional structural features. A credit committee memorandum is prepared which summarizes the above referenced information and which is circulated to the credit committee for review.

Credit Approval. All assets originated by RCMC must be approved by one or more specified internal committees. After a review of the credit committee package and a discussion of the asset, a committee may approve a transaction as recommended, request additional due diligence, modify the transaction terms or decline a transaction entirely.

Debt Service Coverage Ratio. The repayment of an asset is typically primarily dependent upon the successful operation of the related underlying real property and the ability of that property to generate income sufficient to make payments as required under the terms of the asset. Accordingly, in connection with the origination of an asset, RCMC will analyze whether cash flow expected to be derived from the related real property will be sufficient to make the required payments under that transaction over its expected term, taking into account, among other things, revenues and expenses for, and other debt

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currently secured directly or indirectly by, or that in the future may be secured directly or indirectly by, the related real property. The debt service coverage ratio is an important measure of the likelihood of default on a particular asset. In general, the debt service coverage ratio at any given time is the ratio of—

•	the amount of income, net of expenses, derived or expected to be derived from the related real property for a given period, to

•	the scheduled payments of principal, interest and required reserves during that given period on the subject asset and any other loans that are secured by liens of senior or equal priority on, or otherwise have a senior or equal entitlement to be repaid from the income generated by, the related real property.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. Accordingly, based on such subjective assumptions and analysis, we cannot assure you that the underwriting analysis of any particular asset will conform to the foregoing in every respect or to any similar analysis which may be performed by other persons or entities. For example, when calculating the debt service coverage ratio for a particular asset, RCMC may utilize net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following:

•	the assumption that a particular tenant at the related real property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated or is out for signature with respect to a particular tenant at the related real property will be executed and in place on a future date;

•	the assumption that a portion of currently vacant and unleased space at the related real property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•	the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

•	assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at the related real property and the anticipated effect on capital and re-leasing expenditures;

•	assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date;

•	assumptions regarding the disruptions to revenue associated with leasing vacant space or releasing occupied space at a future date;

•	assumptions regarding the costs of future capital expenses, which may or may not be consistent with historical capital expenses at the related real property;

•	assumptions regarding future increases or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring; and

•	various additional lease-up assumptions and other assumptions regarding the payment of rent not currently being paid.

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We cannot assure you that the foregoing assumptions made with respect to any asset or the related real property will, in fact, be consistent with actual property performance.

Generally, the debt service coverage ratio for assets originated by RCMC, calculated as described above, will be subject to a minimum standard at origination; however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, the associated loan-to-value ratio (as described below), reserves or other factors. For example, RCMC may originate an asset with a debt service coverage ratio below the minimum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, RCMC’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Loan-to-Value Ratio. RCMC also looks at the loan-to-value ratio of a prospective investment related to multifamily or commercial real estate as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of an asset related to multifamily or commercial real estate at any given time is the ratio, expressed as a percentage, of:

•	the then outstanding principal balance of the asset and any other loans that are secured (directly or indirectly) by liens of senior or equal priority on the related real property, to

•	the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Generally, the loan-to-value ratio for assets originated by RCMC, calculated as described above, will be subject to a maximum standard at origination; however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, debt service coverage, reserves or other factors. For example, RCMC may originate a multifamily or commercial real estate loan with a loan-to-value ratio above the maximum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, RCMC’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Additional Debt. When underwriting an asset, RCMC will take into account whether the related real property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject asset. It is possible that RCMC or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it for investment or future sale.

The debt service coverage ratios at origination described above under “—Debt Service Coverage Ratio” and the loan-to-value ratios at origination described above under “—Loan-to-Value Ratio” may be significantly below the minimum standard and/or significantly above the maximum standard, respectively, when calculated taking into account the existence of additional debt secured directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition. As part of the underwriting process, RCMC will analyze the condition of the real property for a prospective asset. To aid in that analysis, RCMC may, subject to certain exceptions, inspect or retain a third party to inspect the property and will in most cases obtain the property reports described below.

Appraisal Report. RCMC will in most cases require that the real property related to the asset be appraised by a state certified appraiser, an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser, who will prepare an appraisal report after completing certain diligence. The appraisal report may utilize one or more approaches to value, such as: (i) cost approach, (ii) sale comparison approach and/or (iii) income

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capitalization approach. In addition, RCMC will generally require that those appraisal reports be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal report. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to, and the same method of valuing, the real property. Moreover, such appraisal reports generally seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amounts could be significantly higher than the amount obtained from the sale of real property, particularly under a distress or liquidation sale.

Environmental Report. RCMC may require that an environmental consultant prepare a Phase I environmental report with respect to the real property related to the asset. However, when circumstances warrant, RCMC may utilize an update of a prior environmental report, a transaction screen or a desktop review. Alternatively, RCMC might forego an environmental report in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental report conducted at any particular real property will not necessarily cover all potential environmental issues. For example, an analysis for radon and/or lead-based paint will usually be conducted only at multifamily rental properties and only when RCMC or the environmental consultant believes that special circumstances warrant such an analysis. Depending on the findings of the initial environmental report, RCMC may sometimes require additional record searches or environmental testing, such as a Phase II environmental report with respect to the subject real property. In certain cases, the Phase I or Phase II report with respect to the subject real property disclosed the existence of, or potential for, adverse environmental conditions, including as a result of the activities of identified tenants, adjacent property owners or previous owners of the subject real property. In certain such cases, the related borrowers were required to establish operations and maintenance plans, monitor the real property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or environmental insurance policies.

Engineering Report. In connection with the origination process, RCMC generally requires that an engineering firm inspect the real property related to the asset to assess and prepare a report regarding the structure, exterior walls, roofing, interior structure, mechanical systems and/or electrical systems. It is important to note that such engineering reports are often based on, and limited to, information available through visual inspection and that any such inspection will not necessarily reveal all potential issues. RCMC will generally consider the engineering report in connection with determining the relevant terms of a transaction intended to address any recommended repairs, corrections or replacements and any identified deferred maintenance. RCMC also often reviews such engineering reports in connection with making a determination about the necessity for ongoing escrows for the continued maintenance of the real property based on the conclusions of the applicable engineering report.

Seismic Report. If the real property related to an asset consists of improvements located in California or in seismic zones 3 or 4, RCMC generally requires a seismic report from an engineering firm to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. Generally, if a seismic report concludes that the related real property is estimated to have a probably maximum loss or scenario expected loss in excess of 20%, RCMC may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that because the seismic reports may not necessarily have used the same assumptions in assessing probable maximum loss or scenario expected loss, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss or scenario expected loss in excess of 20% might have been the subject of a higher estimate had different assumptions been used.

Zoning and Building Code Compliance. In connection with the origination of an asset related to multifamily or commercial real estate, RCMC will generally consider whether the use and occupancy of the related real property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of

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the following: zoning reports; legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower. In some cases, the real property may constitute a legal non-conforming use or structure. In such cases, RCMC may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, (ii) the real property, if permitted to be repaired or restored in conformity with current law, would in RCMC’s judgment constitute adequate security, (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring, (iv) a variance or other similar change in applicable zoning restrictions is potentially available, or the applicable governing entity is unlikely to enforce the related limitations, (v) casualty insurance proceeds together with the value of any additional collateral are expected to be available in an amount estimated by RCMC to be sufficient to pay off all relevant indebtedness in full, and/or (vi) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on its analysis of the related real property, the borrower and the principals of the borrower, RCMC may require a borrower under an asset related to multifamily or commercial real estate to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves, re-tenanting reserves, environmental remediation and/or other matters. RCMC conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the underlying documents for some assets do not contain provisions requiring the establishment of escrows and reserves, or only require the establishment of escrows and reserves in limited amounts and/or circumstances. Furthermore, where escrows or reserves are required, RCMC may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, RCMC may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and RCMC’s evaluation of the ability of the real property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Notwithstanding the foregoing discussion under “—RCMC’s Underwriting Standards and Loan Analysis” section, RCMC may originate or acquire, and may have originated or acquired, real estate related loans and other investments that vary from, or do not comply with, RCMC’s underwriting guidelines as described herein and/or such underwriting guidelines may not have been in place or may have been in place in a modified version at the time RCMC or its affiliates originated or acquired certain assets. In addition, in some cases, RCMC may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

Repurchase Requests

RCMC filed a Form ABS-15G on February 4, 2015, which Form ABS-15G is available electronically through the SEC’s EDGAR system. RCMC’s Central Index Key number is 0001567746. For the period from and including July 1, 2012 to and including June 30, 2015, RCMC does not have any activity required to be reported by Rule 15Ga-1 under the Exchange Act and Item 1104(e) of Regulation AB with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Underwriting Exceptions

RCMC’s mortgage loans were not originated with any material exceptions to RCMC’s underwriting guidelines and procedures described above.

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Rights and Remedies of Certificateholders

Neither RCMC nor any of its affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against RCMC or any of its affiliates for any losses or other claims in connection with the certificates or the mortgage loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by RCMC in the related Purchase Agreement as described under “Description of the Mortgage Pool—Representations and Warranties; Repurchases and Substitutions” in this free writing prospectus.

RAIT Funding, LLC

General

RAIT Funding, LLC, a Delaware limited liability company (“RAIT”), is an operating subsidiary of RAIT Financial Trust (“RAIT Financial”), a vertically integrated and internally managed real estate investment trust that originates and services commercial real estate loans, manages and advises on commercial real estate-related assets and acquires commercial real estate assets. RAIT Financial is headquartered at 2929 Arch Street, 17th Floor, Philadelphia, Pennsylvania 19104, and also has offices in New York, New York, Charlotte, North Carolina and Chicago, Illinois.

Certain Relationships and Related Transactions. Barclays Bank PLC, a sponsor and mortgage loan seller, and an affiliate of Barclays Capital Inc., which is an underwriter of the Offered Certificates and initial purchaser of the non-Offered Certificates, provides warehouse financing to an affiliate of RAIT, through a repurchase facility. However, none of the mortgage loans that RAIT will transfer to the depositor are subject to that repurchase facility.

RAIT’s Securitization Program. RAIT Financial, through its operating subsidiaries, RAIT and RAIT Partnership, L.P., a Delaware limited partnership (“RAIT Partnership”), originates commercial mortgage loans, mezzanine loans, other loans and preferred equity interests that are collateralized by office buildings, retail shopping centers, multifamily apartment complexes and other properties located throughout the United States of America. RAIT’s commercial mortgage securitization program generally provides fixed rate mortgage loans having maturities between five and ten years. Additionally, RAIT Partnership provides bridge/transitional loans, mezzanine loans and preferred equity structures.

Since 2011, RAIT, RAIT Partnership and their affiliates directly or indirectly have contributed loans to fixed and floating rate commercial mortgage-backed securitization transactions. RAIT and its affiliates, acting as sponsor and mortgage loan seller, securitized approximately $60,831,868, $96,296,175, $539,944,126, $834,020,321 and $446,358,359 of multifamily and commercial mortgage loans in calendar years 2011, 2012, 2013, 2014, and the six months ended June 30, 2015, respectively. Key members of the RAIT management team were officers at JP Morgan Chase and Wachovia Bank and have been involved in the commercial mortgage securitization business since 1997.

RAIT and its affiliates generally act either as originator, mortgage loan seller and/or sponsor in the commercial mortgage securitizations in which they participate. In such securitizations, there may be co-sponsors and/or other mortgage loan sellers or originators. In such securitizations, the mortgage loans originated by RAIT or one of its affiliates are generally sold to a depositor, which in turn transfers such loans to an issuing entity, which issues commercial mortgage pass-through certificates or similar securities that are in whole or part backed by the cash flows from such mortgage loans.

Neither RAIT nor any of its affiliates or subsidiaries will insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against RAIT or any of its affiliates or subsidiaries for any losses or other claims in connection with the certificates or the Mortgage Loans, except with respect to the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by RAIT in the related Purchase Agreement, as described under “Description of the Mortgage Pool—Representations and Warranties; Repurchases and Substitutions” in this free writing prospectus.

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Review of RAIT Mortgage Loans

Overview. RAIT has conducted a review of the mortgage loans for which RAIT is a sponsor in this securitization (the “RAIT Mortgage Loans”) in connection with the securitization described in this free writing prospectus. The review of the RAIT Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of RAIT Financial or one or more of its affiliates (the “RAIT Securitization Team”). The review procedures described below were employed with respect to all of the RAIT Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the RAIT Securitization Team created a database of loan-level and property-level information relating to each RAIT Mortgage Loan. The database was compiled from, among other sources, the related RAIT Mortgage Loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the RAIT Securitization Team during the underwriting process. After origination of each RAIT Mortgage Loan, the RAIT Securitization Team updated the information in the database with respect to such RAIT Mortgage Loan based on updates from RAIT Partnership’s servicing group, or with respect to any RAIT Mortgage Loan being serviced by a third-party servicer, based on updates from such third-party servicer, regarding loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the RAIT Securitization Team.

A data tape (the “RAIT Data Tape”) containing detailed information regarding each RAIT Mortgage Loan was created from the information in the database referred to in the prior paragraph. The RAIT Data Tape was used to provide the numerical information regarding the RAIT Mortgage Loans in this free writing prospectus.

Data Comparison and Recalculation. RAIT engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by RAIT, relating to information in this free writing prospectus regarding the RAIT Mortgage Loans. These procedures included:

•	comparing the information in the RAIT Data Tape against various source documents provided by RAIT that are described above under “—Database”;

•	comparing numerical information regarding the RAIT Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the RAIT Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the RAIT Mortgage Loans disclosed in this free writing prospectus.

Legal Review. RAIT engaged various law firms to conduct certain legal reviews of the RAIT Mortgage Loans for disclosure in this free writing prospectus. In anticipation of the securitization of each RAIT Mortgage Loan, origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. In addition, origination counsel for the RAIT Mortgage Loans completed due diligence questionnaires with respect to the RAIT Mortgage Loans. RAIT Financial’s underwriting staff and in-house legal team performed a similar review of representations and warranties, and completed due diligence questionnaires. Outside legal counsel was also engaged in connection with this securitization to assist in the review of the RAIT Mortgage Loans. Such assistance included, among other things, (i) a review of RAIT’s asset summary reports for each RAIT Mortgage Loan, (ii) a review of a compilation of the exception reports to the representations and warranties referred to above relating to the RAIT Mortgage Loans, and (iii) a review of a compilation of the due diligence questionnaires relating to the RAIT Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation related to the RAIT Mortgage Loans and of which RAIT Financial was aware at the origination of any RAIT Mortgage Loan,

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RAIT Financial requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

Findings and Conclusions. Based on the foregoing review procedures, RAIT determined that the disclosure regarding the RAIT Mortgage Loans in this free writing prospectus is accurate in all material respects. RAIT also determined that the RAIT Mortgage Loans were originated in accordance with RAIT’s origination procedures and underwriting criteria, except as may be disclosed below under “—Exceptions to Disclosed Underwriting Guidelines for Loans Originated by RAIT”. RAIT attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. RAIT will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. RAIT, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related Purchase Agreement and the Pooling and Servicing Agreement. RAIT will engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by RAIT and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by RAIT to render any tax opinion required in connection with the substitution.

RAIT’s Underwriting Guidelines and Processes

General. RAIT and its affiliates originate commercial mortgage loans from its headquarters in Philadelphia. All mortgage loans must be approved by RAIT Financial’s management investment committee, as described under “—Loan Approval” below. For additional information with respect to exceptions to the underwriting guidelines, see “—Exceptions to Disclosed Underwriting Guidelines for Loans Originated by RAIT” below. Set forth below is a discussion of certain general underwriting guidelines with respect to mortgage loans originated by RAIT or one of its affiliates for securitization.

Notwithstanding the discussion below, given the unique nature of commercial properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another and will be driven by circumstances particular to that loan and related property, including, among others, the property type, current use, size, location, market conditions, reserve requirements, additional collateral, tenant quality and lease terms, borrower identity, sponsorship, performance history and/or other factors. If a mortgage loan exhibits any one or more of the following characteristics, variances from general underwriting/origination procedures described below may, in some instances, be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan. Therefore, this general description of RAIT’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it complies entirely with all procedures and criteria set forth below. For important information about the circumstances that have affected the underwriting of Mortgage Loans in the mortgage pool originated by RAIT or one of its affiliates, see the “Risk Factors” section of this free writing prospectus and “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties” in this free writing prospectus.

Loan Analysis. Generally, RAIT performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of anti-money laundering or OFAC checks, as well as background checks and the analysis of its loan sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and

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the use of the property. Each report is reviewed for acceptability by a real estate finance loan underwriter. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations. Other factors that are considered in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $20 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval. All mortgage loans originated by RAIT or one of its affiliates must be approved by a management investment committee of RAIT Financial. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. RAIT’s underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios. A loan-to-value ratio is generally based upon the appraiser’s determination of value. The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by RAIT or one of its affiliates may vary from these guidelines.

In addition, with respect to certain mortgage loans originated by RAIT or one of its affiliates, there may exist subordinate debt secured by the related property and/or mezzanine debt secured by direct or indirect ownership interests in the related borrower. Such mortgage loans may have a lower debt service coverage ratio and/or a higher loan-to-value ratio if such subordinate and/or mezzanine debt is taken into account.

Escrow Requirements. Generally, RAIT requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by RAIT or one of its affiliates are as follows:

•	Taxes – Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. The originator may waive this escrow requirement under appropriate circumstances including, but not limited to, where a tenant is required to pay the taxes directly.

•	Insurance – If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. The originator may waive this escrow requirement under appropriate circumstances, including, but not limited to, where a property is covered by a blanket insurance policy maintained by the borrower or sponsor, or where a tenant is required to insure the property (which tenant insurance may include self-insurance by the tenant).

•	Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. The originator relies on information provided by an independent engineer to make this determination. The originator may waive this escrow requirement under appropriate circumstances, including, but not limited to, where a tenant is responsible for replacements under the terms of its lease.

•	Completion Repair/Environmental Remediation – Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is

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necessary. Upon funding of the applicable mortgage loan, the originator generally requires that at least 110% – 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. The originator may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade party has agreed to take responsibility, and pay, for any required repair or remediation or (ii) the amount recommended is de minimis.

•	Tenant Improvement/Lease Commissions – In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. The originator may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where rents at the mortgaged property are considered to be sufficiently below market, (ii) where no material leases expire within the mortgage loan term, or the lease roll is not concentrated or (iii) where there is a low loan-to-value ratio (i.e., 65% or less).

Interim Servicing. Except as stated below, interim servicing for all loans originated by RAIT or one of its affiliates prior to securitization is typically performed by RAIT Partnership. RAIT Financial, the parent company of RAIT Partnership, is rated on Standard & Poor’s Ratings Services’ Select Servicer List as a U.S. Commercial Mortgage Primary and special servicer and is also a rated Commercial Mortgage Primary and special servicer by Morningstar Credit Ratings, LLC (“Morningstar”). In some instances, interim servicing for certain loans originated by RAIT and its affiliates is performed by another servicer, typically either Grandbridge Real Estate Capital LLC or NorthMarq Capital, LLC. Generally, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust at the closing of the securitization. From time to time, the interim servicer may retain primary servicing after closing.

Exceptions to Disclosed Underwriting Guidelines for Loans Originated by RAIT

None of the RAIT Mortgage Loans have exceptions to the applicable underwriting guidelines set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act

RAIT most recently filed a Form ABS-15G on February 12, 2015. RAIT’s Central Index Key is 0001587045. RAIT Partnership, an affiliate of RAIT, most recently filed a Form ABS-15G on February 12, 2015. RAIT Partnership’s Central Index Key is 0001175134. With respect to the period from and including July 1, 2012 to and including June 30, 2015, RAIT and RAIT Partnership have no demand, repurchase or replacement history to report as required by Rule 15Ga-1 under the Exchange Act.

The Depositor

J.P. Morgan Chase Commercial Mortgage Securities Corp., the depositor, is a Delaware corporation organized on September 19, 1994. The depositor is a wholly-owned subsidiary of JPMCB. The depositor maintains its principal office at 383 Madison Avenue, 31st Floor, New York, New York 10179. Its telephone number is (212) 272-6858. The depositor does not have, nor is it expected in the future to have, any significant assets.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated thereto. On the Closing Date, the depositor will acquire the mortgage loans from each mortgage loan seller and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders.

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The depositor remains responsible under the Pooling and Servicing Agreement for providing the master servicer, special servicer, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the Pooling and Servicing Agreement. The depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the Pooling and Servicing Agreement.

The Trust

JPMBB Commercial Mortgage Securities Trust 2015-C32 (the “Issuing Entity”), will be a New York common law trust, formed on the Closing Date pursuant to the Pooling and Servicing Agreement.

The only activities that the trust may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the mortgage loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this free writing prospectus. Accordingly, the trust may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Certificate Account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term permitted investments. The trust may not lend or borrow money, except that the master servicer and the trustee may make Advances of delinquent monthly debt service payments and Servicing Advances to the trust, but only to the extent it does not deem such Advances to be nonrecoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The Pooling and Servicing Agreement may be amended as set forth under “Servicing of the Mortgage Loans—Amendment” in this free writing prospectus. The trust administers the mortgage loans through the trustee, the certificate administrator, the master servicer and the special servicer (and in the case of a Non-Serviced Mortgage Loan, the related master servicer and special servicer under the related Non-Serviced PSA). A discussion of the duties of the trustee, the certificate administrator, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth in this free writing prospectus under “Transaction Parties—The Trustee, “—The Certificate Administrator”, “—The Master Servicer”, “—The Special Servicer” and “Servicing of the Mortgage Loans”.

The only assets of the trust other than the mortgage loans and REO Properties are the Certificate Account and other accounts maintained pursuant to the Pooling and Servicing Agreement, the short-term investments in which funds in the Certificate Account and other accounts are invested. The trust has no present liabilities, but has potential liability relating to ownership of the mortgage loans and any REO Properties and certain other activities described in this free writing prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, the master servicer, the special servicer and the senior trust advisor. The fiscal year of the trust is the calendar year. The trust has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicer and the special servicer.

The depositor is contributing the mortgage loans to the trust. The depositor is purchasing the mortgage loans from the mortgage loan sellers, as described in this free writing prospectus under “Description of the Mortgage Pool—Sale of Mortgage Loans; Mortgage File Delivery” and “—Representations and Warranties; Repurchases and Substitutions”.

The Trustee

Wilmington Trust, National Association (“WTNA”) (formerly called M&T Bank, National Association) will act as trustee on behalf of the Certificateholders pursuant to the Pooling and Servicing Agreement. WTNA is a national banking association with trust powers incorporated in 1995. WTNA’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890. WTNA is an affiliate of Wilmington Trust Company and both WTNA and Wilmington Trust Company are subsidiaries of Wilmington Trust Corporation. Since 1998, Wilmington Trust Company has served as trustee in numerous asset-backed securities transactions. As of June 30, 2015, WTNA served as trustee on over

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1,500 mortgage-backed related securities transactions having an aggregate original principal balance in excess of $100 billion, of which approximately 113 transactions were commercial mortgage-backed securities transactions having an aggregate original principal balance of approximately $70 billion.

The parties to this transaction may maintain banking and other commercial relationships with WTNA and its affiliates. In its capacity as trustee on commercial mortgage securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. In the past three years, WTNA and its affiliates have not been required to make an advance on a commercial mortgage-backed securities transaction. WTNA is subject to various legal proceedings that arise from time to time in the ordinary course of business. WTNA does not believe that the ultimate resolution of any of these proceedings will have a material adverse effect on its services as trustee. The foregoing information set forth under this sub-heading “—The Trustee” has been provided by WTNA.

The Certificate Administrator

Wells Fargo Bank, National Association (“Wells Fargo Bank”) will act as the custodian and certificate administrator under the Pooling and Servicing Agreement. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company, Wells Fargo & Company is a U.S. bank holding company with approximately $1.7 trillion in assets and approximately 265,000 employees as of December 31, 2014, which provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The transaction parties may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Under the terms of the Pooling and Servicing Agreement, Wells Fargo Bank is responsible for securities administration, which includes pool performance calculations, distribution calculations and related distributions to certificateholders and the preparation of monthly distribution reports. As certificate administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC and grantor trust tax returns on behalf of the trust and to the extent required under the Pooling and Servicing Agreement, the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the Issuing Entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995, and in connection with commercial mortgage-backed securities since 1997. As of December 31, 2014, Wells Fargo Bank was acting as securities administrator with respect to more than $171 billion of outstanding commercial mortgage-backed securities.

Wells Fargo Bank is acting as custodian of the mortgage loan files pursuant and subject to the Pooling and Servicing Agreement (and is acting as custodian of the mortgage loan file (other than the Mortgage Note with respect to the related mortgage loan for any Non-Serviced Whole Loan under the related Non-Serviced PSA). In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee and the Certificateholders. Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota. As of December 31, 2014, Wells Fargo Bank was acting as custodian of more than 116,000 commercial mortgage loan files.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by one or more of the sponsors or an affiliate of one or more of the

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sponsors, and one or more of those mortgage loans may be included in the trust. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

On June 18, 2014, a group of institutional investors filed a civil complaint in the Supreme Court of the State of New York, New York County, against Wells Fargo Bank, in its capacity as trustee under 276 residential mortgage backed securities (“RMBS“) trusts, which was later amended on July 18, 2014, to increase the number of trusts to 284 RMBS trusts. On November 24, 2014, the plaintiffs filed a motion to voluntarily dismiss the state court action without prejudice. That same day, a group of institutional investors filed a civil complaint in the United States District Court for the Southern District of New York against Wells Fargo Bank, alleging claims against Wells Fargo Bank, in its capacity as trustee under 274 RMBS trusts (the “Complaint”). In December 2014, the plaintiffs’ motion to voluntarily dismiss their original state court action was granted. As with the prior state court action, the Complaint is one of six similar complaints filed contemporaneously against RMBS trustees (Deutsche Bank National Trust Company, Citibank N.A., HSBC Bank USA, Bank of New York Mellon and U.S. Bank National Association) by a group of institutional investor plaintiffs. The Complaint against Wells Fargo Bank alleges the trustee caused losses to investors and asserts causes of action based upon, among other things, the trustee’s alleged failure to (i) enforce repurchase obligations of mortgage loan sellers for purported breaches of representations and warranties, (ii) notify investors of alleged events of default purportedly caused by breaches by mortgage loan servicers, and (iii) abide by appropriate standards of care following alleged events of default. Relief sought includes money damages in an unspecified amount, reimbursement of expenses and equitable relief. Other cases alleging similar causes of action have been filed against Wells Fargo Bank and other trustees by RMBS investors in these and other transactions.

There can be no assurances as to the outcome of the litigation, or the possible impact of the litigation on the trustee or the RMBS trusts. However, Wells Fargo Bank denies liability and believes that it has performed its obligations under the RMBS trusts in good faith, that its actions were not the cause of losses to investors and that it has meritorious defenses, and it intends to contest the plaintiffs’ claims vigorously.

For a description of any material affiliations, relationships and related transactions between the trustee, the certificate administrator, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this free writing prospectus.

The foregoing information set forth under this sub-heading “—The Certificate Administrator” has been provided by Wells Fargo Bank.

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator Fee”); provided that the Certificate Administrator Fee includes the trustee fee, and the certificate administrator will pay the trustee fee to the trustee. The Certificate Administrator Fee will be payable monthly from amounts received in respect of each mortgage loan (including any Non-Serviced Mortgage Loan) and any REO Loan (other than the portion of an REO Loan related to any Serviced Companion Loan), will be equal to the product of a rate equal to 0.00420% per annum (the “Certificate Administrator Fee Rate”) and the Stated Principal Balance of such mortgage loan or REO Loan, and will be calculated in the same manner as interest is calculated on such mortgage loan or REO Loan. The Certificate Administrator Fee includes the trustee fee.

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the Pooling and Servicing Agreement, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and, in the case of the trustee, will not be an affiliate of the master servicer or the special servicer (except during any period when the trustee is acting as, or has become successor to, the master servicer or the special servicer, as the case may be), (ii) an institution insured by the Federal Deposit Insurance Corporation, (iii) an institution whose long-term senior

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unsecured debt is rated at least “A2” by Moody’s, “A” by Fitch and “A” by DBRS, Inc. (“DBRS”) (or in the case of WTNA, a long-term unsecured debt rating of “A(low)” by DBRS if the master servicer maintains a rating of at least “A” by DBRS); provided that the trustee will not become ineligible to serve based on a failure to satisfy such rating requirements as long as it maintains a long-term unsecured debt rating of no less than “Baa2” by Moody’s and “A-” by Fitch, and its short-term debt obligations have a short-term rating of not less than “P-2” from Moody’s and “F1” by Fitch, and the master servicer maintains a rating of at least “A2” by Moody’s and “A+” by Fitch; provided, further, that if any such institution is not rated by DBRS, it maintains an equivalent (or higher) rating by any two other NRSROs (which may include Moody’s, Fitch or KBRA), or such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation and (iv) an entity that is not on the depositor’s “prohibited party” list.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the Pooling and Servicing Agreement (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the mortgage loans, this free writing prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by or on behalf of the master servicer or the special servicer of any funds paid to the master servicer or any special servicer in respect of the certificates or the mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account by or on behalf of the master servicer or any special servicer. The Pooling and Servicing Agreement provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The Pooling and Servicing Agreement provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the Pooling and Servicing Agreement (unless a higher percentage of Voting Rights is required for such action). In no event will the trustee or the certificate administrator be liable for any failure or delay in the performance of its obligations under the Pooling and Servicing Agreement due to force majeure or acts of God; provided that such failure or delay is not also a result of its own negligence, bad faith or willful misconduct.

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the trust fund, to the extent of amounts held in the Certificate Account or the Lower-Tier REMIC Distribution Account from time to time, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, certificate custodian, certificate registrar and 17g-5 Information Provider) under the Pooling and Servicing Agreement. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the Pooling and Servicing Agreement, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the Pooling and Servicing Agreement, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the Pooling and Servicing Agreement.

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The certificate administrator will be the REMIC administrator and the 17g-5 Information Provider.

Resignation and Removal of the Trustee and the Certificate Administrator

The trustee and the certificate administrator will be permitted at any time to resign from their obligations and duties under the Pooling and Servicing Agreement by giving written notice (which notice will be posted to the certificate administrator’s website pursuant to the Pooling and Servicing Agreement) to the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, all Certificateholders, the senior trust advisor and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator acceptable to the master servicer and, prior to the occurrence and continuance of a Control Event, the Directing Certificateholder. If no successor trustee or certificate administrator has accepted an appointment within 30 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the Pooling and Servicing Agreement, and fails to resign after written request therefor by the depositor or the master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the pooling and servicing agreement, and such failure continues unremedied for a period of five (5) days, or if the certificate administrator fails to make distributions required pursuant to the pooling and servicing agreement, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator. In addition, holders of the certificates entitled to at least 75% of the Voting Rights may at any time, with or without cause, remove the trustee or certificate administrator under the Pooling and Servicing Agreement and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until acceptance of appointment by the successor trustee or certificate administrator, as applicable.

The Master Servicer

Wells Fargo Bank, National Association (“Wells Fargo”) will act as the master servicer for all of the mortgage loans to be deposited into the Issuing Entity and as the primary servicer for the Serviced Companion Loans (in such capacity, the “Master Servicer”). Wells Fargo is a national banking association organized under the laws of the United States of America, and is a wholly-owned direct and indirect subsidiary of Wells Fargo & Company. Wells Fargo is also the certificate administrator and custodian. In addition, Wells Fargo is currently the JPMBB 2015-C30 Master Servicer and is expected to be the U-Haul Portfolio Master Servicer and the initial U-Haul Portfolio Special Servicer. On December 31, 2008, Wells Fargo & Company acquired Wachovia Corporation, the owner of Wachovia Bank, National Association (“Wachovia”), and Wachovia Corporation merged with and into Wells Fargo & Company. On March 20, 2010, Wachovia merged with and into Wells Fargo. Like Wells Fargo, Wachovia acted as master servicer of securitized commercial and multifamily mortgage loans and, following the merger of the holding companies, Wells Fargo and Wachovia integrated their two servicing platforms under a senior management team that is a combination of both legacy Wells Fargo managers and legacy Wachovia managers.

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The principal west coast commercial mortgage master servicing offices of Wells Fargo are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing offices of Wells Fargo are located at MAC D1086, 550 South Tryon Street, Charlotte, North Carolina 28202.

Wells Fargo has been master servicing securitized commercial and multifamily mortgage loans in excess of ten years. Wells Fargo’s primary servicing system runs on McCracken Financial Solutions software, Strategy CS. Wells Fargo reports to trustees and certificate administrators in the CREFC® format. The following table sets forth information about Wells Fargo’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of 12/31/2012	As of 12/31/2013	As of 12/31/2014	As of 6/30/2015
By Approximate Number:	35,189	33,354	33,590	33,192
By Approximate Aggregate Unpaid Principal Balance (in billions):	$428.52	$434.37	$474.38	$484.24

Within this portfolio, as of June 30, 2015, are approximately 24,315 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $401.6 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wells Fargo also services whole loans for itself and a variety of investors. The properties securing loans in Wells Fargo’s servicing portfolio, as of June 30, 2015, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hotel and other types of income-producing properties.

In its master servicing and primary servicing activities, Wells Fargo utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wells Fargo to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The following table sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations. The information set forth below is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2012	$331,765,453,800	$2,133,375,220	0.64%
Calendar Year 2013	$346,011,017,466	$2,158,219,403	0.62%
Calendar Year 2014	$377,947,659,331	$1,750,352,607	0.46%
YTD Q2 2015	$388,875,062,108	$1,714,604,388	0.44%
*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

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Wells Fargo is rated by Fitch Ratings, Inc. (“Fitch”), Standard & Poor’s Rating Services (“S&P”) and Morningstar Credit Ratings, LLC (“Morningstar”) as a primary servicer, a master servicer and a special servicer of commercial mortgage loans. Wells Fargo’s servicer ratings by each of these agencies are outlined below:

	Fitch	S&P	Morningstar
Primary Servicer:	CPS1-	Strong	MOR CS1
Master Servicer:	CMS1-	Strong	MOR CS1
Special Servicer	CSS2	Above Average	MOR CS2

The long-term deposits of Wells Fargo are rated “AA-” by S&P, “Aa1” by Moody’s and “AA” by Fitch. The short-term deposits of Wells Fargo are rated “A-1+” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

Wells Fargo has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event. Wells Fargo’s master servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wells Fargo’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation.

Wells Fargo may perform any of its obligations under the Pooling and Servicing Agreement through one or more third-party vendors, affiliates or subsidiaries. Notwithstanding the foregoing, the Master Servicer will remain responsible for its duties thereunder. Wells Fargo may engage third-party vendors to provide technology or process efficiencies. Wells Fargo monitors its third-party vendors in compliance with its internal procedures and applicable law. Wells Fargo has entered into contracts with third-party vendors for the following functions:

•	provision of Strategy and Strategy CS software;

•	tracking and reporting of flood zone changes;

•	abstracting of leasing consent requirements contained in loan documents;

•	legal representation;

•	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wells Fargo;

•	performance of property inspections;

•	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes; and

•	Uniform Commercial Code searches and filings.

Wells Fargo may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the mortgage loans and the Serviced Companion Loans. Wells Fargo monitors and reviews the performance of sub-servicers appointed by it. Generally, all amounts received by Wells Fargo on the mortgage loans and the Serviced Companion Loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo and will then be allocated and transferred to the appropriate account as described in this free writing prospectus. On the day any amount is to be disbursed by Wells Fargo, that amount is transferred to a common disbursement account prior to disbursement.

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Wells Fargo (in its capacity as the master servicer under the Pooling and Servicing Agreement) will not have primary responsibility for custody services of original documents evidencing the mortgage loans or the Serviced Companion Loans. On occasion, Wells Fargo may have custody of certain of such documents as are necessary for enforcement actions involving the mortgage loans, the Serviced Companion Loans or otherwise. To the extent Wells Fargo performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

A Wells Fargo proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo & Company files reports with the SEC as required under the Exchange Act. Such reports include information regarding Wells Fargo and may be obtained at the website maintained by the SEC at www.sec.gov.

There are no legal proceedings pending against Wells Fargo, or to which any property of Wells Fargo is subject, that are material to the Certificateholders, nor does Wells Fargo have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The master servicer will enter into one or more agreements with the mortgage loan sellers to purchase the master servicing rights to the related mortgage loans and the primary servicing rights with respect to certain of the related mortgage loans (other than any Non-Serviced Mortgage Loan) and Serviced Companion Loans and/or the right to be appointed as the master servicer or primary servicer, as the case may be, with respect to such mortgage loans.

Pursuant to certain interim servicing agreements between Wells Fargo and Barclays or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned by Barclays or those affiliates from time to time, which may include, prior to their inclusion in the Issuing Entity, some or all of the Barclays mortgage loans.

Pursuant to certain interim servicing agreements between Wells Fargo and SMF II or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned by SMF II or those affiliates from time to time, which may include, prior to their inclusion in the Issuing Entity, some or all of the SMF II mortgage loans.

Pursuant to certain interim servicing agreements between Wells Fargo and MC-Five Mile or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned by MC-Five Mile or those affiliates from time to time, which may include, prior to their inclusion in the Issuing Entity, some or all of the MC-Five Mile mortgage loans.

The information set forth above in this free writing prospectus under the heading “Transaction Parties—The Master Servicer” concerning the master servicer has been provided by Wells Fargo.

Certain duties and obligations of the master servicer, and the provisions of the Pooling and Servicing Agreement are described under “Servicing of the Mortgage Loans—General” and “—Mortgage Loans with “Due-on-Sale” and “Due-on-Encumbrance” Provisions” in this free writing prospectus. The master servicer’s ability to waive or modify any terms, fees, penalties or payments on the underlying mortgage loans and the effect of that ability on the potential cash flows from the underlying mortgage loans are described under “Servicing of the Mortgage Loans—Modifications, Waivers and Amendments” in this free writing prospectus.

The master servicer’s obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of the master servicer’s recovery of those advances, are described under “Description of the Certificates—Advances” in this free writing prospectus.

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Certain terms of the Pooling and Servicing Agreement regarding the master servicer’s removal, replacement, resignation or transfer are described under “Servicing of the Mortgage Loans—Certain Matters Regarding the Master Servicer, the Special Servicer, the Senior Trust Advisor and the Depositor”, “—Servicer Termination Events” and “—Rights upon Servicer Termination Event” in this free writing prospectus. The master servicer’s rights and obligations with respect to indemnification, and certain limitations on the master servicer’s liability under the Pooling and Servicing Agreement, are described under “Servicing of the Mortgage Loans—Certain Matters Regarding the Master Servicer, the Special Servicer, the Senior Trust Advisor and the Depositor” in this free writing prospectus.

The Special Servicer

LNR Partners, LLC (“LNR Partners”), a Florida limited liability company and a subsidiary of LNR Property LLC (“LNR”), a Delaware limited liability company, will initially be appointed as special servicer for the mortgage loans to be deposited into the issuing entity (and the Serviced Companion Loans) (in such capacity, the “Special Servicer”). The principal executive offices of LNR Partners are located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305)-695-5600.

LNR through its subsidiaries, affiliates and joint ventures, is involved in the real estate finance, management and development business and engages in, among other activities:

•	acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,

•	investing in high-yielding real estate loans, and

•	investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgage backed securities.

LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer as more particularly described in the Pooling and Servicing Agreement, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the mortgaged properties. LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over 22 years. The number of CMBS pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to 153 as of June 30, 2015. More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to: (a) 84 domestic CMBS pools as of December 31, 2001, with a then current face value in excess of $53 billion; (b) 101 domestic CMBS pools as of December 31, 2002, with a then current face value in excess of $67 billion; (c) 113 domestic CMBS pools as of December 31, 2003, with a then current face value in excess of $79 billion; (d) 134 domestic CMBS pools as of December 31, 2004, with a then current face value in excess of $111 billion; (e) 142 domestic CMBS pools as of December 31, 2005, with a then current face value in excess of $148 billion; (f) 143 domestic CMBS pools as of December 31, 2006, with a then current face value in excess of $201 billion; (g) 143 domestic CMBS pools as of December 31, 2007 with a then current face value in excess of $228 billion; (h) 138 domestic CMBS pools as of December 31, 2008 with a then current face value in excess of $210 billion; (i) 136 domestic CMBS pools as of December 31, 2009 with a then current face value in excess of $191 billion; (j) 144 domestic CMBS pools as of December 31, 2010 with a then current face value in excess of $201 billion; (k) 140 domestic CMBS pools as of December 31, 2011 with a then current face value in excess of $176 billion; (l) 131 domestic CMBS pools as of December 31, 2012 with a then current face value in excess of $136 billion; (m) 141 domestic CMBS pools as of December 31, 2013 with a then current face value in excess of $133 billion; (n) 152 domestic CMBS pools as of December 31, 2014 with a then current face value in excess of $135 billion; and (o) 153 domestic CMBS pools as of June 30, 2015 with a then current face value in excess of $124 billion. As of June 30, 2015, LNR Partners has resolved approximately $60.6 billion of U.S. commercial and multifamily loans over the past 22 years, including approximately $1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, $1.9 billion of U.S. commercial and multifamily mortgage loans during 2002,

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$1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, $2.1 billion of U.S. commercial and multifamily mortgage loans during 2004, $2.4 billion of U.S. commercial and multifamily mortgage loans during 2005, $0.9 billion of U.S. commercial and multifamily mortgage loans during 2006, $1.4 billion of U.S. commercial and multifamily mortgage loans during 2007, $1.0 billion of U.S. commercial and multifamily mortgage loans during 2008, $1.2 billion of U.S. commercial and multifamily mortgage loans during 2009, $7.7 billion of U.S. commercial and multifamily mortgage loans during 2010, $10.9 billion of U.S. commercial and multifamily mortgage loans during 2011, $11.7 billion of U.S. commercial and multifamily mortgage loans during 2012, $6.5 billion of U.S. commercial and multifamily mortgage loans during 2013; $6.3 billion of U.S. commercial and multifamily mortgage loans during 2014 and $2.9 billion of U.S. commercial and multifamily mortgage loans during the second quarter of 2015.

LNR or one of its affiliates generally seeks investments where it has the right to appoint LNR Partners as the special servicer. LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia, Massachusetts, California, New York and North Carolina and in England and Germany. As of June 30, 2015, LNR Partners had approximately 185 employees responsible for the special servicing of commercial real estate assets. As of June 30, 2015, LNR Partners and its affiliates specially service a portfolio, which included approximately 9,320 assets across the United States and various international properties with a then current face value of approximately $124.8 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the mortgage loans backing the certificates issued by the trust. Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. LNR Partners does not service any assets other than commercial real estate assets.

LNR Partners maintains internal and external watch lists, corresponds with master servicers on a monthly basis and conducts overall deal surveillance and shadow servicing. LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the mortgage loan documents) designed to maximize value from the assets for the benefit of the certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted pay-offs, and borrower negotiation or workout in accordance with the Servicing Standard. Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans. They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located and (iv) the actual terms, conditions and provisions of the underlying loan documents. After each of these items is evaluated and considered, LNR Partners’ strategy is guided by the servicing standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

LNR Partners has the highest ratings afforded to special servicers by Standard & Poor’s Rating Services and is rated “CSS1-” by Fitch and has been given a “Pass” rating by KBRA.

There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform under the Pooling and Servicing Agreement. LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to this securitization transaction. LNR Partners does not believe that its financial condition will have any adverse effect on the performance of its duties under the Pooling and Servicing Agreement and, accordingly, will not have any material impact on the mortgage pool performance or the performance of the certificates issued by the trust. Generally, LNR Partners’ servicing functions under pooling and servicing agreements do not include collection on the pool assets, however LNR Partners does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the servicing standard set forth in each of such pooling and servicing agreements. LNR Partners does not have any material advancing obligations with respect to the CMBS pools as to which it acts as special

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servicer. Generally, LNR Partners has the right, but not the obligation, to make property related servicing advances in emergency situations with respect to CMBS pools as to which it acts as special servicer.

LNR Partners will not have primary responsibility for custody services of original documents evidencing the mortgage loans. On occasion, LNR Partners may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction by LNR Partners as special servicer. LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by LNR Partners with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer.

There are, to the actual current knowledge of LNR Partners, no special or unique factors of a material nature involved in special servicing the particular types of assets included in the subject securitization, as compared to the types of assets specially serviced by LNR Partners in other commercial mortgage backed securitization pools generally, for which LNR Partners has developed processes and procedures which materially differ from the processes and procedures employed by LNR Partners in connection with its special servicing of commercial mortgaged backed securitization pools generally.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated, by governmental authorities, against LNR Partners or of which any of its property is the subject, that are material to the Certificateholders.

LNR Partners, the initial special servicer, and LNR Securities Holdings, LLC (or its affiliate), the expected purchaser of the Class E, Class F, Class G, Class NR and Class Z certificates, are also affiliates of Starwood Mortgage Funding II LLC, one of the sponsors and mortgage loan sellers.

LNR Partners is not an affiliate of the depositor, the underwriters, the issuing entity, the master servicer, the trustee, the certificate administrator, the senior trust advisor, any sponsor (other than SMF II), any originator (other than Starwood Mortgage Capital LLC) or any significant obligor. LNR Partners, however, is an affiliate of Starwood Mortgage Funding II LLC, one of the sponsors, Starwood Mortgage Capital LLC, an originator and LNR Securities Holdings, LLC (or its affiliate), which entity is expected to purchase the Class E, Class F, Class G, Class NR and Class Z certificates and, on the Closing Date, to appoint itself to be the initial directing certificateholder.

Except as disclosed in this free writing prospectus and except for LNR Partners acting as special servicer for this securitization transaction, an affiliate of LNR Partners purchasing the Class E, Class F, Class G, Class NR and Class Z certificates, Starwood Mortgage Funding II LLC being one of the sponsors, and Starwood Mortgage Capital LLC being originators of some of the mortgage loans, there are no specific relationships that are material involving or relating to this securitization transaction or the securitized mortgage loans between LNR Partners or any of its affiliates, on the one hand, and the issuing entity, the sponsors, the trustee and certificate administrator, any originator, any significant obligor, the master servicer or the senior trust advisor, on the other hand, that currently exist or that existed during the past two years. In addition, other than as disclosed in this free writing prospectus, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party – apart from this securitization transaction – between LNR Partners or any of its affiliates, on the one hand, and the issuing entity, the sponsors, the trustee and certificate administrator, any originator, any significant obligor, the master servicer or the senior trust advisor, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the certificates.

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The information set forth under this sub-heading “—The Special Servicer” has been provided by LNR Partners. None of the depositor, the underwriters, the master servicer, the senior trust advisor, the trustee, the certificate administrator or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

The special servicer will be required to pay all expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement as described in this free writing prospectus).

The special servicer may resign under the Pooling and Servicing Agreement as described under “Servicing of the Mortgage Loans—Certain Matters Regarding the Master Servicer, the Special Servicer, the Senior Trust Advisor and the Depositor” in this free writing prospectus.

The special servicer and various related persons and entities will be entitled to be indemnified by the issuing entity for certain losses and liabilities incurred by the special servicer as described under “Servicing of the Mortgage Loans—Certain Matters Regarding the Master Servicer, the Special Servicer, the Senior Trust Advisor and the Depositor” in this free writing prospectus.

Replacement of the Special Servicer

The special servicer may be removed, and a successor special servicer appointed other than after the occurrence and during the continuance of a Control Event, by the Directing Certificateholder (a) for cause at any time and (b) without cause if either (i) LNR Partners, LLC or its affiliate is no longer the special servicer or (ii) LNR Securities Holdings, LLC or its affiliate owns less than 25% of the Controlling Class certificates; provided that each Rating Agency provides a Rating Agency Confirmation. The reasonable fees and out-of-pocket expenses of any such termination made by the Directing Certificateholder without cause will be paid by the holders of the Controlling Class. With respect to any Non-Serviced Whole Loan, the related special servicer may be removed, and a successor special servicer appointed by the related controlling holder or its designee (and not by the Directing Certificateholder for this transaction) without cause or for cause at any time, to the extent set forth in the related Non-Serviced PSA and the related intercreditor agreement for the related Non-Serviced Whole Loan.

After the occurrence and during the continuance of a Control Event, upon (i) the written direction of holders of Principal Balance Certificates and Class EC certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Appraisal Reductions to notionally reduce the Certificate Balances) of the Principal Balance Certificates and Class EC certificates requesting a vote to replace the special servicer with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote), the certificate administrator will be required to post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates and Class EC certificates evidencing at least 75% of a Certificateholder Quorum of certificates, the trustee will be required to terminate all of the rights and obligations of the special servicer under the Pooling and Servicing Agreement and appoint the successor special servicer designated by such Certificateholders; provided such successor special servicer is a Qualified Replacement Special Servicer, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the Pooling and Servicing Agreement, which survive such termination. The certificate administrator will include on each Statement to Certificateholders a statement that each Certificateholder may access such notices via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon. A “Certificateholder Quorum” means, in connection

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with any solicitation of votes in connection with the replacement of the special servicer described above, the holders of certificates evidencing at least 75% of the aggregate Voting Rights (taking into account the application of realized losses and the application of any Appraisal Reductions to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates and Class EC certificates on an aggregate basis.

Notwithstanding the foregoing, if the special servicer is a Borrower Party with respect to any mortgage loan or Serviced Whole Loan (any such mortgage loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan, the Directing Certificateholder or the Controlling Class Representative on its behalf will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the Pooling and Servicing Agreement (the “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan, the resigning special servicer will be required to select the related Excluded Special Servicer. The special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer so long as the selected Excluded Special Servicer is a Qualified Replacement Special Servicer. It will be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the certificates and the equivalent from each NRSRO hired to provide ratings with respect to any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan, (ii) the applicable Excluded Special Servicer is a Qualified Replacement Special Servicer and (iii) the applicable Excluded Special Servicer delivers to the depositor and any applicable depositor of any other securitization, if applicable, that contains a Serviced Pari Passu Companion Loan, the information, if any, required pursuant to Item 6.02 of the Form 8-K regarding itself in its role as Excluded Special Servicer.

If at any time the special servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Loan, (1) the related Excluded Special Servicer will be required to resign, (2) the related mortgage loan or Serviced Whole Loan will no longer be an Excluded Special Servicer Loan, (3) the special servicer will become the special servicer again for such related mortgage loan or Serviced Whole Loan and (4) the special servicer will be entitled to all special servicing compensation with respect to such mortgage loan or Serviced Whole Loan earned during such time on and after such mortgage loan or Serviced Whole Loan is no longer an Excluded Special Servicer Loan.

The applicable Excluded Special Servicer will be required to perform all of the obligations of the special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related mortgage loan or Serviced Whole Loan is an Excluded Special Servicer Loan.

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to special servicers in the Pooling and Servicing Agreement, (ii) is not an affiliate of the senior trust advisor, (iii) is not obligated to pay the senior trust advisor (x) any fees or otherwise compensate the senior trust advisor in respect of its obligations under the Pooling and Servicing Agreement, and (y) for the appointment of the successor special servicer or the recommendation by the senior trust advisor for the replacement special servicer to become the special servicer, (iv) is not entitled to receive any compensation from the senior trust advisor other than compensation that is not material and is unrelated to the senior trust advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the senior trust advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders, (vi) is not a special servicer that has been cited by Moody’s as having servicing concerns as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination, (vii) currently has a special servicer rating of at least “CSS3” from Fitch, (viii) is not a special servicer that has

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been cited by DBRS as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination and (ix) is not a special servicer that has been cited by KBRA as having servicing concerns as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination.

In addition, after the occurrence of a Consultation Termination Event, if the senior trust advisor determines that the special servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the senior trust advisor will have the right to recommend the replacement of the special servicer. In such event, the senior trust advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the special servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer. The certificate administrator will be required to notify each Certificateholder of the recommendation and post it on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation. The senior trust advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates and Class EC certificates evidencing at least a majority of the aggregate Voting Rights (taking into account the application of any Appraisal Reductions to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates and Class EC certificates on an aggregate basis. In the event the holders of such Principal Balance Certificates and Class EC certificates elect to remove and replace the special servicer, the certificate administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time. In the event the certificate administrator receives a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the Pooling and Servicing Agreement), the trustee will then be required to terminate all of the rights and obligations of the special servicer under the Pooling and Servicing Agreement and to appoint the successor special servicer approved by the Certificateholders, provided such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the Pooling and Servicing Agreement which survive termination. The reasonable out-of-pocket costs and expenses associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Principal Balance Certificates and Class EC certificates and the senior trust advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense.

In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the senior trust advisor must be a Qualified Replacement Special Servicer.

It will be a condition to the appointment of a replacement special servicer that the successor special servicer delivers to the depositor and any applicable depositor of any other securitization that contains a Serviced Companion Loan, any information regarding itself in its role as successor special servicer required in connection with a filing on Form 8-K in relation to such replacement and that the depositor and any applicable depositor of any other securitization that contains a Serviced Companion Loan has filed any required notices on Form 8-K related to such replacement. The depositor and any applicable depositor of any other securitization that contains a Serviced Companion Loan will use commercially reasonable efforts to promptly complete any such filings required on Form 8-K related to such replacement and the Pooling and Servicing Agreement will provide that the replacement special servicer and the Directing Certificateholder will be a third party beneficiary of each such depositor’s obligations.

Servicing and Other Compensation and Payment of Expenses

The master servicer, special servicer, certificate administrator, trustee and senior trust advisor will be entitled to payment of certain fees as compensation for services performed under the Pooling and

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Servicing Agreement. Below is a summary of the fees payable to the master servicer, special servicer, certificate administrator, trustee and senior trust advisor from amounts that the trust fund is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of their names and trademarks, including the CREFC® Investor Reporting Package. Certain additional fees and costs payable by the related borrowers are allocable to the master servicer, special servicer, trustee and senior trust advisor, but such amounts are not payable from amounts that the trust fund is entitled to receive.

Type/Recipient	Amount	Source(1)	Frequency
Fees
Servicing Fee / Master Servicer	With respect to the pool of mortgage loans in the trust (and the related Serviced Companion Loans, if applicable) and any REO Loan, the product of the monthly portion of the related annual Servicing Fee Rate(2) calculated on the outstanding principal amount of each mortgage loan (and the related Serviced Companion Loans, if applicable) or REO Loan.	First, out of recoveries of interest with respect to that mortgage loan (and the related Serviced Companion Loans, if applicable) and any REO Loan and then, if the related mortgage loan (and the related Serviced Companion Loans, if applicable) and any related REO Property has been liquidated, out of general collections on deposit in the Certificate Account with respect to the other mortgage loans and REO Loans.	Monthly
Special Servicing Fee / Special Servicer(3)	With respect to any Specially Serviced Mortgage Loan (and the related Serviced Companion Loans, if applicable) and REO Property, the product of the monthly portion of the annual Special Servicing Fee Rate(4) computed on the basis of the same principal amount in respect of which any related interest payment is due on such mortgage loan (and the related Serviced Companion Loans, if applicable) or REO Loan.	First, from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related mortgage loan (and the related Serviced Companion Loans, if applicable) or any related REO Property, and then from general funds on deposit in the Certificate Account with respect to the other mortgage loans and REO Loans.	Monthly
Workout Fee / Special Servicer(3)(5)	With respect to each mortgage loan (and the related Serviced Companion Loans, if applicable) that is a Corrected Mortgage Loan, the Workout Fee Rate of 1.0% multiplied by all payments of interest and principal received on the subject mortgage loan (and the related Serviced Companion Loans, if applicable) for so long as it remains a Corrected Mortgage Loan.	Out of each collection of interest, principal, and prepayment consideration received on the related mortgage loan (and each related Companion Loan, if applicable) and then from general funds on deposit in the Certificate Account with respect to the other mortgage loans and REO Loans.	Time to time

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Liquidation Fee / Special Servicer(3)(5)	With respect to any Specially Serviced Mortgage Loan (and the related Serviced Companion Loans, if applicable) and REO Property for which the special servicer obtains a full, partial or discounted payoff or any liquidation proceeds, insurance proceeds and condemnation proceeds an amount calculated by application of a Liquidation Fee Rate of 1.0% to the related payment or proceeds (exclusive of default interest).	From any liquidation proceeds, insurance proceeds, condemnation proceeds and any other revenues received with respect to the related mortgage loan (and each related Serviced Companion Loan) or any related REO Property and then from general funds on deposit in the Certificate Account with respect to the other mortgage loans and REO Loans.	Time to time
Additional Servicing Compensation / Master Servicer and/or Special Servicer	All modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and other processing fees actually collected on the mortgage loans (and the related Serviced Companion Loans, if applicable).(6)	Related payments made by borrowers with respect to the related mortgage loans (and the related Serviced Companion Loans, if applicable).	Time to time
Certificate Administrator Fee / Certificate Administrator	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Certificate Administrator Fee Rate(7) multiplied by the total outstanding principal amount of each mortgage loan in the trust.	Out of general funds on deposit in the Certificate Account or the Distribution Account.	Monthly
Trustee Fee / Trustee	With respect to each Distribution Date, an amount equal to the monthly portion of the annual trustee fee.(8)	Out of general funds on deposit in the Certificate Account or the Distribution Account.	Monthly
Senior Trust Advisor Fee / Senior Trust Advisor	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Senior Trust Advisor Fee Rate(9) multiplied by the total outstanding principal amount of each mortgage loan in the trust and any REO Loan.	First, out of recoveries of interest with respect to that mortgage loan or REO Loan and then, if the related mortgage loan and any related REO Property has been liquidated, out of general collections on deposit in the Certificate Account with respect to the other mortgage loans and REO Loans.	Monthly
Senior Trust Advisor Consulting Fee / Senior Trust Advisor	$10,000 for each Major Decision made with respect to a mortgage loan or such lesser amount as the related borrower agrees to pay with respect to such mortgage loan.	From the related borrower.	Time to time

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Servicing Advances / Master Servicer, Special Servicer or Trustee(3)	To the extent of funds available, the amount of any servicing advances.	First, from funds collected with respect to the related mortgage loan or REO Property, and then out of general funds on deposit in the Certificate Account, subject to certain limitations (and, under certain circumstances, from collections on the related Serviced Companion Loans).	Time to time
Interest on Servicing Advances / Master Servicer, Special Servicer or Trustee(3)	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related mortgage loan, and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the Certificate Account, subject to certain limitations (and, under certain circumstances, from collections on the related Serviced Companion Loans).	Time to time
P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related mortgage loan (excluding the related Pari Passu Companion Loan(s)) or REO Loan and then out of general funds on deposit in the Certificate Account, subject to certain limitations.	Time to time
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related mortgage loan (excluding the related Pari Passu Companion Loan(s)) and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the Certificate Account with respect to the other mortgage loans and REO Loans (and, under certain circumstances, from collections on the related Serviced Companion Loans).	Monthly
Indemnification Expenses /
Trustee, Certificate Administrator, Depositor, Master Servicer, Senior Trust Advisor or Special Servicer and any director, officer, employee or agent of any of the foregoing parties(3)	Amount to which such party is entitled for indemnification under the Pooling and Servicing Agreement.	Out of general funds on deposit in the Certificate Account or the Distribution Account, subject to certain limitations (and, under certain circumstances, from collections on the related Serviced Companion Loans).	Time to time

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CREFC® Intellectual Property Royalty License Fee / CREFC®	With respect to each Distribution Date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan in the trust.	Out of general funds on deposit in the Certificate Account.	Monthly

(1)	Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the master servicer or the certificate administrator in the case of amounts owed to any of them) prior to distributions on the certificates.
(2)	The Servicing Fee Rate for each mortgage loan and Serviced Companion Loan will be a per annum rate ranging from 0.00500% to 0.08250%, as described below.
(3)	The related master servicer, special servicer, certificate administrator, trustee and/or senior trust advisor under the related Non-Serviced PSA governing the servicing of the applicable Non-Serviced Mortgage Loan will be entitled to receive fees and reimbursements with respect to such Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are substantially similar to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to any Non-Serviced Whole Loan), such amounts may be reimbursable from general collections on the mortgage pool to the extent not recoverable from the related Non-Serviced Whole Loan.
(4)	The Special Servicing Fee Rate for each mortgage loan and the Serviced Companion Loans and any related REO Property on a loan-by-loan basis will be equal to the greater of a per annum rate of 0.25000% and the per annum rate that would result in a special servicing fee of $3,500 for the related month, as described in this “—Servicing and Other Compensation and Payment of Expenses” section. With respect to the Civic Opera Building Mortgage Loan, the special servicer under the JPMBB 2015-C31 Pooling and Servicing Agreement will be entitled to a special servicing fee at a per annum rate of 0.25000% for such loan for the related month. It is anticipated that the special servicer with respect to the U-Haul Portfolio Mortgage Loan will be entitled to a special servicing fee at a per annum rate equal to 0.25000%. With respect to the One Shell Square Mortgage Loan and the Brunswick Portfolio Mortgage Loan, the special servicer under the JPMBB 2015-C30 Pooling and Servicing Agreement will be entitled to a special servicing fee at a per annum rate equal to the greater of 0.25000% and a per annum rate that would result in a special servicing fee of $3,500 for such loans for the related month.
(5)	Subject to certain offsets as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “—Servicing and Other Compensation and Payment of Expenses” section.
(6)	Allocable between the master servicer and the special servicer as provided in the Pooling and Servicing Agreement. The indicated fees payable in respect to any Non-Serviced Mortgage Loan will be paid to, and allocated among the applicable master servicer and special servicer in accordance with the related Non-Serviced PSA governing the servicing of such Non-Serviced Mortgage Loan.
(7)	The Certificate Administrator Fee Rate will equal 0.00420% per annum, as described above under “—The Certificate Administrator” in this free writing prospectus.
(8)	The trustee fee is included in the Certificate Administrator Fee.
(9)	The Senior Trust Advisor Fee Rate will equal 0.00250% per annum, as described below under “Servicing of the Mortgage Loans—The Senior Trust Advisor—Senior Trust Advisor Compensation”.

The fee of the master servicer including the fee of any primary or other sub-servicer (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each mortgage loan (including the Non-Serviced Mortgage Loans), any related REO Loan and any related Serviced Companion Loan (to the extent not prohibited under the related intercreditor agreement), and will accrue at a rate (the “Servicing Fee Rate”), equal to a per annum rate ranging from 0.00500% to 0.08250%. The Servicing Fee payable to the master servicer with respect to each Serviced Companion Loan, will be payable, subject to the terms of the related intercreditor agreement, from amounts payable in respect of the related Companion Loan, as applicable. In addition to the Servicing Fee, the master servicer will be entitled to retain, as additional servicing compensation (other than with respect to the Non-Serviced Mortgage Loans), the following amounts to the extent collected from the related borrower: (1) 100% of Excess Modification Fees related to any modifications, waivers, extensions or amendments of any mortgage loans that are not Specially Serviced Mortgage Loans (including any related Serviced Companion Loan, to the extent not prohibited by the related intercreditor agreement); provided that with respect to such transactions, the consent and/or processing by the special servicer is not required for the related transaction and, in the event that the special servicer’s consent and/or processing is required, then the master servicer will be entitled to 50% of such fees, (2) 100% of all assumption application fees and similar items received on any mortgage loans that are not Specially Serviced Mortgage Loans in the case of assumptions processed by the master servicer (including any related Serviced Companion Loan, to the extent not prohibited by the related intercreditor agreement) (whether or not the consent of the

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special servicer is required) and 100% of all defeasance fees; (3) 100% of assumption, waiver, consent and earnout fees pursuant to the Pooling and Servicing Agreement on any mortgage loans that are not Specially Serviced Mortgage Loans (including any related Serviced Companion Loan, to the extent not prohibited by the related intercreditor agreement), provided that with respect to such transactions, the consent of the special servicer is not required to take such actions, (4) a specified percentage of all assumption, waiver, consent and earnout fees (other than the assumption application fees and defeasance fees), in each case, with respect to all mortgage loans that are not Specially Serviced Mortgage Loans (including any related Serviced Companion Loan, to the extent not prohibited by the related intercreditor agreement) for which the special servicer’s processing, consent or approval is required and only to the extent that all amounts then due and payable with respect to the related mortgage loan have been paid, (5) late payment charges and default interest paid by the borrowers (that were accrued while the related mortgage loans or any related Serviced Companion Loan (to the extent not prohibited by the related intercreditor agreement) were not Specially Serviced Mortgage Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses incurred with respect to the related mortgage loan or, if provided under the related intercreditor agreement, any related Serviced Companion Loan, since the Closing Date, and (6) 50% of all fees related to Major Decisions and Special Servicer Decisions with respect to non-Specially Serviced Mortgage Loans. The master servicer also is authorized but not required to invest or direct the investment of funds held in the Certificate Account in Permitted Investments, and the master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement. The master servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers. In connection with the servicing and administration of each Serviced Whole Loan pursuant to the terms of the Pooling and Servicing Agreement and the related intercreditor agreement, the master servicer and special servicer will be entitled to servicing compensation, without duplication, with respect to the related Serviced Companion Loan as well as the related mortgage loan to the extent consistent with the Pooling and Servicing Agreement and not prohibited by the related intercreditor agreement. If the master servicer and the special servicer mutually agree that the master servicer will process a Special Servicer Decision, the master servicer will obtain the special servicer’s prior consent to such Special Servicer Decision and the master servicer and special servicer will each be entitled to 50% of any fee paid in connection with such Special Servicer Decision. See “Servicing of the Mortgage Loans—Modifications, Waivers and Amendments” in this free writing prospectus.

“Excess Modification Fees” means, with respect to any mortgage loan (other than any Non-Serviced Mortgage Loans) or Serviced Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such mortgage loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the trust with respect to the related mortgage loan or Serviced Whole Loan, as applicable, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Modification Fees” means, with respect to any mortgage loan (other than the Non-Serviced Mortgage Loans), Serviced Whole Loan, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such mortgage loan documents and/or related Companion Loan documents (as evidenced by a signed writing) agreed to by the master servicer or the special servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

With respect to each of the master servicer and the special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 12-months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of

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the outstanding principal balance of the related mortgage loan or Serviced Whole Loan on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any mortgage loan or Serviced Whole Loan.

The Servicing Fee is calculated on the Stated Principal Balance of the mortgage loans (including the Non-Serviced Mortgage Loans), the related Serviced Companion Loans and any REO Loan (other than any portion of such REO Loan related to a Non-Serviced Companion Loan) in the same manner as interest is calculated on the mortgage loans, the related Serviced Companion Loans or REO Loan. The Servicing Fee for each mortgage loan is included in the Administrative Cost Rate listed for that mortgage loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

Pursuant to the terms of the Pooling and Servicing Agreement, Wells Fargo will be entitled to retain a portion of the Servicing Fee with respect to each mortgage loan and, to the extent provided for in the related intercreditor agreement, each Companion Loan it is responsible for servicing notwithstanding any termination or resignation of Wells Fargo as master servicer; provided that Wells Fargo may not retain any portion of the Servicing Fee to the extent that portion of the Servicing Fee is required to appoint a successor master servicer. In addition, Wells Fargo will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

The master servicer will be required to pay all expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement as described in this free writing prospectus), including all fees of any subservicers retained by it.

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

Each of the Non-Serviced Mortgage Loans is serviced under the related Non-Serviced PSA (including those occasions under the applicable Non-Serviced PSA when the servicing of the related Non-Serviced Mortgage Loan has been transferred from the master servicer under the related Non-Serviced PSA to the special servicer under such Non-Serviced PSA). Accordingly, in its capacity as the special servicer under the Pooling and Servicing Agreement, the special servicer will not be entitled to receive any special servicing compensation for the Non-Serviced Mortgage Loans. Only the related special servicer under the related Non-Serviced PSA will be entitled to special servicing compensation on the related Non-Serviced Mortgage Loan.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Mortgage Loan and REO Loan on a loan-by-loan basis at a rate equal to the greater of a per annum rate of 0.25000% and the per annum rate that would result in a special servicing fee of $3,500 for the related month (the “Special Servicing Fee Rate”) calculated on the basis of the Stated Principal Balance of the related mortgage loan and Serviced Companion Loan (including any REO Loan), and in the same manner as interest is calculated on the Specially Serviced Mortgage Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related REO Property or Specially Serviced Mortgage Loan and then from general collections on all the mortgage loans and any REO Properties in the trust fund. The Non-Serviced Whole Loans will each be subject to a similar special servicing fee pursuant to the related Non-Serviced PSA. For further detail, see “Servicing of the Mortgage Loans—Servicing of the Civic Opera Building Mortgage Loan”, “—Servicing of the U-Haul Portfolio Mortgage Loan” and “—Servicing of the One Shell Square Mortgage Loan and the Brunswick Portfolio Mortgage Loan” in this free writing prospectus.

The “Workout Fee” will generally be payable with respect to each Corrected Mortgage Loan and will be calculated by application of a “Workout Fee Rate” of 1.0% to each collection of interest and principal (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the Corrected Mortgage Loan for so long as it remains a Corrected Mortgage Loan; provided, however, that after receipt by the special servicer of Workout Fees with respect to such Corrected Mortgage Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the

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Excess Modification Fee Amount; provided, further, however, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the special servicer will be entitled to an amount from the final payment on the related Corrected Mortgage Loan (including a Serviced Companion Loan, if applicable) that would result in the total Workout Fees payable to the special servicer in respect of that Corrected Mortgage Loan (including a Serviced Companion Loan, if applicable) to be $25,000. The “Excess Modification Fee Amount” with respect to either the master servicer or the special servicer, any Corrected Mortgage Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Mortgage Loan that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related mortgage loan (including the related Serviced Companion Loan, unless prohibited under the related intercreditor agreement) and received and retained by the master servicer or the special servicer, as applicable, as compensation within the prior 12 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. Each of the Non-Serviced Whole Loans is subject to a similar workout fee pursuant to the related Non-Serviced PSA. For further detail, see “Servicing of the Mortgage Loans—Servicing of the Civic Opera Building Mortgage Loan”, “—Servicing of the U-Haul Portfolio Mortgage Loan” and “—Servicing of the One Shell Square Mortgage Loan and the Brunswick Portfolio Mortgage Loan” in this free writing prospectus.

The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan but will become payable again if and when the mortgage loan (including a Serviced Companion Loan, if applicable) again becomes a Corrected Mortgage Loan. The Workout Fee with respect to any Specially Serviced Mortgage Loan that becomes a Corrected Mortgage Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to a related mortgage loan or REO Loan and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee; provided, however, that no Workout Fee will be less than $25,000 in the aggregate with respect to each mortgage loan.

If the special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a mortgage loan or Companion Loan that became a Corrected Mortgage Loan during the period that it acted as special servicer and remained a Corrected Mortgage Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Mortgage Loans for which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by the special servicer and evidenced by a signed writing, but which had not as of the time the special servicer resigned or was terminated become a Corrected Mortgage Loan solely because the borrower had not made three consecutive timely Periodic Payments and which subsequently becomes a Corrected Mortgage Loan as a result of the borrower making such three consecutive timely Periodic Payments.

A “Liquidation Fee” will be payable to the special servicer with respect to each Specially Serviced Mortgage Loan or REO Property (except with respect to the Non-Serviced Mortgage Loans) as to which the special servicer (a) receives a full, partial or discounted payoff from the related borrower or (b) receives any Liquidation Proceeds or Insurance and Condemnation Proceeds. The Liquidation Fee for each Specially Serviced Mortgage Loan will be payable from, and will be calculated by application of a “Liquidation Fee Rate” of 1.0% to the related payment or proceeds; provided that the Liquidation Fee with respect to any Specially Serviced Mortgage Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related mortgage loan (including a Serviced Companion Loan, if applicable) or REO Property and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee; provided, however, that no Liquidation Fee will be less than $25,000. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with (i) the repurchase of, or

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substitution for, any mortgage loan by a mortgage loan seller for a breach of representation or warranty or for defective or deficient mortgage loan documentation within the time period (or extension of such time period) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of the Extended Resolution Period, (ii) the purchase of any Specially Serviced Mortgage Loan that is subject to mezzanine indebtedness by the holder of the related mezzanine loan within 90 days following the date of such holder’s purchase option first becoming exercisable during the period prior to such mortgage loan becoming a Corrected Mortgage Loan, (iii) the purchase of all of the mortgage loans and REO Properties in connection with an optional termination of the trust fund, (iv) with respect to a Serviced Pari Passu Companion Loan, (A) a repurchase of such Serviced Pari Passu Companion Loan by the applicable mortgage loan seller for a breach of representation or warranty or for defective or deficient mortgage loan documentation under the pooling and servicing agreement for the trust that owns such Serviced Pari Passu Companion Loan within the time period (or extension of such time period) provided for such repurchase if such repurchase occurs prior to the termination of the extended resolution period provided in such pooling and servicing agreement or (B) a purchase of such Serviced Pari Passu Companion Loan by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity, (v) the purchase of any Specially Serviced Mortgage Loan by the special servicer or its affiliate (except if such affiliate purchaser is the Directing Certificateholder or its affiliate; provided, however, that if prior to a Control Event, such affiliated Directing Certificateholder or its affiliate purchases any Specially Serviced Mortgage Loan within 90 days after the special servicer delivers to such Directing Certificateholder for approval the initial asset status report with respect to such Specially Serviced Mortgage Loan, the special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Certificateholder or its affiliates) or (vi) if a mortgage loan or the Serviced Whole Loan becomes a Specially Serviced Mortgage Loan only because of an event described in clause (1) of the definition of “Specially Serviced Mortgage Loan” under the heading “Servicing of the Mortgage Loans—General” in this free writing prospectus and the related Liquidation Proceeds are received within 90 days following the related maturity date as a result of the related mortgage loan or the Serviced Whole Loan being refinanced or otherwise repaid in full. Notwithstanding the foregoing, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (vi) above, the special servicer may still collect and retain a liquidation fee and similar fees from the related borrower to the extent provided for in, or not prohibited by, the related mortgage loan documents. The Non-Serviced Whole Loans will be or are expected to be subject to a similar liquidation fee pursuant to the related Non-Serviced PSA. For further detail, see “Servicing of the Mortgage Loans—Servicing of the Civic Opera Building Mortgage Loan”, “—Servicing of the U-Haul Portfolio Mortgage Loan” and “—Servicing of the One Shell Square Mortgage Loan and the Brunswick Portfolio Mortgage Loan” in this free writing prospectus. The special servicer may not receive a Workout Fee and a Liquidation Fee with respect to the same proceeds collected on a mortgage loan.

The special servicer will also be entitled to additional servicing compensation in the form of (i) 100% of Excess Modification Fees related to modifications, waivers, extensions or amendments of any Specially Serviced Mortgage Loans, (ii) 100% of assumption fees and other related fees as further described in the Pooling and Servicing Agreement, received with respect to the Specially Serviced Mortgage Loans and 100% of assumption application fees and similar items received with respect to (x) Specially Serviced Mortgage Loans and (y) mortgage loans that are not Specially Serviced Mortgage Loans for which the assumptions are processed by the special servicer, (iii) 100% of waiver, consent and earnout fees on any Specially Serviced Mortgage Loan or certain other similar fees paid by the related borrower, (iv) a specified percentage of all Excess Modification Fees and assumption fees, consent fees, earnout fees and certain other similar fees received with respect to all mortgage loans (including the Serviced Companion Loans, to the extent not prohibited by the related intercreditor agreements, if applicable) (excluding any Non-Serviced Mortgage Loan) that are not Specially Serviced Mortgage Loans and for which the special servicer’s processing, consent or approval is required, and (v) 50% of all fees related to Major Decisions and Special Servicer Decisions with respect to non-Specially Serviced Mortgage Loans. The special servicer will also be entitled to late payment charges and default interest paid by the borrowers and accrued while the related mortgage loans (including the related Serviced Companion Loan, if applicable, and to the extent not prohibited by the related intercreditor agreement) were Specially Serviced Mortgage Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses with respect to the related mortgage loan (including the related Serviced Companion

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Loan, if applicable, to the extent not prohibited by the related intercreditor agreement) since the Closing Date. The special servicer also is authorized but not required to invest or direct the investment of funds held in the REO Account in Permitted Investments, and the special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement.

Although the master servicer and the special servicer are each required to service and administer the pool of mortgage loans in accordance with the Servicing Standard above and, accordingly, without regard to their rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

The Pooling and Servicing Agreement will provide that, with respect to each Distribution Date, the special servicer must deliver or cause to be delivered to the master servicer within two (2) business days following the Determination Date, and the master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the same day as the master servicer is required to deliver the CREFC® investor reporting package for such Distribution Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the special servicer or any of its affiliates with respect to such Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any mortgage loan or REO Property (other than any Non-Serviced Mortgage Loans or any related REO Properties), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by the special servicer or any of its affiliates that is paid by any person (including, without limitation, the Issuing Entity, any mortgagor, any manager, any guarantor or indemnitor in respect of a mortgage loan and any purchaser of any mortgage loan or REO Property) in connection with the disposition, workout or foreclosure of any mortgage loan, the management or disposition of any REO Property, and the performance by the special servicer or any such affiliate of any other special servicing duties under the Pooling and Servicing Agreement, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any compensation to which the special servicer is entitled pursuant to the Pooling and Servicing Agreement.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title agency fees, insurance commissions or fees and appraisal fees received or retained by the special servicer or any of its affiliates in connection with any services performed by such party with respect to any mortgage loan, any Serviced Whole Loan or REO Property.

The Pooling and Servicing Agreement will provide that the special servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) from any person (including, without limitation, the trust fund, any mortgagor, any property manager, any guarantor or indemnitor) in respect of a mortgage loan and any purchaser of any mortgage loan or any REO Property in connection with the disposition, workout or foreclosure of any mortgage loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement, other than as expressly provided for in the Pooling and Servicing Agreement; provided that such prohibition will not apply to Permitted Special Servicer/Affiliate Fees.

As and to the extent described in this free writing prospectus under “Description of the Certificates—Advances”, the master servicer, the special servicer and the trustee, as applicable, will be entitled to receive interest on Advances, which will be paid contemporaneously with the reimbursement of the related Advance.

Each of the master servicer and the special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the

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Pooling and Servicing Agreement. Neither the master servicer nor the special servicer will be entitled to reimbursement for any expenses incurred by it except as expressly provided in the Pooling and Servicing Agreement. The master servicer will be responsible for all fees payable to any sub-servicers. See “Description of the Certificates—Distributions—Method, Timing and Amount” in this free writing prospectus.

The master servicer and the special servicer may delegate certain of their servicing obligations in respect of the mortgage loans, and any related Companion Loan serviced thereby to one or more third-party sub-servicers; provided that the master servicer and the special servicer, as applicable, will remain obligated under the Pooling and Servicing Agreement. A sub-servicer may be an affiliate of the depositor, the master servicer or the special servicer. Each sub-servicing agreement between the master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason the master servicer or special servicer, as applicable, is no longer acting in that capacity, the trustee or any successor master servicer or special servicer, as applicable, may assume or terminate such parties’ rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the master servicer pursuant to the Pooling and Servicing Agreement or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the Pooling and Servicing Agreement to perform its obligations under the Pooling and Servicing Agreement or under the Exchange Act reporting requirements of any other pooling and servicing agreement that the depositor is a party to. The master servicer or special servicer, as applicable, will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of Certificateholders. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the mortgage loan documents, without the consent of the master servicer or special servicer, as applicable.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer retained by the master servicer, without regard to whether the master servicer’s compensation pursuant to the Pooling and Servicing Agreement is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the master servicer for certain expenditures which such sub-servicer makes, generally to the same extent the master servicer would be reimbursed under the Pooling and Servicing Agreement.

If a borrower prepays a mortgage loan or any Serviced Companion Loan in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and any Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any prepayment premium or yield maintenance charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a mortgage loan, or any Serviced Companion Loan in whole or in part after the Determination Date (or, with respect to each mortgage loan or Serviced Companion Loan, as applicable, with a due date occurring after the related Determination Date, the related due date) in any calendar month and does not pay interest on such prepayment through the following due date, then the shortfall in a full month’s interest (net of related Servicing Fees and any Excess Interest) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on the mortgage loans and the Serviced Companion Loans will be retained by the master servicer as additional servicing compensation.

The master servicer will be required to deliver all Compensating Interest Payments (other than any Compensating Interest Payment described below that is allocable to a Serviced Companion Loan) to the

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certificate administrator for deposit in the Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement therefor.

With respect to each mortgage loan (other than the Non-Serviced Mortgage Loans) and any related Serviced Companion Loan, a “Compensating Interest Payment” means an amount as of any Distribution Date equal to the lesser of:

                           (i)    the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the mortgage loans and any related Serviced Companion Loan (in each case other than a Specially Serviced Mortgage Loan or a mortgage loan or any related Serviced Companion Loan on which the special servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date, and

                          (ii)    the aggregate of (A) that portion of the Servicing Fees for such Distribution Date that is, in the case of each mortgage loan, Pari Passu Companion Loan and REO Loan for which such Servicing Fees are being paid for such Due Period, calculated at a rate of 0.00250% per annum, (B) all Prepayment Interest Excesses received by the master servicer during such Due Period with respect to the mortgage loans (and, so long as a Serviced Whole Loan is serviced under the Pooling and Servicing Agreement, any related Serviced Pari Passu Companion Loan) subject to such prepayment and (C) to the extent earned on principal prepayments, net investment earnings payable to the master servicer for such Due Period received by the master servicer during such Due Period with respect to the mortgage loan or any related Serviced Pari Passu Companion Loan, as applicable, subject to such prepayment. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a mortgage loan as a result of the master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related mortgage loan documents regarding principal prepayments (other than (v) the Non-Serviced Mortgage Loans, (w) subsequent to a default under the related mortgage loan documents or if the mortgage loan is a Specially Serviced Mortgage Loan, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y) at the request or with the consent of the special servicer or, so long as a Control Event has not occurred or is not continuing, and with respect to the mortgage loans other than an Excluded Loan, the Directing Certificateholder or (z) in connection with the payment of any insurance proceeds or condemnation awards), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, master servicer will pay, without regard to clause (ii) above, the aggregate amount of Prepayment Interest Shortfalls with respect to such mortgage loan otherwise described in clause (i) above in connection with such Prohibited Prepayments.

Compensating Interest Payments with respect to the Serviced Whole Loans will be allocated among the related mortgage loan and the related Serviced Pari Passu Companion Loan, pro rata, in accordance with their respective principal amounts.

The Senior Trust Advisor

Pentalpha Surveillance LLC (“Pentalpha Surveillance”), a Delaware limited liability company, will act as senior trust advisor under the Pooling and Servicing Agreement.

Pentalpha Surveillance, located at 375 N. French Road, Amherst, New York, is privately held and primarily dedicated to providing independent oversight of loan securitization trusts’ ongoing operations. Pentalpha Surveillance is an affiliate of the privately-owned Pentalpha group of companies, which is headquartered at Two Greenwich Office Park, Greenwich, Connecticut. The Pentalpha group of companies was founded in 1995 and is managed by James Callahan. Mr. Callahan has historically focused on subordinate debt trading of commercial mortgage-backed securities and residential mortgage-backed securities, as well as securities backed by consumer and corporate loans.

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Pentalpha Surveillance maintains proprietary software and a team of industry operations veterans dedicated to investigating and resolving securitization matters including, but not limited to, collections optimization, representation and warranty settlements, derivative contract errors and transaction party disputes. Loans collateralized by commercial and residential real estate debt represent the majority of its focus. Some of the company’s oversight assignments utilize “after the action” compliance reviews while others are more proactive and include delegated authority that requires Pentalpha Surveillance to provide “loan-level preapprovals” before a vendor takes an action. More than $500 billion of residential, commercial and other income producing loans have been boarded to the Pentalpha Surveillance system in connection with the services provided by the Pentalpha group of companies.

Pentalpha Surveillance and its affiliates have been engaged by individual securitization trusts, financial institutions, institutional investors as well as agencies of the U.S. Government. As of August 31, 2015, Pentalpha Surveillance has acted as operating advisor or trust advisor in approximately 73 commercial mortgage-backed securitizations with an aggregate initial unpaid principal balance of approximately $82 billion since October 2010.

Pentalpha Surveillance is not an affiliate of the Issuing Entity, the depositor, the sponsors, the mortgage loan sellers, the trustee, the certificate administrator, the master servicer, the special servicer, the directing certificateholder or any “originators” (within the meaning of Item 1110 of Regulation AB) or “significant obligor” (within the meaning of Item 1112 of Regulation AB) with respect to the trust.

From time to time, Pentalpha Surveillance may be a party to lawsuits and other legal proceedings arising in the ordinary course of business. However, there are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against Pentalpha Surveillance or of which any of its property is the subject, that would have a material adverse effect on Pentalpha Surveillance’s business or its ability to serve as senior trust advisor pursuant to the Pooling and Servicing Agreement or that is material to the holders of the certificates.

The foregoing information set forth in this free writing prospectus concerning the senior trust advisor under this heading “The Senior Trust Advisor” has been provided by the senior trust advisor.

Description of the Certificates

General

The certificates will be issued pursuant to a pooling and servicing agreement, among the depositor, the master servicer, the special servicer, the trustee, the certificate administrator and the senior trust advisor (the “Pooling and Servicing Agreement”) and will represent in the aggregate the entire beneficial ownership interest in JPMBB Commercial Mortgage Securities Trust 2015-C32, which will be a trust fund consisting of, among other things: (1) the mortgage loans and all payments under and proceeds of the mortgage loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the trust fund’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the Certificate Account, the Distribution Accounts (including any sub-accounts), the Interest Reserve Account, the Gain-on-Sale Reserve Account, the Excess Interest Distribution Account or the REO Account (such accounts collectively, the “Securitization Accounts”) (but, with respect to any Whole Loan, only to the extent of the trust fund’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its mortgage loans; and (5) certain rights of the depositor under the Purchase Agreement relating to mortgage loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the mortgage loans it sold to the depositor.

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The depositor’s Commercial Mortgage Pass-Through Certificates, Series 2015-C32 will consist of the following classes: the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates (collectively, with the Class A-S certificates, the “Class A Certificates”), the Class X-A, Class X-B, Class X-C and Class X-D certificates (collectively, the “Class X Certificates”), and the Class A-S, Class B, Class C, Class EC, Class D, Class E, Class F, Class G, Class NR, Class R and Class Z certificates. The Class A Certificates (other than the Class A-S certificates) and the Class X Certificates are referred to collectively in this free writing prospectus as the “Senior Certificates”. The Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class NR certificates are referred to collectively in this free writing prospectus as the “Subordinate Certificates”. The Class R certificates are sometimes referred to in this free writing prospectus as the “Residual Certificates”. The Senior Certificates and the Subordinate Certificates are collectively referred to in this free writing prospectus as the “Regular Certificates”. The Class A Certificates and the Subordinate Certificates are collectively referred to in this free writing prospectus as the “Principal Balance Certificates”. The Senior Certificates (other than the Class X-C and Class X-D certificates) and the Class A-S, Class B, Class C, Class EC and Class D certificates are also referred to in this free writing prospectus as the “Offered Certificates”. The Class A-S, Class B and Class C certificates are collectively referred to in this free writing prospectus as the “Exchangeable Certificates”.

The “Certificate Balance” of any class of Principal Balance Certificates and the Class EC certificates, as applicable, outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the mortgage loans and the other assets in the trust fund. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates will be reduced by any distributions of principal actually made on, and any Collateral Support Deficit actually allocated to, that class of Principal Balance Certificates on that Distribution Date. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates will be increased by any Certificate Deferred Interest allocated to such class of Principal Balance Certificates and, with respect to any class of Principal Balance Certificates that has unreimbursed Collateral Support Deficit allocated to such class, the Certificate Balance of such class may be increased by the amount of any recoveries of Nonrecoverable Advances, up to the unreimbursed Collateral Support Deficit for such class, allocated in accordance with the distribution priorities described under “—Distributions—Priority” below. The initial Certificate Balance of each class of offered Principal Balance Certificates is expected to be the balance set forth on the cover of this free writing prospectus.

The initial Certificate Balances of the Class A-S, Class B and Class C certificates represent the principal balance of such Classes without giving effect to any exchange and conversion for Class EC certificates. The initial Certificate Balance of the Class EC certificates shown on the front cover represents the maximum principal balance of such Class that could be issued in an exchange and conversion. In the event that no Exchangeable Certificates are converted to Class EC certificates, the Certificate Balance of the Class EC certificates would be equal to zero. Any exchange of (i) a portion of the Exchangeable Certificates will be deemed to result (other than for federal income tax purposes) in a conversion and reduction, on a dollar-for-dollar basis, of a proportionate share of each related component class of the Exchangeable Certificates, and a conversion and increase, on a dollar-for-dollar basis, of the Certificate Balance of the Class EC certificates, and (ii) any amount of the Class EC certificates will be deemed to result (other than for federal income tax purposes) in a conversion and reduction, on a dollar-for-dollar basis, of the Certificate Balance of the Class EC certificates converted, and a conversion and increase, on a dollar-for-dollar basis, of a proportionate share of the related Certificate Balances of each class of certificates that are components of the Exchangeable Certificates.

For purposes of determining the Controlling Class under the Pooling and Servicing Agreement and for the exercise of certain Voting Rights as described in this free writing prospectus, the Certificate Balance of each class of Principal Balance Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates) will be notionally reduced by its share of Appraisal Reductions allocated as described in “—Appraisal Reductions” below. Appraisal Reductions allocated to the Exchangeable Certificates will reduce the Voting Rights of the Class EC certificates as described in “Description of the Certificates—Voting Rights” in this free writing prospectus.

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The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but the Class X Certificates will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of the Class X-A certificates will equal the aggregate of the Certificate Balances of the Class A Certificates outstanding from time to time (determined without giving effect to any exchange and conversion of any Class A-S certificates for Class EC certificates). The initial Notional Amount of the Class X-A certificates will be approximately $855,381,000. The Notional Amount of the Class X-B certificates will equal the Certificate Balance of the Class B certificates outstanding from time to time (determined without giving effect to any exchange and conversion of any Class B certificates for Class EC certificates). The initial Notional Amount of the Class X-B certificates will be approximately $57,408,000. The Notional Amount of the Class X-C certificates will equal the Certificate Balance of the Class C certificates outstanding from time to time (determined without giving effect to any exchange and conversion of any Class C certificates for Class EC certificates). The initial Notional Amount of the Class X-C certificates will be approximately $99,029,000. The Notional Amount of the Class X-D certificates will equal the Certificate Balance of the Class D certificates outstanding from time to time. The initial Notional Amount of the Class X-D certificates will be approximately $50,232,000.

The Class Z certificates will not have a Certificate Balance nor will they entitle their holders to distributions of principal, but the Class Z certificates will represent the right to receive Excess Interest received on the ARD Loan.

The Offered Certificates (other than the Class X-A and Class X-B certificates) will be maintained and transferred in book-entry form and issued in denominations of $10,000 initial Certificate Balance, and integral multiples of $1 in excess of $10,000 and, with respect to the Class X-A and Class X-B certificates, will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amount of not less than $1,000,000, and in integral multiples of $1 in excess of $1,000,000. The “Percentage Interest” evidenced by any certificate (other than the Residual Certificates and the Class Z certificates) is equal to its initial denomination as of the Closing Date, in the case of the Exchangeable Certificates after giving effect to any exchange and conversion for Class EC certificates, divided by the initial Certificate Balance or Notional Amount of the class to which it belongs. With respect to the Class EC certificates, the percentage interest is equal to the denomination of such certificate divided by the initial Certificate Balance as of the Closing Date of the Exchangeable Certificates exchanged and converted for such Class EC certificates.

The Offered Certificates will initially be represented by one or more global certificates registered in the name of the nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No person acquiring an interest in the Offered Certificates (this person, a “Certificate Owner”) will be entitled to receive an Offered Certificate in fully registered, certificated form, a definitive certificate, representing its interest in that class, except as set forth under “—Book-Entry Registration and Definitive Certificates” below. Unless and until definitive certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from Certificate Owners through its participating organizations (together with Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this free writing prospectus to payments, notices, reports and statements to holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of Offered Certificates, for distribution to Certificate Owners through DTC and its Participants in accordance with DTC procedures.

A “Certificateholder” is the person in whose name a certificate is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the Pooling and Servicing Agreement, any certificate registered in the name of or beneficially owned by the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the

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depositor, any mortgage loan seller, a manager of a Mortgaged Property, a borrower or any affiliate of any of such persons will be deemed not to be outstanding (provided that notwithstanding the foregoing, any Controlling Class certificates owned by an Excluded Controlling Class Holder will not be deemed to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Controlling Class Loan; and provided, further, that any Controlling Class certificates owned by the special servicer or an affiliate thereof will not be deemed to be outstanding as to the special servicer or such affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, the foregoing restrictions will not apply in the case of the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the Pooling and Servicing Agreement or waive a Servicer Termination Event; provided, further, however, that so long as there is no Servicer Termination Event with respect to the master servicer or the special servicer, the master servicer and the special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the Pooling and Servicing Agreement; and provided, further, however, that such restrictions will not apply to the exercise of the special servicer’s, the master servicer’s or any mortgage loan seller’s rights, if any, or any of their or their affiliates’ rights as a member of the Controlling Class.

Until definitive certificates are issued, interests in any class of Offered Certificates will be transferred on the book-entry records of DTC and its Participants.

Exchanges of Exchangeable Certificates and Class EC Certificates

Exchanges

The Certificate Balances of the Class A-S, Class B and Class C certificates represent the principal balance of such classes without giving effect to any exchange and conversion for Class EC certificates. The initial Certificate Balance of the Class EC certificates represents the maximum principal balance of such class that could be issued in an exchange and conversion for all of the Exchangeable Certificates. In the event that no Exchangeable Certificates are converted to Class EC certificates, the Certificate Balance of the Class EC certificates would be equal to zero. Any exchange of (i) a portion of the Exchangeable Certificates will be deemed to result (other than for federal income tax purposes) in a conversion and reduction, on a dollar-for-dollar basis, of a proportionate share of each related component class of the Exchangeable Certificates for, and an increase, on a dollar-for-dollar basis, of the Certificate Balance of the Class EC certificates, and (ii) any amount of the Class EC certificates will be deemed to result (other than for federal income tax purposes) in a conversion and reduction, on a dollar-for-dollar basis, of the Certificate Balance of the Class EC certificates converted and an increase, on a dollar-for-dollar basis, of a proportionate share of the related Certificate Balances of each class of certificates that are components of the Exchangeable Certificates.

Holders of Exchangeable Certificates may surrender their certificates to the certificate administrator and the certificate administrator will be required to convert those Exchangeable Certificates for a like amount of Class EC certificates. Similarly, holders of the Class EC certificates may surrender their certificates to the certificate administrator and the certificate administrator will be required to convert those certificates for a like amount of the related Classes of Exchangeable Certificates.

The Class EC certificates represent an interest in a grantor trust for tax purposes only, and do not represent an interest in an entity other than the issuing entity and such grantor trust is not a separate legal entity. No investor in Exchangeable Certificates or Class EC certificates will be entitled to redeem their certificates for any portion of the mortgage loans or any other assets included in the Issuing Entity or for any other consideration.

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Exchangeable Certificates in the Exchange Proportion may be exchanged and converted for Class EC certificates and Class EC certificates may be exchanged and converted for all three classes of Exchangeable Certificates, in each case, in whole or in part. This process may occur repeatedly. In the event that the Certificate Balance of any class of Exchangeable Certificates is reduced to zero as a result of any such class being paid all interest and principal in full and reimbursements of Collateral Support Deficits, exchanges and conversions will no longer be permissible. With respect to any exchange and conversion, all three classes of Exchangeable Certificates will be required in order to exchange and convert such Exchangeable Certificates to Class EC certificates and Class EC certificates can be exchanged and converted to all three classes of Exchangeable Certificates, such conversion being calculated using the initial Certificate Balances of the individual certificates being exchanged and converted (rather than the outstanding Certificate Balance), in each case, in the applicable Exchange Proportion. This Exchange Proportion is based on the initial Certificate Balances of the classes (rather than the outstanding Certificate Balances). The aggregate Certificate Balance of the certificates (with each class rounded down to the nearest whole dollar) received after an exchange and conversion, immediately after the exchange and conversion, must equal the aggregate Certificate Balance of the certificates (with each class rounded down to the nearest whole dollar) surrendered for exchange and conversion immediately prior to such exchange and conversion. Each class of Exchangeable Certificates exchanged and converted or received in any exchange and conversion must be at least the minimum denomination as described under “Description of the Certificates—General” in this free writing prospectus. In addition, the depositor will have the right to make or cause exchanges on the Closing Date pursuant to instructions delivered to the certificate administrator on the Closing Date.

The “Exchange Proportion” is as follows:

Class A-S: 24.82749010110330%                              Class EC 100.00000000000000%

Class B: 27.58620689655170%

Class C: 47.58630300234500%

The Class EC certificates will only receive distributions of interest and principal and other amounts that are allocated to the Exchangeable Certificates exchanged for and converted to such Class EC certificates. Any Collateral Support Deficits or other shortfalls, including as a result of Appraisal Reduction Events, allocated to Exchangeable Certificates that were exchanged for and converted to Class EC certificates will be borne by such Class EC certificates and any recoveries of such amounts will be paid to such Class EC certificates. In addition, any Appraisal Reductions that would otherwise be allocated to individually reduce any class of Exchangeable Certificates will be allocated to the Class EC certificates.

For a discussion of the federal income tax consequences of the acquisition, ownership and disposition of the Class EC certificates, see “Material Federal Income Tax Consequences—Taxation of the Class EC Certificates” in this free writing prospectus.

Procedures and Fees

If a Certificateholder wishes to convert Exchangeable Certificates for Class EC certificates, or Class EC certificates for Exchangeable Certificates, such Certificateholder must notify the certificate administrator by e-mail at cts.cmbs.bond.admin@wellsfargo.com no later than three (3) business days prior to the proposed date of such exchange and conversion (the “Exchange Date”). The Exchange Date can be any business day other than the first or last business day of the month, subject to satisfaction of the certificate administrator and the restrictions set forth in the Pooling and Servicing Agreement. In addition, the Certificateholder must provide notice on the Certificateholder’s letterhead, which notice must carry a medallion stamp guarantee and set forth the following information: the CUSIP numbers of the Exchangeable Certificates or Class EC certificates to be exchanged and converted and the Class EC certificates or Exchangeable Certificates to be received, the Class Certificate Balance of the Exchangeable Certificates or the Class EC certificates to be exchanged and converted, the Certificateholder’s DTC participant number, if applicable and the proposed Exchange Date. The

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Certificateholder will utilize the “deposit and withdrawal system” at DTC to affect the exchange and conversion of the certificates.

The principal and interest entitlements of the certificates received must equal the entitlements of the certificates surrendered. The notice of exchange will become irrevocable on the 2nd business day before the proposed Exchange Date.

In connection with each exchange, the Certificateholder may be required to pay certain fees charged by DTC and such fees must be received by the certificate administrator prior to the exchange date or such exchange will not be effected. The first distribution on an Exchangeable Certificate or Class EC certificates will be made in the month following the month of exchange to the Certificateholder of record as of the applicable Record Date for such certificate. Neither the certificate administrator nor the depositor will have any obligation to ensure the availability of the applicable certificates to accomplish any exchange.

Book-Entry Registration and Definitive Certificates

General. Certificateholders may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants in that system, or indirectly through organizations that are Participants in those systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories (collectively, the “Depositories”) which in turn will hold those positions in customers’ securities accounts in the Depositories’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations (“Direct Participants”). Indirect access to the DTC system also is available to others (such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant), either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

Because of time-zone differences, it is possible that credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during this processing will be reported to the relevant Clearstream Participant or Euroclear Participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but, due to time-zone differences, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

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Certificate Owners that are not Direct or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Offered Certificates may do so only through Direct and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Offered Certificates from the certificate administrator through DTC and its Direct and Indirect Participants. Accordingly, Certificate Owners may experience delays in their receipt of payments, since those payments will be forwarded by the certificate administrator to Cede & Co., as nominee of DTC. DTC will forward those payments to its Participants, which thereafter will forward them to Indirect Participants or beneficial owners of Offered Certificates. Except as otherwise provided under “—Reports to Certificateholders; Certain Available Information” below, Certificate Owners will not be recognized by the trustee, the certificate administrator, the special servicer or the master servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Direct and Indirect Participants.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers of the Offered Certificates among Participants and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Direct and Indirect Participants with which Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit the distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates evidencing their interests in the Offered Certificates, the Rules provide a mechanism by which Certificate Owners, through their Direct and Indirect Participants, will receive distributions and will be able to transfer their interests in the Offered Certificates.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of Certificateholders to pledge the certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the certificates, may be limited due to the lack of a physical certificate for the certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of Participants whose holdings include the undivided interests.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in global certificates among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with the foregoing procedures, and the foregoing procedures may be discontinued at any time.

None of the depositor, the underwriters, the master servicer, the special servicer, the trustee or the certificate administrator will have any liability for any actions taken by DTC, Euroclear or Clearstream, their respective Direct or Indirect Participants or their nominees, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to that beneficial ownership interest. The information in this free writing prospectus concerning DTC, Clearstream and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the depositor takes no responsibility for the accuracy or completeness of the information.

Definitive Certificates. Definitive certificates will be issued to Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth under “—Book-Entry Registration and Definitive Certificates” in the prospectus.

Upon the occurrence of certain events, as described in the prospectus under “—Book-Entry Registration and Definitive Certificates”, the certificate administrator is required to notify, through DTC, Direct Participants who have ownership of Offered Certificates as indicated on the records of DTC of the

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availability of definitive certificates. Upon surrender by DTC of the global certificates representing the Offered Certificates and upon receipt of instructions from DTC for re-registration, the certificate administrator will reissue the Offered Certificates as definitive certificates issued in the respective Certificate Balances or Notional Amount, as applicable, owned by individual Certificate Owners, and thereafter the trustee, the certificate administrator, the special servicer, the master servicer and the senior trust advisor will recognize the holders of those definitive certificates as Certificateholders under the Pooling and Servicing Agreement.

For additional information regarding DTC and Certificates maintained on the book-entry records of DTC, see “—Book-Entry Registration and Definitive Certificates” in the prospectus.

List of Certificateholders

Upon the written request of any Certificateholder, which is required to include a copy of the communication the Certificateholder proposes to transmit, that has provided an Investor Certification, which such request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the Pooling and Servicing Agreement or the certificates, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders related to the class of certificates.

Distributions

Method, Timing and Amount. Distributions on the certificates are required to be made by the certificate administrator, to the extent of available funds as described in this free writing prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 11th day of each calendar month (or, if the 11th calendar day of that month is not a business day, then the business day immediately succeeding such 11th calendar day) commencing in November 2015. All distributions (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests.

The master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (collectively, the “Certificate Account”) as described in the Pooling and Servicing Agreement. The Certificate Account may be maintained with the master servicer, special servicer or any mortgage loan seller or with a depository institution that is an affiliate of any of the foregoing or the depositor; provided that any such entity must comply with certain standards set forth in the Pooling and Servicing Agreement. The master servicer is required to deposit in the Certificate Account on a daily basis (and in no event later than the second business day following receipt of properly identified funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the mortgage loans (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) and all other

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amounts received and retained in connection with the liquidation of any mortgage loan that is defaulted and any related defaulted Companion Loans or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties, and will be permitted to make withdrawals therefrom as set forth in the Pooling and Servicing Agreement. Notwithstanding the foregoing, the collections on the Whole Loans will be limited to the portion of such amounts that are payable to the holder of the related mortgage loan included in the trust pursuant to the related intercreditor agreement.

The certificate administrator is required to establish and maintain accounts (the “Lower-Tier REMIC Distribution Account”, the “Upper-Tier REMIC Distribution Account”, the “Class EC Distribution Account” and the “Excess Interest Distribution Account”, each of which may be sub-accounts of a single account (collectively, the “Distribution Account”)), in its own name on behalf of the trustee and for the benefit of the Certificateholders. On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by the master servicer from the Certificate Account plus, among other things, any P&I Advances less amounts, if any, distributable to the Class R and Class Z certificates as set forth in the Pooling and Servicing Agreement generally to make distributions of interest and principal from the Available Distribution Amount to the Certificateholders as described in this free writing prospectus. Each of the Certificate Account and the Distribution Accounts will conform to certain eligibility requirements set forth in the Pooling and Servicing Agreement.

The certificate administrator is required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders (other than the holders of the Class Z certificates). On the Master Servicer Remittance Date occurring each February and on any Master Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by the master servicer or P&I Advances made on the related mortgage loans into the Interest Reserve Account during the related interest period, in respect of the mortgage loans that accrue interest on an Actual/360 Basis (collectively, the “Withheld Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Withheld Loan on its Stated Principal Balance and as of the Distribution Date in the month preceding the month in which the Master Servicer Remittance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the mortgage loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the Master Servicer Remittance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

The certificate administrator is required to establish and maintain an account (the “Class EC Distribution Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the holders of the Class EC certificates.

The certificate administrator is required to establish and maintain an account (the “Excess Interest Distribution Account”), which may be a sub-account of the Distribution Account, in the name of the trustee for the benefit of the holders of the Class Z certificates. Prior to the applicable Distribution Date, the master servicer is required to remit to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received by the master servicer on or prior to the related Determination Date.

The certificate administrator may be required to establish and maintain an account (the “Gain-on-Sale Reserve Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. To the extent that gains (or, with respect to any Whole Loan, the portion of such amounts that are payable to the holder of the related mortgage loan included in the trust pursuant to the related intercreditor agreement) realized on sales of Mortgaged Properties, if

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any, are not used to offset Collateral Support Deficits previously allocated to the certificates, such gains will be held and applied to offset future Collateral Support Deficits, if any.

The master servicer is authorized but not required to direct the investment of funds held in the Certificate Account in U.S. government securities and other obligations that are acceptable to each of the Rating Agencies (“Permitted Investments”). The master servicer will be entitled to retain any interest or other income earned on such funds and the master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the Pooling and Servicing Agreement. The certificate administrator is authorized but not required to direct the investment of funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account, the related companion distribution account, the Class EC Distribution Account, the Excess Interest Distribution Account and the Gain-on-Sale Reserve Account in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the Pooling and Servicing Agreement.

The Available Distribution Amount. The aggregate amount available for distribution to holders of the certificates (other than the Class Z certificates) on each Distribution Date (the “Available Distribution Amount”) will, in general, equal the sum of the following amounts (without duplication):

(a) the aggregate amount of all cash received on the mortgage loans (in the case of any Non-Serviced Mortgage Loan, only to the extent received by the trust pursuant to the applicable Non-Serviced PSA governing the servicing of the related Non-Serviced Pari Passu Companion Loan(s) and/or the related intercreditor agreement for the applicable Non-Serviced Whole Loan) and any REO Property that is on deposit in the Certificate Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Certificate Account that is held for the benefit of the holder of any related Companion Loan), the Distribution Account and, without duplication, the REO Account (in each case, exclusive of any amount on deposit in or credited to any portion of the REO Account that is held for the benefit of the holder of any related Companion Loan), as of the Master Servicer Remittance Date, exclusive of (without duplication):

(1)                 all scheduled payments of principal and/or interest, including any balloon payments (the “Periodic Payments”), collected but due on a Due Date subsequent to the related Due Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;

(2)                 all unscheduled payments of principal (including prepayments), unscheduled interest, Liquidation Proceeds, Insurance and Condemnation Proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each mortgage loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the mortgage loans;

(3)                 all amounts in the Certificate Account that are due or reimbursable to any person other than the Certificateholders;

(4)                 with respect to each Withheld Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Certificate Account;

(5)                 Excess Interest allocable to the mortgage loans (which is separately distributed only to the Class Z certificates);

(6)                 all Yield Maintenance Charges and prepayment premiums;

(7)                 all amounts deposited in the Certificate Account, the Lower-Tier REMIC Distribution Account and, without duplication, the REO Account in error; and

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(8)                 any late payment charges or accrued interest on a mortgage loan allocable to the default interest rate for such mortgage loan, to the extent permitted by law, as more particularly defined in the related mortgage loan documents, excluding any interest calculated at the Mortgage Rate for the related mortgage loan;

(b) all P&I Advances made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders) (See “—Distributions” in this free writing prospectus); and

(c) with respect to the Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the Pooling and Servicing Agreement.

The “Due Period” for each Distribution Date and any mortgage loan (including any Companion Loan) will be the period commencing on the day immediately following the Due Date for such mortgage loan (including any Companion Loan) in the month preceding the month in which that Distribution Date occurs or the date that would have been the Due Date if such mortgage loan (including any Companion Loan) had a Due Date in such preceding month and ending on and including the Due Date for such mortgage loan (including any related Companion Loan) occurring in the month in which that Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Due Period (or applicable grace period) is not a business day, any Periodic Payments received with respect to the mortgage loans (including any Companion Loan) relating to such Due Period on the business day immediately following such day will be deemed to have been received during such Due Period and not during any other Due Period.

“Due Date” means, with respect to each mortgage loan (including any Companion Loan), the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

Priority. On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Regular Certificates have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Available Distribution Amount, in the following order of priority:

First, to pay interest on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-C and Class X-D certificates, pro rata, up to an amount equal to the aggregate Interest Distribution Amount for such class, in each case based upon their respective entitlements to interest for that Distribution Date;

Second, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, in reduction of the Certificate Balances of those classes: (I) prior to the Cross-Over Date (a) first, to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to the Class A-SB Planned Principal Balance for such Distribution Date, (b) then, to the Class A-1 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (a) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-1 certificates are reduced to zero, (c) then, to the Class A-2 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a) and (b) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-2 certificates is reduced to zero, (d) then, to the Class A-3 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b) and (c) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-3 certificates is reduced to zero, (e) then, to the Class A-4 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c) and (d) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-4 certificates is reduced to zero, (f) then, to the Class A-5 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c), (d) and (e) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-5

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certificates is reduced to zero, and (g) then, to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c), (d), (e) and (f) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to zero and (II) on or after the Cross-Over Date, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, pro rata (based upon their respective Certificate Balances), in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates are reduced to zero;

Third, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to each class), until all amounts of Collateral Support Deficit previously allocated to those classes, but not previously reimbursed, have been reimbursed in full;

Fourth, to the Class A-S certificates (and, with respect to exchanged portions of the Class A-S certificates, passed through to the Class EC certificates), in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

Fifth, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates to zero, to the Class A-S certificates (and, with respect to exchanged portions of the Class A-S certificates, passed through to the Class EC certificates), in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates on that Distribution Date), until the Certificate Balance of the Class A-S certificates is reduced to zero (and, with respect to exchanged portions of the Class A-S certificates, such passed through amounts shall reduce the outstanding Certificate Balance of the Class EC certificates until reduced to zero);

Sixth, to the Class A-S certificates (and, with respect to exchanged portions of the Class A-S certificates, passed through to the Class EC certificates), until all amounts of Collateral Support Deficit previously allocated to the Class A-S certificates (and, with respect to exchanged portions of the Class A-S certificates, passed through to the Class EC certificates), but not previously reimbursed, have been reimbursed in full;

Seventh, to the Class B certificates (and, with respect to exchanged portions of the Class B certificates, passed through to the Class EC certificates), in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

Eighth, following reduction of the Certificate Balances of the Class A Certificates (including any portion that has been exchanged and converted to Class EC certificates) to zero, to the Class B certificates (and, with respect to exchanged portions of the Class B certificates, passed through to the Class EC certificates), in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates (including any portion that has been exchanged and converted to Class EC certificates) on that Distribution Date), until the Certificate Balance of the Class B certificates is reduced to zero (and, with respect to exchanged portions of the Class B certificates, such passed through amounts will reduce the outstanding Certificate Balance of the Class EC certificates until reduced to zero);

Ninth, to the Class B certificates (and, with respect to exchanged portions of the Class B certificates, passed through to the Class EC certificates), until all amounts of Collateral Support Deficit previously allocated to the Class B certificates (and, with respect to exchanged portions of the Class B certificates, passed through to the Class EC certificates), but not previously reimbursed, have been reimbursed in full;

Tenth, to the Class C certificates (and, with respect to exchanged portions of the Class C certificates, passed through to the Class EC certificates), in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

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Eleventh, following reduction of the Certificate Balances of the Class A Certificates and Class B certificates (including any portion that has been exchanged and converted to Class EC certificates) to zero, to the Class C certificates (and, with respect to exchanged portions of the Class C certificates, passed through to the Class EC certificates), in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates and Class B certificates (including any portion that has been exchanged and converted to Class EC certificates) on that Distribution Date), until the Certificate Balance of the Class C certificates is reduced to zero (and, with respect to exchanged portions of the Class C certificates, such passed through amounts shall reduce the outstanding Certificate Balance of the Class EC certificates until reduced to zero);

Twelfth, to the Class C certificates (and, with respect to exchanged portions of the Class C certificates, passed through to the Class EC certificates), until all amounts of Collateral Support Deficit previously allocated to the Class C certificates (and, with respect to exchanged portions of the Class C certificates, passed through to the Class EC certificates), but not previously reimbursed, have been reimbursed in full;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

Fourteenth, following reduction of the Certificate Balances of the Class A Certificates, Class B certificates and Class C certificates (and, if any exchange for the Class EC certificates has occurred, the Class EC certificates) to zero, to the Class D certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class B certificates and Class C certificates (and, if any exchange for the Class EC certificates has occurred, the Class EC certificates) on that Distribution Date), until the Certificate Balance of the Class D certificates is reduced to zero;

Fifteenth, to the Class D certificates, until all amounts of Collateral Support Deficit previously allocated to the Class D certificates, but not previously reimbursed, have been reimbursed in full;

Sixteenth, to the Class E certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

Seventeenth, following reduction of the Certificate Balances of the Class A Certificates, Class B certificates, Class C certificates (and, if any exchange for the Class EC certificates has occurred, the Class EC certificates) and Class D certificates to zero, to the Class E certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class B certificates, Class C certificates (and, if any exchange for the Class EC certificates has occurred, the Class EC certificates) and Class D certificates on that Distribution Date), until the Certificate Balance of the Class E certificates is reduced to zero;

Eighteenth, to the Class E certificates, until all amounts of Collateral Support Deficit previously allocated to the Class E certificates, but not previously reimbursed, have been reimbursed in full;

Nineteenth, to the Class F certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

Twentieth, following reduction of the Certificate Balances of the Class A Certificates, Class B certificates, Class C certificates (and, if any exchange for the Class EC certificates has occurred, the Class EC certificates), Class D certificates and Class E certificates to zero, to the Class F certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class B certificates, Class C certificates (and, if any exchange for the Class EC certificates has occurred, the Class EC certificates), Class D certificates and Class E certificates on that Distribution Date), until the Certificate Balance of the Class F certificates is reduced to zero;

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Twenty-first, to the Class F certificates, until all amounts of Collateral Support Deficit previously allocated to the Class F certificates, but not previously reimbursed, have been reimbursed in full;

Twenty-second, to the Class G certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

Twenty-third, following reduction of the Certificate Balances of the Class A Certificates, Class B certificates, Class C certificates (and, if any exchange for the Class EC certificates has occurred, the Class EC certificates), Class D certificates, Class E certificates and Class F certificates to zero, to the Class G certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class B certificates, Class C certificates (and, if any exchange for the Class EC certificates has occurred, the Class EC certificates), Class D certificates, Class E certificates and Class F certificates on that Distribution Date), until the Certificate Balance of the Class G certificates is reduced to zero;

Twenty-fourth, to the Class G certificates, until all amounts of Collateral Support Deficit previously allocated to the Class G certificates, but not previously reimbursed, have been reimbursed in full;

Twenty-fifth, to the Class NR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

Twenty-sixth, following reduction of the Certificate Balances of the Class A Certificates, Class B certificates, Class C certificates (and, if any exchange for the Class EC certificates has occurred, the Class EC certificates), Class D certificates, Class E certificates, Class F certificates and Class G certificates to zero, to the Class NR certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class B certificates, Class C certificates (and, if any exchange for the Class EC certificates has occurred, the Class EC certificates), Class D certificates, Class E certificates, Class F certificates and Class G certificates on that Distribution Date), until the Certificate Balance of the Class NR certificates is reduced to zero;

Twenty-seventh, to the Class NR certificates, until all amounts of Collateral Support Deficit previously allocated to the Class NR certificates, but not previously reimbursed, have been reimbursed in full; and

Twenty-eighth, to the Class R certificates, the amount, if any, of the Available Distribution Amount remaining in the Lower-Tier REMIC Distribution Account and Upper-Tier REMIC Distribution Account with respect to that Distribution Date.

The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of the Subordinate Certificates (calculated without giving effect to any exchange of the Exchangeable Certificates for Class EC certificates) have all been reduced to zero as a result of the allocation of Collateral Support Deficits to those certificates.

Reimbursement of previously allocated Collateral Support Deficit will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates in respect of which a reimbursement is made.

Distributions on the Class EC Certificates. If Class A-S, Class B and Class C certificates are exchanged and converted for Class EC certificates, the Class EC certificates received in such exchange and conversion will be entitled to receive on each Distribution Date distributions equal to the aggregate amount of Interest Distribution Amounts, Accrued Interest From Recoveries, Principal Distribution Amounts, Yield Maintenance Charges and reimbursements of Collateral Support Deficits and other amounts that would otherwise be distributable to the Exchangeable Certificates that were exchanged and converted for such Class EC certificates. Similarly, any such converted Class EC certificates will be allocated the aggregate amount of Collateral Support Deficits, Prepayment Interest Shortfalls and other interest shortfalls (including those resulting from Appraisal Reduction Events) that would otherwise be

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allocated to the Exchangeable Certificates that were exchanged and converted for such Class EC certificates.

Pass-Through Rates. The interest rate (the “Pass-Through Rate”) applicable to each class of certificates (other than the Class R and Class Z certificates) for any Distribution Date will equal the rates set forth below:

The Pass-Through Rate on the Class A-1 certificates will be a per annum rate equal to ●%.

The Pass-Through Rate on the Class A-2 certificates will be a per annum rate equal to ●%.

The Pass-Through Rate on the Class A-3 certificates will be a per annum rate equal to ●%.

The Pass-Through Rate on the Class A-4 certificates will be a per annum rate equal to ●%.

The Pass-Through Rate on the Class A-5 certificates will be a per annum rate equal to ●%.

The Pass-Through Rate on the Class A-SB certificates will be a per annum rate equal to ●%.

The Pass-Through Rate on the Class A-S certificates will be a per annum rate equal to ●%.

The Pass-Through Rate on the Class B certificates will be a per annum rate equal to ●%.

The Pass-Through Rate on the Class C certificates will be a per annum rate equal to ●%.

The Pass-Through Rate on the Class D certificates will be a per annum rate equal to ●%.

The Pass-Through Rate on the Class E certificates will be a per annum rate equal to ●%.

The Pass-Through Rate on the Class F certificates will be a per annum rate equal to ●%.

The Pass-Through Rate on the Class G certificates will be a per annum rate equal to ●%.

The Pass-Through Rate on the Class NR certificates will be a per annum rate equal to ●%.

The Pass-Through Rate applicable to the Class X-A certificates for the initial Distribution Date will equal approximately [●]% per annum. The Pass-Through Rate for the Class X-A certificates for any Distribution Date will equal the excess, if any of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A Certificates for such Distribution Date, weighted on the basis of their respective Certificate Balances (calculated without giving effect to any exchange and conversion of any Class A-S certificates for Class EC certificates) immediately prior to that Distribution Date.

The Pass-Through Rate applicable to the Class X-B certificates for the initial Distribution Date will equal approximately [●]% per annum. The Pass-Through Rate for the Class X-B certificates for any Distribution Date will equal the excess, if any of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class B certificates for such Distribution Date.

The Pass-Through Rate applicable to the Class X-C certificates for the initial Distribution Date will equal approximately [●]% per annum. The Pass-Through Rate for the Class X-C certificates for any Distribution Date will equal the excess, if any of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class C certificates for such Distribution Date.

The Pass-Through Rate applicable to the Class X-D certificates for the initial Distribution Date will equal approximately [●]% per annum. The Pass-Through Rate for the Class X-D certificates for any Distribution Date will equal the excess, if any of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class D certificates for such Distribution Date.

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The Class EC certificates will not have a Pass-Through Rate, but will receive the sum of the interest that would otherwise be distributable on the Class A-S, Class B and Class C certificates that have been converted in an exchange for such Class EC certificates. The effective pass-through rate applicable to the Class EC certificates for the initial Distribution Date is approximately ●% per annum.

The Class Z certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than Excess Interest, if any, with respect to the ARD Loan.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the mortgage loans as of the first day of the related Due Period, weighted on the basis of their respective Stated Principal Balances as of the first day of such Due Period (after giving effect to any payments received during any applicable grace period).

The “Net Mortgage Rate” for each mortgage loan or any REO Loan (other than the portion of an REO Loan related to any related Companion Loan) is equal to the related Mortgage Rate in effect from time to time (without regard to any increase in the interest rate of any ARD Loan after the related Anticipated Repayment Date), less the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any mortgage loan will be determined without regard to any modification, waiver or amendment of the terms of the related mortgage loan, whether agreed to by the master servicer, the special servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for mortgage loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rate on the Regular Certificates, the Net Mortgage Rate of any mortgage loan for any one-month period preceding a related due date will be the annualized rate at which interest would have to accrue in respect of the mortgage loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the mortgage loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Withheld Loan, the Net Mortgage Rate for the one-month period (1) prior to the due dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the due date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable.

“Administrative Cost Rate” as of any date of determination and with respect to any mortgage loan will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator Fee Rate (which such fee rate accounts for the trustee fee), the Senior Trust Advisor Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“CREFC® Intellectual Property Royalty License Fee” with respect to each mortgage loan and REO Loan (other than the portion of an REO loan related to any Companion Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such mortgage loan or REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related mortgage loan or REO Loan is computed and will be prorated for partial periods. For the avoidance of doubt, the CREFC® Intellectual Property Royalty License Fee will be deemed payable by the master servicer from the Lower-Tier REMIC or Grantor Trust, as applicable. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders, of the trust pursuant to the Pooling and Servicing Agreement. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each mortgage loan is a rate equal to 0.00050% per annum.

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“Mortgage Rate” with respect to any mortgage loan or any related Serviced Pari Passu Companion Loan is the per annum rate at which interest accrues on the mortgage loan or the related Serviced Pari Passu Companion Loan as stated in the related Mortgage Note without giving effect to any default rate or an increased interest rate.

“Excess Interest” with respect to the ARD Loan is the interest accrued at the Revised Rate in respect of such ARD Loan in excess of the interest accrued at the Initial Rate, plus any related interest, to the extent permitted by applicable law and the related mortgage loan documents.

Interest Distribution Amount. Interest will accrue for each class of certificates (other than the Class EC and Class R certificates) during the related Interest Accrual Period. The “Interest Distribution Amount” of any class of Regular Certificates for any Distribution Date is an amount equal to the sum of (a) all Distributable Certificate Interest in respect of that class of certificates for that Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, and (b) any Accrued Interest From Recoveries for such class of certificates to the extent not previously paid, for all prior Distribution Dates. If Exchangeable Certificates are converted in an exchange for Class EC certificates, all Interest Distribution Amounts that would otherwise be distributable to such converted Exchangeable Certificates will be distributed to such Class EC certificates, without duplication.

“Accrued Interest From Recoveries” in respect of each Distribution Date and any class of Principal Balance Certificates that had an increase to its Certificate Balance as a result of the trust fund’s recovery of Nonrecoverable Advances that were previously reimbursed to the master servicer or the trustee, as applicable, from general principal collections, is an amount equal to interest at the Pass-Through Rate applicable to that class for the applicable Interest Accrual Periods on the amount of such increase to its Certificate Balance accrued from the Distribution Date on which the related Collateral Support Deficit was allocated to such class as a result of the reimbursement of Nonrecoverable Advances from the trust (whether such Collateral Support Deficit was allocated as a result of the initial allocation of such Collateral Support Deficit or as a result of further allocations of Collateral Support Deficits unrelated to such initial allocations) to, but not including, the Distribution Date on which the Certificate Balance was so increased. If Exchangeable Certificates are converted in an exchange for Class EC certificates, all amounts of Accrued Interest From Recoveries that would otherwise be allocable to such converted Exchangeable Certificates will be deemed allocable to such Class EC certificates, without duplication.

The “Interest Accrual Period” in respect of each class of Regular Certificates for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs and will be calculated on a 30/360 Basis.

The “Distributable Certificate Interest” in respect of each class of Regular Certificates for each Distribution Date is equal to one month’s interest at the Pass-Through Rate applicable to that class of certificates on that Distribution Date accrued for the related Interest Accrual Period on the related Certificate Balance or Notional Amount, as the case may be, outstanding immediately prior to that Distribution Date, other than in the case of the Class X Certificates, reduced, to not less than zero, by (a) such class of certificates’ allocable share of the aggregate of any Prepayment Interest Shortfalls (calculated as described below) resulting from any principal prepayments made on the mortgage loans during the related Due Period that are not covered by the master servicer’s Compensating Interest Payment for the related Distribution Date (the aggregate of the Prepayment Interest Shortfalls that are not so covered, as to the related Distribution Date, the “Net Aggregate Prepayment Interest Shortfall”) and (b) any Certificate Deferred Interest allocated to such class of certificates with respect to such Distribution Date. If Exchangeable Certificates are converted in an exchange for Class EC certificates, all amounts of Distributable Certificate Interest that would otherwise by allocable to such converted Exchangeable Certificates will be deemed allocable to such Class EC certificates.

The portion of the Net Aggregate Prepayment Interest Shortfall for any Distribution Date that is allocable to each class of Principal Balance Certificates will equal the product of (a) the Net Aggregate Prepayment Interest Shortfall, multiplied by (b) a fraction, the numerator of which is equal to the Interest Distribution Amount (without regard to the allocation of such Prepayment Interest Shortfalls for such Distribution Date) in respect of that class of certificates for the related Distribution Date, and the

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denominator of which is equal to the aggregate Interest Distribution Amount (without regard to the allocation of such Prepayment Interest Shortfalls for such Distribution Date) in respect of all classes of Principal Balance Certificates for the related Distribution Date. If any Exchangeable Certificates are converted in an exchange for Class EC certificates, the aggregate amount of Net Aggregate Prepayment Interest Shortfalls in respect of such converted Exchangeable Certificates with respect to any Distribution Date will be deemed Net Aggregate Prepayment Interest Shortfalls of the Class EC certificates, without duplication.

The “Certificate Deferred Interest” for each Distribution Date with respect to any class of Principal Balance Certificates is equal to the amount of Mortgage Deferred Interest allocated to such class of certificates (in the case of the Principal Balance Certificates, in reverse sequential order). If any Exchangeable Certificates are converted in an exchange for Class EC certificates, the aggregate amount of Certificate Deferred Interest in respect of such converted Exchangeable Certificates with respect to any Distribution Date will be deemed Certificate Deferred Interest of the Class EC certificates, without duplication.

As of any Due Date and for any mortgage loan that has been modified to (i) reduce the rate at which interest is paid currently below the Mortgage Rate and (ii) capitalize the amount of such interest reduction (such capitalized interest, “Mortgage Deferred Interest”) the excess, if any, of (a) interest accrued on the Stated Principal Balance of the related mortgage loan during the one-month interest accrual period set forth in the related Mortgage Note at the related Mortgage Rate over (b) the interest portion of the related monthly payment, as so modified or reduced, or, if applicable, the interest portion of the Assumed Scheduled Payment due on such Due Date.

Principal Distribution Amount. The “Principal Distribution Amount” for any Distribution Date with respect to the Principal Balance Certificates is an amount equal to the sum of the following amounts: (a) the Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for that Distribution Date; provided that the Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of (A) Nonrecoverable Advances, with interest on such Nonrecoverable Advances at the Reimbursement Rate that are paid or reimbursed from principal collections on the mortgage loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date and (B) Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the mortgage loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date (provided that, in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the mortgage loans are subsequently recovered on the related mortgage loan, such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs). If Exchangeable Certificates are converted in an exchange for Class EC certificates, all amounts of principal that would otherwise be distributable to such converted Exchangeable Certificates will be deemed allocable to and will be distributable to such Class EC certificates, without duplication.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the mortgage loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Due Period and all Assumed Scheduled Payments with respect to the mortgage loans for the related Due Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each mortgage loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the Master Servicer Remittance Date) or advanced by the master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the mortgage loans to the extent received on or prior to the related Determination Date (or, with respect to each mortgage loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master

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servicer as of the business day preceding the Master Servicer Remittance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the mortgage loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the mortgage loans as of the Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the mortgage loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the master servicer as recoveries of previously unadvanced principal of the related mortgage loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related mortgage loan, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Due Period and with respect to any mortgage loan that is delinquent in respect of its balloon payment, any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan, if applicable) is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such mortgage loan or REO Loan on the related Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the mortgage loan (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a default or a bankruptcy modification (or similar proceeding), and (b) interest on the Stated Principal Balance of that mortgage loan or REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan, if applicable) at its Mortgage Rate (net of the applicable rate at which the Servicing Fee is calculated).

For purposes of the foregoing definition of Principal Distribution Amount, the term “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S certificates (and, with respect to exchanged portions of the Class A-S certificates, passed through to the Class EC certificates), Class B (and, with respect to exchanged portions of the Class B certificates, passed through to the Class EC certificates), Class C (and, with respect to exchanged portions of the Class C certificates, passed through to the Class EC certificates), Class D, Class E, Class F, Class G and Class NR certificates on the preceding Distribution Date. There will be no Principal Shortfall on the first Distribution Date. If Exchangeable Certificates are converted in an exchange for Class EC certificates, all Principal Shortfalls that would otherwise be distributable to such converted Exchangeable Certificates will be deemed allocable to such Class EC certificates, without duplication.

The “Class A-SB Planned Principal Balance” for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex E to this free writing prospectus. Such balances were calculated using, among other things, certain weighted average life assumptions. See “Yield and Maturity Considerations—Weighted Average Life” in this free writing prospectus. Based on such assumptions, the Certificate Balance of the Class A-SB certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table set forth in Annex E to this free writing prospectus. We cannot assure you, however, that the mortgage loans will perform in conformity with our assumptions. Therefore, we cannot assure you that the balance of the Class A-SB certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table.

Certain Calculations with Respect to Individual Mortgage Loans. The Stated Principal Balance of each mortgage loan outstanding at any time represents the principal balance of the mortgage loan ultimately due and payable to the Certificateholders. The “Stated Principal Balance” of each mortgage

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loan will initially equal its Cut-off Date Balance and, on each Distribution Date, will be reduced by the amount of principal payments received from the related borrower or advanced for such Distribution Date and any insurance and/or condemnation proceeds received and attributable to principal, but increased by any Mortgage Deferred Interest added to the principal balance of any such mortgage loan. The Stated Principal Balance of a mortgage loan may also be reduced in connection with any modification of such mortgage loan under the terms of the Pooling And Servicing Agreement or in connection with any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See “Certain Legal Aspects of the Mortgage Loans” in this free writing prospectus. If any mortgage loan is paid in full or the mortgage loan (or any Mortgaged Property acquired in respect of the mortgage loan) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Due Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the mortgage loan will be zero. With respect to any Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. With respect to any Whole Loan on any date of determination, the Stated Principal Balance of such Whole Loan will be the sum of the Stated Principal Balance of the related mortgage loan and each related Companion Loan on such date.

For purposes of calculating distributions on, and allocations of, Collateral Support Deficit to the certificates, as well as for purposes of calculating the Servicing Fee and Certificate Administrator Fee payable each month, each REO Property (including any REO Property with respect to any Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding mortgage loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to mortgage loan, Companion Loan and pool of mortgage loans in this free writing prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor mortgage loan (including any related Companion Loan), including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor mortgage loan (including any related Companion Loan) including any portion of it payable or reimbursable to the master servicer, the special servicer, the senior trust advisor, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the master servicer or special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the master servicer as if received on the predecessor mortgage loan or any related Companion Loan.

Notwithstanding anything to the contrary, with respect to each Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders or to reimburse the trust, other than in the limited circumstances related to Servicing Advances, indemnification payments, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the Pooling and Servicing Agreement.

Excess Interest. On each Distribution Date, the certificate administrator is required to distribute any Excess Interest received with respect to the ARD Loan on or prior to the Determination Date to the holders of the Class Z certificates. Excess Interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the Pooling and Servicing Agreement.

Application Priority of Mortgage Loan Collections. Absent express provisions in the related loan documents (including any related intercreditor agreement), other than with respect to the application of Liquidation Proceeds, all amounts collected by or on behalf of the trust in respect of a mortgage loan in the form of payments from the related borrower or Insurance and Condemnation Proceeds under the mortgage loan or proceeds (other than Liquidation Proceeds) with respect to any REO Loan (exclusive of

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amounts payable to any related Companion Loan pursuant to the terms of the related intercreditor agreement) will be applied in the following order of priority:

first, as a reimbursement first, to the trustee and second to the master servicer or the special servicer, as applicable, for any outstanding Advances related to such mortgage loan or REO Loan (including Workout-Delayed Reimbursement Amounts that have not been reimbursed to the master servicer or the special servicer, as applicable) and interest thereon as provided in the Pooling and Servicing Agreement and unpaid servicing compensation and related additional trust fund expenses;

second, as a recovery of the accrued and unpaid interest on such mortgage loan or REO Loan, that has not been the subject of a P&I Advance, at the related Mortgage Rate in effect from time to time through the end of the related Interest Accrual Period, less any Appraisal Reduced Interest;

third, as a recovery of Unliquidated Advances, and, without duplication, principal of such mortgage loan or REO Loan then due and owing, in each case, that were paid from collections on the mortgage loans and resulted in principal distributed to the Certificateholders being reduced as a result of the first proviso in the definition of “Principal Distribution Amount”;

fourth, as a recovery of Nonrecoverable Advances;

fifth, to the extent not previously allocated pursuant to clause first, as a recovery of principal of such mortgage loan then due and owing, including by reason of acceleration of such mortgage loan following a default thereunder (or, if the mortgage loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

sixth, as a recovery of Appraisal Reduced Interest; and

seventh, in accordance with the Servicing Standard, as a recovery of any other amounts due and owing on such mortgage loan, including, without limitation, late payment charges and default interest and Yield Maintenance Charges;

provided that payments or proceeds received with respect to any partial release of a Mortgaged Property or any portion of a Mortgaged Property (including pursuant to a condemnation) at a time when the loan-to-value ratio of the related mortgage loan or Whole Loan, as applicable, exceeds 125% (based solely on the value of the real property, and excluding the value of personal property and going concern value, if any) must be applied to reduce the principal balance of the mortgage loan or the Whole Loan, as applicable, in the manner permitted by the REMIC Provisions; provided, further, that if any Non-Serviced Mortgage Loan and any related Companion Loan comprising a Whole Loan becomes an REO Loan, the treatment of the foregoing amounts with respect to such Non-Serviced Whole Loan will be subject to the terms of the related intercreditor agreement and the related Non-Serviced PSA, in that order; provided, further, that with respect to each mortgage loan related to any Serviced Whole Loan, amounts collected with respect to any Serviced Whole Loan will be allocated first, pursuant to the terms of the related intercreditor agreement and then, any amounts allocated to the related Serviced Mortgage Loan will be subject to application as described above.

Liquidation Proceeds in respect of each mortgage loan or REO Loan (exclusive of amounts payable to a Companion Loan pursuant to the terms of the related intercreditor agreement) will be applied in the following order of priority:

first, as a reimbursement first, to the trustee and second, to the master servicer or special servicer, as applicable, for any outstanding Advances related to such mortgage loan or REO Loan (including Workout-Delayed Reimbursement Amounts that have not been reimbursed to the master servicer or the special servicer, as applicable) and interest thereon as provided in the Pooling and Servicing Agreement and unpaid servicing compensation, liquidation expenses and related additional trust fund expenses;

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second, as a recovery of accrued and unpaid interest on such mortgage loan or REO Loan that has not been the subject of a P&I Advance, at the related Mortgage Rate in effect from time to time through the end of the related Interest Accrual Period, less any Appraisal Reduced Interest;

third, as a recovery of Unliquidated Advances, and, without duplication, principal of such mortgage loan or REO Loan then due and owing, in each case, that were paid from collections on the mortgage loans and resulted in principal distributed to the Certificateholders being reduced as a result of the first proviso in the definition of “Principal Distribution Amount”;

fourth, as a recovery of Nonrecoverable Advances;

fifth, as a recovery of principal of such mortgage loan to the extent of its entire unpaid principal balance;

sixth, as a recovery of Appraisal Reduced Interest; and

seventh, in accordance with the Servicing Standard, as a recovery of any other amounts due and owing on such mortgage loan including, without limitation, late payment charges and default interest and Yield Maintenance Charges.

Any Liquidation Proceeds in respect of each such mortgage loan or REO Loan in excess of the related outstanding balance will first be applied to offset any Prepayment Interest Shortfalls allocated to the Principal Balance Certificates, in sequential order and then to offset any realized losses allocated to the Principal Balance Certificates, in sequential order. Any Liquidation Proceeds remaining after such applications will be distributed to the Class R certificates.

With respect to the Non-Serviced Whole Loan, amounts collected with respect to such Non-Serviced Whole Loan will be subject to the terms of the related intercreditor agreement and the Non-Serviced PSA, in that order. With respect to each mortgage loan related to a Serviced Whole Loan, amounts collected with respect to the related Serviced Whole Loan will be allocated first, pursuant to the terms of the related intercreditor agreement and then, any amounts allocated to the related Serviced Mortgage Loan will be subject to application as described above.

“Unliquidated Advances” are any Advances that have been previously reimbursed, as between the party that made the Advance(s) under the Pooling and Servicing Agreement, on the one hand, and the trust fund, on the other, as part of a Workout-Delayed Reimbursement Amount but that have not been recovered from the related borrower or otherwise from collections on or the proceeds of the mortgage loan or REO Property in respect of which the Advance(s) were made.

“Appraisal Reduced Interest” is accrued and unpaid interest at the related Mortgage Rate that is not advanced by the master servicer or the trustee solely due to the application of Appraisal Reductions as described under “—Advances” in this free writing prospectus.

Allocation of Yield Maintenance Charges and Prepayment Premiums

On each Distribution Date, Yield Maintenance Charges, if any, collected in respect of the mortgage loans during the related Due Period will be required to be distributed by the certificate administrator to the holders of each class of Regular Certificates in the following manner: (1) pro rata, among (v) the group (the “YM Group A”) of the Class A Certificates and the Class X-A certificates, (w) the group (the “YM Group B”) of the Class B certificates and the Class X-B certificates, (x) the group (the “YM Group C”) of the Class C certificates and the Class X-C certificates, (y) the group (the “YM Group D”)) of Class D certificates and the Class X-D certificates and (z) the group (the “YM Group E” and, collectively with the YM Group A, the YM Group B, the YM Group C and the YM Group D, the “YM Groups”) of the Class E certificates, the Class F certificates, the Class G certificates and the Class NR certificates, based upon the aggregate of principal distributed to the classes of Principal Balance Certificates in each YM Group on such Distribution Date (calculated without giving effect to any exchange and conversion of Class A-S, Class B and Class C certificates for Class EC certificates), and (2) among the classes of certificates in

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each YM Group, in the following manner: (i) with respect to each YM Group other than the YM Group E, (A) the holders of each class of Principal Balance Certificates in such YM Group will be entitled to receive on each Distribution Date an amount of Yield Maintenance Charges equal to the sum, for all mortgage loan prepayments, of the product of (a) a fraction whose numerator is the amount of principal distributed to such class on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Principal Balance Certificates in that YM Group representing principal payments in respect of the mortgage loans on such Distribution Date (in each case, calculated without giving effect to any exchange and conversion of Exchangeable Certificates for Class EC certificates), (b) the Base Interest Fraction for the related principal prepayment and such class of Principal Balance Certificates, and (c) the Yield Maintenance Charges collected during the related Due Period and allocated to such YM Group (in each case, without giving effect to any exchange and conversion of the Exchangeable Certificates for Class EC certificates); provided, however, that in the case of any exchange and conversion of portions of Exchangeable Certificates, amounts that would otherwise have been distributable to such exchanged Exchangeable Certificate had they not been exchanged will be distributed to the Class EC certificates and (B) any Yield Maintenance Charges allocated to such YM Group collected during the related Due Period remaining after such distributions will be distributed to the class of Class X Certificates in such YM Group, and (ii) with respect to the YM Group E, the holders of each class of Principal Balance Certificates in such YM Group will be entitled to receive on each Distribution Date an amount of Yield Maintenance Charges equal to the sum, for all mortgage loan prepayments, of the product of (a) a fraction whose numerator is the amount of principal distributed to such class on such Distribution Date and whose denominator is the total amount of principal distributed to all of the classes comprising YM Group E on such Distribution Date, and (b) the Yield Maintenance Charges collected during the related Due Period and allocated to such YM Group. If there is more than one such class of certificates entitled to distributions of principal on any particular Distribution Date on which Yield Maintenance Charges relating to the mortgage loans are distributable, the aggregate amount of such Yield Maintenance Charges will be allocated among all such classes of certificates up to, and on a pro rata basis in accordance with, their respective entitlements thereto in accordance with the first sentence of this paragraph.

The “Base Interest Fraction” with respect to any principal prepayment on any mortgage loan and with respect to any Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C and Class D certificates is a fraction (A) whose numerator is the greater of zero and the difference between (i) the Pass-Through Rate on such class of certificates, and (ii) the Discount Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment and (B) whose denominator is the greater of zero and the difference between (i) the Mortgage Rate on the related mortgage loan (or with respect to any mortgage loan that is part of a Serviced Whole Loan, the Mortgage Rate of such Serviced Whole Loan) and (ii) the Discount Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment; provided, however, that (1) under no circumstances will the Base Interest Fraction be greater than one or less than zero, (2) if such Discount Rate is greater than or equal to the Mortgage Rate on the related mortgage loan or the Serviced Whole Loans, as applicable, and is greater than or equal to the Pass-Through Rate on such class of certificates, then the Base Interest Fraction will equal zero, and (3) if the Discount Rate is greater than or equal to the Mortgage Rate on such mortgage loan or the Serviced Whole Loans, as applicable, and is less than the Pass-Through Rate on such class of certificates, then the Base Interest Fraction will be one.

No Yield Maintenance Charge will be distributed to the holders of the Class R or Class Z certificates.

As described above, if Exchangeable Certificates are converted in exchange for Class EC certificates, any Yield Maintenance Charges that otherwise would have been distributable to such converted Exchangeable Certificates had they not been converted will be distributed to such Class EC certificates.

For a description of Yield Maintenance Charges, see “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans” in this free writing prospectus and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments” in the prospectus.

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Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the aggregate Certificate Balance or Notional Amount of that class of certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be as follows:

Class Designation	Assumed Final Distribution Date
Class A-1	April 2020
Class A-2	October 2020
Class A-3	September 2022
Class A-4	August 2025
Class A-5	September 2025
Class A-SB	June 2025
Class X-A	September 2025
Class X-B	October 2025
Class A-S	September 2025
Class B	October 2025
Class C	October 2025
Class EC	October 2025
Class D	October 2025

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the mortgage loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR prepayment rate and the Modeling Assumptions. Since the rate of payment (including prepayments) of the mortgage loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the mortgage loans will depend on the characteristics of the mortgage loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in November 2048. See “Ratings” in this free writing prospectus.

Subordination; Allocation of Collateral Support Deficit

The rights of holders of the Subordinate Certificates and Class EC certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described in this free writing prospectus, to the rights of holders of the Senior Certificates. Moreover, to the extent described in this free writing prospectus:

•	the rights of the holders of the Class NR certificates will be subordinated to the rights of the holders of the Class G certificates,

•	the rights of the holders of the Class G and Class NR certificates will be subordinated to the rights of the holders of the Class F certificates,

•	the rights of the holders of the Class F, Class G and Class NR certificates will be subordinated to the rights of the holders of the Class E certificates,

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•	the rights of the holders of the Class E, Class F, Class G and Class NR certificates will be subordinated to the rights of the holders of the Class D certificates,

•	the rights of the holders of the Class D, Class E, Class F, Class G and Class NR certificates will be subordinated to the rights of the holders of the Class C certificates (and, to the extent any Exchangeable Certificates have been converted in an exchange for Class EC certificates, to any related portion of the Class EC certificates),

•	the rights of the holders of the Class C (and, to the extent any Exchangeable Certificates have been converted in an exchange for Class EC certificates, any related portion of the Class EC certificates), Class D, Class E, Class F, Class G and Class NR certificates will be subordinated to the rights of the holders of the Class B certificates (and, to the extent any Exchangeable Certificates have been converted in an exchange for Class EC certificates, to any related portion of the Class EC certificates),

•	the rights of the holders of the Class B (and, to the extent any Exchangeable Certificates have been converted in an exchange for Class EC certificates, any related portion of the Class EC certificates), Class C (and, to the extent any Exchangeable Certificates have been converted in an exchange for Class EC certificates, any related portion of the Class EC certificates), Class D, Class E, Class F, Class G and Class NR certificates will be subordinated to the rights of the holders of the Class A-S certificates (and, to the extent any Exchangeable Certificates have been converted in an exchange for Class EC certificates, to any related portion of the Class EC certificates), and

•	the rights of the holders of the Class A-S (and, to the extent any Exchangeable Certificates have been converted in an exchange for Class EC certificates, any related portion of the Class EC certificates), Class B (and, to the extent any Exchangeable Certificates have been converted in an exchange for Class EC certificates, any related portion of the Class EC certificates), Class C (and, to the extent any Exchangeable Certificates have been converted in an exchange for Class EC certificates, any related portion of the Class EC certificates), Class D, Class E, Class F, Class G and Class NR certificates will be subordinated to the rights of the holders of the Senior Certificates.

This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class A Certificates (other than the Class A-S certificates) of principal in an amount equal to, in each case, the entire Certificate Balance of the Class A Certificates (other than the Class A-S certificates). Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of more senior classes of Subordinate Certificates (including the Class EC certificates with respect to the components representing more senior Exchangeable Certificates) of the full amount of interest payable in respect of those classes of certificates on each Distribution Date, and the ultimate receipt by the holders of more senior classes of Subordinate Certificates (including the Class EC certificates with respect to the components representing more senior Exchangeable Certificates) of principal equal to the entire Certificate Balance of each of those classes as compared with more junior classes of Subordinate Certificates (including the Class EC certificates with respect to the components representing more junior Exchangeable Certificates).

The protection afforded to the holders of more senior classes of Subordinate Certificates (including the Class EC certificates with respect to the components representing more senior Exchangeable Certificates) by means of the subordination of more junior classes of Subordinate Certificates (including the Class EC certificates with respect to the components representing more junior Exchangeable Certificates) will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under “—Distributions” above and by the allocation of Collateral Support Deficits in the manner described below. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

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On or after the Cross-Over Date, allocation of principal will be made to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates that are still outstanding, pro rata, without regard to the Class A-SB Planned Principal Balance, until their Certificate Balances have been reduced to zero. Prior to the Cross-Over Date, allocation of principal on any Distribution Date will be made first, to the Class A-SB certificates until their Certificate Balance has been reduced to the Class A-SB Planned Principal Balance for the related Distribution Date, second, to the Class A-1 certificates until their Certificate Balance has been reduced to zero, third, to the Class A-2 certificates, until their Certificate Balance has been reduced to zero, fourth, to the Class A-3 certificates, until their Certificate Balance has been reduced to zero, fifth, to the Class A-4 certificates until their Certificate Balance has been reduced to zero, sixth, to the Class A-5 certificates until their Certificate Balance has been reduced to zero, and seventh, to the Class A-SB certificates until their Certificate Balance has been reduced to zero.

Allocation to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of mortgage loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, the percentage interest in the trust evidenced by the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates will be decreased (with a corresponding increase in the percentage interest in the trust evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates by the Subordinate Certificates.

Following retirement of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S certificates (and, with respect to converted portions of the Class A-S certificates, passed through to the Class EC certificates), the Class B certificates (and, with respect to converted portions of the Class B certificates, passed through to the Class EC certificates), the Class C certificates (and, with respect to converted portions of the Class C certificates, passed through to the Class EC certificates), the Class D certificates, the Class E certificates, the Class F certificates, the Class G certificates and the Class NR certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than to Class NR certificates) as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date and the allocation of Certificate Deferred Interest for such date, the certificate administrator is required to calculate the amount, if any, by which (i) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the mortgage loans that were used to reimburse the master servicer, the special servicer or the trustee from general collections of principal on the mortgage loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the mortgage loans, including any REO Loans (but in each case, excluding any Companion Loan) expected to be outstanding immediately following that Distribution Date is less than (ii) the then aggregate Certificate Balance of the Principal Balance Certificates (calculated without regard to any exchange and conversion of the Exchangeable Certificates for Class EC certificates) after giving effect to distributions of principal on that Distribution Date and the allocation of Certificate Deferred Interest (any such deficit, a “Collateral Support Deficit”). The certificate administrator will be required to allocate any Collateral Support Deficit among the respective classes of Principal Balance Certificates in the following order: to the Class NR certificates, Class G certificates, Class F certificates, Class E certificates, Class D certificates, Class C certificates (without regard to the exchange and conversion of the Exchangeable Certificates for Class EC certificates), Class B certificates (without regard to the exchange and conversion of the Exchangeable Certificates for Class EC certificates) and Class A-S certificates (without regard to the exchange and conversion of the Exchangeable Certificates for Class EC certificates), and in each case in respect of and until the remaining Certificate Balance of that class of

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certificates has been reduced to zero. Following the reduction of the Certificate Balances of all classes of Subordinate Certificates and Class EC certificates to zero, the certificate administrator will be required to allocate the Collateral Support Deficit among the classes of Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, pro rata without regard to the Class A-SB Planned Principal Balance (based upon their respective Certificate Balances), until the remaining Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates have been reduced to zero. Any Collateral Support Deficit allocated to a class of certificates will be allocated among the respective certificates of such class in proportion to the Percentage Interests evidenced by the respective certificates.

Mortgage loan losses and Collateral Support Deficits will not be allocated to the Class R or Class Z certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the classes of Class X Certificates may be reduced if the related classes of Principal Balance Certificates are reduced by such loan losses or such Collateral Support Deficits.

In the event that all or a portion of the Exchangeable Certificates are converted in an exchange for the Class EC certificates, such Class EC certificates will be entitled to the sum of the principal and interest and other amounts otherwise distributable to the Class A-S, Class B and Class C certificates that are converted in an exchange for such Class EC certificates and will similarly be allocated the Collateral Support Deficit and other shortfalls otherwise allocable to the Class A-S, Class B and Class C certificates that are converted in an exchange for such Class EC certificates. As a result, the Class EC certificates will have the benefit of the subordination afforded the underlying Exchangeable Certificates and will be subject to the corresponding risks and limitations that subordination of a related component class of Exchangeable Certificates entails.

In general, Collateral Support Deficits with respect to the Offered Certificates could result from the occurrence of: (1) losses and other shortfalls on or in respect of the mortgage loans, including as a result of defaults and delinquencies on the related mortgage loans, Nonrecoverable Advances made in respect of the mortgage loans, the payment to the special servicer of any compensation as described in “Transaction Parties—Servicing and Other Compensation and Payment of Expenses” in this free writing prospectus, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-mortgage loan specific expenses of the trust fund, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Trustee” or “—The Certificate Administrator”, as applicable, in this free writing prospectus, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the trust fund as described under “Material Federal Income Tax Consequences” in this free writing prospectus and “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates” in the prospectus. Accordingly, the allocation of Collateral Support Deficit as described above will constitute an allocation of losses and other shortfalls experienced by the trust fund.

A class of certificates will be considered outstanding until its Certificate Balance or Notional Amount is reduced to zero (without regard to the exchange and conversion of the Exchangeable Certificates for Class EC certificates); provided that in any event the Class Z certificates will be considered outstanding so long as holders of such certificates are entitled to receive Excess Interest. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Collateral Support Deficits are required thereafter to be made to a class of Principal Balance Certificates in accordance with the payment priorities set forth in “—Distributions—Priority” above.

Advances

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, and are not credit support for the certificates and will not act to guarantee or insure against losses on the mortgage loans or otherwise. On the business day immediately preceding each Distribution Date (the “Master Servicer Remittance Date”), the master servicer will be obligated, unless determined to be nonrecoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as

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provided in the Pooling and Servicing Agreement, certain funds held in the Certificate Account that are not required to be part of the Available Distribution Amount for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of: (1) all Periodic Payments (net of any applicable Servicing Fees), other than balloon payments, that were due on the mortgage loans (including the Non-Serviced Mortgage Loans) and any REO Loan (other than any portion of an REO Loan related to a Companion Loan) during the related Due Period and not received as of the business day preceding the Master Servicer Remittance Date; and (2) in the case of each mortgage loan delinquent in respect of its balloon payment as of the Master Servicer Remittance Date (including any REO Loan (other than any portion of an REO Loan related to a Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment. The master servicer’s obligations to make P&I Advances in respect of any mortgage loan (including the Non-Serviced Mortgage Loans) or REO Loan (other than any portion of a REO Loan related to a Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the mortgage loan or disposition of the REO Property, as the case may be. However, no interest will accrue on any P&I Advance made with respect to a mortgage loan unless the related Periodic Payment is received after the related Due Date has passed and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the Master Servicer Remittance Date. To the extent that the master servicer fails to make a P&I Advance that it is required to make under the Pooling and Servicing Agreement, the trustee will be required to make the required P&I Advance in accordance with the terms of the Pooling and Servicing Agreement.

Neither the master servicer nor the trustee will be required to make a P&I Advance for a balloon payment, default interest, late payment charges, Yield Maintenance Charges, prepayment premiums or Excess Interest or with respect to any Companion Loan.

If an Appraisal Reduction has been made with respect to any mortgage loan (or, in the case of a Non-Serviced Whole Loan, an appraisal reduction has been made in accordance with the related Non-Serviced PSA and the master servicer has notice of such Appraisal Reduction) and such mortgage loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that mortgage loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that mortgage loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction (or, in the case of any Whole Loan, the portion of such Appraisal Reduction allocated to the related mortgage loan), if any, and the denominator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related Distribution Date. For purposes of the immediately preceding sentence, the Periodic Payment due on the maturity date for a balloon loan will be the Assumed Scheduled Payment for the related Distribution Date.

In no event will either the master servicer or the trustee be required to make a P&I Advance with respect to any Companion Loan.

In addition to P&I Advances, the master servicer will also be obligated (subject to the limitations described in this free writing prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any mortgage loan or any Whole Loan (other than the Non-Serviced Whole Loans), as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property or REO Property, in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related mortgage loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the master servicer fails to make a Servicing Advance that it is required to make under the Pooling and Servicing Agreement and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the Pooling and Servicing Agreement.

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The special servicer will have no obligation to make any Servicing Advances; provided, that in an urgent or emergency situation requiring the making of a Servicing Advance, the special servicer may make such Servicing Advance, and the master servicer will be required to reimburse the special servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the Pooling and Servicing Agreement, unless such Advance is determined to be nonrecoverable by the master servicer in its reasonable judgment (in which case it will be reimbursed out of the collection account). Once the special servicer is reimbursed, the master servicer will be deemed to have made such Servicing Advance as of the date made by the special servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the Pooling and Servicing Agreement.

The master servicer, the special servicer or the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a mortgage loan (or, consistent with the related intercreditor agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of a mortgage loan as to which such P&I Advance was made, whether in the form of late payments, Insurance and Condemnation Proceeds, Liquidation Proceeds or otherwise from the related mortgage loan (“Related Proceeds”). Notwithstanding the foregoing, none of the master servicer, the special servicer or the trustee will be obligated to make any Advance that it determines in its reasonable judgment would, if made, not be recoverable (including interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”).

Each of the master servicer, the special servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general funds relating to the mortgage loans on deposit in the Certificate Account (first from principal collections and then from any other collections). The master servicer and trustee will be entitled to rely conclusively on any non-recoverability determination of the special servicer but such determination will not be binding on the master servicer or the trustee. Amounts payable in respect of each Companion Loan pursuant to the related intercreditor agreement will not be available for distributions on the certificates or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related mortgage loan, but will be available, in accordance with the Pooling and Servicing Agreement and related intercreditor agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan. If a Servicing Advance by the master servicer or special servicer (or trustee, as applicable) on a Serviced Whole Loan becomes a Nonrecoverable Advance and the master servicer, the special servicer or the trustee, as applicable, is unable to recover such amounts from related proceeds or the related Companion Loan, as applicable, the master servicer, the special servicer or the trustee (as applicable) will be permitted to recover such Nonrecoverable Advance (including interest thereon) out of general funds on deposit in the Certificate Account.

If the funds in the Certificate Account relating to the mortgage loans allocable to principal on the mortgage loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that, with respect to any mortgage loan other than an Excluded Loan, any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Event, the consent of the Directing Certificateholder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

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In connection with a potential election by the master servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the one month collection period ending on the related Determination Date for any Distribution Date, the master servicer or the trustee will be authorized to wait for principal collections on the mortgage loans to be received until the end of such collection period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time the master servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a one month collection period will exceed the full amount of the principal portion of general collections deposited in the Certificate Account for such Distribution Date, then the master servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, and thereafter will be required to deliver copies of such notice to the Rating Agencies. Notwithstanding the foregoing, failure to give such notice will in no way affect the master servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement.

Each of the master servicer, the special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a mortgage loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the mortgage loans in the Certificate Account.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In addition, the special servicer may, at its option (with respect to any Specially Serviced Mortgage Loan, in consultation with, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder) make a determination in accordance with the Servicing Standard that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the master servicer (and, with respect to a Serviced Mortgage Loan, to any master servicer or special servicer under the pooling and servicing agreement governing any trust into which the related Serviced Pari Passu Companion Loan is deposited, and, with respect to any Non-Serviced Mortgage Loan, the related master servicer under the related Non-Serviced PSA), the certificate administrator, the trustee, the senior trust advisor and the 17g-5 Information Provider notice of such determination, which determination may be conclusively relied upon by, but will not be binding upon, the master servicer and the trustee; however, the special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by the special servicer that such an Advance is nonrecoverable, each such decision will remain with the master servicer or the trustee, as applicable. If the special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is nonrecoverable, the master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is nonrecoverable. With respect to any Non-Serviced Whole Loan, if any servicer in connection with a securitization of any related Non-Serviced Pari Passu Companion Loan determines that a P&I Advance with respect to such related Non-Serviced Pari Passu Companion Loan, if made, would be nonrecoverable, such determination will not be binding on the master servicer and the trustee as it relates to any proposed P&I Advance with respect to the related Non-Serviced Mortgage Loan. Similarly, with respect to any Non-Serviced Mortgage Loan, if the master servicer or the special servicer determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be nonrecoverable, such determination will not be binding on the related master servicer and related trustee as it relates to any proposed P&I Advance with respect to any related Non-Serviced Pari Passu Companion Loan. In making such non-recoverability determination, such person will be entitled to consider (among other things): (a) the obligations of the borrower under the terms of the related mortgage loan or Companion Loan, as applicable, as it may have been modified, (b) the related

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Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (c) estimated future expenses, and (d) estimated timing of recoveries, and will be entitled to give due regard to the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the master servicer, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is nonrecoverable) at any time and may obtain at the expense of the trust any analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders, and may be conclusively relied upon by, but is not binding upon, the master servicer and the trustee. The master servicer and the trustee will be entitled to rely conclusively on any non-recoverability determination of the special servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

No P&I Advances will be made by the master servicer or the trustee with respect to delinquent amounts in respect of monthly payments or the balloon payments due on any Companion Loan. No Servicing Advances will be made with respect to any Serviced Whole Loan if the related mortgage loan is no longer part of the trust or if such Serviced Whole Loan is no longer serviced by the trust and no Servicing Advances will be made for the Non-Serviced Whole Loan. Any requirement of the master servicer or the trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more mortgage loans or the related Companion Loan.

In connection with its recovery of any Advance, each of the master servicer, the special servicer and the trustee will be entitled to be paid, out of any amounts relating to the mortgage loans then on deposit in the Certificate Account, interest at the Prime Rate (the “Reimbursement Rate”) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the master servicer nor the trustee will be entitled to interest on P&I Advances that accrues before the related due date has passed and any applicable grace period has expired. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York edition.

Each Statement to Certificateholders furnished or made available by the certificate administrator to the Certificateholders will contain information relating to the amounts of Advances made with respect to the related Distribution Date. See “—Reports to Certificateholders; Certain Available Information” in this free writing prospectus.

Appraisal Reductions

After an Appraisal Reduction Event has occurred with respect to a mortgage loan (other than the Non-Serviced Mortgage Loans), any related Serviced Pari Passu Companion Loan or Serviced Whole Loan, an Appraisal Reduction is required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(1)     120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the mortgage loan or a related Companion Loan, as applicable;

(2)     the date on which a reduction in the amount of Periodic Payments on the mortgage loan or related Companion Loan, as applicable, or a change in any other material economic term of the mortgage loan or related Companion Loan, as applicable, (other than an extension of its maturity), becomes effective as a result of a modification of the related mortgage loan or related Companion Loan, as applicable, by the special servicer;

(3)     30 days after the date on which a receiver has been appointed for the Mortgaged Property;

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(4)     30 days after the date on which a borrower declares bankruptcy (and not otherwise dismissed within such time);

(5)     60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6)     90 days after an uncured delinquency occurs in respect of a balloon payment with respect to such mortgage loan or related Companion Loan, except where a refinancing is anticipated within 120 days after the maturity date of the mortgage loan and related Companion Loan in which case 120 days after such uncured delinquency; and

(7)     immediately after a mortgage loan or related Companion Loan becomes an REO Loan; provided, however, that the 30-day period referenced in clauses (3) and (4) above will not apply if the related mortgage loan is a Specially Serviced Mortgage Loan.

No Appraisal Reduction Event may occur at any time when the aggregate Certificate Balance of all classes of certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates) has been reduced to zero.

The “Appraisal Reduction” for any Distribution Date and for any mortgage loan (other than any Non-Serviced Mortgage Loan), any Serviced Companion Loan or any Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the special servicer (and, with respect to any mortgage loan other than an Excluded Loan, prior to the occurrence of a Consultation Termination Event, in consultation with the Directing Certificateholder and, after the occurrence and during the continuance of a Control Event, in consultation with the senior trust advisor), as of the first Determination Date that is at least 10 business days following the date the special servicer receives an appraisal or conducts a valuation described below, equal to the excess of (a) the Stated Principal Balance of that mortgage loan or Serviced Whole Loan, as the case may be, over (b) the excess of (1) the sum of (x) 90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the special servicer with respect to that mortgage loan (together with any other mortgage loan cross-collateralized with such mortgage loan) or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the master servicer as an Advance), or (B) by an internal valuation performed by the special servicer with respect to any mortgage loan (together with any other mortgage loan cross-collateralized with such mortgage loan) or Serviced Whole Loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as the special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant, and (y) all escrows, letters of credit and reserves in respect of that mortgage loan or Serviced Whole Loan as of the date of calculation over (2) the sum as of the Due Date occurring in the month of the date of determination of (x) to the extent not previously advanced by the master servicer or the trustee, all unpaid interest due on that mortgage loan or Serviced Whole Loan at a per annum rate equal to the Mortgage Rate, (y) all P&I Advances on the related mortgage loan and all Servicing Advances on the related mortgage loan or Serviced Whole Loan not reimbursed from the proceeds of such mortgage loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that mortgage loan or Serviced Whole Loan, and (z) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid with respect to such mortgage loan or Serviced Whole Loan (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the master servicer, the special servicer or the trustee, as applicable).

Each Serviced Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction with respect to the mortgage loan and Companion Loan that comprise such Serviced Whole Loan. Any Appraisal Reduction in respect of any Serviced Whole Loan will be allocated in accordance with the related intercreditor agreement or, if no allocation is specified in the related intercreditor agreement, then, pro rata, between the related Serviced Mortgage Loan and the related Serviced Pari Passu Companion Loan based upon their respective Stated Principal Balances.

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The special servicer will be required to order an appraisal or conduct a valuation, promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to the Non-Serviced Whole Loans). On the first Determination Date occurring on or after the tenth business day following the receipt of the MAI appraisal or the completion of the valuation, the special servicer will be required to calculate and report to the master servicer, the trustee, the certificate administrator, the senior trust advisor and, with respect to any mortgage loan other than an Excluded Loan, prior to the occurrence of any Consultation Termination Event, the Directing Certificateholder, the Appraisal Reduction, taking into account the results of such appraisal or valuation and receipt of information requested by the special servicer from the master servicer reasonably necessary to calculate the Appraisal Reduction. Such report will also be forwarded by the master servicer (or the special servicer if the related mortgage loan is a Specially Serviced Mortgage Loan), to the extent the related Serviced Pari Passu Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold, or to the holder of any related Serviced Pari Passu Companion Loan by the master servicer (or the special servicer if the related mortgage loan is a Specially Serviced Mortgage Loan). In the event that the special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clauses (1) and (6) of the definition of Appraisal Reduction Event above, within 120 days (in the case of clause (1)) or 90 or 120 days (in the case of clause (6)), respectively, after the initial delinquency for the related Appraisal Reduction Event), the amount of the Appraisal Reduction will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related mortgage loan (or Serviced Whole Loan) until an MAI appraisal is received by the special servicer. The Appraisal Reduction is calculated as of the first Determination Date that is at least ten (10) business days after the special servicer’s receipt of such MAI appraisal. The master servicer will provide (via electronic delivery) the special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction pursuant to its definition using reasonable efforts to deliver such information within four business days of the special servicer’s reasonable request (which request is required to be made promptly, but in no event later than ten (10) business days, after the special servicer’s receipt of the applicable appraisal or preparation of the applicable internal valuation); provided, however, that the special servicer’s failure to timely make such a request will not relieve the master servicer of its obligation to use reasonable efforts to provide such information to the special servicer within four (4) business days following the special servicer’s reasonable request. The master servicer will not calculate Appraisal Reductions.

As a result of calculating one or more Appraisal Reductions (and, in the case of any Whole Loan, to the extent allocated in the related mortgage loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate class of certificates then outstanding (i.e., first to the Class NR certificates, then to the Class G certificates, then to the Class F certificates, then to the Class E certificates, then to the Class D certificates, then to the Class C certificates (without giving effect to any exchange of the Exchangeable Certificates for Class EC certificates), then to the Class B certificates (without giving effect to any exchange of the Exchangeable Certificates for Class EC certificates) and then to the Class A-S certificates (without giving effect to any exchange of the Exchangeable Certificates for Class EC certificates)). The Class EC certificates will be entitled to receive the sum of the interest otherwise distributable on the portion of Exchangeable Certificates that have been converted in an exchange for such Class EC certificates. As a result, any reduction in the amount of interest distributable to any converted Exchangeable Certificates due to the reduction of any P&I Advance described above will reduce the amount of interest distributable to the Class EC certificates. See “—Advances” above.

With respect to each mortgage loan (other than the Non-Serviced Mortgage Loans) and each Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the mortgage loan or Serviced Whole Loan has remained current for three consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that mortgage loan during the preceding three months (for such purposes taking into account any amendment or modification of such mortgage loan, any related Serviced Companion Loan or Serviced Whole Loan)), the special servicer is required (i) within 30 days of each annual anniversary of the related Appraisal Reduction Event and

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(ii) upon its determination that the value of the related Mortgaged Property has materially changed, to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by the master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the trust paid out of the collection account), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information reasonably requested by the special servicer from the master servicer necessary to calculate the Appraisal Reduction, the special servicer is required to determine or redetermine, as applicable, and report to the master servicer, the trustee, the certificate administrator, the senior trust advisor and, with respect to any mortgage loan other than an Excluded Loan prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder, the calculated or recalculated amount of the Appraisal Reduction with respect to the mortgage loan or Serviced Whole Loan, as applicable. Such report will also be forwarded to the holder of any related Companion Loan by the master servicer (or the special servicer if the related mortgage loan is a Specially Serviced Mortgage Loan). With respect to any mortgage loan other than an Excluded Loan, prior to the occurrence of a Consultation Termination Event, the special servicer will consult with the Directing Certificateholder, with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction. Notwithstanding the foregoing, the special servicer will not be required to obtain an appraisal or valuation with respect to a mortgage loan, any related Serviced Companion Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent the special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction with respect to the mortgage loan, any related Serviced Companion Loan or Serviced Whole Loan, provided that the special servicer is not aware of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to the provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above. The existence of an appraisal reduction under the applicable Non-Serviced PSA in respect of any Non-Serviced Mortgage Loan will proportionately reduce the master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on that Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to the Non-Serviced PSA, the Non-Serviced Mortgage Loan will be treated as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise such Non-Serviced Whole Loan. Any appraisal reduction calculated with respect to any Non-Serviced Whole Loan will generally be allocated first, to the related Subordinate Companion Loan, if any, and then, pro rata, between the related Non-Serviced Mortgage Loan and the related Non-Serviced Pari Passu Companion Loan(s), based upon their respective Stated Principal Balances.

Any mortgage loan (other than any Non-Serviced Mortgage Loan), any related Serviced Companion Loan or any Serviced Whole Loan previously subject to an Appraisal Reduction that becomes a Corrected Mortgage Loan, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction. Any Appraisal Reduction in respect of a Non-Serviced Whole Loan will be calculated by the applicable party under and in accordance with and pursuant to the terms of the applicable Non-Serviced PSA.

For purposes of determining the Controlling Class, Appraisal Reductions allocated to a related mortgage loan will be allocated to each class of Principal Balance Certificates in reverse sequential order to notionally reduce the Certificate Balance until the related Certificate Balances of each such class is reduced to zero (i.e., first to the Class NR certificates, then to the Class G certificates, then to the Class F certificates, then to the Class E certificates, then to the Class D certificates, then to the Class C certificates (determined without giving effect to any exchange of the Exchangeable Certificates for Class EC certificates), then to the Class B certificates (determined without giving effect to any exchange of the Exchangeable Certificates for Class EC certificates) and then to the Class A-S certificates (determined without giving effect to any exchange of the Exchangeable Certificates for Class EC certificates)). With respect to any Appraisal Reduction calculated for purposes of determining the

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Controlling Class, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis.

Any Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reductions to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the special servicer to order a second appraisal of any mortgage loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred (such holders, the “Requesting Holders”). The special servicer will use its reasonable best efforts to ensure that such appraisal is delivered within 30 days from receipt of the Requesting Holders’ written request and will ensure that such appraisal is prepared on an “as-is” basis by an MAI appraiser. Upon receipt of such second appraisal, the special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such second appraisal, any recalculation of the applicable Appraisal Reduction is warranted and, if so warranted will recalculate such Appraisal Reduction based upon such second appraisal and receipt of information requested by the special servicer from the master servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction.

Any Appraised-Out Class for which the Requesting Holders are challenging the special servicer’s Appraisal Reduction determination may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class; the rights of the Controlling Class will be exercised by the most senior Control Eligible Certificates, if any, during such period.

With respect to each Non-Serviced Mortgage Loan, the related directing certificateholder will be subject to provisions similar to those described above. See “Servicing of the Mortgage Loans—Servicing of the Civic Opera Building Mortgage Loan”, “—Servicing of the U-Haul Portfolio Mortgage Loan” and “—Servicing of the One Shell Square Mortgage Loan and the Brunswick Portfolio Mortgage Loan” in this free writing prospectus.

Reports to Certificateholders; Certain Available Information

On each Distribution Date, the certificate administrator will be required to prepare and make available to any Certificateholder on its website pursuant to the Pooling and Servicing Agreement a statement (a “Statement to Certificateholders”) based in part upon information provided by the master servicer in accordance with the guidelines of CREFC® (or any successor organization reasonably acceptable to the trustee, the master servicer, the special servicer, the certificate administrator and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder) setting forth, among other things:

(1)     the amount of the distribution on the Distribution Date to the holders of each class of certificates in reduction of the Certificate Balance of the certificates;

(2)     the amount of the distribution on the Distribution Date to the holders of each class of certificates allocable to Distributable Certificate Interest;

(3)     the aggregate amount of Advances made, with respect to the pool of mortgage loans, during the period from but not including the previous Distribution Date to and including such Distribution Date and details of P&I Advances as of the date such P&I Advances are required to be made;

(4)     the aggregate amount of compensation paid to the trustee and the certificate administrator, servicing compensation paid to the master servicer and the special servicer, the fees payable to the senior trust advisor and CREFC® Intellectual Property Royalty License Fees paid to CREFC®, in each case with respect to the Due Period for such Determination Date;

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(5)     the aggregate Stated Principal Balance of the mortgage loans and any REO Loans outstanding immediately before and immediately after the Distribution Date;

(6)     the aggregate amount of unscheduled payments received;

(7)     the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the mortgage loans as of the end of the related Due Period for the Distribution Date;

(8)     the number and aggregate principal balance of mortgage loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90-119 days (and for each 30-day period thereafter until liquidation), (D) current but specially serviced or in foreclosure but not an REO Property and (E) for which the related borrower is subject to oversight by a bankruptcy court;

(9)     the value of any REO Property (and, with respect to any Serviced Whole Loan, the trust’s interest in such Serviced Whole Loan) included in the trust fund as of the Determination Date for the Distribution Date, on a loan-by-loan basis, based on the most recent appraisal or valuation;

(10)   the Available Distribution Amount for the Distribution Date;

(11)   the accrued certificate interest, in respect of such class of certificates for such Distribution Date, separately identifying any Certificate Deferred Interest, for such Distribution Date allocated to such class of certificates;

(12)   the amount of the distribution on the Distribution Date to the holders of each class of certificates allocable to (A) Yield Maintenance Charges, (B) (in the case of the Class Z certificates), Excess Interest and (C) prepayment premiums;

(13)   the Pass-Through Rate for each class of certificates for the Distribution Date;

(14)   the Scheduled Principal Distribution Amount and Unscheduled Principal Distribution Amount;

(15)   the Certificate Balance or Notional Amount, as the case may be, of each class of certificates immediately before and immediately after the Distribution Date, separately identifying any reduction in these amounts as a result of the allocation of any Collateral Support Deficit on the Distribution Date and the aggregate amount of all reductions as a result of Collateral Support Deficits in respect of the Principal Balance Certificates to date and, with respect to the Class EC certificates, the portion of such Certificates representing the Certificate Balance of the Class A-S, Class B and Class C certificates converted in an exchange for such Class EC certificates;

(16)   the fraction, expressed as a decimal carried to eight places, the numerator of which is the then related Certificate Balance or Notional Amount, as the case may be, and the denominator of which is the related initial aggregate Certificate Balance or Notional Amount, as the case may be, for each class of certificates (other than the Residual Certificates) immediately following the Distribution Date;

(17)   (a) the amount of any Appraisal Reductions (including, with respect to any Serviced Whole Loan, the amount allocable to the related mortgage loan and any Serviced Companion Loan) effected in connection with the Distribution Date on a loan-by-loan basis and (b) the total Appraisal Reduction effected in connection with such Distribution Date;

(18)   the current Controlling Class;

(19)   the number and Stated Principal Balances of any mortgage loans extended or modified since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) on a loan-by-loan basis;

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(20)   the amount of any remaining unpaid interest shortfalls for each class of certificates as of the Distribution Date;

(21)   a loan-by-loan listing of each mortgage loan which was the subject of a principal prepayment since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) and the amount and the type of principal prepayment occurring;

(22)   a loan-by-loan listing of any mortgage loan that was defeased since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

(23)   all deposits into, withdrawals from, and the balance of the Interest Reserve Account on the Master Servicer Remittance Date;

(24)   the amount of the distribution on the Distribution Date to the holders of the Residual Certificates;

(25)   the amount of the distribution on the Distribution Date to the holders of each class of Principal Balance Certificates and the Class EC certificates in reimbursement of previously allocated Collateral Support Deficit;

(26)   the aggregate Stated Principal Balance of the mortgage loans outstanding as of the close of business on the related Determination Date;

(27)   with respect to any mortgage loan as to which a liquidation occurred since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) or prior to the related Determination Date (other than a payment in full), (A) its loan number, (B) the aggregate of all Liquidation Proceeds which are included in the Available Distribution Amount and other amounts received in connection with the liquidation (separately identifying the portion allocable to distributions on the certificates) and (C) the amount of any Collateral Support Deficit allocated to the Principal Balance Certificates in connection with the liquidation and, with respect to the Class EC certificates, the portion of such Principal Balance Certificates representing the Certificate Balance of the Class A-S, Class B and Class C certificates converted in an exchange for such Class EC certificates;

(28)   with respect to any REO Property (including, with respect to any related Whole Loan, the trust fund’s interest in such Whole Loan) included in the trust as to which the special servicer determined, in accordance with the Servicing Standard, that all payments or recoveries with respect to the Mortgaged Property have been ultimately recovered since the previous Determination Date, (A) the loan number of the related mortgage loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with that determination (separately identifying the portion allocable to distributions on the certificates) and (C) the amount of any realized loss or Collateral Support Deficit, as applicable, allocated to the Principal Balance Certificates in respect of the related REO Loan in connection with that determination and, with respect to the Class EC certificates, the portion of such Principal Balance Certificates representing the Certificate Balance of the Class A-S, Class B and Class C certificates converted in an exchange for such Class EC certificates;

(29)   the aggregate amount of interest on P&I Advances paid to the master servicer and the trustee since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

(30)   the aggregate amount of interest on Servicing Advances paid to the master servicer, the special servicer and the trustee since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

(31)   the then-current credit support levels for each class of certificates;

(32)   the aggregate amount of Yield Maintenance Charges collected since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

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(33)   identification of any notice of a material modification, extension or waiver of a mortgage loan;

(34)   identification of any material breach of the representations and warranties given with respect to a mortgage loan by the applicable mortgage loan seller;

(35)   the amount of any Excess Interest actually received; and

(36)   an itemized listing of any Disclosable Special Servicer Fees received by the special servicer or any of its affiliates with respect to the related Distribution Date, which information will be provided to the certificate administrator by the master servicer.

Under the Pooling and Servicing Agreement, the master servicer or the special servicer, as applicable, is required to provide to the holders of any Companion Loan (or their designee including any master servicer or special servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related intercreditor agreement.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, the master servicer, the special servicer, any Excluded Special Servicer, the trustee, the certificate administrator, any additional servicer designated by the master servicer or the special servicer, the senior trust advisor, any affiliate of the senior trust advisor designated by the senior trust advisor, any holder of a Companion Loan (or representative thereof) who provides an Investor Certification, any person (including the Directing Certificateholder) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers a NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided, however, that in no event may a Borrower Party (other than a Borrower Party that is the special servicer) be entitled to receive (i) if such party is the Directing Certificateholder or any Controlling Class Certificateholder (each such party, as applicable, an “Excluded Controlling Class Holder”), any Excluded Information via the certificate administrator’s website, and (ii) if such party is not the Directing Certificateholder or any Controlling Class Certificateholder, any information other than the Distribution Date Statement; provided, further, however, that, with respect to a Borrower Party that is the special servicer, such Borrower Party (and the related special servicer) will be prohibited from viewing or otherwise retrieving any information solely related to any related Excluded Special Servicer Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the Pooling and Servicing Agreement pertaining to such Excluded Special Servicer Loan; provided, further, however, that the special servicer will at all times be considered a Privileged Person, despite such restriction on information; provided, further, however, that any Excluded Controlling Class Holder will be permitted to obtain in accordance with terms of Pooling and Servicing Agreement any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website).

In determining whether any person is an additional servicer or an affiliate of the senior trust advisor, the certificate administrator may rely on direction by the master servicer, the special servicer, each mortgage loan seller or the senior trust advisor, as the case may be.

“Borrower Party” means a borrower, a mortgagor, a manager of a Mortgaged Property, the holder of a mezzanine loan that has accelerated the related mezzanine loan (unless (i) acceleration was automatic under such mezzanine loan, (ii) the event directly giving rise to the automatic acceleration under such mezzanine loan was not initiated by such mezzanine lender or an affiliate of such mezzanine lender, and (iii) such mezzanine lender is stayed from exercising and has not commenced the exercise of remedies associated with foreclosure of the equity collateral under such mezzanine loan) or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any Borrower Party Affiliate.

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“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or a mezzanine lender that has accelerated the related mezzanine loan (unless (i) acceleration was automatic under such mezzanine loan, (ii) the event directly giving rise to the automatic acceleration under such mezzanine loan was not initiated by such mezzanine lender or an affiliate of such mezzanine lender, and (iii) such mezzanine lender is stayed from exercising and has not commenced the exercise of remedies associated with foreclosure of the equity collateral under such mezzanine loan) or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or mezzanine lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or mezzanine lender, as applicable.  For the purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Excluded Controlling Class Loan” means a mortgage loan or Whole Loan with respect to which the Directing Certificateholder or any Controlling Class Certificateholder is a Borrower Party.

“Excluded Information” means, with respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the Pooling and Servicing Agreement pertaining to such Excluded Controlling Class Loan and/or the related Mortgaged Properties.

“Excluded Loan” means a mortgage loan or Whole Loan with respect to which the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party.

“Investor Certification” means a certificate, substantially in the form attached to the Pooling and Servicing Agreement, representing (i) that such person executing the certificate is a Certificateholder, the Directing Certificateholder (to the extent such person is not a Certificateholder), a beneficial owner of a certificate, a Companion Loan holder or a prospective purchaser of a certificate (or any investment advisor or manager or other representative of the foregoing), (ii) that either (a) that such person is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the Pooling and Servicing Agreement, or (b) such person is a Borrower Party, in which case (1) if such person is the Directing Certificateholder or a Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the Pooling and Servicing Agreement other than any Excluded Information as set forth in the Pooling and Servicing Agreement or (2) if such person is not the Directing Certificateholder or a Controlling Class Certificateholder, in which case such person will only receive access to the Distribution Date Statements prepared by the certificate administrator, (iii) except in the case of a Companion Loan holder or its representative, that such person has received a copy of the final prospectus supplement and the prospectus and (iv) that such person agrees to keep any information that such person has had access to on the certificate administrator’s website confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to obtain in accordance with terms of Pooling and Servicing Agreement any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website) and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Controlling Class Loan.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the Pooling and Servicing Agreement, that such NRSRO was engaged to rate securities backed by a Serviced Companion Loan, or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange

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Act (“Rule 17g-5”), such NRSRO has access to the depositor’s 17g-5 Information Provider’s website, and such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

In the case of information furnished pursuant to clauses (1), (2), (11), (12), (15), (20), (24), (25) and (35) above, (i) the amounts will be expressed as a dollar amount in the aggregate for all certificates of each applicable class and per any definitive certificate and (ii) the Class EC certificates will receive such information allocable to the Class A-S, Class B and Class C certificates exchanged for such Class EC certificates. In addition, within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate, a statement containing the information set forth in clauses (1) and (2) above as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

Copies of each Statement to Certificateholders as well as other required Exchange Act reports will be filed with the SEC through its EDGAR system located at “http://www.sec.gov” under the name of the Issuing Entity for so long as the Issuing Entity is subject to the reporting requirements of the Exchange Act. The public also may read and copy any materials filed with the SEC at its Public Reference Room located at 100 F Street, NE, Washington, DC 20549 on official business days between the hours of 10:00 a.m. and 3:00 p.m. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

Certain information concerning the mortgage loans and the certificates, including the Statements to Certificateholders, CREFC® reports and supplemental notices with respect to such Statements to Certificateholders and CREFC® reports, may be provided by the certificate administrator to certain market data providers, such as Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management Inc., Interactive Data Corporation, CMBS.com, Markit and Thomson Reuters Corporation, pursuant to the terms of the Pooling and Servicing Agreement.

Upon the reasonable request of any Certificateholder that is a Privileged Person identified to the master servicer’s reasonable satisfaction, the master servicer may provide (or forward electronically) (at the expense of such Certificateholder) copies of any appraisals, operating statements, rent rolls and financial statements obtained by the master servicer; provided that, in connection therewith, the master servicer may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the master servicer, generally to the effect that such person is a Certificateholder or a beneficial holder of book-entry certificates (or an investment advisor for a Certificateholder or a beneficial holder of book-entry certificates) and a Privileged Person and will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the trust.

The Pooling and Servicing Agreement requires that the certificate administrator make available to Privileged Persons (provided that the prospectus supplement, Statements to Certificateholders and the SEC EDGAR filings referred to below will be made available to the general public) via the certificate administrator’s website, among other things, the following items, in each case to the extent prepared by or delivered to the certificate administrator in electronic format:

(A)   The following documents, which will be made available under a tab or heading designated “deal documents”:

•	the prospectus supplement and prospectus and any other disclosure document relating to the Offered Certificates, in the form most recently provided to the

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certificate administrator by the depositor or by any person designated by the depositor;

•	the Pooling and Servicing Agreement and any exhibits and any amendments to that agreement; and

•	the CREFC® loan setup file provided by the master servicer to the certificate administrator;

(B)   the following documents, which will be made available under a tab or heading designated “SEC EDGAR filings”:

•	any reports on Forms 10-D, 10-K and 8-K that have been filed by the certificate administrator with respect to the trust through the EDGAR system;

(C)   The following documents, which will be made available under a tab or heading designated “periodic reports”:

•	the Statements to Certificateholders;

•	certain information and reports specified in the Pooling and Servicing Agreement (including the collection of reports (other than the loan setup file) specified by CREFC® (or any successor organization reasonably acceptable to the certificate administrator and the master servicer) known as the “CREFC® Investor Reporting Package”) relating to the mortgage loans, to the extent that the certificate administrator receives such information and reports from the master servicer from time to time; and

•	the annual reports prepared by the senior trust advisor;

(D)   The following documents, which will be made available under a tab or heading designated “additional documents”:

•	summaries of Final Asset Status Reports;

•	property inspection reports; and

•	appraisals;

(E)   The following documents, which will be made available under a tab or heading designated “special notices”:

•	notice of any release based on an environmental release under the Pooling and Servicing Agreement;

•	notice of any waiver, modification or amendment of any term of any mortgage loan;

•	notice of final payment on the certificates;

•	all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders of the termination of the master servicer or the special servicer;

•	any notice of resignation or termination of the master servicer or special servicer;

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•	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;

•	any notice to Certificateholders of the senior trust advisor’s recommendation to replace the special servicer;

•	notice of resignation or termination of the senior trust advisor and notice of the acceptance of appointment by the successor senior trust advisor;

•	any notice of the termination of a sub-servicer;

•	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

•	any notice of the termination of the trust;

•	any notice that a Control Event has occurred or is terminated or that a Consultation Termination Event has occurred or is terminated;

•	any assessment of compliance delivered to the certificate administrator; and

•	any Attestation Reports delivered to the certificate administrator;

(F)   The “Investor Q&A Forum”; and

(G)   Solely to Certificateholders and beneficial owners of Certificates that are Privileged Persons, the “Investor Registry”.

Notwithstanding the foregoing, if the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is a Borrower Party with respect to any related Excluded Controlling Class Loan (such party, an “Excluded Controlling Class Holder”), such Excluded Controlling Class Holder is required to promptly notify each of the master servicer, special servicer, senior trust advisor, trustee and certificate administrator pursuant to the Pooling and Servicing Agreement and provide a new investor certification pursuant to the Pooling and Servicing Agreement and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The Pooling and Servicing Agreement will require each Excluded Controlling Class Holder in such new investor certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Certificateholder or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth herein will prohibit the Directing Certificateholder or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which the Directing Certificateholder or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available via the certificate administrator’s website, such Directing Certificateholder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Loan will be permitted to obtain such information in accordance with terms of Pooling and Servicing Agreement.

Any reports on Form 10-D filed by the certificate administrator will contain (i) the information required by Rule 15Ga-1(a) concerning all assets of the trust that were subject of a demand to repurchase or replace for breach of the related representations and warranties and (ii) a reference to the most recent

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Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer.

In addition, the certificate administrator will include (i) the identity of any mortgage loans permitting additional debt, identifying (A) the amount of any additional debt incurred during the related Due Period, (B) the total debt service coverage ratio calculated on the basis of the mortgage loan and such additional debt and (C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional debt in each applicable Form 10-D filed on behalf of the Issuing Entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the Issuing Entity.

The certificate administrator will be required to post on the certificate administrator’s website the Statements to Certificateholders and the reports included in the CREFC® Investor Reporting Package listed above on each Distribution Date. In addition, if the depositor directs the certificate administrator, and on terms acceptable to the certificate administrator, the certificate administrator will be required to make certain other information and reports related to the mortgage loans available through its internet website.

The certificate administrator will not make any representations or warranties as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the Pooling and Servicing Agreement), the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance therewith.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners may (a) submit inquiries to the certificate administrator relating to the Statements to Certificateholders, (b) submit inquiries to the master servicer or the special servicer relating to servicing reports, the mortgage loans (excluding the Non-Serviced Mortgage Loans) or the related Mortgaged Properties or (c) submit inquiries to the senior trust advisor relating to annual reports prepared by the senior trust advisor or actions by the special servicer referenced in such annual reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the master servicer, the special servicer or the senior trust advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the trust fund and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the Pooling and Servicing Agreement (including requirements in respect of non-disclosure of Privileged Information) or the mortgage loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the master servicer, the special servicer or the senior trust advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information or (vi) that answering the inquiry is otherwise not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Certificateholder as part of its responses to any inquiries. In the case of an inquiry relating to a Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the Pooling and Servicing Agreement. The Investor Q&A Forum may not reflect questions, answers and other communications that

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are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the Pooling and Servicing Agreement.

The certificate administrator’s internet website will initially be located at “www.ctslink.com”. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the Pooling and Servicing Agreement, which form(s) will also be located on and submitted electronically via the certificate administrator’s internet website. The parties to the Pooling and Servicing Agreement will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the Pooling and Servicing Agreement. The certificate administrator will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the trust and the preparation of monthly reports on Form 10-D (based on information included in each monthly Statement to Certificateholders and other information provided by other transaction parties) and annual reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the trust.

“17g-5 Information Provider” means the certificate administrator.

“CREFC®” means the Commercial Real Estate Finance Council.

The Pooling and Servicing Agreement will require the master servicer, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the Pooling and Servicing Agreement, to provide certain of the reports or, in the case of the master servicer and the Controlling Class Certificateholder, access to the reports available as set forth above, as well as certain other information received by the master servicer, to any Privileged Person so identified by a Certificate Owner or an underwriter, that requests reports or information. However, the master servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information (which such amounts in any event are not reimbursable as additional trust fund expenses), except that, other than for extraordinary or duplicate requests, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will be entitled to reports and information free of charge. Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicer, the special servicer, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders only those persons in whose names the

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certificates are registered on the books and records of the certificate registrar. The initial registered holder of the certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the Pooling and Servicing Agreement, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of certificateholders as follows: (1) 2% in the case of the Class X Certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination and (2) in the case of any other class of Regular Certificates (other than the Class X Certificates), a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer and senior trust advisor as described in this free writing prospectus, taking into account any notional reduction in the Certificate Balance for Appraisal Reductions allocated to the certificates) of the class (without giving effect to any exchange of the Exchangeable Certificates to Class EC certificates), in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer and the senior trust advisor as described in this free writing prospectus, taking into account any notional reduction in the Certificate Balance for Appraisal Reductions allocated to the certificates) of the Regular Certificates (other than the Class X Certificates and without giving effect to any exchange of the Exchangeable Certificates to Class EC certificates), each determined as of the prior Distribution Date. None of the Class R or Class Z certificates will be entitled to any Voting Rights. Voting Rights allocated to a class of Certificateholders will be allocated among the Certificateholders in proportion to the Percentage Interests evidenced by their respective certificates. In addition, if Exchangeable Certificates are exchanged for Class EC certificates, Certificateholders of such Class EC certificates will be entitled to exercise the Voting Rights that would otherwise be allocated to the Exchangeable Certificates converted for such Class EC certificates. Solely for purposes of giving any consent, approval or waiver pursuant to the Pooling and Servicing Agreement, none of the master servicer, the special servicer, the trustee, the certificate administrator, the depositor, or any mortgage loan seller or any of their affiliates will be entitled to exercise any Voting Rights with respect to any certificates registered in its name, if the consent, approval or waiver would in any way increase its compensation or limit its obligations in the named capacities or waive a Servicer Termination Event under the Pooling and Servicing Agreement; provided, however, that so long as there is no Servicer Termination Event with respect to the master servicer or the special servicer, the master servicer and the special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the Pooling and Servicing Agreement; provided, further, however, that the restrictions will not apply to the exercise of the special servicer’s, the master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates, as a member of the Controlling Class.

Termination; Retirement of Certificates

The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last mortgage loan and REO Property (as applicable) subject to the Pooling and Servicing Agreement, (2) the voluntary exchange of all the then-outstanding certificates (other than the Class Z and Class R certificates) for the mortgage loans remaining in the trust (provided, however, that (a) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class EC, Class D, Class X-A, Class X-B, Class X-C and Class X-D certificates are no longer outstanding, (b) there is only one holder (or multiple holders acting unanimously) of the then-outstanding certificates (other than the Class Z and Class R certificates) and (c) the master servicer consents to the exchange) or (3) the purchase or other liquidation of all of the assets of the trust fund as described below by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the Pooling and Servicing Agreement will be given by the certificate administrator to each Certificateholder and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5

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Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The holders of the Controlling Class, the special servicer, the master servicer and the holders of the Class R certificates (in that order) will have the right to purchase all of the assets of the trust fund. This purchase of all the mortgage loans and other assets in the trust fund is required to be made at a price equal to (a) the sum of (1) the aggregate Purchase Price of all the mortgage loans (exclusive of REO Loans) then included in the trust fund, (2) the appraised value of the trust fund’s portion of all REO Properties then included in the trust fund (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected by the special servicer and approved by certain classes of certificates, (3) the reasonable out of pocket expenses of the master servicer and the special servicer related to such purchase, unless the master servicer or the special servicer, as applicable, is the purchaser, less (b) solely in the case where the master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances and unpaid Servicing Fees remaining outstanding and payable solely to the master servicer (which items will be deemed to have been paid or reimbursed to the master servicer in connection with such purchase) and (4) if the Mortgaged Property secures a Non-Serviced Mortgage Loan and is an REO Property under the terms of the applicable Non-Serviced PSA, the pro rata portion of the fair market value of the related property, as determined by the related special servicer in accordance with clauses (2) and (3) above. This purchase will effect early retirement of the then-outstanding certificates, but the rights of the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates to effect the termination is subject to the requirements that the then aggregate Stated Principal Balance of the pool of mortgage loans be less than (or, in the case of clause (ii) below, less than or equal to) the greater of (i) 1% of the Initial Pool Balance or (ii) if the mortgage loan identified on Annex A-1 to this free writing prospectus as “U-Haul Portfolio” is an asset of the trust fund, the product of (x) a percentage that is calculated by dividing the outstanding principal balance of the mortgage loan identified on Annex A-1 to this free writing prospectus as “U-Haul Portfolio” on the date that is the 10-year anniversary from the start-up date of the trust by the Initial Pool Balance and (y) the Initial Pool Balance; provided, however, that this termination right will not be exercisable at the percentage threshold specified in clause (ii) above earlier than the Distribution Date in October 2025. The voluntary exchange of certificates (other than the Class R and Class Z certificates), for the remaining mortgage loans is not subject to the 1% limit but is limited to each such class of outstanding certificates being held by one Certificateholder (or group of Certificateholders acting unanimously) who must voluntarily participate.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, as the case may be, for the mortgage loans and other applicable assets in the trust fund, together with all other amounts on deposit in the Certificate Account and not otherwise payable to a person other than the Certificateholders, will be applied generally as described above under “—Distributions—Priority” in this free writing prospectus.

Any optional termination by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates would result in prepayment in full of the applicable certificates and would have an adverse effect on the yield of the Class X certificates, because a termination would have an effect similar to a principal prepayment in full of the mortgage loans and, as a result, investors in the Class X Certificates and any other certificates purchased at premium might not fully recoup their initial investment. See “Yield and Maturity Considerations” in this free writing prospectus.

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Servicing of the Mortgage Loans

General

The servicing and administration of the mortgage loans (excluding the Non-Serviced Mortgage Loans), the Serviced Companion Loans and any related REO Properties will be governed by the Pooling and Servicing Agreement. The Civic Opera Building Whole Loan will be serviced under the pooling and servicing agreement related to the JPMBB Commercial Mortgage Securities Trust 2015-C31 securitization in a manner similar to the servicing of the mortgage loans under the Pooling and Servicing Agreement. Each of the One Shell Square Whole Loan and the Brunswick Portfolio Whole Loan will be serviced under the pooling and servicing agreement related to the JPMBB Commercial Mortgage Securities Trust 2015-C30 securitization in a manner similar to the servicing of the mortgage loans under the Pooling and Servicing Agreement. The U-Haul Portfolio Whole Loan is expected to be serviced under the trust and servicing agreement entered into in connection with the private CMBS securitization that is expected to govern the U-Haul Portfolio Whole Loan in a manner similar to the servicing of the mortgage loans under the Pooling and Servicing Agreement.

The following summaries describe certain provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans (excluding the Non-Serviced Mortgage Loans), the Serviced Companion Loans and any related REO Properties. The Non-Serviced Mortgage Loans and any related REO Property will be serviced in accordance with the related Non-Serviced PSA by the related master servicer and the related special servicer and according to the servicing standards provided for in the related Non-Serviced PSA, which require, among other things, that the related master servicer and related special servicer attempt to maximize recovery on all portions of such Non-Serviced Whole Loan. Except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this free writing prospectus (in this section or in each other section of this free writing prospectus) regarding the servicing and administration of the mortgage loans should be deemed to include the servicing and administration of the Serviced Whole Loans but do not include the Non-Serviced Mortgage Loans and any related REO Property, unless otherwise specifically stated. In connection with the servicing and administration of a Serviced Whole Loan pursuant to the terms of the Pooling and Servicing Agreement and the related intercreditor agreement, the master servicer and the special servicer will be entitled to servicing compensation, without duplication, with respect to the related Companion Loan as well as the related mortgage loan consistent with and not prohibited by the related intercreditor agreement and the Pooling and Servicing Agreement. The summaries do not purport to be complete and are subject, and qualified in their entirety by reference, to the provisions of the Pooling and Servicing Agreement and any related intercreditor agreement and the terms of the applicable Non-Serviced PSA related to the related Non-Serviced Whole Loan. Reference is made to the prospectus for additional information regarding the terms of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans and any REO Properties, provided that the information in this free writing prospectus supersedes any contrary information set forth in the prospectus. See “Description of the Pooling Agreements” in the prospectus.

The master servicer (directly or through one or more sub-servicers) and the special servicer (directly or through one or more sub-servicers) will be required to service and administer the mortgage loans for which it is responsible. The master servicer and the special servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the mortgage loans to one or more third-party sub-servicers (although the master servicer and the special servicer, as applicable, will remain primarily responsible for the servicing of those mortgage loans). Notwithstanding the foregoing, the special servicer may not enter into any Sub-Servicing Agreement which provides for the performance by third parties of any or all of its obligations under the Pooling and Servicing Agreement without, with respect to any mortgage loan other than an Excluded Loan, prior to the occurrence and continuance of a Control Event, the consent of the Directing Certificateholder, except to the extent necessary for the special servicer to comply with applicable regulatory requirements.

The master servicer and the special servicer will each be required to service and administer the mortgage loans (excluding the Non-Serviced Mortgage Loans), Serviced Whole Loans and REO

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Properties (other than any REO Property related to a Non-Serviced Mortgage Loan), for which it is responsible in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the mortgage loan documents, and in the case of a Serviced Whole Loan or any related mezzanine loan, the terms of the related intercreditor agreement and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the master servicer and the special servicer service and administer similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the master servicer or special servicer services and administers similar mortgage loans owned by the master servicer and the special servicer, in either case, with a view to the maximization of timely recovery of principal and interest on a net present value basis on the mortgage loans or Specially Serviced Mortgage Loans and any related Serviced Companion Loans, as applicable, and the best interests of the trust and the Certificateholders (and, in the case of a Serviced Whole Loan, the holder of the related Serviced Companion Loan (as a collective whole), taking into account the pari passu nature of the related Serviced Companion Loan) as determined by the master servicer or the special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional multifamily and commercial mortgage loan servicers, but without regard to any conflict of interest arising from:

(A)   any relationship that the master servicer or special servicer, or any of its affiliates may have with the related borrower or any borrower affiliate, any mortgage loan seller or any other party to the Pooling and Servicing Agreement;

(B)   the ownership of any certificate or, if applicable, any related mezzanine loan or any related Companion Loan by the master servicer or special servicer or any of its affiliates;

(C)   any obligation to make advances;

(D)   the master servicer’s or special servicer’s right to receive, or adequacy of, compensation for its services and reimbursement for its costs under the Pooling and Servicing Agreement or with respect to any particular transaction;

(E)   the ownership, servicing or management for others of any other mortgage loans, subordinate interests, subordinate debt, mezzanine loans or Mortgaged Properties by the master servicer or special servicer;

(F)   any option to purchase any mortgage loan or the related Companion Loan it may have; and

(G)  any debt that the master servicer or special servicer or any of its affiliates has extended to any borrower or any of its affiliates (the foregoing, collectively referred to as the “Servicing Standard”).

The master servicer and the special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding a Non-Serviced Mortgage Loan pursuant to their respective obligations under the Pooling and Servicing Agreement.

The master servicer will generally be responsible initially for the servicing and administration of each of the mortgage loans (other than the Non-Serviced Mortgage Loans) and each Serviced Whole Loan. The master servicer will be required to transfer its servicing responsibilities to the special servicer with respect to any mortgage loan (including any related Companion Loan) or Serviced Whole Loan for which the master servicer is responsible for servicing:

(1)   as to which a payment default has occurred at its original maturity date, or, if the original maturity date has been extended, at its extended maturity date; and in the case of a balloon payment, if the balloon payment is delinquent and the related borrower has not provided the special servicer, within 60 days of the related maturity date, with a written and fully executed (subject only to customary final closing conditions) written commitment for refinancing from an acceptable lender reasonably satisfactory in form and substance to the special servicer (and the special servicer will promptly forward such commitment to the master servicer), which provides that such refinancing will

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occur within 120 days of such related maturity date, provided that the mortgage loan (including any related Companion Loan) will become a Specially Serviced Mortgage Loan immediately if the related borrower fails to diligently pursue such financing or to pay any Assumed Scheduled Payment on the related due date (subject to any applicable grace period) at any time before the refinancing or, if such refinancing does not occur, the related mortgage loan (including any related Companion Loan) will become a Specially Serviced Mortgage Loan at the end of such 120-day period (or for such shorter period beyond the date on which the related balloon payment was due within which the refinancing is scheduled to occur pursuant to the commitment for refinancing or on which such commitment terminates);

(2)   as to which any Periodic Payment (other than a balloon payment or other payment due at maturity) is more than 60 days delinquent (unless, prior to such Periodic Payment becoming more than 60 days delinquent, in the case of a Serviced Whole Loan or a mortgage loan with an associated mezzanine loan, the holder of the related Companion Loan or mezzanine debt cures such delinquency);

(3)   as to which the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, or the borrower has become the subject of a decree or order for that proceeding (provided that if the appointment, decree or order is stayed or discharged, or the case dismissed within 60 days that mortgage loan (including any related Companion Loan) will not be considered a Specially Serviced Mortgage Loan during that period), or the related borrower has admitted in writing its inability to pay its debts generally as they become due;

(4)   as to which the master servicer or special servicer has received notice of the foreclosure or proposed foreclosure of any lien other than the Mortgage on the Mortgaged Property;

(5)   as to which, in the judgment of the master servicer or special servicer (and, in the case of the special servicer, with respect to any mortgage loan other than an Excluded Loan, unless a Control Event has occurred and is continuing, with the consent of the Directing Certificateholder), as applicable, a payment default is imminent or reasonably foreseeable and is not likely to be cured by the borrower within 60 days;

(6)   as to which a default that the master servicer or special servicer has notice (other than a failure by the related borrower to pay principal or interest) and which the master servicer or special servicer (and, in the case of the special servicer, with respect to any mortgage loan other than an Excluded Loan, unless a Control Event has occurred and is continuing, with the consent of the Directing Certificateholder) determines, in its good faith reasonable judgment, may materially and adversely affect the interests of the Certificateholders (and, with respect to any Serviced Whole Loan, the interest of the Certificateholders and the holders of the related Serviced Companion Loan, as a collective whole (taking into account the pari passu nature of such Serviced Companion Loan), has occurred and remains unremediated for the applicable grace period specified in the mortgage loan or related Companion Loan documents, other than in certain circumstances the failure to maintain terrorism insurance (or if no grace period is specified for events of default that are capable of cure, 60 days); or

(7)   as to which the master servicer or special servicer (and, in the case of the special servicer, with respect to any mortgage loan other than an Excluded Loan, unless a Control Event has occurred and is continuing, with the consent of the Directing Certificateholder) determines that (i) a default (other than as described in clause (5) above) under the mortgage loan or related Companion Loan is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the mortgage loan or related Companion Loan (if any) or otherwise materially adversely affect the interests of Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of the related Serviced Companion Loan as a collective whole (taking into account the pari passu nature of such Serviced Companion Loan), and (iii) the default will continue unremedied for the applicable cure period under the terms of the mortgage loan or related Companion Loan, as applicable, or, if no cure period is specified and the default is capable of being cured, for 30 days (provided that such 30-day grace

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period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the mortgage loan or related Companion Loan); provided that any determination that a special servicing transfer event has occurred under this clause (7) with respect to any mortgage loan or related Companion Loan solely by reason of the failure (or imminent failure) of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism may only be made by the special servicer (and with respect to any mortgage loan other than an Excluded Loan, unless a Control Event has occurred and is continuing, with the consent of the Directing Certificateholder) as described under “—Maintenance of Insurance” below.

However, the master servicer will be required to continue to (w) receive payments on the mortgage loans (and any related Serviced Companion Loan) (including amounts collected by the special servicer), (x) make certain calculations with respect to the mortgage loans and any related Serviced Companion Loan, (y) make remittances and prepare certain reports to the Certificateholders with respect to the mortgage loans and any related Serviced Companion Loan and (z) receive the Servicing Fee in respect of the mortgage loans (including any related Serviced Companion Loan, if applicable) at the Servicing Fee Rate. If the related Mortgaged Property is acquired in respect of any mortgage loan (and any related Serviced Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer will continue to be responsible for its operation and management. The mortgage loans (other than the Non-Serviced Mortgage Loans) and any related Serviced Companion Loans as to which a special servicing transfer event has occurred and is continuing are referred to in this free writing prospectus collectively as the “Specially Serviced Mortgage Loans”. If any Serviced Companion Loan becomes a Specially Serviced Mortgage Loan, then the related mortgage loan will also become a Specially Serviced Mortgage Loan. If any mortgage loan becomes a Specially Serviced Mortgage Loan, then the related Serviced Companion Loan will also become a Specially Serviced Mortgage Loan. Neither the master servicer nor the special servicer will have any responsibility for the performance of the other of its duties under the Pooling and Servicing Agreement. Any mortgage loan (excluding any Non-Serviced Mortgage Loans), that is or becomes a cross-collateralized mortgage loan and is cross-collateralized with a Specially Serviced Mortgage Loan will become a Specially Serviced Mortgage Loan.

If any Specially Serviced Mortgage Loan, in accordance with its original terms or as modified in accordance with the Pooling and Servicing Agreement, becomes performing for at least three consecutive Periodic Payments (provided that no additional event of default is foreseeable in the reasonable judgment of the special servicer and no other event or circumstance exists that causes such mortgage loan or Companion Loan to otherwise constitute a Specially Serviced Mortgage Loan), the special servicer will be required to return servicing of such Specially Serviced Mortgage Loan (a “Corrected Mortgage Loan”) to the master servicer.

The special servicer will be required to prepare a report (an “Asset Status Report”) for each mortgage loan (other than the Non-Serviced Mortgage Loans) and, if applicable, any Serviced Whole Loan that becomes a Specially Serviced Mortgage Loan not later than 60 days after the servicing of such mortgage loan is transferred to the special servicer. Each Asset Status Report will be required to be delivered to the Directing Certificateholder (but only prior to the occurrence of a Consultation Termination Event), the senior trust advisor (but only after the occurrence and during the continuance of a Control Event), the certificate administrator, the master servicer, the trustee and the 17g-5 Information Provider and, with respect to any related Serviced Companion Loan, to the extent such related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which such related Serviced Companion Loan has been sold or, if such related Serviced Companion Loan has not been included in a securitization transaction, to the holders of the related Serviced Companion Loan. After it receives such report, the 17g-5 Information Provider will be required to post such report to the 17g-5 Information Provider’s website. Prior to the occurrence and continuance of a Control Event, if the Directing Certificateholder does not disapprove an Asset Status Report within ten business days, the special servicer will be required to implement the recommended action as outlined in the Asset Status Report. In addition, with respect to any mortgage loan other than an Excluded Loan, prior to the occurrence and continuance of a Control Event, the Directing Certificateholder may object to any Asset

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Status Report within ten business days of receipt; provided, however, that the special servicer will be required to implement the recommended action as outlined in the Asset Status Report if it makes a determination in accordance with the Servicing Standard that the objection is not in the best interest of all the Certificateholders. If, prior to the occurrence and continuance of a Control Event, the Directing Certificateholder disapproves the Asset Status Report and the special servicer has not made the affirmative determination described above, the special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. Prior to the occurrence and continuance of a Control Event, the special servicer will be required to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report as described above, until the Directing Certificateholder’s approval is no longer required or until the special servicer makes a determination that the objection is not in the best interests of the Certificateholders.

In addition, the special servicer will be required to deliver a summary of each Final Asset Status Report (which may be the Final Asset Status Report without the data or supporting information referred to in the definition of “Final Asset Status Report”) in accordance with the Pooling and Servicing Agreement and any related intercreditor agreement, to the certificate administrator. Upon receipt of such summary, the certificate administrator will be required to post such summary on its website.

A “Final Asset Status Report”, with respect to any Specially Serviced Mortgage Loan, means each related Asset Status Report, together with such other data or supporting information provided by the special servicer to the Directing Certificateholder which does not include any communication (other than the related Asset Status Report) between the special servicer and Directing Certificateholder with respect to such Specially Serviced Mortgage Loan; provided that, with respect to any mortgage loan other than an Excluded Loan, no Asset Status Report will be considered to be a Final Asset Status Report unless, prior to a Control Event, the Directing Certificateholder has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent or has been deemed to have approved or consented to such action or the Asset Status Report is otherwise implemented by the special servicer in accordance with the terms of the Pooling and Servicing Agreement.

After the occurrence and during the continuance of a Control Event but prior to the occurrence of a Consultation Termination Event, each of the Directing Certificateholder (other than with respect to an Excluded Loan) and the senior trust advisor will be entitled to consult with the special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence of a Consultation Termination Event, the Directing Certificateholder will have no right to consult with the special servicer with respect to the Asset Status Reports and the special servicer will only be obligated to consult with the senior trust advisor with respect to any Asset Status Reports as described above. The special servicer may choose to revise the Asset Status Reports as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the senior trust advisor or the Directing Certificateholder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the senior trust advisor or the Directing Certificateholder.

The Directing Certificateholder

Except as described in this free writing prospectus regarding the mortgage loans, prior to the occurrence and continuance of a Control Event, the Directing Certificateholder will be entitled to advise (1) the special servicer, with respect to all Specially Serviced Mortgage Loans other than an Excluded Loan, (2) the special servicer, with respect to non-Specially Serviced Mortgage Loans other than an Excluded Loan, as to all matters for which the master servicer must obtain the consent or deemed consent of the special servicer relating to a Major Decision and (3) the special servicer, with respect to all mortgage loans other than an Excluded Loan for which an extension of maturity is being considered by the special servicer or by the master servicer, subject to consent or deemed consent of the special servicer.

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Except as otherwise described in the succeeding paragraphs below, (a) the master servicer, solely to the extent it is permitted to take any of the following actions as provided for in the first proviso following the Major Decisions listed below will not be permitted to take any of the following actions (each, a “Major Decision”) unless it has obtained the consent of the special servicer and (b) with respect to any mortgage loan (other than the Non-Serviced Mortgage Loans and an Excluded Loan) and any Serviced Whole Loan, prior to the occurrence and continuance of a Control Event, the special servicer will not be permitted to consent to the master servicer’s taking any of the following actions, nor will the special servicer itself be permitted to take any of the following actions, as to which the Directing Certificateholder has objected in writing within ten business days (or thirty (30) days with respect to clause (x) below) after receipt of the written recommendation and analysis (provided that if such written objection has not been received by the special servicer, within such ten-business-day (or 30-day) period, the Directing Certificateholder will be deemed to have approved such action):

(i)     any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the mortgage loans as come into and continue in default;

(ii)    any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a mortgage loan or any extension of the maturity date of such mortgage loan;

(iii)   any sale of a Defaulted Mortgage Loan and any related defaulted Companion Loan or REO Property (other than in connection with the termination of the trust as described under “Description of the Certificates—Termination; Retirement of Certificates” in this free writing prospectus) for less than the applicable Mortgage Loan Repurchase Price;

(iv)   any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(v)    any release of collateral or any acceptance of substitute or additional collateral for a mortgage loan or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related mortgage loan and for which there is no lender discretion;

(vi)   any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a mortgage loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related loan agreement;

(vii)   any property management company changes (with respect to a mortgage loan with a principal balance greater than $2,500,000) or franchise changes (with respect to a mortgage loan for which the lender is required to consent or approve under the mortgage loan documents);

(viii)  releases of any material amounts from any escrows, reserve accounts or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the related mortgage loan and for which there is no lender discretion (and other than those that are Special Servicer Decisions);

(ix)   any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in a borrower or guarantor releasing a borrower or guarantor from liability under a mortgage loan other than pursuant to the specific terms of such mortgage loan and for which there is no lender discretion;

(x)    any determination of an Acceptable Insurance Default;

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(xi)   any exercise of a material remedy with respect to a mortgage loan following a default or event of default of such mortgage loan;

(xii)  any modification, consent to a modification or waiver of any material term of any intercreditor or similar agreement related to a mortgage loan, or any action to enforce rights with respect thereto; and

(xiii)  any consent to incurrence of additional debt by a borrower or mezzanine debt by a direct or indirect parent of a borrower, to the extent the mortgagee’s approval is required under the related mortgage loan documents;

provided, however, that notwithstanding the foregoing, the master servicer and the special servicer may mutually agree as contemplated in the Pooling and Servicing Agreement that the master servicer will process and obtain the prior consent of the special servicer with respect to any of the matters listed in the foregoing clauses (i) through (xiii) with respect to any non-Specially Serviced Mortgage Loan, and, whether processed by the master servicer or not, with respect to a Major Decision, the master servicer and special servicer shall each be entitled to 50% of any Excess Modification Fees and assumption, consent and earnout fees (other than the assumption application fees and defeasance fees) paid in connection with such matters (see “—Modification, Waivers and Amendments” in this free writing prospectus); provided, further, that in the event that the master servicer or the special servicer, as applicable, determines that immediate action with respect to the foregoing matters (or any other matter requiring consent of the Directing Certificateholder prior to the occurrence and continuance of a Control Event in the Pooling and Servicing Agreement (or any matter requiring consultation with the Directing Certificateholder or the senior trust advisor)) is necessary to protect the interests of the Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of the related Serviced Companion Loan), as a collective whole (taking into account the subordinate or pari passu nature of any Companion Loans), the master servicer or the special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s response (or without waiting to consult with the Directing Certificateholder or the senior trust advisor, as the case may be); provided that the special servicer or master servicer, as applicable provides the Directing Certificateholder (or the senior trust advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action. The special servicer is not required to obtain the consent of the Directing Certificateholder for any of the foregoing actions upon the occurrence and during the continuance of a Control Event; provided, however, that after the occurrence and during the continuance of a Control Event, but prior to the occurrence of a Consultation Termination Event, the special servicer will be required to consult with the Directing Certificateholder in connection with any Major Decision not relating to an Excluded Loan (and such other matters that are subject to consultation rights of the Directing Certificateholder pursuant to the Pooling and Servicing Agreement) and to consider alternative actions recommended by the Directing Certificateholder in respect of such Major Decision. In the event the special servicer receives no response from the Directing Certificateholder within 10 days following its written request for input on any required consultation, the special servicer will not be obligated to consult with the Directing Certificateholder on the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not relieve the special servicer from consulting with the Directing Certificateholder on any future matters with respect to the applicable mortgage loan or any other mortgage loan. With respect to any Excluded Special Servicer Loan (that is not also an Excluded Loan), if any, the Directing Certificateholder (prior to the occurrence and continuance of a Control Event) will be required to select an Excluded Special Servicer with respect to such Excluded Special Servicer Loan. After the occurrence and during the continuance of a control event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan, the resigning special servicer will be required to select the related Excluded Special Servicer.

In addition, after the occurrence and during the continuance of a Control Event, the special servicer will also be required to consult with the senior trust advisor in connection with any Major Decision (and such other matters that are subject to consultation rights of the senior trust advisor pursuant to the Pooling and Servicing Agreement) and to consider alternative actions recommended by the senior trust advisor in respect of such Major Decision; provided that such consultation is on a non-binding basis. In

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the event the special servicer receives no response from the senior trust advisor within 10 days following the later of (i) its written request for input on any required consultation and (ii) delivery of all such additional information reasonably requested by the senior trust advisor related to the subject matter of such consultation, the special servicer will not be obligated to consult with the senior trust advisor on the specific matter; provided, however, that the failure of the senior trust advisor to respond will not relieve the special servicer from consulting with the senior trust advisor on any future matters with respect to the applicable mortgage loan or any other mortgage loan. Notwithstanding anything to the contrary contained in this free writing prospectus, with respect to any Excluded Loan (regardless of whether a Control Event has occurred and is continuing), the special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the senior trust advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions and consider alternative actions recommended by the senior trust advisor, in respect thereof, in accordance with the procedures set forth in the Pooling and Servicing Agreement for consulting with the senior trust advisor.

In addition, with respect to any mortgage loan other than an Excluded Loan, unless a Control Event has occurred and is continuing, the Directing Certificateholder may direct the special servicer to take, or to refrain from taking, other actions with respect to a mortgage loan, as the Directing Certificateholder may reasonably deem advisable; provided that the special servicer will not be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder that would cause it to violate applicable law, the related mortgage loan documents, any related intercreditor agreement, the Pooling and Servicing Agreement, including the Servicing Standard, or the REMIC Provisions, or expose the master servicer, the special servicer, the certificate administrator, the senior trust advisor, the trust fund or the trustee to liability, or materially expand the scope of responsibilities of the master servicer or the special servicer, as applicable, under the Pooling and Servicing Agreement or cause the master servicer or the special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of the master servicer or the special servicer, as applicable, is not in the best interests of the Certificateholders (and, with respect to a Serviced Whole Loan, subject to the rights of the holders of the related Serviced Companion Loan as described under “Description of the Mortgage Pool—The Whole Loans” in this free writing prospectus).

With respect to each Non-Serviced Whole Loan, the Directing Certificateholder will not be entitled to exercise the above-described rights, but such rights, or rights substantially similar to those rights, will be exercisable by the related Non-Serviced Mortgage Loan Controlling Holder; provided that nothing precludes the Directing Certificateholder from consulting with the related special servicer, regardless of whether such Non-Serviced Mortgage Loan Controlling Holder is entitled to exercise such rights. See “Servicing of the Mortgage Loans—Servicing of the Civic Opera Building Mortgage Loan”, “—Servicing of the U-Haul Portfolio Mortgage Loan” and “—Servicing of the One Shell Square Mortgage Loan and the Brunswick Portfolio Mortgage Loan” in this free writing prospectus.

The “Directing Certificateholder” will generally be the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that (1) absent that selection, or (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, however, that in the case of this clause (3), then (A) (i) the holder of the largest percentage in excess of 25% that sends notice of the election of a Directing Certificateholder will be entitled to so appoint a Directing Certificateholder or (ii) if no such holder sends notice pursuant to clause (i) then (1) the certificate administrator will provide notice thereof to LNR Securities Holdings, LLC, each party to the Pooling and Servicing Agreement and each Controlling Class Certificateholder substantially in the form provided in the Pooling and Servicing Agreement, requesting a certification from an authorized representative of LNR Securities Holdings, LLC that LNR Securities Holdings, LLC or its affiliate owns at least 25% of the Certificate Balance of the Controlling Class and (2) for as long as LNR Securities Holdings, LLC or its affiliate owns at least 25% of such class of certificates as confirmed to the certificate administrator in such certification then such entity will be the Directing Certificateholder or (B) in

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the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class and a Directing Certificateholder is not determined through the operation of clause (A) above, then there will be no Directing Certificateholder until appointed in accordance with the terms of the Pooling and Servicing Agreement. The certificate administrator and the other parties to the Pooling and Servicing Agreement will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class, or the resignation of the then-current Directing Certificateholder. If a party asserts it is the holder of the largest aggregate Certificate Balance of the Controlling Class under clause (3) of the definition of Directing Certificateholder pursuant to the required procedures in the Pooling and Servicing Agreement, the certificate administrator will deliver notice to the other holders of the Controlling Class of the assertion. Provided another party holding an equal or larger aggregate Certificate Balance of the Controlling Class does not provide a notice within 30 days after delivery of the required notice, the party making the original assertion will become the Directing Certificateholder until replaced by another party pursuant to the terms of the Pooling and Servicing Agreement, it being acknowledged that prior to the expiration of such 30-day period, the master servicer, the certificate administrator, the special servicer, the trustee and the senior trust advisor will be required to proceed as if there is no Directing Certificateholder. After the occurrence and during the continuance of a Control Event, the Directing Certificateholder will only retain its consultation rights to the extent specifically provided for in the Pooling and Servicing Agreement. See “Description of the Certificates—Appraisal Reductions” in this free writing prospectus. The initial Directing Certificateholder is expected to be LNR Securities Holdings, LLC (or its affiliate).

With respect to any Excluded Loan, the Directing Certificateholder or any Controlling Class Certificateholder will not have any consent or consultation rights with respect to the servicing of such Excluded Loan and a Control Event and Consultation Termination Event will be deemed to have occurred with respect to an Excluded Loan.

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the Pooling and Servicing Agreement.

The “Controlling Class” will be as of any time of determination the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Appraisal Reductions allocable to such class, at least equal to 25% of the initial Certificate Balance of that class; provided that if at any time the principal balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of the allocation of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate class among the Control Eligible Certificates that has an aggregate principal balance greater than zero without regard to any Appraisal Reductions. A “Consultation Termination Event” will occur when there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Appraisal Reductions. Upon the occurrence of a Consultation Termination Event, no class of certificates will act as the Controlling Class and the Directing Certificateholder will have no rights under the Pooling and Servicing Agreement to consent or consult with the master servicer or special servicer. The Controlling Class as of the Closing Date will be the Class NR certificates.

The “Non-Serviced Mortgage Loan Controlling Holder”, with respect to any Non-Serviced Whole Loan will be the “directing certificateholder”, “controlling class representative” or similar party under the applicable Non-Serviced PSA.

The master servicer, the special servicer, the senior trust advisor, the certificate administrator, the trustee or any Certificateholder may request that the certificate registrar determine which class of certificates is the then-current Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, the certificate administrator, the master servicer, the special servicer, the senior trust advisor and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder, may request that the certificate registrar provide, and the certificate registrar must so provide, a list of the holders (or Certificate Owners, if applicable) of the

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Controlling Class. The trustee, the certificate administrator, the master servicer, the special servicer and the senior trust advisor may each rely on any such list so provided.

Subject to the provisions in the definition of “Directing Certificateholder”, in the event that no Directing Certificateholder has been appointed or identified to the master servicer or the special servicer, as applicable, and the master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to the master servicer or the special servicer, as applicable, then until such time as the new Directing Certificateholder is identified, the master servicer or the special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder as the case may be.

The “Control Eligible Certificates” will be any of the Class E, Class F, Class G and Class NR certificates.

A “Control Event” will occur when the Class E certificates have a Certificate Balance (taking into account the application of any Appraisal Reductions to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class, but prior to any time the principal balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of the allocation of principal payments on the mortgage loans.

Subject to the provisions in the definition of “Controlling Class”, after the occurrence of a Consultation Termination Event, the Directing Certificateholder will have no consultation rights under the Pooling and Servicing Agreement and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder. However, the Directing Certificateholder will maintain the right to exercise its Voting Rights for the same purposes as any other Certificateholder under the Pooling and Servicing Agreement.

Neither the master servicer nor the special servicer will be required to take or to refrain from taking any action pursuant to instructions from the Directing Certificateholder, or because of any failure to approve an action by any such party, or because of an objection by any such party that would cause either the master servicer or the special servicer to violate applicable law, the related loan documents, the Pooling and Servicing Agreement (including the Servicing Standard), any related intercreditor agreements or the REMIC Provisions.

The master servicer and the special servicer may resign under the Pooling and Servicing Agreement at any time if continuing to perform their respective servicing duties would cause it to be in violation of any applicable law. The master servicer or the special servicer may generally resign at any time so long as it provides a replacement meeting the requirements in the Pooling and Servicing Agreement and that is otherwise acceptable to the Rating Agencies. Except as limited by certain conditions described under “Transaction Parties—Replacement of the Special Servicer” in this free writing prospectus, the special servicer may generally be replaced, prior to the occurrence and continuance of a Control Event (a) for cause at any time and (b) without cause if either (i) LNR Partners, LLC or its affiliate is no longer the special servicer or (ii) LNR Securities Holdings, LLC or its affiliate owns less than 25% of the Controlling Class, by the Directing Certificateholder so long as, among other things, the Directing Certificateholder provides a replacement special servicer that meets the requirements of the Pooling and Servicing Agreement and is acceptable to the Rating Agencies. After the occurrence and during the continuance of a Control Event, the special servicer may be replaced with a new special servicer generally (x) upon the written direction of holders of Principal Balance Certificates and Class EC certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Appraisal Reductions to notionally reduce the respective Certificate Balances) of the Principal Balance Certificates and Class EC certificates requesting a vote to replace the special servicer with a new special servicer and (y) the written direction of holders of Principal Balance Certificates evidencing at least 75% of a Certificateholder Quorum of Certificates. See “Transaction Parties—Replacement of the Special Servicer” in this free writing prospectus.

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Additionally, either of the master servicer or the special servicer, as the case may be, may be replaced by the depositor, the trustee, or Certificateholders representing at least 25% of Voting Rights in the event that a Servicer Termination Event under the Pooling and Servicing Agreement occurs with respect to such entity. In the event that either the master servicer or the special servicer resigns or is replaced and no replacement is otherwise provided for, the trustee is required to immediately take the place of such resigning master servicer or such resigning special servicer unless the trustee is prohibited by any applicable law from serving in such capacity. The Certificateholders will receive notification from the certificate administrator or the master servicer, as applicable, in any case in which a master servicer or special servicer resigns or is replaced. See “Servicing of the Mortgage Loans—Servicer Termination Events” in this free writing prospectus.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder (and, with respect to any Non-Serviced Whole Loan, the related Non-Serviced Mortgage Loan Controlling Holder) will not be liable to the trust fund or the Certificateholders for any action taken, or for refraining from the taking of any action for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder acknowledges and agrees, by its acceptance of its certificates, that the Directing Certificateholder (and, with respect to any Non-Serviced Whole Loan, the related Non-Serviced Mortgage Loan Controlling Holder):

(a)   may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)   may act solely in the interests of the holders of the Controlling Class (or, with respect to any Non-Serviced Whole Loan, the related Non-Serviced Mortgage Loan Controlling Holder);

(c)   does not have any liability or duties to the holders of any class of certificates other than the Controlling Class (or, with respect to any Non-Serviced Whole Loan, the related Non-Serviced Mortgage Loan Controlling Holder);

(d)   may take actions that favor the interests of the holders of the Controlling Class (or, with respect to any Non-Serviced Whole Loan, the related Non-Serviced Mortgage Loan Controlling Holder) over the interests of the holders of one or more other classes of certificates; and

(e)   will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Directing Certificateholder (or the related Non-Serviced Mortgage Loan Controlling Holder) or any director, officer, employee, agent or principal thereof for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate the terms of any mortgage loan, any law or the accepted servicing practices or the provisions of the Pooling and Servicing Agreement or any intercreditor agreements, will not result in any liability on the part of the master servicer or the special servicer.

Generally, the holders of any Companion Loan and their respective designees (e.g. any Non-Serviced Mortgage Loan Controlling Holder and/or Subordinate Companion Loan holder) will have limitations on liability with respect to actions taken in connection with the related mortgage loan similar to the limitations of the Directing Certificateholder described above.

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The Senior Trust Advisor

General Obligations. After the occurrence and during the continuance of a Control Event, the senior trust advisor will generally review the special servicer’s operational practices in respect of Specially Serviced Mortgage Loans to formulate an opinion as to whether or not those operational practices generally satisfy the Servicing Standard with respect to the resolution and/or liquidation of the Specially Serviced Mortgage Loans. In addition, after the occurrence and during the continuance of a Control Event, the senior trust advisor will consult on a non-binding basis with the special servicer with regard to certain matters with respect to its servicing of the Specially Serviced Mortgage Loans to the extent set forth in the Pooling and Servicing Agreement and described in this free writing prospectus.

Notwithstanding the foregoing, the senior trust advisor will generally have no obligations or consultation rights under the Pooling and Servicing Agreement for this transaction with respect to any Non-Serviced Whole Loan (each of which will be serviced pursuant to the related Non-Serviced PSA) or any related REO Properties. However, Pentalpha Surveillance LLC is the senior trust advisor under the JPMBB 2015-C31 pooling and servicing agreement, and, in such capacity, has certain obligations and consultation rights with respect to the Civic Opera Building whole loan that are substantially similar to those of the senior trust advisor under the pooling and servicing agreement for this transaction. Pentalpha Surveillance LLC is also the senior trust advisor under the JPMBB 2015-C30 pooling and servicing agreement, and, in such capacity, has certain obligations and consultation rights with respect to the One Shell Square whole loan and the Brunswick Portfolio whole loan that are substantially similar to those of the senior trust advisor under the pooling and servicing agreement for this transaction. However, there will be no senior trust advisor with respect to the U-Haul Portfolio Whole Loan. See “Risk Factors—Potential Conflicts of Interest—Special Servicer May Be Directed to Take Actions” and “Description of the Mortgage Pool—The Whole Loans—The Civic Opera Building Whole Loan”, “—The U-Haul Portfolio Whole Loan”, “—The One Shell Square Whole Loan” and “—The Brunswick Portfolio Whole Loan” in this free writing prospectus.

In addition, in the event that the only mortgage loan (or REO loan) that remains in the trust is the mortgage loan identified as “U-Haul Portfolio” on Annex A-1 to this free writing prospectus, representing 4.3% of the Initial Pool Balance, the senior trust advisor may resign as senior trust advisor. A replacement senior trust advisor will not be engaged in the event the senior trust advisor elects to resign under these circumstances.

The senior trust advisor will act solely as a contracting party to the extent set forth in the Pooling and Servicing Agreement and described in this free writing prospectus, and will have no fiduciary duty to any party. The senior trust advisor’s duties will be limited to its specific duties under the Pooling and Servicing Agreement, and the senior trust advisor will have no duty or liability to any particular class of certificates or any Certificateholder. The senior trust advisor is not the special servicer or a sub-servicer and will not be charged with changing the outcome on any particular Specially Serviced Mortgage Loan. By purchasing a certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Mortgage Loan and that the goal of the senior trust advisor’s participation is to provide additional input relating to the special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute. The senior trust advisor’s review of information (other than a Final Asset Status Report and information accompanying such report) or interaction with the special servicer related to any specific Specially Serviced Mortgage Loan is only to provide background information to support the senior trust advisor’s duties following a servicing transfer, if needed, or to allow more meaningful interaction with the special servicer. Potential investors should note that the senior trust advisor is not an “advisor” for any purpose other than as specifically set forth in the Pooling and Servicing Agreement and is not an advisor to any person, including without limitation any Certificateholder. For the avoidance of doubt, the senior trust advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended. See “Risk Factors—Your Lack of Control Over the Trust Can Adversely Impact Your Investment” in this free writing prospectus.

In order to maintain the senior trust advisor’s familiarity with the mortgage loans, the senior trust advisor is required to promptly review all information available to Privileged Persons on the certificate administrator’s website related to Specially Serviced Mortgage Loans and certain information available to

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Privileged Persons on the certificate administrator’s website related to mortgage loans on the CREFC® watch list report prepared monthly by the master servicer and each Final Asset Status Report. The special servicer will be required to deliver to the senior trust advisor each Final Asset Status Report. In addition, prior to the occurrence and continuance of a Control Event, the special servicer will forward any Appraisal Reduction and net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Mortgage Loan to the senior trust advisor after they have been finalized and the senior trust advisor will review such calculations but will not opine on or take any affirmative action with respect to such Appraisal Reduction calculations and/or net present value calculations. Prior to the occurrence and continuance of a Control Event, the senior trust advisor’s obligations will be limited to the review described in this paragraph and generally will not involve an assessment of specific actions of the special servicer and, in any event, will be subject to limitations set forth in the Pooling and Servicing Agreement and described in this free writing prospectus.

Prior to the occurrence and continuance of a Control Event, the senior trust advisor will have no specific involvement with respect to servicing transfers, collateral substitutions, assignments, insurance policies, borrower substitutions, lease changes and other similar actions that the special servicer may perform under the Pooling and Servicing Agreement.

At all times, the senior trust advisor will be obligated to keep confidential any Privileged Information received from the special servicer or Directing Certificateholder in connection with the Directing Certificateholder’s exercise of any rights under the Pooling and Servicing Agreement (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this free writing prospectus, “Privileged Information” means (i) any correspondence between the Directing Certificateholder and the special servicer related to any Specially Serviced Mortgage Loan (other than with respect to an Excluded Loan) or the exercise of the Directing Certificateholder’s consent or consultation rights under the Pooling and Servicing Agreement, (ii) any strategically sensitive information that the special servicer has reasonably determined could compromise the trust fund’s position in any ongoing or future negotiations with the related borrower or other interested party and (iii) information subject to attorney-client privilege.

The senior trust advisor will not disclose any Privileged Information to any person (including any Certificateholders which are not then holders of Control Eligible Certificates), other than to the other parties to the Pooling and Servicing Agreement, to the extent expressly required by the Pooling and Servicing Agreement (which parties, in turn, will not without the prior written consent of the special servicer and the Directing Certificateholder, disclose such information to any other person), except to the extent that (a) such Privileged Information becomes generally available and known to the public other than as a result of disclosure directly or indirectly by such parties, (b) it is reasonable and necessary for such parties to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such party and not otherwise subject to a confidentiality obligation or (d) such disclosure is required by applicable law, as evidenced by an opinion of counsel (which will be an expense of the trust) delivered to the master servicer, the senior trust advisor, the certificate administrator, the special servicer, the Directing Certificateholder and the trustee. Notwithstanding the foregoing, the senior trust advisor will be permitted to share Privileged Information with its affiliates and any subcontractors of the senior trust advisor that agree in writing to be bound by the same confidentiality provisions applicable to the senior trust advisor.

The senior trust advisor, its affiliates and any of its members, managers, directors, officers, employees or agents will be entitled to indemnification by the trust fund against any loss, liability or expense incurred in connection with any legal or administrative action or claim that relates to the Pooling and Servicing Agreement or the certificates (including, without limitation, any action or claim arising from, or relating to, a recommendation by the senior trust advisor to replace the special servicer); provided that such indemnification will not extend to any loss, liability or expense incurred by reason of the senior trust advisor’s bad faith, willful misconduct or negligence in the performance of its obligations or duties under the Pooling and Servicing Agreement.

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The senior trust advisor may not make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker-dealer affiliate of the senior trust advisor or (ii) investments by an affiliate of the senior trust advisor if the senior trust advisor and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the senior trust advisor under the Pooling and Servicing Agreement from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the trust fund and the senior trust advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Annual Report. After the occurrence and during the continuance of a Control Event, based on the senior trust advisor’s review of any Assessment of Compliance, Attestation Report, Asset Status Report and other information (other than any communications between the Directing Certificateholder and the special servicer that would be Privileged Information) delivered to the senior trust advisor by the special servicer, including each Asset Status Report delivered during the prior calendar year, the senior trust advisor will (if any mortgage loans were Specially Serviced Mortgage Loans in the prior calendar year) prepare an annual report to be provided to the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year for which a Control Event was continuing as of December 31 and setting forth its assessment of the special servicer’s performance of its duties under the Pooling and Servicing Agreement during the prior calendar year on a “platform-level basis” with respect to the resolution and liquidation of Specially Serviced Mortgage Loans that the special servicer is responsible for servicing under the Pooling and Servicing Agreement; provided, however, that in the event the special servicer is replaced, the senior trust advisor’s annual report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such annual report. Only as used in connection with the senior trust advisor’s annual report, the term “platform-level basis” refers to the special servicer’s performance of its duties as they relate to the resolution and liquidation of Specially Serviced Mortgage Loans, taking into account the special servicer’s specific duties under the Pooling and Servicing Agreement as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the senior trust advisor of any Assessment of Compliance, Attestation Report, Asset Status Report and other information delivered to the senior trust advisor by the special servicer (other than any communications between the Directing Certificateholder and the special servicer that would be Privileged Information) pursuant to the Pooling and Servicing Agreement.

The special servicer must be given an opportunity to review any annual report produced by the senior trust advisor at least five (5) business days prior to its delivery to the certificate administrator and the 17g-5 Information Provider; provided that the senior trust advisor will have no obligation to adopt any comments to such annual report that are provided by the special servicer.

A form of annual report is attached to this free writing prospectus as Annex C (which form may, subject to the Pooling and Servicing Agreement, be modified or supplemented from time to time to cure any ambiguity or error or to incorporate additional information). In each annual report, the senior trust advisor will identify any material deviations (i) from the Servicing Standard and (ii) from the special servicer’s obligations under the Pooling and Servicing Agreement with respect to the resolution or liquidation of Specially Serviced Mortgage Loans or REO Properties that the special servicer is responsible for servicing under the Pooling and Servicing Agreement (other than with respect to any REO Property related to a Non-Serviced Mortgage Loan) based on the limited review required in the Pooling and Servicing Agreement. Each annual report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this free writing prospectus and as provided in the Pooling and Servicing Agreement regarding Privileged Information.

Consultation Duties of the Senior Trust Advisor After a Control Event

After the occurrence and during the continuance of a Control Event, the special servicer will be required to promptly deliver each Asset Status Report prepared in connection with the workout or

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liquidation of a Specially Serviced Mortgage Loan to the senior trust advisor. The senior trust advisor will be required to provide comments to the special servicer in respect of the Asset Status Reports, if any, within ten business days following the later of (i) receipt of such Asset Status Report or (ii) such related additional information reasonably requested by the senior trust advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates), as a collective whole. After the occurrence and during the continuance of a Control Event, the special servicer will be obligated to consider such alternative courses of action and any other feedback provided by the senior trust advisor (and, with respect to any mortgage loan other than an Excluded Loan, during the continuance of such Control Event but prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder) in connection with the special servicer’s preparation of any Asset Status Report. The special servicer will revise the Asset Status Reports as it deems necessary to take into account any input and/or comments from the senior trust advisor (and, with respect to any mortgage loan other than an Excluded Loan, during the continuance of such Control Event but prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder), to the extent the special servicer determines that the senior trust advisor’s and/or Directing Certificateholder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holders of the related Serviced Companion Loan, as a collective whole (taking into account the pari passu nature of such Serviced Companion Loan)), taking into account the interests of all of the Certificateholders as a collective whole. See “Servicing of the Mortgage Loans—General” in this free writing prospectus.

The special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the senior trust advisor or a recommendation of the senior trust advisor.

After the occurrence and during the continuance of a Control Event, the special servicer will forward any Appraisal Reduction or net present value calculations to the senior trust advisor and the senior trust advisor is required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with any Appraisal Reduction or net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Mortgage Loan prior to utilization by the special servicer. The special servicer will be required to deliver the foregoing calculations together with information and supporting materials (including such additional information reasonably requested by the senior trust advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the senior trust advisor. The senior trust advisor will recalculate and verify the accuracy of those calculations and, in the event the senior trust advisor does not agree with the mathematical calculations of the Appraisal Reduction (as calculated by the special servicer) or net present value or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the senior trust advisor and special servicer will consult with each other in order to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement within five (5) business days of delivery of such calculations. In the event the senior trust advisor and special servicer are not able to resolve such matters, the senior trust advisor is required to promptly notify the certificate administrator and the certificate administrator will determine any necessary action to take in accordance with the Pooling and Servicing Agreement.

The ability to perform the duties of the senior trust advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the senior trust advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the senior trust advisor from performing its duties under the Pooling and Servicing Agreement, in which case any annual report will describe any resulting limitations.

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Replacement of the Special Servicer

After the occurrence of a Consultation Termination Event, if the senior trust advisor determines that the special servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the senior trust advisor may recommend the replacement of the special servicer in the manner described in “Transaction Parties—Replacement of the Special Servicer” in this free writing prospectus.

Termination and Resignation of the Senior Trust Advisor

After the occurrence of a Consultation Termination Event, the senior trust advisor may be removed upon (i) the written direction of holders of certificates evidencing not less than 25% of the aggregate Certificate Balance of all classes of Principal Balance Certificates and Class EC certificates (taking into account the application of Appraisal Reductions to notionally reduce the Certificate Balances of classes to which such Appraisal Reductions are allocable) requesting a vote to replace the senior trust advisor with a replacement senior trust advisor selected by such Certificateholders, (ii) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (iii) receipt by the trustee and the certificate administrator of Rating Agency Confirmation from each Rating Agency that the appointment of such replacement senior trust advisor will not result in a downgrade of the Offered Certificates (which confirmations will be obtained by the certificate administrator at the expense of such holders). The certificate administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all certificates in such regard. Upon the vote or written direction of holders of at least 75% of the aggregate Certificate Balance of all classes of Principal Balance Certificates and Class EC certificates (taking into account the application of Appraisal Reductions to notionally reduce the Certificate Balances of classes to which such Appraisal Reductions are allocable), the trustee will immediately replace the senior trust advisor with the replacement senior trust advisor.

In addition, in the event that the senior trust advisor fails to duly observe or perform in any material respect any of its duties, covenants or obligations under the Pooling and Servicing Agreement, then the trustee may, and upon the written direction of Certificateholders representing at least 51% of the Voting Rights (taking into account the application of any Appraisal Reductions to notionally reduce the Certificate Balance of the classes of certificates), the trustee will, terminate the senior trust advisor for cause. In the event (i) of the insolvency of the senior trust advisor, or (ii) the senior trust advisor acknowledges in writing its inability to legally perform its duties under the Pooling and Servicing Agreement, then the trustee will terminate the senior trust advisor for cause. Upon the termination of the senior trust advisor, a replacement senior trust advisor meeting the eligibility requirements set forth in the Pooling and Servicing Agreement and described in this free writing prospectus will be selected by the certificate administrator. The certificate administrator may rely on a certification by the replacement senior trust advisor that it meets such criteria. If the certificate administrator is unable to find a replacement senior trust advisor within 30 days of the termination of the senior trust advisor, the depositor will be permitted to find a replacement. Unless and until a replacement senior trust advisor is appointed, no party may act as the senior trust advisor. Any replacement senior trust advisor must (or all of the personnel responsible for supervising the obligations of the senior trust advisor must) meet either of the following criteria: (A) (i) be regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and have at least five years of experience in collateral analysis and loss projections, and (ii) have at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets or (B) be an institution that is a special servicer, senior trust advisor or operating advisor on a commercial mortgage-backed securities transaction rated by S&P, Fitch, Moody’s, Morningstar, KBRA or DBRS (including, in the case of the senior trust advisor, this transaction) but has not been special servicer or senior trust advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the special servicer or senior trust advisor as the sole or a material factor in such rating action.

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The senior trust advisor may resign upon 30 days’ prior written notice to the depositor, master servicer, special servicer, trustee, certificate administrator and the Directing Certificateholder, if the senior trust advisor has secured a replacement senior trust advisor meeting the eligibility requirements set forth in the Pooling and Servicing Agreement and described in this free writing prospectus and such replacement has accepted its appointment as the replacement senior trust advisor and the trustee has received a Rating Agency Confirmation from each Rating Agency. Notwithstanding the above, in the event that the only mortgage loan (or REO loan) that remains in the trust is the mortgage loan identified as “U-Haul Portfolio” on Annex A-1 of this free writing prospectus, the senior trust advisor may resign as senior trust advisor, and no replacement senior trust advisor will be engaged in the event that the senior trust advisor elects to resign under these circumstances.

Prior to the occurrence and continuance of a Control Event, the Directing Certificateholder will have the right to consent, such consent not to be unreasonably withheld, conditioned or delayed to the identity of any replacement senior trust advisor.

In addition, in the event there are no classes of certificates outstanding other than the Control Eligible Certificates and the Class R certificates, then all of the rights and obligations of the senior trust advisor under the Pooling and Servicing Agreement will terminate without payment of any penalty or termination fee. If the senior trust advisor is terminated pursuant to the foregoing sentence, then no replacement senior trust advisor will be appointed. In the event the senior trust advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Senior Trust Advisor Expenses and any rights to indemnification provided under the Pooling and Servicing Agreement with respect to the period for which it acted as senior trust advisor.

Senior Trust Advisor Compensation

The fee of the senior trust advisor (the “Senior Trust Advisor Fee”) will be payable monthly from amounts received in respect of each mortgage loan (including any Non-Serviced Mortgage Loan) and REO Loan (other than the portion of an REO Loan related to any Serviced Companion Loan), and will accrue at a rate (the “Senior Trust Advisor Fee Rate”) equal to a per annum rate of 0.00250%.

A “Senior Trust Advisor Consulting Fee” will be payable to the senior trust advisor with respect to each Major Decision on which the senior trust advisor has consultation obligations and performed its duties with respect to that Major Decision. The Senior Trust Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 or such lesser amount as the related borrower agrees to pay with respect to any mortgage loan (other than any Non-Serviced Mortgage Loan); provided that the senior trust advisor may in its sole discretion reduce the Senior Trust Advisor Consulting Fee with respect to any Major Decision.

Each of the Senior Trust Advisor Fee and the Senior Trust Advisor Consulting Fee will be payable from funds on deposit in the Certificate Account out of amounts otherwise available to make distributions on the Offered Certificates as described in “Description of the Certificates—Distributions” in this free writing prospectus, but with respect to the Senior Trust Advisor Consulting Fee, only as and to the extent that such fee is actually received from the related borrower. If the senior trust advisor has consultation rights with respect to a Major Decision, the Pooling and Servicing Agreement will require the master servicer or the special servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Senior Trust Advisor Consulting Fee from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the related mortgage loan documents. The master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Senior Trust Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard but in no event will take any enforcement action with respect to the collection of such Senior Trust Advisor Consulting Fee other than requests for collection; provided that the master servicer or the special servicer, as applicable, will be required to consult, on a non-binding basis, with the senior trust advisor prior to any such waiver or reduction.

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In addition to the Senior Trust Advisor Fee and the Senior Trust Advisor Consulting Fee, the senior trust advisor will be entitled to reimbursement of Senior Trust Advisor Expenses in accordance with the terms of the Pooling and Servicing Agreement. “Senior Trust Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the senior trust advisor pursuant to the Pooling and Servicing Agreement (other than the Senior Trust Advisor Fee and the Senior Trust Advisor Consulting Fee).

Maintenance of Insurance

To the extent permitted by the related mortgage loan and required by the Servicing Standard, the master servicer (with respect to the mortgage loans and any related Serviced Companion Loan but excluding the Non-Serviced Mortgage Loans) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the special servicer (with respect to REO Properties other than the Mortgaged Property securing a Non-Serviced Whole Loan and subject to the conditions set forth in the following sentence) will maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related mortgage loan documents; provided, however, that the master servicer (with respect to mortgage loans and Serviced Companion Loans) will not be required to maintain or cause the borrower to maintain and the special servicer (with respect to REO Properties) will not be required to maintain terrorism insurance to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default or if the trustee does not have an insurable interest. Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related mortgage loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related mortgage loan documents. If the borrower does not maintain such coverage, the master servicer (with respect to such mortgage loans and any related Serviced Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined by the master servicer (with respect to the mortgage loans and any related Serviced Companion Loan) or special servicer (with respect to REO Properties other than a Mortgaged Property securing the Non-Serviced Whole Loan), as applicable, in accordance with the Servicing Standard; provided that the master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the special servicer. See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Hazard, Liability and Other Insurance” and “Risk Factors—Availability of Terrorism Insurance” in this free writing prospectus. Notwithstanding any contrary provision above, the master servicer will not be required to maintain, and will not be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless (other than with respect to a Mortgaged Property securing a Non-Serviced Mortgage Loan) such insurance was required at the time of origination of the related mortgage loan, the trustee has an insurable interest and is currently available at commercially reasonable rates. In addition, the master servicer (at its own expense) and the special servicer (at the expense of the trust) will be entitled to rely on insurance consultants in determining whether any insurance is available at commercially reasonable rates. After the master servicer determines that a Mortgaged Property other than the Mortgaged Property securing the Non-Serviced Mortgage Loan is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the master servicer will be required to use efforts consistent with the Servicing Standard to (1) cause each borrower to maintain (to the extent required by the related mortgage loan documents), and if the borrower does not so maintain, will be required to (2) itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and is available at commercially reasonable rates (as determined by the master servicer in accordance with the Servicing Standard) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related mortgage loan (and any related Serviced Companion Loan, if applicable) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the

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Servicing Standard, but only to the extent that the related mortgage loan permits the lender to require the coverage and maintaining coverage is consistent with the Servicing Standard.

Notwithstanding the foregoing, with respect to the mortgage loans (other than the Non-Serviced Mortgage Loans) and any related Serviced Companion Loan that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such mortgage loan and any related Serviced Companion Loan reasonably requires from time to time in order to protect its interests, the master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies on or prior to September 11, 2001 (“Additional Exclusions”), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) notify the special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by the master servicer pursuant to clause (B) above. If the special servicer determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, the special servicer will be required to notify the master servicer and the master servicer will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained. If the special servicer determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those mortgage loans that (i) have one of the ten (10) highest outstanding principal balances of the mortgage loans then included in the trust or (ii) comprise more than 5% of the outstanding principal balance of the mortgage loans then included in the trust.

“Acceptable Insurance Default” means, with respect to any mortgage loan (other than the Non-Serviced Mortgage Loans) or any Serviced Whole Loan, a default under the related mortgage loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property, insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the master servicer and the special servicer may forbear taking any enforcement action; provided that the special servicer has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard and, unless a Control Event has occurred and is continuing, and other than with respect to an Excluded Loan, with the consent of the Directing Certificateholder (and after a Control Event has occurred, but prior to the occurrence of a Consultation Termination Event, after consultation with the Directing Certificateholder as provided in the Pooling and Servicing Agreement), that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate; provided, however, that the Directing Certificateholder will not have more than 30 days to respond to the special servicer’s request for such consent or consultation; provided, further, that upon the special servicer’s determination, consistent with the Servicing Standard, that exigent circumstances do not allow the special servicer to consult with the Directing Certificateholder, the special servicer will not be required to do so. Each of the master servicer (at its own expense) and the special servicer (at the expense of the trust) will be entitled to rely on insurance consultants in making the determinations described above.

During the period that the special servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Certificateholder, neither the master servicer nor the special servicer will be liable for any loss related to its failure to require the borrower to maintain such insurance and neither will be in default of its obligations as a result of such failure.

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The special servicer will be required to maintain (or cause to be maintained), fire and hazard insurance on each REO Property (other than any REO Property with respect to the Non-Serviced Mortgage Loan), to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related mortgage loan and any related Companion Loan or REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the special servicer in accordance with the Servicing Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended.

The Pooling and Servicing Agreement provides that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy and the master servicer or special servicer may satisfy their respective obligation to maintain hazard insurance by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the mortgage loans and REO Properties (other than the Mortgaged Property securing a Non-Serviced Whole Loan), as applicable. Any losses incurred with respect to mortgage loans (and any related Companion Loan) or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the master servicer or special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the master servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the mortgage loan documents to maintain earthquake insurance on any Mortgaged Property and the special servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the special servicer will be paid out of a segregated custodial account created and maintained by the special servicer on behalf of the trustee for the benefit of the Certificateholders (the “REO Account”) or advanced by the master servicer as a Servicing Advance.

The costs of the insurance may be recovered by the master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the Pooling and Servicing Agreement. All costs and expenses incurred by the special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the master servicer to the special servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the mortgage loans, nor will any mortgage loan be subject to FHA insurance.

Modifications, Waivers and Amendments

Except as otherwise set forth in this paragraph, the special servicer (or, with respect to certain non-material modifications, waivers and amendments that are not Special Servicer Decisions or Major Decisions, the master servicer) may not waive, modify or amend (or consent to waive, modify or amend) any provision of a mortgage loan and/or Serviced Companion Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the Pooling and Servicing Agreement, and (2) any waiver, modification or amendment more than three months after the Closing Date that would not be a “significant modification” of the mortgage loan within the meaning of Treasury Regulations Section 1.860G-2(b). The master servicer will not be permitted under the Pooling and Servicing Agreement to agree to any modifications, waivers and amendments that constitute Special Servicer Decisions or Major Decisions without the consent of the special servicer (which such consent may be deemed received by the master servicer if the master servicer is processing such modification, waiver or amendment and special servicer does not respond within ten (10) business days of delivery to the special servicer of the recommendation

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and analysis and all information reasonably requested by the special servicer in order to grant or withhold such consent, plus the time provided to the Directing Certificateholder or other relevant party under the Pooling and Servicing Agreement and, if applicable, any time period provided to a holder of a Companion Loan under a related intercreditor agreement), except certain non-material consents and waivers described in the Pooling and Servicing Agreement and as permitted under the mortgage loan documents.

With respect to any non-Specially Serviced Mortgage Loan except as set forth in the proviso immediately following this definition below, the master servicer will not consent to, process or approve any request by a borrower with respect to any of the following, but will forward such request to the special servicer for processing and evaluation (each a “Special Servicer Decision”):

(a)   approving leases, lease modifications or amendments or any requests for subordination, non-disturbance and attornment agreements or other similar agreements for (i) all ground leases, including any determination whether to cure any borrower defaults relating to any ground lease, and (ii) all other leases in excess of the lesser of (y) 30,000 square feet and (z) 30% of the net rentable area at the related Mortgaged Property so long as it is considered a “major lease” or otherwise reviewable by the lender under the related mortgage loan documents;

(b)   approving any waiver regarding the receipt of financial statements (other than an immaterial timing waiver including late financial statements);

(c)   approving annual budgets for the related Mortgaged Property that provide for (i) operating expenses equal to more than 110% of the amount that was budgeted therefor in the prior year or (ii) payments to affiliates of the related borrower (excluding affiliated managers paid at fee rates agreed to at the origination of the related mortgage loan or Whole Loan);

(d)   approving easements that materially affect the use or value of a Mortgaged Property or the borrower’s ability to make payments with respect to the related mortgage loan;

(e)   agreeing to any modification, waiver, consent or amendment of the related mortgage loan or Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to a (i) a waiver of a mortgage loan event of default, (ii) a modification of the type of defeasance collateral required under the mortgage loan or Whole Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States would be permitted or (iii) a modification that would permit a principal prepayment instead of defeasance if the applicable loan documents do not otherwise permit such principal prepayment; provided that the foregoing is not otherwise a Major Decision;

(f)    in circumstances where no lender discretion is required other than confirming that the conditions in the related mortgage loan documents have been satisfied (including determining whether any applicable terms or tests are satisfied), any request to incur additional debt in accordance with the terms of the mortgage loan documents;

(g)   any requests for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit held as “performance”, “earn-out” or “holdback” escrows or reserves, including the funding or disbursement of any such amounts with respect to any of the mortgage loans secured by the Mortgaged Properties specifically identified in the Pooling and Servicing Agreement, other than routine and/or customary escrow and reserve fundings or disbursements for which the satisfaction of performance-related criteria is not required pursuant to the terms of the related mortgage loan documents (for the avoidance of doubt, any request for the funding or disbursement of ordinary course impounds, repair and replacement reserves, lender approved budget and operating expenses, and tenant improvements pursuant to an approved lease, each in accordance with the mortgage loan documents or any other funding or disbursement as mutually agreed upon by the master servicer and the special servicer, will not constitute a Special Servicer Decision);

(h)   in circumstances where no lender discretion is required other than confirming satisfaction of the applicable terms of the mortgage loan documents (including determining whether any applicable

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terms or tests are satisfied), processing requests for any release of collateral or any acceptance of substitute or additional collateral for a mortgage loan; provided that, in any case, Special Servicer Decisions will not include (i) grants of easements or rights of way that do not materially affect the use or value of the Mortgaged Property or the borrower’s ability to make any payments with respect to the mortgage loan; (ii) the release, substitution or addition of collateral securing any Serviced Mortgage Loan or Serviced Whole Loan in connection with a defeasance of such collateral; or (iii) requests that are related to any condemnation action that is pending, or threatened in writing, and would affect a non-material portion of the Mortgaged Property; provided that such release or substitution or addition of collateral is not a Major Decision; and

(i)    any modification, consent to a modification or waiver of any material term of any intercreditor or similar agreement related to a Serviced Mortgage Loan or Serviced Whole Loan, or any action to enforce rights with respect thereto.

provided, however, that notwithstanding the foregoing, the master servicer and the special servicer may mutually agree as provided in the Pooling and Servicing Agreement that the master servicer will process any of the foregoing matters (as well as any Major Decision) with respect to any non-Specially Serviced Mortgage Loan. The master servicer and the special servicer will each be entitled to 50% of any fees paid in connection with a Special Servicer Decision or Major Decision with respect to any non-Specially Serviced Mortgage Loan regardless of whether the master servicer or the special servicer processes such Special Servicer Decision or Major Decision.

If, and only if, the special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Mortgage Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the special servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) to the trust and, if applicable, the holders of any applicable Companion Loan than liquidation of such Specially Serviced Mortgage Loan, then the special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Mortgage Loan, subject to (x) the restrictions and limitations described below, (y) with respect to any mortgage loan, prior to the occurrence and continuance of a Control Event, the approval of the Directing Certificateholder (or after the occurrence and continuance of a Control Event, but prior to a Consultation Termination Event upon consultation with the Directing Certificateholder) as provided in the Pooling and Servicing Agreement and described in this free writing prospectus, and (z) with respect to a Serviced Whole Loan, the rights of the holder of the related Serviced Companion Loan to advise or consult with the special servicer with respect to, or consent to, such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement and, with respect to a mortgage loan that has mezzanine debt, the rights of the mezzanine lender to consent to such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement.

In connection with (i) the release of a Mortgaged Property (other than a Mortgaged Property securing the Non-Serviced Whole Loan) or any portion of a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the mortgage loan documents require the master servicer or the special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related mortgage loan, then such calculation will, unless then permitted by the REMIC Provisions, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

With respect to non-Specially Serviced Mortgage Loans except as set forth in the third sentence in this paragraph, the master servicer will not consent to, process or evaluate any borrower request for a Major Decision or Special Servicer Decision but will refer such request to the special servicer. Generally, the special servicer will process the request directly and make the determination whether or not to

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consent to or approve such request. However, if the master servicer and special servicer mutually agree that the master servicer will process such request, the master servicer will prepare and submit its written analysis and recommendation to the special servicer with all information reasonably available to the master servicer that the special servicer may reasonably request in order to withhold or grant its consent, and in all cases the special servicer will be entitled (subject to the discussion under “—The Directing Certificateholder” above and “Description of the Mortgage Pool—The Whole Loans” in this free writing prospectus) to approve or disapprove any modification, waiver or amendment that constitutes such a Major Decision or a Special Servicer Decision. In any case with respect to any Major Decision in connection with a non-Specially Serviced Loan, each of the master servicer and the special servicer will be entitled to 50% of any related fee whether or not the master servicer processes such request.

The special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified mortgage loan prior to the Rated Final Distribution Date. The special servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan if that modification, waiver or amendment would:

(1)   extend the maturity date of the Specially Serviced Mortgage Loan to a date occurring later than the earlier of (A) five years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Mortgage Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring twenty years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and, other than with respect to an Excluded Loan and prior to the occurrence and continuance of a Control Event, with the consent of the Directing Certificateholder, ten years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2)   provide for the deferral of interest unless interest accrues on the mortgage loan or the Serviced Whole Loans, generally, at the related Mortgage Rate.

In the event of a modification that creates Mortgage Deferred Interest, the Pooling and Servicing Agreement will provide that the amount of deferred interest will be allocated to reduce the Distributable Certificate Interest of the class or classes of certificates (other than the Class X-A, Class X-B, Class X-C, Class X-D, Class R and Class Z certificates) with the latest sequential designation then outstanding, and to the extent so allocated, will be added to the Certificate Balance of the class or classes.

If the special servicer gives notice of any modification, waiver or amendment of any term of any mortgage loan (other than a Non-Serviced Whole Loan) or related Companion Loan (or if such Companion Loan is in a securitization, the master servicer of such securitization on its behalf), the special servicer will be required to notify the master servicer, the holder of any related Companion Loan, the senior trust advisor (after the occurrence and during the continuance of a Control Event), the certificate administrator, the trustee, the Directing Certificateholder (unless a Consultation Termination Event has occurred and other than with respect to an Excluded Loan), and the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website. If the master servicer gives notice of any modification, waiver or amendment of any term of any such mortgage loan or related Companion Loan, the master servicer will be required to notify the certificate administrator, trustee, special servicer, the Directing Certificateholder (unless a Consultation Termination Event has occurred and other than with respect to an Excluded Loan), the related mortgage loan seller (so long as such mortgage loan seller is not a master servicer or sub-servicer of such mortgage loan or the Directing Certificateholder), the holder of any related Companion Loan and the 17g-5 Information Provider, who will be required to thereafter post any such notice to the 17g-5 Information Provider’s website. The party providing notice will be required to deliver to the custodian for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, and if required, a copy to the master servicer and to the holder of any related Companion Loan, all as set forth in the Pooling and Servicing Agreement. Copies of each agreement whereby the modification, waiver or amendment of any term of any mortgage loan is effected are required to be available for review during normal business hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this free writing prospectus.

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The modification, waiver or amendment of a Serviced Whole Loan or a mortgage loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Additional Debt or the Ability To Incur Other Borrowings Entails Risk” in this free writing prospectus.

Mortgage Loans with “Due-on-Sale” and “Due-on-Encumbrance” Provisions

The special servicer will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a mortgage loan and any related Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on that mortgage loan and any related Companion Loan, as applicable, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive its right to exercise such rights; provided, however, (i) that with respect to such waiver of rights prior to the occurrence and continuance of a Control Event, the special servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder, if applicable, and (ii) with respect to any mortgage loan (x) with a Stated Principal Balance greater than or equal to $20,000,000, (y) with a Stated Principal Balance greater than or equal to 5% of the aggregate Stated Principal Balance of the mortgage loans then outstanding, or (z) together with all other mortgage loans with which it is cross collateralized or cross-defaulted or together with all other mortgage loans with the same or an affiliated borrower, that is one of the ten largest mortgage loans outstanding (by Stated Principal Balance), a Rating Agency Confirmation is received by the master servicer or the special servicer, as the case may be, from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any); provided, however, that with respect to clauses (y) and (z) of this paragraph, such mortgage loan will also be required to have a Stated Principal Balance of at least $10,000,000 for such Rating Agency Confirmation requirement to apply.

With respect to a mortgage loan (other than a Non-Serviced Mortgage Loan) and related Companion Loan with a “due-on-encumbrance” clause, the special servicer will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a mortgage loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) to waive its right to exercise such rights, provided, however, (i) that, with respect to such waiver of rights, prior to the occurrence and continuance of a Control Event, and other than with respect to an Excluded Loan, the special servicer has obtained the consent of the Directing Certificateholder (or after the occurrence and continuance of a Control Event, but prior to a Consultation Termination Event, upon consultation with the Directing Certificateholder) and (ii) with respect to any mortgage loan (x) with a Stated Principal Balance greater than or equal to $20,000,000, (y) with a Stated Principal Balance greater than or equal to 5% of the aggregate Stated Principal Balance of the mortgage loans then outstanding, or (z) together with all other mortgage loans with which it is cross collateralized or cross-defaulted or together with all other mortgage loans with the same or an affiliated borrower, that is one of the ten largest mortgage loans outstanding (by Stated Principal Balance), a Rating Agency Confirmation is received by the master servicer or the special servicer, as the case may be, from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any); provided, however, that with respect to clauses (y) and (z) of this paragraph, such mortgage loan will also be required to have a Stated Principal Balance of at least $10,000,000 for such Rating Agency Confirmation requirement to apply.

Any modification, extension, waiver or amendment of the payment terms of the Non-Serviced Whole Loan will be required to be structured so as to be consistent with the Servicing Standard and the allocation and payment priorities in the related loan documents and the related intercreditor agreement, such that neither the trust as holder of such Non-Serviced Mortgage Loan nor any holder of the related Companion Loan gains a priority over the other holder that is not reflected in the related loan documents and the related intercreditor agreement.

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Realization Upon Defaulted Mortgage Loans

Within 30 days after a Defaulted Mortgage Loan has become a Specially Serviced Mortgage Loan, the special servicer will be required to order an appraisal of the related Mortgaged Property (which will not be required to be received within that 30-day period) and, not more than 30 days after receipt of such appraisal, determine the fair value of the related mortgage loan in accordance with the Servicing Standard. The special servicer will be permitted to change, from time to time thereafter, its determination of the fair value of a mortgage loan in default based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard. The special servicer will promptly notify the master servicer in writing of the initial fair value determination and any adjustment to its fair value determination. “Defaulted Mortgage Loan” means a mortgage loan (i) that is delinquent at least sixty (60) days in respect of its Periodic Payments or more than thirty (30) days (or sixty (60) days with respect to the circumstances described under clause (1) of the definition of Specially Serviced Mortgage Loan) delinquent in respect of its balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related mortgage or mortgage note and without regard to any acceleration of payments under the related mortgage and mortgage note or (ii) as to which the master servicer or special servicer has, by written notice to the related mortgagor, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The Pooling and Servicing Agreement will provide that the special servicer may offer to sell to any person any Specially Serviced Mortgage Loan (to the extent consistent with the term of any related intercreditor agreement) or may offer to purchase any Specially Serviced Mortgage Loan, if and when the special servicer determines, consistent with the Servicing Standard, that no satisfactory arrangements (including by way of a discounted pay-off) can be made for collection of delinquent payments thereon and such a sale would be in the best economic interests of the trust on a net present value basis. The special servicer is required to give the trustee not less than five days prior written notice of its intention to sell any Specially Serviced Mortgage Loan, in which case the special servicer is required to accept the highest offer received from any person for any Specially Serviced Mortgage Loan in an amount at least equal to par plus accrued interest plus all other outstanding amounts due under such mortgage loan (or REO Loan) or, if applicable, Serviced Whole Loan and any outstanding expenses of the trust relating to such mortgage loan (the “Mortgage Loan Repurchase Price”) or, at its option, if it has received no offer at least equal to the Mortgage Loan Repurchase Price therefor, purchase the Specially Serviced Mortgage Loan at such Mortgage Loan Repurchase Price.

In the absence of any such offer (or purchase by the special servicer) (and, in the case of any Whole Loan, subject to certain additional conditions set forth in the related intercreditor agreement), the special servicer will accept the highest offer received from any person that is determined by the special servicer to be a fair price for such Specially Serviced Mortgage Loan, if the highest offeror is a person other than the depositor, the master servicer, the special servicer, the certificate administrator, the trustee, the senior trust advisor, any borrower, any manager of a Mortgaged Property, any independent contractor engaged by the special servicer, a holder of any related Companion Loan (in connection with offers related to any Serviced Whole Loan), a holder of a related mezzanine loan (except to the extent described below), or any known affiliate of any of them (any such person, an “Interested Person”). The trustee (based upon, among other things, updated independent appraisals ordered by the special servicer (or ordered by the trustee if the special servicer or any of its affiliates is the Interested Person) and received by the trustee (the cost of which will be a Servicing Advance by the master servicer)), is required to determine the fair price for the Specially Serviced Mortgage Loan if the highest offeror is an Interested Person. Any such determination by the trustee will be binding on all parties. The reasonable cost of such independent appraisal will be an expense of the offering Interested Person and the special servicer will use efforts consistent with the Servicing Standard to collect payment from such Interested Person. If such expense is not paid by the applicable Interested Person within 30 days of demand for payment, such expense will be reimbursable to the trustee by the master servicer as a Servicing Advance, but the special servicer will continue to use efforts consistent with the Servicing Standard to collect such amounts from the applicable Interested Person. If the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee may (at its option) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing or investing in

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loans similar to the subject mortgage loan, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such mortgage loan. The trustee will be required to act in a commercially reasonable manner in making such determination. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable fees of and the costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party will be covered by, and will be required to be reimbursable from the offering Interested Person and the special servicer will use efforts consistent with the Servicing Standard to collect payment from such Interested Person. If such expense is not paid by the applicable Interested Person within 30 days of demand for payment, such expense will be reimbursable to the trustee by the master servicer as a Servicing Advance but the special servicer will continue to use efforts consistent with the Servicing Standard to collect such amounts from the applicable Interested Person. Neither the trustee, in its individual capacity, nor any of its affiliates may make an offer for or purchase any Specially Serviced Mortgage Loan.

The Pooling and Servicing Agreement will not obligate the special servicer to accept the highest offer if the special servicer determines, in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the holders of certificates and, with respect to a Serviced Whole Loan, any related holder of a Companion Loan, as a collective whole (taking into account the pari passu nature of any Serviced Pari Passu Companion Loan). In addition, the special servicer may accept a lower offer if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the holders of certificates and, with respect to a Serviced Whole Loan, any related holder of a Companion Loan, as a collective whole (taking into account the pari passu nature of any Serviced Pari Passu Companion Loan) (for example, if the prospective buyer making the lower offer is more likely to perform its obligations, or the terms offered by the prospective buyer making the lower offer are more favorable); provided that the offeror is not the special servicer or a person affiliated with the special servicer. The special servicer is required to use reasonable efforts to sell all Specially Serviced Mortgage Loans prior to the Rated Final Distribution Date.

Notwithstanding the foregoing, with respect to each mortgage loan (other than the Non-Serviced Mortgage Loan) with a related mezzanine loan, the sale by the special servicer of any Specially Serviced Mortgage Loan is subject to the rights of the holder of the related mezzanine debt to exercise its option to purchase the related mortgage loan or REO Property, as applicable, following a default as described under the related intercreditor agreement (and such purchase price is subject to the terms of such intercreditor agreement). See “Description of the Mortgage Pool—Additional Debt—Mezzanine Debt” in this free writing prospectus.

Pursuant to the terms of the related intercreditor agreement, if a Serviced Mortgage Loan becomes a Defaulted Mortgage Loan, and if the special servicer determines to sell the related Serviced Mortgage Loan that has become a Specially Serviced Mortgage Loan in accordance with the terms described above, then the special servicer will be required to sell the related Serviced Pari Passu Companion Loan together with the related Serviced Mortgage Loan as one whole loan and will be required to require that all offers be submitted to the special servicer in writing (together with any refundable deposit required under the related intercreditor agreement, if applicable). Notwithstanding the foregoing, the special servicer will not be permitted to sell such Serviced Pari Passu Whole Loan if it becomes a defaulted Whole Loan without the written consent of the holder of the related Serviced Pari Passu Companion Loan (or if such Serviced Pari Passu Companion Loan is included in a securitization, then prior to a control event under such securitization, with the consent of the related directing certificateholder) (provided that such consent is not required if the holder of 50% or more of such Serviced Pari Passu Companion Loan is the borrower or an affiliate of the borrower) unless the special servicer has delivered to the holder of such Serviced Pari Passu Companion Loan (or, in the event such Serviced Pari Passu Companion Loan has been securitized, to the applicable master servicer of such other securitization): (a) at least 15 business days prior written notice of any decision to attempt to sell the related Serviced Pari Passu Whole Loan; (b) at least 10 days prior to the permitted sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the special servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for such Serviced Pari Passu Whole Loan, and any documents in the servicing file reasonably requested by

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the holder of a Serviced Pari Passu Companion Loan that are material to the sale price of such Serviced Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the master servicer or the special servicer in connection with the proposed sale; provided that with respect to a Serviced Pari Passu Whole Loan, the holder of such Serviced Pari Passu Companion Loan may waive any of the delivery or timing requirements set forth in this sentence. The holder of a Serviced Pari Passu Companion Loan (or its representative) will be permitted to submit an offer at any sale of the related Serviced Pari Passu Whole Loan; however, the mortgagor and its agents and affiliates will not be permitted to submit an offer at such sale. See “Description of the Mortgage Pool—The Whole Loans—The First National Building Whole Loan—Sale of Defaulted Serviced Pari Passu Whole Loan”, “—The Eastmont Town Center Whole Loan—Sale of Defaulted Eastmont Town Center Whole Loan”, “—The Hyatt Place Texas Portfolio Whole Loan—Sale of Defaulted Serviced Pari Passu Whole Loan” and “—The New Center One Building Whole Loan—Sale of Defaulted Serviced Pari Passu Whole Loan” in this free writing prospectus.

Pursuant to the terms of the related intercreditor agreement, if any Non-Serviced Whole Loan becomes a defaulted mortgage loan, and if the related special servicer under the applicable Non-Serviced PSA determines to sell the related Pari Passu Companion Loan that has become a specially serviced mortgage loan in accordance with the applicable Non-Serviced PSA, then the related special servicer will be required to sell the related Non-Serviced Mortgage Loan together with the related Pari Passu Companion Loan (and with respect to the U-Haul Portfolio Whole Loan, including the related Subordinate Companion Loan) as one whole loan. In connection with any such sale, the related special servicer will be required to follow procedures substantially similar to those described above. Notwithstanding the foregoing, the related special servicer under the applicable Non-Serviced PSA will not be permitted to sell the related Non-Serviced Whole Loan (other than the U-Haul Portfolio Whole Loan) if it becomes a defaulted mortgage loan without the written consent of the Directing Certificateholder (prior to the occurrence and continuance of a Control Event (provided that such consent is not required if such party is the borrower or an affiliate of the borrower)) unless the related special servicer under such Non-Serviced PSA has delivered to the special servicer under the Pooling and Servicing Agreement, who will forward to the Directing Certificateholder: (a) at least 15 business days prior written notice of any decision to attempt to sell such Non-Serviced Whole Loan; (b) at least 10 days prior to the permitted sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the related special servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for such Non-Serviced Whole Loan, and any documents in the servicing file reasonably requested by the holder of the related mortgage loan that are material to the sale price of such Non-Serviced Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the related master servicer or the related special servicer in connection with the proposed sale; provided that the special servicer for this securitization may (with the consent of the Directing Certificateholder prior to the occurrence and continuance of a Control Event) in accordance with the Pooling and Servicing Agreement waive any of the delivery or timing requirements set forth in this sentence.

If title to any Mortgaged Property is acquired by the trust fund, the special servicer, on behalf of the trust fund (and the holder of any related Companion Loan, if applicable), will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants or has not denied an extension of time to sell the property or (2) the trustee, the certificate administrator and the master servicer receive an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than the above-referenced three year period will not result in the imposition of a tax on any Trust REMIC or cause the trust fund (or cause any Trust REMIC) to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the Pooling and Servicing Agreement, the special servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner. The special servicer will also be

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required to ensure that any Mortgaged Property acquired by the trust fund is administered so that it constitutes “foreclosure property” within the meaning of Section 860G(a)(8) of the Code at all times and that the sale of the property does not result in the receipt by the trust fund or the holder of any Companion Loan of any “income from non-permitted assets” as described in Section 860F(a)(2)(B) of the Code, endanger the status of any Trust REMIC, or result in the imposition of a tax upon any Trust REMIC or the trust fund (including but not limited to the tax on “prohibited transactions” as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code, but not including the tax on “net income from foreclosure property” as defined in Section 860G(c)(2) of the Code). If the trust fund acquires title to any Mortgaged Property, the special servicer, on behalf of the trust fund, will retain, at the expense of the trust fund, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed before default on the related mortgage loan became imminent. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage the Mortgaged Property as required under the Pooling and Servicing Agreement.

Generally, no Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the trust fund to the extent that it constitutes “rents from real property,” within the meaning of Section 856(d) of the Code and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings that are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the trust fund would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to that personal property exceeds 15% of the total rent at the related mortgaged property for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property,” which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. The Pooling and Servicing Agreement provides that the special servicer will be permitted to cause a Trust REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the trust fund to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates. See “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Mark to Market Regulations—Taxes That May Be Imposed on the REMIC Pool” in the prospectus.

To the extent that Liquidation Proceeds collected with respect to any mortgage loan are less than the sum of: (1) the outstanding principal balance of the mortgage loan, (2) interest accrued on the mortgage loan and (3) the aggregate amount of expenses reimbursable to the master servicer, the special servicer, the certificate administrator, the senior trust advisor or the trustee or paid out of the trust fund that were not reimbursed by the related borrower (including any unpaid servicing compensation, unreimbursed Servicing Advances and unpaid and accrued interest on all Advances and additional trust fund expenses) incurred with respect to the mortgage loan, the trust fund will realize a loss in the amount of the shortfall. The trustee, the certificate administrator, the master servicer, the special servicer and/or the senior trust

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advisor will be entitled to reimbursement out of the Liquidation Proceeds recovered on any mortgage loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related mortgage loan, certain unreimbursed expenses incurred with respect to the mortgage loan and any unreimbursed Advances (including interest thereon) made with respect to the mortgage loan. In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the master servicer, the special servicer or the trustee on these Advances.

If any Mortgaged Property suffers damage and the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the master servicer will not be required to advance the funds to effect the restoration unless (1) the special servicer determines that the restoration will increase the proceeds to Certificateholders on liquidation of the mortgage loan after reimbursement of the special servicer or the master servicer, as the case may be, for its expenses and (2) the master servicer has not determined that the advance would be a Nonrecoverable Advance.

Servicing of the Civic Opera Building Mortgage Loan

The Civic Opera Building Mortgage Loan (the “2015-C31 Serviced Mortgage Loan” and the related Whole Loan, the “2015-C31 Serviced Whole Loan”), is being serviced under the JPMBB 2015-C31 Pooling and Servicing Agreement. Accordingly, the JPMBB 2015-C31 Master Servicer will generally make servicing advances and remit collections on the 2015-C31 Serviced Mortgage Loan to or on behalf of the trust for this securitization. However, the master servicer for this securitization will generally be obligated to compile reports that include information on the 2015-C31 Serviced Mortgage Loan and, to the extent required by the Servicing Standard, to enforce the rights of the trust as the holder for this securitization of the 2015-C31 Serviced Mortgage Loan under the terms of the related intercreditor agreement and make P&I Advances with respect to the 2015-C31 Serviced Mortgage Loan, subject to any non-recoverability determination. The servicing arrangements under the JPMBB 2015-C31 Pooling and Servicing Agreement differ in certain respects from the servicing arrangements under the Pooling and Servicing Agreement. Below are certain provisions in the JPMBB 2015-C31 Pooling and Servicing Agreement for your consideration:

•	The master servicer, the special servicer, the certificate administrator, senior trust advisor and the trustee under the Pooling and Servicing Agreement will have no obligation or authority to (a) supervise or consent to the actions of the JPMBB 2015-C31 Master Servicer, the JPMBB 2015-C31 Special Servicer, or any of the trustee, certificate administrator or senior trust advisor under the JPMBB 2015-C31 Pooling and Servicing Agreement or (b) make Servicing Advances with respect to the 2015-C31 Serviced Mortgage Loan. The obligation of the master servicer for this securitization to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to the 2015-C31 Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the JPMBB 2015-C31 Master Servicer or the JPMBB 2015-C31 Special Servicer.

•	Pursuant to the JPMBB 2015-C31 Pooling and Servicing Agreement, the liquidation fee, the special servicing fee and the workout fee with respect to the 2015-C31 Serviced Mortgage Loan will be generally similar to the corresponding fee payable under the Pooling and Servicing Agreement, although the special servicing fee on a loan-by-loan basis will be equal to a per annum rate of 0.25000% for the related month.

•	The master servicer for this securitization will be required to make P&I Advances with respect to the 2015-C31 Serviced Mortgage Loan, unless it has determined that such Advance would not be recoverable from collections on the related mortgage loan.

•	The JPMBB 2015-C31 Master Servicer is obligated to make servicing advances with respect to the 2015-C31 Serviced Whole Loan. If the JPMBB 2015-C31 Master Servicer determines that a servicing advance it made with respect to the 2015-C31 Serviced Whole Loan or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed first from collections on,

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and proceeds of, the related mortgage loan and the related Pari Passu Companion Loan, on a pro rata basis (based on such loan’s outstanding principal balance), and then from general collections on the mortgage loans in the trust established under the JPMBB 2015-C31 Pooling and Servicing Agreement and the trust established under the Pooling and Servicing Agreement for this transaction.

•	With respect to the 2015-C31 Serviced Mortgage Loan, prior to the occurrence and continuance of any control event under the JPMBB 2015-C31 Pooling and Servicing Agreement, the JPMBB 2015-C31 Directing Certificateholder will have the right to terminate the JPMBB 2015-C31 Special Servicer for cause or without cause at any time.

•	In addition, with respect to the 2015-C31 Serviced Mortgage Loan, following the occurrence of a consultation termination event under the JPMBB 2015-C31 Pooling and Servicing Agreement, if the senior trust advisor under the JPMBB 2015-C31 Pooling and Servicing Agreement determines that the JPMBB 2015-C31 Special Servicer is not performing its duties under the JPMBB 2015-C31 Pooling and Servicing Agreement or is otherwise not acting in accordance with the related servicing standard, the senior trust advisor under the JPMBB 2015-C31 Pooling and Servicing Agreement will have the right to recommend the replacement of the JPMBB 2015-C31 Special Servicer.

•	If the 2015-C31 Serviced Mortgage Loan becomes a defaulted mortgage loan, the JPMBB 2015-C31 Special Servicer will be required to take actions that are substantially similar to the actions described under “Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans” in this free writing prospectus.

•	The rating agencies rating the securities issued under the JPMBB 2015-C31 Pooling and Servicing Agreement may vary from the rating agencies rating the certificates, which may cause servicing arrangements (including, but not limited to, servicer termination events) to be different under the JPMBB 2015-C31 Pooling and Servicing Agreement than under the Pooling and Servicing Agreement.

•	With respect to the 2015-C31 Serviced Mortgage Loans, the servicing provisions relating to performing inspections and collecting operating information are substantially similar to those of the Pooling and Servicing Agreement.

•	The provisions of the JPMBB 2015-C31 Pooling and Servicing Agreement may also vary from the Pooling and Servicing Agreement with respect to time period and timing matters, terminology, allocation of ministerial duties between multiple servicers or other service providers, servicer termination events, notice or rating agency communication and confirmation requirements.

The JPMBB 2015-C31 Master Servicer and JPMBB 2015-C31 Special Servicer (a) have substantially similar rights related to resignation and (b) are subject to servicer termination events substantially similar to those in the Pooling and Servicing Agreement, as well as the rights related thereto.

Servicing of the U-Haul Portfolio Mortgage Loan

The U-Haul Portfolio Whole Loan, which includes the U-Haul Portfolio Mortgage Loan and any related REO Properties, is being serviced and administered under the U-Haul Portfolio Trust and Servicing Agreement. Accordingly, the U-Haul Portfolio Master Servicer (or, if it fails to do so, the trustee under the U-Haul Portfolio Trust and Servicing Agreement (the “U-Haul Portfolio Trustee”)) will generally make servicing advances, unless it is determined in accordance with the U-Haul Portfolio Trust and Servicing Agreement that such servicing advance would not be recoverable from related collections. However, no such party will make a P&I advance with respect to the U-Haul Portfolio Mortgage Loan. The U-Haul Portfolio Master Servicer will generally also remit collections on the U-Haul Portfolio Mortgage Loan to or on behalf of the trust for this securitization. However, the master servicer for this securitization will generally be obligated to compile reports that include information on the U-Haul Portfolio Mortgage Loan, and, to the extent required by the Servicing Standard, to enforce the rights of the trust as the holder for

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this securitization of the U-Haul Portfolio Mortgage Loan under the terms of the related intercreditor agreement and make P&I Advances with respect to the U-Haul Portfolio Mortgage Loan, subject to any non-recoverability determination. The U-Haul Portfolio Trust and Servicing Agreement and the Pooling and Servicing Agreement both address similar servicing matters, including, but not limited to: collection of payments; establishment of accounts to hold such payments; investment of funds in those accounts; maintenance of insurance coverage on the mortgaged properties; enforcement of due-on-sale and du-on-encumbrance provisions; property inspections; collection of operating statements; loan assumptions; realization upon and sale of defaulted mortgage loans; acquisition, operation, maintenance and disposition of REO properties; servicing compensation; modifications, waivers, amendments and consents with respect to the serviced mortgage loans; servicing reports; servicer liability and indemnification; servicer resignation, servicer termination events; and the ability of certain parties to terminate a particular servicer in connection with a servicer termination event or otherwise. Nonetheless, the servicing arrangements under the U-Haul Portfolio Trust and Servicing Agreement are expected to differ in certain respects from the servicing arrangements under the Pooling and Servicing Agreement. For example, the provisions of the U-Haul Portfolio Trust and Servicing Agreement and the Pooling and Servicing Agreement differ with respect to, among other things, time periods and timing matters, terminology, allocation of duties between multiple servicers and other service providers, the specifics of particular servicer termination events, notices to and communications with applicable rating agencies and rating confirmation requirements. Below are certain matters regarding the servicing of the U-Haul Portfolio Mortgage Loan for your consideration:

•	The master servicer, the special servicer, the certificate administrator, senior trust advisor and the trustee under the Pooling and Servicing Agreement will have no obligation or authority to (a) supervise or consent to the actions of the U-Haul Portfolio Master Servicer, the U-Haul Portfolio Special Servicer, the U-Haul Portfolio Trustee or the certificate administrator under the U-Haul Portfolio Trust and Servicing Agreement or (b) make Servicing Advances with respect to the U-Haul Portfolio Mortgage Loan. The obligation of the master servicer for this securitization to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to the U-Haul Portfolio Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from either of the U-Haul Portfolio Servicers.

•	The U-Haul Portfolio Master Servicer will earn a servicing fee with respect to the U-Haul Portfolio Mortgage Loan at 0.00250% per annum.

•	Pursuant to the U-Haul Portfolio Trust and Servicing Agreement, the liquidation fee, the special servicing fee and the workout fee with respect to the U-Haul Portfolio Mortgage Loan will be generally similar to the corresponding fee payable under the Pooling and Servicing Agreement, except that (i) the liquidation fee and the workout fee payable under the U-Haul Portfolio Trust and Servicing Agreement each has a fixed fee rate of 0.50% and neither is subject to a $25,000 minimum fee and (ii) the special servicing fee payable under the U-Haul Portfolio Trust and Servicing Agreement is not subject to a $3,500 per month minimum.

•	The U-Haul Portfolio Trust and Servicing Agreement and the Pooling and Servicing Agreement vary as regards the extent to which late payment charges, default interest, modification fees, assumption fees, consent fees, defeasance fees and other ancillary fees are allocated to (i) cover or offset expenses, (ii) pay master servicing compensation and (iii) pay special servicing compensation, and it is unlikely that any such items will be passed through to the trust for this securitization transaction.

•	Servicing advances with respect to the U-Haul Portfolio Whole Loan are reimbursable out of related collections, together with interest thereon at a prime rate. If the U-Haul Portfolio Master Servicer determines that a servicing advance it made with respect to the U-Haul Portfolio Whole Loan or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed first from collections on, and proceeds of, the related mortgage loan and the related Companion Loans, on a pro rata basis (based on each such loan’s outstanding principal balance), and then

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from general collections on the mortgage loans in the trust established under the Pooling and Servicing Agreement for this transaction with respect to the U-Haul Portfolio Mortgage Loan’s pro rata portion.

•	The U-Haul Portfolio Master Servicer is generally responsible for servicing and administration of the U-Haul Portfolio Mortgage Loan prior to the curing of, and after the correction of, any special servicing loan event with respect to the U-Haul Portfolio Mortgage Loan, and the U-Haul Portfolio Special Servicer is generally responsible for the U-Haul Portfolio Mortgage Loan while a special servicing loan event exists with respect thereto or if the related Mortgaged Properties become REO Properties. However, the consent of the U-Haul Portfolio Special Servicer (subject to the rights of the U-Haul Portfolio Directing Certificateholder) is generally required for all major decisions with respect to the U-Haul Portfolio Whole Loan even if no special servicing loan event exists with respect thereto. The major decisions and special servicing loan events under the U-Haul Portfolio Trust and Servicing Agreement vary, in some respects, from Major Decisions and servicing transfer events under the Pooling and Servicing Agreement.

•	Major decisions under the U-Haul Portfolio Trust and Servicing Agreement include any of the following actions:

o	any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of a foreclosed property by deed in lieu of foreclosure) of the ownership of the properties if the U-Haul Portfolio Whole Loan comes into and continues in default;

o	any amendment or modification, consent to a modification or waiver of a monetary term (other than penalty charges, but including the timing of payments and acceptance of discounted payoffs) or material non-monetary term of the U-Haul Portfolio Whole Loan or any extension of the maturity date thereof;

o	following a default or an event of default under the U-Haul Portfolio Trust and Servicing Agreement, any exercise of remedies, including any acceleration of the U-Haul Portfolio Whole Loan or initiation of judicial, bankruptcy or similar proceedings under the related whole loan documents;

o	any sale of the U-Haul Portfolio Whole Loan if it is a defaulted loan for less than the repurchase price set forth in the U-Haul Portfolio Trust and Servicing Agreement or any sale of any foreclosed property;

o	any determination to bring any foreclosed property into compliance with applicable environmental laws or to otherwise address hazardous materials located at a property or foreclosed property;

o	any release of collateral or any acceptance of substitute or additional collateral for the U-Haul Portfolio Whole Loan or any consent to either of the foregoing, unless required or permitted pursuant to the specific terms of the U-Haul Portfolio Whole Loan and for which there is no material lender discretion;

o	any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to the U-Haul Portfolio Whole Loan or, if lender consent is required, any consent to such waiver or consent to a transfer of a property or interests in the borrowers, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related whole loan documents;

o	any incurrence of additional debt by the borrowers or of any mezzanine financing by any beneficial owner of the borrowers (to the extent that the lender has consent rights pursuant to the related whole loan documents (for purposes of the determination whether a lender has such consent rights pursuant to the related whole loan documents, any provision in the related whole loan documents that requires that an intercreditor

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agreement be reasonably or otherwise acceptable to the lender will constitute such consent rights));

o	any material modification, waiver or amendment of the U-Haul Portfolio Intercreditor Agreement, co-lender agreement, participation agreement or similar agreement with any mezzanine lender or subordinate debt holder related to the U-Haul Portfolio Whole Loan, or an action to enforce rights with respect thereto or decision not to enforce such rights;

o	any franchise changes (with respect to the U-Haul Portfolio Whole Loan, if the lender is required to consent or approve under the related whole loan documents) or any material property management company changes, including approval of the termination of a manager and appointment of a new property manager;

o	releases of any escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the U-Haul Portfolio Whole Loan and for which there is no material lender discretion;

o	any requests for the funding or disbursement of “performance,” “earn-out,” holdback or similar escrows and reserves (including those evidenced by letters of credit) if, with respect to the U-Haul Portfolio Whole Loan, escrows and reserves (i) exceed, at the related origination date, in the aggregate, 10% of the initial principal balance of the U-Haul Portfolio Whole Loan (regardless of whether such funding or disbursement may be characterized as routine and/or customary and regardless of whether the U-Haul Portfolio Whole Loan has a primary servicer other than the U-Haul Portfolio Master Servicer) or (ii) are not routine and/or customary escrow and reserve fundings or disbursements;

o	any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in the borrowers, guarantor or other obligor, or releasing the borrowers, guarantor or other obligor from liability under the U-Haul Portfolio Whole Loan, or modifying any of the borrowers, guarantor or other obligor’s monetary liability under the U-Haul Portfolio Whole Loan, other than pursuant to the specific terms thereof and for which there is no lender discretion;

o	any determination of an acceptable insurance default under the related whole loan documents;

o	the determination of any use of proceeds of a hazard insurance claim to restore a property if the amount of such proceeds exceeds the applicable restoration threshold in the related whole loan documents;

o	the modification, waiver, amendment, execution, termination or renewal of any lease, to the extent lender approval is required under the related whole loan documents and if such lease constitutes a “major lease” under the related whole loan documents, including entering into any related subordination, non-disturbance and attornment agreement, subject to any deemed approval expressly set forth in the related lease;

o	any adoption or implementation of a budget for a property submitted by the borrowers with respect to the U-Haul Portfolio Whole Loan (to the extent lender approval is required under the related whole loan documents), if (a) the U-Haul Portfolio Whole Loan is on the CREFC® servicer watch list or (b) such budget includes material (more than 25%) increases in operating expenses or payments to entities actually known by the servicer to be affiliates of the borrowers (excluding affiliated managers paid at fee rates agreed to at the origination of the U-Haul Portfolio Whole Loan), subject in each case to any deemed approval expressly set forth in the related whole loan documents;

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o	the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of a borrower; and

o	the exercise of the rights and powers granted under the U-Haul Portfolio Intercreditor Agreement or any related mezzanine loan intercreditor agreement to the holder of the U-Haul Portfolio Companion A-2A Note, the “Senior Lender” or such other similar term as may be set forth in any such agreement, as applicable, and/or the “Servicer” referred to therein, if and to the extent such rights or powers affect the priority, payments, consent rights, or security interest with respect to the holder of U-Haul Portfolio Companion A-2A Note, the “Senior Lender” or such other similar term.

•	The U-Haul Portfolio Trustee will be the mortgagee of record with respect to the U-Haul Portfolio Whole Loan.

•	The custodian under the U-Haul Portfolio Trust and Servicing Agreement will generally be responsible for holding the loan documents with respect to the U-Haul Portfolio Whole Loan (other than the original promissory note for the U-Haul Portfolio Mortgage Loan and any allonges thereto). However, from time to time to the extent necessary for the servicing and administration of the U-Haul Portfolio Whole Loan, related loan documents will be released to either of the U-Haul Portfolio Servicers.

•	With respect to the U-Haul Portfolio Mortgage Loan, prior to the occurrence and continuance of any control event under the U-Haul Portfolio Trust and Servicing Agreement, the U-Haul Portfolio Directing Certificateholder will have the right to terminate the U-Haul Portfolio Special Servicer at any time with or without cause.

•	In addition, with respect to the U-Haul Portfolio Mortgage Loan, after the occurrence and during the continuance of any control event under the U-Haul Portfolio Trust and Servicing Agreement, at the written direction of holders of principal balance certificates under the U-Haul Portfolio Trust and Servicing Agreement evidencing not less than 25% of the voting rights of such certificates (taking into account the application of any appraisal reduction amounts to notionally reduce the certificate balances of those certificates), a request can be made to vote to terminate the U-Haul Portfolio Special Servicer and appoint a successor U-Haul Portfolio Special Servicer. The termination and replacement of the U-Haul Portfolio Special Servicer will occur if the holders of the applicable U-Haul Portfolio certificates evidencing the requisite U-Haul Portfolio voting rights vote within 180 days to approve that termination and replacement.

•	The U-Haul Portfolio Directing Certificateholder is comparable to the Directing Certificateholder and will have similar rights to those of the Directing Certificateholder. Among other things, provided that a control event does not exist under the U-Haul Portfolio Trust and Servicing Agreement, the U-Haul Portfolio Directing Certificateholder will (subject to a servicing standard override on the part of the U-Haul Portfolio Special Servicer) have approval rights over U-Haul Portfolio major decisions (which include, among other things, foreclosure upon or comparable conversion of ownership of mortgaged properties, various loan modifications, waivers and consents and defaulted loan sales for less than par) and asset status reports. If a control event exists, but a consultation termination event has not occurred, under the U-Haul Portfolio Trust and Servicing Agreement, then the U-Haul Portfolio Directing Certificateholder will have consultation rights with respect to U-Haul Portfolio major decisions.

•	If the U-Haul Portfolio Whole Loan is subject to special servicing, then (subject to, if and when applicable, the consent/consultation rights of the U-Haul Portfolio Directing Certificateholder) the U-Haul Portfolio Special Servicer may agree to modify, waive or amend any term of such Whole Loan if such modification, waiver or amendment (i) is consistent with the related servicing standard, (ii) would not (A) cause any REMIC created under the U-Haul Portfolio Trust and Servicing Agreement to fail to qualify as a REMIC or (B) constitute a “significant modification” of the U-Haul Portfolio Whole Loan pursuant to Treasury Regulations Section 1.860G-2(b) (and the

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U-Haul Portfolio Master Servicer or the U-Haul Portfolio Special Servicer, as applicable, may obtain and be entitled to rely upon an opinion of counsel in connection with such determination). However, the U-Haul Portfolio Special Servicer may not extend the maturity date of the U-Haul Portfolio Whole Loan beyond the date that is seven years prior to the distribution date in September 2042 under the U-Haul Portfolio Trust and Servicing Agreement.

•	Each of the U-Haul Portfolio Master Servicer and the U-Haul Portfolio Special Servicer may resign and assign its rights and delegate its duties and obligations under the U-Haul Portfolio Trust and Servicing Agreement; provided that certain conditions are satisfied including obtaining a rating agency confirmation. The resigning U-Haul Portfolio Master Servicer or U-Haul Portfolio Special Servicer, as applicable, must pay all costs and expenses associated with the transfer of its duties after resignation. The U-Haul Portfolio Master Servicer or the U-Haul Portfolio Special Servicer, as the case may be, may not otherwise resign from its obligations and duties under the U-Haul Portfolio Trust and Servicing Agreement, except upon the determination that performance of its duties is no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. No such resignation will become effective until the U-Haul Portfolio Trustee or a successor master servicer or a successor special servicer, as the case may be, has assumed the obligations of the U-Haul Portfolio Master Servicer or the U-Haul Portfolio Special Servicer, as applicable, under the U-Haul Portfolio Trust and Servicing Agreement.

•	Each of the U-Haul Portfolio Master Servicer and the U-Haul Portfolio Special Servicer will be liable in accordance with the U-Haul Portfolio Trust and Servicing Agreement only to the extent of its obligations specifically imposed by that agreement. Accordingly, in general, each of the U-Haul Portfolio Master Servicer and the U-Haul Portfolio Special Servicer will not be liable for any action taken, or for refraining from the taking of any action, in good faith pursuant to the U-Haul Portfolio Trust and Servicing Agreement (including actions taken or not taken at the direction of the U-Haul Portfolio Directing Certificateholder) or for errors in judgment; provided that neither such party will be protected against any breach of representations or warranties made by it in the U-Haul Portfolio Trust and Servicing Agreement or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the U-Haul Portfolio Trust and Servicing Agreement.

•	The U-Haul Portfolio Trust and Servicing Agreement provides that each of the U-Haul Portfolio Master Servicer and U-Haul Portfolio Special Servicer (and, in each case, certain related persons) will be entitled to indemnification for all losses, liabilities and expenses (including reasonable legal fees and expenses) incurred in connection with any legal action or other claims, losses, penalties, fines, foreclosures, judgments or liabilities relating to the U-Haul Portfolio Trust and Servicing Agreement, the U-Haul Portfolio Whole Loan, the U-Haul Portfolio Intercreditor Agreement, the related Mortgaged Property or the U-Haul Portfolio certificates (other than any loss, liability or expense incurred by such party by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the U-Haul Portfolio Trust and Servicing Agreement). The U-Haul Portfolio Intercreditor Agreement requires that the Pooling and Servicing Agreement provide that any related master servicer, special servicer, certificate administrator, trustee or depositor under the U-Haul Portfolio Trust and Servicing Agreement and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund for this securitization transaction and held harmless against such trust fund’s pro rata share of any loss, liability, claim, cost or expense incurred in connection with the servicing and administration of the U-Haul Portfolio Whole Loan or any related Mortgaged Property.

Servicing of the One Shell Square Mortgage Loan and the Brunswick Portfolio Mortgage Loan

Each of the One Shell Square Mortgage Loan and the Brunswick Portfolio Mortgage Loan (each a “2015-C30 Serviced Mortgage Loan” and each related Whole Loan, a “2015-C30 Serviced Whole Loan”),

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is being serviced under the JPMBB 2015-C30 Pooling and Servicing Agreement. Accordingly, the JPMBB 2015-C30 Master Servicer will generally make servicing advances and remit collections on each 2015-C30 Serviced Mortgage Loan to or on behalf of the trust for this securitization. However, the master servicer for this securitization will generally be obligated to compile reports that include information on each 2015-C30 Serviced Mortgage Loan and, to the extent required by the Servicing Standard, to enforce the rights of the trust as the holder for this securitization of each 2015-C30 Serviced Mortgage Loan under the terms of the related intercreditor agreement and make P&I Advances with respect to each 2015-C30 Serviced Mortgage Loan, subject to any non-recoverability determination. The servicing arrangements under the JPMBB 2015-C30 Pooling and Servicing Agreement differ in certain respects from the servicing arrangements under the Pooling and Servicing Agreement. Below are certain provisions in the JPMBB 2015-C30 Pooling and Servicing Agreement for your consideration:

•	The master servicer, the special servicer, the certificate administrator, senior trust advisor and the trustee under the Pooling and Servicing Agreement will have no obligation or authority to (a) supervise or consent to the actions of the JPMBB 2015-C30 Master Servicer, the JPMBB 2015-C30 Special Servicer, or any of the trustee, certificate administrator or senior trust advisor under the JPMBB 2015-C30 Pooling and Servicing Agreement or (b) make Servicing Advances with respect to any 2015-C30 Serviced Mortgage Loan. The obligation of the master servicer for this securitization to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each 2015-C30 Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the JPMBB 2015-C30 Master Servicer or the JPMBB 2015-C30 Special Servicer.

•	Pursuant to the JPMBB 2015-C30 Pooling and Servicing Agreement, the liquidation fee, the special servicing fee and the workout fee with respect to each 2015-C30 Serviced Mortgage Loan will be generally similar to the corresponding fee payable under the Pooling and Servicing Agreement, although the special servicing fee on a loan-by-loan basis will be equal to the greater of a per annum rate of 0.25000% and the per annum rate that would result in a special servicing fee of $3,500 for the related month.

•	The master servicer for this securitization will be required to make P&I Advances with respect to each 2015-C30 Serviced Mortgage Loan, unless it has determined that such Advance would not be recoverable from collections on the related mortgage loan.

•	The JPMBB 2015-C30 Master Servicer is obligated to make servicing advances with respect to each 2015-C30 Serviced Whole Loan. If the JPMBB 2015-C30 Master Servicer determines that a servicing advance it made with respect to any 2015-C30 Serviced Whole Loan or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed first from collections on, and proceeds of, the related mortgage loan and the related Pari Passu Companion Loan, on a pro rata basis (based on such loan’s outstanding principal balance), and then from general collections on the mortgage loans in the trust established under the JPMBB 2015-C30 Pooling and Servicing Agreement and the trust established under the Pooling and Servicing Agreement for this transaction.

•	With respect to each 2015-C30 Serviced Mortgage Loan, prior to the occurrence and continuance of any control event under the JPMBB 2015-C30 Pooling and Servicing Agreement, the JPMBB 2015-C30 Directing Certificateholder will have the right to terminate the JPMBB 2015-C30 Special Servicer for cause or without cause at any time.

•	In addition, with respect to each 2015-C30 Serviced Mortgage Loan, following the occurrence of a consultation termination event under the JPMBB 2015-C30 Pooling and Servicing Agreement, if the senior trust advisor under the JPMBB 2015-C30 Pooling and Servicing Agreement determines that the JPMBB 2015-C30 Special Servicer is not performing its duties under the JPMBB 2015-C30 Pooling and Servicing Agreement or is otherwise not acting in accordance with the related servicing standard, the senior trust advisor under the JPMBB 2015-C30 Pooling and

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Servicing Agreement will have the right to recommend the replacement of the JPMBB 2015-C30 Special Servicer.

•	If a 2015-C30 Serviced Mortgage Loan becomes a defaulted mortgage loan, the JPMBB 2015-C30 Special Servicer will be required to take actions that are substantially similar to the actions described under “Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans” in this free writing prospectus.

•	The rating agencies rating the securities issued under the JPMBB 2015-C30 Pooling and Servicing Agreement may vary from the rating agencies rating the certificates, which may cause servicing arrangements (including, but not limited to, servicer termination events) to be different under the JPMBB 2015-C30 Pooling and Servicing Agreement than under the Pooling and Servicing Agreement.

•	With respect to the 2015-C30 Serviced Mortgage Loans, the servicing provisions relating to performing inspections and collecting operating information are substantially similar to those of the Pooling and Servicing Agreement.

•	The provisions of the JPMBB 2015-C30 Pooling and Servicing Agreement may also vary from the Pooling and Servicing Agreement with respect to time period and timing matters, terminology, allocation of ministerial duties between multiple servicers or other service providers, servicer termination events, notice or rating agency communication and confirmation requirements.

The JPMBB 2015-C30 Master Servicer and JPMBB 2015-C30 Special Servicer (a) have substantially similar rights related to resignation and (b) are subject to servicer termination events substantially similar to those in the Pooling and Servicing Agreement, as well as the rights related thereto.

Inspections; Collection of Operating Information

The master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense), physical inspections of each Mortgaged Property relating to a mortgage loan (other than the Mortgaged Property securing any Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the applicable Non-Serviced PSA, and other than a Specially Serviced Mortgage Loan) with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2016 unless a physical inspection has been performed by the special servicer within the previous 12 months and the master servicer has no knowledge of a material change in the Mortgaged Property since such physical inspection; provided, further, however, that if any scheduled payment becomes more than 60 days delinquent on the related mortgage loan, the special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the mortgage loan becomes a Specially Serviced Mortgage Loan and annually thereafter for so long as the mortgage loan remains a Specially Serviced Mortgage Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges constituting additional compensation of the special servicer on the related mortgage loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related intercreditor agreement) and then from the Certificate Account as an expense of the trust fund, and in the case of a Serviced Whole Loan, as an expense of the holders of the related Serviced Mortgage Loan and Serviced Pari Passu Companion Loan, pro rata and pari passu, to the extent provided in the related intercreditor agreement. The special servicer or the master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies in the Mortgaged Property of which it has knowledge and deems material, of any sale, transfer or abandonment of the Mortgaged Property of which it has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the preparer of such report

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deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

With respect to each mortgage loan that requires the borrower to deliver Operating Statements, the special servicer or the master servicer, as applicable, is also required to use reasonable efforts to collect and (beginning with calendar year end 2016) review the annual Operating Statements of the related Mortgaged Property. Most of the mortgage loan documents obligate the related borrower to deliver annual property Operating Statements. However, we cannot assure you that any Operating Statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing mortgage loan.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the Pooling and Servicing Agreement. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this free writing prospectus.

Certain Matters Regarding the Master Servicer, the Special Servicer, the Senior Trust Advisor and the Depositor

The Pooling and Servicing Agreement permits the master servicer and the special servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Serviced Companion Loan (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this free writing prospectus); and, as to the special servicer only, for so long as a Control Event has not occurred and is not continuing, the approval of such successor by the Directing Certificateholder, which approval will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to the master servicer or the special servicer, as the case may be, under applicable law. No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the Pooling and Servicing Agreement. Further, the resigning master servicer or special servicer, as the case may be, must pay all costs and expenses associated with the transfer of its duties. Other than as described under “—Servicer Termination Events” below, in no event will the master servicer or the special servicer have the right to appoint any successor master servicer or special servicer if such master servicer or special servicer, as applicable, is terminated or removed pursuant to the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement will provide that none of the master servicer (including in its capacity as the companion paying agent), the special servicer, the depositor, the senior trust advisor or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the trust fund, Certificateholders or holders of the related Companion Loan for any action taken, or not taken, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment; provided, however, that none of the master servicer (including in its capacity as the companion paying agent), the special servicer, the depositor, the senior trust advisor or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the Pooling and Servicing Agreement or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement or by reason of negligent disregard of such obligations and duties. The Pooling and Servicing Agreement will also provide that the master servicer (including in its capacity as the companion paying agent), the special servicer, the depositor, the senior trust advisor and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the trust against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses

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incurred in connection with any legal action or claim that relates to the Pooling and Servicing Agreement, the mortgage loans, any related Companion Loan or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the Pooling and Servicing Agreement or incurred by reason of willful misconduct, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action. The Pooling and Servicing Agreement will also provide that any related master servicer, depositor, special servicer, certificate administrator, senior trust advisor or trustee under any Non-Serviced PSA with respect to a Non-Serviced Companion Loan and any partner, director, officer, shareholder, member, manager, employee or agent of any of them and the related non-serviced trust fund will be entitled to indemnification by the trust fund and held harmless against the trust’s pro rata share of any claim, loss, damage, penalty, fine, forfeiture, reasonable legal fees and related costs, judgments and any other cost, liability, fees and expenses incurred in connection with servicing and administration of the related Non-Serviced Mortgage Loan and the related non-serviced mortgaged property (or with respect to the senior trust advisor under the related Non-Serviced PSA, incurred in connection with the provision of services for the related Non-Serviced Mortgage Loan) under the applicable Non-Serviced PSA or the Pooling and Servicing Agreement; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misconduct, bad faith, fraud or negligence on the part of the related master servicer, depositor, special servicer, senior trust advisor or trustee under such Non-Serviced PSA in the performance of obligations or duties or by reason of negligent disregard of obligations or duties under such Non-Serviced PSA or the related intercreditor agreement.

In addition, the Pooling and Servicing Agreement will provide that none of the master servicer (including in its capacity as the companion paying agent), the special servicer, the depositor or senior trust advisor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling and Servicing Agreement or that in its opinion may involve it in any expense or liability not reimbursed by the trust. However, each of the master servicer, the special servicer, the depositor and the senior trust advisor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the Certificateholders (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders and the holders of the related Serviced Companion Loan (as a collective whole), taking into account the pari passu nature of such Serviced Companion Loan) under the Pooling and Servicing Agreement; provided, however, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related intercreditor agreement and will also be payable out of the other funds in the Certificate Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor. If any such expenses, costs or liabilities relate to a mortgage loan or Companion Loan, then any subsequent recovery on that mortgage loan or Companion Loan, as applicable, will be used to reimburse the trust for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the trust fund, and the master servicer (including in its capacity as the companion paying agent), the special servicer, the depositor, or the senior trust advisor, as the case may be, will be entitled to be reimbursed out of the Certificate Account for the expenses.

Pursuant to the Pooling and Servicing Agreement, the master servicer and the special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer’s or employee’s

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misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the Pooling and Servicing Agreement. Notwithstanding the foregoing, the master servicer and the special servicer will be allowed to self-insure with respect to an errors and omission policy and a fidelity bond so long as certain conditions set forth in the Pooling and Servicing Agreement are met.

Any person into which the master servicer, the special servicer, the depositor or senior trust advisor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the depositor or senior trust advisor is a party, or any person succeeding to the business of the master servicer, the special servicer, the depositor or senior trust advisor, will be the successor of the master servicer, the special servicer, the depositor or senior trust advisor, as the case may be, under the Pooling and Servicing Agreement. The master servicer, the special servicer and the senior trust advisor may have other normal business relationships with the depositor or the depositor’s affiliates.

Unless and until the special servicer liquidates a mortgage loan (other than a Non-Serviced Mortgage Loan) following a default with respect to such mortgage loan, the special servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, including, without limitation, workout, sale and foreclosure, consistent with the Servicing Standard and any applicable REMIC Provisions.

In connection with the master servicer and the special servicer’s duties, all net present value calculations and determinations made under the Pooling and Servicing Agreement with respect to a mortgage loan, Serviced Companion Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard”) will be made using a discount rate appropriate for the type of cash flows being discounted; namely (i) for principal and interest payments on a mortgage loan or Serviced Companion Loan, as applicable, or a sale of a mortgage loan by the special servicer, the higher of (1) the rate determined by the master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the borrower on non-defaulted debt of such borrower as of such date of determination and (2) the Mortgage Rate on the applicable mortgage loan or Serviced Companion Loan based on its outstanding principal balance and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or update of such appraisal) of the related Mortgaged Property.

The Pooling and Servicing Agreement will provide that if with respect to any mortgage loan (or Serviced Whole Loan) the related mortgage loan documents permit the lender to (but do not require the lender to), at its option, prior to an event of default under the related mortgage loan (or Serviced Whole Loan), apply amounts held in any reserve account as a prepayment or hold such amounts in a reserve account, the master servicer or special servicer, as applicable, may not apply such amounts as a prepayment, and will instead continue to hold such amounts in the applicable reserve account, unless not applying those amounts as a prepayment would be a violation of the Servicing Standard. Such amount may be used, if permitted under the mortgage loan documents, to defease the loan, or may be used to prepay the mortgage loan (or Serviced Whole Loan), or for other purpose consistent with the Servicing Standard and the mortgage loan documents, upon a subsequent default.

Rating Agency Confirmations

The Pooling and Servicing Agreement will provide that, notwithstanding the terms of the related mortgage loan documents or other provisions of the Pooling and Servicing Agreement, if any action under such mortgage loan documents or the Pooling and Servicing Agreement requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required

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to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has, promptly request the related Rating Agency Confirmation again. The circumstances described in the preceding sentence are referred to in this free writing prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any mortgage loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the Pooling and Servicing Agreement relating to the servicing of the mortgage loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the master servicer or the special servicer, as the case may be, may then take such action if the master servicer or the special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of the master servicer or special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) Moody’s has not cited servicing concerns of the applicable replacement as the sole or material factor in such rating action or any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable master servicer or special servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency, (ii) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the master servicer) or “CSS3” (in the case of the special servicer), if Fitch is the non-responding Rating Agency, (iii) DBRS has not cited servicing concerns of the applicable replacement master servicer or special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other commercial mortgage-backed securitization transaction serviced by the applicable master servicer or special servicer prior to the time of determination, if DBRS is the non-responding Rating Agency or (iv) KBRA has not cited servicing concerns of the applicable replacement master servicer or special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other commercial mortgage-backed securitization serviced by the applicable master servicer or special servicer prior to the time of determination, if KBRA is the non-responding Rating Agency. Promptly following the master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, the master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the Pooling and Servicing Agreement, of the action taken.

For all other matters or actions not specifically discussed above, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the master servicer or the special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing by each applicable Rating Agency that a proposed action, failure to act or other event specified in this free writing prospectus will not in and of itself result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter.

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Any Rating Agency Confirmation requests made by the master servicer, special servicer, certificate administrator, or trustee, as applicable, pursuant to the Pooling and Servicing Agreement, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the Pooling and Servicing Agreement).

The master servicer, the special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the mortgage loan documents or any matter related to the mortgage loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the Pooling and Servicing Agreement or any related intercreditor agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the Pooling and Servicing Agreement. All other information required to be delivered to the Rating Agencies pursuant to the Pooling and Servicing Agreement or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the Pooling and Servicing Agreement, and thereafter be delivered by the applicable party to the Rating Agencies in accordance with the delivery instructions set forth in the Pooling and Servicing Agreement. The senior trust advisor will have no obligation or authority to communicate directly with the Rating Agencies, but may deliver required information to the Rating Agencies to the extent set forth in this free writing prospectus.

The Pooling and Servicing Agreement will provide that the Pooling and Servicing Agreement may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent required under the Pooling and Servicing Agreement, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any mortgage loan documents or the Pooling and Servicing Agreement will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any securities related to a Companion Loan, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Evidence as to Compliance

Each of the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of a mortgage loan), the custodian, the trustee and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the mortgage loans, to cause (or, in the case of a sub-servicer that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the Pooling and Servicing Agreement or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the Pooling and Servicing Agreement or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material

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respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, each of the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of the mortgage loan), the trustee, the custodian, the certificate administrator and the senior trust advisor will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the mortgage loans, to cause (or, in the case of a sub-servicer that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to the special servicer, also to the senior trust advisor) a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

•	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

•	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

•	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the Pooling and Servicing Agreement setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and

•	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125, as such rules may be amended and are in effect from time to time, but only to the extent compliance is required as of the applicable date of determination, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Servicer Termination Events

A “Servicer Termination Event” under the Pooling and Servicing Agreement with respect to the master servicer or the special servicer, as the case may be, will include, without limitation:

(a)  (i) any failure by the master servicer to make a required deposit to the Certificate Account or remit to the companion paying agent for deposit into the related companion distribution account on the day and by the time such deposit or remittance was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

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(b)   any failure by the special servicer to deposit into the REO Account within one business day after the day such deposit is required to be made, or to remit to the master servicer for deposit in the Certificate Account, or any other account required under the Pooling and Servicing Agreement, any such remittance required to be made by the special servicer within one business day after such remittance is required to be made under the Pooling and Servicing Agreement;

(c)   any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for 30 days (or (i) with respect to any year that a report on Form 10-K is required to be filed, five business days in the case of the master servicer’s or special servicer’s, as applicable, obligations regarding Exchange Act reporting required under the Pooling and Servicing Agreement and compliance with Regulation AB, (ii) 15 days in the case of the master servicer’s failure to make a Servicing Advance or (iii) 15 business days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the Pooling and Servicing Agreement) after written notice of the failure has been given to the master servicer or the special servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the master servicer or the special servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders of any class, evidencing as to that class, Percentage Interests aggregating not less than 25% or solely as it relates to the servicing of a Serviced Pari Passu Whole Loan by the related holders of the related Serviced Companion Loan(s); provided, however, that if that failure is capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d)   any breach on the part of the master servicer or the special servicer of any representation or warranty in the Pooling and Servicing Agreement that materially and adversely affects the interests of any class of Certificateholders or holders of any Companion Loan (excluding the holder of a Non-Serviced Companion Loan) and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the master servicer or the special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the master servicer, the special servicer, the depositor, the certificate administrator and the trustee by the Certificateholders of any class, evidencing as to that class, Percentage Interests aggregating not less than 25% or solely as it relates to the servicing of a Serviced Pari Passu Whole Loan by the related holders of the related Serviced Companion Loan(s); provided, however, that if that breach is capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)   certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the special servicer, and certain actions by or on behalf of the master servicer or the special servicer indicating its insolvency or inability to pay its obligations;

(f)    any of Moody’s, DBRS or KBRA (i) has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates, or (ii) has placed one or more classes of certificates on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) and (ii), such action has not been withdrawn by Moody’s, DBRS or KBRA within 60 days) and, in the case of either of clauses (i) or (ii), publicly cited servicing concerns with the master servicer or the special servicer, as the case may be, as the sole or a material factor in such action; or

(g)   the master servicer or the special servicer is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and such master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting.

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Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to the master servicer or the special servicer under the Pooling and Servicing Agreement, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the written direction of Certificateholders entitled to not less than 25% of the Voting Rights or, for so long as a Control Event has not occurred and is not continuing, the Directing Certificateholder (solely with respect to the special servicer and other than with respect to an Excluded Loan), the trustee will be required to terminate all of the rights and obligations of the defaulting party as master servicer or the special servicer, as the case may be (other than certain rights in respect of indemnification and certain items of servicing compensation), under the Pooling and Servicing Agreement. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may (or, at the written request of Certificateholders entitled to not less than 25% of the Voting Rights, or, for so long as a Control Event has not occurred and is not continuing and other than with respect to an Excluded Loan, the Directing Certificateholder, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that would not result in the downgrade, qualification or withdrawal of the then-current ratings assigned to any class of Offered Certificates by any Rating Agency to act as successor to the master servicer or special servicer, as the case may be, under the Pooling and Servicing Agreement and, for so long as a Control Event has not occurred and is not continuing, that has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld.

In addition, the depositor may direct the trustee to terminate each of the master servicer or the special servicer, as applicable, upon five business days’ written notice if there is a Servicer Termination Event under clause (c)(i) above.

Notwithstanding anything to the contrary contained in the section described above, if a Servicer Termination Event on the part of the special servicer remains unremedied and affects the holder of a Serviced Pari Passu Companion Loan, and the special servicer has not otherwise been terminated, the holder of such Serviced Pari Passu Companion Loan (or, if applicable, the related trustee, acting at the direction of the related directing certificateholder (or similar entity)) will be entitled to direct the trustee (and, upon receipt of that direction, the trustee will be required) to terminate the special servicer solely with respect to the related Serviced Pari Passu Whole Loan. The appointment (or replacement) of a special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency. A replacement special servicer will be selected by the trustee or, prior to a Consultation Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the special servicer with respect to a Serviced Mortgage Loan cannot at any time be the person (or an affiliate of such person) that was terminated at the direction of the holder of the related Serviced Pari Passu Companion Loan, without the prior written consent of such holder of the related Serviced Pari Passu Companion Loan.

Notwithstanding anything to the contrary contained in the section described above, if a servicer termination event on the part of the special servicer under any Non-Serviced PSA entered into in connection with the securitization of any Non-Serviced Pari Passu Companion Loan (each such special servicer, a “Non-Serviced Special Servicer”) remains unremedied and affects the holder of such Non-Serviced Mortgage Loan, and the related Non-Serviced Special Servicer has not otherwise been terminated, the trustee, acting at the direction of the Directing Certificateholder, will be entitled to direct the trustee under such Non-Serviced PSA (the “Non-Serviced Trustee”) to terminate the related Non-Serviced Special Servicer solely with respect to such Non-Serviced Whole Loan. The appointment (or replacement) of any such Non-Serviced Special Servicer with respect to such Non-Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency. Such replacement special servicer will be selected by the related Non-Serviced Trustee or, prior to a consultation termination event under the related Non-Serviced PSA, by the related directing certificateholder (or similar entity); provided, however, that any successor Non-Serviced Special Servicer appointed to replace the terminated Non-Serviced Special Servicer with respect to a Non-Serviced Whole

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Loan cannot at any time be the person (or its affiliate) that was terminated at the direction of the holder of the related Non-Serviced Mortgage Loan, without the prior written consent of the Directing Certificateholder.

In addition, notwithstanding anything to the contrary contained in the section described above, if the master servicer receives notice of termination solely due to a Servicer Termination Event described in clauses (f) or (g) under “—Servicer Termination Events” above, and prior to being replaced as described in the second preceding paragraph, the master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of a master servicer under the Pooling and Servicing Agreement; provided that the Rating Agencies have each provided a Rating Agency Confirmation. The termination of the master servicer will be effective when such successor master servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the Pooling and Servicing Agreement. If a successor has not entered into the Pooling and Servicing Agreement as successor master servicer within 45 days after notice of the termination of the master servicer, the master servicer will be replaced by the trustee as described above.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the master servicer affects a Serviced Companion Loan, the related holder of a Serviced Companion Loan or the rating on any class of certificates backed, wholly or partially, by any Serviced Companion Loan, and if the master servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of the master servicer affects only a Serviced Companion Loan, the related holder of a Serviced Companion Loan or the rating on any class of certificates backed, wholly or partially, by any Serviced Companion Loan, then the master servicer may not be terminated by or at the direction of the related holder of such Serviced Companion Loan or the holders of any certificates backed, wholly or partially, by such Serviced Companion Loan, but upon the written direction of the related holder of such Serviced Companion Loan, the master servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to the Pooling and Servicing Agreement, any intercreditor agreement or any mortgage loan, or with respect to the certificates, unless the holder previously has given to the trustee and the certificate administrator a written notice of default, and of the continuance of the default, or of the need to institute such suit, action or proceeding on behalf of the trust and unless also (except in the case of a default by the trustee) the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute such action, suit or proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee, for 60 days after its receipt of such notice, request and offer of such indemnity, has neglected or refused to institute any such action, suit or proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or the certificates or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the trustee, that no one or more Certificateholders will have any right in any manner whatsoever by virtue of any provision of the Pooling and Servicing Agreement or the certificates to affect, disturb or prejudice the rights of the holders of any other of such certificates, or to obtain or seek to obtain priority over or preference to any other such Certificateholder, which priority or preference is not otherwise provided for in the Pooling and Servicing Agreement, or to enforce any right under the Pooling and Servicing Agreement or the certificates, except in the manner provided in the Pooling and Servicing Agreement or the certificates and for the equal, ratable and common benefit of all Certificateholders.

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Further, if replaced as a result of a Servicer Termination Event any master servicer or special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

Amendment

The Pooling and Servicing Agreement may be amended by the parties to the Pooling and Servicing Agreement, without the consent of any of the holders of certificates or holders of any Companion Loan:

(a)   to correct any defect or ambiguity in the Pooling and Servicing Agreement in order to address any manifest error in any provision of the Pooling and Servicing Agreement;

(b)   to cause the provisions in the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the prospectus supplement with respect to the certificates, the trust or the Pooling and Servicing Agreement or to correct or supplement any of its provisions which may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error;

(c)   to change the timing and/or nature of deposits in the Certificate Account, the Distribution Accounts or any REO Account, provided that (A) the Master Servicer Remittance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d)   to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on any Trust REMIC or the Grantor Trust that would be a claim against a related Trust REMIC or the Grantor Trust; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any holder of the certificates or holder of a Companion Loan;

(e)   to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee;

(f)    to revise or add any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a Serviced Pari Passu Companion Loan not consenting thereto, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this free writing prospectus);

(g)   to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if

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any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this free writing prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced by an opinion of counsel;

(h)   to modify the provisions of the Pooling and Servicing Agreement with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, the master servicer, the trustee and, for so long as a Control Event has not occurred and is not continuing, and with respect to any mortgage loan other than an Excluded Loan, the Directing Certificateholder, determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of any Trust REMIC as a REMIC or the status of the Grantor Trust as a grantor trust under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Serviced Pari Passu Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this free writing prospectus); and

(i)    to modify the procedures set forth in the Pooling and Servicing Agreement relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administration must post such notice to its website.

The Pooling and Servicing Agreement may also be amended by the parties to the Pooling and Servicing Agreement with the consent of the holders of certificates of each class affected by such amendment evidencing, in each case, not less than 51% of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the certificates, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the mortgage loans that are required to be distributed on a certificate of any class without the consent of the holder of such certificate or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan, without the consent of the holders of all certificates of that class then-outstanding or such holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then outstanding, (4) change in any manner any defined term used in any Purchase Agreement or the obligations or rights of any mortgage loan seller under any Purchase Agreement without the consent of the applicable mortgage loan seller, or (5) amend the Servicing Standard without, in each case, the consent of 100% of the holders of certificates or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this free writing prospectus).

Notwithstanding the foregoing, no amendment to the Pooling and Servicing Agreement may be made that changes in any manner the obligations of any mortgage loan seller under any Purchase Agreement or the rights of any mortgage loan seller, including as a third party beneficiary, under the Pooling and Servicing Agreement, without the consent of such mortgage loan seller.

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Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the Pooling and Servicing Agreement without the trustee, the certificate administrator, the master servicer, the special servicer and the senior trust advisor having first received an opinion of counsel (at the trust fund’s expense) to the effect that the amendment does not conflict with the terms of the Pooling and Servicing Agreement, and that the amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the certificate administrator, the trustee or any other specified person in accordance with the amendment, will not result in the imposition of a tax on any portion of the trust fund or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code.

Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties

JPMCB and its affiliates are playing several roles in this transaction. J.P. Morgan Chase Commercial Mortgage Securities Corp. is the depositor and a wholly-owned subsidiary of JPMCB. JPMCB and the other mortgage loan sellers originated, co-originated or acquired the mortgage loans and will be selling them to the depositor. JPMCB is also an affiliate of J.P. Morgan Securities LLC, an underwriter for the offering of the certificates.

In addition, JPMCB currently holds the First National Building Pari Passu Companion Loan and the New Center One Building Pari Passu Companion Loan; however, JPMCB expects to deposit such Pari Passu Companion Loans into one or more future securitization transactions.

JPMCB also provides warehouse financing to an affiliate of RCMC through a repurchase facility. Two (2) of the mortgage loans that RCMC will transfer to the depositor identified as “Park Place I & II Portfolio” and “Falcon Gateway” on Annex A-1 to this free writing prospectus, representing approximately 3.6% of the Initial Pool Balance, are expected to be subject to that repurchase facility.

In addition, JPMCB currently holds certain equity interests in the parent company for the two tenants under the master lease related to the Mortgaged Properties identified as “Brunswick Portfolio” on Annex A-1 to this free writing prospectus, representing approximately 1.7% of the Initial Pool Balance. JPMCB acquired the equity interests as part of the reorganization of the parent company after a bankruptcy filing in 2012. JPMCB owns a minority interest in the parent company and is entitled to appoint one member of the board of directors, which consists of nine total members.

Barclays is a sponsor and one of the mortgage loan sellers and is an affiliate of Barclays Capital Inc., an underwriter for the Offered Certificates and an initial purchaser of the non-offered certificates. Barclays, an affiliate of one of the underwriters, provides warehouse financing to SMF II, through a master repurchase facility. All of the Starwood Mortgage Loans, except the mortgage loan identified as “Best Buy Sanford, FL” on Annex A-1 to this free writing prospectus, representing approximately 12.3% of the Initial Pool Balance, are subject to that repurchase facility. Proceeds received by SMF II in connection with the contribution of the SMF II Mortgage Loans to this securitization transaction will be applied, among other things, to reacquire the financed mortgage loans and to make payments to Barclays as the repurchase agreement counterparty.

SMF II is a sponsor and one of the mortgage loan sellers and is an affiliate of LNR Partners, LLC, the initial special servicer, and of LNR Securities Holdings, LLC (or its affiliate), which is expected to purchase the Class E, Class F, Class G, Class NR and Class Z certificates on the Closing Date and appoint itself to be the initial Directing Certificateholder, and Starwood Mortgage Capital LLC, an originator. Conflicts may arise due to SMF II participating in this transaction in the capacity of a sponsor and mortgage loan seller as well as being an affiliate of the anticipated purchaser of the Class E, Class F, Class G, Class NR and Class Z certificates, the anticipated initial Directing Certificateholder and being an affiliate of the initial special servicer.

SMF II currently holds the Hyatt Place Texas Portfolio Pari Passu Companion Loan; however, SMF II or an affiliate expects to deposit such Pari Passu Companion Loan into a future securitization.

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RCMC is an indirect wholly-owned subsidiary of Redwood Trust, Inc. Redwood Trust, Inc. will guarantee the performance of RCMC’s obligations to repurchase or replace its respective mortgage loans for material breaches of representations and warranties or defective loan documentation under the circumstances described under “Description of the Mortgage Pool—Sale of Mortgage Loans; Mortgage File Delivery” and “—Representations and Warranties; Repurchases and Substitutions” in this free writing prospectus.

With respect to one (1) Mortgaged Property identified as “Falcon Gateway” on Annex A-1 to this free writing prospectus, securing one (1) mortgage loan representing approximately 0.9% of the Initial Pool Balance, RCMC, a sponsor and mortgage loan seller, is the holder of a related mezzanine loan secured by direct or indirect equity interests in the related mortgage borrower. The additional financial interests in this Mortgaged Property may create a conflict of interest. See “Description of the Mortgage Pool—Additional Debt” in this free writing prospectus. In exercising its rights, no mezzanine lender has any obligation to consider the interests of, or the impact of the exercise of such rights upon, the trust or the Certificateholders.

RAIT Funding, LLC is a wholly-owned indirect subsidiary of RAIT Financial Trust. RAIT Financial Trust will guarantee the performance of RAIT Funding, LLC’s obligations to repurchase or replace its respective mortgage loans for material breaches of representations and warranties or defective loan documentation under the circumstances described under “Description of the Mortgage Pool—Sale of Mortgage Loans; Mortgage File Delivery” and “—Representations and Warranties; Repurchases and Substitutions” in this free writing prospectus.

LNR Partners, LLC, which is expected to act as the special servicer, assisted LNR Securities Holdings, LLC (or its affiliate) with due diligence relating to the mortgage loans to be included in the mortgage pool.

Wells Fargo Bank, National Association is the master servicer, the certificate administrator, the custodian, the certificate registrar and the 17g-5 information provider and Wells Fargo Bank, National Association is the JPMBB 2015-C30 Master Servicer with respect to the One Shell Square Whole Loan and the Brunswick Portfolio Whole Loan. Wells Fargo Bank, National Association is also expected to be the master servicer and the special servicer under the U-Haul Portfolio Trust and Servicing Agreement that is expected to govern the servicing and administration of the U-Haul Portfolio Whole Loan.

See “Risk Factors—Potential Conflicts of Interest” and “—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” in this free writing prospectus. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties” in this free writing prospectus.

Pending Legal Proceedings Involving Transaction Parties

While the sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties” in this free writing prospectus.

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Yield and Maturity Considerations

Yield Considerations

General. The yield on any class of Offered Certificates will depend on: (1) the Pass-Through Rate for the class; (2) the price paid for such certificates and, if the price was other than par, the rate and timing of payments (whether as a result of voluntary or involuntary prepayments received in respect of the mortgage loans) of principal on the Certificate (or, in the case of the Class X-A, Class X-B, Class X-C and Class X-D certificates, reduction of the Notional Amount of the Class X-A, Class X-B, Class X-C and Class X-D certificates, as applicable (in each case, determined without giving effect to any exchange of Class A-S, Class B and Class C certificates for Class EC certificates)); (3) the aggregate amount of distributions on the certificates (or in the case of the Class X-A, Class X-B, Class X-C and Class X-D certificates, the resulting reductions of the Notional Amount of the Class X-A, Class X-B, Class X-C and Class X-D certificates, as applicable (in each case, determined without giving effect to any exchange of Class A-S, Class B and Class C certificates for Class EC certificates), as a result of such principal distributions); and (4) the aggregate amount of Collateral Support Deficit amounts allocated to a class of Certificates (or, in the case of the Class X-A, Class X-B, Class X-C and Class X-D certificates, in reduction of the Notional Amount of the Class X-A, Class X-B, Class X-C and Class X-D certificates, as applicable (in each case, determined without giving effect to any exchange of Class A-S, Class B and Class C certificates for Class EC certificates)).

Pass-Through Rate. The Pass-Through Rate applicable to each class of Offered Certificates (other than the Class EC certificates, which do not have a Pass-Through Rate) for any Distribution Date will equal the rate set forth on the cover of this free writing prospectus (including additional information indicated by any relevant footnotes). See “Description of the Certificates” in this free writing prospectus.

Rate and Timing of Principal Payments. The yield to holders of Offered Certificates that are purchased at a discount or premium will be affected by the rate and timing of principal payments on the mortgage loans (including principal prepayments on the mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations). As described in this free writing prospectus, the Principal Distribution Amount for each Distribution Date will generally be distributable first, in respect of the Class A-SB certificates until their Certificate Balance is reduced to the Class A-SB Planned Principal Balance for such Distribution Date, second, in respect of the Class A-1 certificates until their Certificate Balance is reduced to zero, third, in respect of the Class A-2 certificates, until their Certificate Balance is reduced to zero, fourth, in respect of the Class A-3 certificates, until their Certificate Balance is reduced to zero, fifth, in respect of the Class A-4 certificates until their Certificate Balance is reduced to zero, sixth, in respect of the Class A-5 certificates until their Certificate Balance is reduced to zero, and seventh, in respect of the Class A-SB certificates, without regard to the Class A-SB Planned Principal Balance, until their Certificate Balance is reduced to zero. After those distributions, the remaining Principal Distribution Amount with respect to the pool of mortgage loans will generally be distributable entirely in respect of the Class A-S certificates, the Class B certificates, the Class C certificates, the Class D certificates, the Class E certificates, the Class F certificates, the Class G certificates and the Class NR certificates, in that order, in each case until the Certificate Balance of such class of certificates is reduced to zero (calculated without giving effect to any exchange of the Exchangeable Certificates for Class EC certificates). On each Distribution Date, the Class EC certificates will receive, in the aggregate, the sum of the principal distributable to the Class A-S, Class B and Class C certificates that have been exchanged for such Class EC certificates. Consequently, the rate and timing of principal payments on the mortgage loans will in turn be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, provisions requiring or permitting prepayments in connection with casualties and condemnations, requirements to pay Yield Maintenance Charges and/or other prepayment consideration in connection with principal payments, the dates on which balloon payments are due, incentives for a borrower to repay an ARD Loan by the related Anticipated Repayment Date, property release provisions, provisions relating to the application or release of earnout reserves, any extensions of maturity dates by the master servicer or the special servicer and the rate and timing of principal prepayments and other unscheduled collections received in respect of the

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mortgage loans (including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of mortgage loans out of the trust fund). Furthermore, because the Class X Certificates are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the mortgage loans to the extent distributed to reduce the related Notional Amount of the applicable class of Class X Certificates. In addition, although the borrower under an ARD Loan may have certain incentives to prepay such ARD Loan on its Anticipated Repayment Date, we cannot assure you that the borrower will be able to prepay such ARD Loan on its related Anticipated Repayment Date. The failure of the borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of such ARD Loan, and pursuant to the terms of the Pooling and Servicing Agreement, neither the master servicer nor the special servicer will be permitted to take any enforcement action with respect to the borrower’s failure to pay Excess Interest, other than to make requests for collection, until the scheduled maturity of such ARD Loan; provided that the master servicer or the special servicer, as the case may be, may take action to enforce the trust fund’s right to apply excess cash flow to principal in accordance with the terms of the respective ARD Loan documents. With respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates were outstanding.

Prepayments and, assuming the respective stated maturity dates (or, if applicable, Anticipated Repayment Dates) for the mortgage loans have not occurred, liquidations and purchases of the mortgage loans will result in distributions on the Offered Certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans to maturity (or, if applicable, to the related Anticipated Repayment Date). Defaults on the mortgage loans particularly at or near their stated maturity dates (or, if applicable, Anticipated Repayment Dates), may result in significant delays in anticipated payments of principal on the mortgage loans (and, accordingly, on the Offered Certificates) while work-outs are negotiated or foreclosures are completed. See “Servicing of the Mortgage Loans—Modifications, Waivers and Amendments” and “—Realization Upon Defaulted Mortgage Loans” and “Certain Legal Aspects of the Mortgage Loans” in this free writing prospectus. Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described below), we cannot assure you as to the rate of principal payments or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans are in turn distributed on the certificates or, in the case of the Class X-A or Class X-B certificates applied to reduce the Notional Amount of the Class X-A or Class X-B certificates, as applicable (in each case, determined without giving effect to any exchange of Exchangeable Certificates for Class EC certificates). An investor should consider, in the case of any certificate (other than the Class X Certificates) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the mortgage loans is distributed or otherwise results in reduction of the principal balance of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

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Because the Notional Amounts of the Class X-A and Class X-B certificates are based on the outstanding Certificate Balances of, in the case of the Class X-A certificates, the Class A Certificates (determined without giving effect to any exchange and conversion of any Class A-S certificates for Class EC certificates) and, in the case of the Class X-B certificates, the Class B certificates (determined without giving effect to any exchange and conversion of any Class B certificates for Class EC certificates), the yield to maturity on the Class X-A and Class X-B certificates will be extremely sensitive to the rate and timing of prepayments of principal on the mortgage loans.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to the WAC Rate, would) be adversely affected if mortgage loans with higher Mortgage Rates prepay faster than mortgage loans with lower Mortgage Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which the holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Losses and other shortfalls on the mortgage loans will generally be borne by the holders of the Class NR certificates, the Class G certificates, the Class F certificates, the Class E certificates, the Class D certificates, the Class C certificates (and any related portion of the Class EC certificates), Class B certificates (and any related portion of the Class EC certificates) and the Class A-S certificates (and any related portion of the Class EC certificates), in that order, in each case to the extent of amounts otherwise distributable in respect of the class of Subordinate Certificates. Although losses on the Class A-S certificates (and any related portion of the Class EC certificates) will not be allocated to the Class X-A certificates directly, they will reduce the Notional Amount of the Class X-A certificates (without giving effect to any conversion and exchange of Class A-S certificates for Class EC certificates), which will reduce the yield on such Offered Certificates. Similarly, although losses on the Class B certificates (and any related portion of the Class EC certificates) will not be allocated to the Class X-B certificates directly, they will reduce the Notional Amount of the Class X-B certificates (without giving effect to any conversion and exchange of Class B certificates for Class EC certificates), which will reduce the yield on such Offered Certificates. In the event of the reduction of the Certificate Balances of all those classes of Subordinate Certificates and the Class EC certificates to zero, the resulting losses and shortfalls will then be borne, pro rata, by the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates. As is the case with losses on the Class A-S certificates as described above, although losses on such Class A Certificates will not be allocated to the Class X-A certificates directly, they will reduce the Notional Amount of the Class X-A certificates (without giving effect to any conversion and exchange of Class A-S certificates for Class EC certificates), which will reduce the yield on such Offered Certificates. If Exchangeable Certificates are converted in an exchange for Class EC certificates, all losses and shortfalls that would otherwise be allocable to such converted Exchangeable Certificates will be borne by such Class EC certificates.

Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the mortgage loans (for example, due-on-sale clauses, lockout periods or Yield Maintenance Charges, release of property provision and amortization terms that require balloon payments and incentives for a borrower to repay its mortgage loan by an anticipated repayment date), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool” and “Yield and Maturity Considerations” in this free writing prospectus.

The rate of prepayment on the pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level as the mortgage loans. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. However, under all of the mortgage loans, voluntary

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prepayments are subject to lockout periods and/or Yield Maintenance Charges. See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans” in this free writing prospectus. In any case, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of Yield Maintenance Charges or prepayment premiums, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans” in this free writing prospectus.

With respect to certain mortgage loans, the related mortgage loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the mortgage loan as is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain mortgage loans, the related mortgage loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a yield maintenance charge would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related mortgage loan without payment of a yield maintenance charge or prepayment premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the allocated loan amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the mortgage loan. For certain Mortgage Loans, a prepayment may occur (often without any required yield maintenance charge or prepayment premium) in connection with a casualty at or condemnation of the related Mortgaged Property. For more information see “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Releases of Individual Mortgaged Properties” in this free writing prospectus.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans or related mortgage loans.

Delay in Payment of Distributions. Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Unpaid Distributable Certificate Interest. As described under “Description of the Certificates—Distributions—Priority” in this free writing prospectus, if the portion of the Available Distribution Amount distributable in respect of interest on any class of certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for that class of certificates, then the shortfall will be distributable to holders of that class of certificates on subsequent Distribution Dates, to the extent of available funds. Any shortfall will not bear interest, however, so it will negatively affect the yield to maturity of the related class of certificates for so long as it is outstanding. Similarly, any amounts constituting Collateral Support Deficit that are subsequently reimbursed generally will not bear interest (except as provided in this free writing prospectus with respect to Accrued Interest From Recoveries).

Weighted Average Life

The weighted average life of a Regular Certificate and the Class EC certificates refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of the certificate is distributed to the related investor. The weighted average life of a Regular Certificate and the Class EC certificates will be influenced by, among other things, the rate at which principal on the

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mortgage loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. As described in this free writing prospectus, the Principal Distribution Amount for each Distribution Date will generally be distributable first, in respect of the Class A-SB certificates until their Certificate Balance is reduced to the Class A-SB Planned Principal Balance for such Distribution Date, second, in respect of the Class A-1 certificates until their Certificate Balance is reduced to zero, third, in respect of the Class A-2 certificates until their Certificate Balance is reduced to zero, fourth, in respect of the Class A-3 certificates until their Certificate Balance is reduced to zero, fifth, in respect of the Class A-4 certificates until their Certificate Balance is reduced to zero, sixth, in respect of the Class A-5 certificates until their Certificate Balance is reduced to zero, and seventh, in respect of the Class A-SB certificates, without regard to the Class A-SB Planned Principal Balance, until their Certificate Balance is reduced to zero. After those distributions, the remaining Principal Distribution Amount with respect to all the mortgage loans will generally be distributable entirely in respect of the Class A-S certificates, then the Class B certificates, then the Class C certificates, then the Class D certificates, then the Class E certificates, then the Class F certificates, then the Class G certificates, and then the Class NR certificates, in that order, in each case until the Certificate Balance of each such class of certificates is reduced to zero (calculated without giving effect to any exchange of the Exchangeable Certificates for Class EC certificates). On each Distribution Date, the Class EC certificates will receive, in the aggregate, the sum of the Principal Distribution Amount that would otherwise be distributed to the Class A-S, Class B and Class C certificates that have been converted in an exchange for such Class EC certificates.

Prepayments on mortgage loans may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of mortgage loans. The “CPY” model represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which Defeasance is permitted and any applicable yield maintenance period. The model used in this free writing prospectus is the CPY model. As used in each of the following tables, the column headed “0% CPY” assumes that none of the mortgage loans is prepaid before its maturity date or Anticipated Repayment Date, as the case may be. The columns headed “25% CPY”, “50% CPY”, “75% CPY” and “100% CPY” assume that prepayments on the mortgage loans are made at those levels of CPR following the expiration of any applicable lockout period, any applicable period in which Defeasance is permitted and any applicable yield maintenance period (except as described below). We cannot assure you, however, that prepayments of the mortgage loans will conform to any level of CPY, and we make no representation that the mortgage loans will prepay at the levels of CPY shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance of each class of the Offered Certificates that would be outstanding after each of the dates shown at various CPYs and the corresponding weighted average life of each class of Offered Certificates. The tables have been prepared on the basis of the following assumptions (the “Modeling Assumptions”), among others:

(a) scheduled Periodic Payments including payments due at maturity of principal and/or interest on the mortgage loans will be received on a timely basis and will be distributed on the 15th day of the related month, beginning in November 2015;

(b) the Mortgage Rate in effect for each mortgage loan as of the Cut-off Date will remain in effect to the related maturity date or Anticipated Repayment Date, as the case may be, and will be adjusted as required pursuant to the definition of Mortgage Rate;

(c) the mortgage loan sellers will not be required to repurchase any mortgage loan, and none of the holders of the Controlling Class (or any other Certificateholder), the special servicer, the master servicer or the holders of the Class R certificates will exercise its option to purchase all the mortgage loans and thereby cause an early termination of the trust fund and no holder of any mezzanine debt or other indebtedness will exercise its option to purchase the related mortgage loan;

(d) any principal prepayments on the mortgage loans will be received on their respective Due Dates after the expiration of any applicable lockout period, any applicable period in which Defeasance

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is permitted, and any applicable yield maintenance period, in each case, at the respective levels of CPY set forth in the tables (without regard to any limitations in such mortgage loans on partial voluntary principal prepayment);

(e) no Prepayment Interest Shortfalls are incurred and no prepayment premiums or Yield Maintenance Charges are collected;

(f) the Closing Date is on October 29, 2015;

(g) each ARD Loan prepays in full on the related Anticipated Repayment Date;

(h) the Pass-Through Rates, initial Certificate Balances and initial Notional Amount of the respective classes of Offered Certificates are as described in this free writing prospectus;

(i) the Administrative Cost Rate is calculated on the Stated Principal Balance of the mortgage loans and in the same manner as interest is calculated on the mortgage loans;

(j) no reserves, earnouts, holdbacks, insurance proceeds or condemnation proceeds are applied to prepay any related mortgage loan in whole or in part;

(k) no additional trust fund expenses or Senior Trust Advisor Expenses are incurred;

(l) no property releases (or related re-amortizations) occur;

(m) the optional termination is not exercised;

(n) the Certificate Balance of the Class EC certificates at all times equals the aggregate of the Certificate Balances of the Class A-S, Class B and Class C certificates;

(o) there are no modifications or maturity date extensions in respect of the mortgage loans; and

(p) the mortgage loan secured by the Mortgaged Property identified as “U-Haul Portfolio” on Annex A-1 to this free writing prospectus, representing approximately 4.3% of the Initial Pool Balance, amortizes based on the assumed principal payment schedule attached to this free writing prospectus as Annex F, and for purposes of assumed CPR prepayment rates, prepayments are determined on the basis of the principal balance of the related mortgage loan only.

To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of Offered Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the mortgage loans will actually prepay at any constant rate until maturity or that all the mortgage loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPY percentages. Investors should not rely on the prepayment assumptions set forth in this free writing prospectus and are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay, based on their own assumptions. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the class of the certificate that would be outstanding after each of the dates shown at the indicated CPYs.

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Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
October 2016	83	83	83	83	83
October 2017	64	64	64	64	64
October 2018	42	42	42	42	42
October 2019	15	15	15	15	15
October 2020	0	0	0	0	0
Weighted Average Life (in years)(1)	2.52	2.51	2.51	2.51	2.50

(1)	The weighted average life of the Class A-1 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1 certificates.

Percent of the Initial Certificate Balance
of the Class A-2 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
October 2016	100	100	100	100	100
October 2017	100	100	100	100	100
October 2018	100	100	100	100	100
October 2019	100	100	100	100	100
October 2020	0	0	0	0	0
Weighted Average Life (in years)(1)	4.89	4.87	4.86	4.83	4.63

(1)	The weighted average life of the Class A-2 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-2 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-2 certificates.

Percent of the Initial Certificate Balance
of the Class A-3 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
October 2016	100	100	100	100	100
October 2017	100	100	100	100	100
October 2018	100	100	100	100	100
October 2019	100	100	100	100	100
October 2020	100	100	100	100	98
October 2021	100	100	100	100	98
October 2022	0	0	0	0	0
Weighted Average Life (in years)(1)	6.88	6.87	6.86	6.85	6.67

(1)	The weighted average life of the Class A-3 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-3 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-3 certificates.

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Percent of the Initial Certificate Balance
of the Class A-4 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
October 2016	100	100	100	100	100
October 2017	100	100	100	100	100
October 2018	100	100	100	100	100
October 2019	100	100	100	100	100
October 2020	100	100	100	100	100
October 2021	100	100	100	100	100
October 2022	100	100	100	100	100
October 2023	100	100	100	100	100
October 2024	100	100	100	100	100
October 2025	0	0	0	0	0
Weighted Average Life (in years)(1)	9.70	9.66	9.62	9.57	9.43

(1)	The weighted average life of the Class A-4 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-4 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-4 certificates.

Percent of the Initial Certificate Balance
of the Class A-5 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
October 2016	100	100	100	100	100
October 2017	100	100	100	100	100
October 2018	100	100	100	100	100
October 2019	100	100	100	100	100
October 2020	100	100	100	100	100
October 2021	100	100	100	100	100
October 2022	100	100	100	100	100
October 2023	100	100	100	100	100
October 2024	100	100	100	100	100
October 2025	0	0	0	0	0
Weighted Average Life (in years)(1)	9.83	9.81	9.78	9.75	9.56

(1)	The weighted average life of the Class A-5 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-5 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-5 certificates.

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Percent of the Initial Certificate Balance
of the Class A-SB Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
October 2016	100	100	100	100	100
October 2017	100	100	100	100	100
October 2018	100	100	100	100	100
October 2019	100	100	100	100	100
October 2020	90	90	90	90	90
October 2021	72	72	72	72	73
October 2022	53	53	53	53	53
October 2023	34	34	34	34	34
October 2024	14	14	14	14	14
October 2025	0	0	0	0	0
Weighted Average Life (in years)(1)	7.14	7.14	7.14	7.14	7.15

(1)	The weighted average life of the Class A-SB certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-SB certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-SB certificates.

Percent of the Initial Certificate Balance
of the Class A-S Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
October 2016	100	100	100	100	100
October 2017	100	100	100	100	100
October 2018	100	100	100	100	100
October 2019	100	100	100	100	100
October 2020	100	100	100	100	100
October 2021	100	100	100	100	100
October 2022	100	100	100	100	100
October 2023	100	100	100	100	100
October 2024	100	100	100	100	100
October 2025	0	0	0	0	0
Weighted Average Life (in years)(1)	9.88	9.88	9.88	9.83	9.63

(1)	The weighted average life of the Class A-S certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-S certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-S certificates.

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Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
October 2016	100	100	100	100	100
October 2017	100	100	100	100	100
October 2018	100	100	100	100	100
October 2019	100	100	100	100	100
October 2020	100	100	100	100	100
October 2021	100	100	100	100	100
October 2022	100	100	100	100	100
October 2023	100	100	100	100	100
October 2024	100	100	100	100	100
October 2025	0	0	0	0	0
Weighted Average Life (in years)(1)	9.91	9.88	9.88	9.88	9.63

(1)	The weighted average life of the Class B certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class B certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class B certificates.

Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
October 2016	100	100	100	100	100
October 2017	100	100	100	100	100
October 2018	100	100	100	100	100
October 2019	100	100	100	100	100
October 2020	100	100	100	100	100
October 2021	100	100	100	100	100
October 2022	100	100	100	100	100
October 2023	100	100	100	100	100
October 2024	100	100	100	100	100
October 2025	0	0	0	0	0
Weighted Average Life (in years)(1)	9.96	9.96	9.94	9.91	9.65

(1)	The weighted average life of the Class C certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class C certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class C certificates.

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Percent of the Initial Certificate Balance
of the Class EC Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
October 2016	100	100	100	100	100
October 2017	100	100	100	100	100
October 2018	100	100	100	100	100
October 2019	100	100	100	100	100
October 2020	100	100	100	100	100
October 2021	100	100	100	100	100
October 2022	100	100	100	100	100
October 2023	100	100	100	100	100
October 2024	100	100	100	100	100
October 2025	0	0	0	0	0
Weighted Average Life (in years)(1)	9.93	9.92	9.91	9.88	9.64

(1)	The weighted average life of the Class EC certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class EC certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class EC certificates.

Percent of the Initial Certificate Balance
of the Class D Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
October 2016	100	100	100	100	100
October 2017	100	100	100	100	100
October 2018	100	100	100	100	100
October 2019	100	100	100	100	100
October 2020	100	100	100	100	100
October 2021	100	100	100	100	100
October 2022	100	100	100	100	100
October 2023	100	100	100	100	100
October 2024	100	100	100	100	100
October 2025	0	0	0	0	0
Weighted Average Life (in years)(1)	9.96	9.96	9.96	9.96	9.71

(1)	The weighted average life of the Class D certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class D certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class D certificates.

Yield Sensitivity of the Class X-A and Class X-B Certificates

The yield to maturity of the Class X-A and Class X-B certificates will be highly sensitive to the rate and timing of principal payments including by reason of prepayments (whether voluntary or involuntary), principal losses and other factors described above to the extent allocated to (a) in the case of the Class X-A certificates, the Class A Certificates (and any portion of the Class EC certificates related to the Class A-S certificates) and (b) in the case of the Class X-B certificates, the Class B certificates (and any portion of the Class EC certificates related to the Class B certificates). Investors in the Class X-A and Class X-B certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments.

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Any optional termination by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the Class X-A and Class X-B certificates because a termination would have an effect similar to a principal prepayment in full of the mortgage loans and, as a result, investors in the Class X-A and Class X-B certificates and any other certificates purchased at premium might not fully recoup their initial investment. See “Description of the Certificates—Termination; Retirement of Certificates” in this free writing prospectus.

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent (“CBE”) basis on the Offered Certificates for the specified CPYs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from October 1, 2015 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the mortgage loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the mortgage loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the mortgage loans will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this free writing prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the mortgage loans will prepay in accordance with the above assumptions at any of the specified CPYs until maturity or that all the mortgage loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates.

For purposes of this free writing prospectus, prepayment assumptions with respect to the mortgage loans are presented in terms of the CPY model described under “—Weighted Average Life” above.

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TABLES OF PRE-TAX YIELD TO MATURITY FOR THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-4, CLASS A-5, CLASS A-SB, CLASS X-A, CLASS X-B, CLASS A-S, CLASS B, CLASS C, CLASS EC AND CLASS D CERTIFICATES

Pre-Tax Yield to Maturity for the Class A-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-1 certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2 certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-3 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3 certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

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Pre-Tax Yield to Maturity for the Class A-4 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-4 certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-5 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-5 certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-SB Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-SB certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

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Pre-Tax Yield to Maturity for the Class X-A Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-A certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class X-B Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-B certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-S Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

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Pre-Tax Yield to Maturity for the Class B Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class C Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class EC Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class EC certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

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Pre-Tax Yield to Maturity for the Class D Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class D certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

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Material Federal Income Tax Consequences

General

This discussion does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the Offered Certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates and should review the discussions under the heading “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates” in the prospectus.

The Lower-Tier REMIC will hold the mortgage loans and the related proceeds of the mortgage loans (other than Excess Interest), and the trust’s allocable share of any property that secured a mortgage loan that was acquired by foreclosure or deed in lieu of foreclosure (or, in the case of any Non-Serviced Mortgage Loan, a beneficial interest in an allocable portion of the property securing that Non-Serviced Mortgage Loan) and will issue certain uncertificated classes (the “Lower-Tier REMIC Regular Interests”) as the regular interests in the Lower-Tier REMIC, and will issue an uncertificated interest represented by the Class R certificates, as the sole class of residual interests in the Lower-Tier REMIC. The Upper-Tier REMIC will hold the Lower-Tier REMIC Regular Interests and the proceeds of the Lower-Tier REMIC Regular Interests and will issue the Senior Certificates and the Subordinate Certificates as regular interests in the Upper-Tier REMIC and an uncertificated interest represented by the Class R certificates as the sole class of residual interest in the Upper-Tier REMIC.

On the Closing Date, Cadwalader, Wickersham & Taft LLP, special counsel to the depositor, will deliver its opinion that, assuming (1) the making of appropriate elections, (2) compliance with the provisions of the Pooling and Servicing Agreement and any applicable intercreditor agreements, (3) compliance with the provisions of the Non-Serviced PSA and any amendments thereto and the continued qualification of the REMICs formed under the Non-Serviced PSA and (4) compliance with applicable changes in the Internal Revenue Code of 1986, as amended (the “Code”), for federal income tax purposes (a) each Trust REMIC will qualify as a real estate mortgage investment conduit (each, a “REMIC”) within the meaning of Sections 860A through 860G of the Code, (b)(i) the Lower-Tier REMIC Regular Interests will evidence the “regular interests” in the Lower-Tier REMIC and (ii) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-C, Class X-D, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class NR certificates will evidence the “regular interests” in the Upper-Tier REMIC and (c) the Class R certificates will represent the sole class of “residual interests” in each of the Trust REMICs, within the meaning of the REMIC Provisions. For convenience, distributions are described in this free writing prospectus as if distributions on the mortgage loans were made directly on the certificates. The Offered Certificates are (or, in the case of the Class EC certificates, represent beneficial ownership of) “Regular Certificates” as defined in the prospectus.

In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, (i) the portions of the trust consisting of (a) any Class A-S, Class B and Class C certificates that have been exchanged for and converted to Class EC certificates (and the related amounts in the Class EC Distribution Account) and (b) the Excess Interest (and related amounts in the Excess Interest Distribution Account), will be treated as a grantor trust (the “Grantor Trust”) for federal income tax purposes under subpart E, part I of subchapter J of the Code, (ii) the Class EC certificates will represent undivided beneficial interests in the portion of the Grantor Trust described in clause (i)(a) above and (iii) the Class Z certificates will represent undivided beneficial interests in the portion of the Grantor Trust described in clause (i)(b) above.

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Tax Status of Offered Certificates

Except as provided below, Offered Certificates (whether held directly or in the form of the Class EC certificates) held by a real estate investment trust will constitute “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code, and interest, including original issue discount (“OID”), on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Section 856(c)(3)(B) of the Code in the same proportion that, for both purposes, the assets of the trust would be so treated. For purposes of the foregoing tests, the Trust REMICs are treated as a single REMIC. If at all times 95% or more of the assets of the Trust REMICs qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For purposes of Section 856(c)(5)(B) of the Code, payments of principal and interest on mortgage loans that are reinvested pending distribution to holders of certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans. . . secured by an interest in real property which is . . . residential real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code or as other assets described in Section 7701(a)(19)(C) of the Code only to the extent the mortgage loans are secured by multifamily properties. As of the Cut-off Date, thirty-six (36) of the Mortgaged Properties identified as “Waterstone Apartments”, “The Park at Veneto”, “The Park at Murano”, “Oakland Hills”, “Walnut Multifamily Portfolio”, “Mustang Crossing Apartments”, “Shadow Hills Apartments”, “Hawthorne Townhomes”, “Marquis Forest Apartments”, “University Studios”, “Colony Village”, “Summer View Apartments”, “Brynn Marr Village”, “Condor Garden Apartments”, “Evergreen Village Apartments”, “Diamond Pointe Apartments (6th/Deodar)”, “Rose Pointe Apartments (Euclid/Budd)”, “Cedar Pointe Apartments”, “South View (Avalon) Apartments”, “Suncrest Apartments”, “Forest View Apartments”, “Royal Palms Apartments”, “Rose Terrace Apartments (Parthenia)”, “Beverly Terrace Apartments”, “Iron Mountain Apartments”, “Camellia Apartments”, “Highland Springs Apartments”, “Highland Meadows (43/44) Apartments”, “Glen Terrace Apartments”, “Twin Palms”, “Highland Meadows (Meridian) Apartments”, “South View (Carondelet) Apartments”, “South View (Main) Apartments” and “Summer Wind Apartments” on Annex A-1 to this free writing prospectus, securing thirty-four (34) mortgage loans, representing approximately 17.6% of the Initial Pool Balance, are multifamily properties. Holders of the Offered Certificates should consult their own tax advisors whether the foregoing percentage or some other percentage applies to their certificates. In addition, mortgage loans that have been defeased with government securities will not qualify for the foregoing tax treatments. Offered Certificates held by certain financial institutions will constitute “evidence of indebtedness” within the meaning of Section 582(c)(1) of the Code. Moreover, the Offered Certificates will be “qualified mortgages” for another REMIC within the meaning of Section 860G(a)(3) of the Code. See “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Characterization of Investments in REMIC Certificates” in the prospectus.

Taxation of Offered Certificates

General. Each class of Offered Certificates (whether held directly or in the form of the Class EC certificates) generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of the Class EC certificates will treat the related portions of the related Exchangeable Certificates as separate debt instruments and will report the aggregate of separate amounts computed with respect thereto. Holders of such classes will be required to include in income all interest on the regular interests represented by their certificates in accordance with the accrual method of accounting, regardless of a Certificateholder’s usual method of accounting. The prepayment assumption that will be used in determining the rate of accrual of OID, if any, and market discount or whether any such discount is de minimis, and that may be used to amortize premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the mortgage loans will prepay at a rate equal to a CPR of 0%; provided that it is assumed that any ARD Loan prepays on its related Anticipated Repayment Date (the “Prepayment Assumption”). No representation is made that the mortgage loans will prepay at that rate or at any other rate. Treasury Regulations (the “OID Regulations”) governing the computation of OID do not address the manner of accruing OID on securities such as the Offered Certificates, on which principal is required to be prepaid based on prepayments of the underlying assets and which are governed by Section 1272(a)(6) of the Code. The methodology for accruing OID described in this paragraph and in the prospectus will be used for reporting to investors unless and until

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more specific regulations are issued for obligations governed by Section 1272(a)(6) of the Code. See “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” and “—Premium” in the prospectus. It is anticipated that the Class [●] certificates will be issued with OID.

In addition, it is anticipated that the certificate administrator will treat the Class X-A and Class X-B certificates as having no qualified stated interest. Accordingly, such classes will be considered to be issued with OID in an amount equal to the excess of all distributions of interest expected to be received thereon, over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of OID on the Class X-A or Class X-B certificates attributable to rapid prepayments with respect to the mortgage loans will not be deductible currently. Holders of Class X-A and Class X-B certificates may be entitled to a loss, which may be a capital loss, to the extent it becomes certain that such Certificateholders will not recover a portion of their basis in such classes, assuming no further prepayments. In the alternative, it is possible that rules similar to the “noncontingent bond method” of the contingent interest rules of the OID Regulations, may be promulgated with respect to such classes. Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

Premium. A Regular Certificate purchased upon initial issuance or in the secondary market at a cost, as adjusted, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. See “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Premium” in the prospectus. It is anticipated that the Class [●] certificates will be issued at a premium.

Yield Maintenance Charges and Prepayment Premiums. Yield Maintenance Charges and prepayment premiums actually collected on the mortgage loans will be distributed to the Offered Certificates as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums” in this free writing prospectus. It is not entirely clear under the Code when the amount of Yield Maintenance Charges and prepayment premiums so allocated should be taxed to the holders of the Regular Certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and prepayment premiums will be treated as giving rise to any income to the holder of such classes of certificates prior to the certificate administrator’s actual receipt of Yield Maintenance Charges and prepayment premiums. Yield Maintenance Charges and prepayment premiums, if any, may be treated as paid upon the retirement or partial retirement of the Offered Certificates. The IRS may disagree with these positions. Holders of Offered Certificates should consult their own tax advisors concerning the treatment of Yield Maintenance Charges and prepayment premiums.

Taxation of the Class EC Certificates

The arrangement under which Exchangeable Certificates converted in an exchange for Class EC certificates is held will be classified as a grantor trust under subpart E, part I of subchapter J of the Code, and the Class EC certificates will evidence beneficial ownership of a portion of the Grantor Trust. The interests in the Exchangeable Certificates that have been exchanged and converted for an interest in the Class EC certificates, including any exchanges effective on the Closing Date, will be the assets of that portion of the Grantor Trust, and such Class EC certificates will represent beneficial ownership of such Exchangeable Certificates.

The Class EC certificates will represent undivided beneficial interests in the Exchangeable Certificates that have been exchanged for such Class EC certificates, which will be treated as separate debt instruments for federal income tax purposes. The holder of the Class EC certificates must account separately for its interest in each such class of Exchangeable Certificates. See “—Taxation of Offered Certificates” above. A purchaser must allocate its basis in the Class EC certificates among the Exchangeable Certificates represented by each Class of Exchangeable Certificates in accordance with their relative fair market values as of the time of acquisition. Similarly, on the sale of such Class EC certificate, the holder must allocate the amount received on the sale among the Exchangeable

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Certificates represented by each Class of Exchangeable Certificates in accordance with their relative fair market values as of the time of sale. Prospective beneficial owners of the Class EC certificates should consult their tax advisors as to the appropriate method of accounting for their interest in the Class EC certificates.

If a beneficial owner exchanges Exchangeable Certificates for Class EC certificates, the exchange and conversion will not be taxable. Likewise, if a beneficial owner exchanges and converts Class EC certificates for Exchangeable Certificates, the exchange and conversion will not be taxable.

Taxation of Foreign Investors

For further information regarding the federal income tax consequences of investing in the Offered Certificates, including consequences of purchase, ownership and disposition of Offered Certificates by any person who is not a citizen of resident of the United States, a corporation or partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia, or is a foreign estate or trust, see “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Certain Foreign Investors” in the prospectus.

Further Information

For a discussion of the deductibility, character and timing of losses with respect to the Offered Certificates, see “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Treatment of Losses” in the prospectus.

For further information regarding the federal income tax consequences of investing in the Offered Certificates, see “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates” in the prospectus.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE OFFERED CERTIFICATES.

Certain State, Local and foreign Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences” above, purchasers of Offered Certificates should consider the state, local and foreign income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State, local and foreign income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state, locality or foreign jurisdiction. Therefore, potential purchasers should consult their own tax advisors with respect to the various state, local and foreign tax consequences of investment in the Offered Certificates.

Certain ERISA Considerations

A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, annuities, accounts or arrangements are invested, including insurance company general accounts, that is subject to the fiduciary responsibility rules of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Code (an “ERISA Plan”) or which is a governmental plan, as defined in Section 3(32) of ERISA, a church plan, as defined in Section 3(33) of ERISA and for which no election has been made under Section 410(d) of the Code, or any other plan subject to any federal, state or local law (“Similar Law”) which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, with an ERISA Plan, a “Plan”) should review with

S-403

its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted under ERISA, the Code or Similar Law or whether there exists any statutory, regulatory or administrative exemption applicable thereto. Moreover, each Plan fiduciary should determine whether an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The U.S. Department of Labor has issued to J.P. Morgan Securities LLC an individual prohibited transaction exemption, PTE 2002-19, 67 Fed. Reg. 14,979 (March 28, 2002), as amended by PTE 2013-08, 78 Fed. Reg. 41,090 (July 9, 2013) (the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the trust, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by J.P. Morgan Securities LLC, provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by an ERISA Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the ERISA Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the ERISA Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any entity that provides insurance or other credit support to the trust fund and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the trust fund must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the Pooling and Servicing Agreement and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing ERISA Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of an ERISA Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of an ERISA Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the trust fund meet the following requirements: (1) the trust fund must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one

S-404

of the Exemption Rating Agencies for at least one year prior to the ERISA Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than ERISA Plans for at least one year prior to any ERISA Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the ERISA Plan purchaser or the ERISA Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the depositor or the underwriters and an ERISA Plan when the depositor, any of the underwriters, the trustee, the master servicer, the special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing ERISA Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by an ERISA Plan and (3) the holding of Offered Certificates by an ERISA Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this free writing prospectus, an “Excluded Plan” is an ERISA Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the depositor or the underwriters and an ERISA Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those Certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by an ERISA Plan and (3) the holding of Offered Certificates by an ERISA Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

A fiduciary of an ERISA Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a Plan not subject to ERISA or Section 4975 of the Code, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions. In particular, a Plan fiduciary should note that one of the Mortgaged Properties is located in Canada. Plan fiduciaries should consult with their advisors as to whether the Plan could continue to own an interest in the Offered Certificates if the Mortgaged Property located in Canada were acquired by the trust, whether by foreclosure or otherwise.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

S-405

Certain Legal Aspects of the Mortgage Loans

The following discussion summarizes certain legal aspects of mortgage loans secured by real property in Illinois and Pennsylvania that is general in nature. This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the mortgage loans.

Illinois. Twenty (20) of the Mortgaged Properties identified as “Hilton Suites Chicago Magnificent Mile”, “Civic Opera Building”, “Palmer House Retail Shops”, “U-Haul Portfolio – Evanston”, “U-Haul Portfolio – South Shore”, “U-Haul Portfolio – Aurora”, “Brunswick Portfolio – BZ Randall Road Consolidated”, “Brunswick Portfolio – BZ Romeoville Consolidated”, “Brunswick Portfolio – BZ River Grove”, “Brunswick Portfolio – Brunswick’s Buffalo Grove”, “Brunswick Portfolio – BZ Mt Prospect”, “Brunswick Portfolio – BZ Deer Park”, “Brunswick Portfolio – BZ Woodridge”, “Brunswick Portfolio – BZ Roselle”, “Brunswick Portfolio – BZ Glendale Heights”, “Brunswick Portfolio – BZ Hawthorn Lanes”, “Brunswick Portfolio – BZ Fountain Square”, “Town & Country Shopping Center”, “Mattoon Market Place” and “Prospect Industrial Center” on Annex A-1 to this free writing prospectus, securing or partially securing eight (8) mortgage loans representing approximately 21.5% of the Initial Pool Balance by allocated loan amount are in Illinois. Mortgage loans in Illinois are generally secured by mortgages on the related real estate. Foreclosure of a mortgage in Illinois is accomplished by judicial foreclosure. There is no power of sale in Illinois. After an action for foreclosure is commenced and the lender secures a judgment, the judgment of foreclosure will provide that the property be sold at a sale in accordance with the Illinois Mortgage Foreclosure Law (Article 15 of the Illinois Code of Civil Procedure) on such terms and conditions as specified by the court on the judgment of foreclosure if the full amount of the judgment is not paid prior to the scheduled sale. A sale may be conducted by any judge, sheriff or private third-party. The notice of sale shall set forth, among other things, the time and location of such sale. Generally, the foreclosure sale must occur after the expiration of the applicable reinstatement and redemption periods or waiver thereof. During this period, a notice of sale must be published once a week for 3 consecutive weeks in the county in which the property is located, the first such notice to be published not more than 45 days prior to the sale and the last such notice to be published not less than 7 days prior to the sale. Illinois does recognize a right of redemption, but such right may be waived by a borrower in the mortgage. Illinois does not have a “one action rule” or “anti-deficiency legislation.” Subsequent to a foreclosure sale, the court conducts a hearing to confirm the sale and enters an order confirming the sale. In the order confirming the sale pursuant to the judgment of foreclosure, the court shall enter a personal judgment for deficiency against any party (i) if otherwise authorized and (ii) to the extent requested in the complaint and proven upon presentation of a report of sale and to the extent personally served. In certain circumstances, the lender may have a receiver appointed.

Pennsylvania. Twenty-one (21) of the Mortgaged Properties identified as “U-Haul Portfolio – Philadelphia”, “U-Haul Portfolio – Wilkes-Barre”, “U-Haul Portfolio – Cheltenham”, “U-Haul Portfolio – Overbrook”, “U-Haul Portfolio – Roxborough”, “U-Haul Portfolio – Reading”, “U-Haul Portfolio – Lebanon”, “The Outlet Shoppes at Gettysburg”, “Park Place I & II Portfolio”, “Brunswick Portfolio – BZ Belle Vernon”, “Robinson Plaza”, “Langhorne Shopping Center”, “Chow Triple Net Retail Portfolio I – Chipotle - Pittsburgh, PA”, “Walnut Multifamily Portfolio”, “Hawthorne Townhomes”, “Guardian Self Storage - Liberty Avenue”, “Chippewa Towne Centre” and “Frankford Square” on Annex A-1 to this free writing prospectus, securing or partially securing twelve (12) mortgage loans representing 12.4% of the Initial Pool Balance by allocated loan amount are in Pennsylvania. Mortgage loans in Pennsylvania are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is accomplished by foreclosure in judicial proceedings. Such proceedings are regulated by statutes and rules and subject throughout to the court’s equitable powers. Public notice of the judgment of foreclosure and sale and the amount of the judgment is given for a statutory period of time after which the mortgaged real estate is sold by a sheriff at public auction. The proceeds received by the sheriff from the sale are applied first to the cost and expenses of the sale, then to any liens entitled to priority over the mortgage, such as liens for real estate taxes, and then in satisfaction of the indebtedness secured by the mortgage. After satisfaction of any other liens, the remaining proceeds are generally payable to the mortgagor. There is no right of redemption after foreclosure sale in Pennsylvania. In certain circumstances, deficiency judgments may be obtained. The remedy of appointment of a receiver for the mortgaged real estate is available and is sometimes used.

S-406

Other Aspects. Please see the discussion under “Certain Legal Aspects of Mortgage Loans” in the prospectus regarding other legal aspects of the mortgage loans that you should consider prior to making any investment in the certificates.

Legal Investment

No class of the Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties.

No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of a class of certificates to less than an “investment grade” rating (i.e., lower than the top four rating categories) by a Rating Agency or another NRSRO, whether initially or as a result of a ratings downgrade, may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that Class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the certificates) may adversely affect the liquidity and market value of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital, or other regulatory restrictions. See “Legal Investment” in the prospectus.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 as a basis for not registering under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity was structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Legal Matters

The validity of the certificates will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP and for the underwriters by Sidley Austin LLP. In addition, material federal income tax matters will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP.

S-407

Ratings

It is a condition to their issuance that the Offered Certificates receive the following credit ratings from the respective Rating Agencies:

Class	Moody’s(1)	Fitch(1)	DBRS(1)	KBRA(1)
Class A-1	Aaa(sf)	AAAsf	AAA(sf)	AAA(sf)
Class A-2	Aaa(sf)	AAAsf	AAA(sf)	AAA(sf)
Class A-3	Aaa(sf)	AAAsf	AAA(sf)	AAA(sf)
Class A-4	Aaa(sf)	AAAsf	AAA(sf)	AAA(sf)
Class A-5	Aaa(sf)	AAAsf	AAA(sf)	AAA(sf)
Class A-SB	Aaa(sf)	AAAsf	AAA(sf)	AAA(sf)
Class X-A	Aa1(sf)	AAAsf	AAA(sf)	AAA(sf)
Class X-B	Aa3(sf)	AA-sf	AAA(sf)	AAA(sf)
Class A-S	Aa1(sf)	AAAsf	AAA(sf)	AAA(sf)
Class B	Aa3(sf)	AA-sf	AA(low)(sf)	AA-(sf)
Class C	NR	NR	A(low)(sf)	A-(sf)
Class EC	NR	NR	A(low)(sf)	A-(sf)
Class D	NR	NR	BBB(low)(sf)	BBB-(sf)

(1)	Moody’s, Fitch, DBRS and KBRA have informed us that the “sf” designation in their respective ratings represents an identifier for structured finance product ratings. For information about this identifier, prospective investors can go to the website of the applicable Rating Agency. The depositor, issuing entity and the underwriters have not verified, do not adopt and do not accept responsibility for any statements made by the rating agencies on their Internet websites. Credit ratings referenced throughout this material are forward-looking opinions about credit risk and express a rating agency’s opinion about the ability of and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit and are not buy, sell or hold recommendations, a measure of asset value, or an indication of the suitability of an investment.

It is a condition to their issuance that the Offered Certificates receive investment grade credit ratings from each of the four Rating Agencies.

The ratings address the likelihood of the timely receipt of distributions of interest by the Certificateholders to which they are entitled and, the ultimate distribution of principal by the Rated Final Distribution Date. The ratings of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of yield maintenance charges, prepayment charges, prepayment premiums, prepayment fees or penalties, default interest or post-anticipated repayment date additional interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any underlying mortgage loan in connection with a mortgage loan modification, waiver or amendment, (i) Excess Interest, or (j) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the mortgage loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the mortgage loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the

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likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that the Certificateholders of the Class X-A and Class X-B certificates might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the mortgage loans (including both voluntary and involuntary prepayments) or the application of any realized losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the mortgage loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates.

As indicated in this free writing prospectus, holders of the Class X-A and Class X-B certificates are entitled only to payments of interest on the related mortgage loans. If the mortgage loans were to prepay in the initial month, with the result that the holders of the Class X-A and Class X-B certificates receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on the Class X-A and Class X-B certificates. The Notional Amounts of the Class X-A and Class X-B certificates on which interest is calculated may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the Class X-A and Class X-B certificates should be evaluated independently from similar ratings on other types of securities.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Additionally, other NRSROs that we have not engaged to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more classes of Certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from or lower than any ratings assigned to the Offered Certificates by any other NRSRO. The issuance of an unsolicited rating of a class of the Offered Certificates that is lower than the ratings assigned by the Rating Agencies engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the Offered Certificates, the depositor had initial discussions with and submitted certain materials to five (5) NRSROs. Based on preliminary feedback from those NRSROs at that time, the depositor selected Moody’s, Fitch, DBRS and KBRA to rate the Offered Certificates and not the other NRSRO, due in part to those NRSROs’ initial subordination levels for the various classes of certificates. Had the depositor selected such other NRSRO to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSRO would have ultimately assigned to the Offered Certificates. In addition, had the depositor engaged the other NRSRO to rate the Offered Certificates, the ratings of those classes of the Offered Certificates that were not ultimately rated by that Rating Agency may have been different, and potentially lower, than the ratings ultimately assigned to the Offered Certificates. Although unsolicited ratings may be issued by any NRSRO, relying on information obtained pursuant to Rule 17g-5 or otherwise, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. In the case of Moody’s and Fitch, the depositor only requested ratings for certain classes of rated certificates, due in part to the final subordination levels provided by Moody’s or Fitch, as applicable, for such classes of certificates. If the depositor had selected either Moody’s or Fitch to rate those other classes of rated certificates not rated by it, its ratings of those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by DBRS and KBRA.

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Furthermore, the SEC may determine that any or all of the Rating Agencies no longer qualifies as an NRSRO, or is no longer qualified to rate the Offered Certificates, and that determination may have an adverse effect on the liquidity, market value and regulatory characteristics of the Offered Certificates.

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Index of Defined Terms

17g-5 Information Provider	S-330
2015-C30 Serviced Mortgage Loan	S-367
2015-C30 Serviced Whole Loan	S-367
2015-C31 Serviced Mortgage Loan	S-361
2015-C31 Serviced Whole Loan	S-361
30/360 Basis	S-281
Acceptable Insurance Default	S-351
Accrued Interest From Recoveries	S-303
Actual/360 Basis	S-200
Additional Exclusions	S-351
Adjusted Release Amount	S-205
Administrative Cost Rate	S-302
Advances	S-314
Anticipated Repayment Date	S-203
Appraisal Reduced Interest	S-308
Appraisal Reduction	S-318
Appraisal Reduction Event	S-317
Appraised-Out Class	S-321
ARD Loan	S-203
Assessment of Compliance	S-375
Asset Status Report	S-336
Assumed Final Distribution Date	S-310
Assumed Scheduled Payment	S-305
Attestation Report	S-375
Available Distribution Amount	S-296
Banking Act	S-124
Barclays	S-134, S-231
Barclays Data Tape	S-232
Barclays Mortgage Loans	S-232
Barclays Review Team	S-232
Base Interest Fraction	S-309
Borrower Party	S-324
Borrower Party Affiliate	S-325
Brunswick Portfolio Intercreditor Agreement	S-177
Brunswick Portfolio Mortgage Loan	S-146
Brunswick Portfolio Noteholders	S-177
Brunswick Portfolio Pari Passu Companion Loans	S-146
Brunswick Portfolio Whole Loan	S-146
BSCMI	S-222
C(WUMP)O	S-14
CBE	S-394
Certificate Account	S-294
Certificate Administrator Fee	S-264
Certificate Administrator Fee Rate	S-264
Certificate Balance	S-288
Certificate Deferred Interest	S-304
Certificate Owner	S-289
Certificateholder	S-134, S-289
Certificateholder Quorum	S-273
CGCMT 2015-GC29 Pooling and Servicing Agreement	S-170
CGCMT 2015-GC29 Trust	S-170
Civic Opera Building Intercreditor Agreement	S-151
Civic Opera Building Mortgage Loan	S-145
Civic Opera Building Noteholders	S-151
Civic Opera Building Pari Passu Companion Loan	S-145
Civic Opera Building Whole Loan	S-145
Class A Certificates	S-288
Class A-SB Planned Principal Balance	S-305
Class EC Distribution Account	S-295
Class X Certificates	S-288
Clearstream	S-289
Closing Date	S-134
CMA	S-220
CMA Lockbox	S-220
Code	S-400
Collateral Support Deficit	S-312
Companion Loan	S-147
Compensating Interest Payment	S-286
Complaint	S-264
Consultation Termination Event	S-341
Control Eligible Certificates	S-342
Control Event	S-342
Controlling Class	S-341
Controlling Class Certificateholder	S-341
Corrected Mortgage Loan	S-336
CPR	S-387
CPY	S-387
CREFC®	S-330
CREFC® Intellectual Property Royalty License Fee	S-302
CREFC® Intellectual Property Royalty License Fee Rate	S-302
CREFC® Investor Reporting Package	S-327
Cross-Over Date	S-300
CRR	S-63
Cut-off Date	S-134
Cut-off Date Balance	S-134
Cut-off Date LTV Ratios	S-215
DBRS	S-3, S-265
Defaulted Mortgage Loan	S-357
Defeasance	S-204
Depositories	S-292
Determination Date	S-294
Direct Participants	S-292
Directing Certificateholder	S-340
Disclosable Special Servicer Fees	S-284

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Discount Rate	S-201
Distributable Certificate Interest	S-303
Distribution Account	S-295
Distribution Date	S-294
Dodd-Frank Act	S-64
DSCA	S-187
DTC	S-289
Due Date	S-199, S-297
Due Diligence Requirement	S-63
Due Period	S-297
Eastmont Town Center Intercreditor Agreement	S-170
Eastmont Town Center Mortgage Loan	S-146
Eastmont Town Center Noteholders	S-170
Eastmont Town Center Pari Passu Companion Loan	S-146
Eastmont Town Center Whole Loan	S-146
EEA	S-63
Effective Gross Income	S-213
ERISA	S-403
ERISA Plan	S-403
ESA	S-226
ESAs	S-186
Escrow/Reserve Mitigating Circumstances	S-228, S-249
Euroclear	S-289
Excess Interest	S-303
Excess Interest Distribution Account	S-295
Excess Modification Fee Amount	S-282
Excess Modification Fees	S-280
Exchange Act	S-229
Exchange Date	S-291
Exchange Proportion	S-291
Exchangeable Certificates	S-288
Excluded Controlling Class Holder	S-324, S-328
Excluded Controlling Class Loan	S-325
Excluded Information	S-325
Excluded Loan	S-325
Excluded Plan	S-405
Excluded Special Servicer	S-274
Excluded Special Servicer Loan	S-274
Exemption	S-404
Exemption Rating Agency	S-404
Extended Resolution Period	S-218
FIEL	S-15
Final Asset Status Report	S-337
Financial Promotion Order	S-13
FIRREA	S-196, S-226
First National Building Intercreditor Agreement	S-162
First National Building Mortgage Loan	S-146
First National Building Noteholders	S-162
First National Building Pari Passu Companion Loan	S-146
First National Building Whole Loan	S-146
Fitch	S-3, S-268
Form 8-K	S-212
FPO Persons	S-13
FSMA	S-13
Gain-on-Sale Reserve Account	S-295
Government Securities	S-204
Grantor Trust	S-400
Hard Lockbox	S-221
Hyatt Place Texas Portfolio Intercreditor Agreement	S-174
Hyatt Place Texas Portfolio Mortgage Loan	S-146
Hyatt Place Texas Portfolio Noteholders	S-174
Hyatt Place Texas Portfolio Pari Passu Companion Loan	S-146
Hyatt Place Texas Portfolio Whole Loan	S-146
Indirect Participants	S-292
Initial Pool Balance	S-134
Initial Rate	S-203
Initial Resolution Period	S-217
Insolvency Act	S-124
Insurance and Condemnation Proceeds	S-294
Interest Accrual Period	S-303
Interest Distribution Amount	S-303
Interest Payment Differential	S-201
Interest Reserve Account	S-295
Interested Person	S-357
Investment Company Act	S-407
Investor Certification	S-325
Investor Q&A Forum	S-329
Investor Registry	S-330
Issuing Entity	S-262
JPMBB 2015-C30 Directing Certificateholder	S-167, S-179
JPMBB 2015-C30 Master Servicer	S-147
JPMBB 2015-C30 Pooling and Servicing Agreement	S-147
JPMBB 2015-C30 Special Servicer	S-147
JPMBB 2015-C30 Trust	S-166, S-177
JPMBB 2015-C31 Directing Certificateholder	S-153
JPMBB 2015-C31 Master Servicer	S-147
JPMBB 2015-C31 Pooling and Servicing Agreement	S-147
JPMBB 2015-C31 Special Servicer	S-147
JPMBB 2015-C31 Trust	S-152
JPMCB	S-134, S-222
JPMCB Data Tape	S-223
JPMCB Deal Team	S-223
KBRA	S-3
Liquidation Fee	S-282
Liquidation Fee Rate	S-282

S-412

Liquidation Proceeds	S-295
LNR	S-270
LNR Partners	S-270
Lower-Tier REMIC	S-219
Lower-Tier REMIC Distribution Account	S-295
Lower-Tier REMIC Regular Interests	S-400
LTV Ratio	S-215
LURA	S-142
MAI	S-219
Major Decision	S-338
Master Servicer	S-266
Master Servicer Remittance Date	S-313
Maturity Date LTV Ratios	S-215
MC-Five Mile	S-242
MC-Five Mile Data Tape	S-244
MC-Five Mile Deal Team	S-243
MC-Five Mile Mortgage Loans	S-242
MGT	S-230
Modeling Assumptions	S-387
Modification Fees	S-280
Moody’s	S-3
Morningstar	S-261, S-268
Mortgage	S-137
Mortgage Deferred Interest	S-304
Mortgage File	S-216
Mortgage Loan Repurchase Price	S-357
Mortgage Note	S-137
Mortgage Rate	S-199, S-303
Mortgaged Property	S-137
NCDENR	S-187
Net Aggregate Prepayment Interest Shortfall	S-303
Net Mortgage Rate	S-302
New Center One Building Intercreditor Agreement	S-181
New Center One Building Mortgage Loan	S-146
New Center One Building Noteholders	S-181
New Center One Building Pari Passu Companion Loan	S-147
New Center One Building Whole Loan	S-147
Nonrecoverable Advance	S-315
Non-Serviced Companion Loan	S-148
Non-Serviced Mortgage Loan	S-147
Non-Serviced Mortgage Loan Controlling Holder	S-341
Non-Serviced Pari Passu Companion Loan	S-148
Non-Serviced PSA	S-148
Non-Serviced Special Servicer	S-377
Non-Serviced Trustee	S-377
Non-Serviced Whole Loan	S-148
Notional Amount	S-289
NRSRO	S-324
NRSRO Certification	S-325
Occupancy	S-212
Occupancy Date	S-212
Offered Certificates	S-288
OID	S-401
OID Regulations	S-401
One Shell Square Intercreditor Agreement	S-166
One Shell Square Mortgage Loan	S-146
One Shell Square Noteholders	S-166
One Shell Square Pari Passu Companion Loan	S-146
One Shell Square Whole Loan	S-146
Operating Statements	S-214
Owner	S-191
P&I Advance	S-313
PAR	S-226
Pari Passu Companion Loan	S-148
Participants	S-289
Pass-Through Rate	S-301
PCIS Persons	S-13
Pentalpha Surveillance	S-286
Percentage Interest	S-289
Periodic Payments	S-296
Permitted Investments	S-296
Permitted Special Servicer/Affiliate Fees	S-284
PILOT	S-108
PIP	S-188
Plan	S-403
Pooling and Servicing Agreement	S-287
Prepayment Assumption	S-401
Prepayment Interest Excess	S-285
Prepayment Interest Shortfall	S-285
Prime Rate	S-317
Principal Balance Certificates	S-288
Principal Distribution Amount	S-304
Principal Shortfall	S-305
Privileged Information	S-345
Privileged Person	S-324
Prohibited Prepayment	S-286
Promotion of Collective Investment Schemes Exemptions Order	S-13
Prospectus Directive	S-12
Purchase Agreement	S-134
Purchase Price	S-217
Qualification Criteria	S-224
Qualified Replacement Special Servicer	S-274
Qualified Substitute Mortgage Loan	S-218
RAC No-Response Scenario	S-373
RAIT	S-134, S-257
RAIT Data Tape	S-258
RAIT Financial	S-257
RAIT Mortgage Loans	S-258

S-413

RAIT Partnership	S-257
RAIT Securitization Team	S-258
Rated Final Distribution Date	S-310
Rating Agencies	S-3, S-208
Rating Agency	S-3
Rating Agency Confirmation	S-373
RCMC	S-134, S-250
RCMC Data Tape	S-250
RCMC Review Team	S-250
Record Date	S-294
Redwood Trust	S-250
Regular Certificates	S-288
Regulation AB	S-375
Reimbursement Rate	S-317
Reinvestment Yield	S-201
Related Proceeds	S-315
Release Date	S-204
Relevant Member State	S-12
Relevant Persons	S-13
REMIC	S-400
REMIC Provisions	S-154
REO Account	S-352
REO Loan	S-306
REO Property	S-336
Requesting Holders	S-321
Requesting Party	S-372
Residual Certificates	S-288
Restricted Group	S-404
Retention Requirement	S-63
Revised Rate	S-203
RMBS	S-264
Rule 15Ga-1	S-229
Rule 17g-5	S-326
Rules	S-293
S&P	S-268
Scheduled Principal Distribution Amount	S-304
SEC	S-212
Securities Act	S-375
Securitization Accounts	S-287
Senior Certificates	S-288
Senior Trust Advisor Consulting Fee	S-349
Senior Trust Advisor Expenses	S-350
Senior Trust Advisor Fee	S-349
Serviced Companion Loan	S-148
Serviced Mortgage Loan	S-148
Serviced Pari Passu Companion Loan	S-148
Serviced Pari Passu Whole Loan	S-148
Serviced Whole Loan	S-148
Servicer Termination Event	S-375
Servicing Advances	S-314
Servicing Fee	S-279
Servicing Fee Rate	S-279
Servicing Standard	S-334
SFA	S-14
SFO	S-14
Similar Law	S-403
Similar Requirements	S-64
SMC	S-236
SMF II	S-134, S-236
SMF II Data Tape	S-237
SMF II Mortgage Loans	S-237
Smith Barney	S-230
Soft Lockbox	S-221
Special Servicer	S-270
Special Servicer Decision	S-353
Special Servicing Fee	S-281
Special Servicing Fee Rate	S-281
Specially Serviced Mortgage Loans	S-336
Springing Lockbox	S-220
Starwood	S-236
Starwood Mortgage Loans	S-236
Starwood Review Team	S-237
Stated Principal Balance	S-305
Statement to Certificateholders	S-321
Subordinate Certificates	S-288
Subordinate Companion Loan	S-148
Sub-Servicing Agreement	S-285
Trust REMICs	S-219
U.S. Obligations	S-202
U-Haul Portfolio Companion A-1A Note	S-155
U-Haul Portfolio Companion A-2A Note	S-155
U-Haul Portfolio Companion Loans	S-146
U-Haul Portfolio Cross Over Period	S-161
U-Haul Portfolio Directing Certificateholder	S-161
U-Haul Portfolio Group 1 Notes	S-155
U-Haul Portfolio Group 2 Notes	S-155
U-Haul Portfolio Group 3 Notes	S-156
U-Haul Portfolio Intercreditor Agreement	S-156
U-Haul Portfolio Master Servicer	S-147
U-Haul Portfolio Mortgage Loan	S-146
U-Haul Portfolio Note	S-156
U-Haul Portfolio Noteholders	S-156
U-Haul Portfolio Notes	S-156
U-Haul Portfolio Pari Passu Companion Loan	S-146
U-Haul Portfolio Pari Passu Companion Loans	S-146
U-Haul Portfolio Senior Notes	S-156
U-Haul Portfolio Servicers	S-147
U-Haul Portfolio Special Servicer	S-147
U-Haul Portfolio Subordinate Companion Loan	S-146
U-Haul Portfolio Triggering Event of Default	S-161
U-Haul Portfolio Trust	S-161
U-Haul Portfolio Trust A-1B Note	S-155

S-414

U-Haul Portfolio Trust and Servicing Agreement	S-147
U-Haul Portfolio Trustee	S-362
U-Haul Portfolio Whole Loan	S-146
Underwritten Net Cash Flow	S-213
Underwritten Net Cash Flow Debt Service Coverage Ratio	S-212
Underwritten Net Operating Income Debt Service Coverage Ratio	S-213
Underwritten NOI	S-213
Unliquidated Advances	S-308
Unscheduled Principal Distribution Amount	S-305
Upper-Tier REMIC	S-219
Upper-Tier REMIC Distribution Account	S-295
UW NCF	S-213
UW NCF Debt Yield	S-213
UW NCF DSCR	S-212
UW NCF DY	S-213
UW NOI	S-213
UW NOI Debt Yield	S-213
UW NOI DSCR	S-213
UW NOI DY	S-213
Volcker Rule	S-64
Voting Rights	S-331
WAC Rate	S-302
Wachovia	S-266
Wells Fargo	S-266
Wells Fargo Bank	S-263
Whole Loan	S-147
Withheld Amounts	S-295
Withheld Loans	S-295
Workout Fee	S-281
Workout Fee Rate	S-281
Workout-Delayed Reimbursement Amount	S-316
WTNA	S-262
Yield Maintenance Charge	S-201
YM Group A	S-308
YM Group B	S-308
YM Group C	S-308
YM Group D	S-308
YM Group E	S-308
YM Groups	S-308

S-415

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A-1

								Number of	Property	Property
Loan #	Seller(1)	Property Name	Street Address	City	State	Zip Code	County	Properties	Type	Subtype
1	JPMCB	Hilton Suites Chicago Magnificent Mile	198 East Delaware Place	Chicago	IL	60611	Cook	1	Hotel	Full Service
2	JPMCB	Civic Opera Building	20 North Wacker Drive	Chicago	IL	60606	Cook	1	Office	CBD
3	Barclays	Palmer House Retail Shops	17 East Monroe Street	Chicago	IL	60603	Cook	1	Mixed Use	Retail/Parking/Office
4	Barclays	Gateway Business Park	521, 523 & 525 Fellowship Road; 124, 130, 136 & 158 Gaither Drive; 200 East Park Drive	Mount Laurel	NJ	08054	Burlington	1	Office	Suburban
5	JPMCB	U-Haul Portfolio	Various	Various	Various	Various	Various	105	Self Storage	Self Storage
5.001	JPMCB	Flushing	3630 College Point Boulevard	Flushing	NY	11354	Queens	1	Self Storage	Self Storage
5.002	JPMCB	Grand Concourse	383 Grand Concourse	Bronx	NY	10451	Bronx	1	Self Storage	Self Storage
5.003	JPMCB	Ben White	304 East Ben White Boulevard	Austin	TX	78704	Travis	1	Self Storage	Self Storage
5.004	JPMCB	Quail Springs	721 West Memorial Road	Oklahoma City	OK	73114	Oklahoma	1	Self Storage	Self Storage
5.005	JPMCB	Mile High Station	2000 West Colfax Avenue Lower; 3425 Lipan Street	Denver	CO	80204	Denver	1	Self Storage	Self Storage
5.006	JPMCB	Philadelphia	314-322 North 13th Street	Philadelphia	PA	19107	Philadelphia	1	Self Storage	Self Storage
5.007	JPMCB	26th & Indian School Road	2626 East Indian School Road	Phoenix	AZ	85016	Maricopa	1	Self Storage	Self Storage
5.008	JPMCB	Wilkes-Barre	231 Mundy Street	Wilkes Barre Township	PA	18702	Luzerne	1	Self Storage	Self Storage
5.009	JPMCB	Lafayette	3700 Ambassador Caffery Parkway	Lafayette	LA	70503	Lafayette	1	Self Storage	Self Storage
5.010	JPMCB	Ashley Rd	1530 Ashley Road	Charlotte	NC	28208	Mecklenburg	1	Self Storage	Self Storage
5.011	JPMCB	Woodlake	6745 FM 78	San Antonio	TX	78244	Bexar	1	Self Storage	Self Storage
5.012	JPMCB	Spring	1609 Spring Cypress Road	Spring	TX	77388	Harris	1	Self Storage	Self Storage
5.013	JPMCB	Kingwood	22250 Highway 59 North	Kingwood	TX	77339	Harris	1	Self Storage	Self Storage
5.014	JPMCB	Evanston	2125 Dempster Street	Evanston	IL	60201	Cook	1	Self Storage	Self Storage
5.015	JPMCB	Inglewood	964 South La Brea Avenue	Inglewood	CA	90301	Los Angeles	1	Self Storage	Self Storage
5.016	JPMCB	Pelham	2797 Pelham Parkway	Pelham	AL	35124	Shelby	1	Self Storage	Self Storage
5.017	JPMCB	Fort Pierce	3618 & 3626 South US Highway 1	Fort Pierce	FL	34982	Saint Lucie	1	Self Storage	Self Storage
5.018	JPMCB	Waverly Rd	901 South Waverly Road	Lansing	MI	48917	Ingham	1	Self Storage	Self Storage
5.019	JPMCB	South Central	11020 South Vermont Avenue	Los Angeles	CA	90044	Los Angeles	1	Self Storage	Self Storage
5.020	JPMCB	New Utrecht Ave	6615 New Utrecht Avenue	Brooklyn	NY	11219	Kings	1	Self Storage	Self Storage
5.021	JPMCB	Castleton	7027 East 86th Street	Indianapolis	IN	46250	Marion	1	Self Storage	Self Storage
5.022	JPMCB	Tropicana Field	975 2nd Avenue South	Saint Petersburg	FL	33705	Pinellas	1	Self Storage	Self Storage
5.023	JPMCB	Eastside	22 Atlas Court	Madison	WI	53714	Dane	1	Self Storage	Self Storage
5.024	JPMCB	Cheltenham	7400 Ogontz Avenue	Philadelphia	PA	19138	Philadelphia	1	Self Storage	Self Storage
5.025	JPMCB	Overbrook	6141 Lancaster Avenue	Philadelphia	PA	19151	Philadelphia	1	Self Storage	Self Storage
5.026	JPMCB	Somerville	151 Linwood Street	Somerville	MA	02143	Middlesex	1	Self Storage	Self Storage
5.027	JPMCB	Sherwood	8621 Warden Road	Sherwood	AR	72120	Pulaski	1	Self Storage	Self Storage
5.028	JPMCB	Page Ave	9804 & 9820 Page Avenue	Overland	MO	63132	St. Louis	1	Self Storage	Self Storage
5.029	JPMCB	Lubbock	1613 34th Street	Lubbock	TX	79411	Lubbock	1	Self Storage	Self Storage
5.030	JPMCB	South Shore	1650 East 71st Street	Chicago	IL	60649	Cook	1	Self Storage	Self Storage
5.031	JPMCB	Capitol Ave	755 Capitol Avenue	Hartford	CT	06106	Hartford	1	Self Storage	Self Storage
5.032	JPMCB	Summer Ave	5315 Summer Avenue	Memphis	TN	38122	Shelby	1	Self Storage	Self Storage
5.033	JPMCB	Milwaukie	14310 Southeast Mcloughlin Boulevard	Milwaukie	OR	97267	Clackamas	1	Self Storage	Self Storage
5.034	JPMCB	Abilene	826 South Clack Street	Abilene	TX	79605	Taylor	1	Self Storage	Self Storage
5.035	JPMCB	Gresham	704 Northeast Hogan Drive	Gresham	OR	97030	Multnomah	1	Self Storage	Self Storage
5.036	JPMCB	5th Ave	1314 East 5th Avenue	Columbus	OH	43219	Franklin	1	Self Storage	Self Storage
5.037	JPMCB	10 Mile & Groesbeck Hwy	24140 & 24875 Groesbeck Highway	Warren	MI	48089	Macomb	1	Self Storage	Self Storage
5.038	JPMCB	Hammond Sq	1915 Southwest Railroad Avenue	Hammond	LA	70403	Tangipahoa	1	Self Storage	Self Storage
5.039	JPMCB	Midway	15182 Beach Boulevard	Westminster	CA	92683	Orange	1	Self Storage	Self Storage
5.040	JPMCB	Garner	1702 Mechanical Boulevard	Garner	NC	27529	Wake	1	Self Storage	Self Storage
5.041	JPMCB	Lynchburg	1760 Park Avenue	Lynchburg	VA	24501	Lynchburg City	1	Self Storage	Self Storage
5.042	JPMCB	I-80 & Manawa	721 32nd Avenue	Council Bluffs	IA	51501	Pottawattamie	1	Self Storage	Self Storage
5.043	JPMCB	W Columbia	400 Orchard Drive	West Columbia	SC	29170	Lexington	1	Self Storage	Self Storage
5.044	JPMCB	Ontario	831 East Holt Boulevard	Ontario	CA	91761	San Bernardino	1	Self Storage	Self Storage
5.045	JPMCB	Roxborough	8300 Ridge Avenue	Philadelphia	PA	19128	Philadelphia	1	Self Storage	Self Storage
5.046	JPMCB	East Main St	3500 East Main Street	Columbus	OH	43213	Franklin	1	Self Storage	Self Storage
5.047	JPMCB	Bardstown	4128 Bardstown Road	Louisville	KY	40218	Jefferson	1	Self Storage	Self Storage
5.048	JPMCB	Jonesboro GA	7308 Tara Boulevard	Jonesboro	GA	30236	Clayton	1	Self Storage	Self Storage
5.049	JPMCB	Portsmouth	400 US Highway 1 Bypass	Portsmouth	NH	03801	Rockingham	1	Self Storage	Self Storage
5.050	JPMCB	Danbury	75 Division Street	Danbury	CT	06810	Fairfield	1	Self Storage	Self Storage
5.051	JPMCB	Mather	10161 Mills Station Road	Sacramento	CA	95827	Sacramento	1	Self Storage	Self Storage
5.052	JPMCB	Huntington	85 East Jericho Turnpike	Huntington Station	NY	11746	Suffolk	1	Self Storage	Self Storage
5.053	JPMCB	Broad St	1589 Broad Street	Augusta	GA	30904	Richmond	1	Self Storage	Self Storage
5.054	JPMCB	Madison	121 Moving Center Court	Madison	TN	37115	Davidson	1	Self Storage	Self Storage
5.055	JPMCB	Plainfield	243 East 2nd Street	Plainfield	NJ	07060	Union	1	Self Storage	Self Storage
5.056	JPMCB	Elyria	41215 North Ridge Road	Elyria	OH	44035	Lorain	1	Self Storage	Self Storage
5.057	JPMCB	Manchester	432 Oakland Street	Manchester	CT	06042	Hartford	1	Self Storage	Self Storage
5.058	JPMCB	Old Bridge	1275 Highway 9 North	Old Bridge	NJ	08857	Middlesex	1	Self Storage	Self Storage
5.059	JPMCB	Hammond	822 165th Street	Hammond	IN	46324	Lake	1	Self Storage	Self Storage
5.060	JPMCB	High Point	2908 North Main Street	High Point	NC	27265	Guilford	1	Self Storage	Self Storage
5.061	JPMCB	Idaho Falls	1091 Northgate Mile	Idaho Falls	ID	83401	Bonneville	1	Self Storage	Self Storage
5.062	JPMCB	6th Ave	1802 6th Avenue Southeast	Decatur	AL	35601	Morgan	1	Self Storage	Self Storage
5.063	JPMCB	Jonesboro	1700 Red Wolf Boulevard	Jonesboro	AR	72401	Craighead	1	Self Storage	Self Storage
5.064	JPMCB	Chula Vista	99 North 4th Avenue	Chula Vista	CA	91910	San Diego	1	Self Storage	Self Storage
5.065	JPMCB	Barstow	800 East Main Street	Barstow	CA	92311	San Bernardino	1	Self Storage	Self Storage
5.066	JPMCB	Wade Hampton	529 Wade Hampton Boulevard	Greenville	SC	29609	Greenville	1	Self Storage	Self Storage
5.067	JPMCB	Western Ave	47 Western Avenue	Augusta	ME	04330	Kennebec	1	Self Storage	Self Storage
5.068	JPMCB	7 Mile & Livernois	19797 Livernois Avenue	Detroit	MI	48221	Wayne	1	Self Storage	Self Storage
5.069	JPMCB	Bowling Green	1817 Campbell Lane	Bowling Green	KY	42104	Warren	1	Self Storage	Self Storage
5.070	JPMCB	Clarksville	712 Providence Road	Clarksville	TN	37042	Montgomery	1	Self Storage	Self Storage
5.071	JPMCB	Alexis Rd	50 West Alexis Road	Toledo	OH	43612	Lucas	1	Self Storage	Self Storage
5.072	JPMCB	Jefferson Davis Hwy	5210 Jefferson Davis Highway	North Chesterfield	VA	23234	Chesterfield	1	Self Storage	Self Storage
5.073	JPMCB	Veterans Memorial	12455 Veterans Memorial Drive	Houston	TX	77014	Harris	1	Self Storage	Self Storage
5.074	JPMCB	Southfield Frwy & Joy Rd	19001 Joy Road	Detroit	MI	48228	Wayne	1	Self Storage	Self Storage
5.075	JPMCB	Aurora	1282 North Lake Street	Aurora	IL	60506	Kane	1	Self Storage	Self Storage

A-1-1

ANNEX A-1

								Number of	Property	Property
Loan #	Seller(1)	Property Name	Street Address	City	State	Zip Code	County	Properties	Type	Subtype
5.076	JPMCB	East Lake	7733 1st Avenue North	Birmingham	AL	35206	Jefferson	1	Self Storage	Self Storage
5.077	JPMCB	East Spokane	14505 East Sprague Avenue	Spokane Valley	WA	99216	Spokane	1	Self Storage	Self Storage
5.078	JPMCB	North Hills	8500 Sepulveda Boulevard	North Hills	CA	91343	Los Angeles	1	Self Storage	Self Storage
5.079	JPMCB	Fort Smith	2205 Towson Avenue	Fort Smith	AR	72901	Sebastian	1	Self Storage	Self Storage
5.080	JPMCB	Jim Miller Rd	7107 C F Hawn Freeway	Dallas	TX	75217	Dallas	1	Self Storage	Self Storage
5.081	JPMCB	Hwy 367	12060 Lusher Road	Saint Louis	MO	63138	Saint Louis	1	Self Storage	Self Storage
5.082	JPMCB	10th Ave	930 10th Avenue	Columbus	GA	31901	Muscogee	1	Self Storage	Self Storage
5.083	JPMCB	Mesa Rd	8801 Mesa Drive	Houston	TX	77028	Harris	1	Self Storage	Self Storage
5.084	JPMCB	Cumberland	135 Mendon Road	Cumberland	RI	02864	Providence	1	Self Storage	Self Storage
5.085	JPMCB	Colonie	2043-2045 Central Avenue	Colonie	NY	12205	Albany	1	Self Storage	Self Storage
5.086	JPMCB	Pearl	2203 Highway 80 East	Pearl	MS	39208	Rankin	1	Self Storage	Self Storage
5.087	JPMCB	Reading	1647 North 5th Street	Reading	PA	19601	Berks	1	Self Storage	Self Storage
5.088	JPMCB	Terre Haute	4111 Wabash Avenue	Terre Haute	IN	47803	Vigo	1	Self Storage	Self Storage
5.089	JPMCB	Hamilton	25 South Erie Highway	Hamilton	OH	45011	Butler	1	Self Storage	Self Storage
5.090	JPMCB	Lebanon	1440 Cumberland Street	Lebanon	PA	17042	Lebanon	1	Self Storage	Self Storage
5.091	JPMCB	7 Mile & Van Dyke	8055 East 7 Mile Road	Detroit	MI	48234	Wayne	1	Self Storage	Self Storage
5.092	JPMCB	State St	2020 West State Street	Milwaukee	WI	53233	Milwaukee	1	Self Storage	Self Storage
5.093	JPMCB	Fall River	1030 Pleasant Street	Fall River	MA	02723	Bristol	1	Self Storage	Self Storage
5.094	JPMCB	Provo	551 Columbia Lane	Provo	UT	84604	Utah	1	Self Storage	Self Storage
5.095	JPMCB	Glens Falls	112 Main Street	Queensbury	NY	12804	Warren	1	Self Storage	Self Storage
5.096	JPMCB	Schenectady	2516 Hamburg Street	Schenectady	NY	12303	Schenectady	1	Self Storage	Self Storage
5.097	JPMCB	Bremerton	2804 Kitsap Way	Bremerton	WA	98312	Kitsap	1	Self Storage	Self Storage
5.098	JPMCB	South End	1415 South Detroit Avenue	Toledo	OH	43614	Lucas	1	Self Storage	Self Storage
5.099	JPMCB	Keene	199 Marlboro Street	Keene	NH	03431	Cheshire	1	Self Storage	Self Storage
5.100	JPMCB	Lima Mall	1608 Elida Road	Lima	OH	45805	Allen	1	Self Storage	Self Storage
5.101	JPMCB	New Britain	900 West Main Street	New Britain	CT	06053	Hartford	1	Self Storage	Self Storage
5.102	JPMCB	Cape Girardeau	740 South Kingshighway Street	Cape Girardeau	MO	63703	Cape Girardeau	1	Self Storage	Self Storage
5.103	JPMCB	N Watkins	2272 North Watkins Street	Memphis	TN	38127	Shelby	1	Self Storage	Self Storage
5.104	JPMCB	National Rd	5900 National Road East	Richmond	IN	47374	Wayne	1	Self Storage	Self Storage
5.105	JPMCB	Pensacola-Bellview	4921 Mobile Highway	Pensacola	FL	32506	Escambia	1	Self Storage	Self Storage
6	Barclays	Frandor Shopping Center	300 Frandor Avenue	Lansing	MI	48912	Ingham	1	Retail	Anchored
7	JPMCB	First National Building	660 Woodward Avenue	Detroit	MI	48226	Wayne	1	Office	CBD
8	SMF II	The Outlet Shoppes at Gettysburg	1863 Gettysburg Village Drive	Gettysburg	PA	17325	Adams	1	Retail	Outlet Center
9	JPMCB	One Shell Square	701 Poydras Street	New Orleans	LA	70139	Orleans	1	Office	CBD
10	RCMC	Park Place I & II Portfolio	Various	Pittsburgh	PA	15275	Allegheny	2	Office	Suburban
10.01	RCMC	Park Place II	2000 Commerce Drive	Pittsburgh	PA	15275	Allegheny	1	Office	Suburban
10.02	RCMC	Park Place I	1000 Commerce Drive	Pittsburgh	PA	15275	Allegheny	1	Office	Suburban
11	JPMCB	Waterstone Apartments	2111 Old Holzwarth Road	Spring	TX	77388	Harris	1	Multifamily	Garden
12	JPMCB	Hilton Atlanta Perimeter	6120 Peachtree Dunwoody Road	Atlanta	GA	30328	Fulton	1	Hotel	Full Service
13	RAIT	Eastmont Town Center	7200 Bancroft Avenue	Oakland	CA	94605	Alameda	1	Office	Suburban
14	SMF II	Hyatt Place Texas Portfolio	Various	Various	TX	Various	Various	3	Hotel	Limited Service
14.01	SMF II	Hyatt Place Austin	3612 Tudor Boulevard	Austin	TX	78759	Travis	1	Hotel	Limited Service
14.02	SMF II	Hyatt Place San Antonio	7615 Jones Maltsberger Road	San Antonio	TX	78216	Bexar	1	Hotel	Limited Service
14.03	SMF II	Hyatt Place Dallas	1542 North Highway 360	Grand Prairie	TX	75050	Tarrant	1	Hotel	Limited Service
15	JPMCB	The Park at Veneto	3891 Solomon Boulevard	Fort Myers	FL	33901	Lee	1	Multifamily	Garden
16	JPMCB	Brunswick Portfolio	Various	Various	Various	Various	Various	58	Retail	Freestanding
16.01	JPMCB	BZ Lone Tree	9255 Kimmer Drive	Lone Tree	CO	80124	Douglas	1	Retail	Freestanding
16.02	JPMCB	BZ Gilbert Consolidated	1160 South Gilbert Road	Gilbert	AZ	85296	Maricopa	1	Retail	Freestanding
16.03	JPMCB	BZ XL Kennesaw Consolidated	775 Cobb Place Boulevard Northwest	Kennesaw	GA	30144	Cobb	1	Retail	Freestanding
16.04	JPMCB	BZ Randall Road Consolidated	1611 South Randall Road	Algonquin	IL	60102	McHenry	1	Retail	Freestanding
16.05	JPMCB	BZ Romeoville Consolidated	735 North Center Boulevard	Romeoville	IL	60446	Will	1	Retail	Freestanding
16.06	JPMCB	Cal Oaks Bowl	40440 California Oaks Road	Murrieta	CA	92562	Riverside	1	Retail	Freestanding
16.07	JPMCB	BZ St Peters Consolidated	8070 Veteran's Memorial Parkway	St. Peters	MO	63376	Saint Charles	1	Retail	Freestanding
16.08	JPMCB	Classic Lanes	1800 Hamner Avenue	Norco	CA	92860	Riverside	1	Retail	Freestanding
16.09	JPMCB	Premier Lanes	845 Lazo Court	Chula Vista	CA	91910	San Diego	1	Retail	Freestanding
16.10	JPMCB	BZ Brooklyn Park Consolidated	7545 Brooklyn Boulevard	Brooklyn Park	MN	55443	Hennepin	1	Retail	Freestanding
16.11	JPMCB	BZ Eden Prairie	12200 Singletree Lane	Eden Prairie	MN	55344	Hennepin	1	Retail	Freestanding
16.12	JPMCB	BZ Lakeville Consolidated	11129 162nd Street West	Lakeville	MN	55044	Dakota	1	Retail	Freestanding
16.13	JPMCB	BZ Blaine Consolidated	11351 Ulysses Street Northeast	Blaine	MN	55434	Anoka	1	Retail	Freestanding
16.14	JPMCB	Brunswick's Norcross	6345 Spalding Drive	Norcross	GA	30092	Gwinnett	1	Retail	Freestanding
16.15	JPMCB	Majestic Lanes	1222 164th Street Southwest	Lynnwood	WA	98087	Snohomish	1	Retail	Freestanding
16.16	JPMCB	Bramalea Lanes	50 Bramtree Court	Brampton	ON	L6S 5Z7	NAP	1	Retail	Freestanding
16.17	JPMCB	BZ Glendale	17210 North 59th Avenue	Glendale	AZ	85308	Maricopa	1	Retail	Freestanding
16.18	JPMCB	Brunswick's Marietta	2749 Delk Road Southeast	Marietta	GA	30067	Cobb	1	Retail	Freestanding
16.19	JPMCB	BZ Watauga Consolidated	7301 Rufe Snow Drive	Watauga	TX	76148	Tarrant	1	Retail	Freestanding
16.20	JPMCB	BZ Roswell	785 Old Roswell Road	Roswell	GA	30076	Fulton	1	Retail	Freestanding
16.21	JPMCB	National Lanes	3067 Washington Road	Augusta	GA	30907	Richmond	1	Retail	Freestanding
16.22	JPMCB	BZ River Grove	3111 River Road	River Grove	IL	60171	Cook	1	Retail	Freestanding
16.23	JPMCB	Via Linda Lanes	9027 East Via Linda	Scottsdale	AZ	85258	Maricopa	1	Retail	Freestanding
16.24	JPMCB	BZ Upland	451 West Foothill Boulevard	Upland	CA	91786	San Bernardino	1	Retail	Freestanding
16.25	JPMCB	Foothill Lanes	17238 Foothill Boulevard	Fontana	CA	92335	San Bernardino	1	Retail	Freestanding
16.26	JPMCB	Riverview Lanes Consolidated	2908 Riverview Road	Birmingham	AL	35242	Jefferson	1	Retail	Freestanding
16.27	JPMCB	BZ Heather Ridge	2200 South Peoria Street	Aurora	CO	80014	Arapahoe	1	Retail	Freestanding
16.28	JPMCB	BZ Westminster	9150 Harlan Street	Westminster	CO	80031	Jefferson	1	Retail	Freestanding
16.29	JPMCB	Columbia Lanes Consolidated	7100 Carved Stone	Columbia	MD	21045	Howard	1	Retail	Freestanding
16.30	JPMCB	Brunswick's Buffalo Grove	350 McHenry Road	Buffalo Grove	IL	60089	Lake	1	Retail	Freestanding
16.31	JPMCB	Moreno Valley Bowl	24666 Sunnymead Boulevard	Moreno Valley	CA	92553	Riverside	1	Retail	Freestanding
16.32	JPMCB	Fairlawn Lanes Consolidated	22-22 Maple Avenue	Fair Lawn	NJ	07410	Bergen	1	Retail	Freestanding
16.33	JPMCB	BZ Green Mountain	945 South Kipling Parkway	Lakewood	CO	80226	Jefferson	1	Retail	Freestanding
16.34	JPMCB	BZ Mesa	1754 West Southern Avenue	Mesa	AZ	85202	Maricopa	1	Retail	Freestanding

A-1-2

ANNEX A-1

								Number of	Property	Property
Loan #	Seller(1)	Property Name	Street Address	City	State	Zip Code	County	Properties	Type	Subtype
16.35	JPMCB	BZ Lilburn	3835 Lawrenceville Highway	Lawrenceville	GA	30044	Gwinnett	1	Retail	Freestanding
16.36	JPMCB	BZ Turnersville	100 American Boulevard	Turnersville	NJ	08012	Gloucester	1	Retail	Freestanding
16.37	JPMCB	BZ Lakeside	1254 Dougherty Ferry Road	Valley Park	MO	63088	Saint Louis	1	Retail	Freestanding
16.38	JPMCB	Harbour Lanes	1099 North Wickham Road	Melbourne	FL	32935	Brevard	1	Retail	Freestanding
16.39	JPMCB	Tri-City Bowl	1425 North Central Avenue	Avondale	AZ	85323	Maricopa	1	Retail	Freestanding
16.40	JPMCB	BZ Normandy Consolidated	8419 Baltimore National Pike	Ellicott City	MD	21043	Howard	1	Retail	Freestanding
16.41	JPMCB	Margate Lanes	2020 North State Road 7	Margate	FL	33063	Broward	1	Retail	Freestanding
16.42	JPMCB	BZ Austell	2750 Austell Road Southwest	Marietta	GA	30008	Cobb	1	Retail	Freestanding
16.43	JPMCB	BZ Mt Prospect	824 East Rand Road	Mount Prospect	IL	60056	Cook	1	Retail	Freestanding
16.44	JPMCB	BZ Deer Park	21080 North Rand Road	Lake Zurich	IL	60047	Lake	1	Retail	Freestanding
16.45	JPMCB	BZ Denton Consolidated	2200 San Jacinto Boulevard	Denton	TX	76205	Denton	1	Retail	Freestanding
16.46	JPMCB	BZ Woodridge	1555 75th Street	Woodridge	IL	60517	DuPage	1	Retail	Freestanding
16.47	JPMCB	Vista Lanes	38241 30th Street East	Palmdale	CA	93550	Los Angeles	1	Retail	Freestanding
16.48	JPMCB	Wekiva Lanes	2160 East Semoran Boulevard	Apopka	FL	32703	Orange	1	Retail	Freestanding
16.49	JPMCB	BZ Roselle	1100 Lake Street	Roselle	IL	60172	DuPage	1	Retail	Freestanding
16.50	JPMCB	BZ Glendale Heights	558 East North Avenue	Glendale Heights	IL	60139	DuPage	1	Retail	Freestanding
16.51	JPMCB	BZ Wheat Ridge	9751 West 49th Avenue	Wheat Ridge	CO	80033	Jefferson	1	Retail	Freestanding
16.52	JPMCB	BZ Circle Consolidated	999 North Circle Drive	Colorado Springs	CO	80909	El Paso	1	Retail	Freestanding
16.53	JPMCB	BZ Hawthorn Lanes	316 Center Drive	Vernon Hills	IL	60061	Lake	1	Retail	Freestanding
16.54	JPMCB	Camino Seco Bowl	114 South Camino Seco	Tucson	AZ	85710	Pima	1	Retail	Freestanding
16.55	JPMCB	Westcreek Lanes Consolidated	3025 Altamesa Boulevard	Fort Worth	TX	76133	Tarrant	1	Retail	Freestanding
16.56	JPMCB	BZ North Ridgeville	38931 Center Ridge Road	North Ridgeville	OH	44039	Lorain	1	Retail	Freestanding
16.57	JPMCB	BZ Belle Vernon	4742 State Route 51	Belle Vernon	PA	15012	Fayette	1	Retail	Freestanding
16.58	JPMCB	BZ Fountain Square	631 Lakehurst Road	Waukegan	IL	60085	Lake	1	Retail	Freestanding
17	JPMCB	New Center One Building	3031 & 2943 West Grand Boulevard	Detroit	MI	48202	Wayne	1	Office	CBD
18	SMF II	Robinson Plaza	1-3 Park Manor Drive	Pittsburgh	PA	15205	Allegheny	1	Office	Suburban
19	RCMC	Residence Inn - Clifton Park	1740 Route 9	Clifton Park	NY	12065	Saratoga	1	Hotel	Extended Stay
20	JPMCB	North Miami Business Park	1922 Northeast 149th Street	North Miami	FL	33181	Miami-Dade	1	Industrial	Warehouse
21	JPMCB	The Park at Murano	4757 Barkley Circle	Fort Myers	FL	33907	Lee	1	Multifamily	Garden
22	JPMCB	Langhorne Shopping Center	1501 East Lincoln Highway	Langhorne	PA	19047	Bucks	1	Retail	Anchored
23	Barclays	Chow Triple Net Retail Portfolio I	Various	Various	Various	Various	Various	15	Retail	Various
23.01	Barclays	7-Eleven - Las Vegas, NV	9011 West Flamingo Road	Las Vegas	NV	89147	Clark	1	Retail	Single Tenant
23.02	Barclays	Chipotle - Pittsburgh, PA	4861 McKnight Road	Pittsburgh	PA	15237	Allegheny	1	Retail	Freestanding
23.03	Barclays	7-Eleven - Sacramento, CA	5501 Auburn Boulevard	Sacramento	CA	95841	Sacramento	1	Retail	Freestanding
23.04	Barclays	Taco Bell - Las Vegas, NV	2512 East Sunset Road	Las Vegas	NV	89120	Clark	1	Retail	Freestanding
23.05	Barclays	Arby's - Colorado Springs, CO	5870 Stetson Hills Boulevard	Colorado Springs	CO	80923	El Paso	1	Retail	Freestanding
23.06	Barclays	TGI Fridays - Denver, CO	8104 Northfield Boulevard	Denver	CO	80238	Denver	1	Retail	Freestanding
23.07	Barclays	Burger King - Troy, MI	35 East 14 Mile Road	Troy	MI	48083	Oakland	1	Retail	Freestanding
23.08	Barclays	Burger King - Mitchell, SD	1617 North Main Street	Mitchell	SD	57301	Davison	1	Retail	Freestanding
23.09	Barclays	Burger King - Oshkosh, WI	620 North Main Street	Oshkosh	WI	54901	Winnebago	1	Retail	Freestanding
23.10	Barclays	Hooter's - Tuscaloosa, AL	5025 Oscar Baxter Drive	Tuscaloosa	AL	35405	Tuscaloosa	1	Retail	Freestanding
23.11	Barclays	Chipotle, Palm Beach Tan, and AT&T - Xenia, OH	1620 Progress Drive	Xenia	OH	45385	Greene	1	Retail	Unanchored
23.12	Barclays	7-Eleven and LA Insurance - Las Vegas, NV	5009 East Tropicana Avenue	Las Vegas	NV	89122	Clark	1	Retail	Unanchored
23.13	Barclays	Pizza Hut - Meridian, MS	2815 North Hills Street	Meridian	MS	39305	Lauderdale	1	Retail	Freestanding
23.14	Barclays	KFC/Taco Bell - Portland, IN	1501 North Meridian Street	Portland	IN	47371	Jay	1	Retail	Freestanding
23.15	Barclays	KFC - Great Bend, KS	2917 10th Street	Great Bend	KS	67530	Barton	1	Retail	Freestanding
24	Barclays	Oakland Hills	5501 Southwest 11th Street	Margate	FL	33068	Broward	1	Multifamily	Garden
25	MC-Five Mile	Walnut Multifamily Portfolio	Various	Pittsburgh	PA	15217	Allegheny	3	Multifamily	Garden
25.01	MC-Five Mile	Forbes Terrace	5683-5695 Forbes Avenue	Pittsburgh	PA	15217	Allegheny	1	Multifamily	Garden
25.02	MC-Five Mile	Beacon Commons	5623-5669 Beacon Street	Pittsburgh	PA	15217	Allegheny	1	Multifamily	Garden
25.03	MC-Five Mile	Walnut on Wightman	1720 Wightman Street	Pittsburgh	PA	15217	Allegheny	1	Multifamily	Garden
26	JPMCB	Town & Country Shopping Center	2503 South MacArthur Boulevard	Springfield	IL	62704	Sangamon	1	Retail	Anchored
27	MC-Five Mile	Premiere Place	1919-1963B Cobbs Ford Road	Prattville	AL	36066	Autauga	1	Retail	Shadow Anchored
28	SMF II	Simply Self Storage Portfolio	Various	Various	Various	Various	Various	3	Self Storage	Self Storage
28.01	SMF II	Cooke Road Self Storage	810 East Cooke Road	Columbus	OH	43214	Franklin	1	Self Storage	Self Storage
28.02	SMF II	Hawthorn Park Self Storage	6901 Hawthorn Park Drive	Indianapolis	IN	46220	Marion	1	Self Storage	Self Storage
28.03	SMF II	West 10th Street Self Storage	7937 West 10th Street	Indianapolis	IN	46214	Marion	1	Self Storage	Self Storage
29	SMF II	Emerson Pointe	997 County Line Road	Greenwood	IN	46143	Johnson	1	Retail	Shadow Anchored
30	MC-Five Mile	Big Curve Shopping Center	305 West Catalina Drive	Yuma	AZ	85364	Yuma	1	Retail	Shadow Anchored
31	MC-Five Mile	Mustang Crossing Apartments	1800 Mustang Drive	Richmond	TX	77469	Fort Bend	1	Multifamily	Garden
32	Barclays	Acosta Headquarters	6600 Corporate Center Parkway	Jacksonville	FL	32216	Duval	1	Office	Suburban
33	RCMC	Falcon Gateway	4425-4545 East McKellips Road	Mesa	AZ	85215	Maricopa	1	Retail	Shadow Anchored
34	Barclays	Shadow Hills Apartments	12300 & 12301 Osborne Place	Pacoima	CA	91331	Los Angeles	1	Multifamily	Garden
35	MC-Five Mile	Eastlake RV Resort	11802 Lockwood Road	Houston	TX	77044	Harris	1	Manufactured Housing	Manufactured Housing
36	SMF II	Southwest Plaza	3504 Knickerbocker Road & 2302 State Highway Loop 306	San Angelo	TX	76904	Tom Green	1	Retail	Anchored
37	SMF II	Route 1 Self Storage Laurel	9165 Washington Boulevard North	Laurel	MD	20723	Howard	1	Self Storage	Self Storage
38	JPMCB	Old Stage Warehouse	11200 & 11300 Old Stage Road	Chester	VA	23836	Chesterfield	1	Industrial	Warehouse
39	MC-Five Mile	Mattoon Market Place	100 Dettro Drive	Mattoon	IL	61938	Coles	1	Retail	Shadow Anchored
40	MC-Five Mile	Hawthorne Townhomes	15-135 Cartledge Lane	Millersville	PA	17551	Lancaster	1	Multifamily	Student
41	Barclays	Marquis Forest Apartments	3330 Mountain Drive	Decatur	GA	30032	DeKalb	1	Multifamily	Garden
42	MC-Five Mile	Freeway Crossing	1537 Freeway Drive	Reidsville	NC	27320	Rockingham	1	Retail	Anchored
43	JPMCB	780 Dedham Street	780 Dedham Street	Canton	MA	02021	Norfolk	1	Mixed Use	Office/Industrial
44	SMF II	University Studios	2901 Euclid Avenue	Cleveland	OH	44115	Cuyahoga	1	Multifamily	Student
45	RCMC	One Park Centre	1333 West 120th Avenue	Westminster	CO	80234	Adams	1	Office	Suburban
46	JPMCB	Colony Village	3301 Brunswick Avenue	New Bern	NC	28562	Craven	1	Multifamily	Garden
47	Barclays	Summer View Apartments	9510 Van Nuys Boulevard	Panorama City	CA	91402	Los Angeles	1	Multifamily	Garden
48	JPMCB	Guardian Self Storage - Liberty Avenue	2839 Liberty Avenue	Pittsburgh	PA	15222	Allegheny	1	Self Storage	Self Storage
49	JPMCB	Market Square at Montrose	3742 Brookwall Drive	Fairlawn	OH	44333	Summit	1	Retail	Anchored
50	JPMCB	Brynn Marr Village	301 Village Drive	Jacksonville	NC	28546	Onslow	1	Multifamily	Garden
51	SMF II	Best Buy Sanford, FL	1501 Rinehart Road	Sanford	FL	32771	Seminole	1	Retail	Freestanding

A-1-3

ANNEX A-1

								Number of	Property	Property
Loan #	Seller(1)	Property Name	Street Address	City	State	Zip Code	County	Properties	Type	Subtype
52	Barclays	Prospect Industrial Center	1900-2000 South Carboy Road	Mount Prospect	IL	60056	Cook	1	Industrial	Flex
53	SMF II	Condor Garden Apartments	1952 Fowl Road	Elyria	OH	44035	Lorain	1	Multifamily	Garden
54	Barclays	Best Western - Leesburg, VA	726 East Market Street	Leesburg	VA	20176	Loudoun	1	Hotel	Full Service
55	Barclays	Heritage Shopping Center	1701-1709 & 1715 Airline Highway	Hollister	CA	95023	San Benito	1	Retail	Anchored
56	Barclays	Comfort Inn - Staunton, VA	1302 Richmond Avenue	Staunton	VA	24401	Staunton City	1	Hotel	Limited Service
57	RCMC	International Design Center	100 2nd Avenue North	Minneapolis	MN	55401	Hennepin	1	Mixed Use	Office/Retail
58	Barclays	La Quinta Inn & Suites - Angleton, TX	2400 West Mulberry Street	Angleton	TX	77515	Brazoria	1	Hotel	Limited Service
59	MC-Five Mile	CVS Portfolio	Various	Various	NY	Various	Various	2	Retail	Freestanding
59.01	MC-Five Mile	CVS Pharmacy-Johnson City	345 Main Street	Johnson City	NY	13790	Broome	1	Retail	Freestanding
59.02	MC-Five Mile	CVS Pharmacy-Cortland	13 Port Watson Street	Cortland	NY	13045	Cortland	1	Retail	Freestanding
60	RCMC	Antelope Valley Partners	44226 10th Street West	Lancaster	CA	93534	Los Angeles	1	Office	Medical
61	SMF II	Evergreen Village Apartments	1100 Oakwood Drive	Elyria	OH	44035	Lorain	1	Multifamily	Garden
62	Barclays	Behringer Tractor Supply Portfolio	Various	Various	Various	Various	Various	2	Retail	Freestanding
62.01	Barclays	Tractor Supply Co - OH	100 Cherry Tree Lane	Marietta	OH	45750	Washington	1	Retail	Freestanding
62.02	Barclays	Tractor Supply Co - LA	1559 Highway 190	Eunice	LA	70535	Saint Landry	1	Retail	Freestanding
63	Barclays	Bedford Square I & II	1314 Bedford Avenue & 115 McHenry Avenue	Pikesville	MD	21208	Baltimore	1	Office	Suburban
64	Barclays	Sak's Garage	611 Fannin Street	Houston	TX	77002	Harris	1	Mixed Use	Parking/Retail
65	Barclays	Diamond Pointe Apartments (6th/Deodar)	1116 East 6th Street & 916 East Deodar Street	Ontario	CA	91764	San Bernardino	1	Multifamily	Garden
66	Barclays	Rose Pointe Apartments (Euclid/Budd)	1204 - 1216 Euclid Avenue & 127 East Budd Street	Ontario	CA	91762, 91761	San Bernardino	1	Multifamily	Garden
67	Barclays	Chippewa Towne Centre	200-270 Chippewa Town Center	Beaver Falls	PA	15010	Beaver	1	Retail	Shadow Anchored
68	Barclays	Cedar Pointe Apartments	12638 Cedar Avenue	Hawthorne	CA	90250	Los Angeles	1	Multifamily	Garden
69	Barclays	South View (Avalon) Apartments	4200-4206 South Avalon Boulevard	Los Angeles	CA	90011	Los Angeles	1	Multifamily	Garden
70	Barclays	Suncrest Apartments	8553 Sepulveda Boulevard	North Hills	CA	91343	Los Angeles	1	Multifamily	Garden
71	Barclays	Comfort Inn - Woodstock, VA	1011 Motel Drive	Woodstock	VA	22664	Shenandoah	1	Hotel	Limited Service
72	Barclays	Red Roof Inn & Suites - Savannah GA	20 Mill Creek Circle	Pooler	GA	31322	Chatham	1	Hotel	Limited Service
73	MC-Five Mile	Frankford Square	6801 Frankford Avenue	Philadelphia	PA	19135	Philadelphia	1	Retail	Anchored
74	MC-Five Mile	Lake Erie MHC	3742 East Main Road	Fredonia	NY	14063	Chautauqua	1	Manufactured Housing	Manufactured Housing
75	Barclays	Forest View Apartments	3344 Chapman Street	Los Angeles	CA	90065	Los Angeles	1	Multifamily	Garden
76	Barclays	Royal Palms Apartments	38700 10th Street East	Palmdale	CA	93550	Los Angeles	1	Multifamily	Garden
77	Barclays	Rose Terrace Apartments (Parthenia)	15050 Parthenia Street	North Hills	CA	91343	Los Angeles	1	Multifamily	Garden
78	MC-Five Mile	Pine Tree Square	3838 Highway 64 West	Tyler	TX	75704	Smith	1	Retail	Shadow Anchored
79	Barclays	Beverly Terrace Apartments	144 Union Place	Los Angeles	CA	90026	Los Angeles	1	Multifamily	Garden
80	Barclays	Iron Mountain Apartments	1320 East Avenue Q	Palmdale	CA	93550	Los Angeles	1	Multifamily	Garden
81	Barclays	Camellia Apartments	6707 Camellia Avenue	North Hollywood	CA	91606	Los Angeles	1	Multifamily	Garden
82	Barclays	Highland Springs Apartments	2141 Vallejo Street & 2511 Verde Street	Los Angeles	CA	90031, 90033	Los Angeles	1	Multifamily	Garden
83	Barclays	Highland Meadows (43/44) Apartments	147 East Avenue 43 & 144 East Avenue 44	Los Angeles	CA	90031	Los Angeles	1	Multifamily	Garden
84	Barclays	Glen Terrace Apartments	3410-3418 Drew Street	Los Angeles	CA	90065	Los Angeles	1	Multifamily	Garden
85	Barclays	Twin Palms	3044 Leeward Avenue	Los Angeles	CA	90005	Los Angeles	1	Multifamily	Garden
86	Barclays	Highland Meadows (Meridian) Apartments	5618 Meridian Street	Los Angeles	CA	90042	Los Angeles	1	Multifamily	Garden
87	Barclays	South View (Carondelet) Apartments	839 South Carondelet Street	Los Angeles	CA	90057	Los Angeles	1	Multifamily	Garden
88	Barclays	South View (Main) Apartments	11924 South Main Street	Los Angeles	CA	90061	Los Angeles	1	Multifamily	Garden
89	Barclays	Summer Wind Apartments	945 East Avenue Q4	Palmdale	CA	93550	Los Angeles	1	Multifamily	Garden

A-1-4

ANNEX A-1

													Original		Current
				Year		Unit of		Occupancy	Appraised	Appraisal	Current	Original	Balance	Current	Balance
Loan #	Seller(1)	Property Name	Year Built	Renovated	Units(2)	Measure	Occupancy %(3)	Date	Value ($)(4)	Date	LTV %(4)	Balance ($)(5)(6)	per Unit ($)	Balance ($)(5)(6)	per Unit ($)
1	JPMCB	Hilton Suites Chicago Magnificent Mile	1989	2014	345	Rooms	84.0%	07/31/15	112,400,000	07/07/15	68.7%	77,260,000	223,942	77,260,000	223,942
2	JPMCB	Civic Opera Building	1929	2015	915,162	Square Feet	92.4%	06/01/15	220,000,000	06/02/15	74.5%	75,000,000	179	75,000,000	179
3	Barclays	Palmer House Retail Shops	1929	2009	134,536	Square Feet	95.0%	06/22/15	92,550,000	08/10/15	67.0%	62,000,000	461	62,000,000	461
4	Barclays	Gateway Business Park	1984-1987		514,047	Square Feet	82.0%	09/01/15	75,100,000	07/21/15	74.5%	56,000,000	109	55,931,143	109
5	JPMCB	U-Haul Portfolio	Various	Various	2,663,398	Square Feet	92.9%	06/01/15	458,000,000	Various	34.6%	50,000,000	60	49,666,409	59
5.001	JPMCB	Flushing	1928		58,278	Square Feet	99.8%	06/01/15	26,700,000	06/03/15		3,143,395		3,122,423
5.002	JPMCB	Grand Concourse	1928		52,774	Square Feet	98.7%	06/01/15	20,150,000	06/03/15		2,372,263		2,356,435
5.003	JPMCB	Ben White	1979	2012	69,711	Square Feet	99.4%	06/01/15	12,200,000	06/01/15		1,436,308		1,426,725
5.004	JPMCB	Quail Springs	1997	2011	80,325	Square Feet	93.6%	06/01/15	11,800,000	06/09/15		1,389,216		1,379,947
5.005	JPMCB	Mile High Station	1928, 1984		45,641	Square Feet	96.0%	06/01/15	10,200,000	06/04/15		1,200,848		1,192,836
5.006	JPMCB	Philadelphia	1927	1996	47,040	Square Feet	96.7%	06/01/15	10,200,000	06/03/15		1,200,848		1,192,836
5.007	JPMCB	26th & Indian School Road	1970	1987	37,692	Square Feet	96.4%	06/01/15	9,950,000	06/03/15		1,171,415		1,163,600
5.008	JPMCB	Wilkes-Barre	1984	1988	93,753	Square Feet	93.2%	06/01/15	9,250,000	06/09/15		1,089,004		1,081,738
5.009	JPMCB	Lafayette	1996		54,875	Square Feet	86.2%	06/01/15	9,200,000	06/02/15		1,083,117		1,075,891
5.010	JPMCB	Ashley Rd	1968, 1995		61,311	Square Feet	94.8%	06/01/15	9,000,000	06/04/15		1,059,571		1,052,502
5.011	JPMCB	Woodlake	1999		50,775	Square Feet	97.6%	06/01/15	8,000,000	06/04/15		941,841		935,558
5.012	JPMCB	Spring	1985		47,965	Square Feet	79.4%	06/01/15	7,900,000	06/04/15		930,068		923,863
5.013	JPMCB	Kingwood	1985		34,425	Square Feet	96.3%	06/01/15	7,450,000	06/04/15		877,090		871,238
5.014	JPMCB	Evanston	1960	1997	30,329	Square Feet	99.3%	06/01/15	7,400,000	06/09/15		871,203		865,391
5.015	JPMCB	Inglewood	1946	1980	13,560	Square Feet	98.2%	06/01/15	7,350,000	06/02/15		865,317		859,543
5.016	JPMCB	Pelham	2000		60,872	Square Feet	96.1%	06/01/15	6,750,000	06/04/15		794,679		789,377
5.017	JPMCB	Fort Pierce	1945, 1981, 1994		69,284	Square Feet	70.1%	06/01/15	6,375,000	06/03/15		750,530		745,522
5.018	JPMCB	Waverly Rd	2000		57,530	Square Feet	97.1%	06/01/15	6,250,000	06/08/15		735,814		730,904
5.019	JPMCB	South Central	1965	1977	18,268	Square Feet	97.8%	06/01/15	5,930,000	06/02/15		698,140		693,482
5.020	JPMCB	New Utrecht Ave	1931		9,441	Square Feet	82.6%	06/01/15	5,800,000	06/03/15		682,835		678,279
5.021	JPMCB	Castleton	1969, 1991		47,671	Square Feet	90.9%	06/01/15	5,000,000	06/08/15		588,651		584,723
5.022	JPMCB	Tropicana Field	1958		25,944	Square Feet	94.0%	06/01/15	4,875,000	06/11/15		573,935		570,105
5.023	JPMCB	Eastside	1969, 1986, 2001		31,013	Square Feet	99.4%	06/01/15	4,850,000	06/08/15		570,991		567,182
5.024	JPMCB	Cheltenham	1972		14,425	Square Feet	95.3%	06/01/15	4,800,000	06/03/15		565,105		561,335
5.025	JPMCB	Overbrook	1996		15,012	Square Feet	99.0%	06/01/15	4,800,000	06/03/15		565,105		561,335
5.026	JPMCB	Somerville	1940		14,087	Square Feet	94.7%	06/01/15	4,800,000	06/08/15		565,105		561,335
5.027	JPMCB	Sherwood	1984		44,150	Square Feet	85.1%	06/01/15	4,750,000	06/09/15		559,218		555,487
5.028	JPMCB	Page Ave	1959, 1980		20,897	Square Feet	95.8%	06/01/15	4,550,000	05/28/15		535,672		532,098
5.029	JPMCB	Lubbock	1971		30,421	Square Feet	97.7%	06/01/15	4,500,000	06/05/15		529,786		526,251
5.030	JPMCB	South Shore	1953	1978	13,425	Square Feet	94.1%	06/01/15	4,460,000	06/09/15		525,076		521,573
5.031	JPMCB	Capitol Ave	1900		30,585	Square Feet	93.2%	06/01/15	4,400,000	06/08/15		518,013		514,557
5.032	JPMCB	Summer Ave	1983		38,775	Square Feet	92.8%	06/01/15	4,400,000	05/26/15		518,013		514,557
5.033	JPMCB	Milwaukie	1979		15,346	Square Feet	97.7%	06/01/15	4,100,000	06/01/15		482,694		479,473
5.034	JPMCB	Abilene	1979		19,762	Square Feet	93.4%	06/01/15	4,050,000	06/05/15		476,807		473,626
5.035	JPMCB	Gresham	1938, 1983, 1993		26,481	Square Feet	99.6%	06/01/15	4,050,000	06/01/15		476,807		473,626
5.036	JPMCB	5th Ave	1965, 1996, 2002		42,000	Square Feet	97.4%	06/01/15	4,000,000	05/28/15		470,921		467,779
5.037	JPMCB	10 Mile & Groesbeck Hwy	1963, 2001		45,380	Square Feet	83.1%	06/01/15	3,850,000	06/04/15		453,261		450,237
5.038	JPMCB	Hammond Sq	1982		38,300	Square Feet	93.9%	06/01/15	3,850,000	06/02/15		453,261		450,237
5.039	JPMCB	Midway	1979		14,206	Square Feet	90.4%	06/01/15	3,790,000	06/02/15		446,197		443,220
5.040	JPMCB	Garner	1990		29,400	Square Feet	99.2%	06/01/15	3,750,000	06/09/15		441,488		438,543
5.041	JPMCB	Lynchburg	1902	2002	34,561	Square Feet	96.8%	06/01/15	3,650,000	06/03/15		429,715		426,848
5.042	JPMCB	I-80 & Manawa	1965-2014		23,710	Square Feet	96.9%	06/01/15	3,500,000	06/08/15		412,056		409,306
5.043	JPMCB	W Columbia	1990		26,750	Square Feet	97.9%	06/01/15	3,450,000	06/03/15		406,169		403,459
5.044	JPMCB	Ontario	1950	1977	17,809	Square Feet	93.0%	06/01/15	3,380,000	05/28/15		397,928		395,273
5.045	JPMCB	Roxborough	1970		8,402	Square Feet	97.3%	06/01/15	3,375,000	06/03/15		397,339		394,688
5.046	JPMCB	East Main St	1986		30,957	Square Feet	99.4%	06/01/15	3,350,000	05/28/15		394,396		391,765
5.047	JPMCB	Bardstown	1969	1991	20,070	Square Feet	96.2%	06/01/15	3,300,000	06/08/15		388,509		385,917
5.048	JPMCB	Jonesboro GA	1974	1980	33,953	Square Feet	85.5%	06/01/15	3,300,000	06/09/15		388,509		385,917
5.049	JPMCB	Portsmouth	1960		15,882	Square Feet	98.8%	06/01/15	3,300,000	06/08/15		388,509		385,917
5.050	JPMCB	Danbury	1958		18,778	Square Feet	98.3%	06/01/15	3,250,000	06/09/15		382,623		380,070
5.051	JPMCB	Mather	1976		18,475	Square Feet	94.2%	06/01/15	3,170,000	06/03/15		373,205		370,715
5.052	JPMCB	Huntington	1965		15,335	Square Feet	91.7%	06/01/15	3,150,000	06/03/15		370,850		368,376
5.053	JPMCB	Broad St	1928	1986	37,544	Square Feet	95.2%	06/01/15	3,100,000	06/09/15		364,964		362,529
5.054	JPMCB	Madison	1978	2000	20,850	Square Feet	96.5%	06/01/15	3,000,000	06/02/15		353,191		350,834
5.055	JPMCB	Plainfield	1972		11,478	Square Feet	96.4%	06/01/15	2,900,000	06/03/15		341,417		339,140
5.056	JPMCB	Elyria	1975		28,829	Square Feet	94.0%	06/01/15	2,850,000	06/04/15		335,531		333,292
5.057	JPMCB	Manchester	1969		15,850	Square Feet	85.8%	06/01/15	2,700,000	06/10/15		317,871		315,751
5.058	JPMCB	Old Bridge	1972		14,850	Square Feet	94.1%	06/01/15	2,700,000	06/03/15		317,871		315,751
5.059	JPMCB	Hammond	1938		10,308	Square Feet	96.7%	06/01/15	2,500,000	06/09/15		294,325		292,362
5.060	JPMCB	High Point	1993		17,500	Square Feet	95.5%	06/01/15	2,500,000	06/02/15		294,325		292,362
5.061	JPMCB	Idaho Falls	1952	1981	29,619	Square Feet	90.4%	06/01/15	2,500,000	06/09/15		294,325		292,362
5.062	JPMCB	6th Ave	1968	1999	30,818	Square Feet	96.7%	06/01/15	2,450,000	06/04/15		288,439		286,514
5.063	JPMCB	Jonesboro	1984	1988	28,513	Square Feet	90.6%	06/01/15	2,450,000	06/08/15		288,439		286,514
5.064	JPMCB	Chula Vista	1980		7,215	Square Feet	92.4%	06/01/15	2,390,000	06/10/15		281,375		279,498
5.065	JPMCB	Barstow	1967	2014	20,154	Square Feet	88.3%	06/01/15	2,340,000	05/27/15		275,489		273,651
5.066	JPMCB	Wade Hampton	1989		19,152	Square Feet	95.8%	06/01/15	2,300,000	06/03/15		270,779		268,973
5.067	JPMCB	Western Ave	1966		10,113	Square Feet	97.6%	06/01/15	2,300,000	06/08/15		270,779		268,973
5.068	JPMCB	7 Mile & Livernois	1945		17,094	Square Feet	96.0%	06/01/15	2,250,000	06/04/15		264,893		263,125
5.069	JPMCB	Bowling Green	1974		19,400	Square Feet	95.3%	06/01/15	2,200,000	06/08/15		259,006		257,278
5.070	JPMCB	Clarksville	1960	1975	23,122	Square Feet	81.6%	06/01/15	2,200,000	06/02/15		259,006		257,278
5.071	JPMCB	Alexis Rd	1973		28,550	Square Feet	91.2%	06/01/15	2,150,000	06/09/15		253,120		251,431
5.072	JPMCB	Jefferson Davis Hwy	1965		13,205	Square Feet	92.2%	06/01/15	2,100,000	06/03/15		247,233		245,584
5.073	JPMCB	Veterans Memorial	1981		22,121	Square Feet	90.1%	06/01/15	2,100,000	06/04/15		247,233		245,584
5.074	JPMCB	Southfield Frwy & Joy Rd	1953		20,582	Square Feet	97.9%	06/01/15	2,050,000	06/04/15		241,347		239,737
5.075	JPMCB	Aurora	1967	1982	9,875	Square Feet	83.1%	06/01/15	2,000,000	06/10/15		235,460		233,889

A-1-5

ANNEX A-1

													Original		Current
				Year		Unit of		Occupancy	Appraised	Appraisal	Current	Original	Balance	Current	Balance
Loan #	Seller(1)	Property Name	Year Built	Renovated	Units(2)	Measure	Occupancy %(3)	Date	Value ($)(4)	Date	LTV %(4)	Balance ($)(5)(6)	per Unit ($)	Balance ($)(5)(6)	per Unit ($)
5.076	JPMCB	East Lake	1953		16,038	Square Feet	92.3%	06/01/15	2,000,000	06/04/15		235,460		233,889
5.077	JPMCB	East Spokane	1996		16,978	Square Feet	85.0%	06/01/15	2,000,000	05/19/15		235,460		233,889
5.078	JPMCB	North Hills	1966	1984	5,885	Square Feet	97.8%	06/01/15	2,000,000	06/02/15		235,460		233,889
5.079	JPMCB	Fort Smith	1980		19,657	Square Feet	94.7%	06/01/15	1,950,000	06/09/15		229,574		228,042
5.080	JPMCB	Jim Miller Rd	1979		16,973	Square Feet	94.8%	06/01/15	1,900,000	06/09/15		223,687		222,195
5.081	JPMCB	Hwy 367	1970		13,725	Square Feet	93.0%	06/01/15	1,850,000	05/28/15		217,801		216,348
5.082	JPMCB	10th Ave	1963	1989	12,450	Square Feet	93.1%	06/01/15	1,800,000	06/09/15		211,914		210,500
5.083	JPMCB	Mesa Rd	1965		14,733	Square Feet	92.3%	06/01/15	1,800,000	06/04/15		211,914		210,500
5.084	JPMCB	Cumberland	1950		12,979	Square Feet	88.0%	06/01/15	1,750,000	06/04/15		206,028		204,653
5.085	JPMCB	Colonie	1993		20,140	Square Feet	84.7%	06/01/15	1,650,000	06/03/15		194,255		192,959
5.086	JPMCB	Pearl	1980		13,700	Square Feet	76.4%	06/01/15	1,600,000	05/27/15		188,368		187,112
5.087	JPMCB	Reading	1978		13,500	Square Feet	94.4%	06/01/15	1,600,000	06/09/15		188,368		187,112
5.088	JPMCB	Terre Haute	1956, 1967		16,650	Square Feet	94.7%	06/01/15	1,600,000	06/08/15		188,368		187,112
5.089	JPMCB	Hamilton	1981-1986		16,615	Square Feet	90.9%	06/01/15	1,550,000	06/08/15		182,482		181,264
5.090	JPMCB	Lebanon	1980		11,173	Square Feet	99.3%	06/01/15	1,500,000	06/09/15		176,595		175,417
5.091	JPMCB	7 Mile & Van Dyke	1948		13,178	Square Feet	85.4%	06/01/15	1,475,000	06/04/15		173,652		172,493
5.092	JPMCB	State St	1967	2014	10,130	Square Feet	93.3%	06/01/15	1,400,000	06/08/15		164,822		163,723
5.093	JPMCB	Fall River	1940		9,956	Square Feet	80.8%	06/01/15	1,350,000	06/04/15		158,936		157,875
5.094	JPMCB	Provo	1945-1970	1977	7,668	Square Feet	60.8%	06/01/15	1,350,000	06/08/15		158,936		157,875
5.095	JPMCB	Glens Falls	1991		16,150	Square Feet	95.8%	06/01/15	1,200,000	06/03/15		141,276		140,334
5.096	JPMCB	Schenectady	1985		10,860	Square Feet	91.2%	06/01/15	1,200,000	06/03/15		141,276		140,334
5.097	JPMCB	Bremerton	1981		7,488	Square Feet	96.0%	06/01/15	1,150,000	06/04/15		135,390		134,486
5.098	JPMCB	South End	1953, 2003		12,880	Square Feet	80.9%	06/01/15	1,050,000	06/09/15		123,617		122,792
5.099	JPMCB	Keene	1960		11,185	Square Feet	95.7%	06/01/15	1,000,000	06/08/15		117,730		116,945
5.100	JPMCB	Lima Mall	1930	2011	15,216	Square Feet	97.5%	06/01/15	1,000,000	06/01/15		117,730		116,945
5.101	JPMCB	New Britain	1947		6,072	Square Feet	89.0%	06/01/15	950,000	06/10/15		111,844		111,098
5.102	JPMCB	Cape Girardeau	1978, 1984		9,350	Square Feet	97.1%	06/01/15	900,000	06/09/15		105,957		105,250
5.103	JPMCB	N Watkins	1972	1984	13,200	Square Feet	92.8%	06/01/15	860,000	05/26/15		101,248		100,572
5.104	JPMCB	National Rd	1965, 1970, 1984		14,630	Square Feet	82.1%	06/01/15	820,000	06/08/15		96,539		95,895
5.105	JPMCB	Pensacola-Bellview	1962		11,686	Square Feet	73.0%	06/01/15	760,000	06/02/15		89,475		88,878
6	Barclays	Frandor Shopping Center	1954, 1955, 1957, 1962, 1976, 1982, 1998, 1999	1998	455,152	Square Feet	94.3%	07/28/15	57,000,000	06/12/15	70.9%	40,500,000	89	40,393,787	89
7	JPMCB	First National Building	1921	2013	840,436	Square Feet	92.0%	07/28/15	106,000,000	08/28/15	66.0%	40,000,000	83	40,000,000	83
8	SMF II	The Outlet Shoppes at Gettysburg	2000		249,937	Square Feet	97.2%	09/01/15	64,800,000	08/10/15	59.3%	38,450,000	154	38,450,000	154
9	JPMCB	One Shell Square	1972	2015	1,240,539	Square Feet	92.6%	03/25/15	180,600,000	04/24/15	69.8%	36,100,000	102	36,100,000	102
10	RCMC	Park Place I & II Portfolio	Various	2013	212,328	Square Feet	94.7%	07/10/15	42,400,000	07/20/15	71.6%	30,375,000	143	30,375,000	143
10.01	RCMC	Park Place II	1985	2013	112,481	Square Feet	100.0%	07/10/15	24,000,000	07/20/15		16,515,266		16,515,266
10.02	RCMC	Park Place I	1983	2013	99,847	Square Feet	88.8%	07/10/15	18,400,000	07/20/15		13,859,734		13,859,734
11	JPMCB	Waterstone Apartments	2012		276	Units	92.8%	06/04/15	42,000,000	07/03/15	72.0%	30,240,000	109,565	30,240,000	109,565
12	JPMCB	Hilton Atlanta Perimeter	1987	2006	224	Rooms	78.0%	07/31/15	43,100,000	07/08/15	70.0%	30,170,000	134,688	30,170,000	134,688
13	RAIT	Eastmont Town Center	1970	1997	514,236	Square Feet	85.6%	07/31/15	61,800,000	09/09/15	66.4%	29,000,000	80	28,805,390	80
14	SMF II	Hyatt Place Texas Portfolio	Various	Various	387	Rooms	78.9%	06/30/15	57,000,000	08/01/15	67.5%	25,000,000	99,483	25,000,000	99,483
14.01	SMF II	Hyatt Place Austin	1999	2014	127	Rooms	81.4%	06/30/15	27,500,000	08/01/15		12,012,987		12,012,987
14.02	SMF II	Hyatt Place San Antonio	1996	2008	126	Rooms	81.2%	06/30/15	15,500,000	08/01/15		6,818,182		6,818,182
14.03	SMF II	Hyatt Place Dallas	1998	2007	134	Rooms	74.3%	06/30/15	14,000,000	08/01/15		6,168,831		6,168,831
15	JPMCB	The Park at Veneto	1987	2015	282	Units	96.1%	09/29/15	28,500,000	08/07/15	70.9%	20,200,000	71,631	20,200,000	71,631
16	JPMCB	Brunswick Portfolio	Various	Various	2,275,293	Square Feet	100.0%	10/01/15	206,390,000	Various	57.9%	20,000,000	53	19,901,032	52
16.01	JPMCB	BZ Lone Tree	2004		60,016	Square Feet	100.0%	10/01/15	10,600,000	05/11/15		1,027,281		1,022,198
16.02	JPMCB	BZ Gilbert Consolidated	2007		57,741	Square Feet	100.0%	10/01/15	9,300,000	05/13/15		901,294		896,834
16.03	JPMCB	BZ XL Kennesaw Consolidated	1997	2011	52,287	Square Feet	100.0%	10/01/15	8,680,000	05/06/15		841,207		837,045
16.04	JPMCB	BZ Randall Road Consolidated	2007		57,527	Square Feet	100.0%	10/01/15	5,780,000	05/08/15		560,159		557,387
16.05	JPMCB	BZ Romeoville Consolidated	2006		61,192	Square Feet	100.0%	10/01/15	5,540,000	05/08/15		536,900		534,243
16.06	JPMCB	Cal Oaks Bowl	1985		35,325	Square Feet	100.0%	10/01/15	5,510,000	05/16/15		533,992		531,350
16.07	JPMCB	BZ St Peters Consolidated	2007		57,085	Square Feet	100.0%	10/01/15	5,475,000	05/11/15		530,600		527,975
16.08	JPMCB	Classic Lanes	1987		35,325	Square Feet	100.0%	10/01/15	5,140,000	05/16/15		498,134		495,670
16.09	JPMCB	Premier Lanes	1992		42,700	Square Feet	100.0%	10/01/15	5,100,000	05/14/15		494,258		491,812
16.10	JPMCB	BZ Brooklyn Park Consolidated	2005		60,944	Square Feet	100.0%	10/01/15	5,000,000	05/20/15		484,566		482,169
16.11	JPMCB	BZ Eden Prairie	1993		45,285	Square Feet	100.0%	10/01/15	5,000,000	05/19/15		484,566		482,169
16.12	JPMCB	BZ Lakeville Consolidated	2008		58,656	Square Feet	100.0%	10/01/15	5,000,000	05/20/15		484,566		482,169
16.13	JPMCB	BZ Blaine Consolidated	2006		57,536	Square Feet	100.0%	10/01/15	4,900,000	05/20/15		474,875		472,525
16.14	JPMCB	Brunswick's Norcross	1989	2013	39,924	Square Feet	100.0%	10/01/15	4,560,000	05/05/15		441,925		439,738
16.15	JPMCB	Majestic Lanes	1990		36,219	Square Feet	100.0%	10/01/15	4,560,000	05/04/15		441,925		439,738
16.16	JPMCB	Bramalea Lanes	1990		36,263	Square Feet	100.0%	10/01/15	4,460,000	05/08/15		432,233		430,094
16.17	JPMCB	BZ Glendale	1984		36,575	Square Feet	100.0%	10/01/15	4,400,000	05/07/15		426,418		424,308
16.18	JPMCB	Brunswick's Marietta	1988	2013	35,742	Square Feet	100.0%	10/01/15	4,080,000	05/06/15		395,406		393,450
16.19	JPMCB	BZ Watauga Consolidated	1987		36,062	Square Feet	100.0%	10/01/15	3,990,000	05/14/15		386,684		384,771
16.20	JPMCB	BZ Roswell	1980		35,369	Square Feet	100.0%	10/01/15	3,910,000	05/04/15		378,931		377,056
16.21	JPMCB	National Lanes	1978		36,267	Square Feet	100.0%	10/01/15	3,650,000	05/11/15		353,733		351,983
16.22	JPMCB	BZ River Grove	1960		38,924	Square Feet	100.0%	10/01/15	3,330,000	05/20/15		322,721		321,124
16.23	JPMCB	Via Linda Lanes	1985		36,235	Square Feet	100.0%	10/01/15	3,300,000	05/08/15		319,814		318,231
16.24	JPMCB	BZ Upland	1985		35,724	Square Feet	100.0%	10/01/15	3,160,000	05/16/15		306,246		304,731
16.25	JPMCB	Foothill Lanes	1990		35,724	Square Feet	100.0%	10/01/15	3,160,000	05/16/15		306,246		304,731
16.26	JPMCB	Riverview Lanes Consolidated	1990		36,636	Square Feet	100.0%	10/01/15	3,130,000	05/07/15		303,339		301,838
16.27	JPMCB	BZ Heather Ridge	1977		36,124	Square Feet	100.0%	10/01/15	3,100,000	05/11/15		300,431		298,945
16.28	JPMCB	BZ Westminster	1978		36,242	Square Feet	100.0%	10/01/15	3,100,000	05/11/15		300,431		298,945
16.29	JPMCB	Columbia Lanes Consolidated	1974		28,920	Square Feet	100.0%	10/01/15	3,100,000	05/21/15		300,431		298,945
16.30	JPMCB	Brunswick's Buffalo Grove	1999		56,916	Square Feet	100.0%	10/01/15	3,050,000	05/06/15		295,585		294,123
16.31	JPMCB	Moreno Valley Bowl	1985		36,150	Square Feet	100.0%	10/01/15	3,010,000	05/16/15		291,709		290,266
16.32	JPMCB	Fairlawn Lanes Consolidated	1959		25,801	Square Feet	100.0%	10/01/15	3,000,000	05/19/15		290,740		289,301
16.33	JPMCB	BZ Green Mountain	1984		36,386	Square Feet	100.0%	10/01/15	2,930,000	05/11/15		283,956		282,551
16.34	JPMCB	BZ Mesa	1976		34,839	Square Feet	100.0%	10/01/15	2,800,000	05/13/15		271,357		270,014

A-1-6

ANNEX A-1

													Original		Current
				Year		Unit of		Occupancy	Appraised	Appraisal	Current	Original	Balance	Current	Balance
Loan #	Seller(1)	Property Name	Year Built	Renovated	Units(2)	Measure	Occupancy %(3)	Date	Value ($)(4)	Date	LTV %(4)	Balance ($)(5)(6)	per Unit ($)	Balance ($)(5)(6)	per Unit ($)
16.35	JPMCB	BZ Lilburn	1987		36,247	Square Feet	100.0%	10/01/15	2,730,000	05/05/15		264,573		263,264
16.36	JPMCB	BZ Turnersville	1985		32,000	Square Feet	100.0%	10/01/15	2,725,000	05/22/15		264,089		262,782
16.37	JPMCB	BZ Lakeside	1988		36,436	Square Feet	100.0%	10/01/15	2,550,000	05/11/15		247,129		245,906
16.38	JPMCB	Harbour Lanes	1983		35,379	Square Feet	100.0%	10/01/15	2,500,000	05/08/15		242,283		241,084
16.39	JPMCB	Tri-City Bowl	1986		45,224	Square Feet	100.0%	10/01/15	2,500,000	05/18/15		242,283		241,084
16.40	JPMCB	BZ Normandy Consolidated	1977		29,104	Square Feet	100.0%	10/01/15	2,400,000	05/19/15		232,592		231,441
16.41	JPMCB	Margate Lanes	1974		29,388	Square Feet	100.0%	10/01/15	2,400,000	05/18/15		232,592		231,441
16.42	JPMCB	BZ Austell	1989		35,971	Square Feet	100.0%	10/01/15	2,350,000	05/06/15		227,746		226,619
16.43	JPMCB	BZ Mt Prospect	1960		32,671	Square Feet	100.0%	10/01/15	2,300,000	05/08/15		222,901		221,798
16.44	JPMCB	BZ Deer Park	1990		37,282	Square Feet	100.0%	10/01/15	2,250,000	05/07/15		218,055		216,976
16.45	JPMCB	BZ Denton Consolidated	1980		29,096	Square Feet	100.0%	10/01/15	2,200,000	05/14/15		213,209		212,154
16.46	JPMCB	BZ Woodridge	1988		39,700	Square Feet	100.0%	10/01/15	2,200,000	05/08/15		213,209		212,154
16.47	JPMCB	Vista Lanes	1988		35,371	Square Feet	100.0%	10/01/15	2,200,000	05/22/15		213,209		212,154
16.48	JPMCB	Wekiva Lanes	1987		36,510	Square Feet	100.0%	10/01/15	2,200,000	05/11/15		213,209		212,154
16.49	JPMCB	BZ Roselle	1981		40,723	Square Feet	100.0%	10/01/15	2,050,000	05/05/15		198,672		197,689
16.50	JPMCB	BZ Glendale Heights	1981		28,848	Square Feet	100.0%	10/01/15	2,030,000	05/07/15		196,734		195,760
16.51	JPMCB	BZ Wheat Ridge	1982		36,342	Square Feet	100.0%	10/01/15	2,010,000	05/11/15		194,796		193,832
16.52	JPMCB	BZ Circle Consolidated	1962		34,856	Square Feet	100.0%	10/01/15	2,000,000	05/11/15		193,827		192,868
16.53	JPMCB	BZ Hawthorn Lanes	1989		36,521	Square Feet	100.0%	10/01/15	1,840,000	05/06/15		178,320		177,438
16.54	JPMCB	Camino Seco Bowl	1976		28,049	Square Feet	100.0%	10/01/15	1,850,000	05/11/15		177,351		176,474
16.55	JPMCB	Westcreek Lanes Consolidated	1986		35,651	Square Feet	100.0%	10/01/15	1,790,000	05/13/15		173,475		172,616
16.56	JPMCB	BZ North Ridgeville	1961		35,456	Square Feet	100.0%	10/01/15	1,750,000	05/12/15		169,598		168,759
16.57	JPMCB	BZ Belle Vernon	1961		30,797	Square Feet	100.0%	10/01/15	1,550,000	05/19/15		150,216		149,472
16.58	JPMCB	BZ Fountain Square	1980		29,010	Square Feet	100.0%	10/01/15	1,210,000	05/06/15		117,265		116,685
17	JPMCB	New Center One Building	1980		507,966	Square Feet	77.1%	07/31/15	56,200,000	07/17/15	67.5%	19,000,000	75	18,976,139	75
18	SMF II	Robinson Plaza	1978	2015	174,938	Square Feet	94.2%	09/08/15	24,700,000	08/04/15	73.9%	18,250,000	104	18,250,000	104
19	RCMC	Residence Inn - Clifton Park	2014		112	Rooms	87.9%	08/31/15	28,000,000	08/19/15	62.9%	17,600,000	157,143	17,600,000	157,143
20	JPMCB	North Miami Business Park	1972-1978		214,318	Square Feet	92.1%	06/30/15	21,500,000	06/18/15	74.1%	15,937,500	74	15,937,500	74
21	JPMCB	The Park at Murano	1985	2015	230	Units	97.4%	09/29/15	22,000,000	08/07/15	71.8%	15,800,000	68,696	15,800,000	68,696
22	JPMCB	Langhorne Shopping Center	1964	2014	104,727	Square Feet	100.0%	08/31/15	20,175,000	09/01/16	75.0%	15,131,000	144	15,131,000	144
23	Barclays	Chow Triple Net Retail Portfolio I	Various	Various	57,190	Square Feet	100.0%	Various	32,880,000	Various	45.0%	14,800,000	259	14,779,977	258
23.01	Barclays	7-Eleven - Las Vegas, NV	1999		2,989	Square Feet	100.0%	10/06/15	3,600,000	05/29/15		1,620,438		1,618,246
23.02	Barclays	Chipotle - Pittsburgh, PA	2009		2,391	Square Feet	100.0%	10/06/15	3,520,000	05/29/15		1,584,428		1,582,285
23.03	Barclays	7-Eleven - Sacramento, CA	2002		2,378	Square Feet	100.0%	10/06/15	3,500,000	06/08/15		1,575,426		1,573,294
23.04	Barclays	Taco Bell - Las Vegas, NV	1998		2,375	Square Feet	100.0%	10/06/15	2,850,000	05/29/15		1,282,847		1,281,111
23.05	Barclays	Arby's - Colorado Springs, CO	2004		3,246	Square Feet	100.0%	10/06/15	2,300,000	06/09/15		1,035,280		1,033,879
23.06	Barclays	TGI Fridays - Denver, CO	2005		6,500	Square Feet	100.0%	10/06/15	2,210,000	06/08/15		994,769		993,423
23.07	Barclays	Burger King - Troy, MI	1996		3,984	Square Feet	100.0%	10/06/15	2,120,000	05/28/15		954,258		952,967
23.08	Barclays	Burger King - Mitchell, SD	1977	2012	3,819	Square Feet	100.0%	10/06/15	1,800,000	06/06/15		810,219		809,123
23.09	Barclays	Burger King - Oshkosh, WI	1978	2012	3,664	Square Feet	100.0%	10/06/15	1,770,000	05/25/15		796,715		795,637
23.10	Barclays	Hooter's - Tuscaloosa, AL	2000		3,520	Square Feet	100.0%	10/06/15	1,750,000	06/04/15		787,713		786,647
23.11	Barclays	Chipotle, Palm Beach Tan, and AT&T - Xenia, OH	1997		7,487	Square Feet	100.0%	07/31/15	1,730,000	05/29/15		778,710		777,657
23.12	Barclays	7-Eleven and LA Insurance - Las Vegas, NV	1983		4,800	Square Feet	100.0%	07/31/15	1,600,000	05/29/15		720,195		719,220
23.13	Barclays	Pizza Hut - Meridian, MS	2000		3,845	Square Feet	100.0%	10/06/15	1,500,000	06/02/15		675,182		674,269
23.14	Barclays	KFC/Taco Bell - Portland, IN	1994		2,696	Square Feet	100.0%	10/06/15	1,430,000	05/29/15		643,674		642,803
23.15	Barclays	KFC - Great Bend, KS	2005		3,496	Square Feet	100.0%	10/06/15	1,200,000	06/05/15		540,146		539,415
24	Barclays	Oakland Hills	1988		188	Units	100.0%	07/31/15	21,400,000	07/31/15	65.0%	13,930,000	74,096	13,913,104	74,006
25	MC-Five Mile	Walnut Multifamily Portfolio	Various		71	Units	95.8%	08/27/15	18,950,000	07/28/15	72.6%	13,750,000	193,662	13,750,000	193,662
25.01	MC-Five Mile	Forbes Terrace	1920		38	Units	97.4%	08/27/15	10,075,000	07/28/15		7,287,950		7,287,950
25.02	MC-Five Mile	Beacon Commons	1930		21	Units	90.5%	08/27/15	4,875,000	07/28/15		3,487,050		3,487,050
25.03	MC-Five Mile	Walnut on Wightman	1920		12	Units	100.0%	08/27/15	4,000,000	07/28/15		2,975,000		2,975,000
26	JPMCB	Town & Country Shopping Center	1961		259,592	Square Feet	85.4%	08/10/15	18,800,000	06/10/15	72.6%	13,650,000	53	13,650,000	53
27	MC-Five Mile	Premiere Place	1997		153,128	Square Feet	95.7%	07/20/15	17,300,000	01/28/15	74.6%	12,975,000	85	12,911,924	84
28	SMF II	Simply Self Storage Portfolio	Various		1,839	Units	90.9%	08/27/15	16,960,000	Various	73.7%	12,500,000	6,797	12,500,000	6,797
28.01	SMF II	Cooke Road Self Storage	1989, 1995		715	Units	88.5%	08/27/15	7,900,000	08/04/15		5,770,000		5,770,000
28.02	SMF II	Hawthorn Park Self Storage	1976		630	Units	93.7%	08/27/15	6,050,000	08/05/15		4,475,000		4,475,000
28.03	SMF II	West 10th Street Self Storage	1983		494	Units	90.7%	08/27/15	3,010,000	08/05/15		2,255,000		2,255,000
29	SMF II	Emerson Pointe	2006	2009	64,643	Square Feet	98.4%	09/04/15	16,850,000	07/29/15	73.0%	12,300,000	190	12,300,000	190
30	MC-Five Mile	Big Curve Shopping Center	1968-2010		128,931	Square Feet	78.3%	08/31/15	20,000,000	03/04/15	60.2%	12,100,000	94	12,038,536	93
31	MC-Five Mile	Mustang Crossing Apartments	1971, 1974, 1978	2009	307	Units	93.8%	08/31/15	15,000,000	06/19/15	71.7%	10,750,000	35,016	10,750,000	35,016
32	Barclays	Acosta Headquarters	2001		88,026	Square Feet	100.0%	10/06/15	15,800,000	07/08/15	67.4%	10,650,000	121	10,650,000	121
33	RCMC	Falcon Gateway	2004		59,221	Square Feet	95.4%	08/05/15	14,300,000	07/09/15	74.0%	10,600,000	179	10,586,978	179
34	Barclays	Shadow Hills Apartments	1989		95	Units	97.9%	06/20/15	13,800,000	06/17/15	70.1%	9,675,000	101,842	9,675,000	101,842
35	MC-Five Mile	Eastlake RV Resort	2013, 2014		241	Pads	85.1%	08/12/15	13,400,000	07/08/15	69.7%	9,350,000	38,797	9,337,942	38,747
36	SMF II	Southwest Plaza	1977		200,488	Square Feet	88.1%	09/04/15	12,430,000	07/26/15	74.8%	9,300,000	46	9,300,000	46
37	SMF II	Route 1 Self Storage Laurel	2001		737	Units	90.2%	07/15/15	12,990,000	07/30/15	67.0%	8,700,000	11,805	8,700,000	11,805
38	JPMCB	Old Stage Warehouse	1972	1998	376,444	Square Feet	100.0%	06/19/15	12,600,000	11/19/14	67.2%	8,500,000	23	8,468,278	22
39	MC-Five Mile	Mattoon Market Place	2007-2008	2011	73,228	Square Feet	94.6%	07/01/15	11,100,000	04/27/15	74.3%	8,250,000	113	8,250,000	113
40	MC-Five Mile	Hawthorne Townhomes	2009-2014		53	Units	100.0%	07/13/15	11,300,000	07/24/15	72.5%	8,200,000	154,717	8,189,319	154,515
41	Barclays	Marquis Forest Apartments	1971		373	Units	86.1%	07/02/15	11,500,000	05/21/15	70.2%	8,100,000	21,716	8,072,200	21,641
42	MC-Five Mile	Freeway Crossing	1996		88,667	Square Feet	97.2%	03/03/15	9,800,000	03/11/15	74.1%	7,300,000	82	7,263,255	82
43	JPMCB	780 Dedham Street	2001		82,115	Square Feet	100.0%	08/18/15	10,900,000	07/27/15	64.7%	7,050,000	86	7,050,000	86
44	SMF II	University Studios	1964	2010	150	Beds	88.0%	08/06/15	9,300,000	08/28/15	75.0%	6,975,000	46,500	6,975,000	46,500
45	RCMC	One Park Centre	1983	2015	69,173	Square Feet	96.9%	08/06/15	9,180,000	07/01/15	72.0%	6,610,000	96	6,610,000	96
46	JPMCB	Colony Village	1973	2008	171	Units	93.0%	07/15/15	8,740,000	07/20/15	74.4%	6,500,000	38,012	6,500,000	38,012
47	Barclays	Summer View Apartments	1964		121	Units	95.9%	08/03/15	9,000,000	06/17/15	71.7%	6,450,000	53,306	6,450,000	53,306
48	JPMCB	Guardian Self Storage - Liberty Avenue	1910	2008	582	Units	75.4%	05/31/15	8,450,000	06/26/15	74.5%	6,300,000	10,825	6,291,839	10,811
49	JPMCB	Market Square at Montrose	1992	2005	166,373	Square Feet	100.0%	08/01/15	8,300,000	08/17/15	75.0%	6,225,000	37	6,225,000	37
50	JPMCB	Brynn Marr Village	1973	2008	196	Units	92.9%	07/16/15	8,410,000	07/20/15	73.5%	6,180,000	31,531	6,180,000	31,531
51	SMF II	Best Buy Sanford, FL	2005		30,767	Square Feet	100.0%	10/06/15	8,600,000	04/03/15	69.1%	6,000,000	195	5,939,882	193

A-1-7

ANNEX A-1

													Original		Current
				Year		Unit of		Occupancy	Appraised	Appraisal	Current	Original	Balance	Current	Balance
Loan #	Seller(1)	Property Name	Year Built	Renovated	Units(2)	Measure	Occupancy %(3)	Date	Value ($)(4)	Date	LTV %(4)	Balance ($)(5)(6)	per Unit ($)	Balance ($)(5)(6)	per Unit ($)
52	Barclays	Prospect Industrial Center	1980, 1987		211,255	Square Feet	81.0%	07/31/15	8,900,000	07/01/15	66.3%	5,900,000	28	5,900,000	28
53	SMF II	Condor Garden Apartments	1975	2004	180	Units	88.3%	07/09/15	7,400,000	04/30/15	75.0%	5,550,000	30,833	5,550,000	30,833
54	Barclays	Best Western - Leesburg, VA	1986		99	Rooms	61.6%	06/30/15	8,450,000	07/01/15	64.9%	5,500,000	55,556	5,481,698	55,371
55	Barclays	Heritage Shopping Center	1969, 1986, 1999		58,209	Square Feet	97.0%	06/04/15	10,600,000	06/22/15	47.0%	5,000,000	86	4,987,033	86
56	Barclays	Comfort Inn - Staunton, VA	1987		96	Rooms	55.2%	06/30/15	7,200,000	07/01/15	69.2%	5,000,000	52,083	4,983,378	51,910
57	RCMC	International Design Center	1890	2000	62,286	Square Feet	100.0%	09/18/15	6,300,000	08/07/15	73.0%	4,600,000	74	4,600,000	74
58	Barclays	La Quinta Inn & Suites - Angleton, TX	2008	2015	57	Rooms	85.8%	04/30/15	7,000,000	06/08/15	64.1%	4,500,000	78,947	4,484,509	78,676
59	MC-Five Mile	CVS Portfolio	1998		20,250	Square Feet	100.0%	10/06/15	5,700,000	05/22/15	73.5%	4,200,000	207	4,189,854	207
59.01	MC-Five Mile	CVS Pharmacy-Johnson City	1998		10,125	Square Feet	100.0%	10/06/15	3,200,000	05/22/15		2,357,895		2,352,199
59.02	MC-Five Mile	CVS Pharmacy-Cortland	1998		10,125	Square Feet	100.0%	10/06/15	2,500,000	05/22/15		1,842,105		1,837,655
60	RCMC	Antelope Valley Partners	1970	2014	30,000	Square Feet	100.0%	10/05/15	7,560,000	07/28/15	54.2%	4,100,000	137	4,094,542	136
61	SMF II	Evergreen Village Apartments	1965	2004	132	Units	92.4%	08/19/15	5,400,000	04/30/15	75.0%	4,050,000	30,682	4,050,000	30,682
62	Barclays	Behringer Tractor Supply Portfolio	Various		41,027	Square Feet	100.0%	10/06/15	8,130,000	Various	49.2%	4,000,000	97	4,000,000	97
62.01	Barclays	Tractor Supply Co - OH	2014		21,930	Square Feet	100.0%	10/06/15	4,690,000	07/28/15		2,300,000		2,300,000
62.02	Barclays	Tractor Supply Co - LA	2015		19,097	Square Feet	100.0%	10/06/15	3,440,000	08/03/15		1,700,000		1,700,000
63	Barclays	Bedford Square I & II	1985, 2000		39,828	Square Feet	85.8%	07/01/15	4,900,000	05/18/15	74.5%	3,650,000	92	3,650,000	92
64	Barclays	Sak's Garage	1930		90,750	Square Feet	96.5%	08/05/15	8,400,000	07/06/15	43.3%	3,650,000	40	3,636,715	40
65	Barclays	Diamond Pointe Apartments (6th/Deodar)	1970, 1972		38	Units	94.7%	07/20/15	5,050,000	06/10/15	69.3%	3,500,000	92,105	3,500,000	92,105
66	Barclays	Rose Pointe Apartments (Euclid/Budd)	1971		36	Units	97.2%	06/20/15	5,025,000	06/10/15	69.1%	3,470,000	96,389	3,470,000	96,389
67	Barclays	Chippewa Towne Centre	2002		29,905	Square Feet	89.1%	08/01/15	6,125,000	07/01/15	55.5%	3,400,000	114	3,400,000	114
68	Barclays	Cedar Pointe Apartments	1973		31	Units	100.0%	07/16/15	3,470,000	06/10/15	64.5%	2,390,000	75,698	2,390,000	75,698
69	Barclays	South View (Avalon) Apartments	1993		12	Units	100.0%	06/30/15	1,575,000	06/11/15	64.5%	865,000	75,698	865,000	75,698
70	Barclays	Suncrest Apartments	1987		40	Units	100.0%	07/13/15	4,775,000	06/17/15	67.0%	3,200,000	80,000	3,200,000	80,000
71	Barclays	Comfort Inn - Woodstock, VA	1999	2012	66	Rooms	60.5%	05/31/15	4,800,000	07/07/15	64.4%	3,100,000	46,970	3,089,555	46,811
72	Barclays	Red Roof Inn & Suites - Savannah GA	2000	2014	92	Rooms	68.6%	07/31/15	5,900,000	06/15/15	50.8%	3,000,000	32,609	2,995,109	32,556
73	MC-Five Mile	Frankford Square	1980		34,253	Square Feet	71.7%	07/10/15	4,125,000	06/10/15	72.6%	3,000,000	88	2,992,693	87
74	MC-Five Mile	Lake Erie MHC	1970	2013	162	Pads	72.2%	07/31/15	4,390,000	04/21/15	65.8%	2,900,000	17,901	2,890,645	17,843
75	Barclays	Forest View Apartments	1991		13	Units	100.0%	06/30/15	2,540,000	06/15/15	59.6%	1,390,000	65,976	1,390,000	65,976
76	Barclays	Royal Palms Apartments	1987		28	Units	96.4%	06/20/15	2,000,000	06/08/15	59.6%	1,315,000	65,976	1,315,000	65,976
77	Barclays	Rose Terrace Apartments (Parthenia)	1964		32	Units	100.0%	06/30/15	4,300,000	06/17/15	61.0%	2,625,000	82,031	2,625,000	82,031
78	MC-Five Mile	Pine Tree Square	2004		19,160	Square Feet	77.0%	05/31/15	4,150,000	06/09/15	60.0%	2,500,000	130	2,491,283	130
79	Barclays	Beverly Terrace Apartments	1991		13	Units	100.0%	06/30/15	2,600,000	06/11/15	57.5%	1,315,000	64,595	1,315,000	64,595
80	Barclays	Iron Mountain Apartments	1988		24	Units	91.7%	07/20/15	1,560,000	06/08/15	57.5%	1,075,000	64,595	1,075,000	64,595
81	Barclays	Camellia Apartments	1986		20	Units	100.0%	07/13/15	3,275,000	06/17/15	64.9%	2,125,000	106,250	2,125,000	106,250
82	Barclays	Highland Springs Apartments	1990		15	Units	93.3%	06/30/15	2,885,000	06/15/15	48.6%	1,440,000	91,522	1,440,000	91,522
83	Barclays	Highland Meadows (43/44) Apartments	1989		8	Units	87.5%	06/30/15	1,450,000	06/15/15	48.6%	665,000	91,522	665,000	91,522
84	Barclays	Glen Terrace Apartments	1989		24	Units	95.8%	07/16/15	3,580,000	06/11/15	57.3%	2,050,000	85,417	2,050,000	85,417
85	Barclays	Twin Palms	1990		19	Units	100.0%	06/30/15	3,500,000	06/11/15	57.1%	2,000,000	105,263	2,000,000	105,263
86	Barclays	Highland Meadows (Meridian) Apartments	1989		16	Units	93.8%	06/30/15	3,190,000	06/15/15	57.2%	1,825,000	114,063	1,825,000	114,063
87	Barclays	South View (Carondelet) Apartments	1989		19	Units	100.0%	06/30/15	3,150,000	06/11/15	56.3%	1,775,000	93,421	1,775,000	93,421
88	Barclays	South View (Main) Apartments	1990		16	Units	100.0%	06/30/15	2,190,000	06/11/15	74.9%	1,640,000	102,500	1,640,000	102,500
89	Barclays	Summer Wind Apartments	1983		34	Units	97.1%	08/03/15	2,050,000	06/08/15	74.9%	1,535,000	45,147	1,535,000	45,147

A-1-8

ANNEX A-1

								Net
			% of Initial	Crossed	Related	Interest	Admin.	Mortgage		Monthly Debt	Annual Debt		First	Partial IO	Partial IO Loan
Loan #	Seller(1)	Property Name	Pool Balance	Loan	Borrower(7)	Rate %(8)	Fee %(8)	Rate %(8)	Accrual Type	Service ($)(9)(10)	Service ($)(10)	Note Date	Payment Date	Last IO Payment	First P&I Payment
1	JPMCB	Hilton Suites Chicago Magnificent Mile	6.7%	No	Yes - Group 1	4.80600	0.01220	4.79380	Actual/360	405,636.70	4,867,640.40	09/11/15	11/01/15
2	JPMCB	Civic Opera Building	6.5%	No	No	4.67200	0.01220	4.65980	Actual/360	387,717.15	4,652,605.80	07/08/15	09/01/15	08/01/18	09/01/18
3	Barclays	Palmer House Retail Shops	5.4%	No	No	4.84500	0.01220	4.83280	Actual/360	326,981.06	3,923,772.72	09/17/15	11/06/15	10/06/18	11/06/18
4	Barclays	Gateway Business Park	4.9%	No	No	4.87500	0.01220	4.86280	Actual/360	296,356.61	3,556,279.32	09/10/15	10/06/15
5	JPMCB	U-Haul Portfolio	4.3%	No	No	4.86500	0.01220	4.85280	Actual/360	530,555.63	6,366,667.51	08/12/15	10/01/15
5.001	JPMCB	Flushing	0.3%
5.002	JPMCB	Grand Concourse	0.2%
5.003	JPMCB	Ben White	0.1%
5.004	JPMCB	Quail Springs	0.1%
5.005	JPMCB	Mile High Station	0.1%
5.006	JPMCB	Philadelphia	0.1%
5.007	JPMCB	26th & Indian School Road	0.1%
5.008	JPMCB	Wilkes-Barre	0.1%
5.009	JPMCB	Lafayette	0.1%
5.010	JPMCB	Ashley Rd	0.1%
5.011	JPMCB	Woodlake	0.1%
5.012	JPMCB	Spring	0.1%
5.013	JPMCB	Kingwood	0.1%
5.014	JPMCB	Evanston	0.1%
5.015	JPMCB	Inglewood	0.1%
5.016	JPMCB	Pelham	0.1%
5.017	JPMCB	Fort Pierce	0.1%
5.018	JPMCB	Waverly Rd	0.1%
5.019	JPMCB	South Central	0.1%
5.020	JPMCB	New Utrecht Ave	0.1%
5.021	JPMCB	Castleton	0.1%
5.022	JPMCB	Tropicana Field	0.0%
5.023	JPMCB	Eastside	0.0%
5.024	JPMCB	Cheltenham	0.0%
5.025	JPMCB	Overbrook	0.0%
5.026	JPMCB	Somerville	0.0%
5.027	JPMCB	Sherwood	0.0%
5.028	JPMCB	Page Ave	0.0%
5.029	JPMCB	Lubbock	0.0%
5.030	JPMCB	South Shore	0.0%
5.031	JPMCB	Capitol Ave	0.0%
5.032	JPMCB	Summer Ave	0.0%
5.033	JPMCB	Milwaukie	0.0%
5.034	JPMCB	Abilene	0.0%
5.035	JPMCB	Gresham	0.0%
5.036	JPMCB	5th Ave	0.0%
5.037	JPMCB	10 Mile & Groesbeck Hwy	0.0%
5.038	JPMCB	Hammond Sq	0.0%
5.039	JPMCB	Midway	0.0%
5.040	JPMCB	Garner	0.0%
5.041	JPMCB	Lynchburg	0.0%
5.042	JPMCB	I-80 & Manawa	0.0%
5.043	JPMCB	W Columbia	0.0%
5.044	JPMCB	Ontario	0.0%
5.045	JPMCB	Roxborough	0.0%
5.046	JPMCB	East Main St	0.0%
5.047	JPMCB	Bardstown	0.0%
5.048	JPMCB	Jonesboro GA	0.0%
5.049	JPMCB	Portsmouth	0.0%
5.050	JPMCB	Danbury	0.0%
5.051	JPMCB	Mather	0.0%
5.052	JPMCB	Huntington	0.0%
5.053	JPMCB	Broad St	0.0%
5.054	JPMCB	Madison	0.0%
5.055	JPMCB	Plainfield	0.0%
5.056	JPMCB	Elyria	0.0%
5.057	JPMCB	Manchester	0.0%
5.058	JPMCB	Old Bridge	0.0%
5.059	JPMCB	Hammond	0.0%
5.060	JPMCB	High Point	0.0%
5.061	JPMCB	Idaho Falls	0.0%
5.062	JPMCB	6th Ave	0.0%
5.063	JPMCB	Jonesboro	0.0%
5.064	JPMCB	Chula Vista	0.0%
5.065	JPMCB	Barstow	0.0%
5.066	JPMCB	Wade Hampton	0.0%
5.067	JPMCB	Western Ave	0.0%
5.068	JPMCB	7 Mile & Livernois	0.0%
5.069	JPMCB	Bowling Green	0.0%
5.070	JPMCB	Clarksville	0.0%
5.071	JPMCB	Alexis Rd	0.0%
5.072	JPMCB	Jefferson Davis Hwy	0.0%
5.073	JPMCB	Veterans Memorial	0.0%
5.074	JPMCB	Southfield Frwy & Joy Rd	0.0%
5.075	JPMCB	Aurora	0.0%

A-1-9

ANNEX A-1

								Net
			% of Initial	Crossed	Related	Interest	Admin.	Mortgage		Monthly Debt	Annual Debt		First	Partial IO	Partial IO Loan
Loan #	Seller(1)	Property Name	Pool Balance	Loan	Borrower(7)	Rate %(8)	Fee %(8)	Rate %(8)	Accrual Type	Service ($)(9)(10)	Service ($)(10)	Note Date	Payment Date	Last IO Payment	First P&I Payment
5.076	JPMCB	East Lake	0.0%
5.077	JPMCB	East Spokane	0.0%
5.078	JPMCB	North Hills	0.0%
5.079	JPMCB	Fort Smith	0.0%
5.080	JPMCB	Jim Miller Rd	0.0%
5.081	JPMCB	Hwy 367	0.0%
5.082	JPMCB	10th Ave	0.0%
5.083	JPMCB	Mesa Rd	0.0%
5.084	JPMCB	Cumberland	0.0%
5.085	JPMCB	Colonie	0.0%
5.086	JPMCB	Pearl	0.0%
5.087	JPMCB	Reading	0.0%
5.088	JPMCB	Terre Haute	0.0%
5.089	JPMCB	Hamilton	0.0%
5.090	JPMCB	Lebanon	0.0%
5.091	JPMCB	7 Mile & Van Dyke	0.0%
5.092	JPMCB	State St	0.0%
5.093	JPMCB	Fall River	0.0%
5.094	JPMCB	Provo	0.0%
5.095	JPMCB	Glens Falls	0.0%
5.096	JPMCB	Schenectady	0.0%
5.097	JPMCB	Bremerton	0.0%
5.098	JPMCB	South End	0.0%
5.099	JPMCB	Keene	0.0%
5.100	JPMCB	Lima Mall	0.0%
5.101	JPMCB	New Britain	0.0%
5.102	JPMCB	Cape Girardeau	0.0%
5.103	JPMCB	N Watkins	0.0%
5.104	JPMCB	National Rd	0.0%
5.105	JPMCB	Pensacola-Bellview	0.0%
6	Barclays	Frandor Shopping Center	3.5%	No	No	4.28700	0.01220	4.27480	Actual/360	200,113.90	2,401,366.80	08/03/15	09/06/15
7	JPMCB	First National Building	3.5%	No	No	4.77400	0.05970	4.71430	Actual/360	209,237.97	2,510,855.64	09/10/15	11/01/15	10/01/17	11/01/17
8	SMF II	The Outlet Shoppes at Gettysburg	3.3%	No	No	4.80400	0.01220	4.79180	30/360	201,826.80	2,421,921.60	09/11/15	11/06/15	10/06/17	11/06/17
9	JPMCB	One Shell Square	3.1%	No	No	4.19530	0.03470	4.16060	Actual/360	176,436.19	2,117,234.28	06/05/15	08/01/15	07/01/16	08/01/16
10	RCMC	Park Place I & II Portfolio	2.6%	No	No	4.71500	0.01220	4.70280	Actual/360	157,810.21	1,893,722.52	09/17/15	11/05/15	10/05/18	11/05/18
10.01	RCMC	Park Place II	1.4%
10.02	RCMC	Park Place I	1.2%
11	JPMCB	Waterstone Apartments	2.6%	No	No	4.41200	0.01220	4.39980	Actual/360	151,644.53	1,819,734.36	09/01/15	10/01/15	09/01/19	10/01/19
12	JPMCB	Hilton Atlanta Perimeter	2.6%	No	Yes - Group 1	4.70600	0.01220	4.69380	Actual/360	156,581.85	1,878,982.20	09/11/15	11/01/15
13	RAIT	Eastmont Town Center	2.5%	No	No	5.11000	0.01970	5.09030	Actual/360	157,633.68	1,891,604.16	03/06/15	05/01/15
14	SMF II	Hyatt Place Texas Portfolio	2.2%	No	No	4.82000	0.04220	4.77780	Actual/360	131,468.73	1,577,624.76	09/14/15	11/06/15
14.01	SMF II	Hyatt Place Austin	1.0%
14.02	SMF II	Hyatt Place San Antonio	0.6%
14.03	SMF II	Hyatt Place Dallas	0.5%
15	JPMCB	The Park at Veneto	1.8%	No	Yes - Group 2	4.65000	0.01220	4.63780	Actual/360	104,158.64	1,249,903.68	09/01/15	10/01/15	03/01/17	04/01/17
16	JPMCB	Brunswick Portfolio	1.7%	No	No	4.79300	0.01220	4.78080	Actual/360	114,518.67	1,374,224.04	06/23/15	08/01/15
16.01	JPMCB	BZ Lone Tree	0.1%
16.02	JPMCB	BZ Gilbert Consolidated	0.1%
16.03	JPMCB	BZ XL Kennesaw Consolidated	0.1%
16.04	JPMCB	BZ Randall Road Consolidated	0.0%
16.05	JPMCB	BZ Romeoville Consolidated	0.0%
16.06	JPMCB	Cal Oaks Bowl	0.0%
16.07	JPMCB	BZ St Peters Consolidated	0.0%
16.08	JPMCB	Classic Lanes	0.0%
16.09	JPMCB	Premier Lanes	0.0%
16.10	JPMCB	BZ Brooklyn Park Consolidated	0.0%
16.11	JPMCB	BZ Eden Prairie	0.0%
16.12	JPMCB	BZ Lakeville Consolidated	0.0%
16.13	JPMCB	BZ Blaine Consolidated	0.0%
16.14	JPMCB	Brunswick's Norcross	0.0%
16.15	JPMCB	Majestic Lanes	0.0%
16.16	JPMCB	Bramalea Lanes	0.0%
16.17	JPMCB	BZ Glendale	0.0%
16.18	JPMCB	Brunswick's Marietta	0.0%
16.19	JPMCB	BZ Watauga Consolidated	0.0%
16.20	JPMCB	BZ Roswell	0.0%
16.21	JPMCB	National Lanes	0.0%
16.22	JPMCB	BZ River Grove	0.0%
16.23	JPMCB	Via Linda Lanes	0.0%
16.24	JPMCB	BZ Upland	0.0%
16.25	JPMCB	Foothill Lanes	0.0%
16.26	JPMCB	Riverview Lanes Consolidated	0.0%
16.27	JPMCB	BZ Heather Ridge	0.0%
16.28	JPMCB	BZ Westminster	0.0%
16.29	JPMCB	Columbia Lanes Consolidated	0.0%
16.30	JPMCB	Brunswick's Buffalo Grove	0.0%
16.31	JPMCB	Moreno Valley Bowl	0.0%
16.32	JPMCB	Fairlawn Lanes Consolidated	0.0%
16.33	JPMCB	BZ Green Mountain	0.0%
16.34	JPMCB	BZ Mesa	0.0%

A-1-10

ANNEX A-1

								Net
			% of Initial	Crossed	Related	Interest	Admin.	Mortgage		Monthly Debt	Annual Debt		First	Partial IO	Partial IO Loan
Loan #	Seller(1)	Property Name	Pool Balance	Loan	Borrower(7)	Rate %(8)	Fee %(8)	Rate %(8)	Accrual Type	Service ($)(9)(10)	Service ($)(10)	Note Date	Payment Date	Last IO Payment	First P&I Payment
16.35	JPMCB	BZ Lilburn	0.0%
16.36	JPMCB	BZ Turnersville	0.0%
16.37	JPMCB	BZ Lakeside	0.0%
16.38	JPMCB	Harbour Lanes	0.0%
16.39	JPMCB	Tri-City Bowl	0.0%
16.40	JPMCB	BZ Normandy Consolidated	0.0%
16.41	JPMCB	Margate Lanes	0.0%
16.42	JPMCB	BZ Austell	0.0%
16.43	JPMCB	BZ Mt Prospect	0.0%
16.44	JPMCB	BZ Deer Park	0.0%
16.45	JPMCB	BZ Denton Consolidated	0.0%
16.46	JPMCB	BZ Woodridge	0.0%
16.47	JPMCB	Vista Lanes	0.0%
16.48	JPMCB	Wekiva Lanes	0.0%
16.49	JPMCB	BZ Roselle	0.0%
16.50	JPMCB	BZ Glendale Heights	0.0%
16.51	JPMCB	BZ Wheat Ridge	0.0%
16.52	JPMCB	BZ Circle Consolidated	0.0%
16.53	JPMCB	BZ Hawthorn Lanes	0.0%
16.54	JPMCB	Camino Seco Bowl	0.0%
16.55	JPMCB	Westcreek Lanes Consolidated	0.0%
16.56	JPMCB	BZ North Ridgeville	0.0%
16.57	JPMCB	BZ Belle Vernon	0.0%
16.58	JPMCB	BZ Fountain Square	0.0%
17	JPMCB	New Center One Building	1.7%	No	No	4.76000	0.05970	4.70030	Actual/360	99,227.55	1,190,730.60	08/03/15	10/01/15
18	SMF II	Robinson Plaza	1.6%	No	No	4.74200	0.04220	4.69980	Actual/360	95,112.66	1,141,351.92	09/10/15	11/06/15
19	RCMC	Residence Inn - Clifton Park	1.5%	No	No	4.69000	0.01220	4.67780	Actual/360	91,174.50	1,094,094.00	09/17/15	11/05/15
20	JPMCB	North Miami Business Park	1.4%	No	No	4.69600	0.01220	4.68380	Actual/360	82,619.59	991,435.08	08/05/15	10/01/15	09/01/18	10/01/18
21	JPMCB	The Park at Murano	1.4%	No	Yes - Group 2	4.65000	0.01220	4.63780	Actual/360	81,470.62	977,647.44	09/01/15	10/01/15	03/01/17	04/01/17
22	JPMCB	Langhorne Shopping Center	1.3%	No	No	4.55000	0.06220	4.48780	Actual/360	77,116.73	925,400.76	09/18/15	11/01/15
23	Barclays	Chow Triple Net Retail Portfolio I	1.3%	No	No	4.35100	0.01220	4.33880	Actual/360	73,684.86	884,218.32	08/12/15	10/06/15
23.01	Barclays	7-Eleven - Las Vegas, NV	0.1%
23.02	Barclays	Chipotle - Pittsburgh, PA	0.1%
23.03	Barclays	7-Eleven - Sacramento, CA	0.1%
23.04	Barclays	Taco Bell - Las Vegas, NV	0.1%
23.05	Barclays	Arby's - Colorado Springs, CO	0.1%
23.06	Barclays	TGI Fridays - Denver, CO	0.1%
23.07	Barclays	Burger King - Troy, MI	0.1%
23.08	Barclays	Burger King - Mitchell, SD	0.1%
23.09	Barclays	Burger King - Oshkosh, WI	0.1%
23.10	Barclays	Hooter's - Tuscaloosa, AL	0.1%
23.11	Barclays	Chipotle, Palm Beach Tan, and AT&T - Xenia, OH	0.1%
23.12	Barclays	7-Eleven and LA Insurance - Las Vegas, NV	0.1%
23.13	Barclays	Pizza Hut - Meridian, MS	0.1%
23.14	Barclays	KFC/Taco Bell - Portland, IN	0.1%
23.15	Barclays	KFC - Great Bend, KS	0.0%
24	Barclays	Oakland Hills	1.2%	No	No	4.94900	0.01220	4.93680	Actual/360	74,345.67	892,148.04	08/31/15	10/06/15
25	MC-Five Mile	Walnut Multifamily Portfolio	1.2%	No	No	4.64000	0.01220	4.62780	Actual/360	70,817.67	849,812.04	09/08/15	11/06/15	10/06/20	11/06/20
25.01	MC-Five Mile	Forbes Terrace	0.6%
25.02	MC-Five Mile	Beacon Commons	0.3%
25.03	MC-Five Mile	Walnut on Wightman	0.3%
26	JPMCB	Town & Country Shopping Center	1.2%	No	No	4.65700	0.01220	4.64480	Actual/360	70,441.70	845,300.40	09/04/15	11/01/15	10/01/17	11/01/17
27	MC-Five Mile	Premiere Place	1.1%	No	No	4.68500	0.01220	4.67280	Actual/360	67,176.33	806,115.96	06/01/15	07/06/15
28	SMF II	Simply Self Storage Portfolio	1.1%	No	No	4.70600	0.01220	4.69380	Actual/360	64,874.81	778,497.72	09/04/15	10/06/15	09/06/16	10/06/16
28.01	SMF II	Cooke Road Self Storage	0.5%
28.02	SMF II	Hawthorn Park Self Storage	0.4%
28.03	SMF II	West 10th Street Self Storage	0.2%
29	SMF II	Emerson Pointe	1.1%	No	No	4.80300	0.01220	4.79080	Actual/360	64,556.14	774,673.68	09/09/15	11/06/15
30	MC-Five Mile	Big Curve Shopping Center	1.0%	No	No	4.46700	0.01220	4.45480	Actual/360	61,071.90	732,862.80	05/12/15	07/06/15
31	MC-Five Mile	Mustang Crossing Apartments	0.9%	No	No	4.29400	0.01220	4.28180	Actual/360	58,502.01	702,024.12	08/03/15	09/06/15	08/06/18	09/06/18
32	Barclays	Acosta Headquarters	0.9%	No	No	4.42800	0.01220	4.41580	Actual/360	53,507.33	642,087.96	08/04/15	09/06/15	08/06/20	09/06/20
33	RCMC	Falcon Gateway	0.9%	No	No	4.88000	0.04970	4.83030	Actual/360	56,128.25	673,539.00	08/26/15	10/05/15
34	Barclays	Shadow Hills Apartments	0.8%	No	Yes - Group 3	4.64500	0.01220	4.63280	Actual/360	49,858.87	598,306.44	09/11/15	11/06/15
35	MC-Five Mile	Eastlake RV Resort	0.8%	No	No	4.61500	0.01220	4.60280	Actual/360	48,016.10	576,193.20	08/13/15	10/06/15
36	SMF II	Southwest Plaza	0.8%	No	No	4.72900	0.01220	4.71680	Actual/360	48,395.55	580,746.60	09/08/15	11/06/15
37	SMF II	Route 1 Self Storage Laurel	0.8%	No	No	4.68500	0.01220	4.67280	Actual/360	45,043.09	540,517.08	08/28/15	10/06/15	09/06/18	10/06/18
38	JPMCB	Old Stage Warehouse	0.7%	No	No	4.47700	0.01220	4.46480	Actual/360	42,952.17	515,426.04	06/23/15	08/01/15
39	MC-Five Mile	Mattoon Market Place	0.7%	No	No	4.63600	0.01220	4.62380	Actual/360	42,470.84	509,650.08	07/21/15	09/06/15	08/06/18	09/06/18
40	MC-Five Mile	Hawthorne Townhomes	0.7%	No	No	4.56000	0.01220	4.54780	Actual/360	41,841.04	502,092.48	08/18/15	10/06/15
41	Barclays	Marquis Forest Apartments	0.7%	No	No	4.87400	0.04220	4.83180	Actual/360	42,860.95	514,331.40	07/02/15	08/06/15
42	MC-Five Mile	Freeway Crossing	0.6%	No	No	4.51250	0.01220	4.50030	Actual/360	37,042.27	444,507.24	05/11/15	07/06/15
43	JPMCB	780 Dedham Street	0.6%	No	No	4.59600	0.06220	4.53380	Actual/360	36,124.58	433,494.96	09/11/15	11/01/15	10/01/18	11/01/18
44	SMF II	University Studios	0.6%	No	Yes - Group 5	4.73300	0.05220	4.68080	Actual/360	36,313.46	435,761.52	09/08/15	11/06/15	10/06/17	11/06/17
45	RCMC	One Park Centre	0.6%	No	No	4.77000	0.06970	4.70030	Actual/360	34,560.62	414,727.44	08/28/15	10/05/15	09/05/18	10/05/18
46	JPMCB	Colony Village	0.6%	No	Yes - Group 7	4.51500	0.05220	4.46280	Actual/360	32,992.50	395,910.00	08/14/15	10/01/15	09/01/20	10/01/20
47	Barclays	Summer View Apartments	0.6%	No	Yes - Group 4	4.64500	0.01220	4.63280	Actual/360	33,239.25	398,871.00	09/11/15	11/06/15
48	JPMCB	Guardian Self Storage - Liberty Avenue	0.5%	No	No	4.59000	0.05220	4.53780	Actual/360	32,258.96	387,107.52	08/14/15	10/01/15
49	JPMCB	Market Square at Montrose	0.5%	No	No	4.82900	0.01220	4.81680	Actual/360	35,773.24	429,278.88	09/18/15	11/01/15
50	JPMCB	Brynn Marr Village	0.5%	No	Yes - Group 7	4.51500	0.05220	4.46280	Actual/360	31,368.26	376,419.12	08/14/15	10/01/15	09/01/20	10/01/20
51	SMF II	Best Buy Sanford, FL	0.5%	No	No	4.57700	0.06220	4.51480	Actual/360	38,208.80	458,505.60	06/01/15	07/06/15

A-1-11

ANNEX A-1

								Net
			% of Initial	Crossed	Related	Interest	Admin.	Mortgage		Monthly Debt	Annual Debt		First	Partial IO	Partial IO Loan
Loan #	Seller(1)	Property Name	Pool Balance	Loan	Borrower(7)	Rate %(8)	Fee %(8)	Rate %(8)	Accrual Type	Service ($)(9)(10)	Service ($)(10)	Note Date	Payment Date	Last IO Payment	First P&I Payment
52	Barclays	Prospect Industrial Center	0.5%	No	No	4.67900	0.01220	4.66680	Actual/360	30,525.20	366,302.40	08/14/15	10/06/15	09/06/19	10/06/19
53	SMF II	Condor Garden Apartments	0.5%	No	Yes - Group 5	4.48000	0.05220	4.42780	Actual/360	28,055.12	336,661.44	07/31/15	09/06/15	08/06/17	09/06/17
54	Barclays	Best Western - Leesburg, VA	0.5%	No	Yes - Group 6	4.81000	0.01220	4.79780	Actual/360	31,546.56	378,558.72	08/05/15	09/06/15
55	Barclays	Heritage Shopping Center	0.4%	No	No	4.34300	0.01220	4.33080	Actual/360	24,869.98	298,439.76	07/30/15	09/06/15
56	Barclays	Comfort Inn - Staunton, VA	0.4%	No	Yes - Group 6	4.81600	0.01220	4.80380	Actual/360	28,696.00	344,352.00	08/06/15	09/06/15
57	RCMC	International Design Center	0.4%	No	No	4.76000	0.07970	4.68030	Actual/360	24,023.51	288,282.12	09/22/15	11/05/15	10/05/18	11/05/18
58	Barclays	La Quinta Inn & Suites - Angleton, TX	0.4%	No	No	4.60000	0.01220	4.58780	Actual/360	25,268.57	303,222.84	07/20/15	09/06/15
59	MC-Five Mile	CVS Portfolio	0.4%	No	No	4.69500	0.01220	4.68280	Actual/360	21,770.17	261,242.04	07/15/15	09/06/15
59.01	MC-Five Mile	CVS Pharmacy-Johnson City	0.2%
59.02	MC-Five Mile	CVS Pharmacy-Cortland	0.2%
60	RCMC	Antelope Valley Partners	0.4%	No	No	4.44000	0.01220	4.42780	Actual/360	20,628.19	247,538.28	08/24/15	10/05/15
61	SMF II	Evergreen Village Apartments	0.4%	No	Yes - Group 5	4.73300	0.05220	4.68080	Actual/360	21,085.24	253,022.88	09/08/15	11/06/15
62	Barclays	Behringer Tractor Supply Portfolio	0.3%	No	No	4.55000	0.05220	4.49780	Actual/360	20,386.42	244,637.04	09/11/15	11/06/15	10/06/20	11/06/20
62.01	Barclays	Tractor Supply Co - OH	0.2%
62.02	Barclays	Tractor Supply Co - LA	0.1%
63	Barclays	Bedford Square I & II	0.3%	No	No	4.58800	0.01220	4.57580	Actual/360	18,685.35	224,224.20	08/17/15	10/06/15	09/06/17	10/06/17
64	Barclays	Sak's Garage	0.3%	No	No	4.25000	0.01220	4.23780	Actual/360	19,773.44	237,281.28	08/07/15	09/06/15
65	Barclays	Diamond Pointe Apartments (6th/Deodar)	0.3%	No	Yes - Group 3	4.64500	0.01220	4.63280	Actual/360	18,036.80	216,441.60	09/11/15	11/06/15
66	Barclays	Rose Pointe Apartments (Euclid/Budd)	0.3%	No	Yes - Group 3	4.64500	0.01220	4.63280	Actual/360	17,882.20	214,586.40	09/11/15	11/06/15
67	Barclays	Chippewa Towne Centre	0.3%	No	No	4.56900	0.01220	4.55680	Actual/360	13,161.26	157,935.12	08/06/15	09/06/15
68	Barclays	Cedar Pointe Apartments	0.2%	Group A	Yes - Group 4	4.64500	0.01220	4.63280	Actual/360	12,316.56	147,798.72	09/11/15	11/06/15
69	Barclays	South View (Avalon) Apartments	0.1%	Group A	Yes - Group 4	4.64500	0.01220	4.63280	Actual/360	4,457.67	53,492.04	09/11/15	11/06/15
70	Barclays	Suncrest Apartments	0.3%	No	Yes - Group 4	4.64500	0.01220	4.63280	Actual/360	16,490.79	197,889.48	09/11/15	11/06/15
71	Barclays	Comfort Inn - Woodstock, VA	0.3%	No	Yes - Group 6	4.73300	0.01220	4.72080	Actual/360	17,643.34	211,720.08	07/31/15	09/06/15
72	Barclays	Red Roof Inn & Suites - Savannah GA	0.3%	No	No	5.19700	0.01220	5.18480	Actual/360	17,883.75	214,605.00	08/13/15	10/06/15
73	MC-Five Mile	Frankford Square	0.3%	No	No	4.65500	0.01220	4.64280	Actual/360	15,478.10	185,737.20	07/22/15	09/06/15
74	MC-Five Mile	Lake Erie MHC	0.3%	No	No	5.16000	0.01220	5.14780	Actual/360	15,852.63	190,231.56	06/25/15	08/06/15
75	Barclays	Forest View Apartments	0.1%	Group B	Yes - Group 4	4.64500	0.01220	4.63280	Actual/360	7,163.19	85,958.28	09/11/15	11/06/15
76	Barclays	Royal Palms Apartments	0.1%	Group B	Yes - Group 4	4.64500	0.01220	4.63280	Actual/360	6,776.68	81,320.16	09/11/15	11/06/15
77	Barclays	Rose Terrace Apartments (Parthenia)	0.2%	No	Yes - Group 3	4.64500	0.01220	4.63280	Actual/360	13,527.60	162,331.20	09/11/15	11/06/15
78	MC-Five Mile	Pine Tree Square	0.2%	No	No	4.80000	0.08970	4.71030	Actual/360	13,116.63	157,399.56	06/26/15	08/06/15
79	Barclays	Beverly Terrace Apartments	0.1%	Group C	Yes - Group 3	4.64500	0.01220	4.63280	Actual/360	6,776.68	81,320.16	09/11/15	11/06/15
80	Barclays	Iron Mountain Apartments	0.1%	Group C	Yes - Group 3	4.64500	0.01220	4.63280	Actual/360	5,539.87	66,478.44	09/11/15	11/06/15
81	Barclays	Camellia Apartments	0.2%	No	Yes - Group 3	4.64500	0.01220	4.63280	Actual/360	10,950.92	131,411.04	09/11/15	11/06/15
82	Barclays	Highland Springs Apartments	0.1%	Group D	Yes - Group 4	4.64500	0.01220	4.63280	Actual/360	7,420.86	89,050.32	09/11/15	11/06/15
83	Barclays	Highland Meadows (43/44) Apartments	0.1%	Group D	Yes - Group 4	4.64500	0.01220	4.63280	Actual/360	3,426.99	41,123.88	09/11/15	11/06/15
84	Barclays	Glen Terrace Apartments	0.2%	No	Yes - Group 3	4.64500	0.01220	4.63280	Actual/360	10,564.41	126,772.92	09/11/15	11/06/15
85	Barclays	Twin Palms	0.2%	No	Yes - Group 3	4.64500	0.01220	4.63280	Actual/360	10,306.74	123,680.88	09/11/15	11/06/15
86	Barclays	Highland Meadows (Meridian) Apartments	0.2%	No	Yes - Group 4	4.64500	0.01220	4.63280	Actual/360	9,404.90	112,858.80	09/11/15	11/06/15
87	Barclays	South View (Carondelet) Apartments	0.2%	No	Yes - Group 4	4.64500	0.01220	4.63280	Actual/360	9,147.23	109,766.76	09/11/15	11/06/15
88	Barclays	South View (Main) Apartments	0.1%	No	Yes - Group 4	4.64500	0.01220	4.63280	Actual/360	8,451.53	101,418.36	09/11/15	11/06/15
89	Barclays	Summer Wind Apartments	0.1%	No	Yes - Group 3	4.64500	0.01220	4.63280	Actual/360	7,910.43	94,925.16	09/11/15	11/06/15

A-1-12

ANNEX A-1

			Rem.	Rem.			Payment	Grace Period	Grace Period			Final	Maturity/ARD	Maturity	Prepayment
Loan #	Seller(1)	Property Name	Term	Amort	I/O Period	Seasoning	Due Date	(Late Payment)	(Default)	Maturity Date(11)	ARD Loan(11)	Mat Date(11)	Balance ($)(5)	LTV %(4)	Provision (Payments)(12)
1	JPMCB	Hilton Suites Chicago Magnificent Mile	60	360	0	0	1	0	0	10/01/20	No		71,052,167	63.2%	L(25),Grtr1%orYM(31),O(4)
2	JPMCB	Civic Opera Building	118	360	36	2	1	0	0	08/01/25	No		65,913,758	65.5%	L(25),Grtr1%orYM(91),O(4)
3	Barclays	Palmer House Retail Shops	120	360	36	0	6	0	0	10/06/25	No		54,700,248	59.1%	L(24),Def(91),O(5)
4	Barclays	Gateway Business Park	119	359	0	1	6	0	0	09/06/25	No		45,855,061	61.1%	L(25),Def(91),O(4)
5	JPMCB	U-Haul Portfolio	239	239	0	1	1	0	0	09/01/35	No		0	0.0%	L(25),Def(211),O(4)
5.001	JPMCB	Flushing											0
5.002	JPMCB	Grand Concourse											0
5.003	JPMCB	Ben White											0
5.004	JPMCB	Quail Springs											0
5.005	JPMCB	Mile High Station											0
5.006	JPMCB	Philadelphia											0
5.007	JPMCB	26th & Indian School Road											0
5.008	JPMCB	Wilkes-Barre											0
5.009	JPMCB	Lafayette											0
5.010	JPMCB	Ashley Rd											0
5.011	JPMCB	Woodlake											0
5.012	JPMCB	Spring											0
5.013	JPMCB	Kingwood											0
5.014	JPMCB	Evanston											0
5.015	JPMCB	Inglewood											0
5.016	JPMCB	Pelham											0
5.017	JPMCB	Fort Pierce											0
5.018	JPMCB	Waverly Rd											0
5.019	JPMCB	South Central											0
5.020	JPMCB	New Utrecht Ave											0
5.021	JPMCB	Castleton											0
5.022	JPMCB	Tropicana Field											0
5.023	JPMCB	Eastside											0
5.024	JPMCB	Cheltenham											0
5.025	JPMCB	Overbrook											0
5.026	JPMCB	Somerville											0
5.027	JPMCB	Sherwood											0
5.028	JPMCB	Page Ave											0
5.029	JPMCB	Lubbock											0
5.030	JPMCB	South Shore											0
5.031	JPMCB	Capitol Ave											0
5.032	JPMCB	Summer Ave											0
5.033	JPMCB	Milwaukie											0
5.034	JPMCB	Abilene											0
5.035	JPMCB	Gresham											0
5.036	JPMCB	5th Ave											0
5.037	JPMCB	10 Mile & Groesbeck Hwy											0
5.038	JPMCB	Hammond Sq											0
5.039	JPMCB	Midway											0
5.040	JPMCB	Garner											0
5.041	JPMCB	Lynchburg											0
5.042	JPMCB	I-80 & Manawa											0
5.043	JPMCB	W Columbia											0
5.044	JPMCB	Ontario											0
5.045	JPMCB	Roxborough											0
5.046	JPMCB	East Main St											0
5.047	JPMCB	Bardstown											0
5.048	JPMCB	Jonesboro GA											0
5.049	JPMCB	Portsmouth											0
5.050	JPMCB	Danbury											0
5.051	JPMCB	Mather											0
5.052	JPMCB	Huntington											0
5.053	JPMCB	Broad St											0
5.054	JPMCB	Madison											0
5.055	JPMCB	Plainfield											0
5.056	JPMCB	Elyria											0
5.057	JPMCB	Manchester											0
5.058	JPMCB	Old Bridge											0
5.059	JPMCB	Hammond											0
5.060	JPMCB	High Point											0
5.061	JPMCB	Idaho Falls											0
5.062	JPMCB	6th Ave											0
5.063	JPMCB	Jonesboro											0
5.064	JPMCB	Chula Vista											0
5.065	JPMCB	Barstow											0
5.066	JPMCB	Wade Hampton											0
5.067	JPMCB	Western Ave											0
5.068	JPMCB	7 Mile & Livernois											0
5.069	JPMCB	Bowling Green											0
5.070	JPMCB	Clarksville											0
5.071	JPMCB	Alexis Rd											0
5.072	JPMCB	Jefferson Davis Hwy											0
5.073	JPMCB	Veterans Memorial											0
5.074	JPMCB	Southfield Frwy & Joy Rd											0
5.075	JPMCB	Aurora											0

A-1-13

ANNEX A-1

			Rem.	Rem.			Payment	Grace Period	Grace Period			Final	Maturity/ARD	Maturity	Prepayment
Loan #	Seller(1)	Property Name	Term	Amort	I/O Period	Seasoning	Due Date	(Late Payment)	(Default)	Maturity Date(11)	ARD Loan(11)	Mat Date(11)	Balance ($)(5)	LTV %(4)	Provision (Payments)(12)
5.076	JPMCB	East Lake											0
5.077	JPMCB	East Spokane											0
5.078	JPMCB	North Hills											0
5.079	JPMCB	Fort Smith											0
5.080	JPMCB	Jim Miller Rd											0
5.081	JPMCB	Hwy 367											0
5.082	JPMCB	10th Ave											0
5.083	JPMCB	Mesa Rd											0
5.084	JPMCB	Cumberland											0
5.085	JPMCB	Colonie											0
5.086	JPMCB	Pearl											0
5.087	JPMCB	Reading											0
5.088	JPMCB	Terre Haute											0
5.089	JPMCB	Hamilton											0
5.090	JPMCB	Lebanon											0
5.091	JPMCB	7 Mile & Van Dyke											0
5.092	JPMCB	State St											0
5.093	JPMCB	Fall River											0
5.094	JPMCB	Provo											0
5.095	JPMCB	Glens Falls											0
5.096	JPMCB	Schenectady											0
5.097	JPMCB	Bremerton											0
5.098	JPMCB	South End											0
5.099	JPMCB	Keene											0
5.100	JPMCB	Lima Mall											0
5.101	JPMCB	New Britain											0
5.102	JPMCB	Cape Girardeau											0
5.103	JPMCB	N Watkins											0
5.104	JPMCB	National Rd											0
5.105	JPMCB	Pensacola-Bellview											0
6	Barclays	Frandor Shopping Center	118	358	0	2	6	5 (Once per year)	0	08/06/25	No		32,506,331	57.0%	L(26),Def(89),O(5)
7	JPMCB	First National Building	60	360	24	0	1	0	0	10/01/20	No		38,153,552	63.0%	L(25),Grtr1%orYM(31),O(4)
8	SMF II	The Outlet Shoppes at Gettysburg	120	360	24	0	6	0	0	10/06/25	No		32,856,640	50.7%	L(24),Def(90),O(6)
9	JPMCB	One Shell Square	117	360	12	3	1	0	0	07/01/25	No		29,745,765	57.5%	L(25),Grtr1%orYM(92),O(3)
10	RCMC	Park Place I & II Portfolio	120	360	36	0	5	0	0	10/05/25	No		26,720,802	63.0%	L(24),Def(92),O(4)
10.01	RCMC	Park Place II											14,528,433
10.02	RCMC	Park Place I											12,192,369
11	JPMCB	Waterstone Apartments	83	360	48	1	1	0	2 (Once per year, only two times)	09/01/22	No		28,747,362	68.4%	L(25),Grtr1%orYM(56),O(3)
12	JPMCB	Hilton Atlanta Perimeter	60	360	0	0	1	0	0	10/01/20	No		27,702,555	64.3%	L(25),Grtr1%orYM(31),O(4)
13	RAIT	Eastmont Town Center	54	354	0	6	1	5	5	04/01/20	Yes	10/01/22	26,794,103	61.8%	L(30),Def(26),O(4)
14	SMF II	Hyatt Place Texas Portfolio	60	360	0	0	6	0	0	10/06/20	No		22,996,244	62.1%	L(24),Def(30),O(6)
14.01	SMF II	Hyatt Place Austin											11,050,143
14.02	SMF II	Hyatt Place San Antonio											6,271,703
14.03	SMF II	Hyatt Place Dallas											5,674,398
15	JPMCB	The Park at Veneto	59	360	18	1	1	0	0	09/01/20	No		19,076,933	66.9%	L(25),Def(31),O(4)
16	JPMCB	Brunswick Portfolio	117	297	0	3	1	0	5	07/01/25	No		14,844,078	43.2%	L(25),Grtr1%orYM(90),O(5)
16.01	JPMCB	BZ Lone Tree											762,452
16.02	JPMCB	BZ Gilbert Consolidated											668,944
16.03	JPMCB	BZ XL Kennesaw Consolidated											624,347
16.04	JPMCB	BZ Randall Road Consolidated											415,752
16.05	JPMCB	BZ Romeoville Consolidated											398,489
16.06	JPMCB	Cal Oaks Bowl											396,331
16.07	JPMCB	BZ St Peters Consolidated											393,814
16.08	JPMCB	Classic Lanes											369,717
16.09	JPMCB	Premier Lanes											366,840
16.10	JPMCB	BZ Brooklyn Park Consolidated											359,647
16.11	JPMCB	BZ Eden Prairie											359,647
16.12	JPMCB	BZ Lakeville Consolidated											359,647
16.13	JPMCB	BZ Blaine Consolidated											352,454
16.14	JPMCB	Brunswick's Norcross											327,998
16.15	JPMCB	Majestic Lanes											327,998
16.16	JPMCB	Bramalea Lanes											320,805
16.17	JPMCB	BZ Glendale											316,489
16.18	JPMCB	Brunswick's Marietta											293,472
16.19	JPMCB	BZ Watauga Consolidated											286,998
16.20	JPMCB	BZ Roswell											281,244
16.21	JPMCB	National Lanes											262,542
16.22	JPMCB	BZ River Grove											239,525
16.23	JPMCB	Via Linda Lanes											237,367
16.24	JPMCB	BZ Upland											227,297
16.25	JPMCB	Foothill Lanes											227,297
16.26	JPMCB	Riverview Lanes Consolidated											225,139
16.27	JPMCB	BZ Heather Ridge											222,981
16.28	JPMCB	BZ Westminster											222,981
16.29	JPMCB	Columbia Lanes Consolidated											222,981
16.30	JPMCB	Brunswick's Buffalo Grove											219,385
16.31	JPMCB	Moreno Valley Bowl											216,508
16.32	JPMCB	Fairlawn Lanes Consolidated											215,788
16.33	JPMCB	BZ Green Mountain											210,753
16.34	JPMCB	BZ Mesa											201,402

A-1-14

ANNEX A-1

			Rem.	Rem.			Payment	Grace Period	Grace Period			Final	Maturity/ARD	Maturity	Prepayment
Loan #	Seller(1)	Property Name	Term	Amort	I/O Period	Seasoning	Due Date	(Late Payment)	(Default)	Maturity Date(11)	ARD Loan(11)	Mat Date(11)	Balance ($)(5)	LTV %(4)	Provision (Payments)(12)
16.35	JPMCB	BZ Lilburn											196,367
16.36	JPMCB	BZ Turnersville											196,008
16.37	JPMCB	BZ Lakeside											183,420
16.38	JPMCB	Harbour Lanes											179,824
16.39	JPMCB	Tri-City Bowl											179,824
16.40	JPMCB	BZ Normandy Consolidated											172,631
16.41	JPMCB	Margate Lanes											172,631
16.42	JPMCB	BZ Austell											169,034
16.43	JPMCB	BZ Mt Prospect											165,438
16.44	JPMCB	BZ Deer Park											161,841
16.45	JPMCB	BZ Denton Consolidated											158,245
16.46	JPMCB	BZ Woodridge											158,245
16.47	JPMCB	Vista Lanes											158,245
16.48	JPMCB	Wekiva Lanes											158,245
16.49	JPMCB	BZ Roselle											147,455
16.50	JPMCB	BZ Glendale Heights											146,017
16.51	JPMCB	BZ Wheat Ridge											144,578
16.52	JPMCB	BZ Circle Consolidated											143,859
16.53	JPMCB	BZ Hawthorn Lanes											132,350
16.54	JPMCB	Camino Seco Bowl											131,631
16.55	JPMCB	Westcreek Lanes Consolidated											128,754
16.56	JPMCB	BZ North Ridgeville											125,877
16.57	JPMCB	BZ Belle Vernon											111,491
16.58	JPMCB	BZ Fountain Square											87,035
17	JPMCB	New Center One Building	119	359	0	1	1	0	5 (Once per year)	09/01/25	No		15,498,493	55.2%	L(25),Grtr1%orYM(91),O(4)
18	SMF II	Robinson Plaza	120	360	0	0	6	0	0	10/06/25	No		14,878,576	60.2%	L(24),Def(92),O(4)
19	RCMC	Residence Inn - Clifton Park	120	360	0	0	5	0	0	10/05/25	No		14,323,553	51.2%	L(24),Def(92),O(4)
20	JPMCB	North Miami Business Park	119	360	36	1	1	0	0	09/01/25	No		14,013,688	65.2%	L(25),Grtr1%orYM(92),O(3)
21	JPMCB	The Park at Murano	59	360	18	1	1	0	0	09/01/20	No		14,921,561	67.8%	L(25),Def(31),O(4)
22	JPMCB	Langhorne Shopping Center	60	360	0	0	1	0	0	10/01/20	No		13,859,189	68.7%	L(24),Def(33),O(3)
23	Barclays	Chow Triple Net Retail Portfolio I	119	359	0	1	6	5	0	09/06/25	No		11,904,789	36.2%	L(25),Def(91),O(4)
23.01	Barclays	7-Eleven - Las Vegas, NV											1,303,444
23.02	Barclays	Chipotle - Pittsburgh, PA											1,274,479
23.03	Barclays	7-Eleven - Sacramento, CA											1,267,237
23.04	Barclays	Taco Bell - Las Vegas, NV											1,031,893
23.05	Barclays	Arby's - Colorado Springs, CO											832,756
23.06	Barclays	TGI Fridays - Denver, CO											800,170
23.07	Barclays	Burger King - Troy, MI											767,584
23.08	Barclays	Burger King - Mitchell, SD											651,722
23.09	Barclays	Burger King - Oshkosh, WI											640,860
23.10	Barclays	Hooter's - Tuscaloosa, AL											633,619
23.11	Barclays	Chipotle, Palm Beach Tan, and AT&T - Xenia, OH											626,377
23.12	Barclays	7-Eleven and LA Insurance - Las Vegas, NV											579,308
23.13	Barclays	Pizza Hut - Meridian, MS											543,102
23.14	Barclays	KFC/Taco Bell - Portland, IN											517,757
23.15	Barclays	KFC - Great Bend, KS											434,481
24	Barclays	Oakland Hills	119	359	0	1	6	0	0	09/06/25	No		11,434,323	53.4%	L(25),Def(91),O(4)
25	MC-Five Mile	Walnut Multifamily Portfolio	120	360	60	0	6	0	0	10/06/25	No		12,610,252	66.5%	L(24),Def(92),O(4)
25.01	MC-Five Mile	Forbes Terrace											6,683,846
25.02	MC-Five Mile	Beacon Commons											3,198,006
25.03	MC-Five Mile	Walnut on Wightman											2,728,400
26	JPMCB	Town & Country Shopping Center	120	360	24	0	1	0	5 (Once per year)	10/01/25	No		11,706,651	62.3%	L(25),Grtr1%orYM(91),O(4)
27	MC-Five Mile	Premiere Place	116	356	0	4	6	0	0	06/06/25	No		10,558,074	61.0%	L(28),Def(88),O(4)
28	SMF II	Simply Self Storage Portfolio	119	360	12	1	6	0	0	09/06/25	No		10,461,185	61.7%	L(25),Def(91),O(4)
28.01	SMF II	Cooke Road Self Storage											4,828,884
28.02	SMF II	Hawthorn Park Self Storage											3,745,105
28.03	SMF II	West 10th Street Self Storage											1,887,197
29	SMF II	Emerson Pointe	120	360	0	0	6	0	0	10/06/25	No		10,048,253	59.6%	L(24),Def(92),O(4)
30	MC-Five Mile	Big Curve Shopping Center	116	356	0	4	6	0	0	06/06/25	No		9,773,009	48.9%	L(28),Def(88),O(4)
31	MC-Five Mile	Mustang Crossing Apartments	118	300	36	2	6	0	0	08/06/25	No		8,841,781	58.9%	L(26),Def(90),O(4)
32	Barclays	Acosta Headquarters	118	360	60	2	6	0	0	08/06/25	No		9,734,202	61.6%	L(26),Def(90),O(4)
33	RCMC	Falcon Gateway	119	359	0	1	5	0	0	09/05/25	No		8,681,144	60.7%	L(25),Def(91),O(4)
34	Barclays	Shadow Hills Apartments	120	360	0	0	6	0	0	10/06/25	No		7,861,905	57.0%	L(24),Def(91),O(5)
35	MC-Five Mile	Eastlake RV Resort	119	359	0	1	6	0	0	09/06/25	No		7,589,658	56.6%	L(25),Def(91),O(4)
36	SMF II	Southwest Plaza	120	360	0	0	6	0	0	10/06/25	No		7,578,648	61.0%	L(24),Def(92),O(4)
37	SMF II	Route 1 Self Storage Laurel	119	360	36	1	6	0	0	09/06/25	No		7,647,922	58.9%	L(25),Def(91),O(4)
38	JPMCB	Old Stage Warehouse	117	357	0	3	1	0	0	07/01/25	No		6,868,066	54.5%	L(27),Def(90),O(3)
39	MC-Five Mile	Mattoon Market Place	118	360	36	2	6	0	0	08/06/25	No		7,244,585	65.3%	L(26),Def(90),O(4)
40	MC-Five Mile	Hawthorne Townhomes	119	359	0	1	6	0	0	09/06/25	No		6,643,701	58.8%	L(25),Def(91),O(4)
41	Barclays	Marquis Forest Apartments	57	357	0	3	6	0	0	07/06/20	No		7,457,254	64.8%	L(27),Def(29),O(4)
42	MC-Five Mile	Freeway Crossing	116	356	0	4	6	0	0	06/06/25	No		5,905,365	60.3%	L(28),Def(88),O(4)
43	JPMCB	780 Dedham Street	120	360	36	0	1	0	0	10/01/25	No		6,185,124	56.7%	L(25),Grtr1%orYM(92),O(3)
44	SMF II	University Studios	120	360	24	0	6	0	0	10/06/25	No		5,993,891	64.5%	L(24),Def(92),O(4)
45	RCMC	One Park Centre	119	360	36	1	5	0	0	09/05/25	No		5,821,795	63.4%	L(25),Def(90),O(5)
46	JPMCB	Colony Village	119	360	60	1	1	0	0	09/01/25	No		5,949,243	68.1%	L(25),Grtr1%orYM(92),O(3)
47	Barclays	Summer View Apartments	120	360	0	0	6	0	0	10/06/25	No		5,241,270	58.2%	L(24),Def(91),O(5)
48	JPMCB	Guardian Self Storage - Liberty Avenue	119	359	0	1	1	0	0	09/01/25	No		5,109,536	60.5%	L(25),Grtr1%orYM(92),O(3)
49	JPMCB	Market Square at Montrose	120	300	0	0	1	0	0	10/01/25	No		4,625,892	55.7%	L(24),Def(92),O(4)
50	JPMCB	Brynn Marr Village	119	360	60	1	1	0	0	09/01/25	No		5,656,357	67.3%	L(25),Grtr1%orYM(92),O(3)
51	SMF II	Best Buy Sanford, FL	116	236	0	4	6	0	0	06/06/25	No		3,716,839	43.2%	L(28),Def(88),O(4)

A-1-15

ANNEX A-1

			Rem.	Rem.			Payment	Grace Period	Grace Period			Final	Maturity/ARD	Maturity	Prepayment
Loan #	Seller(1)	Property Name	Term	Amort	I/O Period	Seasoning	Due Date	(Late Payment)	(Default)	Maturity Date(11)	ARD Loan(11)	Mat Date(11)	Balance ($)(5)	LTV %(4)	Provision (Payments)(12)
52	Barclays	Prospect Industrial Center	119	360	48	1	6	0	0	09/06/25	No		5,303,203	59.6%	L(25),Def(91),O(4)
53	SMF II	Condor Garden Apartments	118	360	24	2	6	0	0	08/06/25	No		4,737,573	64.0%	L(26),Def(90),O(4)
54	Barclays	Best Western - Leesburg, VA	118	298	0	2	6	0	0	08/06/25	No		4,084,335	48.3%	L(24),Grtr1%orYM(92),O(4)
55	Barclays	Heritage Shopping Center	118	358	0	2	6	0	0	08/06/25	No		4,021,016	37.9%	L(26),Def(87),O(7)
56	Barclays	Comfort Inn - Staunton, VA	118	298	0	2	6	0	0	08/06/25	No		3,713,858	51.6%	L(24),Grtr1%orYM(92),O(4)
57	RCMC	International Design Center	120	360	36	0	5	0	0	10/05/25	No		4,050,707	64.3%	L(24),Def(92),O(4)
58	Barclays	La Quinta Inn & Suites - Angleton, TX	118	298	0	2	6	0	0	08/06/25	No		3,315,625	47.4%	L(26),Def(90),O(4)
59	MC-Five Mile	CVS Portfolio	118	358	0	2	6	0	0	08/06/25	No		3,418,748	60.0%	L(26),Def(90),O(4)
59.01	MC-Five Mile	CVS Pharmacy-Johnson City											1,919,297
59.02	MC-Five Mile	CVS Pharmacy-Cortland											1,499,451
60	RCMC	Antelope Valley Partners	119	359	0	1	5	0	0	09/05/25	No		3,308,167	43.8%	L(25),Def(91),O(4)
61	SMF II	Evergreen Village Apartments	120	360	0	0	6	0	0	10/06/25	No		3,300,822	61.1%	L(24),Def(92),O(4)
62	Barclays	Behringer Tractor Supply Portfolio	120	360	60	0	6	0	0	10/06/25	No		3,663,198	45.1%	L(24),Def(92),O(4)
62.01	Barclays	Tractor Supply Co - OH											2,106,339
62.02	Barclays	Tractor Supply Co - LA											1,556,859
63	Barclays	Bedford Square I & II	119	360	24	1	6	0	0	09/06/25	No		3,124,532	63.8%	L(25),Grtr1%orYM(90),O(5)
64	Barclays	Sak's Garage	118	298	0	2	6	0	0	08/06/25	No		2,653,672	31.6%	L(26),Def(90),O(4)
65	Barclays	Diamond Pointe Apartments (6th/Deodar)	120	360	0	0	6	0	0	10/06/25	No		2,844,100	56.3%	L(24),Def(91),O(5)
66	Barclays	Rose Pointe Apartments (Euclid/Budd)	120	360	0	0	6	0	0	10/06/25	No		2,819,722	56.1%	L(24),Def(91),O(5)
67	Barclays	Chippewa Towne Centre	118	0	120	2	6	5 (Once per year)	5	08/06/25	No		3,400,000	55.5%	L(23),Grtr1%orYM(93),O(4)
68	Barclays	Cedar Pointe Apartments	120	360	0	0	6	0	0	10/06/25	No		1,942,114	52.4%	L(24),Def(91),O(5)
69	Barclays	South View (Avalon) Apartments	120	360	0	0	6	0	0	10/06/25	No		702,898	52.4%	L(24),Def(91),O(5)
70	Barclays	Suncrest Apartments	120	360	0	0	6	0	0	10/06/25	No		2,600,320	54.5%	L(24),Def(91),O(5)
71	Barclays	Comfort Inn - Woodstock, VA	118	298	0	2	6	0	0	08/06/25	No		2,295,503	47.8%	L(24),Grtr1%orYM(92),O(4)
72	Barclays	Red Roof Inn & Suites - Savannah GA	59	299	0	1	6	0	0	09/06/20	No		2,678,293	45.4%	L(25),Def(31),O(4)
73	MC-Five Mile	Frankford Square	118	358	0	2	6	0	0	08/06/25	No		2,438,662	59.1%	L(26),Def(90),O(4)
74	MC-Five Mile	Lake Erie MHC	117	357	0	3	6	0	0	07/06/25	No		2,397,221	54.6%	L(27),Def(89),O(4)
75	Barclays	Forest View Apartments	120	360	0	0	6	0	0	10/06/25	No		1,129,513	48.4%	L(24),Def(91),O(5)
76	Barclays	Royal Palms Apartments	120	360	0	0	6	0	0	10/06/25	No		1,068,570	48.4%	L(24),Def(91),O(5)
77	Barclays	Rose Terrace Apartments (Parthenia)	120	360	0	0	6	0	0	10/06/25	No		2,133,075	49.6%	L(24),Def(91),O(5)
78	MC-Five Mile	Pine Tree Square	117	357	0	3	6	0	0	07/06/25	No		2,042,305	49.2%	L(27),Def(89),O(4)
79	Barclays	Beverly Terrace Apartments	120	360	0	0	6	0	0	10/06/25	No		1,068,570	46.7%	L(24),Def(91),O(5)
80	Barclays	Iron Mountain Apartments	120	360	0	0	6	0	0	10/06/25	No		873,546	46.7%	L(24),Def(91),O(5)
81	Barclays	Camellia Apartments	120	360	0	0	6	0	0	10/06/25	No		1,726,774	52.7%	L(24),Def(91),O(5)
82	Barclays	Highland Springs Apartments	120	360	0	0	6	0	0	10/06/25	No		1,170,143	39.5%	L(24),Def(91),O(5)
83	Barclays	Highland Meadows (43/44) Apartments	120	360	0	0	6	0	0	10/06/25	No		540,379	39.5%	L(24),Def(91),O(5)
84	Barclays	Glen Terrace Apartments	120	360	0	0	6	0	0	10/06/25	No		1,665,830	46.5%	L(24),Def(91),O(5)
85	Barclays	Twin Palms	120	360	0	0	6	0	0	10/06/25	No		1,625,200	46.4%	L(24),Def(91),O(5)
86	Barclays	Highland Meadows (Meridian) Apartments	120	360	0	0	6	0	0	10/06/25	No		1,482,995	46.5%	L(24),Def(91),O(5)
87	Barclays	South View (Carondelet) Apartments	120	360	0	0	6	0	0	10/06/25	No		1,442,366	45.8%	L(24),Def(91),O(5)
88	Barclays	South View (Main) Apartments	120	360	0	0	6	0	0	10/06/25	No		1,332,664	60.9%	L(24),Def(91),O(5)
89	Barclays	Summer Wind Apartments	120	360	0	0	6	0	0	10/06/25	No		1,247,340	60.8%	L(24),Def(91),O(5)

A-1-16

ANNEX A-1

HISTORICAL FINANCIALS(13)

			2012	2012	2012	2013	2013	2013	2014	2014	2014	Most Recent	Most Recent	Most Recent
Loan #	Seller(1)	Property Name	Revenues ($)	Total Expenses ($)	NOI ($)	Revenues ($)	Total Expenses ($)	NOI ($)	Revenues ($)	Total Expenses ($)	NOI ($)	Revenues ($)	Total Expenses ($)	NOI ($)	As of
1	JPMCB	Hilton Suites Chicago Magnificent Mile	22,175,209	15,406,240	6,768,969	23,500,065	16,550,437	6,949,628	23,995,901	16,970,165	7,025,736	25,257,459	17,737,104	7,520,355	07/31/15
2	JPMCB	Civic Opera Building	15,537,435	9,798,251	5,739,184	18,793,265	11,575,763	7,217,502	21,827,340	12,473,994	9,353,346	22,876,253	12,144,511	10,731,742	05/31/15
3	Barclays	Palmer House Retail Shops	5,706,615	1,018,863	4,687,752	5,832,753	1,051,746	4,781,007	6,332,371	1,056,149	5,276,223	6,444,633	1,126,477	5,318,156	06/30/15
4	Barclays	Gateway Business Park	7,359,925	2,651,357	4,708,568	7,518,687	2,649,032	4,869,655	8,268,607	3,446,368	4,822,239	8,356,668	3,612,471	4,744,197	05/31/15
5	JPMCB	U-Haul Portfolio	35,693,545	11,234,998	24,458,546	38,387,341	11,599,082	26,788,260	41,770,378	12,071,479	29,698,899	43,890,317	12,164,586	31,725,731	06/30/15
5.001	JPMCB	Flushing
5.002	JPMCB	Grand Concourse
5.003	JPMCB	Ben White
5.004	JPMCB	Quail Springs
5.005	JPMCB	Mile High Station
5.006	JPMCB	Philadelphia
5.007	JPMCB	26th & Indian School Road
5.008	JPMCB	Wilkes-Barre
5.009	JPMCB	Lafayette
5.010	JPMCB	Ashley Rd
5.011	JPMCB	Woodlake
5.012	JPMCB	Spring
5.013	JPMCB	Kingwood
5.014	JPMCB	Evanston
5.015	JPMCB	Inglewood
5.016	JPMCB	Pelham
5.017	JPMCB	Fort Pierce
5.018	JPMCB	Waverly Rd
5.019	JPMCB	South Central
5.020	JPMCB	New Utrecht Ave
5.021	JPMCB	Castleton
5.022	JPMCB	Tropicana Field
5.023	JPMCB	Eastside
5.024	JPMCB	Cheltenham
5.025	JPMCB	Overbrook
5.026	JPMCB	Somerville
5.027	JPMCB	Sherwood
5.028	JPMCB	Page Ave
5.029	JPMCB	Lubbock
5.030	JPMCB	South Shore
5.031	JPMCB	Capitol Ave
5.032	JPMCB	Summer Ave
5.033	JPMCB	Milwaukie
5.034	JPMCB	Abilene
5.035	JPMCB	Gresham
5.036	JPMCB	5th Ave
5.037	JPMCB	10 Mile & Groesbeck Hwy
5.038	JPMCB	Hammond Sq
5.039	JPMCB	Midway
5.040	JPMCB	Garner
5.041	JPMCB	Lynchburg
5.042	JPMCB	I-80 & Manawa
5.043	JPMCB	W Columbia
5.044	JPMCB	Ontario
5.045	JPMCB	Roxborough
5.046	JPMCB	East Main St
5.047	JPMCB	Bardstown
5.048	JPMCB	Jonesboro GA
5.049	JPMCB	Portsmouth
5.050	JPMCB	Danbury
5.051	JPMCB	Mather
5.052	JPMCB	Huntington
5.053	JPMCB	Broad St
5.054	JPMCB	Madison
5.055	JPMCB	Plainfield
5.056	JPMCB	Elyria
5.057	JPMCB	Manchester
5.058	JPMCB	Old Bridge
5.059	JPMCB	Hammond
5.060	JPMCB	High Point
5.061	JPMCB	Idaho Falls
5.062	JPMCB	6th Ave
5.063	JPMCB	Jonesboro
5.064	JPMCB	Chula Vista
5.065	JPMCB	Barstow
5.066	JPMCB	Wade Hampton
5.067	JPMCB	Western Ave
5.068	JPMCB	7 Mile & Livernois
5.069	JPMCB	Bowling Green
5.070	JPMCB	Clarksville
5.071	JPMCB	Alexis Rd
5.072	JPMCB	Jefferson Davis Hwy
5.073	JPMCB	Veterans Memorial
5.074	JPMCB	Southfield Frwy & Joy Rd
5.075	JPMCB	Aurora

A-1-17

ANNEX A-1

HISTORICAL FINANCIALS(13)

			2012	2012	2012	2013	2013	2013	2014	2014	2014	Most Recent	Most Recent	Most Recent
Loan #	Seller(1)	Property Name	Revenues ($)	Total Expenses ($)	NOI ($)	Revenues ($)	Total Expenses ($)	NOI ($)	Revenues ($)	Total Expenses ($)	NOI ($)	Revenues ($)	Total Expenses ($)	NOI ($)	As of
5.076	JPMCB	East Lake
5.077	JPMCB	East Spokane
5.078	JPMCB	North Hills
5.079	JPMCB	Fort Smith
5.080	JPMCB	Jim Miller Rd
5.081	JPMCB	Hwy 367
5.082	JPMCB	10th Ave
5.083	JPMCB	Mesa Rd
5.084	JPMCB	Cumberland
5.085	JPMCB	Colonie
5.086	JPMCB	Pearl
5.087	JPMCB	Reading
5.088	JPMCB	Terre Haute
5.089	JPMCB	Hamilton
5.090	JPMCB	Lebanon
5.091	JPMCB	7 Mile & Van Dyke
5.092	JPMCB	State St
5.093	JPMCB	Fall River
5.094	JPMCB	Provo
5.095	JPMCB	Glens Falls
5.096	JPMCB	Schenectady
5.097	JPMCB	Bremerton
5.098	JPMCB	South End
5.099	JPMCB	Keene
5.100	JPMCB	Lima Mall
5.101	JPMCB	New Britain
5.102	JPMCB	Cape Girardeau
5.103	JPMCB	N Watkins
5.104	JPMCB	National Rd
5.105	JPMCB	Pensacola-Bellview
6	Barclays	Frandor Shopping Center	5,755,803	2,444,224	3,311,579	6,090,465	2,445,532	3,644,933	6,304,825	2,724,181	3,580,644	6,370,766	2,783,452	3,587,314	06/30/15
7	JPMCB	First National Building	6,370,132	6,656,156	-286,024	12,375,057	8,797,498	3,577,559	16,426,185	9,255,523	7,170,662	16,703,001	9,171,419	7,531,582	05/31/15
8	SMF II	The Outlet Shoppes at Gettysburg	6,901,765	2,903,748	3,998,017	6,976,226	2,933,647	4,042,579	7,063,075	3,256,691	3,806,384	7,237,451	3,121,642	4,115,809	06/30/15
9	JPMCB	One Shell Square	21,927,027	9,154,432	12,772,595	22,964,579	10,158,671	12,805,908	22,502,629	10,561,678	11,940,951	22,929,488	10,397,082	12,532,407	07/31/15
10	RCMC	Park Place I & II Portfolio	935,289	630,494	304,795	3,639,404	1,615,331	2,024,073	5,230,991	1,851,631	3,379,360	5,421,346	2,039,540	3,381,807	07/31/15
10.01	RCMC	Park Place II	0	224,716	-224,716	925,552	667,848	257,704	2,728,872	932,706	1,796,166	2,939,758	1,068,339	1,871,420	07/31/15
10.02	RCMC	Park Place I	935,289	405,778	529,511	2,713,852	947,483	1,766,369	2,502,119	918,925	1,583,194	2,481,588	971,201	1,510,387	07/31/15
11	JPMCB	Waterstone Apartments				3,715,786	1,631,566	2,084,220	4,348,300	1,836,260	2,512,039	4,370,469	1,836,732	2,533,737	07/31/15
12	JPMCB	Hilton Atlanta Perimeter	8,452,076	6,014,444	2,437,632	8,656,009	6,021,376	2,634,633	9,341,105	6,328,954	3,012,151	9,613,653	6,489,633	3,124,020	07/31/15
13	RAIT	Eastmont Town Center	8,710,508	4,333,270	4,377,238	9,191,268	4,288,673	4,902,595	9,358,272	4,200,038	5,158,234
14	SMF II	Hyatt Place Texas Portfolio	11,903,526	8,636,016	3,267,510	12,089,355	8,709,894	3,379,461	13,129,319	9,096,846	4,032,473	13,512,207	9,189,505	4,322,702	06/30/15
14.01	SMF II	Hyatt Place Austin	4,761,500	3,074,201	1,687,299	4,905,712	3,046,574	1,859,138	5,312,483	3,304,713	2,007,770	5,504,015	3,357,883	2,146,132	06/30/15
14.02	SMF II	Hyatt Place San Antonio	3,961,976	3,008,674	953,302	3,898,306	3,026,916	871,390	4,098,192	3,086,322	1,011,870	4,236,642	3,123,675	1,112,967	06/30/15
14.03	SMF II	Hyatt Place Dallas	3,180,050	2,553,141	626,909	3,285,337	2,636,404	648,933	3,718,644	2,705,811	1,012,833	3,771,550	2,707,947	1,063,603	06/30/15
15	JPMCB	The Park at Veneto							2,299,741	1,100,467	1,199,274	2,724,667	1,209,961	1,514,706	08/31/15
16	JPMCB	Brunswick Portfolio
16.01	JPMCB	BZ Lone Tree
16.02	JPMCB	BZ Gilbert Consolidated
16.03	JPMCB	BZ XL Kennesaw Consolidated
16.04	JPMCB	BZ Randall Road Consolidated
16.05	JPMCB	BZ Romeoville Consolidated
16.06	JPMCB	Cal Oaks Bowl
16.07	JPMCB	BZ St Peters Consolidated
16.08	JPMCB	Classic Lanes
16.09	JPMCB	Premier Lanes
16.10	JPMCB	BZ Brooklyn Park Consolidated
16.11	JPMCB	BZ Eden Prairie
16.12	JPMCB	BZ Lakeville Consolidated
16.13	JPMCB	BZ Blaine Consolidated
16.14	JPMCB	Brunswick's Norcross
16.15	JPMCB	Majestic Lanes
16.16	JPMCB	Bramalea Lanes
16.17	JPMCB	BZ Glendale
16.18	JPMCB	Brunswick's Marietta
16.19	JPMCB	BZ Watauga Consolidated
16.20	JPMCB	BZ Roswell
16.21	JPMCB	National Lanes
16.22	JPMCB	BZ River Grove
16.23	JPMCB	Via Linda Lanes
16.24	JPMCB	BZ Upland
16.25	JPMCB	Foothill Lanes
16.26	JPMCB	Riverview Lanes Consolidated
16.27	JPMCB	BZ Heather Ridge
16.28	JPMCB	BZ Westminster
16.29	JPMCB	Columbia Lanes Consolidated
16.30	JPMCB	Brunswick's Buffalo Grove
16.31	JPMCB	Moreno Valley Bowl
16.32	JPMCB	Fairlawn Lanes Consolidated
16.33	JPMCB	BZ Green Mountain
16.34	JPMCB	BZ Mesa

A-1-18

ANNEX A-1

			HISTORICAL FINANCIALS(13)

			2012	2012	2012	2013	2013	2013	2014	2014	2014	Most Recent	Most Recent	Most Recent
Loan #	Seller(1)	Property Name	Revenues ($)	Total Expenses ($)	NOI ($)	Revenues ($)	Total Expenses ($)	NOI ($)	Revenues ($)	Total Expenses ($)	NOI ($)	Revenues ($)	Total Expenses ($)	NOI ($)	As of
16.35	JPMCB	BZ Lilburn
16.36	JPMCB	BZ Turnersville
16.37	JPMCB	BZ Lakeside
16.38	JPMCB	Harbour Lanes
16.39	JPMCB	Tri-City Bowl
16.40	JPMCB	BZ Normandy Consolidated
16.41	JPMCB	Margate Lanes
16.42	JPMCB	BZ Austell
16.43	JPMCB	BZ Mt Prospect
16.44	JPMCB	BZ Deer Park
16.45	JPMCB	BZ Denton Consolidated
16.46	JPMCB	BZ Woodridge
16.47	JPMCB	Vista Lanes
16.48	JPMCB	Wekiva Lanes
16.49	JPMCB	BZ Roselle
16.50	JPMCB	BZ Glendale Heights
16.51	JPMCB	BZ Wheat Ridge
16.52	JPMCB	BZ Circle Consolidated
16.53	JPMCB	BZ Hawthorn Lanes
16.54	JPMCB	Camino Seco Bowl
16.55	JPMCB	Westcreek Lanes Consolidated
16.56	JPMCB	BZ North Ridgeville
16.57	JPMCB	BZ Belle Vernon
16.58	JPMCB	BZ Fountain Square
17	JPMCB	New Center One Building	9,091,690	3,735,858	5,355,833	8,070,392	3,788,218	4,282,175	8,118,437	3,837,972	4,280,464	8,048,818	3,696,962	4,351,857	06/30/15
18	SMF II	Robinson Plaza	2,361,129	1,099,502	1,261,627	2,268,511	1,124,381	1,144,131	2,027,272	1,178,263	849,009	2,414,160	1,266,896	1,147,264	07/31/15
19	RCMC	Residence Inn - Clifton Park										5,380,165	2,534,510	2,845,655	08/31/15
20	JPMCB	North Miami Business Park	1,788,912	607,130	1,181,782	1,878,434	689,394	1,189,040	2,010,514	641,153	1,369,361
21	JPMCB	The Park at Murano							1,888,788	960,502	928,286	2,263,846	1,106,552	1,157,294	08/31/15
22	JPMCB	Langhorne Shopping Center	907,841	282,566	625,275	566,129	135,620	430,509	453,268	289,258	164,010
23	Barclays	Chow Triple Net Retail Portfolio I
23.01	Barclays	7-Eleven - Las Vegas, NV
23.02	Barclays	Chipotle - Pittsburgh, PA
23.03	Barclays	7-Eleven - Sacramento, CA
23.04	Barclays	Taco Bell - Las Vegas, NV
23.05	Barclays	Arby's - Colorado Springs, CO
23.06	Barclays	TGI Fridays - Denver, CO
23.07	Barclays	Burger King - Troy, MI
23.08	Barclays	Burger King - Mitchell, SD
23.09	Barclays	Burger King - Oshkosh, WI
23.10	Barclays	Hooter's - Tuscaloosa, AL
23.11	Barclays	Chipotle, Palm Beach Tan, and AT&T - Xenia, OH
23.12	Barclays	7-Eleven and LA Insurance - Las Vegas, NV
23.13	Barclays	Pizza Hut - Meridian, MS
23.14	Barclays	KFC/Taco Bell - Portland, IN
23.15	Barclays	KFC - Great Bend, KS
24	Barclays	Oakland Hills	1,631,449	1,186,284	445,165	1,933,458	805,524	1,127,934	1,999,600	835,846	1,163,754	2,075,693	868,876	1,206,817	06/30/15
25	MC-Five Mile	Walnut Multifamily Portfolio	1,697,396	512,028	1,185,369	1,770,067	544,649	1,225,417	1,747,268	586,370	1,160,898	1,736,888	594,986	1,141,902	07/31/15
25.01	MC-Five Mile	Forbes Terrace	892,450	280,218	612,232	938,227	279,606	658,621	912,506	301,261	611,245	922,918	321,412	601,506	07/31/15
25.02	MC-Five Mile	Beacon Commons	464,805	140,030	324,775	485,980	159,894	326,086	462,220	156,415	305,805	462,449	161,244	301,205	07/31/15
25.03	MC-Five Mile	Walnut on Wightman	340,141	91,780	248,362	345,859	105,149	240,710	372,542	128,694	243,848	351,521	112,330	239,191	07/31/15
26	JPMCB	Town & Country Shopping Center	1,382,255	640,826	741,428	1,588,549	642,986	945,563	1,778,641	777,751	1,000,889	1,774,191	701,934	1,072,257	06/30/15
27	MC-Five Mile	Premiere Place	1,299,443	286,345	1,013,097	1,550,656	315,771	1,234,885	1,528,479	294,259	1,234,220	1,489,448	289,210	1,200,237	03/31/15
28	SMF II	Simply Self Storage Portfolio	1,437,647	593,794	843,853	1,565,256	617,866	947,391	1,701,255	630,864	1,070,392	1,765,894	618,857	1,147,037	07/31/15
28.01	SMF II	Cooke Road Self Storage	614,161	256,398	357,764	658,790	261,785	397,004	729,971	269,420	460,551	764,840	264,415	500,424	07/31/15
28.02	SMF II	Hawthorn Park Self Storage	520,677	161,298	359,379	584,890	178,563	406,327	601,930	183,612	418,319	610,579	185,351	425,228	07/31/15
28.03	SMF II	West 10th Street Self Storage	302,809	176,098	126,710	321,577	177,517	144,060	369,354	177,832	191,522	390,475	169,090	221,385	07/31/15
29	SMF II	Emerson Pointe	1,325,316	390,437	934,879	1,290,398	432,711	857,687	1,416,602	434,756	981,846	1,372,111	429,272	942,839	07/31/15
30	MC-Five Mile	Big Curve Shopping Center	1,582,636	414,652	1,167,984	1,702,889	498,673	1,204,216	1,734,206	513,478	1,220,728	1,785,441	503,986	1,281,455	03/31/15
31	MC-Five Mile	Mustang Crossing Apartments	1,509,797	863,731	646,066	1,653,684	914,957	738,727	1,892,976	992,433	900,543	2,179,046	1,028,309	1,150,737	08/31/15
32	Barclays	Acosta Headquarters				1,601,043	504,981	1,096,062	1,647,048	560,130	1,086,918
33	RCMC	Falcon Gateway	1,188,152	329,092	859,060	1,128,031	291,563	836,468	1,258,718	307,708	951,010	1,270,088	305,554	964,535	06/30/15
34	Barclays	Shadow Hills Apartments	1,298,386	463,814	834,572	1,318,934	463,868	855,066	1,323,127	466,531	856,596	1,325,484	462,736	862,748	06/30/15
35	MC-Five Mile	Eastlake RV Resort							1,513,975	755,379	758,595	1,741,151	813,642	927,509	07/31/15
36	SMF II	Southwest Plaza	1,312,626	392,778	919,848	1,241,732	391,113	850,619	1,297,586	383,217	914,369	1,233,390	375,906	857,484	06/30/15
37	SMF II	Route 1 Self Storage Laurel	1,107,324	363,870	743,454	1,125,874	394,827	731,047	1,149,168	401,545	747,623	1,167,448	416,761	750,687	06/30/15
38	JPMCB	Old Stage Warehouse	1,077,178	63,227	1,013,951	1,135,111	52,667	1,082,444	1,084,097	61,053	1,023,044	1,148,290	63,520	1,084,770	06/30/15
39	MC-Five Mile	Mattoon Market Place	1,156,474	314,447	842,027	1,250,385	370,870	879,515	1,342,302	352,721	989,581	1,340,772	342,079	998,693	03/31/15
40	MC-Five Mile	Hawthorne Townhomes				744,632	246,255	498,377	965,401	351,633	613,768	1,040,031	358,838	681,193	06/30/15
41	Barclays	Marquis Forest Apartments				1,733,776	1,427,535	306,241	1,979,956	2,060,959	-81,003	2,170,323	1,472,050	698,273	08/31/15
42	MC-Five Mile	Freeway Crossing	1,063,678	224,005	839,673	1,097,811	245,850	851,961	1,027,850	270,265	757,585	1,000,571	286,195	714,376	05/31/15
43	JPMCB	780 Dedham Street				566,099	484,909	81,190	601,690	473,030	128,660	694,212	387,984	306,228	06/30/15
44	SMF II	University Studios	1,097,055	522,850	574,205	1,163,698	560,643	603,055	1,207,938	598,878	609,060	1,220,799	644,820	575,979	06/30/15
45	RCMC	One Park Centre				988,638	525,154	463,484	1,179,663	539,060	640,603	1,238,523	551,503	687,020	05/31/15
46	JPMCB	Colony Village				1,240,409	671,845	568,563	1,252,723	727,481	525,242	1,277,131	718,684	558,447	03/31/15
47	Barclays	Summer View Apartments	1,002,125	492,283	509,843	1,040,787	508,632	532,155	1,026,757	518,028	508,729	1,059,926	513,431	546,494	06/30/15
48	JPMCB	Guardian Self Storage - Liberty Avenue	649,626	331,941	317,685	740,179	311,435	428,744	837,239	339,180	498,059	868,091	339,340	528,751	07/31/15
49	JPMCB	Market Square at Montrose	1,617,437	806,850	810,587	1,527,915	982,340	545,575	1,585,787	851,720	734,067	1,512,058	809,138	702,920	07/31/15
50	JPMCB	Brynn Marr Village				1,591,344	868,773	722,572	1,552,400	933,336	619,064	1,547,077	950,802	596,275	03/31/15
51	SMF II	Best Buy Sanford, FL	724,255	36,893	687,362	724,255	41,142	683,113	716,563	39,689	676,874

A-1-19

ANNEX A-1

			HISTORICAL FINANCIALS(13)

			2012	2012	2012	2013	2013	2013	2014	2014	2014	Most Recent	Most Recent	Most Recent
Loan #	Seller(1)	Property Name	Revenues ($)	Total Expenses ($)	NOI ($)	Revenues ($)	Total Expenses ($)	NOI ($)	Revenues ($)	Total Expenses ($)	NOI ($)	Revenues ($)	Total Expenses ($)	NOI ($)	As of
52	Barclays	Prospect Industrial Center	914,097	339,344	574,753	878,417	451,641	426,776	1,005,649	451,771	553,878	1,077,183	410,173	667,010	06/30/15
53	SMF II	Condor Garden Apartments	1,167,699	578,787	588,912	1,181,401	632,989	548,412	1,201,939	655,038	546,901	1,215,619	654,770	560,849	06/30/15
54	Barclays	Best Western - Leesburg, VA	1,919,905	1,453,290	466,615	1,928,596	1,402,883	525,713	1,953,959	1,428,851	525,108	1,975,517	1,458,449	517,068	06/30/15
55	Barclays	Heritage Shopping Center	827,065	319,644	507,421	881,123	219,371	661,752	938,604	222,425	716,179	878,806	247,615	631,191	05/31/15
56	Barclays	Comfort Inn - Staunton, VA	1,756,077	1,187,965	568,112	1,614,837	1,088,033	526,804	1,671,316	1,119,379	551,937	1,631,290	1,074,483	556,807	06/30/15
57	RCMC	International Design Center	794,445	469,256	325,189	821,981	457,305	364,676	741,014	519,158	221,856	884,709	550,730	333,979	06/30/15
58	Barclays	La Quinta Inn & Suites - Angleton, TX	1,028,393	798,861	229,532	1,246,035	875,665	370,370	1,454,384	821,979	632,405	1,818,085	953,163	864,922	04/30/15
59	MC-Five Mile	CVS Portfolio	434,512	80,273	354,239	443,660	79,916	363,744	457,714	72,068	385,646
59.01	MC-Five Mile	CVS Pharmacy-Johnson City	225,811	17,983	207,829	231,163	14,971	216,193	238,337	13,740	224,597
59.02	MC-Five Mile	CVS Pharmacy-Cortland	208,700	62,290	146,410	212,496	64,945	147,551	219,377	58,328	161,049
60	RCMC	Antelope Valley Partners							614,990	68,812	546,177	645,526	70,161	575,365	06/30/15
61	SMF II	Evergreen Village Apartments	868,695	477,585	391,110	934,167	514,901	419,266	920,291	533,194	387,097	929,245	534,449	394,796	06/30/15
62	Barclays	Behringer Tractor Supply Portfolio
62.01	Barclays	Tractor Supply Co - OH
62.02	Barclays	Tractor Supply Co - LA
63	Barclays	Bedford Square I & II	686,127	237,644	448,483	696,160	240,587	455,573	688,754	248,027	440,727
64	Barclays	Sak's Garage
65	Barclays	Diamond Pointe Apartments (6th/Deodar)	447,661	206,598	241,063	490,876	204,138	286,739	488,497	210,194	278,303	499,159	209,042	290,116	06/30/15
66	Barclays	Rose Pointe Apartments (Euclid/Budd)	423,155	192,461	230,694	444,122	212,067	232,055	476,751	187,138	289,613	492,683	182,537	310,146	06/30/15
67	Barclays	Chippewa Towne Centre	720,584	267,025	453,559	645,023	389,594	255,429	630,582	309,383	321,199	689,391	278,066	411,325	04/30/15
68	Barclays	Cedar Pointe Apartments	320,929	116,958	203,971	335,624	120,406	215,218	322,615	142,143	180,472	334,162	128,330	205,832	06/30/15
69	Barclays	South View (Avalon) Apartments	139,609	48,865	90,744	137,920	49,961	87,959	126,489	50,167	76,322	132,185	67,080	65,105	06/30/15
70	Barclays	Suncrest Apartments	379,501	128,779	250,722	405,504	152,717	252,787	381,893	132,445	249,448	425,166	159,931	265,235	06/30/15
71	Barclays	Comfort Inn - Woodstock, VA	1,131,673	782,018	349,655	1,154,346	822,522	331,824	1,198,024	878,445	319,579	1,215,901	840,276	375,625	05/31/15
72	Barclays	Red Roof Inn & Suites - Savannah GA	948,290	735,378	212,912	1,204,692	794,267	410,425	1,188,706	628,117	560,589	1,306,207	736,316	569,891	07/31/15
73	MC-Five Mile	Frankford Square	263,755	168,777	94,978	267,347	174,267	93,080	313,888	166,067	147,821	385,068	151,398	233,670	04/30/15
74	MC-Five Mile	Lake Erie MHC				470,125	234,274	235,851	488,830	258,287	230,543	514,620	249,336	265,284	06/30/15
75	Barclays	Forest View Apartments	188,208	61,569	126,639	186,653	79,083	107,570	181,538	72,732	108,806	197,644	83,176	114,468	06/30/15
76	Barclays	Royal Palms Apartments	186,163	122,372	63,791	203,899	101,285	102,614	218,089	108,596	109,493	216,428	114,203	102,225	06/30/15
77	Barclays	Rose Terrace Apartments (Parthenia)	388,259	170,615	217,644	421,075	177,490	243,585	417,771	200,067	217,704	427,288	198,402	228,887	06/30/15
78	MC-Five Mile	Pine Tree Square	396,977	132,672	264,304	389,721	127,049	262,672	425,363	125,785	299,577	420,239	128,789	291,450	03/31/15
79	Barclays	Beverly Terrace Apartments	169,585	69,414	100,171	173,041	64,701	108,340	186,032	63,244	122,787	187,900	73,432	114,468	06/30/15
80	Barclays	Iron Mountain Apartments	180,585	109,587	70,997	197,635	107,156	90,479	195,679	104,738	90,942	192,629	108,346	84,283	06/30/15
81	Barclays	Camellia Apartments	256,364	86,617	169,747	271,832	102,864	168,968	278,142	104,888	173,254	284,315	96,941	187,375	06/30/15
82	Barclays	Highland Springs Apartments	199,545	84,239	115,306	190,026	78,951	111,075	175,702	94,213	81,489	212,338	97,417	114,920	06/30/15
83	Barclays	Highland Meadows (43/44) Apartments	109,107	33,458	75,649	100,470	35,637	64,833	110,169	38,832	71,337	103,508	44,931	58,577	06/30/15
84	Barclays	Glen Terrace Apartments	239,656	86,247	153,409	254,065	90,737	163,328	254,740	97,298	157,441	267,945	101,920	166,025	06/30/15
85	Barclays	Twin Palms	264,534	89,798	174,736	273,042	94,201	178,841	272,402	97,339	175,062	278,697	95,249	183,447	06/30/15
86	Barclays	Highland Meadows (Meridian) Apartments	226,445	100,834	125,611	228,350	79,802	148,548	226,433	80,386	146,047	229,597	87,017	142,579	06/30/15
87	Barclays	South View (Carondelet) Apartments	211,405	84,610	126,795	226,808	74,234	152,574	232,621	75,446	157,175	236,267	81,319	154,948	06/30/15
88	Barclays	South View (Main) Apartments	156,263	76,205	80,058	201,534	57,112	144,422	193,102	67,000	126,102	203,202	72,084	131,118	06/30/15
89	Barclays	Summer Wind Apartments	167,478	142,014	25,464	206,519	122,863	83,656	245,702	161,062	84,640	254,900	145,561	109,339	06/30/15

A-1-20

ANNEX A-1

			UW
			Economic	UW	UW Total	UW	UW Capital	UW	UW	UW NCF	UW NOI	UW NCF		Ground Lease
Loan #	Seller(1)	Property Name	Occupancy %	Revenues ($)(3)	Expenses ($)	NOI ($)(3)(14)	Items ($)	NCF ($)(3)(14)	NOI DSCR(15)	DSCR(15)	Debt Yield %	Debt Yield %	Title Type	Expiration
1	JPMCB	Hilton Suites Chicago Magnificent Mile	84.0%	25,257,459	17,746,588	7,510,871	0	7,510,871	1.54	1.54	9.7%	9.7%	Fee
2	JPMCB	Civic Opera Building	91.0%	27,137,972	12,406,496	14,731,476	1,592,816	13,138,660	1.45	1.29	9.0%	8.0%	Fee
3	Barclays	Palmer House Retail Shops	94.4%	6,284,763	1,102,781	5,181,982	197,565	4,984,417	1.32	1.27	8.4%	8.0%	Fee
4	Barclays	Gateway Business Park	87.6%	8,005,057	3,100,556	4,904,501	293,916	4,610,586	1.38	1.30	8.8%	8.2%	Fee
5	JPMCB	U-Haul Portfolio	89.0%	43,890,317	13,920,199	29,970,118	791,733	29,178,385	1.91	1.86	18.9%	18.4%	Fee/Leasehold
5.001	JPMCB	Flushing	99.8%	2,314,270	570,466	1,743,805	8,600	1,735,204					Fee/Leasehold
5.002	JPMCB	Grand Concourse	98.8%	1,773,648	664,100	1,109,548	12,080	1,097,469					Fee/Leasehold
5.003	JPMCB	Ben White	99.5%	1,376,906	343,268	1,033,638	11,182	1,022,456					Fee/Leasehold
5.004	JPMCB	Quail Springs	93.6%	957,898	199,628	758,270	7,150	751,120					Fee/Leasehold
5.005	JPMCB	Mile High Station	95.3%	911,543	206,454	705,089	15,250	689,839					Fee/Leasehold
5.006	JPMCB	Philadelphia	96.7%	851,698	250,459	601,239	12,927	588,312					Fee/Leasehold
5.007	JPMCB	26th & Indian School Road	97.0%	782,879	188,489	594,390	17,397	576,993					Fee/Leasehold
5.008	JPMCB	Wilkes-Barre	82.9%	854,596	212,095	642,500	18,235	624,266					Fee/Leasehold
5.009	JPMCB	Lafayette	86.3%	856,407	198,768	657,639	3,432	654,207					Fee/Leasehold
5.010	JPMCB	Ashley Rd	94.8%	814,996	157,523	657,473	5,704	651,769					Fee/Leasehold
5.011	JPMCB	Woodlake	97.7%	814,380	225,232	589,148	5,818	583,330					Fee/Leasehold
5.012	JPMCB	Spring	79.7%	732,257	189,565	542,692	30,715	511,977					Fee/Leasehold
5.013	JPMCB	Kingwood	96.4%	718,383	183,775	534,608	19,118	515,490					Fee/Leasehold
5.014	JPMCB	Evanston	99.3%	765,879	283,455	482,425	13,560	468,865					Fee/Leasehold
5.015	JPMCB	Inglewood	98.3%	622,824	173,103	449,721	11,818	437,903					Fee/Leasehold
5.016	JPMCB	Pelham	96.3%	720,795	156,065	564,730	3,982	560,747					Fee/Leasehold
5.017	JPMCB	Fort Pierce	68.0%	522,824	200,764	322,061	27,415	294,646					Fee
5.018	JPMCB	Waverly Rd	97.1%	764,908	182,596	582,312	5,214	577,099					Fee/Leasehold
5.019	JPMCB	South Central	97.9%	491,629	108,654	382,975	2,305	380,670					Fee/Leasehold
5.020	JPMCB	New Utrecht Ave	98.3%	450,986	130,165	320,821	4,324	316,496					Fee/Leasehold
5.021	JPMCB	Castleton	92.1%	556,666	175,896	380,771	6,795	373,976					Fee/Leasehold
5.022	JPMCB	Tropicana Field	94.2%	535,939	155,115	380,824	15,068	365,756					Fee
5.023	JPMCB	Eastside	99.4%	502,353	140,589	361,764	11,974	349,789					Fee/Leasehold
5.024	JPMCB	Cheltenham	93.1%	368,320	106,833	261,487	7,675	253,812					Fee/Leasehold
5.025	JPMCB	Overbrook	99.0%	359,179	93,206	265,973	5,163	260,810					Fee/Leasehold
5.026	JPMCB	Somerville	82.5%	472,098	150,357	321,741	7,048	314,693					Fee/Leasehold
5.027	JPMCB	Sherwood	85.4%	439,384	133,016	306,368	9,822	296,546					Fee/Leasehold
5.028	JPMCB	Page Ave	96.8%	540,724	172,723	368,001	9,441	358,560					Fee/Leasehold
5.029	JPMCB	Lubbock	97.3%	458,537	129,760	328,777	7,229	321,548					Fee/Leasehold
5.030	JPMCB	South Shore	94.6%	394,805	125,251	269,554	8,219	261,335					Fee
5.031	JPMCB	Capitol Ave	93.2%	573,562	197,987	375,575	17,915	357,660					Fee/Leasehold
5.032	JPMCB	Summer Ave	92.9%	504,836	154,446	350,390	8,893	341,497					Fee/Leasehold
5.033	JPMCB	Milwaukie	98.1%	443,362	110,738	332,624	4,581	328,043					Fee/Leasehold
5.034	JPMCB	Abilene	93.8%	398,095	111,671	286,424	12,528	273,896					Fee/Leasehold
5.035	JPMCB	Gresham	99.0%	443,063	148,660	294,403	4,762	289,641					Fee/Leasehold
5.036	JPMCB	5th Ave	97.3%	539,076	157,888	381,188	8,434	372,754					Fee/Leasehold
5.037	JPMCB	10 Mile & Groesbeck Hwy	87.1%	517,943	153,257	364,687	6,489	358,198					Fee/Leasehold
5.038	JPMCB	Hammond Sq	93.1%	346,283	104,579	241,703	13,474	228,229					Fee/Leasehold
5.039	JPMCB	Midway	92.3%	317,548	113,005	204,543	5,227	199,316					Fee/Leasehold
5.040	JPMCB	Garner	98.5%	389,101	112,106	276,995	3,590	273,404					Fee/Leasehold
5.041	JPMCB	Lynchburg	96.8%	395,773	93,869	301,904	1,713	300,191					Fee/Leasehold
5.042	JPMCB	I-80 & Manawa	97.0%	393,009	134,662	258,347	15,047	243,300					Fee/Leasehold
5.043	JPMCB	W Columbia	97.9%	335,532	108,491	227,041	2,917	224,124					Fee/Leasehold
5.044	JPMCB	Ontario	93.2%	294,510	91,635	202,875	5,455	197,420					Fee/Leasehold
5.045	JPMCB	Roxborough	97.4%	293,437	101,780	191,657	4,838	186,820					Fee/Leasehold
5.046	JPMCB	East Main St	99.1%	430,821	130,946	299,875	3,971	295,904					Fee/Leasehold
5.047	JPMCB	Bardstown	96.3%	374,822	112,443	262,379	6,442	255,937					Fee/Leasehold
5.048	JPMCB	Jonesboro GA	85.6%	386,861	118,049	268,812	8,583	260,229					Fee/Leasehold
5.049	JPMCB	Portsmouth	98.9%	368,386	110,630	257,755	6,788	250,967					Fee/Leasehold
5.050	JPMCB	Danbury	81.7%	372,455	121,369	251,086	3,590	247,496					Fee/Leasehold
5.051	JPMCB	Mather	90.9%	346,766	91,320	255,447	11,486	243,960					Fee/Leasehold
5.052	JPMCB	Huntington	91.9%	325,264	103,730	221,534	5,979	215,555					Fee/Leasehold
5.053	JPMCB	Broad St	95.1%	325,718	95,916	229,802	19,590	210,212					Fee/Leasehold
5.054	JPMCB	Madison	90.8%	474,286	129,885	344,401	5,834	338,567					Fee/Leasehold
5.055	JPMCB	Plainfield	91.8%	259,547	99,509	160,038	6,238	153,801					Fee/Leasehold
5.056	JPMCB	Elyria	94.1%	385,915	148,499	237,416	8,840	228,576					Fee/Leasehold
5.057	JPMCB	Manchester	86.0%	322,100	116,260	205,840	7,127	198,713					Fee/Leasehold
5.058	JPMCB	Old Bridge	94.1%	286,830	104,237	182,593	9,005	173,588					Fee/Leasehold
5.059	JPMCB	Hammond	96.8%	282,591	118,579	164,013	7,084	156,929					Fee/Leasehold
5.060	JPMCB	High Point	95.7%	242,639	84,603	158,036	4,865	153,171					Fee
5.061	JPMCB	Idaho Falls	87.9%	288,622	123,515	165,107	13,110	151,997					Fee/Leasehold
5.062	JPMCB	6th Ave	96.8%	250,686	86,377	164,308	6,558	157,751					Fee/Leasehold
5.063	JPMCB	Jonesboro	90.3%	274,181	100,812	173,369	7,652	165,717					Fee/Leasehold
5.064	JPMCB	Chula Vista	93.0%	229,722	82,971	146,751	3,381	143,370					Fee/Leasehold
5.065	JPMCB	Barstow	88.6%	230,388	86,038	144,350	5,050	139,300					Fee/Leasehold
5.066	JPMCB	Wade Hampton	95.9%	270,888	89,728	181,160	7,073	174,087					Fee/Leasehold
5.067	JPMCB	Western Ave	98.3%	295,459	95,358	200,101	5,181	194,919					Fee/Leasehold
5.068	JPMCB	7 Mile & Livernois	96.3%	335,133	106,133	229,001	5,725	223,276					Fee/Leasehold
5.069	JPMCB	Bowling Green	95.4%	238,278	86,703	151,575	2,695	148,880					Fee/Leasehold
5.070	JPMCB	Clarksville	82.1%	281,265	92,597	188,668	5,642	183,026					Fee/Leasehold
5.071	JPMCB	Alexis Rd	91.3%	337,938	121,967	215,970	4,600	211,371					Fee/Leasehold
5.072	JPMCB	Jefferson Davis Hwy	92.5%	226,023	77,477	148,545	6,140	142,405					Fee/Leasehold
5.073	JPMCB	Veterans Memorial	90.1%	235,767	102,925	132,842	8,485	124,357					Fee/Leasehold
5.074	JPMCB	Southfield Frwy & Joy Rd	97.9%	297,741	94,920	202,821	6,248	196,574					Fee/Leasehold
5.075	JPMCB	Aurora	83.3%	174,341	94,970	79,371	5,270	74,101					Fee/Leasehold

A-1-21

ANNEX A-1

			UW
			Economic	UW	UW Total	UW	UW Capital	UW	UW	UW NCF	UW NOI	UW NCF		Ground Lease
Loan #	Seller(1)	Property Name	Occupancy %	Revenues ($)(3)	Expenses ($)	NOI ($)(3)(14)	Items ($)	NCF ($)(3)(14)	NOI DSCR(15)	DSCR(15)	Debt Yield %	Debt Yield %	Title Type	Expiration
5.076	JPMCB	East Lake	92.3%	212,743	69,218	143,525	5,208	138,317					Fee/Leasehold
5.077	JPMCB	East Spokane	85.6%	255,518	91,479	164,039	7,437	156,602					Fee/Leasehold
5.078	JPMCB	North Hills	97.8%	161,229	84,773	76,456	4,423	72,033					Fee/Leasehold
5.079	JPMCB	Fort Smith	95.1%	219,783	78,294	141,490	5,592	135,897					Fee/Leasehold
5.080	JPMCB	Jim Miller Rd	95.2%	201,440	86,012	115,428	10,202	105,225					Fee/Leasehold
5.081	JPMCB	Hwy 367	93.0%	305,497	157,137	148,360	2,814	145,547					Fee/Leasehold
5.082	JPMCB	10th Ave	93.1%	202,790	72,155	130,636	5,219	125,417					Fee/Leasehold
5.083	JPMCB	Mesa Rd	92.5%	235,315	101,223	134,092	5,945	128,146					Fee/Leasehold
5.084	JPMCB	Cumberland	88.4%	206,674	86,643	120,031	7,608	112,423					Fee/Leasehold
5.085	JPMCB	Colonie	84.8%	324,688	147,178	177,509	10,811	166,698					Fee/Leasehold
5.086	JPMCB	Pearl	78.1%	182,800	76,755	106,045	4,160	101,885					Fee/Leasehold
5.087	JPMCB	Reading	94.4%	198,396	92,998	105,398	3,641	101,757					Fee/Leasehold
5.088	JPMCB	Terre Haute	95.0%	212,936	78,893	134,043	3,267	130,776					Fee/Leasehold
5.089	JPMCB	Hamilton	90.5%	201,820	82,250	119,570	4,182	115,388					Fee/Leasehold
5.090	JPMCB	Lebanon	99.3%	187,498	88,662	98,836	3,273	95,564					Fee/Leasehold
5.091	JPMCB	7 Mile & Van Dyke	85.4%	220,417	86,280	134,137	4,904	129,233					Fee/Leasehold
5.092	JPMCB	State St	93.3%	176,577	97,771	78,806	3,165	75,640					Fee/Leasehold
5.093	JPMCB	Fall River	96.0%	162,921	84,194	78,728	4,496	74,232					Fee/Leasehold
5.094	JPMCB	Provo	61.5%	159,070	91,947	67,123	6,616	60,507					Fee/Leasehold
5.095	JPMCB	Glens Falls	96.3%	231,381	107,158	124,223	2,371	121,853					Fee/Leasehold
5.096	JPMCB	Schenectady	91.5%	193,605	102,476	91,129	4,031	87,098					Fee/Leasehold
5.097	JPMCB	Bremerton	96.4%	168,327	85,556	82,771	4,295	78,476					Fee/Leasehold
5.098	JPMCB	South End	81.1%	175,070	85,980	89,090	2,126	86,964					Fee/Leasehold
5.099	JPMCB	Keene	96.2%	200,082	103,449	96,634	5,177	91,456					Fee/Leasehold
5.100	JPMCB	Lima Mall	97.5%	159,488	74,197	85,291	4,797	80,494					Fee/Leasehold
5.101	JPMCB	New Britain	89.0%	139,758	68,558	71,201	2,656	68,544					Fee/Leasehold
5.102	JPMCB	Cape Girardeau	96.3%	130,748	74,896	55,853	3,150	52,702					Fee/Leasehold
5.103	JPMCB	N Watkins	93.3%	143,957	76,346	67,612	3,053	64,558					Fee/Leasehold
5.104	JPMCB	National Rd	82.1%	136,900	85,976	50,925	4,547	46,378					Fee/Leasehold
5.105	JPMCB	Pensacola-Bellview	73.0%	118,610	71,135	47,475	3,814	43,661					Fee
6	Barclays	Frandor Shopping Center	94.2%	7,079,601	2,794,775	4,284,826	314,473	3,970,353	1.78	1.65	10.6%	9.8%	Fee
7	JPMCB	First National Building	92.2%	18,440,830	10,058,848	8,381,981	569,774	7,812,208	1.91	1.78	12.0%	11.2%	Fee
8	SMF II	The Outlet Shoppes at Gettysburg	97.0%	7,232,464	3,125,441	4,107,023	237,440	3,869,583	1.70	1.60	10.7%	10.1%	Fee
9	JPMCB	One Shell Square	93.8%	24,088,972	10,068,381	14,020,592	890,400	13,130,192	1.90	1.78	11.1%	10.4%	Fee
10	RCMC	Park Place I & II Portfolio	92.5%	5,240,010	1,973,478	3,266,532	176,664	3,089,868	1.72	1.63	10.8%	10.2%	Fee
10.01	RCMC	Park Place II	95.0%	2,810,930	1,037,339	1,773,591	93,591	1,680,000					Fee
10.02	RCMC	Park Place I	89.7%	2,429,080	936,139	1,492,941	83,073	1,409,868					Fee
11	JPMCB	Waterstone Apartments	93.2%	4,390,551	1,968,233	2,422,317	65,136	2,357,181	1.33	1.30	8.0%	7.8%	Fee
12	JPMCB	Hilton Atlanta Perimeter	78.0%	9,613,653	6,508,707	3,104,946	0	3,104,946	1.65	1.65	10.3%	10.3%	Fee
13	RAIT	Eastmont Town Center	84.7%	9,230,262	3,943,126	5,287,136	617,083	4,670,053	1.96	1.73	12.9%	11.4%	Fee
14	SMF II	Hyatt Place Texas Portfolio	78.9%	13,512,207	9,469,212	4,042,995	0	4,042,995	1.66	1.66	10.5%	10.5%	Fee
14.01	SMF II	Hyatt Place Austin	81.4%	5,504,015	3,638,270	1,865,745	0	1,865,745					Fee
14.02	SMF II	Hyatt Place San Antonio	81.2%	4,236,642	3,116,081	1,120,561	0	1,120,561					Fee
14.03	SMF II	Hyatt Place Dallas	74.3%	3,771,550	2,714,862	1,056,689	0	1,056,689					Fee
15	JPMCB	The Park at Veneto	95.2%	2,902,618	1,279,768	1,622,850	84,600	1,538,250	1.30	1.23	8.0%	7.6%	Fee
16	JPMCB	Brunswick Portfolio	95.0%	15,200,000	456,000	14,744,000	2,616,587	12,127,413	1.79	1.47	12.3%	10.2%	Fee
16.01	JPMCB	BZ Lone Tree	95.0%	785,384	23,562	761,822	69,018	692,804					Fee
16.02	JPMCB	BZ Gilbert Consolidated	95.0%	690,840	20,725	670,115	66,402	603,713					Fee
16.03	JPMCB	BZ XL Kennesaw Consolidated	95.0%	645,240	19,357	625,883	60,130	565,753					Fee
16.04	JPMCB	BZ Randall Road Consolidated	95.0%	430,160	12,905	417,255	66,156	351,099					Fee
16.05	JPMCB	BZ Romeoville Consolidated	95.0%	411,920	12,358	399,562	70,371	329,192					Fee
16.06	JPMCB	Cal Oaks Bowl	95.0%	396,264	11,888	384,376	40,624	343,752					Fee
16.07	JPMCB	BZ St Peters Consolidated	95.0%	405,536	12,166	393,370	65,648	327,722					Fee
16.08	JPMCB	Classic Lanes	95.0%	369,816	11,094	358,722	40,624	318,098					Fee
16.09	JPMCB	Premier Lanes	95.0%	367,232	11,017	356,215	49,105	307,110					Fee
16.10	JPMCB	BZ Brooklyn Park Consolidated	95.0%	364,648	10,939	353,709	70,086	283,623					Fee
16.11	JPMCB	BZ Eden Prairie	95.0%	372,552	11,177	361,375	52,078	309,298					Fee
16.12	JPMCB	BZ Lakeville Consolidated	95.0%	372,856	11,186	361,670	67,454	294,216					Fee
16.13	JPMCB	BZ Blaine Consolidated	95.0%	365,712	10,971	354,741	66,166	288,574					Fee
16.14	JPMCB	Brunswick's Norcross	95.0%	328,472	9,854	318,618	45,913	272,705					Fee
16.15	JPMCB	Majestic Lanes	95.0%	297,920	8,938	288,982	41,652	247,331					Fee
16.16	JPMCB	Bramalea Lanes	95.0%	298,376	8,951	289,425	41,702	247,722					Fee
16.17	JPMCB	BZ Glendale	95.0%	328,168	9,845	318,323	42,061	276,262					Fee
16.18	JPMCB	Brunswick's Marietta	95.0%	293,968	8,819	285,149	41,103	244,046					Fee
16.19	JPMCB	BZ Watauga Consolidated	95.0%	296,704	8,901	287,803	41,471	246,332					Fee
16.20	JPMCB	BZ Roswell	95.0%	290,928	8,728	282,200	40,674	241,526					Fee
16.21	JPMCB	National Lanes	95.0%	271,168	8,135	263,033	41,707	221,326					Fee
16.22	JPMCB	BZ River Grove	95.0%	247,456	7,424	240,032	44,763	195,270					Fee
16.23	JPMCB	Via Linda Lanes	95.0%	243,808	7,314	236,494	41,670	194,824					Fee
16.24	JPMCB	BZ Upland	95.0%	227,088	6,813	220,275	41,083	179,193					Fee
16.25	JPMCB	Foothill Lanes	95.0%	227,088	6,813	220,275	41,083	179,193					Fee
16.26	JPMCB	Riverview Lanes Consolidated	95.0%	232,864	6,986	225,878	42,131	183,747					Fee
16.27	JPMCB	BZ Heather Ridge	95.0%	229,672	6,890	222,782	41,543	181,239					Fee
16.28	JPMCB	BZ Westminster	95.0%	230,432	6,913	223,519	41,678	181,841					Fee
16.29	JPMCB	Columbia Lanes Consolidated	95.0%	237,880	7,136	230,744	33,258	197,486					Fee
16.30	JPMCB	Brunswick's Buffalo Grove	95.0%	234,080	7,022	227,058	65,453	161,604					Fee
16.31	JPMCB	Moreno Valley Bowl	95.0%	216,296	6,489	209,807	41,573	168,235					Fee
16.32	JPMCB	Fairlawn Lanes Consolidated	95.0%	221,920	6,658	215,262	29,671	185,591					Fee
16.33	JPMCB	BZ Green Mountain	95.0%	217,664	6,530	211,134	41,844	169,290					Fee
16.34	JPMCB	BZ Mesa	95.0%	208,392	6,252	202,140	40,065	162,075					Fee

A-1-22

ANNEX A-1

			UW
			Economic	UW	UW Total	UW	UW Capital	UW	UW	UW NCF	UW NOI	UW NCF		Ground Lease
Loan #	Seller(1)	Property Name	Occupancy %	Revenues ($)(3)	Expenses ($)	NOI ($)(3)(14)	Items ($)	NCF ($)(3)(14)	NOI DSCR(15)	DSCR(15)	Debt Yield %	Debt Yield %	Title Type	Expiration
16.35	JPMCB	BZ Lilburn	95.0%	203,224	6,097	197,127	41,684	155,443					Fee
16.36	JPMCB	BZ Turnersville	95.0%	203,376	6,101	197,275	36,800	160,475					Fee
16.37	JPMCB	BZ Lakeside	95.0%	190,760	5,723	185,037	41,901	143,136					Fee
16.38	JPMCB	Harbour Lanes	95.0%	185,136	5,554	179,582	40,686	138,896					Fee
16.39	JPMCB	Tri-City Bowl	95.0%	186,048	5,581	180,467	52,008	128,459					Fee
16.40	JPMCB	BZ Normandy Consolidated	95.0%	184,984	5,550	179,434	33,470	145,965					Fee
16.41	JPMCB	Margate Lanes	95.0%	175,864	5,276	170,588	33,796	136,792					Fee
16.42	JPMCB	BZ Austell	95.0%	174,800	5,244	169,556	41,367	128,189					Fee
16.43	JPMCB	BZ Mt Prospect	95.0%	171,000	5,130	165,870	37,572	128,298					Fee
16.44	JPMCB	BZ Deer Park	95.0%	167,352	5,021	162,331	42,874	119,457					Fee
16.45	JPMCB	BZ Denton Consolidated	95.0%	163,248	4,897	158,351	33,460	124,890					Fee
16.46	JPMCB	BZ Woodridge	95.0%	163,248	4,897	158,351	45,655	112,696					Fee
16.47	JPMCB	Vista Lanes	95.0%	158,688	4,761	153,927	40,677	113,251					Fee
16.48	JPMCB	Wekiva Lanes	95.0%	163,856	4,916	158,940	41,987	116,954					Fee
16.49	JPMCB	BZ Roselle	95.0%	152,304	4,569	147,735	46,831	100,903					Fee
16.50	JPMCB	BZ Glendale Heights	95.0%	151,088	4,533	146,555	33,175	113,380					Fee
16.51	JPMCB	BZ Wheat Ridge	95.0%	149,416	4,482	144,934	41,793	103,140					Fee
16.52	JPMCB	BZ Circle Consolidated	95.0%	156,408	4,692	151,716	40,084	111,631					Fee
16.53	JPMCB	BZ Hawthorn Lanes	95.0%	136,496	4,095	132,401	41,999	90,402					Fee
16.54	JPMCB	Camino Seco Bowl	95.0%	136,344	4,090	132,254	32,256	99,997					Fee
16.55	JPMCB	Westcreek Lanes Consolidated	95.0%	133,304	3,999	129,305	40,999	88,306					Fee
16.56	JPMCB	BZ North Ridgeville	95.0%	132,544	3,976	128,568	40,774	87,793					Fee
16.57	JPMCB	BZ Belle Vernon	95.0%	115,216	3,456	111,760	35,417	76,343					Fee
16.58	JPMCB	BZ Fountain Square	95.0%	86,792	2,604	84,188	33,362	50,827					Fee
17	JPMCB	New Center One Building	74.0%	7,823,504	3,508,208	4,315,296	500,947	3,814,349	1.81	1.60	11.4%	10.1%	Fee
18	SMF II	Robinson Plaza	90.4%	3,114,554	1,296,835	1,817,719	209,926	1,607,793	1.59	1.41	10.0%	8.8%	Fee
19	RCMC	Residence Inn - Clifton Park	87.9%	5,380,706	2,770,805	2,609,901	0	2,609,901	2.39	2.39	14.8%	14.8%	Fee
20	JPMCB	North Miami Business Park	91.9%	2,333,941	818,596	1,515,345	117,558	1,397,788	1.53	1.41	9.5%	8.8%	Fee
21	JPMCB	The Park at Murano	96.8%	2,443,666	1,133,997	1,309,669	69,000	1,240,669	1.34	1.27	8.3%	7.9%	Fee
22	JPMCB	Langhorne Shopping Center	90.1%	1,712,797	413,126	1,299,671	115,927	1,183,744	1.40	1.28	8.6%	7.8%	Fee
23	Barclays	Chow Triple Net Retail Portfolio I	95.0%	2,432,163	395,923	2,036,240	101,935	1,934,305	2.30	2.19	13.8%	13.1%	Fee
23.01	Barclays	7-Eleven - Las Vegas, NV	97.1%	221,136	20,693	200,443	5,328	195,115					Fee
23.02	Barclays	Chipotle - Pittsburgh, PA	97.6%	218,130	16,553	201,577	4,262	197,315					Fee
23.03	Barclays	7-Eleven - Sacramento, CA	98.0%	259,467	16,463	243,004	4,239	238,765					Fee
23.04	Barclays	Taco Bell - Las Vegas, NV	97.4%	196,453	16,442	180,011	4,233	175,778					Fee
23.05	Barclays	Arby's - Colorado Springs, CO	95.5%	153,831	22,472	131,359	5,786	125,573					Fee
23.06	Barclays	TGI Fridays - Denver, CO	91.8%	162,350	44,999	117,351	11,586	105,765					Fee
23.07	Barclays	Burger King - Troy, MI	94.7%	159,402	27,581	131,821	7,101	124,720					Fee
23.08	Barclays	Burger King - Mitchell, SD	94.0%	134,817	26,439	108,378	6,807	101,571					Fee
23.09	Barclays	Burger King - Oshkosh, WI	94.2%	132,108	25,366	106,742	6,531	100,211					Fee
23.10	Barclays	Hooter's - Tuscaloosa, AL	95.0%	149,536	24,369	125,167	6,274	118,893					Fee
23.11	Barclays	Chipotle, Palm Beach Tan, and AT&T - Xenia, OH	91.1%	171,599	51,832	119,767	13,345	106,422					Fee
23.12	Barclays	7-Eleven and LA Insurance - Las Vegas, NV	92.8%	138,812	33,230	105,582	8,555	97,027					Fee
23.13	Barclays	Pizza Hut - Meridian, MS	93.7%	128,100	26,619	101,481	6,853	94,628					Fee
23.14	Barclays	KFC/Taco Bell - Portland, IN	94.3%	99,347	18,664	80,683	4,805	75,878					Fee
23.15	Barclays	KFC - Great Bend, KS	93.2%	107,074	24,203	82,871	6,231	76,640					Fee
24	Barclays	Oakland Hills	94.8%	2,107,523	821,976	1,285,547	47,000	1,238,547	1.44	1.39	9.2%	8.9%	Fee
25	MC-Five Mile	Walnut Multifamily Portfolio	93.8%	1,755,312	590,965	1,164,348	21,300	1,143,048	1.37	1.35	8.5%	8.3%	Fee/Leasehold
25.01	MC-Five Mile	Forbes Terrace	95.0%	954,807	327,231	627,576	11,400	616,176					Leasehold	08/08/45
25.02	MC-Five Mile	Beacon Commons	90.5%	447,088	156,912	290,176	6,300	283,876					Fee
25.03	MC-Five Mile	Walnut on Wightman	95.0%	353,417	106,821	246,596	3,600	242,996					Leasehold	08/08/45
26	JPMCB	Town & Country Shopping Center	81.9%	2,063,502	725,286	1,338,215	271,916	1,066,299	1.58	1.26	9.8%	7.8%	Fee
27	MC-Five Mile	Premiere Place	93.5%	1,521,166	341,699	1,179,467	91,210	1,088,257	1.46	1.35	9.1%	8.4%	Fee
28	SMF II	Simply Self Storage Portfolio	85.9%	1,765,894	611,932	1,153,962	33,590	1,120,373	1.48	1.44	9.2%	9.0%	Fee
28.01	SMF II	Cooke Road Self Storage	85.8%	764,840	261,524	503,316	15,500	487,816					Fee
28.02	SMF II	Hawthorn Park Self Storage	86.2%	610,579	183,243	427,337	10,560	416,777					Fee
28.03	SMF II	West 10th Street Self Storage	85.6%	390,475	167,166	223,309	7,530	215,779					Fee
29	SMF II	Emerson Pointe	95.0%	1,591,133	433,749	1,157,383	39,212	1,118,171	1.49	1.44	9.4%	9.1%	Fee
30	MC-Five Mile	Big Curve Shopping Center	89.0%	1,764,235	506,485	1,257,750	41,114	1,216,636	1.72	1.66	10.4%	10.1%	Fee
31	MC-Five Mile	Mustang Crossing Apartments	88.6%	2,198,210	1,038,658	1,159,552	92,100	1,067,452	1.65	1.52	10.8%	9.9%	Fee
32	Barclays	Acosta Headquarters	95.0%	1,717,980	684,312	1,033,668	116,555	917,113	1.61	1.43	9.7%	8.6%	Fee
33	RCMC	Falcon Gateway	92.0%	1,210,543	275,969	934,574	53,299	881,275	1.39	1.31	8.8%	8.3%	Fee
34	Barclays	Shadow Hills Apartments	94.0%	1,311,612	533,685	777,927	26,980	750,947	1.30	1.26	8.0%	7.8%	Fee
35	MC-Five Mile	Eastlake RV Resort	83.7%	1,741,151	866,485	874,666	12,050	862,616	1.52	1.50	9.4%	9.2%	Fee
36	SMF II	Southwest Plaza	87.0%	1,345,193	378,070	967,123	110,969	856,155	1.67	1.47	10.4%	9.2%	Fee
37	SMF II	Route 1 Self Storage Laurel	93.0%	1,167,448	399,543	767,905	9,029	758,876	1.42	1.40	8.8%	8.7%	Fee
38	JPMCB	Old Stage Warehouse	93.0%	1,027,442	115,934	911,508	122,275	789,233	1.77	1.53	10.8%	9.3%	Fee
39	MC-Five Mile	Mattoon Market Place	92.0%	1,302,524	411,482	891,042	55,197	835,845	1.75	1.64	10.8%	10.1%	Fee
40	MC-Five Mile	Hawthorne Townhomes	95.0%	1,065,443	367,940	697,503	21,200	676,303	1.39	1.35	8.5%	8.3%	Fee
41	Barclays	Marquis Forest Apartments	74.7%	2,291,366	1,445,801	845,565	111,900	733,665	1.64	1.43	10.5%	9.1%	Fee
42	MC-Five Mile	Freeway Crossing	92.5%	1,049,014	279,870	769,144	76,805	692,340	1.73	1.56	10.6%	9.5%	Fee
43	JPMCB	780 Dedham Street	87.0%	1,168,766	476,421	692,344	94,436	597,908	1.60	1.38	9.8%	8.5%	Fee
44	SMF II	University Studios	88.5%	1,264,790	627,703	637,087	37,289	599,798	1.46	1.38	9.1%	8.6%	Fee
45	RCMC	One Park Centre	89.0%	1,236,973	542,684	694,289	89,925	604,364	1.67	1.46	10.5%	9.1%	Fee
46	JPMCB	Colony Village	83.1%	1,335,407	735,022	600,385	51,300	549,085	1.52	1.39	9.2%	8.4%	Fee
47	Barclays	Summer View Apartments	92.6%	1,072,038	542,336	529,702	30,250	499,452	1.33	1.25	8.2%	7.7%	Fee
48	JPMCB	Guardian Self Storage - Liberty Avenue	72.8%	928,832	357,256	571,576	8,637	562,939	1.48	1.45	9.1%	8.9%	Fee
49	JPMCB	Market Square at Montrose	95.0%	1,517,202	860,477	656,725	122,124	534,601	1.53	1.25	10.5%	8.6%	Leasehold	10/21/27
50	JPMCB	Brynn Marr Village	70.6%	1,572,900	949,428	623,472	58,800	564,672	1.66	1.50	10.1%	9.1%	Fee
51	SMF II	Best Buy Sanford, FL	95.3%	697,334	59,261	638,073	33,844	604,229	1.39	1.32	10.7%	10.2%	Fee

A-1-23

ANNEX A-1

			UW
			Economic	UW	UW Total	UW	UW Capital	UW	UW	UW NCF	UW NOI	UW NCF		Ground Lease
Loan #	Seller(1)	Property Name	Occupancy %	Revenues ($)(3)	Expenses ($)	NOI ($)(3)(14)	Items ($)	NCF ($)(3)(14)	NOI DSCR(15)	DSCR(15)	Debt Yield %	Debt Yield %	Title Type	Expiration
52	Barclays	Prospect Industrial Center	79.8%	1,040,051	449,025	591,026	72,388	518,638	1.61	1.42	10.0%	8.8%	Fee
53	SMF II	Condor Garden Apartments	92.8%	1,215,619	605,041	610,578	44,733	565,845	1.81	1.68	11.0%	10.2%	Fee
54	Barclays	Best Western - Leesburg, VA	61.6%	1,975,517	1,362,705	612,812	0	612,812	1.62	1.62	11.2%	11.2%	Fee
55	Barclays	Heritage Shopping Center	95.0%	995,583	286,221	709,362	71,251	638,111	2.38	2.14	14.2%	12.8%	Fee
56	Barclays	Comfort Inn - Staunton, VA	55.2%	1,631,290	1,109,092	522,198	0	522,198	1.52	1.52	10.5%	10.5%	Fee
57	RCMC	International Design Center	89.8%	1,122,446	637,318	485,128	43,600	441,528	1.68	1.53	10.5%	9.6%	Fee
58	Barclays	La Quinta Inn & Suites - Angleton, TX	85.8%	1,818,085	1,089,225	728,860	0	728,860	2.40	2.40	16.3%	16.3%	Fee
59	MC-Five Mile	CVS Portfolio	92.5%	427,696	49,616	378,080	19,269	358,812	1.45	1.37	9.0%	8.6%	Fee/Leasehold
59.01	MC-Five Mile	CVS Pharmacy-Johnson City	93.4%	224,745	20,272	204,473	9,664	194,809					Fee
59.02	MC-Five Mile	CVS Pharmacy-Cortland	91.5%	202,951	29,343	173,607	9,604	164,003					Leasehold	11/30/18
60	RCMC	Antelope Valley Partners	90.0%	633,938	92,204	541,734	32,009	509,725	2.19	2.06	13.2%	12.4%	Fee
61	SMF II	Evergreen Village Apartments	90.8%	929,245	505,866	423,379	25,717	397,662	1.67	1.57	10.5%	9.8%	Fee
62	Barclays	Behringer Tractor Supply Portfolio	95.0%	571,850	111,708	460,141	23,612	436,529	1.88	1.78	11.5%	10.9%	Fee
62.01	Barclays	Tractor Supply Co - OH	95.0%	328,613	67,980	260,632	13,025	247,607					Fee
62.02	Barclays	Tractor Supply Co - LA	95.0%	243,237	43,728	199,509	10,587	188,922					Fee
63	Barclays	Bedford Square I & II	86.8%	675,627	229,087	446,540	92,943	353,597	1.99	1.58	12.2%	9.7%	Fee
64	Barclays	Sak's Garage	89.2%	589,158	196,865	392,293	9,075	383,218	1.65	1.62	10.8%	10.5%	Fee
65	Barclays	Diamond Pointe Apartments (6th/Deodar)	91.3%	509,798	226,368	283,430	11,514	271,916	1.31	1.26	8.1%	7.8%	Fee
66	Barclays	Rose Pointe Apartments (Euclid/Budd)	95.0%	482,486	203,616	278,870	10,044	268,826	1.30	1.25	8.0%	7.7%	Fee
67	Barclays	Chippewa Towne Centre	91.8%	619,923	282,628	337,295	31,866	305,429	2.14	1.93	9.9%	9.0%	Fee
68	Barclays	Cedar Pointe Apartments	94.9%	329,981	136,812	193,169	7,750	185,419	1.31	1.26	8.1%	7.8%	Fee
69	Barclays	South View (Avalon) Apartments	84.8%	137,637	67,327	70,310	3,000	67,310	1.31	1.26	8.1%	7.8%	Fee
70	Barclays	Suncrest Apartments	95.0%	435,038	175,993	259,045	10,600	248,445	1.31	1.26	8.1%	7.8%	Fee
71	Barclays	Comfort Inn - Woodstock, VA	60.5%	1,215,901	864,897	351,004	0	351,004	1.66	1.66	11.4%	11.4%	Fee
72	Barclays	Red Roof Inn & Suites - Savannah GA	68.6%	1,339,132	874,463	464,669	0	464,669	2.17	2.17	15.5%	15.5%	Fee
73	MC-Five Mile	Frankford Square	79.3%	429,566	159,793	269,773	20,667	249,107	1.45	1.34	9.0%	8.3%	Fee
74	MC-Five Mile	Lake Erie MHC	63.4%	544,836	252,827	292,009	8,150	283,859	1.54	1.49	10.1%	9.8%	Fee
75	Barclays	Forest View Apartments	94.9%	201,893	90,896	110,997	3,250	107,747	1.32	1.25	8.2%	7.8%	Fee
76	Barclays	Royal Palms Apartments	90.3%	221,632	112,057	109,575	7,588	101,987	1.32	1.25	8.2%	7.8%	Fee
77	Barclays	Rose Terrace Apartments (Parthenia)	94.9%	421,961	211,269	210,692	8,000	202,692	1.30	1.25	8.0%	7.7%	Fee
78	MC-Five Mile	Pine Tree Square	77.6%	351,634	121,193	230,441	18,490	211,951	1.46	1.35	9.2%	8.5%	Fee
79	Barclays	Beverly Terrace Apartments	95.0%	184,604	79,041	105,564	3,458	102,106	1.33	1.26	8.2%	7.8%	Fee
80	Barclays	Iron Mountain Apartments	88.2%	197,464	107,012	90,451	7,032	83,419	1.33	1.26	8.2%	7.8%	Fee
81	Barclays	Camellia Apartments	94.9%	279,495	108,584	170,911	5,120	165,791	1.30	1.26	8.0%	7.8%	Fee
82	Barclays	Highland Springs Apartments	93.1%	214,410	99,126	115,284	3,780	111,504	1.30	1.25	8.0%	7.8%	Fee
83	Barclays	Highland Meadows (43/44) Apartments	86.5%	100,183	46,330	53,853	2,176	51,677	1.30	1.25	8.0%	7.8%	Fee
84	Barclays	Glen Terrace Apartments	90.4%	278,292	112,704	165,588	6,000	159,588	1.31	1.26	8.1%	7.8%	Fee
85	Barclays	Twin Palms	98.9%	266,870	106,299	160,571	6,042	154,529	1.30	1.25	8.0%	7.7%	Fee
86	Barclays	Highland Meadows (Meridian) Apartments	93.3%	240,331	94,295	146,036	4,592	141,444	1.29	1.25	8.0%	7.8%	Fee
87	Barclays	South View (Carondelet) Apartments	95.0%	232,932	88,242	144,690	4,750	139,940	1.32	1.27	8.2%	7.9%	Fee
88	Barclays	South View (Main) Apartments	75.2%	217,210	77,751	139,459	5,088	134,371	1.38	1.32	8.5%	8.2%	Fee
89	Barclays	Summer Wind Apartments	90.9%	280,859	144,492	136,367	9,078	127,289	1.44	1.34	8.9%	8.3%	Fee

A-1-24

ANNEX A-1

UPFRONT ESCROW(16)

			Ground Lease		Upfront Capex	Upfront Engin.	Upfront Envir.	Upfront TI/LC	Upfront RE Tax	Upfront Ins.	Upfront Debt Service	Upfront Other
Loan #	Seller(1)	Property Name	Extension Terms	PML %	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)
1	JPMCB	Hilton Suites Chicago Magnificent Mile			63,144	0	0	0	370,863	8,563	0	11,377,951
2	JPMCB	Civic Opera Building			15,253	838,578	0	3,000,000	1,708,278	0	0	6,488,452
3	Barclays	Palmer House Retail Shops			0	0	0	0	138,274	0	0	430,000
4	Barclays	Gateway Business Park			0	0	0	2,000,000	204,435	38,347	0	1,075,500
5	JPMCB	U-Haul Portfolio		Various	994,102	479,829	0	0	2,242,110	0	0	0
5.001	JPMCB	Flushing
5.002	JPMCB	Grand Concourse
5.003	JPMCB	Ben White
5.004	JPMCB	Quail Springs
5.005	JPMCB	Mile High Station
5.006	JPMCB	Philadelphia
5.007	JPMCB	26th & Indian School Road
5.008	JPMCB	Wilkes-Barre
5.009	JPMCB	Lafayette
5.010	JPMCB	Ashley Rd
5.011	JPMCB	Woodlake
5.012	JPMCB	Spring
5.013	JPMCB	Kingwood
5.014	JPMCB	Evanston
5.015	JPMCB	Inglewood		14%
5.016	JPMCB	Pelham
5.017	JPMCB	Fort Pierce
5.018	JPMCB	Waverly Rd
5.019	JPMCB	South Central		17%
5.020	JPMCB	New Utrecht Ave
5.021	JPMCB	Castleton
5.022	JPMCB	Tropicana Field
5.023	JPMCB	Eastside
5.024	JPMCB	Cheltenham
5.025	JPMCB	Overbrook
5.026	JPMCB	Somerville
5.027	JPMCB	Sherwood
5.028	JPMCB	Page Ave
5.029	JPMCB	Lubbock
5.030	JPMCB	South Shore
5.031	JPMCB	Capitol Ave
5.032	JPMCB	Summer Ave		11%
5.033	JPMCB	Milwaukie		11%
5.034	JPMCB	Abilene
5.035	JPMCB	Gresham		11%
5.036	JPMCB	5th Ave
5.037	JPMCB	10 Mile & Groesbeck Hwy
5.038	JPMCB	Hammond Sq
5.039	JPMCB	Midway		13%
5.040	JPMCB	Garner
5.041	JPMCB	Lynchburg
5.042	JPMCB	I-80 & Manawa
5.043	JPMCB	W Columbia
5.044	JPMCB	Ontario		15%
5.045	JPMCB	Roxborough
5.046	JPMCB	East Main St
5.047	JPMCB	Bardstown
5.048	JPMCB	Jonesboro GA
5.049	JPMCB	Portsmouth
5.050	JPMCB	Danbury
5.051	JPMCB	Mather		7%
5.052	JPMCB	Huntington
5.053	JPMCB	Broad St
5.054	JPMCB	Madison
5.055	JPMCB	Plainfield
5.056	JPMCB	Elyria
5.057	JPMCB	Manchester
5.058	JPMCB	Old Bridge
5.059	JPMCB	Hammond
5.060	JPMCB	High Point
5.061	JPMCB	Idaho Falls		7%
5.062	JPMCB	6th Ave
5.063	JPMCB	Jonesboro		11%
5.064	JPMCB	Chula Vista		8%
5.065	JPMCB	Barstow		11%
5.066	JPMCB	Wade Hampton
5.067	JPMCB	Western Ave
5.068	JPMCB	7 Mile & Livernois
5.069	JPMCB	Bowling Green
5.070	JPMCB	Clarksville
5.071	JPMCB	Alexis Rd
5.072	JPMCB	Jefferson Davis Hwy
5.073	JPMCB	Veterans Memorial
5.074	JPMCB	Southfield Frwy & Joy Rd
5.075	JPMCB	Aurora

A-1-25

ANNEX A-1

UPFRONT ESCROW(16)

			Ground Lease		Upfront Capex	Upfront Engin.	Upfront Envir.	Upfront TI/LC	Upfront RE Tax	Upfront Ins.	Upfront Debt Service	Upfront Other
Loan #	Seller(1)	Property Name	Extension Terms	PML %	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)
5.076	JPMCB	East Lake
5.077	JPMCB	East Spokane
5.078	JPMCB	North Hills		16%
5.079	JPMCB	Fort Smith
5.080	JPMCB	Jim Miller Rd
5.081	JPMCB	Hwy 367		5%
5.082	JPMCB	10th Ave
5.083	JPMCB	Mesa Rd
5.084	JPMCB	Cumberland
5.085	JPMCB	Colonie
5.086	JPMCB	Pearl
5.087	JPMCB	Reading
5.088	JPMCB	Terre Haute
5.089	JPMCB	Hamilton
5.090	JPMCB	Lebanon
5.091	JPMCB	7 Mile & Van Dyke
5.092	JPMCB	State St
5.093	JPMCB	Fall River
5.094	JPMCB	Provo		9%
5.095	JPMCB	Glens Falls
5.096	JPMCB	Schenectady
5.097	JPMCB	Bremerton		17%
5.098	JPMCB	South End
5.099	JPMCB	Keene
5.100	JPMCB	Lima Mall
5.101	JPMCB	New Britain
5.102	JPMCB	Cape Girardeau		10%
5.103	JPMCB	N Watkins		10%
5.104	JPMCB	National Rd
5.105	JPMCB	Pensacola-Bellview
6	Barclays	Frandor Shopping Center			0	72,269	0	0	0	0	0	1,376,495
7	JPMCB	First National Building			14,007	0	0	35,018	159,603	0	0	8,482,684
8	SMF II	The Outlet Shoppes at Gettysburg			0	0	0	150,000	106,115	0	0	0
9	JPMCB	One Shell Square			21,200	11,357,584	0	53,000	1,084,980	0	0	29,061,140
10	RCMC	Park Place I & II Portfolio			0	377,000	0	250,000	141,954	13,972	0	0
10.01	RCMC	Park Place II
10.02	RCMC	Park Place I
11	JPMCB	Waterstone Apartments			5,428	0	0	0	622,553	0	0	0
12	JPMCB	Hilton Atlanta Perimeter			24,034	0	0	0	0	3,571	0	7,757,641
13	RAIT	Eastmont Town Center		17%	0	505,480	0	0	169,755	29,313	0	0
14	SMF II	Hyatt Place Texas Portfolio			0	0	0	0	660,000	100,670	0	6,461,588
14.01	SMF II	Hyatt Place Austin
14.02	SMF II	Hyatt Place San Antonio
14.03	SMF II	Hyatt Place Dallas
15	JPMCB	The Park at Veneto			6,486	0	0	0	175,809	0	0	5,325
16	JPMCB	Brunswick Portfolio		Various	0	0	0	0	0	0	0	0
16.01	JPMCB	BZ Lone Tree
16.02	JPMCB	BZ Gilbert Consolidated
16.03	JPMCB	BZ XL Kennesaw Consolidated
16.04	JPMCB	BZ Randall Road Consolidated
16.05	JPMCB	BZ Romeoville Consolidated
16.06	JPMCB	Cal Oaks Bowl		11%
16.07	JPMCB	BZ St Peters Consolidated
16.08	JPMCB	Classic Lanes		12%
16.09	JPMCB	Premier Lanes		6%
16.10	JPMCB	BZ Brooklyn Park Consolidated
16.11	JPMCB	BZ Eden Prairie
16.12	JPMCB	BZ Lakeville Consolidated
16.13	JPMCB	BZ Blaine Consolidated
16.14	JPMCB	Brunswick's Norcross
16.15	JPMCB	Majestic Lanes		11%
16.16	JPMCB	Bramalea Lanes
16.17	JPMCB	BZ Glendale
16.18	JPMCB	Brunswick's Marietta
16.19	JPMCB	BZ Watauga Consolidated
16.20	JPMCB	BZ Roswell
16.21	JPMCB	National Lanes
16.22	JPMCB	BZ River Grove
16.23	JPMCB	Via Linda Lanes
16.24	JPMCB	BZ Upland		15%
16.25	JPMCB	Foothill Lanes		14%
16.26	JPMCB	Riverview Lanes Consolidated
16.27	JPMCB	BZ Heather Ridge
16.28	JPMCB	BZ Westminster
16.29	JPMCB	Columbia Lanes Consolidated
16.30	JPMCB	Brunswick's Buffalo Grove
16.31	JPMCB	Moreno Valley Bowl		14%
16.32	JPMCB	Fairlawn Lanes Consolidated
16.33	JPMCB	BZ Green Mountain
16.34	JPMCB	BZ Mesa

A-1-26

ANNEX A-1

					UPFRONT ESCROW(16)

			Ground Lease		Upfront Capex	Upfront Engin.	Upfront Envir.	Upfront TI/LC	Upfront RE Tax	Upfront Ins.	Upfront Debt Service	Upfront Other
Loan #	Seller(1)	Property Name	Extension Terms	PML %	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)
16.35	JPMCB	BZ Lilburn
16.36	JPMCB	BZ Turnersville
16.37	JPMCB	BZ Lakeside
16.38	JPMCB	Harbour Lanes
16.39	JPMCB	Tri-City Bowl
16.40	JPMCB	BZ Normandy Consolidated
16.41	JPMCB	Margate Lanes
16.42	JPMCB	BZ Austell
16.43	JPMCB	BZ Mt Prospect
16.44	JPMCB	BZ Deer Park
16.45	JPMCB	BZ Denton Consolidated
16.46	JPMCB	BZ Woodridge
16.47	JPMCB	Vista Lanes		14%
16.48	JPMCB	Wekiva Lanes
16.49	JPMCB	BZ Roselle
16.50	JPMCB	BZ Glendale Heights
16.51	JPMCB	BZ Wheat Ridge
16.52	JPMCB	BZ Circle Consolidated
16.53	JPMCB	BZ Hawthorn Lanes
16.54	JPMCB	Camino Seco Bowl
16.55	JPMCB	Westcreek Lanes Consolidated
16.56	JPMCB	BZ North Ridgeville
16.57	JPMCB	BZ Belle Vernon
16.58	JPMCB	BZ Fountain Square
17	JPMCB	New Center One Building			12,276	0	0	29,632	197,084	0	0	263,171
18	SMF II	Robinson Plaza			0	0	0	150,000	61,159	46,327	0	855,049
19	RCMC	Residence Inn - Clifton Park			0	0	0	0	45,215	13,840	0	0
20	JPMCB	North Miami Business Park			42,864	0	0	171,456	192,635	0	0	54,530
21	JPMCB	The Park at Murano			4,849	0	0	0	137,420	0	0	0
22	JPMCB	Langhorne Shopping Center			1,351	0	0	0	0	0	0	993,750
23	Barclays	Chow Triple Net Retail Portfolio I		Various	0	0	0	0	0	0	0	0
23.01	Barclays	7-Eleven - Las Vegas, NV
23.02	Barclays	Chipotle - Pittsburgh, PA
23.03	Barclays	7-Eleven - Sacramento, CA		6%
23.04	Barclays	Taco Bell - Las Vegas, NV
23.05	Barclays	Arby's - Colorado Springs, CO
23.06	Barclays	TGI Fridays - Denver, CO
23.07	Barclays	Burger King - Troy, MI
23.08	Barclays	Burger King - Mitchell, SD
23.09	Barclays	Burger King - Oshkosh, WI
23.10	Barclays	Hooter's - Tuscaloosa, AL
23.11	Barclays	Chipotle, Palm Beach Tan, and AT&T - Xenia, OH
23.12	Barclays	7-Eleven and LA Insurance - Las Vegas, NV
23.13	Barclays	Pizza Hut - Meridian, MS
23.14	Barclays	KFC/Taco Bell - Portland, IN
23.15	Barclays	KFC - Great Bend, KS
24	Barclays	Oakland Hills			169,200	1,313	0	0	181,485	18,963	0	0
25	MC-Five Mile	Walnut Multifamily Portfolio			0	43,421	0	0	80,887	64,667	0	0
25.01	MC-Five Mile	Forbes Terrace	None
25.02	MC-Five Mile	Beacon Commons
25.03	MC-Five Mile	Walnut on Wightman	None
26	JPMCB	Town & Country Shopping Center			6,923	7,500	0	7,572	57,808	3,209	0	0
27	MC-Five Mile	Premiere Place			0	18,719	0	0	63,954	32,022	0	0
28	SMF II	Simply Self Storage Portfolio			0	158,844	0	0	30,085	10,059	0	0
28.01	SMF II	Cooke Road Self Storage
28.02	SMF II	Hawthorn Park Self Storage
28.03	SMF II	West 10th Street Self Storage
29	SMF II	Emerson Pointe			0	0	0	400,000	0	26,941	0	36,000
30	MC-Five Mile	Big Curve Shopping Center		10%	0	107,981	300,000	200,000	38,434	20,327	0	730,000
31	MC-Five Mile	Mustang Crossing Apartments			0	4,125	0	0	24,641	45,800	0	0
32	Barclays	Acosta Headquarters			0	0	0	0	0	0	0	0
33	RCMC	Falcon Gateway			0	20,125	0	300,000	74,248	2,706	0	0
34	Barclays	Shadow Hills Apartments		12%	0	3,135	0	0	29,098	14,437	0	0
35	MC-Five Mile	Eastlake RV Resort			0	0	0	0	52,364	9,893	0	150,000
36	SMF II	Southwest Plaza			0	209,425	0	200,000	138,982	42,384	0	0
37	SMF II	Route 1 Self Storage Laurel			0	0	0	0	24,862	4,564	0	0
38	JPMCB	Old Stage Warehouse			5,333	0	0	4,857	6,500	1,521	0	0
39	MC-Five Mile	Mattoon Market Place			0	0	0	0	84,530	12,532	0	0
40	MC-Five Mile	Hawthorne Townhomes			0	0	1,000	0	12,027	8,387	0	0
41	Barclays	Marquis Forest Apartments			0	30,056	0	0	63,718	40,144	0	0
42	MC-Five Mile	Freeway Crossing			126,375	0	15,000	0	80,670	13,087	0	0
43	JPMCB	780 Dedham Street			1,026	0	0	6,843	51,253	0	0	0
44	SMF II	University Studios			0	62,750	0	0	38,913	19,119	0	0
45	RCMC	One Park Centre			0	199,000	0	200,000	81,501	4,829	0	290,525
46	JPMCB	Colony Village			449,275	0	0	0	19,302	16,338	0	0
47	Barclays	Summer View Apartments		14%	0	43,457	0	0	32,613	11,891	0	0
48	JPMCB	Guardian Self Storage - Liberty Avenue			720	0	0	0	0	0	0	0
49	JPMCB	Market Square at Montrose	Eight, five-year options		2,080	0	0	10,398	0	0	0	134,392
50	JPMCB	Brynn Marr Village			514,900	0	0	0	26,541	18,980	0	0
51	SMF II	Best Buy Sanford, FL			0	0	0	0	0	6,954	0	0

A-1-27

ANNEX A-1

					UPFRONT ESCROW(16)

			Ground Lease		Upfront Capex	Upfront Engin.	Upfront Envir.	Upfront TI/LC	Upfront RE Tax	Upfront Ins.	Upfront Debt Service	Upfront Other
Loan #	Seller(1)	Property Name	Extension Terms	PML %	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)
52	Barclays	Prospect Industrial Center			0	277,500	0	0	49,067	0	0	0
53	SMF II	Condor Garden Apartments			150,000	0	0	0	23,307	15,763	0	0
54	Barclays	Best Western - Leesburg, VA			0	7,503	0	0	10,579	0	0	319,819
55	Barclays	Heritage Shopping Center		19%	0	6,875	0	0	51,669	0	0	232,431
56	Barclays	Comfort Inn - Staunton, VA			0	0	0	0	3,853	0	0	325,789
57	RCMC	International Design Center			0	52,500	0	0	11,176	13,188	0	178,166
58	Barclays	La Quinta Inn & Suites - Angleton, TX			0	0	0	0	19,021	18,031	0	0
59	MC-Five Mile	CVS Portfolio			0	20,900	0	0	15,800	810	0	185,000
59.01	MC-Five Mile	CVS Pharmacy-Johnson City
59.02	MC-Five Mile	CVS Pharmacy-Cortland	Four, five-year options
60	RCMC	Antelope Valley Partners		11%	0	0	0	0	25,755	1,338	0	0
61	SMF II	Evergreen Village Apartments			350,000	0	0	0	27,569	18,382	0	0
62	Barclays	Behringer Tractor Supply Portfolio			0	2,500	0	0	0	0	0	0
62.01	Barclays	Tractor Supply Co - OH
62.02	Barclays	Tractor Supply Co - LA
63	Barclays	Bedford Square I & II			0	47,500	0	50,000	10,880	0	0	0
64	Barclays	Sak's Garage			0	36,213	0	0	84,189	27,172	0	0
65	Barclays	Diamond Pointe Apartments (6th/Deodar)		13%	0	0	0	0	17,928	6,506	0	0
66	Barclays	Rose Pointe Apartments (Euclid/Budd)		7%	0	2,317	0	0	13,905	6,442	0	0
67	Barclays	Chippewa Towne Centre			0	0	0	0	0	0	0	0
68	Barclays	Cedar Pointe Apartments		18%	0	2,767	0	0	16,087	5,160	0	0
69	Barclays	South View (Avalon) Apartments		9%	0	0	0	0	9,509	2,474	0	0
70	Barclays	Suncrest Apartments		14%	0	0	0	0	18,054	6,615	0	0
71	Barclays	Comfort Inn - Woodstock, VA			0	0	0	0	4,828	0	0	678,650
72	Barclays	Red Roof Inn & Suites - Savannah GA			0	3,688	0	0	30,368	0	0	100,000
73	MC-Five Mile	Frankford Square			0	875	0	0	12,659	2,556	0	0
74	MC-Five Mile	Lake Erie MHC			0	9,531	0	0	48,044	6,718	0	0
75	Barclays	Forest View Apartments		8%	0	2,750	0	0	7,148	4,367	0	0
76	Barclays	Royal Palms Apartments		11%	0	0	0	0	18,484	4,408	0	0
77	Barclays	Rose Terrace Apartments (Parthenia)		15%	0	9,460	0	0	14,903	7,354	0	0
78	MC-Five Mile	Pine Tree Square			0	9,625	0	0	38,608	1,430	0	0
79	Barclays	Beverly Terrace Apartments		17%	0	1,100	0	0	8,004	2,890	0	0
80	Barclays	Iron Mountain Apartments		11%	0	2,112	0	0	15,066	4,258	0	0
81	Barclays	Camellia Apartments		13%	0	0	0	0	10,768	2,933	0	0
82	Barclays	Highland Springs Apartments		15%	0	1,100	0	0	12,827	3,152	0	0
83	Barclays	Highland Meadows (43/44) Apartments		7%	0	3,025	0	0	5,203	1,534	0	0
84	Barclays	Glen Terrace Apartments		14%	0	14,300	0	0	11,169	3,989	0	0
85	Barclays	Twin Palms		12%	0	19,333	0	0	9,873	3,838	0	0
86	Barclays	Highland Meadows (Meridian) Apartments		18%	0	0	0	0	11,921	4,201	0	0
87	Barclays	South View (Carondelet) Apartments		10%	0	4,538	0	0	11,433	3,740	0	0
88	Barclays	South View (Main) Apartments		14%	0	16,918	0	0	11,592	3,466	0	0
89	Barclays	Summer Wind Apartments		19%	0	0	0	0	21,999	6,736	0	0

A-1-28

ANNEX A-1

			MONTHLY ESCROW(17)						RESERVE CAPS(18)
									CapEx	Envir.	TI/LC
			Monthly Capex	Monthly Envir.	Monthly TI/LC	Monthly RE Tax	Monthly Ins.	Monthly Other	Reserve	Reserve	Reserve	RE Tax	Insur.	Debt Service	Other
Loan #	Seller(1)	Property Name	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)(21)	Cap ($)	Cap ($)	Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)
1	JPMCB	Hilton Suites Chicago Magnificent Mile	3% of Gross Revenues	0	0	123,621	Springing	Springing
2	JPMCB	Civic Opera Building	15,253	0	95,330	294,167	Springing	61,616
3	Barclays	Palmer House Retail Shops	2,803	0	11,211	46,091	Springing	0
4	Barclays	Gateway Business Park	8,567	0	Springing	103,770	12,231	0			1,000,000
5	JPMCB	U-Haul Portfolio	Springing	0	0	Springing	Springing	0	994,102
5.001	JPMCB	Flushing
5.002	JPMCB	Grand Concourse
5.003	JPMCB	Ben White
5.004	JPMCB	Quail Springs
5.005	JPMCB	Mile High Station
5.006	JPMCB	Philadelphia
5.007	JPMCB	26th & Indian School Road
5.008	JPMCB	Wilkes-Barre
5.009	JPMCB	Lafayette
5.010	JPMCB	Ashley Rd
5.011	JPMCB	Woodlake
5.012	JPMCB	Spring
5.013	JPMCB	Kingwood
5.014	JPMCB	Evanston
5.015	JPMCB	Inglewood
5.016	JPMCB	Pelham
5.017	JPMCB	Fort Pierce
5.018	JPMCB	Waverly Rd
5.019	JPMCB	South Central
5.020	JPMCB	New Utrecht Ave
5.021	JPMCB	Castleton
5.022	JPMCB	Tropicana Field
5.023	JPMCB	Eastside
5.024	JPMCB	Cheltenham
5.025	JPMCB	Overbrook
5.026	JPMCB	Somerville
5.027	JPMCB	Sherwood
5.028	JPMCB	Page Ave
5.029	JPMCB	Lubbock
5.030	JPMCB	South Shore
5.031	JPMCB	Capitol Ave
5.032	JPMCB	Summer Ave
5.033	JPMCB	Milwaukie
5.034	JPMCB	Abilene
5.035	JPMCB	Gresham
5.036	JPMCB	5th Ave
5.037	JPMCB	10 Mile & Groesbeck Hwy
5.038	JPMCB	Hammond Sq
5.039	JPMCB	Midway
5.040	JPMCB	Garner
5.041	JPMCB	Lynchburg
5.042	JPMCB	I-80 & Manawa
5.043	JPMCB	W Columbia
5.044	JPMCB	Ontario
5.045	JPMCB	Roxborough
5.046	JPMCB	East Main St
5.047	JPMCB	Bardstown
5.048	JPMCB	Jonesboro GA
5.049	JPMCB	Portsmouth
5.050	JPMCB	Danbury
5.051	JPMCB	Mather
5.052	JPMCB	Huntington
5.053	JPMCB	Broad St
5.054	JPMCB	Madison
5.055	JPMCB	Plainfield
5.056	JPMCB	Elyria
5.057	JPMCB	Manchester
5.058	JPMCB	Old Bridge
5.059	JPMCB	Hammond
5.060	JPMCB	High Point
5.061	JPMCB	Idaho Falls
5.062	JPMCB	6th Ave
5.063	JPMCB	Jonesboro
5.064	JPMCB	Chula Vista
5.065	JPMCB	Barstow
5.066	JPMCB	Wade Hampton
5.067	JPMCB	Western Ave
5.068	JPMCB	7 Mile & Livernois
5.069	JPMCB	Bowling Green
5.070	JPMCB	Clarksville
5.071	JPMCB	Alexis Rd
5.072	JPMCB	Jefferson Davis Hwy
5.073	JPMCB	Veterans Memorial
5.074	JPMCB	Southfield Frwy & Joy Rd
5.075	JPMCB	Aurora

A-1-29

ANNEX A-1

			MONTHLY ESCROW(17)						RESERVE CAPS(18)
									CapEx	Envir.	TI/LC
			Monthly Capex	Monthly Envir.	Monthly TI/LC	Monthly RE Tax	Monthly Ins.	Monthly Other	Reserve	Reserve	Reserve	RE Tax	Insur.	Debt Service	Other
Loan #	Seller(1)	Property Name	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)(21)	Cap ($)	Cap ($)	Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)
5.076	JPMCB	East Lake
5.077	JPMCB	East Spokane
5.078	JPMCB	North Hills
5.079	JPMCB	Fort Smith
5.080	JPMCB	Jim Miller Rd
5.081	JPMCB	Hwy 367
5.082	JPMCB	10th Ave
5.083	JPMCB	Mesa Rd
5.084	JPMCB	Cumberland
5.085	JPMCB	Colonie
5.086	JPMCB	Pearl
5.087	JPMCB	Reading
5.088	JPMCB	Terre Haute
5.089	JPMCB	Hamilton
5.090	JPMCB	Lebanon
5.091	JPMCB	7 Mile & Van Dyke
5.092	JPMCB	State St
5.093	JPMCB	Fall River
5.094	JPMCB	Provo
5.095	JPMCB	Glens Falls
5.096	JPMCB	Schenectady
5.097	JPMCB	Bremerton
5.098	JPMCB	South End
5.099	JPMCB	Keene
5.100	JPMCB	Lima Mall
5.101	JPMCB	New Britain
5.102	JPMCB	Cape Girardeau
5.103	JPMCB	N Watkins
5.104	JPMCB	National Rd
5.105	JPMCB	Pensacola-Bellview
6	Barclays	Frandor Shopping Center	9,961	0	16,667	56,853	Springing	0	358,594		600,000
7	JPMCB	First National Building	14,007	0	35,018	30,991	Springing	0	336,174		850,000
8	SMF II	The Outlet Shoppes at Gettysburg	4,166	0	15,621	34,029	Springing	0			750,000
9	JPMCB	One Shell Square	21,200	0	53,000	155,000	Springing	0
10	RCMC	Park Place I & II Portfolio	5,875	0	8,847	47,318	3,493	0
10.01	RCMC	Park Place II
10.02	RCMC	Park Place I
11	JPMCB	Waterstone Apartments	5,428	0	0	77,819	Springing	0	138,000
12	JPMCB	Hilton Atlanta Perimeter	3% of Gross Revenues	0	0	31,044	38,443	Springing
13	RAIT	Eastmont Town Center	8,571	0	42,853	84,878	9,771	0
14	SMF II	Hyatt Place Texas Portfolio	4% of Gross Revenues	0	0	65,996	10,885	0
14.01	SMF II	Hyatt Place Austin
14.02	SMF II	Hyatt Place San Antonio
14.03	SMF II	Hyatt Place Dallas
15	JPMCB	The Park at Veneto	6,486	0	0	17,581	Springing	0
16	JPMCB	Brunswick Portfolio	Springing	0	0	Springing	Springing	0
16.01	JPMCB	BZ Lone Tree
16.02	JPMCB	BZ Gilbert Consolidated
16.03	JPMCB	BZ XL Kennesaw Consolidated
16.04	JPMCB	BZ Randall Road Consolidated
16.05	JPMCB	BZ Romeoville Consolidated
16.06	JPMCB	Cal Oaks Bowl
16.07	JPMCB	BZ St Peters Consolidated
16.08	JPMCB	Classic Lanes
16.09	JPMCB	Premier Lanes
16.10	JPMCB	BZ Brooklyn Park Consolidated
16.11	JPMCB	BZ Eden Prairie
16.12	JPMCB	BZ Lakeville Consolidated
16.13	JPMCB	BZ Blaine Consolidated
16.14	JPMCB	Brunswick's Norcross
16.15	JPMCB	Majestic Lanes
16.16	JPMCB	Bramalea Lanes
16.17	JPMCB	BZ Glendale
16.18	JPMCB	Brunswick's Marietta
16.19	JPMCB	BZ Watauga Consolidated
16.20	JPMCB	BZ Roswell
16.21	JPMCB	National Lanes
16.22	JPMCB	BZ River Grove
16.23	JPMCB	Via Linda Lanes
16.24	JPMCB	BZ Upland
16.25	JPMCB	Foothill Lanes
16.26	JPMCB	Riverview Lanes Consolidated
16.27	JPMCB	BZ Heather Ridge
16.28	JPMCB	BZ Westminster
16.29	JPMCB	Columbia Lanes Consolidated
16.30	JPMCB	Brunswick's Buffalo Grove
16.31	JPMCB	Moreno Valley Bowl
16.32	JPMCB	Fairlawn Lanes Consolidated
16.33	JPMCB	BZ Green Mountain
16.34	JPMCB	BZ Mesa

A-1-30

ANNEX A-1

			MONTHLY ESCROW(17)						RESERVE CAPS(18)
									CapEx	Envir.	TI/LC
			Monthly Capex	Monthly Envir.	Monthly TI/LC	Monthly RE Tax	Monthly Ins.	Monthly Other	Reserve	Reserve	Reserve	RE Tax	Insur.	Debt Service	Other
Loan #	Seller(1)	Property Name	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)(21)	Cap ($)	Cap ($)	Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)
16.35	JPMCB	BZ Lilburn
16.36	JPMCB	BZ Turnersville
16.37	JPMCB	BZ Lakeside
16.38	JPMCB	Harbour Lanes
16.39	JPMCB	Tri-City Bowl
16.40	JPMCB	BZ Normandy Consolidated
16.41	JPMCB	Margate Lanes
16.42	JPMCB	BZ Austell
16.43	JPMCB	BZ Mt Prospect
16.44	JPMCB	BZ Deer Park
16.45	JPMCB	BZ Denton Consolidated
16.46	JPMCB	BZ Woodridge
16.47	JPMCB	Vista Lanes
16.48	JPMCB	Wekiva Lanes
16.49	JPMCB	BZ Roselle
16.50	JPMCB	BZ Glendale Heights
16.51	JPMCB	BZ Wheat Ridge
16.52	JPMCB	BZ Circle Consolidated
16.53	JPMCB	BZ Hawthorn Lanes
16.54	JPMCB	Camino Seco Bowl
16.55	JPMCB	Westcreek Lanes Consolidated
16.56	JPMCB	BZ North Ridgeville
16.57	JPMCB	BZ Belle Vernon
16.58	JPMCB	BZ Fountain Square
17	JPMCB	New Center One Building	12,276	0	29,632	49,829	Springing	Springing			1,066,752				1,208,080
18	SMF II	Robinson Plaza	2,916	0	14,583	23,709	3,827	0			525,000
19	RCMC	Residence Inn - Clifton Park	4% of Gross Revenues	0	0	15,072	3,460	0
20	JPMCB	North Miami Business Park	Springing	0	Springing	19,263	Springing	0	42,864		171,456
21	JPMCB	The Park at Murano	4,849	0	0	16,833	Springing	0
22	JPMCB	Langhorne Shopping Center	1,351	0	0	14,164	Springing	0
23	Barclays	Chow Triple Net Retail Portfolio I	0	0	0	Springing	Springing	0
23.01	Barclays	7-Eleven - Las Vegas, NV
23.02	Barclays	Chipotle - Pittsburgh, PA
23.03	Barclays	7-Eleven - Sacramento, CA
23.04	Barclays	Taco Bell - Las Vegas, NV
23.05	Barclays	Arby's - Colorado Springs, CO
23.06	Barclays	TGI Fridays - Denver, CO
23.07	Barclays	Burger King - Troy, MI
23.08	Barclays	Burger King - Mitchell, SD
23.09	Barclays	Burger King - Oshkosh, WI
23.10	Barclays	Hooter's - Tuscaloosa, AL
23.11	Barclays	Chipotle, Palm Beach Tan, and AT&T - Xenia, OH
23.12	Barclays	7-Eleven and LA Insurance - Las Vegas, NV
23.13	Barclays	Pizza Hut - Meridian, MS
23.14	Barclays	KFC/Taco Bell - Portland, IN
23.15	Barclays	KFC - Great Bend, KS
24	Barclays	Oakland Hills	3,917	0	0	17,725	6,321	0
25	MC-Five Mile	Walnut Multifamily Portfolio	1,775	0	0	10,111	8,083	0
25.01	MC-Five Mile	Forbes Terrace
25.02	MC-Five Mile	Beacon Commons
25.03	MC-Five Mile	Walnut on Wightman
26	JPMCB	Town & Country Shopping Center	6,923	0	7,572	28,904	2,355	0	75,000		500,000
27	MC-Five Mile	Premiere Place	3,573	0	12,083	7,106	2,911	0	150,000		200,000
28	SMF II	Simply Self Storage Portfolio	2,799	0	0	15,059	1,437	0
28.01	SMF II	Cooke Road Self Storage
28.02	SMF II	Hawthorn Park Self Storage
28.03	SMF II	West 10th Street Self Storage
29	SMF II	Emerson Pointe	808	0	Springing	7,670	2,994	0			400,000
30	MC-Five Mile	Big Curve Shopping Center	2,378	0	4,167	12,811	1,694	7,333			200,000				350,000
31	MC-Five Mile	Mustang Crossing Apartments	7,675	0	0	8,214	7,633	0
32	Barclays	Acosta Headquarters	0	0	0	Springing	Springing	Springing
33	RCMC	Falcon Gateway	740	0	3,701	10,607	541	0
34	Barclays	Shadow Hills Apartments	2,245	0	0	2,910	1,203	0
35	MC-Five Mile	Eastlake RV Resort	1,004	0	0	5,818	3,298	0
36	SMF II	Southwest Plaza	3,342	0	4,177	13,898	3,853	0			250,000
37	SMF II	Route 1 Self Storage Laurel	627	0	0	8,287	1,141	0
38	JPMCB	Old Stage Warehouse	5,333	0	4,857	4,750	1,521	0	255,980
39	MC-Five Mile	Mattoon Market Place	918	0	5,000	14,088	1,253	0			120,000
40	MC-Five Mile	Hawthorne Townhomes	1,104	0	0	12,027	1,677	0
41	Barclays	Marquis Forest Apartments	9,325	0	0	6,372	7,092	0
42	MC-Five Mile	Freeway Crossing	2,262	0	5,911	8,067	1,454	0
43	JPMCB	780 Dedham Street	1,026	0	6,843	17,085	Springing	0			328,472
44	SMF II	University Studios	3,107	0	0	9,728	1,593	0
45	RCMC	One Park Centre	1,724	0	5,764	13,584	966	0			207,519
46	JPMCB	Colony Village	4,275	0	0	6,434	5,445	0
47	Barclays	Summer View Apartments	2,521	0	0	3,261	991	0
48	JPMCB	Guardian Self Storage - Liberty Avenue	720	0	0	6,107	Springing	0	25,920
49	JPMCB	Market Square at Montrose	2,080	0	10,398	Springing	Springing	41,452			600,000
50	JPMCB	Brynn Marr Village	4,900	0	0	6,327	4,900	0
51	SMF II	Best Buy Sanford, FL	0	0	2,583	Springing	535	0

A-1-31

ANNEX A-1

			MONTHLY ESCROW(17)						RESERVE CAPS(18)
									CapEx	Envir.	TI/LC
			Monthly Capex	Monthly Envir.	Monthly TI/LC	Monthly RE Tax	Monthly Ins.	Monthly Other	Reserve	Reserve	Reserve	RE Tax	Insur.	Debt Service	Other
Loan #	Seller(1)	Property Name	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)(21)	Cap ($)	Cap ($)	Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)
52	Barclays	Prospect Industrial Center	1,760	0	5,281	24,534	Springing	0			190,130
53	SMF II	Condor Garden Apartments	Springing	0	0	11,654	1,751	0	67,104
54	Barclays	Best Western - Leesburg, VA	4% of Gross Revenues	0	0	5,290	Springing	0
55	Barclays	Heritage Shopping Center	0	0	0	6,459	Springing	Springing							250,000
56	Barclays	Comfort Inn - Staunton, VA	4% of Gross Revenues	0	0	1,927	Springing	0
57	RCMC	International Design Center	1,038	0	2,595	11,176	1,465	0
58	Barclays	La Quinta Inn & Suites - Angleton, TX	4% of Gross Revenues	0	0	3,804	3,014	Springing
59	MC-Five Mile	CVS Portfolio	540	0	1,688	5,267	405	Springing
59.01	MC-Five Mile	CVS Pharmacy-Johnson City
59.02	MC-Five Mile	CVS Pharmacy-Cortland
60	RCMC	Antelope Valley Partners	585	0	2,084	3,219	446	0			125,000
61	SMF II	Evergreen Village Apartments	Springing	0	0	6,892	1,532	0
62	Barclays	Behringer Tractor Supply Portfolio	0	0	0	Springing	Springing	0
62.01	Barclays	Tractor Supply Co - OH
62.02	Barclays	Tractor Supply Co - LA
63	Barclays	Bedford Square I & II	963	0	4,149	5,440	Springing	0			200,000
64	Barclays	Sak's Garage	756	0	0	12,027	3,396	0
65	Barclays	Diamond Pointe Apartments (6th/Deodar)	959	0	0	1,793	542	0
66	Barclays	Rose Pointe Apartments (Euclid/Budd)	837	0	0	1,390	537	0
67	Barclays	Chippewa Towne Centre	Springing	0	Springing	Springing	Springing	Springing
68	Barclays	Cedar Pointe Apartments	646	0	0	1,609	430	0
69	Barclays	South View (Avalon) Apartments	250	0	0	951	206	0
70	Barclays	Suncrest Apartments	884	0	0	1,805	551	0
71	Barclays	Comfort Inn - Woodstock, VA	4% of Gross Revenues	0	0	1,609	Springing	0
72	Barclays	Red Roof Inn & Suites - Savannah GA	4% of Gross Revenues	0	0	3,374	2,461	Springing
73	MC-Five Mile	Frankford Square	428	0	1,227	4,220	Springing	0			130,000
74	MC-Five Mile	Lake Erie MHC	663	0	0	8,007	840	0
75	Barclays	Forest View Apartments	271	0	0	715	364	0
76	Barclays	Royal Palms Apartments	632	0	0	1,848	367	0
77	Barclays	Rose Terrace Apartments (Parthenia)	667	0	0	1,490	613	0
78	MC-Five Mile	Pine Tree Square	415	0	1,597	4,826	715	0			100,000
79	Barclays	Beverly Terrace Apartments	289	0	0	800	241	0
80	Barclays	Iron Mountain Apartments	586	0	0	1,507	355	0
81	Barclays	Camellia Apartments	427	0	0	1,077	244	0
82	Barclays	Highland Springs Apartments	314	0	0	1,283	263	0
83	Barclays	Highland Meadows (43/44) Apartments	181	0	0	520	128	0
84	Barclays	Glen Terrace Apartments	500	0	0	1,117	332	0
85	Barclays	Twin Palms	504	0	0	987	320	0
86	Barclays	Highland Meadows (Meridian) Apartments	359	0	0	1,192	350	0
87	Barclays	South View (Carondelet) Apartments	396	0	0	1,143	312	0
88	Barclays	South View (Main) Apartments	0	0	0	1,159	289	0
89	Barclays	Summer Wind Apartments	758	0	0	2,200	561	0

A-1-32

ANNEX A-1

				LARGEST TENANT (3), (19), (20), (21)			2nd LARGEST TENANT (3), (19), (20), (21)			3rd LARGEST TENANT (19), (20), (21)

			Single			Lease			Lease			Lease
Loan #	Seller(1)	Property Name	Tenant	Largest Tenant	Unit Size	Expiration	2nd Largest Tenant	Unit Size	Expiration	3rd Largest Tenant	Unit Size	Expiration
1	JPMCB	Hilton Suites Chicago Magnificent Mile	No
2	JPMCB	Civic Opera Building	No	Cassiday Schade LLP	63,073	02/28/18	Technexus, LLC	36,431	04/30/25	American Institutes for Research	28,641	11/30/15
3	Barclays	Palmer House Retail Shops	No	ABM Parking Services	66,000	07/31/25	A'gaci	18,689	01/31/25	Hilton Complex Sales	14,400	04/30/19
4	Barclays	Gateway Business Park	No	Canon Financial Services, Inc.	50,030	07/31/16	Jacobs Engineering Group Inc.	40,115	12/31/25	Virtua-West Jersey Health SY	30,196	03/31/19
5	JPMCB	U-Haul Portfolio	No
5.001	JPMCB	Flushing	No
5.002	JPMCB	Grand Concourse	No
5.003	JPMCB	Ben White	No
5.004	JPMCB	Quail Springs	No
5.005	JPMCB	Mile High Station	No
5.006	JPMCB	Philadelphia	No
5.007	JPMCB	26th & Indian School Road	No
5.008	JPMCB	Wilkes-Barre	No
5.009	JPMCB	Lafayette	No
5.010	JPMCB	Ashley Rd	No
5.011	JPMCB	Woodlake	No
5.012	JPMCB	Spring	No
5.013	JPMCB	Kingwood	No
5.014	JPMCB	Evanston	No
5.015	JPMCB	Inglewood	No
5.016	JPMCB	Pelham	No
5.017	JPMCB	Fort Pierce	No
5.018	JPMCB	Waverly Rd	No
5.019	JPMCB	South Central	No
5.020	JPMCB	New Utrecht Ave	No
5.021	JPMCB	Castleton	No
5.022	JPMCB	Tropicana Field	No
5.023	JPMCB	Eastside	No
5.024	JPMCB	Cheltenham	No
5.025	JPMCB	Overbrook	No
5.026	JPMCB	Somerville	No
5.027	JPMCB	Sherwood	No
5.028	JPMCB	Page Ave	No
5.029	JPMCB	Lubbock	No
5.030	JPMCB	South Shore	No
5.031	JPMCB	Capitol Ave	No
5.032	JPMCB	Summer Ave	No
5.033	JPMCB	Milwaukie	No
5.034	JPMCB	Abilene	No
5.035	JPMCB	Gresham	No
5.036	JPMCB	5th Ave	No
5.037	JPMCB	10 Mile & Groesbeck Hwy	No
5.038	JPMCB	Hammond Sq	No
5.039	JPMCB	Midway	No
5.040	JPMCB	Garner	No
5.041	JPMCB	Lynchburg	No
5.042	JPMCB	I-80 & Manawa	No
5.043	JPMCB	W Columbia	No
5.044	JPMCB	Ontario	No
5.045	JPMCB	Roxborough	No
5.046	JPMCB	East Main St	No
5.047	JPMCB	Bardstown	No
5.048	JPMCB	Jonesboro GA	No
5.049	JPMCB	Portsmouth	No
5.050	JPMCB	Danbury	No
5.051	JPMCB	Mather	No
5.052	JPMCB	Huntington	No
5.053	JPMCB	Broad St	No
5.054	JPMCB	Madison	No
5.055	JPMCB	Plainfield	No
5.056	JPMCB	Elyria	No
5.057	JPMCB	Manchester	No
5.058	JPMCB	Old Bridge	No
5.059	JPMCB	Hammond	No
5.060	JPMCB	High Point	No
5.061	JPMCB	Idaho Falls	No
5.062	JPMCB	6th Ave	No
5.063	JPMCB	Jonesboro	No
5.064	JPMCB	Chula Vista	No
5.065	JPMCB	Barstow	No
5.066	JPMCB	Wade Hampton	No
5.067	JPMCB	Western Ave	No
5.068	JPMCB	7 Mile & Livernois	No
5.069	JPMCB	Bowling Green	No
5.070	JPMCB	Clarksville	No
5.071	JPMCB	Alexis Rd	No
5.072	JPMCB	Jefferson Davis Hwy	No
5.073	JPMCB	Veterans Memorial	No
5.074	JPMCB	Southfield Frwy & Joy Rd	No
5.075	JPMCB	Aurora	No

A-1-33

ANNEX A-1

				LARGEST TENANT (3), (19), (20), (21)			2nd LARGEST TENANT (3), (19), (20), (21)			3rd LARGEST TENANT (19), (20), (21)

			Single			Lease			Lease			Lease
Loan #	Seller(1)	Property Name	Tenant	Largest Tenant	Unit Size	Expiration	2nd Largest Tenant	Unit Size	Expiration	3rd Largest Tenant	Unit Size	Expiration
5.076	JPMCB	East Lake	No
5.077	JPMCB	East Spokane	No
5.078	JPMCB	North Hills	No
5.079	JPMCB	Fort Smith	No
5.080	JPMCB	Jim Miller Rd	No
5.081	JPMCB	Hwy 367	No
5.082	JPMCB	10th Ave	No
5.083	JPMCB	Mesa Rd	No
5.084	JPMCB	Cumberland	No
5.085	JPMCB	Colonie	No
5.086	JPMCB	Pearl	No
5.087	JPMCB	Reading	No
5.088	JPMCB	Terre Haute	No
5.089	JPMCB	Hamilton	No
5.090	JPMCB	Lebanon	No
5.091	JPMCB	7 Mile & Van Dyke	No
5.092	JPMCB	State St	No
5.093	JPMCB	Fall River	No
5.094	JPMCB	Provo	No
5.095	JPMCB	Glens Falls	No
5.096	JPMCB	Schenectady	No
5.097	JPMCB	Bremerton	No
5.098	JPMCB	South End	No
5.099	JPMCB	Keene	No
5.100	JPMCB	Lima Mall	No
5.101	JPMCB	New Britain	No
5.102	JPMCB	Cape Girardeau	No
5.103	JPMCB	N Watkins	No
5.104	JPMCB	National Rd	No
5.105	JPMCB	Pensacola-Bellview	No
6	Barclays	Frandor Shopping Center	No	Kroger	36,234	06/30/16	Jo-Ann Fabric and Craft	30,077	05/31/19	HomeGoods	27,759	04/30/20
7	JPMCB	First National Building	No	Title Source, Inc.	451,122	01/31/23	Honigman Miller Schwartz & Cohn LLP	213,528	11/30/25	United Way For Southeastern Michigan	44,969	11/30/18
8	SMF II	The Outlet Shoppes at Gettysburg	No	Old Navy	14,367	03/31/16	Adidas	13,550	01/31/16	Gap	10,324	10/31/15
9	JPMCB	One Shell Square	No	Shell Oil Company	664,432	12/31/26	Adams and Reese, LLP	87,586	11/30/24	Liskow & Lewis	73,077	11/30/19
10	RCMC	Park Place I & II Portfolio	Various
10.01	RCMC	Park Place II	Yes	Williams Field Services Group, LLC	112,481	03/31/23
10.02	RCMC	Park Place I	No	United Lender Services Corp.	46,028	06/30/25	Atlas Energy Group LLC	25,190	10/31/18	PennEnergy Resources, LLC	9,130	12/31/20
11	JPMCB	Waterstone Apartments	No
12	JPMCB	Hilton Atlanta Perimeter	No
13	RAIT	Eastmont Town Center	No	Alameda Co - Self Sufficiency	79,280	11/30/24	Alameda Co - Adult and Aging	65,466	10/31/23	City of Oakland - Police Dept	64,000	12/31/22
14	SMF II	Hyatt Place Texas Portfolio	No
14.01	SMF II	Hyatt Place Austin	No
14.02	SMF II	Hyatt Place San Antonio	No
14.03	SMF II	Hyatt Place Dallas	No
15	JPMCB	The Park at Veneto	No
16	JPMCB	Brunswick Portfolio	Yes
16.01	JPMCB	BZ Lone Tree	Yes	Bowlmor AMF Corp.	60,016	09/30/34
16.02	JPMCB	BZ Gilbert Consolidated	Yes	Bowlmor AMF Corp.	57,741	09/30/34
16.03	JPMCB	BZ XL Kennesaw Consolidated	Yes	Bowlmor AMF Corp.	52,287	09/30/34
16.04	JPMCB	BZ Randall Road Consolidated	Yes	Bowlmor AMF Corp.	57,527	09/30/34
16.05	JPMCB	BZ Romeoville Consolidated	Yes	Bowlmor AMF Corp.	61,192	09/30/34
16.06	JPMCB	Cal Oaks Bowl	Yes	Bowlmor AMF Corp.	35,325	09/30/34
16.07	JPMCB	BZ St Peters Consolidated	Yes	Bowlmor AMF Corp.	57,085	09/30/34
16.08	JPMCB	Classic Lanes	Yes	Bowlmor AMF Corp.	35,325	09/30/34
16.09	JPMCB	Premier Lanes	Yes	Bowlmor AMF Corp.	42,700	09/30/34
16.10	JPMCB	BZ Brooklyn Park Consolidated	Yes	Bowlmor AMF Corp.	60,944	09/30/34
16.11	JPMCB	BZ Eden Prairie	Yes	Bowlmor AMF Corp.	45,285	09/30/34
16.12	JPMCB	BZ Lakeville Consolidated	Yes	Bowlmor AMF Corp.	58,656	09/30/34
16.13	JPMCB	BZ Blaine Consolidated	Yes	Bowlmor AMF Corp.	57,536	09/30/34
16.14	JPMCB	Brunswick's Norcross	Yes	Bowlmor AMF Corp.	39,924	09/30/34
16.15	JPMCB	Majestic Lanes	Yes	Bowlmor AMF Corp.	36,219	09/30/34
16.16	JPMCB	Bramalea Lanes	Yes	Bowlmor AMF Corp.	36,263	09/30/34
16.17	JPMCB	BZ Glendale	Yes	Bowlmor AMF Corp.	36,575	09/30/34
16.18	JPMCB	Brunswick's Marietta	Yes	Bowlmor AMF Corp.	35,742	09/30/34
16.19	JPMCB	BZ Watauga Consolidated	Yes	Bowlmor AMF Corp.	36,062	09/30/34
16.20	JPMCB	BZ Roswell	Yes	Bowlmor AMF Corp.	35,369	09/30/34
16.21	JPMCB	National Lanes	Yes	Bowlmor AMF Corp.	36,267	09/30/34
16.22	JPMCB	BZ River Grove	Yes	Bowlmor AMF Corp.	38,924	09/30/34
16.23	JPMCB	Via Linda Lanes	Yes	Bowlmor AMF Corp.	36,235	09/30/34
16.24	JPMCB	BZ Upland	Yes	Bowlmor AMF Corp.	35,724	09/30/34
16.25	JPMCB	Foothill Lanes	Yes	Bowlmor AMF Corp.	35,724	09/30/34
16.26	JPMCB	Riverview Lanes Consolidated	Yes	Bowlmor AMF Corp.	36,636	09/30/34
16.27	JPMCB	BZ Heather Ridge	Yes	Bowlmor AMF Corp.	36,124	09/30/34
16.28	JPMCB	BZ Westminster	Yes	Bowlmor AMF Corp.	36,242	09/30/34
16.29	JPMCB	Columbia Lanes Consolidated	Yes	Bowlmor AMF Corp.	28,920	09/30/34
16.30	JPMCB	Brunswick's Buffalo Grove	Yes	Bowlmor AMF Corp.	56,916	09/30/34
16.31	JPMCB	Moreno Valley Bowl	Yes	Bowlmor AMF Corp.	36,150	09/30/34
16.32	JPMCB	Fairlawn Lanes Consolidated	Yes	Bowlmor AMF Corp.	25,801	09/30/34
16.33	JPMCB	BZ Green Mountain	Yes	Bowlmor AMF Corp.	36,386	09/30/34
16.34	JPMCB	BZ Mesa	Yes	Bowlmor AMF Corp.	34,839	09/30/34

A-1-34

ANNEX A-1

				LARGEST TENANT (3), (19), (20), (21)			2nd LARGEST TENANT (3), (19), (20), (21)			3rd LARGEST TENANT (19), (20), (21)

			Single			Lease			Lease			Lease
Loan #	Seller(1)	Property Name	Tenant	Largest Tenant	Unit Size	Expiration	2nd Largest Tenant	Unit Size	Expiration	3rd Largest Tenant	Unit Size	Expiration
16.35	JPMCB	BZ Lilburn	Yes	Bowlmor AMF Corp.	36,247	09/30/34
16.36	JPMCB	BZ Turnersville	Yes	Bowlmor AMF Corp.	32,000	09/30/34
16.37	JPMCB	BZ Lakeside	Yes	Bowlmor AMF Corp.	36,436	09/30/34
16.38	JPMCB	Harbour Lanes	Yes	Bowlmor AMF Corp.	35,379	09/30/34
16.39	JPMCB	Tri-City Bowl	Yes	Bowlmor AMF Corp.	45,224	09/30/34
16.40	JPMCB	BZ Normandy Consolidated	Yes	Bowlmor AMF Corp.	29,104	09/30/34
16.41	JPMCB	Margate Lanes	Yes	Bowlmor AMF Corp.	29,388	09/30/34
16.42	JPMCB	BZ Austell	Yes	Bowlmor AMF Corp.	35,971	09/30/34
16.43	JPMCB	BZ Mt Prospect	Yes	Bowlmor AMF Corp.	32,671	09/30/34
16.44	JPMCB	BZ Deer Park	Yes	Bowlmor AMF Corp.	37,282	09/30/34
16.45	JPMCB	BZ Denton Consolidated	Yes	Bowlmor AMF Corp.	29,096	09/30/34
16.46	JPMCB	BZ Woodridge	Yes	Bowlmor AMF Corp.	39,700	09/30/34
16.47	JPMCB	Vista Lanes	Yes	Bowlmor AMF Corp.	35,371	09/30/34
16.48	JPMCB	Wekiva Lanes	Yes	Bowlmor AMF Corp.	36,510	09/30/34
16.49	JPMCB	BZ Roselle	Yes	Bowlmor AMF Corp.	40,723	09/30/34
16.50	JPMCB	BZ Glendale Heights	Yes	Bowlmor AMF Corp.	28,848	09/30/34
16.51	JPMCB	BZ Wheat Ridge	Yes	Bowlmor AMF Corp.	36,342	09/30/34
16.52	JPMCB	BZ Circle Consolidated	Yes	Bowlmor AMF Corp.	34,856	09/30/34
16.53	JPMCB	BZ Hawthorn Lanes	Yes	Bowlmor AMF Corp.	36,521	09/30/34
16.54	JPMCB	Camino Seco Bowl	Yes	Bowlmor AMF Corp.	28,049	09/30/34
16.55	JPMCB	Westcreek Lanes Consolidated	Yes	Bowlmor AMF Corp.	35,651	09/30/34
16.56	JPMCB	BZ North Ridgeville	Yes	Bowlmor AMF Corp.	35,456	09/30/34
16.57	JPMCB	BZ Belle Vernon	Yes	Bowlmor AMF Corp.	30,797	09/30/34
16.58	JPMCB	BZ Fountain Square	Yes	Bowlmor AMF Corp.	29,010	09/30/34
17	JPMCB	New Center One Building	No	Henry Ford Health Systems	159,402	01/31/17	Barbara Ann Karmanos Cancer Institute	26,795	01/31/18	Vision Information Technology	24,870	04/30/22
18	SMF II	Robinson Plaza	No	Cottingham & Butler, Inc.	14,843	09/30/23	Thermal Solutions	14,800	05/31/26	River Consulting	14,762	11/30/24
19	RCMC	Residence Inn - Clifton Park	No
20	JPMCB	North Miami Business Park	No	Padania Wines FL, LLC	6,400	07/31/16	Prestige Auto Transport Towing & Recovery Inc	5,400	02/28/19	John Thomas	5,000	03/31/17
21	JPMCB	The Park at Murano	No
22	JPMCB	Langhorne Shopping Center	No	Floor & Décor Outlets of America, Inc.	73,727	12/31/24	Bob's Discount Furniture, LLC	31,000	01/31/25
23	Barclays	Chow Triple Net Retail Portfolio I	Various
23.01	Barclays	7-Eleven - Las Vegas, NV	Yes	7-Eleven	2,989	12/31/19
23.02	Barclays	Chipotle - Pittsburgh, PA	Yes	Chipotle	2,391	05/31/24
23.03	Barclays	7-Eleven - Sacramento, CA	Yes	7-Eleven	2,378	03/31/17
23.04	Barclays	Taco Bell - Las Vegas, NV	Yes	Taco Bell	2,375	01/31/20
23.05	Barclays	Arby's - Colorado Springs, CO	Yes	Arby's	3,246	12/31/24
23.06	Barclays	TGI Fridays - Denver, CO	Yes	TGI Fridays	6,500	12/21/16
23.07	Barclays	Burger King - Troy, MI	Yes	Burger King	3,984	09/30/28
23.08	Barclays	Burger King - Mitchell, SD	Yes	Burger King	3,819	12/31/32
23.09	Barclays	Burger King - Oshkosh, WI	Yes	Burger King	3,664	11/30/31
23.10	Barclays	Hooter's - Tuscaloosa, AL	Yes	Hooters	3,520	02/29/20
23.11	Barclays	Chipotle, Palm Beach Tan, and AT&T - Xenia, OH	No	Palm Beach Tan	3,219	12/31/17	Chipotle	2,268	01/31/22	AT&T	2,000	03/31/17
23.12	Barclays	7-Eleven and LA Insurance - Las Vegas, NV	No	7-Eleven	2,400	12/31/19	LA Insurance	2,400	01/31/17
23.13	Barclays	Pizza Hut - Meridian, MS	Yes	Pizza Hut	3,845	08/31/21
23.14	Barclays	KFC/Taco Bell - Portland, IN	Yes	KFC/Taco Bell	2,696	03/31/21
23.15	Barclays	KFC - Great Bend, KS	Yes	KFC	3,496	03/16/26
24	Barclays	Oakland Hills	No
25	MC-Five Mile	Walnut Multifamily Portfolio	No
25.01	MC-Five Mile	Forbes Terrace	No
25.02	MC-Five Mile	Beacon Commons	No
25.03	MC-Five Mile	Walnut on Wightman	No
26	JPMCB	Town & Country Shopping Center	No	Burlington Coat Factory	62,574	02/28/25	IL Board of Elections	27,000	01/31/17	St. John's Hospital	25,926	06/30/18
27	MC-Five Mile	Premiere Place	No	Big Lots	30,000	01/31/19	Shoe Station	25,000	08/31/19	Michaels	20,464	04/30/16
28	SMF II	Simply Self Storage Portfolio	No
28.01	SMF II	Cooke Road Self Storage	No
28.02	SMF II	Hawthorn Park Self Storage	No
28.03	SMF II	West 10th Street Self Storage	No
29	SMF II	Emerson Pointe	No	Goodwill Industries	15,800	03/31/19	Fireside Brewery	8,483	02/28/18	Bicycle Garage of Indy, Inc.	7,200	04/30/16
30	MC-Five Mile	Big Curve Shopping Center	No	Veterans Administration Clinic	16,594	09/30/22	Applebee's	6,089	03/28/20	Rent-A-Center	4,000	11/30/17
31	MC-Five Mile	Mustang Crossing Apartments	No
32	Barclays	Acosta Headquarters	Yes	Acosta	88,026	07/30/27
33	RCMC	Falcon Gateway	No	Staples	20,388	03/31/19	Dollar Tree	10,000	09/30/18	Aaron Rents	6,048	03/31/16
34	Barclays	Shadow Hills Apartments	No
35	MC-Five Mile	Eastlake RV Resort	No
36	SMF II	Southwest Plaza	No	Planet Fitness	24,500	02/28/25	Stovich-McCormick	18,000	08/31/23	Texas College of Cosmetology	15,000	01/31/22
37	SMF II	Route 1 Self Storage Laurel	No
38	JPMCB	Old Stage Warehouse	No	Heritage Sportwear Inc.	208,944	04/30/19	Dupont Teijin Films U.S., L.P.	167,500	06/18/18
39	MC-Five Mile	Mattoon Market Place	No	PetSmart	12,159	01/31/22	Dollar Tree	8,000	06/30/17	Hibbett Sports	7,127	08/31/17
40	MC-Five Mile	Hawthorne Townhomes	No
41	Barclays	Marquis Forest Apartments	No
42	MC-Five Mile	Freeway Crossing	No	Lowes Food Stores, Inc.	39,708	09/24/21	Dollar Tree	9,600	04/30/16	Hibbett Sports	5,000	12/31/21
43	JPMCB	780 Dedham Street	No	Collegium Pharmaceutical, Inc.	19,335	07/31/20	Kingcom LLC	14,621	10/18/22	Vive Communications, LLC	14,300	07/31/21
44	SMF II	University Studios	No
45	RCMC	One Park Centre	No	Intervention	8,529	02/28/19	Trace Gains, Inc.	8,264	03/31/17	Mountain Range Dentistry, P.C.	5,558	10/31/25
46	JPMCB	Colony Village	No
47	Barclays	Summer View Apartments	No
48	JPMCB	Guardian Self Storage - Liberty Avenue	No
49	JPMCB	Market Square at Montrose	No	JCPenney	95,728	10/31/27	Levin Furniture	70,645	05/31/20
50	JPMCB	Brynn Marr Village	No
51	SMF II	Best Buy Sanford, FL	Yes	Best Buy	30,767	01/31/21

A-1-35

ANNEX A-1

				LARGEST TENANT (3), (19), (20), (21)			2nd LARGEST TENANT (3), (19), (20), (21)			3rd LARGEST TENANT (19), (20), (21)

			Single			Lease			Lease			Lease
Loan #	Seller(1)	Property Name	Tenant	Largest Tenant	Unit Size	Expiration	2nd Largest Tenant	Unit Size	Expiration	3rd Largest Tenant	Unit Size	Expiration
52	Barclays	Prospect Industrial Center	No	Cardone Record Services, Inc.	30,029	06/30/18	Intercontinental Trading USA	27,345	03/31/17	Alden and Ott Printing Inks Co.	22,050	01/31/16
53	SMF II	Condor Garden Apartments	No
54	Barclays	Best Western - Leesburg, VA	No
55	Barclays	Heritage Shopping Center	No	Rite Aid	25,000	12/31/20	Goodwill	10,840	05/30/25	Kragen	7,500	08/31/17
56	Barclays	Comfort Inn - Staunton, VA	No
57	RCMC	International Design Center	No	One Town Creative, LLC	7,161	08/31/18	D'Amico & Partners	7,001	09/30/16	WolfNet Technologies	6,913	11/30/15
58	Barclays	La Quinta Inn & Suites - Angleton, TX	No
59	MC-Five Mile	CVS Portfolio	Yes
59.01	MC-Five Mile	CVS Pharmacy-Johnson City	Yes	CVS Pharmacy	10,125	01/31/19
59.02	MC-Five Mile	CVS Pharmacy-Cortland	Yes	CVS Pharmacy	10,125	01/31/19
60	RCMC	Antelope Valley Partners	Yes	Antelope Valley Partners for Health	30,000	07/09/34
61	SMF II	Evergreen Village Apartments	No
62	Barclays	Behringer Tractor Supply Portfolio	Yes
62.01	Barclays	Tractor Supply Co - OH	Yes	Tractor Supply Company	21,930	01/31/30
62.02	Barclays	Tractor Supply Co - LA	Yes	Tractor Supply Company	19,097	02/28/30
63	Barclays	Bedford Square I & II	No	Fresenius Medical	5,187	03/31/17	CES Security	5,013	04/30/17	Software Unlimited	3,366	06/30/16
64	Barclays	Sak's Garage	No	iPark Services LLC	87,570	05/13/25
65	Barclays	Diamond Pointe Apartments (6th/Deodar)	No
66	Barclays	Rose Pointe Apartments (Euclid/Budd)	No
67	Barclays	Chippewa Towne Centre	No	Dollar Tree	10,403	07/31/17	King Buffet	4,800	03/31/17	Rent-A-Center	4,120	07/31/17
68	Barclays	Cedar Pointe Apartments	No
69	Barclays	South View (Avalon) Apartments	No
70	Barclays	Suncrest Apartments	No
71	Barclays	Comfort Inn - Woodstock, VA	No
72	Barclays	Red Roof Inn & Suites - Savannah GA	No
73	MC-Five Mile	Frankford Square	No	Save-A-Lot	16,930	07/04/23	Flynn & O'Hara	6,373	07/31/25	The Works	1,250	09/30/22
74	MC-Five Mile	Lake Erie MHC	No
75	Barclays	Forest View Apartments	No
76	Barclays	Royal Palms Apartments	No
77	Barclays	Rose Terrace Apartments (Parthenia)	No
78	MC-Five Mile	Pine Tree Square	No	CATO	4,160	01/31/20	Payless Shoe Source	2,800	11/30/15	GameStop	1,600	01/31/17
79	Barclays	Beverly Terrace Apartments	No
80	Barclays	Iron Mountain Apartments	No
81	Barclays	Camellia Apartments	No
82	Barclays	Highland Springs Apartments	No
83	Barclays	Highland Meadows (43/44) Apartments	No
84	Barclays	Glen Terrace Apartments	No
85	Barclays	Twin Palms	No
86	Barclays	Highland Meadows (Meridian) Apartments	No
87	Barclays	South View (Carondelet) Apartments	No
88	Barclays	South View (Main) Apartments	No
89	Barclays	Summer Wind Apartments	No

A-1-36

ANNEX A-1

			4th LARGEST TENANT (3), (19), (20), (21)			5th LARGEST TENANT (19), (20), (21)

					Lease			Lease	Loan
Loan #	Seller(1)	Property Name	4th Largest Tenant	Unit Size	Expiration	5th Largest Tenant	Unit Size	Expiration	Purpose
1	JPMCB	Hilton Suites Chicago Magnificent Mile							Refinance
2	JPMCB	Civic Opera Building	Hybris (US) Corp.	28,350	07/31/22	Clarity Consulting, Inc.	21,600	06/30/23	Refinance
3	Barclays	Palmer House Retail Shops	Kay Jewelers	5,124	04/30/28	Skechers	3,035	MTM	Refinance
4	Barclays	Gateway Business Park	Middough Inc.	26,498	09/30/17	Taylor, Wiseman Taylor	25,545	04/30/18	Refinance
5	JPMCB	U-Haul Portfolio							Recapitalization
5.001	JPMCB	Flushing
5.002	JPMCB	Grand Concourse
5.003	JPMCB	Ben White
5.004	JPMCB	Quail Springs
5.005	JPMCB	Mile High Station
5.006	JPMCB	Philadelphia
5.007	JPMCB	26th & Indian School Road
5.008	JPMCB	Wilkes-Barre
5.009	JPMCB	Lafayette
5.010	JPMCB	Ashley Rd
5.011	JPMCB	Woodlake
5.012	JPMCB	Spring
5.013	JPMCB	Kingwood
5.014	JPMCB	Evanston
5.015	JPMCB	Inglewood
5.016	JPMCB	Pelham
5.017	JPMCB	Fort Pierce
5.018	JPMCB	Waverly Rd
5.019	JPMCB	South Central
5.020	JPMCB	New Utrecht Ave
5.021	JPMCB	Castleton
5.022	JPMCB	Tropicana Field
5.023	JPMCB	Eastside
5.024	JPMCB	Cheltenham
5.025	JPMCB	Overbrook
5.026	JPMCB	Somerville
5.027	JPMCB	Sherwood
5.028	JPMCB	Page Ave
5.029	JPMCB	Lubbock
5.030	JPMCB	South Shore
5.031	JPMCB	Capitol Ave
5.032	JPMCB	Summer Ave
5.033	JPMCB	Milwaukie
5.034	JPMCB	Abilene
5.035	JPMCB	Gresham
5.036	JPMCB	5th Ave
5.037	JPMCB	10 Mile & Groesbeck Hwy
5.038	JPMCB	Hammond Sq
5.039	JPMCB	Midway
5.040	JPMCB	Garner
5.041	JPMCB	Lynchburg
5.042	JPMCB	I-80 & Manawa
5.043	JPMCB	W Columbia
5.044	JPMCB	Ontario
5.045	JPMCB	Roxborough
5.046	JPMCB	East Main St
5.047	JPMCB	Bardstown
5.048	JPMCB	Jonesboro GA
5.049	JPMCB	Portsmouth
5.050	JPMCB	Danbury
5.051	JPMCB	Mather
5.052	JPMCB	Huntington
5.053	JPMCB	Broad St
5.054	JPMCB	Madison
5.055	JPMCB	Plainfield
5.056	JPMCB	Elyria
5.057	JPMCB	Manchester
5.058	JPMCB	Old Bridge
5.059	JPMCB	Hammond
5.060	JPMCB	High Point
5.061	JPMCB	Idaho Falls
5.062	JPMCB	6th Ave
5.063	JPMCB	Jonesboro
5.064	JPMCB	Chula Vista
5.065	JPMCB	Barstow
5.066	JPMCB	Wade Hampton
5.067	JPMCB	Western Ave
5.068	JPMCB	7 Mile & Livernois
5.069	JPMCB	Bowling Green
5.070	JPMCB	Clarksville
5.071	JPMCB	Alexis Rd
5.072	JPMCB	Jefferson Davis Hwy
5.073	JPMCB	Veterans Memorial
5.074	JPMCB	Southfield Frwy & Joy Rd
5.075	JPMCB	Aurora

A-1-37

ANNEX A-1

			4th LARGEST TENANT (3), (19), (20), (21)			5th LARGEST TENANT (19), (20), (21)

					Lease			Lease	Loan
Loan #	Seller(1)	Property Name	4th Largest Tenant	Unit Size	Expiration	5th Largest Tenant	Unit Size	Expiration	Purpose
5.076	JPMCB	East Lake
5.077	JPMCB	East Spokane
5.078	JPMCB	North Hills
5.079	JPMCB	Fort Smith
5.080	JPMCB	Jim Miller Rd
5.081	JPMCB	Hwy 367
5.082	JPMCB	10th Ave
5.083	JPMCB	Mesa Rd
5.084	JPMCB	Cumberland
5.085	JPMCB	Colonie
5.086	JPMCB	Pearl
5.087	JPMCB	Reading
5.088	JPMCB	Terre Haute
5.089	JPMCB	Hamilton
5.090	JPMCB	Lebanon
5.091	JPMCB	7 Mile & Van Dyke
5.092	JPMCB	State St
5.093	JPMCB	Fall River
5.094	JPMCB	Provo
5.095	JPMCB	Glens Falls
5.096	JPMCB	Schenectady
5.097	JPMCB	Bremerton
5.098	JPMCB	South End
5.099	JPMCB	Keene
5.100	JPMCB	Lima Mall
5.101	JPMCB	New Britain
5.102	JPMCB	Cape Girardeau
5.103	JPMCB	N Watkins
5.104	JPMCB	National Rd
5.105	JPMCB	Pensacola-Bellview
6	Barclays	Frandor Shopping Center	Michaels	23,899	01/31/21	TJ Maxx	21,805	09/30/25	Refinance
7	JPMCB	First National Building	SOMAT Engineering, Inc.	7,057	02/28/17	Local Initiatives Support Corporation	5,822	05/31/17	Recapitalization
8	SMF II	The Outlet Shoppes at Gettysburg	Dress Barn	9,924	06/30/18	Eddie Bauer	9,050	01/31/16	Refinance
9	JPMCB	One Shell Square	Gieger, Laborde & Lap	23,607	04/30/17	Harvey Gulf International	23,432	07/31/19	Acquisition
10	RCMC	Park Place I & II Portfolio							Acquisition
10.01	RCMC	Park Place II
10.02	RCMC	Park Place I	Real Advantage, LLC	5,979	05/31/17	Robert Half International, Inc.	2,333	02/29/16
11	JPMCB	Waterstone Apartments							Acquisition
12	JPMCB	Hilton Atlanta Perimeter							Refinance
13	RAIT	Eastmont Town Center	Alameda Co - Behavioral Health	45,051	02/28/21	Alameda Co - Wellness Center	38,114	05/31/18	Acquisition
14	SMF II	Hyatt Place Texas Portfolio							Acquisition
14.01	SMF II	Hyatt Place Austin
14.02	SMF II	Hyatt Place San Antonio
14.03	SMF II	Hyatt Place Dallas
15	JPMCB	The Park at Veneto							Refinance
16	JPMCB	Brunswick Portfolio							Acquisition
16.01	JPMCB	BZ Lone Tree
16.02	JPMCB	BZ Gilbert Consolidated
16.03	JPMCB	BZ XL Kennesaw Consolidated
16.04	JPMCB	BZ Randall Road Consolidated
16.05	JPMCB	BZ Romeoville Consolidated
16.06	JPMCB	Cal Oaks Bowl
16.07	JPMCB	BZ St Peters Consolidated
16.08	JPMCB	Classic Lanes
16.09	JPMCB	Premier Lanes
16.10	JPMCB	BZ Brooklyn Park Consolidated
16.11	JPMCB	BZ Eden Prairie
16.12	JPMCB	BZ Lakeville Consolidated
16.13	JPMCB	BZ Blaine Consolidated
16.14	JPMCB	Brunswick's Norcross
16.15	JPMCB	Majestic Lanes
16.16	JPMCB	Bramalea Lanes
16.17	JPMCB	BZ Glendale
16.18	JPMCB	Brunswick's Marietta
16.19	JPMCB	BZ Watauga Consolidated
16.20	JPMCB	BZ Roswell
16.21	JPMCB	National Lanes
16.22	JPMCB	BZ River Grove
16.23	JPMCB	Via Linda Lanes
16.24	JPMCB	BZ Upland
16.25	JPMCB	Foothill Lanes
16.26	JPMCB	Riverview Lanes Consolidated
16.27	JPMCB	BZ Heather Ridge
16.28	JPMCB	BZ Westminster
16.29	JPMCB	Columbia Lanes Consolidated
16.30	JPMCB	Brunswick's Buffalo Grove
16.31	JPMCB	Moreno Valley Bowl
16.32	JPMCB	Fairlawn Lanes Consolidated
16.33	JPMCB	BZ Green Mountain
16.34	JPMCB	BZ Mesa

A-1-38

ANNEX A-1

			4th LARGEST TENANT (3), (19), (20), (21)			5th LARGEST TENANT (19), (20), (21)

					Lease			Lease	Loan
Loan #	Seller(1)	Property Name	4th Largest Tenant	Unit Size	Expiration	5th Largest Tenant	Unit Size	Expiration	Purpose
16.35	JPMCB	BZ Lilburn
16.36	JPMCB	BZ Turnersville
16.37	JPMCB	BZ Lakeside
16.38	JPMCB	Harbour Lanes
16.39	JPMCB	Tri-City Bowl
16.40	JPMCB	BZ Normandy Consolidated
16.41	JPMCB	Margate Lanes
16.42	JPMCB	BZ Austell
16.43	JPMCB	BZ Mt Prospect
16.44	JPMCB	BZ Deer Park
16.45	JPMCB	BZ Denton Consolidated
16.46	JPMCB	BZ Woodridge
16.47	JPMCB	Vista Lanes
16.48	JPMCB	Wekiva Lanes
16.49	JPMCB	BZ Roselle
16.50	JPMCB	BZ Glendale Heights
16.51	JPMCB	BZ Wheat Ridge
16.52	JPMCB	BZ Circle Consolidated
16.53	JPMCB	BZ Hawthorn Lanes
16.54	JPMCB	Camino Seco Bowl
16.55	JPMCB	Westcreek Lanes Consolidated
16.56	JPMCB	BZ North Ridgeville
16.57	JPMCB	BZ Belle Vernon
16.58	JPMCB	BZ Fountain Square
17	JPMCB	New Center One Building	Detroit Windsor Dance Academy	20,906	MTM	Wayne County Health Authority	15,128	01/31/19	Refinance
18	SMF II	Robinson Plaza	Rettew Associates	12,368	05/31/25	Weirton Medical	9,275	03/31/24	Refinance
19	RCMC	Residence Inn - Clifton Park							Refinance
20	JPMCB	North Miami Business Park	Anteneh Tedia	4,200	12/31/16	Bosem Corporation	4,000	12/31/17	Acquisition
21	JPMCB	The Park at Murano							Refinance
22	JPMCB	Langhorne Shopping Center							Refinance
23	Barclays	Chow Triple Net Retail Portfolio I							Recapitalization
23.01	Barclays	7-Eleven - Las Vegas, NV
23.02	Barclays	Chipotle - Pittsburgh, PA
23.03	Barclays	7-Eleven - Sacramento, CA
23.04	Barclays	Taco Bell - Las Vegas, NV
23.05	Barclays	Arby's - Colorado Springs, CO
23.06	Barclays	TGI Fridays - Denver, CO
23.07	Barclays	Burger King - Troy, MI
23.08	Barclays	Burger King - Mitchell, SD
23.09	Barclays	Burger King - Oshkosh, WI
23.10	Barclays	Hooter's - Tuscaloosa, AL
23.11	Barclays	Chipotle, Palm Beach Tan, and AT&T - Xenia, OH
23.12	Barclays	7-Eleven and LA Insurance - Las Vegas, NV
23.13	Barclays	Pizza Hut - Meridian, MS
23.14	Barclays	KFC/Taco Bell - Portland, IN
23.15	Barclays	KFC - Great Bend, KS
24	Barclays	Oakland Hills							Refinance
25	MC-Five Mile	Walnut Multifamily Portfolio							Refinance
25.01	MC-Five Mile	Forbes Terrace
25.02	MC-Five Mile	Beacon Commons
25.03	MC-Five Mile	Walnut on Wightman
26	JPMCB	Town & Country Shopping Center	JCS, Inc.	20,000	06/30/20	Hibachi Grill & Supreme Buffet	16,853	08/31/16	Refinance
27	MC-Five Mile	Premiere Place	Burkes	20,000	01/31/18	Goodwill	8,000	01/31/19	Refinance
28	SMF II	Simply Self Storage Portfolio							Refinance
28.01	SMF II	Cooke Road Self Storage
28.02	SMF II	Hawthorn Park Self Storage
28.03	SMF II	West 10th Street Self Storage
29	SMF II	Emerson Pointe	Anytime Fitness	6,510	11/30/24	Little Mexico Restaurant	4,587	10/31/20	Refinance
30	MC-Five Mile	Big Curve Shopping Center	The Beverage House, Arthur & Linda	4,000	02/28/17	Bank of America	3,844	07/31/20	Refinance
31	MC-Five Mile	Mustang Crossing Apartments							Refinance
32	Barclays	Acosta Headquarters							Acquisition
33	RCMC	Falcon Gateway	Bellagio Pizzeria	3,212	05/31/22	Payless Shoe Source	2,783	04/30/17	Refinance
34	Barclays	Shadow Hills Apartments							Refinance
35	MC-Five Mile	Eastlake RV Resort							Refinance
36	SMF II	Southwest Plaza	Burke's	12,500	04/30/18	Harbor Freight	12,150	01/31/23	Refinance
37	SMF II	Route 1 Self Storage Laurel							Refinance
38	JPMCB	Old Stage Warehouse							Refinance
39	MC-Five Mile	Mattoon Market Place	QQ Buffet	6,080	04/30/20	Buffalo Wild Wings	5,932	01/30/19	Acquisition
40	MC-Five Mile	Hawthorne Townhomes							Refinance
41	Barclays	Marquis Forest Apartments							Refinance
42	MC-Five Mile	Freeway Crossing	Rent-A-Center	4,000	08/31/17	The Cato Corporation	4,000	01/31/17	Refinance
43	JPMCB	780 Dedham Street	Honeywell International, Inc.	9,675	10/31/20	Poli Mortgage Group, Inc.	9,660	02/28/18	Refinance
44	SMF II	University Studios							Refinance
45	RCMC	One Park Centre	TEAMwerk Professionals L.L.C. and John D. Werkmeister	4,755	03/31/20	Metro Support Services	3,580	03/31/16	Acquisition
46	JPMCB	Colony Village							Acquisition
47	Barclays	Summer View Apartments							Refinance
48	JPMCB	Guardian Self Storage - Liberty Avenue							Refinance
49	JPMCB	Market Square at Montrose							Refinance
50	JPMCB	Brynn Marr Village							Acquisition
51	SMF II	Best Buy Sanford, FL							Refinance

A-1-39

ANNEX A-1

			4th LARGEST TENANT (3), (19), (20), (21)			5th LARGEST TENANT (19), (20), (21)

					Lease			Lease	Loan
Loan #	Seller(1)	Property Name	4th Largest Tenant	Unit Size	Expiration	5th Largest Tenant	Unit Size	Expiration	Purpose
52	Barclays	Prospect Industrial Center	Phoenix Rising Home Staging	21,100	08/31/19	Ampco Metal, Inc.	20,000	11/30/17	Refinance
53	SMF II	Condor Garden Apartments							Refinance
54	Barclays	Best Western - Leesburg, VA							Refinance
55	Barclays	Heritage Shopping Center	Café Ella dba Jose Antonio Garcia	1,900	08/31/16	Heritage Cleaners	1,800	11/30/15	Refinance
56	Barclays	Comfort Inn - Staunton, VA							Refinance
57	RCMC	International Design Center	Soigne Hospitality, LLC	5,908	10/31/24	Capsule	5,020	02/28/21	Refinance
58	Barclays	La Quinta Inn & Suites - Angleton, TX							Refinance
59	MC-Five Mile	CVS Portfolio							Acquisition
59.01	MC-Five Mile	CVS Pharmacy-Johnson City
59.02	MC-Five Mile	CVS Pharmacy-Cortland
60	RCMC	Antelope Valley Partners							Refinance
61	SMF II	Evergreen Village Apartments							Refinance
62	Barclays	Behringer Tractor Supply Portfolio							Acquisition
62.01	Barclays	Tractor Supply Co - OH
62.02	Barclays	Tractor Supply Co - LA
63	Barclays	Bedford Square I & II	Market America	2,966	04/30/17	Pharmasite Research	2,779	02/28/19	Acquisition
64	Barclays	Sak's Garage							Acquisition
65	Barclays	Diamond Pointe Apartments (6th/Deodar)							Refinance
66	Barclays	Rose Pointe Apartments (Euclid/Budd)							Refinance
67	Barclays	Chippewa Towne Centre	GameStop	1,840	10/31/16	Kim Nails	1,600	09/30/17	Recapitalization
68	Barclays	Cedar Pointe Apartments							Refinance
69	Barclays	South View (Avalon) Apartments							Refinance
70	Barclays	Suncrest Apartments							Refinance
71	Barclays	Comfort Inn - Woodstock, VA							Refinance
72	Barclays	Red Roof Inn & Suites - Savannah GA							Refinance
73	MC-Five Mile	Frankford Square							Refinance
74	MC-Five Mile	Lake Erie MHC							Refinance
75	Barclays	Forest View Apartments							Refinance
76	Barclays	Royal Palms Apartments							Refinance
77	Barclays	Rose Terrace Apartments (Parthenia)							Refinance
78	MC-Five Mile	Pine Tree Square	Cash Store	1,600	01/31/20	Sally Beauty Supply	1,600	01/31/20	Refinance
79	Barclays	Beverly Terrace Apartments							Refinance
80	Barclays	Iron Mountain Apartments							Refinance
81	Barclays	Camellia Apartments							Refinance
82	Barclays	Highland Springs Apartments							Refinance
83	Barclays	Highland Meadows (43/44) Apartments							Refinance
84	Barclays	Glen Terrace Apartments							Refinance
85	Barclays	Twin Palms							Refinance
86	Barclays	Highland Meadows (Meridian) Apartments							Refinance
87	Barclays	South View (Carondelet) Apartments							Refinance
88	Barclays	South View (Main) Apartments							Refinance
89	Barclays	Summer Wind Apartments							Refinance

A-1-40

ANNEX A-1

				Lockbox	Lockbox
Loan #	Seller(1)	Property Name	Principal / Carveout Guarantor(22)	(Y/N)	Type(23)
1	JPMCB	Hilton Suites Chicago Magnificent Mile	CMS/Procaccianti Hospitality Holdings III, L.P.	Yes	CMA
2	JPMCB	Civic Opera Building	Michael Silberberg	Yes	Hard
3	Barclays	Palmer House Retail Shops	Thor Urban Operating Fund, L.P.	Yes	Hard
4	Barclays	Gateway Business Park	Joseph Friedman	Yes	CMA
5	JPMCB	U-Haul Portfolio	AMERCO	Yes	CMA
5.001	JPMCB	Flushing
5.002	JPMCB	Grand Concourse
5.003	JPMCB	Ben White
5.004	JPMCB	Quail Springs
5.005	JPMCB	Mile High Station
5.006	JPMCB	Philadelphia
5.007	JPMCB	26th & Indian School Road
5.008	JPMCB	Wilkes-Barre
5.009	JPMCB	Lafayette
5.010	JPMCB	Ashley Rd
5.011	JPMCB	Woodlake
5.012	JPMCB	Spring
5.013	JPMCB	Kingwood
5.014	JPMCB	Evanston
5.015	JPMCB	Inglewood
5.016	JPMCB	Pelham
5.017	JPMCB	Fort Pierce
5.018	JPMCB	Waverly Rd
5.019	JPMCB	South Central
5.020	JPMCB	New Utrecht Ave
5.021	JPMCB	Castleton
5.022	JPMCB	Tropicana Field
5.023	JPMCB	Eastside
5.024	JPMCB	Cheltenham
5.025	JPMCB	Overbrook
5.026	JPMCB	Somerville
5.027	JPMCB	Sherwood
5.028	JPMCB	Page Ave
5.029	JPMCB	Lubbock
5.030	JPMCB	South Shore
5.031	JPMCB	Capitol Ave
5.032	JPMCB	Summer Ave
5.033	JPMCB	Milwaukie
5.034	JPMCB	Abilene
5.035	JPMCB	Gresham
5.036	JPMCB	5th Ave
5.037	JPMCB	10 Mile & Groesbeck Hwy
5.038	JPMCB	Hammond Sq
5.039	JPMCB	Midway
5.040	JPMCB	Garner
5.041	JPMCB	Lynchburg
5.042	JPMCB	I-80 & Manawa
5.043	JPMCB	W Columbia
5.044	JPMCB	Ontario
5.045	JPMCB	Roxborough
5.046	JPMCB	East Main St
5.047	JPMCB	Bardstown
5.048	JPMCB	Jonesboro GA
5.049	JPMCB	Portsmouth
5.050	JPMCB	Danbury
5.051	JPMCB	Mather
5.052	JPMCB	Huntington
5.053	JPMCB	Broad St
5.054	JPMCB	Madison
5.055	JPMCB	Plainfield
5.056	JPMCB	Elyria
5.057	JPMCB	Manchester
5.058	JPMCB	Old Bridge
5.059	JPMCB	Hammond
5.060	JPMCB	High Point
5.061	JPMCB	Idaho Falls
5.062	JPMCB	6th Ave
5.063	JPMCB	Jonesboro
5.064	JPMCB	Chula Vista
5.065	JPMCB	Barstow
5.066	JPMCB	Wade Hampton
5.067	JPMCB	Western Ave
5.068	JPMCB	7 Mile & Livernois
5.069	JPMCB	Bowling Green
5.070	JPMCB	Clarksville
5.071	JPMCB	Alexis Rd
5.072	JPMCB	Jefferson Davis Hwy
5.073	JPMCB	Veterans Memorial
5.074	JPMCB	Southfield Frwy & Joy Rd
5.075	JPMCB	Aurora

A-1-41

ANNEX A-1

				Lockbox	Lockbox
Loan #	Seller(1)	Property Name	Principal / Carveout Guarantor(22)	(Y/N)	Type(23)
5.076	JPMCB	East Lake
5.077	JPMCB	East Spokane
5.078	JPMCB	North Hills
5.079	JPMCB	Fort Smith
5.080	JPMCB	Jim Miller Rd
5.081	JPMCB	Hwy 367
5.082	JPMCB	10th Ave
5.083	JPMCB	Mesa Rd
5.084	JPMCB	Cumberland
5.085	JPMCB	Colonie
5.086	JPMCB	Pearl
5.087	JPMCB	Reading
5.088	JPMCB	Terre Haute
5.089	JPMCB	Hamilton
5.090	JPMCB	Lebanon
5.091	JPMCB	7 Mile & Van Dyke
5.092	JPMCB	State St
5.093	JPMCB	Fall River
5.094	JPMCB	Provo
5.095	JPMCB	Glens Falls
5.096	JPMCB	Schenectady
5.097	JPMCB	Bremerton
5.098	JPMCB	South End
5.099	JPMCB	Keene
5.100	JPMCB	Lima Mall
5.101	JPMCB	New Britain
5.102	JPMCB	Cape Girardeau
5.103	JPMCB	N Watkins
5.104	JPMCB	National Rd
5.105	JPMCB	Pensacola-Bellview
6	Barclays	Frandor Shopping Center	F. Jerome Corr, Daniel L. Stern, Christopher G. Brochert	Yes	CMA
7	JPMCB	First National Building	Rock Ventures	Yes	CMA
8	SMF II	The Outlet Shoppes at Gettysburg	CBL & Associates Limited Partnership, Horizon Group Properties, Inc.	Yes	Springing
9	JPMCB	One Shell Square	William Z. Hertz, Isaac Hertz, Sarah Hertz	Yes	Hard
10	RCMC	Park Place I & II Portfolio	David A. Pearson, Paul A. Pearson, Jr., John M. Pearson	Yes	CMA
10.01	RCMC	Park Place II
10.02	RCMC	Park Place I
11	JPMCB	Waterstone Apartments	Momentum Real Estate Fund II, LLC	Yes	Springing
12	JPMCB	Hilton Atlanta Perimeter	CMS/Procaccianti Hospitality Holdings III, L.P.	Yes	CMA
13	RAIT	Eastmont Town Center	Vertical Ventures Capital, LLC, Hamid Rezapour	Yes	CMA
14	SMF II	Hyatt Place Texas Portfolio	Christopher Gistis, Glenn Gistis, Michael Sullivan, Lawrence Kasser	Yes	Springing
14.01	SMF II	Hyatt Place Austin
14.02	SMF II	Hyatt Place San Antonio
14.03	SMF II	Hyatt Place Dallas
15	JPMCB	The Park at Veneto	Blue Rock Partners, LLC, Stonecutter Capital Management LLC	Yes	Springing
16	JPMCB	Brunswick Portfolio	iStar Net Lease I LLC	Yes	Hard
16.01	JPMCB	BZ Lone Tree
16.02	JPMCB	BZ Gilbert Consolidated
16.03	JPMCB	BZ XL Kennesaw Consolidated
16.04	JPMCB	BZ Randall Road Consolidated
16.05	JPMCB	BZ Romeoville Consolidated
16.06	JPMCB	Cal Oaks Bowl
16.07	JPMCB	BZ St Peters Consolidated
16.08	JPMCB	Classic Lanes
16.09	JPMCB	Premier Lanes
16.10	JPMCB	BZ Brooklyn Park Consolidated
16.11	JPMCB	BZ Eden Prairie
16.12	JPMCB	BZ Lakeville Consolidated
16.13	JPMCB	BZ Blaine Consolidated
16.14	JPMCB	Brunswick's Norcross
16.15	JPMCB	Majestic Lanes
16.16	JPMCB	Bramalea Lanes
16.17	JPMCB	BZ Glendale
16.18	JPMCB	Brunswick's Marietta
16.19	JPMCB	BZ Watauga Consolidated
16.20	JPMCB	BZ Roswell
16.21	JPMCB	National Lanes
16.22	JPMCB	BZ River Grove
16.23	JPMCB	Via Linda Lanes
16.24	JPMCB	BZ Upland
16.25	JPMCB	Foothill Lanes
16.26	JPMCB	Riverview Lanes Consolidated
16.27	JPMCB	BZ Heather Ridge
16.28	JPMCB	BZ Westminster
16.29	JPMCB	Columbia Lanes Consolidated
16.30	JPMCB	Brunswick's Buffalo Grove
16.31	JPMCB	Moreno Valley Bowl
16.32	JPMCB	Fairlawn Lanes Consolidated
16.33	JPMCB	BZ Green Mountain
16.34	JPMCB	BZ Mesa

A-1-42

ANNEX A-1

				Lockbox	Lockbox
Loan #	Seller(1)	Property Name	Principal / Carveout Guarantor(22)	(Y/N)	Type(23)
16.35	JPMCB	BZ Lilburn
16.36	JPMCB	BZ Turnersville
16.37	JPMCB	BZ Lakeside
16.38	JPMCB	Harbour Lanes
16.39	JPMCB	Tri-City Bowl
16.40	JPMCB	BZ Normandy Consolidated
16.41	JPMCB	Margate Lanes
16.42	JPMCB	BZ Austell
16.43	JPMCB	BZ Mt Prospect
16.44	JPMCB	BZ Deer Park
16.45	JPMCB	BZ Denton Consolidated
16.46	JPMCB	BZ Woodridge
16.47	JPMCB	Vista Lanes
16.48	JPMCB	Wekiva Lanes
16.49	JPMCB	BZ Roselle
16.50	JPMCB	BZ Glendale Heights
16.51	JPMCB	BZ Wheat Ridge
16.52	JPMCB	BZ Circle Consolidated
16.53	JPMCB	BZ Hawthorn Lanes
16.54	JPMCB	Camino Seco Bowl
16.55	JPMCB	Westcreek Lanes Consolidated
16.56	JPMCB	BZ North Ridgeville
16.57	JPMCB	BZ Belle Vernon
16.58	JPMCB	BZ Fountain Square
17	JPMCB	New Center One Building	The Farbman Family #2, LLC	Yes	CMA
18	SMF II	Robinson Plaza	William Rudolph, Charles Perlow	Yes	Springing
19	RCMC	Residence Inn - Clifton Park	Lawrence C. Gates, Daniel J. Mahoney	Yes	CMA
20	JPMCB	North Miami Business Park	Eugenio Cosculluela, Jr., Mario A. Fernandez	Yes	Springing
21	JPMCB	The Park at Murano	Randy X. Ferreira	Yes	Springing
22	JPMCB	Langhorne Shopping Center	Neal Shalom	Yes	CMA
23	Barclays	Chow Triple Net Retail Portfolio I	Nathan Cheng-Hu Chow	Yes	Springing
23.01	Barclays	7-Eleven - Las Vegas, NV
23.02	Barclays	Chipotle - Pittsburgh, PA
23.03	Barclays	7-Eleven - Sacramento, CA
23.04	Barclays	Taco Bell - Las Vegas, NV
23.05	Barclays	Arby's - Colorado Springs, CO
23.06	Barclays	TGI Fridays - Denver, CO
23.07	Barclays	Burger King - Troy, MI
23.08	Barclays	Burger King - Mitchell, SD
23.09	Barclays	Burger King - Oshkosh, WI
23.10	Barclays	Hooter's - Tuscaloosa, AL
23.11	Barclays	Chipotle, Palm Beach Tan, and AT&T - Xenia, OH
23.12	Barclays	7-Eleven and LA Insurance - Las Vegas, NV
23.13	Barclays	Pizza Hut - Meridian, MS
23.14	Barclays	KFC/Taco Bell - Portland, IN
23.15	Barclays	KFC - Great Bend, KS
24	Barclays	Oakland Hills	Krishna Persaud, Felice Mehaber	Yes	CMA
25	MC-Five Mile	Walnut Multifamily Portfolio	Gregg Perelman, Todd Reidbord	Yes	Springing
25.01	MC-Five Mile	Forbes Terrace
25.02	MC-Five Mile	Beacon Commons
25.03	MC-Five Mile	Walnut on Wightman
26	JPMCB	Town & Country Shopping Center	Courtney K. Joyner, James K. Zerkle	Yes	Springing
27	MC-Five Mile	Premiere Place	Joel D. McClinton, Sr.	Yes	Springing
28	SMF II	Simply Self Storage Portfolio	Kurt E. O'Brien	No	None
28.01	SMF II	Cooke Road Self Storage
28.02	SMF II	Hawthorn Park Self Storage
28.03	SMF II	West 10th Street Self Storage
29	SMF II	Emerson Pointe	J. Greg Allen	Yes	Springing
30	MC-Five Mile	Big Curve Shopping Center	Neil A. Friedman	Yes	Springing
31	MC-Five Mile	Mustang Crossing Apartments	John P. Boerschig	Yes	Springing
32	Barclays	Acosta Headquarters	Corporate Property Associates 18 - Global Incorporated	Yes	Hard
33	RCMC	Falcon Gateway	CNA Enterprises, Inc.	Yes	CMA
34	Barclays	Shadow Hills Apartments	H.K. Realty, Inc.	Yes	Springing
35	MC-Five Mile	Eastlake RV Resort	Guy J. Robertson, Sr., Douglas L. Mulvaney	Yes	Springing
36	SMF II	Southwest Plaza	David Salomon	Yes	Springing
37	SMF II	Route 1 Self Storage Laurel	William H. Munn	No	None
38	JPMCB	Old Stage Warehouse	Robert Chesson	Yes	Springing
39	MC-Five Mile	Mattoon Market Place	John E. Young	Yes	Springing
40	MC-Five Mile	Hawthorne Townhomes	John M. Huenke, Samuel Juffe	Yes	Springing
41	Barclays	Marquis Forest Apartments	Blair G. Schlossberg	Yes	CMA
42	MC-Five Mile	Freeway Crossing	Arthur Robinson Tyler, Brantley White, French R. McKnight, Jr., James A. Black, Jr., Rebecca Harvin Woltz, Rebecca L. Harvin, Rick L. Hopkins, Thomas H. Faulkner, Thomas L. White III	Yes	CMA
43	JPMCB	780 Dedham Street	Jonathan D. Stott, Matthew O'Connor, Peter F. Murphy	Yes	Springing
44	SMF II	University Studios	Michael Niederst	No	None
45	RCMC	One Park Centre	Netreit, Inc.	Yes	CMA
46	JPMCB	Colony Village	Blevins Family Properties, LLC, Winco, L.L.C.	Yes	CMA
47	Barclays	Summer View Apartments	J.K. Properties, Inc.	Yes	Springing
48	JPMCB	Guardian Self Storage - Liberty Avenue	Steven H. Cohen	Yes	Springing
49	JPMCB	Market Square at Montrose	Zaffar S. Tabani, as the Trustee of the 2005 ZST/TBT Descendant's Trust-T	Yes	Springing
50	JPMCB	Brynn Marr Village	Blevins Family Properties, LLC, Winco, L.L.C.	Yes	CMA
51	SMF II	Best Buy Sanford, FL	Watkins Investments Limited Partnership	Yes	CMA

A-1-43

ANNEX A-1

				Lockbox	Lockbox
Loan #	Seller(1)	Property Name	Principal / Carveout Guarantor(22)	(Y/N)	Type(23)
52	Barclays	Prospect Industrial Center	Michael W. Brennan, Scott McKibben	Yes	Springing
53	SMF II	Condor Garden Apartments	David Niederst	No	None
54	Barclays	Best Western - Leesburg, VA	Keith D. Stephens	Yes	CMA
55	Barclays	Heritage Shopping Center	Jonathan M. Rayden	Yes	Springing
56	Barclays	Comfort Inn - Staunton, VA	Keith D. Stephens	Yes	CMA
57	RCMC	International Design Center	SRRT Properties, LP, SR Realty Trust, Inc.	Yes	Springing
58	Barclays	La Quinta Inn & Suites - Angleton, TX	Mehul Patel, Raj Gandhi, Vipul Patel	Yes	CMA
59	MC-Five Mile	CVS Portfolio	Mark X. Disanto, James Conley	Yes	Springing
59.01	MC-Five Mile	CVS Pharmacy-Johnson City
59.02	MC-Five Mile	CVS Pharmacy-Cortland
60	RCMC	Antelope Valley Partners	Elliot Zemel, Avery Hager	Yes	CMA
61	SMF II	Evergreen Village Apartments	David Niederst	No	None
62	Barclays	Behringer Tractor Supply Portfolio	Behringer Net Lease Advisors, LLC	Yes	CMA
62.01	Barclays	Tractor Supply Co - OH
62.02	Barclays	Tractor Supply Co - LA
63	Barclays	Bedford Square I & II	Barry Nathanson	Yes	Springing
64	Barclays	Sak's Garage	Michael Shustek	Yes	CMA
65	Barclays	Diamond Pointe Apartments (6th/Deodar)	H.K. Realty, Inc.	Yes	Springing
66	Barclays	Rose Pointe Apartments (Euclid/Budd)	H.K. Realty, Inc.	Yes	Springing
67	Barclays	Chippewa Towne Centre	E. Stanley Kroenke	Yes	Springing
68	Barclays	Cedar Pointe Apartments	J.K. Properties, Inc.	Yes	Springing
69	Barclays	South View (Avalon) Apartments	J.K. Properties, Inc.	Yes	Springing
70	Barclays	Suncrest Apartments	J.K. Properties, Inc.	Yes	Springing
71	Barclays	Comfort Inn - Woodstock, VA	Keith D. Stephens	Yes	CMA
72	Barclays	Red Roof Inn & Suites - Savannah GA	Sam Patel	Yes	CMA
73	MC-Five Mile	Frankford Square	Francis Greenburger	Yes	Springing
74	MC-Five Mile	Lake Erie MHC	Mark Asnes	Yes	Springing
75	Barclays	Forest View Apartments	J.K. Properties, Inc.	Yes	Springing
76	Barclays	Royal Palms Apartments	J.K. Properties, Inc.	Yes	Springing
77	Barclays	Rose Terrace Apartments (Parthenia)	H.K. Realty, Inc.	Yes	Springing
78	MC-Five Mile	Pine Tree Square	Lawrence Maio, Rochelle Maio, Andy Ayyad	Yes	Springing
79	Barclays	Beverly Terrace Apartments	H.K. Realty, Inc.	Yes	Springing
80	Barclays	Iron Mountain Apartments	H.K. Realty, Inc.	Yes	Springing
81	Barclays	Camellia Apartments	H.K. Realty, Inc.	Yes	Springing
82	Barclays	Highland Springs Apartments	J.K. Properties, Inc.	Yes	Springing
83	Barclays	Highland Meadows (43/44) Apartments	J.K. Properties, Inc.	Yes	Springing
84	Barclays	Glen Terrace Apartments	H.K. Realty, Inc.	Yes	Springing
85	Barclays	Twin Palms	H.K. Realty, Inc.	Yes	Springing
86	Barclays	Highland Meadows (Meridian) Apartments	J.K. Properties, Inc.	Yes	Springing
87	Barclays	South View (Carondelet) Apartments	J.K. Properties, Inc.	Yes	Springing
88	Barclays	South View (Main) Apartments	J.K. Properties, Inc.	Yes	Springing
89	Barclays	Summer Wind Apartments	H.K. Realty, Inc.	Yes	Springing

A-1-44

ANNEX A-1

			Pari Passu Debt					Additional Debt(24)					Total Debt
				Pari Passu	Pari Passu	Pari Passu	Total Cut-off				Additional			Total Debt		Total Debt
			Pari Passu	Note Control	Piece In Trust	Piece Non Trust	Date Pari	Addit Debt	Addit Debt	Additional	Debt Cut off	Additional Debt	Total Debt	UW NCF	Total Debt	UW NOI
Loan #	Seller(1)	Property Name	(Y/N)	(Y/N)	Cut-Off Balance	Cut-Off Balance	Passu Debt	Permitted (Y/N)	Exist (Y/N)	Debt Type(s)	Date Balance	Interest Rate	Cut-off Balance	DSCR	Current LTV %	Debt Yield %
1	JPMCB	Hilton Suites Chicago Magnificent Mile	No	NAP	NAP	NAP	NAP	No	Yes	Unsecured	NAP	NAP	NAP	NAP	NAP	NAP
2	JPMCB	Civic Opera Building	Yes	No	75,000,000	89,000,000	164,000,000	No	No	NAP	NAP	NAP	164,000,000	1.29	74.5%	9.0%
3	Barclays	Palmer House Retail Shops	No	NAP	NAP	NAP	NAP	Yes	No	Permitted Mezzanine	NAP	NAP	NAP	NAP	NAP	NAP
4	Barclays	Gateway Business Park	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5	JPMCB	U-Haul Portfolio	Yes	No	49,666,409	108,666,409	158,332,819	No	Yes	Subordinate	111,000,000	4.86500	269,332,819	1.38	58.8%	11.1%
5.001	JPMCB	Flushing												1.38	58.8%	11.1%
5.002	JPMCB	Grand Concourse												1.38	58.8%	11.1%
5.003	JPMCB	Ben White												1.38	58.8%	11.1%
5.004	JPMCB	Quail Springs												1.38	58.8%	11.1%
5.005	JPMCB	Mile High Station												1.38	58.8%	11.1%
5.006	JPMCB	Philadelphia												1.38	58.8%	11.1%
5.007	JPMCB	26th & Indian School Road												1.38	58.8%	11.1%
5.008	JPMCB	Wilkes-Barre												1.38	58.8%	11.1%
5.009	JPMCB	Lafayette												1.38	58.8%	11.1%
5.010	JPMCB	Ashley Rd												1.38	58.8%	11.1%
5.011	JPMCB	Woodlake												1.38	58.8%	11.1%
5.012	JPMCB	Spring												1.38	58.8%	11.1%
5.013	JPMCB	Kingwood												1.38	58.8%	11.1%
5.014	JPMCB	Evanston												1.38	58.8%	11.1%
5.015	JPMCB	Inglewood												1.38	58.8%	11.1%
5.016	JPMCB	Pelham												1.38	58.8%	11.1%
5.017	JPMCB	Fort Pierce												1.38	58.8%	11.1%
5.018	JPMCB	Waverly Rd												1.38	58.8%	11.1%
5.019	JPMCB	South Central												1.38	58.8%	11.1%
5.020	JPMCB	New Utrecht Ave												1.38	58.8%	11.1%
5.021	JPMCB	Castleton												1.38	58.8%	11.1%
5.022	JPMCB	Tropicana Field												1.38	58.8%	11.1%
5.023	JPMCB	Eastside												1.38	58.8%	11.1%
5.024	JPMCB	Cheltenham												1.38	58.8%	11.1%
5.025	JPMCB	Overbrook												1.38	58.8%	11.1%
5.026	JPMCB	Somerville												1.38	58.8%	11.1%
5.027	JPMCB	Sherwood												1.38	58.8%	11.1%
5.028	JPMCB	Page Ave												1.38	58.8%	11.1%
5.029	JPMCB	Lubbock												1.38	58.8%	11.1%
5.030	JPMCB	South Shore												1.38	58.8%	11.1%
5.031	JPMCB	Capitol Ave												1.38	58.8%	11.1%
5.032	JPMCB	Summer Ave												1.38	58.8%	11.1%
5.033	JPMCB	Milwaukie												1.38	58.8%	11.1%
5.034	JPMCB	Abilene												1.38	58.8%	11.1%
5.035	JPMCB	Gresham												1.38	58.8%	11.1%
5.036	JPMCB	5th Ave												1.38	58.8%	11.1%
5.037	JPMCB	10 Mile & Groesbeck Hwy												1.38	58.8%	11.1%
5.038	JPMCB	Hammond Sq												1.38	58.8%	11.1%
5.039	JPMCB	Midway												1.38	58.8%	11.1%
5.040	JPMCB	Garner												1.38	58.8%	11.1%
5.041	JPMCB	Lynchburg												1.38	58.8%	11.1%
5.042	JPMCB	I-80 & Manawa												1.38	58.8%	11.1%
5.043	JPMCB	W Columbia												1.38	58.8%	11.1%
5.044	JPMCB	Ontario												1.38	58.8%	11.1%
5.045	JPMCB	Roxborough												1.38	58.8%	11.1%
5.046	JPMCB	East Main St												1.38	58.8%	11.1%
5.047	JPMCB	Bardstown												1.38	58.8%	11.1%
5.048	JPMCB	Jonesboro GA												1.38	58.8%	11.1%
5.049	JPMCB	Portsmouth												1.38	58.8%	11.1%
5.050	JPMCB	Danbury												1.38	58.8%	11.1%
5.051	JPMCB	Mather												1.38	58.8%	11.1%
5.052	JPMCB	Huntington												1.38	58.8%	11.1%
5.053	JPMCB	Broad St												1.38	58.8%	11.1%
5.054	JPMCB	Madison												1.38	58.8%	11.1%
5.055	JPMCB	Plainfield												1.38	58.8%	11.1%
5.056	JPMCB	Elyria												1.38	58.8%	11.1%
5.057	JPMCB	Manchester												1.38	58.8%	11.1%
5.058	JPMCB	Old Bridge												1.38	58.8%	11.1%
5.059	JPMCB	Hammond												1.38	58.8%	11.1%
5.060	JPMCB	High Point												1.38	58.8%	11.1%
5.061	JPMCB	Idaho Falls												1.38	58.8%	11.1%
5.062	JPMCB	6th Ave												1.38	58.8%	11.1%
5.063	JPMCB	Jonesboro												1.38	58.8%	11.1%
5.064	JPMCB	Chula Vista												1.38	58.8%	11.1%
5.065	JPMCB	Barstow												1.38	58.8%	11.1%
5.066	JPMCB	Wade Hampton												1.38	58.8%	11.1%
5.067	JPMCB	Western Ave												1.38	58.8%	11.1%
5.068	JPMCB	7 Mile & Livernois												1.38	58.8%	11.1%
5.069	JPMCB	Bowling Green												1.38	58.8%	11.1%
5.070	JPMCB	Clarksville												1.38	58.8%	11.1%
5.071	JPMCB	Alexis Rd												1.38	58.8%	11.1%
5.072	JPMCB	Jefferson Davis Hwy												1.38	58.8%	11.1%
5.073	JPMCB	Veterans Memorial												1.38	58.8%	11.1%
5.074	JPMCB	Southfield Frwy & Joy Rd												1.38	58.8%	11.1%
5.075	JPMCB	Aurora												1.38	58.8%	11.1%

A-1-45

ANNEX A-1

			Pari Passu Debt					Additional Debt(24)					Total Debt
				Pari Passu	Pari Passu	Pari Passu	Total Cut-off				Additional			Total Debt		Total Debt
			Pari Passu	Note Control	Piece In Trust	Piece Non Trust	Date Pari	Addit Debt	Addit Debt	Additional	Debt Cut off	Additional Debt	Total Debt	UW NCF	Total Debt	UW NOI
Loan #	Seller(1)	Property Name	(Y/N)	(Y/N)	Cut-Off Balance	Cut-Off Balance	Passu Debt	Permitted (Y/N)	Exist (Y/N)	Debt Type(s)	Date Balance	Interest Rate	Cut-off Balance	DSCR	Current LTV %	Debt Yield %
5.076	JPMCB	East Lake												1.38	58.8%	11.1%
5.077	JPMCB	East Spokane												1.38	58.8%	11.1%
5.078	JPMCB	North Hills												1.38	58.8%	11.1%
5.079	JPMCB	Fort Smith												1.38	58.8%	11.1%
5.080	JPMCB	Jim Miller Rd												1.38	58.8%	11.1%
5.081	JPMCB	Hwy 367												1.38	58.8%	11.1%
5.082	JPMCB	10th Ave												1.38	58.8%	11.1%
5.083	JPMCB	Mesa Rd												1.38	58.8%	11.1%
5.084	JPMCB	Cumberland												1.38	58.8%	11.1%
5.085	JPMCB	Colonie												1.38	58.8%	11.1%
5.086	JPMCB	Pearl												1.38	58.8%	11.1%
5.087	JPMCB	Reading												1.38	58.8%	11.1%
5.088	JPMCB	Terre Haute												1.38	58.8%	11.1%
5.089	JPMCB	Hamilton												1.38	58.8%	11.1%
5.090	JPMCB	Lebanon												1.38	58.8%	11.1%
5.091	JPMCB	7 Mile & Van Dyke												1.38	58.8%	11.1%
5.092	JPMCB	State St												1.38	58.8%	11.1%
5.093	JPMCB	Fall River												1.38	58.8%	11.1%
5.094	JPMCB	Provo												1.38	58.8%	11.1%
5.095	JPMCB	Glens Falls												1.38	58.8%	11.1%
5.096	JPMCB	Schenectady												1.38	58.8%	11.1%
5.097	JPMCB	Bremerton												1.38	58.8%	11.1%
5.098	JPMCB	South End												1.38	58.8%	11.1%
5.099	JPMCB	Keene												1.38	58.8%	11.1%
5.100	JPMCB	Lima Mall												1.38	58.8%	11.1%
5.101	JPMCB	New Britain												1.38	58.8%	11.1%
5.102	JPMCB	Cape Girardeau												1.38	58.8%	11.1%
5.103	JPMCB	N Watkins												1.38	58.8%	11.1%
5.104	JPMCB	National Rd												1.38	58.8%	11.1%
5.105	JPMCB	Pensacola-Bellview												1.38	58.8%	11.1%
6	Barclays	Frandor Shopping Center	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7	JPMCB	First National Building	Yes	Yes	40,000,000	30,000,000	70,000,000	No	No	NAP	NAP	NAP	70,000,000	1.78	66.0%	12.0%
8	SMF II	The Outlet Shoppes at Gettysburg	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9	JPMCB	One Shell Square	Yes	No	36,100,000	90,000,000	126,100,000	No	Yes	Mezzanine Loan	20,000,000	10.12500	146,100,000	1.39	80.9%	9.6%
10	RCMC	Park Place I & II Portfolio	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.01	RCMC	Park Place II												NAP	NAP	NAP
10.02	RCMC	Park Place I												NAP	NAP	NAP
11	JPMCB	Waterstone Apartments	No	NAP	NAP	NAP	NAP	Yes	No	Permitted Mezzanine	NAP	NAP	NAP	NAP	NAP	NAP
12	JPMCB	Hilton Atlanta Perimeter	No	NAP	NAP	NAP	NAP	No	Yes	Unsecured	NAP	NAP	NAP	NAP	NAP	NAP
13	RAIT	Eastmont Town Center	Yes	Yes	28,805,390	12,242,291	41,047,680	No	No	NAP	NAP	NAP	41,047,680	1.73	66.4%	12.9%
14	SMF II	Hyatt Place Texas Portfolio	Yes	Yes	25,000,000	13,500,000	38,500,000	No	No	NAP	NAP	NAP	38,500,000	1.66	67.5%	10.5%
14.01	SMF II	Hyatt Place Austin												1.66	67.5%	10.5%
14.02	SMF II	Hyatt Place San Antonio												1.66	67.5%	10.5%
14.03	SMF II	Hyatt Place Dallas												1.66	67.5%	10.5%
15	JPMCB	The Park at Veneto	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16	JPMCB	Brunswick Portfolio	Yes	No	19,901,032	99,505,158	119,406,190	No	No	NAP	NAP	NAP	119,406,190	1.47	57.9%	12.3%
16.01	JPMCB	BZ Lone Tree												1.47	57.9%	12.3%
16.02	JPMCB	BZ Gilbert Consolidated												1.47	57.9%	12.3%
16.03	JPMCB	BZ XL Kennesaw Consolidated												1.47	57.9%	12.3%
16.04	JPMCB	BZ Randall Road Consolidated												1.47	57.9%	12.3%
16.05	JPMCB	BZ Romeoville Consolidated												1.47	57.9%	12.3%
16.06	JPMCB	Cal Oaks Bowl												1.47	57.9%	12.3%
16.07	JPMCB	BZ St Peters Consolidated												1.47	57.9%	12.3%
16.08	JPMCB	Classic Lanes												1.47	57.9%	12.3%
16.09	JPMCB	Premier Lanes												1.47	57.9%	12.3%
16.10	JPMCB	BZ Brooklyn Park Consolidated												1.47	57.9%	12.3%
16.11	JPMCB	BZ Eden Prairie												1.47	57.9%	12.3%
16.12	JPMCB	BZ Lakeville Consolidated												1.47	57.9%	12.3%
16.13	JPMCB	BZ Blaine Consolidated												1.47	57.9%	12.3%
16.14	JPMCB	Brunswick's Norcross												1.47	57.9%	12.3%
16.15	JPMCB	Majestic Lanes												1.47	57.9%	12.3%
16.16	JPMCB	Bramalea Lanes												1.47	57.9%	12.3%
16.17	JPMCB	BZ Glendale												1.47	57.9%	12.3%
16.18	JPMCB	Brunswick's Marietta												1.47	57.9%	12.3%
16.19	JPMCB	BZ Watauga Consolidated												1.47	57.9%	12.3%
16.20	JPMCB	BZ Roswell												1.47	57.9%	12.3%
16.21	JPMCB	National Lanes												1.47	57.9%	12.3%
16.22	JPMCB	BZ River Grove												1.47	57.9%	12.3%
16.23	JPMCB	Via Linda Lanes												1.47	57.9%	12.3%
16.24	JPMCB	BZ Upland												1.47	57.9%	12.3%
16.25	JPMCB	Foothill Lanes												1.47	57.9%	12.3%
16.26	JPMCB	Riverview Lanes Consolidated												1.47	57.9%	12.3%
16.27	JPMCB	BZ Heather Ridge												1.47	57.9%	12.3%
16.28	JPMCB	BZ Westminster												1.47	57.9%	12.3%
16.29	JPMCB	Columbia Lanes Consolidated												1.47	57.9%	12.3%
16.30	JPMCB	Brunswick's Buffalo Grove												1.47	57.9%	12.3%
16.31	JPMCB	Moreno Valley Bowl												1.47	57.9%	12.3%
16.32	JPMCB	Fairlawn Lanes Consolidated												1.47	57.9%	12.3%
16.33	JPMCB	BZ Green Mountain												1.47	57.9%	12.3%
16.34	JPMCB	BZ Mesa												1.47	57.9%	12.3%

A-1-46

ANNEX A-1

			Pari Passu Debt					Additional Debt(24)					Total Debt
				Pari Passu	Pari Passu	Pari Passu	Total Cut-off				Additional			Total Debt		Total Debt
			Pari Passu	Note Control	Piece In Trust	Piece Non Trust	Date Pari	Addit Debt	Addit Debt	Additional	Debt Cut off	Additional Debt	Total Debt	UW NCF	Total Debt	UW NOI
Loan #	Seller(1)	Property Name	(Y/N)	(Y/N)	Cut-Off Balance	Cut-Off Balance	Passu Debt	Permitted (Y/N)	Exist (Y/N)	Debt Type(s)	Date Balance	Interest Rate	Cut-off Balance	DSCR	Current LTV %	Debt Yield %
16.35	JPMCB	BZ Lilburn												1.47	57.9%	12.3%
16.36	JPMCB	BZ Turnersville												1.47	57.9%	12.3%
16.37	JPMCB	BZ Lakeside												1.47	57.9%	12.3%
16.38	JPMCB	Harbour Lanes												1.47	57.9%	12.3%
16.39	JPMCB	Tri-City Bowl												1.47	57.9%	12.3%
16.40	JPMCB	BZ Normandy Consolidated												1.47	57.9%	12.3%
16.41	JPMCB	Margate Lanes												1.47	57.9%	12.3%
16.42	JPMCB	BZ Austell												1.47	57.9%	12.3%
16.43	JPMCB	BZ Mt Prospect												1.47	57.9%	12.3%
16.44	JPMCB	BZ Deer Park												1.47	57.9%	12.3%
16.45	JPMCB	BZ Denton Consolidated												1.47	57.9%	12.3%
16.46	JPMCB	BZ Woodridge												1.47	57.9%	12.3%
16.47	JPMCB	Vista Lanes												1.47	57.9%	12.3%
16.48	JPMCB	Wekiva Lanes												1.47	57.9%	12.3%
16.49	JPMCB	BZ Roselle												1.47	57.9%	12.3%
16.50	JPMCB	BZ Glendale Heights												1.47	57.9%	12.3%
16.51	JPMCB	BZ Wheat Ridge												1.47	57.9%	12.3%
16.52	JPMCB	BZ Circle Consolidated												1.47	57.9%	12.3%
16.53	JPMCB	BZ Hawthorn Lanes												1.47	57.9%	12.3%
16.54	JPMCB	Camino Seco Bowl												1.47	57.9%	12.3%
16.55	JPMCB	Westcreek Lanes Consolidated												1.47	57.9%	12.3%
16.56	JPMCB	BZ North Ridgeville												1.47	57.9%	12.3%
16.57	JPMCB	BZ Belle Vernon												1.47	57.9%	12.3%
16.58	JPMCB	BZ Fountain Square												1.47	57.9%	12.3%
17	JPMCB	New Center One Building	Yes	Yes	18,976,139	18,976,139	37,952,278	No	No	NAP	NAP	NAP	37,952,278	1.60	67.5%	11.4%
18	SMF II	Robinson Plaza	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	RCMC	Residence Inn - Clifton Park	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	JPMCB	North Miami Business Park	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	JPMCB	The Park at Murano	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	JPMCB	Langhorne Shopping Center	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	Barclays	Chow Triple Net Retail Portfolio I	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.01	Barclays	7-Eleven - Las Vegas, NV												NAP	NAP	NAP
23.02	Barclays	Chipotle - Pittsburgh, PA												NAP	NAP	NAP
23.03	Barclays	7-Eleven - Sacramento, CA												NAP	NAP	NAP
23.04	Barclays	Taco Bell - Las Vegas, NV												NAP	NAP	NAP
23.05	Barclays	Arby's - Colorado Springs, CO												NAP	NAP	NAP
23.06	Barclays	TGI Fridays - Denver, CO												NAP	NAP	NAP
23.07	Barclays	Burger King - Troy, MI												NAP	NAP	NAP
23.08	Barclays	Burger King - Mitchell, SD												NAP	NAP	NAP
23.09	Barclays	Burger King - Oshkosh, WI												NAP	NAP	NAP
23.10	Barclays	Hooter's - Tuscaloosa, AL												NAP	NAP	NAP
23.11	Barclays	Chipotle, Palm Beach Tan, and AT&T - Xenia, OH												NAP	NAP	NAP
23.12	Barclays	7-Eleven and LA Insurance - Las Vegas, NV												NAP	NAP	NAP
23.13	Barclays	Pizza Hut - Meridian, MS												NAP	NAP	NAP
23.14	Barclays	KFC/Taco Bell - Portland, IN												NAP	NAP	NAP
23.15	Barclays	KFC - Great Bend, KS												NAP	NAP	NAP
24	Barclays	Oakland Hills	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	MC-Five Mile	Walnut Multifamily Portfolio	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25.01	MC-Five Mile	Forbes Terrace												NAP	NAP	NAP
25.02	MC-Five Mile	Beacon Commons												NAP	NAP	NAP
25.03	MC-Five Mile	Walnut on Wightman												NAP	NAP	NAP
26	JPMCB	Town & Country Shopping Center	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	MC-Five Mile	Premiere Place	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	SMF II	Simply Self Storage Portfolio	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.01	SMF II	Cooke Road Self Storage												NAP	NAP	NAP
28.02	SMF II	Hawthorn Park Self Storage												NAP	NAP	NAP
28.03	SMF II	West 10th Street Self Storage												NAP	NAP	NAP
29	SMF II	Emerson Pointe	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	MC-Five Mile	Big Curve Shopping Center	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	MC-Five Mile	Mustang Crossing Apartments	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32	Barclays	Acosta Headquarters	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33	RCMC	Falcon Gateway	No	NAP	NAP	NAP	NAP	No	Yes	Mezzanine Loan	1,399,501	11.00000	11,986,479	1.06	83.8%	7.8%
34	Barclays	Shadow Hills Apartments	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35	MC-Five Mile	Eastlake RV Resort	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36	SMF II	Southwest Plaza	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
37	SMF II	Route 1 Self Storage Laurel	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38	JPMCB	Old Stage Warehouse	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
39	MC-Five Mile	Mattoon Market Place	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
40	MC-Five Mile	Hawthorne Townhomes	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
41	Barclays	Marquis Forest Apartments	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
42	MC-Five Mile	Freeway Crossing	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
43	JPMCB	780 Dedham Street	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
44	SMF II	University Studios	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
45	RCMC	One Park Centre	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
46	JPMCB	Colony Village	No	NAP	NAP	NAP	NAP	Yes	No	Permitted Mezzanine	NAP	NAP	NAP	NAP	NAP	NAP
47	Barclays	Summer View Apartments	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
48	JPMCB	Guardian Self Storage - Liberty Avenue	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
49	JPMCB	Market Square at Montrose	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
50	JPMCB	Brynn Marr Village	No	NAP	NAP	NAP	NAP	Yes	No	Permitted Mezzanine	NAP	NAP	NAP	NAP	NAP	NAP
51	SMF II	Best Buy Sanford, FL	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-47

ANNEX A-1

			Pari Passu Debt					Additional Debt(24)					Total Debt
				Pari Passu	Pari Passu	Pari Passu	Total Cut-off				Additional			Total Debt		Total Debt
			Pari Passu	Note Control	Piece In Trust	Piece Non Trust	Date Pari	Addit Debt	Addit Debt	Additional	Debt Cut off	Additional Debt	Total Debt	UW NCF	Total Debt	UW NOI
Loan #	Seller(1)	Property Name	(Y/N)	(Y/N)	Cut-Off Balance	Cut-Off Balance	Passu Debt	Permitted (Y/N)	Exist (Y/N)	Debt Type(s)	Date Balance	Interest Rate	Cut-off Balance	DSCR	Current LTV %	Debt Yield %
52	Barclays	Prospect Industrial Center	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
53	SMF II	Condor Garden Apartments	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
54	Barclays	Best Western - Leesburg, VA	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
55	Barclays	Heritage Shopping Center	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
56	Barclays	Comfort Inn - Staunton, VA	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
57	RCMC	International Design Center	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
58	Barclays	La Quinta Inn & Suites - Angleton, TX	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
59	MC-Five Mile	CVS Portfolio	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
59.01	MC-Five Mile	CVS Pharmacy-Johnson City												NAP	NAP	NAP
59.02	MC-Five Mile	CVS Pharmacy-Cortland												NAP	NAP	NAP
60	RCMC	Antelope Valley Partners	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
61	SMF II	Evergreen Village Apartments	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
62	Barclays	Behringer Tractor Supply Portfolio	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
62.01	Barclays	Tractor Supply Co - OH												NAP	NAP	NAP
62.02	Barclays	Tractor Supply Co - LA												NAP	NAP	NAP
63	Barclays	Bedford Square I & II	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
64	Barclays	Sak's Garage	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
65	Barclays	Diamond Pointe Apartments (6th/Deodar)	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
66	Barclays	Rose Pointe Apartments (Euclid/Budd)	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
67	Barclays	Chippewa Towne Centre	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
68	Barclays	Cedar Pointe Apartments	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
69	Barclays	South View (Avalon) Apartments	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
70	Barclays	Suncrest Apartments	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
71	Barclays	Comfort Inn - Woodstock, VA	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
72	Barclays	Red Roof Inn & Suites - Savannah GA	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
73	MC-Five Mile	Frankford Square	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
74	MC-Five Mile	Lake Erie MHC	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
75	Barclays	Forest View Apartments	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
76	Barclays	Royal Palms Apartments	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
77	Barclays	Rose Terrace Apartments (Parthenia)	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
78	MC-Five Mile	Pine Tree Square	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
79	Barclays	Beverly Terrace Apartments	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
80	Barclays	Iron Mountain Apartments	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
81	Barclays	Camellia Apartments	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
82	Barclays	Highland Springs Apartments	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
83	Barclays	Highland Meadows (43/44) Apartments	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
84	Barclays	Glen Terrace Apartments	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
85	Barclays	Twin Palms	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
86	Barclays	Highland Meadows (Meridian) Apartments	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
87	Barclays	South View (Carondelet) Apartments	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
88	Barclays	South View (Main) Apartments	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
89	Barclays	Summer Wind Apartments	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-48

ANNEX A-1

			HOTEL OPERATING STATISTICS

			2012	2012	2012	2013	2013	2013	2014	2014	2014	Most Recent	Most Recent	Most Recent	UW	UW	UW
Loan #	Seller(1)	Property Name	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Loan #
1	JPMCB	Hilton Suites Chicago Magnificent Mile	83.2%	171.59	142.75	83.6%	180.37	150.75	82.0%	188.86	154.93	84.0%	198.28	166.63	84.0%	198.28	166.63	1
2	JPMCB	Civic Opera Building																2
3	Barclays	Palmer House Retail Shops																3
4	Barclays	Gateway Business Park																4
5	JPMCB	U-Haul Portfolio																5
5.001	JPMCB	Flushing																5.001
5.002	JPMCB	Grand Concourse																5.002
5.003	JPMCB	Ben White																5.003
5.004	JPMCB	Quail Springs																5.004
5.005	JPMCB	Mile High Station																5.005
5.006	JPMCB	Philadelphia																5.006
5.007	JPMCB	26th & Indian School Road																5.007
5.008	JPMCB	Wilkes-Barre																5.008
5.009	JPMCB	Lafayette																5.009
5.010	JPMCB	Ashley Rd																5.010
5.011	JPMCB	Woodlake																5.011
5.012	JPMCB	Spring																5.012
5.013	JPMCB	Kingwood																5.013
5.014	JPMCB	Evanston																5.014
5.015	JPMCB	Inglewood																5.015
5.016	JPMCB	Pelham																5.016
5.017	JPMCB	Fort Pierce																5.017
5.018	JPMCB	Waverly Rd																5.018
5.019	JPMCB	South Central																5.019
5.020	JPMCB	New Utrecht Ave																5.020
5.021	JPMCB	Castleton																5.021
5.022	JPMCB	Tropicana Field																5.022
5.023	JPMCB	Eastside																5.023
5.024	JPMCB	Cheltenham																5.024
5.025	JPMCB	Overbrook																5.025
5.026	JPMCB	Somerville																5.026
5.027	JPMCB	Sherwood																5.027
5.028	JPMCB	Page Ave																5.028
5.029	JPMCB	Lubbock																5.029
5.030	JPMCB	South Shore																5.030
5.031	JPMCB	Capitol Ave																5.031
5.032	JPMCB	Summer Ave																5.032
5.033	JPMCB	Milwaukie																5.033
5.034	JPMCB	Abilene																5.034
5.035	JPMCB	Gresham																5.035
5.036	JPMCB	5th Ave																5.036
5.037	JPMCB	10 Mile & Groesbeck Hwy																5.037
5.038	JPMCB	Hammond Sq																5.038
5.039	JPMCB	Midway																5.039
5.040	JPMCB	Garner																5.040
5.041	JPMCB	Lynchburg																5.041
5.042	JPMCB	I-80 & Manawa																5.042
5.043	JPMCB	W Columbia																5.043
5.044	JPMCB	Ontario																5.044
5.045	JPMCB	Roxborough																5.045
5.046	JPMCB	East Main St																5.046
5.047	JPMCB	Bardstown																5.047
5.048	JPMCB	Jonesboro GA																5.048
5.049	JPMCB	Portsmouth																5.049
5.050	JPMCB	Danbury																5.050
5.051	JPMCB	Mather																5.051
5.052	JPMCB	Huntington																5.052
5.053	JPMCB	Broad St																5.053
5.054	JPMCB	Madison																5.054
5.055	JPMCB	Plainfield																5.055
5.056	JPMCB	Elyria																5.056
5.057	JPMCB	Manchester																5.057
5.058	JPMCB	Old Bridge																5.058
5.059	JPMCB	Hammond																5.059
5.060	JPMCB	High Point																5.060
5.061	JPMCB	Idaho Falls																5.061
5.062	JPMCB	6th Ave																5.062
5.063	JPMCB	Jonesboro																5.063
5.064	JPMCB	Chula Vista																5.064
5.065	JPMCB	Barstow																5.065
5.066	JPMCB	Wade Hampton																5.066
5.067	JPMCB	Western Ave																5.067
5.068	JPMCB	7 Mile & Livernois																5.068
5.069	JPMCB	Bowling Green																5.069
5.070	JPMCB	Clarksville																5.070
5.071	JPMCB	Alexis Rd																5.071
5.072	JPMCB	Jefferson Davis Hwy																5.072
5.073	JPMCB	Veterans Memorial																5.073
5.074	JPMCB	Southfield Frwy & Joy Rd																5.074
5.075	JPMCB	Aurora																5.075

A-1-49

ANNEX A-1

			HOTEL OPERATING STATISTICS

			2012	2012	2012	2013	2013	2013	2014	2014	2014	Most Recent	Most Recent	Most Recent	UW	UW	UW
Loan #	Seller(1)	Property Name	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Loan #
5.076	JPMCB	East Lake																5.076
5.077	JPMCB	East Spokane																5.077
5.078	JPMCB	North Hills																5.078
5.079	JPMCB	Fort Smith																5.079
5.080	JPMCB	Jim Miller Rd																5.080
5.081	JPMCB	Hwy 367																5.081
5.082	JPMCB	10th Ave																5.082
5.083	JPMCB	Mesa Rd																5.083
5.084	JPMCB	Cumberland																5.084
5.085	JPMCB	Colonie																5.085
5.086	JPMCB	Pearl																5.086
5.087	JPMCB	Reading																5.087
5.088	JPMCB	Terre Haute																5.088
5.089	JPMCB	Hamilton																5.089
5.090	JPMCB	Lebanon																5.090
5.091	JPMCB	7 Mile & Van Dyke																5.091
5.092	JPMCB	State St																5.092
5.093	JPMCB	Fall River																5.093
5.094	JPMCB	Provo																5.094
5.095	JPMCB	Glens Falls																5.095
5.096	JPMCB	Schenectady																5.096
5.097	JPMCB	Bremerton																5.097
5.098	JPMCB	South End																5.098
5.099	JPMCB	Keene																5.099
5.100	JPMCB	Lima Mall																5.100
5.101	JPMCB	New Britain																5.101
5.102	JPMCB	Cape Girardeau																5.102
5.103	JPMCB	N Watkins																5.103
5.104	JPMCB	National Rd																5.104
5.105	JPMCB	Pensacola-Bellview																5.105
6	Barclays	Frandor Shopping Center																6
7	JPMCB	First National Building																7
8	SMF II	The Outlet Shoppes at Gettysburg																8
9	JPMCB	One Shell Square																9
10	RCMC	Park Place I & II Portfolio																10
10.01	RCMC	Park Place II																10.01
10.02	RCMC	Park Place I																10.02
11	JPMCB	Waterstone Apartments																11
12	JPMCB	Hilton Atlanta Perimeter	81.4%	110.43	89.84	78.6%	117.53	92.34	77.9%	129.86	101.20	78.0%	134.25	104.77	78.0%	134.25	104.77	12
13	RAIT	Eastmont Town Center																13
14	SMF II	Hyatt Place Texas Portfolio	77.4%	101.47	78.54	78.3%	102.27	80.04	79.4%	109.47	86.89	78.9%	112.62	88.83	78.9%	112.62	88.83	14
14.01	SMF II	Hyatt Place Austin	81.3%	119.95	97.49	81.0%	124.48	100.81	81.7%	132.38	108.18	81.4%	137.46	111.90	81.4%	137.46	111.90	14.01
14.02	SMF II	Hyatt Place San Antonio	84.0%	95.35	80.12	82.1%	96.38	79.11	81.2%	100.89	81.92	81.2%	103.54	84.08	81.2%	103.54	84.08	14.02
14.03	SMF II	Hyatt Place Dallas	67.5%	87.52	59.09	72.1%	84.93	61.23	75.4%	94.63	71.38	74.3%	96.15	71.44	74.3%	96.15	71.44	14.03
15	JPMCB	The Park at Veneto																15
16	JPMCB	Brunswick Portfolio																16
16.01	JPMCB	BZ Lone Tree																16.01
16.02	JPMCB	BZ Gilbert Consolidated																16.02
16.03	JPMCB	BZ XL Kennesaw Consolidated																16.03
16.04	JPMCB	BZ Randall Road Consolidated																16.04
16.05	JPMCB	BZ Romeoville Consolidated																16.05
16.06	JPMCB	Cal Oaks Bowl																16.06
16.07	JPMCB	BZ St Peters Consolidated																16.07
16.08	JPMCB	Classic Lanes																16.08
16.09	JPMCB	Premier Lanes																16.09
16.10	JPMCB	BZ Brooklyn Park Consolidated																16.10
16.11	JPMCB	BZ Eden Prairie																16.11
16.12	JPMCB	BZ Lakeville Consolidated																16.12
16.13	JPMCB	BZ Blaine Consolidated																16.13
16.14	JPMCB	Brunswick's Norcross																16.14
16.15	JPMCB	Majestic Lanes																16.15
16.16	JPMCB	Bramalea Lanes																16.16
16.17	JPMCB	BZ Glendale																16.17
16.18	JPMCB	Brunswick's Marietta																16.18
16.19	JPMCB	BZ Watauga Consolidated																16.19
16.20	JPMCB	BZ Roswell																16.20
16.21	JPMCB	National Lanes																16.21
16.22	JPMCB	BZ River Grove																16.22
16.23	JPMCB	Via Linda Lanes																16.23
16.24	JPMCB	BZ Upland																16.24
16.25	JPMCB	Foothill Lanes																16.25
16.26	JPMCB	Riverview Lanes Consolidated																16.26
16.27	JPMCB	BZ Heather Ridge																16.27
16.28	JPMCB	BZ Westminster																16.28
16.29	JPMCB	Columbia Lanes Consolidated																16.29
16.30	JPMCB	Brunswick's Buffalo Grove																16.30
16.31	JPMCB	Moreno Valley Bowl																16.31
16.32	JPMCB	Fairlawn Lanes Consolidated																16.32
16.33	JPMCB	BZ Green Mountain																16.33
16.34	JPMCB	BZ Mesa																16.34

A-1-50

ANNEX A-1

			HOTEL OPERATING STATISTICS

			2012	2012	2012	2013	2013	2013	2014	2014	2014	Most Recent	Most Recent	Most Recent	UW	UW	UW
Loan #	Seller(1)	Property Name	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Loan #
16.35	JPMCB	BZ Lilburn																16.35
16.36	JPMCB	BZ Turnersville																16.36
16.37	JPMCB	BZ Lakeside																16.37
16.38	JPMCB	Harbour Lanes																16.38
16.39	JPMCB	Tri-City Bowl																16.39
16.40	JPMCB	BZ Normandy Consolidated																16.40
16.41	JPMCB	Margate Lanes																16.41
16.42	JPMCB	BZ Austell																16.42
16.43	JPMCB	BZ Mt Prospect																16.43
16.44	JPMCB	BZ Deer Park																16.44
16.45	JPMCB	BZ Denton Consolidated																16.45
16.46	JPMCB	BZ Woodridge																16.46
16.47	JPMCB	Vista Lanes																16.47
16.48	JPMCB	Wekiva Lanes																16.48
16.49	JPMCB	BZ Roselle																16.49
16.50	JPMCB	BZ Glendale Heights																16.50
16.51	JPMCB	BZ Wheat Ridge																16.51
16.52	JPMCB	BZ Circle Consolidated																16.52
16.53	JPMCB	BZ Hawthorn Lanes																16.53
16.54	JPMCB	Camino Seco Bowl																16.54
16.55	JPMCB	Westcreek Lanes Consolidated																16.55
16.56	JPMCB	BZ North Ridgeville																16.56
16.57	JPMCB	BZ Belle Vernon																16.57
16.58	JPMCB	BZ Fountain Square																16.58
17	JPMCB	New Center One Building																17
18	SMF II	Robinson Plaza																18
19	RCMC	Residence Inn - Clifton Park										87.9%	148.11	130.14	87.9%	148.11	130.14	19
20	JPMCB	North Miami Business Park																20
21	JPMCB	The Park at Murano																21
22	JPMCB	Langhorne Shopping Center																22
23	Barclays	Chow Triple Net Retail Portfolio I																23
23.01	Barclays	7-Eleven - Las Vegas, NV																23.01
23.02	Barclays	Chipotle - Pittsburgh, PA																23.02
23.03	Barclays	7-Eleven - Sacramento, CA																23.03
23.04	Barclays	Taco Bell - Las Vegas, NV																23.04
23.05	Barclays	Arby's - Colorado Springs, CO																23.05
23.06	Barclays	TGI Fridays - Denver, CO																23.06
23.07	Barclays	Burger King - Troy, MI																23.07
23.08	Barclays	Burger King - Mitchell, SD																23.08
23.09	Barclays	Burger King - Oshkosh, WI																23.09
23.10	Barclays	Hooter's - Tuscaloosa, AL																23.10
23.11	Barclays	Chipotle, Palm Beach Tan, and AT&T - Xenia, OH																23.11
23.12	Barclays	7-Eleven and LA Insurance - Las Vegas, NV																23.12
23.13	Barclays	Pizza Hut - Meridian, MS																23.13
23.14	Barclays	KFC/Taco Bell - Portland, IN																23.14
23.15	Barclays	KFC - Great Bend, KS																23.15
24	Barclays	Oakland Hills																24
25	MC-Five Mile	Walnut Multifamily Portfolio																25
25.01	MC-Five Mile	Forbes Terrace																25.01
25.02	MC-Five Mile	Beacon Commons																25.02
25.03	MC-Five Mile	Walnut on Wightman																25.03
26	JPMCB	Town & Country Shopping Center																26
27	MC-Five Mile	Premiere Place																27
28	SMF II	Simply Self Storage Portfolio																28
28.01	SMF II	Cooke Road Self Storage																28.01
28.02	SMF II	Hawthorn Park Self Storage																28.02
28.03	SMF II	West 10th Street Self Storage																28.03
29	SMF II	Emerson Pointe																29
30	MC-Five Mile	Big Curve Shopping Center																30
31	MC-Five Mile	Mustang Crossing Apartments																31
32	Barclays	Acosta Headquarters																32
33	RCMC	Falcon Gateway																33
34	Barclays	Shadow Hills Apartments																34
35	MC-Five Mile	Eastlake RV Resort																35
36	SMF II	Southwest Plaza																36
37	SMF II	Route 1 Self Storage Laurel																37
38	JPMCB	Old Stage Warehouse																38
39	MC-Five Mile	Mattoon Market Place																39
40	MC-Five Mile	Hawthorne Townhomes																40
41	Barclays	Marquis Forest Apartments																41
42	MC-Five Mile	Freeway Crossing																42
43	JPMCB	780 Dedham Street																43
44	SMF II	University Studios																44
45	RCMC	One Park Centre																45
46	JPMCB	Colony Village																46
47	Barclays	Summer View Apartments																47
48	JPMCB	Guardian Self Storage - Liberty Avenue																48
49	JPMCB	Market Square at Montrose																49
50	JPMCB	Brynn Marr Village																50
51	SMF II	Best Buy Sanford, FL																51

A-1-51

ANNEX A-1

			HOTEL OPERATING STATISTICS

			2012	2012	2012	2013	2013	2013	2014	2014	2014	Most Recent	Most Recent	Most Recent	UW	UW	UW
Loan #	Seller(1)	Property Name	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Loan #
52	Barclays	Prospect Industrial Center																52
53	SMF II	Condor Garden Apartments																53
54	Barclays	Best Western - Leesburg, VA	64.7%	79.22	51.22	64.6%	79.98	51.65	62.2%	84.29	52.41	61.6%	85.96	52.95	61.6%	85.96	52.95	54
55	Barclays	Heritage Shopping Center																55
56	Barclays	Comfort Inn - Staunton, VA	67.9%	71.26	48.38	61.5%	72.49	44.60	59.0%	77.95	45.99	55.2%	81.28	44.87	55.2%	81.28	44.87	56
57	RCMC	International Design Center																57
58	Barclays	La Quinta Inn & Suites - Angleton, TX	60.2%	82.17	49.43	67.0%	89.39	59.89	74.7%	93.61	69.91	85.8%	101.85	87.39	85.8%	101.85	87.39	58
59	MC-Five Mile	CVS Portfolio																59
59.01	MC-Five Mile	CVS Pharmacy-Johnson City																59.01
59.02	MC-Five Mile	CVS Pharmacy-Cortland																59.02
60	RCMC	Antelope Valley Partners																60
61	SMF II	Evergreen Village Apartments																61
62	Barclays	Behringer Tractor Supply Portfolio																62
62.01	Barclays	Tractor Supply Co - OH																62.01
62.02	Barclays	Tractor Supply Co - LA																62.02
63	Barclays	Bedford Square I & II																63
64	Barclays	Sak's Garage																64
65	Barclays	Diamond Pointe Apartments (6th/Deodar)																65
66	Barclays	Rose Pointe Apartments (Euclid/Budd)																66
67	Barclays	Chippewa Towne Centre																67
68	Barclays	Cedar Pointe Apartments																68
69	Barclays	South View (Avalon) Apartments																69
70	Barclays	Suncrest Apartments																70
71	Barclays	Comfort Inn - Woodstock, VA	61.7%	74.11	45.69	62.3%	74.55	46.43	61.4%	78.70	48.30	61.2%	79.99	48.98	60.5%	80.98	48.98	71
72	Barclays	Red Roof Inn & Suites - Savannah GA	66.9%	42.09	28.16	64.8%	54.87	35.54	63.7%	54.04	34.42	68.6%	56.73	38.90	68.6%	56.73	38.90	72
73	MC-Five Mile	Frankford Square																73
74	MC-Five Mile	Lake Erie MHC																74
75	Barclays	Forest View Apartments																75
76	Barclays	Royal Palms Apartments																76
77	Barclays	Rose Terrace Apartments (Parthenia)																77
78	MC-Five Mile	Pine Tree Square																78
79	Barclays	Beverly Terrace Apartments																79
80	Barclays	Iron Mountain Apartments																80
81	Barclays	Camellia Apartments																81
82	Barclays	Highland Springs Apartments																82
83	Barclays	Highland Meadows (43/44) Apartments																83
84	Barclays	Glen Terrace Apartments																84
85	Barclays	Twin Palms																85
86	Barclays	Highland Meadows (Meridian) Apartments																86
87	Barclays	South View (Carondelet) Apartments																87
88	Barclays	South View (Main) Apartments																88
89	Barclays	Summer Wind Apartments																89

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Footnotes to Annex A-1

(1)	“JPMCB” denotes JPMorgan Chase Bank, National Association, as Mortgage Loan Seller; “Barclays” denotes Barclays Bank PLC, as Mortgage Loan Seller; “Starwood” denotes Starwood Mortgage Funding II LLC, as Mortgage Loan Seller; “MC-Five Mile” denotes MC-Five Mile Commercial Mortgage Finance, LLC, as Mortgage Loan Seller; “RCMC” denotes Redwood Commercial Mortgage Corporation, as Mortgage Loan Seller; and “RAIT” denotes RAIT Funding, LLC, as Mortgage Loan Seller.

With respect to Loan No. 5, U-Haul Portfolio, Morgan Stanley Bank, N.A. was co-originator of the whole loan together with JPMCB.

(2)	Certain of the mortgage loans include parcels ground leased to tenants in the calculation of the total square footage and the occupancy of the mortgaged property.

With respect to Loan No. 8, The Outlet Shoppes at Gettysburg, the collateral is held as a leasehold interest subject to a ground lease with an affiliated ground lessor and the lender has a mortgage on the affiliated entity's fee interest. As such, the Title Type is presented as Fee.

With respect to Loan No. 20, North Miami Business Park, approximately 9% of the mortgaged property is leased to tenants using their respective spaces as self-storage spaces, which typically operate on short-term leases.

With respect to Loan No. 48, Guardian Self Storage - Liberty Avenue, approximately 13.7% of the underwritten revenues are attributable to leases for office use.

With respect to Loan No. 74, Lake Erie MHC, three of the total 162 units are apartment units and the remaining are pad sites.

(3)	In certain cases, mortgaged properties may have tenants that have executed leases that were included in the underwriting but have not yet commenced paying rent and/or are not in occupancy.

With respect to Loan No. 1, Hilton Suites Chicago Magnificent Mile, 7.6% of total UW Revenues ($) is comprised of other departmental revenue. Departmental revenue is generated from parking, which is operated by a third party, LAZ Parking. LAZ Parking provides the mortgaged property with 37.5% of its gross parking revenue up to $1.1 million and 60% of its gross parking revenue in excess of $1.1 million. Other departmental revenue also includes guest communications revenue and lease revenue from two restaurant leases.

With respect to Loan No. 5, U-Haul Portfolio, approximately 21.8% of the trailing 12-month annualized income was attributable to moving, vehicle leasing or “other” business. Approximately 3.3% of UW Revenues ($) is related to such business.

With respect to Loan No. 7, First National Building, the Largest Tenant, Title Source, Inc., subleases 451,122 rentable square feet from Title Source Detroit LLC. If the primary lease terminates before the sublease and there is no default under the sublease, Title Source, Inc. has the right to elect to become the direct tenant, upon 10 days’ written notice.

With respect to Loan No. 9, One Shell Square, UW Revenues ($), UW NOI ($) and UW NCF ($) reflect the base rent for the Largest Tenant, Shell Oil Company, averaged over the term of the mortgage loan. Additionally, 9.5% of UW Revenues ($) are attributable to revenues arising from parking at the mortgaged property.

With respect to Loan No. 18, Robinson Plaza, the 2nd Largest Tenant, Thermal Solutions, has executed a lease but has not completed its build out, taken full occupancy of its space or begun paying rent. The borrower was required to reserve $746,246 for free rents in connection with the Thermal Solutions' leased space.

With respect to Loan No. 43, 780 Dedham Street, Kingcom LLC, the 2nd Largest Tenant, and Honeywell International, Inc., the 4th Largest Tenant, have both executed their respective leases and taken possession of their respective spaces, but have not yet commenced paying rent for such spaces. No free rents were reserved for either tenant.

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(4)	With respect to all mortgage loans, with the exceptions of the mortgage loans listed below, the Current LTV % and the Maturity LTV % are based on the “as-is” Appraised Value ($) even though, for certain mortgage loans, the appraiser provided “as-stabilized” or other hypothetical values based on certain criteria being met.

With respect to Loan No. 1, Hilton Suites Chicago Magnificent Mile, the Appraised Value ($) represents the “as if complete” hypothetical value of $112,400,000, which assumes that the current renovations related to the property improvement plan have been completed. The “as-is” value as of July 7, 2015 was $102,100,000, which results in a Current LTV % of approximately 75.7% and a Maturity LTV % of approximately 69.6%.

With respect to Loan No. 2, Civic Opera Building, the Appraised Value ($) represents the “hypothetical market value assuming the contractual tenant improvements and free rent abatements are escrowed” of $220,000,000 for the mortgaged property, effective as of June 2, 2015, which assumes that all contractual free rent abatements and outstanding tenant improvements have been paid. The “as-is” value for the property as of June 2, 2015 was $214,000,000, which results in a Current LTV % of 76.6% and a Maturity LTV % of 67.4%.

With respect to Loan No. 5, U-Haul Portfolio, the Appraised Value ($) is calculated based on the portfolio value of $458,000,000, which includes a premium of 7.8% for the value of selling the portfolio together. This methodology results in a Current LTV % of approximately 34.6% and a Maturity LTV % of approximately 0.0%. If based on individual aggregate appraised values of $424,700,000, the Current LTV % is 37.3%.

With respect to Loan No. 9, One Shell Square, the Appraised Value ($) represents the “market value subject to hypothetical condition” of $180,600,000 for the mortgaged property, effective as of April 24, 2015, which assumes that all capital expenditures, tenant improvements, leasing commissions and free rent (with an estimated cost of $42.6 million) have been paid. The "as-is" value for the property as of April 24, 2015 was $138,000,000, which results in a Current LTV % of 91.4% and a Maturity LTV % of 75.3%.

With respect to Loan No. 12, Hilton Atlanta Perimeter, the Appraised Value ($) represents the “as if complete” hypothetical value of $43,100,000, which assumes that the current renovations related to the property improvement plan have been completed. The “as-is” value as of July 8, 2015 was $35,100,000, which results in a Current LTV % of approximately 86.0% and a Maturity LTV % of approximately 78.9%.

With respect to Loan No. 14, Hyatt Place Texas Portfolio, Appraised Value ($) represents the aggregate “as-complete market value based on a hypothetical condition” value of $57,000,000 (corresponding to a Current LTV % of 67.5%) that assumes a property improvement plan calling for an investment in the amount of $6,055,088 was completed across the Hyatt Place Texas Portfolio properties as of August 1, 2015. The related appraisals also reported an aggregate “as-is” value as of August 1, 2015 of $50,500,000 (corresponding to a Current LTV % of 76.2% and a Maturity LTV % of 70.1%) that assumes the property improvement plan is currently incomplete but makes the extraordinary assumption that it will be completed during the first year of the projection period at a cost of $6,055,088. The franchisor has required property improvement plans at the Hyatt Place Texas Portfolio properties as a condition of it extending the franchise agreements through 2035. At origination of the loan, the borrowers deposited $6,461,588 for property improvements. The “as-is” values as of August 1, 2015 for the Hyatt Place Austin mortgaged property, the Hyatt Place San Antonio mortgaged property and the Hyatt Place Dallas mortgaged property are $25,500,000, $13,000,000 and $12,000,000, respectively.

With respect to Loan Nos. 15 and 21, The Park at Veneto and The Park at Murano, respectively, the appraisals assume that the on-going renovations at the properties will be completed in a workmanlike manner and in accordance with the budgets provided by the loan sponsor, with an estimated completion date of September 1, 2016 for each property. These are extraordinary assumptions utilized in the appraisals to determine the respective “as-is” values of the properties.

With respect to Loan No. 22, Langhorne Shopping Center, the Appraised Value ($) is based on the “prospective market value upon completion” of $20,175,000, which assumes that the proposed expansion at the property is completed. In calculating the “as-is” value, appraisal also relies on the extraordinary assumption that the proposed lease for a prospective tenant, Starbucks, will be executed without any material changes. The “as-is” value as of August 10, 2015 was $18,850,000, resulting in a Current LTV % of approximately 80.3% and a Maturity LTV % of approximately 73.5%.

With respect to Loan No. 26, Town & Country Shopping Center, the appraisal assumes that a lease for a prospective tenant, Shoe Show, was entered into pursuant to the terms of a related letter of intent that was provided.

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(5)	For mortgage loans secured by multiple mortgaged properties, each mortgage loan’s Original Balance ($), Current Balance ($), and Maturity/ARD Balance ($) are allocated to the respective mortgaged property based on the mortgage loan’s documentation, or if no such allocation is provided in the mortgage loan documentation, the mortgage loan seller’s determination of the appropriate allocation.

(6)	With respect to Loan No. 2, Civic Opera Building, the mortgage loan is part of a $164,000,000 whole loan (the “Civic Opera Building Whole Loan”) which is comprised of two pari passu components (Note A-1 and Note A-2). Note A-2 (the “Civic Opera Building Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $75,000,000 and is being contributed to the JPMBB 2015-C32 Trust. Note A-1 (the “Civic Opera Building Pari Passu Companion Loan”) has an outstanding principal balance as of the Cut-off Date of $89,000,000 and was contributed to the JPMBB 2015-C31 Trust. All loan level metrics are based on the Civic Opera Building Whole Loan balance.

With respect to Loan No. 5, U-Haul Portfolio, the mortgage loan is part of a $270,000,000 whole loan (the “U-Haul Portfolio Whole Loan”) which is comprised of three pari passu senior components evidenced by four pari passu promissory notes (Note A-1A, Note A-1B, Note A-2A, and Note A-2B) and one subordinate component evidenced by two pari passu promissory notes (Note A-3A and Note A-3B). Note A-1B (the “U-Haul Portfolio Mortgage Loan”) has an outstanding principal balance of $49,666,409 as of the Cut-off Date and is being contributed to the JPMBB 2015-C32 Trust. Note A-1A, Note A-2A and Note A-2B (the “U-Haul Portfolio Pari Passu Companion Loans”) have an aggregate outstanding principal balance of $108,666,409 as of the Cut-off Date and are expected to be included in a future securitization trust. Note A-3A and Note A-3B (collectively, the “U-Haul Portfolio Subordinate Companion Loan”) have an aggregate outstanding principal balance of $111,000,000 as of the Cut-off Date and are expected to be included in a future securitization trust. All loan level metrics are based on the U-Haul Portfolio Whole Loan balance.

With respect to Loan No. 7, First National Building, the mortgage loan is part of a $70,000,000 whole loan (the “First National Building Whole Loan”) which is comprised of two pari passu components (Note A-1 and Note A-2). Note A-1 (the “First National Building Mortgage Loan”) has an outstanding principal balance of $40,000,000 as of the Cut-off Date and is being contributed to the JPMBB 2015-C32 Trust. Note A-2 (the “First National Building Pari Passu Companion Loan”) has an outstanding principal balance as of the Cut-off Date of $30,000,000 and is expected to be contributed to a future securitization trust. All loan level metrics are based on the First National Building Whole Loan balance.

With respect to Loan No. 9, One Shell Square, the mortgage loan is part of a $126,100,000 whole loan (the “One Shell Square Whole Loan”) which is comprised of two pari passu components (Note A-1 and Note A-2). Note A-2 (the “One Shell Square Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $36,100,000 and is being contributed to the JPMBB 2015-C32 Trust. Note A-1 (the “One Shell Square Pari Passu Companion Loan”) has an outstanding principal balance as of the Cut-off Date of $90,000,000 and was contributed to the JPMBB 2015-C30 Trust. All loan level metrics are based on the One Shell Square Whole Loan balance.

With respect to Loan No. 13, Eastmont Town Center, the mortgage loan is part of a $41,325,000 whole loan (the “Eastmont Town Center Whole Loan”) which is comprised of two pari passu components (Note A-1 and Note A-2). Note A-2 (the “Eastmont Town Center Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $28,805,390 and is being contributed to the JPMBB 2015-C32 Trust. Note A-1 (the “Eastmont Town Center Pari Passu Companion Loan”) has an outstanding principal balance as of the Cut-off Date of $12,242,291 and was contributed to the CGCMT 2015-GC29 Trust. All loan level metrics are based on the Eastmont Town Center Whole Loan balance.

With respect to Loan No. 14, Hyatt Place Texas Portfolio, the mortgage loan is part of a $38,500,000 whole loan (the “Hyatt Place Texas Portfolio Whole Loan”) which is comprised of two pari passu components (Note A-1 and Note A-2). Note A-1 (the “Hyatt Place Texas Portfolio Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $25,000,000 and is being contributed to the JPMBB 2015-C32 Trust. Note A-2 (the “Hyatt Place Texas Portfolio Pari Passu Companion Loan”) has an outstanding principal balance as of the Cut-off Date of $13,500,000 and is expected to be contributed to a future securitization trust. All loan level metrics are based on the Hyatt Place Texas Portfolio Whole Loan balance.

With respect to Loan No. 16, Brunswick Portfolio, the mortgage loan is part of a $120,000,000 whole loan (the “Brunswick Portfolio Whole Loan”) which is comprised of three pari passu components (Note A-1, Note A-2-I and Note A-2-II). Note A-2-II (the “Brunswick Portfolio Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $19,901,032 and is being contributed to the JPMBB 2015-C32 Trust. Note A-1 has an outstanding principal balance as of the Cut-off Date of $64,678,353 and was contributed to the JPMBB 2015-C30 Trust. Note A-2-I (together with Note A-1, the “Brunswick Portfolio Pari Passu Companion Loans”) has an outstanding principal

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balance as of the Cut-off Date of $34,826,805 and was contributed to the JPMBB 2015-C31 Trust. All loan metrics are based on the Brunswick Portfolio Whole Loan balance.

With respect to Loan No. 17, New Center One Building, the mortgage loan is part of a $38,000,000 whole loan (the “New Center One Building Whole Loan”), which is comprised of two pari passu components (Note A-1 and Note A-2). Note A-1 (the “New Center One Building Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $18,976,139 and is being contributed to the JPMBB 2015-C32 Trust. Note A-2 (the “New Center One Building Pari Passu Companion Loan”) has an outstanding principal balance as of the Cut-off Date of $18,976,139 and is expected to be contributed to a future securitization trust. All loan level metrics are based on the New Center One Building Whole Loan balance.

(7)	Each number identifies a group of related borrowers. For additional information on the risks arising from the structure of the borrower, please see the section entitled “Risk Factors – The Borrower’s Form of Entity May Cause Special Risks" in the Free Writing Prospectus.

(8)	For each mortgage loan, the excess of the related Interest Rate % over the related Servicing Fee Rate, the Trustee Fee Rate (including the Certificate Administrator fee rate), the Senior Trust Advisor Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate (collectively, the “Admin. Fee %”).

(9)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 366/360.

(10)	With respect to all mortgage loans, except for the mortgage loan(s) listed below, Annual Debt Service ($) is calculated by multiplying the Monthly Debt Service ($) by 12.

(11)	With respect to Loan No. 5, U-Haul Portfolio, the U-Haul Portfolio Whole Loan has a 20-year term and is scheduled to fully amortize over 20 years; however, the U-Haul Portfolio Mortgage Loan, which is included in the JPMBB 2015-C32 Trust, is scheduled to fully amortize over 10 years.

With respect to Loan No. 13, Eastmont Town Center, the mortgage loan has an ARD feature with an anticipated repayment date of April 1, 2020. If the loan is not paid in full by the anticipated repayment date, interest will accrue at an increased rate per annum equal to the greater of (i) 8.11000% or (ii) 3.00000% per annum plus the five-year U.S. treasury yield (the “Revised Rate”). The interest in excess of the interest at the Interest Rate % which is not paid will accrue and be added to the principal amount of the Eastmont Town Center Whole Loan for the following month and will earn interest at the Revised Rate. In addition, from and after the ARD, all excess cash flow from the property, after payment of reserves, interest calculated at the Interest Rate % and operating expenses, will be applied to the outstanding principal balance of the Eastmont Town Center Whole Loan. The Final Mat Date of the loan is October 1, 2022.

(12)	The “L” component of the prepayment provision represents lockout payments.
The “Def” component of the prepayment provision represents defeasance payments.
The “YM” component of the prepayment provision represents yield maintenance payments.
The “O” Component of the prepayment provision represents the free payments including the Maturity Date.

With respect to Loan No. 5, U-Haul Portfolio, the U-Haul Portfolio Whole Loan has a 20-year term and is scheduled to fully amortize over 20 years; however, the U-Haul Portfolio Mortgage Loan, which is included in the JPMBB 2015-C32 Trust, is scheduled to fully amortize over 10 years. Furthermore, the borrowers may defease the mortgage loan on the date that is two years after the securitization of the last U-Haul Portfolio Pari Passu Companion Loan to be securitized. The prepayment string reflects the U-Haul Portfolio Whole Loan term and a lockout period of two years after the anticipated closing date.

With respect to Loan No. 14, Hyatt Place Texas Portfolio, the borrowers may defease the mortgage loan after the earlier of (i) three years from the note date or (ii) two years after the securitization of the Hyatt Place Texas Portfolio Pari Passu Companion Loan. The prepayment string reflects a lockout period of two years after the anticipated closing date.

With respect to Loan No. 16, Brunswick Portfolio, in connection with the release of one or more individual properties as the result of a condemnation or determination that such property is unsuitable for business, the related borrower may prepay a portion of the mortgage loan at any time during the term (including during the lockout period) with the payment of yield maintenance and the payment of the release amount in an amount equal to (a) in the event of a sale as the result of an economic abandonment, the greater of (i) 125% of the allocated mortgage amount for the property, and (ii) 85% of the net sales proceeds for the property, and (b) if the borrowers elect not to accept the sale, 125% of the allocated loan amount for the property, or (c) in the event of a condemnation, the greater of (i) 125% of the allocated loan amount of the

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property and (ii) 85% of the purchase price received by the borrowers from the master tenants pursuant to the master lease less, in either case, the amount of the award received by the lender in accordance with the loan documents for the condemnation. See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Releases of Individual Mortgaged Properties” in the Free Writing Prospectus.

(13)	With respect to some mortgage loans, historical financial information may not be available due to the when the properties were constructed and/or acquired.

With respect to Loan Nos. 15 and 21, The Park at Veneto and The Park at Murano, respectively, limited financial information is available due to the recent acquisition of the properties.

With respect to Loan No. 16, Brunswick Portfolio, historical financials are not available due to Brunswick Corporation’s ownership and occupancy of the properties prior to the sale lease-back transaction.

With respect to Loan No. 24, Oakland Hills, 2012 Revenues ($), 2012 Total Expenses ($) and 2012 NOI ($) are based on the trailing 12-months ending March 31, 2013.

With respect to Loan No. 24, Oakland Hills, 2013 Revenues ($), 2013 Total Expenses ($) and 2013 NOI ($) are based on the trailing 12-months ending June 30, 2014.

With respect to Loan No. 32, Acosta Headquarters, 2012 historical financials are not available as a result of the sale lease-back transaction.

With respect to Loan No. 41, Marquis Forest Apartments, 2013 Revenues ($), 2013 Total Expenses ($) and 2013 NOI ($) are based on the six months ending December 31, 2013, annualized.

With respect to Loan No. 43, 780 Dedham Street, Most Recent Revenues ($), Most Recent Total Expenses ($) and Most Recent NOI ($) are based on the trailing six-months ending June 30, 2015, annualized.

With respect to Loan No. 46 and 50, Colony Village and Brynn Marr Village, respectively, limited financial information is available due to the recent acquisition of the properties.

With respect to Loan No. 59, CVS Portfolio, most recent historical financials are not available as the properties were acquired by the borrower in July 2015.

With respect to Loan No. 60, Antelope Valley Partners, 2014 Revenues ($), 2014 Total Expenses ($) and 2014 NOI ($) are based on the six months ending December 31, 2014, annualized.

With respect to Loan No. 62, Behringer Tractor Supply Portfolio, the mortgaged properties were built in late 2014 and early 2015 and consequently, historical financials prior to that time period are not available.

With respect to Loan No. 64, Sak’s Garage, historical financials are not available as the property was acquired by the borrower in May 2015.

(14)	With respect to all hotel properties, the UW NOI ($) is shown after taking a deduction for an FF&E reserve, and as such, the UW NOI ($) and UW NCF ($) for these properties are the same.

(15)	The UW NOI DSCR and UW NCF DSCR for all partial interest-only mortgage loans were calculated based on the first principal and interest payment after the Note Date during the term of the mortgage loan.

(16)	Represents the amount deposited by the borrower at origination. All or a portion of this amount may have been released pursuant to the terms of the related loan documents.

With respect to Loan No. 1, Hilton Suites Chicago Magnificent Mile, the borrower was required to escrow $10,158,748 at origination for renovations related to a property improvement plan.

With respect to Loan No. 2, Civic Opera Building, the borrower was required at origination to deposit $3,711,165 into a free rent reserve, $2,407,592 into an outstanding tenant improvement reserve, and $369,695 into a reserve for elevator repairs and maintenance.

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With respect to Loan No. 7, First National Building, the borrower was required on the closing date to escrow $6,250,929 for outstanding tenant improvements, $1,667,944 for free rent and $563,811 for leasing commissions.

With respect to Loan No. 9, One Shell Square, the borrower was required at origination to deposit approximately $11,357,584 into a renovations reserve for renovations to the parking, electric, HVAC and other systems at the property.

With respect to Loan No. 12, Hilton Atlanta Perimeter, the borrower was required to escrow $7,757,641 at origination for renovations related to a property improvement plan.

With respect to Loan No. 22, Langhorne Shopping Center, the borrower was required to reserve $993,750 at origination into an existing tenant improvement/leasing commission reserve.

With respect to Loan No. 30, Big Curve Shopping Center, the borrower was required to deposit $600,000 for a supplemental rollover reserve related to a vacant 28,000 square foot space. The funds can be used to satisfy any leasing or tenant improvement expenses, and the balance can be released once a new tenant is in occupancy and has commenced operations.

(17)	Represents the monthly amounts required to be deposited by the borrower. The monthly collected amounts may be increased or decreased pursuant to the terms of the related loan documents. In certain cases, reserves with $0 balances are springing and are collected in the event of certain conditions being triggered in the respective mortgage loan documents. In certain other cases, all excess cash flow will be swept into reserve accounts in the event of certain conditions being triggered in the respective mortgage loan documents.

With respect to Loan No. 1, Hilton Suites Chicago Magnificent Mile, the borrower is required to make monthly payments into an FF&E reserve in amounts equal to 3.0% for the first two years and 4.0% thereafter of gross income from operations, in each case, for the two months prior to the applicable payment date.

With respect to Loan No. 2, Civic Opera Building, commencing on October 1, 2018, the excess cash flow from the property is required to be deposited into a free rent reserve until such reserve reaches a cap of $780,440. Additionally, the borrower deposited $369,695 into the Upfront Other Reserve ($) at closing and is required to deposit $61,616 into the Monthly Other Reserve ($) on each monthly payment date until February 1, 2019 for repairs and maintenance related to the elevators at the mortgaged property.

With respect to Loan No. 4, Gateway Business Park, if the TI/LC reserve balance is less than $1,000,000, the borrower will deposit $21,419 on each payment date and will continue to deposit that amount until the payment date in which the balance equals or exceeds $1,000,000.

With respect to Loan No. 9, One Shell Square, the borrower is required to make monthly deposits of (i) $53,000 into the Monthly TI/LC Reserve ($), unless Shell Oil Company’s credit falls below BBB, in which case the borrower is required to make monthly deposits of $127,000 through July 1, 2022 and (ii) $143,000 after July 1, 2022.

With respect to Loan No. 10, Park Place I & II Portfolio, on a monthly basis, the borrowers are required to escrow $8,847 (approximately $0.50 per square foot annually) into the Monthly TI/LC Reserve ($), unless the credit rating of both (i) Williams Companies, Inc. (“WMB”) falls below the current WMB credit rating, and (ii) Williams Partners, L.P. (“WPZ”) falls below the current WPZ credit rating, by any two or more of Moody’s, Fitch or S&P, in which case the amount of monthly deposits into the TI/LC reserve will increase to $17,694 (approximately $1.00 per square foot annually) until such time, if any, as any two or more of Moody’s, Fitch or S&P upgrades both (i) WMB’s credit rating to at or above the current WMB credit rating, and (ii) WPZ’s credit rating to at or above the current WPZ rating (the “Required Minimum Rating”). At such time, if any, that the Required Minimum Rating is satisfied, then the amount of the monthly deposits into the TI/LC reserve will once again be $8,847.

With respect to Loan No. 12, Hilton Atlanta Perimeter, the borrower is required to make monthly deposits into an FF&E reserve in amounts equal to 3.0% for the first two years and 4.0% thereafter of gross income from operations, in each case, for the two months prior to the applicable payment date.

With respect to Loan No. 17, New Center One Building, the borrowers are required to make monthly deposits into (i) the Monthly CapEx Reserve ($) in the amount of $12,276, and (ii) $29,632 into the Monthly TI/LC Reserve ($). During a Henry Ford deposit trigger event, the borrowers are required to make monthly deposits of (x) $50,000, if such trigger event relates to Henry Ford Lease 2, subject to a cap of $616,380, and (y) $50,000, if such trigger relates to Henry Ford Lease 3, subject to a cap of $591,700. A Henry Ford deposit trigger event occurs (i) if the

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related borrower fails to renew on or before 12 months prior to the initial expiration date after closing of the lease (as applicable), or (ii) on the payment date in February 2018 if, prior to such date, the applicable lease was not renewed in accordance with the loan agreement for a period of at least three years. “Henry Ford Lease 2” means the lease executed in May 2007 between Henry Ford Health Systems, as tenant, and the mortgage borrower as landlord for 30,819 square feet of space at the mortgaged property. “Henry Ford Lease 3” means the lease executed in February 2012 between Henry Ford Health Systems, as tenant, and the mortgage borrower as landlord for 29,585 square feet of space at the mortgaged property.

With respect to Loan No. 19, Residence Inn - Clifton Park, the borrower will make monthly deposits into the Monthly Capex Reserve ($) (i) on the payment date occurring in November, 2015 and on each payment date thereafter up to and including the payment date occurring in April, 2018, an amount equal to one twelfth of 4.0% of the gross revenues from operations for the property for the immediately preceding calendar year (or any greater amount required under the franchise agreement or the approved annual budget), and (ii) on the payment date occurring in May, 2018 and on each payment date thereafter, an amount equal to one twelfth of 5.0% of the gross revenues from operations for the property for the immediately preceding calendar year.

With respect to Loan No. 20, North Miami Business Park, the borrower is required to make monthly deposits into the Monthly TI/LC Reserve ($) account and the Monthly Capex Reserve ($) account of $7,144 and $1,786, respectively, to the extent that the total amount on deposit is less than $171,456 and $42,864, respectively.

With respect to Loan No. 33, Falcon Gateway, the borrower will deposit (i) $3,701 into the Monthly TI/LC Reserve ($) account on the payment date occurring in October, 2015, and on each payment date through and including March, 2019 and (ii) $2,468 on the payment date occurring in April, 2019 and on each payment date thereafter.

With respect to Loan No. 54, Best Western - Leesburg, VA, the borrower is required to make deposits into the Monthly Capex Reserve ($) account in amounts equal to the greater of (i) 4.0% of the gross income from operations of the property for the prior month and (ii) the amount required to be collected pursuant to the franchise agreement for replacement and repairs.

With respect to Loan No. 55, Heritage Shopping Center, the lender will institute a cash flow sweep if the borrower fails to provide evidence that Rite Aid has renewed its lease, for a term of not less than five years, on or before June 30, 2020. The amount on deposit will not be required to exceed $250,000.

With respect to Loan No. 56, Comfort Inn - Staunton, VA, the borrower is required to make deposits into the Monthly Capex Reserve ($) account in amounts equal to the greater of (i) 4.0% of the gross income from operations of the property for the prior month and (ii) the amount required to be collected pursuant to the franchise agreement for replacement and repairs.

With respect to Loan No. 58, La Quinta Inn & Suites - Angleton, TX, the borrower is required to make deposits into the Monthly Capex Reserve ($) account in amounts equal to the greater of (i) 4.0% of the gross income from operations of the property and (ii) the amount required to be collected pursuant to the franchise agreement.

With respect to Loan No. 59, CVS Portfolio, the Monthly Other Reserve ($) is waived provided no trigger period is continuing. This is related to the leasehold interest purchase option related to CVS Pharmacy–Cortland mortgaged property.

With respect to Loan No. 61, Evergreen Village Apartments, commencing on the payment date in November 2018 and continuing on each payment date thereafter, the borrower will be required to deposit $2,144 into the Monthly Capex Reserve ($) account.

With respect to Loan No. 67, Chippewa Towne Centre, upon the occurrence of a cash sweep period, on each payment date, the borrower will deposit $374 into the Monthly Capex Reserve ($) account, and $2,243 into the Monthly TI/LC Reserve ($) account.

With respect to Loan No. 71, Comfort Inn - Woodstock, VA, the borrower is required to make deposits into the Monthly Capex Reserve ($) account in amounts equal to the greater of (i) 4.0% of the gross income from operations of the property for the prior month and (ii) the amount required to be collected pursuant to the franchise agreement for replacement and repairs.

With respect to Loan No. 72, Red Roof Inn & Suites - Savannah GA, the borrower is required to make deposits into the Monthly Capex Reserve ($) account in amounts equal to the greater of (i) 4.0% of the gross income from operations of the property and (ii) the amount required to be collected pursuant to the franchise agreement.

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(18)	Represents a cap on the amount required to be deposited by the borrower pursuant to the related mortgage loan documents. In certain cases, during the term of the mortgage loan, the caps may be altered or terminated subject to conditions of the respective mortgage loan documents.

With respect to Loan No. 52, Prospect Industrial Center, if at any time the balance of the TI/LC reserve is less than $190,130, or an event of default has occurred and is continuing, then the borrower will resume making the Monthly TI/LC Reserve ($) payment on the next payment date and will continue to make such monthly deposits until the balance is equal to or greater than $190,130.

With respect to Loan No. 59, CVS Portfolio, the CapEx Reserve Cap ($) of $8,040 goes into effect on July 31, 2024.

(19)	With respect to the footnotes hereto, no footnotes have been provided with respect to tenants that are not among the five largest tenants by square footage for any Mortgaged Property.

(20)	In certain cases, the data for tenants occupying multiple spaces includes square footage only from the primary spaces sharing the same expiration date, and may not include smaller spaces with different expiration dates.

With respect to Loan No. 10, Park Place I & II Portfolio, for the Park Place I mortgaged property, the 4th Largest Tenant, Real Advantage, LLC, occupies two spaces at the property. The expiration date for the 3,725 square foot space is May 31, 2017 and the expiration date for the 2,254 square foot space is June 30, 2017.

(21)	The lease expirations shown are based on full lease terms; however, in some instances, the tenant may have the option to terminate its lease with respect to all or a portion of its leased space prior to the expiration date shown. In addition, in some instances, a tenant may have the right to assign its lease or sublease the leased premises and be released from its obligations under the subject lease.

With respect to Loan No. 2, Civic Opera Building, the 2nd Largest Tenant, Technexus, LLC, has the option to terminate its lease as of February 1, 2023 with 12 months’ prior written notice and payment of a termination fee. In addition, the 4th Largest Tenant, Hybris (US) Corp., has the right to terminate its lease with respect to the 39th floor expansion space (totaling 14,005 square feet) as of July 31, 2019, with 15 months’ notice and payment of a termination fee. The 5th Largest Tenant, Clarity Consulting, Inc., has the option to terminate its lease as of February 1, 2021 with 12 months' notice and payment of a termination fee.

With respect to Loan No. 3, Palmer House Retail Shops, the Largest Tenant, ABM Parking Services, will have the right to give notice to terminate its lease at any time between January 1, 2020 and February 28, 2020 if total gross sales fail to reach or exceed $4,000,000 between January 1, 2019 and December 31, 2019. If exercised, the lease will terminate on July 31, 2020. The 3rd Largest Tenant, Hilton Complex Sales, has the right to terminate the lease at any time with 270 days’ prior notice to landlord and payment of the actual unamortized cost of the real estate commissions paid by the landlord. The 4th Largest Tenant, Kay Jewelers, will have a one-time right to terminate its lease if their gross revenue fails to reach or exceed $4,000,000 for the lease year ending April 30, 2023 with 120 days’ prior written notice provided the tenant is not in default.

With respect to Loan No. 4, Gateway Business Park, the 2nd Largest Tenant, Jacobs Engineering Group Inc., has the right to terminate its lease on June 30, 2021 with one year’s written notice, if a proposed lease amendment is executed.

With respect to Loan No. 7, First National Building, the 2nd Largest Tenant, Honigman Miller Schwartz & Cohn LLP, may terminate its lease as to approximately 20% of the leased space upon 90 days’ written notice to the mortgage borrower. The mortgage loan was underwritten based on the full leased space.

With respect to Loan No. 8, The Outlet Shoppes at Gettysburg, the Largest Tenant, Old Navy, has the option to terminate its lease with 30 days' notice if occupancy at the mortgaged property is below 80.0% for 12 months. The 3rd Largest Tenant, Gap, has the option to terminate its lease with 30 days' notice if occupancy at the mortgaged property is below 75.0% for six months. The 4th Largest Tenant, Dress Barn, has the option to terminate its lease with written notice if occupancy at the mortgaged property is below 70.0% for six months. The 5th Largest Tenant, Eddie Bauer, has the option to terminate its lease with 90 days' notice if occupancy at the mortgaged property is below 75.0% for 180 days.

With respect to Loan No. 9, One Shell Square, the Largest Tenant, Shell Oil Company, has the right to contract its leased space by one floor one or more times during the term of the lease with payment of a contraction fee. The tenant must maintain a minimum of 300,000 square feet of leased space. On or after January 1, 2019, the tenant

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also has the additional right to contract certain floors of its leased space, but not more than 2 floors in any 12 month period. Additionally, the 2nd Largest Tenant, Adams and Reese, LLP, may contract its space by up to 12,756 square feet with payment of contraction penalty between September 1, 2016 through February 28, 2017 and September 1, 2018 through February 28, 2019.

With respect to Loan No. 10, Park Place I & II Portfolio, at the Park Place II mortgaged property, the Largest Tenant, Williams Field Services Group, LLC (“Williams”), has the option to contract the leased space with respect to all or one-half of its fifth floor space (23,272 square feet) as of April 2017 and April 2020 with 365 days prior written notice, provided Williams still occupies floors one through four. Additionally, Williams has a one-time termination option with 365 days prior written notice in April 2020. The options to contract and terminate the lease require the tenant to pay a termination fee equal to the unamortized portion of any tenant improvement allowance, leasing commissions and rent abatement.

With respect to Loan No. 10, Park Place I & II Portfolio, for the Park Place I mortgaged property, the 3rd Largest Tenant, PennEnergy Resources, LLC, has the one-time right to terminate the lease with respect to the entire leased premises on December 31, 2018 by giving the landlord written notice no later than December 31, 2017 accompanied by a payment of a termination fee in the amount of $56,256. The 5th Largest Tenant, Robert Half International, Inc., has the ongoing right to terminate the lease by providing the landlord with 60 days prior written notice accompanied by a payment of a termination fee.

With respect to Loan No. 13, Eastmont Town Center, the 3rd Largest Tenant, City of Oakland – Police Dept, has an option to terminate its lease at any time after November 16, 2018 with 90 days’ prior notice.

With respect to Loan No. 16, Brunswick Portfolio, the master tenants may terminate a portion of the master lease with respect to up to 10% of the properties on the first day of any extension terms. In addition, the tenants may terminate the master lease for any property which becomes uneconomical or unsuitable for continued use in the business. See “Description of the Mortgage Pool—Mortgaged Property Considerations—Tenant Issues—Terminations” and See “Description of the Mortgage Pool—Mortgaged Property Considerations—Releases of Individual Mortgaged Properties" in the Free Writing Prospectus for additional information.

With respect to Loan No. 16, Brunswick Portfolio, all of the properties are subject to one master lease among the borrowers, Leiserv, LLC and Brunswick Centres, INC., which commenced on September 18, 2014 and expires on September 30, 2034, with nine 10-year extension options. Fixed annual rent under the master lease is $16,000,000 per year for each of the five years after the commencement date, which increases by 15% every five years during the term of the lease, including the first extension term. See “Description of the Mortgage Pool—Mortgaged Property Considerations—Tenant Issues—Terminations” and “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Releases of Individual Mortgaged Properties" in the Free Writing Prospectus for additional information.

With respect to Loan No. 17, New Center One Building, the Largest Tenant, Henry Ford Health Systems, holds a one-time right to terminate the lease as of February 28, 2018, by providing the mortgage borrower with at least 365 days’ advance written notice and a termination fee of three months’ base rent. The 5th Largest Tenant, Wayne County Health Authority, holds a one-time right to terminate the lease upon 90 days’ notice after August 29, 2016, provided that tenant is in substantial compliance with the lease, tenant’s grant or government contracts are terminated and tenant pays the applicable termination fee.

With respect to Loan No. 18, Robinson Plaza, the Largest Tenant, Cottingham & Butler, Inc., subleases 14,843 square feet from Benefit Coordinators and has the one-time option to terminate its lease effective April 30, 2020 with 365 days’ notice and payment of a termination fee. The 3rd Largest Tenant, River Consulting, has the one-time option to terminate its lease effective November 30, 2021 with 270 days' notice and payment of a termination fee. The 4th Largest Tenant, Rettew Associates, has a one-time option to terminate its lease effective May 31, 2022 with 270 days' notice and payment of a termination fee.

With respect to Loan No. 26, Town & Country Shopping Center, the Largest Tenant, Burlington Coat Factory, has the right to terminate its lease as of February 28, 2017, with six months’ advance notice. The IL Board of Elections, the 2nd Largest Tenant, has the option to terminate its lease at any time by providing 120 days’ prior written notice to the mortgage borrower. St. John’s Hospital, the 3rd Largest Tenant, has the right to terminate its lease at any time after July 1, 2016 upon six months’ written notice. The mortgage loan was underwritten based upon this tenant’s occupancy through lease expiration.

With respect to Loan No. 27, Premiere Place, the Largest Tenant, Big Lots, has a co-tenancy clause allowing it to pay 50% reduced rent or terminate its lease with 90 days’ notice if the mortgaged property falls below 60%

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occupancy (excluding the Big Lots’ space) for six consecutive months. Additionally, the 2nd Largest Tenant, Shoe Station, has a co-tenancy clause allowing it to terminate its lease any time after the first lease year if the mortgaged property falls below 60% occupancy for 18 consecutive months, not including the Big Lots, Burkes, and Shoe Station spaces. Shoe Station also has co-tenancy clauses that allow it to terminate its lease if Walmart is not in occupancy for 18 consecutive months or if the Big Lots and Burkes spaces go dark. Furthermore, the 3rd Largest Tenant, Michaels, has a co-tenancy clause allowing it to terminate its lease with 60 days’ notice if Walmart is not in occupancy for 12 consecutive months. The 4th Largest Tenant, Burkes, has the right to terminate its lease if gross sales during the 4th lease year do not exceed $1.25 million or if Walmart is not in occupancy for 12 consecutive months.

With respect to Loan No. 30, Big Curve Shopping Center, the Largest Tenant, Veterans Administration Clinic, has the right to terminate its lease any time after the first five years of the lease with 90 days’ notice. Additionally, the 3rd Largest Tenant, Rent-A-Center, has a co-tenancy clause allowing the tenant to terminate its lease if either Albertsons or Michaels ceases operations - unless a substitute tenant fills such vacated space. Albertsons and Michaels are not part of the collateral for the loan. Furthermore, the 5th Largest Tenant, Bank of America, has a termination option if the tenant gives the landlord 120 days’ notice.

With respect to Loan No. 33, Falcon Gateway, the 2nd Largest Tenant, Dollar Tree, will pay landlord 5% of gross sales not to exceed one-half of all rents due under the lease during the period of such vacancy if Walmart, or its successors, assigns or replacement tenants, vacates the premises. If the Walmart space remains unoccupied for a period of six months, or is not leased and open for business to a tenant with a similar use as the vacated co-tenant, or another use reasonably approved by tenant, tenant will have the right to terminate the lease. The 5th Largest Tenant, Payless Shoe Source, retains the right to terminate its lease if Walmart, or a comparable replacement, ceases to operate its business in the shopping center for 365 consecutive days, and tenant’s gross sales are at least 15% below the gross sales for the previous 365 days. This termination option is also triggered by the closing or decrease of 30% or more of Walmart’s floor area, or a material change in Walmart’s type of retail business.

With respect to Loan No. 36, Southwest Plaza, the 4th Largest Tenant, Burke’s, may terminate its lease with 90 days’ written notice if gross sales do not exceed $750,000 for any 12 month period.

With respect to Loan No. 42, Freeway Crossing, the 3rd Largest Tenant, Hibbett Sports, may terminate its lease if gross sales do not exceed $675,000 in the third year of the lease. Additionally, the 4th Largest Tenant, Rent-A-Center, may terminate its lease if the shopping center loses a tenant that occupies 20,000 square feet or more and is not replaced with a similar tenant within 12 months, or if occupancy of the center falls below 50% for 12 months or more.

With respect to Loan No. 45, One Park Centre, the Largest Tenant, Intervention, has the right to terminate its lease upon 90 days’ written notice, in the event that its contract with Adams County is terminated and written proof is provided. If this termination option is exercised, the tenant is responsible for the repayment of all construction costs and leasing commissions prorated to each remaining lease year (as determined in the tenant’s lease). The 2nd Largest Tenant, Trace Gains, Inc., may accelerate its lease expiration date by giving at least 210 days’ notice, provided there is no contiguous space available for lease within the property at time of notice. In no event may the accelerated expiration date be earlier than May 31, 2016.

With respect to Loan No. 57, International Design Center, the 3rd Largest Tenant, WolfNet Technologies, retains the option to terminate its lease if it purchases a building and occupies space within that building, provided that it is not in default of its lease. The tenant may exercise this option by providing the landlord 120 days’ notice and paying a termination fee of $16,000. Additionally, the 4th Largest Tenant, Soigne Hospitality, LLC, retains a one-time right to terminate its lease as of November 31, 2019 by giving the landlord written notice no later than May 31, 2019 and paying a termination fee of $80,000.

With respect to Loan No. 59, CVS Portfolio, both single tenants at the CVS Pharmacy-Johnson City and the CVS Pharmacy-Cortland mortgaged properties have the right to terminate their respective leases in the event that the landlord violates the respective tenant's exclusive use provision.

With respect to Loan No. 78, Pine Tree Square, the Largest Tenant, CATO, has a co-tenancy clause relating to Walmart that allows the tenant to terminate its lease if Walmart goes dark or if less than 6,000 square feet of space at the subject property is occupied by national retail tenants. Additionally, the 2nd Largest Tenant, Payless Shoe Source, has a co-tenancy clause relating to Walmart that allows the tenant to terminate its lease if Walmart goes dark or if occupancy at the subject property falls below 25% for more than 120 consecutive days. Furthermore, the 5th Largest Tenant, Sally Beauty Supply, has a co-tenancy clause relating to Walmart that allows the tenant to terminate its lease if Walmart goes dark. Walmart is not part of the collateral for this loan.

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(22)	In certain cases, the Principal / Carveout Guarantor name was shortened for spacing purposes.

With respect to Loan No. 7, First National Building, the Largest Tenant, Title Source, Inc., is an affiliate of the borrower and sponsor.

With respect to Loan No. 26, Town & Country Shopping Center, the 4th Largest Tenant is JCS, Inc., which is owned by one of the sponsors and guarantors of the loan. The tenant leases 20,000 square feet or approximately 7.7% of the net rentable area. The tenant pays $77,500 in rent, which represents approximately 3.6% of the underwritten rents.

(23)	The classification of the lockbox types is described in the Free Writing Prospectus. See “Description of the Mortgage Pool – Lockbox Accounts” for further details.

(24)	Refers to (a) debt secured by the mortgaged property and (b) mezzanine debt. See “Description of the Mortgage Pool—Additional Debt—Existing Mezzanine Debt,” “—Future Mezzanine Debt” and “Certain Legal Aspects of the Mortgage Loans” in the Free Writing Prospectus for information related to mortgage loans with subordinate, mezzanine or other additional debt that permit subordinate, mezzanine or other additional debt in the future.

With respect to Loan No. 1, Hilton Suites Chicago Magnificent Mile, and Loan No. 12, Hilton Atlanta Perimeter, each borrower entered into an agreement with the franchisor, Hilton Inns, Inc., to receive $3.0 million and $1.0 million, respectively, for renovations of the applicable property. There is no obligation to repay such amounts unless the franchise agreement is terminated prior to its stated expiration date or the borrower fails to complete renovation work on the property in accordance with the franchise agreement. Each respective borrower’s obligations to repay these amounts, if any, are unsecured. The loan documents include a nonrecourse carve-out against the applicable borrower and guarantor for any losses associated with this financing.

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ANNEX A-2

CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

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											ANNEX A-2

Trust Cut-off Date Balances

						Weighted Averages

				Aggregate	% of		Stated			Cut-off
			Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Trust			Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
Cut-off Date Balances			Loans	Balance	Balance	Rate	(Mos.)(1)	DSCR(2)(3)	DY(2)	Ratio(2)(4)	Maturity/ARD(1)(2)(4)

$665,000	-	$9,999,999	56	$249,144,729	21.7%	4.64709%	116	1.49x	10.0%	67.8%	56.2%
$10,000,000	-	$19,999,999	18	259,426,190	22.6	4.66276%	112	1.52x	10.4%	68.1%	57.5%
$20,000,000	-	$24,999,999	1	20,200,000	1.8	4.65000%	59	1.23x	8.0%	70.9%	66.9%
$25,000,000	-	$49,999,999	10	349,200,586	30.4	4.66274%	111	1.68x	12.0%	63.2%	51.8%
$50,000,000	-	$77,260,000	4	270,191,143	23.5	4.79204%	102	1.36x	9.0%	71.1%	62.5%

Total / Wtd. Avg:			89	$1,148,162,649	100.0%	4.68955%	109	1.52x	10.4%	67.3%	56.8%

Mortgage Rates

						Weighted Averages

				Aggregate	% of		Stated			Cut-off
			Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
			Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
Mortgage Rates			Loans	Balance	Balance	Rate	(Mos.)(1)	DSCR(2)(3)	DY(2)	Ratio(2)(4)	Maturity/ARD(1)(2)(4)

4.19530%	-	4.20000%	1	$36,100,000	3.1%	4.19530%	117	1.78x	11.1%	69.8%	57.5%
4.20001%	-	4.40000%	5	74,547,512	6.5	4.30264%	118	1.77x	11.5%	62.9%	50.6%
4.40001%	-	4.60000%	18	149,121,160	13.0	4.50038%	105	1.49x	9.8%	69.2%	60.2%
4.60001%	-	4.80000%	49	483,832,922	42.1	4.69751%	106	1.47x	9.9%	70.0%	60.7%
4.80001%	-	5.19700%	16	404,561,054	35.2	4.86516%	113	1.52x	10.9%	64.0%	52.0%

Total / Wtd. Avg:			89	$1,148,162,649	100.0%	4.68955%	109	1.52x	10.4%	67.3%	56.8%

Original Term to Maturity/ARD in Months(1)

						Weighted Averages

				Aggregate	% of		Stated			Cut-off
			Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Original Term to			Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
Maturity/ARD in Months			Loans	Balance	Balance	Rate	(Mos.)(1)	DSCR(2)(3)	DY(2)	Ratio(2)(4)	Maturity/ARD(1)(2)(4)

60			10	$263,433,698	22.9%	4.79476%	59	1.57x	10.4%	68.6%	63.8%
84			1	30,240,000	2.6	4.41200%	83	1.30x	8.0%	72.0%	68.4%
120			77	804,822,541	70.1	4.65471%	119	1.49x	10.0%	68.7%	57.6%
240			1	49,666,409	4.3	4.86500%	239	1.86x	18.9%	34.6%	0.0%

Total / Wtd. Avg:			89	$1,148,162,649	100.0%	4.68955%	109	1.52x	10.4%	67.3%	56.8%

Remaining Term to Maturity/ARD in Months(1)

						Weighted Averages

				Aggregate	% of		Stated			Cut-off
			Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Remaining Term to			Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
Maturity/ARD in Months			Loans	Balance	Balance	Rate	(Mos.)(1)	DSCR(2)(3)	DY(2)	Ratio(2)(4)	Maturity/ARD(1)(2)(4)

54	-	60	10	$263,433,698	22.9%	4.79476%	59	1.57x	10.4%	68.6%	63.8%
61	-	120	78	835,062,541	72.7	4.64592%	118	1.48x	9.9%	68.9%	58.0%
121	-	240	1	49,666,409	4.3	4.86500%	239	1.86x	18.9%	34.6%	0.0%

Total / Wtd. Avg:			89	$1,148,162,649	100.0%	4.68955%	109	1.52x	10.4%	67.3%	56.8%

Original Amortization Term in Months

						Weighted Averages

				Aggregate	% of		Stated			Cut-off
			Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Original Amortization			Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
Term in Months			Loans	Balance	Balance	Rate	(Mos.)(1)	DSCR(2)(3)	DY(2)	Ratio(2)(4)	Maturity/ARD(1)(2)(4)

	Interest Only		1	$3,400,000	0.3%	4.56900%	118	1.93x	9.9%	55.5%	55.5%
	240		2	55,606,291	4.8	4.83424%	226	1.80x	18.0%	38.3%	4.6%
	300		9	61,546,997	5.4	4.68336%	115	1.59x	11.9%	63.1%	48.3%
	360		77	1,027,609,361	89.5	4.68249%	103	1.50x	9.9%	69.2%	60.2%

Total / Wtd. Avg:			89	$1,148,162,649	100.0%	4.68955%	109	1.52x	10.4%	67.3%	56.8%

Remaining Amortization Term in Months

						Weighted Averages

				Aggregate	% of		Stated			Cut-off
			Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Remaining Amortization			Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
Term in Months			Loans	Balance	Balance	Rate	(Mos.)(1)	DSCR(2)(3)	DY(2)	Ratio(2)(4)	Maturity/ARD(1)(2)(4)

Interest Only			1	$3,400,000	0.3%	4.56900%	118	1.93x	9.9%	55.5%	55.5%
1	-	240	2	55,606,291	4.8	4.83424%	226	1.80x	18.0%	38.3%	4.6%
241	-	299	7	44,571,997	3.9	4.75693%	114	1.66x	12.4%	59.4%	44.7%
300	-	360	79	1,044,584,361	91.0	4.67937%	103	1.50x	9.9%	69.2%	60.1%

Total / Wtd. Avg:			89	$1,148,162,649	100.0%	4.68955%	109	1.52x	10.4%	67.3%	56.8%

Amortization Types

						Weighted Averages

				Aggregate	% of		Stated			Cut-off
			Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
			Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
Amortization Types			Loans	Balance	Balance	Rate	(Mos.)(1)	DSCR(2)(3)	DY(2)	Ratio(2)(4)	Maturity/ARD(1)(2)(4)

Balloon			59	$566,923,350	49.4%	4.69409%	102	1.53x	10.2%	68.1%	57.0%
IO-Balloon			27	499,367,500	43.5	4.64351%	108	1.45x	9.7%	69.9%	62.0%
Fully Amortizing			1	49,666,409	4.3	4.86500%	239	1.86x	18.9%	34.6%	0.0%
ARD-Balloon			1	28,805,390	2.5	5.11000%	54	1.73x	12.9%	66.4%	61.8%
Interest Only			1	3,400,000	0.3	4.56900%	118	1.93x	9.9%	55.5%	55.5%

Total / Wtd. Avg:			89	$1,148,162,649	100.0%	4.68955%	109	1.52x	10.4%	67.3%	56.8%

Partial Interest Only Periods

						Weighted Averages

				Aggregate	% of		Stated			Cut-off
			Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Partial Interest			Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
Only Periods			Loans	Balance	Balance	Rate	(Mos.)(1)	DSCR(2)(3)	DY(2)	Ratio(2)(4)	Maturity/ARD(1)(2)(4)

12	-	24	10	$192,875,000	16.8%	4.62237%	95	1.56x	10.4%	68.1%	60.3%
25	-	36	10	229,272,500	20.0	4.70988%	119	1.38x	9.4%	71.2%	62.5%
37	-	60	7	77,220,000	6.7	4.49927%	105	1.38x	8.9%	70.2%	65.1%

Total / Wtd. Avg:			27	$499,367,500	43.5%	4.64351%	108	1.45x	9.7%	69.9%	62.0%

A-2-1

ANNEX A-2

Underwritten Net Cash Flow Debt Service Coverage Ratios(2)

						Weighted Averages

Underwritten				Aggregate	% of		Stated			Cut-off
Net Cash Flow			Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Debt Service			Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
Coverage Ratios			Loans	Balance	Balance	Rate	(Mos.)(1)	DSCR(2)(3)	DY(2)	Ratio(2)(4)	Maturity/ARD(1)(2)(4)

1.23x	-	1.35x	37	$403,364,222	35.1%	4.70090%	109	1.29x	8.6%	71.4%	61.7%
1.36x	-	1.45x	14	137,229,496	12.0	4.70979%	116	1.41x	9.5%	71.1%	60.9%
1.46x	-	1.55x	11	160,281,276	14.0	4.72974%	90	1.52x	10.3%	68.3%	59.1%
1.56x	-	1.65x	11	190,696,595	16.6	4.62602%	110	1.62x	10.7%	67.9%	57.6%
1.66x	-	1.80x	8	154,583,481	13.5	4.66783%	81	1.74x	11.5%	66.6%	59.5%
1.81x	-	2.00x	2	53,066,409	4.6	4.84604%	231	1.86x	18.3%	35.9%	3.6%
2.01x	-	2.40x	6	48,941,170	4.3	4.55413%	115	2.26x	14.5%	54.5%	44.0%

Total / Wtd. Avg:			89	$1,148,162,649	100.0%	4.68955%	109	1.52x	10.4%	67.3%	56.8%

Cut-off Date LTV Ratios(2)(4)

						Weighted Averages

				Aggregate	% of		Stated			Cut-off
			Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Cut-off Date			Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
LTV Ratios			Loans	Balance	Balance	Rate	(Mos.)(1)	DSCR(2)(3)	DY(2)	Ratio(2)(4)	Maturity/ARD(1)(2)(4)

34.6%	-	59.9%	20	$160,760,817	14.0%	4.72508%	155	1.74x	13.7%	48.5%	31.2%
60.0%	-	64.9%	11	60,240,582	5.2	4.63943%	119	1.83x	11.8%	62.9%	50.6%
65.0%	-	69.9%	19	369,094,758	32.1	4.74367%	91	1.54x	10.2%	67.6%	59.6%
70.0%	-	75.0%	39	558,066,491	48.6	4.64893%	107	1.41x	9.4%	73.0%	63.0%
Total / Wtd. Avg:			89	$1,148,162,649	100.0%	4.68955%	109	1.52x	10.4%	67.3%	56.8%

LTV Ratio at Maturity/ARD(1)(2)(4)

						Weighted Averages

				Aggregate	% of		Stated			Cut-off
			Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Maturity Date/ARD			Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
LTV Ratios			Loans	Balance	Balance	Rate	(Mos.)(1)	DSCR(2)(3)	DY(2)	Ratio(2)(4)	Maturity/ARD(1)(2)(4)

0.0%	-	44.9%	9	$105,110,590	9.2%	4.69581%	175	1.80x	15.5%	44.4%	21.1%
45.0%	-	49.9%	16	49,950,691	4.4	4.65483%	115	1.62x	10.7%	59.3%	47.6%
50.0%	-	54.9%	10	94,885,405	8.3	4.77203%	119	1.67x	11.0%	62.8%	51.9%
55.0%	-	59.9%	18	255,409,881	22.2	4.57531%	119	1.48x	9.7%	69.1%	57.8%
60.0%	-	64.9%	26	435,817,582	38.0	4.77882%	90	1.52x	10.2%	70.8%	62.3%
65.0%	-	68.7%	10	206,988,500	18.0	4.60994%	99	1.32x	8.8%	73.4%	66.6%

Total / Wtd. Avg:			89	$1,148,162,649	100.0%	4.68955%	109	1.52x	10.4%	67.3%	56.8%

Type of Mortgaged Properties

						Weighted Averages

				Aggregate	% of				Cut-off
			Number of	Cut-off	Initial			UW	Date	LTV Ratio
			Mortgaged	Date	Pool		UW NCF	NOI	LTV	at
Property Type			Properties	Balance	Balance	Occupancy	DSCR(2)(3)	DY(2)	Ratio(2)(4)	Maturity/ARD(1)(2)(4)
Office
CBD			4	$170,076,139	14.8%	90.6%	1.54x	10.4%	70.7%	62.1%
Suburban			8	$154,271,533	13.4	88.6%	1.48x	10.3%	71.7%	61.7%
Medical			1	4,094,542	0.4	100.0%	2.06x	13.2%	54.2%	43.8%
Subtotal:			13	$328,442,214	28.6%	89.8%	1.52x	10.4%	71.0%	61.7%

Retail
Anchored			8	$99,942,768	8.7%	93.4%	1.51x	10.3%	71.5%	59.1%
Shadow Anchored			7	61,978,721	5.4	91.5%	1.49x	9.6%	69.7%	58.1%
Freestanding			75	45,695,622	4.0	100.0%	1.65x	12.1%	56.7%	43.1%
Outlet Center			1	38,450,000	3.3	97.2%	1.60x	10.7%	59.3%	50.7%
Single Tenant			1	1,618,246	0.1	100.0%	2.19x	13.8%	45.0%	36.2%
Unanchored			2	1,496,877	0.1	100.0%	2.19x	13.8%	45.0%	36.2%
Subtotal:			94	$249,182,234	21.7%	94.8%	1.55x	10.6%	66.1%	54.4%

Multifamily
Garden			34	$187,330,304	16.3%	95.3%	1.33x	8.7%	69.7%	61.6%
Student			2	15,164,319	1.3	94.5%	1.36x	8.8%	73.6%	61.4%
Subtotal:			36	$202,494,623	17.6%	95.2%	1.34x	8.7%	70.0%	61.6%

Hotel
Full Service			3	$112,911,698	9.8%	81.3%	1.57x	9.9%	68.9%	62.8%
Limited Service			7	40,552,551	3.5	75.0%	1.76x	11.6%	65.9%	56.9%
Extended Stay			1	17,600,000	1.5	87.9%	2.39x	14.8%	62.9%	51.2%
Subtotal:			11	$171,064,250	14.9%	80.5%	1.70x	10.8%	67.5%	60.2%

Mixed Use
Retail/Parking/Office			1	$62,000,000	5.4%	95.0%	1.27x	8.4%	67.0%	59.1%
Office/Industrial			1	$7,050,000	0.6	100.0%	1.38x	9.8%	64.7%	56.7%
Office/Retail			1	$4,600,000	0.4	100.0%	1.53x	10.5%	73.0%	64.3%
Parking/Retail			1	$3,636,715	0.3	96.5%	1.62x	10.8%	43.3%	31.6%
Subtotal:			4	$77,286,715	6.7%	95.8%	1.31x	8.8%	66.0%	57.9%

Self Storage			110	$77,158,248	6.7%	91.5%	1.71x	15.4%	47.8%	21.6%

Industrial
Warehouse			2	$24,405,778	2.1%	94.8%	1.45x	10.0%	71.7%	61.5%
Flex			1	$5,900,000	0.5	81.0%	1.42x	10.0%	66.3%	59.6%
Subtotal:			3	$30,305,778	2.6%	92.1%	1.45x	10.0%	70.7%	61.1%

Manufactured Housing			2	12,228,587	1.1%	82.1%	1.50x	9.6%	68.8%	56.1%

Total / Wtd. Avg:			273	1,148,162,649	100.0%	91.0%	1.52x	10.4%	67.3%	56.8%

A-2-2

ANNEX A-2

Mortgaged Properties by Location

				Weighted Averages

		Aggregate	% of				Cut-off
	Number of	Cut-off	Initial			UW	Date	LTV Ratio
	Mortgaged	Date	Pool		UW NCF	NOI	LTV	at
Location	Properties	Balance	Balance	Occupancy	DSCR(2)(3)	DY(2)	Ratio(2)(4)	Maturity/ARD(1)(2)(4)
Illinois	20	$246,726,231	21.5%	89.9%	1.38x	9.3%	70.0%	62.1%
Pennsylvania	21	142,716,068	12.4	95.0%	1.52x	10.2%	67.5%	57.5%
Michigan	9	102,179,390	8.9	90.2%	1.70x	11.5%	67.4%	57.8%
Texas	22	101,845,531	8.9	88.1%	1.54x	10.4%	67.0%	57.3%
California	40	97,965,242	8.5	94.1%	1.52x	10.6%	62.6%	52.0%
Florida	12	84,529,671	7.4	96.8%	1.34x	9.2%	69.4%	60.9%
New Jersey	5	57,138,117	5.0	82.3%	1.31x	8.9%	73.9%	60.2%
Georgia	13	45,085,409	3.9	80.5%	1.64x	11.0%	67.2%	60.4%
Louisiana	4	39,326,128	3.4	92.8%	1.78x	11.4%	67.5%	54.7%
Ohio	15	33,681,684	2.9	92.4%	1.51x	10.7%	70.0%	56.2%
New York	11	31,679,638	2.8	90.0%	2.06x	14.5%	58.3%	41.4%
Arizona	9	26,116,061	2.3	88.0%	1.51x	10.3%	64.4%	51.0%
Virginia	6	22,695,342	2.0	75.4%	1.58x	11.2%	65.7%	49.8%
North Carolina	6	21,726,662	1.9	94.6%	1.52x	10.7%	70.8%	59.7%
Indiana	8	20,832,894	1.8	96.3%	1.49x	10.0%	70.2%	56.2%
Alabama	6	15,310,189	1.3	96.0%	1.44x	10.2%	69.3%	54.2%
Maryland	4	12,880,386	1.1	89.4%	1.45x	9.9%	68.8%	59.6%
Colorado	10	12,119,475	1.1	97.9%	1.62x	12.2%	61.1%	48.8%
Massachusetts	3	7,769,210	0.7	99.2%	1.42x	10.6%	61.9%	51.5%
Minnesota	5	6,519,031	0.6	100.0%	1.51x	11.0%	68.6%	58.1%
Nevada	3	3,618,577	0.3	100.0%	2.19x	13.8%	45.0%	36.2%
Missouri	5	1,627,577	0.1	97.5%	1.67x	15.8%	45.7%	20.5%
Wisconsin	3	1,526,542	0.1	99.0%	2.03x	16.2%	40.0%	18.9%
Oklahoma	1	1,379,947	0.1	93.6%	1.86x	18.9%	34.6%	0.0%
Connecticut	4	1,321,475	0.1	92.5%	1.86x	18.9%	34.6%	0.0%
Tennessee	4	1,223,242	0.1	91.5%	1.86x	18.9%	34.6%	0.0%
Arkansas	3	1,070,044	0.1	88.6%	1.86x	18.9%	34.6%	0.0%
Oregon	2	953,099	0.1	98.7%	1.86x	18.9%	34.6%	0.0%
Mississippi	2	861,381	0.1	94.9%	2.12x	14.9%	42.7%	28.3%
South Dakota	1	809,123	0.1	100.0%	2.19x	13.8%	45.0%	36.2%
Washington	3	808,114	0.1	95.0%	1.65x	15.3%	47.3%	23.5%
South Carolina	2	672,432	0.1	97.1%	1.86x	18.9%	34.6%	0.0%
Kentucky	2	643,196	0.1	95.8%	1.86x	18.9%	34.6%	0.0%
Kansas	1	539,415	0.0	100.0%	2.19x	13.8%	45.0%	36.2%
New Hampshire	2	502,862	0.0	98.1%	1.86x	18.9%	34.6%	0.0%
Ontario	1	430,094	0.0	100.0%	1.47x	12.3%	57.9%	43.2%
Iowa	1	409,306	0.0	96.9%	1.86x	18.9%	34.6%	0.0%
Idaho	1	292,362	0.0	90.4%	1.86x	18.9%	34.6%	0.0%
Maine	1	268,973	0.0	97.6%	1.86x	18.9%	34.6%	0.0%
Rhode Island	1	204,653	0.0	88.0%	1.86x	18.9%	34.6%	0.0%
Utah	1	157,875	0.0	60.8%	1.86x	18.9%	34.6%	0.0%

Total / Wtd. Avg:	273	$1,148,162,649	100.0%	91.0%	1.52x	10.4%	67.3%	56.8%

Prepayment Protection

				Weighted Averages

		Aggregate	% of		Stated			Cut-off
	Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Prepayment	Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
Protection	Loans	Balance	Balance	Rate	(Mos.)(1)	DSCR(2)(3)	DY(2)	Ratio(2)(4)	Maturity/ARD(1)(2)(4)

Defeasance	70	$744,301,508	64.8%	4.70901%	118	1.52x	10.6%	66.0%	54.2%
Yield Maintenance	19	403,861,141	35.2	4.65369%	94	1.51x	10.1%	69.8%	61.7%
Total / Wtd. Avg:	89	$1,148,162,649	100.0%	4.68955%	109	1.52x	10.4%	67.3%	56.8%

Loan Purpose

				Weighted Averages

		Aggregate	% of		Stated			Cut-off
	Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Loan	Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
Purpose	Loans	Balance	Balance	Rate	(Mos.)(1)	DSCR(2)(3)	DY(2)	Ratio(2)(4)	Maturity/ARD(1)(2)(4)

Refinance	69	$800,290,771	69.7%	4.70038%	106	1.45x	9.7%	69.5%	59.3%
Acquisition	16	240,025,490	20.9	4.62563%	100	1.57x	10.6%	68.7%	60.6%
Recapitalization	4	107,846,387	9.4	4.75147%	152	1.88x	15.4%	48.3%	30.1%
Total / Wtd. Avg:	89	$1,148,162,649	100.0%	4.68955%	109	1.52x	10.4%	67.3%	56.8%

(1) In the case of Loan No 13 which has an anticipated repayment date, Original Term to Maturity/ARD, Remaining Term to Maturity/ARD, Stated Remaining Term (Mos.) and LTV Ratio at Maturity/ARD are as of the anticipated repayment date.
(2) In the case of Loan Nos. 2, 5, 7, 9, 13, 14, 16 and 17, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV Ratio and LTV Ratio at Maturity/ARD calculations include the related Pari Passu Companion Loans. In the case of Loan No. 5, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV Ratio and LTV Ratio at Maturity/ARD calculations exclude the related Subordinate Companion Loan.
(3) In the case of Loan No. 5, the UW NCF DSCR is calculated using the average of principal and interest payments over the first 12 months following the cutoff date based on the principal payment schedule provided in Annex F of the Free Writing Prospectus.
(4) In the case of Loan Nos. 1, 2, 9, 12, 14 and 22, the Cut-off Date LTV Ratio and the LTV Ratio at Maturity/ARD are calculated based upon an appraised value based on certain hypothetical assumptions. In the case of Loan No. 5, the loan-to-value ratio was calculated based on the portfolio value rather than the individual appraised values, which includes a premium for the value of selling the portfolio in its entirety.

A-2-3

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A-3

DESCRIPTION OF TOP TEN MORTGAGE LOANS AND ADDITIONAL MORTGAGE LOAN INFORMATION

A-3-1

ANNEX A-3	JPMBB 2015-C32

Hilton Suites Chicago Magnificent Mile

A-3-2

ANNEX A-3	JPMBB 2015-C32

Hilton Suites Chicago Magnificent Mile

A-3-3

ANNEX A-3	JPMBB 2015-C32

Hilton Suites Chicago Magnificent Mile

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$77,260,000	Title:	Fee
Cut-off Date Principal Balance:	$77,260,000	Property Type - Subtype:	Hotel - Full Service
% of Pool by IPB:	6.7%	Net Rentable Area (Rooms):	345
Loan Purpose:	Refinance	Location:	Chicago, IL
Borrower:	PIL II, L.P.	Year Built / Renovated:	1989 / 2014
Sponsor:	CMS/Procaccianti	Occupancy / ADR / RevPAR:	84.0% / $198.28 / $166.63
	Hospitality Holdings III, L.P.	Occupancy / ADR / RevPAR Date:	7/31/2015
Interest Rate:	4.80600%	Number of Tenants:	N/A
Note Date:	9/11/2015	2012 NOI:	$6,768,969
Maturity Date:	10/1/2020	2013 NOI:	$6,949,628
Interest-only Period:	None	2014 NOI(1):	$7,025,736
Original Term:	60 months	TTM NOI (as of 7/2015)(1):	$7,520,355
Original Amortization:	360 months	UW Occupancy / ADR / RevPAR:	84.0% / $198.28 / $166.63
Amortization Type:	Balloon	UW Revenues:	$25,257,459
Call Protection:	L(25),Grtr1%orYM(31),O(4)	UW Expenses:	$17,746,588
Lockbox:	CMA	UW NOI:	$7,510,871
Additional Debt:	Yes	UW NCF:	$7,510,871
Additional Debt Balance(2):	$3,000,000	Appraised Value / Per Room(3):	$112,400,000 / $325,797
Additional Debt Type:	Unsecured	Appraisal Date:	7/7/2015

Escrows and Reserves(4)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$223,942
Taxes:	$370,863	$123,621	N/A	Maturity Date Loan / Room:	$205,948
Insurance:	$8,563	Springing	N/A	Cut-off Date LTV(3):	68.7%
FF&E Reserves(5):	$63,144	3% of Gross Revenues	N/A	Maturity Date LTV(3):	63.2%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.54x
Other:	$11,377,951	Springing	N/A	UW NOI Debt Yield:	9.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$77,260,000	100.0%	Payoff Existing Debt	$50,089,028	64.8%
			Return of Equity	14,801,776	19.2
			Upfront Reserves	11,820,521	15.3
			Closing Costs	548,675	0.7
Total Sources	$77,260,000	100.0%	Total Uses	$77,260,000	100.0%

(1)	The increase in TTM NOI from 2014 NOI is primarily due to an increase in ADR.
(2)	The Additional Debt Balance refers to the original balance of the unsecured debt. See “Additional Debt” below for additional details.
(3)	The Appraised Value / Per Room, Cut-off Date LTV and Maturity Date LTV are calculated based on the “as if complete” value, which assumes that the proposed renovations to the property have been completed. At closing, the borrower reserved $10,158,748 for the renovations. The “as-is” value as of July 7, 2015 is $102.1 million, which results in a Cut-off Date LTV and Maturity Date LTV of 75.7% and 69.6%, respectively.
(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(5)	Monthly FF&E Reserves are in the amount of 3.0% of gross revenues for the first two years after closing and 4.0% of gross revenues thereafter.

The Loan. The Hilton Suites Chicago Magnificent Mile loan has an outstanding principal balance of $77.26 million and is secured by a first mortgage lien on the fee interest in a 345-room full service hotel located in Chicago, Illinois. The loan has a five-year term and will amortize on a 30-year schedule. The previously existing debt was securitized in 2006 as part of the WBCMT 2006-C23 transaction.

The Borrower. The borrowing entity for the loan is PIL II, L.P., a Delaware limited partnership and special purpose entity.

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ANNEX A-3	JPMBB 2015-C32

Hilton Suites Chicago Magnificent Mile

The Sponsor. The loan sponsor and nonrecourse carve-out guarantor is CMS/Procaccianti Hospitality Holdings III, L.P. The Procaccianti Group serves as general partner for the loan sponsor. Founded in 1964, The Procaccianti Group is a second generation privately-held real estate investment and management company. Since 1964, The Procaccianti Group has owned or managed real estate assets totaling more than 50 million square feet with a value exceeding $5 billion. As of September 2015, The Procaccianti Group’s portfolio included 63 hotel properties located in 25 states totaling 17,554 rooms.

The Hilton Suites Chicago Magnificent Mile property was acquired in a larger transaction by a partnership between The Procaccianti Group (2.0%) and CMS/Och-Ziff (98.0%) in June 2005. Och-Ziff held a preferred equity interest in the property, which was paid off with this financing. Since acquisition, the loan sponsor has invested over $15.7 million ($45,491 per room) in capital improvements, of which approximately $6.0 million was completed at the property between 2011 and May 2015. According to the loan sponsor, capital improvements in 2011 alone totaled $3.6 million, which included renovations to the guest rooms, general area, lobby, ballroom and conference room renovations. At origination, approximately $10.2 million ($29,446 per room) was reserved to complete renovations related to a property improvement plan (“PIP”). The PIP renovations are expected to include a full renovation of guest rooms and suites, exterior façade project, full lobby upgrade, full renovation of public restrooms, renovation of a private dining room, fitness center and pool facilities, modernized elevator system and roof replacement. According to the loan sponsor, renovations are projected to result in minimal revenue displacement as the work is expected to be completed during the lower occupancy months of December through April.

The Property. Hilton Suites Chicago Magnificent Mile is a 30-story, 345-room, all-suite full service hotel located in Chicago, Illinois. Originally developed in 1989, the hotel is located on the Magnificent Mile, a shopping district on North Michigan Avenue which offers hundreds of designer retail shops and products from around the world.

The Hilton Suites Chicago Magnificent Mile property features three food and beverage options: The Local Chicago, Mirai Sushi and Blenz Coffee Shop, with seating capacities of 70, 26 and 15 seats, respectively. The hotel also provides 104 parking spaces and 10,502 square feet of meeting space across one 2,910 square foot ballroom and nine smaller meeting rooms. Additional amenities at the property include a business center, rooftop fitness center, heated indoor pool, gift shop, valet parking, laundry, in-room dining and complimentary wireless high-speed internet in the lobby.

The property has 345 rooms, including 231 king rooms, 110 double-double rooms, three king executive suites and one presidential suite. All suites feature high-speed internet access, two-line telephones, in-room complimentary coffee/tea, microwave, mini-refrigerator, sleeper sofa and a 47-inch high definition television. The executive level suites provide access to an executive lounge where guests receive complimentary breakfast in the morning and private bar service in the evening.

The hotel is located on Chicago’s Magnificent Mile, which is notable for its shopping, dining, arts and entertainment. The hotel is within walking distance of many of the city’s largest corporate offices and tourism and cultural attractions, and is less than two blocks to the Lake Michigan lakefront and Oak Street Beach. Chicago’s lakefront is a popular destination offering tourists abundant leisure activities. The Magnificent Mile has over 44 million square feet of office space, and companies within a two-mile radius of the Hilton Suites Chicago Magnificent Mile property include Accenture, Aon Corporation, AT&T, Best Buy, Boeing, Blue Cross & Blue Shield, Mesirow Financial, United Continental Holdings Inc. and Winston & Strawn, LLP. The property is in close proximity to the Northwestern Memorial Hospital, a two million square foot academic medical center, and many of Chicago’s most popular tourist destinations which include the John Hancock Building, Water Tower Place, Navy Pier, Millennium Park, The Art Institute of Chicago and the Shedd Aquarium. The property is located 18 miles from O’Hare International Airport and 13 miles from Midway International Airport, both of which are connected to downtown Chicago via the Chicago Transit Authority’s “L” train rapid transit system. As of May 2015, the “L” had an average weekday passenger boarding of 779,134. Access to the “L” transit system is located a half mile from the hotel. According to the appraisal, as of 2014, the population within a three-mile and five-mile radius contained 307,357 and 710,179 people, respectively, with an average household income of $104,260 and $87,721, respectively.

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ANNEX A-3	JPMBB 2015-C32

Hilton Suites Chicago Magnificent Mile

The appraisal identified one hotel under construction and one proposed hotel as competitive with the Hilton Suites Chicago Magnificent Mile. The 452-room Curio by Hilton is expected to open in 2016 and the 196-room Marriott Autograph Collection Streeterville hotel is projected to open in 2017. According to the appraisal, both hotels are projected to operate at a higher price point, and are therefore considered secondary competitors.

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			Hilton Suites Chicago Magnificent Mile(2)			Penetration Factor(3)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2012	78.2%	$175.01	$136.86	83.2%	$171.59	$142.75	106.4%	98.0%	104.3%
2013	78.0%	$179.61	$140.05	83.6%	$180.37	$150.75	107.2%	100.4%	107.6%
2014	77.0%	$187.03	$144.02	82.0%	$188.86	$154.93	106.5%	101.0%	107.6%
TTM(4)	79.0%	$197.07	$155.66	84.0%	$198.28	$166.63	106.3%	100.6%	107.1%
(1)	Data provided by Smith Travel Research. The competitive set contains the following properties: Millennium Knickerbocker, Westin Michigan Avenue Chicago, Warwick Allerton Hotel Chicago, Omni Chicago Hotel, Embassy Suites Chicago Downtown and Hyatt Chicago Magnificent Mile.
(2)	Based on operating statements provided by the borrower.
(3)	Penetration Factor is calculated based on data provided by Smith Travel Research for the competitive set and borrower-provided operating statements for the mortgaged property.
(4)	TTM represents the trailing 12-month period ending on July 31, 2015.

Competitive Hotels Profile(1)
				2014 Market Mix			2014 Operating Statistics
Property	Rooms	Year Opened	Meeting Space (SF)	Commercial	Leisure	Meeting and Group	Occupancy	ADR	RevPAR
Hilton Suites Chicago Magnificent Mile	345	1989	10,502	40%	35%	25%	82.0%	$188.86	$154.93
Hyatt Chicago Magnificent Mile	419	1991	17,900	35%	25%	40%	74.0%	$204.00	$150.96
Omni Chicago Suites	347	1990	8,000	40%	20%	40%	81.0%	$227.00	$183.87
DoubleTree by Hilton Chicago Magnificent Mile	500	1975	16,000	40%	40%	20%	78.0%	$159.00	$124.02
Embassy Suites Downtown	368	1991	6,000	40%	40%	20%	79.0%	$212.00	$167.48
Westin Michigan Avenue	752	1963	37,000	50%	40%	10%	74.0%	$196.00	$145.04
Total(2)	2,386

(1)	Based on the appraisal.
(2)	Excludes the Hilton Suites Chicago Magnificent Mile property.

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ANNEX A-3	JPMBB 2015-C32

Hilton Suites Chicago Magnificent Mile

Operating History and Underwritten Net Cash Flow
	2012	2013	2014	TTM(1)	Underwritten	Per Room(2)	% of Total Revenue(3)
Occupancy	83.2%	83.6%	82.0%	84.0%	84.0%
ADR	$171.59	$180.37	$188.86	$198.28	$198.28
RevPAR(4)	$142.75	$150.75	$154.93	$166.63	$166.63

Room Revenue	$17,976,527	$18,982,599	$19,509,281	$20,983,502	$20,983,502	$60,822	83.1%
Food and Beverage Revenue	2,387,735	2,517,203	2,645,729	2,346,169	2,346,169	6,800	9.3
Other Departmental Revenue	1,810,947	2,000,263	1,840,891	1,927,788	1,927,788	5,588	7.6
Total Revenue	$22,175,209	$23,500,065	$23,995,901	$25,257,459	$25,257,459	$73,210	100.0%

Room Expense	$4,082,225	$4,551,332	$4,475,334	$4,745,455	$4,745,455	$13,755	22.6%
Food and Beverage Expense	1,439,874	1,477,856	1,431,961	1,401,452	1,401,452	4,062	59.7
Other Departmental Expenses	1,041,813	1,093,150	1,037,596	1,087,963	1,087,963	3,154	56.4
Departmental Expenses	$6,563,912	$7,122,338	$6,944,891	$7,234,870	$7,234,870	$20,971	28.6%

Departmental Profit	$15,611,297	$16,377,727	$17,051,010	$18,022,589	$18,022,589	$52,239	71.4%

Operating Expenses	$5,832,251	$6,066,204	$6,729,230	$7,134,634	$7,128,798	$20,663	28.2%
Gross Operating Profit	$9,779,046	$10,311,523	$10,321,780	$10,887,955	$10,893,791	$31,576	43.1%

Management Fees	$665,249	$701,220	$723,601	$755,542	$757,724	$2,196	3.0%
Property Taxes	1,301,685	1,551,308	1,431,596	1,420,339	1,440,242	4,175	5.7
Property Insurance	156,135	169,364	181,011	181,421	174,656	506	0.7
FF&E	887,008	940,003	959,836	1,010,298	1,010,298	2,928	4.0
Total Other Expenses	$3,010,077	$3,361,895	$3,296,044	$3,367,600	$3,382,920	$9,806	13.4%

Net Operating Income(4)(5)	$6,768,969	$6,949,628	$7,025,736	$7,520,355	$7,510,871	$21,771	29.7%
Net Cash Flow(4)	$6,768,969	$6,949,628	$7,025,736	$7,520,355	$7,510,871	$21,771	29.7%
(1)	TTM column represents the trailing 12-month period ending on July 31, 2015.
(2)	Per Room values based on 345 guest rooms.
(3)	% of Total Revenue for Room Expense, Food and Beverage Expense and Other Departmental Expenses is based on their corresponding revenue line item.
(4)	Historical RevPAR for 2007, 2008, 2009, 2010 and 2011 was $154.59, $150.18, $119.26, $122.15 and $127.30, respectively, and Net Cash Flow was approximately $6.6 million, $7.0 million, $4.9 million, $5.8 million and $5.7 million, respectively.
(5)	The increase in TTM Net Operating Income from 2014 Net Operating Income is primarily due to an increase in ADR.

Property Management. The property is managed by TPG Hospitality, Inc., which is an affiliate of the borrower and The Procaccianti Group. The Procaccianti Group and its principals have over 25 years of experience managing hotels. TPG Hospitality, Inc. has managed over 100 hotels surpassing 20,000 guest rooms throughout major submarkets within 25 states. The senior management team at TPG Hospitality, Inc. has an average of 25 years of experience in all aspects of hotel operations. The current management agreement commenced on June 30, 2005, and was amended and extended on June 30, 2015 for a term of 10 years and six months and provides for a contractual management fee of 3.0% of gross revenues and other amounts collected from tenants plus an incentive management fee of 1.0% of gross revenues if the return on equity has equaled or exceeded 10.0%. The management fees are subordinate to the liens and interests of the loan.

Franchise Agreement. The property has a franchise agreement with HLT Existing Franchise Holding LLC. The current franchise agreement commenced on June 30, 2005 for a term of 20 years and provides for a 4.0% program fee based on room revenue on a monthly basis and a 5.0% royalty fee based on room revenue on a monthly basis.

Escrows and Reserves. At origination, the borrower deposited into escrow approximately $10.2 million for renovation reserves associated with the PIP, approximately $1.2 million for seasonality reserves, $370,863 for real estate taxes, $63,144 for FF&E reserves and $8,563 for insurance premiums.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $123,621.

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Hilton Suites Chicago Magnificent Mile

Insurance Escrows – The requirement for the borrower to make monthly deposits to the insurance escrow is waived as long as (i) no event of default has occurred and is continuing and the borrower provides satisfactory evidence that the property is insured as part of a blanket policy in accordance with the loan documents, or (ii) no event of default has occurred and is continuing and the borrower provides evidence to the lender that it is paying insurance premiums in accordance with the loan documents and deposits into escrow an amount equal to 115% of a regularly scheduled monthly installment due under the lender premium financing agreement.

FF&E Reserves – On a monthly basis, the borrower is required to deposit an amount equal to (i) 3.0% of gross revenues from the closing date to the second anniversary of the origination date and (ii) thereafter 4.0% of gross revenues, in each case for the two calendar months prior to such payment date for FF&E.

Seasonality Reserve – On the payment dates in May through October of each calendar year, commencing on the payment date in May 2016, the borrower is required to deposit an amount equal to 1/6 of the amount which, when added to net operating income, would cause the debt service coverage ratio as calculated in the loan documents for the immediately preceding disbursement period (the months of December through March) to equal 1.00x. The amount of the deposit for each year is determined by the lender in February of that year, commencing in 2016, based on the borrower’s revenues during the previous months.

Lockbox / Cash Management. The loan is structured with a CMA lockbox. The borrower was required to deliver tenant direction letters and written instructions to credit card companies to deposit all revenues into a restricted account controlled by the lender. The funds are then returned to an account controlled by the borrower until the commencement of a Trigger Event (as defined below). During the continuance of a Trigger Event, all funds in the lockbox account are swept to a segregated cash management account under the control of the lender. To the extent that a Trigger Event is continuing, all excess cash flow after payment of the mortgage debt service, required reserves and operating expenses will be held as additional collateral for the loan. The lender has a first priority security interest in the cash management account.

A “Trigger Event” means (i) the occurrence of an event of default, (ii) the bankruptcy or insolvency action of the borrower or property manager or (iii) the debt service coverage ratio as calculated in the loan documents based on the trailing 12-month period being less than 1.25x at the end of a calendar quarter.

Additional Debt. The borrower entered into an agreement with the franchisor, HLT Existing Franchise Holding LLC, to receive $3.0 million for renovations of the Hilton Suites Chicago Magnificent Mile property. The franchisor will provide the renovation funds incrementally as requested. For each requested incremental advance of funds, the borrower will deliver a disbursement request to the franchisor. There is no obligation to repay this amount unless the franchise agreement is terminated prior to its stated expiration date or the borrower fails to complete the renovation work on the terms set forth in the franchise agreement. The borrower’s obligations to repay these funds, if any, are unsecured. If the franchise agreement is terminated prior to the expiration date, the unamortized portion of this key money financing will be payable to the franchisor. The amortization is calculated on a straight line basis over the 20 year term of the franchise agreement. The loan documents include a nonrecourse carve-out to the borrower and guarantor for any losses associated with this financing.

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Civic Opera Building

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Civic Opera Building

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Civic Opera Building

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Civic Opera Building

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Civic Opera Building

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$75,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$75,000,000	Property Type - Subtype:	Office - CBD
% of Pool by IPB:	6.5%	Net Rentable Area (SF):	915,162
Loan Purpose:	Refinance	Location:	Chicago, IL
Borrower:	SL Civic Wacker LLC	Year Built / Renovated:	1929 / 2015
Sponsor:	Michael Silberberg	Occupancy:	92.4%
Interest Rate:	4.67200%	Occupancy Date:	6/1/2015
Note Date:	7/8/2015	Number of Tenants:	168
Maturity Date:	8/1/2025	2012 NOI(2):	$5,739,184
Interest-only Period:	36 months	2013 NOI(2)(3):	$7,217,502
Original Term:	120 months	2014 NOI(3)(4):	$9,353,346
Original Amortization:	360 months	TTM NOI (as of 5/2015)(4)(5):	$10,731,742
Amortization Type:	IO-Balloon	UW Economic Occupancy:	91.0%
Call Protection:	L(25),Grtr1%orYM(91),O(4)	UW Revenues:	$27,137,972
Lockbox:	Hard	UW Expenses:	$12,406,496
Additional Debt:	Yes	UW NOI(5):	$14,731,476
Additional Debt Balance:	$89,000,000	UW NCF:	$13,138,660
Additional Debt Type:	Pari Passu	Appraised Value / Per SF(6):	$220,000,000 / $240
		Appraisal Date:	6/2/2015

Escrows and Reserves(7)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$179
Taxes:	$1,708,278	$294,167	N/A	Maturity Date Loan / SF:	$157
Insurance:	$0	Springing	N/A	Cut-off Date LTV(6):	74.5%
Replacement Reserves:	$15,253	$15,253	N/A	Maturity Date LTV(6):	65.5%
TI/LC:	$3,000,000	$95,330	N/A	UW NCF DSCR:	1.29x
Other:	$7,327,030	$61,616	N/A	UW NOI Debt Yield:	9.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$164,000,000	100.0%	Payoff Existing Debt	$112,647,336	68.7%
			Return of Equity	33,600,688	20.5%
			Upfront Reserves	12,050,561	7.3%
			Closing Costs	5,701,415	3.5%
Total Sources	$164,000,000	100.0%	Total Uses	$164,000,000	100.0%

(1)	The Civic Opera Building loan is part of a loan evidenced by two pari passu notes with an aggregate original principal balance of $164.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $164.0 million Civic Opera Building Whole Loan.
(2)	The increase in 2013 NOI from 2012 NOI is primarily due to the lease-up of the property resulting in an 8.4% increase in occupancy year-over-year.
(3)	The increase in 2014 NOI from 2013 NOI is primarily due to the lease-up of the property resulting in an 8.2% increase in occupancy year-over-year.
(4)	The increase in TTM NOI from 2014 NOI is primarily due to the lease-up of the property resulting in a 2.6% increase in occupancy.
(5)	The increase in UW NOI from TTM NOI is primarily due to income associated with new leases signed over the previous 24 months and the expiration of related free rent, as well as contractual rent escalations underwritten through August 2016, which account for approximately $714,037 in base rent.
(6)	The Appraised Value / Per SF, Cut-off Date LTV and Maturity Date LTV are calculated based on the “hypothetical market value assuming contractual tenant improvements and free rent are escrowed.” At closing, the borrower reserved $3,711,165 for free rent and $2,407,592 for outstanding tenant improvements. The “as-is” value as of June 2, 2015 is $214.0 million, which results in a Cut-off Date LTV and Maturity Date LTV of 76.6% and 67.4%, respectively.
(7)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

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ANNEX A-3	JPMBB 2015-C32

Civic Opera Building

The Loan. The Civic Opera Building loan is secured by a first mortgage lien on a 44-story, 915,162 square foot office building located in Chicago, Illinois. The whole loan has an outstanding principal balance as of the Cut-off Date of $164.0 million (the “Civic Opera Building Whole Loan”), and is comprised of two pari passu notes, Note A-1 and Note A-2. Note A-2, with an outstanding principal balance as of the Cut-off Date of $75.0 million, is being contributed to the JPMBB 2015-C32 Trust. Note A-1 has an outstanding principal balance as of the Cut-off Date of $89.0 million and was contributed to the JPMBB 2015-C31 trust. The holder of Note A-1 (the “Controlling Noteholder”) is the trustee of the JPMBB 2015-C31 trust. The trustee of the JPMBB 2015-C31 trust (or, prior to the occurrence and continuance of a control event under the related pooling and servicing agreement, the directing certificateholder for that securitization), will be entitled to exercise all of the rights of the Controlling Noteholder with respect to the Civic Opera Building Whole Loan; however, the holder of Note A-2 will be entitled, under certain circumstances, to be consulted with respect to certain major decisions. The Civic Opera Building Whole Loan has a 10-year term and, subsequent to a three-year interest-only period, will amortize on a 30-year schedule. The previous existing debt was securitized in the UBSCM 2012-C1 transaction.

The Borrower. The borrowing entity for the Civic Opera Building Whole Loan is SL Civic Wacker LLC, a Delaware limited liability company and special purpose entity.

The Sponsor. The loan sponsor and nonrecourse carve-out guarantor is Michael Silberberg of Berkley Properties, LLC (“Berkley Properties”). Berkley Properties is a privately owned real estate holding company currently headquartered in Nanuet, New York. The company purchases, renovates and manages office, hotel, retail and multifamily properties throughout the northeastern United States and currently has holdings in Chicago, New York, New Jersey, Alabama, Tennessee and Texas. The company currently has ownership interests in 45 properties with an aggregate market value of approximately $5.0 billion.

The loan sponsor acquired the property in 2012 for $125.8 million at a time when occupancy was 74.8% and, according to the loan sponsor, has since invested approximately $5.9 million to renovate and reposition the property. The improvements included lobby and common area upgrades as well as the addition of a communal 6,000 square foot rooftop terrace for building tenants. Additionally, the loan sponsor has indicated it intends to invest approximately $20.2 million over the next 10 years for further common area corridor renovations, elevator renovations and exterior façade maintenance. The loan sponsor has a total cost basis of approximately $184.3 million.

The Property. The Civic Opera Building is a 44-story, 915,162 square foot Class B office building overlooking the Chicago River in the West Loop office submarket of downtown Chicago, Illinois. The Civic Opera Building property encompasses an entire city block in downtown Chicago and is situated on approximately 1.61 acres. The property was originally constructed in 1929, fully restored in 1998, and is currently undergoing renovations in 2015. Recent renovations include lobby and common area upgrades, various building systems and elevator upgrades, expansion of the fitness center and the addition of a communal rooftop patio for tenant use. The property, originally designed by architectural firm Graham, Anderson, Probst & White, is known as an iconic asset in the Chicago market and is home to the Lyric Opera of Chicago, the second largest opera auditorium in the United States with 3,563 seats. Additionally, a majority of the floors offer views of the Chicago River, downtown Chicago and Lake Michigan in the distance. The property contains various on-site amenities including a conference center, convenience store, a 6,500 square foot fitness center and a 6,000 square foot rooftop terrace. Furthermore, tenants benefit from 24 passenger elevators and three freight elevators. In addition, tenants benefit from proximity to Union Station, Ogilvie Station, multiple Chicago Transit Authority rail and bus lines and multiple nearby parking garages. Interstate Highway 290 is located approximately 0.5 miles south of the property and provides both regional access and direct access to Interstate Highways 90 and 94.

As of June 1, 2015, the property was 92.4% occupied by 168 tenants. The largest tenant at the property, Cassiday Schade LLP (“Cassiday”), leases 6.9% of the net rentable area through February 2018 and has occupied the space since March 2008. The lease has one five-year extension option remaining. Cassiday is a civil litigation firm specializing in the defense of businesses and individuals in a wide range of practice areas. Founded in 1979, the firm has built a diverse client base representing corporations from a variety of industries including health and long-term care, insurance, financial services, manufacturing, construction, professional services and transportation. Cassiday was named one of the “Best Law Firms” by U.S. News for the fifth year in a row in November 2014. Cassiday accounts for approximately 7.6% of the in-place base rent at the property. The second largest tenant, Technexus, LLC (“Technexus”), leases 4.0% of the net rentable area through April 2025 and has occupied the space since February 2014. The lease contains one five-year extension option remaining. Technexus serves as a startup accelerator and helps to grow and nurture businesses. Since its founding in 2007, over 200 companies have been a part of Technexus and have raised a collective $225.0 million. Technexus accounts for approximately 4.5% of the in-place base rent at the property. The third largest tenant, American Institutes for Research (“AIR”), leases 3.1% of the net rentable area through November 2015. AIR originally occupied its first space in January 2011 and has since expanded into three additional suites. The lease has one five-year extension option remaining. AIR is a not-for-profit organization that conducts behavioral and social science research and delivers technical assistance both domestically and internationally in the areas of health, education and workforce productivity. Established in 1946 and headquartered in Washington, D.C., AIR has grown to be one of the world’s largest behavioral and social science research and evaluation organizations. AIR accounts for approximately 3.1% of the in-place base rent at the property.

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Civic Opera Building

The property is located in the West Loop office submarket of Chicago’s central business district and lies within walking distance of three of the four major commuter rail stations in the downtown area: Ogilvie Transportation Center, located one block west; Union Station, located two blocks southwest; and LaSalle Street Station, located five blocks southeast. Several international companies with a presence in the West Loop submarket include Boeing Corporation’s global headquarters, Ernst & Young, Hyatt Corporation’s global headquarters, PricewaterhouseCoopers, Goldman Sachs, Hewlett-Packard and UBS. Additionally, the property is located approximately 18.5 miles southeast of O’Hare International Airport and approximately 9.8 miles northeast of Chicago Midway International Airport. According to the appraisal, as of the fourth quarter of 2014, the West Loop submarket consisted of approximately 36.3 million square feet of office space with an overall vacancy rate of 11.6% and average rents of $36.75 per square foot. This compares to 12.7% and $35.93 per square foot, respectively, for the first quarter of 2014. The appraisal identified six directly comparable office properties that reported occupancies ranging from 87.9% to 99.3%, built between 1914 and 1966 and ranging in size from approximately 252,847 to 910,000 square feet. Asking rents for the comparable properties range from $27.00 to $40.78 per square foot, with a weighted average of $35.48 per square foot.

Historical and Current Occupancy(1)
2012	2013	2014	Current(2)
73.2%	81.6%	89.8%	92.4%
(1)	Historical occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of June 1, 2015.

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
Cassiday Schade LLP	NA / NA / NA	63,073	6.9%	$30.02	7.5%	2/28/2018
Technexus, LLC(2)	NA / NA / NA	36,431	4.0%	$31.00	4.5%	4/30/2025
American Institutes for Research	NA / NA / NA	28,641	3.1%	$27.28	3.1%	11/30/2015
Hybris (US) Corp.(3)	NA / NA / NA	28,350	3.1%	$32.50	3.7%	7/31/2022
Clarity Consulting, Inc.(4)	NA / NA / NA	21,600	2.4%	$31.36	2.7%	6/30/2023
Pure Equator US, Inc.(5)	NA / NA / NA	20,395	2.2%	$33.64	2.7%	7/31/2026
Lyons Consulting Group LLC(6)	NA / NA / NA	19,968	2.2%	$31.75	2.5%	5/31/2025
Klein Thorpe & Jenkins(7)	NA / NA / NA	19,778	2.2%	$32.66	2.6%	5/31/2025
Homefinder.com, LLC(8)	NA / NA / NA	17,784	2.0%	$30.50	2.2%	12/31/2019
Hamilton Communications Group, Inc.	NA / NA / NA	16,721	1.8%	$30.50	2.0%	12/31/2016

(1)	Based on the underwritten rent roll.

(2)	Technexus, LLC has the right to terminate its lease as of February 1, 2023, with 12 months’ notice and payment of a termination fee. The termination option automatically expires if not exercised on or before September 30, 2020.

(3)	Hybris (US) Corp. has the right to terminate its lease with respect to the 39th floor expansion space (14,005 square feet) as of July 31, 2019, with 15 months’ notice and payment of a termination fee.

(4)	Clarity Consulting, Inc. has the right to terminate its lease as of February 1, 2021, with 12 months’ notice and payment of a termination fee.

(5)	Pure Equator US, Inc. has the right to terminate its lease as of July 31, 2022, with 12 months’ notice and payment of a termination fee.

(6)	Lyons Consulting Group LLC has the right to terminate its lease as of June 1, 2021, with 12 months’ notice and payment of a termination fee.

(7)	Klein Thorpe & Jenkins has the right to terminate its lease as of May 31, 2023, with 12 months’ notice and payment of a termination fee.

(8)	Homefinder.com, LLC has the right to terminate its lease as of December 31, 2017, with 12 months’ notice and payment of a termination fee.

A-3-16

ANNEX A-3	JPMBB 2015-C32

Civic Opera Building

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	69,461	7.6%	NAP	NAP	69,461	7.6%	NAP	NAP
2015 & MTM	8	39,167	4.3%	$1,068,412	4.2%	108,628	11.9%	$1,068,412	4.2%
2016	24	69,729	7.6%	2,081,827	8.3%	178,357	19.5%	$3,150,239	12.5%
2017	18	31,430	3.4%	987,274	3.9%	209,787	22.9%	$4,137,513	16.4%
2018	25	140,369	15.3%	4,371,878	17.4%	350,156	38.3%	$8,509,392	33.8%
2019	28	125,381	13.7%	3,889,530	15.5%	475,537	52.0%	$12,398,922	49.3%
2020	25	96,999	10.6%	2,992,547	11.9%	572,536	62.6%	$15,391,468	61.2%
2021	9	57,601	6.3%	1,745,253	6.9%	630,137	68.9%	$17,136,721	68.1%
2022	12	57,830	6.3%	1,880,533	7.5%	687,967	75.2%	$19,017,254	75.6%
2023	7	52,919	5.8%	1,615,634	6.4%	740,886	81.0%	$20,632,888	82.0%
2024	3	19,486	2.1%	613,809	2.4%	760,372	83.1%	$21,246,697	84.4%
2025	6	83,677	9.1%	2,622,525	10.4%	844,049	92.2%	$23,869,222	94.8%
2026 & Beyond(2)	3	71,113	7.8%	1,300,095	5.2%	915,162	100.0%	$25,169,317	100.0%
Total	168	915,162	100.0%	$25,169,317	100.0%

(1)	Based on the underwritten rent roll.

(2)	2026 & Beyond includes a 9,291 square foot reassessment associated with a Building Owners and Managers Association assessment of the property. Furthermore, the square footage adjustment has not been allocated to specific tenant spaces for the purposes of our analysis.

Operating History and Underwritten Net Cash Flow
	2012	2013	2014	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$13,676,700	$19,059,841	$22,569,160	$23,232,284	$25,169,317	$27.50	87.0%
Vacant Income	0	0	0	0	2,208,373	2.41	7.6%
Gross Potential Rent	$13,676,700	$19,059,841	$22,569,160	$23,232,284	$27,377,690	$29.92	94.7%
Reimbursements	712,518	1,651,033	1,712,685	1,799,215	1,539,367	1.68	5.3%
Net Rental Income	$14,389,218	$20,710,874	$24,281,846	$25,031,499	$28,917,057	$31.60	100.0%
(Vacancy/Credit Loss)	0	(2,668,013)	(3,166,151)	(2,928,042)	(2,602,535)	(2.84)	(9.0)--
Other Income	1,148,217	750,404	711,646	772,796	823,450	0.90	2.8%
Effective Gross Income	$15,537,435	$18,793,265	$21,827,340	$22,876,253	$27,137,972	$29.65	93.8%
Total Expenses	$9,798,251	$11,575,763	$12,473,994	$12,144,511	$12,406,496	$13.56	45.7%
Net Operating Income	$5,739,184	$7,217,502	$9,353,346	$10,731,742	$14,731,476	$16.10	54.3%
Total TI/LC, Capex/RR	0	0	0	0	1,592,816	1.74	5.9%
Net Cash Flow	$5,739,184	$7,217,502	$9,353,346	$10,731,742	$13,138,660	$14.36	48.4%

(1)	The TTM column represents the trailing 12 months ended May 31, 2015.

(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(3)	The increase in Underwritten Rents in Place from TTM Rents in Place is primarily due to income associated with new leases signed over the previous 24 months and the expiration of related free rent, as well as contractual rent escalations underwritten through August 2016, which account for approximately $714,037 in base rent.

Property Management. The Civic Opera Building property is managed by Jones Lang LaSalle. The current management agreement commenced on June 29, 2015, has a 12-month term and will automatically renew each year on a 12-month term, unless otherwise terminated by either party. The management agreement provides for a contractual management fee of 3.0% of gross income, payable on a monthly basis. The management fees related to the Civic Opera Building property are subordinate to the liens and interests of the Civic Opera Building loan.

A-3-17

ANNEX A-3	JPMBB 2015-C32

Civic Opera Building

Escrows and Reserves. At origination, the borrower deposited into escrow approximately $3.7 million for free rent reserves, $3.0 million for future tenant improvements and leasing commissions, approximately $2.4 million for outstanding tenant improvements, approximately $1.7 million for real estate taxes, $838,578 for required repairs, $369,695 for elevator replacements and repairs, and $15,253 for replacement reserves.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $294,167.

Insurance Escrows - The requirement for the borrower to make deposits to the insurance escrow is waived so long as no event of default has occurred and is continuing and the borrower provides satisfactory evidence that the property is insured as part of a blanket policy in accordance with the loan documents.

TI/LC Reserves - On a monthly basis, the borrower is required to escrow $95,330 (approximately $1.25 per square foot annually) for future tenant improvements and leasing commissions. The reserve is not subject to a cap.

Elevator Work Reserves - On a monthly basis until the payment date in February 2019, the borrower is required to escrow $61,616 (approximately $0.81 per square foot annually) for elevator replacements and repairs. The reserve is not subject to a cap.

Replacement Reserves - On a monthly basis, the borrower is required to escrow approximately $15,253 (approximately $0.20 per square foot annually) for replacement reserves. The reserve is not subject to a cap.

Extended Free Rent Reserves - To the extent there is a Cash Sweep Event (as defined below) caused solely by an Extended Free Rent Trigger Event (as defined below), all excess cash flow after payment of debt service, other reserves and operating expenses is required to be deposited in a free rent reserve pursuant to the loan agreement. The reserve is capped at $780,440.

Lockbox / Cash Management. The loan is structured with a hard lockbox and in-place cash management. At origination, the borrower was required to send a tenant direction letter to all tenants at the property instructing them to deposit all rents and payments into the lockbox account. All funds in the lockbox account are swept daily to a segregated cash management account under the control of the lender. Except as described above, to the extent there is a Cash Sweep Event continuing, all excess cash flow after payment of the mortgage and mezzanine debt service, required reserves and operating expenses will be held as additional collateral for the loan. The lender has a first priority security interest in the cash management account.

A “Cash Sweep Event” means the occurrence of (i) an event of default (ii) any involuntary bankruptcy action of the borrower or bankruptcy action of the property manager, (iii) the date on which the debt service coverage ratio (as calculated in the loan documents) based on a trailing three months is less than 1.20x or (iv) the payment date occurring in October 2018 (an “Extended Free Rent Trigger Event”).

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ANNEX A-3	JPMBB 2015-C32

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ANNEX A-3	JPMBB 2015-C32

Palmer House Retail Shops

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ANNEX A-3	JPMBB 2015-C32

Palmer House Retail Shops

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ANNEX A-3	JPMBB 2015-C32

Palmer House Retail Shops

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ANNEX A-3	JPMBB 2015-C32

Palmer House Retail Shops

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ANNEX A-3	JPMBB 2015-C32

Palmer House Retail Shops

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$62,000,000	Title:	Fee
Cut-off Date Principal Balance:	$62,000,000	Property Type - Subtype:	Mixed Use – Retail/Parking/Office
% of Pool by IPB:	5.4%	Net Rentable Area (SF):	134,536
Loan Purpose:	Refinance	Location:	Chicago, IL
Borrower:	Thor Palmer House Retail, LLC	Year Built / Renovated:	1929 / 2009
Sponsor:	Thor Urban Operating Fund, L.P.	Occupancy:	95.0%
Interest Rate:	4.84500%	Occupancy Date:	6/22/2015
Note Date:	9/17/2015	Number of Tenants:	17
Maturity Date:	10/6/2025	2012 NOI:	$4,687,752
Interest-only Period:	36 months	2013 NOI:	$4,781,007
Original Term:	120 months	2014 NOI:	$5,276,223
Original Amortization:	360 months	TTM NOI (as of 6/2015):	$5,318,156
Amortization Type:	IO-Balloon	UW Economic Occupancy:	94.4%
Call Protection:	L(24),Def(91),O(5)	UW Revenues:	$6,284,763
Lockbox:	Hard	UW Expenses:	$1,102,781
Additional Debt:	N/A	UW NOI:	$5,181,982
Additional Debt Balance:	N/A	UW NCF:	$4,984,417
Additional Debt Type:	N/A	Appraised Value / Per SF:	$92,550,000 / $688
		Appraisal Date:	8/10/2015

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$461
Taxes:	$138,274	$46,091	N/A	Maturity Date Loan / SF:	$407
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	67.0%
Replacement Reserves:	$0	$2,803	N/A	Maturity Date LTV:	59.1%
TI/LC:	$0	$11,211	N/A	UW NCF DSCR:	1.27x
Other:	$430,000	$0	N/A	UW NOI Debt Yield:	8.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$62,000,000	100.0%	Payoff Existing Debt	$58,483,613	94.3%
			Return of Equity	2,092,123	3.4
			Closing Costs	855,991	1.4
			Reserves	568,274	0.9
Total Sources	$62,000,000	100.0%	Total Uses	$62,000,000	100.0%
(1)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Palmer House Retail Shops loan has an outstanding principal balance of $62.0 million and is secured by a first mortgage lien on the retail, office and parking components of the historic Palmer House Hilton Hotel located in downtown Chicago, Illinois. The loan has a 10-year term and, subsequent to a three-year interest-only period, will amortize on a 30-year schedule. The previously existing debt was securitized in the JPMCC 2014-FL4 transaction.

The Borrower. The borrowing entity for the Palmer House Retail Shops loan is Thor Palmer House Retail, LLC, a Delaware limited liability company and special purpose entity.

The Sponsor. The loan sponsor and nonrecourse carve-out guarantor is Thor Urban Operating Fund, L.P., an investment fund controlled by Thor Equities, LLC (“Thor Equities”). Thor Equities is a privately-held commercial real estate firm headquartered in New York, New York with a retail, office, hotel and residential portfolio and development pipeline totaling approximately 20.0 million square feet. Thor Equities focuses on urban real estate development, leasing and management, pursuing retail and mixed-use assets in high-density locations.

A-3-24

ANNEX A-3	JPMBB 2015-C32

Palmer House Retail Shops

The Property. The Palmer House Retail Shops comprise the 134,536 square foot retail, office and parking garage components of the historic Palmer House Hilton Hotel located along Monroe Street, State Street and Wabash Avenue in the central business district of Chicago, Illinois. The property consists of 54,136 square feet of retail space, 14,400 square feet of office space and a 66,000 square-foot, 166-space parking garage located at the base of the landmark Palmer House Hilton Hotel.

An affiliate of Thor Equities acquired the 1,639-room Palmer House Hilton Hotel in September 2005, along with the collateral office, retail and parking components. According to the loan sponsor, subsequent to the acquisition, over $170.0 million was invested into capital improvements to the overall structure. Of the total capital improvements, approximately $35.7 million was allocated to the Palmer House Retail Shops and utilized to construct new store fronts, re-demise the interiors, convert a portion of the second floor area along State Street to retail use, install new base building HVAC systems, upgrade existing utilities and life safety systems, convert the basement into a parking garage and pay tenant-related leasing costs. The 23-story Palmer House Hilton Hotel carries a AAA four-diamond rating and is one of the longest continuously operating hotels in the United States. The hotel, the second largest in Chicago by room count, hosts tourists and special events/conferences featuring over 130,000 square feet of meeting/event space with a 16,909 square foot exhibit hall, 77 breakout rooms and seven ballrooms, generating potential foot traffic for the collateral retail shops. The hotel is a member of Historic Hotels of America, the official program of the National Trust for Historic Preservation®.

As of June 22, 2015, the property was 95.0% leased by 17 tenants including A’gaci, Kay Jewelers, Aldo and Starbucks. The retail spaces are situated along State Street, Monroe Street and Wabash Avenue, and within the interior lobby of the Palmer House Hilton Hotel. The largest retail tenant, A’gaci, leases 13.9% of the net rentable area through January 2025 with two five-year extension options remaining. Founded in 1974, A’gaci is a privately-owned fashion retailer that has over 50 stores across the United States, an online store and two affiliate brands, O’Shoes and Boutique Five. The second largest retail tenant, Kay Jewelers, leases 3.8% of the net rentable area through April 2028. Kay Jewelers is a jewelry retailer founded in 1916 with over 900 stores in the United States. Kay Jewelers’ parent company, Signet Jewelers, is the largest specialty retail jeweler in the world.

ABM Parking Services leases the 166-space underground parking garage, representing approximately 26.0% of underwritten rents in-place, through July 2025. ABM Parking Services manages approximately 1,800 office and multi-use parking operations across the United States. ABM Parking Services is a subsidiary of ABM Industries, Inc. (NYSE: ABM), a provider of facility solutions with 2014 revenues of approximately $5.0 billion and 118,000 employees in over 300 offices deployed throughout the United States and various international locations. ABM Industries, Inc. provides various services include facilities engineering, commercial cleaning, energy solutions, HVAC, electrical, landscaping, parking and security.

Hilton Complex Sales, an affiliate Hilton Worldwide Holdings Inc. (NYSE: HLT), leases the 14,400 square foot second floor office space, representing 10.7% of the net rentable area, through April 2019. Hilton Complex Sales provides sales and booking reservation services for all three Chicago-area Hilton hotels.

According to the appraisal, the Palmer House Retail Shops property is located in Chicago’s central business district, specifically the downtown district, in the area generally known as the “Loop”. The downtown district is home to approximately 128.2 million square feet of office space, over 10.0 million square feet of retail space and a daytime workforce population of over 0.5 million people. Additionally, the property is situated along the historic State Street retail corridor, one block east of Millennium Park and the Art Institute of Chicago. According to the appraisal, shopping along State Street in Chicago is considered second only to the Magnificent Mile, with branches of the Magnificent Mile’s most popular stores located along State Street. The six-block State Street retail corridor is anchored by a Macy’s location that is one of the largest department stores in the world, occupying an entire city block with 1.4 million square feet. Other retailers along State Street include Anthropologie, Nordstrom Rack, H&M, Sears, Target, Zara, TJ Maxx, Urban Outfitters, Gap, Off Saks Fifth Avenue and Forever 21. The Palmer House Retail Shops property is favorably located on the eastern side of State Street between Macy’s and Target, each of whom occupies the adjacent block. Regular pedestrian traffic along State Street generally consists of office workers, retail shoppers and college students. The number of college students in the Loop has grown to approximately 60,000 due to the presence of Columbia College Chicago and DePaul University in the immediate area.

The property is situated along the east side of State Street at East Monroe Street, approximately three blocks north of Congress Street, the most direct connection between the Loop and the expressway system. Access to the area is provided by Chicago’s Metra commuter train system which connects the Loop to suburbs in all directions. Additionally, the property is close to several Chicago Transit Authority (“CTA”) stations that house the Brown, Orange, Pink, Purple, Blue and Green lines which connect the area to Chicago O’Hare International Airport in approximately 45 minutes. According to the appraisal, the property is located within Chicago’s City North retail submarket which had year-end 2014 and second quarter 2015 vacancy rates of 4.2% and 2.8%, respectively. The appraisal determined market rents based on the different locations of the rentable area at the property as shown in the table below.

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ANNEX A-3	JPMBB 2015-C32

Palmer House Retail Shops

Appraisal Market Rent Conclusions
Space Classification	Net Rentable Area (SF)	Occupied Net Rentable Area (SF)	Vacant Net Rentable Area (SF)	Appraisal Gross Market Rent PSF(1)	Average In-Place Gross Rent PSF(1)
State Street Ground Floor Retail (Small)	16,834	16,834	0	$140.00	$136.84
State Street Ground Floor Retail (Large)	18,689	18,689	0	$65.00	$63.51
Monroe Street Ground Floor Retail	4,148	4,148	0	$65.00	$63.92
Wabash Avenue Ground Floor Retail	5,567	3,467	2,100	$65.00	$53.64
Interior Ground Floor Retail	8,898	4,233	4,665	$50.00	$57.37
Second Floor Office	14,400	14,400	0	$25.00	$25.71
(1)	Appraisal Gross Market Rent PSF and Average In-Place Gross Rent PSF reflect base rents and reimbursements, where applicable, on a per square foot basis.

Historical and Current Occupancy(1)
2012	2013	2014	Current(2)
94.1%	94.1%	95.0%	95.0%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of June 22, 2015.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
ABM Parking Services(3)	NA / NA / NA	66,000	49.1%	$23.52	26.0%	7/31/2025
A’gaci(4)	NA / NA / NA	18,689	13.9%	$64.78	20.2%	1/31/2025
Hilton Complex Sales(5)	NA / BB / NA	14,400	10.7%	$26.20	6.3%	4/30/2019
Kay Jewelers(6)	NA / BBB- / NA	5,124	3.8%	$165.27	14.2%	4/30/2028
Skechers(7)	NA / NA / NA	3,035	2.3%	$72.45	3.7%	MTM
Aldo(8)	NA / NA / NA	2,720	2.0%	$119.06	5.4%	12/31/2022
Crocs	NA / NA / NA	2,620	1.9%	$140.12	6.1%	12/31/2023
Merz Apothecary(9)	NA / NA / NA	2,229	1.7%	$62.87	2.3%	11/30/2025
Starbucks	A2 / A- / A-	2,223	1.7%	$38.50	1.4%	12/31/2018
Freshii(10)	NA / NA / NA	1,919	1.4%	$65.00	2.1%	7/31/2027
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	ABM Parking Services has a one-time right to terminate its lease as of July 31, 2020 if it fails to attain gross sales of $4.0 million in the 2019 calendar year by providing notice between January 1, 2020 and February 28, 2020.
(4)	A’gaci has a one-time right to terminate its lease between February 1, 2016 and March 31, 2016 by providing two months’ notice.
(5)	Hilton Complex Sales has the right to terminate its lease at anytime with nine months’ notice and the payment of a termination fee.
(6)	Kay Jewelers has a one-time right to terminate its lease if it fails to attain gross sales of $4.0 million in the lease year ending April 30, 2023 by providing four months’ notice between May 1, 2023 and July 31, 2023.
(7)	Skechers’ month-to-month lease may be terminated by the tenant or the borrower with one month’s notice. Skechers has been a month-to-month tenant at the property since January 1, 2014.
(8)	Aldo has the right to terminate its lease as of December 28, 2017 with six months’ notice.
(9)	Merz Apothecary has a one-time right to terminate its lease between November 12, 2020 and January 10, 2021 by providing six months’ notice.
(10)	Freshii has a one-time right to terminate its lease between July 29, 2022 and October 26, 2022 by providing three months’ notice.

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ANNEX A-3	JPMBB 2015-C32

Palmer House Retail Shops

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	6,765	5.0%	NAP	NAP	6,765	5.0%	NAP	NAP
2015 & MTM	1	3,035	2.3	$219,893	3.7%	9,800	7.3%	$219,893	3.7%
2016	0	0	0.0	0	0.0	9,800	7.3%	$219,893	3.7%
2017	0	0	0.0	0	0.0	9,800	7.3%	$219,893	3.7%
2018	1	2,223	1.7	85,585	1.4	12,023	8.9%	$305,478	5.1%
2019	1	14,400	10.7	377,246	6.3	26,423	19.6%	$682,724	11.4%
2020	0	0	0.0	0	0.0	26,423	19.6%	$682,724	11.4%
2021	0	0	0.0	0	0.0	26,423	19.6%	$682,724	11.4%
2022	1	2,720	2.0	323,849	5.4	29,143	21.7%	$1,006,573	16.8%
2023	3	5,955	4.4	798,305	13.3	35,098	26.1%	$1,804,878	30.2%
2024	2	2,545	1.9	116,407	1.9	37,643	28.0%	$1,921,285	32.1%
2025	3	86,918	64.6	2,903,041	48.5	124,561	92.6%	$4,824,326	80.7%
2026 & Beyond	5	9,975	7.4	1,156,514	19.3	134,536	100.0%	$5,980,840	100.0%
Total	17	134,536	100.0%	$5,980,840	100.0%
(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2012	2013	2014	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$5,335,604	$5,451,204	$6,051,380	$6,150,056	$5,980,840	$44.46	90.1%
Vacant Income	0	0	0	0	369,750	2.75	5.6
Gross Potential Rent	$5,335,604	$5,451,204	$6,051,380	$6,150,056	$6,350,590	$47.20	95.6%
Total Reimbursements	365,365	363,754	268,782	280,392	289,711	2.15	4.4
Net Rental Income	$5,700,969	$5,814,959	$6,320,162	$6,430,448	$6,640,301	$49.36	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(369,723)	(2.75)	(5.6)
Other Income(3)	5,645	17,794	12,209	14,185	14,185	0.11	0.2
Effective Gross Income	$5,706,615	$5,832,753	$6,332,371	$6,444,633	$6,284,763	$46.71	94.6%

Total Expenses(4)	$1,018,863	$1,051,746	$1,056,149	$1,126,477	$1,102,781	$8.20	17.5%

Net Operating Income	$4,687,752	$4,781,007	$5,276,223	$5,318,156	$5,181,982	$38.52	82.5%

Total TI/LC, Capex/RR	0	0	0	0	197,565	1.47	3.1

Net Cash Flow	$4,687,752	$4,781,007	$5,276,223	$5,318,156	$4,984,417	$37.05	79.3%
(1)	TTM column represents the trailing 12-month period ending on June 30, 2015.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Other Income is primary comprised of percentage rent related to the Starbucks and UPS tenants.
(4)	The property is subject to a Class L Tax Property Tax Incentive. Underwritten real estate tax expense of $536,985 represents actual abated amounts due in 2015 in accordance with the tax incentive. Please refer to “Class L Property Tax Incentive” below for additional details.

Property Management. The property is managed by Thor Equities, LLC, an affiliate of the loan sponsor.

Class L Property Tax Incentive. The property currently benefits from a Class L Property Tax Incentive. The incentive allows the property to have an assessment level that is less than the standard 25.0% of the taxing authority’s market value. The property will be assessed at 10.0% of the taxing authority’s market value through the 10th year of the abatement (tax year 2018), 15.0% in the 11th year (tax year 2019) and 20.0% in 12th year (tax year 2020), before reverting back to 25.0% in tax year 2021. The Class L Property Tax Incentive is granted by Cook County (with the approval of the City of Chicago) to encourage the preservation and rehabilitation of landmark commercial, industrial and income-producing not-for-profit buildings. Renewal of the Class L Property Tax Incentive is not limited so long as the borrower continues to apply and the property continues to qualify for the incentive program. In the event that the property is no longer eligible for the tax incentive, the majority of the increase in property tax expense is anticipated to be recaptured through tenant reimbursements, as most tenants at the property reimburse taxes over a base year in accordance with their leases.

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ANNEX A-3	JPMBB 2015-C32

Palmer House Retail Shops

Escrows and Reserves. At origination, the borrower deposited into escrow $430,000 for future tenant improvements, leasing commissions and free rent obligations, and $138,274 for real estate taxes.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payment which currently equates to $46,091.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow will be waived so long as there is no event of default and the borrower provides the lender with evidence that the property is insured under an acceptable blanket insurance policy.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $2,803 (approximately $0.25 per square foot annually) for replacement reserves. The reserve is not subject to a cap.

TI/LC Reserves - On a monthly basis, the borrower is required to escrow $11,211 (approximately $1.00 per square foot annually) for future tenant improvements and leasing commissions. The reserve is not subject to a cap.

Lockbox / Cash Management. The loan is structured with a hard lockbox and in-place cash management. At origination, the borrower was required to send a tenant direction letter to all tenants at the property instructing them to deposit all rents and payments into the lockbox account. All funds in the lockbox account are swept daily to a segregated cash management account under the control of the lender. Except as described above, to the extent a Cash Sweep Event (as defined below) is continuing, all excess cash flow after payment of the monthly debt service, required reserves and operating expenses will be held as additional collateral for the loan. The lender has a first priority security interest in the cash management account.

A “Cash Sweep Event” means the occurrence of (i) an event of default, (ii) the date on which the debt service coverage ratio, as calculated in the loan documents, falls below 1.20x or (iii) A’gaci or ABM Parking Services either (a) giving notice of its intent to terminate its lease or (b) not renewing its lease at least 18 months prior to the expiration of its lease.

Permitted Mezzanine Debt. The loan agreement permits future mezzanine financing secured by the ownership interests in the borrower upon satisfaction of certain terms and conditions which include, without limitation: (i) no event of default has occurred and is continuing, (ii) the combined loan-to-value ratio, as calculated in the loan documents, does not exceed 95.0% of the loan-to-value ratio on the origination date (approximately 63.7%, based on the Cut-off Date LTV), (iii) the debt service coverage ratio, as calculated in the loan documents and including the mezzanine loan, is not less than 105.0% of the debt service coverage ratio on the origination date (approximately 1.33x, based on the UW NCF DSCR), (iv) an acceptable intercreditor agreement has been executed and (v) rating agency confirmation.

Reciprocal Easement Agreement. The borrower is party to a three-member reciprocal easement agreement with the respective owners of the hotel and non-collateral office components of the Palmer House. The agreement outlines the rights, responsibilities and obligations of each owner, provides cross easements over building common areas (such as the parking floors) and outlines each party’s proportional share of various expenses related to the common elements (roof, structure, etc.) and management of common areas. The agreement may not be amended or terminated without the consent of all three members and any mortgagees then secured by a mortgage on any portion of the Palmer House. See “Risk Factors—Retail Properties Have Special Risks” in the Free Writing Prospectus.

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ANNEX A-3	JPMBB 2015-C32

Gateway Business Park

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ANNEX A-3	JPMBB 2015-C32

Gateway Business Park

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ANNEX A-3	JPMBB 2015-C32

Gateway Business Park

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ANNEX A-3	JPMBB 2015-C32

Gateway Business Park

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$56,000,000	Title:	Fee
Cut-off Date Principal Balance:	$55,931,143	Property Type - Subtype:	Office - Suburban
% of Pool by IPB:	4.9%	Net Rentable Area (SF):	514,047
Loan Purpose:	Refinance	Location:	Mount Laurel, NJ
Borrower:	Gateway Park, LLC	Year Built / Renovated:	1984-1987 / N/A
Sponsor:	Joseph Friedman	Occupancy:	82.0%
Interest Rate:	4.87500%	Occupancy Date:	9/1/2015
Note Date:	9/10/2015	Number of Tenants:	33
Maturity Date:	9/6/2025	2012 NOI:	$4,708,568
Interest-only Period:	None	2013 NOI:	$4,869,655
Original Term:	120 months	2014 NOI:	$4,822,239
Original Amortization:	360 months	TTM NOI (as of 5/2015):	$4,744,197
Amortization Type:	Balloon	UW Economic Occupancy:	87.6%
Call Protection:	L(25),Def(91),O(4)	UW Revenues:	$8,005,057
Lockbox:	CMA	UW Expenses:	$3,100,556
Additional Debt:	N/A	UW NOI:	$4,904,501
Additional Debt Balance:	N/A	UW NCF:	$4,610,586
Additional Debt Type:	N/A	Appraised Value / Per SF:	$75,100,000 / $146
		Appraisal Date:	7/21/2015

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$109
Taxes:	$204,435	$103,770	N/A	Maturity Date Loan / SF:	$89
Insurance:	$38,347	$12,231	N/A	Cut-off Date LTV:	74.5%
Replacement Reserves:	$0	$8,567	N/A	Maturity Date LTV:	61.1%
TI/LC:	$2,000,000	Springing	$1,000,000	UW NCF DSCR:	1.30x
Other:	$1,075,000	$0	N/A	UW NOI Debt Yield:	8.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$56,000,000	100.0%	Payoff Existing Debt(2)	$50,441,146	90.1%
			Upfront Reserves	3,318,282	5.9
			Return of Equity	1,213,187	2.2
			Closing Costs	1,027,385	1.8
Total Sources	$56,000,000	100.0%	Total Uses	$56,000,000	100.0%
(1)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(2)	Payoff Existing Debt includes both a mortgage loan (previously securitized in GMACC 2006-C1) of approximately $47.3 million and a mezzanine loan of approximately $3.2 million.

The Loan. The Gateway Business Park loan has an outstanding principal balance as of the Cut-off Date of approximately $55.9 million and is secured by a first mortgage lien on a 514,047 square foot, eight-building office complex located in Mount Laurel, New Jersey. The loan has a 10-year term and will amortize on a 30-year schedule. The previously existing mortgage loan was securitized in the GMACC 2006-C1 transaction.

The Borrower. The borrowing entity for the Gateway Business Park loan is Gateway Park, LLC, a New Jersey limited liability company and special purpose entity.

The Sponsor. The loan sponsor and nonrecourse carve-out guarantor is Joseph Friedman. Joseph Friedman is a real estate owner and manager with over 25 years of experience. Joseph Friedman, his wife Chana Friedman and their trust collectively own 39 multifamily and commercial properties in addition to the Gateway Business Park.

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ANNEX A-3	JPMBB 2015-C32

Gateway Business Park

The Property. Gateway Business Park is an eight-building office park totaling 514,047 square feet located in Mount Laurel, New Jersey. The park includes two sets of buildings, the Fellowship Road Complex and the Gaither Drive Complex, both of which are collateral and are situated on opposite sides of Fellowship Road, between the New Jersey Turnpike and Interstate 295. According to the appraisal, the properties have access to both highways. The Fellowship Road Complex consists of three single-story buildings totaling 180,451 square feet and the Gaither Drive Complex consists of five single-story buildings totaling 333,596 square feet. The buildings were built and completed between 1984 and 1987 and are situated on 50.721 acres. The office park contains 2,210 surface parking spaces, which provides for a parking ratio of approximately 4.3 spaces per 1,000 square feet of net rentable area.

As of September 1, 2015, the property was 82.0% leased by 33 tenants. Other than the largest two tenants, no one tenant accounts for more than 5.9% of the total square feet. There have been six new leases executed in 2015 totaling 30,062 square feet and one lease renewal for 40,115 square feet that is currently being negotiated (see below for additional information). The property also includes 21 tenants that executed leases prior to and including 2007 and account for 79.7% of the underwritten rents in place.

The largest tenant at the property, Canon Financial Services, Inc. (“CFS”), leases 50,030 square feet and occupies an entire building (9.7% of the net rentable area) within the Gaither Drive Complex. CFS operates all financing and leasing activities for Canon USA, Inc. (“Canon”) in the United States. CFS is a wholly owned subsidiary of Canon, a leading provider of consumer, business-to-business and industrial digital imaging solutions to the United States, Latin America and the Caribbean markets. The parent company, Canon Inc. (NYSE: CAJ), is rated “Aa1 / AA” by Moody’s and S&P and ranks third overall in U.S. patents registered in 2014 and is one of Fortune Magazine’s World’s Most Admired Companies in 2015. Gateway Business Park serves as CFS’s headquarters and CFS has expanded twice since its original lease in 2001 from 34,940 square feet to 50,030 square feet. CFS renewed their lease in 2005 and 2010 and has one five-year renewal option remaining. In addition to CFS’s space at the property, Canon also operates a warehouse facility adjacent to the property, which is not part of the loan collateral, and uses the space to store copiers and other inventory in conjunction with Canon’s operations at the property.

The second largest tenant at the property, Jacobs Engineering Group Inc. (“Jacobs”) (NYSE: JEC), leases 40,115 square feet (7.8% of the net rentable area) and occupies approximately 59.1% of a building located in the Fellowship Road Complex. With 2014 revenues of nearly $13.0 billion, Jacobs is one of the largest technical professional services firms in the world providing a diverse range of technical, professional and construction services to a large number of industrial, commercial and governmental clients. Jacobs has been at the property since 2003 and expanded its space in 2008. The current lease is due to expire in June 2016, however, according to the loan sponsor, a lease amendment is currently being negotiated to extend the lease through December 31, 2025. Through an August 24, 2015 signed lease estoppel, the tenant confirmed it expects to enter into the amendment. At closing, approximately $722,428 was escrowed for Jacobs’ outstanding tenant improvements.

The Gateway Business Park buildings are located on Fellowship Road, Gaither Drive and East Park Drive in Mount Laurel, New Jersey, an edge suburb of Philadelphia. The property is situated between the New Jersey Turnpike and Interstate 295 with full interchanges to both highways located within approximately 0.5 miles of the property. Fellowship Road is the main local roadway within the three-mile submarket commonly known as East Gate, which according to the appraisal contains desirable residential communities and office locations in Southern New Jersey. Given the area’s highway access, other land uses in the immediate area include hotels such as DoubleTree Suites and Westin Hotel ML. The 1.1 million square foot Moorestown Mall and the 1.0 million square foot East Gate Shopping Center are located approximately 0.5 miles west of the property. According to the appraisal, tenants at the property have numerous restaurant and retail options within close proximity.

According to the appraisal, the estimated 2015 population within a one-, three- and five-mile radius is 3,621, 67,224 and 192,502 people, respectively, and the estimated average household income is $106,982, $102,512 and $106,646, respectively. The property is located in the Northern Burlington County submarket of the Southern New Jersey office market. The Southern New Jersey office market had an office inventory of approximately 47.4 million square feet, a total vacancy rate of 10.8% and average asking rents of $16.49 per square foot, all as of the second quarter of 2015. The Northern Burlington County submarket had an office inventory of approximately 7.2 million square feet, a total vacancy rate of 9.9% and average asking rents of $14.65 per square foot, all as of the second quarter of 2015. The current in-place office triple-net rental rate at the property is $12.26 per square foot, which is in line with the appraisal’s concluded starting triple-net market rental rate of $12.25 per square foot.

Historical and Current Occupancy(1)
2011	2012	2013	2014	Current(2)
82.8%	75.7%	84.8%	83.1%	82.0%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of September 1, 2015.

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ANNEX A-3	JPMBB 2015-C32

Gateway Business Park

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
Canon Financial Services, Inc.	Aa1 / AA / NA	50,030	9.7%	$11.85	11.3%	7/31/2016
Jacobs Engineering Group Inc.(3)	NA / NA / NA	40,115	7.8%	$12.50	9.5%	12/31/2025
Virtua-West Jersey Health SY	NA / NA / NA	30,196	5.9%	$12.00	6.9%	3/31/2019
Middough Inc.	NA / NA / NA	26,498	5.2%	$13.50	6.8%	9/30/2017
Taylor, Wiseman Taylor	NA / NA / NA	25,545	5.0%	$13.50	6.6%	4/30/2018
SodaStream(4)	NA / NA / NA	19,899	3.9%	$13.50	5.1%	10/31/2019
Brandywine Senior Care, Inc.	NA / BBB- / NA	19,784	3.8%	$12.75	4.8%	9/19/2017
BAE Systems Mission Solution(5)	Baa2 / BBB+ / BBB+	18,437	3.6%	$11.25	3.9%	11/30/2019
S.J. Surgical Center	NA / NA / NA	17,000	3.3%	$12.75	4.1%	07/31/2020
Lyons & Doughty & Velduis, P.C.	NA / NA / NA	15,513	3.0%	$13.50	4.0%	06/30/2018
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Jacobs’ current lease expiration date is June 30, 2016. According to the loan sponsor, a lease amendment is currently being negotiated to extend the lease through December 31, 2025. Through an August 24, 2015 signed lease estoppel, the tenant confirmed it expects to enter into the amendment. According to the draft lease amendment, with one year’s written notice, Jacobs will have the one-time right to terminate the space on June 30, 2021.
(4)	SodaStream has a one-time right to terminate its lease on April 1, 2017 by providing written notice no later than the last day of April 2016. The tenant shall pay the unamortized portion of tenant improvements and leasing commissions, legal fees and rent concessions for the first three years of the lease term using an interest rate of 6.0%.
(5)	BAE Systems Mission Solution, starting in the calendar year 2016 has a continuing option to terminate its lease on December 31 of each year by providing (i) six months written notice and (ii) simultaneously paying a termination fee equal to $17,284.69 and the then unamortized portion of tenant improvements and leasing commissions.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	92,536	18.0%	NAP	NAP	92,536	18.0%	NAP	NAP
2015 & MTM	1	5,195	1.0	$0	0.0%	97,731	19.0%	$0	0.0%
2016	6	83,507	16.2	1,029,649	19.6	181,238	35.3%	$1,029,649	19.6%
2017	8	89,205	17.4	1,128,963	21.5	270,443	52.6%	$2,158,612	41.1%
2018	5	54,605	10.6	722,084	13.7	325,048	63.2%	$2,880,696	54.8%
2019	4	79,180	15.4	974,167	18.5	404,228	78.6%	$3,854,863	73.3%
2020	4	38,243	7.4	534,125	10.2	442,471	86.1%	$4,388,988	83.5%
2021	3	17,196	3.3	192,418	3.7	459,667	89.4%	$4,581,406	87.2%
2022	1	14,265	2.8	173,711	3.3	473,932	92.2%	$4,755,117	90.5%
2023	0	0	0.0	0	0.0	473,932	92.2%	$4,755,117	90.5%
2024	0	0	0.0	0	0.0	473,932	92.2%	$4,755,117	90.5%
2025(2)	1	40,115	7.8	501,438	9.5	514,047	100.0%	$5,256,555	100.0%
2026 & Beyond	0	0	0	0	0.0	514,047	100.0%	$5,256,555	100.0%
Total	33	514,047	100.0%	$5,256,555	100.0%
(1)	Based on the underwritten rent roll.
(2)	Jacobs’ leases 40,115 square feet and their current leases expires June 30, 2016. According to the loan sponsor, a lease amendment is currently being negotiated to extend the lease through December 31, 2025 and as such, has been included in the 2025 rollover line. Through an August 24, 2015 signed lease estoppel, the tenant confirmed it expects to enter into the amendment.

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ANNEX A-3	JPMBB 2015-C32

Gateway Business Park

Operating History and Underwritten Net Cash Flow
	2012	2013	2014	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$5,059,137	$5,022,377	$5,253,895	$5,184,734	$5,256,555	$10.23	57.6%
Vacant Income	0	0	0	0	1,133,566	2.21	12.4
Gross Potential Rent	$5,059,137	$5,022,377	$5,253,895	$5,184,734	$6,390,121	$12.43	70.0%
Total Reimbursements	2,286,828	2,484,745	3,003,102	3,160,323	2,736,892	5.32	30.0
Net Rental Income	$7,345,965	$7,507,122	$8,256,997	$8,345,058	$9,127,013	$17.76	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(1,133,566)	(2.21)	(12.4)
Other Income	13,959	11,565	11,610	11,610	11,610	0.02	0.1
Effective Gross Income	$7,359,925	$7,518,687	$8,268,607	$8,356,668	$8,005,057	$15.57	87.7%

Total Expenses(3)	$2,651,357	$2,649,032	$3,446,368	$3,612,471	$3,100,556	$6.03	38.7%

Net Operating Income	$4,708,568	$4,869,655	$4,822,239	$4,744,197	$4,904,501	$9.54	61.3%

Total TI/LC, Capex/RR	0	0	0	0	293,916	0.57	3.7

Net Cash Flow	$4,708,568	$4,869,655	$4,822,239	$4,744,197	$4,610,586	$8.97	57.6%
(1)	TTM column represents the trailing 12-months ended May 31, 2015.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	2014 Total Expenses and TTM Total Expenses are higher than recent historical periods as a result of increased snow and trash removal costs.

Property Management. The property is managed by EY&S Management 2011 Inc., a New York corporation and affiliate of the loan sponsor.

Escrows and Reserves. At origination, the borrower deposited into escrow $2.0 million for future tenant improvement and leasing commissions, $1,007,678 for outstanding tenant improvements, $204,435 for real estate taxes, $67,822 for free rent reserves and $38,347 for insurance reserves.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payment which currently equates to $103,770.

Insurance Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual insurance premium, which currently equates to $12,231.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $8,567 (approximately $0.20 per square foot annually) for replacement reserves.

TI/LC Reserves - At closing, the borrower reserved $2.0 million for future tenant improvements and leasing commissions and, if the total amount on deposit decreases to less than $1,000,000, then on a monthly basis, the borrower is required to escrow $21,419 (approximately $0.50 per square foot annually). The reserve is subject to a $1,000,000 cap (approximately $1.95 per square foot annually).

Lockbox / Cash Management. The loan is structured with a CMA lockbox. At origination, the borrower was required to send tenant direction letters to tenants instructing them to deposit all rents and payments directly to the lockbox account controlled by the lender. During the continuance of a Triggering Event (as defined below), all funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed on each monthly payment date during the term of the loan in accordance with the loan documents. To the extent that there is a Triggering Event continuing, all excess cash flow after payment of debt service, required reserves and operating expenses will be held as additional collateral for the loan.

A “Triggering Event” means the period commencing upon the earlier of: (i) an event of default and (ii) the debt service coverage ratio, as calculated in the loan documents, is less than 1.15x.

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ANNEX A-3	JPMBB 2015-C32

U-Haul Portfolio

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ANNEX A-3	JPMBB 2015-C32

U-Haul Portfolio

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ANNEX A-3	JPMBB 2015-C32

U-Haul Portfolio

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ANNEX A-3	JPMBB 2015-C32

U-Haul Portfolio

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ANNEX A-3	JPMBB 2015-C32

U-Haul Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	JPMCB	Single Asset / Portfolio:	Portfolio
Credit Assessment		Title:	Fee / Leasehold
(Moody’s / Fitch / DBRS / KBRA)(2):	Aaa / AAA / AAA / AA-	Property Type - Subtype:	Self Storage – Self Storage
Original Principal Balance(1):	$50,000,000	Net Rentable Area (SF):	2,663,398
Cut-off Date Principal Balance(1):	$49,666,409	Location:	Various, Various
% of Pool by IPB:	4.3%	Year Built / Renovated:	Various / Various
Loan Purpose:	Recapitalization	Occupancy:	92.9%
Borrowers(3):	Various	Occupancy Date:	6/1/2015
Sponsor:	AMERCO	Number of Tenants:	N/A
Interest Rate:	4.86500%	2012 NOI(5):	$24,458,546
Note Date:	8/12/2015	2013 NOI(5):	$26,788,260
Maturity Date:	9/1/2035	2014 NOI(5):	$29,698,899
Interest-only Period:	None	TTM NOI (as of 6/2015):	$31,725,731
Original Term(4):	240 months	UW Economic Occupancy:	89.0%
Original Amortization(4):	240 months	UW Revenues(6):	$43,890,317
Amortization Type:	Fully Amortizing	UW Expenses:	$13,920,199
Call Protection(4):	L(25),Def (211),O(4)	UW NOI:	$29,970,118
Lockbox:	CMA	UW NCF:	$29,178,385
Additional Debt(1):	Yes	Appraised Value / Per SF(7):	$458,000,000 / $172
Additional Debt Balance(1):	$108,666,409 / $111,000,000	Appraisal Date(7):	Various
Additional Debt Type(1):	Pari Passu / Subordinate Debt

Escrows and Reserves(8)				Financial Information(1)
	Initial	Monthly	Initial Cap		Pari Passu Debt	Whole Loan
Taxes:	$2,242,110	Springing	N/A	Cut-off Date Loan / SF:	$59	$101
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$0	$2
Replacement Reserves:	$994,102	Springing	$994,102	Cut-off Date LTV(7):	34.6%	58.8%
TI/LC:	$0	$0	N/A	Maturity Date LTV:	0.0%	0.9%
Other:	$479,829	$0	N/A	UW NCF DSCR:	1.86x	1.38x
				UW NOI Debt Yield:	18.9%	11.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$270,000,000	100.0%	Return of Equity(9)	$259,597,582	96.1%
			Closing Costs	6,686,377	2.5
			Upfront Reserves	3,716,041	1.4
Total Sources	$270,000,000	100.0%	Total Uses	$270,000,000	100.0%
(1)	The U-Haul Portfolio is part of a loan co-originated by JPMCB and Morgan Stanley Bank, N.A. and is comprised of (i) a mortgage loan with an aggregate original principal balance of $50.0 million, (ii) two companion loans, each of which is pari passu with the U-Haul Portfolio Mortgage Loan (each such companion loan comprised of one or more pari passu notes), with an aggregate original principal balance of approximately $109.0 million and (iii) a subordinate companion loan (comprised of two pari passu notes) with an aggregate original principal balance of $111.0 million. The Financial Information presented in the chart above reflects the approximately $158.3 million aggregate Cut-off Date balance of the U-Haul Portfolio Mortgage Loan and the U-Haul Portfolio Pari Passu Companion Loans and the aggregate Cut-off Date balance of the approximately $269.3 million U-Haul Portfolio Whole Loan.
(2)	Moody’s, Fitch, DBRS and KBRA have confirmed that the U-Haul Portfolio Mortgage Loan has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with an investment grade obligation.
(3)	For a full description of the borrowers, please refer to “The Borrowers” below.
(4)	The U-Haul Portfolio Whole Loan has a 20-year original and amortization term; however, the U-Haul Portfolio Mortgage Loan, which is included in the JPMBB 2015-C32 Trust, is scheduled to fully amortize over 10 years. The lockout period will be at least 25 payments beginning with and including the first payment date of October 1, 2015. Defeasance of the U-Haul Portfolio Whole Loan is permitted two years from the closing date of the securitization that includes the last U-Haul Portfolio pari passu note to be securitized.
(5)	The annual increases in NOI are due to increases in rents in place and other income. Other income includes U-Box net income (portable storage boxes), third party lease income (cell towers, billboards and other signage), intercompany lease income (truck and trailer repair shops, marketing company offices, third-party retail centers, manufacturing shops and administrative offices), net sales (moving and storage supplies), U-Move net commissions (rentals of moving trucks, moving trailers and other moving equipment) and miscellaneous income (shipping costs, package insurance and other income).
(6)	UW Revenues includes other income. Approximately 21.8% of the TTM NOI was attributable to such sources.
(7)	CBRE, Inc. appraised the U-Haul Portfolio as of June 11, 2015 on a portfolio basis and on a property-by-property basis as of various dates in May or June 2015. The U-Haul Portfolio value was appraised at $458,000,000, which is reflective of the value of the U-Haul Portfolio as a whole, if sold in its entirety to a single buyer. The aggregate value of the individual properties totaled $424,700,000. The Cut-off Date LTV ratio for the Whole Loan based on the aggregate value of the individual properties is 63.4%.
(8)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(9)	The most recent prior financing of the U-Haul Portfolio was included as part of a cross-collateralized and cross-defaulted loan group in the MSC 2005-HQ6 and WBCMT 2005-C20 transactions as U-Haul I, U-Haul III, U-Haul IV and U-Haul VI. The prior financing of $125,116,005 was repaid in full in January 2015.

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ANNEX A-3	JPMBB 2015-C32

U-Haul Portfolio

The Loan. The U-Haul Portfolio Whole Loan is secured by a first mortgage lien on the borrowers’ fee simple interests and, in certain cases, leasehold interests in a 2,663,398 square foot, 32,519-unit self-storage portfolio consisting of 105 properties and 319 recreational vehicle (“RV”) parking spaces located across 35 states. The U-Haul Portfolio loan is evidenced by a non-controlling pari passu note with an aggregate outstanding principal balance as of the Cut-off Date of approximately $49.7 million (the “U-Haul Portfolio Mortgage Loan”), and represents a portion of a fixed rate loan in the aggregate original principal balance of $270.0 million (the “U-Haul Portfolio Whole Loan” or “Whole Loan”) which was co-originated by JPMCB and Morgan Stanley Bank, N.A. The U-Haul Portfolio Mortgage Loan is pari passu with two companion loans (such companion loans being comprised in the aggregate of three pari passu notes) with an aggregate outstanding principal balance as of the Cut-off Date of approximately $108.7 million (the “U-Haul Portfolio Pari Passu Companion Loans”) and a subordinate companion loan (comprised of two pari passu notes) with an aggregate outstanding principal balance as of the Cut-off Date of $111.0 million (the “U-Haul Portfolio Subordinate Companion Loan” and, together with the U-Haul Portfolio Pari Passu Companion Loans, the “U-Haul Portfolio Companion Loans”). The U-Haul Portfolio Companion Loans are not included in the JPMBB 2015-C32 Trust.

The U-Haul Portfolio Mortgage Loan and the related U-Haul Portfolio Pari Passu Companion Loans are pari passu in right of payment with each other and are generally senior in right of payment to the U-Haul Portfolio Subordinate Companion Loan, each as and to the extent described in “Description of the Mortgage Pool—The Whole Loans—The U-Haul Portfolio Whole Loan” in the Free Writing Prospectus. One of the U-Haul Portfolio Pari Passu Companion Loans and the U-Haul Subordinate Companion Loan are being contributed to a private CMBS securitization that governs the servicing and administration of the U-Haul Portfolio Whole Loan. The remaining U-Haul Portfolio Pari Passu Companion Loan is expected to be included in a separate securitization in the future. The holder of the U-Haul Portfolio Companion Loans being contributed to the private CMBS securitization (the “Controlling Noteholder”) will be the trustee (the “U-Haul Portfolio Trustee”) under the trust and servicing agreement (the “U-Haul Portfolio Trust and Servicing Agreement”) entered into in connection with such private CMBS securitization. The U-Haul Portfolio Trustee (or, prior to the occurrence and continuance of a control event under the U-Haul Portfolio Trust and Servicing Agreement, the controlling class representative under the U-Haul Portfolio Trust and Servicing Agreement) will be entitled to exercise all of the rights of the Controlling Noteholder with respect to the U-Haul Portfolio Whole Loan. The U-Haul Portfolio Whole Loan has a 20-year original and amortization term; however, the U-Haul Portfolio Mortgage Loan, which is included in the JPMBB 2015-C32 Trust, is scheduled to fully amortize over 10 years. The previous existing debt was securitized in the MSC 2005-HQ6 and WBCMT 2005-C20 transactions.

The Borrowers. The borrowing entities for the U-Haul Portfolio Whole Loan are U-Haul Co. of Florida 8, LLC, U-Haul Co. of Florida 9, LLC, U-Haul Co. of Florida 10, LLC, UHIL 8, LLC, UHIL 9, LLC, UHIL 10, LLC, UHIL 13, LLC, AREC 8, LLC, AREC 9, LLC, AREC 10, LLC and AREC 13, LLC, each a Delaware limited liability company and special purpose entity.

The Sponsor. The U-Haul Portfolio Whole Loan sponsor and nonrecourse carve-out guarantor is AMERCO (NASDAQ: UHAL), which serves as the holding company for U-Haul International, Inc. (“U-Haul”). U-Haul is one of the largest North American operators of self-storage facilities and has been serving do-it-yourself movers since its founding in 1945. U-Haul operates more than 491,000 self-storage units, comprising approximately 44.2 million square feet of storage space with locations in 49 U.S. states and 10 Canadian provinces. U-Haul locations provide customers with a variety of moving and storage supplies including self-storage, packing supplies and truck and trailer rentals.

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ANNEX A-3	JPMBB 2015-C32

U-Haul Portfolio

The Portfolio. The U-Haul Portfolio is comprised of 105 cross-collateralized self-storage facilities located across 35 states with an aggregate of 32,519 units and 319 RV parking spaces totaling approximately 2,663,398 square feet excluding space associated with the 319 RV parking spaces. The U-Haul Portfolio properties were constructed between 1900 and 2014 and, as of June 1, 2015, were 92.9% occupied.

The U-Haul Portfolio properties are geographically diverse, with 26 properties (29.9% of the portfolio by Cut-off Date allocated Whole Loan amount) located in the Northeast, 21 properties located in the South/Southwest (24.1%), 25 properties located in the Midwest (17.1%), 16 properties located in the West (15.5%) and 17 properties located in the South Atlantic (13.5%).

The top five states by Cut-off Date allocated Whole Loan amount include New York (seven properties; 14.1% of the portfolio by Cut-off Date allocated Whole Loan amount), Texas (nine properties; 11.7%), Pennsylvania (seven properties; 8.4%), California (eight properties; 7.1%) and Ohio (seven properties; 3.8%).

Historical and Current Occupancy(1)
2012	2013	2014	Current(2)
83.1%	84.2%	86.4%	92.9%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of June 1, 2015.

Geographic Summary
State	Cut-off Date Whole Loan Amount	Property Count	Units	RV Parking Spaces	Net Rentable Area (SF)	Occupancy(1)	% Climate- Controlled	Underwritten NCF	% of Underwritten NCF
New York	$37,955,190	7	2,757	0	182,978	95.4%	44.3%	$3,740,373	12.8%
Texas	$31,645,179	9	3,761	1	306,886	93.8%	62.3%	$3,586,426	12.3
Pennsylvania	$22,528,958	7	2,640	17	203,305	95.2%	61.3%	$2,111,339	7.2
California	$19,247,118	8	1,570	74	115,572	93.6%	43.2%	$1,813,974	6.2
Ohio	$10,115,042	7	1,841	26	175,048	94.4%	26.6%	$1,391,450	4.8
Michigan	$10,067,479	5	1,942	0	153,764	92.0%	46.0%	$1,484,379	5.1
North Carolina	$9,671,122	3	1,160	7	108,211	96.1%	27.2%	$1,078,344	3.7
Illinois	$8,789,623	3	746	0	53,629	95.0%	70.9%	$804,301	2.8
Louisiana	$8,275,944	2	1,077	6	93,175	89.4%	53.7%	$882,437	3.0
Florida	$7,616,405	3	1,102	0	106,914	76.2%	33.7%	$704,063	2.4
Other	$103,420,758	51	13,923	188	1,163,917	93.1%	30.6%	$11,581,298	39.7
Total / Wtd. Avg.	$269,332,819	105	32,519	319	2,663,398	92.9%	40.9%	$29,178,385	100.0%

(1)	Occupancy figures are based on the Net Rentable Area (SF) and excludes square feet associated with RV parking spaces.

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ANNEX A-3	JPMBB 2015-C32

U-Haul Portfolio

Portfolio Summary
						Unit Type
#	Property	Location	Cut-off Date Whole Loan Amount	% of Cut-off Date Whole Loan Amount	Net Rentable Area (SF)	Regular	Climate Controlled	Total	RV Spaces	TTM June 2015 Occupancy(1)	Underwritten NCF	% of Underwritten NCF	Appraised Value(2)	% of Appraised Value
1	Flushing	Flushing, NY	$16,932,391	6.3%	58,278	861	0	861	0	99.8%	$1,735,204	5.9%	$26,700,000	6.3%
2	Grand Concourse	Bronx, NY	12,778,564	4.7	52,774	394	564	958	0	98.7%	1,097,469	3.8	20,150,000	4.7
3	Ben White	Austin, TX	7,736,898	2.9	69,711	369	512	881	0	99.4%	1,022,456	3.5	12,200,000	2.9
4	Quail Springs	Oklahoma City, OK	7,483,229	2.8	80,325	576	352	928	0	93.6%	751,120	2.6	11,800,000	2.8
5	Mile High Station	Denver, CO	6,468,554	2.4	45,641	121	469	590	0	96.0%	689,839	2.4	10,200,000	2.4
6	Philadelphia	Philadelphia, PA	6,468,554	2.4	47,040	0	917	917	0	96.7%	588,312	2.0	10,200,000	2.4
7	26th & Indian School Road	Phoenix, AZ	6,310,011	2.3	37,692	74	365	439	75	96.4%	576,993	2.0	9,950,000	2.3
8	Wilkes-Barre	Wilkes Barre Township, PA	5,866,090	2.2	93,753	724	181	905	17	93.2%	624,266	2.1	9,250,000	2.2
9	Lafayette	Lafayette, LA	5,834,382	2.2	54,875	335	362	697	0	86.2%	654,207	2.2	9,200,000	2.2
10	Ashley Rd	Charlotte, NC	5,707,547	2.1	61,311	458	304	762	0	94.8%	651,769	2.2	9,000,000	2.1
11	Woodlake	San Antonio, TX	5,073,375	1.9	50,775	306	327	633	0	97.6%	583,330	2.0	8,000,000	1.9
12	Spring	Spring, TX	5,009,958	1.9	47,965	254	324	578	0	79.4%	511,977	1.8	7,900,000	1.9
13	Kingwood	Kingwood, TX	4,724,581	1.8	34,425	37	417	454	0	96.3%	515,490	1.8	7,450,000	1.8
14	Evanston	Evanston, IL	4,692,872	1.7	30,329	0	429	429	0	99.3%	468,865	1.6	7,400,000	1.7
15	Inglewood	Inglewood, CA	4,661,164	1.7	13,560	177	42	219	0	98.2%	437,903	1.5	7,350,000	1.7
16	Pelham	Pelham, AL	4,280,661	1.6	60,872	305	210	515	27	96.1%	560,747	1.9	6,750,000	1.6
17	Fort Pierce	Fort Pierce, FL	4,042,846	1.5	69,284	397	175	572	0	70.1%	294,646	1.0	6,375,000	1.5
18	Waverly Rd	Lansing, MI	3,963,575	1.5	57,530	409	202	611	0	97.1%	577,099	2.0	6,250,000	1.5
19	South Central	Los Angeles, CA	3,760,640	1.4	18,268	160	112	272	0	97.8%	380,670	1.3	5,930,000	1.4
20	New Utrecht Ave	Brooklyn, NY	3,678,197	1.4	9,441	0	175	175	0	82.6%	316,496	1.1	5,800,000	1.4
Top 20 Subtotal / Weighted Average			$125,474,087	46.6%	993,849	5,957	6,439	12,396	119	94.0%	$13,038,859	44.7%	$197,855,000	46.6%
Top 50 Subtotal / Weighted Average			$202,513,293	75.2%	1,782,001	12,369	9,114	21,483	213	94.1%	$21,680,710	74.3%	$319,335,000	75.2%
Total / Weighted Average(2)			$269,332,819	100.0%	2,663,398	18,902	13,298	32,519	319	92.9%	$29,178,385	100.0%	$424,700,000	100.0%
(1)	TTM June 2015 Occupancy figures are based on the Net Rentable Area (SF) for each property and exclude square feet associated with RV parking spaces.
(2)	CBRE, Inc. appraised the U-Haul Portfolio as of June 11, 2015 on a portfolio basis and on a property-by-property basis as of various dates in May or June 2015. The U-Haul Portfolio value was appraised at $458,000,000, which is reflective of the value of the U-Haul Portfolio as a whole, if sold in its entirety to a single buyer. The aggregate value of the individual properties totaled $424,700,000.

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ANNEX A-3	JPMBB 2015-C32

U-Haul Portfolio

Flushing. The Flushing property is a five-story, 58,278 square foot, 861-unit self-storage facility located in Flushing, New York, approximately 14.6 miles northeast of the New York City central business district. Situated on a 2.91-acre site, the property was originally constructed in 1928. The area surrounding the property represents a mix of industrial and commercial uses including retail, single family and multifamily development. The tenant mix at the property is comprised of residential (85.0%), commercial (10.0%) and student tenants (5.0%). According to the appraisal, the trade area consisting of a one-, three- and five-mile radius contained 96,038, 758,673 and 1,690,306 people, respectively, with an estimated average household income of $56,184, $70,477 and $72,036, respectively, as of 2015.

Grand Concourse. The Grand Concourse property is a four-story, 52,774 square foot, 958-unit self-storage facility located in Bronx, New York, approximately 10.5 miles northeast of the New York City central business district. Situated on a 1.79-acre site, the property was originally constructed in 1928. The area surrounding the property consists primarily of multifamily housing and mixed use residential/commercial properties. The tenant mix at the property is comprised of residential (90.0%), commercial (5.0%) and student tenants (5.0%). According to the appraisal, the trade area consisting of a one-, three- and five-mile radius contained 175,397, 1,276,778 and 2,724,845 people, respectively, with an estimated average household income of $46,543, $66,893 and $83,109, respectively, as of 2015.

Ben White. The Ben White property is a three-story, 69,711 square foot, 881-unit self-storage facility located in Austin, Texas, approximately five miles north of the Austin central business district. Situated on a 4.13-acre site, the property was originally constructed in 1979 and subsequently renovated in 2012. The area surrounding the property consists of a mix of commercial and light industrial businesses. The tenant mix is not tracked at the property. According to the appraisal, the trade area consisting of a one-, three- and five-mile radius contained 15,067, 154,474 and 313,846 people, respectively, with an estimated average household income of $53,487, $60,074 and $67,433, respectively, as of 2015.

Quail Springs. The Quail Springs property is an 80,325 square foot, 928-unit self-storage facility consisting of 11 buildings located in Oklahoma City, Oklahoma, approximately five miles north of the Oklahoma City central business district. Situated on a 5.15-acre site, the property was originally constructed in 1997 and subsequently renovated in 2011. The tenant mix at the property is comprised of residential (70.0%), commercial (20.0%), student (5.0%) and military tenants (5.0%). The area surrounding the property consists primarily of single family residential properties. According to the appraisal, the trade area consisting of a one-, three- and five-mile radius contained 4,313, 76,247 and 171,137 people, respectively, with an estimated average household income of $93,136, $ 68,290 and $77,054, respectively, as of 2015.

Mile High Station. The Mile High Station property is a three-story, 45,641 square foot, 590-unit self-storage facility located in Denver, Colorado, approximately 1.7 miles west of the Denver central business district. Situated on a 1.73-acre site, the property was originally constructed in 1928 and subsequently expanded in 1984. The tenant mix at the property is comprised of residential (70.0%), commercial (20.0%), student (5.0%) and military tenants (5.0%). The property is located adjacent to Sports Authority Field, which is home to the National Football League’s Denver Broncos. The remaining area surrounding the property consists primarily of single family residential properties. According to the appraisal, the trade area consisting of a one-, three- and five-mile radius contained 12,845, 228,851 and 463,541 people, respectively, with an estimated average household income of $47,708, $68,319 and $74,900, respectively, as of 2015.

Philadelphia. The Philadelphia property is an eight-story, 47,040 square foot, 917-unit self-storage facility located in Philadelphia, Pennsylvania. Situated on a 0.28-acre site, the property was originally constructed in 1927 and subsequently renovated in 1996. The tenant mix at the property is comprised of residential (85.0%), commercial (13.0%), student (1.0%) and military tenants (1.0%). The area surrounding the property is comprised of office, industrial and commercial uses. According to the appraisal, the trade area consisting of a one-, three- and five-mile radius contained 71,606, 485,927 and 961,740 people, respectively, with an estimated average household income of $83,329, $59,058 and $51,370, respectively, as of 2015.

26th & Indian School Road. The 26th & Indian School Road property is a two-story, 37,692 square foot, 439-unit self-storage facility located in Phoenix, Arizona, approximately three miles northeast of the Phoenix central business district. Situated on a 4.23-acre site, the property was originally constructed in 1970. The tenant mix at the property is comprised of residential (79.0%), commercial (20.0%) and military tenants (1.0%). The area surrounding the property consists of a mix of industrial and commercial uses including retail, single family and multifamily development. According to the appraisal, the trade area consisting of a one-, three- and five-mile radius contained 20,249, 148,512 and 295,808 people, respectively, with an estimated average household income of $52,820, $57,196 and $60,069, respectively, as of 2015.

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U-Haul Portfolio

Wilkes-Barre. The Wilkes-Barre property is a 93,753 square foot, 905-unit self-storage facility consisting of 14 buildings located in Wilkes-Barre, Pennsylvania, approximately one mile south of the downtown Wilkes-Barre Township central business district. Situated on a 10.03-acre site, the property was originally constructed in 1984 and subsequently renovated in 1988. The tenant mix at the property is comprised of residential (70.0%), commercial (20.0%), student (5.0%) and military tenants (5.0%). The area surrounding the property consists primarily of commercial and industrial properties. According to the appraisal, the trade area consisting of a one-, three- and five-mile radius contained 4,063, 59,153 and 110,799 people, respectively, with an estimated average household income of $42,186, $52,088 and $54,694, respectively, as of 2015.

Operating History and Underwritten Net Cash Flow
	2012	2013	2014	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$26,105,361	$28,950,729	$31,566,215	$34,323,112	$34,522,064	$12.96	70.0%
Vacant Income	0	0	0	0	4,913,583	1.84	10.0
Gross Potential Rent	$26,105,361	$28,950,729	$31,566,215	$34,323,112	$39,435,647	$14.81	80.0%
Other Income(3)	9,588,183	9,436,612	10,204,163	9,567,205	9,860,414	3.70	20.0
Net Rental Income	$35,693,545	$38,387,341	$41,770,378	$43,890,317	$49,296,061	$18.51	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(5,405,744)	(2.03)	(11.0)
Effective Gross Income	$35,693,545	$38,387,341	$41,770,378	$43,890,317	$43,890,317	$16.48	89.0%

Total Expenses	$11,234,998	$11,599,082	$12,071,479	$12,164,586	$13,920,199	$5.23	31.7%

Net Operating Income(4)	$24,458,546	$26,788,260	$29,698,899	$31,725,731	$29,970,118	$11.25	68.3%

Total TI/LC, Capex/RR	0	0	0	0	791,733	0.30	1.8
Net Cash Flow	$24,458,546	$26,788,260	$29,698,899	$31,725,731	$29,178,385	$10.96	66.5%

(1)	The TTM column represents the trailing 12-months ending on June 30, 2015.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(3)	Other Income includes U-Box net income (portable storage boxes), third party lease income (cell towers, billboards and other signage), intercompany lease income (truck and trailer repair shops, marketing company offices, third-party retail centers, manufacturing shops and administrative offices), net sales (moving and storage supplies), U-Move net commissions (rentals of moving trucks, moving trailers and other moving equipment) and miscellaneous income (shipping costs, package insurance and other income).
(4)	The annual increases in Net Operating Income are due to increases in Rents in Place and Other Income.

Property Management. The portfolio will be managed by various affiliates of the borrowers. Each of the management agreements commenced on August 12, 2015, for a term ending on the later of (i) the last day of the 240th month following the applicable commencement date or (ii) the date on which the U-Haul Portfolio Whole Loan is repaid or prepaid in full or matures. The management agreements provide for a contractual fee of 4.0% of the gross income, payable on a monthly basis. The management fees related to the U-Haul Portfolio properties are subordinate to the liens and interests of the U-Haul Portfolio Whole Loan.

Escrows and Reserves. At origination, the borrowers deposited into escrow approximately $2.2 million for real estate taxes, $994,102 for replacement reserves and $479,829 for required repairs.

Tax Escrows - The requirement for the borrowers to make monthly deposits into the tax escrow is waived so long as no event of default exists, the borrowers deposit into escrow an amount sufficient to pay taxes for a period of six months and the lender receives evidence that the borrower has paid all taxes when due.

Insurance Escrows - The requirement for the borrowers to make deposits to the insurance escrow is waived so long as no event of default has occurred and is continuing and either (i) the borrowers provide satisfactory evidence that the property is insured as part of a blanket policy in accordance with the loan documents or (ii) the borrowers deposit an amount sufficient to pay premiums for a period of six months.

Replacement Reserves - On a monthly basis, the borrowers are required to escrow approximately $63,615 (approximately $23.47 per unit annually) for replacement reserves. The reserve is subject to a cap of $994,102 (approximately $30.57 per unit annually).

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U-Haul Portfolio

Lockbox / Cash Management. The U-Haul Portfolio Whole Loan is structured with a CMA lockbox. The borrowers are required to cause the property managers to deposit all revenues into the lockbox account controlled by the lender. Funds deposited into the deposit account will be disbursed to the borrowers’ operating account until the occurrence of a Cash Sweep Period (as defined below). During a Cash Sweep Period, the funds in the deposit account will be swept to a segregated cash management account under the control of the lender. After the occurrence and during the continuance of a Cash Sweep Period, the funds in the deposit account will be disbursed in accordance with the Whole Loan documents.

A “Cash Sweep Period” means (i) an event of default; (ii) a DSCR Trigger Event (as defined below); (iii) a Tax/Insurance Trigger Event (as defined below) or (iv) any bankruptcy action of the property managers.

A “DSCR Trigger Event” is in effect if the Whole Loan debt service coverage ratio (as calculated in the U-Haul Portfolio Whole Loan documents) is less than 1.10x for two consecutive calendar quarters, and it will end if the Whole Loan debt service coverage ratio is at least 1.10x for four consecutive calendar quarters.

A “Tax/Insurance Trigger Event” means either(i) the borrowers’ failure to provide timely evidence of payment of taxes or (ii) the borrowers’ failure to provide timely evidence that the properties are insured, each in accordance with the provisions of the U-Haul Portfolio Whole Loan documents.

Alterations. The borrowers are allowed to perform alterations at an individual property, provided that, among other conditions, such alterations will not have a material adverse effect on the borrowers’ financial condition, the value of the applicable property or the applicable property’s net operating income, and provided further that such alterations are made in connection with (i) the restoration of a property after the occurrence of a casualty or condemnation in accordance with the terms and provisions of the loan documents, or (ii) the construction of additional storage units, U-Box storage or other ancillary U-Haul business purposes on the property in compliance with the terms and conditions of the loan documents and that such alterations (a) comply with certain legal requirements and (b) do not require the borrowers to incur any additional indebtedness to undertake such construction. Following completion of any such improvements at any individual property, the borrowers will provide to the lender an as-built survey and an endorsement to the lender’s loan policy of title insurance updating the effective date of such policy to the date of such endorsement and showing no liens or encumbrances other than (1) permitted encumbrances and (2) the lien for current real estate taxes not yet due and payable.

After Acquired Adjacent Property. The borrowers may acquire vacant properties adjacent and contiguous to an existing mortgaged property for expansion purposes, provided that, among other conditions, the borrowers provide the lender with: (i) an environmental report showing no hazardous materials or risk of contamination at the adjacent property, (ii) a new title insurance policy and current survey covering the adjacent property, (iii) evidence that the adjacent property is insured in accordance with the loan documents and (iv) evidence that the property is acquired for cash (i.e., without the incurrence of any debt). Any such after acquired adjacent property will be encumbered by the lien of the mortgage on the related mortgaged property.

After Acquired Leasehold Property. The borrowers may acquire a leasehold estate in property that is not contiguous to an existing property that is operated as a storage facility, provided that, among other conditions: (i) the borrowers deliver an environmental report showing no hazardous materials or risk of contamination at the adjacent property, a current survey and evidence that the adjacent property is insured in accordance with the loan documents, (ii) fee simple title in the acquired property is owned by an affiliate of the guarantor, (iii) the borrowers shall have executed and delivered to the lender a lease in the form attached to the loan agreement, which will not be recorded and (iv) the leased property is operated only as a remote storage facility, U-Box storage facility or vehicle storage facility with no office, showroom, retail or administrative uses.

Partial Releases. None.

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Frandor Shopping Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$40,500,000	Title:	Fee
Cut-off Date Principal Balance:	$40,393,787	Property Type - Subtype:	Retail - Anchored
% of Pool by IPB:	3.5%	Net Rentable Area (SF):	455,152
Loan Purpose:	Refinance	Location:	Lansing, MI
Borrower:	Lansing Retail Center L.L.C.	Year Built / Renovated(1):	Various / 1998
Sponsors:	F. Jerome Corr, Daniel L. Stern and	Occupancy:	94.3%
	Christopher G. Brochert	Occupancy Date:	7/28/2015
Interest Rate:	4.28700%	Number of Tenants:	68
Note Date:	8/3/2015	2012 NOI:	$3,311,579
Maturity Date:	8/6/2025	2013 NOI:	$3,644,933
Interest-only Period:	None	2014 NOI:	$3,580,644
Original Term:	120 months	TTM NOI (as of 6/2015)(2):	$3,587,314
Original Amortization:	360 months	UW Economic Occupancy:	94.2%
Amortization Type:	Balloon	UW Revenues:	$7,079,601
Call Protection:	L(26),Def(89),O(5)	UW Expenses:	$2,794,775
Lockbox:	CMA	UW NOI(2):	$4,284,826
Additional Debt:	N/A	UW NCF:	$3,970,353
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$57,000,000 / $125
Additional Debt Type:	N/A	Appraisal Date:	6/12/2015

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$89
Taxes:	$0	$56,853	N/A	Maturity Date Loan / SF:	$71
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	70.9%
Replacement Reserves:	$0	$9,961	$358,594	Maturity Date LTV:	57.0%
TI/LC:	$0	$16,667	$600,000	UW NCF DSCR:	1.65x
Other:	$1,448,764	$0	N/A	UW NOI Debt Yield:	10.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$40,500,000	100.0%	Payoff Existing Debt	$35,830,927	88.5%
			Upfront Reserves	1,448,764	3.6
			Closing Costs	1,330,866	3.3
			Tenancy TI & Build-out Costs	983,724	2.4
			Return of Equity	905,718	2.2
Total Sources	$40,500,000	100.0%	Total Uses	$40,500,000	100.0%
(1)	Frandor Shopping Center was built in various stages during the following years: 1954, 1955, 1957, 1962, 1976, 1982, 1998 and 1999.
(2)	UW NOI is higher than TTM NOI primarily due to (i) the execution of three new leases, TJ Maxx, Family Christian and Kirkland’s ($400,496) and (ii) Party City’s expansion space ($93,352).
(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Frandor Shopping Center loan has an outstanding principal balance of approximately $40.4 million and is secured by a first mortgage lien on the borrower’s fee interest in a 455,152 square foot anchored retail shopping center located in Lansing, Michigan. The loan has a 10-year term and will amortize on a 30-year schedule. The previous existing debt was securitized in the BACM 2006-1 transaction.

The Borrower. The borrowing entity for the loan is Lansing Retail Center L.L.C., a Michigan limited liability company and special purpose entity.

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ANNEX A-3	JPMBB 2015-C32

Frandor Shopping Center

The Sponsors. The loan sponsors and nonrecourse carve-out guarantors are F. Jerome Corr, a principal of Corr Commercial Real Estate, Inc.; and Daniel L. Stern and Christopher G. Brochert, both principals of Lormax Stern Development Company. Corr Commercial Real Estate, Inc. is a commercial real estate brokerage firm specializing in full service asset management, site development and lessee/buyer representation and manages approximately 500,000 square feet of retail space. Lormax Stern Development Company, based out of Michigan, has developed approximately 20.0 million square feet of shopping center space across four different states.

The Property. Frandor Shopping Center is a 455,152 square foot anchored retail shopping center located in Lansing, Michigan. The property was originally built in 1954, with various additions constructed in 1955, 1957, 1962, 1976, 1982, 1998 and 1999. Frandor Shopping Center consists of eight single-story buildings and one, two-story building located on approximately 35.1 acres at the intersection of Saginaw Street and US 127. According to the loan sponsor, an estimated 98,000 vehicles pass by the property daily, comprised of approximately 52,700 average daily vehicles on Saginaw Street and approximately 45,300 average daily vehicles on US 127. The shopping center is located approximately one mile from Michigan State University, which has a student population of approximately 50,000 students. The property contains 2,054 parking spaces with an overall parking ratio of 4.54 spaces per 1,000 square feet of net rentable area.

As of July 28, 2015, the property was 94.3% occupied by 68 tenants and anchored by Kroger, Jo-Ann Fabric and Craft, HomeGoods, Michaels and TJ Maxx. Forty-eight tenants have renewed their leases since their respective original lease dates. The weighted average lease term at the property for those tenants who have renewed is approximately 19.2 years. The largest tenant, Kroger, leases 8.0% of the net rentable area through June 2016 and has occupied its space since July 1976. Kroger exercised its fourth extension option in March 2011 and has two five-year extension options remaining. Kroger is one of the world’s largest grocery chains with fiscal year 2014 sales of approximately $108.5 billion. At the property, Kroger reported trailing 12-month sales as of June 2014 of $16.04 million or $443 per square foot, resulting in an occupancy cost of 0.9%. Kroger operates across the United States under nearly two dozen banners, which include formats such as grocery and multi-department stores, discount and convenience stores and jewelry stores. Kroger accounts for approximately 2.7% of the in-place base rent at the property. The second largest tenant, Jo-Ann Fabric and Craft, which currently subleases from Office Depot, leases 6.6% of the net rentable area through May 2019 and has occupied the space since March 2003. In August 2013, the tenant exercised its first extension option and has three five-year extension options remaining. Jo-Ann Fabric and Crafts is a privately run fabric and specialty craft retailer established in 1943. As of December 10, 2014, the company operates approximately 850 stores across 49 states. Jo-Ann Fabric and Craft accounts for approximately 7.6% of the in-place base rent at the property and reported 2014 sales of $147 per square foot, resulting in an occupancy cost of 8.8%. The third largest tenant, HomeGoods, leases 6.1% of the net rentable area through April 2020 and has occupied the space since April 2010. The lease has four five-year extension options remaining. HomeGoods is an American department store selling off-price home goods. HomeGoods is a subsidiary of The TJX Companies, Inc., a publicly traded company with approximately 3,300 stores across seven countries and approximately 198,000 employees. It was launched in 1992 and celebrated its 20th anniversary in 2012. HomeGoods accounts for approximately 4.4% of the in-place base rent at the property and reported fiscal year 2014 sales of $199 per square foot, resulting in an occupancy cost of 4.1%. Other tenants at the property include Michaels (5.3% of the net rentable area, lease expiration January 2021 and 4.9% of the in-place base rent) and TJ Maxx (4.8% of the net rentable area, lease expiration September 2025 and 3.9% of the in-place base rent).

Frandor Shopping Center is situated in northeast Ingham County, approximately two miles east of the Lansing central business district and one mile west of the East Lansing central business district. According to the appraisal, within the immediate area, Frandor Shopping Center represents the largest retail center. Other national retailers with a presence in the immediate area include Sears, Dunham’s and Staples among others. There is also a concentration of street front retail developments catering to Michigan State University along Grand River Avenue. Additionally, the property is located approximately five miles southeast of Capital City Airport. According to the appraisal, the property’s 2015 three-mile trade area contained approximately 99,469 people with an estimated average household income of $48,962. According to a third party information provider, the property is located within the East Lansing submarket of the West Michigan retail market. As of the first half of 2015, the East Lansing submarket contained approximately 7.2 million square feet of retail space and had a vacancy rate of 5.8%. The appraisal identified eight directly competitive retail properties built between 1959 and 2008 and ranging in size from 5,280 square feet to 142,600 square feet. The comparable retail properties reported occupancies ranging from 64.0% to 100.0% with a weighted average occupancy of approximately 96.0%. Average asking rents for the comparable properties range from $8.00 to $22.50 per square foot.

Historical and Current Occupancy(1)
2012	2013	2014	Current(2)
86.0%	90.0%	91.0%	94.3%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of July 28, 2015. Current occupancy includes 5,600 square feet for Party City who has been delivered the expansion space, but will not start paying rent until the earlier of the commencement of business or May 1, 2016.

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ANNEX A-3	JPMBB 2015-C32

Frandor Shopping Center

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Sales PSF(3)	Occupancy Costs(3)	Lease Expiration Date
Kroger	Baa2 / BBB / BBB	36,234	8.0%	$3.77	2.7%	$443	0.9%	6/30/2016
Jo-Ann Fabric and Craft	B3 / B / NA	30,077	6.6%	$13.00	7.8%	$147	8.8%	5/31/2019
HomeGoods	A2 / A+ / NA	27,759	6.1%	$8.11	4.5%	$199	4.1%	4/30/2020
Michaels	NA / B+ / NA	23,899	5.3%	$10.50	5.0%	NAV	NAV	1/31/2021
TJ Maxx	A2 / A+ / NA	21,805	4.8%	$9.25	4.0%	NAV	NAV	9/30/2025
Cost Plus (World Market)	Baa1 / A- / NA	18,434	4.1%	$14.50	5.3%	$187	7.8%	10/31/2022
Guitar Center	Caa2 / NA / NA	17,710	3.9%	$12.14	4.3%	NAV	NAV	2/28/2023
Trippers	NA / NA / NA	17,209	3.8%	$10.89	3.7%	NAV	NAV	6/30/2023
Party City(4)	NA / NA / NA	16,800	3.7%	$16.67	5.6%	NAV	NAV	1/31/2026
Tuesday Morning	NA / NA / NA	16,340	3.6%	$7.96	2.6%	$79	10.1%	1/31/2019
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Sales PSF and Occupancy Costs represent tenant reported sales for the 12-month period ending December 31, 2014 for Jo-Ann Fabric and Craft and the annual fiscal year reporting for Kroger, HomeGoods, Cost Plus (World Market) and Tuesday Morning.
(4)	Party City has been delivered their expansion space, but will not start paying rent until the earlier of the commencement of business or May 1, 2016.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	25,725	5.7%	NAP	NAP	25,725	5.7%	NAP	NAP
2015 & MTM	9	10,453	2.3	$129,877	2.6%	36,178	7.9%	$129,877	2.6%
2016	14	72,028	15.8	564,776	11.2	108,206	23.8%	$694,653	13.8%
2017	8	26,408	5.8	324,216	6.4	134,614	29.6%	$1,018,870	20.3%
2018	6	24,503	5.4	288,585	5.7	159,117	35.0%	$1,307,455	26.0%
2019	7	56,294	12.4	756,410	15.0	215,411	47.3%	$2,063,866	41.0%
2020	10	59,933	13.2	677,772	13.5	275,344	60.5%	$2,741,637	54.5%
2021	2	32,299	7.1	376,940	7.5	307,643	67.6%	$3,118,577	62.0%
2022	4	41,575	9.1	534,613	10.6	349,218	76.7%	$3,653,189	72.6%
2023	3	45,979	10.1	667,766	13.3	395,197	86.8%	$4,320,955	85.9%
2024	3	21,350	4.7	227,475	4.5	416,547	91.5%	$4,548,430	90.4%
2025	1	21,805	4.8	201,696	4.0	438,352	96.3%	$4,750,126	94.4%
2026 & Beyond	1	16,800	3.7	280,056	5.6	455,152	100.0%	$5,030,183	100.0%
Total	68	455,152	100.0%	$5,030,183	100.0%
(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2012	2013	2014	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$4,132,068	$4,077,368	$4,429,561	$4,493,877	$5,030,183	$11.05	67.2%
Vacant Income	0	0	0	0	255,910	0.56	3.4%
Gross Potential Rent	$4,132,068	$4,077,368	$4,429,561	$4,493,877	$5,286,093	$11.61	70.6%
Total Reimbursements	1,601,469	2,002,600	1,852,393	1,846,701	2,199,219	4.83	29.4%
Net Rental Income	$5,733,537	$6,079,968	$6,281,954	$6,340,578	$7,485,312	$16.45	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(435,899)	(0.96)	(5.8)--
Other Income (4)	22,266	10,497	22,871	30,188	30,188	0.07	0.4%
Effective Gross Income	$5,755,803	$6,090,465	$6,304,825	$6,370,766	$7,079,601	$15.55	94.6%

Total Expenses	$2,444,224	$2,445,532	$2,724,181	$2,783,452	$2,794,775	$6.14	39.5%

Net Operating Income	$3,311,579	$3,644,933	$3,580,644	$3,587,314	$4,284,826	$9.41	60.5%

Total TI/LC, Capex/RR	0	0	0	0	314,473	0.69	4.4%
Net Cash Flow	$3,311,579	$3,644,933	$3,580,644	$3,587,314	$3,970,353	$8.72	56.1%
(1)	The TTM column represents the trailing 12 months ended June 30, 2015.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Rents in Place are higher than TTM Rents in Place primarily due to (i) the execution of three new leases, TJ Maxx, Family Christian and Kirkland’s ($400,496) and (ii) Party City’s expansion space ($93,352).
(4)	Other Income is comprised of percentage rent and other recurring income.

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ANNEX A-3	JPMBB 2015-C32

Frandor Shopping Center

Property Management. The property is managed by Corr Commercial Real Estate, Inc., a Florida corporation. The current management agreement has been extended twice and expires in July 2016 with one five-year renewal option remaining. Corr Commercial Real Estate, Inc. is entitled to a base management fee of 3.0% of gross rental income. The management fees are subordinate to the liens and interest of the Frandor Shopping Center loan.

Escrows and Reserves. At origination, the borrower deposited approximately $1.3 million into the TJ Maxx and Kirkland’s reserve for future tenant improvements and leasing commissions, $92,424 into the free rent reserve for a free rent period for TJ Maxx and Kirkland’s and $72,269 for deferred maintenance.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $56,853.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as no event of default exists and the borrower provides satisfactory evidence that the property is insured as part of a blanket policy in accordance with the loan documents.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $9,961 (approximately $0.26 per square foot annually) for replacement reserves. The reserve is subject to a cap of $358,594 (approximately $0.79 per square foot).

TI/LC Reserves - On a monthly basis, the borrower is required to deposit $16,667 (approximately $0.44 per square foot annually) for future tenant improvements and leasing commissions. The reserve is subject to a cap of $600,000 (approximately $1.32 per square foot).

Lockbox / Cash Management. The loan is structured with a CMA lockbox. The borrower and property manager are required to deposit all rents into the lockbox account controlled by the lender. All funds in the lockbox account are returned to an account controlled by the borrower until the occurrence of a Trigger Event (as defined below). After the occurrence of a Trigger Event, all funds on deposit in the lockbox account will be swept to a cash management account, and all excess cash flows after payment of debt service, required reserves and operating expenses are required to be held as additional collateral for the loan.

A “Trigger Event” means a period commencing upon the earliest of (i) the occurrence of an event of default and (ii) the debt service coverage ratio, as calculated in the loan documents, being less than 1.25x for two consecutive calendar quarters on a trailing six-month basis annualized.

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ANNEX A-3	JPMBB 2015-C32

First National Building

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ANNEX A-3	JPMBB 2015-C32

First National Building

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ANNEX A-3	JPMBB 2015-C32

First National Building

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ANNEX A-3	JPMBB 2015-C32

First National Building

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$40,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$40,000,000	Property Type - Subtype:	Office - CBD
% of Pool by IPB:	3.5%	Net Rentable Area (SF):	840,436
Loan Purpose:	Recapitalization	Location:	Detroit, MI
Borrower:	660 Woodward Associates LLC	Year Built / Renovated:	1921 / 2013
Sponsor:	Rock Ventures	Occupancy:	92.0%
Interest Rate:	4.77400%	Occupancy Date:	7/28/2015
Note Date:	9/10/2015	Number of Tenants:	37
Maturity Date:	10/1/2020	2012 NOI(2):	($286,024)
Interest-only Period:	24 months	2013 NOI(3):	$3,577,559
Original Term:	60 months	2014 NOI(3):	$7,170,662
Original Amortization:	360 months	TTM NOI (as of 5/2015)(4):	$7,531,582
Amortization Type:	IO-Balloon	UW Economic Occupancy:	92.2%
Call Protection:	L(25),Grtr1%orYM(31),O(4)	UW Revenues:	$18,440,830
Lockbox:	CMA	UW Expenses:	$10,058,848
Additional Debt:	Yes	UW NOI(4):	$8,381,981
Additional Debt Balance:	$30,000,000	UW NCF:	$7,812,208
Additional Debt Type:	Pari Passu	Appraised Value / Per SF:	$106,000,000 / $126
		Appraisal Date:	8/28/2015

Escrows and Reserves(5)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$83
Taxes:	$159,603	$30,991	N/A	Maturity Date Loan / SF:	$79
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	66.0%
Replacement Reserves:	$14,007	$14,007	$336,174	Maturity Date LTV:	63.0%
TI/LC:	$35,018	$35,018	$850,000	UW NCF DSCR:	1.78x
Other:	$8,482,684	$0	N/A	UW NOI Debt Yield:	12.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$70,000,000	100.0%	Return of Equity	$60,355,054	86.2%
			Upfront Reserves	8,691,312	12.4
			Closing Costs	953,634	1.4
Total Sources	$70,000,000	100.0%	Total Uses	$70,000,000	100.0%
(1)	The First National Building loan is part of a loan evidenced by two pari passu notes with an aggregate original principal balance of $70.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $70.0 million First National Building Whole Loan.
(2)	The negative 2012 NOI is primarily due to the property being under significant renovations during that year. According to the loan sponsor, the property was acquired in 2011 with less than 50.0% occupancy, and it subsequently spent approximately $110.0 million on renovations, with the majority of 2012 leasing occurring in the second half of the year.
(3)	The increase in 2014 NOI from 2013 NOI is primarily driven by the impact of rent abatements in the form of lower rents given to new tenants after the renovations in 2011 and 2012.
(4)	The increase in UW NOI from TTM NOI is due to the inclusion of contractual rent steps through August 2016 totaling approximately $337,975, the expiration of prior rent abatements and the newly executed Honigman Miller Schwartz & Cohn LLP (“Honigman”) lease.
(5)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

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ANNEX A-3	JPMBB 2015-C32

First National Building

The Loan. The First National Building loan is secured by a first mortgage lien on a 26-story, 840,436 square foot office building located in Detroit, Michigan. The whole loan has an outstanding principal balance as of the Cut-off Date of $70.0 million (the “First National Building Whole Loan”) and is comprised of two pari passu notes, Note A-1 and Note A-2. Note A-1, with an outstanding principal balance as of the Cut-off Date of $40.0 million, is being contributed to the JPMBB 2015-C32 Trust. Note A-2 has an outstanding principal balance as of the Cut-off Date of $30.0 million and is expected to be contributed to a future securitization trust. The holder of Note A-1 (the “Controlling Noteholder”) is the trustee of the JPMBB 2015-C32 Trust. The trustee of the JPMBB 2015-C32 Trust (or, prior to the occurrence and continuance of a control event under the pooling and servicing agreement, the directing certificateholder), will be entitled to exercise all of the rights of the Controlling Noteholder with respect to the First National Building Whole Loan; however, the holder of Note A-2 will be entitled, under certain circumstances, to be consulted with respect to certain major decisions. The First National Building Whole Loan has a five-year term and, subsequent to a two-year interest-only period, will amortize on a 30-year schedule.

The Borrower. The borrowing entity for the First National Building loan is 660 Woodward Associates LLC, a Michigan limited liability company and special purpose entity.

The Sponsor. The nonrecourse carve-out guarantor is Zup Ventures LLC, an affiliate of the loan sponsor, Rock Ventures. Rock Ventures is the CRE investment vehicle of Dan Gilbert. Dan Gilbert is the founder of Quicken Loans, the country’s largest online home lender, and the owner of the Cleveland Cavaliers. Since 2010, the loan sponsor has acquired more than 70 properties in Detroit with a value of approximately $1.7 billion, making Rock Ventures the largest property owner in the city. Bedrock Real Estate Services, the full service property management firm of Rock Ventures, manages more than 80 assets totaling approximately 13.0 million square feet in Detroit. The loan sponsor purchased the property for approximately $8.1 million in 2011, when occupancy was less than 50.0% and the property was not generating any operating income. According to the loan sponsor, since 2011 it has spent more than $110.0 million to completely renovate the property. Upgrades included a lobby and exterior façade renovation, a new building integration system, parking deck repairs and the installation of universal card readers.

The Property. The First National Building property consists of a 26-story building with 840,436 square feet of Class A office space and the adjoining parking garage. The First National Building property was constructed in 1921 and is situated on approximately 1.06 acres. The First National Building, originally designed by architect Albert Kahn, is known as a unique asset in the Detroit market. The “Z” shape of the property maximizes the natural light and ventilation to the office spaces. Tenants at the property also have access to the adjoining parking garage that offers 472 spaces, or 0.56 spaces per 1,000 square feet, allocated solely for tenant use. Access to the First National Building is provided by East Congress Street, Bates Street, Woodard Avenue and Cadillac Square. The Interstate 75 expressway is located approximately 3.2 miles west of the property, and provides direct access to Interstate 94 and Interstate 96. These expressways will all have access to Interstate 275 in early 2016, and Congress Station (a station on the light rail system) will be located across from the property. This will serve as easy access to many of Detroit’s most popular attractions, including the new approximately $650.0 million Detroit Events Center, which upon completion will be the location of the new Red Wings arena.

As of July 28, 2015, the property was 92.0% occupied by 37 tenants. The largest tenant at the property, Title Source, Inc. (“TSI”) leases 53.7% of the net rentable area through January 2023 and has occupied the space since July 2012. Affiliated with the loan sponsor, TSI is the largest independent provider of title insurance, property valuations and settlement services in the nation and the leading provider of settlement services for residential and commercial lending institutions. TSI is recognized as a preferred provider for five of the top 20 Fortune 100 companies and was named as a Detroit Free Press Top Workplace for the past six years. The property serves as the global headquarters for TSI, which accounts for approximately 60.3% of the in-place base rent at the property. The second largest tenant, Honigman, leases approximately 25.4% of the net rentable area through November 2025 and has occupied the space since 1948. Honigman has executed a 10-year lease extension and will pay new rental rates ranging from $10.00 to $23.50 per square foot, with a weighted average of $21.09 per square foot. Honigman is a business law firm serving clients both nationally and internationally and is one of the 100 largest law firms in the nation. Honigman is currently headquartered at the property and accounts for 29.3% of the in-place base rent. The third largest tenant, United Way For Southeastern Michigan (“United Way SE”), leases approximately 5.4% of the net rentable area through November 2018 and has occupied the space since December 2008. United Way SE is the local branch of a national non-profit, United Way. United Way SE has partnered with the Greater Detroit community to improve local communities. United Way SE accounts for approximately 2.2% of the in-place base rent at the property. Since the beginning of 2015, the loan sponsor has executed five new or renewal leases, including Honigman. These leases account for 223,770 square feet (approximately 26.6% of the net rentable area).

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ANNEX A-3	JPMBB 2015-C32

First National Building

The First National Building property is located in the central business district of Detroit. The property is adjacent to Campus Martius Park, located in downtown Detroit. Many demand drivers are located less than one mile from the property, including the Theatre District, Comerica Park and Ford Field. The Detroit Medical Center, with approximately 12,000 employees and more than 2,000 licensed beds, is 2.0 miles north. All of these locations will be accessible from the M1 Light Rail System. The property also benefits from its proximity to major public transportation lines, including Amtrak, which is located 4.3 miles north, and the Canadian rail service, which is accessible from the Windsor Train Terminal and located immediately across the Detroit River. Additionally, the property is located approximately 20.1 miles northeast of the Detroit-Metropolitan Wayne Country Airport.

According to the appraisal, the property is located in the Detroit central business district office submarket. As of the second quarter of 2015, the submarket consisted of 161 buildings totaling approximately 26.5 million square feet of office space with an overall vacancy rate of 14.0% and average rents of $20.80 per square foot. This compares to 15.2% and $20.07 per square foot, respectively, when compared with the first quarter of 2015. The appraisal identified six directly comparable office properties built between 1917 and 2006 ranging in size from 245,862 to 957,355 square feet. The comparable office properties reported occupancies ranging from 97.0% to 100.0% with a weighted average of approximately 99.7%. Asking rents for the comparable office properties range from $19.40 to $25.00 per square foot. The appraisal concluded an office market rent of $22.50. The average in-place rent for the property is $19.28 per square foot, which is below the appraisal’s concluded office market rents. The appraisal also identified five mixed-use properties with comparable retail rentals. Asking rents for the comparable retail properties range from $19.50 to $21.80 per square foot. The appraisal concluded a retail market rent of $23.00 per square foot. Additionally, the appraisal identified twelve comparable parking garage properties ranging in size from 440 spaces to 1,850 spaces. The daily rates at the comparable garages ranged from $5.00 to $18.00 per space with monthly rates ranging from $75.00 to $264.00.

Historical and Current Occupancy(1)
2012	2013	2014(2)	Current(3)
86.7%	91.8%	92.6%	92.0%
(1)	Historical Occupancies are as of December 31 for 2012 and 2013, and January 31, 2015 for 2014.
(2)	2014 Occupancy represents as-stabilized occupancy.
(3)	Current Occupancy is as of July 28, 2015.

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
Title Source, Inc.	NA / NA / NA	451,122	53.7%	$20.50	60.3%	1/31/2023
Honigman Miller Schwartz & Cohn LLP(2)	NA / NA / NA	213,528	25.4%	$21.09	29.3%	11/30/2025
United Way For Southeastern Michigan	NA / NA / NA	44,969	5.4%	$7.59	2.2%	11/30/2018
SOMAT Engineering, Inc.	NA / NA / NA	7,057	0.8%	$17.00	0.8%	2/28/2017
Local Initiatives Support Corporation	NA / NA / NA	5,822	0.7%	$21.00	0.8%	5/31/2017
Goss, L.L.C.	NA / NA / NA	4,942	0.6%	$17.55	0.6%	4/30/2026
Bassett & Bassett, Inc.	NA / NA / NA	4,309	0.5%	$18.55	0.5%	12/31/2017
The Bieri Company	NA / NA / NA	3,605	0.4%	$18.65	0.4%	9/30/2018
Central Bar & Grill LLC	NA / NA / NA	3,058	0.4%	$22.66	0.5%	5/31/2025
TJA Staffing Services, Inc.	NA / NA / NA	2,974	0.4%	$14.50	0.3%	10/31/2016
(1)	Based on the underwritten rent roll.
(2)	Honigman occupies space on floors 19-25. The $21.09 per square foot rent represents a weighted average of the underwritten rent that Honigman pays. Honigman may terminate its lease as to approximately 20% of its leased space upon 90 days’ written notice to the mortgage borrower. The mortgage loan was underwritten based on the full leased space.

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ANNEX A-3	JPMBB 2015-C32

First National Building

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	67,642	8.0%	NAP	NAP	67,642	8.0%	NAP	NAP
2015 & MTM	4	3,643	0.4	68,054	0.4%	71,285	8.4%	$68,054	0.4%
2016	5	8,237	1.0	143,050	0.9	79,522	9.4%	$211,103	1.3%
2017	8	23,510	2.8	421,671	2.7	103,032	12.2%	$632,775	4.0%
2018	6	54,271	6.5	519,792	3.4	157,303	18.7%	$1,152,566	7.4%
2019	2	2,176	0.3	45,713	0.3	159,479	19.0%	$1,198,279	7.7%
2020	4	5,558	0.7	167,063	1.1	165,037	19.7%	$1,365,342	8.8%
2021	0	0	0.0	0	0.0	165,037	19.7%	$1,365,342	8.8%
2022	0	0	0.0	0	0.0	165,037	19.7%	$1,365,342	8.8%
2023	1	451,122	53.7	9,248,001	60.3	616,159	73.4%	$10,613,343	69.1%
2024	1	2,749	0.3	68,725	0.4	618,908	73.7%	$10,682,068	69.5%
2025	2	216,586	25.8	4,572,909	29.8	835,494	99.4%	$15,254,977	99.4%
2026 & Beyond	4	4,942	0.6	89,812	0.6	840,436	100.0%	$15,344,789	100.0%
Total	37	840,436	100.0%	$15,344,789	100.0%

(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2012	2013	2014	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$4,498,569	$8,949,888	$12,672,797	$12,821,777	$15,344,789	$18.26	76.7%
Vacant Income	0	0	0	0	847,150	1.01	4.2
Gross Potential Rent	$4,498,569	$8,949,888	$12,672,797	$12,821,777	$16,191,938	$19.27	80.9%
Parking Income	586,870	764,550	830,190	851,634	908,602	1.08	4.5
Other Reimbursements	1,284,693	2,660,619	2,923,198	3,029,590	2,907,152	3.46	14.5
Net Rental Income	$6,370,132	$12,375,057	$16,426,185	$16,703,001	$20,007,693	$23.81	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(1,566,864)	(1.86)	(7.8)
Effective Gross Income	$6,370,132	$12,375,057	$16,426,185	$16,703,001	$18,440,830	$21.94	92.2%
Total Expenses	$6,656,156	$8,797,498	$9,255,523	$9,171,419	$10,058,848	$11.97	54.5%
Net Operating Income(4)	($286,024)	$3,577,559	$7,170,662	$7,531,582	$8,381,981	$9.97	45.5%
Total TI/LC, Capex/RR	0	0	0	0	569,774	0.68	3.1
Net Cash Flow	($286,024)	$3,577,559	$7,170,662	$7,531,582	$7,812,208	$9.30	42.4%

(1)	TTM column represents the trailing 12-month period ending on May 31, 2015.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(3)	The increase in Underwritten Rents in Place from TTM Rents in Place is due to the inclusion of contractual rent steps through August 2016 totaling approximately $337,975, the expiration of prior rent abatements and the newly executed Honigman lease.
(4)	The negative 2012 Net Operating Income is primarily due to the property being under significant renovations during that year. According to the loan sponsor, the property was acquired in 2011 with less than 50.0% occupancy, and it subsequently spent approximately $110.0 million on renovations, with the majority of 2012 leasing occurring in the second half of the year.

Property Management. The First National Building property is managed by Bedrock Management Services LLC, a Michigan limited liability company and an affiliate of the loan sponsor. The current management agreement commenced on August 23, 2011, has a five-year term and will automatically renew for successive three-year periods unless otherwise terminated by either party. The management agreement provides for a contractual management fee of 4.0% of gross income, payable on a monthly basis. The management fees related to the First National Building property are subordinate to the liens and interests of the First National Building loan.

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ANNEX A-3	JPMBB 2015-C32

First National Building

Escrows and Reserves. At origination, the borrower was required to deposit into escrow approximately $6.3 million for outstanding tenant improvements, approximately $1.7 million for free rent, $563,811 for leasing commissions, $159,603 for real estate taxes, $35,018 for future tenant improvements and leasing commissions and $14,007 for replacement reserves.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $30,991.

Insurance Escrows - The requirement for the borrower to make deposits to the insurance escrow is waived so long as no event of default has occurred and is continuing and the borrower provides satisfactory evidence that (a) the property is insured as part of a blanket policy in accordance with the loan documents, and (b) the borrower has paid all required insurance premiums when due in accordance with the loan documents.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $14,007 (approximately $0.20 per square foot annually) for replacement reserves. The reserve is capped at $336,174 (approximately $0.40 per square foot).

TI/LC Reserves - On a monthly basis, the borrower is required to escrow $35,018 (approximately $0.50 per square foot annually) for tenant improvement and leasing commission reserves. The reserve is capped at $850,000 (approximately $1.01 per square foot).

Lockbox / Cash Management. The loan is structured with a CMA lockbox. Tenant direction letters were required to be sent to all tenants upon the origination of the loan instructing them to deposit all rents and payments into the lockbox account controlled by the lender. The funds are then returned to an account controlled by the borrower until the occurrence of a Cash Sweep Period (as defined below). During a Cash Sweep Period, all funds in the lockbox account are swept daily to a segregated cash management account under the control of the lender. During a Cash Sweep Period, all excess cash flow after payment of the mortgage debt service, required reserves and operating expenses will be held as additional collateral for the loan. The lender has a first priority security interest in the cash management account.

A “Cash Sweep Period” means the occurrence of (i) an event of default, (ii) any bankruptcy action of the borrower, (iii) the date on which the debt service coverage ratio, based on trailing three months of gross income from operations, is less than 1.15x or (iv) Tenant Trigger Event (as defined below).

A “Tenant Trigger Event” means any of the following: (i) notification from either Honigman or TSI of its intention to (a) terminate or not extend or renew its lease (b) substantially or completely vacate its leased premises, or (c) not renew its lease on or prior to the required date to renew as outlined in such lease, (ii) either Honigman or TSI “goes dark”, vacates or abandons its leased premises, or (iii) either Honigman or TSI is or becomes subject to a bankruptcy action.

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ANNEX A-3	JPMBB 2015-C32

The Outlet Shoppes at Gettysburg

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ANNEX A-3	JPMBB 2015-C32

The Outlet Shoppes at Gettysburg

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ANNEX A-3	JPMBB 2015-C32

The Outlet Shoppes at Gettysburg

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMF II	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$38,450,000	Title:	Fee
Cut-off Date Principal Balance:	$38,450,000	Property Type - Subtype:	Retail - Outlet Center
% of Pool by IPB:	3.3%	Net Rentable Area (SF):	249,937
Loan Purpose:	Refinance	Location:	Gettysburg, PA
Borrower:	Gettysburg Outlet Center CMBS, LLC	Year Built / Renovated:	2000 / N/A
Sponsors:	CBL & Associates Limited Partnership	Occupancy:	97.2%
	and Horizon Group Properties, Inc.	Occupancy Date:	9/1/2015
Interest Rate:	4.80400%	Number of Tenants:	67
Note Date:	9/11/2015	2012 NOI:	$3,998,017
Maturity Date:	10/6/2025	2013 NOI(1):	$4,042,579
Interest-only Period:	24 months	2014 NOI(1):	$3,806,384
Original Term:	120 months	TTM NOI (as of 6/2015):	$4,115,809
Original Amortization:	360 months	UW Economic Occupancy:	97.0%
Amortization Type:	IO-Balloon	UW Revenues:	$7,232,464
Call Protection:	L(24),Def(90),O(6)	UW Expenses:	$3,125,441
Lockbox:	Springing	UW NOI:	$4,107,023
Additional Debt:	N/A	UW NCF:	$3,869,583
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$64,800,000 / $259
Additional Debt Type:	N/A	Appraisal Date:	8/10/2015

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$154
Taxes:	$106,115	$34,029	N/A	Maturity Date Loan / SF:	$131
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	59.3%
Replacement Reserves:	$0	$4,166	N/A	Maturity Date LTV:	50.7%
TI/LC:	$150,000	$15,621	$750,000	UW NCF DSCR:	1.60x
Other:	$0	$0	N/A	UW NOI Debt Yield:	10.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$38,450,000	98.7%	Payoff Existing Debt	$38,305,378	98.4%
Sponsor Equity	489,916	1.3	Closing Costs	378,422	1.0
			Upfront Reserves	256,115	0.7
Total Sources	$38,939,916	100.0%	Total Uses	$38,939,916	100.0%

(1)    The decrease in 2014 NOI from 2013 NOI is primarily due to increased expenses related to snow removal and electricity costs during the winter.

(2)    For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Outlet Shoppes at Gettysburg loan has an outstanding principal balance of $38.45 million and is secured by a first mortgage lien on a retail outlet shopping center totaling 249,937 square feet in Gettysburg, Pennsylvania. The loan has a 10-year term and, subsequent to a two-year interest-only period, will amortize on a 30-year schedule. The previously existing debt on The Outlet Shoppes at Gettysburg property was securitized in 2006 as part of the CSMC 2006-C2 transaction.

The Borrower. The borrowing entity for The Outlet Shoppes at Gettysburg loan is Gettysburg Outlet Center CMBS, LLC, a Delaware limited liability company and special purpose entity.

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ANNEX A-3	JPMBB 2015-C32

The Outlet Shoppes at Gettysburg

The Sponsors. The loan sponsors and nonrecourse carve-out guarantors are CBL & Associates Limited Partnership (“CBL”) and Horizon Group Properties, Inc. (“Horizon”). CBL is one of the largest mall REITs in the United States and owns, holds interests in or manages more than 140 properties including enclosed malls and open-air centers located throughout the United States. CBL is an active developer of new regional malls, open-air centers and lifestyle and community centers. Horizon is an owner and developer of factory outlet shopping centers and is headed by an executive team with more than 150 combined years of shopping center experience. Horizon was founded in 1998 and is based in Norton Shores, Michigan, with executive offices in Rosemont, Illinois. In addition to The Outlet Shoppes at Gettysburg, Horizon’s portfolio includes ownership interests in seven outlet centers containing approximately 2.1 million square feet located in Woodstock, Georgia; Louisville, Kentucky; Oshkosh, Wisconsin; Burlington, Washington; Fremont, Indiana; Oklahoma City, Oklahoma and El Paso, Texas. The borrowing entity for The Outlet Shoppes at Gettysburg loan is a 50-50 joint venture between CBL and Horizon.

The Property. The collateral is comprised of 14 one- and two-story buildings located in Gettysburg, Pennsylvania. In-line tenants at The Outlet Shoppes at Gettysburg property consist of national tenants such as Gap, Coach, Bass, Brooks Brothers, Old Navy, Adidas and Under Armour, amongst others. In addition to a shopping center, The Outlet Shoppes at Gettysburg property includes three outparcels that are currently ground leased to TGI Fridays, a Country Inn & Suites hotel and Frank’s Theatre. The Outlet Shoppes at Gettysburg property includes 1,718 parking spaces, resulting in a parking ratio of approximately 6.87 spaces per 1,000 square feet of net rentable area.

As of September 1, 2015, The Outlet Shoppes at Gettysburg property was 97.2% occupied by 67 tenants and has had an average occupancy level of 99.7% over the past three years. For those tenants reporting sales, TTM July 2015 sales per square foot were $243. The largest tenant, Old Navy, leases 5.7% of the net rentable area through March 2016 and has been in occupancy since March 2001. Old Navy is a clothing and accessories retailer owned by Gap. The second largest tenant, Adidas, leases 5.4% of the net rentable area through January 2016 and has been in occupancy since October 2000. Adidas is a German multinational corporation that designs and manufactures sport shoes, clothing and accessories. The third largest tenant, Gap, leases 4.1% of the net rentable area through October 2015 and has been in occupancy since October 2000. A letter of intent for a five-year lease extension at the same terms as its current lease was delivered to Gap and an extension has not yet been executed. Gap is an American multinational clothing and accessory retailer with approximately 2,500 locations throughout the United States.

The Outlet Shoppes at Gettysburg property is located in Gettysburg, Pennsylvania, within the Gettysburg metropolitan statistical area. Primary access to the area is provided by Highway 15, the primary north/south throughway connecting Gettysburg to Harrisburg, Pennsylvania. Within the 50-mile trade area of the property, the 2015 estimated average household income is $83,632, with an estimated 2015 population of 3,080,054. The Outlet Shoppes at Gettysburg property is located within one mile of the Gettysburg National Military Park which draws over two million visitors annually. The Outlet Shoppes at Gettysburg property is approximately 40 miles southwest of Harrisburg, Pennsylvania.

The appraisal identified three outlet centers within 65 miles of the property, with the closest outlet center, Hagerstown Premium Outlets, approximately 40 miles away. As a result, the appraisal concluded a primary trade area radius of approximately 50 miles, or areas within a drive time of approximately one hour. The occupancies of the outlet centers within that area range from 95% to 99%. According to the appraisal, market rent for comparable in-line retail space is $20.00 per square foot. The in-place rent at The Outlet Shoppes at Gettysburg property is $18.83 per square foot. According to the appraisal, there is no planned retail outlet construction in the trade area.

Historical and Current Occupancy(1)
2012	2013	2014	Current(2)
99.6%	99.8%	99.8%	97.2%
(1) Historical Occupancies are as of January 1, 2013 for 2012, January 1, 2014 for 2013 and January 1, 2015 for 2014. (2) Current Occupancy is as of September 1, 2015.

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ANNEX A-3	JPMBB 2015-C32

The Outlet Shoppes at Gettysburg

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(3)	% of Total Base Rent	Lease Expiration Date
Old Navy(4)	Baa3 / BBB- / BBB-	14,367	5.7%	$11.50	3.4%	3/31/2016
Adidas	NA / NA / NA	13,550	5.4%	$17.25	4.8%	1/31/2016
Gap(3)(4)(5)	Baa3 / BBB- / BBB-	10,324	4.1%	$6.77	1.4%	10/31/2015
Dress Barn(4)	N/A / BB / NA	9,924	4.0%	$21.85	4.5%	6/30/2018
Eddie Bauer(4)	NA / NA / NA	9,050	3.6%	$19.00	3.5%	1/31/2016
Tommy Hilfiger(3)	Baa3 / BB+ / NA	8,851	3.5%	$13.52	2.5%	1/31/2016
Columbia(4)(6)	NA / NA / NA	8,152	3.3%	$16.48	2.8%	1/31/2025
Bass(3)	NA / NA / NA	7,500	3.0%	$19.84	3.1%	12/31/2015
Coach(3)(4)(7)	Baa2 / BBB- / BBB	5,959	2.4%	$11.45	1.4%	1/31/2023
Brooks Brothers(3)(4)	NA / NA / NA	5,600	2.2%	$13.50	1.6%	8/31/2017

(1)   Based on the underwritten rent roll.

(2)   Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)   Tenant pays percentage of gross sales in lieu of base rent (“PIL”). PIL is based on sales figures provided by the borrower based on the applicable tenant. Base Rent PSF for tenants paying PIL is calculated based on PIL as of TTM July 2015.

(4)   The tenant and 40 other tenants collectively representing an aggregate of 178,318 square feet, have co-tenancy provisions. These provisions generally require a minimum occupancy at The Outlet Shoppes at Gettysburg property ranging from 50.0% to 85.0%. If these co-tenancy clauses are breached, certain tenants may begin paying abated rent, which is calculated as a percentage of gross sales generally ranging from 2.0% to 8.0%, and certain other tenants may be permitted to terminate their respective leases.

(5)   A letter of intent for a five year lease extension at the same terms as its current lease was delivered to Gap. We cannot assure that this tenant will extend its lease beyond the current expiration date.

(6)   Columbia has the one-time right to terminate its lease if annual gross sales after December 2018 are less than $2,038,000, with 90 days’ written notice and a fee equal to 75% of the unamortized portions of its construction allowance.

(7)   Coach has the one-time right to terminate its lease if annual gross sales after December 2015 are less than $5,000,000 with 60 days’ written notice. The tenant’s gross sales for TTM July were $2,274,848.

Percent-in-lieu Rent Schedule
Tenant	TTM July 2015 Sales	Sales PSF	PIL	Underwritten Rent
Tommy Hilfiger	$1,495,288	$169	8.00%	$119,623
Children’s Place	996,655	$181	8.00%	79,732
Wilsons Leather	789,961	$196	(1)	78,996
Brooks Brothers	944,944	$169	8.00%	75,596
Gap	2,279,642	$221	(2)	69,935
Coach	2,274,848	$382	3.00%	68,245
Pepperidge Farm	406,143	$355	8.00%	32,491
Corrados Pizza	289,729	$358	10.00%	28,973
Civil War Store	213,275	$85	(3)	21,328
Book Warehouse	174,226	$67	10.00%	17,423
Total	$9,864,711			$592,341
(1) Wilsons Leather pays the greater of $60,330 or 10.00% PIL. (2) Gap pays the lesser of $123,888 or 3.00% PIL. (3) Civil War Store pays the greater of $16,800 or 10.00% PIL.

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ANNEX A-3	JPMBB 2015-C32

The Outlet Shoppes at Gettysburg

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	7,024	2.8%	NAP	NAP	7,024	2.8%	NAP	NAP
2015 & MTM	9	38,470	15.4	$580,690	11.9%	45,494	18.2%	$580,690	11.9%
2016	20	88,382	35.4	1,518,759	31.2	133,876	53.6%	$2,099,449	43.1%
2017	5	16,560	6.6	287,432	5.9	150,436	60.2%	$2,386,881	49.0%
2018	12	39,697	15.9	931,739	19.1	190,133	76.1%	$3,318,621	68.1%
2019	3	7,405	3.0	171,067	3.5	197,538	79.0%	$3,489,688	71.7%
2020(3)	7	19,873	8.0	497,190	10.2	217,411	87.0%	$3,986,878	81.9%
2021	0	0	0.0	0	0.0	217,411	87.0%	$3,986,878	81.9%
2022	1	3,463	1.4	74,454	1.5	220,874	88.4%	$4,061,332	83.4%
2023	2	7,415	3.0	106,101	2.2	228,289	91.3%	$4,167,433	85.6%
2024	0	0	0.0	0	0.0	228,289	91.3%	$4,167,433	85.6%
2025	6	21,648	8.7	429,481	8.8	249,937	100.0%	$4,596,914	94.4%
2026 & Beyond(4)	2	0	0.0	273,000	5.6	249,937	100.0%	$4,869,914	100.0%
Total	67	249,937	100.0%	$4,869,914	100.0%

(1)   Based on the underwritten rent roll.

(2)   Base rent includes underwritten base rent and July 2015 PIL.

(3)   Includes ground rent from TGI Fridays.

(4)   Includes ground rent from Frank’s Theatre and Country Inn & Suites.

Operating History and Underwritten Net Cash Flow
	2012	2013	2014	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$4,656,319	$4,752,785	$4,695,368	$4,693,869	$4,869,914	$19.48	66.2%
Vacant Income	0	0	0	0	140,480	0.56	1.9
Gross Potential Rent	$4,656,319	$4,752,785	$4,695,368	$4,693,869	$5,010,394	$20.05	68.1%
Total Reimbursements	2,073,084	2,092,272	2,091,758	2,186,851	2,184,030	8.74	29.7
Percentage Rent(4)	120,167	138,132	186,553	205,107	158,589	0.63	2.2
Net Rental Income	$6,849,570	$6,983,189	$6,973,679	$7,085,827	$7,353,013	$29.42	100.0%
(Vacancy/Credit Loss)	(8,331)	(58,227)	(39,176)	(0)	(220,903)	(0.88)	(3.0)
Other Income(5)	60,526	51,264	128,572	151,624	100,353	0.40	1.4
Effective Gross Income	$6,901,765	$6,976,226	$7,063,075	$7,237,451	$7,232,464	$28.94	98.4%

Total Expenses	$2,903,748	$2,933,647	$3,256,691	$3,121,642	$3,125,441	$12.50	43.2%

Net Operating Income(6)	$3,998,017	$4,042,579	$3,806,384	$4,115,809	$4,107,023	$16.43	56.8%

Total TI/LC, Capex/RR	0	0	0	0	237,440	0.95	3.3

Net Cash Flow	$3,998,017	$4,042,579	$3,806,384	$4,115,809	$3,869,583	$15.48	53.5%

(1)   TTM historical financials are based on the trailing 12-month period ending on June 30, 2015.

(2)   Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)   Underwritten Rents in Place are based on the September 1, 2015 rent roll with rent steps through January 2016. Ten tenants currently pay PIL (and in the case of three tenants, the greater of base rent or PIL), which comprises approximately $592,341 of Underwritten Rents in Place.

(4)   Percentage Rent includes overage income derived from tenants that have met their sales breakpoints.

(5)   Other Income primarily consists of temporary tenant space income, trash pad rental and miscellaneous fees.

(6)   The decrease in 2014 Net Operating Income from 2013 Net Operating Income is primarily due to increased expenses related to snow removal and electricity costs during the winter.

Property Manager. The Outlet Shoppes at Gettysburg property is managed by Horizon Group Properties, LP, an affiliate of one of the loan sponsors.

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ANNEX A-3	JPMBB 2015-C32

The Outlet Shoppes at Gettysburg

Escrows and Reserves. At origination, the borrower deposited $150,000 for future tenant improvements and leasing commissions and $106,115 for real estate taxes.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $34,029.

Insurance Escrows - The requirement for the borrower to make monthly deposits into the insurance escrow is waived so long as (i) no event of default exists, (ii) the debt service coverage ratio as calculated in the loan documents based on a trailing 12-month period is not less than 1.15x and (iii) the borrower provides satisfactory evidence that the property is insured under an approved blanket policy in accordance with the loan documents.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $4,166 (approximately $0.20 per square foot annually) for replacement reserves.

TI/LC Reserves - On a monthly basis, the borrower is required to escrow $15,621 (approximately $0.75 per square foot annually) for future tenant improvements and leasing commissions. The reserve is subject to a cap of $750,000 (approximately $3.00 per square foot).

Lockbox / Cash Management. The loan is structured with a springing lockbox and springing cash management. During a Sweep Event Period (as defined below), the borrower and/or property manager are required to send tenant direction letters to tenants instructing them to deposit all rents and payments directly into a lockbox account controlled by the lender. During a Sweep Event Period, all funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during the term of the loan in accordance with the loan documents and all excess cash flow after payment of debt service, required reserves and operating expenses will be held as additional collateral for the loan.

A “Sweep Event Period” means: (i) the occurrence of an event of default under the loan documents or (ii) the debt service coverage ratio as calculated in the loan documents based on a trailing 12-month period falling below 1.15x.

Condominium. The Outlet Shoppes at Gettysburg property is part of a condominium regime. The condominium consists of seven units of which the borrower currently owns five units consisting of the shopping center, the three ground leased outparcels and an undeveloped out-parcel which was transferred prior to the closing of the loan and will not be collateral for the loan. The remaining two units are owned by an affiliate of the borrower, are undeveloped, and will not be allocated percentage interests in the condominium until a building is constructed on either or both units. The borrower has and is expected to maintain the majority interest in the condominium throughout the term of the loan.

Ground Lease. The Outlet Shoppes at Gettysburg property is subject to a ground lease with an affiliated ground lessor. The ground lease includes standard leasehold protections including those which permit the lender to foreclose on its mortgage on The Outlet Shoppes at Gettysburg property and become the ground lessee thereunder. Additionally, the lender has a mortgage on the affiliated entity’s fee interest.

Partial Release. Provided no event of default or Sweep Event Period is continuing, the borrower is permitted to obtain the release of an unimproved portion of The Outlet Shoppes at Gettysburg property from the lien of the mortgage if certain conditions are satisfied, including, that the borrower provides the lender with 30 days prior written notice of such release and satisfaction of REMIC requirements.

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ANNEX A-3	JPMBB 2015-C32

One Shell Square

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ANNEX A-3	JPMBB 2015-C32

One Shell Square

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ANNEX A-3	JPMBB 2015-C32

One Shell Square

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ANNEX A-3	JPMBB 2015-C32

One Shell Square

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ANNEX A-3	JPMBB 2015-C32

One Shell Square

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$36,100,000	Title:	Fee
Cut-off Date Principal Balance(1):	$36,100,000	Property Type - Subtype:	Office - CBD
% of Pool by IPB:	3.1%	Net Rentable Area (SF)(2):	1,240,539
Loan Purpose:	Acquisition	Location:	New Orleans, LA
Borrower:	HPT New Orleans OSS, LLC	Year Built / Renovated:	1972 / 2015
Sponsors:	William Z. Hertz, Isaac Hertz	Occupancy:	92.6%
	and Sarah Hertz	Occupancy Date:	3/25/2015
Interest Rate:	4.19530%	Number of Tenants:	56
Note Date:	6/5/2015	2012 NOI:	$12,772,595
Maturity Date:	7/1/2025	2013 NOI(3):	$12,805,908
Interest-only Period:	12 months	2014 NOI(3):	$11,940,951
Original Term:	120 months	TTM NOI (as of 7/2015)(4):	$12,532,407
Original Amortization:	360 months	UW Economic Occupancy:	93.8%
Amortization Type:	IO-Balloon	UW Revenues:	$24,088,972
Call Protection:	L(25),Grtr1%orYM(92),O(3)	UW Expenses:	$10,068,381
Lockbox:	Hard	UW NOI(4):	$14,020,592
Additional Debt:	Yes	UW NCF:	$13,130,192
Additional Debt Balance:	$90,000,000 / $20,000,000	Appraised Value / Per SF(5):	$180,600,000 / $146
Additional Debt Type:	Pari Passu / Mezzanine Loan	Appraisal Date:	4/24/2015

Escrows and Reserves(6)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$102
Taxes:	$1,084,980	$155,000	N/A	Maturity Date Loan / SF:	$84
Insurance:	$0	Springing	N/A	Cut-off Date LTV(5):	69.8%
Replacement Reserves:	$21,200	$21,200	N/A	Maturity Date LTV(5):	57.5%
TI/LC:	$53,000	$53,000	N/A	UW NCF DSCR:	1.78x
Other:	$40,418,724	$0	N/A	UW NOI Debt Yield:	11.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$126,100,000	59.4%	Purchase Price	$164,560,000	77.5%
Mezzanine Loan	20,000,000	9.4%	Upfront Reserves	41,577,904	19.6%
Sponsor Equity	66,250,788	31.2%	Closing Costs	6,212,884	2.9%
Total Sources	$212,350,788	100.0%	Total Uses	$212,350,788	100.0%
(1)	The One Shell Square loan is part of a loan evidenced by two pari passu notes with an aggregate original principal balance of $126.1 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $126.1 million One Shell Square Whole Loan.
(2)	Net Rentable Area (SF) excludes 29,083 square feet of structurally vacant space located throughout the property. For the purposes of underwriting, the space has been removed from any underwriting consideration.
(3)	The decrease in 2014 NOI from 2013 NOI is driven predominately by a $244,788 increase in payroll expenses and a $214,785 increase in repairs and maintenance expenses. The increase in payroll expenses was related to the hiring in March 2014 of a construction manager, the hiring in November 2014 of an assistant chief engineer and the hiring in October 2014 of a chief engineer. The increase in repairs and maintenance expenses was related to several one-time expenses including travertine for exterior step repair, replacement of circuit breakers, rewiring of exterior tree lighting, replacement of elevator carpets and the purchase of two new auxiliary tanks.
(4)	The increase in UW NOI from TTM NOI (as of July 2015) is driven by Shell Oil Company’s base rent being averaged over the loan term due to its high credit rating, which results in an approximately $1.3 million increase. Shell Oil Company will be vacating the fifth and sixth floors but will be moving into floors 13 through 15 on January 1, 2017, which is reflected in the underwriting. Underwritten NOI is driven by rent escalations underwritten through April 2016 totaling $46,000. Additionally, the higher UW NOI versus TTM NOI (as of July 2015) is driven by decreased expenses, predominately related to a successfully protested assessed value of the property resulting in approximately $372,354 in annual real estate tax savings and one-time maintenance and repair expenses that occurred throughout the trailing 12-month period ended July 31, 2015.
(5)	The Appraised Value / Per SF, Cut-off Date LTV and Maturity Date LTV are calculated based on the “market value subject to hypothetical condition”, which assumes that all capital expenditures, tenant improvements, leasing commissions and free rent have been paid. The “as-is” value as of April 24, 2015 is $138.0 million, which results in a Cut-off Date LTV and Maturity Date LTV of 91.4% and 75.3%, respectively.
(6)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

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ANNEX A-3	JPMBB 2015-C32

One Shell Square

The Loan. The One Shell Square loan is secured by a first mortgage lien on a 51-story, 1,240,539 square foot office building located in New Orleans, Louisiana. The whole loan has an outstanding principal balance as of the Cut-off Date of $126.1 million (the “One Shell Square Whole Loan”) and is comprised of two pari passu notes, Note A-1 and Note A-2. Note A-2 has an outstanding principal balance as of the Cut-off Date of $36.1 million and is being contributed to the JPMBB 2015-C32 Trust. Note A-1, which has an outstanding principal balance as of the Cut-off Date of $90.0 million, was contributed to the JPMBB 2015-C30 trust. The holder of Note A-1 (the “Controlling Noteholder”) is the trustee of the JPMBB 2015-C30 trust. The trustee of the JPMBB 2015-C30 trust (or, prior to the occurrence and continuance of a control event under the related pooling and servicing agreement, the directing certificateholder for that securitization), will be entitled to exercise all of the rights of the Controlling Noteholder with respect to the One Shell Square Whole Loan; however, the holder of Note A-2 will be entitled, under certain circumstances, as described in the Free Writing Prospectus, to be consulted with respect to certain major decisions. The One Shell Square Whole Loan has a 10-year term and, subsequent to a 12-month interest-only period, will amortize on a 30-year schedule.

The Borrower. The borrowing entity for the One Shell Square loan is HPT New Orleans OSS, LLC, a Delaware limited liability company and special purpose entity.

The Sponsors. The loan sponsors and nonrecourse carve-out guarantors are William Z. Hertz, Isaac Hertz and Sarah Hertz of the Hertz Investment Group, LLC. The Hertz Investment Group is a national real estate investment and management company currently headquartered in Santa Monica, California. The company’s business plan focuses its acquisition strategy towards secondary central business districts and state capitals. Since its founding in 1979 by Judah Hertz, the company has grown to own and manage approximately 12.2 million square feet with an aggregate portfolio market value of approximately $1.2 billion. Currently, the Hertz Investment Group owns five other assets totaling approximately 2.5 million square feet of commercial real estate in New Orleans.

The Property. One Shell Square is a LEED Gold-certified Class A office building and adjoining 10-level parking garage located at 701 Poydras Street in New Orleans, Louisiana. The One Shell Square property was constructed in 1972, renovated periodically between 2004 and 2015 and is situated on approximately 1.99 acres. According to the loan sponsors, since 2010, the previous owners spent approximately $3.4 million in capital expenditures, which was primarily spent on upgrades to the parking garage, lighting panels and LEED related upgrades. The property, originally designed by architectural firm Skidmore, Owings & Merrill, is known as an iconic asset in the New Orleans market and is the tallest building in both the city of New Orleans and state of Louisiana. Additionally, a majority of the floors offer unobstructed views of the Mississippi River, French Quarter, Warehouse District and central business district skyline. Office tenants at the property also benefit from the adjoining parking garage that offers 817 spaces allocated predominantly for tenant use and that are contracted on a monthly basis. Additionally, the adjoining parking garage and interior lobby also contains several ground floor retail spaces consisting of, among other tenants, Capital One, Empire State Delicatessen, Smoothie King and Subway. Access to the One Shell Square property is provided by Poydras Street, St. Charles Avenue, Carondelet Street and Perdido Street. US Highway 90 is located approximately 0.7 miles south of the office property and provides regional access, as well as direct access to Interstate 10.

As of March 25, 2015, the property was 92.6% occupied by 56 tenants. The largest tenant at the property, Shell Oil Company (“Shell”), leases 53.6% of the net rentable area through December 2026 and has occupied the space since June 2006. Shell may extend the lease for an additional 20 years which can be structured as either four, five-year renewals or two, 10-year renewals or any combination of the two. Shell is the United States-based subsidiary of Royal Dutch Shell, one of the largest oil companies in the world. The company is headquartered in The Hague, Netherlands and currently holds interests in 24 refineries, 1,500 storage tanks and 150 distribution facilities globally and, as of 2015, Shell was ranked the third largest company in the world in terms of revenue. Shell will be vacating its space on the fifth and sixth floors of the property and will subsequently expand its space on the 13th through 15th floors on January 1, 2017. Approximately $27.1 million of the $29.1 million upfront TI/LC reserve is attributable to Shell which will be used for the specific build out required on the 13th through 15th floors as related to the new space. Additionally, Shell accounts for approximately 57.8% of the in-place base rent at the property. The second largest tenant at the property, Adams and Reese, LLP, (“Adams and Reese”), leases 7.1% of the net rentable area through November 2024 and has occupied the space since November 2002. The tenant has three, five-year renewal options remaining. Adams and Reese is a law firm with a strong presence in the southeastern United States and offers clients a wide array of services, from aerospace and aviation law practice to music and entertainment law to mergers and acquisitions law. Adams and Reese accounts for approximately 7.6% of the in-place base rent at the property. The third largest tenant, Liskow & Lewis, leases 5.9% of the net rentable area through November 2019 and has occupied the space since July 2008. Originally founded in 1935, Liskow & Lewis has grown to more than 130 attorneys in New Orleans and Lafayette, Louisiana and Houston, Texas and the firm’s practice focuses on the energy and oil and gas industries. The company accounts for approximately 7.1% of the in-place base rent at the property.

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ANNEX A-3	JPMBB 2015-C32

One Shell Square

One Shell Square is located in the heart of the New Orleans central business district and many demand drivers lie within walking distance of the property, including the French Quarter, Mercedes-Benz Superdome, City Hall, Port of New Orleans and six casinos. The property also benefits from its proximity to major public transportation lines, including the Poydras Station, which is located five blocks east, and the Canal Street Station, which is located six blocks northeast. Additionally, the property is located approximately 15.6 miles east of Louis Armstrong New Orleans International Airport and approximately 4.0 miles east of Tulane University. According to the appraisal, the property is located in the New Orleans central business district submarket of the New Orleans / Metairie / Kenner market. As of the fourth quarter of 2014, the submarket consisted of 144 buildings totaling approximately 9.2 million square feet of office space with an overall vacancy rate of 15.3% and average rents of $16.22 per square foot. This compares to 17.5% and $13.90 per square foot, respectively, in the fourth quarter of 2013. Additionally, Class A office properties compared favorably to the overall New Orleans central business district submarket, with an overall vacancy rate of 8.2% and average rents of $18.32 per square foot as of the fourth quarter of 2014. The appraisal identified seven directly comparable office properties built between 1979 and 1989 and ranging in size from approximately 540,783 to 1,004,484 square feet. Asking rents for the comparable properties range from $12.00 to $20.00 per square foot, with a weighted average of $17.68 per square foot.

Historical and Current Occupancy(1)

2012	2013	2014	Current(2)
90.8%	91.2%	94.9%	92.6%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of March 25, 2015.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
Shell Oil Company(3)	Aa1 / AA / NA	664,432	53.6%	$17.57	57.8%	12/31/2026
Adams and Reese, LLP(4)	NA / NA / NA	87,586	7.1%	$17.80	7.6%	11/30/2024
Liskow & Lewis	NA / NA / NA	73,077	5.9%	$19.62	7.1%	11/30/2019
Gieger, Laborde & Lap(5)	NA / NA / NA	23,607	1.9%	$18.00	2.3%	4/30/2017
Harvey Gulf International	NA / NA / NA	23,432	1.9%	$18.00	2.1%	7/31/2019
Galloway, Johnson	NA / NA / NA	22,903	1.8%	$17.90	2.0%	8/31/2022
Ernst & Young U.S. LLC	NA / NA / NA	15,316	1.2%	$19.00	1.4%	8/31/2018
Lowe, Stein, Hoffman	NA / NA / NA	14,883	1.2%	$20.50	1.5%	3/31/2017
Johnson, Johnson	NA / NA / NA	14,839	1.2%	$17.25	1.3%	11/30/2017
Standard Mortgage Corp.	NA / NA / NA	14,125	1.1%	$17.00	1.2%	7/31/2020
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field, whether or not the parent company guarantees the lease.
(3)	Shell has the right to contract its space by one floor one or more times throughout the term of its lease, with the payment of a contraction fee. The tenant may exercise a contraction option once during any 12-month period and must maintain a minimum of 300,000 square feet of leased space. After January 1, 2019, however, the tenant may contract its space by up to two floors during any 12-month period.
(4)	Adams and Reese, LLP has the right to contract its space by up to 12,756 square feet any time between September 1, 2016 and February 28, 2017 or between September 1, 2018 and February 28, 2019, with the payment of a contraction fee.
(5)	Gieger, Laborde & Lap also occupies an additional 4,307 square foot space on the 47th floor and the lease expires April 2022.

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ANNEX A-3	JPMBB 2015-C32

One Shell Square

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	91,455	7.4%	NAP	NAP	91,455	7.4%	NAP	NAP
2015 & MTM	3	14,544	1.2%	$244,461	1.2%	105,999	8.5%	$244,461	1.2%
2016	7	8,502	0.7%	134,607	0.7%	114,501	9.2%	$379,067	1.9%
2017	18	105,787	8.5%	1,767,035	8.7%	220,288	17.8%	$2,146,102	10.6%
2018	9	59,370	4.8%	1,122,452	5.6%	279,658	22.5%	$3,268,554	16.2%
2019	5	105,545	8.5%	2,007,591	9.9%	385,203	31.1%	$5,276,145	26.1%
2020	5	22,653	1.8%	397,305	2.0%	407,856	32.9%	$5,673,450	28.1%
2021	2	12,709	1.0%	225,820	1.1%	420,565	33.9%	$5,899,270	29.2%
2022	4	52,617	4.2%	849,532	4.2%	473,182	38.1%	$6,748,802	33.4%
2023	1	12,404	1.0%	235,676	1.2%	485,586	39.1%	$6,984,478	34.6%
2024	1	87,586	7.1%	1,540,311	7.6%	573,172	46.2%	$8,524,789	42.2%
2025	0	0	0.0%	0	0.0%	573,172	46.2%	$8,524,789	42.2%
2026 & Beyond(2)	1	667,367	53.8%	11,674,668	57.8%	1,240,539	100.0%	$20,199,457	100.0%
Total	56	1,240,539	100.0%	$20,199,457	100.0%

(1)	Based on the underwritten rent roll.
(2)	2026 & Beyond includes a 2,785 square foot management office and a 150 square foot United States post office but no corresponding leases expiring.

Operating History and Underwritten Net Cash Flow
	2012	2013	2014	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$18,197,733	$18,617,754	$18,540,262	$18,884,354	$20,199,457	$16.28	78.8%
Vacant Income	0	0	0	0	1,583,650	1.28	6.2%
Gross Potential Rent	$18,197,733	$18,617,754	$18,540,262	$18,884,354	$21,783,107	$17.56	85.0%
Parking Income	1,986,778	2,262,926	2,164,410	2,415,210	2,431,572	1.96	9.5%
Other Reimbursements	1,735,585	1,987,842	1,744,206	1,557,199	1,421,187	1.15	5.5%
Net Rental Income	$21,920,096	$22,868,522	$22,448,878	$22,856,763	$25,635,866	$20.67	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(1,583,650)	(1.28)	(6.2)
Other Income	6,931	96,057	53,751	72,725	36,756	0.03	0.1%
Effective Gross Income	$21,927,027	$22,964,579	$22,502,629	$22,929,488	$24,088,972	$19.42	94.0%

Total Expenses(4)	$9,154,432	$10,158,671	$10,561,678	$10,397,082	$10,068,381	$8.12	41.8%

Net Operating Income(5)	$12,772,595	$12,805,908	$11,940,951	$12,532,407	$14,020,592	$11.30	58.2%

Total TI/LC, Capex/RR	0	0	0	0	890,400	0.72	3.7%
Net Cash Flow	$12,772,595	$12,805,908	$11,940,951	$12,532,407	$13,130,192	$10.58	54.5%
(1)	The TTM column represents the trailing 12-months ending July 31, 2015.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(3)	The increase in Underwritten Rents in Place from TTM Rents in Place is driven by Shell’s base rent being averaged over the loan term due to its high credit rating, which results in an approximately $1.3 million increase. Shell will be vacating the fifth and sixth floors but will be moving into floors 13 through 15 on January 1, 2017, which is reflected in the underwriting. Additionally, Underwritten Rents in Place are driven by rent escalations underwritten through April 1, 2016 totaling $46,000.
(4)	The lower Underwritten Total Expenses versus TTM Total Expenses is predominantly driven by a successfully protested assessed value of the property resulting in approximately $372,354 in annual real estate tax savings and one-time maintenance and repair expenses that occurred throughout the trailing 12-month period ended July 31, 2015.
(5)	The decrease in 2014 Net Operating Income from 2013 Net Operating Income is driven predominantly by a $244,788 increase in payroll expenses and $214,785 increase in repairs and maintenance expenses. The increase in payroll expenses was related to the hiring of a construction manager in March 2014, the hiring of an assistant chief engineer in November 2014 and the hiring of a chief engineer in October 2014. The increase in repairs and maintenance expenses was related to several one-time expenses including travertine for exterior step repair, replacement of circuit breakers, rewiring of exterior tree lighting, replacement of elevator carpets and the purchase of two new auxiliary tanks.

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ANNEX A-3	JPMBB 2015-C32

One Shell Square

Property Management. The One Shell Square property is managed by Hertz Investment Group, LLC, an affiliate of the loan sponsors. The current management agreement commenced on June 4, 2015 and has a three-year term and will automatically renew for two consecutive periods of three years unless otherwise terminated by either party. The management agreement provides for a contractual management fee of 5.0% of gross income, payable on a monthly basis. The management fees related to the One Shell Square loan are subordinate to the liens and interests of the One Shell Square loan.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow approximately $29.1 million for outstanding tenant improvements and leasing commissions, approximately $11.4 million for required repairs, approximately $1.1 million for real estate taxes, $53,000 for future tenant improvements and leasing commissions reserves, $21,200 for replacement reserves and $8,038 for free rent outstanding to one tenant.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $155,000.

Insurance Escrows - The requirement for the borrower to make deposits to the insurance escrow is waived so long as no event of default has occurred and is continuing and the borrower provides satisfactory evidence that the property is insured as part of a blanket policy in accordance with the loan documents.

Replacement Reserves - On a monthly basis, the borrower is required to escrow approximately $21,200 (approximately $0.21 per square foot annually) for replacement reserves. The reserve is not subject to a cap.

TI/LC Reserves - On a monthly basis commencing on August 1, 2015, the borrower is required to escrow approximately $53,000 (approximately $0.51 per square foot annually) for future tenant improvements and leasing commissions. On August 1, 2022, the borrower will be required to escrow approximately $143,000 (approximately $1.38 per square foot annually) for future tenant improvements and leasing commissions. The reserve is not subject to a cap.

Lockbox / Cash Management. The loan is structured with a hard lockbox and in-place cash management. At origination, the borrower was required to send a tenant direction letter to all tenants at the property instructing them to deposit all rents and payments into the lockbox account. All funds in the lockbox account are swept daily to a segregated cash management account under the control of the lender. To the extent that a Cash Sweep Period (as defined below) is continuing, all excess cash flow after payment of the mortgage and mezzanine debt service, required reserves and operating expenses will be held as additional collateral for the loan. The lender has a first priority security interest in the cash management account.

A “Cash Sweep Period” means the occurrence of (i) an event of default, (ii) any bankruptcy action of the borrower or property manager, or (iii) the date on which the debt service coverage ratio, based on a trailing three months of gross income from operations annualized and a 12 month operating expense calculation, is less than 1.10x.

Additional Debt. A $20.0 million mezzanine loan secured by direct equity interests in the borrower was originated by JPMCB and is currently held by a third party investor. The mezzanine loan is coterminous with the mortgage loan. The mezzanine loan has a 10.12500% coupon and is interest-only for the full term of the loan. Including the mezzanine loan, the Cut-off Date LTV is 80.9%, the UW NCF DSCR is 1.39x and the UW NOI Debt Yield is 9.6%.

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ANNEX A-3	JPMBB 2015-C32

Park Place I & II Portfolio

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ANNEX A-3	JPMBB 2015-C32

Park Place I & II Portfolio

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ANNEX A-3	JPMBB 2015-C32

Park Place I & II Portfolio

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ANNEX A-3	JPMBB 2015-C32

Park Place I & II Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	RCMC	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$30,375,000	Title:	Fee
Cut-off Date Principal Balance:	$30,375,000	Property Type - Subtype:	Office - Suburban
% of Pool by IPB:	2.6%	Net Rentable Area (SF):	212,328
Loan Purpose:	Acquisition	Location:	Pittsburgh, PA
Borrowers:	FAC Park Place One, LLC and	Year Built / Renovated:	Various / 2013
	FAC Park Place Two, LLC	Occupancy:	94.7%
Sponsors:	David A. Pearson, Paul A. Pearson, Jr.	Occupancy Date:	7/10/2015
	and John M. Pearson	Number of Tenants:	6
Interest Rate:	4.71500%	2012 NOI(1):	$304,795
Note Date:	9/17/2015	2013 NOI(1):	$2,024,073
Maturity Date:	10/5/2025	2014 NOI(1):	$3,379,360
Interest-only Period:	36 months	TTM NOI (as of 7/2015):	$3,381,807
Original Term:	120 months	UW Economic Occupancy:	92.5%
Original Amortization:	360 months	UW Revenues:	$5,240,010
Amortization Type:	IO-Balloon	UW Expenses:	$1,973,478
Call Protection:	L(24),Def(92),O(4)	UW NOI:	$3,266,532
Lockbox:	CMA	UW NCF:	$3,089,868
Additional Debt:	N/A	Appraised Value / Per SF:	$42,400,000 / $200
Additional Debt Balance:	N/A	Appraisal Date:	7/20/2015
Additional Debt Type:	N/A

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$143
Taxes:	$141,954	$47,318	N/A	Maturity Date Loan / SF:	$126
Insurance:	$13,972	$3,493	N/A	Cut-off Date LTV:	71.6%
Replacement Reserves:	$0	$5,875	N/A	Maturity Date LTV:	63.0%
TI/LC:	$250,000	$8,847	N/A	UW NCF DSCR:	1.63x
Other:	$377,000	$0	N/A	UW NOI Debt Yield:	10.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$30,375,000	71.7%	Purchase Price	$40,500,000	95.6%
Sponsor Equity	12,002,042	28.3	Closing Costs	1,094,116	2.6
			Upfront Reserves	782,926	1.8
Total Sources	$42,377,042	100.0%	Total Uses	$42,377,042	100.0%
(1)	The increase in NOI from 2012 to 2014 is due to the completion of renovations at the Park Place I & II Portfolio properties in 2012 and 2013 and subsequent leasing of approximately 170,731 square feet (80.4% of net rentable area) between 2012 and 2013.
(2)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Park Place I & II Portfolio loan has an outstanding principal balance of $30.375 million and is secured by a first mortgage lien on the borrowers’ fee interest in two Class A suburban office properties comprised of 212,328 square feet, located in Pittsburgh, Pennsylvania. The loan has a 10-year term and, subsequent to a three-year interest-only period, will amortize on a 30-year schedule.

The Borrowers. The borrowing entities for the loan are FAC Park Place One, LLC and FAC Park Place Two, LLC, each a Delaware limited liability company and special purpose entity.

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ANNEX A-3	JPMBB 2015-C32

Park Place I & II Portfolio

The Sponsors. The loan sponsors and nonrecourse carve-out guarantors are David A. Pearson, Paul A. Pearson, Jr. and John M. Pearson, principals of Fifth Avenue Capital, LLC (“FAC”). FAC and its affiliates have been involved in real estate investments totaling over $700.0 million. FAC has invested in approximately 1,000 apartment units, in excess of four million square feet of commercial space and over 1,000 acres of land for development.

The Properties. The Park Place I & II Portfolio is composed of two, five-story, Class A, LEED Gold certified office properties with a total of 212,328 square feet located in Pittsburgh, Pennsylvania, approximately 10 miles west of the Pittsburgh central business district and less than five miles from the Pittsburgh International Airport. The Park Place I and II properties were constructed in 1983 and 1985, respectively, and fully renovated in 2012-2013 at an estimated cost of over $11.0 million. The renovation included the addition of a parking structure to each building, new HVAC systems, structural repairs, replacing the Park Place II roof, modernizing the elevators at both properties and first generation tenant build-out for Park Place II. The portfolio was 94.7% occupied by six tenants, as of July 10, 2015. Approximately 74.7% of the net rentable area has leases that are in-place through 2022 and approximately 53.0% of net rentable area is leased to a credit-rated tenant. The portfolio is located along Parkway West (I-376), which acts as the main thoroughfare and connects downtown Pittsburgh to the eastern and western suburbs. The surrounding area contains a mix of residential, retail, and office buildings and due to the challenging topography and density of existing development, new development is scarce.

Park Place I. Park Place I is a five-story, Class A office building totaling 99,847 square feet improved with an adjacent 286-space parking structure. Total parking consists of 470 surface level spaces (approximately 4.71 per 1,000 square feet). The building was constructed in 1983 and renovated in 2012-2013. As of July 10, 2015, the property was 88.8% occupied by five tenants. The largest tenant, United Lender Services Corp. (“ULS”), is headquartered at the property and after expanding by approximately 17,040 square feet in 2013, currently occupies approximately 46.1% of the net rentable area through June 30, 2025. ULS was founded in 2008 and is a wholly owned subsidiary of USAA Real Estate, a full service, national provider of appraisal, title and settlement services for the residential and commercial real estate industry. The second largest tenant, Atlas Energy Group LLC (“Atlas”), is headquartered at the property and occupies approximately 25.2% of the net rentable area through October 31, 2018. Atlas develops and produces natural gas, crude oil and natural gas liquids in the United States and it is also involved in the terminalling, storage, throughput, and transloading of crude oil and petroleum products in the East Coast, Gulf Coast, and Midwest regions. Atlas was acquired in February 2015 by Targa Resources Corporation (rated Ba3 / B+ by Moody’s / S&P).

Park Place II. Park Place II is a five-story, Class A office building totaling 112,481 square feet improved with an adjacent 283-space parking structure. Total parking consists of 510 surface level spaces (approximately 4.53 per 1,000 square feet). The building was constructed in 1985 and renovated in 2012-2013. As of July 10, 2015, the property was 100.0% occupied by Williams Field Services Group, LLC (“Williams”) through March 31, 2023, with two five-year extension options remaining. Williams is a subsidiary of Williams Partners L.P. (Baa2 / BBB / BBB by Moody’s / S&P / Fitch), a master limited partnership that is also a guarantor under the lease. The parent company, Williams Companies, Inc., is rated Baa3 / BB+ / BBB- by Moody’s / S&P / Fitch.

The Williams Companies, Inc. was founded in 1908 and, including its assets held through Williams Partners, L.P., is an energy infrastructure company focused on connecting North America’s hydrocarbon resource plays to growing markets for natural gas, natural gas liquids and olefins. The company owns and operates midstream gathering and processing assets and interstate natural gas pipelines.  The company owns and operates the Transco natural gas network, a 10,200 mile fuel link providing natural gas to the northeastern and southeastern states and its compressor stations help move gas from the Gulf Coast to 12 Southeast and Atlantic Seaboard states, including major metropolitan areas in New York, New Jersey and Pennsylvania. On September 28, 2015, Williams Companies, Inc. announced that it has agreed to be acquired by Energy Transfer Equity, L.P. or a subsidiary thereof (“ETE”) (Ba2 / BB / BB+ by Moody’s / S&P / Fitch ), though it is anticipated that Williams Partners L.P. will continue to operate as a separate entity.

Portfolio Summary
Property	Location	Net Rentable Area (SF)	Year Built	Allocated Loan Amount	% of Allocated Loan Amount	Appraised Value	Underwritten Net Cash Flow	% of Underwritten Net Cash Flow
Park Place I	Pittsburgh, PA	99,847	1983	$13,859,734	45.6%	$18,400,000	$1,409,868	45.6%
Park Place II	Pittsburgh, PA	112,481	1985	16,515,266	54.4	24,000,000	1,680,000	54.4
Total		212,328		$30,375,000	100.0%	$42,400,000	$3,089,868	100.0%

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ANNEX A-3	JPMBB 2015-C32

Park Place I & II Portfolio

Historical and Current Occupancy(1)
	2012(2)	2013(2)	2014	Current(3)
Park Place I	80.0%	100.0%	88.8%	88.8%
Park Place II	0.0%	100.0%	100.0%	100.0%
Wtd. Avg.	37.6%	100.0%	94.7%	94.7%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Major renovations were completed at the Park Place I & II Portfolio properties between 2012 and 2013.
(3)	Current Occupancy is as of July 10, 2015.

The Park Place I & II Portfolio properties are located within the Pittsburgh metropolitan statistical area. Pittsburgh is one of the most populous metropolitan statistical areas in the United States with approximately 2.4 million people as of June 2015. The city’s economy is primarily based on healthcare, computer technology, manufacturing, natural resources and mining. According to the United States Bureau of Labor Statistics, as of June 2015, the Pittsburgh metropolitan statistical area has an unemployment rate of 4.4%, down from its peak during the recent financial crisis of 7.8%, which was exhibited in 2010. According to Moody’s Analytics, the Pittsburgh metropolitan statistical area has a median household income of approximately $52,600 for 2015, representing an annual growth rate of 2.5% since 2010. According to the appraisal, as of the second quarter of 2015, the Greater Pittsburgh office market has a total inventory of 124.3 million square feet across 6,521 buildings. According to CoStar, as of June 2015, vacancy in the market is 8.1%, with average rents of $20.65 per square foot. Furthermore, Class A office space in the market has a total inventory of 35.2 million square feet across 207 buildings. Vacancy for Class A office space in the market is 7.1%, with average rents of $25.76 square foot.

The properties are located in the Parkway West office submarket. According to the CoStar, as of the second quarter of 2015, Parkway West has a total inventory of 8.7 million square feet across 327 buildings. Vacancy in the submarket is 9.7%, with average rents of $20.03 per square foot. Furthermore, Class A office space in the submarket has a total inventory of 3.5 million square feet across 33 buildings. Vacancy for Class A office space in the submarket is 12.2%, with average rents of $22.14 per square foot. In addition, there is one office building – 300 Lindbergh Drive (4.6 miles north) – under construction in the submarket, totaling 47,000 square feet. The development will be part of the Airside Business Park, an office/flex park located at the site of the former Pittsburgh International Airport Terminal. According to the appraisal, the one-, three- and five-mile 2015 population is 1,469, 23,328 and 62,657, respectively, while the average household income is $92,488, $90,862 and $82,950, respectively. The appraisal provided five comparable properties constructed from 1994 and 2005 and ranging from 35,000 square feet to 229,110 square feet. Vacancy rates ranged from 0.0% to 18.0%, with a weighted average vacancy of approximately 0.9%. Annual rental rates ranged from $21.75 per square foot to $28.71 per square foot.

Tenant Summary(1)
Tenant	Property	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
Williams Field Services Group, LLC(3)	Park Place II	Baa3 / BB+ / BBB-	112,481	53.0%	$23.35	54.9%	3/31/2023
United Lender Services Corp.	Park Place I	NA / NA / NA	46,028	21.7%	$26.22	25.2%	6/30/2025
Atlas Energy Group LLC	Park Place I	Ba3 / B+ / NA	25,190	11.9%	$22.01	11.6%	10/31/2018
PennEnergy Resources, LLC(4)	Park Place I	NA / NA / NA	9,130	4.3%	$22.28	4.3%	12/31/2020
Real Advantage, LLC(5)	Park Place I	NA / NA / NA	5,979	2.8%	$23.20	2.9%	5/31/2017
Robert Half International, Inc.(6)	Park Place I	NA / NA / NA	2,333	1.1%	$21.95	1.1%	2/29/2016
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Williams has the option to contract the leased space with respect to all or one-half of its fifth floor space (23,272 square feet or 11,636 square feet, respectively) as of April 2017 and April 2020 with 365 days prior written notice, provided Williams still occupies floors one through four. Additionally, Williams has a one-time termination option on the entire premises on April 2020 with 365 days prior written notice. The options to contract and terminate the lease require the tenant to pay a termination fee equal to the unamortized portion of any tenant improvement allowance, leasing commissions and rent abatement.
(4)	PennEnergy Resources, LLC has the one-time right to terminate the lease with respect to the entire leased premises on December 31, 2018 by giving landlord written notice no later than December 31, 2017 accompanied by a payment of a termination fee in the amount of $56,256.
(5)	Real Advantage, LLC occupies two spaces at the Park Place I property. The expiration date for the 3,725 square foot space is May 31, 2017 and the expiration date for the 2,254 square foot space is June 30, 2017.
(6)	Robert Half International, Inc. has the ongoing right to terminate the lease prior to the natural expiration of the term by providing the landlord with 60 days prior written notice accompanied by a payment of a termination fee.

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ANNEX A-3	JPMBB 2015-C32

Park Place I & II Portfolio

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	11,187	5.3%	NAP	NAP	11,187	5.3%	NAP	NAP
2015 & MTM	0	0	0.0	$0	0.0%	11,187	5.3%	$0	0.0%
2016	1	2,333	1.1	51,209	1.1	13,520	6.4%	$51,209	1.1%
2017	1	5,979	2.8	138,713	2.9	19,499	9.2%	$189,922	4.0%
2018	1	25,190	11.9	554,550	11.6	44,689	21.0%	$744,472	15.6%
2019	0	0	0.0	0	0.0	44,689	21.0%	$744,472	15.6%
2020	1	9,130	4.3	203,406	4.3	53,819	25.3%	$947,879	19.8%
2021	0	0	0.0	0	0.0	53,819	25.3%	$947,879	19.8%
2022	0	0	0.0	0	0.0	53,819	25.3%	$947,879	19.8%
2023	1	112,481	53.0	2,626,046	54.9	166,300	78.3%	$3,573,925	74.8%
2024	0	0	0.0	0	0.0	166,300	78.3%	$3,573,925	74.8%
2025	1	46,028	21.7	1,206,854	25.2	212,328	100.0%	$4,780,779	100.0%
2026 & Beyond	0	0	0.0	0	0.0	212,328	100.0%	$4,780,779	100.0%
Total	6	212,328	100.0%	$4,780,779	100.0%
(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2012	2013	2014	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents In Place(3)	$920,156	$3,452,551	$4,715,589	$4,780,542	$4,780,779	$22.52	84.9%
Vacant Income	0	0	0	0	279,675	1.32	5.0
Gross Potential Rent	$920,156	$3,452,551	$4,715,589	$4,780,542	$5,060,454	$23.83	89.8%
Total Reimbursements	12,094	185,661	513,254	638,839	572,809	2.70	10.2
Net Rental Income	$932,250	$3,638,212	$5,228,843	$5,419,380	$5,633,263	$26.53	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(427,619)	(2.01)	(7.6)
Other Income(4)	3,039	1,192	2,148	1,966	34,366	0.16	0.6
Effective Gross Income	$935,289	$3,639,404	$5,230,991	$5,421,346	$5,240,010	$24.68	93.0%
Total Expenses	$630,494	$1,615,331	$1,851,631	$2,039,540	$1,973,478	$9.29	37.7%
Net Operating Income(5)	$304,795	$2,024,073	$3,379,360	$3,381,807	$3,266,532	$15.38	62.3%
Total TI/LC, Capex/RR	0	0	0	0	176,664	0.83	3.4
Net Cash Flow	$304,795	$2,024,073	$3,379,360	$3,381,807	$3,089,868	$14.55	59.0%
(1)	TTM column represents the trailing 12-month period ending July 31, 2015.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Rents In Place consists of in-place rents as of July 10, 2015 and include rents steps through August 2016.
(4)	Other Income consists primary of $32,400 rent attributed to AT&T Wireless Service, Inc. cell tower lease through September 30, 2032 and other miscellaneous income.
(5)	The increase in Net Operating Income from 2012 to 2014 is due to the completion of renovations at the Park Place I & II Portfolio properties in 2012 and 2013 and subsequent leasing of approximately 170,731 square feet (80.4% of net rentable area) between 2012 and 2013.

Property Management. The property is managed by Pearson Realty Services, Inc., a New York corporation, an affiliate of the loan sponsors. The current management agreement commenced on September 17, 2015, and will automatically renew each year unless otherwise terminated by either party.

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ANNEX A-3	JPMBB 2015-C32

Park Place I & II Portfolio

Escrows and Reserves. At origination, the borrowers deposited into escrow $377,000 for deferred maintenance, $250,000 for future tenant improvements and leasing commissions, $141,954 for real estate taxes and $13,972 for insurance reserves.

Tax Escrows - The borrowers are required to escrow 1/12 of the annual estimated tax payments monthly, which currently equates to a monthly payment of $47,318.

Insurance Escrows - The borrowers are required to escrow 1/12 of the annual estimated insurance payments monthly, which currently equates to a monthly payment of $3,493.

Replacement Reserves - On a monthly basis, the borrowers are required to escrow $5,875 (approximately $0.33 per square foot annually) for replacement reserves.

TI/LC Reserves - On a monthly basis, the borrowers are required to escrow $8,847 (approximately $0.50 per square foot annually) for future tenant improvements and leasing commissions, unless the credit rating of both (i) Williams Companies, Inc. (“WMB”) falls below the Current WMB Rating (as defined below), and (ii) Williams Partners, L.P. (“WPZ”) falls below the Current WPZ Rating (as defined below) by any two or more of Moody’s, Fitch or S&P, then the amount of required monthly deposits into the TI/LC reserve will increase to $17,694 (approximately $1.00 per square foot annually) until such time, if any, as any two or more of Moody’s, Fitch or S&P upgrades both (i) WMB’s credit rating to at or above the Current WMB Rating, and (ii) WPZ’s credit rating to at or above the Current WPZ Rating (the “Required Minimum Rating”). At such time, if any, that the Required Minimum Rating is satisfied, then the amount of required monthly deposits into the TI/LC reserve will again be $8,847.

“Current WMB Rating” shall mean a credit rating of (i) Baa3 by Moody’s, (ii) BB+ by S&P and (iii) BBB- by Fitch.

“Current WPZ Rating” mean a credit rating of (i) Baa2 by Moody’s, (ii) BBB by S&P and (iii) BBB by Fitch.

Lockbox / Cash Management. The loan is structured with a CMA lockbox. The borrowers are required to deposit all rents directly into a lockbox account controlled by the lender. The funds are then returned to an account controlled by the borrowers until the commencement of a Trigger Event (as defined below). During the continuance of a Trigger Event, all funds in the lockbox account are swept to a segregated cash management account under the control of the lender. To the extent there is a Trigger Event continuing, all excess cash flow after payment of the mortgage debt service, required reserves and operating expenses will be held as additional collateral for the loan. The lender has a first priority security interest in the cash management account.

“Trigger Event” shall mean a period (A) commencing upon the earliest of (i) the occurrence of an event of default, (ii) the debt service coverage ratio (tested quarterly, on a trailing 12-month basis) being less than 1.20x, or (iii) the occurrence of a Tenant Trigger Event (as defined below).

“Tenant Trigger Event” will occur if any of the following occur with respect to Williams: (a) the tenant files for bankruptcy or becomes involved in an insolvency proceeding; (b) tenant terminates or cancels its lease or tenant’s lease fails to be in full force and effect; (c) a monetary or material non-monetary default exists under tenant’s lease (beyond the expiration of any applicable notice and cure periods under the lease); (d) the tenant goes dark, vacates or otherwise fails to occupy its premises; (e) the tenant gives a termination notice under its lease for all or any portion of its space greater than 20,000 square feet; or (f) the tenant fails to renew or extend its lease for a minimum term of five years at a rent equal to tenant’s then-current rent on or before the earlier of 12 months prior to any lease expiration or renewal date set forth in tenant’s lease. The loan documents contain cure rights for each trigger.

Partial Releases. Provided no event of default exists, the borrowers are permitted to release the Park Place II property from the lien of the mortgage at any time after a lockout period if certain conditions are satisfied, including the following: (a) defeasance of 125% of the financing amount allocated to such property (based on allocations assigned by lender at closing); and (b) after giving effect to the release, (1) the debt service coverage ratio of the remaining property (as calculated by the lender) based on the trailing 12-month period subsequent to the date of calculation must be not less than the greater of (i) 1.65x or (ii) the debt service coverage ratio for both properties prior to the release; (2) the debt yield of the remaining property must be not less than the greater of (i) 10.1% or (ii) the debt yield for both properties prior to the release; and (3) the loan to value ratio of the remaining property must be not more than the 71.8%, all as determined by lender.

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ANNEX A-3	JPMBB 2015-C32

Waterstone Apartments

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$30,240,000	Title:	Fee
Cut-off Date Principal Balance:	$30,240,000	Property Type - Subtype:	Multifamily - Garden
% of Pool by IPB:	2.6%	Net Rentable Area (Units):	276
Loan Purpose:	Acquisition	Location:	Spring, TX
Borrower:	MREF II Waterstone, LLC	Year Built / Renovated:	2012 / N/A
Sponsor:	Momentum Real Estate Fund II, LLC	Occupancy:	92.8%
Interest Rate:	4.41200%	Occupancy Date:	6/4/2015
Note Date:	9/1/2015	Number of Tenants:	N/A
Maturity Date:	9/1/2022	2012 NOI(1):	N/A
Interest-only Period:	48 months	2013 NOI(2):	$2,084,220
Original Term:	84 months	2014 NOI(2):	$2,512,039
Original Amortization:	360 months	TTM NOI (as of 7/2015):	$2,533,737
Amortization Type:	IO-Balloon	UW Economic Occupancy:	93.2%
Call Protection:	L(25),Grtr1%orYM(56),O(3)	UW Revenues:	$4,390,551
Lockbox:	Springing	UW Expenses:	$1,968,233
Additional Debt:	N/A	UW NOI:	$2,422,317
Additional Debt Balance:	N/A	UW NCF:	$2,357,181
Additional Debt Type:	N/A	Appraised Value / Per Unit:	$42,000,000 / $152,174
		Appraisal Date:	7/3/2015

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$109,565
Taxes:	$622,553	$77,819	N/A	Maturity Date Loan / Unit:	$104,157
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	72.0%
Replacement Reserves:	$5,428	$5,428	$138,000	Maturity Date LTV:	68.4%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.30x
Other:	$0	$0	N/A	UW NOI Debt Yield:	8.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$30,240,000	71.2%	Purchase Price	$41,298,870	97.3%
Sponsor Equity	12,205,447	28.8	Upfront Reserves	627,981	1.5
			Closing Costs	518,596	1.2
Total Sources	$42,445,447	100.0%	Total Uses	$42,445,447	100.0%
(1)	2012 NOI is not available because the property was built in late 2012.
(2)	The increase from 2013 NOI to 2014 NOI is primarily due to the decrease in economic vacancy from 2013 to 2014, when the property reached stabilization.

The Loan. The Waterstone Apartments loan has an outstanding principal balance of $30.24 million and is secured by a first mortgage lien on the borrower’s fee interest in a 276-unit, garden-style multifamily property located in Spring, Texas. The loan has a seven-year term and, subsequent to a four-year interest-only period, will amortize on a 30-year schedule. The borrowing entity for the loan is MREF II Waterstone, LLC, a Delaware limited liability company and special purpose entity. The loan sponsor and nonrecourse carve-out guarantor is Momentum Real Estate Fund II, LLC. Momentum Real Estate Fund II, LLC is the second fund that Momentum Real Estate Partners, LLC has raised and currently manages in order to invest in the multifamily sector. Momentum Real Estate Partners, LLC’s principals and management team have a strong track record, having directly and indirectly acquired, developed, owned and operated numerous Class A garden-style apartment units. Since 2011, Momentum Real Estate Fund II, LLC has acquired seven apartment communities totaling 1,799 units in Florida and Texas.

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ANNEX A-3	JPMBB 2015-C32

Waterstone Apartments

The Property. The Waterstone Apartments property is a 276-unit, Class A multifamily property located in Spring, Texas. Developed in 2012, the property is situated on 28.3 acres and consists of 26 two-story apartment buildings and one single-story clubhouse. As of June 4, 2015, the property was 92.8% occupied. The property unit features include fully equipped kitchens, washer/dryers, private balconies and attached garages in approximately 80.0% of the units (220 out of the 276), which collectively serve as market differentiators among the neighborhood area. Property amenities include a 5,358 square foot clubhouse that has leasing offices, a clubroom with a television, an arcade game console, a kitchen, a business center, a fitness center, a swimming pool with a sundeck and a grilling area, a dog park and a car wash area. The property also has 534 parking spaces, including the 220 attached garages, resulting in a parking ratio of 1.93 spaces per unit.

The Waterstone Apartments property is conveniently situated approximately three miles south of ExxonMobil’s new campus in The Woodlands, Texas and 23 miles north of the Houston central business district. Designed to accommodate approximately 10,000 employees, ExxonMobil’s new campus is located on 385 wooded acres and is expected to reach full occupancy in 2015. An independent economic impact study estimates the campus will create 44,000 permanent jobs during ongoing operations. Access to the property’s neighborhood is provided by Interstate 45, located one mile to the east. Additionally, the property is expected to benefit from the Grand Parkway extension, an over 180 mile circumferential scenic highway traversing seven counties and encircling the Greater Houston region. The Grand Parkway Interstate 45 segment is currently under construction and is set for opening in late 2015.

The Market. The property is located within the Houston apartment market and the Champions/FM 1960 multifamily submarket. The submarket had a 7.8% vacancy rate as of March 2015. The submarket vacancy has trended downward over the last three years with average vacancies of 12.8% in 2012, 10.8% in 2013 and 7.4% in 2014. According to CoStar, the 2015 estimated population within a one- and three-mile radius of the property is 7,919 and 86,265, respectively. The 2015 estimated average household income within a one- and three-mile radius of the property is $101,898 and $82,367, respectively. As of March 2015, the submarket contained 594,249 units across 2,566 properties, according to Apartment Data Services, Inc.’s market research report. The appraisal identified five comparable rentals proximate to the Waterstone Apartments property. The property’s comparables range in average unit size from 823 to 1,078 square feet with an average of 938 square feet, and indicate an asking rental range of $905 to $1,348, with an average of $1,215.

Multifamily Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Market Rent Per Unit	Average Monthly In- Place Rents
1 BR / 1 BA	22	8.0%	21	95.5%	667	$1,059	$1,036
1 BR / 1 BA	22	8.0	19	86.4%	814	$1,159	$1,187
1 BR / 1 BA	52	18.8	51	98.1%	917	$1,234	$1,235
1 BR / 1 BA	8	2.9	8	100.0%	821	$1,084	$1,073
2 BR / 1 BA	8	2.9	6	75.0%	1,097	$1,377	$1,351
2 BR / 1 BA	52	18.8	48	92.3%	1,149	$1,373	$1,344
2 BR / 2 BA	26	9.4	20	76.9%	1,327	$1,576	$1,515
2 BR / 2 BA	26	9.4	23	88.5%	1,458	$1,546	$1,500
2 BR / 2 BA	4	1.4	4	100.0%	985	$1,282	$1,254
2 BR / 2 BA	4	1.4	4	100.0%	1,107	$1,242	$1,235
3 BR / 2 BA	26	9.4	26	100.0%	1,447	$1,645	$1,660
3 BR / 2 BA	26	9.4	26	100.0%	1,523	$1,705	$1,649
Total / Wtd. Average	276	100.0%	256	92.8%	1,135	$1,385	$1,364
(1)	Based on the rent roll dated June 4, 2015 provided by the borrower.

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ANNEX A-3	JPMBB 2015-C32

Waterstone Apartments

Operating History and Underwritten Net Cash Flow
	2013	2014	TTM(1)	Underwritten	Per Unit	%(2)
Rents in Place(3)	$3,710,765	$4,234,565	$4,281,176	$4,191,689	$15,187	92.6%
Vacant Income	628,026	223,123	247,134	337,310	1,222	7.4
Gross Potential Rent	$4,338,791	$4,457,688	$4,528,311	$4,528,998	$16,409	100.0%
Total Reimbursements	0	0	0	0	0	0.0
Net Rental Income	$4,338,791	$4,457,688	$4,528,311	$4,528,998	$16,409	100.0%
(Vacancy/Credit Loss)	(800,583)	(284,479)	(325,566)	(306,173)	(1,109)	(6.8)
Other Income(4)	177,578	175,091	167,725	167,725	608	3.7
Effective Gross Income	$3,715,786	$4,348,300	$4,370,469	$4,390,551	$15,908	96.9%

Total Expenses	$1,631,566	$1,836,260	$1,836,732	$1,968,233	$7,131	44.8%

Net Operating Income	$2,084,220	$2,512,039	$2,533,737	$2,422,317	$8,777	55.2%

Replacement Reserves	0	0	0	65,136	236	1.5
Net Cash Flow	$2,084,220	$2,512,039	$2,533,737	$2,357,181	$8,541	53.7%

Occupancy(5)	94.6%	94.6%	92.8%	93.2%
(1)	TTM column represents the trailing 12-month period ending on July 31, 2015.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	The increase from 2013 Rents in Place to 2014 Rents in Place is primarily due to the decrease in economic vacancy from 2013 to 2014, when the property reached stabilization.
(4)	Other Income represents pet rent, application fees, admin fees, late fees and other miscellaneous fees.
(5)	Historical Occupancies are as of December 31 of each respective year. TTM Occupancy is as of June 4, 2015. Underwritten Occupancy represents economic occupancy.

Permitted Mezzanine Debt. The loan agreement permits future mezzanine financing secured by the ownership interests in the borrower upon certain terms and conditions which include, without limitation, that: (i) no event of default has occurred and is continuing, (ii) the aggregate combined loan-to-value ratio does not exceed 72.0%, (iii) the debt service coverage ratio, as calculated in the loan documents for the trailing 12-month period (provided that net operating income will be calculated by annualizing the trailing three-month period) and assuming debt service for the mezzanine loan, is not less than 1.20x, (iv) the maturity date of the mezzanine loan may not be earlier than the maturity date of the mortgage loan and (v) the lender of the mezzanine loan will enter into an acceptable intercreditor agreement.

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ANNEX A-3	JPMBB 2015-C32

Hilton Atlanta Perimeter

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$30,170,000	Title:	Fee
Cut-off Date Principal Balance:	$30,170,000	Property Type - Subtype:	Hotel - Full Service
% of Pool by IPB:	2.6%	Net Rentable Area (Rooms):	224
Loan Purpose:	Refinance	Location:	Atlanta, GA
Borrower:	Proc GA, L.P.	Year Built / Renovated:	1987 / 2006
Sponsor:	CMS/Procaccianti Hospitality	Occupancy / ADR / RevPAR:	78.0% / $134.25 / $104.77
	Holdings III, L.P.	Occupancy / ADR / RevPAR Date:	7/31/2015
Interest Rate:	4.70600%	Number of Tenants:	N/A
Note Date:	9/11/2015	2012 NOI:	$2,437,632
Maturity Date:	10/1/2020	2013 NOI(1):	$2,634,633
Interest-only Period:	None	2014 NOI(1):	$3,012,151
Original Term:	60 months	TTM NOI (as of 7/2015):	$3,124,020
Original Amortization:	360 months	UW Occupancy / ADR / RevPAR:	78.0% / $134.25 / $104.77
Amortization Type:	Balloon	UW Revenues:	$9,613,653
Call Protection:	L(25),Grtr1%orYM(31),O(4)	UW Expenses:	$6,508,707
Lockbox:	CMA	UW NOI:	$3,104,946
Additional Debt:	Yes	UW NCF:	$3,104,946
Additional Debt Balance(2):	$1,000,000	Appraised Value / Per Room(3):	$43,100,000 / $192,411
Additional Debt Type:	Unsecured	Appraisal Date:	7/8/2015

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$134,688
Taxes:	$0	$31,044	N/A	Maturity Date Loan / Room:	$123,672
Insurance:	$3,571	$38,443	N/A	Cut-off Date LTV(3):	70.0%
FF&E Reserves(4):	$24,034	3% of Gross Revenues	N/A	Maturity Date LTV(3):	64.3%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.65x
Other(5):	$7,757,641	Springing	N/A	UW NOI Debt Yield:	10.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$30,170,000	100.0%	Payoff Existing Debt	$18,364,370	60.9%
			Upfront Reserves	7,785,246	25.8
			Return of Equity	3,301,624	10.9
			Closing Costs	718,760	2.4
Total Sources	$30,170,000	100.0%	Total Uses	$30,170,000	100.0%
(1)	The increase in 2014 NOI from 2013 NOI is primarily due to an increase in ADR.
(2)	The Additional Debt Balance refers to the original balance of the unsecured debt. See “Additional Debt” below for additional details.
(3)	The Appraised Value / Per Room, Cut-off Date LTV and Maturity Date LTV are calculated based on the “as if complete” value, which assumes that the current renovations to the property have been completed. At closing, the borrower reserved $7,757,641 for the renovations. The “as-is” value as of July 8, 2015 is $35.1 million, which results in a Cut-off Date LTV and Maturity Date LTV of 86.0% and 78.9%, respectively.
(4)	Commencing on the second anniversary of the origination date, the Monthly FF&E Reserves will increase to 4.0% of gross revenues.
(5)	Initial Other Escrows and Reserves of $7,757,641 represent a reserve for planned renovations, as described below, related to an existing property improvement plan.

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ANNEX A-3	JPMBB 2015-C32

Hilton Atlanta Perimeter

The Loan. The Hilton Atlanta Perimeter loan has an outstanding principal balance of $30.17 million and is secured by a first mortgage lien on the fee interest in a 224-room full service hotel located in Atlanta, Georgia. The loan has a five-year term and will amortize on a 30-year schedule. The borrowing entity for the loan is Proc GA, L.P., a Delaware limited partnership and special purpose entity. The loan sponsor and nonrecourse carve-out guarantor is CMS/Procaccianti Hospitality Holdings III, L.P. The Procaccianti Group serves as general partner for the loan sponsor. Founded in 1964, The Procaccianti Group is a second generation privately-held real estate investment and management company. Since 1964, The Procaccianti Group has owned or managed real estate assets with more than 50 million square feet with a value exceeding $5 billion. As of September 2015, The Procaccianti Group’s portfolio included 63 hotel properties located in 25 different states totaling 17,554 rooms.

The Property. Hilton Atlanta Perimeter is a six-story, 224-room, full service hotel located in Atlanta, Georgia. The hotel is located in Atlanta’s Perimeter Center, one of the largest suburban office submarkets in the country. Originally developed in 1987, the loan sponsor purchased the property in 2005 as part of a larger portfolio, for an allocated purchase price of $22.0 million ($98,214 per room). The hotel was acquired as a DoubleTree by Hilton hotel by the loan sponsor and in 2006 was renovated and converted to a Hilton-branded hotel. Since acquisition, the loan sponsor has invested approximately $12.3 million ($54,730 per room) in capital improvements, of which approximately $2.9 million was completed between 2011 and May 2015. According to the loan sponsor, renovations in 2011 alone totaled $1.7 million, which included renovations to the guest rooms, general area, lobby, restaurant and conference room. At origination, approximately $7.8 million ($34,632 per room) was reserved to complete renovations relating to a property improvement plan (“PIP”). The PIP renovations will address key areas of the hotel including the porte-cochere, installing an executive lounge, lounge and bar area upgrades, meeting room, fitness center, corridor and guest room renovations and HVAC replacement and repairs. The renovation is projected to result in minimal revenue displacement as the work is expected to be completed during the lower occupancy months of December through April.

Hilton Atlanta Perimeter features three food and beverage options: Dunwoody Grill, Lobby Bar and Coffee Station. The hotel also provides 224 parking spaces and 6,327 square feet of meeting space across one 4,000 square foot event tent, one 1,600 square foot ballroom and two smaller meeting rooms. Additional amenities at the property include a business center, fitness center, indoor and outdoor pool, valet parking, laundry and room service.

The property has 224 suites, including 214 king suites and 10 double-double suites. Each suite features high-speed internet access and a telephone, coffeemaker, microwave, mini-refrigerator, sleeper sofa and 37-inch high definition televisions.

The Market. The hotel is located in Atlanta’s Perimeter Center at the North Central/Interstate 285 office submarket, a suburban office submarket with approximately 23.7 million square feet of office space. Perimeter Center is strategically located, with strong weekday and weekend demand generated by the submarket’s concentration of Class A office parks, retail centers, restaurants, hospitals and residential neighborhoods. The hotel is located less than one mile from three major hospitals and from the Perimeter Mall, the second largest mall in the state of Georgia with approximately 1.6 million square feet. The neighborhood is served by the Metropolitan Atlanta Rapid Transit Authority (“MARTA”), with the Dunwoody station located half a mile away at the southwest corner of the Perimeter Mall’s parking lot. As of the fourth quarter of 2014, MARTA had an average weekday passenger boarding of 232,100. Numerous Fortune 1000 firms are located in the Perimeter Center area including United Parcel Service, Newell Rubbermaid, Georgia Gulf, Cox Communications, Popeye’s, Global Payments and First Data. According to the appraisal, as of 2014 the estimated population within a three-mile and five-mile radius contained 100,822 and 228,953 people, respectively, with an average household income of $99,366 and $103,564, respectively.

The appraisal identified one recently opened hotel, one hotel under construction and one approved hotel as competitive with the Hilton Atlanta Perimeter. The 114-room Homewood Suites Perimeter Center opened in July 2015, and the 132-room Hampton Inn & Suites Atlanta Perimeter Mall Area and the 128-room Residence Inn by Marriott Perimeter Center are expected to open in December 2015 and September 2016, respectively. However, according to the appraisal, the three hotels are considered secondary competitors. Both the Homewood Suites Perimeter Center and the Residence Inn by Marriott Perimeter Center hotels are projected to operate as extended stay hotels, while the Hampton Inn & Suites Atlanta Perimeter Mall Area is expected to operate at a lower price point than the Hilton Atlanta Perimeter.

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ANNEX A-3	JPMBB 2015-C32

Hilton Atlanta Perimeter

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			Hilton Atlanta Perimeter(2)			Penetration Factor(3)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2012	63.7%	$107.69	$68.60	81.4%	$110.43	$89.84	127.8%	102.5%	131.0%
2013	69.8%	$110.66	$77.25	78.6%	$117.53	$92.34	112.6%	106.2%	119.5%
2014	74.9%	$117.49	$87.96	77.9%	$129.86	$101.20	104.0%	110.5%	115.1%
TTM(4)	74.7%	$122.19	$91.28	78.0%	$134.25	$104.77	104.4%	109.9%	114.8%
(1)	Data provided by Smith Travel Research. The competitive set contains the following properties: Holiday Inn Atlanta Perimeter Dunwoody, Marriott Atlanta Perimeter Center, Embassy Suites Atlanta Perimeter Center, Courtyard Atlanta Perimeter Center and Hilton Garden Inn Atlanta Perimeter Center.
(2)	Based on operating statements provided by the borrower.
(3)	Penetration Factor is calculated based on data provided by Smith Travel Research for the competitive set and borrower-provided operating statements for the mortgaged property.
(4)	TTM represents the trailing 12-month period ending on July 31, 2015.

Competitive Hotels Profile(1)
				2014 Estimated Market Mix			2014 Estimated Operating Statistics
Property	Rooms	Year Opened	Meeting Space (SF)	Commercial	Meeting and Group	Leisure	Occupancy	ADR	RevPAR
Hilton Atlanta Perimeter	224	1987	6,327	70%	10%	20%	77.9%	$129.86	$101.20
Embassy Suites Atlanta Perimeter Center	241	1985	5,140	65%	15%	20%	78.0%	$133.00	$103.74
Marriott Atlanta Perimeter Center	341	1976	23,747	55%	35%	10%	77.0%	$137.00	$105.49
Sheraton Atlanta Perimeter North	142	1987	1,895	70%	15%	15%	74.0%	$116.00	$85.84
Westin Atlanta Perimeter North	372	1986	20,000	55%	35%	10%	78.0%	$124.00	$96.72
Total(2)	1,096

(1)	Based on the appraisal.
(2)	Excludes the Hilton Atlanta Perimeter property.

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ANNEX A-3	JPMBB 2015-C32

Hilton Atlanta Perimeter

Operating History and Underwritten Net Cash Flow
	2012	2013	2014	TTM(1)	Underwritten	Per Room(2)	% of Total Revenue(3)
Occupancy	81.4%	78.6%	77.9%	78.0%	78.0%
ADR	$110.43	$117.53	$129.86	$134.25	$134.25
RevPAR(4)	$89.84	$92.34	$101.20	$104.77	$104.77

Room Revenue	$7,365,516	$7,549,756	$8,274,268	$8,566,212	$8,566,212	$38,242	89.1%
Food and Beverage Revenue	917,648	948,985	964,458	934,465	934,465	4,172	9.7
Other Departmental Revenue	168,912	157,268	102,379	112,976	112,976	504	1.2
Total Revenue	$8,452,076	$8,656,009	$9,341,105	$9,613,653	$9,613,653	$42,918	100.0%

Room Expense	$1,538,173	$1,535,189	$1,574,153	$1,646,459	$1,646,459	$7,350	19.2%
Food and Beverage Expense	598,582	623,286	643,644	646,486	646,486	2,886	69.2
Other Departmental Expenses	117,465	110,740	24,085	22,484	22,484	100	19.9
Departmental Expenses	$2,254,220	$2,269,215	$2,241,882	$2,315,429	$2,315,429	$10,337	24.1%

Departmental Profit	$6,197,856	$6,386,794	$7,099,223	$7,298,224	$7,298,224	$32,581	75.9%

Operating Expenses	$2,710,839	$2,702,424	$2,946,953	$3,009,199	$3,009,199	$13,434	31.3%
Gross Operating Profit	$3,487,017	$3,684,370	$4,152,270	$4,289,025	$4,289,025	$19,147	44.6%

Management Fees	$253,599	$259,681	$281,217	$288,917	$288,410	$1,288	3.0%
Property Taxes	377,930	377,910	397,126	398,196	420,210	1,876	4.4
Property Insurance	65,995	65,906	68,921	78,049	75,617	338	0.8
Other Expenses	13,778	0	19,211	15,297	15,297	68	0.2
FF&E	338,083	346,240	373,644	384,546	384,546	1,717	4.0
Total Other Expenses	$1,049,385	$1,049,737	$1,140,119	$1,165,005	$1,184,079	$5,286	12.4%

Net Operating Income(4)(5)	$2,437,632	$2,634,633	$3,012,151	$3,124,020	$3,104,946	$13,861	32.3%
Net Cash Flow(4)	$2,437,632	$2,634,633	$3,012,151	$3,124,020	$3,104,946	$13,861	32.3%
(1)	TTM column represents the trailing 12-month period ending on July 31, 2015.
(2)	Per Room values based on 224 guest rooms.
(3)	% of Total Revenue for Room Expense, Food and Beverage Expense and Other Departmental Expenses is based on their corresponding revenue line items.
(4)	Historical RevPAR for 2007, 2008, 2009, 2010 and 2011 was $96.15, $92.96, $76.71, $78.97 and $81.14, respectively, and Net Cash Flow was approximately $2.6 million, $2.4 million, $1.9 million, $2.0 million and $2.1 million, respectively.
(5)	The increase in 2014 Net Operating Income from 2013 Net Operating Income is primarily due to an increase in ADR.

Property Management. The property is managed by TPG Hospitality, Inc., which is an affiliate of the borrower and The Procaccianti Group. The Procaccianti Group and its principals have over 25 years of experience in managing hotels. TPG Hospitality, Inc. has managed over 100 hotels surpassing 20,000 guest rooms throughout major submarkets within 25 states. The senior management team at TPG Hospitality Inc. has an average of 25 years of experience in all aspects of hotel operations. The current management agreement commenced on June 30, 2005, and was amended and extended on June 30, 2015 for a term of 10 years and six months and provides for a contractual management fee of 3.0% of gross revenues and other amounts collected from tenants plus an incentive management fee of 1.0% of gross revenues if the return on equity equals or exceeds 12.0%. The management fees are subordinate to the liens and interests of the loan.

Franchise Agreement. The property has a franchise agreement with HLT Existing Franchise Holding LLC. The current franchise agreement commenced on June 30, 2005 for a term of 20 years and provides for a 4.0% program fee based on room revenue on a monthly basis and a 5.0% royalty fee based on room revenue on a monthly basis.

Additional Debt. The borrower entered into an agreement with the franchisor, HLT Existing Franchise Holding LLC, to receive $1.0 million for renovations of the Hilton Atlanta Perimeter property. The franchisor will provide the renovation funds incrementally as requested. For each requested incremental advance of funds, the borrower will deliver a disbursement request to the franchisor. There is no obligation to repay this amount unless the franchise agreement is terminated prior to its stated expiration date or the borrower fails to complete the renovation work on the terms set forth in the franchise agreement. The borrower’s obligations to repay these funds, if any, are unsecured. If the obligation to repay the financing is triggered, the unamortized portion of the key money financing will be payable to the franchisor. The amortization is calculated on a straight-line basis over the 20 year term of the franchise agreement. The loan documents include a nonrecourse carve-out to the borrower and guarantor for any losses associated with this financing.

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ANNEX A-3	JPMBB 2015-C32

Eastmont Town Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	RAIT	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$29,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$28,805,390	Property Type - Subtype:	Office - Suburban
% of Pool by IPB:	2.5%	Net Rentable Area (SF):	514,236
Loan Purpose:	Acquisition	Location:	Oakland, CA
Borrower:	Eastmont Office Owner, LLC	Year Built / Renovated:	1970 / 1997
Sponsors:	Vertical Ventures Capital, LLC and	Occupancy:	85.6%
	Hamid Rezapour	Occupancy Date:	7/31/2015
Interest Rate:	5.11000%	Number of Tenants:	32
Note Date:	3/6/2015	2012 NOI(2):	$4,377,238
Anticipated Repayment Date(3):	4/1/2020	2013 NOI(2):	$4,902,595
Interest-only Period:	None	2014 NOI:	$5,158,234
Original Term:	60 months	UW Economic Occupancy:	84.7%
Original Amortization:	360 months	UW Revenues:	$9,230,262
Amortization Type:	ARD-Balloon	UW Expenses:	$3,943,126
Call Protection:	L(30),Def(26),O(4)	UW NOI:	$5,287,136
Lockbox:	CMA	UW NCF:	$4,670,053
Additional Debt:	Yes	Appraised Value / Per SF:	$61,800,000 / $120
Additional Debt Balance:	$12,242,291	Appraisal Date:	9/9/2015
Additional Debt Type:	Pari Passu

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$80
Taxes:	$169,755	$84,878	N/A	Maturity Date Loan / SF(4):	$74
Insurance:	$29,313	$9,771	N/A	Cut-off Date LTV:	66.4%
Replacement Reserves:	$0	$8,571	N/A	Maturity Date LTV(4):	61.8%
TI/LC:	$0	$42,853	N/A	UW NCF DSCR:	1.73x
Other(4):	$505,480	$0	N/A	UW NOI Debt Yield:	12.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$41,325,000	72.5%	Purchase Price	$54,000,000	94.7%
Sponsor Equity	15,687,597	27.5	Closing Costs	2,308,049	4.0
			Upfront Reserves	704,548	1.2
Total Sources	$57,012,597	100.0%	Total Uses	$57,012,597	100.0%
(1)	The Eastmont Town Center loan is part of a loan evidenced by two pari passu notes with an aggregate original principal balance of $41.325 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the approximately $41.0 million Eastmont Town Center Whole Loan.
(2)	The increase from 2012 NOI to 2013 NOI is primarily due to three new leases being executed, resulting in an approximately $512,000 increase in base rent and reimbursements.
(3)	The loan is structured with an anticipated repayment date (“ARD”) of April 1, 2020. In the event that the loan is not paid off on or before the ARD, the borrower is required to make monthly payments to the lender of principal and interest in the amount of the monthly debt service payment and interest will accrue at an interest rate (the “Adjusted Interest Rate”) that will be equal to the greater of (i) 8.11000% or (ii) 3.00000% per annum plus the five-year U.S. treasury yield. The interest in excess of the interest at the initial interest rate which is not paid will accrue and be added to the principal amount of the Eastmont Town Center Whole Loan for the following month and will earn interest at the Adjusted Interest Rate. In addition, from and after the ARD, all excess cash flow from the property, after payment of reserves, interest calculated at the initial interest rate and operating expenses, will be applied to the outstanding principal balance of the Eastmont Town Center Whole Loan. The final maturity date of the loan is October 1, 2022. Maturity Date Loan / SF and Maturity Date LTV are calculated as of the ARD.
(4)	Initial Other Escrows and Reserves consists of a deferred maintenance reserve.

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ANNEX A-3	JPMBB 2015-C32

Eastmont Town Center

The Loan. The Eastmont Town Center loan is secured by a first mortgage lien on the borrower’s fee simple interest in a 514,236 square foot, Class B office building located in Oakland, California. The whole loan has an outstanding principal balance as of the Cut-off Date of approximately $41.0 million (the “Eastmont Town Center Whole Loan”), and is comprised of two pari passu notes, Note A-1 and Note A-2. Note A-2, with an outstanding principal balance as of the Cut-off Date of approximately $28.8 million, is being contributed to the JPMBB 2015-C32 Trust. Note A-1 has an outstanding principal balance as of the Cut-off Date of approximately $12.2 million and was contributed to the CGCMT 2015-GC29 trust. The holder of Note A-2 (the “Controlling Noteholder”) is the trustee of the JPMBB 2015-C32 Trust. The trustee of the JPMBB 2015-C32 Trust (or, prior to the occurrence and continuance of a control event under the pooling and servicing agreement, the directing certificateholder) will be entitled to exercise all of the rights of the Controlling Noteholder with respect to the Eastmont Town Center Whole Loan; however, the holder of Note A-1 will be entitled, under certain circumstances, to consult with respect to certain major decisions. The loan is structured with an ARD of April 1, 2020 and a final maturity date of October 1, 2022, and will amortize on a 30-year schedule. The previously existing debt was securitized in 2005 as part of the WBCMT 2005-C17 securitization. The borrowing entity for the loan is Eastmont Office Owner, LLC, a Delaware limited liability company and special purpose entity. The loan sponsors and nonrecourse carve-out guarantors are Vertical Ventures Capital, LLC (“Vertical Ventures”), a single-member LLC, and Hamid Rezapour, the sole member of Vertical Ventures. Vertical Ventures was established by Hamid Rezapour as a privately held real estate investment and development company, with a focus on acquisitions of office, R&D and industrial properties in California.

The Property. Eastmont Town Center is a Class B, 514,236 square foot office property located on approximately 16.5 acres of land in Oakland, California. The property is located near Interstate 580 and 73rd Avenue.

The property was originally developed in 1970 as an anchored regional mall. In the late 1990’s, a portion of the mall was converted to office use, and since then the property has been operated as an office property. As of July 31, 2015, the occupancy rate was 85.6%, with the tenancy primarily community oriented in nature, including tenants Alameda County and City of Oakland. Primary access to the Eastmont Town Center neighborhood is provided by 73rd Avenue, an east-west thoroughfare, Foothill Boulevard, and I-580, a north-south interstate that connects the neighborhood to the Oakland central business district and the southern suburbs.

As of July 31, 2015, the property was 85.6% occupied by 32 tenants. The largest tenants at the property, Alameda Co – Self Sufficiency, leases 15.4% of the net rentable area through November 2024 and has occupied the space since December 1999. Alameda Co – Self Sufficiency provides services for CalWORKs, Food Stamps, MediCal, general assistance, and employment services, including job training workshops, placement assistance, post employment support, and childcare referral services. It also offers general information about support services, transportation, health care, and other needs. Additionally, Alameda Co – Self Sufficiency accounts for 17.4% of the in-place base rent at the property. The second largest tenant at the property, Alameda Co – Adult and Aging, leases 12.7% of the net rentable area through October 2023 and has occupied the space since October 2003. Alameda Co – Adult and Aging offers a coordinated service that protects, supports, and advocates for an aging population, particularly those with disabilities. The various programs provide services that maximize self-sufficiency, safety, health, active living and independence. Alameda Co – Adult and Aging accounts for approximately 20.6% of the in-place base rent at the property. The third largest tenant, City of Oakland – Police Dept, leases 12.4% of the net rentable area through December 2022 and has occupied the space since December 2002. The City of Oakland – Police Dept operates a precinct substation on the second floor. The lease contains two, five-year renewal options remaining. The station accounts for 8.8% of the in-place base rent at the property.

The Market. Land uses within the immediate East Oakland neighborhood surrounding the property are primarily dense residential development and commercial properties. According to the appraisal, as of year-end 2014, the Oakland-South office submarket consisted of approximately 2.3 million square feet within Oakland/East Bay’s overall office market consisting of approximately 110.0 million square feet. The vacancy rate in the Oakland-South office submarket was 10.4%, down from 11.4% a year earlier. According to a third party market research firm, average asking rents in the Oakland-South office submarket increased from $17.28 per square foot as of year-end 2013 to $17.76 per square foot by year-end 2014.

A-3-101

ANNEX A-3	JPMBB 2015-C32

Eastmont Town Center

Tenant Summary(1)
Tenant	Ratings(2) Moody's/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
Alameda Co - Self Sufficiency	Aa2 / AAA / AAA	79,280	15.4%	$18.15	17.4%	11/30/2024
Alameda Co - Adult and Aging	Aa2 / AAA / AAA	65,466	12.7%	$26.00	20.6%	Various(3)
City of Oakland - Police Dept(4)	Aa3 / AA- / A	64,000	12.4%	$11.38	8.8%	12/31/2022
Alameda Co - Behavioral Health	Aa2 / AAA / AAA	45,051	8.8%	$24.95	13.6%	2/28/2021
Alameda Co - Wellness Center	Aa2 / AAA / AAA	38,114	7.4%	$20.36	9.4%	5/31/2018
Alameda Public Health WIC	Aa2 / AAA / AAA	17,601	3.4%	$20.32	4.3%	5/31/2024
Alameda County Medical Center	NA / NA / NA	13,136	2.6%	$21.97	3.5%	12/31/2018
Coalition Elders Independence	NA / NA / NA	11,860	2.3%	$20.32	2.9%	7/31/2028
Unity Charter School	NA / NA / NA	11,826	2.3%	$12.55	1.8%	6/30/2017
Center for Elders Independence	NA / NA / NA	10,500	2.0%	$21.98	2.8%	5/31/2021
(1)	Based on the underwritten rent roll. Assumes no tenant exercises an early termination option.
(2)	Ratings are those of the associated government entity.
(3)	Alameda Co - Adult and Aging has two separate leases consisting of 55,000 square feet and 10,466 square feet expiring on October 31, 2023 and October 19, 2023, respectively.
(4)	City of Oakland - Police Dept has an option to terminate its lease at any time after November 16, 2018 with 90 days’ notice.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	73,848	14.4%	NAP	NAP	73,848	14.4%	NAP	NAP
2015 & MTM	2	12,232	2.4	$134,964	1.6%	86,080	16.7%	$134,964	1.6%
2016	9	28,138	5.5	329,581	4.0	114,218	22.2%	$464,545	5.6%
2017	4	17,808	3.5	245,189	3.0	132,026	25.7%	$709,734	8.6%
2018	5	72,918	14.2	1,346,979	16.3	204,944	39.9%	$2,056,713	24.9%
2019	2	3,115	0.6	77,103	0.9	208,059	40.5%	$2,133,816	25.8%
2020	1	1	0.0	10	0.0	208,060	40.5%	$2,133,826	25.8%
2021	2	55,551	10.8	1,354,707	16.4	263,611	51.3%	$3,488,533	42.2%
2022	1	64,000	12.4	728,285	8.8	327,611	63.7%	$4,216,818	51.0%
2023	1	65,466	12.7	1,702,400	20.6	393,077	76.4%	$5,919,218	71.6%
2024	3	99,940	19.4	1,855,687	22.5	493,017	95.9%	$7,774,904	94.1%
2025	0	0	0.0	0	0.0	493,017	95.9%	$7,774,904	94.1%
2026 & Beyond	2	21,219	4.1	490,726	5.9	514,236	100.0%	$8,265,630	100.0%
Total	32	514,236	100.0%	$8,265,630	100.0%
(1)	Based on the underwritten rent roll. Assumes no tenant exercises an early termination option.

A-3-102

ANNEX A-3	JPMBB 2015-C32

Eastmont Town Center

Operating History and Underwritten Net Cash Flow
	2012	2013	2014	Underwritten	Per Square Foot	%(1)
Rents in Place(2)	$7,127,320	$7,390,269	$7,681,212	$8,265,630	$16.07	76.5%
Vacant Income	0	0	0	1,417,882	2.76	13.1
Gross Potential Rent	$7,127,320	$7,390,269	$7,681,212	$9,683,512	$18.83	89.6%
Total Reimbursements	1,347,461	1,520,536	1,414,886	1,124,911	2.19	10.4
Net Rental Income	$8,474,781	$8,910,805	$9,096,098	$10,808,423	$21.02	100.0%
(Vacancy/Credit Loss/Concessions)	0	0	0	(1,650,257)	(3.21)	(15.3)
Other Income	235,727	280,463	262,174	72,095	0.14	0.7
Effective Gross Income	$8,710,508	$9,191,268	$9,358,272	$9,230,262	$17.95	85.4%

Total Expenses	$4,333,270	$4,288,673	$4,200,038	$3,943,126	$7.67	42.7%

Net Operating Income(3)	$4,377,238	$4,902,595	$5,158,234	$5,287,136	$10.28	57.3%

Total TI/LC, Capex/RR	0	0	0	617,083	1.20	6.7
Net Cash Flow	$4,377,238	$4,902,595	$5,158,234	$4,670,053	$9.08	50.6%
Occupancy(4)	78.6%	80.6%	81.0%	84.7%
(1)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder fields.
(2)	Underwritten Rents in Place are based on the underwritten rent roll.
(3)	The increase from 2012 Net Operating Income to 2013 Net Operating Income is primarily due to three new leases being executed, resulting in an approximately $512,000 increase in base rent and reimbursements.
(4)	Historical Occupancies are as of December 31 of each respective year. Underwritten Occupancy represents economic occupancy.

Property Management. The property is managed by Vertical Ventures, an affiliate of the borrower and one of the loan sponsors. Cushman & Wakefield, Inc., a third party manager, is the sub-manager.

A-3-103

ANNEX A-3	JPMBB 2015-C32

Hyatt Place Texas Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMF II	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$25,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$25,000,000	Property Type - Subtype:	Hotel - Limited Service
% of Pool by IPB:	2.2%	Net Rentable Area (Rooms):	387
Loan Purpose:	Acquisition	Location:	Various, TX
Borrowers(2):	Various	Year Built / Renovated:	Various / Various
Sponsors(3):	Various	Occupancy / ADR / RevPAR:	78.9% / $112.62 / $88.83
Interest Rate:	4.82000%	Occupancy / ADR / RevPAR Date:	6/30/2015
Note Date:	9/14/2015	Number of Tenants:	N/A
Maturity Date:	10/6/2020	2012 NOI:	$3,267,510
Interest-only Period:	None	2013 NOI:	$3,379,461
Original Term:	60 months	2014 NOI:	$4,032,473
Original Amortization:	360 months	TTM NOI (as of 6/2015):	$4,322,702
Amortization Type:	Balloon	UW Occupancy / ADR / RevPAR:	78.9% / $112.62 / $88.83
Call Protection(4):	L(24),Def(30),O(6)	UW Revenues:	$13,512,207
Lockbox:	Springing	UW Expenses:	$9,469,212
Additional Debt:	Yes	UW NOI:	$4,042,995
Additional Debt Balance:	$13,500,000	UW NCF:	$4,042,995
Additional Debt Type:	Pari Passu	Appraised Value / Per Room(5):	$57,000,000 / $147,287
		Appraisal Date:	8/1/2015

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial	Cut-off Date Loan / Room:	$99,483
Taxes:	$660,000	$65,996	N/A	Maturity Date Loan / Room:	$91,510
Insurance:	$100,670	$10,885	N/A	Cut-off Date LTV(5):	67.5%
FF&E Reserves:	$0	4% of Gross Revenues	N/A	Maturity Date LTV(5):	62.1%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.66x
Other(6):	$6,461,588	$0	N/A	UW NOI Debt Yield:	10.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$38,500,000	68.7%	Purchase Price	$48,000,000	85.6%
Sponsor Equity	17,557,542	31.3	Upfront Reserves	7,222,258	12.9
			Closing Costs	835,284	1.5
Total Sources	$56,057,542	100.0%	Total Uses	$56,057,542	100.0%
(1)	Hyatt Place Texas Portfolio is part of a loan evidenced by two pari passu notes with an aggregate original principal balance of $38.5 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $38.5 million Hyatt Place Texas Portfolio Whole Loan.
(2)	The borrowing entities are BV LCP Austin Investment Group, LLC, Austin BV LCP Operating Group, LLC, BV LCP San Antonio Investment Group, LLC, San Antonio BV LCP Operating Group, LLC, BV LCP Dallas Investment Group, LLC and Dallas BV LCP Operating Group, LLC.
(3)	The loan sponsors are Christopher Gistis, Glenn Gistis, Michael Sullivan and Lawrence Kasser.
(4)	The lockout period will be at least 24 payments beginning with and including the first payment date of November 6, 2015. Defeasance of the $38.5 million Hyatt Place Texas Portfolio Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last pari passu note to be securitized and (ii) three years from the note date.
(5)	The Appraised Value represents the aggregate “as-complete market value based on a hypothetical condition” value of $57,000,000 (corresponding to a Cut-off Date LTV of 67.5%) that assumes a property improvement plan costing $6,055,088 was completed across the Hyatt Place Texas Portfolio properties as of August 1, 2015. The related appraisals also reported an aggregate “as-is” value as of August 1, 2015 of $50,500,000 (corresponding to a Cut-off Date LTV of 76.2%, a Maturity Date LTV of 70.1% and an Appraised Value / Per Room of $130,491) that assumes the property improvement plan has not yet been completed but makes the extraordinary assumption that it will be completed during the first year of the projection period at a cost of $6,055,088. The franchisor required property improvement plans at the Hyatt Place Texas Portfolio properties as a condition of it extending the franchise agreements through 2035. At origination of the loan, the borrowers deposited $6,461,588 for property improvements. The “as-is” values as of August 1, 2015 for the Hyatt Place Austin property, the Hyatt Place San Antonio property and the Hyatt Place Dallas property are $25,500,000, $13,000,000 and $12,000,000, respectively.
(6)	Other Initial Escrows and Reserves represents a PIP Reserve.

A-3-104

ANNEX A-3	JPMBB 2015-C32

Hyatt Place Texas Portfolio

The Loan. The Hyatt Place Texas Portfolio loan is secured by a first mortgage lien on the borrowers’ fee simple interest in a portfolio of three hotel properties totaling 387 rooms located in three cities in Texas. The whole loan has an outstanding principal balance as of the Cut-off Date of $38.5 million (the “Hyatt Place Texas Portfolio Whole Loan”) and is comprised of two pari passu notes, Note A-1 and Note A-2. Note A-1, with an outstanding principal balance as of the Cut-off Date of $25.0 million, is being contributed to the JPMBB 2015-C32 Trust. Note A-2 has an outstanding principal balance as of the Cut-off Date of $13.5 million and is expected to be contributed to a future securitization trust. The holder of Note A-1 (the “Controlling Noteholder”) is the trustee of the JPMBB 2015-C32 Trust. The trustee of the JPMBB 2015-C32 Trust (or, prior to the occurrence and continuance of a control event under the pooling and servicing agreement, the directing certificateholder) will be entitled to exercise all of the rights of the Controlling Noteholder with respect to the Hyatt Place Texas Portfolio Whole Loan; however, the holder of Note A-2 will be entitled, under certain circumstances, to be consulted with respect to certain major decisions. The Hyatt Place Texas Portfolio Whole Loan has a five-year term and will amortize on a 30-year schedule. The previously existing debt was securitized in the MSC 2007-XLF9 transaction.

The loan sponsors and nonrecourse carve-out guarantors are Christopher Gistis, Glenn Gistis, Michael Sullivan and Lawrence Kasser. Christopher Gistis is the CEO of Linchris Hotel Corporation (“Linchris”) and has more than 40 years of hotel experience, including the operation, acquisition and renovation of hotels throughout the United States. Mr. Gistis was previously the executive vice president for Inn America Corporation, handling every facet of the hotel operations as well as identifying new acquisitions, arranging renovations and securing financing. Linchris, headquartered in Hanover, Massachusetts, is a hotel management company that provides hotel management services, industry financial management and strategic hotel marketing services. Linchris currently owns and manages 31 hotels totaling more than 4,000 rooms. The company’s portfolio includes a number of hotel locations for Hilton and Holiday Inn. Linchris’ management team has more than 100 years of combined experience in the hospitality industry.

The Properties. The portfolio is comprised of three Hyatt flagged hotels: the Hyatt Place Austin (127 rooms, 46.2% of UW NCF), the Hyatt Place San Antonio (126 rooms, 27.7% of UW NCF) and the Hyatt Place Dallas (134 rooms, 26.1% of UW NCF).

Portfolio Summary
Property	Rooms	Year Built / Renovated	Cut-off Date Allocated Loan Amount	% of Allocated Loan Amount	Appraised Value(1)	Underwritten Net Cash Flow	% of Underwritten Net Cash Flow
Hyatt Place Austin	127	1999 / 2014	$12,012,987	48.1%	$27,500,000	$1,865,745	46.2%
Hyatt Place San Antonio	126	1996 / 2008	6,818,182	27.3	15,500,000	1,120,561	27.7
Hyatt Place Dallas	134	1998 / 2007	6,168,831	24.7	14,000,000	1,056,689	26.1
Total / Wtd. Avg.	387		$25,000,000	100.0%	$57,000,000	$4,042,995	100.0%
(1)	The Appraised Value represents the aggregate “as-complete market value based on a hypothetical condition” value of $57,000,000 (corresponding to a Cut-off Date LTV of 67.5%) that assumes a property improvement plan costing $6,055,088 was completed across the Hyatt Place Texas Portfolio properties as of August 1, 2015. The related appraisals also reported an aggregate “as-is” value as of August 1, 2015 of $50,500,000 (corresponding to a Cut-off Date LTV of 76.2%, a Maturity Date LTV of 70.1% and an Appraised Value / Per Room of $130,491) that assumes the property improvement plan has not yet been completed but makes the extraordinary assumption that it will be completed during the first year of the projection period at a cost of $6,055,088. The franchisor required property improvement plans at the Hyatt Place Texas Portfolio properties as a condition of it extending the franchise agreements through 2035. At origination of the loan, the borrowers deposited $6,461,588 for property improvements. The “as-is” values as of August 1, 2015 for the Hyatt Place Austin property, the Hyatt Place San Antonio property and the Hyatt Place Dallas property are $25,500,000, $13,000,000 and $12,000,000, respectively.

The Hyatt Place Texas Portfolio properties consist of three, six-story limited service hotels located in Austin, San Antonio and Grand Prairie, Texas. Amenities at each of the Hyatt Place Texas Portfolio properties include a 24-hour business center, a fitness room, approximately 1,000 square feet of meeting space, an outdoor pool, complimentary breakfast and complimentary airport shuttle service. Rooms are fitted with 42-inch high definition televisions, Hyatt grand beds, eight-foot sectional sofa sleepers and media and work centers. Bathrooms are fitted with granite countertop vanities and walk-in showers. As a condition of extending the franchise agreements at each of the Hyatt Place Texas Portfolio properties to 2035, the loan sponsors have budgeted an approximately $6.5 million property improvement plan. Approximately $220,000 is expected to be spent on each of the Hyatt Place Texas Portfolio properties for exterior and site improvements, including resealing and restriping parking lots, exterior painting and installing new windows. Approximately $125,000 to $175,000 is expected to be spent on each of the Hyatt Place Texas Portfolio properties to improve public and common areas, which will include renovated gallery space, public restrooms, new meeting room carpet and updating elevator cab interiors. Approximately $900,000 to $1.1 million is expected to be spent on each of the Hyatt Place Texas Portfolio properties for upgrading corridors and guest rooms, including replacing carpet and wall coverings, replacing soft goods and upholstered goods and interior painting. Approximately $70,000 to $90,000 is expected to be spent on each of the Hyatt Place Texas Portfolio properties on upgrading pools and fitness rooms. The loan sponsors anticipate completing the interior and room renovations by March 2016. The loan sponsors’ plan is to complete one floor at a time at each of the properties, with each floor taking no more than two weeks. The loan sponsors also expect to have no more than 10-20 rooms out of service at any given time. According to the loan sponsors, interior renovations are expected to be completed within a 12-week period during the slower months of January, February and March. The exterior work at each of the properties is anticipated to be completed by December 2016.

A-3-105

ANNEX A-3	JPMBB 2015-C32

Hyatt Place Texas Portfolio

Hyatt Place Austin. The Hyatt Place Austin property is located at 3612 Tudor Boulevard, off of Highway 1 and US Highway 183, approximately 10 miles south of the Austin central business district. The Hyatt Place Austin property is located in a dense commercial area and adjacent to the Domain, a large mixed use project. According to a market research report, within the next decade, more than 6,000 residents and 12,000 employees are expected to live or work in the urban community that includes more than 1.3 million square feet of retail and restaurant space and nearly 700,000 square feet of office space. Major developments within 2 miles of the Hyatt Place Austin property include Arboretum Crossing, a 230,000 square foot power center, Gateway Shopping Center, a 512,000 square foot regional center, Shops at Arbor Walk, a 458,000 square foot power center and the University of Texas JJ Pickle Research Campus. Apple’s Austin campus is located approximately four miles north of the Hyatt Place Austin property. Apple is one of Austin’s largest employers with more than 400,000 square feet of office space and 3,000 employees. In 2012, Apple announced plans to expand its North American workforce by 3,600 people and construct a new $304 million 1.0 million square foot campus next to its current location in Austin. Phase I of the development is expected to be completed in 2015. Dell’s worldwide headquarters are located approximately 10 miles northeast of the Hyatt Place Austin property. The market is home to a number of Fortune 500 companies that have headquarters or regional offices in the area, including Dell, IBM, Google, Oracle, Microsoft and eBay. The Hyatt Place Austin property is approximately nine miles north of the University of Texas campus, which has a total enrollment of approximately 52,000 students. According to the appraisal, the Hyatt Place Austin property’s estimated 2014 demand segmentation was approximately 55% commercial, 30% leisure and 15% meeting and group. The primary competitive set for the Hyatt Place Austin property consists of five hotels, which range in size from 99 to 140 rooms. Per the appraisal, the 171-room Archer Hotel at the Domain is the only hotel project currently proposed in the local market.

Hyatt Place San Antonio. The Hyatt Place San Antonio property is located at 7615 Jones Maltsberger Road and is positioned along US 281, south of the San Antonio International Airport’s main entrance. In addition to the airport, which serves more than 8.0 million passengers annually, the Hyatt Place San Antonio property is also proximate to more than 23.0 million square feet of office space within a five-mile radius. San Antonio is home to five Fortune 500 companies: Valero Energy, Tersoro Corporation, USAA, CST Brands and CC Media Holdings, which are all located in the northern part of city near the Hyatt Place San Antonio property. Other major corporate tenants in the area include UBS, BBVA Compass and Merrill Lynch. Near the Hyatt Place San Antonio property is the 589,000 square foot Alamo Quarry Market lifestyle center. This development offers upscale shopping at more than 70 retailers and restaurants, a 16-screen movie theater and Quarry Golf Club. The Hyatt Place San Antonio property is approximately 12 miles southeast of the University of Texas at San Antonio campus, which has a total enrollment of approximately 32,000 students. According to the appraisal, the Hyatt Place San Antonio property’s estimated 2014 demand segmentation was approximately 45% commercial, 45% leisure and 10% meeting and group. The primary competitive set for the Hyatt Place San Antonio property consists of seven hotels, which range in size from 78 to 276 rooms. Per the appraisal, there are no new hotel projects currently proposed for the local market.

Hyatt Place Dallas. The Hyatt Place Dallas property is located at 1542 North Highway 360, off of I-30, approximately 17 miles west of the Dallas central business district. The Hyatt Place Dallas property is located in a major entertainment destination strategically located between Dallas and Fort Worth. Demand drivers include the Arlington Convention Center, Texas Rangers’ Globe Life Park, AT&T Cowboys Stadium and the Six Flags Amusement Park. A GM plant is located three miles south of the Hyatt Place Dallas property. GM employs more than 4,200 workers at its 4.3 million square foot facility and recently completed a $300 million expansion to the plant. The Hyatt Place Dallas property is approximately five miles southwest of the University of Texas at Arlington campus, which has a total enrollment of approximately 40,000 students. According to the appraisal, the Hyatt Place Dallas property’s estimated 2014 demand segmentation was approximately 35% commercial, 35% leisure and 30% meeting and group. The primary competitive set for the Hyatt Place Dallas property consists of five hotels, which range in size from 121 to 200 rooms. Per the appraisal, there are no new hotel projects currently proposed for the local market.

Historical Occupancy, ADR and RevPAR(1)

	Occupancy				ADR				RevPAR
Property	2012	2013	2014	TTM(2)	2012	2013	2014	TTM(2)	2012	2013	2014	TTM(2)
Hyatt Place Austin	81.3%	81.0%	81.7%	81.4%	$119.95	$124.48	$132.38	$137.46	$97.49	$100.81	$108.18	$111.90
Hyatt Place San Antonio	84.0%	82.1%	81.2%	81.2%	$95.35	$96.38	$100.89	$103.54	$80.12	$79.11	$81.92	$84.08
Hyatt Place Dallas	67.5%	72.1%	75.4%	74.3%	$87.52	$84.93	$94.63	$96.15	$59.09	$61.23	$71.38	$71.44
Weighted Average(3)	77.4%	78.3%	79.4%	78.9%	$101.47	$102.27	$109.47	$112.62	$78.54	$80.04	$86.89	$88.83
(1)	Based on operating statements provided by the borrowers.
(2)	TTM column represents the trailing 12-month period ending on June 30, 2015.
(3)	Occupancy and RevPAR are weighted by room count. ADR is weighted by occupied room nights.

A-3-106

ANNEX A-3	JPMBB 2015-C32

Hyatt Place Texas Portfolio

Historical Occupancy, ADR and RevPAR Penetration Rates(1)

	Occupancy				ADR				RevPAR
Property	2012	2013	2014	TTM(2)	2012	2013	2014	TTM(2)	2012	2013	2014	TTM(2)
Hyatt Place Austin	107.5%	105.8%	99.5%	100.1%	98.9%	99.7%	98.4%	99.4%	106.3%	105.4%	97.9%	99.5%
Hyatt Place San Antonio	118.7%	112.6%	115.8%	107.6%	112.1%	111.8%	108.5%	110.8%	133.1%	125.9%	125.7%	119.2%
Hyatt Place Dallas	118.4%	115.0%	127.3%	120.5%	84.4%	85.2%	81.3%	84.4%	99.9%	97.9%	103.5%	101.7%
Weighted Average(3)	114.9%	111.2%	114.4%	109.6%	98.2%	98.5%	95.2%	97.4%	112.8%	109.5%	108.9%	106.7%
(1)	2012, 2013, 2014 and TTM Penetration Rates are per reports provided by a third party data provider.
(2)	TTM column represents the trailing 12-month period ending on June 30, 2015.
(3)	Occupancy and RevPAR are weighted by room count. ADR is weighted by occupied rooms nights.

Operating History and Underwritten Net Cash Flow
	2012	2013	2014	TTM(1)	Underwritten	Per Room(2)	% of Total Revenue(3)
Occupancy	77.4%	78.3%	79.4%	78.9%	78.9%
ADR	$101.47	$102.27	$109.47	$112.62	$112.62
RevPAR	$78.54	$80.04	$86.89	$88.83	$88.83

Room Revenue	$11,094,382	$11,306,057	$12,273,536	$12,547,504	$12,547,504	$32,422	92.9%
Food and Beverage Revenue	684,250	613,619	602,081	686,009	686,009	1,773	5.1
Other Departmental Revenues	124,894	169,679	253,702	278,694	278,694	720	2.1
Total Revenue	$11,903,526	$12,089,355	$13,129,319	$13,512,207	$13,512,207	$34,915	100.0%

Room Expense	$3,074,840	$3,213,535	$3,393,819	$3,458,296	$3,173,296	$8,200	25.3%
Food and Beverage Expense	323,300	290,809	311,268	301,917	301,917	780	44.0
Other Departmental Expenses	104,820	157,011	135,912	133,292	133,292	344	47.8
Departmental Expenses	$3,502,960	$3,661,355	$3,840,999	$3,893,505	$3,608,505	$9,324	26.7%

Departmental Profit	$8,400,566	$8,428,000	$9,288,320	$9,618,702	$9,903,702	$25,591	73.3%

Operating Expenses	$3,175,650	$3,127,945	$3,022,350	$3,033,682	$2,983,682	$7,710	22.1%
Gross Operating Profit	$5,224,916	$5,300,055	$6,265,970	$6,585,020	$6,920,020	$17,881	51.2%

Fixed Expenses	$756,345	$870,490	$859,579	$837,393	$911,612	$2,356	6.7%
Management Fees	357,106	362,680	393,879	405,366	405,366	1,047	3.0
Franchise Fee	843,955	687,424	980,039	1,019,559	1,019,559	2,635	7.5
FF&E	0	0	0	0	540,488	1,397	4.0
Total Other Expenses	$1,957,406	$1,920,594	$2,233,497	$2,262,318	$2,877,025	$7,434	21.3%

Net Operating Income	$3,267,510	$3,379,461	$4,032,473	$4,322,702	$4,042,995	$10,447	29.9%
Net Cash Flow	$3,267,510	$3,379,461	$4,032,473	$4,322,702	$4,042,995	$10,447	29.9%
(1)	TTM column represents the trailing 12-month period ending on June 30, 2015.
(2)	Per Room values are based on 387 guest rooms.
(3)	% of Total Revenue column for Room Expense, Food and Beverage Expense and Other Departmental Expenses is based on their corresponding revenue line item.

Release of Individual Properties. After the expiration of a lockout period, the borrowers are permitted to obtain the release of any individual Hyatt Place Texas Portfolio property provided that (i) no event of default has occurred and is continuing and (ii) the borrowers partially defease the Hyatt Place Texas Portfolio loan in an amount equal to the greater of (A) 120% of the allocated loan amount for the release property and (B) with respect to the remaining Hyatt Place Texas Portfolio property or properties, as applicable, the amount that results in (x) the loan-to-value ratio for the Hyatt Place Texas Portfolio property immediately following such partial release is equal to or less than 70%, (y) the debt service coverage ratio for the Hyatt Place Texas Portfolio property or properties, as applicable, immediately following such partial release is equal to or greater than 1.45x and (z) the debt yield for the Hyatt Place Texas Portfolio property or properties, as applicable, immediately following such partial release is equal to or greater than 10.0%, as determined by the lender.

A-3-107

ANNEX A-3	JPMBB 2015-C32

The Park at Veneto

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$20,200,000	Title:	Fee
Cut-off Date Principal Balance:	$20,200,000	Property Type - Subtype:	Multifamily - Garden
% of Pool by IPB:	1.8%	Net Rentable Area (Units):	282
Loan Purpose:	Refinance	Location:	Fort Myers, FL
Borrower:	Reflections Property Holdings, LLC	Year Built / Renovated:	1987 / 2015
Sponsors:	Blue Rock Partners, LLC and	Occupancy:	96.1%
	Stonecutter Capital Management LLC	Occupancy Date:	9/29/2015
Interest Rate:	4.65000%	Number of Tenants:	N/A
Note Date:	9/1/2015	2012 NOI(1):	N/A
Maturity Date:	9/1/2020	2013 NOI(1):	N/A
Interest-only Period:	18 months	2014 NOI(2):	$1,199,274
Original Term:	60 months	TTM NOI (as of 8/2015)(2)(3):	$1,514,706
Original Amortization:	360 months	UW Economic Occupancy:	95.2%
Amortization Type:	IO-Balloon	UW Revenues:	$2,902,618
Call Protection:	L(25),Def(31),O(4)	UW Expenses:	$1,279,768
Lockbox:	Springing	UW NOI(3):	$1,622,850
Additional Debt:	N/A	UW NCF:	$1,538,250
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$28,500,000 / $101,064
Additional Debt Type:	N/A	Appraisal Date:	8/7/2015

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$71,631
Taxes:	$175,809	$17,581	N/A	Maturity Date Loan / Unit:	$67,649
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	70.9%
Replacement Reserves:	$6,486	$6,486	N/A	Maturity Date LTV:	66.9%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.23x
Other(4):	$5,325	$0	N/A	UW NOI Debt Yield:	8.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$20,200,000	100.0%	Payoff Existing Debt	$13,866,465	68.6%
			Return of Equity	5,875,022	29.1
			Closing Costs	270,893	1.3
			Upfront Reserves	187,620	0.9
Total Sources	$20,200,000	100.0%	Total Uses	$20,200,000	100.0%

(1)	2012 NOI and 2013 NOI are not available as the loan sponsor purchased the property in January 2014.
(2)	The increase from 2014 NOI to TTM NOI is primarily due to the property’s most recent renovation and the strong demand in the market, which has led new and renewal rents to be, on average, approximately 18% higher than those at acquisition.
(3)	The increase from TTM NOI to UW NOI is primarily due to underwriting units at market rent less the loss to lease.
(4)	Initial Other Escrows and Reserves consist of an insurance side letter.

A-3-108

ANNEX A-3	JPMBB 2015-C32

The Park at Veneto

The Loan. The Park at Veneto loan has an outstanding principal balance of $20.2 million and is secured by a first mortgage lien on the borrower’s fee interest in a 282-unit, garden-style multifamily property located in Fort Myers, Florida. The loan has a five-year term and, subsequent to an 18-month interest-only period, will amortize on a 30-year schedule. The previously existing debt was securitized in 2014 as part of the ACR 2014-FL2 transaction. The borrowing entity for the loan is Reflections Property Holdings, LLC, a Delaware limited liability company and special purpose entity. The loan sponsors are Blue Rock Partners, LLC and Stonecutter Capital Management LLC. Founded in 2004 and based in Tampa, Florida, Blue Rock Partners, LLC currently manages over 10,000 multifamily units across 13 Florida communities with emphasis on the Orlando and Tampa markets. Founded in 2012, Stonecutter Capital Management LLC is a real estate investment management company that currently owns more than 8,000 multifamily rental units, with approximately 4,500 units in Florida, and more than 300,000 square feet of commercial space. The nonrecourse carve-out guarantor is Randy X. Ferreira, senior partner and owner of Blue Rock Partners, LLC. Randy X. Ferreira is responsible for consistent growth and company acquisitions which now exceed 13,000 multifamily units. In addition, he oversees the day-to-day operations of accounting, property management services and the repositioning and renovation processes within the company.

The Property. The Park at Veneto is a 282-unit, Class B/B- multifamily property located in Fort Myers, Florida. Developed in 1987 and renovated in 2015, the property is situated on 12.5 acres and consists of 11 three-story apartment buildings, one clubhouse and one maintenance shop. As of September 29, 2015, the property was 96.1% occupied. The property unit features include fully equipped kitchens with stainless steel sinks, refrigerator, dishwasher, laundry equipment hook-ups and wood countertops and cabinetry. In addition, several units offer balconies, vaulted ceilings and fireplaces. Property amenities include a 2,295 square foot clubhouse which allows for leasing offices, controlled-access entry, two swimming pools, a fitness center and a tennis court. The property also has 456 parking spaces, which include 388 surface spaces and 68 carport spaces, resulting in a parking ratio of 1.62 spaces per rentable unit. The loan sponsor is expected to complete its $2.5 million renovation plan by September 2016, which will include renovations to the interior and exterior. Upgrades to the units include repainting the cabinets, installing mini-tile backsplashes, faux-wood floors, new lighting and hardware packages with ceiling fans in the living room and master bedroom and new appliances as needed. Additionally, the landscaping was upgraded throughout the property, with a heavy focus on the main entrance, gated entrances and small ponds with water fountains. These upgrades and renovations have enabled the loan sponsor to grow revenues as new leases are executed, while maintaining current occupancy levels.

The Park at Veneto property is situated approximately three miles south of the Fort Myers central business district and approximately 15 to 20 miles northeast of the Captiva, Fort Myers and Sanibel Island beaches. The property is located in close proximity to local employers including the 355-bed Lee Memorial Hospital, the Metro Park office park and the Lee County Public Education Center. In addition, the Macy’s-anchored Edison Mall is located approximately two miles north of the property. Accessibility to the property’s neighborhood is provided by US-75, a major north-south thoroughfare along the southwest coast of Florida, located eight miles to the east.

The Market. The property is located within the Florida apartment market and the Fort Myers multifamily submarket. The submarket had an average vacancy rate of 3.3% as of March 2015. The submarket vacancy has trended downward over the last three years with average vacancies of 6.2% in 2012, 5.0% in 2013 and 3.6% in 2014. According to the appraisal, the 2015 estimated population within a one- and three-mile radius of the property is 10,774 and 54,511, respectively. The 2015 estimated average household income within a one- and three-mile radius of the property is $40,525 and $50,745, respectively. As of March 2015, the Fort Myers multifamily submarket is comprised of complexes ranging from 40 to 936 units, with an average of 208 units. According to the appraisal, development has been limited during the last five years. The appraisal identified five comparable rentals proximate to The Park at Veneto property. The property’s comparables range in average unit size from 768 to 1,052 square feet with an average of 897 square feet, and indicate an average, by comparable, monthly asking rental range of $886 to $1,093, with an average of $979.

Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Market Rent Per Unit	Average Monthly In- Place Rents
1 BR / 1 BA	88	31.2%	83	94.3%	757	$800	$746
1 BR / 1 BA	32	11.4	31	96.9%	532	$850	$670
2 BR / 1 BA	28	9.9	26	92.9%	912	$895	$787
2 BR / 1 BA	16	5.7	16	100.0%	874	$895	$791
2 BR / 2 BA	36	12.8	36	100.0%	1,081	$995	$892
2 BR / 2 BA	52	18.4	52	100.0%	1,011	$995	$878
3 BR / 2 BA	30	10.6	27	90.0%	1,181	$1,100	$964
Total / Wtd. Average	282	100.0%	271	96.1%	887	$913	$810
(1)	Based on the rent roll dated September 29, 2015 provided by the borrower.

A-3-109

ANNEX A-3	JPMBB 2015-C32

The Park at Veneto

Operating History and Underwritten Net Cash Flow
	2014	TTM(1)	Underwritten	Per Unit	%(2)
Rents in Place(3)	$2,257,481	$2,597,827	$2,635,674	$9,346	89.5%
Vacant Income	0	0	119,280	423	4.0
Gross Potential Rent	$2,257,481	$2,597,827	$2,754,954	$9,769	93.5%
Total Reimbursements	161,140	186,953	191,486	679	6.5
Net Rental Income	$2,418,621	$2,784,780	$2,946,440	$10,448	100.0%
(Vacancy/Credit Loss)	(196,277)	(163,054)	(141,580)	(502)	(4.8)
Other Income(4)	77,397	102,941	97,758	347	3.3
Effective Gross Income	$2,299,741	$2,724,667	$2,902,618	$10,293	98.5%

Total Expenses	$1,100,467	$1,209,961	$1,279,768	$4,538	44.1%

Net Operating Income(5)	$1,199,274	$1,514,706	$1,622,850	$5,755	55.9%

Replacement Reserves	0	0	84,600	300	2.9
Net Cash Flow	$1,199,274	$1,514,706	$1,538,250	$5,455	53.0%

Occupancy(6)	96.2%	96.1%	95.2%

(1)	TTM column represents the trailing 12-month period ending on August 31, 2015.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	The increase from 2014 Rents in Place to TTM Rents in Place is primarily due to the property’s most recent renovation and the strong demand in the market, which has led new and renewal rents to be, on average, approximately 18% higher than those at acquisition.
(4)	Other Income represents collections from previous residents, application fees, cable income, late fees, MTM fees, non-refundable pet fees, renter’s insurance, short term fees, utility setup fees and other miscellaneous fees.
(5)	The increase from TTM Net Operating Income to Underwritten Net Operating Income is primarily due to underwriting units at market rent less the loss to lease.
(6)	2014 Occupancy is as of December 31, 2014. TTM Occupancy is as of September 29, 2015. Underwritten Occupancy represents economic occupancy.

A-3-110

ANNEX B

FORM OF REPORT TO CERTIFICATEHOLDERS

B-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

	JPMBB Commercial Mortgage Securities Trust 2015-C32 Commercial Mortgage Pass-Through Certificates Series 2015-C32	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	11/17/15
8480 Stagecoach Circle		Record Date:	10/30/15
Frederick, MD 21701-4747		Determination Date:	11/11/15

DISTRIBUTION DATE STATEMENT

STATEMENT SECTIONS	PAGE(s)
Certificate Distribution Detail	2
Certificate Factor Detail	3
Exchangeable Class Detail	4
Reconciliation Detail	5
Other Required Information	6
Cash Reconciliation Detail	7
Current Mortgage Loan and Property Stratification Tables	8-10
Mortgage Loan Detail	11
NOI Detail	12
Principal Prepayment Detail	13
Historical Detail	14
Delinquency Loan Detail	15
Specially Serviced Loan Detail	16-17
Advance Summary	18
Modified Loan Detail	19
Historical Liquidated Loan Detail	20
Historical Bond / Collateral Loss Reconciliation	21
Interest Shortfall Reconciliation Detail	22-23
Defeased Loan Detail	24
Supplemental Reporting	25

Depositor	Master Servicer	Special Servicer	Senior Trust Advisor

J.P. Morgan Chase Commercial	Wells Fargo Bank, National Association	LNR Partners, LLC	Pentalpha Surveillance LLC
Mortgage Securities Corp.	1901 Harrison Street	1601 Washington Avenue	PO Box 4839
	Oakland, CA 94612	Suite 700	Greenwich, CT 06831
383 Madison Avenue		Miami Beach, FL 33139
New York, NY 10179

Contact: Brian Baker	Contact: REAM_InvestorRelations@wellsfargo.com	Contact: www.lnrpartners.com	Contact: Don Simon
Phone Number: (212) 834-3813	Phone Number: (866) 898-1615	Phone Number: (305) 695-5600	Phone Number: (203) 660-6100

This report is compiled by Wells Fargo Bank, N.A. from information provided by third parties. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of the information.

Please visit www.ctslink.com for additional information and special notices. In addition, certificateholders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

Page1 of 25

	JPMBB Commercial Mortgage Securities Trust 2015-C32 Commercial Mortgage Pass-Through Certificates Series 2015-C32	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	11/17/15
8480 Stagecoach Circle		Record Date:	10/30/15
Frederick, MD 21701-4747		Determination Date:	11/11/15

Certificate Distribution Detail

Class (2)	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance	Current Subordination Level (1)
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
NR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Z		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class	CUSIP	Pass-Through Rate	Original Notional Amount	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Total Distribution	Ending Notional Amount
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

(2) Class A-S, Class B, Class C all represent the “Regular Interest” of these respective classes. For details on how the balances and payments of these “Regular Interests” are split between their respective certificates and the Exchangable Class EC, please refer to page 4.

Page2 of 25

	JPMBB Commercial Mortgage Securities Trust 2015-C32 Commercial Mortgage Pass-Through Certificates Series 2015-C32	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	11/17/15
8480 Stagecoach Circle		Record Date:	10/30/15
Frederick, MD 21701-4747		Determination Date:	11/11/15

Certificate Factor Detail

Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Ending Balance

A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-5		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-SB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
EC		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
NR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
Z		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Class	CUSIP	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Ending Notional Amount

X-A		0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000
X-C		0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000

Page3 of 25

	JPMBB Commercial Mortgage Securities Trust 2015-C32 Commercial Mortgage Pass-Through Certificates Series 2015-C32	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	11/17/15
8480 Stagecoach Circle		Record Date:	10/30/15
Frederick, MD 21701-4747		Determination Date:	11/11/15

Exchangeable Class Detail

Class\ Component	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss / Additional Trust Fund Expenses	Total Distribution	Ending Balance

A-S Regular Interest Breakdown
A-S (Cert)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S (EC)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

B Regular Interest Breakdown
B (Cert)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B (EC)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

C Regular Interest Breakdown
C (Cert)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C (EC)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class EC Detail
Class\ Component	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance
EC		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Page4 of 25

	JPMBB Commercial Mortgage Securities Trust 2015-C32 Commercial Mortgage Pass-Through Certificates Series 2015-C32	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	11/17/15
8480 Stagecoach Circle		Record Date:	10/30/15
Frederick, MD 21701-4747		Determination Date:	11/11/15

Reconciliation Detail
Principal Reconciliation
	Stated Beginning Principal Balance	Unpaid Beginning Principal Balance	Scheduled Principal	Unscheduled Principal	Principal Adjustments	Realized Loss	Stated Ending Principal Balance	Unpaid Ending Principal Balance	Current Principal Distribution Amount
Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Certificate Interest Reconciliation

Class	Accrual Dates	Accrual Days	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Distributable Certificate Interest Adjustment	WAC CAP Shortfall	Additional Trust Fund Expenses	Interest Distribution	Remaining Unpaid Distributable Certificate Interest
A-1	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
NR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals		0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Page5 of 25

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Frederick, MD 21701-4747		Determination Date:	11/11/15

Other Required Information

Available Distribution Amount (1)	0.00

Appraisal Reduction Amount

		Loan Number	Appraisal	Cumulative	Most Recent
			Reduction	ASER	App. Red.
			Effected	Amount	Date

Controlling Class Information

Controlling Class: NR
Effective as of: mm/dd/yyyy

Total
(1) The Available Distribution Amount includes any Prepayment Premiums.

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Frederick, MD 21701-4747		Determination Date:	11/11/15

Cash Reconciliation Detail

Total Funds Collected			Total Funds Distributed
Interest:			Fees:
Interest paid or advanced	0.00		Master Servicing Fee - Wells Fargo Bank, N.A.	0.00
Interest reductions due to Non-Recoverability Determinations	0.00		Trustee Fee - Wilmington Trust, N.A.	0.00
Interest Adjustments	0.00		Certificate Administration Fee - Wells Fargo Bank, N.A.	0.00
Deferred Interest	0.00		CREFC Royalty License Fee	0.00
Net Prepayment Interest Shortfall	0.00		Senior Trust Advisor Fee - Pentalpha Surveillance LLC	0.00
Net Prepayment Interest Excess	0.00		Total Fees		0.00
Extension Interest	0.00		Additional Trust Fund Expenses:
Interest Reserve Withdrawal	0.00
Total Interest Collected		0.00	Reimbursement for Interest on Advances	0.00
			ASER Amount	0.00
Principal:			Special Servicing Fee	0.00
Scheduled Principal	0.00		Rating Agency Expenses	0.00
Unscheduled Principal	0.00		Attorney Fees & Expenses	0.00
Principal Prepayments	0.00		Bankruptcy Expense	0.00
Collection of Principal after Maturity Date	0.00		Taxes Imposed on Trust Fund	0.00
Recoveries from Liquidation and Insurance Proceeds	0.00		Non-Recoverable Advances	0.00
Excess of Prior Principal Amounts paid	0.00		Other Expenses	0.00
Curtailments	0.00		Total Additional Trust Fund Expenses		0.00
Negative Amortization	0.00
Principal Adjustments	0.00		Interest Reserve Deposit		0.00
Total Principal Collected		0.00
			Payments to Certificateholders & Others:
Other:			Interest Distribution	0.00
Prepayment Penalties/Yield Maintenance	0.00		Principal Distribution	0.00
Repayment Fees	0.00		Prepayment Penalties/Yield Maintenance	0.00
Borrower Option Extension Fees	0.00		Borrower Option Extension Fees	0.00

Total Other Collected		0.00	Total Payments to Certificateholders & Others		0.00
Total Funds Collected		0.00	Total Funds Distributed		0.00

Page7 of 25

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Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Scheduled Balance							State (3)

Scheduled Balance	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	State	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

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Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Debt Service Coverage Ratio							Property Type (3)

Debt Service Coverage Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Property Type	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Note Rate							Seasoning

Note Rate	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Seasoning	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

Page9 of 25

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Frederick, MD 21701-4747		Determination Date:	11/11/15

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)							Remaining Stated Term (Fully Amortizing Loans)

Anticipated Remaining Term (2)	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Remaining Stated Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Remaining Amortization Term (ARD and Balloon Loans)							Age of Most Recent NOI

Remaining Amortization Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Age of Most Recent NOI	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

Page10 of 25

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Frederick, MD 21701-4747		Determination Date:	11/11/15

Mortgage Loan Detail

Loan Number	ODCR	Property Type (1)	City	State	Interest Payment	Principal Payment	Gross Coupon	Anticipated Repayment Date	Maturity Date	Neg. Amort (Y/N)	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Thru Date	Appraisal Reduction Date	Appraisal Reduction Amount	Res. Strat (2)	Mod. Code (3)

Totals

(1) Property Type Code						(2) Resolution Strategy Code									(3) Modification Code

MF	-	Multi-Family	OF	-	Office	1	-	Modification	6	-	DPO	10	-	Deed in Lieu Of	1	-	Maturity Date Extension	6	-	Capitalization of Interest
RT	-	Retail	MU	-	Mixed Use	2	-	Foreclosure	7	-	REO			Foreclosure	2	-	Amortization Change	7	-	Capitalization of Taxes
HC	-	Health Care	LO	-	Lodging	3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff	3	-	Principal Write-Off	8	-	Principal Write-Off
IN	-	Industrial	SS	-	Self Storage	4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties	4	-	Blank	9	-	Combination
WH	-	Warehouse	OT	-	Other	5	-	Note Sale			to Master Servicer	13	-	Other or TBD	5	-	Temporary Rate
MH	-	Mobile Home Park															Reduction

Page11 of 25

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Frederick, MD 21701-4747		Determination Date:	11/11/15

NOI Detail

Loan Number	ODCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date

Total

Page12 of 25

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Frederick, MD 21701-4747		Determination Date:	11/11/15

Principal Prepayment Detail

Loan Number	Loan Group	Offering Document	Principal Prepayment Amount		Prepayment Penalties
		Cross-Reference	Payoff Amount	Curtailment Amount	Prepayment Premium	Yield Maintenance Premium

Totals

Page13 of 25

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Corporate Trust Services		Payment Date:	11/17/15
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Frederick, MD 21701-4747		Determination Date:	11/11/15

Historical Detail

Delinquencies							Prepayments		Rate and Maturities
Distribution	30-59 Days	60-89 Days	90 Days or More	Foreclosure	REO	Modifications	Curtailments	Payoff	Next Weighted Avg.
Date	#	#	#	#	#	#	#	#	Coupon	Remit	WAM

Note: Foreclosure and REO Totals are excluded from the delinquencies.

Page14 of 25

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8480 Stagecoach Circle		Record Date:	10/30/15
Frederick, MD 21701-4747		Determination Date:	11/11/15

Delinquency Loan Detail

Loan Number	Offering Document Cross-Reference	# of Months Delinq.	Paid Through Date	Current P & I Advances	Outstanding P & I Advances **	Status of Mortgage Loan (1)	Resolution Strategy Code (2)	Servicing Transfer Date	Foreclosure Date	Actual Principal Balance	Outstanding Servicing Advances	Bankruptcy Date	REO Date

Totals

		(1) Status of Mortgage Loan									(2) Resolution Strategy Code

A	-	Payment Not Received	0	-	Current	4	-	Assumed Scheduled Payment	1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of
		But Still in Grace Period	1	-	One Month Delinquent			(Performing Matured Balloon)	2	-	Foreclosure	7	-	REO			Foreclosure
		Or Not Yet Due	2	-	Two Months Delinquent	5	-	Non Performing Matured Balloon	3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff
B	-	Late Payment But Less	3	-	Three or More Months Delinquent				4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties
		Than 1 Month Delinquent							5	-	Note Sale			to Master Servicer	13	-	Other or TBD

** Outstanding P & I Advances include the current period advance.

Page15 of 25

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Frederick, MD 21701-4747		Determination Date:	11/11/15

Specially Serviced Loan Detail - Part 1

Distribution Date	Loan Number	Offering Document Cross-Reference	Servicing Transfer Date	Resolution Strategy Code (1)	Scheduled Balance	Property Type (2)	State	Interest Rate	Actual Balance	Net Operating Income	NOI Date	DSCR	Note Date	Maturity Date	Remaining Amortization Term

	(1) Resolution Strategy Code							(2) Property Type Code

1	- Modification	6	-	DPO	10	-	Deed In Lieu Of	MF	-	Multi-Family	OF	-	Office
2	- Foreclosure	7	-	REO			Foreclosure	RT	-	Retail	MU	-	Mixed use
3	- Bankruptcy	8	-	Resolved	11	-	Full Payoff	HC	-	Health Care	LO	-	Lodging
4	- Extension	9	-	Pending Return	12	-	Reps and Warranties	IN	-	Industrial	SS	-	Self Storage
5	- Note Sale			to Master Servicer	13	-	Other or TBD	WH	-	Warehouse	OT	-	Other
								MH	-	Mobile Home Park

Page16 of 25

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Frederick, MD 21701-4747		Determination Date:	11/11/15

Specially Serviced Loan Detail - Part 2

Distribution Date	Loan Number	Offering Document Cross-Reference	Resolution Strategy Code (1)	Site Inspection Date	Phase 1 Date	Appraisal Date	Appraisal Value	Other REO Property Revenue	Comment

(1) Resolution Strategy Code

1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of
2	-	Foreclosure	7	-	REO			Foreclosure
3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff
4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties
5	-	Note Sale			to Master Servicer	13	-	Other or TBD

Page17 of 25

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Corporate Trust Services		Payment Date:	11/17/15
8480 Stagecoach Circle		Record Date:	10/30/15
Frederick, MD 21701-4747		Determination Date:	11/11/15

Advance Summary

	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicing Advances	Current Period Interest on P&I and Servicing Advances Paid

Totals	0.00	0.00	0.00	0.00

Page18 of 25

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Frederick, MD 21701-4747		Determination Date:	11/11/15

Modified Loan Detail

Loan Number	Offering Document Cross-Reference	Pre-Modification Balance	Post-Modification Balance	Pre-Modification Interest Rate	Post-Modification Interest Rate	Modification Date	Modification Description

Totals

Page19 of 25

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Frederick, MD 21701-4747		Determination Date:	11/11/15

Historical Liquidated Loan Detail

Distribution Date	ODCR	Beginning Scheduled Balance	Fees, Advances, and Expenses *	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Trust	Date of Current Period Adj. to Trust	Current Period Adjustment to Trust	Cumulative Adjustment to Trust	Loss to Loan with Cum Adj. to Trust

Current Total
Cumulative Total

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

Page20 of 25

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Frederick, MD 21701-4747		Determination Date:	11/11/15

Historical Bond/Collateral Loss Reconciliation Detail

Distribution Date	Offering Document Cross-Reference	Beginning Balance at Liquidation	Aggregate Realized Loss on Loans	Prior Realized Loss Applied to Certificates	Amounts Covered by Credit Support	Interest (Shortages)/ Excesses	Modification /Appraisal Reduction Adj.	Additional (Recoveries) /Expenses	Realized Loss Applied to Certificates to Date	Recoveries of Realized Losses Paid as Cash	(Recoveries)/ Losses Applied to Certificate Interest

Totals

Page21 of 25

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Frederick, MD 21701-4747		Determination Date:	11/11/15

Interest Shortfall Reconciliation Detail - Part 1

Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Special Servicing Fees			ASER	(PPIS) Excess	Non-Recoverable (Scheduled Interest)	Interest on Advances	Modified Interest Rate (Reduction) /Excess
			Monthly	Liquidation	Work Out

Totals

Page22 of 25

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Frederick, MD 21701-4747		Determination Date:	11/11/15

Interest Shortfall Reconciliation Detail - Part 2

Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Reimb of Advances to the Servicer		Other (Shortfalls)/ Refunds	Comments
			Current Month	Left to Reimburse Master Servicer

Totals
Interest Shortfall Reconciliation Detail Part 2 Total				0.00
Interest Shortfall Reconciliation Detail Part 1 Total				0.00
Total Interest Shortfall Allocated to Trust				0.00

Page23 of 25

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Defeased Loan Detail

Loan Number	Offering Document Cross-Reference	Ending Scheduled Balance	Maturity Date	Note Rate	Defeasance Status

Totals

Page24 of 25

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Supplemental Reporting

Page25 of 25

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX C

FORM OF SENIOR TRUST ADVISOR ANNUAL REPORT1

Report Date: After the occurrence and during the continuance of a Control Event, this report will be delivered annually no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement.
Transaction: JPMBB Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2015-C32
Senior Trust Advisor: Pentalpha Surveillance LLC
Special Servicer: LNR Partners, LLC
Directing Certificateholder: [●]

I.     Population of Mortgage Loans that Were Considered in Compiling this Report

1.   The Special Servicer has notified the Senior Trust Advisor that [●] Specially Serviced Mortgage Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

a.   [●] of those Specially Serviced Mortgage Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.

b.   Asset Status Reports were issued with respect to [●] of such Specially Serviced Mortgage Loans. This report is based only on the Specially Serviced Mortgage Loans in respect of which an Asset Status Report has been issued. The Asset Status Reports may not yet be fully implemented.

II.    Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Senior Trust Advisor (in accordance with the Senior Trust Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s operational activities to service certain Specially Serviced Mortgage Loans in accordance with the Servicing Standard. Based on such limited review, the Senior Trust Advisor [does, does not] believe there are material violations of the Special Servicer’s compliance with its obligations under the Pooling and Servicing Agreement. In addition, the Senior Trust Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

In connection with the assessment set forth in this report, the Senior Trust Advisor:

1.   Reviewed the Asset Status Reports, the Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations and net present value calculations and Appraisal Reduction calculations and [LIST OTHER REVIEWED INFORMATION] for the following [●] Specially Serviced Mortgage Loans: [List applicable mortgage loans]

2.   Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement. The Senior Trust Advisor’s analysis of the Asset Status Reports (including related net present value calculations and Appraisal Reduction calculations) related to

1    This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Senior Trust Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

C-1

the Specially Serviced Mortgage Loans should be considered a limited investigation and not be considered a full or limited audit. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), re-engineer the quantitative aspects of their net present value calculator, visit any property, visit the Special Servicer, visit the Directing Certificateholder or interact with any borrower. In addition, our review of the net present value calculations and Appraisal Reduction calculations is limited to the mathematical accuracy of the calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.

III.   Specific Items of Review

1.   The Senior Trust Advisor reviewed the following items in connection with the generation of this report: [LIST MATERIAL ITEMS].

2.   During the prior year, the Senior Trust Advisor consulted with the Special Servicer regarding its strategy plan for a limited number of issues related to the following Specially Serviced Mortgage Loans: [LIST]. The Senior Trust Advisor participated in discussions and made strategic observations and recommended alternative courses of action to the extent it deemed such observations and recommendations appropriate. The Special Servicer [agreed with/did not agree with] the material recommendations made by the Senior Trust Advisor. Such recommendations generally included the following: [LIST].

3.   Appraisal Reduction calculations and net present value calculations:

4.   The Senior Trust Advisor [received/did not receive] information necessary to recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portions of the applicable formulas required to be utilized in connection with any Appraisal Reduction or net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Mortgage Loan prior to the utilization by the special servicer.

a.   The senior trust advisor [agrees/does not agree] with the [mathematical calculations] [and/or] [the application of the applicable non-discretionary portions of the formula] required to be utilized for such calculation.

b.   After consultation with the special servicer to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations, such inaccuracy [has been/ has not been] resolved.

5.   The following is a general discussion of certain concerns raised by the Senior Trust Advisor discussed in this report: [LIST CONCERNS].

6.   In addition to the other information presented herein, the Senior Trust Advisor notes the following additional items, if any: [LIST ADDITIONAL ITEMS].

IV.  Qualifications Related to the Work Product Undertaken and Opinions Related to this Report

1.   The Senior Trust Advisor did not participate in, or have access to, the Special Servicer’s and Directing Certificateholder’s discussion(s) regarding any Specially Serviced Mortgage Loan. The Senior Trust Advisor does not have authority to speak with the

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Directing Certificateholder directly. As such, the Senior Trust Advisor generally relied upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report.

2.   The Special Servicer has the legal authority and responsibility to service the Specially Serviced Mortgage Loans pursuant to the Pooling and Servicing Agreement. The Senior Trust Advisor has no responsibility or authority to alter the standards set forth therein.

3.   Confidentiality and other contractual limitations limit the Senior Trust Advisor’s ability to outline the details or substance of the discussions held between it and the Special Servicer regarding any Specially Serviced Mortgage Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Senior Trust Advisor is given access to by the Special Servicer.

4.   There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Mortgage Loans. These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc. The Senior Trust Advisor does not participate in any discussions regarding such actions. As such, Senior Trust Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.

5.   The Senior Trust Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement dated October 1, 2015.

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ANNEX D-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

The mortgage loan seller will make the representations and warranties set forth below as of the date specified below or, if no such date is specified, generally as of the Closing Date, in each case subject to the exceptions to those representations and warranties that are described on Annex D-1 to this free writing prospectus. Prior to the execution of the related final mortgage loan purchase agreement (the “MLPA”), there may be additions, subtractions or other modifications to the representations, warranties and exceptions. These representations, warranties and exceptions should not be read alone, but should only be read in conjunction with the free writing prospectus.

Each MLPA, together with the related representations and warranties (subject to the exceptions thereto), serves to contractually allocate risk between the mortgage loan seller, on the one hand, and the trust fund, on the other. The representations and warranties are not intended to be disclosure statements regarding the characteristics of the related mortgage loans, Mortgaged Properties or other subjects discussed therein, but rather are intended as a risk allocation mechanism. We cannot assure you that the mortgage loans actually conform to the statements made in the representations and warranties that are presented below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the mortgage loans, mortgaged properties and certificates relating to the trust fund, you should read and rely solely on the free writing prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

1.     Complete Servicing File. All documents comprising the Servicing File will be or have been delivered to the Master Servicer with respect to each Mortgage Loan by the deadlines set forth in the Pooling and Servicing Agreement and/or Mortgage Loan Purchase Agreement.

2.     Whole Loan; Ownership of Mortgage Loans. Except with respect to each Serviced Mortgage Loan, each Mortgage Loan is a whole loan and not an interest in a mortgage loan. Each Serviced Mortgage Loan is a senior portion (or a pari passu portion of a senior portion) of a whole mortgage loan evidenced by a senior note. Immediately prior to the sale, transfer and assignment to depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller), participation (other than with respect to Serviced Mortgage Loans) or pledge, and at the time of the assignment of the Mortgage Loans to the Depositor, the Mortgage Loan Seller had good and marketable title to, and was the sole owner and holder of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to agreements among noteholders with respect to a Whole Loan), any other ownership interests and other interests on, in or to such Mortgage Loan (subject to certain agreements regarding servicing and/or defeasance successor borrower rights as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain Servicing Rights Purchase Agreement, dated as of the Closing Date between the Master Servicer and the Mortgage Loan Seller). The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to depositor constitutes a legal, valid and binding assignment of such Mortgage Loan and conveys all legal and beneficial ownership of such Mortgage Loan to the Depositor free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan (subject to certain agreements regarding servicing and/or defeasance successor borrower rights as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain Servicing Rights Purchase Agreement, dated as of the Closing Date between the Master Servicer and the Mortgage Loan Seller).

3.     Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation

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of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance premiums) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Insolvency Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by the Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

4.     Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Insolvency Qualifications.

5.     Hospitality Provisions. The Mortgage Loan documents for each Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise agreement includes an executed comfort letter or similar agreement signed by the Mortgagor and franchisor of such property enforceable by the Trust against such franchisor, either directly or as an assignee of the originator. The Mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office.

6.     Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of such Mortgaged Property; and (c) neither Mortgagor nor guarantor has been released from its obligations under the Mortgage Loan. The material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect since September 30, 2015.

7.     Lien; Valid Assignment. Subject to the Insolvency Qualifications, each endorsement and assignment of Mortgage and assignment of Assignment of Leases from the Mortgage Loan Seller constitutes a legal, valid and binding endorsement or assignment from the Mortgage Loan Seller. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below)), except as the enforcement thereof may be limited by the Insolvency Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances) as of origination was, and as of the Cut-off Date to the Mortgage Loan Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances, and to the Mortgage

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Loan Seller’s knowledge and subject to the rights of tenants, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are insured against by a lender’s title insurance policy (as described below). Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid and enforceable lien on property described therein subject to Permitted Encumbrances, except as such enforcement may be limited by Insolvency Qualifications subject to the limitations described in clause (11) below. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required in order to effect such perfection.

8.     Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property which the Mortgage Loan documents do not require to be subordinated to the lien of such Mortgage; and (f) if the related Mortgage Loan constitutes a cross-collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same Crossed Mortgage Loan Group, provided that none of items (a) through (f), individually or in the aggregate, materially interferes with the value, current use or operation of the Mortgaged Property or the security intended to be provided by such Mortgage or with the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clause (f) of the preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage, and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous.

9.     Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, there are no subordinate mortgages or junior liens encumbering the related Mortgaged Property. The Mortgage Loan Seller has no knowledge of any mezzanine debt related to the Mortgaged Property and secured directly by the ownership interests in the Mortgagor.

10.   Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the

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lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Insolvency Qualifications; no person other than the related Mortgagor owns any interest in any payments due under such lease or leases that is superior to or of equal priority with the lender’s interest therein. The related Mortgage or related Assignment of Leases, subject to applicable law, provides for, upon an event of default under the Mortgage Loan, a receiver to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

11.     Financing Statements. Each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed (except, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary to perfect a valid security interest in, the personal property (the creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate any Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed.

12.     Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within four months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date, which indicates that, except as set forth in such engineering report or with respect to which repairs were required to be reserved for or made, all building systems for the improvements of each related Mortgaged Property are in good working order, and further indicates that each related Mortgaged Property (a) is free of any material damage, (b) is in good repair and condition, and (c) is free of structural defects, except to the extent (i) any damage or deficiencies that would not materially and adversely affect the use, operation or value of the Mortgaged Property or the security intended to be provided by such Mortgage or repairs with respect to such damage or deficiencies estimated to cost less than $50,000 in the aggregate per Mortgaged Property; (ii) such repairs have been completed; or (iii) escrows in an aggregate amount consistent with the standards utilized by the Mortgage Loan Seller with respect to similar loans it originates for securitization have been established, which escrows will in all events be in an aggregate amount not less than the estimated cost of such repairs. The Mortgage Loan Seller has no knowledge of any material issues with the physical condition of the Mortgaged Property that the Mortgage Loan Seller believes would have a material adverse effect on the use, operation or value of the Mortgaged Property other than those disclosed in the engineering report and those addressed in sub-clauses (i), (ii) and (iii) of the preceding sentence.

13.     Taxes and Assessments. As of the date of origination and as of the Closing Date, all taxes and governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or if left unpaid could become a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that became due and delinquent and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real property taxes, governmental assessments and other outstanding governmental charges shall not be considered delinquent until the date on which interest and/or penalties would be payable thereon.

14.     Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Closing Date, there is no proceeding pending or threatened for the total or partial condemnation of

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such Mortgaged Property that would have a material adverse effect on the use or operation of the Mortgaged Property.

15.     Actions Concerning Mortgage Loan. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Closing Date, there was no pending, filed or threatened action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the use, operation or value of the Mortgaged Property, (f) the principal benefit of the security intended to be provided by the Mortgage Loan documents, (g) the current ability of the Mortgaged Property to generate net cash flow sufficient to service such Mortgage Loan, or (h) the current principal use of the Mortgaged Property.

16.     Escrow Deposits. All escrow deposits and payments required pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to depositor or its servicer and identified as such with appropriate detail. Any and all requirements under the Mortgage Loan as to completion of any material improvements and as to disbursements of any funds escrowed for such purpose, which requirements were to have been complied with on or before Closing Date, have been complied with in all material respects or the funds so escrowed have not been released unless such release was consistent with proper and prudent commercial mortgage servicing practices or such released funds were otherwise used for their intended purpose. No other escrow amounts have been released except in accordance with the terms and conditions of the related Mortgage Loan documents.

17.     No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property), and any requirements or conditions to disbursements of any loan proceeds held in escrow have been satisfied with respect to any disbursement of any such escrow fund prior to the Cut-off Date.

18.     Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all-risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating of at least “A-:VIII” (for a Mortgage Loan with a principal balance below $35 million) and “A:VIII” (for a Mortgage Loan with a principal balance of $35 million or more) from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-“ from Standard & Poor’s Ratings Services (collectively the “Insurance Rating Requirements”), in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (i) covers a period beginning on the date of loss and continuing until the earlier to occur of restoration of the Mortgaged Property or the expiration of 12 months (or with respect to each Mortgage Loan with a principal balance of $35 million or more, 18 months); (ii) for a Mortgage Loan with a principal balance of $50 million or more

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contains a 180-day “extended period of indemnity”; and (iii) covers the actual loss sustained (or in certain cases, an amount sufficient to cover the period set forth in (i) above) during restoration.

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by the Mortgage Loan Seller originating mortgage loans for securitization.

If windstorm and/or windstorm related perils and/or “named storms” are excluded from the primary property damage insurance policy the Mortgaged Property is insured by a separate windstorm insurance policy issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount at least equal to 100% of the full insurable value on a replacement cost basis of the Improvements and personalty and fixtures owned by the mortgagor and included in the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including broad-form coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML or equivalent was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML or equivalent would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-“ by Standard & Poor’s Ratings Services in an amount not less than 100% of the PML or the equivalent.

The Mortgage Loan documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the trustee. Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the lender to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

19.     Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or

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irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

20.     No Encroachments. To the Mortgage Loan Seller’s knowledge and based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property, or are insured by applicable provisions of the Title Policy, (b) no improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property, or are insured by applicable provisions of the Title Policy and (c) no improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or are insured by applicable provisions of the Title Policy.

21.     No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Mortgage Loan Seller.

22.     REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan or Whole Loan on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan or Whole Loan on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

23.     Compliance. The terms of the Mortgage Loan documents evidencing such Mortgage Loan, comply in all material respects with all applicable local, state and federal laws and regulations, and the Mortgage Loan Seller has complied with all material requirements pertaining to the origination of the Mortgage Loans, including but not limited to, usury and any and all other material requirements of any

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federal, state or local law to the extent non-compliance would have a material adverse effect on the Mortgage Loan.

24.     Authorized to do Business. To the extent required under applicable law, as of the Closing Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan.

25.     Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee, and except in connection with a trustee’s sale after a default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for such Mortgage Loan, no fees are payable to such trustee except for de minimis fees paid.

26.     Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based solely upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use or operation of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for loans originated for securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations, (c) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property, or (d) title insurance coverage has been obtained for such nonconformity.

27.     Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy, consents, and other approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy, consents, and other approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located and for the Mortgagor and the Mortgaged Property to be in compliance in all material respects with all regulations, zoning and building laws.

28.     Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan provide that such Mortgage Loan (a) becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events: (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) Mortgagor or guarantor shall have colluded with other creditors to cause an involuntary bankruptcy

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filing with respect to the Mortgagor or (iii) transfers of either the Mortgaged Property or equity interests in Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions providing for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained in the case of (i) (A) misapplication, misappropriation or conversion of insurance proceeds or condemnation awards or of rents following an event of default, or (B) any security deposits not delivered to lender upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a Mortgage Loan event of default); (ii) the Mortgagor’s fraud or intentional misrepresentation; (iii) willful misconduct by the Mortgagor or guarantor; (iv) breaches of the environmental covenants in the Mortgage Loan documents; or (v) commission of material physical waste at the Mortgaged Property, which may, with respect to this clause (v), in certain instances, be limited to acts or omissions of the related Mortgagor, guarantor, property manager or their affiliates, employees or agents.

29.     Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment of not less than a specified percentage at least equal to 115% of the related allocated loan amount of such portion of the Mortgaged Property, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance defined in paragraph (34) below, (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), for any Mortgage Loan originated after December 6, 2010, if the fair market value of the real property constituting such Mortgaged Property after the release is not equal to at least 80% of the principal balance of the Mortgage Loan or Whole Loan outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan originated after December 6, 2010, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan or Whole Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent, may not be required to apply such an amount to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property is not equal to at least 80% of the remaining principal balance of the Mortgage Loan or Whole Loan.

In the case of any Mortgage Loan originated after December 6, 2010, no such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the loan-to-value ratio and other requirements of the REMIC Provisions.

30.     Financial Reporting and Rent Rolls. Each Mortgage requires the Mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual

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financial statements (i) with respect to each Mortgage Loan with more than one Mortgagor are in the form of an annual combined balance sheet of the Mortgagor entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis and (ii) for each Mortgage Loan with an original principal balance greater than $50 million shall be audited by an independent certified public accountant upon the request of the owner or holder of the Mortgage.

31.     Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Mortgage Loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to the Mortgage Loan Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto, except to the extent that any right to require such coverage may be limited by availability on commercially reasonable terms.

32.     Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the lender which are customarily acceptable to the Mortgage Loan Seller lending on the security of property comparable to the related Mortgaged Property, such as transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any controlling equity interest in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than a controlling interest in a Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) transfers of common stock in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs 29 and 34 in this Annex D-1, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan, or future permitted mezzanine debt or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any companion interest of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests, (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the mortgagee relative to such transfer or encumbrance.

33.     Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Both the Mortgage Loan documents and the organizational documents of the Mortgagor with respect to each Mortgage Loan with a Cut-off Date Principal Balance in excess of $5 million provide that the Mortgagor is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Principal Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off

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Date Principal Balance equal to $5 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

34.     Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date, and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to 115% of the allocated loan amount for the real property to be released; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in (iii) above; (vi) if the Mortgagor would continue to own assets in addition to the defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to deliver an opinion of counsel that the trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

35.     Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of an ARD Loan and situations where default interest is imposed.

36.     Ground Leases. For purposes of the MLPA, a “Ground Lease” shall mean a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a ground leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the ground lease and any estoppel or other agreement received from the ground lessor in favor of the Mortgage Loan Seller, its successors and assigns, the Mortgage Loan Seller represents and warrants that:

(A)     The ground lease or a memorandum regarding such ground lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The ground lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would adversely affect the

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security provided by the related Mortgage. To the Mortgage Loan Seller’s knowledge, no material change in the terms of the ground lease had occurred since its recordation, except by any written instruments which are included in the related Mortgage File;

(B)     The lessor under such ground lease has agreed in a writing included in the related Mortgage File (or in such ground lease) that the ground lease may not be amended, modified, canceled or terminated without the prior written consent of the lender and that any such action without such consent is not binding on the lender, its successors or assigns;

(C)     The ground lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(D)     The ground lease is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances;

(E)     The ground lease does not place commercially unreasonable restrictions on the identity of the mortgagee and the ground lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor;

(F)     The Mortgage Loan Seller has not received any written notice of default under or notice of termination of such ground lease. To the Mortgage Loan Seller’s knowledge, there is no default under such ground lease and no condition that, but for the passage of time or giving of notice, would result in a default under the terms of such ground lease. Such ground lease is in full force and effect as of the Closing Date;

(G)     The ground lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, provides that no notice of default or termination is effective unless such notice is given to the lender, and requires that the ground lessor will supply an estoppel;

(H)     A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the ground lease through legal proceedings) to cure any default under the ground lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the ground lease;

(I)      The ground lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with loans originated for securitization;

(J)     Under the terms of the ground lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (K)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(K)     In the case of a total or substantial taking or loss, under the terms of the ground lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds,

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or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

   (L)     Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the ground lease for any reason, including rejection of the ground lease in a bankruptcy proceeding.

37.     Servicing. The servicing and collection practices used by the Mortgage Loan Seller in respect of each Mortgage Loan complied in all material respects with all applicable laws and regulations and was in all material respects legal, proper and prudent, in accordance with Mortgage Loan Seller’s customary commercial mortgage servicing practices.

38.     ARD Loans. Each Mortgage Loan identified in the Mortgage Loan Schedule as an ARD Loan starts to amortize no later than the Due Date of the calendar month immediately after the calendar month in which such ARD Loan closed and substantially fully amortizes over its stated term, which term is at least 60 months after the related Anticipated Repayment Date. Each ARD Loan has an Anticipated Repayment Date not less than five years following the origination of such Mortgage Loan. If the related Mortgagor elects not to prepay its ARD Loan in full on or prior to the Anticipated Repayment Date pursuant to the existing terms of the Mortgage Loan or a unilateral option (as defined in Treasury Regulations under Section 1001 of the Code) in the Mortgage Loan exercisable during the term of the Mortgage Loan, (i) the Mortgage Loan’s interest rate will step up to an interest rate per annum as specified in the related Mortgage Loan documents; provided, however, that payment of such Excess Interest shall be deferred until the principal of such ARD Loan has been paid in full; (ii) all or a substantial portion of the excess cash flow (which is net of certain costs associated with owning, managing and operating the related Mortgaged Property) collected after the Anticipated Repayment Date shall be applied towards the prepayment of such ARD Loan and once the principal balance of an ARD Loan has been reduced to zero all excess cash flow will be applied to the payment of accrued Excess Interest; and (iii) if the property manager for the related Mortgaged Property can be removed by or at the direction of the mortgagee on the basis of a debt service coverage test, the subject debt service coverage ratio shall be calculated without taking account of any increase in the related Mortgage Interest Rate on such Mortgage Loan’s Anticipated Repayment Date. No ARD Loan provides that the property manager for the related Mortgaged Property can be removed by or at the direction of the mortgagee solely because of the passage of the related Anticipated Repayment Date.

39.     Rent Rolls; Operating Histories. The Mortgage Loan Seller has obtained a rent roll (the “Certified Rent Roll(s)”) other than with respect to hospitality properties certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related Mortgage Loan. The Mortgage Loan Seller has obtained operating histories (the “Certified Operating Histories”) with respect to each Mortgaged Property certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related Mortgage Loan. The Certified Operating Histories collectively report on operations for a period equal to (a) at least a continuous three-year period or (b) in the event the Mortgaged Property was owned, operated or constructed by the Mortgagor or an affiliate for less than three years then for such shorter period of time, it being understood that for mortgaged properties acquired with the proceeds of a Mortgage Loan, Certified Operating Histories may not have been available.

40.     No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the Closing Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no, and since origination there has been no, material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, provided, however, that this representation and

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warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in Exhibit C to the MLPA. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

41.     Bankruptcy. In respect of each Mortgage Loan, the related Mortgagor is not a debtor in any bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or similar proceeding.

42.     Organization of Mortgagor. The Mortgage Loan Seller has obtained an organizational chart or other description of each Mortgagor which identifies all beneficial controlling owners of the Mortgagor (i.e., managing members, general partners or similar controlling person for such Mortgagor) (the “Controlling Owner”) and all owners that hold a 20% or greater direct ownership share (i.e., the “Major Sponsors”). The Mortgage Loan Seller (1) required questionnaires to be completed by each Controlling Owner and guarantor or performed other processes designed to elicit information from each Controlling Owner and guarantor regarding such Controlling Owner’s or guarantor’s prior history for at least 10 years regarding any bankruptcies or other insolvencies, any felony convictions, and (2) performed or caused to be performed searches of the public records or services such as Lexis/Nexis, or a similar service designed to elicit information about each Controlling Owner, Major Sponsor and guarantor regarding such Controlling Owner’s, Major Sponsor’s or guarantor’s prior history for at least 10 years regarding any bankruptcies or other insolvencies, any felony convictions, and provided, however, that records searches were limited to the last 10 years. ((1) and (2) collectively, the “Sponsor Diligence”). Based solely on the Sponsor Diligence, to the knowledge of the Mortgage Loan Seller, no Major Sponsor or guarantor (i) was in a state of federal bankruptcy or insolvency proceeding, (ii) had a prior record of having been in a state of federal bankruptcy or insolvency, or (iii) had been convicted of a felony.

43.     Environmental Conditions. At origination, each Mortgagor represented and warranted that to its knowledge no hazardous materials or any other substances or materials which are included under or regulated by environmental laws are located on, or have been handled, manufactured, generated, stored, processed, or disposed of on or released or discharged from the Mortgaged Property, except as disclosed by a Phase I environmental assessment (or a Phase II environmental assessment, if applicable) delivered in connection with the origination of the Mortgage Loan or except for those substances commonly used in the operation and maintenance of properties of kind and nature similar to those of the Mortgaged Property in compliance with all environmental laws and in a manner that does not result in contamination of the Mortgaged Property. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not reveal any known circumstance or condition that rendered the Mortgaged Property at the date of the ESA in material noncompliance with applicable environmental laws or the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) or the need for further investigation, or (ii) if any material noncompliance with environmental laws or the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) 125% of the funds reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Mortgagor and is held by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint, or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the Cut-off Date, and, as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as administratively “closed” or a reputable environmental consultant

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has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services and/or Fitch Ratings, Inc.; (E) a party not related to the Mortgagor with assets reasonably estimated to be adequate to effect all necessary remediation was identified as the responsible party for such condition or circumstance; or (F) a party related to the Mortgagor with assets reasonably estimated to be adequate to effect all necessary remediation was identified as the responsible party for such condition or circumstance is required to take action. The ESA will be part of the Servicing File; and to the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no (i) known circumstance or condition that rendered the Mortgaged Property in material noncompliance with applicable environmental laws, (ii) Environmental Conditions (as such term is defined in ASTM E1527-05 or its successor), or (iii) need for further investigation.

In the case of each Mortgage Loan set forth on Schedule I to the MLPA, (i) such Mortgage Loan is the subject of an environmental insurance policy, issued by the issuer set forth on Schedule I (the “Policy Issuer”) and effective as of the date thereof (the “Environmental Insurance Policy”), (ii) as of the Cut-off Date the Environmental Insurance Policy is in full force and effect, there is no deductible and the trustee is a named insured under such policy, (iii)(a) a property condition or engineering report was prepared, if the related Mortgaged Property was constructed prior to 1985, with respect to asbestos-containing materials (“ACM”) and, if the related Mortgaged Property is a multifamily property, with respect to radon gas (“RG”) and lead-based paint (“LBP”), and (b) if such report disclosed the existence of a material and adverse LBP, ACM or RG environmental condition or circumstance affecting the related Mortgaged Property, the related Mortgagor (A) was required to remediate the identified condition prior to closing the Mortgage Loan or provide additional security or establish with the mortgagee a reserve in an amount deemed to be sufficient by the Mortgage Loan Seller, for the remediation of the problem, and/or (B) agreed in the Mortgage Loan documents to establish an operations and maintenance plan after the closing of the Mortgage Loan that should reasonably be expected to mitigate the environmental risk related to the identified LBP, ACM or RG condition, (iv) on the effective date of the Environmental Insurance Policy, the Mortgage Loan Seller as originator had no knowledge of any material and adverse environmental condition or circumstance affecting the Mortgaged Property (other than the existence of LBP, ACM or RG) that was not disclosed to the Policy Issuer in one or more of the following: (a) the application for insurance, (b) a Mortgagor questionnaire that was provided to the Policy Issuer, or (c) an engineering or other report provided to the Policy Issuer, and (v) the premium of any Environmental Insurance Policy has been paid through the maturity of the policy’s term and the term of such policy extends at least five years beyond the maturity of the Mortgage Loan.

44.     Lease Estoppels. With respect to each Mortgage Loan predominantly secured by a retail, office or industrial property leased to a single tenant, the Mortgage Loan Seller reviewed such estoppel obtained from such tenant no earlier than 90 days prior to the origination date of the related Mortgage Loan, and to the Mortgage Loan Seller’s knowledge based solely on the related estoppel certificate, the related lease is in full force and effect or if not in full force and effect the related space was underwritten as vacant, subject to customary reservations of tenant’s rights, such as, without limitation, with respect to common area maintenance (“CAM”) and pass-through audits and verification of landlord’s compliance with co-tenancy provisions. With respect to each Mortgage Loan predominantly secured by a retail, office or industrial property, the Mortgage Loan Seller has received lease estoppels executed within 90 days of the origination date of the related Mortgage Loan that collectively account for at least 65% of the in-place base rent for the Mortgaged Property or set of cross-collateralized properties that secure a Mortgage Loan that is represented on the Certified Rent Roll. To the Mortgage Loan Seller’s knowledge, each lease represented on the Certified Rent Roll is in full force and effect, subject to customary reservations of tenant’s rights, such as with respect to CAM and pass-through audits and verification of landlord’s compliance with co-tenancy provisions.

45.     Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is a Member of the Appraisal Institute (“MAI”) and, to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged

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Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

46.     Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

47.     Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other Mortgage Loan that is outside the Mortgage Pool.

48.     Advance of Funds by the Mortgage Loan Seller. No advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the Closing Date.

49.     Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied with its internal procedures with respect to all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 in connection with the origination of the Mortgage Loan.

50.     Litigation. Whether or not a Mortgage Loan was originated by the Mortgage Loan Seller, to the Mortgage Loan Seller’s knowledge, with respect to each Mortgage Loan originated by the Mortgage Loan Seller and each Mortgage Loan originated by any Person other than the Mortgage Loan Seller, as of the date of origination of the related Mortgage Loan, and, to the Mortgage Loan Seller’s actual knowledge, with respect to each Mortgage Loan originated by the Mortgage Loan Seller and any prior holder of the Mortgage Loan, as of the Closing Date, there are no actions, suits, arbitrations or governmental investigations or proceedings by or before any court or other governmental authority or agency now pending against or affecting the Mortgagor under any Mortgage Loan or any of the Mortgaged Properties which, if determined against such Mortgagor or such Mortgaged Property, would materially and adversely affect the value of such Mortgaged Property, the security intended to be provided with respect to the related Mortgage Loan, or the ability of such Mortgagor and/or the current use of such Mortgaged Property to generate net cash flow to pay principal, interest and other amounts due under the related Mortgage Loan; and to the Mortgage Loan Seller’s actual knowledge there are no such actions, suits or proceedings threatened against such Mortgagor.

For purposes of these representations and warranties, the phrases “the Mortgage Loan Seller’s knowledge” or “the Mortgage Loan Seller’s belief” and other words and phrases of like import shall mean, except where otherwise expressly set forth herein, the actual state of knowledge or belief of the officers and employees of the Mortgage Loan Seller directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth herein. All information contained in documents which are part of or required to be part of a Servicing File, as specified in the Pooling and Servicing Agreement (to the extent such documents exist or existed), shall be deemed to be within the Mortgage Loan Seller’s knowledge including but not limited to any written notices from or on behalf of the Mortgagor.

“Servicing File:” A copy of the Mortgage File and documents and records not otherwise required to be contained in the Mortgage File that (i) relate to the origination and/or servicing and administration of the Mortgage Loans, (ii) are reasonably necessary for the ongoing administration and/or servicing of the Mortgage Loans or for evidencing or enforcing any of the rights of the holder of the Mortgage Loans or holders of interests therein and (iii) are in the possession or under the control of the Mortgage Loan Seller, provided that the Mortgage Loan Seller shall not be required to deliver any draft documents,

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privileged or other communications, credit underwriting, due diligence analyses or data or internal worksheets, memoranda, communications or evaluations.

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ANNEX D-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
5	Hilton Suites Chicago Magnificent Mile (Loan No. 1) and Hilton Atlanta Perimeter (Loan No. 12)	(Hospitality Provisions) – The comfort letter obtained in connection with the Mortgaged Property is assignable by the lender to the trustee of a securitization, provided that the lender delivers notice to the franchisors within 30 days from the date of transfer, which notice identifies the name and notice address for the new lender.
9	One Shell Square (Loan No. 9)	(Junior Liens) – There is a mezzanine loan in the amount of $20,000,000, which is currently held by a third party investor. In connection with the mezzanine loan, the Mortgage Loan seller and the mezzanine lender have entered into an intercreditor agreement, a copy of which is included in the Mortgage File.
9	Waterstone Apartments (Loan No. 11)	(Junior Liens) – Future mezzanine debt is permitted upon satisfaction of certain conditions, which include (but are not limited to) the following: (i) a combined LTV Ratio of not greater than 72.0%; (ii) the DSCR for the 12 month period immediately preceding the funding of the mezzanine loan (assuming principal (if any) and interest on the mezzanine loan was payable during such period and calculated based on net operating income for the prior three months annualized) of at least 1.20x; and (iii) the execution of an intercreditor agreement satisfactory to the lender.
9	Colony Village (Loan No. 46) and Brynn Marr Village (Loan No. 50)	(Junior Liens) – In connection with a bona fide sale of the related Mortgaged Property, future mezzanine debt is permitted upon satisfaction of certain conditions, which include (but are not limited to) the following: (i) a combined LTV Ratio of not greater than 75.0%; (ii) a combined DSCR of at least 1.20x; and (iii) the execution of an intercreditor agreement satisfactory to the lender.
18	Civic Opera Building (Loan No. 2)

(Insurance) – The Mortgage Loan documents permit insurance coverage through a syndicate of insurers, provided that if such syndicate consists of five (5) or more members, (A) at least sixty percent (60%) of the insurance coverage (or seventy-five percent (75%) if such syndicate consists of four (4) or fewer members) is provided by insurance companies with a rating of “A:X” or better by Best’s Insurance Reports and “A” or better by S&P, and (B) the remaining forty percent (40%) of the insurance coverage (or the remaining twenty-five percent (25%) if such syndicate consists of four (4) or fewer members) shall be provided by insurance companies having a claims paying ability rating of “BBB” or better by S&P.

The related Mortgagor may maintain all-risk insurance with a deductible that does not exceed $50,000. The amount of this deductible may be considered higher than customary.

The Mortgage Loan documents require the property insurance policy to be in an amount equal to the greater of (i) $245,780,000

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JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
and (ii) the outstanding principal balance of the Mortgage Loan and the related Pari Passu Companion Loan, in each case with a replacement cost endorsement.
18	U-Haul Portfolio (Loan No. 5)

(Insurance) – The related Mortgagor may maintain property all-risk insurance with a deductible that does not exceed (i) five percent (5%) of the insured value for windstorm and earthquake coverage, with minimums of $250,000 and $500,000, respectively, and (ii) $250,000 for all other such coverage. The amounts of these deductibles may be considered higher than customary.

If the related guarantor maintains net equity of not less than $250,000,000 as reflected in its most recent audited financial statements, the Mortgagor may self-insure the commercial general liability requirement in the Mortgage Loan documents and elect to provide the umbrella liability coverage, provided that the self-insured retention does not exceed $5,000,000. To the extent the net equity of the guarantor drops below such amount, then the Mortgagor is required to obtain insurance coverage as required by the Mortgage Loan documents.

The Mortgage Loan documents permit insurance through a syndicate of insurers, provided that at least seventy-five percent (75%) of the coverage (if there are four (4) or fewer members of the syndicate) or at least sixty percent (60%) of the coverage (if there are five (5) or more members of the syndicate) is with carriers having a claims paying ability rating of “A” or better by S&P and the equivalent ratings from Moody’s and Fitch, and the balance of the coverage is, in each case, provided by insurers with a claims paying ability rating of “BBB” or better by S&P and the equivalent ratings from Moody’s and Fitch. The Mortgage Loan documents allow for Ironshore Insurance Ltd., Starr Insurance & Reinsurance Limited and Hamilton Re, Ltd as permitted insurers for the current umbrella liability insurance policy despite not being rated by S&P, and the Mortgage Loan documents require that Mortgagor replace those insurers with companies meeting the requirements of the Mortgage Loan documents upon renewal of the policies or upon having their ratings downgraded or withdrawn.

18	First National Building (Loan No. 7)	(Insurance) – The threshold at or above which lender has the right to hold and disburse insurance proceeds in respect of a property loss is $3,000,000, rather than five percent (5%) of the then outstanding principal amount of the Mortgage Loan.
18	One Shell Square (Loan No. 9)	(Insurance) – The Mortgage Loan documents permit insurance coverage through a syndicate of insurers, provided that if such syndicate consists of five (5) or more members, (A) at least sixty percent (60%) of the insurance coverage (or seventy-five percent (75%) if such syndicate consists of four (4) or fewer members) is provided by insurance companies with a claims paying ability rating of “A” or better by S&P, and (B) the remaining forty percent (40%) of the insurance coverage (or the remaining twenty-five

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JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
percent (25%) if such syndicate consists of four (4) or fewer members) shall be provided by insurance companies having a claims paying ability rating of “BBB” or better by S&P.
18	Waterstone Apartments (Loan No. 11)	(Insurance) – The Mortgage Loan documents permit insurance coverage through a syndicate of insurers, provided that if such syndicate consists of five (5) or more members, (A) at least sixty percent (60%) of the insurance coverage (or seventy-five percent (75%) if such syndicate consists of four (4) or fewer members) is provided by insurance companies with a claims paying ability rating of “A-” or better by S&P, and (B) the remaining forty percent (40%) of the insurance coverage (or the remaining twenty-five percent (25%) if such syndicate consists of four (4) or fewer members) shall be provided by insurance companies having a claims paying ability rating of “BBB” or better by S&P.
18	Brunswick Portfolio (Loan No. 16)

(Insurance) – The Mortgage Loan documents allow for a commercial general liability policy with a combined limit of $1,500,000 in the aggregate and $500,000 per occurrence.

The Mortgage Loan documents allow for the tenants under the master lease to satisfy the requirements of the Mortgagors with respect to insurance coverage, provided that the tenants maintain coverage which meets the requirements of the Mortgage Loan documents, except that the tenants may maintain property and casualty insurance with a deductible of $250,000, commercial general liability insurance with a deductible or self-insured retention of $500,000 and a flood insurance deductible of up to 5%, subject to a $1,000,000 minimum. The amount of these deductibles may be considered higher than customary.

18	North Miami Business Park (Loan No. 20)	(Insurance) – The threshold at or above which lender has the right to hold and disburse insurance proceeds in respect of a property loss is $750,000, rather than five percent (5%) of the then outstanding principal amount of the Mortgage Loan.
26	Civic Opera Building (Loan No. 2)	(Local Law Compliance) – The zoning report obtained at origination identified certain open code violations related to the building’s elevators. At origination of the Mortgage Loan, the Mortgagor was required to escrow $369,695 into a reserve for elevator repairs and maintenance, and the Mortgagor is required to escrow $61,616 into such reserve on a monthly basis until the payment date in February 2019. The Mortgage Loan agreement also contains a non-recourse carve-out for any losses related to the open code violations identified in the zoning report.
26	U-Haul Portfolio (Loan No. 5)	(Local Law Compliance) – 45 of the Mortgaged Properties are legal non-conforming as to the use of the Mortgaged Property.
26	First National Building (Loan No. 7)	(Local Law Compliance) – The Mortgage Loan agreement contains a schedule with certain building code violations including, without limitation, the fire safety system, plumbing, lighting system

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JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
and electrical system. The Mortgage Loan documents require that Mortgagor deliver a verification from the city of Detroit confirming that the violations have been cured within one (1) year of the origination date, which date will be extended for a period of 180 days if Mortgagor is diligently pursuing remediation. The Mortgage Loan agreement also contains a non-recourse carve-out for any losses related to the open code violations identified at closing of the Mortgage Loan.
26	North Miami Business Park (Loan No. 20)	(Local Law Compliance) – The zoning report obtained at origination identified an open code violation for missing certificate of use for one of the tenants. The Mortgage Loan documents require Mortgagor to deliver to the lender an updated zoning report or such other evidence reasonably satisfactory to the lender that a certificate of use has been obtained for the space at the Mortgaged Property demised to the related tenant within ninety (90) days after the origination date of the Mortgage Loan, which period may be extended by another thirty (30) days if Mortgagor has not received such certificate of use and is diligently working to obtain such certificate of use.
26	Brynn Marr Village (Loan No. 50)	(Local Law Compliance) – The zoning report obtained at origination indicates that the Mortgaged Property is legal non-conforming as to use, as the Mortgaged Property is a multifamily property in an area zoned for low density residential purposes. In the event there is a casualty of 50% or more of the fair market value or the assessed value of the Mortgaged Property (whichever is lower), Mortgagor would be required to rebuild the Mortgaged Property in compliance with the current zoning ordinances. Laws and ordinances coverage was obtained in connection with the Mortgage Loan.
28	All JPMCB Mortgage Loans except Hilton Suites Chicago Magnificent Mile (Loan No. 1), Civic Opera Building (Loan No. 2), First National Building (Loan No. 7), Hilton Atlanta Perimeter (Loan No. 12), Brunswick Portfolio (Loan No. 16) and New Center One Building (Loan No. 17)	(Recourse Obligations) – The carve-out for misapplication, misappropriation or conversion of rents, insurance proceeds or condemnation awards does not include misappropriation.
28	Hilton Suites Chicago Magnificent Mile (Loan No. 1) and Hilton Atlanta Perimeter (Loan No. 12)

(Recourse Obligations) – The obligations and liabilities of the related Mortgagor and guarantor with respect to environmental issues will terminate and be of no further force and effect commencing two (2) years after payment in full of the related Mortgage Loan, provided that on or after the date of repayment, Mortgagor delivers to the lender a Phase I environmental report reasonably acceptable to the lender reflecting that the Mortgaged Property is free from hazardous substances that violate

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JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

environmental laws.

The carve-out for waste is limited to intentional material waste and to the extent there is sufficient cash flow from operations at the related Mortgaged Property that is made available to Mortgagor.

The carve-out for misapplication, misappropriation or conversion of rents, insurance proceeds or condemnation awards does not include misapplication.

28	Civic Opera Building (Loan No. 2)

(Recourse Obligations) – The obligations and liabilities of the related Mortgagor and guarantor with respect to environmental issues will terminate and be of no further force and effect with respect to events or actions arising thirteen (13) months after payment in full of the related Mortgage Loan, provided the related Mortgagor delivers an acceptable Phase I or Phase II environmental assessment within 90 days of the proposed release date.

The carve-out for waste is limited to intentional material waste and to the extent there is sufficient cash flow from operations at the related Mortgaged Property (unless the cash flow is insufficient due to intentional misappropriation or conversion of revenues).

The carve-out for misapplication, misappropriation or conversion of rents, insurance proceeds or condemnation awards does not include misapplication.

28	First National Building (Loan No. 7)

(Recourse Obligations) – The obligations and liabilities of Mortgagor and the guarantor with respect to environmental issues will terminate and be of no further force and effect with respect to any unasserted claim starting two (2) years after payment in full of the Mortgage Loan when all of the following conditions are satisfied in full: (i) the Mortgage Loan is paid in full on or prior to the maturity date and the indemnitee has not foreclosed or otherwise taken possession of the Mortgaged Property, (ii) there has been no material change, between the date of the origination of the Mortgage Loan and the date the Mortgage Loan is paid in full, in any environmental law, the effect of which change would make a lender or mortgagee liable in respect to any matter for which the indemnified parties are entitled to indemnification pursuant to the related Mortgage Loan documents, notwithstanding the fact that the related Mortgage Loan is paid in full, (iii) the indemnitee receives, at Mortgagor’s and guarantor’s expense (x) a current Phase I environmental site assessment with respect to the Property (and a follow up Phase II environmental assessment report if required by the Phase I) and such other information or investigations as the indemnitee may require in its reasonable discretion which concludes that there is no violation of any environmental law or contamination by hazardous substances with respect to the Mortgaged Property (other than the requirement that Mortgagor maintain an asbestos operations and maintenance plan at the Mortgaged Property) (it being agreed that

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JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

the consultant that prepared the environmental report(s) as of the origination date shall be deemed acceptable to the indemnitee, and (y) if such reports conclude that there is a violation of an environmental law or contamination by hazardous substances with respect to the Mortgaged Property that was not originally identified in the environmental report(s), in which case, the release of liability above shall not apply to such environmental issues until (A) two (2) years have passed since the date that Mortgagor first delivered the foregoing reports, and (B) Mortgagor then delivers to the indemnitee (at Mortgagor’s or guarantor’s expense) a then current Phase I environmental site assessment with respect to the Property (and a follow up Phase II environmental assessment report if required by the Phase I) which concludes that there is no violation of any environmental law or contamination by hazardous substances with respect to the Mortgaged Property that were not originally identified in the foregoing environmental report(s) (and all of the other requirements of this provision are satisfied).

The carve-out for intentional misrepresentation excludes any misrepresentations or omissions where the lender had a reasonable basis to suspect that an agent or representative was not authorized to provide such information.

The carve-out for material physical waste excludes the failure to maintain the Mortgaged Property due to insufficient cash flow from the Mortgaged Property.

The carve-out for misapplication, misappropriation or conversion of rents, insurance proceeds or condemnation awards is limited to misapplication, misappropriation or conversion in violation of the Mortgage Loan documents or applicable legal requirements. In addition, with respect to rents, a misapplication, conversion or misappropriation will be limited to (i) Mortgagor’s or its representative’s failure to deposit any rents received into the lockbox account or (ii) Mortgagor’s failure to apply any funds which are disbursed to Mortgagor for a specified purpose (such as the payment of approved operating expenses) following the occurrence and during the continuance of a cash sweep period.

28	New Center One Building (Loan No. 17)

(Recourse Obligations) – The obligations and liabilities of the related Mortgagor and guarantor with respect to environmental issues will terminate and be of no further force and effect with respect to any unasserted claim starting twenty-four (24) months after the payment in full of the related Mortgage Loan, provided (i) the Mortgage Loan is paid in full on or prior to the maturity date and the indemnitee has not foreclosed or otherwise taken possession of the Mortgaged Property, (ii) there has been no material change, between the date of the origination of the Mortgage Loan and the date the Mortgage Loan is paid in full, in any environmental law, the effect of which change would make a lender or mortgagee liable in respect to any matter for which the indemnified parties are entitled to indemnification pursuant to the related Mortgage Loan documents, notwithstanding the fact that

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JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
the related Mortgage Loan is paid in full; and (iii) the indemnitee receives, at Mortgagor’s and guarantor’s expense, an updated environmental report dated within sixty (60) days of the requested release date showing, to the reasonable satisfaction of the indemnitee, that there exists no matter for which the indemnified parties are entitled to indemnification pursuant to the related Mortgage Loan documents.

The carve-out for intentional misrepresentations is limited to intentional material misrepresentations.

The carve-out for waste is limited to material physical waste arising from the intentional acts or omissions of Mortgagor, the guarantor and their affiliates, and to the extent there is sufficient cash flow from operations at the related Mortgaged Property to prevent such waste (unless cash flow is insufficient due to intentional misappropriation or conversion of revenues by Mortgagor, the guarantor or their affiliates).

The carve-out for misapplication, misappropriation or conversion of rents, insurance proceeds or condemnation awards does not include conversion of such amounts. In addition, to the extent that any rents are applied to the payment of actual and reasonable operating, maintenance or repair expenses of the Mortgaged Property as they become due and payable, such rents will not be deemed to be misapplied or misappropriated.

The carve-out for consenting to or otherwise acquiescing or joining in any involuntary bankruptcy proceeding excludes any actions that may be required to comply with Rule 9011 of the Federal Rules of Bankruptcy Procedure.

The carve-out for transfers excludes any violation as a result of the failure to deliver any required notice for any transfer for which the lender’s consent is not required.

The carve-out for transfers excludes space leases intended for actual occupancy by a tenant as well as any breach of the transfer provisions as the result of the failure to provide a required notice to the lender.

The carve-out for involuntary bankruptcy filings provides that any non-payment of obligations is not deemed to be “solicitation” of an involuntary bankruptcy proceeding, nor are communications (in and of themselves without evidence of solicitation to cause an involuntary bankruptcy filing) with any person or entity that becomes a creditor in an involuntary bankruptcy proceeding deemed to be “solicitation”.
28	The Park at Veneto (Loan No. 15) and The Park at Murano (Loan No. 21)	(Recourse Obligations) – The carve-out for transfers excludes any utility or similar easement or encumbrance granted by Mortgagor in the ordinary course of business and necessary for the operation of, or the provision of services to, the Mortgaged Property.

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JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
28	Brunswick Portfolio (Loan No. 16)

(Recourse Obligations) – The carve-out for material physical waste is limited to intentional waste caused or suffered by the Mortgagors.

The carve-out for misapplication, misappropriation or conversion of rents, insurance proceeds or condemnation awards contains a notice and cure period for misapplication of such amounts.

The obligations and liabilities of the related Mortgagor and guarantor with respect to environmental issues will terminate and be of no further force and effect starting two years after the payment in full of the related Mortgage Loan, provided that at the time of such payment, the Mortgagor delivers to the lender, at the Mortgagor’s and guarantor’s sole cost and expense, a Phase I environmental report with respect to each individual Mortgaged Property, which report is from an environmental consultant reasonably acceptable to the lender and the Rating Agencies, which updated environmental report discloses, as of the date of such repayment, no actual or threatened (A) non-compliance with or violation of applicable environmental laws (or permits issued pursuant to environmental laws) in connection with any individual Mortgaged Property or its operations, (B) environmental liens encumbering any individual Mortgaged Property, (C) administrative processes or proceedings or judicial proceedings in any way connected with any matter addressed in the indemnity agreement or (D) presence or release of hazardous substances in, on, above, or under any individual Mortgaged Property that has not been fully remediated in accordance with all applicable laws.

28	Langhorne Shopping Center (Loan No. 22)	(Recourse Obligations) – The carve-out for material physical waste is limited to the extent there is sufficient cash flow from the Mortgaged Property made available to Mortgagor to prevent it.

D-2-8

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
28	780 Dedham Street (Loan No. 43)	(Recourse Obligations) – The obligations and liabilities of the related Mortgagor and guarantor with respect to environmental issues will terminate and be of no further force and effect starting two years after the payment in full of the related Mortgage Loan, provided that at the time of such payment, the Mortgagor delivers to the lender, at Mortgagor’s and guarantor’s sole cost and expense, a Phase I environmental report with respect to the Mortgaged Property, which report is from an environmental consultant reasonably acceptable to the lender and the Rating Agencies, which environmental report discloses, as of the date of such repayment, no actual or threatened (A) non-compliance with or violation of applicable environmental laws (or permits issued pursuant to environmental laws) in connection with the Mortgaged Property or its operations, (B) environmental liens encumbering the Mortgaged Property, (C) administrative processes or proceedings or judicial proceedings in any way connected with any matter addressed in the indemnity agreement or (D) presence or release of hazardous substances in, on, above, or under the Mortgaged Property that has not been fully remediated in accordance with all applicable laws.
29	Langhorne Shopping Center (Loan No. 22)	(Mortgage Releases) – The Mortgagor may release an unimproved outparcel (which only includes some of the parking area) in accordance with the Mortgage Loan documents without the prepayment of any portion of the Mortgage Loan or any premium, upon satisfaction of REMIC requirements. The related appraisal provided a value of $650,000 for the outparcel, which is not included in the appraised value for the Mortgaged Property.
30	Brunswick Portfolio (Loan No. 16)	(Financial Reporting and Rent Rolls) – The Mortgage Loan documents provide that so long as the financial position, assets, liabilities, net worth and operating results of the Mortgagors are listed in the consolidated financial statements of the related guarantor, the Mortgagor’s annual financial statements are not required to be audited, but they must be accountant reviewed.
31	Civic Opera Building (Loan No. 2)	(Acts of Terrorism Exclusion) – If the all risk special form casualty insurance policy contains an exclusion for terrorism coverage, the Mortgagor must obtain and maintain a separate terrorism insurance policy with coverage amounts and for periods required by the related Mortgage Loan documents; provided, however, the Mortgagor will not be required to pay more than two (2) times the cost of then current stand-alone property all risk insurance to obtain such coverage. If the capped amount is not sufficient to purchase the amount of coverage required by the related Mortgage Loan documents, then the Mortgagor must purchase the amount of coverage that is available for the capped premium.

D-2-9

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
31	U-Haul Portfolio (Loan No. 5)	(Financial Reporting and Rent Rolls) – The Mortgage Loan documents provide that so long as there is no event of default continuing, the Mortgagor is not required to provide audited annual financial statements.
31	Waterstone Apartments (Loan No. 11)	(Acts of Terrorism Exclusion) – If the Terrorism Risk Insurance Program Reauthorization Act of 2007 or a similar statute is not in effect, the Mortgagor is not required to pay more than two (2) times the cost of then current property all risk insurance and business interruption/rent loss insurance on a stand-alone basis (excluding the terrorism components of such policies) to obtain such coverage. If the capped amount is not sufficient to purchase the amount of coverage required by the related Mortgage Loan documents, then the Mortgagor must purchase the amount of coverage that is available for the capped premium.
33	U-Haul Portfolio (Loan No. 5)	(Single Purpose Entity) – The Mortgage Loan documents provide that the revenues from the Mortgaged Properties may be commingled with revenue from affiliates of the Mortgagor so long as the revenue from the Mortgaged Properties (i) may be identified and segregated, and (ii) is deposited into the clearing account as required by the Mortgage Loan documents. In addition, two of the Mortgagors each previously owned a property which is not part of the collateral and which was conveyed to another affiliate of the Mortgage Loan sponsor at or prior to the origination date.
33	The Park at Veneto (Loan No. 15)	(Single Purpose Entity) – No non-consolidation opinion was required at origination of the Mortgage Loan.

D-2-10

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
36	Market Square at Montrose (Loan No. 49)

(Ground Leases) – The ground lease does not expressly provide that it may not be terminated without the consent of the lender, subject, however, to the lender’s cure rights. At origination of the Mortgage Loan, the ground lessor executed an estoppel providing that it will enter into a new lease with the lender in the event of any termination or any rejection of the ground lease in bankruptcy.

The current term of the ground lease expires in October 2027, which is not more than 20 years beyond the stated maturity date. The Mortgagor has an option to extend the lease until October 2067, which is more than 20 years beyond the stated maturity date, but the lender does not have express rights to exercise such options. However, the lender is entitled to a new lease in the event the Mortgagor fails to exercise the extension options. In addition, the lender is holding an extension letter in escrow and, upon the occurrence and continuance of an event of default under the Mortgage Loan documents and the Mortgagor’s subsequent failure to exercise the extension option, may send such letter.

In the event of a substantial or total casualty during the last two (2) years of the ground lease term, the Mortgagor may terminate the lease and any proceeds will be applied to remove and raze the improvements at the Mortgaged Property, pave over the Mortgaged Property, and then to pay off the Mortgage Loan, in that order. However, the Mortgage Loan matures two (2) years prior to the expiration of the ground lease and the ground lessor agreed in an estoppel related to the Mortgage Loan not to accept a termination of the ground lease following an event of casualty during the last two (2) years of the term without the prior written consent of the lender.

42	U-Haul Portfolio (Loan No. 5)	(Organization of Mortgagor) – The related sponsor and guarantor, AMERCO filed for Chapter 11 bankruptcy protection in 2003 after it failed to obtain refinancing for $866 million of debt. The company emerged from bankruptcy approximately nine (9) months after filing the petition. The Mortgagor and the Mortgaged Property were not included in the bankruptcy filing.
43	U-Haul Portfolio (Loan No. 5)	(Environmental Conditions) – The environmental assessments obtained for a number of locations indicated recognized, historical and controlled environmental conditions. The Mortgagors were not required to reserve any funds for these conditions, but the Mortgagors maintain a blanket environmental insurance policy that covers each of the Mortgaged Properties. The Mortgagors also obtained an additional environmental insurance policy with an individual limit of $1,000,000 and an aggregate limit of $25,000,000. The additional policy has a ten (10)-year term with a thirty (30)-day tail with a deductible of $100,000. See “Description of the Mortgage Pool – Mortgaged Property Considerations – Environmental Considerations” in the Free Writing Prospectus for additional information.

D-2-11

Barclays Bank PLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
8	Beverly Terrace Apartments (Loan No. 79)	(Permitted Liens; Title Insurance) – The surveyor was unable to locate monuments evidencing one boundary line at the Mortgaged Property. The surveyor is preparing the necessary record of survey to correct any discrepancy in the legal description of the Mortgaged Property. The recorded survey is expected to be completed in November 2015. The Mortgage Loan documents require the Mortgagor to cooperate with any corrective action needed, including the recording of any corrective deed of trust. A Title Policy was issued without any exceptions for such discrepancy in the survey.
9	Palmer House Retail Shops (Loan No. 3)	(Junior Liens) – Future mezzanine debt is permitted provided that certain conditions are satisfied, which conditions include (but are not limited to) the following: (i) a combined LTV Ratio of not greater than 95% of the LTV Ratio as of the closing date of the Mortgage Loan (based on the as-is appraised value of the Mortgaged Property as of the closing date of the Mortgage Loan); (ii) a projected combined DSCR of no less than 105% of the DSCR as of the closing date of the Mortgage Loan; (iii) the execution of an intercreditor agreement reasonably satisfactory to the lender; and (iv) receipt of a rating agency confirmation.
12	Shadow Hills Apartments (Loan No. 34) and Summer View Apartments (Loan No. 47)	(Condition of Property) – The Mortgaged Property is subject to a notice of sub-standard condition issued by the City of Los Angeles Department of Housing and Development with respect to the converted use from a storage space and a recreation room to apartments for three (3) units with respect to the Summer View Apartments Mortgaged Property and from a storage space and mezzanine area to apartments for thirteen (13) units with respect to the Shadow Hills Apartments Mortgaged Property in violation of the Certificate of Occupancy. The Mortgage Loan documents require the Mortgagor to use its best efforts to obtain within three (3) years of the closing date of the Mortgage Loan a clearance of such violation and release of the notice by the City of Los Angeles. The Mortgage Loan is recourse to the guarantor if Mortgagor fails to clear the existing violation within three (3) years of the closing date of the Mortgage Loan or if the City of Los Angeles commences any enforcement action against the Mortgaged Property or Mortgagor with respect to such existing violation.
18	Palmer House Retail Shops (Loan No. 3)	(Insurance) – The related Mortgage Loan documents allow the related Mortgagor to utilize Factory Mutual Insurance Company as long as such entity maintains a rating of “A” by S&P or “A:X” by AM Best. In addition, the related Mortgage Loan documents allow the related Mortgagor to obtain insurance from insurers that do not meet the required ratings as long as either (i) the Mortgagor obtains a “cut-through” endorsement with respect to such insurance company from an insurer meeting the required ratings, or (ii) the parent of such insurance company which owns not less than 51% of such insurance company meets the required ratings and the Mortgagor has obtained approval of lender.

D-2-12

Barclays Bank PLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
19	Heritage Shopping Center (Loan No. 55)	(Access; Utilities; Separate Tax Lots) – A portion of the Mortgaged Property is located within another property’s tax parcel. The Mortgage Loan documents require the Mortgagor to cause the appropriate governmental authority to issue a separate tax parcel identification number for the Mortgaged Property within six (6) months from the closing date of the Mortgage Loan and such tax parcel identification number must not include any other property. The Mortgage Loan is recourse to the guarantor if the separate tax parcel identification number is not issued within the specified time period.
26 & 27	Shadow Hills Apartments (Loan No. 34) and Summer View Apartments (Loan No. 47)	(Local Law Compliance); (Licenses and Permits) – The Mortgaged Property is subject to a notice of sub-standard condition issued by the City of Los Angeles Department of Housing and Development with respect to the converted use from a storage space and a recreation room to apartments for three (3) units with respect to the Summer View Apartments Mortgaged Property and from a storage space and mezzanine area to apartments for thirteen (13) units with respect to the Shadow Hills Apartments Mortgaged Property in violation of the Certificate of Occupancy. The Mortgage Loan documents require the Mortgagor to use its best efforts to obtain within three (3) years of the closing date of the Mortgage Loan a clearance of such violation and release of the notice by the City of Los Angeles. The Mortgage Loan is recourse to the guarantor if Mortgagor fails to clear the existing violation within three (3) years of the closing date of the Mortgage Loan or if the City of Los Angeles commences any enforcement action against the Mortgaged Property or Mortgagor with respect to such existing violation.
28	Acosta Headquarters (Loan No. 32)

(Recourse Obligations) – The recourse event for misapplication, misappropriation or conversion of insurance proceeds, condemnation proceeds or rents is for the intentional misapplication or misappropriation of such proceeds or rents.

The recourse event for intentional misrepresentation is for intentional and material misrepresentation.

D-2-13

Starwood Mortgage Funding II LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
5	Hyatt Place Texas Portfolio (Loan No. 14)	(Hospitality Provisions) – The related comfort letter provided at the Mortgage Loan origination is not enforceable by the securitization trust. The comfort letter provides that upon written request from the lender to the franchisor to issue a replacement comfort letter (within certain time frames specified in the comfort letter), a replacement comfort letter will be issued to the trustee.
15	University Studios (Loan No. 44), Condor Garden Apartments (Loan No. 53) and Evergreen Village Apartments (Loan No. 61)	(Actions Concerning Mortgage Loan) – The guarantor and predecessor-in-interest to the borrower were parties to lawsuits with a former partner. All suits have been dismissed pursuant to a settlement agreement and all payments required to be made under such settlement agreement have been paid; however all terms of the settlement agreement to be performed by the guarantor and other related parties are not complete as of the origination of the Mortgage Loan. The Mortgage Loan is fully recourse to borrower and the guarantor until such time as the lender has received satisfactory evidence of completion of the settlement agreement obligations.
18	Best Buy Sanford, FL (Loan No. 51)

(Insurance) – The sole tenant is not required to maintain business interruption or rental loss insurance until 12 months prior to the expiration date of the tenant’s lease, which lease expires on January 31, 2021. The borrower and the guarantor have recourse liability for losses incurred due to the borrower’s failure to provide business interruption insurance, and such liability will be equal to the amount that would have been paid under the business interruption insurance if such business interruption insurance had been in effect.

The loan documents provide that the tenant or a third party escrow agent has the right to hold and disburse insurance proceeds for the restoration of the Mortgaged Property.

26	Hyatt Place Texas Portfolio (Loan No. 14)	(Local Law Compliance) – The Hyatt Place San Antonio Mortgaged Property’s use as a hotel does not conform to the related zoning code’s current use requirements but is permitted as a legal nonconforming use. The zoning code provides that the right to operate a nonconforming use terminates if the related structure in which such use is operated is damaged or destroyed and the cost of repair exceeds 50% of the replacement cost of such structure. In addition, the zoning code provides that the abandonment of a nonconforming use terminates the right to operate such use and that the discontinuation of a nonconforming use for 12 months requires that any future use of the related property conform to current requirements.

D-2-14

MC-Five Mile Commercial Mortgage Finance LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
3	Walnut Multifamily Portfolio (Loan No. 25)	(Loan Document Status) – Although the Seller does not believe that the owner of the fee interest in the Mortgaged Property is a “Mortgagor” as such term is defined in the Pooling and Servicing Agreement, to the extent that such owner is deemed to be a Mortgagor for purposes of this representation, it should be noted that the owner of the fee interest has not affirmatively waived all offsets, defenses, counterclaims or right of rescission with respect to the Mortgage Loan documents. The exception is only for the accommodation fee owner who provided the accommodation fee mortgage and not the ground lease borrower.
18	Hawthorne Townhomes (Loan No. 40)	(Insurance) – Insurance proceeds relating to the portion of the Mortgaged Property that is covered by the condominium declaration must be held and disbursed in accordance with the condominium declaration. Pursuant to the declaration, the affected portion of the Mortgaged Property must be rebuilt unless 80% of the unit owners vote not to restore. The Mortgagor holds 46% of the unit owner votes.
18	Lake Erie MHC (Loan No. 74)	(Insurance) – The Mortgaged Property is located in a flood zone, but rental loss and/or business interruption insurance could not be obtained under the National Flood Insurance Program due to lack of permanent structures on the property. The Mortgage Loan Documents provide a nonrecourse carveout for losses due to flood that would have been covered had the Mortgagor been able to obtain such insurance, provided, however, such liability is limited to losses occurring during the one year period following the applicable flood and only with respect to pads that were not vacant at the time of the flood.
18	Lake Erie MHC (Loan No. 74)	(Insurance) – Business interruption and rental loss insurance with respect to the risks covered by law and ordinance insurance was not available to cover the pad sites at the Mortgaged Property. The Mortgage Loan Documents provide a nonrecourse carveout for losses that would have been covered had the Mortgagor been able to obtain such insurance.
19	Walnut Multifamily Portfolio (Loan No. 25)	(Access; Utilities; Separate Tax Lots) – Although the Seller does not believe that the Fee Owner is a “Mortgagor” as such term is defined in the Pooling and Servicing Agreement, to the extent that Fee Owner is deemed to be a Mortgagor for purposes of this representation, it should be noted that Fee Owner is not required to escrow any amounts for taxes. The exception is only for the accommodation fee owner who provided the accommodation fee mortgage and not the ground lease borrower.
26	Big Curve Shopping Center (Loan No. 30)	(Local Law Compliance) – The Mortgaged Property is legal non-conforming as to use as a bank with a drive-through facility. The applicable rebuild provision provides that if the non-conforming building or structure is destroyed to the extent of 75% of its value, the future use must be subject to the current zoning code. A non-

D-2-15

MC-Five Mile Commercial Mortgage Finance LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
recourse carveout was added to the Mortgage Loan Documents relating to the inability to rebuild for the same use and to the same amount of rentable space following a casualty.
26	Lake Erie MHC (Loan No. 74)	(Local Law Compliance) – The Mortgaged Property is legally non-conforming with respect to density. The applicable rebuild provision provides that if the non-conforming building or structure is damaged or destroyed, it may be rebuilt for the non-conforming use it was used for last so long as the permit is applied for within six months of the date of the incident. A non-recourse carveout was added to the Mortgage Loan Documents relating to the inability to rebuild.
26	Mustang Crossing Apartments (Loan No. 31)	(Local Law Compliance) – The Mortgaged Property is legally non-conforming with respect to parking, building setbacks, building separation, density, and open space. The applicable rebuild provision provides that if the non-conforming building or structure is destroyed to the extent of 50% of its value, the future structure must conform to the current zoning code. A non-recourse carveout was added to the Mortgage Loan Documents relating to the inability to rebuild. The Mortgage Loan Documents additionally provide that the lender is not required to make the proceeds available to the Mortgagor for restoration, and may use the proceeds to repay the Mortgage Loan, if, among other things, the Mortgaged Property cannot be rebuilt as a multi-family housing complex in compliance with all applicable legal requirements to substantially the same dimensions as existed at the time of closing of the Mortgage Loan, without the need for additional parking spaces.
26	CVS Portfolio (Loan No. 59)	(Local Law Compliance) – The CVS Pharmacy-Johnson City Mortgaged Property is legally non-conforming with respect to the building footprint. Law and ordinance insurance was obtained and a non-recourse carveout was added to the Mortgage Loan Documents relating to the inability to rebuild as a standalone pharmacy with substantially the same dimensions. The Mortgage Loan Documents additionally provide that the lender is not required to make the proceeds available to the Mortgagor for restoration, and may use the proceeds to repay the Mortgage Loan, if, among other things, the Mortgaged Property cannot be rebuilt as a standalone pharmacy or retail center in compliance with all applicable legal requirements to substantially the same dimensions and with the same number of parking spaces as existed at the time of closing of the Mortgage Loan.
26	Walnut Multifamily Portfolio (Loan No. 25)

(Local Law Compliance) – The Beacon Commons Mortgaged Property is legally non-conforming with respect to setbacks, density and parking. The Forbes Terrace Mortgaged Property is legally non-conforming with respect to setbacks and parking. The Walnut on Wightman Mortgaged Property is legally non-conforming with respect to setbacks, density and parking. The applicable rebuild provision for each of the Mortgaged Properties provides that after a structure is damaged, it may be reconstructed so long as the number of dwelling units is not increased and will

D-2-16

MC-Five Mile Commercial Mortgage Finance LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
not result in greater nonconformity than existed before the damage. Law and ordinance insurance was obtained.

Additionally, each of the Mortgaged Properties is lacking required certificates of occupancy. The applicable zoning authority stated that the absence of the certificates of occupancy would not give rise to any enforcement action relating to the Mortgaged Properties.
27	Walnut Multifamily Portfolio (Loan No. 25)	(Licenses and Permits) – Each of the Mortgaged Properties is lacking required certificates of occupancy. The applicable zoning authority stated that the absence of the certificates of occupancy would not give rise to any enforcement action relating to the Mortgaged Properties. Although the Seller does not believe that the Fee Owner is a “Mortgagor” as such term is defined in the Pooling and Servicing Agreement, to the extent that Fee Owner is deemed to be a Mortgagor for purposes of this representation, it should be noted that the Mortgage Loan documents do not require that the Fee Owner be qualified to do business in the jurisdiction in which the Mortgaged Property is located. However, Fee Owner is a Pennsylvania entity and the Mortgaged Property is located in Pennsylvania. The exception is only for the accommodation fee owner who provided the accommodation fee mortgage and not the ground lease borrower.
28	Walnut Multifamily Portfolio (Loan No. 25)	(Recourse Obligations) – Although the Seller does not believe that the Fee Owner is a “Mortgagor” as such term is defined in the Pooling and Servicing Agreement, to the extent that Fee Owner is deemed to be a Mortgagor for purposes of this representation, it should be noted that Loan Documents do not require that the Fee Owner have recourse obligations. The exception is only for the accommodation fee owner who provided the accommodation fee mortgage and not the ground lease borrower.
30	Walnut Multifamily Portfolio (Loan No. 25)	(Financial Reporting and Rent Rolls) – Although the Seller does not believe that the Fee Owner is a “Mortgagor” as such term is defined in the Pooling and Servicing Agreement, to the extent that Fee Owner is deemed to be a Mortgagor for purposes of this representation, it should be noted that Fee Owner is not required by the Loan Documents to furnish any financial statements. The exception is only for the accommodation fee owner who provided the accommodation fee mortgage and not the ground lease borrower.
32	Walnut Multifamily Portfolio (Loan No. 25)	(Due on Sale or Encumbrance) – Although the Seller does not believe that the Fee Owner is a “Mortgagor” as such term is defined in the Pooling and Servicing Agreement, to the extent that Fee Owner is deemed to be a Mortgagor for purposes of this representation, it should be noted that transfers of interest in Fee Owner are not prohibited, and Fee Owner is not responsible for payment of any Rating Agency fees or fees and expenses incurred by the mortgagee in connection with any transfer or encumbrance described in the due on sale provision of the Loan Agreement. The exception is only for the accommodation fee owner who provided the accommodation fee mortgage and not the ground lease borrower.

D-2-17

MC-Five Mile Commercial Mortgage Finance LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
33	Walnut Multifamily Portfolio (Loan No. 25)	(Single-Purpose Entity) – Although the Seller does not believe that the Fee Owner is a “Mortgagor” as such term is defined in the Pooling and Servicing Agreement, to the extent that Fee Owner is deemed to be a Mortgagor for purposes of this representation, it should be noted that Fee Owner previously owned another property located at 5683-5695 Forbes Avenue, Pittsburgh Pennsylvania 15217 (the “New Townhomes Property”). Fee Owner purchased the New Townhomes Property on or about May 31, 2000 and subsequently sold such property to an affiliate of Fee Owner on or about March 28, 2001. As of the date of origination, the affiliate owned the New Townhomes Property. Fee Owner otherwise complies with the Single-Purpose Entity Criteria. The exception is only for the accommodation fee owner who provided the accommodation fee mortgage and not the ground lease borrower.
33	CVS Portfolio (Loan No. 59)	(Single-Purpose Entity) – Under the Mortgage Loan Documents, the property manager is permitted to hold Mortgagor’s funds in a common bank account that tracks and accounts for such funds using software that is currently accepted in the property management industry; provided that detailed records are kept of all monies and all such funds can be easily segregated.
33	Walnut Multifamily Portfolio (Loan No. 25)	(Single-Purpose Entity) – The Mortgagor for the Beacon Commons Mortgaged Property previously owned another property on Beechwood Avenue (the “Beechwood Property”). The applicable Mortgagor purchased the Beechwood Property in 1999 and sold the Beechwood Property to an affiliate in 2000. The affiliate subsequently sold the Beechwood Property to an unaffiliated third party. The applicable Mortgagor otherwise complies with the single-purpose entity criteria.
36	CVS Portfolio (Loan No. 59)	(Ground Lease) – The term of the related ground lease, together with all extension options, terminates on November 30, 2038, which is less than 20 years beyond the stated maturity date. The initial term of the ground lease expires November 30, 2018, but is subject to four extension options each consisting of additional five-year terms. Pursuant to the ground lease, the Mortgagor additionally has the option to purchase the fee interest in the Mortgaged Property at the end of the original ground lease term, and pursuant to the Mortgage Loan Documents, the ground lessor and the Mortgagor are required to consummate the sale of the fee interest to a newly formed SPE prior to the date that is nine months after the expiration date of the original term of the ground lease, and if the sale is not consummated, Seller has the option to purchase the fee interest on Mortgagor (or the successor SPE’s) behalf.
36	Walnut Multifamily Portfolio (Loan No. 25)	(Ground Lease) – The Ground Leases affecting the Forbes Terrace Mortgaged Property and the Walnut on Wightman Mortgaged Property have terms of 29 years and 11 months, commencing on the date of the origination of the Mortgage Loan but the fee owner of the Mortgaged Properties provided accommodation fee mortgages.

D-2-18

Redwood Commercial Mortgage Corporation
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
5	Residence Inn - Clifton Park (Loan No. 19)	(Hospitality Provisions) – The comfort letter obtained in connection with the Mortgaged Property is not assignable by the lender to the Trust. In connection with a securitization, the franchisor will issue a replacement comfort letter in favor of the Trust, provided that the lender delivers notice to the franchisor within 90 days from the date of the lender’s assignment of the mortgage loan to the Trust and identifies the name, address, telephone number and email address for the contact person for the assignee, as well as the date of the assignment.
8	Residence Inn - Clifton Park (Loan No. 19)	(Permitted Liens; Title Insurance) – Franchisor (Marriott International, Inc.) has a Right of First Refusal (ROFR) to acquire the Mortgaged Property if there is transfer of the hotel or controlling direct or indirect interest in the Borrower to a competitor (generally, any person having an interest, other than as a passive investor, in another hotel brand comprised of at least 20 full service or 50 limited service hotels). The ROFR is not extinguished by foreclosure or deed-in-lieu thereof, but is subordinate to the interests of bona fide lenders who are not competitors and franchisor has approved such financing.
9	Falcon Gateway (Loan No. 33)	(Junior Liens) – There is a mezzanine loan in the amount of $1,400,000 made by Redwood Commercial Mortgage Corporation secured by ownership interests in the related Mortgagor. In connection with the mezzanine loan, the Mortgage Loan Seller and the mezzanine lender are negotiating an intercreditor agreement, a copy of which will be included in the related Mortgage File.

D-2-19

RAIT Funding, LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
7	Eastmont Town Center (Loan No. 13)	(Lien; Valid Assignment) – With respect to the subject Mortgage Loan, the related Mortgage secures the entire Whole Loan on a pari passu basis.
8	Eastmont Town Center (Loan No. 13)	(Permitted Liens; Title Insurance) – With respect to the subject Mortgage Loan, the related Mortgage secures the entire Whole Loan on a pari passu basis.
32	Eastmont Town Center (Loan No. 13)	(Due on Sale or Encumbrance) – The loan documents permit upper-tier pledges to secure corporate credit facilities provided to borrower affiliates, provided that such pledge of an indirect interest in the borrower does not constitute more than 20% of the pledgor’s assets.
38	Eastmont Town Center (Loan No. 13)	(ARD Loans) – The subject Mortgage Loan does not fully amortize fully over its stated term. The anticipated repayment date is 5 years from origination, and the maturity date is two years after the related Anticipated Repayment Date.
42	Eastmont Town Center (Loan No. 13)	(Organization of Mortgagor) – With respect to the subject Mortgage Loan, one of the non-recourse carveout guarantors made a strategic filing for Chapter 13 bankruptcy protection in 2013, reportedly to obtain the attention of the servicer of his personal mortgage with respect to unwarranted fee charges. The mortgage servicer resolved this issue shortly after the filing, and the non-recourse carveout guarantor obtained a dismissal. An entity controlled by such non-recourse carveout guarantor also filed for Chapter 11 bankruptcy protection in 2010 after defaulting on a short-term acquisition loan on an unrelated portfolio comprised of three properties. The portfolio was turned over to the acquisition lender, and the Chapter 11 bankruptcy was dismissed.
47	Eastmont Town Center (Loan No. 13)	(Cross-Collateralization) – The subject Mortgage Loan is cross-defaulted with the related Note A-1 that is currently held by the CGCMT 2015-GC29 Trust, which together with the subject Mortgage Loan, constitute the entire Whole Loan.

D-2-20

ANNEX E

CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Balance($)	Distribution Date	Balance($)
11/2015	115,238,000.00	10/2020	103,627,215.70
12/2015	115,238,000.00	11/2020	102,009,705.20
1/2016	115,238,000.00	12/2020	100,274,768.31
2/2016	115,238,000.00	1/2021	98,643,714.07
3/2016	115,238,000.00	2/2021	97,006,069.66
4/2016	115,238,000.00	3/2021	95,031,026.82
5/2016	115,238,000.00	4/2021	93,378,789.87
6/2016	115,238,000.00	5/2021	91,610,074.59
7/2016	115,238,000.00	6/2021	89,944,016.67
8/2016	115,238,000.00	7/2021	88,161,857.47
9/2016	115,238,000.00	8/2021	86,481,868.24
10/2016	115,238,000.00	9/2021	84,795,090.80
11/2016	115,238,000.00	10/2021	82,992,777.09
12/2016	115,238,000.00	11/2021	81,291,902.92
1/2017	115,238,000.00	12/2021	79,475,877.02
2/2017	115,238,000.00	1/2022	77,760,793.54
3/2017	115,238,000.00	2/2022	76,038,779.82
4/2017	115,238,000.00	3/2022	73,986,956.93
5/2017	115,238,000.00	4/2022	72,249,698.49
6/2017	115,238,000.00	5/2022	70,398,281.59
7/2017	115,238,000.00	6/2022	68,646,523.37
8/2017	115,238,000.00	7/2022	66,781,002.26
9/2017	115,238,000.00	8/2022	65,014,628.48
10/2017	115,238,000.00	9/2022	63,240,755.29
11/2017	115,238,000.00	10/2022	61,400,024.07
12/2017	115,238,000.00	11/2022	59,654,324.70
1/2018	115,238,000.00	12/2022	57,799,533.25
2/2018	115,238,000.00	1/2023	56,039,264.21
3/2018	115,238,000.00	2/2023	54,271,871.38
4/2018	115,238,000.00	3/2023	52,193,280.40
5/2018	115,238,000.00	4/2023	50,410,326.79
6/2018	115,238,000.00	5/2023	48,519,296.94
7/2018	115,238,000.00	6/2023	46,721,475.77
8/2018	115,238,000.00	7/2023	44,815,983.50
9/2018	115,238,000.00	8/2023	43,003,175.88
10/2018	115,238,000.00	9/2023	41,183,031.52
11/2018	115,238,000.00	10/2023	39,255,824.14
12/2018	115,238,000.00	11/2023	37,420,514.82
1/2019	115,238,000.00	12/2023	35,478,555.71
2/2019	115,238,000.00	1/2024	33,627,960.14
3/2019	115,238,000.00	2/2024	31,769,874.64
4/2019	115,238,000.00	3/2024	29,707,250.73
5/2019	115,238,000.00	4/2024	27,833,299.55
6/2019	115,238,000.00	5/2024	25,853,751.78
7/2019	115,238,000.00	6/2024	23,964,205.35
8/2019	115,238,000.00	7/2024	21,969,487.29
9/2019	115,238,000.00	8/2024	20,064,220.89
10/2019	115,238,000.00	9/2024	18,151,242.94
11/2019	115,238,000.00	10/2024	16,133,731.63
12/2019	115,238,000.00	11/2024	14,204,846.31
1/2020	115,238,000.00	12/2024	12,171,861.11
2/2020	115,238,000.00	1/2025	10,226,941.21
3/2020	115,238,000.00	2/2025	8,274,148.99
4/2020	115,237,511.13	3/2025	6,026,819.27
5/2020	113,245,328.59	4/2025	4,057,030.71
6/2020	111,381,247.99	5/2025	1,984,257.48
7/2020	109,373,670.54	6/2025 and thereafter	0.00
8/2020	107,505,459.91
9/2020	105,615,991.59

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ANNEX F

ASSUMED PRINCIPAL PAYMENT SCHEDULE FOR THE U-HAUL PORTFOLIO MORTGAGE LOAN

Distribution Date	Principal ($) U-Haul Portfolio Mortgage Loan	Distribution Date	Principal ($) U-Haul Portfolio Mortgage Loan
11/2015	316,744.46	11/2020	409,688.01
12/2015	336,227.26	12/2020	426,549.44
1/2016	319,479.96	1/2021	413,191.26
2/2016	320,818.36	2/2021	414,922.25
3/2016	358,210.16	3/2021	461,587.20
4/2016	323,663.01	4/2021	418,594.21
5/2016	342,950.69	5/2021	435,204.46
6/2016	326,455.66	6/2021	422,171.04
7/2016	345,664.57	7/2021	438,680.40
8/2016	329,271.38	8/2021	425,777.41
9/2016	330,650.80	9/2021	427,561.12
10/2016	349,741.39	10/2021	443,918.46
11/2016	333,501.17	11/2021	431,212.01
12/2016	352,511.37	12/2021	447,466.39
1/2017	336,375.08	1/2022	434,893.07
2/2017	337,784.26	2/2022	436,714.97
3/2017	391,622.30	3/2022	481,353.40
4/2017	340,839.97	4/2022	440,561.03
5/2017	359,643.19	5/2022	456,551.73
6/2017	343,774.51	6/2022	444,319.31
7/2017	362,494.96	7/2022	460,204.01
8/2017	346,733.29	8/2022	448,108.64
9/2017	348,185.86	9/2022	449,985.90
10/2017	366,781.89	10/2022	465,710.78
11/2017	351,181.08	11/2022	453,822.04
12/2017	369,692.63	12/2022	469,438.72
1/2018	354,201.04	1/2023	457,689.86
2/2018	355,684.89	2/2023	459,607.26
3/2018	407,858.34	3/2023	502,116.94
4/2018	358,883.61	4/2023	463,636.22
5/2018	377,177.92	5/2023	478,976.10
6/2018	361,967.20	6/2023	467,585.11
7/2018	380,174.54	7/2023	482,813.62
8/2018	365,076.25	8/2023	471,566.62
9/2018	366,605.67	9/2023	473,542.15
10/2018	384,682.19	10/2023	488,602.65
11/2018	369,753.04	11/2023	477,572.87
12/2018	387,740.80	12/2023	492,519.69
1/2019	372,926.42	1/2024	481,636.89
2/2019	374,488.72	2/2024	483,654.61
3/2019	424,913.60	3/2024	511,179.01
4/2019	377,837.66	4/2024	487,822.27
5/2019	395,597.40	5/2024	502,480.02
6/2019	381,077.82	6/2024	491,970.95
7/2019	398,746.17	7/2024	506,511.69
8/2019	384,344.74	8/2024	496,153.90
9/2019	385,954.87	9/2024	498,232.44
10/2019	403,485.67	10/2024	512,596.58
11/2019	389,262.08	11/2024	502,467.11
12/2019	406,699.61	12/2024	516,711.81
1/2020	392,596.61	1/2025	506,736.76
2/2020	394,241.32	2/2025	508,859.64
3/2020	427,183.90	3/2025	546,789.32
4/2020	397,682.52	4/2025	513,282.08
5/2020	414,882.55	5/2025	527,221.75
6/2020	401,086.60	6/2025	517,641.06
7/2020	418,190.63	7/2025	531,457.80
8/2020	404,518.80	8/2025	522,036.06
9/2020	406,213.46	9/2025	140,642.49
10/2020	423,172.89

F-1

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PROSPECTUS

MORTGAGE PASS-THROUGH CERTIFICATES
(ISSUABLE IN SERIES)

J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

DEPOSITOR

J.P. Morgan Chase Commercial Mortgage Securities Corp. will periodically offer certificates in one or more series. Each series of certificates will represent the entire beneficial ownership interest in a trust fund. Distributions on the certificates of any series will be made only from the assets of the related trust fund.

The certificates of each series will not represent an obligation of the depositor, the sponsor, any servicer or any of their respective affiliates. The certificates and any assets in the related trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person only to the extent as specified in the related prospectus supplement.

The primary assets of the trust fund may include:

•	one or more multifamily and commercial mortgage loans;

•	mortgage-backed securities evidencing interests in or secured by multifamily and commercial mortgage loans, including participations therein, and other mortgage-backed securities;

•	direct obligations of the United States or other government agencies; or

•	a combination of the assets described above.

INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. YOU SHOULD REVIEW THE INFORMATION APPEARING UNDER THE CAPTION “RISK FACTORS” BEGINNING ON PAGE 9 OF THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY OFFERED CERTIFICATE.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE CERTIFICATES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

October 6, 2015

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) the accompanying prospectus supplement for each series, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the related prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

This prospectus and any related prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities in any state or other jurisdiction where such offer would be unlawful.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms” beginning on page 132 in this prospectus.

In this prospectus, the terms “Depositor,” “we,” “us” and “our” refer to J.P. Morgan Chase Commercial Mortgage Securities Corp.

If you require additional information, the mailing address of our principal executive offices is J.P. Morgan Chase Commercial Mortgage Securities Corp., 383 Madison Avenue, 31st Floor, New York, New York 10179, and telephone number is (212) 272-6858.

ii

SUMMARY OF PROSPECTUS	1
RISK FACTORS	9
Your Ability to Resell Certificates May Be Limited Because of Their Characteristics	9
The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates	10
Prepayments of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield	10
Ratings Do Not Guarantee Payment and Do Not Address Prepayment Risks	11
Commercial and Multifamily Mortgage Loans Have Risks That May Affect Payments on Your Certificates	12
The Borrower’s Form of Entity May Cause Special Risks	16
Ability to Incur Other Borrowings Entails Risk	17
Borrowers May Be Unable to Make Balloon Payments	18
Credit Support May Not Cover Losses	19
Tenant Concentration Entails Risk	20
Certain Additional Risks Relating to Tenants	20
Mortgaged Properties Leased to Multiple Tenants Also Have Risks	21
Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks	21
Tenant Bankruptcy Entails Risks	21
Assignment of Leases and Rents May Be Limited by State Law	22
Failure to Comply with Environmental Law May Result in Additional Losses	22
Hazard Insurance May Be Insufficient to Cover All Losses on Mortgaged Properties	22
Poor Property Management May Adversely Affect the Performance of the Related Mortgaged Property	23
Property Value May Be Adversely Affected Even When Current Operating Income Is Not	24
Mortgage Loans Secured by Leasehold Interests May Expose

Investors to Greater Risks of Default and Loss	24
Limitations of Appraisals	25
Your Lack of Control Over Trust Fund Can Create Risks	25
One Action Jurisdiction May Limit the Ability of the Servicer to Foreclose on a Mortgaged Property	25
Rights Against Tenants May Be Limited if Leases Are Not Subordinate to Mortgage or Do Not Contain Attornment Provisions	26
If Mortgaged Properties Are Not in Compliance With Current Zoning Laws Restoration Following a Casualty Loss May Be Limited	26
Inspections of the Mortgaged Properties Will Be Limited	27
Compliance with Americans with Disabilities Act May Result in Additional Losses	27
Litigation Concerns	27
Risks to the Financial Markets Relating to Terrorist Attacks	27
Risks to the Mortgaged Properties Relating to Terrorist Attacks and Foreign Conflicts	28
Some Certificates May Not Be Appropriate for Benefit Plans	28
Material Federal Tax Considerations Regarding Residual Certificates	28
Material Federal Tax Considerations Regarding Original Issue Discount	29
Bankruptcy Proceedings Could Adversely Affect Payments on Your Certificates	29
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	30
Risks Relating to Borrower Default	30
Risks Relating to Certain Payments	31
Risks Relating to Enforceability	31
Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment	31
Delinquent and Non-Performing Mortgage Loans Could Adversely Affect Payments on Your Certificates	32

iii

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates	32
In The Event of an Early Termination of a Swap Agreement Due to Certain Swap Termination Events, a Trust May Be Required to Make a Large Termination Payment to any Related Swap Counterparty	33
Your Securities Will Have Greater Risk if an Interest Rate Swap Agreement Terminates	33
DESCRIPTION OF THE TRUST FUNDS	33
General	33
Mortgage Loans	34
MBS	38
Certificate Accounts	39
Other Accounts	39
Credit Support	40
Cash Flow Agreements	40
YIELD AND MATURITY CONSIDERATIONS	40
General	40
Pass-Through Rate	40
Payment Delays	40
Certain Shortfalls in Collections of Interest	41
Yield and Prepayment Considerations	41
Weighted Average Life and Maturity	43
Controlled Amortization Classes and Companion Classes	44
Other Factors Affecting Yield, Weighted Average Life and Maturity	44
THE SPONSOR	46
THE DEPOSITOR	47
THE ISSUING ENTITY	47
USE OF PROCEEDS	47
DESCRIPTION OF THE CERTIFICATES	48
General	48
Distributions	49
Distributions of Interest on the Certificates	49
Determination of Interest Rates	50
Distributions of Principal on the Certificates	55
Distributions on the Certificates in Respect of Prepayment Premiums	56
Allocation of Losses and Shortfalls	56
Advances in Respect of Delinquencies	56
Exchangeable Certificates	57
Reports to Certificateholders	59
Voting Rights	61
Termination	61
Book-Entry Registration and Definitive Certificates	61
DESCRIPTION OF THE POOLING AGREEMENTS	64
General	64
Assignment of Mortgage Loans; Repurchases	65
Representations and Warranties; Repurchases	66
Collection and Other Servicing Procedures	67
Sub-Servicers	67
Special Servicers	67
Certificate Account	68
Modifications, Waivers and Amendments of Mortgage Loans	71
Realization Upon Defaulted Mortgage Loans	71
Hazard Insurance Policies	71
Due-on-Sale and Due-on-Encumbrance Provisions	72
Servicing Compensation and Payment of Expenses	72
Evidence as to Compliance	73
Certain Matters Regarding the Master Servicer and the Depositor	73
Servicer Termination Events	74
Amendment	74
List of Certificateholders	75
The Trustee	75
Duties of the Trustee	75
Certain Matters Regarding the Trustee	75
Resignation and Removal of the Trustee	76
DESCRIPTION OF CREDIT SUPPORT	76
General	76
Subordinate Certificates	77
Cross-Support Provisions	77
Insurance or Guarantees with Respect to Mortgage Loans	77
Letter of Credit	77
Certificate Insurance and Surety Bonds	78
Reserve Funds	78
Credit Support with Respect to MBS	78
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS	78
General	79
Types of Mortgage Instruments	79
Leases and Rents	79

iv

Personalty	80
Foreclosure	80
Bankruptcy Laws	83
Environmental Risks	87
Due-on-Sale and Due-on-Encumbrance	89
Subordinate Financing	89
Default Interest and Limitations on Prepayments	89
Applicability of Usury Laws	89
Servicemembers Civil Relief Act	90
Type of Mortgaged Property	90
Americans with Disabilities Act	91
Anti-Money Laundering, Economic Sanctions and Bribery	91
Potential Forfeiture of Assets	91
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	92
Federal Income Tax Consequences for REMIC Certificates	92
General	92
Characterization of Investments in REMIC Certificates	93
Qualification as a REMIC	93
Taxation of Regular Certificates	95
Tax Treatment of Exchangeable Certificates	103
Taxation of Residual Certificates	106
Taxes That May Be Imposed on the REMIC Pool	113
Liquidation of the REMIC Pool	114
Administrative Matters	114
Limitations on Deduction of Certain Expenses	115
Taxation of Certain Foreign Investors	115
3.8% Medicare Tax On “Net Investment Income”	117
Backup Withholding	117
Reporting Requirements	117
Federal Income Tax Consequences for Certificates as to which No REMIC Election Is Made	118
Standard Certificates	118
Stripped Certificates	121
3.8% Medicare Tax On “Net Investment Income”	124
Reporting Requirements and Backup Withholding	124
Taxation of Certain Foreign Investors	125
STATE AND OTHER TAX CONSIDERATIONS	125
CERTAIN ERISA CONSIDERATIONS	125
General	125
Plan Asset Regulations	126
Administrative Exemptions	127
Insurance Company General Accounts	127
Unrelated Business Taxable Income; Residual Certificates	127
LEGAL INVESTMENT	128
METHOD OF DISTRIBUTION	129
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	130
WHERE YOU CAN FIND MORE INFORMATION	131
LEGAL MATTERS	131
FINANCIAL INFORMATION	131
RATING	131
INDEX OF DEFINED TERMS	132

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SUMMARY OF PROSPECTUS

This summary highlights selected information from this document and does not contain all of the information that you need to consider in making an investment decision. Please read this entire prospectus and the accompanying prospectus supplement as well as the terms and provisions of the related pooling and servicing agreement carefully to understand all of the terms of a series of certificates. An Index of Defined Terms is included at the end of this prospectus.

Title of Certificates	Mortgage pass-through certificates, issuable in series.

Depositor	J.P. Morgan Chase Commercial Mortgage Securities Corp., a wholly owned subsidiary of JPMorgan Chase Bank, National Association, a national banking association, which is a wholly owned subsidiary of JPMorgan Chase & Co., a Delaware corporation.

Sponsor	The related prospectus supplement will identify the sponsor for each series. JPMorgan Chase Bank, National Association, a national banking association may be a sponsor. For more information, see “The Sponsor” in this prospectus.

Issuing Entity	For each series of certificates, a New York common law trust to be established on the closing date of the securitization under the pooling and servicing agreement. For more information, see “Issuing Entity” in this prospectus.

Master Servicer	The master servicer, if any, for a series of certificates will be named in the related prospectus supplement. The master servicer for any series of certificates may be an affiliate of the depositor, sponsor or a special servicer.

Special Servicer	One or more special servicers, if any, for a series of certificates will be named, or the circumstances under which a special servicer will be appointed will be described, in the related prospectus supplement. A special servicer for any series of certificates may be an affiliate of the depositor, sponsor or the master servicer.

Trustee	The trustee for each series of certificates will be named in the related prospectus supplement.

The Trust Assets	Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund consisting primarily of:

A. Mortgage Assets	The mortgage assets with respect to each series of certificates will, in general, consist of one or more loans secured by liens on, or security interests in:

• residential properties consisting of five or more rental or cooperatively-owned dwelling units or shares allocable to a number of those units and the related leases; or

• office buildings, shopping centers, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health-care related facilities, mobile home parks and

1

manufactured housing communities, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, mixed use or various other types of income-producing properties described in this prospectus or unimproved land.

If so specified in the related prospectus supplement, a trust fund may include mortgage loans secured by liens on real estate projects under construction. The mortgage loans will be guaranteed only to the extent specified in the related prospectus supplement. If so specified in the related prospectus supplement, some mortgage loans may be delinquent. In no event will delinquent mortgage loans comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund.

As described in the related prospectus supplement, a mortgage loan:

•	may provide for no accrual of interest or for accrual of interest at a mortgage interest rate that is fixed over its term or that adjusts from time to time, or that the borrower may elect to convert from an adjustable to a fixed mortgage interest rate, or from a fixed to an adjustable mortgage interest rate;

•	may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage interest rate or to reflect the occurrence of certain events, and may permit negative amortization;

•	may be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date;

•	may prohibit prepayments over its term or for a certain period and/or require payment of a premium or a yield maintenance penalty in connection with certain prepayments;

•	may provide for defeasance of the mortgage loan; and

•	may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at another interval specified in the related prospectus supplement.

Some or all of the mortgage loans in any trust fund may have been originated by an affiliate of the depositor. See “Description of the Trust Funds—Mortgage Loans” in this prospectus.

If so specified in the related prospectus supplement, the mortgage assets with respect to a series of certificates may also include, or consist of:

•	private mortgage participations, mortgage pass-through certificates or other mortgage-backed securities; or

2

• certificates insured or guaranteed by any of the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Governmental National Mortgage Association, the Federal Agricultural Mortgage Corporation or any other agency of the United States of America.

Each of the above mortgage assets will evidence an interest in, or will be secured by a pledge of, one or more mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus. See “Description of the Trust Funds—MBS” in this prospectus.

B. Certificate Account	Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders. The person or persons designated in the related prospectus supplement will be required to, to the extent described in this prospectus and in that prospectus supplement, deposit all payments and other collections received or advanced with respect to the mortgage assets and any interest rate or currency swap or interest rate cap, floor or collar contracts in the trust fund into the certificate accounts. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and its funds may be held as cash or invested in certain obligations acceptable to the rating agencies rating one or more classes of the related series of offered certificates. See “Description of the Trust Funds—Certificate Accounts” and “Description of the Pooling Agreements—Certificate Account” in this prospectus.

C. Other Accounts	The prospectus supplement for each trust will also describe any other accounts established for such series.

D. Credit Support	If so provided in the related prospectus supplement, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of the related series in the form of subordination of one or more other classes of certificates of that series, which other classes may include one or more classes of offered certificates, or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support described in this prospectus, or a combination of these features. The amount and types of any credit support, the identification of any entity providing it and related information will be set forth in the prospectus supplement for a series of offered certificates. See “Risk Factors—Credit Support May Not Cover Losses,” “Description of the Trust Funds—Credit Support” and “Description of Credit Support” in this prospectus.

E. Cash Flow Agreements	If so provided in the related prospectus supplement, a trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, all of which are designed to reduce the effects of interest rate or

3

currency exchange rate fluctuations on the mortgage assets or on one or more classes of certificates. The principal terms of that guaranteed investment contract or other agreement, including, without limitation, provisions relating to the timing, manner and amount of any corresponding payments and provisions relating to their termination, will be described in the prospectus supplement for the related series. In addition, the related prospectus supplement will contain certain information that pertains to the obligor under any cash flow agreements of this type. See “Description of the Trust Funds—Cash Flow Agreements” in this prospectus.

Description of Certificates	We will offer certificates in one or more classes of a series of certificates issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement. The certificates will represent in the aggregate the entire beneficial ownership interest in the trust fund created by that agreement.

As described in the related prospectus supplement, the certificates of each series, may consist of one or more classes of certificates that, among other things:

	•	are senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates;

	•	are principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest;

	•	are interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal;

	•	provide for distributions of interest on, or principal of, the certificates that begin only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

	•	provide for distributions of principal of the certificates to be made, from time to time or for designated periods, at a rate that is faster, or slower than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

	•	provide for controlled distributions of principal to be made based on a specified schedule or other methodology, subject to available funds; or

	•	provide for distributions based on collections of prepayment premiums or yield maintenance penalties on the mortgage assets in the related trust fund.

Each class of certificates, other than interest-only certificates and residual certificates which are only entitled to a residual interest in the trust fund, will have a stated principal balance. Each class

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of certificates, other than principal-only certificates and residual certificates, will accrue interest on its stated principal balance or, in the case of interest-only certificates, on a notional amount. Each class of certificates entitled to interest will accrue interest based on a fixed, variable or adjustable pass-through interest rate. The related prospectus supplement will specify the principal balance, notional amount and/or fixed pass-through interest rate, or, in the case of a variable or adjustable pass-through interest rate, the method for determining that rate, as applicable, for each class of offered certificates.

The certificates will be guaranteed or insured only to the extent specified in the related prospectus supplement. See “Risk Factors—The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates” and “Description of the Certificates” in this prospectus.

Distributions of Interest on the
Certificates	Interest on each class of offered certificates, other than certain classes of principal-only certificates and certain classes of residual certificates, of each series will accrue at the applicable fixed, variable or adjustable pass-through interest rate on the principal balance or, in the case of certain classes of interest-only certificates, on the notional amount, outstanding from time to time. Interest will be distributed to you as provided in the related prospectus supplement on specified distribution dates. Distributions of interest with respect to one or more classes of accrual certificates may not begin until the occurrence of certain events, such as the retirement of one or more other classes of certificates, and interest accrued with respect to a class of accrual certificates before the occurrence of that event will either be added to its principal balance or otherwise deferred. Distributions of interest with respect to one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and in the related prospectus supplement. See “Risk Factors—Prepayments of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield”; “Yield and Maturity Considerations” and “Description of the Certificates—Distributions of Interest on the Certificates” in this prospectus.

Distributions of Principal of the
Certificates	Each class of certificates of each series, other than certain classes of interest-only certificates and certain classes of residual certificates, will have a principal balance. The principal balance of a class of certificates will represent the maximum amount that you are entitled to receive as principal from future cash flows on the assets in the related trust fund.

Distributions of principal with respect to one or more classes of certificates may:

• not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series;

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	•	be made, subject to certain limitations, based on a specified principal payment schedule resulting in a controlled amortization class of certificates;

	•	be contingent on the specified principal payment schedule for a controlled amortization class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received;

	•	be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund; or

	•	be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund.

See “Description of the Certificates—Distributions of Principal on the Certificates” in this prospectus.

Advances	If provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to make, or have the option of making, certain advances (i) with respect to delinquent scheduled payments of principal and/or interest on those mortgage loans and (ii) to pay delinquent real estate taxes, assessments and hazard insurance premiums and other similar costs and expenses in connection with the servicing of the mortgage loans. Any of the advances of principal and interest or servicing advances made with respect to a particular mortgage loan will be reimbursable from subsequent recoveries from the related mortgage loan and otherwise to the extent described in this prospectus and in the related prospectus supplement. If provided in the prospectus supplement for a series of certificates, any entity making these advances may be entitled to receive interest on those advances while they are outstanding, payable from amounts in the related trust fund. If a trust fund includes mortgage participations, pass-through certificates or other mortgage-backed securities, any comparable advancing obligation will be described in the related prospectus supplement. See “Description of the Certificates—Advances in Respect of Delinquencies” in this prospectus.

Termination	If so specified in the related prospectus supplement, the mortgage assets in the related trust fund may be sold, causing an early termination of a series of certificates in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the party specified in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage

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assets to retire the class or classes, as described in the related prospectus supplement. See “Description of the Certificates—Termination” in this prospectus.

Registration of Book-Entry
Certificates	If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be book-entry certificates offered through the facilities of The Depository Trust Company. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee of The Depository Trust Company. No person acquiring an interest in a class of book-entry certificates will be entitled to receive definitive certificates of that class in fully registered form, except under the limited circumstances described in this prospectus. See “Risk Factors—Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment” and “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in this prospectus.

Material Federal Income Tax
Consequences	The federal income tax consequences to certificateholders will vary depending on whether one or more elections are made to treat the trust fund or specified portions of the trust fund as one or more “real estate mortgage investment conduits” (each, a “REMIC”) or grantor trusts under the provisions of the Internal Revenue Code. The prospectus supplement for each series of certificates will specify whether one or more REMIC elections will be made. See “Material Federal Income Tax Consequences” in this prospectus.

Certain ERISA Considerations	If you are a fiduciary of any retirement plans or certain other employee benefit plans and arrangements, including individual retirement accounts, annuities, Keogh plans, and collective investment funds and insurance company general and separate accounts in which those plans, accounts, annuities or arrangements are invested, that are subject to ERISA or Section 4975 of the Internal Revenue Code, you should carefully review with your legal advisors whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or the Internal Revenue Code. See “Certain ERISA Considerations” in this prospectus and in the related prospectus supplement.

Legal Investment	Your offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, only if the related prospectus supplement so provides. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates. See “Legal Investment” in this prospectus and in the related prospectus supplement.

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Rating	At their respective dates of issuance, each class of offered certificates will be rated at least investment grade by one or more nationally recognized statistical rating organizations. See “Rating” in this prospectus and “Ratings” in the related prospectus supplement.

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RISK FACTORS

You should carefully consider the following risks and the risks described under “Risk Factors” in the prospectus supplement for the applicable series of certificates before making an investment decision. In particular, distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Thus, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

Your Ability to Resell Certificates May Be Limited Because of Their Characteristics

We cannot assure you that a secondary market for the certificates will develop or, if it does develop, that it will provide you with liquidity of investment or will continue for the life of your certificates. The prospectus supplement for any series of offered certificates may indicate that an underwriter intends to make a secondary market in those offered certificates; however, no underwriter will be obligated to do so and may discontinue such a secondary market at any time. Any resulting secondary market may provide you with less liquidity than any comparable market for certificates that evidence interests in single-family mortgage loans.

The primary source of ongoing information regarding the offered certificates of any series, including information regarding the status of the related mortgage assets and any credit support for your certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders” in this prospectus. We cannot assure you that any additional ongoing information regarding your certificates will be available through any other source. The limited nature of the available information in respect of a series of offered certificates may adversely affect its liquidity, even if a secondary market for those certificates does develop.

Even if a secondary market does develop with respect to any series or class of certificates, the market value of those certificates will be affected by several factors, including:

•	The perceived liquidity of the certificates;

•	The anticipated cash flow of the certificates, which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans and prevailing interest rates;

•	The price payable at any given time in respect of certain classes of offered certificates may be extremely sensitive to small fluctuations in prevailing interest rates, particularly, for a class with a relatively long average life, a companion class to a controlled amortization class, a class of interest-only certificates or principal-only certificates; and

•	The relative change in price for an offered certificate in response to an upward or downward movement in prevailing interest rates may not equal the relative change in price for that certificate in response to an equal but opposite movement in those rates. Accordingly, the sale of your certificates in any secondary market that may develop may be at a discount from the price you paid.

We are not aware of any source through which price information about the offered certificates will be generally available on an ongoing basis.

You will generally have no redemption rights, and the certificates of each series will be subject to early retirement only under certain specified circumstances described in this prospectus and in the related prospectus supplement. See “Description of the Certificates—Termination” in this prospectus.

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The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates

If not described in the related prospectus supplement,

•	The certificates of any series and the mortgage assets in the related trust fund will not be guaranteed or insured by the depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person or entity; and

•	The certificates of any series will not represent a claim against or security interest in the trust funds for any other series.

Accordingly, if the related trust fund has insufficient assets to make payments on a series of offered certificates, no other assets will be available to make those payments. Additionally, certain amounts on deposit from time to time in certain funds or accounts constituting part of a trust fund may be withdrawn under certain conditions, as described in the related prospectus supplement, for purposes other than the payment of principal of or interest on the related series of certificates. If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, if losses or shortfalls in collections have occurred with respect to any distribution date, all or a portion of the amount of these losses or shortfalls will be borne first by one or more classes of the subordinate certificates, and, thereafter, by the remaining classes of certificates in the priority and manner specified in the prospectus supplement.

Prepayments of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield

As a result of, among other things, prepayments on the mortgage loans in any trust fund, the amount and timing of distributions of principal and/or interest on the offered certificates of the related series may be highly unpredictable. Prepayments on the mortgage loans in any trust fund will result in a faster rate of principal payments on one or more classes of the related series of certificates than if payments on those mortgage loans were made as scheduled. Thus, the prepayment experience on the mortgage loans in a trust fund may affect the average life of one or more classes of offered certificates of the related series.

The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. For example, if prevailing interest rates fall significantly below the mortgage interest rates of the mortgage loans included in a trust fund, then, subject to, among other things, the particular terms of the mortgage loans and the ability of borrowers to get new financing, principal prepayments on those mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates on those mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage interest rates of the mortgage loans included in a trust fund, then principal prepayments on those mortgage loans are likely to be lower than if prevailing interest rates remain at or below the rates on those mortgage loans. We cannot assure you as to the actual rate of prepayment on the mortgage loans in any trust fund or that the rate of prepayment will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in any trust fund, the retirement of any class of certificates of the related series could occur significantly earlier or later than expected.

The extent to which prepayments on the mortgage loans in any trust fund ultimately affect the average life of your certificates will depend on the terms of your certificates.

•	A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

•	A class of certificates that entitles the holders of the certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund increases the likelihood

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of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

As described in the related prospectus supplement, the respective entitlements of the various classes of certificate of any series to receive payments, especially prepayments, of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events such as the retirement of one or more classes of certificates of that series, or subject to certain contingencies such as the rate of prepayments and defaults with respect to those mortgage loans.

A series of certificates may include one or more controlled amortization classes, which will entitle you to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more specifically described in the related prospectus supplement, a companion class may entitle you to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, or may entitle you to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. As described in the related prospectus supplement, a companion class absorbs some (but not all) of the “call risk” and/or “extension risk” that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

A series of certificates may include one or more classes of offered certificates offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans in the related trust fund. Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of interest-only certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions on those certificates. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. See “Yield and Maturity Considerations” in this prospectus.

Ratings Do Not Guarantee Payment and Do Not Address Prepayment Risks

Any rating assigned to a class of offered certificates by a rating agency will only reflect its assessment of the probability that you will receive payments to which you are entitled. This rating will not constitute an assessment of the probability that:

•	principal prepayments on the related mortgage loans will be made;

•	the degree to which the rate of prepayments might differ from the rate of prepayments that was originally anticipated; or

•	the likelihood of early optional termination of the related trust fund.

Furthermore, the rating will not address the possibility that prepayment of the related mortgage loans at a higher or lower rate than you anticipated may cause you to experience a lower than anticipated yield

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or that if you purchase a certificate at a significant premium you might fail to recover your initial investment under certain prepayment scenarios.

The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of that series. These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, the criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans in the related trust fund. However, we cannot assure you that those values will not decline in the future. See “Description of Credit Support” and “Rating” in this prospectus.

If one or more of the rating agencies downgrade, suspend or withdraw a rating of a class of your offered certificates, those certificates will decrease in value and the liquidity and regulatory characteristics of such certificates may also be adversely affected. Because neither we nor the issuing entity, the trustee, the master servicer, the special servicer, any originator, any seller or any other party to the related pooling and servicing agreement will have any obligation to maintain a rating on a class of offered certificates, you will have no recourse if your offered certificates decrease in value by reason of a downgrade, suspension or withdrawal of a rating. In addition, pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, an issuer, underwriter or sponsor that retains a rating agency is required to make all information provided to the retained rating agency available to non-retained rating agencies. Those rating agencies may issue their own ratings of the certificates in reliance on that information or otherwise, which ratings may be higher or lower than the ratings issued by the retained rating agencies. If a non-retained rating agency issues a rating for a class of offered certificates that is lower than the rating issued by a retained rating agency, that may have an adverse effect on the liquidity, market value and regulatory characteristics of such class.

Commercial and Multifamily Mortgage Loans Have Risks That May Affect Payments on Your Certificates

A description of risks associated with investments in mortgage loans is included under “Certain Legal Aspects of Mortgage Loans” in this prospectus. Commercial and multifamily lending are generally thought to expose the lender to a greater risk of loss than one to four family residential lending. Commercial and multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than residential one to four family mortgage loans. Further, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. See “Description of the Trust Funds—Mortgage Loans—Default and Loss Considerations with Respect to the Mortgage Loans” in this prospectus. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed or rental, hotel room or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower’s ability to repay the loan may be impaired. Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash flow of the property. For example, some laws, such as the Americans with Disabilities Act, may require modifications to properties, and rent control laws may limit rent collections in the case of multifamily properties. A number of the mortgage loans may be secured by liens on owner occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from those mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

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The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

•	the age, design and construction quality of the properties;

•	perceptions regarding the safety, convenience and attractiveness of the properties;

•	the characteristics of the neighborhood where the property is located;

•	the proximity and attractiveness of competing properties;

•	the adequacy of the property’s management and maintenance;

•	increases in interest rates, real estate taxes and other operating expenses at the mortgaged property and in relation to competing properties;

•	an increase in the capital expenditures needed to maintain the properties or make improvements;

•	dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

•	a decline in the financial condition of a major tenant;

•	an increase in vacancy rates; and

•	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

•	national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

•	local real estate conditions, such as an oversupply of retail space, office space, multifamily housing or hotel capacity;

•	demographic factors;

•	consumer confidence;

•	consumer tastes and preferences;

•	retroactive changes in building codes;

•	changes or continued weakness in specific industry segments; and

•	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

•	the length of tenant leases;

•	the creditworthiness of tenants;

•	tenant defaults;

•	in the case of rental properties, the rate at which new rentals occur; and

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•	the property’s “operating leverage” which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month to month leases, and may lead to higher rates of delinquency or defaults.

Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including:

•	Changes in general or local economic conditions and/or specific industry segments;

•	Declines in real estate values;

•	Declines in rental or occupancy rates;

•	Increases in interest rates, real estate tax rates and other operating expenses;

•	Changes in governmental rules, regulations and fiscal policies, including environmental legislation;

•	Acts of God; and

•	Other factors beyond the control of a master servicer or special servicer.

The type and use of a particular mortgaged property may present additional risk. For instance:

•	Mortgaged properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions.

•	Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. Moreover, the transferability of a hotel’s operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements.

•	The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may depend on the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

The economic performance of mortgage loans that are secured by full service hotels, limited service hotels, hotels associated with national franchise chains, hotels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity, are affected by various factors, including:

•	Adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

•	Construction of competing hotels or resorts;

•	Continuing expenditures for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives;

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•	Deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

•	Changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors.

Additionally, the hotel and lodging industry is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses. The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

The viability of any hotel property that is the franchisee of a national or regional chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreements. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on that hotel property, the property would not have the right to use the franchise license without the franchisor’s consent. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel property, it is unlikely that the trustee (or servicer or special servicer) or purchaser of that hotel property would be entitled to the rights under any existing liquor license for that hotel property. It is more likely that those persons would have to apply for new licenses. We cannot assure you that a new license could be obtained or that it could be obtained promptly.

Other multifamily properties, hotels, retail properties, office buildings, mobile home parks and manufactured housing communities, nursing homes and self-storage facilities located in the areas of the mortgaged properties compete with the mortgaged properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located. Those lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgage loan may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, that renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments.

Self-storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self-storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self-storage mortgaged properties becomes unprofitable due to decreased demand, competition, age of improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that self-storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if the self-storage mortgaged property were readily adaptable to other uses. Tenant privacy and lack of efficient access may heighten environmental risks.

It is anticipated that some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to that mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we cannot assure you that enforcement of those recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. See “Certain Legal Aspects of Mortgage Loans—Foreclosure” in this prospectus.

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Further, the concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans because mortgage loans in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

The Borrower’s Form of Entity May Cause Special Risks

Most of the borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally, but not in all cases, do not have personal assets and creditworthiness at stake. The terms of the mortgage loans generally, but not in all cases, require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as “special purpose entities.” In general, but not in all cases, borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers’ ability to incur additional indebtedness and create or allow any encumbrance on the mortgaged properties to secure additional indebtedness or obligations of other entities. These provisions are designed to mitigate the possibility that the borrowers’ financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. Also, although a borrower may currently be a single purpose entity, that borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single purpose entity.” The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Borrowers that are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because the borrowers may be:

•	operating entities with a business distinct from the operation of the mortgaged property with the associated liabilities and risks of operating an ongoing business; or

•	entities or individuals that have liabilities unrelated to the mortgaged property.

However, any borrower, even a special purpose entity structured to be bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against the borrower or corporate or individual general partner or managing member of the borrower.

The organizational documents of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced by certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, the independent directors, managers or trustees may determine in the exercise of their fiduciary duties to the applicable borrower that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower, such that the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower. In any event, we cannot assure you that a borrower will not file for bankruptcy protection or that creditors of a borrower will not initiate a bankruptcy or similar proceeding against such borrower.

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Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of those borrowers with those of the parent. Consolidation of the assets of the borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws” in this prospectus.

Ability to Incur Other Borrowings Entails Risk

When a mortgage loan borrower (or its constituent members) also has one or more other outstanding loans (even if they are subordinated or mezzanine loans), the trust is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan generally also will make it more difficult for the borrower to obtain refinancing of its mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

Additionally, if a borrower, or its constituent members, defaults on its mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust’s ability to foreclose during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

In this regard, the mortgage loans generally prohibit borrowers from incurring any additional debt secured by their mortgaged property without the consent of the lender. However, no investigations, searches or inquiries to determine the existence or status of any subordinate secured financing with respect to any of the mortgaged properties have been made at any time since origination of the related mortgage loan. We cannot assure you that any of the borrowers have complied with the restrictions on indebtedness in the related mortgage loan documents.

The mortgage loans will generally permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related mortgaged property. In addition, the borrowers under certain of the mortgage loans have incurred, and/or may incur in the future, unsecured debt other than in the ordinary course of business.

Additionally, the terms of certain mortgage loans may permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

The mortgage loan documents generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgage loans generally permit, subject to certain limitations, the transfer or pledge of less than a controlling portion of the limited partnership or non-managing member equity or other interests in a borrower. Certain of the mortgage loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage or control limitation or requiring the consent of the mortgagee to any such transfer (which consent in certain instances would consist of the mortgagee ascertaining that certain specific transfer conditions have been satisfied). Moreover, in general, mortgage loans with borrowers that do not meet single purpose entity criteria may not restrict in any way the incurrence by the relevant borrower of mezzanine debt. See “—The Borrower’s Form of Entity May Cause Special Risks” above and “Risk Factors—The Borrower’s Form of Entity May Cause Special Risks” in the prospectus supplement. Certain of the mortgage loans permit mezzanine debt, secured by pledges of ownership interests in the borrower, to be incurred in the future subject to criteria set forth in the mortgage loan documents.

Mezzanine debt is debt that is incurred by the owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is

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secured by the obligor’s equity interest in the related borrowers, such financing effectively reduces the obligor’s economic stake in the related mortgaged property. The existence of mezzanine debt may reduce cash flow on the borrower’s mortgaged property after the payment of debt service or result in liquidity pressures if the mezzanine debt matures or becomes payable prior to the maturity of the mortgage loan, and may thus increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to fall and may create a greater risk that a borrower will default on the mortgage loan secured by a mortgaged property whose value or income is relatively weak. In addition, the current and any future mezzanine lender may have cure rights with respect to the related mortgage loan and/or an option to purchase the mortgage loan after a default pursuant to an intercreditor agreement.

Generally, upon a default under mezzanine debt, the holder of such mezzanine debt would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such mezzanine debt, if permitted pursuant to the terms of the related intercreditor agreement, and provided that foreclosure is not stayed by the commencement of a bankruptcy proceeding involving the mezzanine borrowers. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws” in this prospectus. Although such transfer of equity may not trigger the due on sale clause under the related mortgage loan, it could cause a change of control in the borrower and/or cause the obligor under such mezzanine debt to file for bankruptcy, which could negatively affect the operation of the related mortgaged property and such borrower’s ability to make payments on the related mortgage loan in a timely manner.

In addition, borrowers under certain of the mortgage loans have issued or are permitted to issue preferred equity in such borrowers. Preferred equity in a borrower will generally require such borrower to make certain specified dividend payments to the preferred equity holder on a preferred basis. Since a borrower’s assets are generally limited to its mortgaged property, any preferred equity in the borrower effectively reduces the borrower’s economic stake in the related mortgaged property. The existence of preferred equity may reduce cash flow on the borrower’s mortgaged property after payment of debt service on the mortgage loans and any mezzanine loans, and may thus increase the likelihood that a borrower will permit the value or income producing potential of a mortgaged property to fall and may create a greater risk that a borrower will default on a mortgage loan secured by a mortgaged property whose value or income is relatively weak.

See “Description of the Mortgage Pool—General” in the prospectus supplement and “Certain Legal Aspects of Mortgage Loans—Subordinate Financing” in this prospectus.

Borrowers May Be Unable to Make Balloon Payments

Certain of the mortgage loans included in a trust fund may be non-amortizing or only partially amortizing over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

Mortgage loans of this type involve a greater degree of risk than self-amortizing mortgage loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A borrower’s ability to repay a mortgage loan on its stated maturity date or anticipated repayment date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

•	The fair market value of the related mortgaged property;

•	The level of available mortgage interest rates at the time of sale or refinancing;

•	The borrower’s equity in the related mortgaged property;

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•	The borrower’s financial condition;

•	The operating history and occupancy level of the related mortgaged property;

•	Tax laws;

•	Reductions in government assistance/rent subsidy programs;

•	Medicaid and Medicare reimbursement rates, with respect to hospitals and nursing homes;

•	Prevailing general and regional economic conditions; and

•	The availability of, and competition for, credit for loans secured by multifamily or commercial real properties generally.

We cannot assure you that each borrower will have the ability to repay the remaining principal balances on the related maturity date.

Neither the depositor nor any of its affiliates will be required to refinance any mortgage loan.

If described in this prospectus and in the related prospectus supplement, to maximize recoveries on defaulted mortgage loans, the master servicer or a special servicer may, within prescribed limits, extend and modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. While a master servicer or a special servicer generally will be required to determine that any extension or modification is reasonably likely to produce a greater recovery, taking into account the time value of money, than liquidation, we cannot assure you that any extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.

Credit Support May Not Cover Losses

The prospectus supplement for a series of certificates will describe any credit support provided for those certificates. Any use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement, and may not cover all potential losses or risks. For example, it may or may not cover fraud or negligence by a mortgage loan originator or other parties.

A series of certificates may include one or more classes of subordinate certificates, if so provided in the related prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances described in the related prospectus supplement. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the later paid classes of certificates of that series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those subordinate classes of certificates. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

The amount of any applicable credit support supporting one or more classes of offered certificates, including the subordination of one or more classes of certificates, will be determined on the basis of criteria established by each rating agency rating those classes of certificates. Such criteria will be based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the default, delinquency or loss experience on the related mortgage assets will not exceed the assumed levels. See “—Ratings Do Not Guarantee Payment and Do Not Address Prepayment Risks,” “Description of the Certificates” and “Description of Credit Support” in this prospectus.

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Tenant Concentration Entails Risk

A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is wholly or significantly owner–occupied or leased to a single tenant or if any tenant makes up a significant portion of the rental income. Mortgaged properties that are wholly or significantly owner occupied or leased to a single tenant or tenants that make up a significant portion of the rental income also are more susceptible to interruptions of cash flow if the owner occupier’s business operations are negatively impacted or if such a tenant fails to renew its lease. This is so because the financial effect of the absence of operating income or rental income may be severe; more time may be required to re-lease the space; and substantial capital costs may be incurred to make the space appropriate for replacement tenants.

Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry.

Certain Additional Risks Relating to Tenants

The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

•     space in the mortgaged properties could not be leased or re-leased;

•     leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

•     substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

•     tenants were unwilling or unable to meet their lease obligations;

•     a significant tenant were to become a debtor in a bankruptcy case;

•     a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease; or

•     rental payments could not be collected for any other reason.

Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis. Certain of the mortgaged properties may be leased in whole or in part by government sponsored tenants who have the right to rent reductions or to cancel their leases at any time or for lack of appropriations. Additionally, mortgaged properties may have concentrations of leases expiring at varying rates in varying percentages.

In addition, certain properties may have tenants that are paying rent but are not in occupancy or may have vacant space that is not leased, and in certain cases, the occupancy percentage could be less than 80%. Any such “dark” space may cause the property to be less desirable to other potential tenants and the related tenant may be more likely to default in its obligations under the lease. We cannot assure you that those tenants will continue to fulfill their lease obligations or that the space will be relet. Additionally, certain tenants may have a right to a rent abatement or the right to cancel their lease if certain major tenants at the mortgaged property vacate or go dark.

Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and

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protecting its investment, including costs incurred in renovating and reletting the related mortgaged property.

Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions (provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan. In some cases this affiliated lessee is physically occupying space related to its business; in other cases, the affiliated lessee is a tenant under a master lease with the borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. These master leases are typically used to bring occupancy to a “stabilized” level but may not provide additional economic support for the mortgage loan. We cannot assure you that the space “leased” by a borrower affiliate will eventually be occupied by third party tenants and consequently, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower’s ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. These risks may be mitigated when mortgaged properties are leased to unrelated third parties.

Tenant Bankruptcy Entails Risks

The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office and industrial properties may adversely affect the income produced by a mortgaged property. Under the federal bankruptcy code a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant assumes its lease, the tenant must cure all defaults under the lease and provide the landlord with adequate assurance of its future performance under the lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be treated as a general unsecured claim against the tenant (absent collateral securing the claim). In addition, a lessor’s damages for lease rejection are limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises), which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease (but not to exceed three years’ rent). If the tenant assigns its lease, the tenant must cure all defaults under the lease and the proposed assignee must demonstrate adequate assurance of future performance under the lease. Certain of the tenants may be, and may at any time during the term of the related mortgage loan become, a debtor in a bankruptcy proceeding.

We cannot assure you that tenants of mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants so file, that they will continue to make rental payments in a timely manner.

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If the leased premises are located in a “shopping center” as such term has been interpreted under Section 365 of the federal bankruptcy code, the assignee may be required to agree to certain conditions that are protective of the property owner, such as compliance with specific lease terms relating to, among other things, exclusivity and the terms of reciprocal easement agreements. However, we cannot assure you that any mortgaged property would be considered a shopping center by a court considering the question.

Assignment of Leases and Rents May Be Limited by State Law

Each mortgage loan included in any trust fund secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents pursuant to which the borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” in this prospectus.

Failure to Comply with Environmental Law May Result in Additional Losses

Under federal law and the laws of certain states, contamination of real property may give rise to a lien on the property to assure or reimburse the costs of cleanup. In several states, that lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in or beneath the property. This liability may be imposed without regard to whether the owner or operator knew of, or was responsible for, the presence of those hazardous or toxic substances. The costs of any required remediation and the owner’s or operator’s liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at “off-site” locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where that person’s hazardous substances were disposed.

Under some environmental laws, such as the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, as well as some state laws, a secured lender (such as the trust) may be liable as an “owner” or “operator” for the costs of dealing with hazardous substances affecting a borrower’s or neighboring property, if agents or employees of the lender have participated in the management of the borrower’s property. This liability could exist even if a previous owner caused the environmental damage. The trust’s potential exposure to liability for cleanup costs may increase if the trust actually takes possession of a borrower’s property, or control of its day-to-day operations, as for example through the appointment of a receiver. See “Certain Legal Aspects of Mortgage Loans—Environmental Risks” in this prospectus.

Hazard Insurance May Be Insufficient to Cover All Losses on Mortgaged Properties

The master servicer for the related trust fund will generally be required to cause the borrower on each mortgage loan in that trust fund to maintain the insurance coverage in respect of the related mortgaged property required under the related mortgage, including hazard insurance. The master servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any mortgaged property through acquisition of a blanket policy. However, we cannot assure you that the amount of insurance maintained will be sufficient to insure against all losses on the mortgaged properties.

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In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the mortgaged property by:

•	fire;

•	lightning;

•	explosion;

•	smoke;

•	windstorm and hail; and

•	riot, strike and civil commotion.

Each subject to the conditions and exclusions specified in each policy.

The policies covering the mortgaged properties will be underwritten by different insurers under different state laws, and therefore will not contain identical terms and conditions. However, most policies do not typically cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the related mortgage specifically requires the mortgagor to insure against physical damage arising from those causes, those losses may be borne, at least in part, by the holders of one or more classes of offered certificates of the related series, to the extent they are not covered by any available credit support. See “Description of the Pooling Agreements—Hazard Insurance Policies” in this prospectus.

Poor Property Management May Adversely Affect the Performance of the Related Mortgaged Property

The successful operation of a real estate project also depends upon the performance and viability of the property manager. Properties deriving revenues primarily from short-term sources generally are more management intensive than properties leased to creditworthy tenants under long-term leases. The property manager is generally responsible for:

•	operating the properties;

•	providing building services;

•	establishing and implementing the rental structure;

•	managing operating expenses;

•	responding to changes in the local market; and

•	assuring that maintenance and capital improvements are carried out in a timely fashion.

Property managers may not be in a financial condition to fulfill their management responsibilities.

Certain of the mortgaged properties are managed by affiliates of the applicable mortgagor. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the underlying property. This may adversely affect cash flow. However, the mortgage loans may permit the lender to remove the property manager upon the occurrence of an event of default, a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

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We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager is an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

Property Value May Be Adversely Affected Even When Current Operating Income Is Not

Various factors may adversely affect the value of a mortgaged property without affecting the property’s current net operating income. These factors include, among others:

•	the existence of, or changes in, governmental regulations, fiscal policy, zoning or tax laws;

•	potential environmental legislation or liabilities or other legal liabilities;

•	the availability of refinancing; and

•	changes in interest rate levels.

Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to Section 365(h) of the federal bankruptcy code to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower’s right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgaged properties may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless the leasehold lender holds a fee mortgage, the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 amendments to the federal bankruptcy code, such a result would be consistent with the purpose of the 1994 amendments to the federal bankruptcy code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the federal bankruptcy code, such position may not be adopted by the applicable bankruptcy court.

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Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the federal bankruptcy code (11 U.S.C. Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the federal bankruptcy code (11 U.S.C. Section 363(e)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under Section 363(f) of the federal bankruptcy code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1)–(4) of the federal bankruptcy code otherwise permits the sale), we cannot provide assurances that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot provide assurances that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the federal bankruptcy code, the lessee may be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender (to the extent it can obtain standing to intervene) will be able to recoup the full value of the leasehold interest in bankruptcy court.

Limitations of Appraisals

Appraisals will be obtained with respect to each of the mortgaged properties servicing mortgage loans of a series at or about the time of the origination of the applicable mortgage loan. In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property. The values of the mortgaged properties may have fluctuated significantly since the appraisals were performed. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. We cannot assure you that the information set forth in the prospectus supplement regarding appraised values or loan to value ratios accurately reflects past, present or future market values of the mortgaged properties. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.

Your Lack of Control Over Trust Fund Can Create Risks

You and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust. See “Servicing of the Mortgage Loans—General” in the prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the trustee or the special servicer, as applicable. Any decision made by one of those parties in respect of the trust, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

One Action Jurisdiction May Limit the Ability of the Servicer to Foreclose on a Mortgaged Property

The ability to realize upon the mortgage loans may be limited by the application of state and federal laws. Several states (including California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer may need to obtain advice of counsel prior to enforcing any of the trust

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fund’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable.

In the case of a multi-property mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. The application of other state and federal laws may delay or otherwise limit the ability to realize on defaulted mortgage loans. See “Certain Legal Aspects of Mortgage Loans—Foreclosure” in this prospectus.

Rights Against Tenants May Be Limited if Leases Are Not Subordinate to Mortgage or Do Not Contain Attornment Provisions

Some of the tenant leases contain provisions that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure. Some of the leases may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement. In some states, if tenant leases are subordinate to the liens created by the mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

If a mortgage is subordinate to a lease, the trust will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the mortgaged property, and if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or that could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

If Mortgaged Properties Are Not in Compliance With Current Zoning Laws Restoration Following a Casualty Loss May Be Limited

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws are otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures.” This means that the borrower is not required to alter its use or structure to comply with the existing or new law; however, the borrower may not be able to continue the non-conforming use or rebuild the non-conforming premises “as is” in the event of a substantial casualty loss. Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the mortgaged property were repaired or restored in conformity with the current law, the value of the property or the revenue producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures.” The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non conformities.

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In addition, certain of the mortgaged properties may be subject to certain restrictions imposed pursuant to restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

Inspections of the Mortgaged Properties Will Be Limited

The mortgaged properties will generally be inspected by licensed engineers at the time the mortgage loans will be originated to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the mortgaged properties. There can be no assurance that all conditions requiring repair or replacement will be identified in such inspections.

Compliance with Americans with Disabilities Act May Result in Additional Losses

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property. For example, under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act” in this prospectus. To the extent the mortgaged properties do not comply with the act, the borrowers may be required to incur costs to comply with the act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Litigation Concerns

There may be legal proceedings pending and, from time to time, threatened against, or other past or present adverse regulatory circumstances experienced by the borrowers, their sponsors and managers of the mortgaged properties or their respective affiliates relating to the business of or arising out of the ordinary course of business of the borrowers, their sponsors, managers and affiliates. There can be no assurance that such litigation will not have a material adverse effect on the distributions to certificateholders. In certain cases, principals and/or affiliates of the borrowers are involved or may have been involved in prior litigation or property foreclosures or deed in lieu of foreclosures. We cannot assure you that any litigation, other legal proceedings, or other adverse situations will not have a material adverse effect on your investment.

Risks to the Financial Markets Relating to Terrorist Attacks

On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City, the Washington, D.C. area and Pennsylvania. It is impossible to predict whether, or the extent to which, future terrorist activities may occur in the United States.

It is uncertain what effects any future terrorist activities in the United States or abroad and/or any consequent actions on the part of the United States Government and others, including military action, could have on general economic conditions, real estate markets, particular business segments (including those that are important to the performance of commercial mortgage loans) and/or insurance costs and the availability of insurance coverage for terrorist acts. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments.

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In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

Risks to the Mortgaged Properties Relating to Terrorist Attacks and Foreign Conflicts

The terrorist attacks in 2001 on the World Trade Center and the Pentagon, as well as a number of reported thwarted planned attacks, suggest the possibility that large public areas such as shopping centers or large office buildings could become the target of terrorist attacks in the future. The occurrence or the possibility of such attacks could (i) lead to damage to one or more of the mortgaged properties if any such attacks occur, (ii) result in higher costs for insurance premiums, particularly for large properties which could adversely affect the cash flow at such mortgaged properties, or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue, retail property traffic and percentage rent. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected.

With respect to shopping patterns, attacks in the United States, incidents of terrorism occurring outside the United States and the military conflicts in Iraq and Afghanistan may continue to significantly reduce air travel throughout the United States, and, therefore, continue to have a negative effect on revenues in areas heavily dependent on tourism. The decrease in air travel may have a negative effect on certain of the mortgaged properties located in areas heavily dependent on tourism, which could reduce the ability of the affected mortgaged properties to generate cash flow.

The United States continues to maintain a military presence in Iraq and Afghanistan. It is uncertain what effect the activities of the United States in Iraq, Afghanistan or any future conflict with any other country or group will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments. Foreign or domestic conflict of any kind could have an adverse effect on the performance of the mortgaged properties.

Some Certificates May Not Be Appropriate for Benefit Plans

Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. Even if ERISA does not apply, similar prohibited transaction rules may apply under Section 4975 of the Internal Revenue Code or materially similar federal, state or local laws. Due to the complexity of regulations that govern those plans, if you are subject to ERISA or Section 4975 of the Internal Revenue Code or to any materially similar federal, state or local law, you are urged to consult your own counsel regarding consequences under ERISA, the Internal Revenue Code or such other similar law of acquisition, ownership and disposition of the offered certificates of any series. See “Certain ERISA Considerations” in this prospectus.

Material Federal Tax Considerations Regarding Residual Certificates

If you hold certain classes of certificates that constitute a residual interest in a “real estate mortgage investment conduit” for federal income tax purposes, you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, as described in “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates” in this prospectus. Accordingly, under certain circumstances, if you hold residual certificates you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the cash received during that period. The requirement to report your pro rata share of the taxable income and net loss of the REMIC will continue until the principal balances of all classes of certificates of the related series have been reduced to zero, even though you, as a holder of residual certificates, have received full payment of your stated interest and principal. A portion, or, in certain circumstances, all, of your share of the REMIC taxable income may be treated as “excess inclusion” income to you, which:

•	generally, will not be subject to offset by losses from other activities;

•	if you are a tax-exempt holder, will be treated as unrelated business taxable income; and

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•	if you are a foreign holder, will not qualify for exemption from withholding tax.

If you are an individual and you hold a class of residual certificates, you may be limited in your ability to deduct servicing fees and other expenses of the REMIC. In addition, classes of residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of classes of residual certificates, the taxable income arising in a given year on a class of residual certificates may substantially exceed the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. As a result, the after-tax yield on the classes of residual certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.

Material Federal Tax Considerations Regarding Original Issue Discount

Certain classes of certificates of a series may be issued with “original issue discount” for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to that income. Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. See “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates” in this prospectus.

Bankruptcy Proceedings Could Adversely Affect Payments on Your Certificates

Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the pending sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action and deficiency judgment proceedings. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property. This action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness.

A bankruptcy court also may:

•	grant a debtor a reasonable time to cure a payment default on a mortgage loan;

•	reduce periodic payments due under a mortgage loan;

•	change the rate of interest due on a mortgage loan; or

•	otherwise alter the mortgage loan’s repayment schedule.

Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower’s trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower’s (or with respect to any indemnity deed of trust structure, the related property owner’s) assignment of rents and leases. The federal bankruptcy code also may interfere with the master servicer’s or special servicer’s ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

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Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinated lender.

In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the federal bankruptcy code. This holding, which at least one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender’s objections.

As a result of the foregoing, the trust’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “Certain Legal Aspects of Mortgage Loans—Foreclosure” in this prospectus.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges or prepayment premiums may not be enforceable in some states and under federal bankruptcy law. Those provisions also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge or prepayment premium. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

Risks Relating to Borrower Default

The rate and timing of delinquencies or defaults on the mortgage loans will affect:

•	the aggregate amount of distributions on the offered certificates;

•	their yield to maturity;

•	the rate of principal payments; and

•	their weighted average life.

If losses on the mortgage loans exceed the aggregate principal amount of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess, up to the outstanding principal amount of that class.

If you calculate your anticipated yield based on assumed rates of defaults and losses that are lower than the default rate and losses actually experienced and those losses are allocated to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, that yield could be negative. In general, the earlier a loss borne by you on your certificates occurs, the greater the effect on your yield to maturity.

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Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case and the related prepayment may affect the pass-through rate on your certificates. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

Delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any delinquency or default.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure” in this prospectus.

Risks Relating to Certain Payments

To the extent described in the related prospectus supplement, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed P&I advances. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred through the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is generally senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on the offered certificates.

Risks Relating to Enforceability

The mortgages will generally permit the lender to accelerate the debt upon default by the borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default. Courts, however, may refuse to permit foreclosure or acceleration if a default is deemed immaterial or the exercise of those remedies would be unjust or unconscionable.

If a mortgaged property has tenants, the borrower typically assigns its income as landlord to the lender as further security, while retaining a license to collect rents as long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. In certain jurisdictions, such assignments may not be perfected as security interests until the lender takes actual possession of the property’s cash flow. In some jurisdictions, the lender may not be entitled to collect rents until the lender takes possession of the property and secures the appointment of a receiver. In addition, as previously discussed, if bankruptcy or similar proceedings are commenced by or for the borrower, the lender’s ability to collect the rents may be adversely affected.

Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment

If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for The Depository Trust Company, or DTC. Since transactions in the classes of book-entry certificates of any series generally can be effected only through The Depository Trust Company, and its participating organizations:

•	the liquidity of book-entry certificates in secondary trading market that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates;

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•	your ability to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates;

•	your access to information regarding the certificates may be limited since conveyance of notices and other communications by The Depository Trust Company to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time; and

•	you may experience some delay in receiving distributions of interest and principal on your certificates because distributions will be made by the trustee to DTC and DTC will then be required to credit those distributions to the accounts of its participating organizations and only then will they be credited to your account either directly or indirectly through DTC’s participating organizations.

See “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in this prospectus.

Delinquent and Non-Performing Mortgage Loans Could Adversely Affect Payments on Your Certificates

If so provided in the related prospectus supplement, the trust fund for a particular series of certificates may include mortgage loans that are past due. In no event will the mortgage loans that are past due comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund. None of the mortgage loans will be non-performing (i.e., more than 90 days delinquent or in foreclosure) at the time the mortgage loans are transferred by the Depositor to a trust fund for a series. If so specified in the related prospectus supplement, a special servicer may perform the servicing of delinquent mortgage loans or mortgage loans that become non-performing after the time they are transferred to a trust fund. Credit support provided with respect to a particular series of certificates may not cover all losses related to those delinquent or non-performing mortgage loans. You should consider the risk that the inclusion of those mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage assets in the trust fund and the yield on your certificates of that series. See “Description of the Trust Funds—Mortgage Loans—General” in this prospectus.

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

The IRS issued Revenue Procedure 2009-45 easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC or grantor trust by interpreting the circumstances when default is “reasonably foreseeable” to include those where the servicer reasonably believes that there is a “significant risk of default” with respect to the mortgage loan upon maturity of the loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the servicer or the special servicer determined that the mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the related pooling and servicing agreement, any such modification may impact the timing of payments and ultimate recovery on the mortgage loan, and likewise on one or more classes of certificates in the related series, and the tax status of the REMIC.

In addition, final regulations were issued under the REMIC provisions of the Code that modify the tax restrictions imposed on a servicer’s ability to modify the terms of mortgage loans held by a REMIC relating to changes in the collateral, credit enhancement and recourse features to permit those modifications so long as the mortgage loan remains “principally secured” by real property (within the meaning of the final regulations). The IRS has also issued Revenue Procedure 2010-30, describing circumstances in which it will not challenge the treatment of mortgage loans as “qualified mortgages” on the grounds that the mortgage loan is not “principally secured by real property”, that is, has a real

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property loan-to-value ratio greater than 125% following a release of liens on some or all of the real property securing such mortgage loan. The general rule is that a mortgage loan must continue to be “principally secured by real property” following any such lien release, unless the lien release is pursuant to a defeasance permitted under the original loan documents and occurs more than two years after the startup day of the REMIC, all in accordance with the REMIC provisions. Revenue Procedure 2010-30 also allows lien releases in certain “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction” even if the mortgage loan after the transaction might not otherwise be treated as principally secured by a lien on real property. If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the servicers’ actions in negotiating the terms of a workout or in allowing minor lien releases in circumstances in which, after giving effect to the release, the mortgage loan would not have a real property loan-to-value ratio of 125% or less. This could impact the timing and ultimate recovery on a mortgage loan, and likewise on one or more classes of certificates.

In The Event of an Early Termination of a Swap Agreement Due to Certain Swap Termination Events, a Trust May Be Required to Make a Large Termination Payment to any Related Swap Counterparty

To the extent described in the related prospectus supplement, a trust may enter into one or more interest rate swap agreements. A swap agreement generally may not be terminated except upon the occurrence of enumerated termination events set forth in the applicable swap agreement which will be described in the related prospectus supplement. Depending on the reason for the termination, however, a swap termination payment may be due from either the trust or the related swap counterparty.

If a termination event under any of these swap agreements occurs and the trust owes the related swap counterparty a large termination payment that is required to be paid pro rata with interest due to the related securities, the trust may not have sufficient available funds on that or future distribution dates to make required payments of interest or principal, and the holders of all classes of securities may suffer a loss.

Your Securities Will Have Greater Risk if an Interest Rate Swap Agreement Terminates

If on any distribution date a payment is due to the trust under an interest rate swap agreement, but the related swap counterparty defaults and the trust is unable to arrange for a replacement swap agreement, holders of such securities will remain entitled to the established rate of interest and principal, even though the related swap agreement has terminated. If this occurs, amounts available to make payments on the related securities will be reduced to the extent the interest rates on those securities exceed the rates which the trust would have been required to pay to the swap counterparty under the terminated interest rate swap agreement. In this event, the trust may not have sufficient available funds on that or future distribution dates to make required payments of interest or principal to all classes of securities and you may suffer a loss.

DESCRIPTION OF THE TRUST FUNDS

General

The primary assets of each trust fund will consist of:

1.       one or more types of multifamily or commercial mortgage loans,

2.       mortgage participations, pass-through certificates or other mortgage-backed securities (“MBS”) that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans, or

3.       a combination of mortgage loans and MBS.

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J.P. Morgan Chase Commercial Mortgage Securities Corp. (the “Depositor”) will establish each trust fund. Each mortgage asset will be selected by the Depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder of the mortgage asset (a “Mortgage Asset Seller”), which prior holder may or may not be the originator of that mortgage loan or the issuer of that MBS and may be our affiliate. The mortgage assets will not be guaranteed or insured by the Depositor or any of its affiliates and will be guaranteed or insured by a governmental agency or instrumentality or by any other person only to the extent described in the related prospectus supplement. The discussion under the heading “—Mortgage Loans” below, unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

Mortgage Loans

General. The mortgage loans will be evidenced by promissory notes (the “Mortgage Notes”) secured by mortgages, deeds of trust or similar security instruments (the “Mortgages”) that create liens on fee or leasehold estates in properties (the “Mortgaged Properties”) consisting of

•	Residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

•	Office buildings, retail stores and establishments, hotels or motels, nursing homes, assisted living facilities, continuum care facilities, day care centers, schools, hospitals or other healthcare related facilities, mobile home parks and manufactured housing communities, warehouse facilities, mini-warehouse facilities, self-storage facilities, distribution centers, transportation centers, industrial plants, parking facilities, entertainment and/or recreation facilities, mixed use properties, cell phone tower properties, automobile dealerships and/or unimproved land.

The multifamily properties may include mixed commercial and residential structures, apartment buildings owned by private cooperative housing corporations (“Cooperatives”), and shares of the Cooperative allocable to one or more dwelling units occupied by non-owner tenants or to vacant units. Each Mortgage will create a first priority or junior priority mortgage lien on a borrower’s fee estate in a Mortgaged Property. If a Mortgage creates a lien on a borrower’s leasehold estate in a property, then, the term of that leasehold will generally exceed the term of the Mortgage Note by at least two years. Generally, a person other than the Depositor will have originated each mortgage loan, and the originator may be or may have been an affiliate of the Depositor. Each such unaffiliated originator that originated 10% or more of the mortgage loans of any series will be identified in the related prospectus supplement.

If so specified in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent or non-performing as of the date those certificates are issued. In that case, the related prospectus supplement will set forth, as to those mortgage loans, available information as to the period of the delinquency or non-performance of those loans, any forbearance arrangement then in effect, the condition of the related Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

Default and Loss Considerations with Respect to the Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of that property (that is, its ability to generate income). Moreover, some or all of the mortgage loans included in a particular trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure repayment of the mortgage loan.

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Lenders typically look to the Debt Service Coverage Ratio and the Debt Yield of a loan secured by income-producing property as important factors in evaluating the risk of default on and / or losses related to that loan. The “Debt Service Coverage Ratio” or “DSCR” of a mortgage loan at any given time is generally the ratio of (1) the Net Operating Income derived from the related Mortgaged Property for a twelve-month period to (2) the annualized scheduled payments on the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property. The “Debt Yield” of a mortgage loan at any given time is generally the ratio of (1) the Net Operating Income derived from the related Mortgaged Property for a twelve-month period divided by (2) the outstanding principal amount of the mortgage loan secured by the related Mortgaged Property, expressed in percentage terms. The prospectus supplement may describe certain variations in the calculation of Debt Service Coverage Ratio and / or Debt Yield that are applicable to a specific series. “Net Operating Income” generally means, for any given period, the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

•	non-cash items such as depreciation and amortization,

•	capital expenditures, and

•	debt service on the related mortgage loan or on any other loans that are secured by that Mortgaged Property.

The Net Operating Income of a Mortgaged Property will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. The prospectus supplement may describe certain variations in the calculation of Net Operating Income that are applicable to a specific series. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a Cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain healthcare-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of a commercial property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose greater risks than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses (“Net Leases”). However, the existence of these “net of expense” provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating risk of loss if a property must be liquidated following a default. The “Loan-to-Value Ratio” or “LTV” of a mortgage loan at any given time is generally the ratio (expressed as a percentage) of

•	the then outstanding principal balance of the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property to

•	the Value of the related Mortgaged Property.

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The prospectus supplement may describe certain variations in the calculation of Loan-to-Value Ratio that are applicable to a specific series.

The “Value” of a Mortgaged Property is generally its fair market value determined in an appraisal obtained by the originator at the origination of that loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower’s equity in a Mortgaged Property, and thus

(a)     the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect its equity); and

(b)     the greater the cushion provided to the lender against loss on liquidation following a default.

Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions, the real estate market and other factors described in this prospectus. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on:

•	the market comparison method (which compares recent resale value of comparable properties at the date of the appraisal),

•	the cost replacement method which calculates the cost of replacing the property at that date,

•	the income capitalization method which projects value based upon the property’s projected net cash flow, or

•	upon a selection from or interpolation of the values derived from those methods.

Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, we cannot assure you that all of these factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See “Risk Factors—Commercial and Multifamily Mortgage Loans Have Risks That May Affect Payments on Your Certificates” and “—Borrowers May Be Unable to Make Balloon Payments” in this prospectus.

Payment Provisions of the Mortgage Loans. In general, each mortgage loan:

•	will provide for scheduled payments of principal, interest or both, to be made on specified dates (“Due Dates”) that occur monthly, quarterly, semi-annually or annually,

•	may provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower’s election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate,

•	may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization,

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•	may be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and

•	may prohibit over its term or for a certain period prepayments (the period of that prohibition, a “Lock-out Period” and its date of expiration, a “Lock-out Date”) and/or require payment of a premium or a yield maintenance penalty (a “Prepayment Premium”) in connection with certain prepayments, in each case as described in the related prospectus supplement.

Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund, which will generally be current as of a date specified in the related prospectus supplement and which, to the extent then applicable and specifically known to the Depositor, will include the following:

•	the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans,

•	the type or types of property that provide security for repayment of the mortgage loans,

•	the earliest and latest origination date and maturity date of the mortgage loans,

•	the original and remaining terms to maturity of the mortgage loans, or the respective ranges of remaining terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans,

•	the Loan-to-Value Ratios of the mortgage loans as of the cut-off date, or the range of the Loan-to-Value Ratios as of the cut-off date, and the weighted average Loan-to-Value Ratio of the mortgage loans as of the cut-off date,

•	the interest rates borne by the mortgage loans, or range of the interest rates, and the weighted average interest rate borne by the mortgage loans,

•	with respect to mortgage loans with adjustable mortgage interest rates (“ARM Loans”), the index or indices upon which those adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the ARM Loan,

•	information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums,

•	the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range of the Debt Service Coverage Ratios, and the weighted average of the Debt Service Coverage Ratios, and

•	the geographic distribution of the Mortgaged Properties on a state-by-state basis.

In appropriate cases, the related prospectus supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If we are unable to tabulate the specific information described above at the time offered certificates of a series are initially offered, we will provide more general information of the nature described above in the related prospectus supplement, and specific information will be set forth in a report which we will make available to purchasers of those certificates at or before the initial issuance of the certificates and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission (the “SEC”) contemporaneously with the final prospectus.

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MBS

MBS may include:

•	private (that is, not guaranteed or insured by the United States or any agency or instrumentality of the United States) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or

•	certificates insured or guaranteed by the Federal Home Loan Mortgage Corporation (“FHLMC”), the Federal National Mortgage Association (“FNMA”), the Governmental National Mortgage Association (“GNMA”) or the Federal Agricultural Mortgage Corporation (“FAMC”) provided that, if so specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

Any MBS will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement (an “MBS Agreement”). The issuer of the MBS (the “MBS Issuer”) and/or the servicer of the underlying mortgage loans (the “MBS Servicer”) will have entered into the MBS Agreement, generally with a trustee (the “MBS Trustee”) or, in the alternative, with the original purchaser or purchasers of the MBS.

The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. The MBS Issuer, the MBS Servicer or the MBS Trustee will make distributions in respect of the MBS on the dates specified in the related prospectus supplement. The MBS Issuer or the MBS Servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

Reserve funds, subordination or other credit support similar to that described for the certificates under “Description of Credit Support” may have been provided with respect to the MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available:

•	the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust fund,

•	the original and remaining term to stated maturity of the MBS, if applicable,

•	the pass-through or bond rate of the MBS or the formula for determining the rates,

•	the payment characteristics of the MBS,

•	the MBS Issuer, MBS Servicer and MBS Trustee, as applicable,

•	a description of the credit support, if any,

•	the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity,

•	the terms on which mortgage loans may be substituted for those originally underlying the MBS,

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•	the type of mortgage loans underlying the MBS and such other applicable information in respect of the underlying mortgage loans described under “—Mortgage Loans—Mortgage Loan Information in Prospectus Supplements” above,

•	such other applicable information in respect of the mortgage loans underlying the MBS required under Regulation AB, and

•	the characteristics of any cash flow agreements that relate to the MBS.

Any MBS either will have been previously registered under the Securities Act of 1933, as amended (the “Securities Act”), or each of the following will have been satisfied with respect to the MBS:

1.       neither the issuer of the MBS nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding relating to the MBS and the related series of securities to be issued;

2.       neither the issuer of the MBS nor any of its affiliates is an affiliate of the sponsor, Depositor, issuing entity or underwriter of the related series of securities to be issued; and

3.       the Depositor would be free to publicly resell the MBS without registration under the Securities Act.

If the issuer of the MBS is required to file reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the related prospectus supplement will describe how to locate such reports of the MBS issuer. The MBS issuer generally will be a financial institution or other entity engaged generally in the business of mortgage lending or the acquisition of mortgage loans, a public agency or instrumentality of a state, local or federal government, or a limited purpose or other corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to such trusts and selling beneficial interests in such trusts. If the related prospectus supplement so specifies, the MBS issuer may be one of our affiliates where the MBS have been previously registered under the Securities Act or the MBS themselves are exempt from registration under Section 3 of the Securities Act. The obligations of the MBS issuer generally will be limited to certain representations and warranties with respect to the assets it conveyed to the related trust or its assignment of the representations and warranties of another entity from which it acquired the assets. The MBS issuer will not generally have guaranteed any of the assets conveyed to the related trust or any of the private mortgage backed securities issued under the MBS pooling and servicing agreement. Additionally, although the mortgage loans underlying the MBS may be guaranteed by an agency or instrumentality of the United States, the MBS themselves will not be so guaranteed.

Certificate Accounts

Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in that prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and any interest rate or currency swap or interest rate cap, floor or collar contracts in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held in a certificate account may be held as cash or invested in certain obligations acceptable to each rating agency rating one or more classes of the related series of offered certificates.

Other Accounts

The prospectus supplement for each trust will also describe any other accounts established for such series.

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Credit Support

If so provided in the prospectus supplement for a series of certificates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of that series in the form of subordination of one or more other classes of certificates of that series or by one or more other types of credit support, such as letters of credit, overcollateralization, insurance policies, guarantees, surety bonds or reserve funds, or a combination of them. The amount and types of credit support, the identification of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. See “Risk Factors—Credit Support May Not Cover Losses” and “Description of Credit Support” in this prospectus.

Cash Flow Agreements

If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for those series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, which agreements are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of a guaranteed investment contract or other agreement (any of these agreements, a “Cash Flow Agreement”), and the identity of the Cash Flow Agreement obligor, will be described in the prospectus supplement for a series of certificates.

YIELD AND MATURITY CONSIDERATIONS

General

The yield on any offered certificate will depend on the price you paid, the fixed, variable rate or adjustable pass-through interest rate of the certificate and the amount and timing of distributions on the certificate. See “Risk Factors—Prepayments of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield” in this prospectus. The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

Pass-Through Rate

The certificates of any class within a series may have a fixed, variable or adjustable pass-through interest rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certificates will specify the pass-through interest rate for each class of offered certificates of that series or, in the case of a class of offered certificates with a variable or adjustable pass-through interest rate, the method of determining the pass-through interest rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through interest rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

Payment Delays

With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which those

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payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on those mortgage loans were distributed to certificateholders on or near the date they were due.

Certain Shortfalls in Collections of Interest

When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of that prepayment only through the date of prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on them on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective Due Dates during the related Due Period. “Due Period” is a specified time period generally corresponding in length to the time period between distribution dates, and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date (the “Determination Date”) or otherwise advanced by the related master servicer or other specified person, be distributed to the holders of the certificates of that series on the next succeeding distribution date. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but that prepayment is not accompanied by interest on it to the Due Date for that mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (that shortfall, a “Prepayment Interest Shortfall”) than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If that shortfall is allocated to a class of offered certificates, their yield will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which those shortfalls will be allocated among the classes of those certificates. If so specified in the prospectus supplement for a series of certificates, the master servicer for that series will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of those shortfalls. The related prospectus supplement will also describe any other amounts available to offset those shortfalls. See “Description of the Pooling Agreements—Servicing Compensation and Payment of Expenses” in this prospectus.

Yield and Prepayment Considerations

A certificate’s yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of principal to reduce the principal balance (or notional amount, if applicable) of that certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of ARM Loans, may change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments on them (including for this purpose, prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of mortgage loans out of the related trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described more fully below), we cannot assure you as to that rate.

The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on those certificates, or, in the case of a class of interest-only certificates, result in the reduction of its notional amount. An investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on those mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield. In addition, if an investor purchases an offered certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of that investor’s offered certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, the consequent adverse effects on that investor’s

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yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of those certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of those prepayments, or to a disproportionately small share (which, in some cases, may be none) of those prepayments. As described in the related prospectus supplement, the respective entitlements of the various classes of certificates of any series to receive distributions in respect of payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events, such as, the retirement of one or more classes of certificates of that series, or subject to certain contingencies, such as, prepayment and default rates with respect to those mortgage loans.

In general, the notional amount of a class of interest-only certificates will either (1) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (2) equal the principal balances of one or more of the other classes of certificates of the same series. Accordingly, the yield on those interest-only certificates will be inversely related to the rate at which payments and other collections of principal are received on those mortgage assets or distributions are made in reduction of the principal balances of those classes of certificates, as the case may be.

Consistent with the foregoing, if a class of certificates of any series consists of interest-only certificates or principal-only certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in principal-only certificates, and a higher than anticipated rate of principal prepayments on those mortgage loans will negatively affect the yield to investors in interest-only certificates. If the offered certificates of a series include those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates. Those tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by factors such as:

•	the availability of mortgage credit,

•	the relative economic vitality of the area in which the Mortgaged Properties are located,

•	the quality of management of the Mortgaged Properties,

•	the servicing of the mortgage loans,

•	possible changes in tax laws and other opportunities for investment,

•	the existence of Lock-out Periods,

•	requirements that principal prepayments be accompanied by Prepayment Premiums, and

•	by the extent to which these provisions may be practicably enforced.

The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage loan’s interest rate, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the mortgage interest rates on the ARM Loans decline in a manner consistent

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therewith, the related borrowers may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby “locking in” that rate or (2) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. We will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

Weighted Average Life and Maturity

The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of that series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term “prepayment” includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund), is paid to that class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate (“CPR”) prepayment model or the Standard Prepayment Assumption (“SPA”) prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of those series and the percentage of the initial principal balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in that prospectus supplement. Those tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

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Controlled Amortization Classes and Companion Classes

A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule, which schedule is supported by creating priorities, as described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund. If so specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, a planned amortization class has a “prepayment collar,” that is, a range of prepayment rates that can be sustained without disruption, that determines the principal cash flow of those certificates. That prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans. Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb “excesses” or “shortfalls” in principal payments on the underlying mortgage loans. If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, that event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class. A targeted amortization class is structured so that principal distributions generally will be payable on it in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing that schedule. A targeted amortization class will generally afford the holders of those certificates some protection against early retirement or some protection against an extended average life, but not both.

Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of those certificates to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle the holders of those certificates to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, or call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles the holders of those certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, or extension risk, if the rate of prepayment is relatively slow. Thus, as described in the related prospectus supplement, a companion class absorbs some (but not all) of the “call risk” and/or “extension risk” that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

Other Factors Affecting Yield, Weighted Average Life and Maturity

Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of that mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses

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on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of your certificates and, if those certificates were purchased at a discount, reduce your yield.

Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on it would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable on them, which deferred interest may be added to the principal balance of the certificates. Accordingly, the weighted average lives of mortgage loans that permit negative amortization and that of the classes of certificates to which the negative amortization would be allocated or that would bear the effects of a slower rate of amortization on those mortgage loans, may increase as a result of that feature.

Negative amortization also may occur in respect of an ARM Loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate, provides that its scheduled payment will adjust less frequently than its mortgage interest rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage interest rate. Accordingly, during a period of declining interest rates, the scheduled payment on that mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate, thereby resulting in the accelerated amortization of that mortgage loan. This acceleration in amortization of its principal balance will shorten the weighted average life of that mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on that mortgage loan.

The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon (1) whether that offered certificate was purchased at a premium or a discount and (2) the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on that certificate or, in the case of an interest-only certificate, delay or accelerate the amortization of the notional amount of that certificate. See “—Yield and Prepayment Considerations” above.

Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

Losses and Shortfalls on the Mortgage Assets. The yield on your certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of those losses and shortfalls. In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the shortfall.

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The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, if so specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

Additional Certificate Amortization. In addition to entitling the holders of one or more classes of a series of certificates to a specified portion, which may during specified periods range from none to all, of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of those series, may provide for distributions of principal of those certificates from:

1.       amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates,

2.       Excess Funds, or

3.       any other amounts described in the related prospectus supplement.

“Excess Funds” will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (1) interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates of that series, or (2) Prepayment Premiums or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest on, or principal of, those certificates. The prospectus supplement may describe certain variations in the calculation of Excess Funds that are applicable to a specific series.

The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of those certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of those sources would have any material effect on the rate at which those certificates are amortized.

Optional Early Termination. If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the related prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the specified party may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire that class or classes, as set forth in the related prospectus supplement. In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of those certificates and, if those certificates were purchased at premium, reduce the yield on those certificates.

THE SPONSOR

The related prospectus supplement will identify the sponsor or sponsors of the applicable series. JPMorgan Chase Bank, National Association (“JPMCB”), a national banking association, may be a sponsor (in such capacity, the “Sponsor”). JPMCB is a national bank and acquires and originates

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mortgage loans for public and private securitizations as well as being a commercial bank offering a wide range of banking services to its customers, both domestically and internationally. JPMCB is a wholly owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation whose principal office is located in New York, New York. JPMCB is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency.

Additional information, including the most recent Form 10-K and Annual Report of JPMorgan Chase & Co., and additional annual, quarterly and current reports filed or furnished with the SEC by JPMorgan Chase & Co., as they become available, may be obtained without charge by each person to whom this prospectus is delivered upon the written request of any such person to the Office of the Secretary, JPMorgan Chase & Co., 270 Park Avenue, New York, New York 10017 or at the SEC’s website at http://www.sec.gov.

JPMCB may also act as a Mortgage Asset Seller and may act as Servicer and/or a provider of any cashflow agreements with respect to the offered certificates. JPMCB is an affiliate of the Depositor and J.P. Morgan Securities LLC.

THE DEPOSITOR

J.P. Morgan Chase Commercial Mortgage Securities Corp., the Depositor, is a Delaware corporation organized on September 19, 1994. The Depositor is a wholly owned subsidiary of JPMCB. The Depositor maintains its principal office at 383 Madison Avenue, 31st Floor, New York, New York 10179. Its telephone number is (212) 272-6858. The Depositor does not have, nor is it expected in the future to have, any significant assets.

The Depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated thereto.

On December 22, 2009, the Depositor merged with its affiliate, Bear Stearns Commercial Mortgage Securities Inc. Prior to the merger, Bear Stearns Commercial Mortgage Securities Inc. separately purchased commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets. The Depositor is the surviving entity of the merger.

The Depositor remains responsible under the Pooling Agreement for providing the master servicer, special servicer and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the Pooling Agreement. The Depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the Pooling Agreement.

THE ISSUING ENTITY

The Issuing Entity will be a New York common law trust, formed on the closing date of each series of certificates pursuant to a Pooling Agreement. The trust will have no officers or directors and no continuing duties other than to hold the assets underlying the certificates and to issue the certificates. The Issuing Entity will operate under a fiscal year ending each December 31st. The trustee, the master servicer and the special servicer are the persons authorized to act on behalf of the Issuing Entity under the Pooling Agreement with respect to the mortgage loans and the certificates.

USE OF PROCEEDS

We will apply the net proceeds to be received from the sale of the certificates of any series to the purchase of trust assets. We expect to sell the certificates from time to time, but the timing and amount of

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offerings of certificates will depend on a number of factors, including the volume of mortgage assets we have acquired, prevailing interest rates, availability of funds and general market conditions.

DESCRIPTION OF THE CERTIFICATES

General

Each series of certificates will represent the entire beneficial ownership interest in a trust fund. As described in the related prospectus supplement, the certificates of each series, including the offered certificates of that series, may consist of one or more classes of certificates that, among other things:

•	provide for the accrual of interest on the certificates at a fixed rate, variable rate or adjustable rate;

•	are senior (collectively, “Senior Certificates”) or subordinate (collectively, “Subordinate Certificates”) to one or more other classes of certificates in entitlement to certain distributions on the certificates;

•	are principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest;

•	are interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal;

•	provide for distributions of interest on, or principal of, those certificates that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

•	provide for distributions of principal of those certificates to be made, from time to time or for designated periods, at a rate that is faster, and, in some cases, substantially faster, or slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

•	provide for controlled distributions of principal of those certificates to be made based on a specified payment schedule or other methodology, subject to available funds; or

•	provide for distributions based on collections of Prepayment Premiums on the mortgage assets in the related trust fund.

Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of interest-only certificates or residual certificates, notional amounts or percentage interests, specified in the related prospectus supplement. As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form (those certificates, “Definitive Certificates”) or may be offered in book-entry format (those certificates, “Book-Entry Certificates”) through the facilities of The Depository Trust Company (“DTC”). The offered certificates of each series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. See “Risk Factors—Your Ability to Resell Certificates May Be Limited Because of Their Characteristics” and “—Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment” in this prospectus.

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Distributions

Distributions on the certificates of each series will be made on each distribution date as specified in the related prospectus supplement from the Available Distribution Amount for that series and that distribution date. The “Available Distribution Amount” for any distribution date will generally refer to the total of all payments or other collections on or in respect of the mortgage assets and any interest rate or currency swap or interest rate cap, floor or collar contracts included in the related trust fund that are available for distribution to the holders of certificates of that series on that date. The particular components of the Available Distribution Amount for any series on each distribution date will be more specifically described in the related prospectus supplement.

Distributions on the certificates, other than the final distribution in retirement of that certificate, will generally be made to the persons in whose names those certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs (the “Record Date”), and the amount of each distribution will be determined as of the close of business on the Determination Date specified in the related prospectus supplement. The Record Date for each series will be set forth in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. Payments will be made either by wire transfer in immediately available funds to your account at a bank or other entity having appropriate facilities for the transfer, if you have provided the person required to make those payments with wiring instructions no later than the date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, that you hold certificates in the amount or denomination specified in the prospectus supplement), or by check mailed to the address of that certificateholder as it appears on the certificate register; provided, however, that the final distribution in retirement of any class of certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of those certificates at the location specified in the notice to certificateholders of the final distribution.

Distributions of Interest on the Certificates

Each class of certificates of each series, other than certain classes of principal-only certificates and residual certificates (“Residual Certificates”) that have no pass-through interest rate, may have a different pass-through interest rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through interest rate or, in the case of a variable or adjustable pass-through interest rate, the method for determining the pass-through interest rate, for each class. If so specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Distributions of interest in respect of any class of certificates (other than certain classes of certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances specified in the related prospectus supplement (“Accrual Certificates”), and other than any class of principal-only certificates or Residual Certificates which are not entitled to distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for that class and that distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on that distribution date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the principal balance of those certificates on each distribution date. With respect to each class of certificates, other than certain classes of interest-only certificates and certain classes of residual certificates, the “Accrued Certificate Interest” for each distribution date will be equal to interest at the applicable pass-through interest rate accrued for a specified period of time, or accrual period, generally corresponding in length to the time period between distribution dates, on the outstanding principal balance of that class of certificates immediately prior to that distribution date.

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The Accrued Certificate Interest for each distribution date on a class of interest-only certificates will be similarly calculated except that it will accrue on a notional amount that is either:

1.       based on the principal balances of some or all of the mortgage assets in the related trust fund,

2.       equal to the principal balances of one or more other classes of certificates of the same series, or

3.       an amount or amounts specified in the applicable prospectus supplement.

Reference to a notional amount with respect to a class of interest-only certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on, or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of, one or more classes of the certificates of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under “Yield and Maturity Considerations—Certain Shortfalls in Collections of Interest” in this prospectus, exceed the amount of any sums that are applied to offset the amount of those shortfalls. The particular manner in which those shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to that class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund may result in a corresponding increase in the principal balance of that class if so specified in the related prospectus supplement. See “Risk Factors—Prepayments of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield” and “Yield and Maturity Considerations” in this prospectus.

Determination of Interest Rates

Day Count Basis; Interest Rate Change Dates; Interest Rate Determination Dates. The prospectus supplement for each series of certificates will specify the applicable interest rates (or the methods by which interest will be determined) and day count conventions for each class of certificates. For any class of certificates that bears interest at (i) a LIBOR-based rate, interest due for any accrual period generally will be determined on the basis of an Actual/360 day year, and (ii) a fixed rate, interest due for any accrual period will be determined on the basis of a 30/360 day year. The applicable day count convention will be determined in accordance with prevailing market conventions and existing market conditions, but generally will be limited to the following accrual methods:

•	“30/360” which means that interest is calculated on the basis of a 360-day year consisting of twelve 30-day months;

•	“Actual/360” which means that interest or any other relevant factor is calculated on the basis of the actual number of days elapsed in a year of 360 days;

•	“Actual/365 (fixed)” which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days, regardless of whether accrual or payment occurs in a leap year;

•	“Actual/Actual (accrual basis)” which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days, or 366 days for every day in a leap year;

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•	“Actual/Actual (payment basis)” which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days if the interest period ends in a non-leap year, or 366 days if the interest period ends in a leap year, as the case may be; and

•	“Actual/Actual (ISMA)” is a calculation in accordance with the definition of “Actual/Actual” adopted by the International Securities Market Association (“ISMA”), which means that interest is calculated on the following basis:

•	where the number of days in the relevant accrual period is equal to or shorter than the determination period during which such accrual period ends, the number of days in such accrual period divided by the product of (A) the number of days in such determination period and (B) the number of distribution dates that would occur in one calendar year; or

•	where the accrual period is longer than the determination period during which the accrual period ends, the sum of:

(1)	the number of days in such accrual period falling in the determination period in which the accrual period begins divided by the product of (x) the number of days in such determination period and (y) the number of distribution dates that would occur in one calendar year; and

(2)	the number of days in such accrual period falling in the next determination period divided by the product of (x) the number of days in such determination period and (y) the number of distribution dates that would occur in one calendar year;

where “determination period” means the period from and including one calculation date to but excluding the next calculation date and “calculation date” means, in each year, each of those days in the calendar year that are specified herein as being the scheduled distribution dates.

For any class of securities that bears interest at a LIBOR-based rate, the related interest rate determination dates will be LIBOR Determination Dates, as described under “—LIBOR” below.

LIBOR. The prospectus supplement for a series of certificates will set forth the definition of LIBOR, and how LIBOR will be determined. In most cases, we expect that LIBOR, for any accrual period, will be the London interbank offered rate for deposits in U.S. Dollars for a period equal to one month, which appears on the Reuters Screen LIBOR01 Page as of 11:00 a.m. London time, on the related LIBOR Determination Date. If an applicable rate does not appear on The Reuters Screen LIBOR01 Page, the rate for that accrual period will be determined on the basis of the rates at which deposits in U.S. Dollars, are offered at approximately 11:00 a.m., London time, on that LIBOR Determination Date, to prime banks in the London interbank market by the Reference Banks and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The trustee, the paying agent or another person performing similar functions will request the principal London office of each Reference Bank to provide a quotation of its rate. If the Reference Banks provide at least two quotations, the rate for that accrual period will be the arithmetic mean of the quotations. If the Reference Banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the trustee, the paying agent or another person performing similar functions, at approximately 11:00 a.m. New York time, on that LIBOR Determination Date, for loans in U.S. Dollars to leading European banks and in an amount that is representative for a single such transaction in the relevant market at the relevant time. If the Reference Banks are not providing quotations, LIBOR in effect for the applicable accrual period will be LIBOR for the specified maturity in effect for the previous accrual period.

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For this purpose:

•	“LIBOR Determination Date” means, for each accrual period, the second business day before the beginning of that accrual period unless another day is specified in the related prospectus supplement.

•	“Reuters Screen LIBOR01 Page” means the display on the Reuters service, or any successor service, on the page designated as “LIBOR01” or any replacement page or pages on which London interbank rates of major banks for the relevant index currency are displayed.

•	“Reference Banks” means four major banks in the London interbank market selected by the trustee, the paying agent or another person performing similar functions.

For purposes of calculating LIBOR, a business day is any day on which banks in New York City and the City of London are open for the transaction of international business.

Commercial Paper Rate. If certificates of any series bear interest based on the commercial paper rate (the “Commercial Paper Rate”), the Commercial Paper Rate for any relevant interest determination date will be the Bond Equivalent Yield shown below of the rate for 90-day commercial paper, as published in H.15 (519) prior to 3:00 p.m., New York City time, on that interest determination date under the heading “Commercial Paper—Financial”.

If the commercial paper rate cannot be determined as described above, the following procedures will be observed:

•	If the rate described above is not published in H.15 (519) by 3:00 p.m., New York City time, on that interest determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the commercial paper rate will be the bond equivalent yield of the rate on the relevant interest determination date, for commercial paper having a similar index maturity, as published in H.15 Daily Update or any other recognized electronic source used for displaying that rate under the heading “Commercial Paper— Financial”. The “Bond Equivalent Yield” will be calculated as follows:

Bond Equivalent Yield =        N x D       x 100
                           360 (D × 90)

where “D” refers to the per annum rate determined as set forth above, quoted on a bank discount basis and expressed as a decimal and “N” refers to 365 or 366, as the case may be.

•	If the rate described in the prior paragraph cannot be determined, the Commercial Paper Rate will remain the commercial paper rate then in effect on that interest determination date.

•	The Commercial Paper Rate will be subject to a lock-in period of six New York City business days.

CMT Rate. If the certificates of any series bear interest based on the Treasury constant maturity rate (the “CMT Rate”), the CMT Rate for any relevant interest determination date will be the rate displayed on the applicable Designated CMT Reuters Page shown below by 3:00 p.m., New York City time, on that interest determination date under the caption “Treasury Constant Maturities Federal Reserve Board Release H.15...Mondays Approximately 3:45 p.m.,” under the column for:

•	If the Designated CMT Reuters Page is the Reuters Screen FRBCMT Page, the rate on that interest determination date; or

•	If the Designated CMT Reuters Page is the Reuters Screen FEDCMT Page, the average for the month ended immediately before the week in which the related interest determination date occurs.

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For this purpose:

“Designated CMT Reuters Page” means the Reuters page specified in the applicable prospectus supplement that displays treasury constant maturities as reported in H.15 (519). If no Reuters page is so specified, then the applicable page will be the Reuters Screen FEDCMT Page. If the Reuters Screen FEDCMT Page applies but the applicable prospectus supplement does not specify whether the weekly or monthly average applies, the weekly average will apply.

“Reuters Screen FEDCMT page” means the display on the Reuters service, or any successor service, on the page designated as “FEDCMT” or any replacement page or pages on which CMT Rates are displayed.

“Reuters Screen FRBCMT Page” means the display on the Reuters service, or any successor service, on the page designated as “FRBCMT” or any replacement page or pages on which CMT Rates are displayed.

The following procedures will apply if the CMT Rate cannot be determined as described above:

•	If the rate described above is not displayed on the relevant page by 3:00 p.m., New York City time on that interest determination date, unless the calculation is made earlier and the rate is available from that source at that time on that interest determination date, then the CMT Rate will be the Treasury constant maturity rate having the designated index maturity, as published in H.15 (519) or another recognized electronic source for displaying the rate.

•	If the applicable rate described above is not published in H.15 (519) or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time on that interest determination date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the CMT Rate will be the Treasury constant maturity rate, or other United States Treasury rate, for the index maturity and with reference to the relevant interest determination date, that is published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury and that the trustee, the paying agent or another person performing similar functions determines to be comparable to the rate formerly displayed on the Designated CMT Reuters Page shown above and published in H.15 (519).

•	If the rate described in the prior paragraph cannot be determined, then the CMT Rate will be determined to be a yield to maturity based on the average of the secondary market closing offered rates as of approximately 3:30 p.m., New York City time, on the relevant interest determination date reported, according to their written records, by leading primary United States government securities dealers in New York City. The trustee, the paying agent or another person performing similar functions will select five such securities dealers and will eliminate the highest and lowest quotations or, in the event of equality, one of the highest and lowest quotations, for the most recently issued direct nonmalleable fixed rate obligations of the United States Treasury (“Treasury Notes”) with an original maturity of approximately the designated index maturity and a remaining term to maturity of not less than the designated index maturity minus one year in a representative amount.

•	If three Treasury Note quotations of the kind described in the prior paragraph cannot be obtained, the CMT Rate will be determined to be the yield to maturity based on the average of the secondary market bid rates for Treasury Notes with an original maturity longer than the designated CMT index maturity which have a remaining term to maturity closest to the designated CMT index maturity and in a representative amount, as of approximately 3:30 p.m., New York City time, on the relevant interest determination date of leading primary United States government securities dealers in New York City. In selecting these offered rates, the trustee, the paying agent or another person performing similar functions will request quotations from at least five such securities dealers and will disregard the highest quotation (or if there is equality, one of the highest) and the lowest quotation (or if there is equality, one of the lowest). If two Treasury

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Notes with an original maturity longer than the designated CMT index maturity have remaining terms to maturity that are equally close to the designated CMT index maturity, quotations will be obtained for the Treasury Note with the shorter remaining term to maturity.

•	If three or four but not five leading primary United States government securities dealers are quoting as described in the prior paragraph, then the CMT Rate for the relevant interest determination date will be based on the average of the bid rates obtained and neither the highest nor the lowest of those quotations will be eliminated.

•	If fewer than three of the selected leading primary United States government securities dealers selected are quoting as described above, the CMT Rate will remain the CMT Rate then in effect on that interest determination date.

Federal Funds Rate. If the certificates of any series bear interest based on the federal funds rate (the “Federal Funds Rate”), the Federal Funds Rate for any relevant interest determination date will be the rate for U.S. dollar Federal funds, as published in H.15 (519) for that day opposite the caption “Federal Funds (Effective)” as that rate is displayed on that interest determination date on the display on the Reuters service, or any successor service, on the page designated as “FEDFUNDS1” or any replacement page or pages on which U.S. dollar federal funds rates are displayed (the “Reuters Screen FEDFUNDS1 Page”) under the heading “EFFECT”. The following procedures will be observed if the Federal Funds Rate cannot be determined as described above:

•	If the rate described above does not appear on Reuters Screen FEDFUNDS1 Page or is not yet published in H.15 (519) by 3:00 p.m., New York City time, on that interest determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the Federal funds rate for the relevant interest determination date will be the rate described above in H.15 Daily Update, or any other recognized electronic source used for the purpose of displaying such rate, opposite the heading “Federal Funds (Effective)”.

•	If the rate described above does not appear on Reuters Screen FEDFUNDS1 Page or is not yet published in H.15 (519), H.15 Daily Update or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time, on that interest determination date, the Federal Funds Rate for that interest determination date will be the arithmetic mean of the rates for the last transaction in overnight U.S. Dollar Federal funds arranged by three leading brokers of Federal Funds transactions in New York City, selected by the trustee, the paying agent or another person performing similar functions, on that interest determination date.

•	If fewer than three of the selected brokers are quoting as described above, the Federal Funds Rate will remain the Federal Funds Rate then in effect on the relevant interest determination date.

91-day Treasury Bill Rate. If the certificates of any series bear interest at the 91-day Treasury Bill Rate (the “91-day Treasury Bill Rate”), the 91-day Treasury Bill Rate for any relevant interest determination date will be the rate equal to the weighted average per annum discount rate (expressed as a bond equivalent yield and applied on a daily basis) for direct obligations of the United States with a maturity of thirteen weeks (“91-day Treasury Bills”) sold at the applicable 91-day Treasury Bill auction, as published in H.15 (519) or otherwise or as reported by the U.S. Department of the Treasury.

In the event that the results of the auctions of 91-day Treasury Bills cease to be published or reported as provided above, or that no 91-day Treasury Bill auction is held in a particular week, then the 91-day Treasury Bill Rate in effect as a result of the last such publication or report will remain in effect until such time, if any, as the results of auctions of 91-day Treasury Bills will again be so published or reported or such auction is held, as the case may be.

The 91-day Treasury Bill Rate will be subject to a lock-in period of six New York City business days.

Prime Rate. If certificates of any series bear interest based on the prime rate (the “Prime Rate”), the Prime Rate for any relevant interest determination date is the prime rate or base lending rate on that date,

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as published in H.15 (519), prior to 3:00 p.m., New York City time, on that interest determination date under the heading “Bank Prime Loan.”

The following procedures will be observed if the Prime Rate cannot be determined as described above:

•	If the rate described above is not published in H.15 (519) prior to 3:00 p.m., New York City time, on the relevant interest determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the Prime Rate will be the rate for that interest determination date, as published in H.15 Daily Update or another recognized electronic source for displaying such rate opposite the caption “Bank Prime Loan.”

•	If the above rate is not published in either H.15 (519), H.15 Daily Update or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time, on the relevant interest determination date, then the trustee, the paying agent or another person performing similar functions will determine the Prime Rate to be the average of the rates of interest publicly announced by each bank that appears on the display on the Reuters service, or any successor service, on the page designated as “US PRIME 1” or any replacement page or pages on which prime rates or base lending rates of major U.S. banks are displayed (the “Reuters Screen US PRIME 1 Page”), as that bank’s prime rate or base lending rate as in effect on that interest determination date.

•	If fewer than four rates appear on the Reuters Screen US PRIME 1 Page on the relevant interest determination date, then the Prime Rate will be the average of the prime rates or base lending rates quoted, on the basis of the actual number of days in the year divided by a 360-day year, as of the close of business on that interest determination date by three major banks in New York City selected by the trustee, the paying agent or another person performing similar functions.

•	If the selected banks are not quoting as mentioned above, the Prime Rate will remain the prime rate then in effect on that interest determination date.

Distributions of Principal on the Certificates

Each class of certificates of each series, other than certain classes of interest-only certificates and Residual Certificates, will have a principal balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and any interest rate or currency swap or interest rate cap, floor or collar contracts included in the related trust fund. The outstanding principal balance of a class of certificates will be reduced by distributions of principal made on the certificates from time to time and, if so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding principal balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated to that class from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the distribution date on which distributions of interest on the certificates are required to commence, by the amount of any Accrued Certificate Interest in respect of those certificates (reduced as described above). The initial principal balance of each class of a series of certificates will be specified in the related prospectus supplement. As described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of that series entitled thereto until the principal balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of certain events, including the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are

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received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of certificates may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. If so specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class.

Distributions on the Certificates in Respect of Prepayment Premiums

If so provided in the related prospectus supplement, Prepayment Premiums received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in that prospectus supplement.

Allocation of Losses and Shortfalls

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among the classes of certificates.

Advances in Respect of Delinquencies

If provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, from its or their own funds or from excess funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for that distribution date, an amount up to the aggregate of any payments of principal, other than any balloon payments, and interest that were due on or in respect of those mortgage loans during the related Due Period and were delinquent on the related Determination Date.

In addition, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, in respect of any mortgage loan in connection with the servicing and administration of any related Mortgaged Property or REO Property, amounts necessary to pay delinquent real estate taxes, assessments and hazard insurance premiums, and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related mortgage loan documents, or to protect, lease, manage and maintain the related Mortgaged Property or REO Property, as described in the related prospectus supplement.

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity’s own funds will be reimbursable out of related recoveries on the mortgage loans, including amounts received under any instrument of credit support, respecting which those advances were made (as to any mortgage loan, “Related Proceeds”) and those other specific sources as may be identified in the related prospectus supplement, including in the case of a series that includes one or more classes of Subordinate Certificates, collections on other mortgage loans in the related trust fund that would otherwise be distributable to the holders of one or more classes of those Subordinate Certificates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the good faith judgment of the master servicer, special servicer or trustee, as the case may be, that advance would not be recoverable from Related Proceeds or another

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specifically identified source (each, a “Nonrecoverable Advance”); and, if previously made by a master servicer, special servicer or trustee, a Nonrecoverable Advance will be reimbursable to the advancing party from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a certificate account, the advancing party will be required to replace those funds in that certificate account on any future distribution date to the extent that funds in that certificate account on that distribution date are less than payments required to be made to the related series of certificateholders on that date. If so specified in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of a surety bond, and the identity of any obligor on that surety bond, will be set forth in the related prospectus supplement.

If so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that those advances are outstanding at the rate specified in that prospectus supplement, and that entity will be entitled to payment of that interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as described in the prospectus supplement.

The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation.

Exchangeable Certificates

If specified in the related prospectus supplement, a series of certificates may include one or more classes that are “exchangeable certificates” (“Exchangeable Certificates”). In any of these series, the holders of one or more of the classes of Exchangeable Certificates will be entitled, after notice and, to the extent set forth in the related prospectus supplement, payment to the trustee of an exchange fee, to exchange all or a portion of those classes of Exchangeable Certificates for proportionate interests in one or more other specified classes of Exchangeable Certificates in such series.

If a series includes Exchangeable Certificates as described in the related prospectus supplement, all of these classes of Exchangeable Certificates will be listed in the related prospectus supplement. The classes of certificates that are exchangeable for one another will be referred to in the related prospectus supplement as “related” to each other, and each related grouping of Exchangeable Certificates will be referred to as a “combination.” Each combination of Exchangeable Certificates will be issued by the related Trust Fund. At any time after their initial issuance, any class of Exchangeable Certificates may be exchanged for the related class or classes of Exchangeable Certificates. In some cases, multiple classes of Exchangeable Certificates may be exchanged for one or more classes of related Exchangeable Certificates.

The descriptions in the related prospectus supplement of the certificates of a series that includes Exchangeable Certificates, including descriptions of principal and interest distributions, registration and denomination of certificates, credit enhancement, yield and prepayment considerations, tax and legal investment considerations and considerations of ERISA also will apply to each class of Exchangeable Certificates. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in each class of Exchangeable Certificates. For example, separate decrement tables and yield tables, if applicable, will be included for each class of Exchangeable Certificates.

Exchanges. If a holder of Exchangeable Certificates elects to exchange its Exchangeable Certificates for related Exchangeable Certificates, then:

•	the aggregate principal balance of the related Exchangeable Certificates received in the exchange, immediately after the exchange, will equal the aggregate principal balance, immediately prior to the exchange, of the Exchangeable Certificates so exchanged (for purposes

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of an exchange, interest-only classes of Exchangeable Certificates will have a principal balance of zero);

•	the aggregate amount of interest distributable on each distribution date with respect to the related Exchangeable Certificates received in the exchange will equal the aggregate amount of interest distributable on each distribution date with respect to the Exchangeable Certificates so exchanged; and

•	the class or classes of Exchangeable Certificates will be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

Different types of combinations may exist. Any individual series of certificates may have multiple types of combinations. Some examples of combinations of Exchangeable Certificates that differ in their interest characteristics include:

•	A class of Exchangeable Certificates with an interest rate that varies directly with changes in an index and a class of Exchangeable Certificates with an interest rate that varies indirectly with changes in the index may be exchangeable, together, for a related class of Exchangeable Certificates with a fixed interest rate. In such a combination, the classes of Exchangeable Certificates with interest rates that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the related class of Exchangeable Certificates with a fixed interest rate. In addition, the aggregate principal balance of the two classes of Exchangeable Certificates with interest rates that vary with an index would equal the aggregate principal balance of the related class of Exchangeable Certificates with the fixed interest rate.

•	An interest-only class and a principal-only class of Exchangeable Certificates may be exchangeable, together, for a related class of Exchangeable Certificates that is entitled to both principal and interest distributions. In such a combination, the aggregate principal balance of the related class would be equal to the aggregate principal balance of the principal-only class of Exchangeable Certificates, and the interest rate on the related class, when applied to the aggregate principal balance of this related class, would generate interest equal to the annual interest amount of the interest-only class of Exchangeable Certificates.

•	Two or more classes of principal and interest classes of Exchangeable Certificates with different fixed interest rates may be exchangeable, together, for a single class of related Exchangeable Certificates that is entitled to both principal and interest distributions. In such a combination, the aggregate principal balance of the single class of related Exchangeable Certificates would be equal to the aggregate principal balance of the two or more classes of Exchangeable Certificates, and the single class of related Exchangeable Certificates would have a fixed interest rate that, when applied to the principal balance of the single class of Exchangeable Certificates, would generate interest equal to the aggregate annual interest amount of the two or more classes of Exchangeable Certificates.

In some series, a Certificateholder may be able to exchange its Exchangeable Certificates for other related Exchangeable Certificates that have different principal distribution characteristics. Some examples of combinations of Exchangeable Certificates that differ in the principal distribution characteristics include:

•	A class of Exchangeable Certificates that accretes all of its interest for a specified period, with the accreted amount added to the aggregate principal balance of the class of Exchangeable Certificates, and a second class of Exchangeable Certificates that receives principal distributions from these accretions, may be exchangeable, together, for a single class of related Exchangeable Certificates that receives distributions of interest continuously from the first distribution date on which it receives interest until it is retired.

•	A class of Exchangeable Certificates that is a planned amortization class, and a class of Exchangeable Certificates that only receives principal distributions on a distribution date if

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scheduled payments have been made on the planned amortization class, may be exchangeable, together, for a class of related Exchangeable Certificates that receives principal distributions without regard to the planned amortization schedule for the planned amortization class from the first distribution date on which it receives principal until it is retired.

A number of factors may limit the ability of a holder of Exchangeable Certificates to effect an exchange. For example, the Certificateholder must own, at the time of the proposed exchange, the class or classes of Exchangeable Certificates necessary to make the exchange in the necessary proportions. If a Certificateholder does not own the necessary classes of Exchangeable Certificates or does not own the necessary classes of Exchangeable Certificates in the proper proportions, the Certificateholder may not be able to obtain the desired classes of Exchangeable Certificates. The Certificateholder desiring to make the exchange may not be able to purchase the necessary class of Exchangeable Certificates from the then current owner at a reasonable price, or the necessary proportion of the needed class of Exchangeable Certificates may no longer be available due to principal payments or prepayments that have been applied to that class of Exchangeable Certificates.

Procedures. The related prospectus supplement will describe the procedures that must be followed to make an exchange of Exchangeable Certificates. A Certificateholder will be required to provide notice to the trustee prior to the proposed exchange date within the time period specified in the related prospectus supplement. The notice must include the outstanding principal or notional amount of the Exchangeable Certificates to be exchanged and the related securities to be received, and the proposed exchange date. When the trustee receives this notice, it will provide instructions to the Certificateholder regarding delivery of the Exchangeable Certificates and, to the extent set forth in the related prospectus supplement, payment of the exchange fee. A Certificateholder’s notice to the trustee will become irrevocable on the second business day prior to the proposed exchange date specified in the related prospectus supplement. Any Exchangeable Certificates in book-entry form will be subject to the rules, regulations and procedures applicable to DTC’s book entry securities.

If the related prospectus supplement describes exchange proportions for a combination of classes of Exchangeable Certificates, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

Distributions on an Exchangeable Certificate received in an exchange will be made as described in the related prospectus supplement. Distributions will be made to the Certificateholder of record as of the applicable record date.

Reports to Certificateholders

On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer or trustee, as provided in the related prospectus supplement, will forward to each holder a statement (a “Distribution Date Statement”) that will set forth, among other things, in each case to the extent applicable:

•	the amount of that distribution to holders of that class of offered certificates that was applied to reduce the principal balance of those certificates, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

•	the amount of that distribution to holders of that class of offered certificates that is allocable to Accrued Certificate Interest, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

•	the amount, if any, of that distribution to holders of that class of offered certificates that is allocable to Prepayment Premiums expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

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•	the amount, if any, by which that distribution is less than the amounts to which holders of that class of offered certificates are entitled;

•	if the related trust fund includes mortgage loans, the aggregate amount of advances included in that distribution;

•	if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and other customary information as the reporting party deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

•	information regarding the aggregate principal balance of the related mortgage assets on or about that distribution date;

•	if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent in varying degrees;

•	if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to those mortgage loans during the specified period, generally equal in length to the time period between distribution dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular distribution date;

•	the principal balance or notional amount, as the case may be, of each class of certificates (including any class of certificates not offered hereby) at the close of business on that distribution date, separately identifying any reduction in that principal balance or notional amount due to the allocation of any losses in respect of the related mortgage assets, any increase in that principal balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the principal balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to that balance;

•	if the class of offered certificates has a variable pass-through interest rate or an adjustable pass-through interest rate, the pass-through interest rate applicable to that class for that distribution date and, if determinable, for the next succeeding distribution date;

•	the amount deposited in or withdrawn from any reserve fund on that distribution date, and the amount remaining on deposit in that reserve fund as of the close of business on that distribution date;

•	if the related trust fund includes one or more instruments of credit support, like a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under that instrument as of the close of business on that distribution date; and

•	to the extent not otherwise reflected through the information furnished as described above, the amount of credit support being afforded by any classes of Subordinate Certificates.

The prospectus supplement for each series of certificates may describe variations or additions to the type of information to be included in reports to the holders of the offered certificates of that series.

Within a reasonable period of time after the end of each calendar year, the master servicer or trustee for a series of certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate of that series a statement containing the information set forth in the first three categories described above, aggregated for that calendar year or the applicable portion of that year during which that person was a certificateholder. This obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code of 1986, as amended (the “Code”), as are

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from time to time in force. See, however, “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in this prospectus.

If the trust fund for a series of certificates includes MBS, the ability of the related master servicer or trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying that MBS will depend on the reports received with respect to that MBS. In those cases, the related prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

Voting Rights

The voting rights evidenced by each series of certificates will be allocated among the respective classes of that series in the manner described in the related prospectus supplement.

Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the agreement pursuant to which the certificates are issued and as specified in the related prospectus supplement. See “Description of the Pooling Agreements—Amendment” in this prospectus. The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute a termination event with respect to the related master servicer. See “Description of the Pooling Agreements—Servicer Termination Events,” and “—Resignation and Removal of the Trustee” in this prospectus.

Termination

The obligations created by the pooling and servicing or other agreement creating a series of certificates will terminate following:

•	the final payment or other liquidation of the last mortgage asset underlying the series or the disposition of all property acquired upon foreclosure of any mortgage loan underlying the series, and

•	the payment to the certificateholders of the series of all amounts required to be paid to them.

Written notice of termination will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of that series at the location to be specified in the notice of termination.

If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the prospectus supplement, in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire those class or classes, in the manner set forth in the prospectus supplement.

Book-Entry Registration and Definitive Certificates

If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of that series will be offered in book-entry format through the facilities of The Depository Trust Company, and that class will be represented by one or more global certificates registered in the name of DTC or its nominee.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking corporation” within the meaning of the New York Banking Law, a member of the Federal Reserve System,

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a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (“Participants”) and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. “Direct Participants”, which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to others like banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”).

Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Certificates on DTC’s records.

The ownership interest of each actual purchaser of a Book-Entry Certificate (a “Certificate Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of those transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interest in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

DTC has no knowledge of the actual Certificate Owners of the Book-Entry Certificates; DTC’s records reflect only the identity of the Direct Participants to whose accounts those certificates are credited, which may or may not be the Certificate Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Distributions on the Book-Entry Certificates will be made to DTC. DTC’s practice is to credit Direct Participants’ accounts on the related distribution date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of that Participant (and not of DTC, the Depositor or any trustee or master servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, Certificate Owners may receive payments after the related distribution date.

Generally, with respect to Book-Entry Certificates, the only certificateholder of record will be the nominee of DTC, and the Certificate Owners will not be recognized as certificateholders under the agreement pursuant to which the certificates are issued. Certificate Owners will be permitted to exercise the rights of certificateholders under that agreement only indirectly through the Participants who in turn will exercise their rights through DTC. The Depositor is informed that DTC will take action permitted to be taken by a certificateholder under that agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in

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respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing that interest.

If so specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as Definitive Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if

•	the Depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those certificates and the Depositor is unable to locate a qualified successor or

•	the Depositor notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the Participants holding beneficial interests in the Book-Entry Certificates agree to initiate such termination.

Upon the occurrence of either of the events described above, DTC will be required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in those instructions the Definitive Certificates to which they are entitled, and thereafter the holders of those Definitive Certificates will be recognized as certificateholders of record under the related agreement pursuant to which the certificates are issued.

Transfers between Participants of Euroclear Bank, as operator of the Euroclear System, in Europe (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”) will occur in accordance with their applicable rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

Because of time-zone differences, it is possible that credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during this processing will be reported to the relevant Clearstream Participant or Euroclear Participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but, due to time-zone differences, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Certificate Owners that are not Direct or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the offered certificates may do so only through Direct and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the offered certificates from the Trustee through DTC and its Direct and Indirect Participants. Accordingly, Certificate Owners may experience delays in their receipt of payments, since those payments will be forwarded by the Trustee to Cede & Co., as nominee of DTC. DTC will forward those payments to its Participants, which thereafter will forward them to Indirect Participants or beneficial owners of offered certificates. Except as otherwise provided under “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in the related prospectus supplement, Certificate Owners will not be recognized by the Trustee, the Special Servicer or the Master Servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished

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to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Direct and Indirect Participants.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book entry transfers of the offered certificates among Participants and to receive and transmit distributions of principal of, and interest on, the offered certificates. Direct and Indirect Participants with which Certificate Owners have accounts with respect to the offered certificates similarly are required to make book entry transfers and receive and transmit the distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates evidencing their interests in the offered certificates, the Rules provide a mechanism by which Certificate Owners, through their Direct and Indirect Participants, will receive distributions and will be able to transfer their interests in the offered certificates.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of Certificateholders to pledge the Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the Certificates, may be limited due to the lack of a physical certificate for the Certificates.

DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an offered certificate under the Pooling Agreement only at the direction of one or more Participants to whose accounts with DTC the offered certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of Participants whose holdings include the undivided interests.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of Euroclear and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawal of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in global Certificates among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with the foregoing procedures, and the foregoing procedures may be discontinued at any time.

DESCRIPTION OF THE POOLING AGREEMENTS

General

The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement (in either case, a “Pooling Agreement”). In general, the parties to a Pooling Agreement will include the Depositor, a trustee, a master servicer and, in some cases, a special servicer appointed as of the date of the Pooling Agreement. However, a Pooling Agreement may include a Mortgage Asset Seller as a party, and a Pooling Agreement that relates to a trust fund that consists solely of MBS may not include a master servicer or other servicer as a party. All parties to each Pooling Agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, an affiliate of the Depositor, or the Mortgage Asset Seller or an affiliate of the Mortgage Asset Seller, may perform the functions of master servicer or special servicer. Any party to a Pooling Agreement may own certificates.

A form of a Pooling Agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the certificates to be issued and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a Pooling Agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related Pooling Agreement that materially differs from the

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description contained in this prospectus and, if the related trust fund includes MBS, will summarize all of the material provisions of the related Pooling Agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of certificates and the description of those provisions in the related prospectus supplement. We will provide a copy of the Pooling Agreement that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to J.P. Morgan Chase Commercial Mortgage Securities Corp., 383 Madison Avenue, 31st Floor, New York, New York 10179, Attention: President.

Assignment of Mortgage Loans; Repurchases

At the time of issuance of any series of certificates, we will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund. The trustee will, concurrently with the assignment, deliver the certificates to or at the direction of the Depositor in exchange for the mortgage loans and any interest rate or currency swap or interest rate cap, floor or collar contracts to be included in the trust fund for that series. Each mortgage loan will be identified in a schedule. That schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related Mortgaged Property and type of that property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

With respect to each mortgage loan to be included in a trust fund, we will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan documents which will generally include the original Mortgage Note endorsed, without recourse, to the order of the trustee, the original Mortgage, or a certified copy, in each case with evidence of recording indicated on it and an assignment of the Mortgage to the trustee in recordable form. The related Pooling Agreement will generally require us or another party to the agreement to promptly cause each assignment of Mortgage to be recorded in the appropriate public office for real property records. In the event a particular Pooling Agreement differs with respect to the mortgage file delivery requirements for a particular series, the terms will be described in the related prospectus supplement.

The trustee (or a custodian appointed by the trustee) for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt of the mortgage loan documents, and the trustee (or that custodian) will hold those documents in trust for the benefit of the certificateholders of that series. Generally, if that document is found to be missing or defective, and that omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series or the value of the mortgage loan affected by such document defect, the trustee (or that custodian) will be required to notify the master servicer and the Depositor, and one of those persons will be required to notify the relevant Mortgage Asset Seller. In that case, and if the Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of that notice, then, the Mortgage Asset Seller will generally be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. A Mortgage Asset Seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will generally have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace those mortgage loans with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. This repurchase or substitution obligation will generally constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective loan documentation and neither the Depositor nor, unless it is the Mortgage Asset Seller, the master servicer will be obligated to purchase or replace a mortgage loan if a Mortgage Asset Seller defaults on its obligation to do so. Notwithstanding the foregoing, if a document has not been delivered to the related trustee (or to a custodian appointed by the trustee) because that document has been submitted for recording, and neither that document nor a certified copy, in either case with evidence of recording on it, can be obtained because of delays on the part of the applicable recording office, then the Mortgage Asset Seller will generally not be required to repurchase or replace

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the affected mortgage loan on the basis of that missing document so long as it continues in good faith to attempt to obtain that document or that certified copy. In the event a particular Pooling Agreement differs with respect to the above requirements for a particular series, the terms will be described in the related prospectus supplement.

Representations and Warranties; Repurchases

The Depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making those representations and warranties, the “Warranting Party”) covering, by way of example:

•	the accuracy of the information set forth for that mortgage loan on the schedule of mortgage loans delivered upon initial issuance of the certificates;

•	the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related Mortgage;

•	the Warranting Party’s title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

•	the payment status of the mortgage loan.

A brief summary of additional representations and warranties that are applicable to a particular series will be described in the prospectus supplement. It is expected that in most cases the Warranting Party will be the Mortgage Asset Seller; however, the Warranting Party may also be an affiliate of the Mortgage Asset Seller, the Depositor or an affiliate of the Depositor, the master servicer, a special servicer or another person acceptable to the Depositor. The Warranting Party, if other than the Mortgage Asset Seller, will be identified in the related prospectus supplement.

Each Pooling Agreement will generally provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series or the value of the related mortgage loan. If that Warranting Party cannot cure that breach within a specified period following the date on which it was notified of the breach, then it will be obligated to repurchase that mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace that mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. This repurchase or substitution obligation will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a Warranting Party and neither the Depositor nor the master servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a mortgage loan if a Warranting Party defaults on its obligation to do so.

In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause us to believe that the representations and warranties made in respect of that mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

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Collection and Other Servicing Procedures

The master servicer for any trust fund, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled payments under the mortgage loans in that trust fund, and will be required to follow the same collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans in that trust fund and held for its own account, provided those procedures are consistent with:

1.       the terms of the related Pooling Agreement and any related instrument of credit support included in that trust fund,

2.       applicable law, and

3.       the servicing standard specified in the related Pooling Agreement and prospectus supplement (the “Servicing Standard”).

The master servicer for any trust fund, directly or through sub-servicers, will also be required to perform as to the mortgage loans in that trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) Mortgaged Properties acquired on behalf of that trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an “REO Property”); and maintaining servicing records relating to those mortgage loans. The master servicer will generally be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See “Description of Credit Support” in this prospectus.

Sub-Servicers

A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers; provided that the master servicer will generally remain obligated under the related Pooling Agreement. A sub-servicer for any series of certificates may be an affiliate of the Depositor or master servicer. Each sub-servicing agreement between a master servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally provide that, if for any reason the master servicer is no longer acting in that capacity, the trustee or any successor master servicer may assume the master servicer’s rights and obligations under that Sub-Servicing Agreement. A master servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of certificateholders.

Generally, a master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer’s compensation pursuant to the related Pooling Agreement is sufficient to pay those fees. Each sub-servicer will be reimbursed by the master servicer that retained it for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a Pooling Agreement. See “—Certificate Account” and “—Servicing Compensation and Payment of Expenses” in this prospectus.

Special Servicers

To the extent so specified in the related prospectus supplement, one or more special servicers may be a party to the related Pooling Agreement or may be appointed by the master servicer or another specified party. A special servicer for any series of certificates may be an affiliate of the Depositor or the master servicer. A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus in respect of a master servicer. The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates. The master servicer will not be liable for the performance of a special servicer.

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Certificate Account

General. The master servicer, the trustee and/or a special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of those mortgage loans, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A certificate account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held in a certificate account may be invested pending each succeeding distribution date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series (“Permitted Investments”). Any interest or other income earned on funds in a certificate account will generally be paid to the related master servicer, trustee or any special servicer as additional compensation. A certificate account may be maintained with the related master servicer, special servicer or Mortgage Asset Seller or with a depository institution that is an affiliate of any of the foregoing or of the Depositor, provided that it complies with applicable rating agency standards. If permitted by the applicable rating agency or agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or any special servicer or serviced by either on behalf of others.

Deposits. A master servicer, trustee or special servicer will generally be required to deposit or cause to be deposited in the certificate account for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling Agreement, the following payments and collections received or made by the master servicer, the trustee or any special servicer subsequent to the cut-off date (other than payments due on or before the cut-off date):

1.       all payments on account of principal, including principal prepayments, on the mortgage loans;

2.       all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the master servicer or any special servicer as its servicing compensation or as compensation to the trustee;

3.       all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) (collectively, “Insurance and Condemnation Proceeds”) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise (“Liquidation Proceeds”), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the trust fund through foreclosure or otherwise;

4.       any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under “Description of Credit Support” in this prospectus;

5.       any advances made as described under “Description of the Certificates—Advances in Respect of Delinquencies” in this prospectus;

6.       any amounts paid under any Cash Flow Agreement, as described under “Description of the Trust Funds—Cash Flow Agreements” in this prospectus;

7.       all proceeds of the purchase of any mortgage loan, or property acquired in respect of a mortgage loan, by the Depositor, any Mortgage Asset Seller or any other specified person as described under “—Assignment of Mortgage Loans; Repurchases” and “—Representations and

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Warranties; Repurchases” in this prospectus, all proceeds of the purchase of any defaulted mortgage loan as described under “—Realization Upon Defaulted Mortgage Loans” in this prospectus, and all proceeds of any mortgage asset purchased as described under “Description of the Certificates—Termination” in this prospectus (all of the foregoing, also “Liquidation Proceeds”);

8.       any amounts paid by the master servicer to cover Prepayment Interest Shortfalls arising out of the prepayment of mortgage loans as described under “—Servicing Compensation and Payment of Expenses” in this prospectus;

9.       to the extent that this item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges or Prepayment Premiums with respect to the mortgage loans;

10.   all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under “—Hazard Insurance Policies” in this prospectus;

11.   any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

12.   any other amounts required to be deposited in the certificate account as provided in the related Pooling Agreement and described in the related prospectus supplement.

Withdrawals. A master servicer, trustee or special servicer may generally make withdrawals from the certificate account for each trust fund that includes mortgage loans for any of the following purposes:

1.       to make distributions to the certificateholders on each distribution date;

2.       to pay the master servicer, the trustee or a special servicer any servicing fees not previously retained by them out of payments on the particular mortgage loans as to which those fees were earned;

3.       to reimburse the master servicer, a special servicer, the trustee or any other specified person for any unreimbursed amounts advanced by it as described under “Description of the Certificates—Advances in Respect of Delinquencies” in this prospectus, the reimbursement to be made out of amounts received that were identified and applied by the master servicer or a special servicer, as applicable, as late collections of interest on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to those mortgage loans;

4.       to reimburse the master servicer, the trustee or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect of the mortgage loans, the reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance and Condemnation Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which those fees were earned or those expenses were incurred or out of amounts drawn under any form of credit support with respect to those mortgage loans and properties;

5.       to reimburse the master servicer, a special servicer, the trustee or other specified person for any advances described in clause (3) above made by it and/or any servicing expenses referred to in clause (4) above incurred by it that, in the good faith judgment of the master servicer, special servicer, trustee or other specified person, as applicable, will not be recoverable from the amounts described in clauses (3) and (4), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if so provided by the related Pooling Agreement and described in the related prospectus supplement, only from that portion of amounts collected on

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those other mortgage loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

6.       if described in the related prospectus supplement, to pay the master servicer, a special servicer, the trustee or any other specified person interest accrued on the advances described in clause (3) above made by it and the servicing expenses described in clause (4) above incurred by it while they remain outstanding and unreimbursed;

7.       if and as described in the related prospectus supplement, to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on those Mortgaged Properties;

8.       to reimburse the master servicer, the special servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under “—Certain Matters Regarding the Master Servicer and the Depositor” in this prospectus;

9.       if described in the related prospectus supplement, to pay the fees of trustee;

10.   to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under “—Certain Matters Regarding the Trustee” in this prospectus;

11.   if described in the related prospectus supplement, to pay the fees of any provider of credit support;

12.   if described in the related prospectus supplement, to reimburse prior draws on any form of credit support;

13.   to pay the master servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

14.   to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any Mortgaged Property acquired by the trust fund by foreclosure or otherwise;

15.   if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as described under “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxes That May Be Imposed on the REMIC Pool” in this prospectus;

16.   to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect a defaulted mortgage loan in connection with the liquidation of that mortgage loan or property;

17.   to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of certificateholders;

18.   to make any other withdrawals permitted by the related Pooling Agreement and described in the related prospectus supplement; and

19.   to clear and terminate the certificate account upon the termination of the trust fund.

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Modifications, Waivers and Amendments of Mortgage Loans

A master servicer or special servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable Servicing Standard and the REMIC provisions, or grantor trust provisions, as applicable. For example, the related prospectus supplement may provide that a mortgage loan may be amended to extend the maturity date or change the interest rate.

Realization Upon Defaulted Mortgage Loans

A borrower’s failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related Mortgaged Property. In general, the master servicer or the special servicer, if any, for a series of certificates will be required to monitor any mortgage loan in the related trust fund that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Mortgaged Property and take any other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the servicer is able to assess the success of the corrective action or the need for additional initiatives.

The time within which the servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the Mortgaged Property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a borrower files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the related Mortgaged Property for a considerable period of time, and that mortgage loan may be restructured in the resulting bankruptcy proceedings. See “Certain Legal Aspects of Mortgage Loans” in this prospectus.

The related prospectus supplement will describe the remedies available to a servicer in connection with a default on a mortgage loan. Such remedies include instituting foreclosure proceedings, exercising any power of sale contained in mortgage, obtaining a deed in lieu of foreclosure or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise.

Hazard Insurance Policies

Each Pooling Agreement will generally require the master servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage required under the related Mortgage or, if the Mortgage permits the mortgagee to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, the coverage consistent with the requirements of the Servicing Standard. The coverage generally will be in an amount equal to the lesser of the principal balance owing on that mortgage loan and the replacement cost of the related Mortgaged Property. The ability of a master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer under that policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the master servicer’s normal servicing procedures and/or to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the related certificate account. The Pooling Agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust fund. If the blanket policy contains a deductible clause, the master

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servicer will be required, in the event of a casualty covered by the blanket policy, to deposit in the related certificate account all sums that would have been deposited in that certificate account but for that deductible clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Accordingly, a Mortgaged Property may not be insured for losses arising from that cause unless the related Mortgage specifically requires, or permits the mortgagee to require, that coverage.

The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related Mortgaged Property made without the lender’s consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. The master servicer will determine whether to exercise any right the trustee may have under that provision in a manner consistent with the Servicing Standard. The master servicer will generally be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property. See “Certain Legal Aspects of Mortgage Loans—Due-on-Sale and Due-on-Encumbrance” in this prospectus.

Servicing Compensation and Payment of Expenses

A master servicer’s primary servicing compensation with respect to a series of certificates generally will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund. Because that compensation is generally based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. As additional compensation, the master servicer may retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the master servicer’s compensation as its sub-servicing compensation.

In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on those expenses at the rate specified

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in the prospectus supplement, and the fees of any special servicer, may be required to be borne by the trust fund.

If provided in the related prospectus supplement, a master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to Prepayment Interest Shortfalls. See “Yield and Maturity Considerations—Certain Shortfalls in Collections of Interest” in this prospectus.

Evidence as to Compliance

The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the related Pooling Agreement, an officer’s certificate stating that (i) a review of that party’s servicing activities during the preceding calendar year and of performance under the related Pooling Agreement has been made under the supervision of the officer, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulfilled all its obligations under the related Pooling Agreement throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default.

In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and any interest rate or currency swap or interest rate cap, floor or collar contracts comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an “Assessment of Compliance”) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB under the Securities Act (17 C.F.R. 229.1122) that contains the following:

(a)	a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

(b)	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

(c)	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party; and

(d)	a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an “Attestation Report”) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

Each Pooling Agreement will also require, on or before a specified date in each year, the master servicer to furnish to the trustee a statement signed by one or more officers of the master servicer to the effect that the master servicer has fulfilled its material obligations under that Pooling Agreement throughout the preceding calendar year or other specified twelve month period.

Certain Matters Regarding the Master Servicer and the Depositor

The related prospectus supplement will describe certain protections afforded to a servicer under the related Pooling Agreement. For example, the Pooling Agreement may permit the servicer to resign from its obligations under the Pooling Agreement provided certain conditions are met. In addition, the Pooling Agreement may provide that none of the master servicer, the Depositor or any director, officer, employee or agent of either of them will be under any liability to the related trust fund or certificateholders for any

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action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment. The Pooling Agreement may also provide that the master servicer, the Depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to the Pooling Agreement or the related series of certificates. In addition, the Pooling Agreement may provide that none of the servicer, special servicer or the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its responsibilities under the Pooling Agreement.

Servicer Termination Events

Each prospectus supplement will describe the events which will trigger a termination event (each a “Servicer Termination Event”). For example, the related prospectus supplement may provide that a servicer termination event will occur if a servicer fails to make remittance as required under the Pooling Agreement, if a special servicer fails to make the required deposit, or if either the servicer or special servicer materially fails to perform any of its obligations contained in the related Pooling Agreement.

The related prospectus supplement will describe the remedies available if a Servicer Termination Event occurs with respect to the master servicer under a Pooling Agreement, which remedies may include the termination of all of the rights and obligations of the master servicer as master servicer under the Pooling Agreement.

Amendment

Each Pooling Agreement generally may be amended, without the consent of any of the holders of the related series of certificates for those purposes described in the related prospectus supplement, which, among others, may include:

1.       to cure any ambiguity,

2.       to correct a defective provision in the Pooling Agreement or to correct, modify or supplement any of its provisions that may be inconsistent with any other of its provisions,

3.       to add any other provisions with respect to matters or questions arising under the Pooling Agreement that are not inconsistent with its provisions, or

4.       to comply with any requirements imposed by the Code;

provided that the amendment (other than an amendment for the specific purpose referred to in clause (4) above) may not (as evidenced by an opinion of counsel to an effect satisfactory to the trustee) adversely affect in any material respect the interests of any holder; and provided further that the amendment (other than an amendment for one of the specific purposes referred to in clauses (1) through (4) above) must be acceptable to each applicable rating agency.

Each Pooling Agreement may also be amended, with the consent of the holders of the related series of certificates entitled to not less than the percentage specified in the related prospectus supplement of the voting rights for that series allocated to the affected classes, for any purpose. The related prospectus supplement may provide that these types of amendments may not:

1.       reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any certificate without the consent of the holder of that certificate,

2.       adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in clause (1), without the consent of the holders of all certificates of that class, or

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3.       modify the amendment provisions of the Pooling Agreement described in this paragraph without the consent of the holders of all certificates of the related series.

Generally, the trustee will be prohibited from consenting to any amendment of a Pooling Agreement pursuant to which one or more REMIC elections are to be or have been made unless the trustee shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund, or the designated portion, to fail to qualify as a REMIC at any time that the related certificates are outstanding.

List of Certificateholders

Generally, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Pooling Agreement, the trustee or other specified person will afford those certificateholders access during normal business hours to the most recent list of certificateholders of that series held by that person. If that list is of a date more than 90 days prior to the date of receipt of that certificateholder’s request, then that person, if not the registrar for that series of certificates, will be required to request from that registrar a current list and to afford those requesting certificateholders access thereto promptly upon receipt.

The Trustee

The trustee under each Pooling Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the Depositor and its affiliates and with any master servicer or special servicer and its affiliates.

Duties of the Trustee

The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement, the certificates or any underlying mortgage loan or related document and will not be accountable for the use or application by or on behalf of the master servicer for that series of any funds paid to the master servicer or any special servicer in respect of the certificates or the underlying mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account for that series by or on behalf of the master servicer or any special servicer. If no Servicer Termination Event has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of that agreement.

Certain Matters Regarding the Trustee

As described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

The trustee for each series of certificates will generally be entitled to indemnification, from amounts held in the certificate account for that series, for any loss, liability or expense incurred by the trustee in connection with the trustee’s acceptance or administration of its trusts under the related Pooling Agreement. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the related Pooling Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the Pooling Agreement, or by reason of its reckless disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the Pooling Agreement.

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The trustee for each series of certificates will generally be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of its duties under that Pooling Agreement either directly or by or through agents or attorneys, and the trustee will not be relieved of any of its duties or obligations by virtue of the appointment of any agents or attorneys.

Resignation and Removal of the Trustee

A trustee will be permitted at any time to resign from its obligations and duties under the related Pooling Agreement by giving written notice to the Depositor, the servicer, the special servicer and to all certificateholders. Upon receiving this notice of resignation, the Depositor, or other person as may be specified in the related prospectus supplement, will be required to use its best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

If at any time a trustee ceases to be eligible to continue as trustee under the related Pooling Agreement, or if at any time the trustee becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, the Depositor will be authorized to remove the trustee and appoint a successor trustee. In addition, holders of the certificates of any series entitled to at least 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series may at any time, with or without cause, remove the trustee under the related Pooling Agreement and appoint a successor trustee.

Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

DESCRIPTION OF CREDIT SUPPORT

General

Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage assets. Credit support may be in the form of letters of credit, overcollateralization, the subordination of one or more classes of certificates, insurance policies, surety bonds, guarantees or reserve funds, or any combination of the foregoing. If so provided in the related prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in that prospectus supplement.

The credit support will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are not covered by that credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of that coverage.

If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of

•	the nature and amount of coverage under the credit support,

•	any conditions to payment under the credit support not otherwise described in this prospectus,

•	any conditions under which the amount of coverage under the credit support may be reduced and under which that credit support may be terminated or replaced and

•	the material provisions relating to the credit support.

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Additionally, the related prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, including

•	a brief description of its principal business activities;

•	its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

•	if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

•	its total assets, and its stockholders’ equity or policyholders’ surplus, if applicable, as of a date that will be specified in the prospectus supplement. See “Risk Factors—Credit Support May Not Cover Losses” in this prospectus.

Subordinate Certificates

If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of Subordinate Certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which that subordination will be available.

Cross-Support Provisions

If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage assets prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying those provisions.

Insurance or Guarantees with Respect to Mortgage Loans

If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. A copy of that instrument will accompany the Current Report on Form 8-K to be filed with the SEC contemporaneously with the final prospectus.

Letter of Credit

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates may be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement (the “L/C Bank”). Under a letter of credit, the L/C Bank will be obligated to honor draws under a letter of credit in an aggregate fixed dollar amount, net of unreimbursed payments, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate principal balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement. The obligations of the L/C

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Bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of that letter of credit will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

Certificate Insurance and Surety Bonds

If so provided in the prospectus supplement for a series of certificates, insurance policies and/or surety bonds provided by one or more insurance companies or sureties of the insurance companies will cover deficiencies in amounts otherwise payable on those certificates or certain classes. Those instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under that instrument. A copy of that instrument will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

Reserve Funds

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, short-term debt obligations, a demand note or a combination of those features will be deposited, in the amounts specified in the prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

Amounts on deposit in any reserve fund for a series, together with the reinvestment income on those amounts, if any, will be applied for the purposes, in the manner, specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in that reserve fund may be released from it under the conditions specified in the related prospectus supplement.

Amounts deposited in any reserve fund will generally be invested in short-term debt obligations. Any reinvestment income or other gain from those investments will generally be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to that reserve fund. However, that income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund.

Credit Support with Respect to MBS

If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each form of credit support, the information indicated above with respect to the credit support for each series, to the extent that information is material and available.

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties. Because those legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are

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qualified in their entirety by reference to the applicable laws of those states. See “Description of the Trust Funds—Mortgage Loans” in this prospectus.

General

Each mortgage loan will be evidenced by a promissory note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages.” A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor who is the borrower and usually the owner of the subject property, and a mortgagee, who is the lender. In contrast, a deed of trust is a three-party instrument, among a trustor who is the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary, who is the lender, for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related mortgage note. A deed to secure debt typically has two parties. The grantor (the borrower) conveys title to the real property to the grantee (the lender) generally with a power of sale, until the time the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because a land trustee holds legal title to the property under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Servicemembers Civil Relief Act) and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender the its right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel and motel room revenue are considered accounts receivable under the Uniform Commercial Code, also known as the UCC. In cases where hotels or motels constitute loan security, the borrower as additional security for the loan generally pledges the revenue. In general, the lender must file financing statements in order to perfect its security interest in the revenue and must file continuation statements, generally every five years, to maintain perfection of that security interest. Even if the lender’s security interest in room revenue is perfected under the UCC, it may be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room revenue following a default. See “—Bankruptcy Laws” below.

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Personalty

In the case of certain types of mortgaged properties, for instance hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection.

Foreclosure

General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the mortgage note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. Moreover, as discussed below, even a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties’ intent, if a court determines that the sale was for less than fair consideration and that the sale occurred while the borrower was insolvent and within a specified period prior to the borrower’s filing for bankruptcy protection.

Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the Mortgaged Property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the Mortgaged Property, the proceeds of which are used to satisfy the judgment. Those sales are made in accordance with procedures that vary from state to state.

Equitable Limitations on Enforceability of Certain Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on those principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lenders and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

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Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to that sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal bankruptcy code, as amended from time to time (11 U.S.C. §§ 101-1532) (the “Bankruptcy Code”) and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration,” which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the lesser of fair market value and the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor’s right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make those repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes, hospitals or casinos, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount of the mortgage against the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, an increasing number of states require that any environmental contamination at certain types of properties

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be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Risks” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption.” The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure.

Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Risks. Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease.

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Cooperative Shares. Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Those loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. This kind of loan typically is subordinate to the mortgage, if any, on the Cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the Cooperative. Further, transfer of shares in a Cooperative are subject to various regulations as well as to restrictions under the governing documents of the Cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the Cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Generally. The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out a junior lien.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified. In addition under certain circumstances, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of the lender’s security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between the value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the plan of reorganization does not provide for payment in full of the amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of the mortgage may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim

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is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case.” The equities of a particular case may permit the discontinuance of security interests in pre-petition leases and rents. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will normally constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called “ipso facto clauses” could limit the ability of the trustee to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a trustee’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing an assignment by a borrower of rents and leases related to a mortgaged property if the related borrower was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

Rents and leases may also escape an assignment (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, or (iv) to the extent the bankruptcy court determines that the lender is adequately protected.

In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any

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defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. However, these remedies may, in fact, be insufficient and the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain of the other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

Under Sections 363(b) and (f) of the Bankruptcy Code, a trustee, or a borrower as debtor in possession, may, under certain circumstances, despite the provisions of the related mortgage to the contrary, sell the related mortgaged property free and clear of all liens, which liens would then attach to

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the proceeds of such sale. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Pursuant to Section 364 of the Bankruptcy Code, a bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level special purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, there can be no assurance that, in the event of a bankruptcy of the sponsor of the borrower, the sponsor of the borrower would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

Certain of the Borrowers May Be Partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or

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shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the trustee’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a special purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are special purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a special purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be special purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Risks

Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under federal law, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (also known as “CERCLA”) and the laws of certain states, failure to perform the remediation required or demanded by the state or federal government of any condition or circumstance that:

•	may pose an imminent or substantial endangerment to human health or welfare or the environment,

•	may result in a release or threatened release of any hazardous material,

•	may give rise to any environmental claim or demand, or

•	may give rise to a lien on the property to ensure the reimbursement of remedial costs incurred by the federal or state government. In several states, the lien has priority over the lien of an existing mortgage against the property. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or hazardous material treatment, storage or disposal activity. Those environmental risks may give rise to (a) a diminution in value of property securing a mortgage note or the inability to foreclose against the property or (b) in certain circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the property, the aggregate assets of the owner or operator, or the principal balance of the related indebtedness.

The state of the law is currently unclear as to whether and under what circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender. Under the laws of some states and under CERCLA, a lender may become liable as an “owner” or an “operator” of a contaminated mortgaged property for the costs of remediation of releases or threatened releases of hazardous substances at the mortgaged property. The liability may attach if the lender or its agents or employees have participated in the management of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner, operator, or other third party.

Excluded from CERCLA’s definition of “owner or operator” is any person “who, without participating in the management of a vessel or facility, holds indicia of ownership primarily to protect his security interest” (the “secured-creditor exemption”). This exemption for holders of a security interest such as a secured lender applies only in circumstances when the lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender’s activities encroach on the actual management of that facility or property or of the borrower, the lender faces potential liability as an “owner or operator” under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property

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(whether it holds the facility or property as an investment or leases it to a third party), under some circumstances the lender may incur potential CERCLA liability.

Amendments to CERCLA provide examples of permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured-creditor exemption, subject to certain conditions and limitations. Additionally, the amendments provide certain protections from CERCLA liability as an “owner or operator” to a lender who forecloses on contaminated property, as long as it seeks to divest itself of the facility at the earliest practicable commercially reasonable time on commercially reasonable terms. The amendments also limit the potential liability of lenders under the federal Solid Waste Disposal Act for costs of responding to leaking underground storage tanks. However, the protections afforded lenders under the amendments are subject to terms and conditions that have not been clarified by the courts. Moreover, the CERCLA secured-creditor exemption does not necessarily affect the potential for liability in actions under other federal or state laws which may impose liability on “owners or operators” but do not incorporate the secured-creditor exemption. Furthermore, the secured-creditor exemption does not protect lenders from other bases of CERCLA liability, such as that imposed on “generators” or “transporters” of hazardous substances.

Environmental clean-up costs may be substantial. It is possible that those costs could become a liability of the applicable trust fund and occasion a loss to certificateholders if those remedial costs were incurred.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. It is possible that a property securing a mortgage loan could be subject to these transfer restrictions. If this occurs, and if the lender becomes the owner upon foreclosure, the lender may be required to clean up the contamination before selling the property.

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator that created the environmental hazard, but that person or entity may be without substantial assets. Accordingly, it is possible that these costs could become a liability of a trust fund and occasion a loss to certificateholders of the related series.

To reduce the likelihood of this kind of loss, the related Pooling Agreement may provide that the master servicer may not, on behalf of the trust fund, acquire title to a Mortgaged Property or take over its operation unless the master servicer, based on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so. There can be no assurance that any environmental site assessment obtained by the master servicer will detect all possible environmental contamination or conditions or that the other requirements of the related pooling and servicing agreement, even if fully observed by the master servicer, will in fact insulate the related trust fund from liability with respect to environmental matters.

Even when a lender is not directly liable for cleanup costs on property securing loans, if a property securing a loan is contaminated, the value of the security is likely to be affected. In addition, a lender bears the risk that unanticipated cleanup costs may jeopardize the borrower’s repayment. Neither of these two issues is likely to pose risks exceeding the amount of unpaid principal and interest of a particular loan secured by a contaminated property, particularly if the lender declines to foreclose on a mortgage secured by the property.

If a lender forecloses on a mortgage secured by a property the operations of which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Compliance could be complicated and may entail substantial expense.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. That disclosure may decrease the amount that prospective buyers are willing to pay for the affected property and thereby lessen the ability of the lender to recover its investment in a loan upon foreclosure.

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Due-on-Sale and Due-on-Encumbrance

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses by providing, among other things, that “due-on-sale” clauses in certain loans are enforceable within certain limitations as set forth in the Garn Act. Therefore, subject to those limitations, a master servicer may have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, whether or not the master servicer can demonstrate that the transfer threatens its security interest in the property.

Subordinate Financing

Certain of the mortgage loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Mortgage notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge or fee if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations shall not apply to certain types of residential, including multifamily but not commercial, first mortgage loans originated by certain lenders after March 31, 1980. A similar Federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, no mortgage loan originated after the date of that state action will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (1) the mortgage loan provides for an interest rate, discount points and charges as are permitted in that state or

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(2) the mortgage loan provides that the terms are to be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower’s counsel has rendered an opinion that the choice of law provision would be given effect.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act (the “Relief Act”), a borrower who enters military service after the origination of that borrower’s mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by such borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of that borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, any form of credit support provided in connection with those certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

Type of Mortgaged Property

The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that:

1.       hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and

2.       the transferability of the hotel’s operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements.

In addition, Mortgaged Properties which are multifamily properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of those properties.

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Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated under this act (the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable.” In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose these requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”).  Any of the Depositor, the Issuing Entity, the Underwriters, the Master Servicer, the Special Servicer or the Trustee could be requested or required to obtain certain assurances from prospective investors intending to purchase Certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future.  It is the policy of the Depositor, the Issuing Entity, the Underwriters, the Master Servicer, the Special Servicer and the Trustee to comply with Requirements to which they are or may become subject and to interpret such Requirements broadly in favor of disclosure.  Failure to honor any request by the Depositor, the Issuing Entity, the Underwriters, the Master Servicer, the Special Servicer or the Trustee to provide requested information or take such other actions as may be necessary or advisable for the Depositor, the Issuing Entity, the Underwriters, the Master Servicer, the Special Servicer or the Trustee to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s Certificates.  In addition, each of the Depositor, the Issuing Entity, the Underwriters, the Master Servicer, the Special Servicer and the Trustee intends to comply with the U.S. Bank Secrecy Act, the United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “Patriot Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection therewith.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. A number of offenses can trigger such a blocking and/or seizure and forfeiture including, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the Money Laundering Control Act, the USA PATRIOT Act and the regulations issued pursuant to all of them, as well as the controlled substance laws. In many instances, the United States may seize the property civilly without a criminal prosecution.

In the event of a forfeiture proceeding, a financial institution that is a lender may be able to establish its interest in the property by proving that (a) its Mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were

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derived or before the commission of any other crime upon which the forfeiture is based, or (b) at the time of the execution of the Mortgage, despite appropriate due diligence, it “did not know or was reasonably without cause to believe that the property was subject to forfeiture.” However, there is no assurance that such a defense will be successful.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. Further, the authorities on which this discussion is based are subject to change or differing interpretations, and any change or interpretation could apply retroactively. No rulings have been or will be sought from the Internal Revenue Service (the “IRS”) with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions. This discussion reflects the applicable provisions of the Code as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of Treasury (the “Treasury”). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

For purposes of this discussion, (1) references to the mortgage loans include references to the mortgage loans underlying MBS included in the mortgage assets and (2) where the applicable prospectus supplement provides for a fixed retained yield with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the Retained Interest. References to a “holder” or “certificateholder” in this discussion generally mean the beneficial owner of a certificate.

Federal Income Tax Consequences for REMIC Certificates

General

With respect to a particular series of certificates, an election may be made to treat the trust fund or one or more segregated pools of assets in the trust fund as one or more REMICs within the meaning of Code Section 860D. A trust fund or a portion of a trust fund as to which a REMIC election is made will be referred to as a “REMIC Pool.” For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as “REMIC Certificates” and will consist of one or more classes of “Regular Certificates” and one class of Residual Certificates in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates, Cadwalader, Wickersham & Taft LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming:

1.       the making of an election,

2.       compliance with the Pooling Agreement and any other governing documents and

3.       compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations under the Code,

each REMIC Pool will qualify as a REMIC.

In that case, the Regular Certificates will be considered to be “regular interests” in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be “residual interests” in the REMIC Pool. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related trust fund will be made, in which event references to “REMIC” or “REMIC Pool” below shall be deemed to refer to that REMIC Pool. If so specified in the applicable

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prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See “—Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made” below.

Characterization of Investments in REMIC Certificates

REMIC Certificates held by a domestic building and loan association will constitute “a regular or residual interest in a REMIC” within the meaning of Code Section 7701(a)(19)(C)(xi), but only in the same proportion that the assets of the REMIC Pool would be treated as “loans . . . secured by an interest in real property which is . . . residential real property” (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), and otherwise will not qualify for that treatment. REMIC Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest, including original issue discount, on the Regular Certificates and income with respect to Residual Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) if received by a real estate investment trust in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. Mortgage Loans held by the REMIC Pool that have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certificates qualify for that treatment. Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Regular Certificates will be “qualified mortgages” for another REMIC for purposes of Code Section 860G(a)(3). REMIC Certificates held by a regulated investment company will not constitute “Government Securities” within the meaning of Code Section 851(b)(3)(A)(i). REMIC Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Qualification as a REMIC

In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the “Startup Day” (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments.” The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool’s assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling Agreement for each series will contain a provision designed to meet this requirement. See “—Taxation of Residual Certificates—Tax-Related Restrictions on Transfer of Residual Certificates—Disqualified Organizations” below.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day in exchange for regular or residual interests, or is either purchased by the REMIC Pool within a three-month period thereafter or represents an increase in the loan advanced to the obligor under its original terms, in each case pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans, such as the mortgage loans, (ii) certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain of the MBS, (iii) regular interests in another REMIC, such as MBS in a trust as to which a REMIC election has been made, (iv) loans secured by timeshare interests and (v) loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general:

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1.       the fair market value of the real property security (including buildings and structural components) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the mortgage certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security), or

2.       substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

If the mortgage loan has been significantly modified prior to the closing date other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in the first bullet point of the preceding sentence as of the date of the last modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any obligation that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (1) in exchange for any qualified mortgage within a three-month period thereafter or (2) in exchange for a defective obligation within a two-year period thereafter. A “defective obligation” includes:

•	a mortgage in default or as to which default is reasonably foreseeable,

•	a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached,

•	a mortgage that was fraudulently procured by the mortgagor, and

•	a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).

A mortgage loan that is defective as described in the 4th clause in the immediately preceding sentence that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period.

Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. In addition, a reserve fund (limited to not more than 50% of the REMIC Pool’s initial assets) may be used to provide a source of funds for the purchase of increases in the balances of qualified mortgages pursuant to their terms. A reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced “promptly and appropriately” to the extent no longer required. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage, provided the Depositor had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC Pool. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC Pool, with an extension that may be granted by the IRS.

In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (1) one or more classes of regular interests or (2) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar

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amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates for each REMIC Pool of that series will constitute a single class of residual interests on which distributions are made pro rata.

If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests in the REMIC Pool. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “Reform Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool’s income for the period of time in which the requirements for REMIC status are not satisfied.

Exchangeable Certificates. If a series of certificates includes Exchangeable Certificates, each class of Exchangeable Certificates will represent beneficial ownership of one or more interests in one or more REMIC regular interests. The related prospectus supplement will specify whether each class of Exchangeable Certificates represents a proportionate or disproportionate interest in each underlying REMIC regular interest. The exchangeable certificates will be created, sold and administered pursuant to an arrangement that will be treated as a grantor trust under subpart E, part I of subchapter J of the Code. The tax treatment of Exchangeable Certificates is discussed under “—Tax Treatment of Exchangeable Certificates” below.

Taxation of Regular Certificates

General.

A regular interest will be treated as a newly originated debt instrument for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the “Regular Certificateholder”) as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder’s basis in the Regular Certificate allocable thereto (other than accrued market discount not yet reported as ordinary income). Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by those Regular Certificateholders.

Original Issue Discount.

Accrual Certificates and principal-only certificates will be, and other classes of Regular Certificates may be, issued with “original issue discount” within the meaning of Code Section 1273(a). Holders of any class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield

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method that takes into account the compounding of interest, in advance of receipt of the cash attributable to that income. The following discussion is based in part on Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1275 and in part on the provisions of the Reform Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent those issues are not addressed in those regulations, the Depositor intends to apply the methodology described in the Conference Committee Report to the Reform Act. We cannot assure you that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

Each Regular Certificate, except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot (“Random Lot Certificates”), will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder’s income. The total amount of original issue discount on a Regular Certificate is the excess of the “stated redemption price at maturity” of the Regular Certificate over its “issue price.” The issue price of a class of Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of Regular Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Depositor intends to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of that class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if those interest distributions constitute “qualified stated interest.” Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that those interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, we intend to treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the Regular Certificates includes all distributions of interest as well as principal on those Regular Certificates. Likewise, we intend to treat an “interest only” class, or a class on which interest is substantially disproportionate to its principal amount, a so-called “super-premium” class, as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a Regular Certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The

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Conference Committee Report to the Reform Act provides that the schedule of distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the “Prepayment Assumption”) and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a Series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See “—Election to Treat All Interest Under the Constant Yield Method” below.

A Regular Certificateholder generally must include in gross income for any taxable year the sum of the “daily portions,” as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. We intend to treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the Regular Certificate. The Conference Committee Report to the Reform Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Random Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of:

1.       the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular Certificate’s stated redemption price at maturity and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate’s stated redemption price at maturity, over

2.       the adjusted issue price of the Regular Certificate at the beginning of the accrual period.

The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

1.       the yield to maturity of the Regular Certificate at the issue date,

2.       events (including actual prepayments) that have occurred prior to the end of the accrual period, and

3.       the Prepayment Assumption.

For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate’s stated redemption price at maturity that were made on the Regular Certificate in those prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease, but not below zero for any period, if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans with respect to a series of Regular Certificates can result in both a change in the priority of principal

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payments with respect to certain classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to those Regular Certificates.

In the case of a Random Lot Certificate, we intend to determine the yield to maturity of that certificate based upon the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate, or portion of that unpaid principal balance, (a) the remaining unaccrued original issue discount allocable to that certificate (or to that portion) will accrue at the time of that distribution, and (b) the accrual of original issue discount allocable to each remaining certificate of the class (or the remaining unpaid principal balance of a partially redeemed Random Lot Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance of the class that was distributed. We believe that the foregoing treatment is consistent with the “pro rata prepayment” rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole. You are advised to consult your tax advisors as to this treatment.

The Treasury proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on Regular Certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the Regular Certificateholder’s right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to Regular Certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any Regular Certificate issued after the date the final regulations are published in the Federal Register.

Acquisition Premium.

A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all of the acquisition premium under the constant yield method, as described below under the heading “—Election to Treat All Interest Under the Constant Yield Method” below.

Variable Rate Regular Certificates.

Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally:

1.       the issue price does not exceed the original principal balance by more than a specified amount, and

2.       the interest compounds or is payable at least annually at current values of

(a)     one or more “qualified floating rates,”

(b)     a single fixed rate and one or more qualified floating rates,

(c)     a single “objective rate,” or

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(d)     a single fixed rate and a single objective rate that is a “qualified inverse floating rate.”

A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the depositor or a related party or (2) unique to the circumstances of the depositor or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of Regular Certificates may be issued under this prospectus that does not have a variable rate under the OID Regulations, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly “front-loaded” or “back-loaded” within the meaning of the OID Regulations. It is possible that a class of this type may be considered to bear “contingent interest” within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the current regulations, those regulations may lead to different timing of income inclusion than would be the case under the variable interest regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

Under the REMIC Regulations, a Regular Certificate (1) bearing a rate that qualifies as a qualified floating rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors (each, a “variable rate”), or (2) bearing one or more of these variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, if so indicated in the related prospectus supplement, we intend to treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under “—Original Issue Discount” with the yield to maturity and future payments on that Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Generally, we intend to treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, we intend to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or mortgage certificates having fixed or adjustable rates, as having qualified stated interest, except to the extent that initial “teaser” rates cause sufficiently “back-loaded” interest to create more than de minimis original issue discount. The yield on those Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial “teaser rates” followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the

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applicable index used to compute interest on the mortgage loans will be the index in effect on the pricing date (or possibly the issue date), and in the case of initial teaser rates, will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through interest rate on the Regular Certificates.

Deferred Interest.

Under the OID Regulations, all interest on a Regular Certificate as to which there may be deferred interest is includible in the stated redemption price at maturity thereof. Accordingly, any deferred interest that accrues with respect to a class of Regular Certificates may constitute income to the holders of such Regular Certificates prior to the time distributions of cash with respect to such deferred interest are made.

Market Discount.

A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Certificate (exclusive of accrued qualified stated interest) (1) is exceeded by the then-current principal amount of the Regular Certificate or (2) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of that Regular Certificate at the time of purchase. The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the Regular Certificate as distributions includible in the stated redemption price at maturity of the Regular Certificate are received, in an amount not exceeding that distribution. The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the Reform Act provides that until regulations are issued, the market discount would accrue either (1) on the basis of a constant interest rate or (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of that period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period. You also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. You will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable on those Regular Certificates. The deferred portion of an interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for that year. The deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, you may elect to include market discount in income currently as it accrues on all market discount instruments you acquired in that taxable year or thereafter, in which case the interest deferral rule will not apply. See “—Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which that election may be deemed to be made.

Market discount with respect to a Regular Certificate will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under “—Original Issue Discount”) remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See “—Original Issue Discount” above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. You should also consult Revenue Procedure 92-67 concerning the

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elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium.

A Regular Certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If you hold a Regular Certificate as a “capital asset” within the meaning of Code Section 1221, you may elect under Code Section 171 to amortize that premium under the constant yield method. The election to amortize premium applies to all the premium bonds you hold at the beginning of the taxable year and to all premium bonds you acquire thereafter. Final regulations with respect to amortization of bond premium do not by their terms apply to prepayable obligations such as the Regular Certificates. However, the Conference Committee Report to the Reform Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See “—Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

Election to Treat All Interest Under the Constant Yield Method.

A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to an election, (1) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (2) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make an election on an instrument by instrument basis or for a class or group of debt instruments. However, if you make the election with respect to a premium bond, then you are deemed to make the election to amortize premium for all the premium bonds you hold at the beginning of the taxable year and all premium bonds you acquire thereafter. If you make the election with respect to a market discount bond, then you are deemed to make the election to accrue market discount for all the market discount bonds you acquire at the beginning of the taxable year and all market discount bonds you acquire thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. You should consult their own tax advisors regarding the advisability of making an election.

Prepayment Premiums.

Prepayment Premiums actually collected on the mortgage loans will be distributed to the Regular Certificates as described in “Description of the Offered Certificates—Distributions” in the prospectus supplement. It is not entirely clear under the Code when the amount of prepayment premiums so allocated should be taxed to the holders of the Regular Certificates, but it is not expected, for federal income tax reporting purposes, that prepayment premiums will be treated as giving rise to any income to the holder of such Classes of Certificates prior to the Trustee’s actual receipt of a prepayment premium. Prepayment Premiums, if any, may be treated as paid upon the retirement or partial retirement of the Regular Certificates. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of prepayment premiums.

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Sale or Exchange of Regular Certificates.

If you sell or exchange a Regular Certificate, you will recognize gain or loss equal to the difference, if any, between the amount received (other than amounts allocable to accrued interest) and your adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the applicable holding period (described below). That gain will be treated as ordinary income as follows:

1.       if a Regular Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction,

2.       in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or

3.       to the extent that the gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on the Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of that holder with respect to the Regular Certificate.

In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are taxed at lower rates than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Treatment of Losses.

Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of Regular Certificates, except to the extent it can be established that those losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

Under Code Section 166, holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct, as an ordinary loss, a loss sustained during the taxable year on account of those Regular Certificates becoming wholly or partially worthless, and, in general, holders of Regular Certificates that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be

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allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of those Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of Regular Certificates should be allowed a bad debt deduction at that time as the principal balance of any class or subclass of those Regular Certificates is reduced to reflect losses resulting from any liquidated mortgage loans below a holder’s basis in the Regular Certificates. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or that class of Regular Certificates has been otherwise retired. The IRS could also assert that losses on the Regular Certificates are deductible based on some other method that may defer those deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. Notwithstanding the foregoing, it is not clear whether holders of interest-only certificates are entitled to any deduction under Code Section 166 for bad debt losses. You are urged to consult your own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the Regular Certificates. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Banks and thrift institutions are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

Tax Treatment of Exchangeable Certificates

In General. The Exchangeable Certificates for a series may represent either (1) beneficial ownership of proportionate interests in each related Exchangeable Certificate corresponding to that Exchangeable Certificate or (2) beneficial ownership of disproportionate interests in the related Exchangeable Certificates corresponding to that Exchangeable Certificate. The prospectus supplement for any series offering Exchangeable Certificates will specify whether the Exchangeable Certificates for such series represent either proportionate or disproportionate interests in the related Exchangeable Certificates. An Exchangeable Certificate may be (1) a REMIC Regular Certificate or (2) a Standard Certificate representing beneficial ownership in one or more uncertificated REMIC regular interests.

Exchangeable Certificates Representing Proportionate Interests in Two or More Related Exchangeable Certificates. If an Exchangeable Certificate represents beneficial ownership of a proportionate interest in each related Exchangeable Certificate corresponding to that Exchangeable Certificate, then each beneficial owner of such an Exchangeable Certificate should account separately for its ownership interest in each related Exchangeable Certificate underlying that Exchangeable Certificate as if such related Exchangeable Certificate were a Regular Certificate, as described under “—Taxation of Regular Certificates.” If a beneficial owner of an Exchangeable Certificate acquires an interest in two or more underlying related Exchangeable Certificates other than in an exchange described under “Description of the Certificates—Exchangeable Certificates” in this prospectus, the beneficial owner must allocate its cost to acquire that Exchangeable Certificate among the underlying related Exchangeable Certificates in proportion to their relative fair market values at the time of acquisition. When such a beneficial owner sells the Exchangeable Certificate, the owner must allocate the sale proceeds among the underlying related Exchangeable Certificates in proportion to their relative fair market values at the time of sale.

Under the OID Regulations, if two or more debt instruments are issued in connection with the same transaction or related transaction (determined based on all the facts and circumstances), those debt instruments are treated as a single debt instrument for purposes of the provisions of the Code applicable to OID, unless an exception applies. Under this rule, if an Exchangeable Certificate represents beneficial ownership of two or more related Exchangeable Certificates, those related Exchangeable Certificates could be treated as a single debt instrument for OID purposes. In addition, if the two or more related Exchangeable Certificates underlying an Exchangeable Certificate were aggregated for OID purposes and a beneficial owner of an Exchangeable Certificate were to (i) exchange that Exchangeable Certificate for the underlying related Exchangeable Certificates, (ii) sell one of those related Exchangeable Certificates and (iii) retain one or more of the remaining related Exchangeable Certificates, the beneficial owner might be treated as having engaged in a “coupon stripping” or “bond stripping” transaction within

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the meaning of Code Section 1286. Under Code Section 1286, a beneficial owner of an Exchangeable Certificate that engages in a coupon stripping or bond stripping transaction must allocate its basis in the original Exchangeable Certificate between the underlying related Exchangeable Certificates sold and the related Exchangeable Certificates retained in proportion to their relative fair market values as of the date of the stripping transaction. The beneficial owner then must recognize gain or loss on the related Exchangeable Certificates sold using its basis allocable to those related Exchangeable Certificates. Also, the beneficial owner then must treat the related Exchangeable Certificates underlying the Exchangeable Certificates retained as a newly issued debt instrument that was purchased for an amount equal to the beneficial owner’s basis allocable to those related Exchangeable Certificates. Accordingly, the beneficial owner must accrue interest and OID with respect to the related Exchangeable Certificates retained based on the beneficial owner’s basis in those related Exchangeable Certificates.

As a result, when compared to treating each related Exchangeable Certificate underlying an Exchangeable Certificate as a separate debt instrument, aggregating the related Exchangeable Certificates underlying an Exchangeable Certificate could affect the timing and character of income recognized by a beneficial owner of such an Exchangeable Certificate. Moreover, if Code Section 1286 were to apply to a beneficial owner of an Exchangeable Certificate, much of the information necessary to perform the related calculations for information reporting purposes generally would not be available to the Trustee. Because it may not be clear whether the aggregation rule in the OID Regulations applies to the Exchangeable Certificates and due to the Trustee’s lack of information necessary to report computations that might be required by Code Section 1286, the Trustee will treat each related Exchangeable Certificate underlying an Exchangeable Certificate as a separate debt instrument for information reporting purposes. Prospective investors should note that, if the two or more related Exchangeable Certificates underlying an Exchangeable Certificate were aggregated, the timing of accruals of OID applicable to such an Exchangeable Certificate could be different than that reported to holders and the IRS. Prospective investors are advised to consult their own tax advisors regarding any possible tax consequences to them if the IRS were to assert that the related Exchangeable Certificates underlying an Exchangeable Certificate should be aggregated for OID purposes.

Exchangeable Certificates Representing Disproportionate Interests in Related Exchangeable Certificates. If an Exchangeable Certificate represents beneficial ownership of a disproportionate interest in the related Exchangeable Certificates corresponding to that Exchangeable Certificate, then the tax consequences to the beneficial owner of the Exchangeable Certificate will be determined under Code Section 1286, except as discussed below. Under Code Section 1286, a beneficial owner of an Exchangeable Certificate will be treated as owning “stripped bonds” to the extent of its share of principal payments and “stripped coupons” to the extent of its share of interest payment on the underlying related Exchangeable Certificates. If an Exchangeable Certificate entitles the holder to payments of principal and interest on an underlying related Exchangeable Certificate, the IRS could contend that the Exchangeable Certificate should be treated (i) as an interest in the underlying related Exchangeable Certificate to the extent that the Exchangeable Certificate represents an equal pro rata portion of principal and interest on the underlying related Exchangeable Certificate, and (ii) with respect to the remainder, as an installment obligation consisting of “stripped bonds” to the extent of its share of principal payments or “stripped coupons” to the extent of its share of interest payments. For purposes of information reporting, however, each Exchangeable Certificate will be treated as a single debt instrument, regardless of whether it entitles the holder to payments of principal and interest.

Under Code Section 1286, each beneficial owner of an Exchangeable Certificate must treat the Exchangeable Certificate as a debt instrument originally issued on the date the owner acquires it and as having OID equal to the excess, if any, of its “stated redemption price at maturity” over the price paid by the owner to acquire it. The stated redemption price at maturity for an Exchangeable Certificate is determined in the same manner as described with respect to Regular Certificates under “—Taxation of Regular Certificates—Original Issue Discount.”

If the Exchangeable Certificate has OID, the beneficial owner must include the OID in its ordinary income for federal income tax purposes as the OID accrues, which may be prior to the receipt of the cash attributable to that income. Although the matter is not entirely clear, a beneficial owner should accrue OID

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using a method similar to that described with respect to the accrual of OID on a Regular Certificate under “—Taxation of Regular Certificates—Original Issue Discount.” A beneficial owner, however, determines its yield to maturity based on its purchase price. For a particular beneficial owner, it is not clear whether the prepayment assumption used for calculating OID would be one determined at the time the Exchangeable Certificate is acquired or would be the prepayment assumption for the underlying related Exchangeable Certificates.

In light of the application of Code Section 1286, a beneficial owner of an Exchangeable Certificate generally will be required to compute accruals of OID based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the Trustee. Accordingly, any information reporting provided by the Trustee with respect to the Exchangeable Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of OID for these certificates. Prospective investors therefore should be aware that the timing of accruals of OID applicable to an Exchangeable Certificate generally will be different than that reported to holders and the IRS. Prospective investors are advised to consult their own tax advisors regarding their obligation to compute and include in income the correct amount of OID accruals and any possible tax consequences should they fail to do so.

The rules of Code Section 1286 also apply if (i) a beneficial owner of one or more Exchangeable Certificates exchanges them for another Exchangeable Certificate, (ii) the beneficial owner sells some, but not all, of such exchanged Exchangeable Certificates, and (iii) the combination of retained Exchangeable Certificates cannot be exchanged for the related underlying Exchangeable Certificates. As of the date of such a sale, the beneficial owner must allocate its basis in the underlying related Exchangeable Certificates between the part of the related Exchangeable Certificates underlying the Exchangeable Certificates sold and the part of the related Exchangeable Certificates underlying the Exchangeable Certificates retained in proportion to their relative fair market values. Code Section 1286 treats the beneficial owner as purchasing the Exchangeable Certificates retained for the amount of the basis allocated to the retained Exchangeable Certificates, and the beneficial owner must then accrue any OID with respect to the retained Exchangeable Certificates as described above. Code Section 1286 does not apply, however, if a beneficial owner exchanges the underlying related Exchangeable Certificates for other Exchangeable Certificates and retains all such Exchangeable Certificates, see “—Treatment of Exchanges” below.

Upon the sale of an Exchangeable Certificate, a beneficial owner will realize gain or loss on the sale in an amount equal to the difference between the amount realized and its adjusted basis in the Exchangeable Certificate. The owner’s adjusted basis generally is equal to the owner’s cost of the Exchangeable Certificate (or portion of the cost of the related Exchangeable Certificates allocable to the Exchangeable Certificate), increased by income previously included, and reduced (but not below zero) by distributions previously received and by any amortized premium. If the beneficial owner holds the Exchangeable Certificate as a capital asset, any gain or loss realized will be capital gain or loss, except to the extent provided under “—Sale or Exchange of Regular Certificates.”

Although the matter is not free from doubt, if a beneficial owner acquires in one transaction (other than an exchange described under “—Treatment of Exchanges” below) a combination of Exchangeable Certificates that may be exchanged for underlying related Exchangeable Certificates, the owner should be treated as owning the underlying related Exchangeable Certificates, in which case Code Section 1286 would not apply. If a beneficial owner acquires such a combination in separate transactions, the law is unclear as to whether the combination should be aggregated or each Exchangeable Certificate should be treated as a separate debt instrument. You should consult your tax advisors regarding the proper treatment of Exchangeable Certificates in this regard.

Treatment of Exchanges. If a beneficial owner of one or more Exchangeable Certificates exchanges them for the related Exchangeable Certificates in the manner described under “Description of the Certificates—Exchangeable Certificates” in this prospectus, the exchange will not be taxable. In such a case, the beneficial owner will be treated as continuing to own after the exchange the same combination

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of interests in each underlying related Exchangeable Certificate that it owned immediately prior to the exchange.

Taxation of Residual Certificates

Taxation of REMIC Income.

Generally, the “daily portions” of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates (“Residual Certificateholders”), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool’s taxable income or net loss for each calendar quarter ratably to each day in that quarter and by allocating that daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

1.       the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

2.       all bad loans will be deductible as business bad debts, and

3.       the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

The REMIC Pool’s gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool’s deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of those mortgage loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (1) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (2) the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon those distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following the issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that those classes are not issued with substantial discount. If taxable income attributable to that kind of mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas to the extent that the REMIC Pool includes fixed rate mortgage loans, interest income with

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respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of “excess inclusions” below under “—Limitations on Offset or Exemption of REMIC Income.” The timing of that mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual Certificateholder’s after-tax rate of return.

Basis and Losses.

The amount of any net loss of the REMIC Pool that you may take into account is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for that Residual Certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom that loss was disallowed and may be used by that Residual Certificateholder only to offset any income generated by the same REMIC Pool.

You will not be permitted to amortize directly the cost of your Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool’s basis in its assets. That recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described under “—Taxation of REMIC Income” above, the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than a negative amount for purposes of determining the REMIC Pool’s basis in its assets. Regulations have been issued addressing the federal income tax treatment of “inducement fees” received by transferees of noneconomic REMIC residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption. If the holder of a residual interest sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition. Prospective purchasers of the Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

Further, to the extent that your initial adjusted basis (other than an original holder) in the Residual Certificate is greater than the corresponding portion of the REMIC Pool’s basis in the mortgage loans, you will not recover a portion of that basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by that holder. The REMIC Regulations currently in effect do not so provide. See “—Treatment of Certain Items of REMIC Income and Expense—Market Discount” below regarding the basis of mortgage loans to the REMIC Pool and “—Sale or Exchange of a Residual Certificate” below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

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Treatment of Certain Items of REMIC Income and Expense.

Although we intend to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. We make no representation as to the specific method that will be used for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to you or differences in capital gain versus ordinary income.

Original Issue Discount and Premium. Generally, the REMIC Pool’s deductions for original issue discount and income from amortization of issue premium on the Regular Certificates will be determined in the same manner as original issue discount income on Regular Certificates as described under “—Taxation of Regular Certificates—Original Issue Discount” and “—Variable Rate Regular Certificates,” without regard to the de minimis rule described in that section, and “—Premium” above.

Deferred Interest. Any deferred interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the deferred interest that accrues with respect to Regular Certificates as described under “—Taxation of Regular Certificates—Deferred Interest” above.

Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, their unpaid principal balances exceed the basis of the REMIC Pool allocable to those mortgage loans. The REMIC Pool’s basis in those mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer of the mortgage loans to the REMIC Pool. The REMIC Regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or the fair market value at the closing date, in the case of a retained class). In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described under “—Taxation of Regular Certificates—Market Discount” above.

Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances of the mortgage loans, the REMIC Pool will be considered to have acquired those mortgage loans at a premium equal to the amount of that excess. As stated above, the REMIC Pool’s basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after the transfer of the mortgage loans to the REMIC Pool. In a manner analogous to the discussion above under “—Taxation of Regular Certificates—Premium,” a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS or MBS that are REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. Premium with respect to those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the related holder. The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

Limitations on Offset or Exemption of REMIC Income.

A portion or all of the REMIC taxable income includible in determining your federal income tax liability will be subject to special treatment. That portion, referred to as the “excess inclusion,” is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for that quarterly period of (1) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate if it were a debt instrument, on the Startup Day under Code Section 1274(d), multiplied by (2) the adjusted issue price of such Residual Certificate at the beginning of that quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning

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of a quarter is the issue price of the Residual Certificate, plus the amount of those daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to that Residual Certificate prior to the beginning of that quarterly period. Accordingly, the portion of the REMIC Pool’s taxable income that will be treated as excess inclusions will be a larger portion of that income as the adjusted issue price of the Residual Certificates diminishes and all such taxable income will be so treated if the adjusted issue price of the Residual Certificate is zero.

The portion of your REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on your return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if you are an organization subject to the tax on unrelated business income imposed by Code Section 511, the excess inclusions will be treated as unrelated business taxable income to you for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons, as defined below under “—Tax-Related Restrictions on Transfer of Residual Certificates—Foreign Investors” below, and that portion attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See “—Taxation of Certain Foreign Investors—Residual Certificates” below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

In addition, the Code provides three rules for determining the effect of excess inclusions on your alternative minimum taxable income of a Residual Certificateholder. First, your alternative minimum taxable income is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, your alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Tax-Related Restrictions on Transfer of Residual Certificates.

Disqualified Organizations. If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (1) the present value of the total anticipated excess inclusions with respect to that Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. The tax generally would be imposed on the transferor of the Residual Certificate, except that where the transfer is through an agent, including a broker, nominee or other middleman, for a Disqualified Organization, the tax would instead be imposed on that agent. However, a transferor of a Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

In addition, if a Pass-Through Entity (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on the entity equal to the product of (1) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period the interest is held by the Disqualified Organization, and (2) the highest marginal federal corporate income tax rate. This tax would be deductible from the ordinary gross income of the

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Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder’s taxpayer identification number and, during the period that person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

If an “electing large partnership” as defined in Code Section 775 holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by Code Section 860E(c). An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing partnership.

For these purposes:

1.       “Disqualified Organization” means any of (i) the United States, any State or political subdivision thereof, any possession of the United States or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers’ cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in Section 860E(c)(1) of the Code) with respect to the Class R Certificates (except certain farmers’ cooperatives described in Section 521 of the Code), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) an “electing large partnership”, as defined in Section 775 of the Code and (vi) any other person so designated by the Trustee or the Certificate Administrator based upon an opinion of counsel as provided to the Trustee or the Certificate Administrator (at no expense to the Trustee or the Certificate Administrator) that the holding of an ownership interest in a Class R Certificate by such person may cause either (i) any REMIC Pool to fail to qualify as a REMIC at any time that the Certificates are outstanding or (ii) any person having an ownership interest in any Class of Certificates (other than such person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in a Class R Certificate to such person. The terms “United States,” “State” and “international organization” shall have the meanings set forth in Section 7701 of the Code or successor provisions, and

2.       “Pass-Through Entity” means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to that interest, be treated as a Pass-Through Entity.

The Pooling Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless (1) the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing the Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or other middleman), and (2) the transferor provides a statement in writing to the Depositor and the trustee that it has no actual knowledge that the affidavit is false. Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to the restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership of the Residual Certificates, to any amendments to the related Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the Depositor or the trustee may charge a fee for computing and providing that information.

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Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a “noneconomic residual interest” (as defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined under “—Foreign Investors” below) is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a “noneconomic residual interest” unless, at the time of the transfer, (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth under “—Disqualified Organizations” above. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC Regulations, a safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (3) the transferee represents to the transferor that it will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other person and (4) either the “formula test” or the “assets test,” (each described below) is satisfied. The Pooling Agreement with respect to each series of certificates will require the transferee of a Residual Certificate to certify to the matters in clauses (1), (2) and (3) of the preceding sentence as part of the affidavit described under the heading “—Disqualified Organizations” above. The transferor must have no actual knowledge or reason to know that those statements are false.

The formula test is satisfied if the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest cannot exceed the sum of

(i)         the present value of any consideration given to the transferee to acquire the interest;

(ii)      the present value of the expected future distributions on the interest; and

(iii)       the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of these computations, the transferee is assumed to pay tax at the highest rate of tax specified in Code Section 11(b)(1) (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Code Section 1274(d) for the month of the transfer and the compounding period used by the transferee.

The assets test is satisfied if (i) the transferee must be a domestic “C” corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years); (ii) the transferee must agree in writing that any subsequent transferee of the residual interest would meet the requirements for a safe harbor transfer; and (iii) the facts and circumstances known to the transferor on or before the date of the transfer

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must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has “tax avoidance potential” to a “foreign person” will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person (a “Non-U.S. Person”), unless the transferee’s income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (1) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (2) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the Non-U.S. Person transfers the Residual Certificates back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

Unless otherwise stated in the related prospectus supplement, a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person. The term “U.S. Person” means a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury regulations) created or organized in or under the laws of the United States, any state, or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to United States federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of that trust, and one or more such U.S. Persons have the authority to control all substantial decisions of that trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons).

In addition, under temporary and final Treasury regulations, effective August 1, 2006, a U.S. partnership having a partner who is not a U.S. Person will be required to pay withholding tax in respect of excess inclusion income allocable to such non-U.S. partner, even if no cash distributions are made to such partner. Accordingly, the Pooling Agreement will prohibit transfer of a Residual Certificate to a U.S. Person treated as a partnership for federal income tax purposes, any beneficial owner of which (other than through a U.S. corporation) is (or is permitted to be under the related partnership agreement) a non-U.S. Person.

Sale or Exchange of a Residual Certificate.

Upon the sale or exchange of a Residual Certificate, you will recognize gain or loss equal to the excess, if any, of the amount realized over your adjusted basis, as described under “—Basis and Losses” above, in the Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, you will have taxable income to the extent that any cash distribution to you from the REMIC Pool exceeds the adjusted basis on that distribution date. That income will be treated as gain from the sale or exchange of the Residual Certificates. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of Residual Certificates, in which case, you will have an adjusted basis in the Residual Certificates remaining when your interest in the REMIC Pool terminates, and if you hold the Residual Certificate as a capital asset under Code Section 1221, then you will recognize a capital loss at that time in the amount of the remaining adjusted basis.

Any gain on the sale of Residual Certificates will be treated as ordinary income (1) if you hold the Residual Certificates as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on your net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) if you are a non-corporate taxpayer, to the extent that you have made an election under Code Section 163(d)(4) to have net capital gains taxed as investment

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income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

The Conference Committee Report to the Reform Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Certificates where the seller of those certificates, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a “taxable mortgage pool” (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

Mark to Market Regulations.

The Treasury has issued regulations, the “Mark to Market Regulations,” under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market Regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market.

Taxes That May Be Imposed on the REMIC Pool

Prohibited Transactions.

Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include

1.       the disposition of a qualified mortgage other than for:

(a)     substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day,

(b)     foreclosure, default or imminent default of a qualified mortgage,

(c)     bankruptcy or insolvency of the REMIC Pool, or

(d)     a qualified (complete) liquidation,

2.       the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold,

3.       the receipt of compensation for services or

4.       the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

Notwithstanding (1) and (4) it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call, generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or

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due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

Contributions to the REMIC Pool After the Startup Day.

In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool:

1.       during the three months following the Startup Day,

2.       made to a qualified reserve fund by a Residual Certificateholder,

3.       in the nature of a guarantee,

4.       made to facilitate a qualified liquidation or clean-up call, and

5.       as otherwise permitted in Treasury regulations yet to be issued.

Net Income from Foreclosure Property.

The REMIC Pool will be subject to federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed in lieu of foreclosure would be treated as “foreclosure property” for a period ending with the third calendar year following the year of acquisition of that property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan. In addition, if so disclosed in the applicable prospectus supplement, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.

Liquidation of the REMIC Pool

If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool’s final tax return a date on which that adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.

Administrative Matters

The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for that income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign the REMIC Pool’s returns. Treasury regulations provide that, except where there is a single Residual Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as “tax matters person,” as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual

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Certificateholder will be deemed, by acceptance of the Residual Certificates, to have agreed (1) to the appointment of the tax matters person as provided in the preceding sentence and (2) to the irrevocable designation of the trustee as agent for performing the functions of the tax matters person.

Limitations on Deduction of Certain Expenses

An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that those itemized deductions, in the aggregate, do not exceed 2% of the investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer with income above certain thresholds will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory threshold or (2) 80% of the amount of itemized deductions otherwise allowable for that year. In the case of a REMIC Pool, those deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Those investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of those expenses allocated to them as additional gross income, but may be subject to those limitations on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, that additional gross income and limitation on deductions will apply to the allocable portion of those expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where those Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, that allocable portion will be determined based on the ratio that a REMIC Certificateholder’s income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. If so indicated in the related prospectus supplement, all those expenses will be allocable to the Residual Certificates.

Taxation of Certain Foreign Investors

Regular Certificates.

Interest, including original issue discount, distributable to Regular Certificateholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons, will be considered “portfolio interest” and, therefore, generally will not be subject to 30% United States withholding tax, provided that the Non-U.S. Person (1) is not a “10-percent shareholder” within the meaning of Code Section 871(h)(3)(B) of, or a controlled foreign corporation described in Code Section 881(c)(3)(C) related to, the REMIC (or possibly one or more borrowers) and (2) provides the trustee, or the person who would otherwise be required to withhold tax from those distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person. The appropriate documentation includes Form W-8BEN (in the case of an individual) or Form W-8BEN-E (in the case of an entity) if the Non-U.S. Person is eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Certificate being effectively connected to a United States trade or business; Form W-8BEN-E or Form W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions

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from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. An intermediary (other than a partnership) must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A non-“qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Certificate. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If that statement, or any other required statement, is not provided, 30% withholding will apply unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Person. In that latter case, the Non-U.S. Person will be subject to United States federal income tax at regular rates. Prepayment Premiums distributable to Regular Certificateholders who are Non-U.S. Persons may be subject to 30% United States withholding tax. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate.

Residual Certificates.

The Conference Committee Report to the Reform Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certificateholders may qualify as “portfolio interest,” subject to the conditions described in “—Regular Certificates” above, but only to the extent that (1) the mortgage loans (including mortgage loans underlying certain MBS) were issued after July 18, 1984 and (2) the trust fund or segregated pool of assets in the trust fund (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in “registered form” within the meaning of Code Section 163(f)(1). Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an “excess inclusion.” See “—Taxation of Residual Certificates—Limitations on Offset or Exemption of REMIC Income” above. If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See “—Taxation of Residual Certificates—Tax-Related Restrictions on Transfer of Residual Certificates—Foreign Investors” above concerning the disregard of certain transfers having “tax avoidance potential” and the withholding tax obligations of U.S. partnerships having Non-U.S. Persons as partners. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

FATCA.

Under Sections 1471 through 1474 of the Code (“FATCA”) “foreign financial institutions” will be required to enter into an agreement with the IRS requiring them to obtain and to disclose to the IRS information about certain of their U.S. investors, if any. FATCA also requires certain other foreign entities to obtain and disclose information about their investors to the relevant withholding agent who would, in turn, be required to provide such information to the IRS. FATCA imposes a 30% withholding tax on

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certain payments of income and gross proceeds to an applicable foreign entity (which includes foreign financial institutions as well as certain other financial entities) if that foreign entity fails to enter into an information sharing agreement with the IRS or otherwise fails to comply with the requirements of the legislation. Withholding under FATCA will be effective for payments of income made after June 30, 2014, and for gross proceeds realized after December 31, 2018. Non-U.S. Persons should consult their tax advisors regarding their requirements with respect to the new legislation and related Treasury regulations and announcements.

3.8% Medicare Tax On “Net Investment Income”

U.S. holders of REMIC Certificates that are individuals, estates or certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include any income or gain with respect to the REMIC Certificates, to the extent that their net investment income, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. Persons should consult their advisors with respect to the application of the 3.8% Medicare tax to their income and gains, if any, with respect to the REMIC Certificates.

Backup Withholding

Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 at a current rate of 28% on “reportable payments” (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder is a U.S. Person and provides Form W-9 with the correct taxpayer identification number; is a Non-U.S. Person and provides Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder’s federal income tax liability. The New Regulations will change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding. Information reporting requirements may also apply regardless of whether withholding is required. Non-U.S. Persons are urged to contact their own tax advisors regarding the application to them of backup and withholding and information reporting.

Reporting Requirements

Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular Certificates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request that information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular series of Regular Certificates. Holders through nominees must request that information from the nominee.

Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

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Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the IRS concerning Code Section 67 expenses, see “—Limitations on Deduction of Certain Expenses” above, allocable to those holders. Furthermore, under those regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC Pool’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

Federal Income Tax Consequences
for Certificates as to which No REMIC Election Is Made

Standard Certificates

General.

In the event that no election is made to treat a trust fund (or a segregated pool of assets in the trust fund) with respect to a series of certificates that are not designated as “—Stripped Certificates,” as described below, as a REMIC (certificates of that kind of series are referred to as “Standard Certificates”), in the opinion of Cadwalader, Wickersham & Taft LLP the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the Standard Certificates, the holder of a Standard Certificate (a “Standard Certificateholder”) in that series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion under “—Recharacterization of Servicing Fees” below. Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Certificate, including interest at the coupon rate on those mortgage loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the master servicer, in accordance with that Standard Certificateholder’s method of accounting. A Standard Certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that those amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the servicing fee and all the administrative and other expenses of the trust fund, to the extent that those deductions, in the aggregate, do not exceed two percent of an investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer with income above certain thresholds will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory threshold, or (2) 80% of the amount of itemized deductions otherwise allowable for that year. As a result, those investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on those Standard Certificates with respect to interest at the pass-through rate on those Standard Certificates. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard Certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the “stripped bond” and “stripped coupon” rules of the Code, as described under “—Stripped Certificates” and “—Recharacterization of Servicing Fees,” below.

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Tax Status.

In the opinion of Cadwalader, Wickersham & Taft LLP, Standard Certificates will have the following status for federal income tax purposes:

1.       Standard Certificate owned by a “domestic building and loan association” within the meaning of Code Section 7701(a)(19) will be considered to represent “loans....secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certificate is of the type described in that section of the Code.

2.       Standard Certificate owned by a real estate investment trust will be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on those assets will be considered “interest on obligations secured by mortgages on real property” to such extent within the meaning of Code Section 856(c)(3)(B).

3.       Standard Certificate owned by a REMIC will be considered to represent an “obligation . . . which is principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of “qualified mortgages” within the meaning of Code Section 860G(a)(3).

Premium and Discount.

Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

Premium. The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Residual Certificates—Treatment of Certain Items of REMIC Income and Expense—Premium” above.

Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder’s interest in those mortgage loans originated with original issue discount. Under the OID Regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of “teaser rates” on the mortgage loans.

Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to that income. If so indicated in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by that holder.

Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Market Discount” above, except that the ratable accrual methods described there will not apply and it is unclear

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whether a Prepayment Assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. If so indicated in the related prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual.

Recharacterization of Servicing Fees.

If the servicing fee paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of that excess would represent neither income nor a deduction to certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. IRS guidance indicates that a servicing fee in excess of reasonable compensation (“excess servicing”) will cause the mortgage loans to be treated under the “stripped bond” rules. That guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of those amounts is not greater than the value of the services provided.

Accordingly, if the IRS’s approach is upheld, a servicer who receives a servicing fee in excess of those amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of those mortgage loans as “stripped coupons” and “stripped bonds.” Subject to the de minimis rule discussed under “—Stripped Certificates” below, each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to that holder. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the master servicer, or as including that portion as a second class of equitable interest. Applicable Treasury regulations treat that arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, a recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See “—Stripped Certificates” below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

Sale or Exchange of Standard Certificates.

Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale (other than amounts allocable to accrued interest) and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder’s cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received on those Standard Certificates. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), that gain or loss would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income (1) if a Standard Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition

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of property that was held as a part of that transaction or (2) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain non-corporate taxpayers generally are subject to lower tax rates than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Stripped Certificates

General.

Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as “Stripped Certificates.” Stripped Certificates include interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal and principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest as to which no REMIC election is made.

The certificates will be subject to those rules if:

1.       we or any of our affiliates retain, for our own account or for purposes of resale, in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans,

2.       the master servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid, or retains, servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (See “—Standard Certificates—Recharacterization of Servicing Fees” above), and

3.       certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

In general, a holder of a Stripped Certificate will be considered to own “stripped bonds” with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or “stripped coupons” with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate’s allocable share of the servicing fees paid to the master servicer, to the extent that those fees represent reasonable compensation for services rendered. See discussion under “—Standard Certificates—Recharacterization of Servicing Fees” above. Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class, or subclass, of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described under “—Standard Certificates—General” above, subject to the limitation described there.

Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where the Stripped Certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans, in the opinion of Cadwalader, Wickersham & Taft LLP (1) the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i), and (2) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the

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ways described under “—Taxation of Stripped Certificates—Possible Alternative Characterizations” below, the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The applicable Pooling Agreement will require that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

Furthermore, Treasury regulations provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount, as described below, at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of that Stripped Certificate would be treated as qualified stated interest under the OID Regulations, other than in the case of an interest-only Stripped Certificate or a Stripped Certificate on which the interest is substantially disproportionate to the principal amount. Further, these final regulations provide that the purchaser of a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (1) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (2) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. This market discount would be reportable as described under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Market Discount” above, without regard to the de minimis rule there, assuming that a prepayment assumption is employed in that computation.

Status of Stripped Certificates.

No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, in the opinion of Cadwalader, Wickersham & Taft LLP, Stripped Certificates owned by applicable holders should be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B), “obligation[s] principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A), and “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent “interest on obligations secured by mortgages on real property” within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on those mortgage loans qualify for that treatment.

Taxation of Stripped Certificates.

Original Issue Discount. Except as described under “—General” above, each Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the Reform Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a “Stripped Certificateholder”) in any taxable year likely will be computed generally as described under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” and “—Variable Rate Regular Certificates” above. However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation, as described under “—General” above, the issue price of a Stripped Certificate will be the purchase price paid by each holder of the Stripped Certificate, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the Stripped Certificate to that Stripped Certificateholder, presumably under the Prepayment Assumption.

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If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder’s recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Stripped Certificateholder’s Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in that Stripped Certificate to recognize an ordinary loss, if it is a corporation, or a short-term capital loss, if it is not a corporation and does not hold the Stripped Certificate in connection with a trade or business, equal to that portion of unrecoverable basis.

As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are “contingent” within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

In light of the application of Code Section 1286, a beneficial owner of a Stripped Certificate generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to the Stripped Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a Stripped Certificate generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder’s adjusted basis in that Stripped Certificate, as described under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Sale or Exchange of Regular Certificates” above. To the extent that a subsequent purchaser’s purchase price is exceeded by the remaining payments on the Stripped Certificates by more than the statutory de minimis amount, that subsequent purchaser will be required for federal income tax purposes to accrue and report that excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

Purchase of More Than One Class of Stripped Certificates. Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

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Possible Alternative Characterizations. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of

1.       one installment obligation consisting of that Stripped Certificate’s pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of that Stripped Certificate’s pro rata share of the payments attributable to interest on each mortgage loan,

2.       as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan or

3.       a separate installment obligation for each mortgage loan, representing the Stripped Certificate’s pro rata share of payments of principal and/or interest to be made with respect thereto.

Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on that mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

3.8% Medicare Tax On “Net Investment Income”

Certain non-corporate U.S. Persons may be subject to an additional 3.8% Medicare Tax on “net investment income”. See “—Federal Income Tax Consequences for REMIC Certificates—3.8% Medicare Tax on “Net Investment Income”, above.

Reporting Requirements and Backup Withholding

The trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during that year, the information, prepared on the basis described above, as the trustee deems to be necessary or desirable to enable those certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, if so provided in the applicable prospectus supplement, the reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The trustee will also file the original issue discount information with the IRS. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding at a current rate of 28% may be required in respect of any reportable payments, as described under “—Federal Income Tax Consequences for REMIC Certificates—Backup Withholding” above.

The IRS has published final regulations which establish a reporting framework for interests in “widely held fixed investment trusts” and place the responsibility of reporting on the person in the ownership chain

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who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as an “investment trust” under Treasury Regulations Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person’s account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name.

Under these regulations, in connection with a grantor trust, the trustee will be required to file Form 1099 (or any successor form) with the IRS with respect to holders of the certificates who are not “exempt recipients” (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such certificates through a middleman, to report, in accordance with the provisions of the pooling and servicing agreement, the grantor trust’s gross income and, in certain circumstances, unless the trustee reports under the safe harbor as described in the last sentence of this paragraph, if any trust assets were disposed of or certificates are sold in secondary market sales, the portion of the gross proceeds relating to the trust assets that are attributable to such holder. The same requirements would be imposed on middlemen holding certificates on behalf of holders. Under certain circumstances, the trustee may report under the safe harbor for widely-held mortgage trusts, as such term is defined under Treasury Regulations Section 1.671-5.

These regulations also require that the trustee make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the regulations and (ii) holders who do not hold their certificates through a middleman. The information must be provided to parties specified in clause (i) on or before (a) the later of the 44th day after the close of the calendar year to which the request relates and 28 days after the receipt of the request if any trust assets are interests in another widely-held fixed investment trust or REMIC regular interests, and otherwise (b) the later of the 30th day after the close of the calendar year to which the request relates and 14 days after the receipt of the request. The information must be provided to parties specified in clause (ii) on or before March 15th of the calendar year for which the statement is being furnished.

Taxation of Certain Foreign Investors

Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans will be “portfolio interest” and will be treated in the manner, and those persons will be subject to the same certification and reporting requirements, described under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Certain Foreign Investors—Regular Certificates” above.

Holders that are “foreign financial institutions” may be required to provide additional information under FATCA. See “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Certain Foreign Investors—FATCA”, above.

STATE AND OTHER TAX CONSIDERATIONS

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences”, you should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State and local tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Thus, you should consult your own tax advisors with respect to the various tax consequences of investments in the offered certificates.

CERTAIN ERISA CONSIDERATIONS

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and the Code impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment

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funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, are subject to the prohibited transaction rules set forth in Section 503 of the Code.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code. Special caution should be exercised before the assets of a Plan are used to purchase an offered certificate if, with respect to those assets, the Depositor, the master servicer or the trustee or one of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any offered certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Section 4975 of the Code, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to that series of offered certificates. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

A Plan’s investment in offered certificates may cause the trust assets to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant.” For this purpose, in general, equity participation in a trust fund will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the trust assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of

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ERISA and the Code. In addition, if the Trust Assets constitute Plan assets, the purchase of offered certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

Several underwriters of mortgage-backed securities have applied for and obtained individual administrative ERISA prohibited transaction exemptions (the “Exemptions”) which can only apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which that underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If one of the Exemptions might be applicable to a series of certificates, the related prospectus supplement will refer to the possibility, as well as provide a summary of the conditions to the applicability. Plan fiduciaries should, and other potential investors who may be analyzing the potential liquidity of their investment may wish to, consult with their advisors regarding the Exemptions.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code transactions in connection with the acquisition of a security (such as a certificate issued by a trust fund) as well as the servicing, management and operation of a trust (such as the trust fund) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemptions. All other conditions of the Exemptions would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of offered certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) to ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insured’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the offered certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Unrelated Business Taxable Income; Residual Certificates

The purchase of a Residual Certificate by any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code Section 501(a), including most varieties of Plans, may give rise to “unrelated business taxable income” as described in Code Sections 511-515 and 860E. Further, prior to the purchase of Residual Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a Residual Certificate on behalf of, a “Disqualified Organization,” which term as defined above includes certain tax-exempt entities not subject to Code Section 511 including certain governmental plans, as discussed above under the caption “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC

127

Certificates—Taxation of Residual Certificates—Tax-Related Restrictions on Transfer of Residual Certificates—Disqualified Organizations.”

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

The sale of certificates to a Plan is in no respect a representation by the Depositor or the Underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

LEGAL INVESTMENT

If so specified in the related prospectus supplement, certain classes of offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of offered certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization, as defined in Section 3(a)(62) of the Exchange Act (“NRSRO”); and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

While Section 939(e) of the Dodd-Frank Wall Street Reform and Consumer Protection Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of offered certificates specified to be “mortgage related securities” for purposes of SMMEA in the related prospectus supplement, may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the offered certificates, are subject to significant interpretive uncertainties. Except as may be specified in the related prospectus supplement with regard to the status of certain classes of offered certificates as “mortgage related securities” for purposes of SMMEA, no representations are made as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any offered certificates under applicable legal investment restrictions. Further, any ratings downgrade of a class of offered certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity and market value of the offered certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

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METHOD OF DISTRIBUTION

The offered certificates offered by this prospectus and by the related prospectus supplements will be offered in series, each consisting of one or more classes of certificates, through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series, including the initial public offering or purchase price of each class or the method by which the price will be determined, and our net proceeds from that sale.

We intend that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of certificates may be made through a combination of two or more of these methods. Those methods are as follows:

1.       by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

2.       by placements through one or more placement agents specified in the related prospectus supplement primarily with institutional investors and dealers; and

3.       through direct offerings by the Depositor.

In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the related mortgage assets that would comprise the trust fund for such certificates.

If underwriters are used in a sale of any offered certificates (other than in connection with an underwriting on a best efforts basis), those certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment. The managing underwriter or underwriters with respect to the offer and sale of a particular series of offered certificates will be set forth on the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in that prospectus supplement.

In connection with the sale of the offered certificates, the underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with those offered certificates, and any discounts or commissions received by them from us and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act. The related prospectus supplement will describe any discounts, concessions or commissions to be allowed or paid by us to the underwriters, any other items constituting underwriting compensation, and any discounts and commissions to be allowed or paid to the dealers.

If so specified in the related prospectus supplement, the offered certificates may be underwritten by J.P. Morgan Securities LLC, acting as sole underwriter or together with such other underwriters as may be named in the prospectus supplement, or J.P. Morgan Securities LLC may act as a dealer with regard to the offered certificates. The depositor is an affiliate of J.P. Morgan Securities LLC and, as such, J.P. Morgan Securities LLC will have potential conflicts of interest in underwriting or acting as a dealer with regard to any offered certificates. Any potential conflicts of interest pertaining to J.P. Morgan Securities LLC, any of the other underwriters of the offered certificates, and their respective affiliates will be described in the related prospectus supplement.

It is anticipated that the underwriting agreement pertaining to the sale of any series of offered certificates will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all offered certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that we will indemnify the

129

several underwriters, and each person, if any, who controls that underwriter within the meaning of Section 15 of the Securities Act, and the underwriters will indemnify us and our controlling persons, against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect of these liabilities.

The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of that offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

We anticipate that the offered certificates offered by this prospectus and the related prospectus supplement will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of offered certificates. If you purchase offered certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale.

All or part of any class of offered certificates may be acquired by us or by one or more of our affiliates in a secondary market transaction or from an affiliate. Such offered certificates may then be included in a trust fund, the beneficial ownership of which will be evidenced by one or more classes of mortgage-backed certificates, including subsequent series of certificates offered pursuant to this prospectus and a prospectus supplement.

As to each series of certificates, only those classes rated in an investment grade rating category by an NRSRO will be offered by this prospectus and the related prospectus supplement. We may initially retain any class rated below investment grade, or any unrated class, and we may sell it at any time to one or more institutional investors.

If and to the extent required by applicable law or regulation, this prospectus will be used by an underwriter in connection with offers and sales related to market-making transactions in the offered certificates with respect to which such underwriter acts as principal. An underwriter may also act as agent in such transactions. Sales may be made at negotiated prices determined at the time of sale.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

With respect to each series of certificates offered by this prospectus, there are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports (other than annual reports on Form 10-K) filed or caused to be filed by the Depositor with respect to a trust fund before the end of the related offering pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act, that relate specifically to the related series of certificates. The Depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to one or more of the classes of offered certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the Depositor should be directed in writing to its principal executive offices at 383 Madison Avenue, 31st Floor, New York, New York 10179, Attention: President, or by telephone at (212) 272-6858. The Depositor has determined that its financial statements will not be material to the offering of any offered certificates.

The Depositor filed a registration statement (the “Registration Statement”) relating to the certificates with the SEC. This prospectus is part of the Registration Statement, but the Registration Statement includes additional information.

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WHERE YOU CAN FIND MORE INFORMATION

Copies of the Registration Statement and other filed materials, including distribution reports on Form 10-D, annual reports on Form 10-K, current reports on Form 8-K, and any amendments for these reports may be read and copied at the Public Reference Section of the SEC, 100 F Street N.W., Washington, D.C. 20549. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a site on the World Wide Web at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. The Depositor has filed the Registration Statement (SEC File No. 333-190246), including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the SEC’s Web site. The SEC maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

If so specified in the related prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Forms 10-D, 10-K and 8-K will be made available on the applicable Trustee’s or other identified party’s website.

LEGAL MATTERS

The validity of the certificates of each series and material federal income tax matters will be passed upon for us by Cadwalader, Wickersham & Taft LLP or such other counsel as may be specified in the applicable prospectus supplement.

FINANCIAL INFORMATION

A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

RATING

It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one NRSRO.

Other NRSROs that have not been engaged to rate any class of offered certificates may issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they obtain pursuant to Rule 17g-5 under the Exchange Act or otherwise.

Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of those certificates of all collections on the underlying mortgage assets to which those holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with those certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which those prepayments might differ from those originally anticipated. As a result, you might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning NRSRO. Each security rating should be evaluated independently of any other security rating.

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INDEX OF DEFINED TERMS

30/360	50
401(c) Regulations	127
91-day Treasury Bill Rate	54
91-day Treasury Bills	54
Accrual Certificates	49
Accrued Certificate Interest	49
Actual/360	50
Actual/365 (fixed)	50
Actual/Actual (accrual basis)	50
Actual/Actual (ISMA)	51
Actual/Actual (payment basis)	51
ADA	91
ARM Loans	37
Assessment of Compliance	73
Attestation Report	73
Available Distribution Amount	49
Bankruptcy Code	81
Bond Equivalent Yield	52
Book-Entry Certificates	48
Cash Flow Agreement	40
CERCLA	87
Certificate Owner	62
Clearstream	63
CMT Rate	52
Code	60
Commercial Paper Rate	52
Cooperatives	34
CPR	43
Debt Service Coverage Ratio	35
Debt Yield	35
defective obligation	94
Definitive Certificates	48
Depositor	ii, 34
Designated CMT Reuters Page	53
Determination Date	41
Direct Participants	62
Disqualified Organization	110, 127
Distribution Date Statement	59
DOL	126
DSCR	35
DTC	48
Due Dates	36
Due Period	41
EDGAR	131
Euroclear	63
Excess Funds	46
excess servicing	120
Exchange Act	39
Exchangeable Certificates	57
Exemptions	127
FAMC	38
FATCA	116
Federal Funds Rate	54
FHLMC	38
FNMA	38
Garn Act	89
GNMA	38
Indirect Participants	62
Insurance and Condemnation Proceeds	68
IRS	92
ISMA	51
Issuing Entity	1
JPMCB	46
L/C Bank	77
LIBOR Determination Date	52
Liquidation Proceeds	68, 69
Loan-to-Value Ratio	35
Lock-out Date	37
Lock-out Period	37
LTV	35
MBS	33
MBS Agreement	38
MBS Issuer	38
MBS Servicer	38
MBS Trustee	38
Mortgage Asset Seller	34
Mortgage Notes	34
Mortgaged Properties	34
Mortgages	34
Net Leases	35
Net Operating Income	35
Nonrecoverable Advance	57
Non-U.S. Person	112
NRSRO	128
OID Regulations	96
Participants	62
Parties in Interest	126
Pass-Through Entity	110
Patriot Act	91
Permitted Investments	68
Plans	126
Pooling Agreement	64
prepayment	43
Prepayment Assumption	97
Prepayment Interest Shortfall	41
Prepayment Premium	37
Prime Rate	54
PTCE	127
Random Lot Certificates	96
Record Date	49
Reference Banks	52
Reform Act	95

132

Registration Statement	130
Regular Certificateholder	95
Regular Certificates	92
Related Proceeds	56
Relief Act	90
REMIC	7, 92
REMIC Certificates	92
REMIC Pool	92
REMIC Regulations	92
REO Property	67
Residual Certificateholders	106
Residual Certificates	49
Reuters Screen FEDCMT Page	53
Reuters Screen FEDFUNDS1 Page	54
Reuters Screen FRBCMT Page	53
Reuters Screen LIBOR01 Page	52
Reuters Screen US PRIME 1 Page	55
SEC	37
secured-creditor exemption	87
Securities Act	39
Senior Certificates	48
Servicer Termination Event	74
Servicing Standard	67
Similar Law	126
SMMEA	128
SPA	43
Sponsor	46
Standard Certificateholder	118
Standard Certificates	118
Startup Day	93
Stripped Certificateholder	122
Stripped Certificates	121
Subordinate Certificates	48
Sub-Servicing Agreement	67
Terms and Conditions	64
Title V	89
Treasury	92
Treasury Notes	53
U.S. Person	112
Value	36
variable rate	99
Warranting Party	66

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(THIS PAGE INTENTIONALLY LEFT BLANK)

No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this free writing prospectus. You must not rely on any unauthorized information or representations. This free writing prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this free writing prospectus is current only as of its date.

$1,062,050,000
(Approximate)

J.P. Morgan Chase
Commercial Mortgage
Securities Corp.

Depositor

JPMBB

Commercial Mortgage
Securities Trust 2015-C32

Issuing Entity

Commercial Mortgage Pass-Through
Certificates, Series 2015-C32

Free Writing Prospectus

Summary of Certificates	S-3
Important Notice Regarding The Offered Certificates	S-10
Important Notice About Information Presented in This
Free Writing Prospectus and the Accompanying
Prospectus	S-11
Summary of Terms	S-16
Risk Factors	S-61
Description of the Mortgage Pool	S-134
Transaction Parties	S-222
Description of the Certificates	S-287
Servicing of the Mortgage Loans	S-333	Class A-1	$80,183,000
Certain Affiliations, Relationships and Related		Class A-2	$244,690,000
Transactions Involving Transaction Parties	S-381	Class A-3	$28,747,000
Pending Legal Proceedings Involving Transaction		Class A-4	$100,000,000
Parties	S-382	Class A-5	$234,856,000
Yield and Maturity Considerations	S-383	Class A-SB	$115,238,000
Material Federal Income Tax Consequences	S-400	Class X-A	$855,381,000
Certain State, Local and foreign Tax Considerations	S-403	Class X-B	$57,408,000
Certain ERISA Considerations	S-403	Class A-S	$51,667,000
Certain Legal Aspects of the Mortgage Loans	S-406	Class B	$57,408,000
Legal Investment	S-407	Class C	$99,029,000
Legal Matters	S-407	Class EC	$208,104,000
Ratings	S-408	Class D	$50,232,000
Index of Defined Terms	S-411	FREE WRITING PROSPECTUS J.P. Morgan Co-Lead Manager and Joint Bookrunner Barclays Co-Lead Manager and Joint Bookrunner Drexel Hamilton Co-Manager October , 2015

Prospectus

Summary of Prospectus	1
Risk Factors	9
Description of the Trust Funds	33
Yield and Maturity Considerations	40
The Sponsor	46
The Depositor	47
The Issuing Entity	47
Use of Proceeds	47
Description of the Certificates	48
Description of the Pooling Agreements	64
Description of Credit Support	76
Certain Legal Aspects of Mortgage Loans	78
Material Federal Income Tax Consequences	92
State and Other Tax Considerations	125
Certain ERISA Considerations	125
Legal Investment	128
Method of Distribution	129
Incorporation of Certain Information by Reference	130
Where You Can Find More Information	131
Legal Matters	131
Financial Information	131
Rating	131
Index of Defined Terms	132